As filed with the Securities and Exchange Commission on September 28, 2010
Registration No. 333-165864
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ACE SECURITIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	56-2088493
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification No.)

6525 Morrison Boulevard - Suite 318
Charlotte, North Carolina 28211
(704) 365-0569
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Evelyn Echevarria
ACE Securities Corp.
6525 Morrison Boulevard - Suite 318
Charlotte, North Carolina 28211
(704) 365-0569
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Keith L. Krasney	Edward E. Gainor	Marlo A. Young
Nixon Peabody llp	Bingham McCutchen llp	Sonnenschein Nath & Rosenthal llp
437 Madison Ave	2020 K Street NW	Two World Financial Center
New York, NY 10022	Washington, DC 20006	New York, NY 10281
(212) 940-3000	(202) 373-6000	(212) 768-6700

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [✓]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated filer [ ]
Accelerated filer [ ]
Non-accelerated filer (Do not check if a smaller reporting company) [✓]
Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (1)
Asset-Backed Certificates and Asset-Backed Notes	$1,000,000	100%	$1,000,000	$71.30
_________________________

(1) The Registrant previously filed a Registration Statement on Form S-3 (Registration No. 333-141008) (the “Prior Registration Statement”) with the Securities and Exchange Commission, which became effective on April 3, 2007.  Pursuant to the Prior Registration Statement, there are $19,385,229,351 unsold amount of Asset-Backed Pass-Through Certificates and Notes thereunder.  A filing fee of $595,106.51 was paid in connection with such unsold Asset-Backed Pass-Through Certificates and Notes.  Pursuant to Rule 415(a)(6) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the unsold securities under the Prior Registration Statement are included in this Registration Statement.
(2) Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains four base Prospectuses (each, a “Prospectus”) relating to the offering of one or more series of securities each of which will include one or more classes of certificates and/or one or more classes of notes.

The first Prospectus (the “Mortgage Prospectus #1”) contemplates the securitization of assets which may include (1) one or more mortgage pools, containing (A) mortgage loans secured by residential, cooperative and multifamily properties and (B) certain conventional mortgage pass-through notes or certificates issued by one or more trusts established by one or more private entities or (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such contracts.

The second Prospectus (the “Mortgage Prospectus #2”) contemplates the securitization of assets which may include one or more mortgage pools, containing (A) mortgage loans secured by residential, cooperative and multifamily properties and (B) certain conventional mortgage pass-through notes or certificates issued by one or more trusts established by one or more private entities.

The third Prospectus (the “Mortgage Prospectus #3”) contemplates the securitization of assets which may include one or more mortgage pools, containing (A) manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such contracts and (B) certain conventional mortgage pass-through notes or certificates issued by one or more trusts established by one or more private entities.

The fourth Prospectus (the “Mortgage Prospectus #4”) contemplates the securitization of assets which may include one or more mortgage pools, containing (A) mortgage loans secured by commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land and (B) certain conventional mortgage pass-through notes or certificates issued by one or more trusts established by one or more private entities.

This Registration Statement also contains six forms of prospectus supplement with respect to the Mortgage Prospectus #1, six forms of prospectus supplement with respect to Mortgage Prospectus #2, two forms of prospectus supplement with respect to Mortgage Prospectus #3 and two forms of prospectus supplement with respect to Mortgage Prospectus #4.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Asset-Backed Certificates

Asset-Backed Notes
(Issuable in Series)

ACE Securities Corp.,
Depositor

The Issuing Entities:

Each issuing entity will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each issuing entity will generally consist of two or more of the following:

•
mortgage loans, which may include closed-end and/or revolving home equity loans or balances thereof, secured by one- to four-family residential properties, commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land;

•	unsecured home improvement loans;

•	manufactured housing installment sale contracts;

•	mortgage pass-through notes or certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•	previously issued asset-backed or mortgage-backed notes or certificates backed by mortgage loans secured by residential properties or participations in those types of loans.

The assets in your issuing entity are specified in the prospectus supplement for that particular issuing entity, while the types of assets that may be included in an issuing entity, whether or not in your issuing entity, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the notes or certificates, as applicable, pursuant to a prospectus supplement.  The notes or certificates, as applicable, will be grouped into one or more series, each having its own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the issuing entity that relates to such series.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Consider carefully the risk factors beginning on Page 1 of this prospectus:

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is [_________], 2010

Risk Factors	1
Description of the Issuing Entities’ Trust Funds	3
Use of Proceeds	22
Yield Considerations	22
Static Pool Information	28
The Sponsor	29
The Depositor	29
Description of the Securities	29
Description of the Agreements	47
Description of Credit Support	72
Certain Legal Aspects of Mortgage Loans	76
Certain Legal Aspects of the Contracts	91
Material Federal Income Tax Considerations	95
Penalty Avoidance	130
State and Other Tax Considerations	130
ERISA Considerations	131
Legal Investment	137
Methods of Distribution	139
Additional Information	140
Incorporation of Certain Documents by Reference	141
Legal Matters	142
Financial Information	142
Rating	142
Index of Defined Terms	143

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates and the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement accompanying this prospectus (such prospectus supplement, the “Prospectus Supplement”).

The mortgage loans were underwritten to standards which do not conform to the standards of Fannie Mae or Freddie Mac.
The underwriting standards of the originators are intended to assess the ability and willingness of the mortgagor to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The originators consider, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the value, type and use of the mortgaged property.  As further described in this prospectus, the underwriting standards of the originators do not conform to Fannie Mae and Freddie Mac guidelines.

In addition, mortgage loans originated by the originators generally bear higher rates of interest than mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines and may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans

The Offered Securities will be limited obligations solely of the issuing entity and not of any other party.
The offered securities will not represent an interest in or obligation of the depositor, the servicer, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates.  Neither the Offered Securities nor the underlying mortgage loans or contracts will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the Offered Securities, and there will be no recourse to the depositor, the servicer, the originators, the master servicer, the securities administrator, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Securities.

Violation of consumer protection laws may result in losses on the mortgage loans, the contracts and your securities.
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans and contracts.

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The mortgage loans are also subject to federal laws, including:

•     the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans or contracts;

•     the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•     the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•     the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans or contracts and in addition could subject the trust to damages and administrative enforcement.  In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans or contracts against the issuing entity.  In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans or contracts that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans or contracts and restrict the servicer’s ability to foreclose in response to mortgagor defaults.  The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans or contracts against the trust and/or limit the servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

The sponsor will represent that each mortgage loan [or contract] is in compliance with applicable federal and state laws and regulations.  In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.  If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the  may be materially and adversely affected.

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The liquidity of your securities may be limited.
The underwriter has no obligation to make a secondary market in the classes of offered securities. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your security readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage-backed and asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your securities could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act.
The Servicemembers Civil Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans or contracts. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Servicemembers Civil Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because the master servicer and the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Servicemembers Civil Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer, the servicer and, therefore, will reduce the amount available to pay interest to the securityholders on subsequent distribution dates.

Possible reduction or withdrawal of ratings on the Offered Securities.
Each rating agency rating the offered securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered securities, the liquidity and market value of the affected securities is likely to be reduced.

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Description of the Issuing Entities’ Trust Funds

Assets

The primary assets of each issuing entity (the “Assets”) will include two or more of the following types of assets:

•
mortgage loans on single family and multifamily residential properties, which may include home equity loans, home improvement contracts and land sale contracts (each as defined in this prospectus), commercial properties, unimproved land and mixed-use residential and commercial properties;

•	home improvement installment sales contracts or installment loans that are unsecured that are referred to as unsecured home improvement Loans;

•	manufactured housing installment sale contracts or installment loan agreements that are referred to as contracts;

•
any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association (“Ginnie Mae”), guaranteed mortgage pass-through securities issued by Fannie Mae (“Fannie Mae”) and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) (collectively, “Agency Securities”); and

•
previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by, mortgage loans or Agency Securities.

The mortgage loans or contracts will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates.  The mortgage loans or contracts will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the Prospectus Supplement.  The depositor will select each Asset to be included in an issuing entity’s trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller”), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan or contract.  As to each series of securities, the mortgage loans and the contracts will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes and conformity to business and economic criteria.

The Assets included in the issuing entity’s trust fund for your series may be subject to various types of payment provisions:

•
“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•	“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

•
“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

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•	“Increasing Payment Assets,” as described below;

•	“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•
“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

•
“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•	“Step-up Rate Assets,” which provide for interest rates that increase over time;

•	“Balloon Payment Assets;”

•
“Convertible Assets,” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•	“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset” is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the Prospectus Supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the Prospectus Supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity.  The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements.  The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset.  The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization.  A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable (as defined in this prospectus), will be entitled to payment only from the assets of the related issuing entity and will not be entitled to payments from the assets of any other issuing entity established by the depositor.  The assets of an issuing entity may consist of certificates representing beneficial ownership interests in, or indebtedness of, another issuing entity that contains the Assets, if specified in the Prospectus Supplement.

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Mortgage Loans

General

Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a “Single Family Property”), (2) a primarily residential rental property that consists of five or more residential dwelling units (“Multi-Family Property”), (3) a retail, office, agricultural or other commercial property, including but not limited to partially improved or unimproved property, (4) a mixed residential/commercial property.  The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

The mortgaged properties may also include:

•	Apartment buildings owned by cooperative housing corporations (“Cooperatives”); and

•
Leasehold interests in properties, the title to which is held by third party lessors.  The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the Prospectus Supplement.

The mortgage loans may include:

•	Closed-end and/or revolving home equity loans or balances of these home equity loans (“Home Equity Loans”);

•	Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

•
Mortgage loans evidenced by contracts (“Land Sale Contracts”) for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

The originator of each mortgage loan or contract will have been a person other than the depositor.  The Prospectus Supplement will indicate if any originator is an affiliate of the depositor.  The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the “Mortgages”) creating a lien on the mortgaged properties.  The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.  If provided in the Prospectus Supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the “FHA”) or partially guaranteed by the Veteran’s Administration (the “VA”).  See “—FHA Loans and VA Loans” below.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

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Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property.  The “Value” of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property.  ”Refinance Loans” are loans made to refinance existing loans.  Unless otherwise specified in the Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan.  The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Primary Mortgage Insurance

If specified in the Prospectus Supplement, each mortgage loan having a loan-to-value ratio at origination or modification in excess of 80%, may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See “Primary Mortgage Insurance Policies”.

Mortgage Loan Information in the Prospectus Supplements

Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

•
the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related issuing entity (the “Cut-off Date”);

•	the type of property securing the mortgage loans;

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

•	the range of maturity dates of the mortgage loans;

•	the range of the Loan-to-Value Ratios at origination of the mortgage loans;

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•	the state or states in which most of the mortgaged properties are located;

•	information regarding the prepayment provisions, if any, of the mortgage loans;

•
for mortgage loans with adjustable mortgage rates (“ARM Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

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•	information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

•	the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

•	the material underwriting standards used for the mortgage loans.

If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security (as defined below) and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) within fifteen days after that initial issuance.  In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related Prospectus Supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the Prospectus Supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The Prospectus Supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property.  The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages.  The Prospectus Supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance.  In addition, the Prospectus Supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

Payment Provisions of the Mortgage Loans

All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the Prospectus Supplement or for payments in another manner described in the Prospectus Supplement.  Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the Prospectus Supplement.  Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the Prospectus Supplement.  Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the Prospectus Supplement.  Each mortgage loan may contain prohibitions on prepayment (a “Lock-out Period” and, the date of expiration thereof, a “Lock-out Date”) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with a prepayment, in each case as described in the Prospectus Supplement.  If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the Prospectus Supplement will specify the method or methods by which any of these amounts will be allocated.  See “—Assets” above.

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HELOCs

As more fully described in the Prospectus Supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans (“HELOCs”).  Interest on each HELOC, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan.  From time to time before the expiration of the related draw period specified in a HELOC, principal amounts on that HELOC may be drawn down (up to a maximum amount as set forth in the Prospectus Supplement) or repaid.  If specified in the Prospectus Supplement, new draws by borrowers under the HELOCs will automatically become assets of the issuing entity described in the Prospectus Supplement.  As a result, the total balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the issuing entity and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the Prospectus Supplement.  Under some circumstances, under a HELOC, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal.  An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans.  Except as otherwise described in the Prospectus Supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

Unsecured Home Improvement Loan Information in Prospectus Supplements

The Prospectus Supplement will contain information, as of the date specified in the Prospectus Supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

•	the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

•	the earliest and latest origination date and maturity date of the unsecured home improvements loans;

•	the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

•	the state or states in which most of the unsecured home improvement loans were originated.

•	information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

•
with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest

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rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

•	information regarding the payment characteristics of the unsecured home improvement loans;

•	the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

•	the material underwriting standards used for the unsecured home improvement loans.

If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission.

Commercial, Multifamily and Mixed-Use Mortgage Loans

The mortgage loans may include mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property (“Commercial Mortgage Loans”), multifamily residential property (“Multifamily Mortgage Loans” ), and/or mixed residential and commercial property (“Mixed-Use Mortgage Loans” ), and related property and interests.

Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Commercial, Multifamily and Mixed-Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Certain Legal Aspects of the Mortgage Loans — Leases and Rents.”

Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow

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amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Commercial, Multifamily and Mixed-Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

A borrower (or the borrowers) under a Commercial, Multifamily or Mixed-Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related mortgaged property.

There are various risks associated with different types of commercial, multifamily and mixed-use mortgage loans.  For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•	local and regional economic conditions;

•	the physical condition of the property;

•	the types of services and amenities provided;

•	the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•	availability of alternative rental properties;

•	changes in the surrounding neighborhood;

•	management;

•	the level of mortgage interest rates;

•	dependence upon government rent subsidies;

•	any applicable rent control laws; and

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•	state and local regulations.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

•	the quality and success of a retail property’s tenants;

•	closing of a major store in the shopping center where the related property is located;

•	changes in consumer preferences;

•	declines in consumer spending;

•	competition from local merchants and from catalog and internet retailers; and

•	product obsolescence.

The performance of a commercial mortgage loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

•	quality and nature of tenants;

•	tenant concentration — i.e., predominantly high tech firms, law firms, government agencies, etc.;

•	the physical condition of the property;

•	the types of services and amenities provided;

•	changes in the surrounding neighborhood; and

•	availability of alternative office space.

The performance of a commercial mortgage loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

•	the design and adaptability of the building;

•	success or failure of the business of the tenant, which is frequently the sole tenant of the property;

•	availability of alternative space; and

•	quality of the local and regional transportation system.

The value of a commercial, multifamily or mixed-use property may also be affected by a variety of other factors.  In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  With respect to commercial, multifamily and mixed-use mortgage loans generally, such factors as the management skill, experience and financial resources of the operator (which may be

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other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed-use mortgage loans than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA“), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Certain Legal Aspects of the Mortgage Loans — Environmental Considerations.”  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

Contracts

General

To the extent provided in the Prospectus Supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home.  The contracts may include contracts that are FHA loans.  The method of computing the Loan-to-Value Ratio of a contract will be described in the Prospectus Supplement.

Contract Information in Prospectus Supplements

Each prospectus supplement relating to an issuing entity whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

•	whether the manufactured homes were new or used as of the origination of the related contracts;

•	the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

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•	the range of maturity dates of the contracts;

•	the range of the Loan-to-Value Ratios at origination of the contracts;

•	the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

•	the state or states in which most of the manufactured homes are located at origination;

•	information regarding the prepayment provisions, if any, of the contracts;

•
for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

•	the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

•	information regarding the payment characteristics of the contracts; and

•	the material underwriting standards used for the contracts.

If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission.  The characteristics of the contracts included in an issuing entity will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the Prospectus Supplement.

The information described above regarding the contracts in an issuing entity may be presented in the Prospectus Supplement in combination with similar information regarding the mortgage loans in the issuing entity.

Payment Provisions of the Contracts

All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the Prospectus Supplement or for payments in another manner described in the Prospectus Supplement.  Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the Prospectus Supplement.  Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the Prospectus Supplement.

Agency Securities

The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

Ginnie Mae

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development.  Section 306(g) of Title III of the Housing Act authorizes

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Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.”  To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the “Housing Act”), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates

Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a “Single Family Property”), (2) a primarily residential rental property that consists of five or more residential dwelling units (“Multi-Family Property”), (3) a retail, office, agricultural or other commercial property, including but not limited to partially improved or unimproved property, (4) a mixed residential/commercial property.  The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

Except as otherwise specified in the Prospectus Supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder’s proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates’ interest rate.  In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder’s proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in an issuing entity in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates.  Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due.  If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment.  Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate.  In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment.  The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in an issuing entity, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty

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agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

The Ginnie Mae certificates included in an issuing entity may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies.  The Ginnie Mae certificates and underlying residential loans will be described in the Prospectus Supplement.

Fannie Mae

Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the “Charter Act”).  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders.  Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.  In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.  Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates

Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae.  Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program.  Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.  Mortgage loans underlying Fannie Mae certificates included in an issuing entity will consist of conventional mortgage loans secured by Single Family Property or Multi-Family Property, FHA loans, or VA loans.  If the issuing entity includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder’s proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.  If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only.  For a Fannie Mae certificate issued in book-

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entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

The Fannie Mae certificates included in an issuing entity may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates.  The Fannie Mae certificates and underlying mortgage loans will be described in the Prospectus Supplement.

Freddie Mac

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the “Freddie Mac Act”).  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the “Freddie Mac Certificate Group”).  Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act.  A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group.  If the issuing entity includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received.  Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share of the principal, but does not, except if and to the extent specified in the Prospectus Supplement, guarantee the timely payment of scheduled principal.  Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.  Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

(1)        foreclosure sale;

(2)        payment of the claim by any mortgage insurer; and

(3)        the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

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In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

The Freddie Mac certificates included in an issuing entity may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable.  The Freddie Mac certificates and underlying mortgage loans will be described in the Prospectus Supplement.

Stripped Agency Securities

The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates (“Stripped Agency Securities”) that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates.  Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the Prospectus Supplement.  If the issuing entity includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities.  Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the Prospectus Supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The depositor will register the offering of the relevant Mortgage Securities as a primary offering of such securities, unless the Mortgage Securities are themselves exempt from registration under the Securities Act.  The offering of Mortgage Securities included in an issuing entity will not be separately registered if all of the following are true:

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(1) neither the issuer of the Mortgage Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Mortgage Securities and the related an issuing entity;

(2) neither the issuer of the Mortgage Securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust fund and series of securities; and

(3) the depositor would be free to publicly resell the Mortgage Securities without registration under the Securities Act.

If all the conditions for the Mortgage Securities described above are not met, the offering of the relevant Mortgage Securities itself will be registered as a primary offering of such securities under the Securities Act.

The prospectus supplement of each series evidencing interests in an issuing entity including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the issuing entity of that series.  As used in this prospectus, the terms “mortgage loans,” unsecured home improvement loans and contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your issuing entity.  References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA Loans and VA Loans

FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended.  One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.  The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan.  No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the Prospectus Supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

There are two primary FHA insurance programs that are available for multifamily loans.  Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.  Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer.  Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old.  Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).  Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD.  In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

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VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended (the “Servicemen’s Readjustment Act”).  The Servicemen’s Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration.  However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan.  The maximum guarantee that may be issued by the VA under this program will be set forth in the Prospectus Supplement.

Pre-Funding Accounts

To the extent provided in the Prospectus Supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account”).  In that case, the depositor will be obligated to sell at a predetermined price – and the issuing entity for the related series of Notes or Certificates, as applicable, will be obligated to purchase – additional Assets (the “Subsequent Assets”) from time to time, and as frequently as daily, within the period specified in the Prospectus Supplement (the “Pre-Funding Period”) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for that series on the date of its issuance.  The Pre-Funded Amount for a series will be specified in the Prospectus Supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable.  Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the Prospectus Supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the issuing entity, subject to those exceptions that are expressly stated in the Prospectus Supplement.  In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the issuing entity, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel.  See “ERISA Considerations—Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets.  The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the Prospectus Supplement.  In addition, if specified in the Prospectus Supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period.  Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the Prospectus Supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each issuing entity will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the Prospectus Supplement will, to the extent described in this prospectus and in the Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the issuing entity.  This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the Prospectus Supplement.  See “Description of the Agreements—Material

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Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”  Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible Accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the Prospectus Supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of  the related pooling and servicing agreement or the related servicing agreement and indenture.  Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the Prospectus Supplement. If permitted by the Rating Agency or Agencies and so specified in the Prospectus Supplement, such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

Credit Support

If so provided in the Prospectus Supplement, partial or full protection against some defaults and losses on the Assets in the related issuing entity may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”).  The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the Prospectus Supplement.  See “Description of Credit Support.”

Cash Flow Agreements

The trust fund may include one or more derivative instruments, (each a “Cash Flow Agreement”), as described in this section.  All Cash Flow Agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Cash Flow Agreements may include only 1) interest rate swaps (caps, floors and collars) or and yield supplement agreements as described below, 2) currency swaps, and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee or the securities administrator on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap agreements and

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yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. A market value swap will only be used in conjunction with a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any Cash Flow Agreements will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the Cash Flow Agreement counterparty to the trust, and in some cases by the trust to the Cash Flow Agreement counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the Cash Flow Agreement counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a Cash Flow Agreement counterparty or the downgrade of such credit rating below levels specified in the Cash Flow Agreement (where the Cash Flow Agreement is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the Cash Flow Agreement counterparty may be required to post collateral for the performance of its obligations under the Cash Flow Agreement, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee or securities administrator will be able to enter into Cash Flow Agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Cash Flow Agreements may provide for termination under various circumstances, there can be no assurance that the trustee or securities administrator will be able to terminate a Cash Flow Agreement when it would be economically advantageous to the issuing entity to do so.

Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable.  The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

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Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related issuing entity (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related issuing entity.  The Prospectus Supplement will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the Prospectus Supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the Prospectus Supplement (each date, a “Distribution Date”), and will include interest accrued during the Accrual Period for that Distribution Date.  As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular issuing entity (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets.  However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates.  The rate of principal payment on Mortgage Securities will

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also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series.  The rate of principal payments on the Assets in the related issuing entity (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions.  Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes.  Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes.  Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the Prospectus Supplement, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related issuing entity may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the Prospectus Supplement.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the Prospectus Supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

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The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising an issuing entity and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series.  Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular issuing entity will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the Prospectus Supplement, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series.  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor.  The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in an issuing entity.  If any Assets in a particular issuing entity have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets.  See “Description of the Issuing Entities.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

The Prospectus Supplement may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Certificates, as applicable, and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in such prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or

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Certificates, as applicable.  It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in such prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

Type of Asset

If specified in the Prospectus Supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing mortgage loan interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.  Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the Prospectus Supplement.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination.  For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted.  Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate in effect at origination.  The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate.  In addition, some mortgage loans may be subject to temporary buydown plans (“Buydown Mortgage Loans”) pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the “Buydown Period”).  The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently.  During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans.  As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those

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mortgage loans and will bear interest at the applicable mortgage rate.  The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.  In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

As may be described in the Prospectus Supplement, the related pooling and servicing agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional HELOCs during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period.  Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the Prospectus Supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

In addition, and as may be described in the Prospectus Supplement, the related pooling and servicing agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued.  Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the Prospectus Supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

Termination

If specified in the Prospectus Supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related issuing entity by the party specified in the Prospectus Supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the Prospectus Supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein.  In addition, if so provided in the Prospectus Supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein.  See “Description of the Securities—Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable.  In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years.  The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans.  Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or

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contracts will be affected by the general economic condition of the region of the country in which the related mortgaged properties or manufactured homes are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the securityholders, the servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. However, the servicer’s ability to perform servicing modifications will be subject to limitations set forth in the Prospectus Supplement. With respect to residential mortgage loans, the master servicer or servicer may be required to service the mortgage loans in compliance with the Home Affordability and Modification Program (“HAMP”) and the Home Affordability and Stability Program of March 2009 (“HASP”).

Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these.

Any modified loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any issuing entity by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property.  In the event of that refinancing, the new loan would not be included in the related issuing entity and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract.  A servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement.  A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include “due-on-sale clauses” that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

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For any mortgage loans, except as set forth in the Prospectus Supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Due-on-Sale Provisions.”

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.  It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home.  In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause.

Static Pool Information

For each mortgage pool, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the Prospectus Supplement.  Information provided though an internet website will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior mortgage pool or securities pool formed or vintage before January 1, 2006.

The Sponsor

The sponsor will be DB Structured Products, Inc., a Delaware corporation, referred to herein as the Sponsor, for each series of securities unless otherwise indicated in the Prospectus Supplement.  The sponsor maintains its principal office at 60 Wall Street, New York, New York  10005.  Its telephone number is (212) 250-2500.

The sponsor has been securitizing residential mortgage loans since 2004.  The sponsor is responsible for pooling the mortgage loans and contracts to be securitized by the Depositor, negotiating the principal securitization transaction documents and working with the underwriter to structure the transactions.

With respect to any series of securities, if so specified in the Prospectus Supplement, the sponsor will also act as servicer or master servicer for the mortgage pool.  If so, the sponsor will service the Designated Mortgage Assets in accordance with the description of the applicable servicing procedures contained in this prospectus under “Description of the Securities.”

The Depositor

ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998.  The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.  Its telephone number is (704) 365-0569.  The depositor does not have, nor is it expected in the future to have, any significant assets.

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The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.  The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999.  After registration and issuance of the securities contemplated in this prospectus and the Prospectus Supplement, the depositor will have not material duties or responsibilities with respect to the pool assets or the securities.

All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

Description of the Securities

General

The Securities issued in each series will include either asset-backed certificates (the “Certificates”) or asset-backed notes (the “Notes”, and together with the Certificates, the “Securities”).  The Certificates of any series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the issuing entity created pursuant to a pooling and servicing agreement.  The “Notes” of any series will represent indebtedness of the related issuing entity and will be issued and secured pursuant to an indenture.  Each series of Notes or Certificates, as applicable, will consist of one or more of the following classes of Notes or Certificates:

Accretion Directed	A class of Securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual
A class of Securities where the accrued interest otherwise payable to such Certificates or Notes is allocated to specified classes of Certificates or Notes as principal payments in reduction of their certificate principal balance or note principal balance.  The certificate principal balance or note principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class of Securities that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class of Securities consisting of “components.” The components of a class of component Securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component Securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class of Securities with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class of Securities that receives interest payments based on an interest rate that fluctuates each payment

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period based on a designated index plus a specified margin.

Interest Only or IO	A class of Securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate	A class of Securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.

Lock Out	A class of Securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual
A class of Securities that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of Securities which is not entitled to interest payments.

Planned Amortization Class	A class of Securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal
A class of Securities that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class of Securities that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated Securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior	A class of Securities that will not bear its proportionate share of realized losses (other than excess losses) as its

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share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization	A class of Securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

If specified in the Prospectus Supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related issuing entity (each portion of the Assets, an “Asset Group”).  Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the Prospectus Supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities”) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the Prospectus Supplement.  The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor, the trustee, the securities administrator or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities”) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, “Book-Entry Securities”), as provided in the Prospectus Supplement.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”  Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the Prospectus Supplement from the Available Distribution Amount for that series and that Distribution Date.  Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the Prospectus Supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the Prospectus Supplement (the “Determination Date”).  All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the Prospectus Supplement.  Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the Prospectus Supplement (and, if so provided in the Prospectus Supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the Prospectus Supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates,

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as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the Prospectus Supplement.  Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(1)         the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the Prospectus Supplement, of:

(a)           all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the Prospectus Supplement, a “Due Period “ for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)           all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the issuing entity (“Liquidation Proceeds”), and other unscheduled recoveries received after the related Due Period, or other period specified in the Prospectus Supplement,

(c)           all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the Prospectus Supplement or that are payable in respect of particular expenses of the related issuing entity, and

(d)           all amounts received for a repurchase of an Asset from the issuing entity for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the Prospectus Supplement;

(2)         if the Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(3)         all advances made by a servicer or the master servicer or any other entity as specified in the Prospectus Supplement for that Distribution Date;

(4)         if and to the extent the Prospectus Supplement so provides, amounts paid by a servicer or any other entity as specified in the Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)         to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

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As described below, unless otherwise specified in the Prospectus Supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable (including any Notes or Certificates, as applicable, not offered by this prospectus), on each Distribution Date, and accordingly will be released from the issuing entity and will not be available for any future distributions.

The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable (other than classes of Strip Securities which have no Interest Rate), may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate” in the case of Certificates).  The indices applicable to variable rate and adjustable rate classes will only be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds and will not be indices linked to stocks or commodities.  The Prospectus Supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate.  Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the Prospectus Supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the Prospectus Supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date.  Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below.  Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the Prospectus Supplement.  The method of determining the notional amount for a particular class of Strip Securities will be described in the Prospectus Supplement.  Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal.  Unless otherwise provided in the Prospectus Supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the issuing entity for that series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the Prospectus Supplement.  The Prospectus Supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related issuing entity.  Unless otherwise provided in the Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to

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that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related issuing entity will result in a corresponding increase in the Security Balance of that class.  See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance” which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related issuing entity.  The outstanding Security Balance of a Security will be reduced:

•	to the extent of distributions of principal on that Security from time to time and

•	if and to the extent provided in the Prospectus Supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•	may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the Prospectus Supplement and

•	in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the Prospectus Supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date.  The initial total Security Balance of a series and each class of the series will be specified in the Prospectus Supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the Prospectus Supplement.  Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the Prospectus Supplement, the issuing entity may issue notes or certificates, as applicable, from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent HELOCs or asset-backed or mortgage backed securities during a specified period rather than used to distribute payments of principal to noteholders or certificateholders, as applicable, during that period.  These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

To the extent specified in the Prospectus Supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable.  References in those sections

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to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the Prospectus Supplement, Prepayment Premiums that are collected on the mortgage loans in the related issuing entity will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the Prospectus Supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of subordinate Notes or subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in such prospectus supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in an issuing entity against losses and shortfalls on Assets comprising that issuing entity.  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets.  However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related issuing entity, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the Prospectus Supplement, the servicer or another entity described in the Prospectus Supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that issuing entity during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below).  In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the Prospectus Supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses.  Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the Prospectus Supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related

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Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable.  If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date.  If specified in the Prospectus Supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the Prospectus Supplement.

If and to the extent so provided in the Prospectus Supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the Prospectus Supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or indenture, as applicable, and described in the Prospectus Supplement.

If specified in the Prospectus Supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the Prospectus Supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer, the securities administrator or the trustee, as provided in the Prospectus Supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related pooling and servicing agreement or indenture, as applicable, a statement containing the information specified in the Prospectus Supplement, or if no information is specified in the Prospectus Supplement, generally setting forth, in each case to the extent applicable and available:

(1)         the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable,;

(2)         the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(3)         the amount of that distribution allocable to Prepayment Premiums;

(4)         the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(5)         the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(6)         the total principal balance of the Assets at the close of business on that Distribution Date;

(7)         the number and total principal balance of mortgage loans in respect of which

(a)        one scheduled payment is delinquent,

(b)        two scheduled payments are delinquent,

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(c)        three or more scheduled payments are delinquent and

(d)        foreclosure proceedings have begun;

(8)         for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

(9)         with respect to collateral acquired by the issuing entity through foreclosure or otherwise (an “REO Property”) relating to a mortgage loan or contract and included in the issuing entity as of the end of the related Due Period, the date of acquisition;

(10)       for each REO Property relating to a mortgage loan or contract and included in the issuing entity as of the end of the related Due Period,

(a)	the book value,

(b)
the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the related pooling and servicing agreement or indenture, as applicable),

(c)	the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d)	if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(11)       for any REO Property sold during the related Due Period

(a)	the total amount of sale proceeds,

(b)	the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

(c)	the amount of any loss to securityholders in respect of the related mortgage loan;

(12)       the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

(13)       the total amount of principal prepayments made during the related Due Period;

(14)       the amount deposited in the reserve fund, if any, on that Distribution Date;

(15)       the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

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(16)       the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(17)       in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the Prospectus Supplement;

(18)       in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the Prospectus Supplement;

(19)       as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(20)       during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(21)       during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(22)       the total amount of payments by the borrowers of

(a)        default interest,

(b)        late charges and

(c)        assumption and modification fees collected during the related Due Period.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Available Information.”

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer, the securities administrator or the trustee, as provided in the Prospectus Supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations under the Code to enable securityholders to prepare their tax returns.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related pooling and servicing agreement or indenture, as applicable, for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the such agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the issuing entity by the party entitled to effect that termination, under the circumstances and in the manner set forth in the Prospectus Supplement.  In no event, however, will the issuing entity continue beyond the date specified in the related pooling and

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servicing agreement or indenture. Written notice of termination of the related pooling and servicing agreement or indenture will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the Prospectus Supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related issuing entity by the party specified in the Prospectus Supplement, under the circumstances and in the manner set forth in the Prospectus Supplement.  If so provided in the Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the Prospectus Supplement will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the Prospectus Supplement, in each case, under the circumstances and in the manner set forth in the Prospectus Supplement.  That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates).  Any sale of the Assets of the issuing entity will be without recourse to the issuing entity or the securityholders.  Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable (not to exceed 10%) specified in the Prospectus Supplement.  In addition, if so provided in the Prospectus Supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the Prospectus Supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).  In the event that any series of certificates or notes which provides for such a purchase, the certificates or notes will use the word “Callable” in their title.

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the Prospectus Supplement may, at that party’s option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the Prospectus Supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the Prospectus Supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the Prospectus Supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”).  Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth below under “—Definitive Securities.”  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable Prospectus Supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC,

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Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants”) of those systems.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC”) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

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Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation.  The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the

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books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book–Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in any indenture.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants.  While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable.  Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day.  Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or

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Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Considerations — Tax Treatment of Foreign Investors” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the Prospectus Supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the Prospectus Supplement.

Transfers between Participants of DTC will occur in accordance with DTC Rules.  Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures.  Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent.  Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co.  Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations — REMICs — Taxation of Certain Foreign Investors” in this prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable.  In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

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Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable.  If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)         if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

(2)         if the depositor, at its option, in writing, with the consent of the applicable Participants, elects to end the book-entry system through DTC or

(3)         in accordance with any other provisions described in the Prospectus Supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

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EXCHANGEABLE SECURITIES

General

As the Prospectus Supplement will describe, some series may include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee or securities administrator of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the Prospectus Supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the Prospectus Supplement. The classes of securities that are exchangeable for one another will be referred to in the Prospectus Supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by a related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the Prospectus Supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The Prospectus Supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination.

For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•
the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the Prospectus Supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the

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class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics.

Examples of these types of combinations include:

•
• A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•
• A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The Prospectus Supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee or the securities administrator five business days prior to the proposed exchange date or as otherwise specified in the Prospectus

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Supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee or the securities administrator receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in bookentry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

If the Prospectus Supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the Prospectus Supplement. This payment will be made to the securityholder of record as of the applicable record date.

Description of the Agreements

Agreements Applicable to a Series

REMIC Securities and Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in an issuing entity, or a portion of an issuing entity, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G of the Code (“REMIC Securities”), or Grantor Trust Securities (as defined in this prospectus), will be issued, and the related issuing entity will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee, the securities administrator and the sole servicer or master servicer, as applicable.  The Assets of that issuing entity will be transferred to the issuing entity and thereafter serviced in accordance with the terms of the pooling and servicing agreement.  In the event there are multiple servicers of the Assets of that issuing entity, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.  Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities, the nature of the related issuing entity and the identity of the particular servicer. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The Prospectus Supplement will describe material provisions of the related agreements that differ from and supplement the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”.  As to each series of Securities, the related Agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities to the extent required to comply with the Securities Act of 1933, Regulation AB and any other applicable law or regulation.

Securities That Are Partnership Interests for Tax Purposes and Notes

Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related issuing entity will be created, pursuant to the pooling and servicing agreement.

A series of Notes issued by an issuing entity that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related issuing

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entity and an indenture trustee named in the Prospectus Supplement.  The issuing entity will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.  The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement”).  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each issuing entity and the description of those provisions in the Prospectus Supplement.  The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related issuing entity.  A form of a pooling and servicing agreement and indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the related Agreements (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: [_________].

The servicer, master servicer or the securities administrator and the trustee for any series of Notes or Certificates, as applicable, will be named in the Prospectus Supplement.  In the event there are multiple servicers for the Assets in an issuing entity, a master servicer will perform some of the administration, calculation and reporting functions for that issuing entity and will supervise the related servicers pursuant to a pooling and servicing agreement.  For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described.  If specified in the Prospectus Supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any issuing entity to administer that issuing entity.  If specified in the Prospectus Supplement, a securities administrator may be appointed.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related issuing entity, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the issuing entity for that series.  Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement.  That schedule will include detailed information to the extent available and relevant:

(1)    in respect of each mortgage loan included in the related issuing entity, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable;

(2)    in respect of each contract included in the related issuing entity, including the outstanding principal amount and the contract rate; and

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(3)    in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

For each mortgage loan, except as otherwise specified in the Prospectus Supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage, an assignment of the Mortgage to the trustee in recordable form and any modifications to the mortgage note and Mortgage.  However, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed.  For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower.  The Asset Seller or other entity specified in the Prospectus Supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note.  The related Agreement will generally require the depositor or another party specified in the Prospectus Supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders.  If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the Prospectus Supplement.  If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the Prospectus Supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the Prospectus Supplement (the “Purchase Price”) or (2) substitute a new mortgage loan.  There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the issuing entity as a result of that breach or defect.

Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the Prospectus Supplement.  Generally these documents will be retained by the servicer, which may also be the Asset Seller.  In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the Prospectus Supplement.

For each contract, the servicer, which may also be the Asset Seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the

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security interest in the manufactured home securing each contract.  To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related Asset Seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral.  The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the issuing entity only to the extent specified in the Prospectus Supplement.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant Asset Seller or other entity specified in the Prospectus Supplement.  If the Asset Seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the Asset Seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract.  There can be no assurance that an Asset Seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the Asset Seller or any other entity defaults on its obligation.  This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the Prospectus Supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the Asset Seller may agree to cover any losses suffered by the issuing entity as a result of that breach or defect.

Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuing entity or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the issuing entity is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the Prospectus Supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters:

•	the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

•
in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

•	the authority of the Warranting Party to sell the Asset;

•	the payment status of the Asset;

•
in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

•	the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

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Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the Prospectus Supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date.  A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset.  In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the issuing entity for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date.  That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the Prospectus Supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the Prospectus Supplement of the securityholders.  If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor.  If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the issuing entity and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the Prospectus Supplement.  If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the issuing entity or the securityholders for any losses caused by that breach.  This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement.  See “–––––– Events of Default under the Agreement” and “––––– Rights Upon Event of Default under the Agreements.”

Collection Account and Related Accounts

General.   The servicer and/or the trustee will, as to each issuing entity, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be an account or accounts that either:

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•
are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

•	are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments”).  A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.  Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the Prospectus Supplement, be paid to the servicer or its designee as additional servicing compensation.  The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies.  If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of Securities and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits.   A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more issuing entities on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)         all payments on account of principal, including principal prepayments, on the Assets;

(2)         all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)         Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)         any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)         any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies;”

(6)         any amounts paid under any Cash Flow Agreement, as described under “Description of the Issuing Entities—Cash Flow Agreements;”

(7)         all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—

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Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination;”

(8)         any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the issuing entity as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(9)         to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)       all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)       any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)       any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the Prospectus Supplement.

Withdrawals.  A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each issuing entity for any of the following purposes, except as otherwise provided in the Agreement:

(1)         to make distributions to the securityholders on each Distribution Date;

(2)         to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)         to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)         to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)         if and to the extent described in the Prospectus Supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses

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described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)         to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(7)         if and to the extent described in the Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)         to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)         to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)       to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)       to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)      if one or more elections have been made to treat the issuing entity or designated portions of the issuing entity as one or more REMICs, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under “Material Federal Income Tax Considerations—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the Prospectus Supplement, respectively;

(13)       to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(14)       to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(15)       to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)       to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the issuing entity whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)       to make any other withdrawals permitted by the related Agreement; and

(18)       to clear and terminate the Collection Account at the termination of the issuing entity.

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Other Collection Accounts.   If specified in the Prospectus Supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “—Deposits” above for one or more series of Notes or Certificates, as applicable.  Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the Prospectus Supplement.  To the extent specified in the Prospectus Supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts.  The Prospectus Supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures.   The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)         the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related issuing entity described in this prospectus or under “Description of Credit Support,”

(2)         applicable law and

(3)         the general servicing standard specified in the Prospectus Supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets.  The servicer or any other entity specified in the Prospectus Supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support.  See “Description of Credit Support.”

In instances in which a  single family loan or contract is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums,

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extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these. Any modified loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities. With respect to residential mortgage loans, the master servicer or servicer may be required to service the mortgage loans in compliance with HAMP and HASP, which may increase the number of modifications.  HAMP and HASP set forth detailed parameters with respect to the decision as to whether a modification is in the best interest of the trust. To the extent these or other criteria apply with respect to modifications, they will be included in the related prospectus supplement. In addition, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of Multifamily, Commercial or Mixed-Use Mortgage Loans, a borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt.  In addition, a borrower under a Multifamily, Commercial or Mixed-Use Mortgage Loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property.  In general, the servicer will be required to monitor any Multifamily, Commercial or Mixed-Use Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take those other actions as are consistent with the related Agreement.  A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily, Commercial or Mixed-Use Mortgage Loan, the related Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to an issuing entity that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the issuing entity at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent.  Any right of first refusal granted to the holder of an Offered Security will be described in the Prospectus Supplement.  The Prospectus Supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the Prospectus Supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings.  The

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related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract.  If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below.  Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by an issuing entity as to which a REMIC election has been made, the servicer, on behalf of the issuing entity, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding.  Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related issuing entity) on the ownership and management of any Mortgaged Property acquired on behalf of the issuing entity may result in the recovery of an amount less than the amount that would otherwise be recovered.

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset.  If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the issuing entity will realize a loss in the amount of that difference.  The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

With respect to a Multifamily Mortgage Loan, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Multifamily Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the mortgage loan, it can be anticipated that the market value of the property will be less than anticipated when the mortgage loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related issuing entity.

If any property securing a defaulted Asset is damaged, the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the

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proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement or the indenture, as applicable, will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series.  If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the issuing entity may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.  See “Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans.   Generally, each Agreement for an issuing entity composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard.  That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the Prospectus Supplement.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers.  All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans.  If the blanket policy contains a deductible clause, the servicer will be

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required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Each Agreement for an issuing entity composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders.  Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties.  The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans.  However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

Other Hazard-Related Insurance; Liability Insurance

With respect to Multifamily Loans, certain additional insurance policies may be required with respect to the related Multi-Family Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Multifamily Loans are included in the issuing entity, the Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Contracts.  Generally, the terms of the agreement for an issuing entity composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state

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in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein.  When a manufactured home’s location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program.  Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns.  If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower’s obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower’s interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies.  The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

FHA Insurance and VA Guarantees

FHA loans will be insured by the FHA as authorized under the Housing Act.  Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in an issuing entity including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs.  Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development (“HUD”) or by the servicer and are paid to the FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America.  For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings.  When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower.  Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date.  In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer.  With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD

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debentures interest rate.  To the extent specified in the Prospectus Supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date.  The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

VA loans will be partially guaranteed by the VA under the Serviceman’s Readjustment Act (a “VA Guaranty Policy”).  For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.  Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property.  The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Environmental Insurance

If specified in the Prospectus Supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies“) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Commercial, Multifamily and Mixed-Use Mortgage Loans.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer.  The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

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Due-on-Sale Clauses

The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property.  The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

•	adversely affect or jeopardize coverage under any applicable insurance policy or

•	materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.”

The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses.  The servicer will generally permit that transfer so long as the transferee satisfies the servicer’s then applicable underwriting standards.  The purpose of those transfers is often to avoid a default by the transferring borrower.

Retained Interest; Servicing Compensation and Payment of Expenses

The Prospectus Supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest.  If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.  A “Retained Interest” in an Asset represents a specified portion of the interest payable on the Asset.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related issuing entity.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the Prospectus Supplement.  Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets.  The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in an issuing entity that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the Prospectus Supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the Prospectus Supplement.  Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the Prospectus Supplement, interest on these expenses at the rate specified in the Prospectus Supplement may be borne by the issuing entity.

If and to the extent provided in the Prospectus Supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest

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shortfalls resulting from the voluntary prepayment of any Assets in the related issuing entity during that period before their due dates.

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement or indenture, as applicable, will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement or indenture, as applicable, will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement or indenture, as applicable, will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement or indenture, as applicable,.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the Prospectus Supplement.  The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  If applicable, references in this prospectus to the servicer will also be deemed to be to the master servicer.  Each Agreement will provide, in general, that:

•
The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•
Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the

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depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•
Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)
specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)	incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

(3)	incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

(4)	incurred in connection with any violation of any state or federal securities law; or

(5)	imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

•
Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement.  In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the Prospectus Supplement, a special servicer (a “Special servicer”) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans).  The rights and obligations of any Special servicer will be specified in the Prospectus Supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the Prospectus Supplement.

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Events of Default under the Agreement

Events of default under the related Agreement will generally include:

•
any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•
any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•
any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•
some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the Prospectus Supplement.  The trustee will, not later than the later of 60 days or any other period specified in the Prospectus Supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the Prospectus Supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement.  Pending that appointment, the trustee is obligated to act in that capacity.  The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

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The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “Events of Default under the Agreements” may be waived only by all of the securityholders.  Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to cure any ambiguity or mistake;

(1) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the Prospectus Supplement;

(2) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(3)         comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of independent counsel to the effect that that amendment will not result in the imposition of a tax on the related issuing entity or, if

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applicable, cause the related issuing entity to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under the related pooling and servicing agreement or indenture, as applicable,  will be named in the Prospectus Supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.  To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer.  If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

If an Event of Default shall occur, the trustee shall, at the direction of 51% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement or indenture, as applicable, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement or indenture, as applicable, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the related pooling and servicing agreement or indenture, as applicable) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and

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expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)         enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

(2)         defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

(3)         being the mortgagee of record for the mortgage loans in an issuing entity and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

(4)         acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or indenture, as applicable, or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account.  If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture.  The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes.  A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: [________].

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Events of Default

Events of default under the indenture for each series of Notes will generally include:

•
a default for thirty days (or any other number of days specified in the Prospectus Supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the Prospectus Supplement;

•
failure to perform any other covenant of the depositor or the issuing entity in the indenture that continues for a period of sixty days (or any other number of days specified in the Prospectus Supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the Prospectus Supplement;

•
any representation or warranty made by the depositor or the issuing entity in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the Prospectus Supplement) after notice of the breach is given in accordance with the procedures described in the Prospectus Supplement;

•	specified events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

•	any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately.  That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration.  In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1)          the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2)          the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3)          the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent

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of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the Prospectus Supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case.  However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction.  Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series.  In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

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Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the Prospectus Supplement.  The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series.  The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture.  In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes.  Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates.  To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets.  Credit support only may be in the form of one or more of the following features:

•         letters of credit;

•         Pool Insurance Policies;

•         special hazard insurance policies;

•         Bankruptcy Bonds;

•         guarantees; or

•         the establishment of one or more reserve funds;

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above.

Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

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The coverage provided by any credit support will be described in the prospectus supplement.  Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance.  If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable (each, a “Covered Trust”), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

(a) the nature and amount of coverage under that credit support,

(b) any conditions to payment under the Prospectus Supplement not otherwise described in this prospectus,

(c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(d) the material provisions relating to that credit support.

Additionally, the Prospectus Supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)         a brief description of its principal business activities,

(2)         its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)         if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)         its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the Prospectus Supplement.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the Prospectus Supplement.  The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable.  The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls.  The Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

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Cross-Support Provisions

If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior Notes or senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on subordinate Notes or subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the issuing entity.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Limited Guarantee

If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the Prospectus Supplement.  Any guarantee specified in the Prospectus Supplement, if any, will be exempt from registration under the Securities Act or will be registered under the Securities Act.

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the Prospectus Supplement.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the Prospectus Supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the Prospectus Supplement relating to that series.

Pool Insurance Policies

If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related issuing entity will be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in the Prospectus Supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy.  The amount and principal terms of any pool insurance coverage will be set forth in the Prospectus Supplement.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related issuing entity, if specified in the Prospectus Supplement, in the amount set forth in the Prospectus Supplement.  The special hazard insurance policy will, subject to the limitations described in the Prospectus Supplement, protect against loss by reason of damage to mortgaged properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the mortgaged properties are located.  The amount and principal terms of any special hazard insurance coverage will be set forth in the Prospectus Supplement.

Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in an issuing entity for a series of Notes or Certificates, as applicable, will, if specified in the Prospectus Supplement, be covered under a borrower bankruptcy bond (or any other instrument that will

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not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series).  Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the Prospectus Supplement.  The amount and principal terms of any borrower bankruptcy coverage will be set forth in the Prospectus Supplement.

Reserve Funds

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the Prospectus Supplement.  The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the Prospectus Supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the Prospectus Supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable.  If specified in the Prospectus Supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the Prospectus Supplement and will not be available for further application to the Notes or Certificates, as applicable.

Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the Prospectus Supplement.  To the extent specified in the Prospectus Supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund.  However, that income may be payable to any related servicer or another service provider or other entity.  To the extent specified in the Prospectus Supplement, the reserve fund, if any, for a series will not be a part of the issuing entity.

Additional information concerning any reserve fund will be set forth in the Prospectus Supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the Prospectus Supplement, subordination provisions of an issuing entity may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable.  This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable.  This acceleration may continue for the life of the related Security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the Prospectus Supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

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Primary Mortgage Insurance Policies

The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the related Prospectus Supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•
advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

•	tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties.  Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.  In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans.  See “Description of The Issuing Entities—FHA Loans and VA Loans,” “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—FHA Insurance and VA Guarantees” and “Description of the Issuing Entities—Assets.”

General

All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—a borrower (usually the owner of the subject property) and a mortgagee (the lender).  In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a

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trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  As used in this prospectus, unless the context otherwise requires, “borrower” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.  By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers’ Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, that instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by that lease.  An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid.  The depositor, the Asset Seller or other entity specified in the Prospectus Supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate.  Those representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

Cooperative Loans

If specified in the Prospectus Supplement, the mortgage loans may also consist of cooperative apartment loans (“Cooperative Loans”) secured by security interests in shares issued by a cooperative housing corporation (a “Cooperative”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages

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on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement.  In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Land Sale Contracts

Under an installment land sale contract for the sale of real estate (a “land sale contract”) the contract seller (hereinafter referred to as the “contract lender”) retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the “contract borrower”) for the payment of the purchase price, plus interest, over the term of the land sale contract.  Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms.  The terms of land sale contracts generally

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provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited.  The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture.  Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the contract lender’s procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures for the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.

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In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy

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proceedings.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and specific governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition.  For a series of Notes or Certificates, as applicable, for which an election is made to qualify the issuing entity or a part of the issuing entity as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

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Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement.  Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under that proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders.  The rights of the

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issuing entity as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property.  Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.  See “—Foreclosure” above.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern.  Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action.  Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment.  Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding.  In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court.  In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor’s

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petition.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

If a mortgage loan is secured by property not consisting solely of the debtor’s principal residence, the Bankruptcy Code also permits that mortgage loan to be modified.  These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender’s security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan.  Some courts have permitted these modifications when the mortgage loan is secured both by the debtor’s principal residence and by personal property.

Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust.  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  In some cases this liability may affect assignees of the mortgage loans.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory

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contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.  Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection.  These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”).  Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines.  Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs.  Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens (“Superliens”).  In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property.  These cleanup costs may be substantial.  CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property.  In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations.  Many states also have laws that are similar to CERCLA.  Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the issuing entity.  Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.  Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to

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protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located.  As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST.  In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption.  The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste.  The court added that a lender’s capacity to influence these decisions could be inferred from the extent of its involvement in the facility’s financial management.  A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability.  Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”).  The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA.  The Asset Conservation Act more explicitly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period.  The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined.  It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof.  It is therefore possible that cleanup or other environmental liability costs could become a liability of the issuing entity and occasion a loss to the issuing entity and to securityholders in some circumstances.  The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

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Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure.  Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws.  In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

Due-on-Sale Clauses

The mortgage loans may contain due-on-sale clauses.  These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property.  The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses.  Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.  The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges and Late Fees; Debt-Acceleration Clauses

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the Prospectus Supplement.  The related servicer or another entity identified in the Prospectus Supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates.  The Office of Thrift Supervision (“OTS”), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.  However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

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Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans included in a trust will include a “debt-acceleration “ clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices.  The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

•
The borrower may have difficulty repaying multiple loans.  In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

•
Acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

•
If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980.  A similar federal statute was in effect for mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state’s usury law would not apply to those mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in an issuing entity unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms

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will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions.  Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions.  Some states have taken that action.

Servicemembers’ Civil Relief Act

Under the terms of the Servicemembers’ Civil Relief Act and similar state and local laws (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances.  These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the Prospectus Supplement.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some

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circumstances, during an additional three month period thereafter.  Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Commercial, Multifamily and Mixed Use Loans

The market value of any Commercial, Multifamily or Mixed-Use Mortgaged Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator.  Because a default on a Commercial, Multifamily or Mixed-Use Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  With respect to any Multifamily Mortgaged Property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

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Leases and Rents

Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans are secured by an assignment of leases (each , a “lease“) and rents of one or more lessees (each, a “lessee“), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA“), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Certain Legal Aspects of the Contracts

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts.  Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated.  The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

General

As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts.  Each contract evidences both

(a)         the obligation of the borrower to repay the loan evidenced thereby, and

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(b)         the grant of a security interest in the manufactured home to secure repayment of the loan.  Aspects of both features of the contracts are described more fully below.

The contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the agreement, the servicer will transfer physical possession of the contracts to the trustee.  In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.  The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the Prospectus Supplement.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in contracts could be defeated.

Security Interests in the Manufactured Homes

The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.  In some nontitle states, perfection pursuant to the provisions of the UCC is required.  The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered.  In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract.  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the home is located.  Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor.  For a series of securities and if so described in the Prospectus Supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws.  The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders.  The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the Prospectus Supplement.  Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer’s rights as the secured party.  However, in some states, in the absence of an amendment to the certificate of title and the new secured

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party succeeds to servicer’s rights as the secured party.  However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home.  If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests.  There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state.  If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee’s security interest in that state, the security interest in the manufactured home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title.  Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation.  In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.  In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien.  Under the Agreement, the servicer is obligated to take those steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest.  The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract.  However, these liens could arise at any time during the term of a contract.  No notice will be given to the trustee or securityholders if a lien arises.

Enforcement of Security Interests in the Manufactured Homes

The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts.  So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the

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absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on that state, before beginning any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.  The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale.  In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers’ Civil Relief Act

The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under “Certain Legal Aspects of Mortgage Loans–Civil Act.”

Consumer Protection Laws

The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder.  The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower.  Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.  In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.  Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes.  Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

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Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.  The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  Fifteen states adopted a similar law before the April 1, 1983 deadline.  In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.  The related asset seller will represent that all of the contracts comply with applicable usury law.

Material Federal Income Tax Considerations

General

The following discussion represents the opinion of [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP] as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  These opinions assume compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued.  This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, investors that do not buy in the original offering and foreign investors) may be subject to special rules.  Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations, a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed it this prospectus.

In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable.  See “State and Other Tax Considerations.”  The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

The following discussion addresses securities of four general types:

•
securities (“REMIC Securities”) representing interests in an issuing entity, or a portion of an issuing entity, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G (the “REMIC Provisions”) of the Code;

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•	securities (“Grantor Trust Securities”) representing interests in a trust fund (a “Grantor Trust Fund”) as to which no election will be made;

•	securities (“Partnership Certificates”) representing equity interests in a trust fund (a “Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes; and

•
securities (“Debt Securities”) representing indebtedness of a Partnership Trust Fund or a trust fund which is disregarded as a separate entity from the owner of its equity for federal income tax purposes.

The prospectus supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related issuing entity, will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion,

1.         references to a “securityholder” or a “holder” are to the beneficial owner of a Security,

2.         references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made and

3.         to the extent specified in the prospectus supplement, references to “mortgage loans” include Contracts.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the “REMIC Regulations”). In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, prepayable securities such as the Notes or Certificates, as applicable.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”).  Any entity other than a REMIC will be considered a Taxable Mortgage Pool if

(1)         substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations (determined by adjusted tax basis) consist of “real estate mortgages,”

(2)         that entity is the borrower under debt obligations with two or more maturities, and

(3)         under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations.  The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

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REMICs

Classification of REMICs

For each series of REMIC Securities, [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP] (“Federal Tax Counsel”) will deliver an opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related issuing entity (or each applicable portion of the issuing entity) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in the REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents of “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC Pool on the Startup Day, is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or is attributable to an advance made to the mortgagor pursuant to the original terms of the obligation and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include whole mortgage loans and, certain certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code Section 25(e)(10) can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

(1)          in exchange for any qualified mortgage within a three-month period from the Startup Day; or

(2)          in exchange for a “defective obligation” within a two-year period from the Startup Day.

A “defective obligation” includes:

(1)          a mortgage in default or as to which default is reasonably foreseeable;

(2)          a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(3)          a mortgage that was fraudulently procured by the borrower; and

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(4)          a mortgage that was not in fact principally secured by real property (but only if the sponsor had a reasonable belief the mortgage loan was principally secured by real estate at the time the mortgage was acquired by the REMIC and the mortgage is disposed of within 90 days of discovery of this defect).

A mortgage loan that is “defective” as described in clause (4) above that is not sold or, if within two years of the Startup Day, sold or exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies.  The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer reasonably required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless an extension of up to three additional years is granted by the Secretary of the Treasury.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

•
A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

•	A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, except as disclosed in a related prospectus supplement, in the opinion of Federal Tax Counsel, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

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If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued.  Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the issuing entity’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the issuing entity’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

The REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs (“Tiered REMICs”) for federal income tax purposes.  Upon the issuance of any of these series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective interests issued by each Tiered REMIC will be considered to evidence ownership of regular interests or residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

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Taxation of Owners of Regular Securities

(1)	General

Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC’s assets.  Interest, original issue discount, and market discount (other than de minimis original issue discount market discount the holder does not elect to include currently) on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments (other than payments treated as payments of accrued market discount not previously included in income) on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations.  See “—Variable Rate Regular Securities” below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations.  A qualified floating rate, as defined above for purposes of the REMIC Regulations (a “REMIC qualified floating rate”), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a “current rate” as defined in the OID Regulations.  In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes.  A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations.  Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a “funds available cap” as that term is defined in the REMIC Regulations.  Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)	Original Issue Discount

Accrual Securities will be, and other classes of Regular Securities may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to, and in some instances provide that they are not applicable to, securities, such as the Regular Securities.  To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or

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appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of an expected substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

In limited circumstances multiple Regular Securities can be aggregated and treated as a single debt instrument for purposes of applying the original issue discount rules.  Otherwise each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the terms of the debt instrument otherwise make the likelihood of late payment (beyond a grace period) or non-payment sufficiently remote.  Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, although there is no guidance directly addressing the issue, because the underlying mortgage loans provide for remedies in the event of default it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest.  Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities.  Likewise, although there is no guidance directly addressing the issue, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption for a series of Regular Securities will be

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set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “–Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period.  For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security.  The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)          the sum of:

(a)         the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

(b)         the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)          the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)          the yield to maturity of the Regular Security at the issue date; and

(2)          the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

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If a purchaser of a Regular Security acquires the Regular Security at a price (excluding any portion of the price attributable to accrued qualified stated interest) less than its stated redemption price at maturity and greater than its adjusted issue price and if that Regular Security is treated as having been issued with original issue discount, the purchaser will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced, pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

(3)	Variable Rate Regular Securities

Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1),  and (3) the interest compounds or is payable at least annually at current values of

(a)         one or more “qualified floating rates,”

(b)         a single fixed rate and one or more qualified floating rates,

(c)         a single “objective rate,” or

(d)         single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds.  A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.  That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party.  However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security’s term.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors are encouraged to consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

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The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate).  However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.  Unless required otherwise by applicable final regulations, although there is no guidance directly addressing the issue, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate.

(4)	Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security.  The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.  A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of

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a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under “—Original Issue Discount” above) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.  Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities.  Prospective investors in Regular Securities are encouraged to consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(5)	Amortizable Premium

A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds that Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security.  The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “Market Discount” are available. The use of an assumption that there will be no prepayments may be required.  Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(6)	Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter.  Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service.  Investors are encouraged to consult their own tax advisors regarding the advisability of making this election.

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(7)	Treatment of Losses

Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the issuing entity have been liquidated or the applicable Class of Regular Securities has been otherwise retired.  The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

Regular Securityholders are encouraged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities.  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules may be applicable to banks and thrift institutions.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(8)	Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year).  That gain will be treated as ordinary income

(1)          if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

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(2)          in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

(3)          to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the “110% yield rule”).

In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years.  Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

Taxation of Owners of Residual Securities

(1)	Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

(1)          the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

(2)          all bad loans will be deductible as business bad debts; and

(3)          the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.
The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities or as a result of a Certificateholder, particularly an interest only Regular Security, not recovering its adjusted issue price.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.   The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.
The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may

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be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities.  When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return.

A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

(1)          it may not be offset by current or net operating loss deductions;

(2)          it will be considered unrelated business taxable income to tax-exempt entities; and

(3)          it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See “—Limitations on Offset or Exemption of REMIC Income” below.  In addition, a Residual Holder’s taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles.  Investors are encouraged to consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)	Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool, but is not available to a subsequent Residual Holder.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, if, in any year, cash

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distributions to a Residual Holder exceed its share of the REMIC’s taxable income, the excess will constitute a return of capital to the extent of the holder’s basis in its Residual Security.  A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero).  If a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets.  The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders are encouraged to consult their own tax advisors in this regard.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)	Treatment of Certain Items of REMIC Income and Expense

Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.   Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Amortizable Premium.”

Market Discount.   The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool.  The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income as principal on the mortgage loans is paid.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.   Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—

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Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985.  Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans.  The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)	Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period.  For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise).  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be “significant,” then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations.  This authority has not been exercised to date.

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(5)	Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a Disqualified Organization.

“Disqualified Organization” means the United States, any state (including the District of Columbia) or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder’s social security number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and any organization treated as a cooperative under Code Section 1381.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(e) of the Code.  The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

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The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.   The REMIC Regulations disregard transfers of Residual Securities under certain circumstances, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax.  A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses.  For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

The asset test is satisfied if

1.
at the time of the transfer of the Residual Security, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

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2.
the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or a cooperative corporation to which subchapter T of Chapter 1 of subtitle A of the Code applies (an “Eligible Corporation”), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

3.	the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test.  Further, the formula test will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule applies to a transferee who is not a “U.S. Person” (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the calendar taxable year following the calendar year of accrual.   A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption.  If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).  In addition, a REMIC Residual Interest held by an entity treated as a partnership for federal tax purposes may be treated as held by its equity owners.

(6)	Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of the Residual Holder in the Residual Security at the time of the sale or exchange.

Further, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”, if a Residual Security’s basis is reduced to zero, any cash distributions with respect to that

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Residual Security in any taxable year in excess of its share of the REMIC’s income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.  If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a loss at that time in an amount equal to the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)	Mark to Market Regulations

Treasury regulations provide that a Residual Security is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

(8)	Inducement Fees

Regulations have been adopted regarding the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Certificates are encouraged to consult their tax advisors regarding the effect of these regulations and the tax consequences of receiving any inducement fee.

Taxes That May Be Imposed on the REMIC Pool

(1)	Prohibited Transactions

Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

(1)         the disposition of a qualified mortgages other than for:

(a)         substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

(b)          foreclosure, default, or imminent default of a qualified mortgage;

(c)          bankruptcy or insolvency of the REMIC Pool; or

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(d)          a qualified (complete) liquidation;

(2)          the receipt of income from assets that are not qualified mortgages or investments that the REMIC Pool is permitted to hold;

(3)          the receipt of compensation for services; or

(4)          the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on such qualified mortgages or to facilitate a clean-up call of a class of REMIC regular interest to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition for this purpose if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)	Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool

(1)         during the three months following the Startup Day,

(2)          made to a qualified reserve fund by a Residual Holder,

(3)          in the nature of a guarantee,

(4)          made to facilitate a qualified liquidation or clean-up call, and

(5)          as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day that do not qualify for an exception from the 100% penalty tax.

(3)	Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year after the year in which the REMIC Pool acquired that property, unless an extension of up to three additional years is granted.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than income that would be qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)	Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date

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on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)	Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The holder of a Residual Security holding the largest percentage interest in the Residual Securities will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC Pool. By acceptance of such Residual Security, the “tax matters person” will consent to the appointment of the Master Servicer, the Trustee or other party, as specified in the related prospectus supplement, as an agent to act on his behalf, unless the Code or applicable Treasury regulations do not permit the agent to act on behalf of the Residual Holder.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool’s tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)	Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor’s adjusted gross income.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.  In addition, Code Section 68, provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess of adjusted gross income in excess of a specified threshold amount (which is adjusted annually for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year.   In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC.  Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions.  In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above.  The Prospectus Supplement will indicate if all those expenses will not be allocable to the Residual Securities.

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Taxation of Certain Foreign Investors

(1)	Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person.  Each Regular Securityholder is encouraged to consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates.  Investors who are Non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.  The term “Non-U.S. Person” means any person who is not a U.S. Person.

(2)	Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the issuing entity or segregated pool of assets in the issuing entity (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).  Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of transfers having “tax avoidance potential.”  Investors who are Non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

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(3)	Backup Withholding

Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status.  Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder’s federal income tax liability. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to provide information but that does not do so in a proper manner.

Grantor Trust Funds

Characterization.  For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code and not as an association taxable as a corporation.  In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as “Grantor Trust Securityholders”) will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund’s assets as described below.

Taxation of Grantor Trust Securityholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund.  Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund.  Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund.  Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained

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by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or the market discount rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

Market Discount.  A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund’s assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “REMICs—Taxation of Owners of Regular Securities—Market Discount” above.  As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

Premium.  To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “REMICs—Taxation of Owners of Regular Securities—Premium” above.

Status of the Grantor Trust Securities.  Except for that portion of a Grantor Trust Fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

•
“domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . .  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent assets of the Trust consist of mortgage loans and other assets of the type described in that section of the Code.

•	real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor

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Trust Fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

•
REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

It is not clear whether Grantor Trust Certificates that are Stripped Certificates (as described below under “Stripped Certificates”) should be treated as qualifying under the Code provisions cited in the first two bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate.  Grantor Trust Securityholders are encouraged to consult their own tax advisors concerning the characterization of the securityholder’s investment for federal income tax purposes.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments.  Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right.  However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a “stripped coupon”) as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped from the mortgage assets.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•	if any servicing compensation is deemed to exceed a reasonable amount;

•	if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

•	if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund’s assets; or

•	if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Holders may be obligated to perform such calculation based on the day they acquire their Trust Certificates rather than based on when the Grantor Trust Fund acquires the Stripped Certificates.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the

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receipt of any cash attributable to that income.  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code, read literally, could require that OID computations be made for each payment from each mortgage loan.  However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or a Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward.  See “—Market Discount” above.  Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

Prepayments. The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

Sale or Exchange of a Grantor Trust Security.  Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income

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allocable to the related asset of the Grantor Trust Fund), and the owner’s adjusted basis in the Grantor Trust Security.  The adjusted basis generally will equal the seller’s cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund  represented by a Grantor Trust Security are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller’s interest in accrued market discount on Grantor Trust Fund assets not previously taken into income.  See “—Market Discount,” above.  Further, Grantor Trust Securities will be “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent the assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Securities.  A holder of a Grantor Trust Security who is not a “U.S. person” (as defined above at “REMICs—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person.  Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  Foreign investors in Grantor Trust Securities issued by a Grantor Trust Fund, the assets of which are mortgage loans, may be subject to negative tax consequences if the related real property is foreclosed upon while held by the Grantor Trust Fund. All holders of Grantor Trust Securities are encouraged to consult their tax advisors regarding the tax consequences of investing in Grantor Trust Securities and the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at “REMICs—Taxation of Certain Foreign Investors—Regular Securities”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In this regard, real estate acquired by a Grantor Trust as a result of foreclosure or in lieu of foreclosure could cause a foreign holder to have “effectively connected income” or a U.S. tax filing obligation even in the absence of such income.  In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings

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and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a “backup” withholding tax if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to provide information but that does not do so in a proper manner.

Grantor Trust Reporting.  The master servicer or trustee, or its designated agent, will be responsible for income tax reporting in respect of each grantor trust.  The master servicer or trustee, or its designated agent, will furnish or make available, within a reasonable time after the end of each calendar year, to each securityholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable securityholders to make the information available to owners or other financial intermediaries of securityholders that hold the certificates as nominees, and will furnish comparable information to the IRS as and when required by law to do so.  There is no assurance the IRS will agree with the master servicer or trustee’s information reports.

On January 24, 2006, the Treasury published final regulations, which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

The master servicer or trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations. The master servicer or trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Partnership Trust Funds and Disregarded Entities

Classification of Issuing Entities

For each series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the issuing entity will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the parties to the related Agreement and related documents will comply with the terms of those documents.

Taxation of Debt Securityholders

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in a Partnership Trust Fund.  If so treated, the Partnership Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity.  Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Partnership Trust Fund were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of the Partnership Trust Fund’s expenses, and income from the Partnership Trust Fund’s assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners’ method of tax accounting.

Except for the treatment of the allocation of Realized Losses, Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities” and “—Sale or Exchange of Regular Securities.”

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Allocations of Realized Losses.

The manner in which losses are claimed on the Notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the Notes for federal tax purposes.  Whether the Notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the Notes are considered issued by a corporation.  If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Partnership Trust Fund, then the issuing entity will be a disregarded entity as separate from its equity owner and if such equity owner is a corporation, the Notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects  both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the Notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g., if some Certificateholders are natural persons or partnerships and some are corporations, losses on the Notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the Notes are considered issued by a partnership then they would be governed by the rules under Code Section 166 the same as a REMIC.  Investors are encouraged to consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property “within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” or “Government securities” within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute “Government securities” within the meaning of Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute “qualified mortgages” with in the meaning of Section 860G(a)(3) of the Code for REMICs.

Taxation of Owners of Partnership Certificates

(1)	Treatment as a Partnership Trust Fund

The correct characterization of an issuing entity that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the issuing entity has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the Noteholders) the issuing entity could qualify as a grantor trust with an interest expense.  As a consequence, each Certificateholder would be treated as owning a pro rata share of the issuing entity’s assets, earning income thereon and incurring the expenses of the issuing entity (including the interest expense on the Notes).  See “Grantor Trusts.”  If an issuing entity that issues Notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that an issuing entity that issued Notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include an issuing entity.  If an issuing entity that is treated as a partnership has made an election under Section 761 to be excluded from the main partnership provisions of the Code this will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one Certificateholder in an issuing entity that represents all of the equity of the issuing entity for federal income tax purposes, the separate existence of the issuing entity is disregarded, and the Certificateholder is treated as the owner of all of the assets of the issuing entity and as the issuer of the Notes of the

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issuing entity for federal income tax purposes.  For all other Issuing entities that issue Notes, the Partnership Trust Fund will agree, and the related owners of Partnership Certificates (“Partnership Certificate Owners”) will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity.  However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)	Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its Certificateholders.  Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes.  The Partnership Trust Fund’s income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the issuing entity will be allocated.

Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

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An individual taxpayer’s share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax.  In addition, after 2010, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)	Discount and Premium

The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be.  See “REMICs—Taxation of Owners of Regular Securities—Acquisition Premium” and “— Market Discount” above.  As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis.  Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)	Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund.  The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund.  The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.

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Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)	Disposition of Partnership Certificates

Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold.  Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner’s holding period exceeded one year.  A Partnership Certificate Owner’s tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate.  In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner’s share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund.  A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.  A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)	Allocations Between Transferors and Transferees

In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period.  As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a Due Period convention may not be permitted by existing Treasury regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners.  The Partnership Trust Fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

(7)	Section 731 Distributions

In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner’s interest in the Partnership Certificate.  To the extent that the amount of money distributed exceeds that Partnership Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner’s interest.  Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

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(8)	Section 754 Election

In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had.  The tax basis of the Partnership Trust Fund’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the trust were to file an election under Section 754 of the Code. Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates, if the certificates have a fixed principal (or similar) amount.  With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code.  As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)	Administrative Matters

The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund.  Except as disclosed in the related prospectus supplement, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner’s allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1.  The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

•	the name, address and identification number of such person,

•	whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

•	particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be

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responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a Partnership Certificate Owner’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

(10)	Taxation of Certain Foreign Partnership Certificate Owners

As used below, the term “Non-United States Owner” means a Partnership Certificate Owner that is not a U.S. Person, as defined under “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors,” above.

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold.  If the Partnership Trust Fund will protectively withhold, such withholding will be disclosed in the related Prospectus Supplement. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 35% for all other Non-United States Owners.  If the income is determined to be effectively connected to a U.S. trade or business, certain corporate Non-United States Owners could be subject to an additional 30% “branch profits tax” at a rate of 30% (or lower rate under an applicable tax treaty).

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate (as applicable) income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner’s allocable share of interest from the Partnership Trust Fund constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess

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of the taxes that should have been withheld with respect to the interest.  In any event, in order to request any refund of taxes withheld by the Partnership Trust Fund, a Non-United States Investor must file a U.S. individual or corporate (as applicable) income tax return.

(11)	Backup Withholding

Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a “backup” withholding tax if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to provide information but that does not do so in a proper manner.

(12)	Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case in imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex, and include, but are not limited to, transactions that result in certain losses that exceed threshold amounts.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

(13)	Exchangeable Certificates

The tax consequences of holding or selling Exchangeable Certificates will be discussed in the related Prospectus Supplement.

Consequences for Particular Investors

The federal tax discussions above may not be applicable depending on a securityholder’s particular tax situation.  The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the Notes and Certificates, as applicable, offered under this prospectus and the Prospectus Supplement.  In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

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ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The depositor, underwriter, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets

In 29 C.F.R §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the Assets of the issuing entity and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the issuing entity and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Prohibited Transaction Class Exemption 83-1

The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which under certain conditions exempts from the application of the prohibited transaction

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rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of Certificates which are “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate” is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.  PTCE 83-1 requires that:  (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the issuing entity, together with all funds inuring to its benefit for administering the issuing entity, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.  In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the depositor, the insurer, the master servicer or other servicer or the trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.  In the case of any Plan with respect to which the depositor, the master servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm’s-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the depositor, the trustee, the master servicer and the insurer.  Before purchasing Certificates, a fiduciary of a Plan should confirm that the issuing entity is a “mortgage pool,” that the Certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Underwriter Exemption

The DOL has granted to Deutsche Bank Securities Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”), Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) and Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include:  single and multi-family residential mortgage loans, home

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equity loans or receivables (including cooperative housing loans), manufactured housing loans, guaranteed governmental mortgage pool certificates and previously issued securities eligible under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption

The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Assets held by the issuing entity must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below).  (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “loans.”).  Third, unless the Certificates are backed by fully-secured loans, they may not be subordinated.  Fourth, except as described below, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than any underwriter as defined in the Exemption.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest rate swap” (as described below) held as an Asset of the issuing entity and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the issuing entity as of the date of initial issuance of the Certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related issuing entity must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by Certificates issued in such transactions are:  (a) not subordinated to the rights and interests evidenced by Securities of the same issuing entity; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or Assets of the issuing entity is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:  (i) the outstanding principal balance due under the loan which is held by the issuing entity and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the issuing entity) which are secured by the same collateral.

Types of Issuing Entities

The Exemption permits the issuer to be an owner-trust, a REMIC or a grantor trust.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be

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reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Coverage for Certificates Not Exemption Eligible

In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets

The Amendment permits an interest-rate swap agreement and a yield supplement agreement to be Assets of an issuing entity which issues Certificates acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the issuing entity) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted issuing entity Asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the issuing entity to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the

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counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the issuing entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the issuing entity (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the issuing entity if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the issuing entity and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts

If Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the issuing entity within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date.  Exemptive relief is available provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the issuing entity, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such additional loans to the issuing entity during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the issuing entity.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the issuing entity at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the issuing entity on the closing date.  Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus,

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Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

Revolving Pool Features

The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, Certificates issued by issuing entities which feature revolving pools of Assets will not be eligible for a purchase by Plans.  However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the issuing entity provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the Assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans.  However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect

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to such Plan.  There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Amendment to the Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s Assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the issuing entity.  However, with respect to the acquisition, holding or transfer of Notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS IS ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

The Prospectus Supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more

137

rating agencies and (2) are part of a series representing interests in, or secured by, an issuing entity consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be “mortgage related securities” for purposes of SMMEA.

Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with general standards concerning “safety and soundness” and retention of credit information in 12 C.F.R. §1.5), some “Type IV securities,” defined in 12 C.F.R. §1.2(l) to include some “residential mortgage related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. §703.140.  Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the “OTS”) should consider the OTS’ Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” before investing in any of the Offered Notes or Offered Certificates, as applicable.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

If specified in the Prospectus Supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute “mortgage related securities” under SMMEA.  The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

138

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying,” and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as “mortgage related securities,” no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series.  The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If specified in the Prospectus Supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. (“DBS”) acting as underwriter with other underwriters, if any, named in the underwriting agreement.  In that event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions.  The Prospectus Supplement will describe any compensation paid by the depositor.

As to any offering of securities, in additions to the method of distribution as described in the Prospectus Supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the Prospectus Supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase.  If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date.  The exact

139

percentage for each series of Notes or Certificates, as applicable, will be disclosed in the Prospectus Supplement.  To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price.  The Prospectus Supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable.  DBS performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors.  Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable Securityholders are encouraged to consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus.  Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable (the “Registration Statement”).  This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission.  The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549, and at Regional Offices in the following locations:

•	Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

•	New York Regional Office, 3 World Financial Center, Room 4300, New York, New York 10281.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, D.C. 20549, at prescribed rates.

140

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site.  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the depositor’s website referenced above as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Description of the Agreements – Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the issuing entity referred to in the Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that issuing entity will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the Prospectus Supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the Prospectus Supplement.

The Trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests for information should be directed to the corporate trust office of the Trustee specified in the Prospectus Supplement.

141

Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

Financial Information

A new issuing entity will be formed for each series of Notes or Certificates, as applicable, and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable.  Accordingly, financial statements for an issuing entity will generally not be included in this prospectus or in the Prospectus Supplement.

Rating

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans.  These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

142

Index of Defined Terms

110% yield rule	107
1986 Act	100
1997 Act	121
1998 Policy Statement	138
Acceptable Investments	136
Accrual Period	23
ADA	91
Agency Securities	4
Agreement	49
Allowable Interest Rate	134
Allowable Notional Amount	134
ARM Loans	7
Asset Conservation Act	86
Asset Group	32
Asset Seller	4
Assets	4
Bankruptcy Code	83
Beneficial Owner	40
Book-Entry Certificates	32
Book-Entry Notes	32
Book-Entry Securities	32
Buydown Mortgage Loans	26
Buydown Period	26
Capitalized Interest Account	20
CERCLA	13, 85
Certificates	30
Charter Act	16
CI	41
Clearstream Luxembourg	40
Clearstream, Luxembourg	41
Clearstream, Luxembourg Participants	42
Code	39, 95
Collection Account	52
Commercial Mortgage Loans	10
Commission	8
contract borrower	78
contract lender	78
Cooperative	77
Cooperative Corporation	42
Cooperative Loans	77
Cooperatives	6
Covered Trust	73
CPR	25
Crime Control Act	90
Cut-off Date	7
DBC	41
DBS	139
Debt Securities	96
Definitive Certificates	32
Definitive Notes	32
Definitive Securities	32
Determination Date	32
Disqualified Organization	111
disqualified persons	131
Distribution Account	68
Distribution Date	23
DOL	131
DOL Pre-Funding Period	135
DTC	40
EDGAR	141
Eligible Accounts	21
Eligible Corporation	113
Environmental Policies	62
ERISA	131
Euroclear	40
Euroclear Operator	42
European Depositaries	43
Exchange Act	41
Exemption	132
EYS Agreement	135
Fannie Mae	4
FDIC	53
Federal Tax Counsel	97
FFIEC	138
FHA	6
Financial Intermediary	43
Freddie Mac	4
Freddie Mac Act	17
Freddie Mac Certificate Group	17
Garn-St. Germain Act	87
Ginnie Mae	4
Grantor Trust Fund	96
Grantor Trust Securities	96
Grantor Trust Securityholders	118
Home Equity Loans	6
Housing Act	15
HUD	61
Increasing Payment Asset	5
Indirect Participants	41
Insurance Proceeds	33
land sale contract	78
Land Sale Contracts	6
lease	91
lessee	91
Leveraged	134
Liquidation Proceeds	33
Loan-to-Value Ratio	7
Lock-out Date	8
Lock-out Period	8
Mixed Use Mortgage Loans	10
Mortgage Securities	4
Mortgages	6
Multifamily Mortgage Loans	10
Multifamily Properties	26
Multi-Family Property	6

143

NCUA	138
New CI	41
noneconomic residual interest	112
Nonrecoverable Advance	37
Notes	30
OCC	138
Offered Certificates	32
Offered Notes	32
Offered Securities	32
Offering Documents	136
OID Regulations	96
OTS	87, 138
Parity Act	87
Participants	41
parties in interest	131
Partnership Certificate Owners	125
Partnership Certificates	96
Pass-Through Entity	111
PCBs	85
Permitted Investments	53
Plan	131
Plan Asset Regulations	131
Pre-Funded Amount	20
Pre-Funding Account	20
Pre-Funding Limit	135
Pre-Funding Period	20
Prepayment Assumption	101
Prepayment Premium	8
Prospectus Supplement	1
PTCE 83-1	131
PTCE 84-14	134
PTCE 95-60	134
PTCE 96-23	134
PTE 2000-58	132
PTE 2002-41	132
PTE 97-34	132
Purchase Price	50
QPAM	134
Rating Agency	133
RCRA	86
Record Date	32
Refinance Loans	7
Registration Statement	140
Regular Securities	97
Regular Securityholder	100
Relevant Depositary	43
Relief Act	89
REMIC	48, 95
REMIC Provisions	95
REMIC qualified floating rate	100
REMIC Regulations	96
REMIC Securities	48, 95
REO Property	38
Residual Holders	107
Residual Securities	97
Revolving Credit Line Loans	9
RICO	90
Rules	43
Securities	30
Servicemen’s Readjustment Act	20
Similar Law	137
Single Family Property	6
SMMEA	137
SPA	25
Special servicer	65
Stripped Agency Securities	18
Subsequent Assets	20
Superliens	85
Swap	134
Swap Agreement	134
Taxable Mortgage Pools	96
Terms and Conditions	42
Tiered REMICs	99
Title V	88
Title VIII	89
U.S. Person	113
UCC	41
UST	86
VA	6
VA Guaranty Policy	62
Value	7
Warranting Party	51

144

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement dated [_________ __, ________] (to Prospectus dated ________ __, 2010)

$[__________] (Approximate)

ACE SECURITIES CORP. Home Equity Loan Trust, Series [_______]

Asset Backed Pass-Through Certificates

Home Equity Loan Trust [________]
Issuer

[DB Structured Products, Inc.]
Sponsor

Ace Securities Corp.
Depositor

[_________________________]
Servicer

[_________________________]
Master Servicer

You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.

The Offered Certificates hereby represent an interest solely in the Issuing Entity and do not evidence interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

Offered Certificates
The trust created for the Series [______] certificates will hold a pool of first and second lien [fixed-rate] [and adjustable-rate] [mortgage loans][contracts] secured by [one- to four-family residential properties,] [commercial properties,] [multifamily properties,] [mixed-use residential and commercial properties or unimproved land] [and home improvement contracts] [manufactured housing installment sale contracts and installment loan agreements]. The trust will issue [________] classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances or notional amounts and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of excess interest, [overcollateralization], subordination and an [interest rate swap agreement].

Class	Initial Certificate Principal Balance or Notional Amount(1)	Pass-Through Rate	Scheduled Final Maturity Date
[___]	$ [__________]	[One-Month LIBOR + [___]%(2)(3)]	[_________, 20__]
[___]	$ [__________]	[One-Month LIBOR + [___]% (2)(3)]	[_________, 20__]
[___]	$ [__________]	[One-Month LIBOR + [___]% (2)(3)]	[_________, 20__]
[___]	$ [__________]	[One-Month LIBOR + [___]% (2)(3)]	[_________, 20__]
______________________
(1)    Approximate.

(2)    The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in this prospectus supplement under “Summary of Prospectus Supplement.”

(3)    After the optional termination date, the margins applicable to the Class [___] Certificates and the Class [___] Certificates will increase by [_____]% and the margins applicable to the Class [___] Certificates and the Class [___] Certificates will increase by the lesser of (i) the product of the applicable margin and [ ]% and (ii) [ ]%.

The certificates offered by this prospectus supplement will be purchased by [Deutsche Bank Securities Inc.] from the Depositor, and are being offered by [Deutsche Bank Securities Inc.] from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately [___]% of their initial Certificate Principal Balance before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[Deutsche Bank Securities]

The date of this prospectus is [         ], 2010

Important notice about information in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

Ace Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT	S-1
The Trust	S-2
The [Mortgage Loans][Contracts]	S-2
Removal and Substitution of a [Mortgage Loan][Contract]	S-4
The Certificates	S-4
Credit Enhancement	S-6
P&I Advances	S-9
Fees and Expenses	S-9
Optional Termination	S-9
Final Scheduled Maturity Dates	S-9
Expected Final Distribution Dates	S-9
Material Federal Income Tax Considerations	S-10
Ratings	S-10
Legal Investment	S-10
Considerations for Benefit Plan Investors	S-10
TRANSACTION STRUCTURE	S-10
RISK FACTORS	S-11
USE OF PROCEEDS	S-29
THE [MORTGAGE][CONTRACT] POOL	S-29
General	S-29
[Mortgage Loan][Contract] Delinquencies and Losses	S-31
[Mortgage Loan][Contract] Characteristics	S-32
Group I [Mortgage Loan][Contract] Characteristics	S-40
Group II [Mortgage Loan][Contract] Characteristics	S-47
The Indices	S-54
Underwriting Standards	S-54
[Name of Originator]	S-54
[Originator Name]	S-54
Additional Information Concerning the [Mortgage Loans][Contracts]	S-54
[Conveyance of Subsequent [Mortgage Loans][Contracts] and the Pre-Funding Account]	S-55
[Interest Coverage Account]	S-56
YIELD ON THE CERTIFICATES	S-56
Certain Shortfalls in Collections of Interest	S-56
General Prepayment Considerations	S-57
Special Yield Considerations	S-58

i

Weighted Average Lives	S-59
Yield Sensitivity of the Mezzanine Certificates	S-68
[The Interest Rate Swap Agreement and the Swap Provider]	S-69
DESCRIPTION OF THE CERTIFICATES	S-76
General	S-76
Book-Entry Certificates	S-77
Exchangeable Certificates	S-81
Pass-Through Rates	S-82
Glossary	S-83
Permitted Investments	S-93
Interest Distributions on the Offered Certificates and the Class B Certificates	S-94
Calculation of One-Month LIBOR	S-96
Principal Distributions on the Offered Certificates and the Class B Certificates	S-97
Distributions with Respect to Exchangeable Certificates	S-99
Table of Fees and Expenses	S-99
Credit Enhancement	S-100
Overcollateralization Provisions	S-101
Allocation of Extra Principal Distribution Amount	S-104
Allocation of Losses; Subordination	S-104
P&I Advances	S-106
Reports to Certificateholders	S-107
THE ORIGINATORS	S-107
General	S-107
STATIC POOL INFORMATION	S-108
ISSUING ENTITY	S-108
THE SERVICER	S-108
General	S-109
[Servicer Name]	S-110
Servicing and Other Compensation and Payment of Expenses	S-110
THE MASTER SERVICER	S-115
[General]	S-115
Master Servicing and Other Compensation and Payment of Expenses	S-115
Transfer of Master Servicing	S-115
THE TRUSTEE	S-116
THE SECURITIES ADMINISTRATOR	S-117
THE CUSTODIANS	S-117
[THE CREDIT RISK MANAGER]	S-118
POOLING AND SERVICING AGREEMENT	S-118
General	S-118
Assignment of the [Mortgage Loans][Contracts]	S-118
Payments on [Mortgage Loans][Contracts]; Deposits to Collection Account and Distribution Account	S-121
Certain Matters Regarding [____] as Servicer	S-121
Events of Default	S-122
Voting Rights	S-122
Termination	S-122
Optional Purchase of Defaulted [Mortgage Loans][Contracts]	S-124
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	S-125
METHOD OF DISTRIBUTION	S-129
SECONDARY MARKET	S-130
LEGAL MATTERS	S-130
RATINGS	S-131
LEGAL PROCEEDINGS	S-131
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-132
LEGAL INVESTMENT	S-132
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS	S-132
ANNEX I	A-1

ii

Initial Settlement	A-1
Secondary Market Trading	A-1
Certain U.S. Federal Income Tax Documentation Requirements	A-3

iii

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a brief description of the important features of the certificates offered by this prospectus supplement and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Issuing Entity	Home Equity Loan Trust [______]

Title of Series	ACE Securities Corp. Home Equity Loan Trust, Series [______] Asset Backed Pass-Through Certificates.

Cut-off Date	[___________].

Closing Date	On or about [____________].

Depositor	Ace Securities Corp., a Delaware corporation. See “The Depositor” in the prospectus.

Originators
[_________________________], with respect to approximately [__]% of the [mortgage loans][contracts] by aggregate principal balance as of the Cut-off Date. The remainder of the [mortgage loans][contracts] were originated by various originators, none of which have originated more than 10% of the [mortgage loans][contracts].  See “The Originators” in this prospectus supplement.

Sponsor	[DB Structured Products, Inc., a Delaware corporation]. See “The Sponsor” in this prospectus supplement and in the prospectus.

Master Servicer	[________________________]. See “The Master Servicer” in this prospectus supplement.

Servicer	[________________________]. See “The Servicer” in this prospectus supplement.

Trustee	[________________________], will be the trustee of the trust [and the supplemental interest trust]. See “The Trustee” in this prospectus supplement.

Securities Administrator	[________________________]. See “The Securities Administrator” in this prospectus supplement.

Custodians	[________________________]. See “The Custodians” in this prospectus supplement.

Distribution Dates	Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [__________].

[Credit Risk Manager	[________________________]. See “The Credit Risk Manager” in this prospectus supplement.]

Offered Certificates
Only the certificates listed on the cover of this prospectus supplement are being offered by this prospectus supplement. Each class of Offered Certificates will have the initial certificate principal balance or notional amount and pass-through rate set forth or described in the table appearing on the cover of this prospectus supplement.

The Issuing Entity.

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the Cut-off Date among the Depositor, [the Servicer,] the Master Servicer, the Securities Administrator and the Trustee. There are [________] classes of certificates evidencing interests in the trust. See “Description of the Certificates” in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust.  In general, distributions of interest and principal, if applicable, on the Offered Certificates will be made only from payments received in connection with the [mortgage loans][contracts] [and the interest rate swap agreement].

The [Mortgage Loans][Contracts]

References to percentages of the [mortgage loans][contracts] under this section are calculated based on the aggregate principal balance of the [mortgage loans][contracts] as of the Cut-off Date.

The trust will contain [___] [fixed-rate][adjustable-rate] [mortgage loans] [contracts] secured by [conventional, one- to four-family, first and second lien residential real properties,][commercial properties][multifamily properties][mixed-use residential and commercial properties or unimproved land][home improvement contracts][manufactured homes] ([the “Mortgage Loans”][the “Contracts”]).

[As described herein, additional [mortgage loans][contracts], referred to herein as subsequent [mortgage loans][contracts], may be added to the [mortgage][contract] pool after the closing date.]

[All percentages with respect to the characteristics of the [mortgage loans][contracts] shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent [mortgage loans], representing up to [__]% of the [mortgage][contract] pool, identified and expected to be transferred to the trust within [ninety] days of the closing date.]

[On the closing date, will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool.  This amount is referred to in this prospectus supplement as the pre-funded amount.  From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent [mortgage loans][contract] to be included in the trust fund backing all the classes of certificates, provided that such subsequent [mortgage loans][contracts] satisfy the requirements described in “The [Mortgage][Contract] Pool—Conveyance of Subsequent [Mortgage Loans] [Contracts] and the Pre-Funding Account” in this prospectus supplement.  The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent [mortgage loans][contracts] during the pre-funding period.  Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

[On the closing date, the depositor will deposit in an account to be held by the securities administrator, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent [mortgage loans][contracts] attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]

[For purposes of calculating interest and principal distributions on the Class [__] Certificates and the Class [__] and Class [__] Certificates (collectively, the “Class [__] Certificates”; and together with the Class [__] Certificates, the “Class [__] Certificates”), the [Mortgage Loans] [Contracts] have been divided into two [loan][contract] groups, designated as the “Group I [Mortgage Loans][Contracts]” and the “Group II [Mortgage Loans][Contracts].”  The Group I [Mortgage Loans][Contracts] consist of first and second lien [fixed-rate] [and adjustable-rate] [mortgage loans][contracts] secured by [one- to four-family residential properties,] [commercial properties,] [multifamily properties,] [mixed-use residential properties or unimproved land][and home improvement contracts][manufactured housing installment sale contracts and installment loan agreements]. The Group II [Mortgage Loans][Contracts] consist of first and second lien [fixed-rate] [and adjustable-rate] [mortgage loans][contracts] secured by [one- to four-family residential properties,] [commercial properties,] [multifamily properties,] [mixed-use residential properties or unimproved land][and home improvement contracts][manufactured housing installment sale contracts and installment loan agreements].]

[The Class [__] Certificates evidence interests in the Group I [Mortgage Loans] [Contracts].  The Class [__] Certificates evidence interests in the Group II [Mortgage Loans] [Contracts]. The Class [__] Certificates and Class [__] Certificates (collectively, the “Mezzanine Certificates”) evidence interests in all of the [Mortgage Loans] [Contracts]. ]

The Group I [Mortgage Loans] [Contracts] consist of [___] [mortgage loans][contracts] and have an aggregate principal balance of approximately $[_________] as of the Cut-off Date. The Group I [Mortgage Loans] [Contracts] have original terms to maturity of not greater than approximately [__] years and have the following characteristics as of the Cut-off Date:

Range of [mortgage][contract] rates:	[___]% to [___]%.
Weighted average [mortgage][contract] rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum [mortgage][contract] rates:	[___]% to [___]%.]
[Weighted average minimum [mortgage][contract] rate:	[___]%.]
[Range of maximum [mortgage][contract] rates:	[___]% to [___]%.]
[Weighted average maximum [mortgage][contract] rate:	[___]%.]
Weighted average remaining term to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___].
Average principal balance:	$[___].
Range of original combined
loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[__________].]]

[The Group II [Mortgage Loans][Contracts] consist of [____] [mortgage loans][contracts] and have an aggregate principal balance of approximately $[_________] as of the Cut-off Date. The Group II [Mortgage Loans][Contracts] have original terms to maturity of not greater than approximately [__] years and have the following characteristics as of the Cut-off Date:

Range of [mortgage][contract] rates:	[___]% to [___]%.
Weighted average [mortgage][contract] rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum [mortgage][contract] rates:	[___]% to [___]%.]
[Weighted average minimum [mortgage][contract] rate:	[___]%.]
[Range of maximum [mortgage][contract] rates:	[___]% to v%.]
[Weighted average maximum [mortgage][contract] rate:	[___]%.]
Weighted average remaining term to stated maturity:	[___] months.
Range of principal balances:	$[___] to $[___]
Average principal balance:	$[___].
Range of original combined
loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]

The [Mortgage Loans][Contracts] consist of [_____] [mortgage loans][contracts] and in the aggregate have a principal balance of approximately $[_____] as of the Cut-off Date and have the following characteristics as of the Cut-off Date:

Range of [mortgage][contract] rates:	[___]% to [___]%.
Weighted average [mortgage][contract] rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]

[Range of minimum [mortgage][contract] rates:	[___]% to [___]%.]
[Weighted average minimum [mortgage][contract] rate:	[___]%.]
[Range of maximum [mortgage][contract] rates:	[___]% to [___]%.]
[Weighted average maximum [mortgage][contract] rate:	[___]%.]
Weighted average remaining term to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___]
Average principal balance:	$[___].
Range of original combined
loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[__________].]]

The [mortgage][contract] rate on each adjustable-rate [Mortgage Loan][Contract] will adjust [semi-annually] on each adjustment date to equal the sum of (A) [Six-Month LIBOR] (as defined in this prospectus supplement) and (B) the related gross margin, subject to periodic and lifetime limitations, as described under “The [Mortgage][Contract] Pool” in this prospectus supplement. See also “The [Mortgage][Contract] Pool–The Index” in this prospectus supplement.

The first adjustment date on the adjustable-rate [Mortgage Loans][Contracts] will occur after an initial period of approximately [__] years from the date of origination, as more fully described under “The [Mortgage][Contract] Pool” in this prospectus supplement.

For additional information regarding the [Mortgage Loans][Contracts], see “The [Mortgage][Contract] Pool” in this prospectus supplement.

Removal and Substitution of a [Mortgage Loan][Contract]

The Trustee will acknowledge the sale, transfer and assignment of the trust fund [Mortgage Loans] [Contracts] to it by the Depositor and receipt of, subject to further review and the exceptions, the [Mortgage Loans] [Contracts].  If the Trustee finds that any [Mortgage Loan][Contract] is defective on its face due to a breach of the representations and warranties with respect to that [loan][contract] made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related [Mortgage Loan][Contract], the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute [Mortgage Loan][Contract] (if within two years of the Closing Date); provided that, if such defect would cause the [Mortgage Loan][Contract] to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The Class [__] Certificates and the [__] Certificates are the only classes of certificates offered by this prospectus supplement and are referred to herein as the “Offered Certificates”. The Offered Certificates will have the characteristics shown in the table on the cover of this prospectus supplement and as described in this prospectus supplement.

The pass-through rate on each class of Offered Certificates is variable and will be calculated for each Distribution Date as described below and under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.  [The pass-through rate on each class of Offered Certificates is a rate per annum based on [one-month LIBOR] plus an applicable spread, subject to a rate cap calculated based on the weighted average [mortgage][contract] rate of the [Mortgage Loans][Contracts] in the related [loan][contract] group, less the fee rates payable to the Servicer, the Master Servicer and the Credit Risk Manager (collectively, the “Administration Costs”) [and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider or any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event allocable to the related [loan][contract] group and in the case of the Mezzanine Certificates based on both [loan][contract] groups, weighted in proportion to the results of subtracting from the aggregate principal balance of each [loan][contract] group the certificate principal balance of the related Class A Certificates], and in each case, adjusted for the actual number of days in the interest accrual period.] [The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. Each spread is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.]

The Offered Certificates will be sold by the Depositor to Deutsche Bank Securities Inc. (the “Underwriter”) on the Closing Date.

The Offered Certificates will be represented initially by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this prospectus supplement) in Europe and will be issued in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. See “Description of the Certificates–Book-Entry Certificates” in this prospectus supplement.

Class B Certificates.  The Class [__] Certificates and Class [__] Certificates (together, the “Class B Certificates”) are not offered by this prospectus supplement.  The Class [__] Certificates evidence interests in all of the [Mortgage Loans] [Contracts]. The Class [__] Certificates will have an initial certificate principal balance of approximately $[________]. The Class [__] Certificates will have an initial certificate principal balance of approximately $[_______]. [The pass-through rate applicable to each class of Class [__] Certificates is a rate per annum based on [one-month] LIBOR plus an applicable spread, subject to a rate cap calculated based on the weighted average [mortgage][contract] rate of the [Mortgage Loans][Contracts], less the Administration Costs [and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event, weighted in proportion to the results of subtracting from the aggregate principal balance of each [loan][contract] group the certificate principal balance of the related Class [__] Certificates] and adjusted for the actual number of days in the interest accrual period. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The spread applicable to each class of Class [__] Certificates is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.]  The Class [__] Certificates initially evidence an aggregate interest of approximately [__]% in the trust.

Class CE Certificates.  The Class CE Certificates are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $[__________], which is equal to the initial overcollateralization required by the pooling and servicing agreement.  The Class CE Certificates initially evidence an interest of approximately [__]% in the trust.

[Class P Certificates.  The Class P Certificates are not offered by this prospectus supplement.  The Class P Certificates will have an initial certificate principal balance of $[__] and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment charges received in respect of the [Mortgage Loans][Contracts].]

Residual Certificates.  The Class R Certificates or Residual Certificates, which are not offered by this prospectus supplement, represent the residual interests in the trust.

[Exchangeable Certificates.  Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the exchangeable REMIC certificates, in combinations referred to in this prospectus supplement as the REMIC combinations. The exchangeable certificates and related REMIC combinations are identified in Annex [___] to this prospectus supplement. In the event that any REMIC combination is exchanged for the related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal and/or interest distributions on each class of exchangeable REMIC certificates in the related

REMIC combination. In addition, each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.  See “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement.]

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates and the Class B Certificates consists of excess interest, [overcollateralization], subordination [and an interest rate swap agreement], each as described in this section and under “Description of the Certificates–Credit Enhancement” and [“–Overcollateralization Provisions”] in this prospectus supplement.

Excess Interest.  The [Mortgage Loans] [Contracts] bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust [and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event)].  Any excess interest from the [Mortgage Loans] [Contracts] each month will be available to absorb realized losses on the [Mortgage Loans] [Contracts] [and to maintain or restore overcollateralization at required levels].

Subordination. The rights of the holders of the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class [__] Certificates.

In addition, to the extent described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement,

•        the rights of the holders of the Class [__], Class [__], Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•        the rights of the holders of the Class [__], Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•        the rights of the holders of the Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•        the rights of the holders of the Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the [Mortgage Loans] [Contracts], as described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

[Overcollateralization. The aggregate principal balance of the [Mortgage Loans] [Contracts] as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class [__] Certificates, the Mezzanine Certificates, the Class B Certificates and the Class P Certificates on the Closing Date by approximately $[_________], which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately [__]% of the aggregate principal balance of the [Mortgage Loans] [Contracts] as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the [mortgage][contract] pool under the pooling and servicing agreement. See “Description of the Certificates–Overcollateralization Provisions” in this prospectus supplement.]

[Interest Rate Swap Agreement. The Offered Certificates and the Class B Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by [__________________] (the “Swap Provider”) for each Distribution Date commencing in [___________] and terminating on the Distribution Date in [___________], unless terminated earlier in accordance with the provisions of the Interest Rate Swap Agreement.]

[Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the Securities

Administrator (on behalf of a supplemental interest trust and from funds of such trust) will be obligated to make a fixed payment (the “Securities Administrator Payment”) to the Swap Provider calculated in accordance with the procedures set forth in the Interest Rate Swap Agreement and as set forth in this prospectus supplement, and (ii) the Swap Provider will be obligated to make a floating payment to the supplemental interest trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the “Swap Provider Payment”) equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the “Swap Notional Amount” set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.]

[On each Distribution Date, the net positive difference between the Securities Administrator Payment and the Swap Provider Payment, if any (a “Net Swap Payment”), will be deposited into a reserve fund and will be available for distribution to the Offered Certificates and Class B Certificates in respect of any interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates and the Class B Certificates as described in this prospectus supplement. If, on any Distribution Date, the Swap Provider Payment with respect to the Offered Certificates and the Class B Certificates exceeds the amount of the interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates and the Class B Certificates for such Distribution Date, after making the distributions set forth under “The Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement, any remaining amounts will be distributed to the Class CE Certificates. See “Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

[Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the Securities Administrator is required to make a Swap Termination Payment that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to certificateholders.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

[Amounts payable by the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments which are not payable as a result of the occurrence of a Swap Provider trigger event will be paid to the Swap Provider on each Distribution Date before distributions to certificateholders and will first be deposited to the supplemental interest trust before payment to the Swap Provider.]

[Mandatory Auction of the Mandatory Auction Certificates]

[Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Certificates and Class [__] Certificates, referred to in this prospectus supplement as the mandatory auction certificates, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction certificates will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Certificates-Mandatory Auction” in this prospectus supplement.]

Allocation of Losses. If, on any Distribution Date, there is not sufficient excess interest [or overcollateralization (represented by the Class CE Certificates)] or [Net Swap Payments] to absorb realized losses on the [Mortgage Loans][Contracts] as described under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, then realized losses on the [Mortgage Loans] [Contracts] will be allocated to the Class [__], Class [__], Class [__] and Class [__] Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. [The pooling and servicing agreement does not permit the allocation of realized losses on the [Mortgage Loans][Contracts] to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the [Mortgage Loans][Contracts] to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled.] See “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

Unless the Servicer collects subsequent recoveries on [Mortgage Loans][Contracts] for which realized losses were allocated to the Class B Certificates and Mezzanine Certificates, once realized losses are allocated to the Class B Certificates and the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. [However, the amount of any realized losses allocated to the Class B Certificates and the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

P&I Advances

The Servicer is required to advance delinquent payments of principal and interest on the [Mortgage Loans][Contracts] serviced by the Servicer, subject to the limitations described under “Description of the Certificates—P&I Advances” in this prospectus supplement.  A successor servicer will be obligated to make any required delinquency advance if the Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The Servicer, or any successor servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.  See “Description of the Certificates—P&I Advances” in this prospectus supplement and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Fees and Expenses

With respect to each [Mortgage Loan][Contract], the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the [Mortgage Loan][Contract].  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a [Mortgage Loan][Contract] is computed.  The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected.  [The master servicer will pay the trustee fee and the servicing fees from its fee.]  See “Description of the Certificates—Table of Fees and Expenses” in this prospectus supplement.

Optional Termination

At its option and subject to certain conditions, the Master Servicer may purchase all of the [Mortgage Loans][Contracts] in the [mortgage][contract] pool, together with any properties in respect of the [Mortgage Loans] [Contracts] acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the [Mortgage Loans][Contracts] (and properties acquired in respect of the [Mortgage Loans][Contracts]), remaining in the trust [together with the remaining amount in the pre-funding account] has been reduced to less than or equal to 10% of the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date[, plus the amount in the pre-funding account as of the closing date]. Subject to certain additional conditions set forth in the pooling and servicing agreement, in the event that the Master Servicer fails to exercise its optional termination right, [the Servicer], may, at its option, exercise such optional termination right.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement and “Description of the Securities—Termination” in the prospectus.

Final Scheduled Maturity Dates

The final scheduled Distribution Date for each class of Offered Certificates is listed on the cover of this prospectus supplement.

Expected Final Distribution Dates

The expected final Distribution Date of each class of Offered Certificate is [], based on the assumption that the Master Servicer has exercised its option to purchase all the [Mortgage Loans][Contracts] in the [mortgage][contract] pool as described in “Optional Termination” above. Due to losses and prepayments on the [Mortgage Loans][Contracts], the final Distribution Dates on each class of Offered Certificate may be substantially earlier or later than such date.

Material Federal Income Tax Considerations

[Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve fund, [payments from the supplemental interest trust or the obligation to make payments to the supplemental interest trust]) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes.] [The Exchangeable Certificates will represent beneficial ownership of multiple REMIC regular interests. See “Material Federal Income Tax Considerations—REMICs —Characterization of Investments in REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in this prospectus supplement and “Material Federal Income Tax Considerations” in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from [______________] and [_________________]:

Offered Certificates	[____]	[____]
Class [__]	[__]	[__]
Class [__]	[__]	[__]
Class [__]	[__]	[__]
Class [__]	[__]	[__]

A security rating does not address the frequency of prepayments on the [Mortgage Loans][Contracts] or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The Offered Certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in this prospectus supplement and in the prospectus.

Considerations for Benefit Plan Investors

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”).  [Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor.]  Investors are encouraged to consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.  See “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the prospectus.

Transaction Structure

Mortgagors
[mortgage loans] [contracts]
Amount Financed
Loan payments
Originators
Servicer
• Collect loan payments
• Make P&I Advances
[mortgage loans] [contracts]
$$
DB Structure Products, Inc.
Sponsor
• Purchases loans
• Forms pool
Asset pool
Net offering proceeds
ACE Securities Corp.
Depositor
• Creates issuing entity
Net offering proceeds
Certificates
Deutsche Bank Securities, Inc.
Underwriter
• Sells certificates to investors
Offering proceeds
Certificates
Asset pool
Certificates
Issuing Entity
• Holds pool
• Issues Certificates
Master Servicer and Securities Administrator
• Aggregates collections
• Calculates cash flows
• Remits to investors
Monthly report
Monthly distributions (certain proceeds payable under the Cap Agreements and the Interest Rate Swap Agreement)
Trustee and Supplemental Interest Trustee
Represents investors interests
Investors

RISK FACTORS

The following information, which you should consider carefully, identifies significant risks associated with an investment in the certificates.

[Mortgage Loans][Contracts] with high combined loan-to-value ratios leave the related [mortgagor][obligor] with little or no equity in the related [mortgaged property][manufactured homes].

Approximately [__]% of the Group I [Mortgage Loans][Contracts] and approximately [__]% of the Group II [Mortgage Loans][Contracts], in each case, by the related aggregate principal balance as of the Cut-off Date, had a combined loan-to-value ratio at origination in excess of [__]%.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a [mortgaged property][manufactured home], as well as other factors, may have the effect of reducing the value of the [mortgaged property][manufactured home] from the appraised value at the time the [Mortgage Loan][Contract] was originated. If there is a reduction in the value of the [mortgaged property][manufactured home], the combined loan-to-value ratio may increase over what it was at the time the [Mortgage Loan][Contract] was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the [Mortgage Loan][Contract], and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a [mortgaged property][manufactured home] estimated in any appraisal or review is equal to the actual value of that [mortgaged property][manufactured home] at the time of that appraisal or review. Investors should note that the values of the [mortgaged properties][manufactured homes] may be insufficient to cover the outstanding principal balance of the [Mortgage Loans][Contracts]. There can be no assurance that the combined loan-to-value ratio of any [Mortgage Loan][Contract] determined at any time after origination or modification will be less than or equal to its combined loan-to-value ratio at origination.

Developments in specified states could have a disproportionate effect on the [Mortgage Loans][Contracts] due to the geographic concentration of the [mortgaged properties][manufactured homes].

Approximately [__]% of the Group I [Mortgage Loans][Contracts] and approximately [__]% of the Group II [Mortgage Loans][Contracts], in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by [mortgaged properties][manufactured homes] located in the State of [______].  Approximately [__]% of the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date, are located in a single [______] zip code, which is the largest concentration of [Mortgage Loans][Contracts] in a single zip code. If the [______] residential real estate market should experience an overall decline in property values after the dates of origination of the [Mortgage Loans][Contracts], the rates of delinquencies, foreclosures, bankruptcies and losses on the [Mortgage Loans][Contracts] may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in [______] may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates]

General

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Certificates. The Offered Certificates are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the ratings on the Offered Certificates will not be downgraded in the future.

Increased Risk of Default Resulting from Loan Underwriting

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the mortgage loans.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2009. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments

Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past two years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of certificates. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in a pooling and servicing agreement, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing

To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of Securities

Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related certificates and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the Offered Certificates as well as the amount of investment proceeds to which the Offered Certificates would indirectly be entitled.

Impact of Mortgage Loan Modifications

General

Each of the master servicers or servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, each master servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered certificate, reduced distributions of interest or principal on the related offered certificate, an extension of the weighted average life of the related offered certificate or an allocation of a realized loss to the subordinate certificates, or possibly to the senior certificates.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the Offered Certificates. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the trust, and, if the servicer determines that the modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust. The servicer may use any rental amounts to reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Certificateholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the master servicer or servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the master servicer or servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates relating to the issuing entity. None of the master servicers or servicers will consider the interests of individual classes of certificates. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited

The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors. The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers. Investors in the Offered Certificates should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates” above. In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Certificates in respect of such mortgage loan.
Impact of the Housing and Economic Recovery Act of 2008 on Modifications

The recently enacted Housing and Economic Recovery Act of 2008 provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization servicer has a duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.” Investors should consider that the Housing and Economic Recovery Act of 2008 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the Offered Certificates in the aggregate, but may be adverse to an investor in a particular class of certificates.

In addition, there are additional government and private-industry driven proposals which, if enacted, may also impact the way in which loan modifications are carried out in the future. In the case of governmental proposals, these proposals may require loan modifications as a solution prior to foreclosure. In the case of private industry initiatives, these proposals may affect the treatment of modifications under pooling and servicing agreements with respect to allocation of losses.

Impact of the Obama Plan on Modifications

In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV is negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500. Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, the borrower will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

HAMP may serve as the industry standard for mortgage loan modifications. The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the Offered Certificates, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

[Second Lien [Mortgage Loan][Contract] Risk.

Approximately [__]% of the Group I [Mortgage Loans][Contracts] and approximately [__]% of the Group II [Mortgage Loans][Contracts], in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by second liens on the related [mortgaged properties][manufactured homes].  The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such [Mortgage Loans][Contracts] only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs.  In circumstances when it has been determined to be uneconomical to foreclose on the [mortgaged property][manufactured home], the servicer may write off the entire balance of such [Mortgage Loan][Contract] as a bad debt.  The foregoing considerations will be particularly applicable to [Mortgage Loans][Contracts] secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such [Mortgage Loans][Contracts].  The rate of default of second lien [Mortgage Loans][Contracts] may be greater than that of [mortgage loans][contracts] secured by first liens on comparable properties.]

[Balloon [Mortgage Loan][Contract] Risk.]

[[Mortgage Loans][Contracts] that are balloon loans pose a risk because [a borrower][an obligor] must make a large lump sum payment of principal at the end of the loan term.  If the [borrower][obligor] is unable to pay the lump sum or refinance such amount, the servicer will not be obligated to advance the principal portion of that lump sum payment and you may suffer a loss.  Approximately [__]% of the Group I [Mortgage Loans][Contracts] and approximately [__]% of the Group II [Mortgage Loans][Contracts], in each case, by related aggregate principal balance as of the Cut-off Date, are balloon loans.]

Interest Only [Mortgage Loan][Contract] Risk.

Approximately [__]% of the Group I [Mortgage Loans][Contracts] and approximately [__]% of the Group II [Mortgage Loans][Contracts], in each case, by related aggregate principal balance as of the Cut-off Date, require the [borrowers][obligors] to make monthly payments only of accrued interest for the first [ ]  years following origination.  After such interest-only period, the [borrower][obligor]’s monthly payment will be recalculated to cover both interest and principal so that the [Mortgage Loan][Contract] will amortize fully prior to its final payment date.  If the monthly payment increases, the related [borrower][obligor] may not be able to pay the increased amount and may default or may refinance the related [Mortgage Loan][Contract] to avoid the higher payment.  Because no principal payments may be made or advanced on such [Mortgage Loans][Contracts] for [ ]  years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related [borrowers][obligors] were required to make monthly payments of interest and principal for the entire lives of such [Mortgage Loans][Contracts].  This slower rate of principal distributions may reduce the return on an investment in the Offered Certificates that are purchased at a discount.

The Mezzanine Certificates will be more sensitive to losses on the [Mortgage Loans][Contracts] than the Class A Certificates because they are subordinate to the Class A Certificates.

The weighted average lives of, and the yields to maturity on, the [Class [__] Certificates and Class [__]] Certificates will be progressively more sensitive, in that order, to the rate and timing of [mortgagor][obligor] defaults and the severity of ensuing losses on the [Mortgage Loans][Contracts]. If the actual rate and severity of losses on the [Mortgage Loans][Contracts] is higher than those assumed by an investor in these certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the investor based on such assumption. The timing of losses on the [Mortgage Loans][Contracts] will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the [mortgage][contract] pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the [Mortgage Loans][Contracts], to the extent they exceed the amount of excess interest, [overcollateralization], [net swap payments received from the swap provider in respect of the interest rate swap agreement] and the aggregate certificate principal balance of the Class B Certificates, following distributions of principal on the related Distribution Date, will reduce the certificate principal balances of the Mezzanine Certificates beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on each such class of Mezzanine Certificates than would otherwise be the case. [However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

The Mezzanine Certificates generally will not be entitled to receive principal payments until [____, 20__] which may result in a greater risk of loss relating to these certificates.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least [____, 20__] or a later date as provided in this prospectus supplement or during any period in which delinquencies on the [Mortgage Loans][Contracts] exceed the levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the [mortgage][contract] pool.

The difference between the pass-through rates on the Class A Certificates and Mezzanine Certificates and the [mortgage][contract] rates on the [Mortgage Loans][Contracts] may result in interest shortfalls on such certificates.

The yield to maturity on the Class A Certificates and the Mezzanine Certificates may be affected by the resetting of the [mortgage][contract] rates on the adjustable-rate [Mortgage Loans][Contracts] included in the [mortgage][contract] pool on their related adjustment dates. In addition, because the [mortgage][contract] rate for approximately [__]% of the [Mortgage Loans][Contracts], by aggregate principal balance as of the Cut-off Date, adjusts based on [Six-Month LIBOR] plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such [Mortgage Loans][Contracts] after their adjustments. Finally, the [mortgage][contract] rates on such adjustable-rate [Mortgage Loans][Contracts] are based on Six-Month LIBOR while the pass-through rates on the Class A Certificates and the Mezzanine Certificates are based on one-month LIBOR. Consequently, the application to such certificates of the rate cap, which is generally equal to the weighted average coupon on the [Mortgage Loans][Contracts], net of certain fees of the trust [and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)], could adversely affect the yield to maturity on such certificates. In addition, the rate cap will decrease if [Mortgage Loans][Contracts] with relatively high [mortgage][contract] rates prepay at a faster rate than [Mortgage Loans][Contracts] with relatively low [mortgage][contract] rates.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any Distribution Date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same Distribution Date or on future Distribution Dates on a subordinated basis to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust [and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)].  The ratings on the Offered Certificates will not address the likelihood of any recovery of interest shortfalls by holders of the Offered Certificates from amounts collected on the [Mortgage Loans][Contracts].  See “Yield on the Certificates—Special Yield Considerations” in this prospectus supplement.

[Amounts used to pay such interest shortfalls on the Offered Certificates may be supplemented by the Interest Rate Swap Agreement to the extent that the floating payment required to be made by the Swap Provider exceeds the fixed payment required to be made by the Securities Administrator (on behalf of the supplemental interest trust) on any Distribution Date and such amount is available in the priority described in this prospectus supplement.  However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the Offered Certificates the full amount of interest which they would have received absent the limitations of the rate cap.]

The rate and timing of principal distributions on the Class A Certificates and the Mezzanine Certificates will be affected by prepayment speeds and by the priority of payment on such certificates.

The rate and timing of distributions allocable to principal on the Class A Certificates and the Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the [Mortgage Loans][Contracts] and the allocation thereof to pay principal on such certificates as described in “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.  As is the case with mortgage backed pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the [Mortgage Loans][Contracts] may be prepaid at any time. However, with respect to approximately [__]% of the [Mortgage Loans][Contracts], by aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date, a prepayment may subject the related [mortgagor][obligor] to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related [Mortgage Loan][Contract]. See “The [Mortgage][Contract] Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on [mortgage loans][contracts] tend to decrease; a decrease in the prepayment rates on the [Mortgage Loans][Contracts] will result in a reduced rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on [mortgage loans][contracts] tend to increase; an increase in the prepayment rates on the [Mortgage Loans][Contracts] will result in a greater rate of return of principal to investors in the Class A Certificates and Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible.

Distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this prospectus supplement.  The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the [Mortgage Loans][Contracts] experienced both before and after the commencement of principal distributions on such classes. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see “Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the [Prepayment Assumption][MHP].”

The yield to maturity on the Offered Certificates will depend on a variety of factors.

The yield to maturity on the Offered Certificates will depend on:

•	the applicable pass-through rate thereon;

•	the applicable purchase price;

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Offered Certificates;

•
the rate, timing and severity of realized losses on the [Mortgage Loans][Contracts], adjustments to the [mortgage][contract] rates on the adjustable-rate [Mortgage Loans][Contracts] included in the [mortgage][contract] pool, the amount of excess interest generated by the [Mortgage Loans][Contracts] and the allocation to the Offered Certificates of certain interest shortfalls[; and]

[•	payments due from the supplemental interest trust in respect of payments received from the Swap Provider under the Interest Rate Swap Agreement.]

In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of [_______](based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) with respect to the adjustable-rate [Mortgage Loans][Contracts] and a prepayment assumption of [_________] (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) with respect to the fixed-rate [Mortgage Loans][Contracts], and weighted average lives corresponding thereto. No representation is made that the [Mortgage Loans][Contracts] will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

The yield to maturity on the Mezzanine Certificates will be particularly sensitive to the rate of prepayments on the [Mortgage Loans][Contracts].

The multiple class structure of the Mezzanine Certificates causes the yield of these classes to be particularly sensitive to changes in the rates of prepayment of the [Mortgage Loans][Contracts]. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the [Mortgage Loans][Contracts] experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the [Mortgage Loans][Contracts] (and the timing thereof), to the extent these losses are not covered by excess cashflow otherwise payable to the Class CE Certificates[, and net swap payments received under the interest rate swap agreement] or allocated to the Class [__] Certificates, the Class [__] Certificates or a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.

Interest generated by the [Mortgage Loans][Contracts] may be insufficient to maintain or restore overcollateralization.

The [Mortgage Loans][Contracts] are expected to generate more interest than is needed to pay interest owed on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust[ and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)].  Any remaining interest generated by the [Mortgage Loans][Contracts] will then be used to absorb losses that occur on the [Mortgage Loans][Contracts].  After these financial obligations of the trust are covered, available excess interest generated by the [Mortgage Loans][Contracts] will be used to maintain or restore the overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the [Mortgage Loans][Contracts] will generate:

•
Every time a [Mortgage Loan][Contract] is prepaid in full, excess interest may be reduced because such [Mortgage Loan][Contract] will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a [Mortgage Loan][Contract] is liquidated or written off, excess interest may be reduced because such [Mortgage Loan][Contract] will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the [Mortgage Loans][Contracts] are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates and the Class B Certificates.

•
The adjustable-rate [Mortgage Loans][Contracts] have [mortgage][contract] rates that adjust less frequently than, and on the basis of an index that is different from the index used to determine, the pass-through rates on the Offered Certificates and the Class B Certificates, and the fixed-rate [Mortgage Loans][Contracts] have [mortgage][contract] rates that do not adjust.  As a result, the pass-through rates on the Offered Certificates and the Class B Certificates may increase relative to [mortgage][contract] rates on the

[Mortgage Loans][Contracts], requiring that a greater portion of the interest generated by the [Mortgage Loans][Contracts] be applied to cover interest on such certificates.

The Exchangeable Certificates are subject to certain risks.

The characteristics of the exchangeable certificates will reflect the characteristics of the related exchangeable REMIC certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange exchangeable REMIC certificates for related exchangeable certificates and vice versa:

•	At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [____].

•	A certificateholder that does not own the certificates may be unable to obtain the necessary exchangeable REMIC certificates or exchangeable certificates.

•	A certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•	Only the combinations listed on Annex [___] are permitted.

•	The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Interest payments on the [Mortgage Loans][Contracts] may be insufficient to pay interest on your certificates.

When a [Mortgage Loan][Contract] is prepaid in full, the [mortgagor][obligor] is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the related [Mortgage Loans][Contracts], but only up to the servicing fee payable to the servicer for the related interest accrual period.  In addition, if the servicer fails to pay all or a portion of these amounts, the master servicer is required to pay such amounts up to the master servicing fee payable to the master servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer covers, you may incur a loss. In addition, the servicer will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the Class CE Certificates, second, to the Class [__] Certificates, third, to the Class [__] Certificates, fourth, to the Class [__] Certificates, fifth, to the Class [__] Certificates, sixth, to the Class [__] Certificates and seventh, to the Class A Certificates, on a pro rata basis, based on their respective senior interest distribution amounts for such Distribution Date before such reduction.  The holders of the Offered Certificates and the Class B Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement. If these shortfalls are allocated to the Offered Certificates and the Class B Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

[Your Securities Will Have Greater Risk If the Currency Swap Agreement Terminates]

[Because the Class [__] Certificates are denominated in [name of currency] instead of U.S. Dollars, the issuing entity has entered into a currency swap agreement with a swap counterparty to hedge against currency exchange and basis risks. The currency swap agreement will convert:

•	principal and interest payments on the Class [__] Certificates from U.S. Dollars to the applicable currency; and

•	the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in [the applicable currency].

Among other events, the currency swap agreement may terminate in the event that either:

•	the trust or the swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

•	within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, the swap counterparty fails to:

•	obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

•	obtain a rating affirmation on the securities; or

•	post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

Upon an early termination of the currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the Class [__] Certificates which are denominated in [name of currency] other than U.S. Dollars. In addition, the trust may owe the swap counterparty swap termination payments that are required to be paid pro rata with the Class [__] Certificates. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If the currency swap counterparty fails to perform its obligations or if the currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the [applicable currency]. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if the currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the Class [__] Certificates bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under the currency swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on the Class [__] Certificates.]

 [The Interest Rate Swap Agreement and the Swap Provider.]

[Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover realized losses on the [Mortgage Loans][Contracts] allocated to the Offered Certificates and the Class B Certificates.  However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date.  This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds [__]%.  No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls and realized losses on the [Mortgage Loans][Contracts].  Any net swap payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates.  If the rate of prepayments on the [Mortgage Loans][Contracts] is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the [Mortgage Loans][Contracts], thereby increasing the relative proportion of interest collections on the [Mortgage Loans][Contracts] that must be applied to make net payments to the Swap Provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.  In addition, any swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement which was not caused by the occurrence of a Swap Provider trigger event will reduce amounts available for distribution to certificateholders.]

[Upon early termination of the Interest Rate Swap Agreement, the securities administrator (on behalf of the supplemental interest trust) or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the application of the Available Distribution Amount, the Class B Certificates and the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the securities administrator before such effects are borne by the Class A Certificates and therefore, one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.]

[To the extent that distributions on the Offered Certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the Interest Rate Swap Agreement, the ability of the securities administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Swap Provider.  Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement Interest Rate Swap Agreement.  The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the Class A Certificates.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

 [To the Extent Amounts On Deposit In The Pre-Funding Account Are Not Used, There May Be A Mandatory Prepayment On The Class [__], Class [__], Class [__] and Class [__] Certificates.]

[To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent [mortgage loans][contracts] on or before [_______ __, 20__], the holders of the certificates will receive on the distribution date immediately following [_______ __, 20__], the pre-funded amount remaining after the purchase of subsequent loans. Although no assurance can be given, the depositor intends that the principal amount of subsequent [mortgage loans][contracts] sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class [__], Class [__], Class [__] or Class [__] Certificates on such distribution date.]

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of [Borrowers][Obligors].

Investors should be aware that FICO scores are based on past payment history of the [borrower][obligor].  Investors should not rely on FICO scores as an indicator of future [borrower][obligor] performance.  See “Description of the Trust Funds – [Mortgage Loans][Contracts] — FICO Scores” in the base prospectus.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of your securities.

[The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.]

[Additional Applicable Risk Factors]

All capitalized terms used in this prospectus supplement will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Index of Defined Terms.”

USE OF PROCEEDS

[DB Structured Products, Inc.] (the “Sponsor”), will sell the [Mortgage Loans][Contracts] to Ace Securities Corp. (the “Depositor”) and the Depositor will convey the [Mortgage Loans][Contracts] to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the [Mortgage Loans][Contracts] from the Sponsor. Such net proceeds together with certain classes of certificates not offered by this prospectus supplement will represent the purchase price to be paid by the Depositor to the Sponsor for the [Mortgage Loans][Contracts]. The [Mortgage Loans][Contracts] were previously purchased by the Sponsor directly from the originators.

THE [MORTGAGE][CONTRACT] POOL

General

The pool of [mortgage loans][contracts] (the “[Mortgage][Contract] Pool”) will consist of [__] [conventional, one- to four-family, first and second lien], [fixed-rate][adjustable-rate] [mortgage loans] [(the “Mortgage Loans”)] [manufactured housing installment sale contracts and installment loan agreements (the “Contracts”), secured by a manufactured home or, in the case of a land home contract, will be secured by a lien on real estate to which the manufactured home is deemed permanently fixed] [on residential real properties,] [primarily residential rental property that consists of five or more residential dwelling units (“Multifamily Property”),][retail, office, agricultural or other commercial property, including but not limited to partially improved or unimproved property (“Commerical Property”),][mixed residential/commercial property (“Mixed-Use Property”)] ([the [Multifamily Property,][Commercial Property,][and Mixed-Use Property][together,] the “Mortgaged Properties”)] having an aggregate principal balance as of the Cut-off Date of approximately $[_________] after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent [mortgage loans][contracts] that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. [The Mortgage Loans include [home improvement contracts that are [insured by the Federal Housing Administration][purchased in relation to land sale contracts]] The [Mortgage Loans][Contracts] have original terms to maturity of not greater than approximately 30 years. For purposes of calculating interest and principal distributions on the Class A Certificates, the [Mortgage Loans][Contracts] have been divided into two [loan][contract] groups, designated as the “Group I [Mortgage Loans][Contracts]” and the “Group II [Mortgage Loans][Contracts].”  The Group I [Mortgage Loans][Contracts] consist of [__] fixed-rate and adjustable-rate [mortgage loans][contracts] having an aggregate principal balance as of the Cut-off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The principal balances of the Group I [Mortgage Loans][Contracts] at origination conformed to Freddie Mac loan limits. The Group II [Mortgage Loans][Contracts] consist of [__] fixed-rate and adjustable-rate [mortgage loans][contracts] having an aggregate principal balance as of the Cut-off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent [mortgage loans][contracts] that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. The principal balances of the Group II [Mortgage Loans][Contracts] at origination may or may not have conformed to Freddie Mac loan limits.

Approximately [__]% of the [Mortgage Loans][Contracts], by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient fully to amortize the [Mortgage Loans][Contracts] over their terms or, in the case of adjustable rate [Mortgage Loans][Contracts], monthly payments that will be adjusted to an amount that will amortize such [Mortgage Loans][Contracts] fully over their terms.  Approximately [__]% of the [Mortgage Loans][Contracts], by aggregate principal balance as of the Cut-off Date, are balloon loans (the “Balloon Loans”), which require the related [mortgagors][obligors] to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such [mortgagors][obligors] on prior due dates in order to amortize such Balloon Loans fully over their terms. Approximately [__]% of the [Mortgage Loans][Contracts], by aggregate principal balance as of the Cut-off Date, are interest only loans (the “Interest Only Loans”) which require the related [mortgagors][obligors] to make monthly payments of only accrued interest for the first [__] years following origination.  After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such [Mortgage Loan][Contract] will amortize fully on or prior to its final payment date.  Approximately [__]% of the [Mortgage Loans][Contracts], by aggregate principal balance as of the Cut-off Date, are loans which amortize based on a forty-year term to maturity for the first ten years of the term of the loan and thereafter, amortize based on a twenty-year term to maturity (the “40/10 Loans”).

Approximately [__]% of the [Mortgage Loans][Contracts], by aggregate principal balance as of the Cut-off Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on [residential properties] [Multifamily Property][Commercial Property][Mixed-Use Property] (“First Lien [Mortgage Loans][Contracts]”).  Approximately [__]% of the [Mortgage Loans][Contracts], by aggregate principal balance as of the Cut-off Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on [residential properties][Multifamily Property][Commercial Property][Mixed-Use Property] (“Second Lien [Mortgage Loans][Contracts]”).  The Mortgaged Properties generally consist of attached, detached or semi-detached, one to four-family dwelling units, individual condominium units and individual units in planned unit developments.

References to percentages of the [Mortgage Loans][Contracts], unless otherwise noted, are calculated based on the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date.

The [mortgage][contract] rate (the “[Mortgage][Contract] Rate”) on each [Mortgage Loan][Contract] is the per annum rate of interest specified in the related [mortgage note][contract] as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.  Approximately [__]% of the [Mortgage Loans][Contracts] are fixed-rate [mortgage loans][contracts] and approximately [__]% of the [Mortgage Loans][Contracts] are adjustable-rate [mortgage loans][contracts].  The adjustable-rate [mortgage loans][contracts] are referred to in this prospectus supplement as “ARM Loans”.  All of the ARM Loans provide for semi-annual adjustment to the [Mortgage][Contract] Rates applicable thereto based on Six-Month LIBOR (as described below). The first adjustment with respect to each ARM Loan will not occur until after an initial period of [__] years from the date of origination thereof (each, a “Delayed First Adjustment [Mortgage Loan][Contract]”). In connection with each [Mortgage][Contract] Rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). As to each [mortgage loan][contract], the servicer will be responsible for calculating and implementing interest rate adjustments.  On each Adjustment Date, the [Mortgage][Contract] Rate on each ARM Loan will be adjusted generally to equal the sum of Six-Month LIBOR and a fixed percentage amount (the “Gross Margin”) for that ARM Loan specified in the related [mortgage note][contract]. The [Mortgage][Contract] Rate on each ARM Loan, however, including each Delayed First Adjustment [Mortgage Loan][Contract], will not increase or decrease by more than the initial periodic rate cap (the “Periodic Rate Cap”) specified in the related [mortgage note][contract] on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the “Subsequent Periodic Rate

Cap”) specified in the related [mortgage note][contract] on any subsequent Adjustment Date and will not exceed a specified maximum [Mortgage][Contract] Rate (the “Maximum [Mortgage][Contract] Rate”) over the life of the ARM Loan or be less than a specified minimum [Mortgage][Contract] Rate (the “Minimum [Mortgage][Contract] Rate”) over the life of the ARM Loan. The weighted average initial Periodic Rate Cap and Subsequent Periodic Rate Cap for the ARM Loans is approximately [__]% per annum and [__]% per annum, respectively. Effective with the first monthly payment due on each ARM Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the [Mortgage][Contract] Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum [Mortgage][Contract] Rates, the [Mortgage][Contract] Rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index, calculated as described in this prospectus supplement, and the related Gross Margin. See “—The Index” in this prospectus supplement. None of the ARM Loans permit the related mortgagor to convert the adjustable [Mortgage][Contract] Rate thereon to a fixed [Mortgage][Contract] Rate.

Substantially all of the [Mortgage Loans][Contracts] have scheduled monthly payments due on the first day of the month (with respect to each [Mortgage Loan][Contract], the “Due Date”). Each [Mortgage Loan][Contract] will contain a customary “due-on-sale” clause which provides that the [Mortgage Loan][Contract] must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

Approximately [__]% of the [Mortgage Loans][Contracts] provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related [mortgage note][contract]. Each such [Mortgage Loan][Contract] provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the [Mortgage Loan][Contract], as provided in the related [mortgage note][contract]. The amount of the Prepayment Charge is as provided in the related [mortgage note][contract]. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the [Mortgage Loans][Contracts], and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the [Mortgage Loans][Contracts].  As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating [mortgage loans][contracts] with prepayment charge provisions with respect to loans originated on or after July 1, 2003.  The Depositor makes no representations as to the effect that the prepayment charges and the amendment of the Parity Act may have on the prepayment performance of the [Mortgage Loans][Contracts].  However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the [Mortgage Loans][Contracts]. The Depositor makes no representation as to the effect that the Prepayment Charges, decisions by the servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the [Mortgage Loans][Contracts].  See “Certain Legal Aspects of the Loans–Enforceability of Prepayment and Late Payment Fees” in the prospectus.

[Mortgage Loan][Contract] Delinquencies and Losses

For information regarding delinquencies and losses on the [Mortgage Loans][Contracts], see the tables below.  A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the next monthly due date [which is known as the OTS Method][on the last business day immediately prior to the next monthly due date, which is known as the MBA Method].  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

Days (times):	Number of [Mortgage Loans][Contracts]	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
[_____]	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

Days (times):	Number of [Mortgage Loans][Contracts]	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
[_____]	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

Days (times):	Number of [Mortgage Loans][Contracts]	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
[_____]	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

For a further description of the underwriting or selection criteria used to purchase the [mortgage][contract] pool assets, please see “The [Mortgage][Contract] Pool — Underwriting Standards” in this prospectus supplement and “The Sponsor” in the prospectus.

[Mortgage Loan][Contract] Characteristics

The average principal balance of the [Mortgage Loans][Contracts] at origination was approximately $[_________].  No [Mortgage Loan][Contract] had a principal balance at origination greater than approximately $[_________] or less than approximately $[_________].  The average principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date was approximately $[_________].  No [Mortgage Loan][Contract] had a principal balance as of the Cut-off Date greater than approximately $[_________] or less than approximately $[_________].

The [Mortgage Loans][Contracts] had [Mortgage][Contract] Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average [Mortgage][Contract] Rate was approximately [__]% per annum.  As of the Cut-off Date, the ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum [Mortgage][Contract] Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum [Mortgage][Contract] Rates ranging from approximately [__]% per annum to approximately [__]% per annum.  As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum [Mortgage][Contract] Rate was approximately [__]% per annum and the weighted average Maximum [Mortgage][Contract] Rate was approximately [__]% per annum.  The latest first Adjustment Date following the Cut-off Date on any ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the [Mortgage Loans][Contracts] at origination was approximately [__]%.  At origination, no [Mortgage Loan][Contract] had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the [Mortgage Loans][Contracts] was approximately [__] months as of the Cut-off Date.  None of the [Mortgage Loans][Contracts] will have a first due date prior to [______ __, ____] or after [______ __, ____] or will have a remaining term to stated maturity of less than [__] months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any [Mortgage Loan][Contract] is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the [Mortgage Loans][Contracts] that were scored is approximately [__].  No [Mortgage Loan][Contract] which was scored had a FICO Score as of the Cut-off Date greater than [__] or less than [__].

The [Mortgage Loans][Contracts] are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Servicer Concentrations of the [Mortgage Loans][Contracts]
Servicer	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Originator Concentrations of the [Mortgage Loans][Contracts]
Originator	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Collateral Type of the [Mortgage Loans][Contracts]
Collateral Type	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] -[____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

*[Mortgage Loans][Contracts] which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Lien Priority of the [Mortgage Loans][Contracts]
Lien Priority	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Principal Balances of the [Mortgage Loans][Contracts] at Origination
Principal Balance at Origination ($)	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[____] -[____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Principal Balances of the [Mortgage Loans][Contracts] as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] - [____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the [Mortgage Loans][Contracts]
Location	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

[Mortgage][Contract] Rates of the [Mortgage Loans][Contracts] as of the Cut-Off Date
[Mortgage][Contract] Rate (%)	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] - [____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Original Term of the [Mortgage Loans][Contracts]
Original Term	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Remaining Term to Stated Maturity of the [Mortgage Loans][Contracts] as of the Cut-off Date
Remaining Term to Stated Maturity	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] – [____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

[Unit Types of the Contracts]
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Property Types of the [Mortgage Loans][Contracts]
Property Type	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Original Combined Loan-to-Value Ratios of the [Mortgage Loans][Contracts]
Original Combined Loan-to-Value Ratio (%)	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Documentation Type of the [Mortgage Loans][Contracts]
Documentation Type	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

FICO Score for the [Mortgage Loans][Contracts]
FICO Score	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[___] - [___]	[__]	$ [_________]	[__]%

Loan Purpose of the [Mortgage Loans][Contracts]
Loan Purpose	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Occupancy Status of the [Mortgage Loans][Contracts]
Occupancy Status	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the ARM Loans included in the [Mortgage][Contract] Pool
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Gross Margins of the ARM Loans Included in the [Mortgage][Contract] Pool
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[___] – [_____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Maximum [Mortgage][Contract] Rates of the ARM Loans included in the [Mortgage][Contract] Pool
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] - [____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Minimum [Mortgage][Contract] Rates of the ARM Loans included in the [Mortgage][Contract] Pool
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] - [____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the ARM Loans included in the [Mortgage][Contract] Pool
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Subsequent Periodic Rate Caps of the ARM Loans included in the [Mortgage][Contract] Pool
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Lifetime Rate Caps of the ARM Loans included in the [Mortgage][Contract] Pool
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] - [____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Prepayment Penalty Months of the [Mortgage Loans][Contracts] at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Originators of the [Mortgage Loans][Contracts]
Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Group I [Mortgage Loan][Contract] Characteristics

Approximately [__]% of the Group I [Mortgage Loans][Contracts] are fixed-rate [mortgage loans][contracts] and approximately [__]% of the Group I [Mortgage Loans][Contracts] are ARM Loans (the “Group I ARM Loans”), in each case, by aggregate principal balance of the Group I [Mortgage Loans][Contracts] as of the Cut-off Date.

Approximately [__]% of the Group I [Mortgage Loans][Contracts] are First Lien [Mortgage Loans][Contracts] and approximately [__]% of the Group I [Mortgage Loans][Contracts] are Second Lien [Mortgage Loans][Contracts], in each case, by aggregate principal balance of the Group I [Mortgage Loans][Contracts] as of the Cut-off Date.

Approximately [__]% of the Group I [Mortgage Loans][Contracts] are Balloon Loans, approximately [__]% of the Group I [Mortgage Loans][Contracts] are Interest Only Loans, and approximately [__]% of the Group I [Mortgage Loans][Contracts] are 40/10 Loans, in each case, by aggregate principal balance of the Group I [Mortgage Loans][Contracts] as of the Cut-off Date.

The average principal balance of the Group I [Mortgage Loans][Contracts] at origination was approximately $[____].  No Group I [Mortgage Loan][Contract] had a principal balance at origination greater than approximately $[____] or less than approximately $[____].  The average principal balance of the Group I [Mortgage Loans][Contracts] as of the Cut-off Date was approximately $[____].  No Group I [Mortgage Loan][Contract] had a principal balance as of the Cut-off Date greater than approximately $[____] or less than approximately $[____].

The Group I [Mortgage Loans][Contracts] had [Mortgage][Contract] Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average [Mortgage][Contract] Rate was approximately [__]% per annum. As of the Cut-off Date, the Group I ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum [Mortgage][Contract] Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum [Mortgage][Contract] Rates ranging from approximately [__]% per annum to approximately [__]% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum [Mortgage][Contract] Rate was approximately [__]% per annum and the weighted average Maximum [Mortgage][Contract] Rate was approximately [__]% per annum. The latest first Adjustment Date following the Cut-off Date on any Group I ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the Group I ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Group I [Mortgage Loans][Contracts] at origination was approximately [__]%.  At origination, no Group I [Mortgage Loan][Contract] had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Group I [Mortgage Loans][Contracts] was approximately 354 months as of the Cut-off Date.  None of the Group I [Mortgage Loans][Contracts] will have a first due date prior to [______ __, ____] or after [______ __, ____], or will have a remaining term to stated maturity of less than 58 months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any Group I [Mortgage Loan][Contract] is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Group I [Mortgage Loans][Contracts] that were scored is approximately 616.  No Group I [Mortgage Loan][Contract] which was scored had a FICO Score as of the Cut-off Date greater than 795 or less than 500.

The Group I [Mortgage Loans][Contracts] are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Servicer Concentrations of the Group I [Mortgage Loans][Contracts]
Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Originator Concentrations of the Group I [Mortgage Loans][Contracts]
Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Collateral Type of the Group I [Mortgage Loans][Contracts]
Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

*[Mortgage Loans][Contracts] which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Lien Priority of the Group I [Mortgage Loans][Contracts]
Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Principal Balances of the Group I [Mortgage Loans][Contracts] at Origination
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_______] -[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Principal Balances of the Group I [Mortgage Loans][Contracts] as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] -[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the Group I [Mortgage Loans][Contracts]
Location	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

[Mortgage][Contract] Rates of the Group I [Mortgage Loans][Contracts] as of the Cut-Off Date
[Mortgage][Contract] Rate (%)	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] -[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Original Term of the Group I [Mortgage Loans][Contracts]
Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Remaining Term to Stated Maturity of the Group I [Mortgage Loans][Contracts] as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

[Unit Types of the Group I Contracts]
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Property Types of the Group I [Mortgage Loans][Contracts]
Property Type	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Original Combined Loan-to-Value Ratios of the Group I [Mortgage Loans][Contracts]
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Documentation Type of the Group I [Mortgage Loans][Contracts]
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

FICO Score for the Group I [Mortgage Loans][Contracts]
FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] -[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Loan Purpose of the Group I [Mortgage Loans][Contracts]
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] -[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Occupancy Status of the Group I [Mortgage Loans][Contracts]
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the Group I ARM Loans
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Gross Margins of the Group I ARM Loans
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Maximum [Mortgage][Contract] Rates of the Group I ARM Loans
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] -[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Minimum [Mortgage][Contract] Rates of the Group I ARM Loans
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] -[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Initial Periodic Rate Caps of the Group I ARM Loans
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Subsequent Periodic Rate Caps of the Group I ARM Loans
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Lifetime Rate Caps of the Group I ARM Loans
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Prepayment Penalty Months of the Group I [Mortgage Loans][Contracts] at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Originators of the Group I [Mortgage Loans][Contracts]
Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Group II [Mortgage Loan][Contract] Characteristics

Approximately [__]% of the Group II [Mortgage Loans][Contracts] are fixed-rate [mortgage loans][contracts] and approximately [__]% of the Group II [Mortgage Loans][Contracts] are ARM Loans (the “Group II ARM Loans”), in each case, by aggregate principal balance of the Group II [Mortgage Loans][Contracts] as of the Cut-off Date.

Approximately [__]% of the Group II [Mortgage Loans][Contracts] are First Lien [Mortgage Loans][Contracts] and approximately [__]% of the Group II [Mortgage Loans][Contracts] are Second Lien [Mortgage Loans][Contracts], in each case, by aggregate principal balance of the Group II [Mortgage Loans][Contracts] as of the Cut-off Date.

Approximately [__]% of the Group II [Mortgage Loans][Contracts] are Balloon Loans, approximately [__]% of the Group II [Mortgage Loans][Contracts] are Interest Only Loans, and approximately [__]% of the Group II [Mortgage Loans][Contracts] are 40/10 Loans, in each case, by aggregate principal balance of the Group II [Mortgage Loans][Contracts] as of the Cut-off Date.

The average principal balance of the Group II [Mortgage Loans][Contracts] at origination was approximately $[____].  No Group II [Mortgage Loan][Contract] had a principal balance at origination greater than approximately $[____] or less than approximately $[____].  The average principal balance of the Group II [Mortgage Loans][Contracts] as of the Cut-off Date was approximately $[____].  No Group II [Mortgage Loan][Contract] had a principal balance as of the Cut-off Date greater than approximately $[____] or less than approximately $[____].

The Group II [Mortgage Loans][Contracts] had [Mortgage][Contract] Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average [Mortgage][Contract] Rate was approximately [__]% per annum.  As of the Cut-off Date, the Group II ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum [Mortgage][Contract] Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum [Mortgage][Contract] Rates ranging from approximately [__]% per annum to approximately [__]% per annum.  As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum [Mortgage][Contract] Rate was approximately [__]% per annum and the weighted average Maximum [Mortgage][Contract] Rate was approximately [__]% per annum. The latest first Adjustment Date following the Cut-off Date on any Group II ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the Group II ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Group II [Mortgage Loans][Contracts] at origination was approximately [__]%.  At origination, no Group II [Mortgage Loan][Contract] had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Group II [Mortgage Loans][Contracts] was approximately 350 months as of the Cut-off Date.  None of the Group II [Mortgage Loans][Contracts] will have a first due date prior to [______ __, ____] or after [______ __, ____] or will have a remaining term to stated maturity of less than 58 months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any Group II [Mortgage Loan][Contract] is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Group II [Mortgage Loans][Contracts] that were scored is approximately [__]. No Group II [Mortgage Loan][Contract] had a FICO Score as of the Cut-off Date greater than [__] or less than [__].

The Group II [Mortgage Loans][Contracts] are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Servicer Concentrations of the Group II [Mortgage Loans][Contracts]
Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Originator Concentrations of the Group II [Mortgage Loans][Contracts]
Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Collateral Type of the Group II [Mortgage Loans][Contracts]
Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

*[Mortgage Loans][Contracts] which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Lien Priority of the Group II [Mortgage Loans][Contracts]
Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Principal Balances of the Group II [Mortgage Loans][Contracts] at Origination
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_______] -[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Principal Balances of the Group II [Mortgage Loans][Contracts] as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] -[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the Group II [Mortgage Loans][Contracts]
Location	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

[Mortgage][Contract] Rates of the Group II [Mortgage Loans][Contracts] as of the Cut-Off Date
[Mortgage][Contract] Rate(%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]-[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Original Term of the Group II [Mortgage Loans][Contracts]
Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Remaining Term to Stated Maturity of the Group II [Mortgage Loans][Contracts] as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

[Unit Types of the Group II Contracts]
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Property Types of the Group II [Mortgage Loans][Contracts]
Property Type	Number of [Mortgage Loans][Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Original Combined Loan-to-Value Ratios of the Group II [Mortgage Loans][Contracts]
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Documentation Type of the Group II [Mortgage Loans][Contracts]
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Stated Documentation	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

FICO Score for the Group II [Mortgage Loans][Contracts]
FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] -[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Loan Purpose of the Group II [Mortgage Loans][Contracts]
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Occupancy Status of the Group II [Mortgage Loans][Contracts]
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the Group II ARM Loans
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Gross Margins of the Group II ARM Loans
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]-[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Maximum [Mortgage][Contract] Rates of the Group II ARM Loans
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] -[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Minimum [Mortgage][Contract] Rates of the Group II ARM Loans
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] -[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Initial Periodic Rate Caps of the Group II ARM Loans
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Subsequent Periodic Rate Caps of the Group II ARM Loans
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Lifetime Rate Caps of the Group II ARM Loans
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] - [_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Prepayment Penalty Months of the Group II [Mortgage Loans][Contracts] at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Originators of the Group II [Mortgage Loans][Contracts]
Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

The Indices

As of any Adjustment Date, the Index applicable to the determination of the [Mortgage][Contract] Rate on each ARM Loan will be any of [Six-Month LIBOR], [One-Year LIBOR] or [One-Year CMT] (each, an “Index”).

[“Six-Month LIBOR” will generally be [the average of the Interbank offered rates for six-month United States dollar deposits in the London Market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related [mortgage note][contract]].]

[“One-Year LIBOR” will generally be [the average of the Interbank offered rates for one-year United States dollar deposits in the London Market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related [mortgage note][contract]].]

[“One-Year CMT” will generally be [the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a date specified in the related [mortgage note][contract]].]

In the event that any Index specified in the related [mortgage note][contract] becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Standards

[With respect to each originator or group of affiliated originators, apart from the sponsor and its affiliates, that originated or is expected to originate, 20% or more of the pool assets, provide the underwriting guidelines of such Originator, as follows:

[Name of Originator]

[Description of the underwriting guidelines of such Originator]

[Name of Originator]

[Description of the underwriting guidelines of such Originator]]

Additional Information Concerning the [Mortgage Loans][Contracts]

The description in this prospectus supplement of the [mortgage][contract] pool and the Mortgaged Properties is based upon the [mortgage][contract] pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, [Mortgage Loans][Contracts] may be removed from the [mortgage][contract] pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other [mortgage loans][contracts] may be included in the [mortgage][contract] pool prior to the issuance of the certificates unless including these [mortgage loans][contracts] would materially alter the characteristics of the [mortgage][contract] pool as described in this prospectus supplement.  The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the [mortgage][contract] pool as it will be constituted at the time the certificates are issued, although the range of [Mortgage][Contract] Rates and maturities and other characteristics of the [Mortgage Loans][Contracts] may vary.  If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[Conveyance of Subsequent [Mortgage Loans][Contracts] and the Pre-Funding Account]

[The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent [mortgage loans][contracts] secured by conventional, one- to four-family, [fixed][adjustable] rate [mortgage loans][contracts] secured by first liens on residential mortgage properties.  The subsequent [mortgage loans][contracts] will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date.  In connection with the purchase of subsequent [mortgage loans][contracts] on such Subsequent Transfer Dates, the trustee, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent [mortgage loans][contracts]. Following the related Subsequent Transfer Date, the aggregate principal balance of the [mortgage loans][contracts] will increase by an amount equal to the aggregate principal balance of the subsequent [mortgage loans][contracts] so purchased and transferred to the trust fund and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent [mortgage loans][contracts] sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent [mortgage loans][contracts] with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the [mortgage loans][contracts] in the trust will change upon the acquisition of related subsequent [mortgage loans][contracts].  It is expected that approximately $[____] in subsequent [mortgage loans][contracts], which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.]

[Any conveyance of subsequent [mortgage loans][contracts] on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent [mortgage loan][contract] satisfying the representations and warranties specified in the related Subsequent Transfer Instrument.  The Depositor may not select such subsequent [mortgage loans][contracts] in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the [mortgage loans][contracts] under the same criteria as the [mortgage loans][contracts] in the current pool were acquired.  Any addition of subsequent [mortgage loans][contracts] to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

[The pre-funding account will be established to provide the trustee, on behalf of the trust, with sufficient funds to purchase subsequent [mortgage loans][contracts]. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent [mortgage loans][contracts] in accordance with the Pooling and Servicing Agreement.  Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.]

[To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent [mortgage loans][contracts] on or before [______ __, 20__], the holders of the Offered Certificates will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

[Any such amount transferred to the Distribution Account will be included in Principal Funds for payment to the classes of certificates.]

[Interest Coverage Account]

[On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the trust of subsequent [mortgage loans][contracts] after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.]

YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

When a principal prepayment in full is made on a [Mortgage Loan][Contract], the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a [Mortgage Loan][Contract], the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws to any [Mortgage Loan][Contract] could adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such [Mortgage Loans][Contracts].  The Servicer is obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments by the [mortgagors][obligors] on the [Mortgage Loans][Contracts] (i) received in the month prior to the month of the related Distribution Date with respect to prepayments in part, and (ii) received from the 16th day of the month prior to the month of the related Distribution Date to the last day of such prior month with respect to prepayments in full; provided, however that the obligation of the Servicer to remit the amount of any shortfall in interest resulting from a principal prepayment on a [Mortgage Loan][Contract] shall be limited to the aggregate Servicing Fee (as defined herein) payable to the Servicer for the related Due Period.  The Servicer will not remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the master servicing fee payable to the Master Servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in part on the [Mortgage Loans][Contracts] received in the month prior to the month of the related Distribution Date, and principal prepayments in full on the [Mortgage Loans][Contracts] received from the 16th day of the month prior to the month of the related Distribution Date to the last day of the month prior to the month of the related Distribution Date (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments by the Master Servicer or the Servicer (“Compensating Interest”) or (ii) any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates–Interest Distributions on the Offered Certificates and the Class B Certificates” and “–Overcollateralization Provisions” in this prospectus supplement. See “Certain Legal Aspects of the [Mortgage Loans][Contracts]–Servicemembers Civil Relief Act” in the prospectus.

General Prepayment Considerations

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the [Mortgage Loans][Contracts]. The rate of principal payments on the [Mortgage Loans][Contracts] will in turn be affected by the amortization schedules of the [Mortgage Loans][Contracts] as they change from time to time to accommodate changes in the [Mortgage][Contract] Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the [Mortgage Loans][Contracts] due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Sponsor). The [Mortgage Loans][Contracts] may be prepaid by the [mortgagors][obligors] at any time; however, as described under “The [Mortgage][Contract] Pool” in this prospectus supplement, with respect to approximately [_____]% of the [Mortgage Loans][Contracts], by aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

Prepayments, liquidations and repurchases of the [Mortgage Loans][Contracts] will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the [Mortgage Loans][Contracts]. Since the rates of payment of principal on the [Mortgage Loans][Contracts] will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the [Mortgage Loans][Contracts]. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the [Mortgage Loans][Contracts] could result in an actual yield to the investor that is lower than the anticipated yield.  In the case of any Offered Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the [Mortgage Loans][Contracts], the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the [Mortgage Loans][Contracts] will prepay at any constant rate until maturity or that all of the [Mortgage Loans][Contracts] will prepay at the same rate. Moreover, the timing of prepayments on the [Mortgage Loans][Contracts] may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of [mortgage loans][contracts] is influenced by a variety of economic, geographic, social and other factors. If prevailing [Mortgage][Contract] Rates fall significantly below the [Mortgage][Contract] Rates on the [Mortgage Loans][Contracts], the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing [Mortgage][Contract] Rates rise significantly above the [Mortgage][Contract] Rates on the [Mortgage Loans][Contracts], the rate of prepayment on the [Mortgage Loans][Contracts] would be expected to decrease. Other factors affecting prepayment of [mortgage loans][contracts] include changes in [mortgagors’][obligors’] housing needs, job transfers, unemployment, [mortgagors’ net equity in the mortgaged properties], [homeowner mobility] and servicing decisions. The prepayment experience of the Delayed First Adjustment [Mortgage Loans][Contracts] may differ from that of the other [Mortgage Loans][Contracts]. The Delayed First Adjustment [Mortgage Loans][Contracts] may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the [Mortgage][Contract] Rates on the Delayed First Adjustment [Mortgage Loans][Contracts] as [mortgagors][obligors] seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum [Mortgage][Contract] Rate and Minimum [Mortgage][Contract] Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the [Mortgage Loans][Contracts] during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement, prior to the Stepdown Date, all principal payments on the [Mortgage Loans][Contracts] will be allocated to the Class A Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the [Mortgage Loans][Contracts] will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.

In general, defaults on [mortgage loans][contracts] are expected to occur with greater frequency in their early years. In addition, default rates may be higher for [mortgage loans][contracts] used to refinance an existing [mortgage loan][contract]. In the event of a mortgagor’s default on a [Mortgage Loan][Contract], there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.  See “The [Mortgage][Contract] Pool—Underwriting Standards” in this prospectus supplement.

Special Yield Considerations

The [Mortgage][Contract] Rates on approximately [__]% of the [Mortgage Loans][Contracts], by aggregate principal balance as of the Cut-off Date, are fixed and will not vary with any index.  The [Mortgage][Contract] Rates on approximately [__]% of the [Mortgage Loans][Contracts], by aggregate principal balance as of the Cut-off Date, adjust semi-annually based upon Six-Month LIBOR subject to periodic and lifetime limitations and after an initial period of [__] years with respect to Delayed First Adjustment [Mortgage Loans][Contracts].  The Pass-Through Rate on the Offered Certificates adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Pass-Through Rate, with the result that increases in the Pass-Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment [Mortgage Loans][Contracts].  The interest due on the [Mortgage Loans][Contracts] during any Due Period, net of the expenses of the trust and the supplemental interest trust (including any Net Swap Payment and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.  In addition, Six-Month LIBOR and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and Six-Month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than Six-Month LIBOR, potentially resulting in the application of the applicable Net WAC Pass-Through Rate on the Offered Certificates, which would adversely affect the yield to maturity on such certificates.

If the pass-through rates on the Offered Certificates are limited by the applicable Net WAC Pass-Through Rate for any Distribution Date, the resulting interest shortfalls, which are referred to herein as “Net WAC Rate Carryover Amounts”, may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future

Distribution Dates there are any available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust [and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event)]. The ratings on the Offered Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates.  [In addition, any Net Swap Payment payable by the Swap Provider on any given Distribution Date will be available to pay any Net WAC Rate Carryover Amounts remaining unpaid on such Distribution Date after taking into account any amounts paid in respect thereof from collections, advances and other recoveries on the [Mortgage Loans][Contracts].]

As described under “Description of the Certificates—Allocation of Losses; Subordination,” amounts otherwise distributable to holders of the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and the Class B Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates and the Class B Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates and the Class B Certificates. See “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the [Mortgage Loans][Contracts] is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the [Mortgage Loans][Contracts]), and the timing of these payments.  The “Assumed Final Distribution Date” for each class of the Offered Certificates is the Distribution Date occurring in [______ ____].  The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of all of the [Mortgage Loans][Contracts]. Since the rate of payment (including prepayments) of principal on the [Mortgage Loans][Contracts] can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining [Mortgage Loan][Contract] may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

Prepayments on [mortgage loans][contracts] are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement with respect to the adjustable-rate [Mortgage Loans][Contracts] assumes a prepayment rate for the [mortgage loans][contracts] of [___]%. To assume [___]% is to assume [_________________________________].  The prepayment assumption used in this prospectus supplement with respect to the fixed-rate [Mortgage Loans][Contracts] assumes a prepayment rate of [___]%. To assume [___]% is to assume [___________________________].  No representation is made that the [Mortgage Loans][Contracts] will prepay in accordance with such prepayment models or any other rate.  We refer to each such prepayment model herein as a “[Prepayment Assumption][MHP]”.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the [Prepayment Assumption][MHP]” indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of[PPC][MHP], and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the “Modeling Assumptions”): (i) the [mortgage][contract] pool consists of [__] [mortgage loans][contracts] with the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in [______ ____]; (iii) the [Mortgage Loans][Contracts] prepay at the percentages of[PPC][MHP] indicated; (iv) no defaults or delinquencies occur in the payment by [mortgagors][obligors] of principal and interest on the [Mortgage Loans][Contracts] and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Master Servicer, the Servicer or any other person purchases from the trust fund any [Mortgage Loan][Contract] under any obligation or option under the Pooling and Servicing Agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the [Mortgage Loans][Contracts] are received on the first day of each month commencing in [______ ____], and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual [Mortgage Loans][Contracts] are received on the last day of each month commencing in [______ ____], and include 30 days’ interest thereon; (viii) the scheduled monthly payment for each [Mortgage Loan][Contract] is calculated based on the assumed [mortgage loan][contract] characteristics stated below; (ix) the certificates are purchased on [______ __, ____]; (x) [____________] remains constant at [____]% per annum and the gross [Mortgage][Contract] Rate on each ARM Loan is adjusted according to the assumed [mortgage loan][contract] characteristics; (xi) One-Month LIBOR remains constant at [_____]% per annum; (xii) the Class P Certificates have a Certificate Principal Balance equal to zero; (xiii) the Servicer’s fee is assumed to be equal to [____]% per annum, the Master Servicer’s fee is assumed to be equal to [_____]% per annum and the Credit Risk Manager’s fee is assumed to be equal to [_____]% per annum; [and (xiv) the fixed swap payment is calculated based on a per annum rate of [_____]%.]

Assumed Group I [Mortgage Loan][Contract] Characteristics
Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum [Mortgage][Contract] Rate (%)	Minimum [Mortgage][Contract] Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]

*LIB6M means Six-Month LIBOR.  FR means Fixed Rate.

Assumed Group II [Mortgage Loan][Contract] Characteristics
Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum [Mortgage][Contract] Rate (%)	Minimum [Mortgage][Contract] Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[__]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]

* FR means Fixed Rate. AR means Adjustable Rate

There will be discrepancies between the characteristics of the actual [Mortgage Loans][Contracts] and the characteristics assumed in preparing the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the [Prepayment Assumption][MHP]”.  Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Offered Certificates set forth in the tables. In addition, since the actual [Mortgage Loans][Contracts] will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of Six-Month LIBOR or One-Month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Certificates–Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average lives of such certificates. Based on the foregoing assumptions, the tables indicate the weighted average lives of each class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of such certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the [Prepayment Assumption][MHP].  Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of [mortgage loans][contracts], including the [Mortgage Loans][Contracts]. Variations in the prepayment experience and the balance of the [Mortgage Loans][Contracts] that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the [Mortgage Loans][Contracts] equals any of the specified percentages of the [Prepayment Assumption][MHP].

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the [Prepayment Assumption][MHP]
Class [__]

	[__]% [PPC] [MHP]	[__]%[PPC] [MHP]	[__]%[PPC] [MHP]	[__]%[PPC] [MHP]	[__]%[PPC] [MHP]

Distribution Date
Initial Percentage	[___]%	[___]%	[___]%	[___]%	[___]%
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]

Weighted Average Life in Years (1)	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years (1)(2)	[___]	[___]	[___]	[___]	[___]
_____________________
 (1)    The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)    Assumes that the Master Servicer or the Servicer exercises its option to purchase the [Mortgage Loans][Contracts] on the earliest possible Distribution Date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the [Prepayment Assumption][MHP]
Class [__]

	[__]% [PPC] [MHP]	[__]% [PPC] [MHP]	[__]% [PPC] [MHP]	[__]% [PPC] [MHP]	[__]% [PPC] [MHP]

Distribution Date
Initial Percentage	[___]%	[___]%	[___]%	[___]%	[___]%
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]

Weighted Average Life in Years (1)	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years (1)(2)	[___]	[___]	[___]	[___]	[___]
_____________________

 (1)    The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)    Assumes that the Master Servicer or the Servicer exercises its option to purchase the [Mortgage Loans][Contracts] on the earliest possible Distribution Date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

There is no assurance that prepayments of the [Mortgage Loans][Contracts] included in the [mortgage][contract] pool will conform to any of the levels of the [Prepayment Assumption][MHP] indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Class A Certificates and the Mezzanine Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A Certificates and the Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the [Mortgage Loans][Contracts] will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any [Mortgage Loan][Contract] will prepay at any constant percentage until maturity or that all of the [Mortgage Loans][Contracts] will prepay at the same rate.  The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the [Class CE, Class [__], Class [__], Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the Class [__] Certificates will become extremely sensitive to losses on the [Mortgage Loans][Contracts] (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates. If the Certificate Principal Balances of the[Class CE, Class [__], Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the [Mortgage Loans][Contracts] (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  If the Certificate Principal Balances of the[Class CE, Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the [Mortgage Loans][Contracts] (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  If the Certificate Principal Balances of the[Class CE, Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the [Mortgage Loans][Contracts] (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  The initial undivided interests in the trust fund evidenced by the Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class CE] Certificates are approximately [___]%, approximately [___]%, approximately [___]%, approximately [___]%, approximately [___]% and approximately [___]%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that realized losses on the [Mortgage Loans][Contracts] could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this prospectus supplement under “Description of the Certificates—Allocation of Losses”, once realized losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated.  Therefore, the amounts of realized losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this prospectus supplement).  However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from payments received by the Securities Administrator in respect of the Interest Rate Swap Agreement in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.

Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date and during periods in which a Trigger Event is not in effect.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” in the prospectus.

Derivative Instruments

[The Interest Rate Swap Agreement and the Swap Provider]

[The Offered Certificates and Class B Certificates will have the benefit of an interest rate swap agreement.  On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [_______] (the “Swap Provider”).  A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between The Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.  The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.]

[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]

[If significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is 10% or more, provide financial information required by Item 1115 of Regulation AB.]

[Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) [__]%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain the Required Overcollateralization Amount and Allocated Realized Loss Amounts.]

[The “Swap Notional Amount” with respect to each Distribution Date commencing in [______, __], is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement).  The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in [______, __], unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).]

Distribution Date	Swap Notional Amount
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]

[The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.]

 [Mandatory Auction]

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Certificates from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Certificates or for a portion of the Mandatory Auction Certificates are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their Certificates in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Certificates (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Certificates shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Certificate Principal Balance of a Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Certificates (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Certificate Principal Balance of the Mandatory Auction Certificates, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Certificates into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Certificates on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Certificate Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION CERTIFICATES WILL BE OBLIGATED TO TENDER THEIR CERTIFICATES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty]

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction Certificates in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Certificates will continue to retain their certificates and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Certificates of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Certificates (based on the aggregate Certificate Principal Balance of the Mandatory Auction Certificates), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Certificates held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

[The Currency Swap Agreement and Swap Counterparty]

[The holders of the Class [__] Certificates will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if Class [__] Certificates are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into the currency swap agreement with an eligible swap counterparty:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date. The swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the Class [__] Certificates using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the Class [__] Certificates multiplied by the outstanding principal balance of the Class [__] Certificates denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the Class [__] Certificates, including, on the maturity date for the Class [__] Certificates, if the currency swap agreement is then in effect, the remaining outstanding principal balance of the Class [__] Certificates, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the Class [__] Certificates from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Certificates, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, the swap counterparty will receive from the trust:

•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the Class [__] Certificates in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the Class [__] Certificates, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the Class [__] Certificates; provided that, all principal payments allocated to such securities on any distribution date will be deposited into the related accumulation account and paid to the swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Certificates, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the Class [__] Certificates being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the the currency swap agreement for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

The currency swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•
the distribution date on which the outstanding principal balance of the Class [__] Certificates is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the Class [__] Certificates.

The currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. The currency swap agreement will not terminate solely due to the declaration of a failed remarketing.]

[The Interest Rate Cap Agreement]

[The Class [__] certificates will have the benefit of the Interest Rate Cap Agreement. Pursuant to the Interest Rate Cap Agreement, with respect to any Distribution Date, commencing with the Distribution Date in [__], 20[ ], on or prior to the Distribution Date in [__], 20[ ], [_______], (the “Cap Provider”), will be obligated to pay to the securities administrator, an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate (determined in accordance with the Interest Rate Cap Agreement) up to a maximum of [__]% (the “Maximum Cap Rate”) and (ii) a specified strike rate of [__]% (the “Cap Strike Rate”) and (b) the Interest Rate Cap Agreement Notional Amount set forth on the schedule attached as Annex B hereto for that Distribution Date, determined on a 30/360 Basis. (each such payment, the “Cap Agreement Payment”). The Interest Rate Cap Agreement will terminate after the Distribution Date in [__], 20[ ].

The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Cap Provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

For the Class [__] certificates and each Distribution Date prior to and including the Distribution Date in [__], 20[ ],  any Cap Agreement Payment received by the securities administrator will be used to pay the related Cap Amount to such classes of certificates, as described below under “––The Reserve Funds.”  Amounts received on  the Interest Rate Cap Agreement will not be available to make distributions on any class of Certificates other than the Class [__] certificates.

The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class [__] certificates do not represent an obligation of the Cap Provider. The holders of the Class [__] certificates are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the cap provider in respect of its obligations under the Interest Rate Cap Agreement.]

DESCRIPTION OF THE CERTIFICATES

General

The Ace Securities Corp. Home Equity Loan Trust, Series [_______], Asset Backed Pass-Through Certificates will consist of [___] classes of certificates, designated as [(i) the Class [__] Certificates; (ii) the Class [__] Certificates (collectively, the “Class [__] Certificates”; and together with the Class [__] Certificates, the “Class A Certificates”); (iii) the Class [__] Certificates and Class [__] Certificates (collectively, the “Mezzanine Certificates”); (iv) the Class [__] Certificates and Class [__] Certificates (collectively, the “Class B Certificates”); (v) the Class CE Certificates (collectively, with the Mezzanine Certificates and the Class B Certificates, the “Subordinate Certificates”)[; (vi) the Class P Certificates; ]and (vii) the Class R Certificates (also referred to herein as the “Residual Certificates”).]  Only the Class A Certificates and the Mezzanine Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.

Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [______ ____] to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Class A Certificates and the Mezzanine Certificates and any Distribution Date is the business day immediately preceding such Distribution Date, for so long as such Certificates are held in book-entry form and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the [mortgage][contract] pool of [conventional, one- to four-family, first and second lien fixed-rate and adjustable-rate [Mortgage Loan][Contract]s][mixed-use residential properties or unimproved land][and home improvement contracts][manufactured housing installment sale contracts and loan agreements][Multifamily Property][Commercial Property][Mixed-Use Property] having original or modified terms to maturity of not greater than approximately [__] years. The [Mortgage Loans][Contracts] have an aggregate principal balance as of the Cut-off Date of approximately $[__________], subject to a permitted variance as described under “The [Mortgage][Contract] Pool” in this prospectus supplement.

The Class A Certificates and the Mezzanine Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this prospectus supplement. The Pass-Through Rates on the Offered Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rates” below. The Class A Certificates evidence an initial aggregate undivided interest of approximately [___]% in the trust fund, the [Class [__] Certificates and Class [__] Certificates] evidence initial undivided interests of approximately [___]% and approximately [___]% respectively, in the trust fund and the [Class [__], Class [__] and Class CE ]Certificates evidence initial undivided interests of approximately [___]%, approximately [___]% and approximately [___]%, respectively, in the trust fund.

Book-Entry Certificates

The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstreams’ and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depository” and collectively the “European Depositories”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date.  For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Documentation Procedures–Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations REMICS–Taxation of Certain Foreign Investors” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

Exchangeable Certificates

General

The holder of the Exchangeable REMIC Certificates in any REMIC Combination may exchange all or part of each class of such Exchangeable REMIC Certificates for a proportionate interest in the related Exchangeable Certificates. The holder of each class of Exchangeable Certificates may also exchange all or part of such class for a proportionate interest in each such class of Exchangeable REMIC Certificates in the related REMIC Combination.  This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date. For the purposes of the definitions set forth under “Description of the Certificates—Glossary” and the calculation of the Class Principal Balance of any class of Exchangeable REMIC Certificates, to the extent that exchanges of Exchangeable REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Balance of the Exchangeable REMIC Certificates will be deemed to include the Class Principal Balance of the related Exchangeable Certificates issued in the exchange and the Class Principal Balance of the Exchangeable Certificates will be deemed to be zero. Exchangeable REMIC Certificates in any REMIC Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the relative original amounts of such certificates bear to one another as shown in the column titled “Relative Original Amount” in Annex [___].

Holders of Exchangeable Certificates will be the beneficial owners of an interest in the Exchangeable REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to any Exchangeable Classes and the Exchangeable REMIC Certificates in the related REMIC Combination then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the Exchangeable REMIC Certificates in the related REMIC Combination on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

If a Certificateholder wishes to exchange certificates, the certiflcateholder must notify the Securities Administrator by e-mail at [____________] no later than two business days before the proposed Exchange Date. The Exchange Date can be any business day other than the first or last business day of the month, subject to approval by the Securities Administrator. The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding certificate principal balance and the original certificate principal balance of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed Exchange Date. After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to $5,000.

The Securities Administrator will make the first distribution on a Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of any Exchangeable Certificates will reflect the characteristics of the related Exchangeable REMIC Certificates in the related REMIC Combination. Investors should also consider a number of factors that will limit a Certificateholder's ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [___].

•	A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

•	A Certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•	Only the combinations listed on Annex III are permitted.

•	The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Pass-Through Rates

[The pass-through rate (the “Pass-Through Rate”) on the Class [__] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the [Mortgage Loans][Contracts] (and properties acquired in respect thereof) remaining in the trust fund is reduced to less than or equal to 10% of the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date (the “Optional Termination Date”), or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

Glossary

“Administration Fee Rate”:  With respect to each [Mortgage Loan][Contract], the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate[ and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated].

“Allocated Realized Loss Amount”:  The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates or Class B Certificates and any Distribution Date is an amount equal to the sum of any realized loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

“Available Distribution Amount”: The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Master Servicer, the Securities Administrator, the Custodians, [the Credit Risk Manager ]or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the [Mortgage Loans][Contracts] due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the [Mortgage Loans][Contracts] (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the [Mortgage Loans][Contracts] received during the related Prepayment Period); and (iii) all P&I Advances with respect to the [Mortgage Loans][Contracts] received for the Distribution Date.

“Certificate Principal Balance”: The Certificate Principal Balance of an Offered Certificate or Class B Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the [Mortgage Loans][Contracts] and the other assets in the trust fund. The Certificate Principal Balance of an Offered Certificate or a Class B Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under “Description of the Certificates – Allocation of Losses; Subordination” in this prospectus supplement and, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of any Subordinate Certificate deemed to have occurred in connection with allocations of realized losses in the manner described in this prospectus supplement.  The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the [Mortgage Loans][Contracts] over (ii) the then aggregate Certificate Principal Balance of the Offered Certificates, the Class B Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class [__] Certificates is equal to approximately $[__________]. The initial Certificate Principal Balance of the Class [__] Certificates is equal to approximately $[__________].[ The initial Certificate Principal Balance of the Class P Certificates is equal to $100.]

“Class A Principal Distribution Amount”: The Class A Principal Distribution Amount is an amount equal to the sum of the Class [__] Principal Distribution Amount and the Class [___] Principal Distribution Amount.

“Class [__] Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group I [Mortgage Loans][Contracts] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I [Mortgage Loans][Contracts] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Group I [Mortgage Loans][Contracts] as of the Cut-off Date.

“Class [__] Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of the Certificate Principal Balances of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group II [Mortgage Loans][Contracts] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II [Mortgage Loans][Contracts] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Group II [Mortgage Loans][Contracts] as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class [__] Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class [__]Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class [__] Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class [__]Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period)

minus the product of (i) [__]% and (ii) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date.

“Credit Enhancement Percentage”: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate principal balance of the [Mortgage Loans][Contracts], calculated after taking into account distributions of principal on the [Mortgage Loans][Contracts] and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

“Cut-off Date”: [_____________].

“Determination Date”: With respect to any Distribution Date, the [__]th day of the calendar month in which such Distribution Date occurs or, if such [__]th day is not a business day, the business day immediately preceding such [__]th day.

“Due Period”: For any Distribution Date and the [Mortgage Loans][Contracts] serviced by the Servicer, the period commencing on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Extra Principal Distribution Amount”: The Extra Principal Distribution Amount for any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Increase Amount.

“Group I Allocation Percentage”: The aggregate principal balance of the Group I [Mortgage Loans][Contracts] divided by the sum of the aggregate principal balance of the Group I [Mortgage Loans][Contracts] and the Group II [Mortgage Loans][Contracts].

“Group I Interest Remittance Amount”: The Group I Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I [Mortgage Loans][Contracts] minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer[, the Credit Risk Manager] or the Securities Administrator.

“Group I Principal Distribution Amount”: The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I [Mortgage Loans][Contracts] due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I [Mortgage Loan][Contract] (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I [Mortgage Loans][Contracts] and (iv) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class [__] Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.  In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

“Group I Principal Remittance Amount”: The Group I Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer[, the Credit Risk Manager] or the Securities Administrator.

“Group II Allocation Percentage”: The aggregate principal balance of the Group II [Mortgage Loans][Contracts] divided by the sum of the aggregate principal balance of the Group I [Mortgage Loans][Contracts] and the Group II [Mortgage Loans][Contracts].

“Group II Interest Remittance Amount”: The Group II Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II [Mortgage Loans][Contracts] minus any amounts payable or reimbursable to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Group II Principal Distribution Amount”: The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II [Mortgage Loans][Contracts] due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II [Mortgage Loan][Contract] (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II [Mortgage Loans][Contracts] and (iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class [__] Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.  In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

“Group II Principal Remittance Amount”: The Group II Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Interest Accrual Period”: The Interest Accrual Period for the Offered Certificates and the Class B Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any class of Offered Certificates and Class B Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

“Interest Distribution Amount”: The Interest Distribution Amount for any class of Offered Certificates and Class B Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, the Servicer and shortfalls resulting from the application of the Relief Act or similar state or local laws.

“Interest Remittance Amount”: The Interest Remittance Amount for any Distribution Date is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Class A Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates and the Class B Certificates and the Principal Remittance Amount.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any Distribution Date and (A) the Class [__] Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I [Mortgage Loans][Contracts] in the prior calendar month minus the fees payable to the Servicer, the Master Servicer[ and the Credit Risk Manager] with respect to the Group I [Mortgage Loans][Contracts] for such Distribution Date[ and the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event], in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I [Mortgage Loans][Contracts] as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

(B) the Class [__] Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II [Mortgage Loans][Contracts] in the prior calendar month minus the fees payable to the Servicer, the Master Servicer [and the Credit Risk Manager] with respect to the Group II [Mortgage Loans][Contracts] for such Distribution Date [and the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event], in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II [Mortgage Loans][Contracts] as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

(C) the Mezzanine Certificates, is a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each [loan][contract] group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class [__] Certificates and (ii) the Net WAC Pass-Through Rate for the Class [__] Certificates.

(D) the Class B Certificates, is a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each [loan][contract] group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class [__] Certificates and (ii) the Net WAC Pass-Through Rate for the Class [__] Certificates.

“Net WAC Rate Carryover Amount”: With respect to any class of the Offered Certificates and any class of the Class B Certificates and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such certificates on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

“Overcollateralization Amount”: The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the [Mortgage Loans][Contracts] immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

“Overcollateralization Increase Amount”: An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the classes of Offered Certificates and Class B Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

“Overcollateralization Reduction Amount”: An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

[“Pre-Funded Amount”: The amount deposited by the depositor in the pre-funding account on the Closing Date for the [mortgage loans][contracts], which amount is, approximately $[______], representing approximately [___]% of the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date.]

[“Pre-Funding Period”: The period from the Closing Date up to and including [_____ __, 20__], in which the sponsor may purchase subsequent [mortgage loans][contracts] for inclusion in the trust with amounts in the pre-funding account.]

“Prepayment Period”: For any Distribution Date and the [Mortgage Loans][Contracts] serviced by the Servicer, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part and the period beginning on the sixteenth day of the month preceding the related Distribution Date and ending on the fifteenth day of the month of such Distribution Date with respect to prepayments in full.

“Principal Distribution Amount”: The Principal Distribution Amount for any Distribution Date is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

“Principal Remittance Amount”: The Principal Remittance Amount for any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

[“Remaining Pre-Funded Amount”: An amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent [mortgage loans][contracts] transferred to the trust fund during the Pre-Funding Period.]

“Required Overcollateralization Amount”: Initially, shall mean an amount equal to the product of (i) approximately [___]% and (ii) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date, which may be decreased as described under “—Overcollateralization Provisions” in this prospectus supplement.

“Scheduled Principal Balance”: The Scheduled Principal Balance of any [Mortgage Loan][Contract] as of any date of determination is equal to the principal balance of the [Mortgage Loan][Contract] as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for any Distribution Date is equal to the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

“Stepdown Date”: The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in [____________] and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the [Mortgage Loans][Contracts], but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date), is greater than or equal to approximately [___]% and (ii) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

[“Subsequent Cut-off Date”: With respect to those subsequent [mortgage loans][contracts] sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such [mortgage loan][contract].]

“Subsequent Recoveries”:  As of any Distribution Date, amounts received during the related Prepayment Period by the Servicer specifically related to a defaulted [Mortgage Loan][Contract] or disposition of an REO Property prior to the related Prepayment Period that resulted in a realized loss, after the liquidation or disposition of such defaulted [Mortgage Loan][Contract], net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

[“Subsequent Transfer Date”: With respect to each subsequent transfer instrument, the date on which the subsequent [mortgage loans][contracts] are sold to the trust.]

“Trigger Event”: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of [Mortgage Loans][Contracts] delinquent 60 days or more (including [Mortgage Loans][Contracts] in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the [Mortgage Loans][Contracts], in each case, as of the last day of the previous calendar month exceeds [__]% of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage

[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] and thereafter	[___]%

 [“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:]

[•    “Failure to Pay or Deliver,”]

[•    “Bankruptcy” (as amended in the Interest Rate Swap Agreement) and]

[•    “Merger without Assumption” (but only with respect to the Swap Provider),]

[as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.]

[“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:]

[•    “Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),]

[•    “Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and]

[•    “Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.  In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer exercises the option to purchase the [Mortgage Loans][Contracts].  With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).]

[Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.  The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”]

[Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement.  In the event that the Securities Administrator is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders, in accordance with the priorities set forth in this prospectus supplement.]

[Upon a Swap Early Termination, the Trustee, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement.  To the extent the Securities Administrator receives a Swap Termination Payment from the Swap Provider, the Trustee will apply all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider, the Trustee will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.]

[A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.”]

[If the Swap Provider’s long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates and the Class B Certificates, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”).]

[The Supplemental Interest Trust will not be subject to any gross-up on its payments to the Swap Provider on account of any tax withholding.]

[On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “—Overcollateralization Provisions” in this prospectus supplement, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:]

[first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;]

[second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;]

[third, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;]

[fourth, sequentially, to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;]

[fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;]

[sixth, sequentially, to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;]

[seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”]

[eighth, sequentially to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow; ]

[ninth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and]

[tenth, to the Class CE Certificates, any remaining amounts.]

[In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.]

[The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.]

 [Regulation AB compliant description of the Swap Provider.]

Permitted Investments

To the extent provided in the Pooling and Servicing Agreement, amounts on deposit in a Eligible Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the Pooling and Servicing Agreement, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments shall be paid to the Servicer under the Pooling and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two business days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

(i)       direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)      (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the applicable credit rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii)     repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

(iv)     securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Certificate Principal Balances of all the [Mortgage Loans][Contracts] and Permitted Investments held as part of the Trust;

(v)     commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi)     a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii)       any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

(viii)       any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

Interest Distributions on the Offered Certificates and the Class B Certificates

For the purposes of the foregoing distributions, only Exchangeable REMIC Certificates are deemed to be outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates.”

Holders of the Offered Certificates and the Class B Certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable Pass-Through Rates thereon, in the priorities set forth below.

(A)   On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;]

second, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to the Class [__] Certificates; and

third, concurrently, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to each such class, to the extent remaining unpaid after distribution of the Group II Interest Remittance Amount as set forth in clause (B) below, on a pro rata basis, based on the entitlement of each such class.

(B)   On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;]

second, concurrently, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to each such class, on a pro rata basis, based on the entitlement of each such class; and

third, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to the Class [__] Certificates, to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount as set forth in clause (A) above.

(C)    On each Distribution Date, following [the deposit of the Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Trust as described in clauses (A) and (B) above] and the distributions of interest to the holders of the Class A Certificates as described in clauses (A) and (B) above, any Group I Interest Remittance Amount and any Group II Interest Remittance Amount remaining will be distributed in the following order of priority:

[first, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates;

second, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates;

third, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates; and

fourth, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates.]

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer will be allocated [first, to Net Monthly Excess Cashflow [and payments received under the Interest Rate Swap Agreement] according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, second, to the Class [__] Certificates, third, to the Class [__] Certificates, fourth, to the Class [__] Certificates, fifth, to the Class [__] Certificates, sixth, to the Class [__] Certificates and seventh, to the Class A Certificates], on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction. The holders of the Offered Certificates and the Class B Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under “—Overcollateralization Provisions” in this prospectus supplement.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates or Class B Certificates will result and payments of Interest Carry Forward Amounts to such classes of Offered Certificates or Class B Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates and the Class B Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.

Except as otherwise described in this prospectus supplement, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of each class.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Offered Certificates and the Class B Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related “Interest Determination Date”). “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of [__]%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Offered Certificates and the Class B Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Offered Certificates and the Class B Certificates

For the purposes of the foregoing distributions, only Exchangeable REMIC Certificates are deemed to be outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates.”

On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates and Class B Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

(A)   On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;]

second, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class [__] Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount as described below, until the Certificate Principal Balance of each such class has been reduced to zero.

(B)    On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;]

second, sequentially, to the holders of the Class [__] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class [__] Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described above, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.

(C)    On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

first, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

second, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__]  Certificates has been reduced to zero.]

(D)    On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;]

second, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class [__] Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount, as described below, up to an amount equal to the amount, if any, of the Class [__] Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of each such class has been reduced to zero.]

(E)   On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;]

second, sequentially, to the holders of the Class [__] Certificates, in that order, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class [__] Certificates, after taking into account the distribution of the Group I Principal Distribution Amount, as described above, up to an amount equal to the amount, if any, of the Class [__] Principal Distribution Amount remaining unpaid on such Distribution Date until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

(F)   On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

[first, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class [__] Certificates under (D) and (E) above, and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

second, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above and to the holders of the Class [__] Certificates under clause first above, and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause third above and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero]

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of realized losses, increasing the respective percentage interest in the principal balance of the [Mortgage Loans][Contracts] evidenced by the Mezzanine Certificates and the Class B Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates and the Class B Certificates

relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates and the Class B Certificates.

Distributions with Respect to Exchangeable Certificates

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of the related Exchangeable Certificates, such Exchangeable Certificates will be entitled to (a) interest distributions at the applicable pass-through rate on the outstanding Class Principal Balance in the same priority as the Exchangeable REMIC Certificates that are exchanged therefore and (b) a proportionate share of the principal distributions on each class of Exchangeable REMIC Certificates entitled to principal in the related REMIC Combination, in the order of priority assigned to such Exchangeable REMIC Certificates. In addition, such Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of Exchangeable REMIC Certificates in the related REMIC Combination.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the [mortgage loans][contracts] and other assets of the trust fund, while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the [mortgage loans][contracts].

Item	Fee	Paid From
Master Servicing Fee(1)(2)	___bp	[Mortgage Loan][Contract] Interest Collections
Trustee Fee	___bp	Master Servicing Fee
Servicer Fee	___bp	Master Servicing Fee

(1)
Master servicing fee including securities administrator, paying agent and certificate registrar fees.  The Master Servicer receives a single combined fee that covers all of these functions.  The Master Servicer performs these functions.

(2)	Master Servicer pays trustee and servicer fees out of its fee.
(3)	The master servicing fee is paid on a first priority basis from collections allocable to interest on the [mortgage loans][contracts], prior to distributions to certificateholders.

Example of Distributions

The following sets forth an example of collection of payments from [borrowers][obligors] on the [Mortgage Loans][Contracts], transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in [___________]:

[_________] through
[__________]	Prepayment Period for prepayments received from [Mortgage Loans] [Contracts]:
Principal prepayments received by the Servicer during the related Prepayment Period ([_________] through [_______]) will be deposited into the Servicer’s Collection Account for remittance to the Master Servicer on the Servicer Remittance Date.

[_______]	Servicer Remittance Date:
The Servicer will remit collections, advances and recoveries in respect of the [Mortgage Loans][Contracts] to the Master Servicer for deposit into the Distribution Account as specified in the Pooling and Servicing Agreement.

[_______]	Record Date:	Distributions will be made to Certificateholders of record for all applicable classes as of the business day immediately before the related Distribution Date.

[_______]	Distribution Date:
On the [____]th day of each month (or if the [____]th day is not a business day, the next business day), the Securities Administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account.

Succeeding months follow the same pattern.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described in this section, the Interest Rate Swap Agreement, as described under “—The Interest Rate Swap Agreement and the Interest Rate Swap Provider” and overcollateralization, as described under “—Overcollateralization Provisions” in this prospectus supplement.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford holders of the Class A Certificates protection against realized losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, (i) the rights of the holders of the [Class [__] Certificates will be senior to the rights of holders of the Class [__], Class [__], Class [__] and Class CE Certificates, (ii) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class [__], Class [__] and Class CE Certificates, (iii) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class [__] and Class CE Certificates and (iv) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class CE Certificates.]  This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against realized losses.

Overcollateralization Provisions

[The weighted average [Mortgage][Contract] Rate for the [Mortgage Loans][Contracts], less the Administration Fee Rate and the amount, expressed as a per annum rate of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event, is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates and the Class B Certificates, thus generating excess interest collections which, in the absence of realized losses, will not be necessary to fund interest distributions on the Offered Certificates and Class B Certificates.  Additional excess interest will be generated by the portion of the [mortgage][contract] pool represented by the Overcollateralization

Amount.  The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates and Class B Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.]

[With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, owed to such holders in accordance with the priorities set forth under “—Allocation of Extra Principal Distribution Amount” below;

second, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

third, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

fourth, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

fifth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

sixth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

seventh, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

eighth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

ninth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

tenth, concurrently to the holders of the Class A Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls on the related [Mortgage Loans][Contracts] to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related [Mortgage Loans][Contracts];

eleventh, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the [Mortgage Loans][Contracts] to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the [Mortgage Loans][Contracts];

twelfth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the [Mortgage Loans][Contracts] to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the [Mortgage Loans][Contracts];

thirteenth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the [Mortgage Loans][Contracts] to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the [Mortgage Loans][Contracts];

fourteenth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the [Mortgage Loans][Contracts] to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the [Mortgage Loans][Contracts];

fifteenth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the Pooling and Servicing Agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates and the Class B Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

[sixteenth, to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider, due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; ]

seventeenth, to the holders of [the Class P Certificates and] Class CE Certificates as provided in the Pooling and Servicing Agreement; and

eighteenth, to the holders of the Residual Certificates, any remaining amounts.]

[On each Distribution Date, after making the distributions required under “Interest Distributions on the Offered Certificates and the Class B Certificates”, “Principal Distributions on the Offered Certificates and the Class B Certificates” and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority:

(A)concurrently, to each class of Class A Certificates, in respect of the related Net WAC Rate Carryover Amount for such Distribution Date, on a pro rata basis, based on the entitlement of each such class; and

(B)sequentially, to the holders of the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date.

As of the Closing Date, the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates by an amount equal to approximately $[__], which is equal to the initial Certificate Principal Balance of the Class CE Certificates.  This amount represents approximately [__]% of the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the [mortgage][contract] pool under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Overcollateralization Amount is required to be maintained at the “Required Overcollateralization Amount.”  In the event that realized losses are incurred on the [Mortgage Loans][Contracts], such realized losses may result in an overcollateralization deficiency since the realized losses will reduce the principal balance of the [Mortgage Loans][Contracts] without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates and the Class B Certificates. In the event of an overcollateralization deficiency, the Pooling and Servicing Agreement requires the payment from Net Monthly Excess Cashflow [and any Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement,] subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates and the Class B Certificates in reduction of the Certificate Principal Balances of the Offered Certificates and the Class B Certificates. These payments have the effect of accelerating the amortization of the Offered Certificates and the Class B Certificates relative to the amortization of the [Mortgage Loans][Contracts], and of increasing the Overcollateralization Amount..]

[On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease (“step down”), to a level equal to approximately [__]% of the then current aggregate outstanding principal balance of the [Mortgage Loans][Contracts] (after giving effect to principal payments to be distributed on the related Distribution Date), subject to a floor equal to the product (i) [__]% and (ii) the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date.  In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates and the Class B Certificates on the related Distribution Date shall be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above.]

[With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates and the Class B Certificates relative to the amortization of the [Mortgage Loans][Contracts], and of reducing the Overcollateralization Amount.  However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.]

Allocation of Extra Principal Distribution Amount

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Extra Principal Distribution Amount shall be distributed as follows:

first, concurrently, to the holders of the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that the pro rata allocation to the [Class [__] Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class [__] Certificates, but shall be distributed to the Class [__]] Certificates on a sequential basis, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

second, sequentially, to the holders of the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Offered Certificates and the Class B Certificates shall be entitled to receive distributions in respect of principal to the extent of the Extra Principal Distribution Amount in the following amounts and order of priority:

[first, (a) the lesser of (x) the Group I Principal Distribution Amount and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, and (b) the lesser of (x) the Group II Principal Distribution Amount and (y) the Class [__] Principal Distribution Amount, shall be distributed sequentially to the holders of the Class [__] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A Certificates under clause first above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above and to the holders of the Class [__] Certificates under clause second above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above and to the holders of the Class [__]Certificates under clause third above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

Allocation of Losses; Subordination

With respect to any defaulted [Mortgage Loan][Contract] that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related [Mortgage Loan][Contract] was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the [Mortgage Loan][Contract].  The amount of loss realized and any Bankruptcy Losses are referred to in this prospectus supplement as “realized losses.”  In the event that amounts recovered in connection with the final liquidation of a defaulted [Mortgage Loan][Contract] are insufficient to reimburse the Servicer or the Master Servicer for P&I Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the Servicer, or the Master Servicer out of any funds in the related collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any defaulted [Mortgage Loan][Contract], the amount of the realized loss with respect to that defaulted [Mortgage Loan][Contract] will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

Any realized losses on the [Mortgage Loans][Contracts] will be allocated on any Distribution Date: [first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates [and to Net Swap Payments received from the Swap Provider under the Interest Rate Swap Agreement for that purpose,] third, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__]Certificates has been reduced to zero, fourth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, fifth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero and sixth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

The Class [___] Certificates are Exchangeable REMIC Certificates. In the event Class [_____] Certificates are exchange for related Exchangeable Certificates, losses allocated to the Class [______] Certificates will be allocated to these Exchangeable Certificates.

[The Pooling and Servicing Agreement does not permit the allocation of realized losses to the Class A Certificates or Class P Certificates. Investors in the Class A Certificates should note that although realized losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the [Mortgage Loans][Contracts] to pay the Class A Certificates all interest and principal amounts to which they are then entitled.]

Except as described below, once realized losses have been allocated to the Mezzanine Certificates and the Class B Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below).  [However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates and the Class B Certificates from Net Monthly Excess Cashflow and from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” above.]

Any allocation of a realized loss to a Mezzanine Certificate or Class B Certificate will be made by reducing the Certificate Principal Balance of that Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the realized loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Mezzanine Certificate or Class B Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of realized losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and from amounts on deposit in the Supplemental Interest Trust.

A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction. With respect to any [Mortgage Loan][Contract], a “Deficient Valuation” is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the [Mortgage Loan][Contract], which valuation results from a proceeding initiated under the United States Bankruptcy Code. A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a [Mortgage Loan][Contract] as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this prospectus supplement and the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a realized loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries [but only to the extent that such certificate has not been reimbursed for the amount of such realized loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “Description of the Certificates—Overcollateralization Provisions” and from amounts on deposit in the Supplemental Interest Trust as described under “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]  Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

P&I Advances

Subject to the limitations set forth in the following paragraph, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date (as defined in the Pooling and Servicing Agreement), its own funds, or funds in the related collection account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the related advance will be equal to the aggregate of all scheduled payments of principal and interest, net of the related Servicing Fees, that were due during the related Due Period on the related [Mortgage Loans][Contracts] and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the [Mortgaged Properties][manufactured homes] acquired by foreclosure or deed in lieu of foreclosure (net of the related Servicing Fees).  These advances are referred to in this prospectus supplement as “P&I Advances”.

P&I Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on the related [Mortgage Loan][Contract]. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on any [Mortgage Loans][Contracts] due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws.  All P&I Advances will be reimbursable to the Servicer or the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the [Mortgage Loan][Contract] as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any [Mortgage Loan][Contract] that are deemed by the Servicer or the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer or the Master Servicer out of any funds in the collection account prior to the distributions on the certificates. In the event that the Servicer fails in its obligation to make any required P&I Advance, a successor servicer will be obligated to make the P&I Advance on the Distribution Date for which the Servicer was required to make such P&I Advance, to the extent required in the Pooling and Servicing Agreement.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless the Servicer determines that the advance would not be recoverable.  In no event will the Servicer be obligated to advance the balloon payment due on any Balloon Loan.

The Pooling and Servicing Agreement also provides that the Servicer may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of the Servicer to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the Servicer. The Pooling and Servicing Agreement also provides that the Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders.

Upon an Event of Default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer may terminate the Servicer and the Master Servicer will, or under certain circumstances, the Serviceror its designee may, appoint a successor servicer.  In any event the successor servicer must be an approved servicer as described in this prospectus supplement under “Certain Matters Regarding [] as Servicer”.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each holder of a certificate, a statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website located at [].  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

[Credit Enhancement Provider]

[Provide Regulation AB compliant description of any providers of credit enhancement within the meaning of Item 1114 of Regulation AB]

THE ORIGINATORS

General

[______], [______] and  [______] are the originators of the [Mortgage Loans][Contracts] with respect to approximately [___]%, [___]% and [___]%, respectively, of the [Mortgage Loans][Contracts] by aggregate principal balance as of the Cut-off Date, along with various originators, none of which has originated more than 10% of the [Mortgage Loans][Contracts] by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

For a description of the underwriting guidelines applicable to the Mortgage Loans purchased from [__________] and certain other information with respect to [__________], see “The [Mortgage] [Contract] Pool—Underwriting Standards” in this Prospectus Supplement.]

[[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units. ]

For a description of [________]’s underwriting guidelines, see “The [Mortgage][Contract] Pool—Underwriting Standards—[__________]”.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the [mortgage][contract] pool (if applicable) any period before January 1, 2006.

ISSUING ENTITY

Home Equity Loan Trust [_______] is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [______](the “Pooling and Servicing Agreement”). The Pooling and

Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the [Mortgage Loans][Contracts] and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, see “Description of the Agreements — Amendment” in the base prospectus.

The assets of the issuing entity will consist of the [Mortgage Loans][Contracts] and certain related assets.

The issuing entity’s fiscal year end is [______].

 THE DEPOSITOR

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

 *The Sponsor did not securitize any mortgage loans in 2008 or 2009.

THE SERVICER

General

Primary servicing of the [Mortgage Loans][Contracts] will be provided by [______] (the “Servicer”) pursuant to the Pooling and Servicing Agreement.  The Master Servicer will be required to monitor the Servicer’s performance under the Pooling and Servicing Agreement.  In the event of a default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against the Servicer.

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the [mortgage loans][contracts] and will, consistent with the Pooling and Servicing Agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the [mortgage loans][contracts]. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a [mortgage loan][contract] or extend the due dates for payments due on a [mortgage note][contract], provided that the insurance coverage for the [mortgage loan][contract] or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a [mortgage loan][contract] so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

All collections of principal and interest on any [mortgage loans][contracts], including but not limited to Principal Prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the Servicer out of liquidation proceeds in accordance with the Pooling and Servicing Agreement), the repurchase price for any [mortgage loans][contracts] repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Eligible Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.  Amounts on deposit in a Eligible Account may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Pooling and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.  On the date specified in the Pooling and Servicing Agreement, the Servicer will withdraw or cause to be withdrawn from the applicable Eligible Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds.  See “Pooling and Servicing Agreement — Payments on [Mortgage Loans][Contracts]; Deposits to Collection Account and Distribution Account” in this prospectus supplement.

[Servicer Name]

[The Servicer has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since[_____], and non prime mortgage loans since[_____].  The Servicer is [one of the largest third-party subprime mortgage loan servicers in the United States].  The Servicer and its related companies currently employ more than [_____] people worldwide with domestic residential mortgage loan servicing and processing centers in _____,_____ and _____, _____.   The Servicer specializes in the management of [sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets]. The Servicer’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

 As of December 31, 20__, the Servicer provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $[____], substantially all of which are being serviced for third parties, including loans in over [_____] securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by the Servicer at the end of each of the indicated periods.

[Subprime] Servicing Portfolio
(Dollars in Thousands)

Delinquency Experience (Dollars in Thousands)
At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent
Principal Amount Outstanding[1]
Delinquencies[2]
30-59 Days
60-89 Days
90-119 Days
over 120 days
Total Delinquencies as a Percentage of the Total Amount Outstanding

Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by the Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in the Servicer’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the the next monthly due date [which is know as the OTS Method][on the last business day immediately prior to the next monthly due date, which is know as the MBA Method].  The Servicer’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for the Servicer’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2005						As of December 31, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2007						As of December 31, 2008
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

As of December 31, 2009
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%
60-860 days		$		%		%
90 d90 days or more		$		%		%
Total Delinquent Loans		$		%		%
Loans in Foreclosure		$		%		%

Real Estate Owned
(Dollars in Thousands)
	As of December 31, 2005				As of December 31, 2006				As of December 31, 2007				As of December 31, 2008
	By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans	By Dollar Amount

Total Portfolio			$				$				$			$
Foreclosed Loans			$				$				$			$
Foreclosure Ratio		%		%		%		%		%		%	%		%

As of December 31, 2009
	By No. of Loans		By Dollar Amount

Total Portfolio			$
Foreclosed Loans			$
Foreclosure Ratio		%

Loan Gain/(Loss) Experience
(Dollars in Thousands)
	As of December 31, 2005		As of December 31, 2006		As of December 31, 2007		As of December 31, 2008

Total Portfolio	$		$		$		$
Net Gains/(Losses)	$		$		$		$
Net Gains/(Losses) as a Percentage of Total Portfolio		%		%		%		%

As of December 31, 2009

Total Portfolio	$
Net Gains/(Losses)	$
Net Gains/(Losses) as a Percentage of Total Portfolio		%

Prior Securitizations

[In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which the Servicer was serving as servicer, the Servicer has not been terminated as a servicer in any of those transactions, and the Servicer has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.]]

[Other Servicer Regulation AB compliant disclosure description]

Servicing and Other Compensation and Payment of Expenses

The Servicer will provide customary servicing functions with respect to the [Mortgage Loans][Contracts]. Among other things, the Servicer is obligated under some circumstances to make P&I Advances with respect to the related [Mortgage Loans][Contracts]. In managing the liquidation of defaulted [Mortgage Loans][Contracts], the Servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted [Mortgage Loans][Contracts] and REO properties as described in the Pooling and Servicing Agreement, as applicable.

In instances in which a mortgage  loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the [mortgage loan][contract] were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the interest rate, forgiving payments of principal, interest or other amounts owed under the [mortgage loan][contract], such as taxes or insurance premiums, extending the final maturity date of the [mortgage loan][contract], capitalizing delinquent interest and other amounts owed under the [mortgage loan][contract], or any combination of these or other modifications. Any modified [mortgage loan][contract] may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Approximately ___% of the [mortgage loans][contracts], by aggregate outstanding principal balance as of the cut-off date, were subject to an interest rate reduction, approximately ___% of the [mortgage loans][contracts], by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of principal, approximately ___% of the [mortgage loans][contracts], by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of interest, approximately ___% of the [mortgage loans][contracts], by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the final maturity date, approximately ___% of the [mortgage loans][contracts], by aggregate outstanding principal balance as of the cut-off date, were subject to a principal forbearance, approximately ___% of the [mortgage loans][contracts], by aggregate outstanding principal balance as of the cut-off date, were subject to a capitalization of delinquent interest, and approximately ___% of the [mortgage loans][contracts], by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the amortization of the [mortgage loan][contract].The principal compensation to be paid to the Servicer in respect of the servicing activities performed by the Servicer will be a servicing fee (the “Servicing Fee”) calculated at a per annum rate (the “Servicing Fee Rate”) equal to [ ]% with respect to each [Mortgage Loan][Contract] serviced by the Servicer on the Scheduled Principal Balance of each such [Mortgage Loan][Contract]. As additional servicing compensation, the Servicer are entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the related [Mortgage Loans][Contracts] [(with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates)], to the extent collected from [mortgagors][obligors], together with any interest or other income earned on funds held in the related collection account and any related escrow account.  The Servicer is entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement) with respect to the related [Mortgage Loans][Contracts].

In general, the Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date with Compensating Interest on such Distribution Date; provided that the Servicer is only required to pay Compensating Interest in an amount up to the related Servicing Fee payable to the Servicer.  The Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the related [Mortgage Loans][Contracts] in connection with their responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement .  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicer.

THE MASTER SERVICER

[General]

[ ] acts as Master Servicer pursuant to the Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Trustee] against the defaulting Servicer.  As of __________, [ ] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[Describe any material changes in [ ]’s servicing policies and procedures for residential [mortgage loans][contracts], any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]]

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be a master servicing fee calculated at a rate set forth in the Pooling and Servicing Agreement on the Scheduled Principal Balance of each [Mortgage Loan][Contract] (the “Master Servicing Fee Rate”) together with any interest or other income earned on funds held in the Distribution Account.  With respect to each [Mortgage Loan][Contract] and for any calendar month, the Master Servicer will receive an amount equal to one-twelfth of the product of [__]% multiplied by the Scheduled Principal Balance of the [Mortgage Loans][Contracts] as of the Due Date in the preceding calendar month.

In the event that the Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amount up to the master servicing fee payable to the Master Servicer on such Distribution Date.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and  (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

THE TRUSTEE

[ ] will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at [ ] or at such other address as the Trustee may designate from time to time.

[Describe the extent of [ ]’s prior experience serving as a trustee for asset-backed securities transactions involving [mortgage][contract] pools of first lien [fixed][adjustable] rate [mortgage loans][contracts] secured by [one- to four-family residential real properties and individual condominium units][commercial properties,][multifamily properties,][mixed-use residential properties or unimproved land][and home improvement contracts][manufactured homes][Multifamily Property][Commercial Property][Mixed-Use Property].]].

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any [Mortgage Loan][Contract] hereunder and relating to the servicing of the [Mortgage Loans][Contracts]; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the pooling and servicing agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.
Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.  Such rights and powers may include:

1.
Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the [Mortgage Loans][Contracts] and related documents, or otherwise.

2.
The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Pooling and Servicing Agreement.

3.
Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

For further discussion of the duties of the Trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the base prospectus.

The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the Servicer under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements.

THE SECURITIES ADMINISTRATOR

[____________], as the Securities Administrator under the Pooling and Servicing Agreement, will perform certain securities and tax administration services for the Trust for so long as it or one of its affiliates is the Master Servicer. The Securities Administrator’s corporate trust office is located at [_______________]or at such other address as the Securities Administrator may designate from time to time.

The Securities Administrator may resign at any time including at such time as the Master Servicer is removed or terminated, in which event the Depositor will be obligated to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property, or if the Master Servicer is terminated or removed.  Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.  The Securities Administrator and the Master Servicer will be indemnified by the Trust Fund for certain expenses as provided in the Pooling and Servicing Agreement.

THE CUSTODIANS

Approximately [___]% of the [mortgage loan][contract] files with respect to the [Mortgage Loans][Contracts] by aggregate principal balance as of the Cut-off Date, will be held by [____________], pursuant to a custodial agreement to be entered into among [____________], as Trustee, [____________], in its capacity as a custodian, and the Servicer. For additional information about [____________] see “The Master Servicer” in this prospectus supplement.

Approximately [___]% of the [mortgage loan][contract] files with respect to the [Mortgage Loans][Contracts] by aggregate principal balance as of the Cut-off Date, will be held by [____________], pursuant to a custodial agreement to be entered into among [____________], as Trustee, [____________], as a custodian, and the Servicer. [Regulation AB compliant description of [____________].]

[THE CREDIT RISK MANAGER]

[[ ], as credit risk manager for the trust (the “Credit Risk Manager”) will monitor the performance of the Servicer, and make recommendations to the Servicer and/or Master Servicer regarding certain delinquent and defaulted [Mortgage Loans][Contracts] and will report to the Depositor on the performance of such [Mortgage Loans][Contracts], pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer and/or Master Servicer on or

prior to the Closing Date. The Credit Risk Manager will rely upon [mortgage loan][contract] data that is provided to it by the Servicer and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to [ ]% per annum of the then current aggregate principal balance of the [Mortgage Loans][Contracts].]

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of [______ __, ____] among the Depositor, [the Servicer,] the Master Servicer, the Securities Administrator and the Trustee, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the [Mortgage Loans][Contracts], the related [mortgage notes][contracts], mortgages and other related documents; (ii) all payments on or collections in respect of the [Mortgage Loans][Contracts] due after the Cut-off Date, together with any proceeds of the [Mortgage Loans][Contracts]; (iii) any [Mortgaged Properties][manufactured homes] acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the [Mortgage Loan][Contract] Purchase Agreement; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof; [and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider.] For the avoidance of doubt, the trust fund does not include the Supplemental Interest Trust.  Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

Assignment of the [Mortgage Loans][Contracts]

On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each [Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee][Contract] and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such [Mortgage Loan][Contract] due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each [Mortgage Loan][Contract] transferred to the trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee and the Servicer pursuant to the Pooling and Servicing Agreement. The [Mortgage Loan][Contract] Schedule will include information such as the principal balance of each [Mortgage Loan][Contract] as of the Cut-off Date, its [Mortgage][Contract] Rate as well as other information with respect to each [Mortgage Loan][Contract].

The Pooling and Servicing Agreement will require that, prior to the closing date, the Depositor will deliver or cause to be delivered to the Trustee (or the related Custodian, as the Trustee’s agent for such purpose) the [mortgage notes][contracts] endorsed to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original [mortgages or mortgage notes][contracts], if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost [mortgage note][contract], a lost note affidavit.  The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee’s interest in the [Mortgage Loan][Contract]

against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any [Mortgage Loan][Contract] electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the Trustee or the related Custodian on its behalf will review the [Mortgage Loans][Contracts] and the Related Documents pursuant to the related Custodial Agreement and, if any [Mortgage Loan][Contract] or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee or the Servicer, the Sponsor will be obligated either to (i) substitute for such [Mortgage Loan][Contract] a Qualified Substitute [Mortgage Loan][Contract]; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such [Mortgage Loan][Contract] at a price (the “Purchase Price”) equal to the outstanding principal balance of such [Mortgage Loan][Contract] as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the [Mortgage][Contract] Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed P&I Advances and servicing advances made by the Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation by any such [Mortgage Loan][Contract] of any predatory or abusive lending law.  The Purchase Price will be required to be remitted to the Servicer for deposit in the related Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted [Mortgage Loan][Contract] (as defined herein) is the sole remedy regarding any defects in the [Mortgage Loans][Contracts] and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute [Mortgage Loan][Contract], the Sponsor will be required to remit to the Servicer, as applicable, for deposit in the related Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the principal balance of the related Deleted [Mortgage Loan][Contract] over the principal balance of such Qualified Substitute [Mortgage Loan][Contract].

A “Qualified Substitute [Mortgage Loan][Contract]” is a [mortgage loan][contract] substituted for a Deleted [Mortgage Loan][Contract] which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one [Mortgage Loan][Contract] for a Deleted [Mortgage Loan][Contract], an aggregate principal balance), not in excess of the principal balance of the Deleted [Mortgage Loan][Contract]; (ii) have a [Mortgage][Contract] Rate not less than the [Mortgage][Contract] Rate of the Deleted [Mortgage Loan][Contract] and not more than 1% in excess of the [Mortgage][Contract] Rate of such Deleted [Mortgage Loan][Contract]; (iii) if such [mortgage loan][contract] is an adjustable-rate [mortgage loan][contract], have a Maximum [Mortgage][Contract] Rate and Minimum [Mortgage][Contract] Rate not less than the respective rate for the Deleted [Mortgage Loan][Contract] and have a Gross Margin equal to or greater than the Deleted [Mortgage Loan][Contract]; (iv) have the same Due Date as the Deleted [Mortgage Loan][Contract]; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted [Mortgage Loan][Contract]; (vi) comply with each representation and warranty as to the [Mortgage Loans][Contracts] set forth in the [Mortgage Loan][Contract] Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the [Mortgage Loan][Contract] being replaced; (viii) [have the same lien priority on the related mortgaged property as the Mortgage Loan being replaced] and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each [Mortgage Loan][Contract]. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each [Mortgage Loan][Contract] and the Related Documents, free of any lien; (ii) each

[Mortgage Loan][Contract] complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; (iii) the [Mortgage Loans][Contracts] are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no [Mortgage Loan][Contract] is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico or Illinois; and (iv) no proceeds from any [Mortgage Loan][Contract] were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such [Mortgage Loan][Contract].  Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related [Mortgage Loan][Contract] and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii) or (iv) above (or certain other representations and warranties made by the Sponsor with respect to any Group I [Mortgage Loan][Contract]), shall be deemed to materially and adversely affect the interests of the certificateholders in the related Group I [Mortgage Loan][Contract].  If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted [Mortgage Loan][Contract] a Qualified Substitute [Mortgage Loan][Contract] or (ii) purchase such Deleted [Mortgage Loan][Contract] from the trust.  The same procedure and limitations that are set forth above for the substitution or purchase of Deleted [Mortgage Loans][Contracts] as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted [Mortgage Loan][Contract] as a result of a breach of a representation or warranty in the [Mortgage Loan][Contract] Purchase Agreement that materially and adversely affects the interests of the certificateholders.

[Mortgage Loans][Contracts] required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted [Mortgage Loans][Contracts].”

Payments on [Mortgage Loans][Contracts]; Deposits to Collection Account and Distribution Account

The Servicer will establish and maintain or cause to be maintained a separate trust account (each, a “Collection Account”) for the benefit of the certificateholders. Each Collection Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by the Servicer of amounts in respect of the related [Mortgage Loans][Contracts] (excluding amounts representing the related Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the related Collection Account.  Amounts so deposited by the Servicer may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator.  All investment income on funds in the Collection Account established and maintained by the Servicer shall be for the benefit of the Servicer.

The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted to it by the Servicer for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust.  The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement).  Amounts on deposit therein may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

Certain Matters Regarding [____] as Servicer

The Pooling and Servicing Agreement provides that [ ] (“[ ]”), in its capacity as the Servicer under the Pooling and Servicing Agreement, may not resign from its obligations and duties under the Pooling and Servicing Agreement, except in connection with a permitted transfer of servicing, unless

(1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee or (2) upon the satisfaction of the following conditions:

(a) [ ] has proposed a successor servicer to the Depositor, the Sponsor and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

(b) the proposed successor servicer is (1) an affiliate of the Master Servicer that services [mortgage loans][contracts] similar to the [Mortgage Loans][Contracts] in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s;

(c) the Rating Agencies have confirmed to the Trustee that the appointment of the proposed successor servicer as the servicer under the Pooling and Servicing Agreement will not result in the reduction or withdrawal of the then current ratings of the Offered Certificates; and

(d) the proposed successor servicer has a net worth of at least $25,000,000.

A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an “approved servicer.”

Events of Default

Upon the occurrence of events of default described under “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus, the Servicer may be removed as the servicer of the related [Mortgage Loans][Contracts] in accordance with the terms of the Pooling and Servicing Agreement.  As further described in, and in accordance with the provisions of the Pooling and Servicing Agreement, upon the removal of the Servicer after the occurrence of an Event of Default, a successor to the Servicer (which may be the Master Servicer will become the successor to the Servicer under the Pooling and Servicing Agreement; provided, however that, under certain circumstances, [ ] or its designee may designate a successor servicer with respect to the [Mortgage Loans][Contracts] if it has been terminated as the servicer under the Pooling and Servicing Agreement.  Any successor servicer appointed by [ ] or its designee must qualify as a successor servicer under the Pooling and Servicing Agreement and be approved by the Rating Agencies (by written confirmation that such appointment of a successor servicer would not result in the reduction or withdrawal of the rating of any outstanding class of certificates).  Any proceeds received in connection with the appointment of a successor servicer shall be the property of [ ] or its designee.  Any successor to [ ] appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $25,000,000.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus.

Voting Rights

[At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates, [other than the Exchangebable Certificates], the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates.]

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the voting rights of each class of Exchangeable REMIC Certificates in the related REMIC Combination.

The initial owner of the Residual Certificates is [____________].

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities–Termination” in the prospectus. The Master Servicer, or if the Master Servicer fails to exercise such option, [ ] (either the Master Servicer or [ ], the “Terminator”), will have the right to purchase all remaining [Mortgage Loans][Contracts] and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the [Mortgage Loans][Contracts] and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the [Mortgage Loans][Contracts] as of the Cut-off Date.  In the event the Terminator exercises the option, the purchase price payable in connection with the option will be equal to par with respect to the [Mortgage Loans][Contracts] and the fair market value of all properties acquired by the trust in respect of any [Mortgage Loans][Contracts], plus accrued interest for each [Mortgage Loan][Contract] at the related [Mortgage][Contract] Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicer, the Master Servicer and the Securities Administrator as of the termination date and any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement (the “Termination Price”).  In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Certificates and the Class B Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates at the then applicable Pass–Through Rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates and the Class B Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.  The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement.  See “Description of the Securities–Termination” in the prospectus.

The Securities Administrator shall give notice of any termination to the Certificateholders, upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.

In the event such notice is given in connection with the purchase of all of the [Mortgage Loans][Contracts] by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicer, the Master Servicer, the Trustee and the applicable Custodian from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the applicable Custodian and the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement prior to making any final distributions. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining [Mortgage Loans][Contracts], and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

In the event that the Terminator purchases all the [Mortgage Loans][Contracts] or the final payment on or other liquidation of the last [Mortgage Loan][Contract], the Trust Fund shall be terminated in accordance with the following additional requirements:

(i)The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

(ii)During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii)At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

At the expense of the Terminator (or, if the Trust Fund is being terminated as a result of the Last Schedule Distribution Date, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

Optional Purchase of Defaulted [Mortgage Loans][Contracts]

As to any [Mortgage Loan][Contract] which is delinquent in payment by 90 days or more, [          ] or an affiliate of [           ] may, at its option, purchase such [Mortgage Loan][Contract] from the Trust at the Purchase Price for such [Mortgage Loan][Contract], under the circumstances described in the Pooling and Servicing Agreement.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates and the Class [  ] Certificates (exclusive of any right of the holder of such certificates to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts or from the Supplemental Interest Trust [or the obligation to make payments to the Supplemental Interest Trust]), the Class P Certificates and the Class CE Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC.  See “Material Federal Income Tax Considerations–REMICs” in the prospectus.

For federal income tax purposes, the Class [__] Certificates and Class [__] Certificates will, and the remaining classes of the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the adjustable-rate Mortgage Loans will prepay at a rate equal to 100% [PPC] (calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) and the fixed-rate Mortgage Loans will prepay at a rate equal to 100% [PPC] calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement).  No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration–General” and “–REMICs–Taxation of Owners of Regular Securities” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

[If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.]

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder.  Holders of such certificates are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Material Federal Income Tax Considerations– REMICs—Taxation of Owners of Regular Securities” in the Prospectus.

Each holder of an Offered Certificate or Class [  ] Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount [and the obligation to make payments to the Supplemental Interest Trust].  The Reserve Fund, [the Interest Rate Swap Agreement and the Supplemental Interest Trust] [is] [are] not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate or a Class [  ] Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate [computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate or a Class [ ] Certificate may exceed the actual amount of distributions on the Offered Certificate or a Class [  ] Certificate.]

The treatment of amounts received by a holder of an Offered Certificate or a Class [  ] Certificate under such holder’s right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto.  Under the REMIC Regulations, each holder of an Offered Certificate or Class [  ] Certificate must allocate its purchase price for the Offered Certificate or Class [  ] Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The correct treatment of such payments is uncertain. The Securities Administrator will, as required, treat payments made to the holders of the Offered Certificates and Class [  ] Certificates with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”).  The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation.  For tax reporting purposes, the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of Net WAC Rate Carryover Amount with respect to the Offered Certificates and Class [  ] Certificates may be treated as having more than insignificant value as provided in the pooling and servicing agreement.  Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it.  Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount as discrete property rights.  Holders of the Offered Certificates and Class [  ] Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates.  Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the Offered Certificates and Class B Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates.  If the Securities Administrator’s treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Certificate or a Class [  ] Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated by the Securities Administrator as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. [In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate or Class [  ] Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess will be treated by the Securities Administrator as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amount for such taxable year. Although not clear, net income or a net deduction with respect to any Net WAC Rate Carryover Amount should be treated as ordinary income [or as an ordinary deduction and, in the case of an individual, any ordinary deduction may be treated as a miscellaneous itemized deduction and subject to substantial limitations on its use. Holders of the Offered Certificates and Class [__] Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.]

Because a beneficial owner of any Net WAC Rate Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate or a Class [  ] Certificate may have income that exceeds cash distributions on the Offered Certificate or Class [  ] Certificate, in any period and over the term of the Offered Certificate or Class [  ] Certificate. As a result, the Offered Certificates and Class [  ] Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amount would be subject to rules applicable to miscellaneous itemized deductions.

Upon the sale of an Offered Certificate or a Class [  ] Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Certificate or Class [  ] Certificate, as the case may be. A holder of an Offered Certificate or a Class [  ] Certificate will have gain or loss from such a termination of the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount.  Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Offered Certificate and Class [  ] Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in at least the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of each Offered Certificate and Class [  ] Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates and Class [__] Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. In addition, on Offered Certificates or Class [__] Certificates obligations to make deemed payments may prevent an entity holding such certificates from qualifying as a REMIC.

Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Certificates and Class [  ] Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC.  In addition, any amounts received from the Reserve Fund [and the Supplemental Interest Trust] will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the class or classes of Exchangeable REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the grantor trust, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each Exchangeable REMIC Certificate underlying that Exchangeable Certificate as described above. If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying Exchangeable REMIC Certificates other than in an exchange described under ["Description of the Certificates—Exchangeable Certificates"] in this Prospectus Supplement, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more Exchangeable REMIC Certificates, those Exchangeable REMIC Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more Exchangeable REMIC Certificates underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for multiple Exchangeable REMIC Certificates underlying the Exchangeable Certificate, (ii) sell one of those Exchangeable REMIC Certificates and (iii) retain one or more of the remaining related Exchangeable REMIC Certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying Exchangeable REMIC Certificates sold and the related Exchangeable REMIC Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss relating to the Exchangeable REMIC Certificates sold using its basis allocable to those Exchangeable REMIC Certificates. Also, the beneficial owner then must treat the Exchangeable REMIC Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those Exchangeable REMIC Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the Exchangeable REMIC Certificates retained based on the beneficial owner's basis in those Exchangeable REMIC Certificates.

As a result, when compared to treating each Exchangeable REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument, aggregating the Exchangeable REMIC Certificates underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Securities Administrator. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Securities Administrator's lack of information necessary to report computations that might be required by Section 1286 of the Code, the Securities Administrator will treat each Exchangeable REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Exchangeable REMIC Certificates underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Exchangeable REMIC Certificates underlying the Exchangeable Certificates should be aggregated for OID purposes.

If a beneficial owner of one or more Exchangeable REMIC Certificates exchanges them for the related Exchangeable Certificates in the manner described under ["Description of the Certificates—Exchangeable Certificates"] in this Prospectus Supplement, the exchange will not be taxable. In such a.case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related Exchangeable REMIC Certificates that it owned immediately prior to the exchange.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the amended and restated underwriting agreement, dated as of [______ __, ____], and a terms agreement dated as of [______ __, ____] (collectively, the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be [___]% of the aggregate initial Certificate Principal Balance of the Offered Certificates.  In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under “Description of the Certificates–Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.
LEGAL MATTERS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from [ ] (“[ ]”), [ ] (“[ ]”) and [ ] (“[ ]”):

Offered Certificates	[____________]	[____________]	[____________]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled.  The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying [mortgage loans][contracts].  The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the [mortgagors][obligors] or the degree to which such prepayments will differ from that originally anticipated.  The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.  In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuer requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians.  There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty],  the Securities Administrator or the Custodians.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

LEGAL INVESTMENT

The Offered Certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the Prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those Certificates.  See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the [Mortgage Loans] [Contracts].

Application of the Underwriter’s Exemption

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The U.S. Department of Labor has granted individual administrative exemptions to the Underwriters (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the [Mortgage Loans] [Contracts] and to certificates that qualify for the Exemption and represent fractional undivided interests in an entity like the Issuing Entity consisting of [Mortgage Loans] [Contracts] like the [Mortgage Loans] [Contracts].

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates, other than the Residual Certificates (excluding the right to receive payments from the Supplemental Interest Trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the [Mortgage Loans] [Contracts] included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

The rating of an Offered Certificate may change.  If a class of Offered Certificate is no longer rated at least BBB- or Baa3, an Offered Certificate of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the  Offered Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any Offered Certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the Securities Administrator unless the Securities Administrator receives the following:

●    a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

●    if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

●    an opinion of counsel satisfactory to the Securities Administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Depositor, the Sponsor or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

ERISA Considerations with respect to the Interest Rate Swap Agreement

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Offered Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any offered certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the Issuing Entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior [mortgage loan][contract] asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new form must be filed within 30 days of such change.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United

States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Unless information changes, Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed. However, if a Form W-8BEN has a taxpayer identification number and at least one payment is reported annually on Form 1042-S to the beneficial owner, such Form W-8BEN remains effective until information on the Form changes.

More complicated rules apply to the certification requirements for entities treated as partnerships not organized under U.S. law and those holding securities for others. Such holders should consult their tax advisors as to their certification obligations.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

$[__________] (Approximate)

ACE Securities Corp.
Depositor

ACE Securities Corp. Home Equity Loan
Trust, Series [______]
Asset Backed Pass-Through Certificates

Prospectus Supplement
Dated [______ __, ____]

[_______]
Servicer

[_______]
Master Servicer

[Deutsche Bank Securities]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

[_______ __, _____]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement dated [_________ __, 20__] (to Prospectus dated ________ __, 20__)

$[__________] (Approximate)

ACE SECURITIES CORP. Home Equity Loan Trust, Series [_______]

Asset Backed Pass-Through Certificates

Home Equity Loan Trust [________]
Issuing Entity

[DB Structured Products, Inc.]
Sponsor

Ace Securities Corp.
Depositor

[_________________________]
Servicer

[_________________________]
Master Servicer

You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement.
This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.
The Offered Certificates hereby evidence an interest solely in the Issuing Entity and do not evidence interests in or obligations of the sponsor, depositor, or any of their affiliates.
Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

     Offered Certificates The trust created for the Series [______] certificates will hold a pool of first and second lien [fixed-rate] [and adjustable-rate] home equity lines of credit secured by [one- to four-family residential properties,] [and home improvement contracts] [manufactured housing installment sale contracts and installment loan agreements]. The trust will issue [________] classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances or notional amounts and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of excess interest, [overcollateralization], subordination and an [interest rate swap agreement].

Class	Initial Certificate Principal Balance or Notional Amount(1)	Pass-Through Rate	Scheduled Final Maturity Date
[___]	$[__________]	[One-Month LIBOR + [___]%(2)(3) ]	[_________, 20__]
[___]	$[__________]	[One-Month LIBOR + [___]% (2)(3) ]	[_________, 20__]
[___]	$[__________]	[One-Month LIBOR + [___]% (2)(3) ]	[_________, 20__]
[___]	$[__________]	[One-Month LIBOR + [___]% (2)(3) ]	[_________, 20__]
______________________
(1)Approximate.
(2)The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in this prospectus supplement under “Summary of Prospectus Supplement.”
(3)After the optional termination date, the margins applicable to the Class [___] Certificates and the Class [___] Certificates will increase by [___]% and the margins applicable to the Class [___] Certificates and the Class [___] Certificates will increase by the lesser of (i) the product of the applicable margin and [___]% and (ii) [___]%.

The certificates offered by this prospectus supplement will be purchased by [Deutsche Bank Securities Inc.] from the Depositor, and are being offered by [Deutsche Bank Securities Inc.] from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately [___]% of their initial Certificate Principal Balance before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[Deutsche Bank Securities]

The date of this prospectus supplement is [                        ], 2010

Important notice about information in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

Ace Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT	S-1
The Trust.	S-2
The Home Equity Lines of Credit	S-2
Removal and Substitution of a HELOC	S-4
The Certificates	S-4
Credit Enhancement	S-6
P&I Advances	S-8
Fees and Expenses	S-8
Optional Termination	S-8
Final Scheduled Maturity Dates	S-9
Expected Final Distribution Dates	S-9
Material Federal Income Tax Considerations	S-9
Ratings	S-9
Legal Investment	S-9
Considerations for Benefit Plan Investors	S-9
RISK FACTORS	S-10
USE OF PROCEEDS	S-23
THE LOAN POOL	S-23
General	S-23
HELOC Delinquencies and Losses	S-26
HELOC Characteristics	S-27
Group I HELOC Characteristics	S-35
Group II HELOC Characteristics	S-43
The Indices	S-51
Underwriting Standards	S-51
[Name of Originator]	S-51
[Originator Name]	S-51
Additional Information Concerning the HELOCs	S-51
[Conveyance of Subsequent HELOCs and the Pre-Funding Account]	S-52
[Interest Coverage Account]	S-52
YIELD ON THE CERTIFICATES	S-53
Certain Shortfalls in Collections of Interest	S-53
General Prepayment Considerations	S-53
Special Yield Considerations	S-55

i

Weighted Average Lives	S-56
Yield Sensitivity of the Mezzanine Certificates	S-62
[The Interest Rate Swap Agreement and the Swap Provider]	S-63
DESCRIPTION OF THE CERTIFICATES	S-69
General	S-69
Book-Entry Certificates	S-69
Exchangeable Certificates	S-73
Pass-Through Rates	S-75
Glossary	S-75
Permitted Investments	S-85
Interest Distributions on the Offered Certificates and the Class B Certificates	S-86
Calculation of One-Month LIBOR	S-88
Principal Distributions on the Offered Certificates and the Class B Certificates	S-89
Distributions with Respect to Exchangeable Certificates	S-91
Table of Fees and Expenses	S-91
Credit Enhancement	S-92
Overcollateralization Provisions	S-93
Allocation of Extra Principal Distribution Amount	S-96
Allocation of Losses; Subordination	S-96
P&I Advances	S-98
Reports to Certificateholders	S-99
THE ORIGINATORS	S-99
STATIC POOL INFORMATION	S-100
ISSUING ENTITY	S-100
THE DEPOSITOR	S-100
THE SPONSOR	S-101
THE SERVICER	S-102
General	S-102
[Servicer Name]	S-102
Servicing and Other Compensation and Payment of Expenses	S-106
THE MASTER SERVICER	S-107
[General]	S-107
Master Servicing and Other Compensation and Payment of Expenses	S-107
Transfer of Master Servicing	S-108
THE TRUSTEE	S-108
THE SECURITIES ADMINISTRATOR	S-110
THE CUSTODIANS	S-110
[THE CREDIT RISK MANAGER]	S-110
POOLING AND SERVICING AGREEMENT	S-110
General	S-110
Assignment of the HELOCs	S-111
Payments on HELOCs; Deposits to Collection Account and Distribution Account	S-113
Certain Matters Regarding [____] as Servicer	S-113
Events of Default	S-114
Voting Rights	S-114
Termination	S-114
Optional Purchase of Defaulted HELOCs	S-116
MATERAL FEDERAL INCOME TAX CONSIDERATIONS	S-116
METHOD OF DISTRIBUTION	S-119
SECONDARY MARKET	S-120
LEGAL MATTERS	S-120
RATINGS	S-120
LEGAL PROCEEDINGS	S-121
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-121
LEGAL INVESTMENT	S-121
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS	S-121

ii

ANNEX I	AX-1
Initial Settlement	AX-1
Secondary Market Trading	AX-1
Certain U.S. Federal Income Tax Documentation Requirements	AX-3

iii

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a brief description of the important features of the certificates offered by this prospectus supplement and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Issuing Entity	Home Equity Loan Trust [______]

Title of Series	ACE Securities Corp. Home Equity Loan Trust, Series [______] Asset Backed Pass-Through Certificates.

Cut-off Date	[___________].

Closing Date	On or about [____________].

Depositor	Ace Securities Corp., a Delaware corporation. See “The Depositor” in the prospectus.

Originators
[_________________________], with respect to approximately [__]% of the home equity lines of credit by aggregate principal balance as of the Cut-off Date. The remainder of the home equity lines of credit were originated by various originators, none of which have originated more than 10% of the home equity lines of credit.  See “The Originators” in this prospectus supplement.

Sponsor	[DB Structured Products, Inc., a Delaware corporation]. See “The Sponsor” in the prospectus.

Master Servicer	[________________________]. See “The Master Servicer” in this prospectus supplement.

Servicer	[________________________]. See “The Servicer” in this prospectus supplement.

Trustee	[________________________], will be the trustee of the trust [and the supplemental interest trust]. See “The Trustee” in this prospectus supplement.

Securities Administrator	[________________________]. See “The Securities Administrator” in this prospectus supplement.

Custodians	[________________________]. See “The Custodians” in this prospectus supplement.

Distribution Dates	Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [__________].

[Credit Risk Manager	[________________________]. See “The Credit Risk Manager” in this prospectus supplement.]

S-1

Offered Certificates
Only the certificates listed on the cover of this prospectus supplement are being offered by this prospectus supplement. Each class of Offered Certificates will have the initial certificate principal balance or notional amount and pass-through rate set forth or described in the table appearing on the cover of this prospectus supplement.

The Trust.

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the Cut-off Date among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee. There are [________] classes of certificates representing the trust. See “Description of the Certificates” in this prospectus supplement.

The certificates evidence in the aggregate the entire beneficial ownership interest in the trust.  In general, distributions of interest and principal, if applicable, on the Offered Certificates will be made only from payments received in connection with the home equity lines of credit [and the interest rate swap agreement].

The Home Equity Lines of Credit

References to percentages of the home equity lines of credit under this section are calculated based on the aggregate principal balance of the home equity lines of credit as of the Cut-off Date.

The trust will contain [___] [fixed-rate][adjustable-rate] home equity lines of credit secured by [conventional, one- to four-family, first and second lien residential real properties,] [home improvement contracts][manufactured homes] ([the ““HELOCs”).

[As described herein, additional home equity lines of credit, referred to herein as subsequent HELOCs, may be added to the loan pool after the closing date.]

[The HELOCs will not be insured or guaranteed by any government agency.]

[All percentages with respect to the characteristics of the HELOCs shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent HELOCs, representing up to [__]% of the loan pool, identified and expected to be transferred to the trust within ninety days of the closing date.]

[On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool.  This amount is referred to in this prospectus supplement as the pre-funded amount.  From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent HELOCs to be included in the trust fund backing all the classes of certificates, provided that such subsequent HELOCs satisfy the requirements described in “The Loan Pool—Conveyance of Subsequent HELOCs and the Pre-Funding Account” in this prospectus supplement.  The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent HELOCs during the pre-funding period.  Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

[On the closing date, the depositor will deposit in an account to be held by the securities administrator, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent HELOCs attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]

For purposes of calculating interest and principal distributions on the Class [__] Certificates and the Class [__] and Class [__] Certificates (collectively, the “Class [__] Certificates”; and together with the Class [__] Certificates, the “Class [__] Certificates”), the HELOCs have been divided into two loan groups, designated as the

S-2

 “Group I HELOCs” and the “Group II HELOCs.”  The Group I HELOCs consist of first and second lien [fixed-rate] [and adjustable-rate] HELOCs secured by [one- to four-family residential properties,] [and home improvement contracts][manufactured housing installment sale contracts and installment loan agreements]. The Group II HELOCs consist of first and second lien [fixed-rate] [and adjustable-rate] HELOCs secured by [one- to four-family residential properties,] [and home improvement contracts][manufactured housing installment sale contracts and installment loan agreements].

The Class [__] Certificates evidence interests in the Group I HELOCs.  The Class [__] Certificates evidence interests in the Group II HELOCs. The Class [__] Certificates and Class [__] Certificates (collectively, the “Mezzanine Certificates”) evidence interests in all of the HELOCs.

The Group I HELOCs consist of [___] HELOCs and have an aggregate principal balance of approximately $[_________] as of the Cut-off Date. The Group I HELOCs have original terms to maturity of not greater than approximately [__] years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	[___]% to [___]%.
Weighted average mortgage rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum mortgage rates:	[___]% to [___]%.]
[Weighted average minimum mortgage rate:	[___]%.]
[Range of maximum mortgage rates:	[___]% to [___]%.]
[Weighted average maximum mortgage rate:	[___]%.]
Weighted average remaining term
to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___].
Average principal balance:	$[___].
Range of original combined
loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]
[Credit limits:	$[___] to $[ ].]
[Credit limit utilization rates:	[___]% to [___]%.]
[Original draw period:	[___] months.]
[Remaining draw period:	[___] months.]

The Group II HELOCs consist of [____] HELOCs and have an aggregate principal balance of approximately $[_________] as of the Cut-off Date. The Group II HELOCs have original terms to maturity of not greater than approximately [__] years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	[___]% to [___]%.
Weighted average mortgage rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum mortgage rates:	[___]% to [___]%.]
[Weighted average minimum mortgage rate:	[___]%.]
[Range of maximum mortgage rates:	[___]% to v%.]
[Weighted average maximum mortgage rate:	[___]%.]
Weighted average remaining term
to stated maturity:	[___] months.
Range of principal balances:	$[___] to $[___]
Average principal balance:	$[___].
Range of original combined
loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]
[Credit limits:	$[___] to $[ ].]
[Credit limit utilization rates:	[___]% to [___]%.]
[Original draw period:	[___] months.]
[Remaining draw period:	[___] months.]

The HELOCs consist of [_____] HELOCs and in the aggregate have a principal balance of approximately $[_____] as of the Cut-off Date and have the following characteristics as of the Cut-off Date:

S-3

Range of mortgage rates:	[___]% to [___]%.
Weighted average mortgage rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum mortgage rates:	[___]% to [___]%.]
[Weighted average minimum mortgage rate:	[___]%.]
[Range of maximum mortgage rates:	[___]% to [___]%.]
[Weighted average maximum mortgage rate:	[___]%.]
Weighted average remaining term
to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___]
Average principal balance:	$[___].
Range of original combined
loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]
[Credit limits:	$[___] to $[ ].]
[Credit limit utilization rates:	[___]% to [___]%.]
[Original draw period:	[___] months.]
[Remaining draw period:	[___] months.]

The mortgage rate on each adjustable-rate HELOC will adjust [semi-annually] on each adjustment date to equal the sum of (A) [Six-Month LIBOR] (as defined in this prospectus supplement) and (B) the related gross margin, subject to periodic and lifetime limitations, as described under “The Loan Pool” in this prospectus supplement. See also “The Loan Pool–The Index” in this prospectus supplement.

The first adjustment date on the adjustable-rate HELOCs will occur after an initial period of approximately [__] years from the date of origination, as more fully described under “The Loan Pool” in this prospectus supplement.

For additional information regarding the HELOCs, see “The Loan Pool” in this prospectus supplement.

Removal and Substitution of a HELOC

The Trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the Depositor and receipt of, subject to further review and the exceptions, the HELOC.  If the Trustee finds that any HELOC is defective on its face due to a breach of the representations and warranties with respect to that HELOC made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related HELOC, the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute HELOC (if within two years of the Closing Date); provided that, if such defect would cause the HELOC to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The Class [__] Certificates and the [__] Certificates are the only classes of certificates offered by this prospectus supplement and are referred to herein as the “Offered Certificates”. The Offered Certificates will have the characteristics shown in the table on the cover of this prospectus supplement and as described in this prospectus supplement.

The pass-through rate on each class of Offered Certificates is variable and will be calculated for each Distribution Date as described below and under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.  The pass-through rate on each class of Offered Certificates is a rate per annum based on one-month LIBOR plus an applicable spread, subject to a rate cap calculated based on the weighted average mortgage rate of the HELOCs in the related loan group, less the fee rates payable to the Servicer, the Master Servicer and the Credit Risk Manager (collectively, the “Administration Costs”) [and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider or

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any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event allocable to the related loan group and in the case of the Mezzanine Certificates based on both loan groups, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class A Certificates], and in each case, adjusted for the actual number of days in the interest accrual period. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. Each spread is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.

The Offered Certificates will be sold by the Depositor to [Deutsche Bank Securities Inc.] (the “Underwriter”) on the Closing Date.

The Offered Certificates will be evidenced initially by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this prospectus supplement) in Europe and will be issued in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. See “Description of the Certificates–Book-Entry Certificates” in this prospectus supplement.

Class B Certificates.  The Class [__] Certificates and Class [__] Certificates (together, the “Class B Certificates”) are not offered by this prospectus supplement.  The Class [__] Certificates evidence interests in all of the  HELOCs. The Class [__] Certificates will have an initial certificate principal balance of approximately $[________]. The Class [__] Certificates will have an initial certificate principal balance of approximately $[_______]. The pass-through rate applicable to each class of Class [__] Certificates is a rate per annum based on one-month LIBOR plus an applicable spread, subject to a rate cap calculated based on the weighted average mortgage rate of the HELOCs, less the Administration Costs [and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class [__] Certificates] and adjusted for the actual number of days in the interest accrual period. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The spread applicable to each class of Class [__] Certificates is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.  The Class [__] Certificates initially evidence an aggregate interest of approximately [__]% in the trust.

Class CE Certificates.  The Class CE Certificates are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $[__________], which is equal to the initial overcollateralization required by the pooling and servicing agreement.  The Class CE Certificates initially evidence an interest of approximately [__]% in the trust.

[Class P Certificates.  The Class P Certificates are not offered by this prospectus supplement.  The Class P Certificates will have an initial certificate principal balance of $[__] and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment charges received in respect of the HELOCs.]

Residual Certificates.  The Class R Certificates or Residual Certificates, which are not offered by this prospectus supplement, evidence the residual interests in the trust.

[Exchangeable Certificates.  Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the exchangeable REMIC certificates, in combinations referred to in this prospectus supplement as the REMIC combinations. The exchangeable certificates and related REMIC combinations are identified in Annex [___] to this prospectus supplement. In the event that any REMIC combination is exchanged

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 for the related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal and/or interest distributions on each class of exchangeable REMIC certificates in the related REMIC combination. In addition, each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.  See “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement.]

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates and the Class B Certificates consists of excess interest, [overcollateralization], subordination [and an interest rate swap agreement], each as described in this section and under “Description of the Certificates–Credit Enhancement” and [“–Overcollateralization Provisions”] in this prospectus supplement.

Excess Interest.  The HELOCs bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust [and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event)].  Any excess interest from the HELOCs each month will be available to absorb realized losses on the HELOCs [and to maintain or restore overcollateralization at required levels].

Subordination. The rights of the holders of the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class [__] Certificates.

In addition, to the extent described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement,

•the rights of the holders of the Class [__], Class [__], Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class [__], Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the HELOCs, as described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

[Overcollateralization. The aggregate principal balance of the HELOCs as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class [__] Certificates, the Mezzanine Certificates, the Class B Certificates and the Class P Certificates on the Closing Date by approximately $[_________], which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately [__]% of the aggregate principal balance of the HELOCs as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the loan pool under the pooling and servicing agreement. See “Description of the Certificates–Overcollateralization Provisions” in this prospectus supplement.]

[Interest Rate Swap Agreement. The Offered Certificates and the Class B Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by [__________________] (the “Swap Provider”) for each Distribution Date commencing in [___________]and terminating on the Distribution Date in [___________], unless terminated earlier in accordance with the provisions of the Interest Rate Swap Agreement.]

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[Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) will be obligated to make a fixed payment (the “Securities Administrator Payment”) to the Swap Provider calculated in accordance with the procedures set forth in the Interest Rate Swap Agreement and as set forth in this prospectus supplement, and (ii) the Swap Provider will be obligated to make a floating payment to the supplemental interest trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the “Swap Provider Payment”) equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the “Swap Notional Amount” set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.]

[On each Distribution Date, the net positive difference between the Securities Administrator Payment and the Swap Provider Payment, if any (a “Net Swap Payment”), will be deposited into a reserve fund and will be available for distribution to the Offered Certificates and Class B Certificates in respect of any interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates and the Class B Certificates as described in this prospectus supplement. If, on any Distribution Date, the Swap Provider Payment with respect to the Offered Certificates and the Class B Certificates exceeds the amount of the interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates and the Class B Certificates for such Distribution Date, after making the distributions set forth under “The Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement, any remaining amounts will be distributed to the Class CE Certificates. See “Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

[Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the Securities Administrator is required to make a Swap Termination Payment that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to certificateholders.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

[Amounts payable by the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments which are not payable as a result of the occurrence of a Swap Provider trigger event will be paid to the Swap Provider on each Distribution Date before distributions to certificateholders and will first be deposited to the supplemental interest trust before payment to the Swap Provider.]

[Mandatory Auction of the Mandatory Auction Certificates]

[Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Certificates and Class [__] Certificates, referred to in this prospectus supplement as the mandatory auction certificates, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction certificates will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus,

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accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Certificates-Mandatory Auction” in this prospectus supplement.]

Allocation of Losses. If, on any Distribution Date, there is not sufficient excess interest [or overcollateralization (evidenced by the Class CE Certificates)] or [Net Swap Payments] to absorb realized losses on the HELOCs as described under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, then realized losses on the HELOCs will be allocated to the Class [__], Class [__], Class [__] and Class [__] Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. [The pooling and servicing agreement does not permit the allocation of realized losses on the HELOCs to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the HELOCs to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled.] See “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

Unless the Servicer collects subsequent recoveries on HELOCs for which realized losses were allocated to the Class B Certificates and Mezzanine Certificates, once realized losses are allocated to the Class B Certificates and the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. [However, the amount of any realized losses allocated to the Class B Certificates and the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

P&I Advances

The Servicer is required to advance delinquent payments of principal and interest on the HELOCs serviced by the Servicer, subject to the limitations described under “Description of the Certificates—P&I Advances” in this prospectus supplement.  A successor servicer will be obligated to make any required delinquency advance if the Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The Servicer, or any successor servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.  See “Description of the Certificates—P&I Advances” in this prospectus supplement and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Fees and Expenses

With respect to each HELOC, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the HELOC.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a HELOC is computed.  The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected.  [The master servicer will pay the trustee fee and the servicing fees from its fee.]  See “Description of the Certificates—Table of Fees and Expenses” in this prospectus supplement.

Optional Termination

At its option and subject to certain conditions, the Master Servicer may purchase all of the HELOCs in the loan pool, together with any properties in respect of the HELOCs acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the HELOCs (and properties acquired in respect of the HELOCs), remaining in

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the trust [together with the remaining amount in the pre-funding account] has been reduced to less than or equal to 10% of the aggregate principal balance of the HELOCs as of the Cut-off Date[, plus the amount in the pre-funding account as of the closing date]. Subject to certain additional conditions set forth in the pooling and servicing agreement, in the event that the Master Servicer fails to exercise its optional termination right, [the Servicer], may, at its option, exercise such optional termination right.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement and “Description of the Securities—Termination” in the prospectus.

Final Scheduled Maturity Dates

The final scheduled Distribution Date for each class of Offered Certificates is listed on the cover of this prospectus supplement.

Expected Final Distribution Dates

The expected final Distribution Date of each class of Offered Certificate is [], based on the assumption that the Master Servicer has exercised its option to purchase all the HELOCs  in the loan pool as described in “Optional Termination” above. Due to losses and prepayments on the HELOCs, the final Distribution Dates on each class of Offered Certificate may be substantially earlier or later than such date.

Material Federal Income Tax Considerations

[Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve fund, [payments from the supplemental interest trust or the obligation to make payments to the supplemental interest trust]) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes.] [The Exchangeable Certificates will represent beneficial ownership of multiple REMIC regular interests.] See “Material Federal Income Tax Considerations—REMICs —Characterization of Investments in REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in this prospectus supplement and “Material Federal Income Tax Considerations” in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from [______________] and [_________________]:

Offered Certificates	[____]	[____]
Class [__]	[__]	[__]
Class [__]	[__]	[__]
Class [__]	[__]	[__]
Class [__]	[__]	[__]

A security rating does not address the frequency of prepayments on the HELOCs or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The Offered Certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in this prospectus supplement and in the prospectus.

Considerations for Benefit Plan Investors

 The Offered Certificates may not be purchased by Benefit Plans. See “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the prospectus.

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RISK FACTORS

The following information, which you should consider carefully, identifies significant risks associated with an investment in the certificates.

HELOCs with high combined loan-to-value ratios leave the related [mortgagor][obligor] with little or no equity in the related [mortgaged property][manufactured homes].]

[Approximately [__]% of the Group I HELOCs and approximately [__]% of the Group II HELOCs, in each case, by the related aggregate principal balance as of the Cut-off Date, had a combined loan-to-value ratio at origination in excess of [__]%.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a [mortgaged property][manufactured home], as well as other factors, may have the effect of reducing the value of the [mortgaged property][manufactured home] from the appraised value at the time the HELOC was originated. If there is a reduction in the value of the [mortgaged property][manufactured home], the combined loan-to-value ratio may increase over what it was at the time the HELOC was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the HELOC, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a [mortgaged property][manufactured home] estimated in any appraisal or review is equal to the actual value of that [mortgaged property][manufactured home] at the time of that appraisal or review. Investors should note that the values of the [mortgaged properties][manufactured homes] may be insufficient to cover the outstanding principal balance of the HELOCs. There can be no assurance that the combined loan-to-value ratio of any HELOC determined at any time after origination will be less than or equal to its combined loan-to-value ratio at origination.]

Developments in specified states could have a disproportionate effect on the HELOCs due to the geographic concentration of the [mortgaged properties][manufactured homes].

Approximately [__]% of the Group I HELOCs and approximately [__]% of the Group II HELOCs, in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by [mortgaged properties][manufactured homes] located in the State of [________].  Approximately [__]% of the aggregate principal balance of the HELOCs as of the Cut-off Date, are located in a single [_______] zip code, which is the largest concentration of HELOCs in a single zip code. If the [_______] residential real estate market should experience an overall decline in property values after the dates of origination of the HELOCs, the rates of delinquencies, foreclosures, bankruptcies and losses on the HELOCs may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in [_______] may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates]

General

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Certificates. The Offered Certificates are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by HELOCs originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future.

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There can be no assurance that the ratings on the Offered Certificates will not be downgraded in the future.

Increased Risk of Default Resulting from Loan Underwriting

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans and HELOCs have increased, and they may continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans and HELOCs, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” loans, which are made to borrowers with limited documentation, and also “prime” loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans and HELOCs were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the HELOCs.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain HELOCs to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2009. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments

Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section

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1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past two years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of certificates. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in a pooling and servicing agreement, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing

To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-

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rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate HELOCs may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans.

Impact of General Economic Trends on Value of Securities

Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans and HELOCs have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans HELOCs as well as from claims for repurchases of mortgage loans HELOCs previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans and HELOCs in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans or HELOCs in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans or HELOCs. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify mortgage loans or HELOCs that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related certificates and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the Issuing Entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

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The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the Offered Certificates as well as the amount of investment proceeds to which the Offered Certificates would indirectly be entitled.

 [Second Lien HELOC Risk.

Approximately [__]% of the Group I HELOCs and approximately [__]% of the Group II HELOCs, in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by second liens on the related [mortgaged properties][manufactured homes].  The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such HELOCs only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs.  In circumstances when it has been determined to be uneconomical to foreclose on the [mortgaged property][manufactured home], the servicer may write off the entire balance of such HELOC as a bad debt.  The foregoing considerations will be particularly applicable to HELOCs secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such HELOCs.  The rate of default of second lien HELOCs may be greater than that of HELOCs [HELOCs] secured by first liens on comparable properties.]

[Balloon HELOC Risk.]

[HELOCs that are balloon loans pose a risk because [a borrower][an obligor] must make a large lump sum payment of principal at the end of the loan term.  If the [borrower][obligor] is unable to pay the lump sum or refinance such amount, the servicer will not be obligated to advance the principal portion of that lump sum payment and you may suffer a loss.  Approximately [__]% of the Group I HELOCs and approximately [__]% of the Group II HELOCs, in each case, by related aggregate principal balance as of the Cut-off Date, are balloon loans.]

Interest Only HELOC Risk.

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Approximately [__]% of the Group I HELOCs and approximately [__]% of the Group II HELOCs, in each case, by related aggregate principal balance as of the Cut-off Date, require the borrowers to make monthly payments only of accrued interest for the first [ ]  years following origination.  After such interest-only period, the [borrower][obligor]’s monthly payment will be recalculated to cover both interest and principal so that the HELOC will amortize fully prior to its final payment date.  If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related HELOC to avoid the higher payment.  Because no principal payments may be made or advanced on such HELOCs for [ ]  years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such HELOCs.  This slower rate of principal distributions may reduce the return on an investment in the Offered Certificates that are purchased at a discount.

The Mezzanine Certificates will be more sensitive to losses on the HELOCs than the Class A Certificates because they are subordinate to the Class A Certificates.

The weighted average lives of, and the yields to maturity on, the [Class [__] Certificates and Class [__]] Certificates will be progressively more sensitive, in that order, to the rate and timing of [mortgagor][obligor] defaults and the severity of ensuing losses on the HELOCs [HELOCs]. If the actual rate and severity of losses on the HELOCs is higher than those assumed by an investor in these certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the investor based on such assumption. The timing of losses on the HELOCs will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loan pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the HELOCs, to the extent they exceed the amount of excess interest, [overcollateralization], [net swap payments received from the swap provider in respect of the interest rate swap agreement] and the aggregate certificate principal balance of the Class B Certificates, following distributions of principal on the related Distribution Date, will reduce the certificate principal balances of the Mezzanine Certificates beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on each such class of Mezzanine Certificates than would otherwise be the case. [However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

The Mezzanine Certificates generally will not be entitled to receive principal payments until [____, 20__] which may result in a greater risk of loss relating to these certificates.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least [____, 20__] or a later date as provided in this prospectus supplement or during any period in which delinquencies on the HELOCs exceed the levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the loan pool.

The difference between the pass-through rates on the Class A Certificates and Mezzanine Certificates and the mortgage rates on the HELOCs may result in interest shortfalls on such certificates.

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The yield to maturity on the Class A Certificates and the Mezzanine Certificates may be affected by the resetting of the mortgage rates on the adjustable-rate HELOCs included in the loan pool on their related adjustment dates. In addition, because the mortgage rate for approximately [__]% of the HELOCs, by aggregate principal balance as of the Cut-off Date, adjusts based on [Six-Month LIBOR] plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such HELOCs after their adjustments. Finally, the mortgage rates on such adjustable-rate HELOCs are based on Six-Month LIBOR while the pass-through rates on the Class A Certificates and the Mezzanine Certificates are based on one-month LIBOR. Consequently, the application to such certificates of the rate cap, which is generally equal to the weighted average coupon on the HELOCs, net of certain fees of the trust [and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)], could adversely affect the yield to maturity on such certificates. In addition, the rate cap will decrease if HELOCs with relatively high mortgage rates prepay at a faster rate than HELOCs with relatively low mortgage rates.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any Distribution Date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same Distribution Date or on future Distribution Dates on a subordinated basis to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust [and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)].  The ratings on the Offered Certificates will not address the likelihood of any recovery of interest shortfalls by holders of the Offered Certificates from amounts collected on the HELOCs.  See “Yield on the Certificates—Special Yield Considerations” in this prospectus supplement.

[Amounts used to pay such interest shortfalls on the Offered Certificates may be supplemented by the Interest Rate Swap Agreement to the extent that the floating payment required to be made by the Swap Provider exceeds the fixed payment required to be made by the Securities Administrator (on behalf of the supplemental interest trust) on any Distribution Date and such amount is available in the priority described in this prospectus supplement.  However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the Offered Certificates the full amount of interest which they would have received absent the limitations of the rate cap.]

[The rate and timing of principal distributions on the Class A Certificates and the Mezzanine Certificates will be affected by prepayment speeds and by the priority of payment on such certificates.]

[The rate and timing of distributions allocable to principal on the Class A Certificates and the Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the HELOCs and the allocation thereof to pay principal on such certificates as described in “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.  As is the case with mortgage backed pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the HELOCs may be prepaid at any time. However, with respect to approximately [__]% of the HELOCs, by aggregate principal balance of the HELOCs as of the Cut-off Date, a prepayment may subject the related [mortgagor][obligor] to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related HELOC. See “The Loan Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on HELOCs tend to decrease; a decrease in the prepayment rates on the HELOCs will result in a reduced rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest

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rates are declining, prepayment rates on HELOCs tend to increase; an increase in the prepayment rates on the HELOCs will result in a greater rate of return of principal to investors in the Class A Certificates and Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible.

Distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this prospectus supplement.  The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the HELOCs experienced both before and after the commencement of principal distributions on such classes. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see “Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption.”]

The yield to maturity on the Offered Certificates will depend on a variety of factors.

The yield to maturity on the Offered Certificates will depend on:

•	the applicable pass-through rate thereon;

•	the applicable purchase price;

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Offered Certificates;

•
the rate, timing and severity of realized losses on the HELOCs, adjustments to the mortgage rates on the adjustable-rate HELOCs included in the loan pool, the amount of excess interest generated by the HELOCs and the allocation to the Offered Certificates of certain interest shortfalls[; and]

[·	payments due from the supplemental interest trust in respect of payments received from the Swap Provider under the Interest Rate Swap Agreement.]

In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of [_______](based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) with respect to the adjustable-rate HELOCs and a prepayment assumption of [_________] (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) with respect to the fixed-rate HELOCs, and weighted average lives corresponding thereto. No representation is made that the HELOCs will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

[The yield to maturity on the Mezzanine Certificates will be particularly sensitive to the rate of prepayments on the HELOCs.

The multiple class structure of the Mezzanine Certificates causes the yield of these classes to be particularly sensitive to changes in the rates of prepayment of the HELOCs. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of

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prepayment on the HELOCs experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the HELOCs (and the timing thereof), to the extent these losses are not covered by excess cashflow otherwise payable to the Class CE Certificates[, and net swap payments received under the interest rate swap agreement] or allocated to the Class [__] Certificates, the Class [__] Certificates or a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.]

Interest generated by the HELOCs may be insufficient to maintain or restore overcollateralization.

The HELOCs are expected to generate more interest than is needed to pay interest owed on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust[ and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)].  Any remaining interest generated by the HELOCs will then be used to absorb losses that occur on the HELOCs.  After these financial obligations of the trust are covered, available excess interest generated by the HELOCs will be used to maintain or restore the overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the HELOCs will generate:

•
Every time a HELOC is prepaid in full, excess interest may be reduced because such HELOC will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a HELOC is liquidated or written off, excess interest may be reduced because such HELOC will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the HELOCs are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates and the Class B Certificates.

•
The adjustable-rate HELOCs have mortgage rates that adjust less frequently than, and on the basis of an index that is different from the index used to determine, the pass-through rates on the Offered Certificates and the Class B Certificates, and the fixed-rate HELOCs have mortgage rates that do not adjust.  As a result, the pass-through rates on the Offered Certificates and the Class B Certificates may increase relative to mortgage rates on the HELOCs, requiring that a greater portion of the interest generated by the HELOCs be applied to cover interest on such certificates.

The Exchangeable Certificates are subject to certain risks.

The characteristics of the exchangeable certificates will reflect the characteristics of the related exchangeable REMIC certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange exchangeable REMIC certificates for related exchangeable certificates and vice versa:

•	At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [____].

•	A certificateholder that does not own the certificates may be unable to obtain the necessary exchangeable REMIC certificates or exchangeable certificates.

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•	A certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•	Only the combinations listed on Annex [___] are permitted.

•	The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

[Interest payments on the HELOCs may be insufficient to pay interest on your certificates.]

[When a HELOC is prepaid in full, the [mortgagor][obligor] is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the related HELOCs, but only up to the servicing fee payable to the servicer for the related interest accrual period.  In addition, if the servicer fails to pay all or a portion of these amounts, the master servicer is required to pay such amounts up to the master servicing fee payable to the master servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer covers, you may incur a loss. In addition, the servicer will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the Class CE Certificates, second, to the Class [__] Certificates, third, to the Class [__] Certificates, fourth, to the Class [__] Certificates, fifth, to the Class [__] Certificates, sixth, to the Class [__] Certificates and seventh, to the Class A Certificates, on a pro rata basis, based on their respective senior interest distribution amounts for such Distribution Date before such reduction.  The holders of the Offered Certificates and the Class B Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement. If these shortfalls are allocated to the Offered Certificates and the Class B Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.]

[Your Securities Will Have Greater Risk If the Currency Swap Agreement Terminates]

[Because the Class [__] Certificates are denominated in [name of currency] instead of U.S. Dollars, the Issuing Entity has entered into a currency swap agreement with a swap counterparty to hedge against currency exchange and basis risks. The currency swap agreement will convert:

•	principal and interest payments on the Class [__] Certificates from U.S. Dollars to the applicable currency; and

•	the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in [the applicable currency].

Among other events, the currency swap agreement may terminate in the event that either:

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•	the trust or the swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

•	within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, the swap counterparty fails to:

•	obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

•	obtain a rating affirmation on the securities; or

•	post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

Upon an early termination of the currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the Class [__] Certificates which are denominated in [name of currency] other than U.S. Dollars. In addition, the trust may owe the swap counterparty swap termination payments that are required to be paid pro rata with the Class [__] Certificates. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If the currency swap counterparty fails to perform its obligations or if the currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the [applicable currency]. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if the currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the Class [__] Certificates bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under the currency swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on the Class [__] Certificates.]

 [The Interest Rate Swap Agreement and the Swap Provider.]

[Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover realized losses on the HELOCs allocated to the Offered Certificates and the Class B Certificates.  However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date.  This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds [__]%.  No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls and realized losses on the HELOCs.  Any net swap payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates.  If the rate of prepayments on the HELOCs is faster than anticipated, the schedule on which payments due under the

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Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the HELOCs, thereby increasing the relative proportion of interest collections on the HELOCs that must be applied to make net payments to the Swap Provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.  In addition, any swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement which was not caused by the occurrence of a Swap Provider trigger event will reduce amounts available for distribution to certificateholders.]

[Upon early termination of the Interest Rate Swap Agreement, the securities administrator (on behalf of the supplemental interest trust) or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the application of the Available Distribution Amount, the Class B Certificates and the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the securities administrator before such effects are borne by the Class A Certificates and therefore, one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.]

[To the extent that distributions on the Offered Certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the Interest Rate Swap Agreement, the ability of the securities administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Swap Provider.  Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement Interest Rate Swap Agreement.  The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the Class A Certificates.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

 [To the Extent Amounts On Deposit In The Pre-Funding Account Are Not Used, There May Be A Mandatory Prepayment On The Class [__], Class [__], Class [__] and Class [__] Certificates.]

[To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent HELOCs on or before [_______ __, 20__], the holders of the certificates will receive on the distribution date immediately following [_______ __, 20__], the pre-funded amount remaining after the purchase of subsequent loans. Although no assurance can be given, the depositor intends that the principal amount of subsequent HELOCs sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class [__], Class [__], Class [__] or Class [__] Certificates on such distribution date.]

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower.  Investors should not rely on FICO scores as an indicator of future borrower performance.  See “Description of the Trust Funds – HELOCs — FICO Scores” in the base prospectus.

Cash Flow Limited in Early Years of HELOCs

During the first [ ____]-year draw down period under the credit line agreements for the HELOCs, borrowers are not required to make monthly payments of principal. As a result, collections on the HELOCs may vary. With respect to some of the HELOCs, during the second [ _____]-year draw down period,

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no monthly payments of principal are required. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

General credit risk may also be greater to you than to holders of instruments representing interests in level payment HELOC since no payment of principal of the HELOCs generally is required until after either a five- or ten-year interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the HELOCs.

[The Servicer Has Limited Ability to Change the Terms of the Mortgaged Assets]

[The servicer may agree to changes in the terms of a HELOC if the changes:

- do not materially and adversely affect the interest of the noteholders or the insurer (including the tax status of any REMIC created by the trust agreement); and

- are consistent with prudent business practice.]

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults

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or breaches of representations and warranties may also affect the performance and market value of your securities.

[The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.]

[Additional Applicable Risk Factors]

All capitalized terms used in this prospectus supplement will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Index of Defined Terms.”

USE OF PROCEEDS

[DB Structured Products, Inc.] (the “Sponsor”), will sell the HELOCs to Ace Securities Corp. (the “Depositor”) and the Depositor will convey the HELOCs to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the HELOCs from the Sponsor. Such net proceeds together with certain classes of certificates not offered by this prospectus supplement will represent the purchase price to be paid by the Depositor to the Sponsor for the HELOCs. The HELOCs were previously purchased by the Sponsor directly from the originators.

THE LOAN POOL

General

The pool of HELOCs (the “Loan Pool”) will consist of [__] [conventional, one- to four-family, first and second lien], [fixed-rate][adjustable-rate] HELOCs secured by a manufactured home or, in the case of a land home contract, will be secured by a lien on real estate to which the manufactured home is deemed permanently fixed] [on residential real properties,] (the “Mortgaged Properties”) having an aggregate principal balance as of the Cut-off Date of approximately $[_________] after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent HELOCs that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. [The mortgaged property include [home improvement contracts that are [insured by the Federal Housing Administration][purchased in relation to land sale contracts].]

For purposes of calculating interest and principal distributions on the Class A Certificates, the HELOCs have been divided into two [loan][contract] groups, designated as the “Group I HELOCs” and the “Group II HELOCs.”  The Group I HELOCs consist of [__] fixed-rate and adjustable-rate HELOCs having an aggregate principal balance as of the Cut-off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The Group II HELOCs consist of [__] fixed-rate and adjustable-rate HELOCs having an aggregate principal balance as of the Cut-off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent HELOCs that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account].  [provide statistical information for mortgage assets that are not HELOCs]

The HELOCs in the Trust Fund were originated under credit line agreements and are secured by mortgages or deeds of trust, which are primarily first and second lien mortgages or deeds of trust, on [residential properties that are primarily one- to four-family properties and also include planned unit

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developments and condominiums]. Approximately [___]% of the Mortgaged Properties were owner-occupied at the time of origination.

As of the Cut-Off Date, the minimum Principal Balance and the maximum Principal Balance is approximately $[___] and $[___], respectively, for  the Group I HELOCs and  $[___] and $[___], respectively, for the Group II HELOCs. As of the Cut-Off Date, the average Principal Balance for the Group I HELOCs was approximately $[___] and $[       ] for the Group II HELOCs, the minimum Mortgage Rate and the maximum Mortgage Rate were approximately [___]% and [___]% per annum, respectively, for the Group I HELOCs and  approximately [___]% and [___]% per annum, respectively, for the Group II HELOCs. As of the Cut-Off Date, the weighted average Mortgage Rate for the Group I HELOCs was approximately [___]% per annum and for the Group II HELOCs was approximately [___]% per annum. As of the Cut-Off Date, for the Group I HELOCs the minimum remaining draw period and the maximum remaining draw period were approximately [___] months and [___] months, respectively, and the weighted average remaining draw period was approximately [___] months. As of the Cut-Off Date, for the Group II HELOCs the minimum remaining draw period and the maximum remaining draw period were approximately [___] months and [___] months, respectively, and the weighted average remaining draw period was approximately [___] months. The average credit limit utilization rate for the Group I HELOCs was approximately [___]%, the minimum credit limit utilization rate was approximately [___]%, and the maximum credit limit utilization rate was approximately [___]%. The average credit limit utilization rate for the Group II HELOCs was approximately [___]%, the minimum credit limit utilization rate was approximately [___]%, and the maximum credit limit utilization rate was approximately [___]%. The credit limit utilization rate is determined by dividing the Cut-off Date Balance by the credit limit of the related credit line agreement. The weighted average combined original loan-to-value ratio of the Group I HELOCs was approximately [___]%  and of the Group II HELOCs was approximately [___]% as of the Cut-Off Date.

Substantially all of the HELOCs consist of loans originated under two different loan term options: [a 15-year HELOC or a 25-year HELOC]. [In addition, [___] HELOC was originated under a loan term option of 30 years and [___] HELOCs are 15-year balloon HELOCs.]

[All] of the HELOCs were originated by [___]. The HELOCs have either a [5-year or 15-year draw period], during which the borrower may make cash withdrawals against the equity line and [substantially all] of the HELOCs have a [10-year] repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. [___]% of the Group I HELOCs and [___]% of the Group II HELOCs have a 15-year draw period and a 15-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid, and  [___]% of the Group I HELOCs and [___]% of the Group II HELOCs are balloon HELOCs that have a 15-year draw period after which the balance of the HELOC is immediately due and payable. Generally, the HELOC borrowers are subject to a $[___] termination fee for loans terminated within [___] years of origination. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

[Approximately [___]% of the Group I HELOCs and [___]% of the Group II HELOCs are Interest-Only HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [___] years following the [[origination of]] the related HELOC. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only HELOCs will be increased to an amount sufficient to amortize the principal balance of the Interest-Only HELOC over its remaining term, and to pay interest at the related Mortgage Rate.]

Subject to applicable law, the Servicer may change the terms of a credit line agreement at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Insurer (including, without limitation, any adverse affect to the tax status of any REMIC created by the Trust Agreement) and (ii) are consistent with prudent business practice. In addition, the Servicer, within certain limitations described in the Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

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Approximately [__]% of the Group I HELOCs and approximately [__]% of the Group II HELOCs, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient fully to amortize the HELOCs over their terms or, in the case of adjustable rate HELOCs, monthly payments that will be adjusted to an amount that will amortize such HELOCs fully over their terms.  [Approximately [__]% of the Group I HELOCs and approximately  [__]% of the Group II HELOCs, by aggregate principal balance as of the Cut-off Date, are balloon loans (the “Balloon Loans”), which require the related [mortgagors][obligors] to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such [mortgagors][obligors] on prior due dates in order to amortize such Balloon Loans fully over their terms.] Approximately [__]% of the Group I HELOCs and approximately  [__]% of the Group II HELOCs, by aggregate principal balance as of the Cut-off Date, are interest only loans (the “Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first [__] years following origination.  After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such HELOC will amortize fully on or prior to its final payment date.

Approximately [__]% of the HELOCs, by aggregate principal balance as of the Cut-off Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on [residential properties] (“First Lien HELOCs”).  Approximately [__]% of the HELOCs, by aggregate principal balance as of the Cut-off Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on [residential properties] (“Second Lien HELOCs”).  [The Mortgaged Properties generally consist of attached, detached or semi-detached, one to four-family dwelling units, individual condominium units and individual units in planned unit developments.]

References to percentages of the HELOCs, unless otherwise noted, are calculated based on the aggregate principal balance of the HELOCs as of the Cut-off Date.

The mortgage rate (the “Mortgage Rate”) on each HELOC is the per annum rate of interest specified in the related [mortgage note][contract] as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.  Approximately [__]% of the HELOCs are fixed-rate HELOCs and approximately [__]% of the HELOCs are adjustable-rate HELOCs.  The adjustable-rate HELOCs are referred to in this prospectus supplement as “ARM Loans”.  All of the ARM Loans provide for semi-annual adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR (as described below). The first adjustment with respect to each ARM Loan will not occur until after an initial period of [__] years from the date of origination thereof (each, a “Delayed First Adjustment HELOC”). In connection with each Mortgage Rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). As to each HELOC, the servicer will be responsible for calculating and implementing interest rate adjustments.  On each Adjustment Date, the Mortgage Rate on each ARM Loan will be adjusted generally to equal the sum of Six-Month LIBOR and a fixed percentage amount (the “Gross Margin”) for that ARM Loan specified in the related [mortgage note][contract].  The Mortgage Rate on each ARM Loan, however, including each Delayed First Adjustment HELOC, will not increase or decrease by more than the initial periodic rate cap (the “Periodic Rate Cap”) specified in the related HELOC on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the “Subsequent Periodic Rate Cap”) specified in the related HELOC on any subsequent Adjustment Date and will not exceed a specified maximum Mortgage Rate (the “Maximum Mortgage Rate”) over the life of the ARM Loan or be less than a specified minimum Mortgage Rate (the “Minimum Mortgage Rate”) over the life of the ARM Loan. The weighted average initial Periodic Rate Cap and Subsequent Periodic Rate Cap for the ARM Loans is approximately [__]% per annum and [__]% per annum, respectively. Effective with the first monthly payment due on each ARM Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index, calculated as described in this prospectus supplement, and the related Gross Margin. See “—The Index” in this prospectus supplement. None of the ARM Loans permit the related mortgagor to convert the adjustable mortgage rate thereon to a fixed Mortgage Rate.

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Substantially all of the HELOCs have scheduled monthly payments due on the first day of the month (with respect to each HELOC, the “Due Date”). Each HELOC will contain a customary “due-on-sale” clause which provides that the HELOC must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

Approximately [__]% of the HELOCs provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related [mortgage note][contract]. Each such HELOC provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the HELOC, as provided in the related [mortgage note][contract]. The amount of the Prepayment Charge is as provided in the related [mortgage note][contract]. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the HELOCs, and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the HELOCs.  As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating HELOCs with prepayment charge provisions with respect to loans originated on or after July 1, 2003.  The Depositor makes no representations as to the effect that the prepayment charges and the amendment of the Parity Act may have on the prepayment performance of the HELOCs.  However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the HELOCs. The Depositor makes no representation as to the effect that the Prepayment Charges, decisions by the servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the HELOCs.  See “Certain Legal Aspects of the Loans–Enforceability of Prepayment and Late Payment Fees” in the prospectus.

[All of the HELOCs are fully amortizing.]

HELOC Delinquencies and Losses

For information regarding delinquencies and losses on the HELOCs, see the tables below.  A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

30 - 59 Days (times):	Number of HELOCs	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

60 - 89 Days (times):	Number of HELOCs	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]	[_______._]	[__.__]
1	[________]	[_______._]	[__.__]
2	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

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No HELOC has been delinquent more than 90 days since origination.

For a further description of the underwriting or selection criteria used to purchase the Loan Pool assets, please see “The Loan Pool — Underwriting Standards” in this prospectus supplement and “The Sponsor” in the prospectus.

HELOC Characteristics

The average principal balance of the HELOCs at origination was approximately $[_________].  No HELOC had a principal balance at origination greater than approximately $[_________] or less than approximately $[_________].  The average principal balance of the HELOCs as of the Cut-off Date was approximately $[_________].  No HELOC had a principal balance as of the Cut-off Date greater than approximately $[_________] or less than approximately $[_________].

The HELOCs had Mortgage Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Mortgage Rate was approximately [__]% per annum.  As of the Cut-off Date, the ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum.  As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum Mortgage Rate was approximately [__]% per annum and the weighted average Maximum Mortgage Rate was approximately [__]% per annum.  The latest first Adjustment Date following the Cut-off Date on any ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the HELOCs at origination was approximately [__]%.  At origination, no HELOC had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the HELOCs was approximately [__] months as of the Cut-off Date.  None of the HELOCs will have a first due date prior to [______ __, ____] or after [______ __, ____] or will have a remaining term to stated maturity of less than [__] months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any HELOC is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the HELOCs that were scored is approximately [__].  No HELOC which was scored had a FICO Score as of the Cut-off Date greater than [__] or less than [__].

The HELOCs are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

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Servicer Concentrations of the HELOCs
Servicer	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the HELOCs
Originator	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the HELOCs
Collateral Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[________________]	[__]	$ [_________]	[__]%
[________________]	[__]	[_________]	[__]
[________________]	[__]	[_________]	[__]
[________________]	[__]	[_________]	[__]
[________________]	[__]	[_________]	[__]
[________________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Lien Priority of the HELOCs
Lien Priority	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	[__]	$[_________]	[__]%
Second Lien	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Principal Balances of the HELOCs at Origination
Principal Balance at Origination ($)	Number of HELOCs	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[________] – [___________]	[__]	$[_________]	[__]%
[________] – [___________]	[__]	[_________]	[__]
[________] – [___________]	[__]	[_________]	[__]
[________] – [___________]	[__]	[_________]	[__]
[________] – [___________]	[__]	[_________]	[__]
[________] – [___________]	[__]	[_________]	[__]
[________] – [___________]	[__]	[_________]	[__]
[________] – [___________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the HELOCs as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] - [_______]	[__]	[_________]	[__]
[_______] - [_______]	[__]	[_________]	[__]
[_______] - [_______]	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the HELOCs
Location	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$[_________]	[__]%
[_______]	[__]	[_________]	[__]
[_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Mortgage Rates of the HELOCs as of the Cut-Off Date
mortgage rate (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] - [_______]	[__]	$[_________]	[__]%
[_______] - [_______]	[__]	[_________]	[__]
[_______] - [_______]	[__]	[_________]	[__]
[_______] - [_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Original Term of the HELOCs
Original Term	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] months	[__]	$[_________]	[__]%
[____] months	[__]	[_________]	[__]
[____] months	[__]	[_________]	[__]
[____] months	[__]	[_________]	[__]
[____] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Remaining Term to Stated Maturity of the HELOCs as of the Cut-off Date
Remaining Term to Stated Maturity	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] – [____] months	[__]	$[_________]	[__]%
[____] – [____] months	[__]	[_________]	[__]
[____] – [____] months	[__]	[_________]	[__]
[____] – [____] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

[Unit Types of the Contracts]
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[________]	[__]	$[_________]	[__]%
[________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Property Types of the HELOCs
Property Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Original Combined Loan-to-Value Ratios of the HELOCs
Original Combined Loan-to-Value Ratio (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[________] – [_________]	[__]	[_________]	[__]
[________] – [_________]	[__]	[_________]	[__]
[________] – [_________]	[__]	[_________]	[__]
[________] – [_________]	[__]	[_________]	[__]
[________] – [_________]	[__]	[_________]	[__]
[________] – [_________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Documentation Type of the HELOCs
Documentation Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

FICO Score for the HELOCs
FICO Score	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] – [________]	[__]	$[_________]	[__]
[_______] – [________]	[__]	[_________]	[__]
[_______] – [________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Loan Purpose of the HELOCs
Loan Purpose	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Occupancy Status of the HELOCs
Occupancy Status	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the ARM Loans included in the Loan Pool
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Gross Margins of the ARM Loans Included in the Loan Pool
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_______]	[__]	$[_________]	[__]%
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-32

Maximum Mortgage Rates of the ARM Loans included in the Loan Pool
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_______]	[__]	$[_________]	[__]%
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the ARM Loans included in the Loan Pool
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_______]	[__]	$[_________]	[__]%
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the ARM Loans included in the Loan Pool
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Subsequent Periodic Rate Caps of the ARM Loans included in the Loan Pool
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-33

Lifetime Rate Caps of the ARM Loans included in the Loan Pool
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[________]	[__]%
[______] – [_____]	[__]	[________]	[__]
[______] – [_____]	[__]	[________]	[__]
[______] – [_____]	[__]	[________]	[__]
Total:	[__]	$[________]	[__]%

Prepayment Penalty Months of the HELOCs at Origination
Prepayment Penalty Months at Origination	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[__________]	[__]%
[_____________]	[__]	[__________]	[__]
[_____________]	[__]	[__________]	[__]
[_____________]	[__]	[__________]	[__]
Total:	[__]	$[__________]	[__]%

Originators of the HELOCs
Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Other	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-34

Group I HELOC Characteristics

Approximately [__]% of the Group I HELOCs are fixed-rate HELOCs and approximately [__]% of the Group I HELOCs are ARM Loans (the “Group I ARM Loans”), in each case, by aggregate principal balance of the Group I HELOCs as of the Cut-off Date.

Approximately [__]% of the Group I HELOCs are First Lien HELOCs and approximately [__]% of the Group I HELOCs are Second Lien HELOCs, in each case, by aggregate principal balance of the Group I HELOCs as of the Cut-off Date.

Approximately [__]% of the Group I HELOCs are Balloon Loans, approximately [__]% of the Group I HELOCs are Interest Only Loans, and approximately [__]% of the Group I HELOCs are 40/10 Loans, in each case, by aggregate principal balance of the Group I HELOCs as of the Cut-off Date.

The average principal balance of the Group I HELOCs at origination was approximately $[____].  No Group I HELOC had a principal balance at origination greater than approximately $[____] or less than approximately $[____].  The average principal balance of the Group I HELOCs as of the Cut-off Date was approximately $[____].  No Group I HELOC had a principal balance as of the Cut-off Date greater than approximately $[____] or less than approximately $[____].

The Group I HELOCs had Mortgage Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Mortgage Rate was approximately [__]% per annum. As of the Cut-off Date, the Group I ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum Mortgage Rate was approximately [__]% per annum and the weighted average Maximum Mortgage Rate was approximately [__]% per annum. The latest first Adjustment Date following the Cut-off Date on any Group I ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the Group I ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Group I HELOCs at origination was approximately [__]%.  At origination, no Group I HELOC had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Group I HELOCs was approximately [____] months as of the Cut-off Date.  None of the Group I HELOCs will have a first due date prior to [______ __, ____] or after [______ __, ____], or will have a remaining term to stated maturity of less than [____] months or greater than [____] months as of the Cut-off Date.  The latest maturity date of any Group I HELOC is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Group I HELOCs that were scored is approximately [____].  No Group I HELOC which was scored had a FICO Score as of the Cut-off Date greater than [____]or less than [____].

The Group I HELOCs are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

S-35

Servicer Concentrations of the Group I HELOCs
Servicer	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Group I HELOCs
Originator	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Group I HELOCs
Collateral Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-36

Lien Priority of the Group I HELOCs
Lien Priority	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
[__________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the Group I HELOCs at Origination
Principal Balance at Origination ($)	Number of HELOCs	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the Group I HELOCs as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the Group I HELOCs
Location	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-37

Mortgage Rates of the Group I HELOCs as of the Cut-Off Date
Mortgage Rate (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Term of the Group I HELOCs
Original Term	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[___] months	[__]	$[_________]	[__]%
[___] months	[__]	[_________]	[__]
[___] months	[__]	[_________]	[__]
[___] months	[__]	[_________]	[__]
[___] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Remaining Term to Stated Maturity of the Group I HELOCs as of the Cut-off Date
Remaining Term to Stated Maturity	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[___] - [____] months	[__]	$[_________]	[__]%
[___] - [____] months	[__]	[_________]	[__]
[___] - [____] months	[__]	[_________]	[__]
[___] - [____] months	[__]	[_________]	[__]
[___] - [____] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-38

[Unit Types of the Group I Contracts]
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Multi-Section	[__]	$[_________]	[__]%
Single-Section	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Property Types of the Group I HELOCs
Property Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______]	[__]	$[_________]	[__]%
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Combined Loan-to-Value Ratios of the Group I HELOCs
Original Combined Loan-to-Value Ratio (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Documentation Type of the Group I HELOCs
Documentation Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______]	[__]	$[_________]	[__]%
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-39

FICO Score for the Group I HELOCs
FICO Score	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Group I HELOCs
Loan Purpose	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______]	[__]	$[_________]	[__]%
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Occupancy Status of the Group I HELOCs
Occupancy Status	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
[__________]	[__]	[_________]	[__]
[__________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the Group I ARM Loans
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-40

Gross Margins of the Group I ARM Loans
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Maximum Mortgage Rates of the Group I ARM Loans
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the Group I ARM Loans
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the Group I ARM Loans
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-41

Subsequent Periodic Rate Caps of the Group I ARM Loans
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Lifetime Rate Caps of the Group I ARM Loans
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Prepayment Penalty Months of the Group I HELOCs at Origination
Prepayment Penalty Months at Origination	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originators of the Group I HELOCs
Originators	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Other	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-42

Group II HELOC Characteristics

Approximately [__]% of the Group II HELOCs are fixed-rate HELOCs and approximately [__]% of the Group II HELOCs are ARM Loans (the “Group II ARM Loans”), in each case, by aggregate principal balance of the Group II HELOCs as of the Cut-off Date.

Approximately [__]% of the Group II HELOCs are First Lien HELOCs and approximately [__]% of the Group II HELOCs are Second Lien HELOCs, in each case, by aggregate principal balance of the Group II HELOCs as of the Cut-off Date.

Approximately [__]% of the Group II HELOCs are Balloon Loans, approximately [__]% of the Group II HELOCs are Interest Only Loans, and approximately [__]% of the Group II HELOCs are 40/10 Loans, in each case, by aggregate principal balance of the Group II HELOCs as of the Cut-off Date.

The average principal balance of the Group II HELOCs at origination was approximately $[____].  No Group II HELOC had a principal balance at origination greater than approximately $[____] or less than approximately $[____].  The average principal balance of the Group II HELOCs as of the Cut-off Date was approximately $[____].  No Group II HELOC had a principal balance as of the Cut-off Date greater than approximately $[____] or less than approximately $[____].

The Group II HELOCs had Mortgage Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Mortgage Rate was approximately [__]% per annum.  As of the Cut-off Date, the Group II ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum.  As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum Mortgage Rate was approximately [__]% per annum and the weighted average Maximum Mortgage Rate was approximately [__]% per annum. The latest first Adjustment Date following the Cut-off Date on any Group II ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the Group II ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Group II HELOCs at origination was approximately [__]%.  At origination, no Group II HELOC had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Group II HELOCs was approximately [___] months as of the Cut-off Date.  None of the Group II HELOCs will have a first due date prior to [______ __, ____] or after [______ __, ____] or will have a remaining term to stated maturity of less than [___] months or greater than [___] months as of the Cut-off Date.  The latest maturity date of any Group II HELOC is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Group II HELOCs that were scored is approximately [__]. No Group II HELOC had a FICO Score as of the Cut-off Date greater than [__] or less than [__].

The Group II HELOCs are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

S-43

Servicer Concentrations of the Group II HELOCs
Servicer	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Group II HELOCs
Originator	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Group II HELOCs
Collateral Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Lien Priority of the Group II HELOCs
Lien Priority	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	[__]	$[_________]	[__]%
Second Lien	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Principal Balances of the Group II HELOCs at Origination
Principal Balance at Origination ($)	Number of HELOCs	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the Group II HELOCs as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the Group II HELOCs
Location	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Mortgage Rates of the Group II HELOCs as of the Cut-Off Date
Mortgage Rate(%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Term of the Group II HELOCs
Original Term	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] months	[__]	$[_________]	[__]%
[______] months	[__]	[_________]	[__]
[______] months	[__]	[_________]	[__]
[______] months	[__]	[_________]	[__]
[______] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Remaining Term to Stated Maturity of the Group II HELOCs as of the Cut-off Date
Remaining Term to Stated Maturity	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] - [______] months	[__]	$[_________]	[__]%
[______] - [______] months	[__]	[_________]	[__]
[______] - [______] months	[__]	[_________]	[__]
[______] - [______] months	[__]	[_________]	[__]
[______] - [______] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

[Unit Types of the Group II Contracts]
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Multi-Section	[__]	$[_________]	[__]%
Single-Section	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Property Types of the Group II HELOCs
Property Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Combined Loan-to-Value Ratios of the Group II HELOCs
Original Combined Loan-to-Value Ratio (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Documentation Type of the Group II HELOCs
Documentation Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

FICO Score for the Group II HELOCs
FICO Score	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Loan Purpose of the Group II HELOCs
Loan Purpose	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Occupancy Status of the Group II HELOCs
Occupancy Status	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the Group II ARM Loans
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Gross Margins of the Group II ARM Loans
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Maximum Mortgage Rates of the Group II ARM Loans
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the Group II ARM Loans
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the Group II ARM Loans
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Subsequent Periodic Rate Caps of the Group II ARM Loans
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Lifetime Rate Caps of the Group II ARM Loans
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Prepayment Penalty Months of the Group II HELOCs at Origination
Prepayment Penalty Months at Origination	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originators of the Group II HELOCs
Originators	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Other	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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The Indices

As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each ARM Loan will be any of [Six-Month LIBOR], [One-Year LIBOR] or [One-Year CMT] (each, an “Index”).

[“Six-Month LIBOR” will generally be [the average of the Interbank offered rates for six-month United States dollar deposits in the London Market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related [mortgage note][contract]].]

[“One-Year LIBOR” will generally be [the average of the Interbank offered rates for one-year United States dollar deposits in the London Market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related [mortgage note][contract]].]

[“One-Year CMT” will generally be [the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a date specified in the related [mortgage note][contract]].]

In the event that any Index specified in the related [mortgage note][contract] becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Standards

[With respect to each originator or group of affiliated originators, apart from the sponsor and its affiliates, that originated or is expected to originate, 20% or more of the pool assets, provide the underwriting guidelines of such Originator, as follows:

[Name of Originator]

[Description of the underwriting guidelines of such Originator]

[Originator Name]

[Description of the underwriting guidelines of such Originator]]

Additional Information Concerning the HELOCs

The description in this prospectus supplement of the loan pool and the Mortgaged Properties is based upon the loan pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, HELOCs may be removed from the loan pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other HELOCs may be included in the loan pool prior to the issuance of the certificates unless including these HELOCs would materially alter the characteristics of the loan pool as described in this prospectus supplement.  The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the loan pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the HELOCs may vary.  If, as of the Closing Date, any material pool characteristic differs by 5% or more from the

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description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[Conveyance of Subsequent HELOCs and the Pre-Funding Account]

[The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent [fixed][adjustable] HELOCs secured by first liens on conventional, one- to four-family, residential mortgage properties. The subsequent HELOCs will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date.  In connection with the purchase of subsequent HELOCs on such Subsequent Transfer Dates, the trustee, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent HELOCs. Following the related Subsequent Transfer Date, the aggregate principal balance of the HELOCs will increase by an amount equal to the aggregate principal balance of the subsequent HELOCs so purchased and transferred to the trust fund and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent HELOCs sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent HELOCs with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the HELOCs in the trust will change upon the acquisition of related subsequent HELOCs.  It is expected that approximately $[____] in subsequent HELOCs, which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.]

[Any conveyance of subsequent HELOCs on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent HELCOs satisfying the representations and warranties specified in the related Subsequent Transfer Instrument.  The Depositor may not select such subsequent HELOCs in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the HELOCs under the same criteria as the HELOCs in the current pool were acquired.  Any addition of subsequent HELOCs to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

[The pre-funding account will be established to provide the trustee, on behalf of the trust, with sufficient funds to purchase subsequent HELOCs. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent HELOCs in accordance with the Pooling and Servicing Agreement.  Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.]

[To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent HELOCs on or before [______ __, 20__], the holders of the Offered Certificates will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

[Any such amount transferred to the Distribution Account will be included in Principal Funds for payment to the classes of certificates.]

[Interest Coverage Account]

[On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest

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coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the trust of subsequent HELOCs after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.]

YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

When a principal prepayment in full is made on a HELOC, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a HELOC, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws to any HELOC could adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such HELOCs.  The Servicer is obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments by the [mortgagors][obligors] on the HELOCs (i) received in the month prior to the month of the related Distribution Date with respect to prepayments in part, and (ii) received from the 16th day of the month prior to the month of the related Distribution Date to the last day of such prior month with respect to prepayments in full; provided, however that the obligation of the Servicer to remit the amount of any shortfall in interest resulting from a principal prepayment on a HELOC shall be limited to the aggregate Servicing Fee (as defined herein) payable to the Servicer for the related Due Period.  The Servicer will not remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the master servicing fee payable to the Master Servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in part on the HELOCs received in the month prior to the month of the related Distribution Date, and principal prepayments in full on the HELOCs received from the 16th day of the month prior to the month of the related Distribution Date to the last day of the month prior to the month of the related Distribution Date (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments by the Master Servicer or the Servicer (“Compensating Interest”) or (ii) any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates–Interest Distributions on the Offered Certificates and the Class B Certificates” and “–Overcollateralization Provisions” in this prospectus supplement. See “Certain Legal Aspects of the HELOCs–Servicemembers Civil Relief Act” in the prospectus.

General Prepayment Considerations

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the HELOCs. The rate of principal payments on the HELOCs will in turn be affected by the amortization schedules of the HELOCs as they change from time to time to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the HELOCs due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Sponsor). The HELOCs may be prepaid by the [mortgagors][obligors] at any time; however, as described under “The loan pool” in this prospectus supplement, with respect to approximately [_____]% of the HELOCs, by

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aggregate principal balance of the HELOCs as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

Prepayments, liquidations and repurchases of the HELOCs will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the HELOCs. Since the rates of payment of principal on the HELOCs will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the HELOCs. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the HELOCs could result in an actual yield to the investor that is lower than the anticipated yield.  In the case of any Offered Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the HELOCs, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of HELOCs is influenced by a variety of economic, geographic, social and other factors. If prevailing Mortgage Rates fall significantly below the Mortgage Rates on the HELOCs, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the HELOCs, the rate of prepayment on the HELOCs would be expected to decrease. Other factors affecting prepayment of HELOCs include changes in [mortgagors’][obligors’] housing needs, job transfers, unemployment, [mortgagors’ net equity in the mortgaged properties], [homeowner mobility] and servicing decisions. The prepayment experience of the Delayed First Adjustment HELOCs may differ from that of the other HELOCs. The Delayed First Adjustment HELOCs may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment HELOCs as [mortgagors][obligors] seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement, prior to the Stepdown Date, all principal payments on the HELOCs will be allocated to the Class A Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the HELOCs will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.

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In general, defaults on HELOCs are expected to occur with greater frequency in their early years. In addition, default rates may be higher for HELOCs used to refinance an existing [mortgage loan][contract]. In the event of a mortgagor’s default on a HELOC, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.  See “The Loan Pool—Underwriting Standards” in this prospectus supplement.

Special Yield Considerations

The Mortgage Rates on approximately [__]% of the HELOCs, by aggregate principal balance as of the Cut-off Date, are fixed and will not vary with any index.  The Mortgage Rates on approximately [__]% of the HELOCs, by aggregate principal balance as of the Cut-off Date, adjust semi-annually based upon Six-Month LIBOR subject to periodic and lifetime limitations and after an initial period of [__] years with respect to Delayed First Adjustment HELOCs.  The Pass-Through Rate on the Offered Certificates adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Pass-Through Rate, with the result that increases in the Pass-Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment HELOCs.  The interest due on the HELOCs during any Due Period, net of the expenses of the trust and the supplemental interest trust (including any Net Swap Payment and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.  In addition, Six-Month LIBOR and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and Six-Month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than Six-Month LIBOR, potentially resulting in the application of the applicable Net WAC Pass-Through Rate on the Offered Certificates, which would adversely affect the yield to maturity on such certificates.

If the pass-through rates on the Offered Certificates are limited by the applicable Net WAC Pass-Through Rate for any Distribution Date, the resulting interest shortfalls, which are referred to herein as “Net WAC Rate Carryover Amounts”, may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust [and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event)]. The ratings on the Offered Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates.  [In addition, any Net Swap Payment payable by the Swap Provider on any given Distribution Date will be available to pay any Net WAC Rate Carryover Amounts remaining unpaid on such Distribution Date after taking into account any amounts paid in respect thereof from collections, advances and other recoveries on the HELOCs.]

As described under “Description of the Certificates—Allocation of Losses; Subordination,” amounts otherwise distributable to holders of the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and the Class B Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates and the Class B Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates and the Class B Certificates. See “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.

S-55

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the HELOCs is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the HELOCs), and the timing of these payments.  The “Assumed Final Distribution Date” for each class of the Offered Certificates is the Distribution Date occurring in [______ ____].  The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of all of the HELOCs. Since the rate of payment (including prepayments) of principal on the HELOCs can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining HELOC may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

Prepayments on HELOCs are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement with respect to the adjustable-rate HELOCs assumes a prepayment rate for the HELOCs of [___]%. To assume [___]% is to assume [_________________________________].  The prepayment assumption used in this prospectus supplement with respect to the fixed-rate HELOCs assumes a prepayment rate of [___]%. To assume [___]% is to assume [___________________________].  No representation is made that the HELOCs will prepay in accordance with such prepayment models or any other rate.  We refer to each such prepayment model herein as a “Prepayment Assumption”.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption” indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of PPC, and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the “Modeling Assumptions”): (i) the loan pool consists of [__] HELOCs with the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in [______ ____]; (iii) the HELOCs prepay at the percentages of PPC indicated; (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the HELOCs and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Master Servicer, the Servicer or any other person purchases from the trust fund any HELOC under any obligation or option under the Pooling and Servicing Agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the HELOCs are received on the first day of each month commencing in [______ ____], and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual HELOCs are received on the last day of each month commencing in [______ ____], and include 30 days’ interest thereon; (viii) the scheduled monthly payment for each HELOC is calculated based on the assumed [mortgage loan][contract] characteristics stated below; (ix) the certificates are purchased on [______ __, ____]; (x) [____________] remains constant at [____]% per annum and the gross mortgage rate on each ARM Loan is adjusted according to the assumed [mortgage loan][contract] characteristics; (xi) One-Month LIBOR remains constant at [_____]% per annum; (xii) the Class P Certificates have a Certificate Principal Balance equal to zero; (xiii) the Servicer’s fee is assumed to be equal to [____]% per annum, the Master Servicer’s fee is assumed to be equal to [_____]% per annum and the Credit Risk Manager’s fee is assumed to be equal to [_____]% per annum; [and (xiv) the fixed swap payment is calculated based on a per annum rate of [_____]%.]

S-56

Assumed Group I HELOC Characteristics

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum mortgage rate (%)	Minimum mortgage rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[59]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[118]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
*LIB6M means Six-Month LIBOR.  FR means Fixed Rate.
**Represents HELOCs which amortize on a 480 month original term to maturity for the first 120 months and thereafter on a 240 month original term to maturity.

S-57

Assumed Group II HELOC Characteristics

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum mortgage rate (%)	Minimum mortgage rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[178]	[178]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[359]	[359]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[23]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[359]	[359]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[23]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[359]	[359]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[23]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[359]	[359]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[23]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[359]	[359]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[23]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[357]	[357]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[21]	[6]	[___]

*LIB6M means Six-Month LIBOR.  FR means Fixed Rate.
**Represents HELOCs which amortize on a 480 month original term to maturity for the first 120 months and thereafter on a 240 month original term to maturity.

S-58

There will be discrepancies between the characteristics of the actual HELOCs and the characteristics assumed in preparing the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption”.  Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Offered Certificates set forth in the tables. In addition, since the actual HELOCs will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of Six-Month LIBOR or One-Month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Certificates–Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average lives of such certificates. Based on the foregoing assumptions, the tables indicate the weighted average lives of each class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of such certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption.  Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of HELOCs, including the HELOCs. Variations in the prepayment experience and the balance of the HELOCs that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the HELOCs equals any of the specified percentages of the Prepayment Assumption.

S-59

Percent of Initial Certificate Principal Balance Outstanding
at the Specified Percentages of the Prepayment Assumption

Class [__]

	[__]% PPC	[__]%PPC	[__]%PPC	[__]%PPC	[__]%PPC

Distribution Date
Initial Percentage	[___]%	[___]%	[___]%	[___]%	[___]%
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]

Weighted Average Life in Years (1)	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years (1)(2)	[___]	[___]	[___]	[___]	[___]
_____________________
 (1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)Assumes that the Master Servicer or the Servicer exercises its option to purchase the HELOCs on the earliest possible Distribution Date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

S-60

Percent of Initial Certificate Principal Balance Outstanding

at the Specified Percentages of the Prepayment Assumption

Class [__]

	[__]% PPC	[__]% PPC	[__]% PPC	[__]% PPC	[__]% PPC

Distribution Date
Initial Percentage	[___]%	[___]%	[___]%	[___]%	[___]%
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]

Weighted Average Life in Years (1)	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years (1)(2)	[___]	[___]	[___]	[___]	[___]
_____________________

 (1)The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)Assumes that the Master Servicer or the Servicer exercises its option to purchase the HELOCs on the earliest possible Distribution Date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

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There is no assurance that prepayments of the HELOCs included in the loan pool will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Class A Certificates and the Mezzanine Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A Certificates and the Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the HELOCs will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any HELOC will prepay at any constant percentage until maturity or that all of the HELOCs will prepay at the same rate.  The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the [Class CE, Class [__], Class [__], Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the Class [__] Certificates will become extremely sensitive to losses on the HELOCs (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates. If the Certificate Principal Balances of the[Class CE, Class [__], Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the HELOCs (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  If the Certificate Principal Balances of the[Class CE, Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the HELOCs (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  If the Certificate Principal Balances of the[Class CE, Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the HELOCs (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  The initial undivided interests in the trust fund evidenced by the Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class CE] Certificates are approximately [___]%, approximately [___]%, approximately [___]%, approximately [___]%, approximately [___]% and approximately [___]%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that realized losses on the HELOCs could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this prospectus supplement under “Description of the Certificates—Allocation of Losses”, once realized losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated.  Therefore, the amounts of realized losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this prospectus supplement).  However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from payments received by the Securities Administrator in respect of the Interest Rate Swap Agreement in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.

Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date

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and during periods in which a Trigger Event is not in effect.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” in the prospectus.

Derivative Instruments

[The Interest Rate Swap Agreement and the Swap Provider]

[The Offered Certificates and Class B Certificates will have the benefit of an interest rate swap agreement.  On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [_______] (the “Swap Provider”).  A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between The Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.  The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.]

[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]

[If significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is 10% or more, provide financial information required by Item 1115 of Regulation AB.]

[Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) [__]%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain the Required Overcollateralization Amount and Allocated Realized Loss Amounts.]

[The “Swap Notional Amount” with respect to each Distribution Date commencing in [______, __], is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement).  The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in [______, __], unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).]

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Distribution Date	Swap Notional Amount
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]

[The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would

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become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.]

 [Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Certificates from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Certificates or for a portion of the Mandatory Auction Certificates are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their Certificates in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Certificates (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Certificates shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Certificate Principal Balance of a Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Certificates (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Certificate Principal Balance of the Mandatory Auction Certificates, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Certificates into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Certificates on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Certificate Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION
CERTIFICATES WILL BE OBLIGATED TO TENDER THEIR CERTIFICATES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

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If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction
Certificates in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Certificates will continue to retain their certificates and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Certificates of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Certificates (based on the aggregate Certificate Principal Balance of the Mandatory Auction Certificates), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Certificates held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

[The Currency Swap Agreement and Swap Counterparty]

[The holders of the Class [__] Certificates will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if Class [__] Certificates are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into the currency swap agreement with an eligible swap counterparty:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

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•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date. The swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the Class [__] Certificates using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the Class [__] Certificates multiplied by the outstanding principal balance of the Class [__] Certificates denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the Class [__] Certificates, including, on the maturity date for the Class [__] Certificates, if the currency swap agreement is then in effect, the remaining outstanding principal balance of the Class [__] Certificates, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the Class [__] Certificates from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Certificates, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, the swap counterparty will receive from the trust:

•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the Class [__] Certificates in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the Class [__] Certificates, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the Class [__] Certificates; provided that, all principal payments allocated to such securities on any distribution date will be deposited into the related accumulation account and paid to the swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

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•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Certificates, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the Class [__] Certificates being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the the currency swap agreement for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

The currency swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•
the distribution date on which the outstanding principal balance of the Class [__] Certificates is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the Class [__] Certificates.

The currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. The currency swap agreement will not terminate solely due to the declaration of a failed remarketing.]

[The Interest Rate Cap Agreement]

[The Class [__] certificates will have the benefit of the Interest Rate Cap Agreement. Pursuant to the Interest Rate Cap Agreement, with respect to any Distribution Date, commencing with the Distribution Date in [__], 20[ ], on or prior to the Distribution Date in [__], 20[ ], [_______], (the “Cap Provider”), will be obligated to pay to the securities administrator, an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate (determined in accordance with the Interest Rate Cap Agreement) up to a maximum of [__]% (the “Maximum Cap Rate”) and (ii) a specified strike rate of [__]% (the “Cap Strike Rate”) and (b) the Interest Rate Cap Agreement Notional Amount set forth on the schedule attached as Annex B hereto for that Distribution Date, determined on a 30/360 Basis. (each such payment, the “Cap Agreement Payment”). The Interest Rate Cap Agreement will terminate after the Distribution Date in [__], 20[ ].

The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Cap Provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

For the Class [__] certificates and each Distribution Date prior to and including the Distribution Date in [__], 20[ ],  any Cap Agreement Payment received by the securities administrator will be used to pay the related Cap Amount to such classes of certificates, as described below under “––The Reserve Funds.”  Amounts received on  the Interest Rate Cap Agreement will not be available to make distributions on any class of Certificates other than the Class [__] certificates.

The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class [__] certificates do not represent an obligation of the Cap Provider. The holders of the Class [__] certificates are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the cap provider in respect of its obligations under the Interest Rate Cap Agreement.]

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DESCRIPTION OF THE CERTIFICATES

General

The Ace Securities Corp. Home Equity Loan Trust, Series [_______], Asset Backed Pass-Through Certificates will consist of [___] classes of certificates, designated as [(i) the Class [__] Certificates; (ii) the Class [__] Certificates (collectively, the “Class [__] Certificates”; and together with the Class [__] Certificates, the “Class A Certificates”); (iii) the Class [__] Certificates and Class [__] Certificates (collectively, the “Mezzanine Certificates”); (iv) the Class [__] Certificates and Class [__] Certificates (collectively, the “Class B Certificates”); (v) the Class CE Certificates (collectively, with the Mezzanine Certificates and the Class B Certificates, the “Subordinate Certificates”)[; (vi) the Class P Certificates; ]and (vii) the Class R Certificates (also referred to herein as the “Residual Certificates”).]  Only the Class A Certificates and the Mezzanine Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.

Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [______ ____] to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Class A Certificates and the Mezzanine Certificates and any Distribution Date is the business day immediately preceding such Distribution Date, for so long as such Certificates are held in book-entry form and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the loan pool of [conventional, one- to four-family, first and second lien fixed-rate and adjustable-rate HELOCs] having original terms to maturity of not greater than approximately [__] years. The HELOCs have an aggregate principal balance as of the Cut-off Date of approximately $[__________], subject to a permitted variance as described under “The loan pool” in this prospectus supplement.

The Class A Certificates and the Mezzanine Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this prospectus supplement. The Pass-Through Rates on the Offered Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rates” below. The Class A Certificates evidence an initial aggregate undivided interest of approximately [___]% in the trust fund, the [Class [__] Certificates and Class [__] Certificates] evidence initial undivided interests of approximately [___]% and approximately [___]% respectively, in the trust fund and the [Class [__], Class [__] and Class CE ]Certificates evidence initial undivided interests of approximately [___]%, approximately [___]% and approximately [___]%, respectively, in the trust fund.

Book-Entry Certificates

The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstreams’ and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depository” and collectively the “European Depositories”). Investors may hold such beneficial

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interests in the Book-Entry Certificates in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date.  For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Documentation Procedures–Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

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Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and

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all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations REMICS–Taxation of Certain Foreign Investors” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor

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is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

Exchangeable Certificates

General

The holder of the Exchangeable REMIC Certificates in any REMIC Combination may exchange all or part of each class of such Exchangeable REMIC Certificates for a proportionate interest in the related Exchangeable Certificates. The holder of each class of Exchangeable Certificates may also exchange all or part of such class for a proportionate interest in each such class of Exchangeable REMIC Certificates in the related REMIC Combination.  This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date. For the purposes of the definitions set forth under “Description of the Certificates—Glossary” and the calculation of the Class Principal Balance of any class of Exchangeable REMIC Certificates, to the extent that exchanges of Exchangeable REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Balance of the Exchangeable REMIC Certificates will be deemed to include the Class Principal Balance of the related Exchangeable Certificates issued in the exchange and the Class Principal Balance of the Exchangeable Certificates will be deemed to be zero. Exchangeable REMIC Certificates in any REMIC Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the relative original amounts of such certificates bear to one another as shown in the column titled “Relative Original Amount” in Annex [___].

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Holders of Exchangeable Certificates will be the beneficial owners of an interest in the Exchangeable REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to any Exchangeable Classes and the Exchangeable REMIC Certificates in the related REMIC Combination then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the Exchangeable REMIC Certificates in the related REMIC Combination on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

If a Certificateholder wishes to exchange certificates, the certiflcateholder must notify the Securities Administrator by e-mail at [____________] no later than two business days before the proposed Exchange Date. The Exchange Date can be any business day other than the first or last business day of the month, subject to approval by the Securities Administrator. The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding certificate principal balance and the original certificate principal balance of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed Exchange Date. After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to $5,000.

The Securities Administrator will make the first distribution on a Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of any Exchangeable Certificates will reflect the characteristics of the related Exchangeable REMIC Certificates in the related REMIC Combination. Investors should also consider a number of factors that will limit a Certificateholder's ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [___].

•	A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

•	A Certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

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•	Only the combinations listed on Annex III are permitted.

•	The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Pass-Through Rates

[The pass-through rate (the “Pass-Through Rate”) on the Class [__] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the HELOCs (and properties acquired in respect thereof) remaining in the trust fund is reduced to less than or equal to 10% of the aggregate principal balance of the HELOCs as of the Cut-off Date (the “Optional Termination Date”), or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

Glossary

“Administration Fee Rate”:  With respect to each HELOC, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate[ and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated].

“Allocated Realized Loss Amount”:  The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates or Class B Certificates and any Distribution Date is an amount equal to the sum of any realized loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

“Available Distribution Amount”: The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Master Servicer, the Securities Administrator, the Custodians, [the Credit Risk Manager ]or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the HELOCs due on the related

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Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the HELOCs (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the HELOCs received during the related Prepayment Period); and (iii) all P&I Advances with respect to the HELOCs received for the Distribution Date.

“Certificate Principal Balance”: The Certificate Principal Balance of an Offered Certificate or Class B Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the HELOCs and the other assets in the trust fund. The Certificate Principal Balance of an Offered Certificate or a Class B Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under “Description of the Certificates – Allocation of Losses; Subordination” in this prospectus supplement and, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of any Subordinate Certificate deemed to have occurred in connection with allocations of realized losses in the manner described in this prospectus supplement.  The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the HELOCs over (ii) the then aggregate Certificate Principal Balance of the Offered Certificates, the Class B Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class [__] Certificates is equal to approximately $[__________]. The initial Certificate Principal Balance of the Class [__] Certificates is equal to approximately $[__________].[ The initial Certificate Principal Balance of the Class P Certificates is equal to $100.]

“Class A Principal Distribution Amount”: The Class A Principal Distribution Amount is an amount equal to the sum of the Class [__] Principal Distribution Amount and the Class [___] Principal Distribution Amount.

“Class [__] Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group I HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Group I HELOCs as of the Cut-off Date.

“Class [__] Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of the Certificate Principal Balances of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group II HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the

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related Prepayment Period) and (B) the aggregate principal balance of the Group II HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Group II HELOCs as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class [__] Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class [__]Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class [__] Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class [__]Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A

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Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date.

“Credit Enhancement Percentage”: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate principal balance of the HELOCs, calculated after taking into account distributions of principal on the HELOCs and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

“Cut-off Date”: [_____________].

“Determination Date”: With respect to any Distribution Date, the [__]th day of the calendar month in which such Distribution Date occurs or, if such [__]th day is not a business day, the business day immediately preceding such [__]th day.

“Due Period”: For any Distribution Date and the HELOCs serviced by the Servicer, the period commencing on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Extra Principal Distribution Amount”: The Extra Principal Distribution Amount for any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Increase Amount.

“Group I Allocation Percentage”: The aggregate principal balance of the Group I HELOCs divided by the sum of the aggregate principal balance of the Group I HELOCs and the Group II HELOCs.

“Group I Interest Remittance Amount”: The Group I Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I HELOCs minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer[, the Credit Risk Manager] or the Securities Administrator.

“Group I Principal Distribution Amount”: The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I HELOCs due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I HELOC (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I HELOCs and (iv) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class [__] Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.  In no event will the Group I Principal Distribution Amount with

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respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

“Group I Principal Remittance Amount”: The Group I Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer[, the Credit Risk Manager] or the Securities Administrator.

“Group II Allocation Percentage”: The aggregate principal balance of the Group II HELOCs divided by the sum of the aggregate principal balance of the Group I HELOCs and the Group II HELOCs.

“Group II Interest Remittance Amount”: The Group II Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II HELOCs minus any amounts payable or reimbursable to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Group II Principal Distribution Amount”: The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II HELOCs due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II HELOC (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II HELOCs and (iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class [__] Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.  In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

“Group II Principal Remittance Amount”: The Group II Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Interest Accrual Period”: The Interest Accrual Period for the Offered Certificates and the Class B Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any class of Offered Certificates and Class B Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

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“Interest Distribution Amount”: The Interest Distribution Amount for any class of Offered Certificates and Class B Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, the Servicer and shortfalls resulting from the application of the Relief Act or similar state or local laws.

“Interest Remittance Amount”: The Interest Remittance Amount for any Distribution Date is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Class A Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates and the Class B Certificates and the Principal Remittance Amount.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any Distribution Date and (A) the Class [__] Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I HELOCs in the prior calendar month minus the fees payable to the Servicer, the Master Servicer[ and the Credit Risk Manager] with respect to the Group I HELOCs for such Distribution Date[ and the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event], in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I HELOCs as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

(B) the Class [__] Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II HELOCs in the prior calendar month minus the fees payable to the Servicer, the Master Servicer [and the Credit Risk Manager] with respect to the Group II HELOCs for such Distribution Date [and the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event], in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II HELOCs as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

(C) the Mezzanine Certificates, is a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each [loan][contract] group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class [__] Certificates and (ii) the Net WAC Pass-Through Rate for the Class [__] Certificates.

(D) the Class B Certificates, is a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each [loan][contract] group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class [__] Certificates and (ii) the Net WAC Pass-Through Rate for the Class [__] Certificates.

“Net WAC Rate Carryover Amount”: With respect to any class of the Offered Certificates and any class of the Class B Certificates and any Distribution Date on which the Pass-Through Rate is limited

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to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such certificates on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

“Overcollateralization Amount”: The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the HELOCs immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

“Overcollateralization Increase Amount”: An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the classes of Offered Certificates and Class B Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

“Overcollateralization Reduction Amount”: An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

[“Pre-Funded Amount”: The amount deposited by the depositor in the pre-funding account on the Closing Date for the HELOCs, which amount is, approximately $[______], representing approximately [___]% of the aggregate principal balance of the HELOCs as of the Cut-off Date.]

[“Pre-Funding Period”: The period from the Closing Date up to and including [_____ __, 20__], in which the sponsor may purchase subsequent HELOCs for inclusion in the trust with amounts in the pre-funding account.]

“Prepayment Period”: For any Distribution Date and the HELOCs serviced by the Servicer, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part and the period beginning on the sixteenth day of the month preceding the related Distribution Date and ending on the fifteenth day of the month of such Distribution Date with respect to prepayments in full.

“Principal Distribution Amount”: The Principal Distribution Amount for any Distribution Date is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

“Principal Remittance Amount”: The Principal Remittance Amount for any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

[“Remaining Pre-Funded Amount”: An amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent HELOCs transferred to the trust fund during the Pre-Funding Period.]

“Required Overcollateralization Amount”: Initially, shall mean an amount equal to the product of (i) approximately [___]% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date, which may be decreased as described under “—Overcollateralization Provisions” in this prospectus supplement.

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“Scheduled Principal Balance”: The Scheduled Principal Balance of any HELOC as of any date of determination is equal to the principal balance of the HELOC as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for any Distribution Date is equal to the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

“Stepdown Date”: The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in [____________] and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the HELOCs, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date), is greater than or equal to approximately [___]% and (ii) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

[“Subsequent Cut-off Date”: With respect to those subsequent HELOCs sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such [mortgage loan][contract].]

“Subsequent Recoveries”:  As of any Distribution Date, amounts received during the related Prepayment Period by the Servicer specifically related to a defaulted HELOC or disposition of an REO Property prior to the related Prepayment Period that resulted in a realized loss, after the liquidation or disposition of such defaulted HELOC, net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

[“Subsequent Transfer Date”: With respect to each subsequent transfer instrument, the date on which the subsequent HELOCs are sold to the trust.]

“Trigger Event”: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of HELOCs delinquent 60 days or more (including HELOCs in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the HELOCs, in each case, as of the last day of the previous calendar month exceeds [__]% of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the HELOCs as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] and thereafter	[___]%

[“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:]

[•“Failure to Pay or Deliver,”]

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[•“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and]

[•“Merger without Assumption” (but only with respect to the Swap Provider),]

[as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.]

[“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:]

[•“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),]

[•“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and]

[•“Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.  In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer exercises the option to purchase the HELOCs.  With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).]

[Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.  The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”]

[Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement.  In the event that the Securities Administrator is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders, in accordance with the priorities set forth in this prospectus supplement.]

[Upon a Swap Early Termination, the Trustee, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement.  To the extent the Securities Administrator receives a Swap Termination Payment from the Swap Provider, the Trustee will apply all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider, the Trustee will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate

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swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.]

[A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.”]

[If the Swap Provider’s long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates and the Class B Certificates, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”).]

[The Supplemental Interest Trust will not be subject to any gross-up on its payments to the Swap Provider on account of any tax withholding.]

[On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “—Overcollateralization Provisions” in this prospectus supplement, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:]

[first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;]

[second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;]

[third, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;]

[fourth, sequentially, to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;]

[fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;]

[sixth, sequentially, to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;]

[seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization

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Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”]

[eighth, sequentially to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow; ]

[ninth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and]

[tenth, to the Class CE Certificates, any remaining amounts.]

[In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.]

[The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.]

 [Regulation AB compliant description of the Swap Provider.]

Permitted Investments

To the extent provided in the Pooling and Servicing Agreement, amounts on deposit in a Eligible Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the Pooling and Servicing Agreement, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments shall be paid to the Servicer under the Pooling and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two business days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

(i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)(a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual

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commitment providing for such investment have the applicable credit rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

(iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Certificate Principal Balances of all the HELOCs and Permitted Investments held as part of the Trust;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

(viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

Interest Distributions on the Offered Certificates and the Class B Certificates

For the purposes of the foregoing distributions, only Exchangeable REMIC Certificates are deemed to be outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates.”

Holders of the Offered Certificates and the Class B Certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable Pass-Through Rates thereon, in the priorities set forth below.

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(A) On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;]

second, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to the Class [__] Certificates; and

third, concurrently, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to each such class, to the extent remaining unpaid after distribution of the Group II Interest Remittance Amount as set forth in clause (B) below, on a pro rata basis, based on the entitlement of each such class.

(B) On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;]

second, concurrently, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to each such class, on a pro rata basis, based on the entitlement of each such class; and

third, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to the Class [__] Certificates, to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount as set forth in clause (A) above.

(C) On each Distribution Date, following [the deposit of the Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Trust as described in clauses (A) and (B) above] and the distributions of interest to the holders of the Class A Certificates as described in clauses (A) and (B) above, any Group I Interest Remittance Amount and any Group II Interest Remittance Amount remaining will be distributed in the following order of priority:

[first, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates;

second, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates;

third, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates; and

fourth, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates.]

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer will be allocated [first, to Net Monthly Excess Cashflow [and payments received under the Interest Rate Swap Agreement] according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, second, to the Class [__] Certificates, third, to the Class [__] Certificates, fourth, to the Class [__] Certificates, fifth, to the Class [__] Certificates, sixth, to the Class [__] Certificates and

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seventh, to the Class A Certificates], on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction. The holders of the Offered Certificates and the Class B Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under “—Overcollateralization Provisions” in this prospectus supplement.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates or Class B Certificates will result and payments of Interest Carry Forward Amounts to such classes of Offered Certificates or Class B Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates and the Class B Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.

Except as otherwise described in this prospectus supplement, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of each class.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Offered Certificates and the Class B Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related “Interest Determination Date”). “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of [__]%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such

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arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Offered Certificates and the Class B Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Offered Certificates and the Class B Certificates

For the purposes of the foregoing distributions, only Exchangeable REMIC Certificates are deemed to be outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates.”

On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates and Class B Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

(A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;]

second, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class [__] Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount as described below, until the Certificate Principal Balance of each such class has been reduced to zero.

(B) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;]

second, sequentially, to the holders of the Class [__] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class [__] Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described above, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.

(C) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution

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Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

first, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

second, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__]  Certificates has been reduced to zero.]

(D) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;]

second, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class [__] Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount, as described below, up to an amount equal to the amount, if any, of the Class [__] Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of each such class has been reduced to zero.]

(E) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;]

second, sequentially, to the holders of the Class [__] Certificates, in that order, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class [__] Certificates, after taking into account the distribution of the Group I Principal Distribution Amount, as described above, up to an amount equal to the amount, if any, of the Class [__] Principal Distribution Amount remaining unpaid on such Distribution Date until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

(F) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount

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remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

[first, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class [__] Certificates under (D) and (E) above, and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

second, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above and to the holders of the Class [__] Certificates under clause first above, and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause third above and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero]

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of realized losses, increasing the respective percentage interest in the principal balance of the HELOCs evidenced by the Mezzanine Certificates and the Class B Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates and the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates and the Class B Certificates.

Distributions with Respect to Exchangeable Certificates

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of the related Exchangeable Certificates, such Exchangeable Certificates will be entitled to (a) interest distributions at the applicable pass-through rate on the outstanding Class Principal Balance in the same priority as the Exchangeable REMIC Certificates that are exchanged therefore and (b) a proportionate share of the principal distributions on each class of Exchangeable REMIC Certificates entitled to principal in the related REMIC Combination, in the order of priority assigned to such Exchangeable REMIC Certificates. In addition, such Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of Exchangeable REMIC Certificates in the related REMIC Combination.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the HELOCs and other assets of the trust fund, while the Offered Certificates are outstanding.

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All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the HELOCs.

Item	Fee	Paid From
Master Servicing Fee(1)(2)	___bp	HELOC Interest Collections
Trustee Fee	___bp	Master Servicing Fee
Servicer Fee	___bp	Master Servicing Fee

(1) Master servicing fee including securities administrator, paying agent and certificate registrar fees.  The Master Servicer receives a single combined fee that covers all of these functions.  The Master Servicer performs these functions.

(2) Master Servicer pays trustee and servicer fees out of its fee.
(3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the HELOCs, prior to distributions to certificateholders.

Example of Distributions

The following sets forth an example of collection of payments from [borrowers][obligors] on the HELOCs, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in [___________]:

[_________] through [__________]	Prepayment Period for prepayments received from HELOCs:
Principal prepayments received by the Servicer during the related Prepayment Period ([_________] through [_______]) will be deposited into the Servicer’s Collection Account for remittance to the Master Servicer on the Servicer Remittance Date.

[_______]	Servicer Remittance Date:
The Servicer will remit collections, advances and recoveries in respect of the HELOCs to the Master Servicer for deposit into the Distribution Account as specified in the Pooling and Servicing Agreement.

[_______]	Record Date:	Distributions will be made to Certificateholders of record for all applicable classes as of the business day immediately before the related Distribution Date.
[_______]	Distribution Date:
On the [____]th day of each month (or if the [____]th day is not a business day, the next business day), the Securities Administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account.

Succeeding months follow the same pattern.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described in this section, the Interest Rate Swap Agreement, as described under “—The Interest Rate Swap Agreement and the Interest Rate Swap Provider” and overcollateralization, as described under “—Overcollateralization Provisions” in this prospectus supplement.

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The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford holders of the Class A Certificates protection against realized losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, (i) the rights of the holders of the [Class [__] Certificates will be senior to the rights of holders of the Class [__], Class [__], Class [__] and Class CE Certificates, (ii) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class [__], Class [__] and Class CE Certificates, (iii) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class [__] and Class CE Certificates and (iv) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class CE Certificates.]  This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against realized losses.

Overcollateralization Provisions

[The weighted average Mortgage Rate for the HELOCs, less the Administration Fee Rate and the amount, expressed as a per annum rate of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event, is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates and the Class B Certificates, thus generating excess interest collections which, in the absence of realized losses, will not be necessary to fund interest distributions on the Offered Certificates and Class B Certificates.  Additional excess interest will be generated by the portion of the loan pool represented by the Overcollateralization Amount.  The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates and Class B Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.]

[With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, owed to such holders in accordance with the priorities set forth under “—Allocation of Extra Principal Distribution Amount” below;

second, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

third, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

fourth, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

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fifth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

sixth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

seventh, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

eighth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

ninth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

tenth, concurrently to the holders of the Class A Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls on the related HELOCs to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related HELOCs;

eleventh, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the HELOCs to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the HELOCs;

twelfth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the HELOCs to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the HELOCs;

thirteenth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the HELOCs to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the HELOCs;

fourteenth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the HELOCs to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the HELOCs;

fifteenth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the Pooling and Servicing Agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates and the Class B Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

[sixteenth, to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider, due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; ]

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seventeenth, to the holders of [the Class P Certificates and] Class CE Certificates as provided in the Pooling and Servicing Agreement; and

eighteenth, to the holders of the Residual Certificates, any remaining amounts.]

[On each Distribution Date, after making the distributions required under “Interest Distributions on the Offered Certificates and the Class B Certificates”, “Principal Distributions on the Offered Certificates and the Class B Certificates” and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority:

(A) concurrently, to each class of Class A Certificates, in respect of the related Net WAC Rate Carryover Amount for such Distribution Date, on a pro rata basis, based on the entitlement of each such class; and

(B) sequentially, to the holders of the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date.

As of the Closing Date, the aggregate principal balance of the HELOCs as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates by an amount equal to approximately $[__], which is equal to the initial Certificate Principal Balance of the Class CE Certificates.  This amount represents approximately [__]% of the aggregate principal balance of the HELOCs as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the loan pool under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Overcollateralization Amount is required to be maintained at the “Required Overcollateralization Amount.”  In the event that realized losses are incurred on the HELOCs, such realized losses may result in an overcollateralization deficiency since the realized losses will reduce the principal balance of the HELOCs without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates and the Class B Certificates. In the event of an overcollateralization deficiency, the Pooling and Servicing Agreement requires the payment from Net Monthly Excess Cashflow [and any Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement,] subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates and the Class B Certificates in reduction of the Certificate Principal Balances of the Offered Certificates and the Class B Certificates. These payments have the effect of accelerating the amortization of the Offered Certificates and the Class B Certificates relative to the amortization of the HELOCs, and of increasing the Overcollateralization Amount..]

[On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease (“step down”), to a level equal to approximately [__]% of the then current aggregate outstanding principal balance of the HELOCs (after giving effect to principal payments to be distributed on the related Distribution Date), subject to a floor equal to the product (i) [__]% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date.  In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates and the Class B Certificates on the related Distribution Date shall be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above.]

[With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates and the Class B Certificates relative to the amortization of the

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HELOCs, and of reducing the Overcollateralization Amount.  However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.]

Allocation of Extra Principal Distribution Amount

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Extra Principal Distribution Amount shall be distributed as follows:

first, concurrently, to the holders of the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that the pro rata allocation to the [Class [__] Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class [__] Certificates, but shall be distributed to the Class [__]] Certificates on a sequential basis, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

second, sequentially, to the holders of the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Offered Certificates and the Class B Certificates shall be entitled to receive distributions in respect of principal to the extent of the Extra Principal Distribution Amount in the following amounts and order of priority:

[first, (a) the lesser of (x) the Group I Principal Distribution Amount and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, and (b) the lesser of (x) the Group II Principal Distribution Amount and (y) the Class [__] Principal Distribution Amount, shall be distributed sequentially to the holders of the Class [__] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A Certificates under clause first above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above and to the holders of the Class [__] Certificates under clause second above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above and to the holders of the Class [__]Certificates under clause third above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

Allocation of Losses; Subordination

With respect to any defaulted HELOC that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid

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principal balance remaining, if any, plus interest thereon through the last day of the month in which the related HELOC was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the HELOC.  The amount of loss realized and any Bankruptcy Losses are referred to in this prospectus supplement as “realized losses.”  In the event that amounts recovered in connection with the final liquidation of a defaulted HELOC are insufficient to reimburse the Servicer or the Master Servicer for P&I Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the Servicer, or the Master Servicer out of any funds in the related collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any defaulted HELOC, the amount of the realized loss with respect to that defaulted HELOC will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

Any realized losses on the HELOCs will be allocated on any Distribution Date: [first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates [and to Net Swap Payments received from the Swap Provider under the Interest Rate Swap Agreement for that purpose,] third, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__]Certificates has been reduced to zero, fourth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, fifth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero and sixth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

The Class [___] Certificates are Exchangeable REMIC Certificates. In the event Class [_____] Certificates are exchange for related Exchangeable Certificates, losses allocated to the Class [______] Certificates will be allocated to these Exchangeable Certificates.

[The Pooling and Servicing Agreement does not permit the allocation of realized losses to the Class A Certificates or Class P Certificates. Investors in the Class A Certificates should note that although realized losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the HELOCs to pay the Class A Certificates all interest and principal amounts to which they are then entitled.]

Except as described below, once realized losses have been allocated to the Mezzanine Certificates and the Class B Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below).  [However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates and the Class B Certificates from Net Monthly Excess Cashflow and from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” above.]

Any allocation of a realized loss to a Mezzanine Certificate or Class B Certificate will be made by reducing the Certificate Principal Balance of that Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the realized loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Mezzanine Certificate or Class B Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of realized losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and from amounts on deposit in the Supplemental Interest Trust.

A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction. With respect to any HELOC, a “Deficient Valuation” is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the HELOC, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a

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HELOC as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this prospectus supplement and the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a realized loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries [but only to the extent that such certificate has not been reimbursed for the amount of such realized loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “Description of the Certificates—Overcollateralization Provisions” and from amounts on deposit in the Supplemental Interest Trust as described under “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]  Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

P&I Advances

Subject to the limitations set forth in the following paragraph, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date (as defined in the Pooling and Servicing Agreement), its own funds, or funds in the related collection account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the related advance will be equal to the aggregate of all scheduled payments of principal and interest, net of the related Servicing Fees, that were due during the related Due Period on the related HELOCs and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the [Mortgaged Properties][manufactured homes] acquired by foreclosure or deed in lieu of foreclosure (net of the related Servicing Fees).  These advances are referred to in this prospectus supplement as “P&I Advances”.

P&I Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on the related HELOC. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on any HELOCs due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws.  All P&I Advances will be reimbursable to the Servicer or the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the HELOC as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any HELOC that are deemed by the Servicer or the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer or the Master Servicer out of any funds in the collection account prior to the distributions on the certificates. In the event that the Servicer fails in its obligation to make any required P&I Advance, a successor servicer will be obligated to make the P&I Advance on the Distribution Date for which the Servicer was required to make such P&I Advance, to the extent required in the Pooling and Servicing Agreement.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless the Servicer determines that the advance would not be recoverable.  In no event will the Servicer be obligated to advance the balloon payment due on any Balloon Loan.

The Pooling and Servicing Agreement also provides that the Servicer may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of the Servicer to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the

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Servicer. The Pooling and Servicing Agreement also provides that the Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders.

Upon an Event of Default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer may terminate the Servicer and the Master Servicer will, or under certain circumstances, the Service or its designee may, appoint a successor servicer.  In any event the successor servicer must be an approved servicer as described in this prospectus supplement under “Certain Matters Regarding [] as Servicer”.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each holder of a certificate, a statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website located at [].  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

[Credit Enhancement Provider]

[Provide Regulation AB compliant description of any providers of credit enhancement within the meaning of Item 1114 of Regulation AB]

THE ORIGINATORS

General

[], [] and  [____] are the originators of the [Mortgage Loans][Contracts] with respect to approximately [___]%, [___]% and [___]%, respectively, of the [Mortgage Loans][Contracts] by aggregate principal balance as of the Cut-off Date, along with various originators, none of which has originated more than 10% of the [Mortgage Loans][Contracts] by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

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For a description of the underwriting guidelines applicable to the Mortgage Loans purchased from [__________] and certain other information with respect to [__________], see “The [Mortgage] [Contract] Pool—Underwriting Standards” in this Prospectus Supplement.]

[[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units. ]

For a description of [________]’s underwriting guidelines, see “The [Mortgage][Contract] Pool—Underwriting Standards—[__________]”.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the loan pool (if applicable) any period before January 1, 2006.

ISSUING ENTITY

Home Equity Loan Trust [_______] is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [__   __](the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the HELOCs and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, see “Description of the Agreements — Amendment” in the base prospectus.

The assets of the Issuing Entity will consist of the HELOCs and certain related assets.

The Issuing Entity’s fiscal year end is [______].

THE DEPOSITOR

 ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

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The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans, HELOCs and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans, HELOCs and other financial assets, collections on the mortgage loans, HELCOs and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans and HELCOs since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans including HELCOs in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

THE SPONSOR

 DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

 *The Sponsor did not securitize any mortgage loans in 2008 or 2009.

THE SERVICER

General

Primary servicing of the HELOCs will be provided by [______] (the “Servicer”) pursuant to the Pooling and Servicing Agreement.  The Master Servicer will be required to monitor the Servicer’s performance under the Pooling and Servicing Agreement.  In the event of a default by the Servicer under

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 the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against the Servicer.

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the Pooling and Servicing Agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a [mortgage note][contract], provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a loan, increase the amount of the credit line, terminate a dormant Mortgage Asset, reduce the credit line, eliminate the ability to make future drafts on the credit line, so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

All collections of principal and interest on any HELOCs, including but not limited to Principal Prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the Servicer out of liquidation proceeds in accordance with the Pooling and Servicing Agreement), the repurchase price for any HELOCs repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Eligible Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.  Amounts on deposit in a Eligible Account may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Pooling and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.  On the date specified in the Pooling and Servicing Agreement, the Servicer will withdraw or cause to be withdrawn from the applicable Eligible Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds.  See “Pooling and Servicing Agreement — Payments on HELOCs; Deposits to Collection Account and Distribution Account” in this prospectus supplement.

[Servicer Name]

[The Servicer has significant experience in servicing HELOCs and residential and commercial mortgage loans and has been servicing HELOCs since [______], residential mortgage loans since [_____], and non prime mortgage loans since [_____].  The Servicer is [one of the largest third-party subprime mortgage loan servicers in the United States].  The Servicer and its related companies currently employ more than [_____] people worldwide with domestic residential mortgage loan servicing and processing centers in _____,_____ and _____, _____.   The Servicer specializes in the management of [sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets]. The Servicer’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

 As of December 31, 20__, the Servicer provided servicing for residential mortgage loans including HELOCs with an aggregate unpaid principal balance of approximately $[____], substantially all of which are being serviced for third parties, including loans in over [_____] securitizations. The table

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below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by the Servicer at the end of each of the indicated periods.

[Subprime] Servicing Portfolio
(Dollars in Thousands)

Delinquency Experience (Dollars in Thousands)
At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent
Principal Amount Outstanding[1]
Delinquencies[2]
30-59 Days
60-89 Days
90-119 Days
over 120 days
Total Delinquencies as a Percentage of the Total Amount Outstanding

Delinquency and Foreclosure Experience

The following tables set forth, for the HELOC servicing portfolio serviced by the Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in the Servicer’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  A HELOC is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the the next monthly due date [which is know as the OTS Method][on the last business day immediately prior to the next monthly due date, which is know as the MBA Method].  The Servicer’s portfolio may differ significantly from the HELOCs in the loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the HELOCs in the loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the HELOCs in the loan pool will depend, among other things, upon the value of the real estate securing such HELOCs in the loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the HELOCs in the loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the loan pool. Finally, the statistics shown below represent the delinquency experience for the Servicer’s HELOC servicing portfolio only for the periods

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presented, whereas the aggregate delinquency experience with respect to the HELOCs comprising the loan pool will depend on the results obtained over the life of the loan pool.

Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2005						As of December 31, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2007						As of December 31, 2008
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

As of December 31, 2009
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%
60-860 days		$		%		%
90 days or more		$		%		%
Total Delinquent Loans		$		%		%
Loans in Foreclosure		$		%		%

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Real Estate Owned
(Dollars in Thousands)
	As of December 31, 2005				As of December 31, 2006				As of December 31, 2007				As of December 31, 2008
	By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans	By Dollar Amount

Total Portfolio			$				$				$			$
Foreclosed Loans			$				$				$			$
Foreclosure Ratio		%		%		%		%		%		%	%		%

As of December 31, 2009
	By No. of Loans		By Dollar Amount

Total Portfolio			$
Foreclosed Loans			$
Foreclosure Ratio		%

Loan Gain/(Loss) Experience
(Dollars in Thousands)
	As of December 31, 2005		As of December 31, 2006		As of December 31, 2007		As of December 31, 2008

Total Portfolio	$		$		$		$
Net Gains/(Losses)	$		$		$		$
Net Gains/(Losses) as a Percentage of Total Portfolio		%		%		%		%

As of December 31, 2009

Total Portfolio	$
Net Gains/(Losses)	$
Net Gains/(Losses) as a Percentage of Total Portfolio		%

Prior Securitizations

[In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which the Servicer was serving as servicer, the Servicer has not been terminated as a servicer in any of those transactions, and the

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Servicer has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.]]

[Other Servicer Regulation AB compliant disclosure description]

Servicing and Other Compensation and Payment of Expenses

The Servicer will provide customary servicing functions with respect to the HELOCs. Among other things, the Servicer is obligated under some circumstances to make P&I Advances with respect to the related HELOCs. In managing the liquidation of defaulted HELOCs, the Servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted HELOCs and REO properties as described in the Pooling and Servicing Agreement, as applicable.

In instances in which a HELOC is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the HELOC were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the interest rate, forgiving payments of principal, interest or other amounts owed under the HELOC such as taxes or insurance premiums, extending the final maturity date of the HELOC, capitalizing delinquent interest and other amounts owed under the HELOC, or any combination of these or other modifications. Any modified HELOC may remain in the related Issuing Entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

[Approximately ___% of the HELOCs, by aggregate outstanding principal balance as of the cut-off date, were subject to an interest rate reduction, approximately ___% of the HELOCs, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of principal, approximately ___% of the HELOCs, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of interest, approximately ___% of the HELOCs, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the final maturity date, approximately ___% of the HELOCs, by aggregate outstanding principal balance as of the cut-off date, were subject to a principal forbearance, approximately ___% of the HELOCs, by aggregate outstanding principal balance as of the cut-off date, were subject to a capitalization of delinquent interest, and approximately ___% of the HELOC, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the amortization of the HELOCs.]

The principal compensation to be paid to the Servicer in respect of the servicing activities performed by the Servicer will be a servicing fee (the “Servicing Fee”) calculated at a per annum rate (the “Servicing Fee Rate”) equal to [ ]% with respect to each HELOC serviced by the Servicer on the Scheduled Principal Balance of each such HELOC. As additional servicing compensation, the Servicer are entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the related HELOCs [(with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates)], to the extent collected from [mortgagors][obligors], together with any interest or other income earned on funds held in the related collection account and any related escrow account.  The Servicer is entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement) with respect to the related HELOCs.

In general, the Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date with Compensating Interest on such Distribution Date; provided that the Servicer is only required to pay Compensating Interest in an amount up to the related Servicing Fee payable to the Servicer.  The

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Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the related HELOCs in connection with their responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement .  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicer.

THE MASTER SERVICER

[General]

[ ] acts as Master Servicer pursuant to the Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Trustee] against the defaulting Servicer.  As of __________, [ ] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[Describe any material changes in [ ]’s servicing policies and procedures for residential HELOCs, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]]

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be a master servicing fee calculated at a rate set forth in the Pooling and Servicing Agreement on the Scheduled Principal Balance of each HELOC (the “Master Servicing Fee Rate”) together with any interest or other income earned on funds held in the Distribution Account.  With respect to each HELOC and for any calendar month, the Master Servicer will receive an amount equal to one-twelfth of the product of [__]% multiplied by the Scheduled Principal Balance of the HELOCs as of the Due Date in the preceding calendar month.

In the event that the Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amount up to the master servicing fee payable to the Master Servicer on such Distribution Date.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and  (iii) the Master Servicer assigning and

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selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

THE TRUSTEE

[ ] will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at [ ] or at such other address as the Trustee may designate from time to time.

[Describe the extent of [ ]’s prior experience serving as a trustee for asset-backed securities transactions involving loan pools of first lien [fixed][adjustable] rate HELOCs secured by [one- to four-family residential real properties and individual condominium units]].

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1. Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2. The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any HELOC hereunder and relating to the servicing of the HELOCs; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the pooling and servicing agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3. Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.  Such rights and powers may include:

1. Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the HELOCs and related documents, or otherwise.

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2. The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Pooling and Servicing Agreement.

3. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

For further discussion of the duties of the Trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the base prospectus.

The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the Servicer under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements.

THE SECURITIES ADMINISTRATOR

[ ], as the Securities Administrator under the Pooling and Servicing Agreement, will perform certain securities and tax administration services for the Trust for so long as it or one of its affiliates is the Master Servicer. The Securities Administrator’s corporate trust office is located at [           _______________]or at such other address as the Securities Administrator may designate from time to time.

The Securities Administrator may resign at any time including at such time as the Master Servicer is removed or terminated, in which event the Depositor will be obligated to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property, or if the Master Servicer is terminated or removed.  Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.  The Securities Administrator and the Master Servicer will be indemnified by the Trust Fund for certain expenses as provided in the Pooling and Servicing Agreement.

THE CUSTODIANS

Approximately [___]% of the loan files with respect to the HELOCs by aggregate principal balance as of the Cut-off Date, will be held by [ ], pursuant to a custodial agreement to be entered

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into among [ ], as Trustee, [ ], in its capacity as a custodian, and the Servicer. For additional information about [ ] see “The Master Servicer” in this prospectus supplement.

Approximately [___]% of the loan files with respect to the HELOCs by aggregate principal balance as of the Cut-off Date, will be held by [ ], pursuant to a custodial agreement to be entered into among [ ], as Trustee, [ ], as a custodian, and the Servicer. [Regulation AB compliant description of [ ].]

[THE CREDIT RISK MANAGER]

[[ ], as credit risk manager for the trust (the “Credit Risk Manager”) will monitor the performance of the Servicer, and make recommendations to the Servicer and/or Master Servicer regarding certain delinquent and defaulted HELOCs and will report to the Depositor on the performance of such HELOCs, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon [mortgage loan][contract] data that is provided to it by the Servicer and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to [ ]% per annum of the then current aggregate principal balance of the HELOCs.]

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of [______ __, ____] among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the HELOCs, the related [mortgage notes][contracts], mortgages and other related documents; (ii) all payments on or collections in respect of the HELOCs due after the Cut-off Date, together with any proceeds of the HELOCs; (iii) any [Mortgaged Properties][manufactured homes] acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the HELOC Purchase Agreement; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof; [and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider.] For the avoidance of doubt, the trust fund does not include the Supplemental Interest Trust.  Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

Assignment of the HELOCs

On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each HELOC, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such HELOC due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each HELOC transferred to the trust will be identified on a schedule (the “HELOC Schedule”) delivered to the Trustee and the Servicer pursuant to

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the Pooling and Servicing Agreement. The HELOC Schedule will include information such as the principal balance of each HELOC as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each HELOC.

The Pooling and Servicing Agreement will require that, prior to the closing date, the Depositor will deliver or cause to be delivered to the Trustee (or the related Custodian, as the Trustee’s agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit.  The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee’s interest in the HELOC against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any HELOC electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the Trustee or the related Custodian on its behalf will review the HELOCs and the Related Documents pursuant to the related Custodial Agreement and, if any HELOC or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee or the Servicer, the Sponsor will be obligated either to (i) substitute for such HELOC a Qualified Substitute HELOC; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such HELOC at a price (the “Purchase Price”) equal to the outstanding principal balance of such HELOC as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed P&I Advances and servicing advances made by the Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation by any such HELOC of any predatory or abusive lending law.  The Purchase Price will be required to be remitted to the Servicer for deposit in the related Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted HELOC (as defined herein) is the sole remedy regarding any defects in the HELOCs and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute HELOC, the Sponsor will be required to remit to the Servicer, as applicable, for deposit in the related Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the principal balance of the related Deleted HELOC over the principal balance of such Qualified Substitute HELOC.

A “Qualified Substitute HELOC” is a HELOC substituted for a Deleted HELOC which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one HELOC for a Deleted HELOC, an aggregate principal balance), not in excess of the principal balance of the Deleted HELOC; (ii) have a Mortgage Rate not less than the mortgage rate of the Deleted HELOC and not more than 1% in excess of the Mortgage Rate of such Deleted HELOC; (iii) if such [mortgage loan][contract] is an adjustable-rate [mortgage loan][contract], have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted HELOC and have a Gross Margin equal to or greater than the Deleted HELOC; (iv) have the same Due Date as the Deleted HELOC; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted HELOC; (vi) comply with each representation and warranty as to the HELOCs set forth in the HELOC Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the HELOC being replaced; (viii) [have the same lien priority on the related mortgaged property as the Mortgage Loan being replaced] and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

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The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each HELOC. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each HELOC and the Related Documents, free of any lien; (ii) each HELOC complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; (iii) the HELOCs are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no HELOC is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico or Illinois; and (iv) no proceeds from any HELOC were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such HELOC.  Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related HELOC and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii) or (iv) above (or certain other representations and warranties made by the Sponsor with respect to any Group I HELOC), shall be deemed to materially and adversely affect the interests of the certificateholders in the related Group I HELOC.  If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted HELOC a Qualified Substitute HELOC or (ii) purchase such Deleted HELOC from the trust.  The same procedure and limitations that are set forth above for the substitution or purchase of Deleted HELOCs as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted HELOC as a result of a breach of a representation or warranty in the HELOC Purchase Agreement that materially and adversely affects the interests of the certificateholders.

HELOCs required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted HELOCs.”

Payments on HELOCs; Deposits to Collection Account and Distribution Account

The Servicer will establish and maintain or cause to be maintained a separate trust account (each, a “Collection Account”) for the benefit of the certificateholders. Each Collection Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by the Servicer of amounts in respect of the related HELOCs (excluding amounts representing the related Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the related Collection Account.  Amounts so deposited by the Servicer may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator.  All investment income on funds in the Collection Account established and maintained by the Servicer shall be for the benefit of the Servicer.

The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted to it by the Servicer for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust.  The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement).  Amounts on deposit therein may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

Certain Matters Regarding [____] as Servicer

The Pooling and Servicing Agreement provides that [ ] (“[ ]”), in its capacity as the Servicer under the Pooling and Servicing Agreement, may not resign from its obligations and duties under

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the Pooling and Servicing Agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee or (2) upon the satisfaction of the following conditions:

(a) [ ] has proposed a successor servicer to the Depositor, the Sponsor and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

(b) the proposed successor servicer is (1) an affiliate of the Master Servicer that services HELOCs similar to the HELOCs in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s;

(c) the Rating Agencies have confirmed to the Trustee that the appointment of the proposed successor servicer as the servicer under the Pooling and Servicing Agreement will not result in the reduction or withdrawal of the then current ratings of the Offered Certificates; and

(d) the proposed successor servicer has a net worth of at least $25,000,000.

A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an “approved servicer.”

Events of Default

Upon the occurrence of events of default described under “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus, the Servicer may be removed as the servicer of the related HELOCs in accordance with the terms of the Pooling and Servicing Agreement.  As further described in, and in accordance with the provisions of the Pooling and Servicing Agreement upon the removal of the Servicer after the occurrence of an Event of Default, a successor to the Servicer (which may be the Master Servicer will become the successor to the Servicer under the Pooling and Servicing Agreement; provided, however that, under certain circumstances, [ ] or its designee may designate a successor servicer with respect to the HELOCs if it has been terminated as the servicer under the Pooling and Servicing Agreement.  Any successor servicer appointed by [ ] or its designee must qualify as a successor servicer under the Pooling and Servicing Agreement and be approved by the Rating Agencies (by written confirmation that such appointment of a successor servicer would not result in the reduction or withdrawal of the rating of any outstanding class of certificates).  Any proceeds received in connection with the appointment of a successor servicer shall be the property of [ ] or its designee.  Any successor to [ ] appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $25,000,000.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus.

Voting Rights

[At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates, [other than the Exchangebable Certificates], the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates.]

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In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the voting rights of each class of Exchangeable REMIC Certificates in the related REMIC Combination.

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities–Termination” in the prospectus. The Master Servicer, or if the Master Servicer fails to exercise such option, [ ] (either the Master Servicer or [ ], the “Terminator”), will have the right to purchase all remaining HELOCs and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the HELOCs and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the HELOCs as of the Cut-off Date.  In the event the Terminator exercises the option, the purchase price payable in connection with the option will be equal to par with respect to the HELOCs and the fair market value of all properties acquired by the trust in respect of any HELOCs, plus accrued interest for each HELOC at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicer, the Master Servicer and the Securities Administrator as of the termination date and any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement (the “Termination Price”).  In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Certificates and the Class B Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates at the then applicable Pass–Through Rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates and the Class B Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.  The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement.  See “Description of the Securities–Termination” in the prospectus.

The Securities Administrator shall give notice of any termination to the Certificateholders, upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.

In the event such notice is given in connection with the purchase of all of the HELOCs by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicer, the Master Servicer, the Trustee and the applicable Custodian from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the applicable Custodian and the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement

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prior to making any final distributions. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining HELOCs, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

In the event that the Terminator purchases all the HELOCs or the final payment on or other liquidation of the last HELOC, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

(ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

At the expense of the Terminator (or, if the Trust Fund is being terminated as a result of the Last Schedule Distribution Date, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

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Optional Purchase of Defaulted HELOCs

As to any HELOC which is delinquent in payment by 90 days or more, [         ] or an affiliate of [          ] may, at its option, purchase such HELOC from the Trust at the Purchase Price for such HELOC, under the circumstances described in the Pooling and Servicing Agreement.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates and the Class B Certificates (exclusive of any right of the holder of such certificates to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts or from the Supplemental Interest Trust [or the obligation to make payments to the Supplemental Interest Trust]), the Class P Certificates and the Class CE Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC.  See “Material Federal Income Tax Considerations–REMICs” in the prospectus.

For federal income tax purposes, the Class [__] Certificates and Class [__] Certificates will, and the remaining classes of the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the adjustable-rate HELOCs will prepay at a rate equal to 100%PPC (calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) and the fixed-rate HELOCs will prepay at a rate equal to 100%PPC calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement).  No representation is made that the HELOCs will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration–General” and “–REMICs–Taxation of Owners of Regular Securities” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuing Entity. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

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If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder.  Holders of such certificates are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Material Federal Income Tax Considerations– REMICs—Taxation of Owners of Regular Securities” in the Prospectus.

Each holder of an Offered Certificate or Class B Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from [either] the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount [and the obligation to make payments to the Supplemental Interest Trust].  The Reserve Fund, [the Interest Rate Swap Agreement and the Supplemental Interest Trust] [is] [are] not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate or a Class B Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate [computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the HELOCs and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate or a Class B Certificate may exceed the actual amount of distributions on the Offered Certificate or a Class B Certificate.]

The treatment of amounts received by a holder of an Offered Certificate or a Class B Certificate under such holder’s right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto.  Under the REMIC Regulations, each holder of an Offered Certificate or Class B Certificate must allocate its purchase price for the Offered Certificate or Class B Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The correct treatment of such payments is uncertain. The Securities Administrator will, as required, treat payments made to the holders of the Offered Certificates and Class B Certificates with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”).  The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation.  For tax reporting purposes, the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of Net WAC Rate Carryover Amount with respect to the Offered Certificates and Class B Certificates may be treated as having more than insignificant value as provided in the pooling and servicing agreement.  Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it.  Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount as discrete property rights.  Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates.  Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the Offered Certificates and Class B Certificates will be unable to use the integration method provided for

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under such regulations with respect to those Certificates.  If the Securities Administrator’s treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Certificate or a Class B Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated by the Securities Administrator as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. [In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate or Class B Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess will be treated by the Securities Administrator as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amount for such taxable year. Although not clear, net income or a net deduction with respect to any Net WAC Rate Carryover Amount should be treated as ordinary income [or as an ordinary deduction and, in the case of an individual, any ordinary deduction may be treated as a miscellaneous itemized deduction and subject to substantial limitations on its use. Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.]

Because a beneficial owner of any Net WAC Rate Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate or a Class B Certificate may have income that exceeds cash distributions on the Offered Certificate or Class B Certificate, in any period and over the term of the Offered Certificate or Class B Certificate. As a result, the Offered Certificates and Class B Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amount would be subject to rules applicable to miscellaneous itemized deductions.

Upon the sale of an Offered Certificate or a Class B Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Certificate or Class B Certificate, as the case may be. A holder of an Offered Certificate or a Class B Certificate will have gain or loss from such a termination of the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount.  Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax

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advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Offered Certificate and Class B Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in at least the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of each Offered Certificate and Class B Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates and Class B Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. In addition, on Offered Certificates or Class B Certificates obligations to make deemed payments may prevent an entity holding such certificates from qualifying as a REMIC.

Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Certificates and Class B Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC.  In addition, any amounts received from the Reserve Fund [and the Supplemental Interest Trust] will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the amended and restated underwriting agreement, dated as of [______ __, ____] and a terms agreement dated as of [______ __, ____] (collectively, the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be [___]% of the aggregate initial Certificate Principal Balance of the Offered Certificates.  In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

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SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under “Description of the Certificates–Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from [        ] (“[         ]”), [        ] (“[        ]”) and [        ] (“[        ]”):

Offered Certificates	[ ]	[ ]	[ ]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled.  The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying HELOCs.  The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated.  The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.  In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of

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Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the Issuing Entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, Home Equity Loan Trust [______], the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians.  There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty],  the Securities Administrator or the Custodians.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the Prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a

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pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to Title I of ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, educational savings account, or any entity deemed to hold the assets of the foregoing, including insurance company general and separate accounts (each a “Benefit Plan”).  ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.  Governmental, church and non U.S.-plans are not subject to ERISA requirements, but may be subject to U.S. federal, state, local or non-U.S. laws substantially similar to ERISA or Section 4975 of the Code (“Similar Law”).

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of “prohibited transactions” involving assets of Benefit Plans and, as relevant here, the acquisition, holding and disposition of the Offered Certificates between a Benefit Plan and persons that are “parties in interest” as described in Section 3(14) of ERISA or “disqualified persons” as described in Section 4975 of the Code (collectively, “parties in interest”) with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

Moreover, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases certificates issued by that trust if assets of such trust were deemed to be assets of the Benefit Plan.  Under a regulation issued by the United States Department of Labor (the “DOL”) (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  A certificate will normally be treated as an equity interest for these purposes.  As no Plan Asset Regulation exception or DOL exemption will be available to cover the acquisition, holding or disposition of the Offered Certificates or the operation of the trust and management of its assets, the Offered Certificates may not be acquired by or on behalf of a Benefit Plan.  Each investor will be required to represent and warrant that it is not a Benefit Plan prior to acquiring any Offered Certificates.

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ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market tradi

Error! No table of contents entries found.ng between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior [mortgage loan][contract] asset-backed certificates issues in same-day funds.

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Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the

AX-2

month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new form must be filed within 30 days of such change.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United

AX-3

States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Unless information changes, Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed. However, if a Form W-8BEN has a taxpayer identification number and at least one payment is reported annually on Form 1042-S to the beneficial owner, such Form W-8BEN remains effective until information on the Form changes.

More complicated rules apply to the certification requirements for entities treated as partnerships not organized under U.S. law and those holding securities for others. Such holders should consult their tax advisors as to their certification obligations.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

AX-4

$[__________] (Approximate)

ACE Securities Corp.
Depositor

ACE Securities Corp. Home Equity Loan
Trust, Series [______]
Asset Backed Pass-Through Certificates

Prospectus Supplement

Dated [______ __, ____]

[_______]
Servicer

[_______]
Master Servicer

[Deutsche Bank Securities]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

[_______ __, _____]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT  (To Prospectus dated [               ])

$[              ] (Approximate)

ACE SECURITIES CORP.

Home Equity Loan Trust, Series [_______]

Mortgage Pass-Through Certificates

[DB Structured Products, Inc.]	Home Equity Loan Trust [______]

Sponsor and Seller	Issuing Entity

[DB Structured Products, Inc.] Home Equity Loan Trust [______]

Sponsor and Seller Issuing Entity

Ace Securities Corp.
Depositor
______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The certificates will evidence interests in the issuing entity only and will not evidence interests in or obligations in the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

   The Issuing Entity fund will issue certificates including the following classes offered hereby:

(1) ●   [      ] classes of senior certificates

(2) ●   [      ] classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Certificates” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[   ] and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

Distributions on the Offered Certificates will be payable [       ], as described in this prospectus supplement.  The first expected distribution date will be [        ].  Credit enhancement for the Offered Certificates includes [description of any credit enhancement].  [Amounts payable under [description of any derivative agreements] provided by [    ] will be applied to [description of purpose of derivative agreement(s)].]

[Description of assets of the trust fund.]  [After the closing date of this transaction, but before [     ], the trust fund may acquire additional underlying securities as described at “Description of the Trust Fund Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The certificates offered by this prospectus supplement will be purchased by [Deutsche Bank Securities Inc.] from the Depositor, and are being offered by [Deutsche Bank Securities Inc.] from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately [___]% of their initial Certificate Principal Balance before deducting expenses.

On or about [         ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Deutsche Bank Securities]

The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

We note that the information presented in this prospectus supplement is only intended to enhance the general terms of the accompanying prospectus.  If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

S-ii

Tables of Contents

Prospectus Supplement

S-iii

The Offered Certificates

The certificates consist of the [class(es)] of certificates listed in the tables below[, together with the Class [       ] Certificates].  Only the classes of certificates listed in the tables below are offered by this prospectus supplement.
Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Certificate Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
............
............
............
............
............
............
............
............
............
............
............
............
............
_______________
(1)	These balances are approximate, as described in this prospectus supplement.

(2)	Reflects the interest rate as of the closing date.

(3)	Reflects the summary interest rate formula [to be described as applicable].

S-1

      The Offered Certificates will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
............
............
............
............
............
............
............
............
............
............
............
............
............

S-2

Summary of Terms

•           This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•           While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•           Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

[Whenever we refer to a percentage of some or all of the underlying securities in the trust fund [or in any pool], that percentage has been calculated on the basis of the total security principal balance of those underlying securities as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the security principal balance of an underlying security is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any underlying security or securities, we mean the total of their security principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[DB Structured Products, Inc.] will sell the underlying securities to the depositor.

Depositor

Ace Securities Corp., a Delaware corporation. See “The Depositor” in the prospectus.

Issuing Entity

Home Equity Loan Trust [______].

Trustee

[       ].

[Securities Administrator

[       ] will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.]

[Certificate Insurer

[   ] will provide a certificate guaranty insurance policy for [    ] Certificates.

[[Swap] [Cap] Counterparty

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any trustee, or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

S-3

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-[   ].

[The Offered Certificates will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of Offered Certificates are set forth in the table on page S-[   ].]

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of [describe assets of the trust fund] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].  [In addition, [the supplemental interest trust] will hold an [interest rate swap agreement] for the benefit of the certificateholders.]

[The underlying securities to be included in the trust fund will be divided into [       ] pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] assets.  Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] assets. Payments of principal and interest on the Class [       ] Certificates will be based on collections from [both / all] pools as described herein.]

The rights of holders of the Class [     ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [     ] Certificates collectively as “subordinate” certificates.  We refer to the Class [       ] Certificates collectively as “senior” certificates.

[The Class [    ] Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the Offered Certificates.]

[The Class [       ] Certificates are not offered by this prospectus supplement.]

The Offered Certificates will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the Offered Certificates on the date they are issued and the approximate total principal amount of the Offered Certificates as reflected in this prospectus supplement will not exceed 5%.

Exchangeable Certificates.  Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the exchangeable REMIC certificates, in combinations referred to in this prospectus supplement as the REMIC combinations. The exchangeable certificates and related REMIC combinations are identified in Annex [___] to this prospectus supplement. In the event that any REMIC combination is exchanged for the related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal and/or interest distributions on each class of exchangeable REMIC certificates in the related REMIC combination. In addition, each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.  See “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement.

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [     ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of Offered Certificates at the applicable annual rates described below:

S-4

•	Class [ ] Certificates: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the underlying securities is not exercised by the [     ] on the initial optional termination date as described under “—The Underlying Securities—Optional Purchase of the Underlying Securities” below, then with respect to the next distribution date and each distribution date thereafter, the applicable annual rate will be increased to [describe changes in the interest rate].

See “—The Underlying Securities —Optional Purchase of the Underlying Securities” below.

[You will receive from each pool of underlying securities only the payments of interest that the component parts of your class of certificates that relate to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of underlying securities if those underlying securities do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Certificates are principal-only certificates and will not be entitled to payments of interest.]

See “Description of the Certificates – Distributions of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the underlying securities during the collection period related to the distribution date minus the amount of any [trustee fees], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the certificates as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty.  Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of the interest payment priority to be provided to the extent such graphic enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] certificates will be determined by (1) formulas that allocate portions of principal payments received on the underlying securities between [pools] [different certificate classes], (2) funds received on the underlying securities that are available to make payments on the certificates, (3) [the application of excess interest from each pool to pay principal on the certificates and (4) [the amount of principal received on the underlying securities that is released to the residual certificate, calculated as described in this prospectus supplement].

Priority of Principal Payments

In general, on each distribution date, the principal remittance amount, which is the amount of principal collected from the underlying securities during the collection period related to the distribution date, minus the amount of any [expenses of the trustee][other expenses], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

S-5

[   ], [any remaining principal after payments as described above will be paid to the certificates as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such graphic enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the underlying securities will differ, as described above, depending upon the occurrence of several different events or triggers:

[describe any applicable events or triggers];

See “Description of the Certificates — Distributions of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash other than collections on the underlying securities [and] [if applicable, describe any cap or derivatives providing support] [if applicable, describe any certificate guaranty insurance policy].  No other entity will be required or expected to make any payments on the certificates [other than [   ] with respect to the guaranty insurance policy].

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] certificates will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Provide name of any financial guaranty insurance policy]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Certificates – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of Offered Certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [  ] certificates and, to a lesser extent, the holders of class [  ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates – Credit Enhancement – Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing realized losses on the underlying securities (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] certificate, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those certificates covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such graphic

S-6

enhances the disclosure of the allocation of losses.]

See “Description of the Certificates – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The underlying securities bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] certificates and [   ].  This “excess interest” received from the underlying securities each month will be available to absorb realized losses applied to the underlying securities and to maintain the required level of overcollateralization.

In general, on each distribution date, any excess interest will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the [residual] certificates.

[A graphic illustration of any excess interest distribution to be provided to the extent such graphic enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the underlying securities in the trust is expected to exceed the total principal amount of the certificates by approximately $[    ], which represents [    ]% of the total principal balance of the underlying securities in the trust fund as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the underlying securities to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the underlying securities in [a pool] may be distributed as principal to holders of the [   ] certificates corresponding to [another pool or pools].

If the [   ] certificates relating to one pool have been retired, then principal payments on the underlying securities relating to the retired [   ] certificates will be distributed to the remaining [   ] certificates of the other [pool or pools], if any, before being distributed to the [   ] certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.]

[[Certificate] [Pool] Insurance Policy

The [   ] [certificate][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Certificates under the instances described in this

S-7

prospectus supplement.  [No other classes of certificates will benefit from the certificate guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Certificate] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the trustee will be paid a monthly fee calculated either as [    ]% annually.

[In addition, the [securities administrator] will be paid [   ] [before/after] payments are made on the certificates.]

In each case, the fees described above will be paid to the related party from amounts received on the underlying securities, before payments of any amounts to certificateholders. The [trustee’s] fees will be paid prior to the payment of other fees. [The [other parties] will be paid their fees simultaneously on a proportionate basis.]

Expenses of the trustee [and the securities administrator] will be reimbursed [before/after] payments are made on the certificates.

Final Scheduled Distribution Date

The final scheduled distribution date for the Offered Certificates will be the applicable distribution date specified in the table on page S-[   ].  The final scheduled distribution date for the [      ] certificates is based upon [      ].  The actual final distribution date for each class of Offered Certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

[The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the [   ] Certificates.  In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

We refer you to “Risk Factors—Rights of the NIMS Insurer May Affect Certificates” in the prospectus for additional information concerning the NIMS Insurer.]

The Trust Fund Property

On the closing date, which is expected to be on or about [     ], the assets of the trust fund will consist primarily of [one pool] [pools of] [describe pool(s)] [    ] underlying securities with a total principal balance as of the cut-off date of approximately $[    ], from [   ] underlying trust funds.

Each class of underlying securities will be backed primarily by [residential] [commercial] mortgage loans secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the underlying securities will constitute the following classes and will have the following approximate characteristics as of the cut-off date:

S-8

Underlying Securities Summary

Underlying Security Series	Underlying Security Class	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
..........
..........
..........
..........
..........

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[The mortgage loans underlying the underlying securities were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the related mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The underlying securities held by the trust fund will not be insured or guaranteed by any government agency.]

[See “Description of the Trust Fund Property—the Underlying Securities” and “—the Underlying Mortgage Loans” in this prospectus supplement.]

[Servicing of the Underlying Mortgage Loans

[Approximately [   ]% of the underlying mortgage loans will be serviced by [     ].]

See “Description of the Trust Fund Property” and “Trust Fund Property Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the trust fund property assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent underlying securities will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional underlying securities if applicable.]]

[See “Description of the Trust Fund Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Optional Purchase of the Underlying Securities

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the underlying securities and the other assets of the trust fund on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the underlying securities [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the underlying securities as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the underlying securities.

[If the underlying securities in any pool and the other assets of the pool are purchased, the certificateholders of the related classes of certificates will be paid [   ].]

[If the option to purchase the underlying securities is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the Offered Certificates will be increased as described in the table on page S-[  ].]

See “Description of the Certificates—Optional Purchase of Underlying Securities” in this prospectus supplement for a description of the purchase price to be paid for the underlying securities upon an optional purchase.  [See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.]

[Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the underlying securities [and the repayment of any financing][and the funding of the pre-funding amount]. The underlying securities will be acquired by the depositor from the seller in a privately negotiated transaction.]

Tax Status

[To be described as applicable.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

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ERISA Considerations

[To be provided as applicable.]

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”).  [Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor.]  Investors are encouraged to consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.

See “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the prospectus.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

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Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the Offered Certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Distributions on the Underlying Securities]

[The certificates will be paid solely from the distributions received on the underlying securities.  The underlying securities consist of [   ] [   ] “principal-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of interest  and [   ] “interest-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of principal.  Because distributions of interest on the interest-only underlying securities will be calculated on the basis of notional principal balances which, in turn, are calculated by reference to the outstanding balance of the related underlying mortgage loans or other classes in the related series, a reduction in the outstanding balance of the underlying mortgage loans or such other classes (as a result of prepayments or liquidations of the mortgage loans or otherwise) may significantly reduce (or even extinguish) interest distributions on the interest-only underlying securities.  A substantial portion of the interest-only underlying securities, either because their notional principal balances are based on the balances of underlying mortgage loans having relatively high interest rates or for other reasons, are particularly sensitive to prepayment risk.  Further, an early termination of an underlying trust fund (or of a related pool included therein) as permitted in the related underlying agreement may significantly reduce the aggregate of distributions on the related interest-only underlying securities.

[The principal-only underlying securities (and in particular, the agency mortgage securities), will be sensitive to the rate of payments of principal (including prepayments) of the related underlying mortgage loans and the priorities for distribution of principal among the securities of the related series.]

[The interest-only underlying securities generally are entitled to distributions of interest only for a limited period of time. See “Description of the Trust Fund Property.”]

The rate of payments of principal on the certificates will be related to the rate of interest and principal distributions, if any, on the underlying securities, to the extent that such distributions for any month exceed the amount necessary to pay interest on the certificates at the related interest rate, the fees and expenses of the trust fund and basis risk shortfalls.

[Prospective investors in the certificates should consider that if the aggregate notional principal balance of the interest-only underlying securities is reduced to zero or if the interest-only

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underlying securities cease accruing interest by their terms while principal-only underlying securities remain outstanding but not in an amount in excess of the outstanding class principal amount of the certificates, there may be no source of funds to pay accrued interest on the certificates.]

Investors are urged to review the descriptions of the underlying securities contained in the disclosure documents.
See “Description of the Trust Fund Property” in this prospectus supplement.
[Interest Rates on the Underlying Securities May Limit Interest Rates on the Certificates]

[The [    ] certificates will accrue interest at an interest rate that adjusts monthly based on the [   ] index plus a specified margin.  However, the interest rates on these [    ] certificates are subject to a limitation, generally based on the weighted average interest rate of the underlying securities, net of certain allocable fees and expenses of the trust fund.  [    ] of the underlying securities to be included in each pool will have interest rates that [either] are [fixed] [or adjust based on a [] index], as described in “Description of the Trust Fund Property—The Indices.”

[The underlying certificates in each pool also have net funds cap limitations on adjustments to their interest rates.  As a result, the [    ] certificates may accrue less interest than they would accrue if their interest rates were solely based on the [   ] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the certificates. Some of these factors are described below.
• [Describe different adjustment periods between the certificates and the underlying securities]
• [Describe different indices between the certificates and the underlying securities]
• [Describe a reduction of interest rates on the certificates due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments,” “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Mortgage Loan Interest

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Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus.  For a general description of the interest rates of the underlying securities, see “Description of the Trust Fund Property” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Certificates only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the underlying securities.

[Excess Interest and Overcollateralization.  On the closing date, the total class principal balance of the underlying securities will exceed the total principal amount of the [    ] certificates by approximately $[    ], which is equal to [    ]% of the total class principal balance of the underlying securities as of the cut-off date.  This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the underlying securities, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the underlying securities will generate:

• [Describe the effect of prepayments of the underlying securities]
• [Describe defaults, delinquencies and liquidations on the underlying mortgage loans underlying the underlying securities]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac certificates.  Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S.

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agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the certificates.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses.  However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty.  This will not occur except in periods when [   ] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the underlying securities.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Certificates resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Certificates—Distributions of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•  if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess;

• if you buy a Class [ ] Certificate and losses on the underlying securities exceed excess interest and any

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        overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess; and

•  if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

[Losses on the underlying securities will not reduce the principal amount of the senior certificates.]

If overcollateralization is maintained at the required amount and the underlying securities generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust fund [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] certificates will depend, for the most part, on collections on the underlying securities in the related pool. However, the [    ] certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] pool of underlying securities.  That means that even if the rate of losses on underlying securities in the pool of underlying securities related to any class of senior certificates is low, losses in the unrelated pool[s] may reduce the loss protection for those certificates.]

[Risks Related to the Interest Rate Swap Agreement]

[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the

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certificates.

In the event that the trust fund, after application of all interest and principal received on the underlying securities, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Certificates—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] certificates are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Certificates

The [    ] Certificates are [interest-only][principal-only] certificates.  These certificates have yields to maturity (or early termination) – the yield you will receive if you hold a certificate until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans underlying any series of underlying securities.

If you purchase the [    ] Certificates, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans underlying any series of underlying securities experience a [faster][slower] than expected rate of prepayments.  Prepayments on the underlying mortgage loans may occur as a

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result of solicitations of the borrowers by mortgage loan providers as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the an underlying [servicer] of its respective right to purchase the related mortgage loans underlying a series of underlying securities will result in the prepayment of the related class or classes of underlying securities of that series and will adversely affect the yields on the [    ] Certificates.

Exercise by the [residual holder] of its right to purchase the underlying securities, as described under “Description of the Certificates—Optional Termination of the Trust Fund,” will adversely affect the yields on the [    ] Certificates.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

The Exchangeable Certificates are subject to certain risks.
The characteristics of the exchangeable certificates will reflect the characteristics of the related exchangeable REMIC certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange exchangeable REMIC certificates for related exchangeable certificates and vice versa:

•   At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [____].

•   A certificateholder that does not own the certificates may be unable to obtain the necessary exchangeable REMIC certificates or exchangeable certificates.

•   A certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•   Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•   Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•   Only the combinations listed on Annex [___] are permitted.

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• The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

[Special Default Risk of Second Lien Mortgage Loans]

[Approximately [    ]% of the underlying mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans underlying each series of underlying securities will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, underlying mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the underlying mortgage loans may decrease.

Borrowers may prepay their underlying mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans underlying the underlying securities require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to [    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their related underlying mortgage loans during the applicable period.

Prepayment of mortgage loans underlying a series of underlying securities will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the underlying mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the underlying mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these underlying mortgage loans will be increased to an amount sufficient to

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amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only underlying mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

Risk of Ineffective Transfer
Each transfer of an underlying security to the sponsor, from the sponsor to the depositor and from the depositor to the trust fund, will be intended to be an absolute and unconditional sale of that underlying security and will be reflected as such in the applicable documents.  However, in the event of insolvency of a prior owner of an underlying security, a trustee in bankruptcy or a creditor of the insolvent party could attempt to recharacterize the sale of that underlying security by the insolvent party as a borrowing secured by a pledge of that underlying security.  Such an attempt, even if unsuccessful, could result in delays in payments on the notes.  If such an attempt were successful, it is possible that the affected underlying securities could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

See “Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities” in the prospectus.
Risks Related to Geographic Concentration of Mortgage Loans
Approximately [    ]% of those underlying mortgage loans are secured by properties located in [    ].  The rate of delinquencies, defaults and losses on the underlying mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the underlying mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus.
Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or

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stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of your securities.

[The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the

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performance and market value of your securities.]

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates]
Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Certificates. The Offered Certificates are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the ratings on the Offered Certificates will not be downgraded in the future.

Increased Risk of Default Resulting from Loan Underwriting
Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the mortgage loans.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher

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loan-to-value ratios. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices
In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2009. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments
Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past two years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property

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value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of certificates. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in a pooling and servicing agreement, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado

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House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing
To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value	Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies.

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of Securities
A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related certificates and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of

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loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the Offered Certificates as well as the amount of investment proceeds to which the Offered Certificates would indirectly be entitled.

Impact of Mortgage Loan Modifications	Each of the master servicers or servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become

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delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, each master servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered certificate, reduced distributions of interest or principal on the related offered certificate, an extension of the weighted average life of the related offered certificate or an allocation of a realized loss to the subordinate certificates, or possibly to the senior certificates.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the Offered Certificates. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the trust, and, if the servicer determines that the modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust. The servicer may use any rental amounts to

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reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Certificateholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the master servicer or servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the master servicer or servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates relating to the issuing entity. None of the master servicers or servicers will consider the interests of individual classes of certificates. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited
The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors. The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers. Investors in the Offered Certificates should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates” above. In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Certificates in respect of such mortgage loan.

Impact of the Housing and Economic Recovery Act of 2008 on Modifications	The recently enacted Housing and Economic Recovery Act of 2008 provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization

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servicer has a duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.” Investors should consider that the Housing and Economic Recovery Act of 2008 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the Offered Certificates in the aggregate, but may be adverse to an investor in a particular class of certificates.

In addition, there are additional government and private-industry driven proposals which, if enacted, may also impact the way in which loan modifications are carried out in the future. In the case of governmental proposals, these proposals may require loan modifications as a solution prior to foreclosure. In the case of private industry initiatives, these proposals may affect the treatment of modifications under pooling and servicing agreements with respect to allocation of losses.

Impact of the Obama Plan on Modifications
In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having

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capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV is negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500. Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, the borrower will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

HAMP may serve as the industry standard for mortgage loan modifications. The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the

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Offered Certificates, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

[Additional risk factors to be provided as applicable.]

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Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates
General

[The Series [    ] Mortgage Pass-Through Certificates will consist of the following Classes:

•	the Class [ ] Certificates,

•	the Class [ ] Certificates, and

•	the Class R Certificate.

Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.  The Trust Fund will generally consist of:

•	the Underlying Securities;

•	deposits in the Certificate Account made in respect of the Underlying Securities; and

•	[any applicable insurance policies and] all proceeds thereof.

[In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under “—Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof.]

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The REMIC residual certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Underlying Securities is increased or decreased as described under “Description of the Trust Fund Property” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Certificateholders of record on the immediately preceding Record Date.

[For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities and (2) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities. However, holders of each class of [    ] Certificates will receive the benefit of Monthly Excess Interest generated by each Pool and, to a limited extent, certain principal payments generated by the Pool unrelated to that class. Holders of [    ] Certificates will be entitled to receive distributions based upon principal and interest collections from each Pool, but such

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rights to distributions will be subordinate to the rights of the holders of the [    ] Certificates to the extent described herein.]

[The [    ] Certificates will be entitled to Monthly Excess Cashflow, if any, remaining after required distributions are made to the [    ] Certificates and to pay certain expenses of the Trust Fund (including payments to the [Swap Counterparty]). The [    ] Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interest in the REMICs.]

[[    ] will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction.  The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement as described herein.]

Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

Exchangeable Certificates

General

The holder of the Exchangeable REMIC Certificates in any REMIC Combination may exchange all or part of each class of such Exchangeable REMIC Certificates for a proportionate interest in the related Exchangeable Certificates. The holder of each class of Exchangeable Certificates may also exchange all or part of such class for a proportionate interest in each such class of Exchangeable REMIC Certificates in the related REMIC Combination.  This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date. For the purposes of the definitions set forth under “Description of the Certificates—Glossary” and the calculation of the Class Principal Balance of any class of Exchangeable REMIC Certificates, to the extent that exchanges of Exchangeable REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Balance of the Exchangeable REMIC Certificates will be deemed to include the Class Principal Balance of the related Exchangeable Certificates issued in the exchange and the Class Principal Balance of the Exchangeable Certificates will be deemed to be zero. Exchangeable REMIC Certificates in any REMIC Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the relative original amounts of such certificates bear to one another as shown in the column titled “Relative Original Amount” in Annex [___].

Holders of Exchangeable Certificates will be the beneficial owners of an interest in the Exchangeable REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to any Exchangeable Classes and the Exchangeable REMIC Certificates in the related REMIC Combination then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the Exchangeable REMIC Certificates in the related REMIC Combination on such Distribution Date if no Exchangeable Certificates were then outstanding.

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Procedures

If a Certificateholder wishes to exchange certificates, the certiflcateholder must notify the Securities Administrator by e-mail at [____________] no later than two business days before the proposed Exchange Date. The Exchange Date can be any business day other than the first or last business day of the month, subject to approval by the Securities Administrator. The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding certificate principal balance and the original certificate principal balance of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed Exchange Date. After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to $5,000.

The Securities Administrator will make the first distribution on a Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of any Exchangeable Certificates will reflect the characteristics of the related Exchangeable REMIC Certificates in the related REMIC Combination. Investors should also consider a number of factors that will limit a Certificateholder's ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [___].

A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

A Certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

Only the combinations listed on Annex III are permitted.

The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global

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Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

Distributions of Interest

Calculation of Interest.  The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal [    ] for such class and for such date. Interest will accrue on the Offered Certificates on the basis of [    ].

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” [The Interest Rate for the Class [    ] Certificates will be the lesser of (1) LIBOR plus [    ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Distribution Date and any class of [    ] Certificates, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Certificates are entitled to any distributions. The [    ] Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve

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Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Supplemental Interest Trust—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Distribution Priorities.

The Interest Remittance Amount will be distributed on each Distribution Date concurrently, as follows:

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.]

Distributions with Respect to Exchangeable Certificates

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of the related Exchangeable Certificates, such Exchangeable Certificates will be entitled to (a) interest distributions at the applicable pass-through rate on the outstanding Class Principal Balance in the same priority as the Exchangeable REMIC Certificates that are exchanged therefore and (b) a proportionate share of the principal distributions on each class of Exchangeable REMIC Certificates entitled to principal in the related REMIC Combination, in the order of priority assigned to such Exchangeable REMIC Certificates. In addition, such Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of Exchangeable REMIC Certificates in the related REMIC Combination.

[The Cap Agreement. As of the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Certificates.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

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The Cap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Determination of LIBOR

[Provide description of how LIBOR is set.]

LIBOR for the first Accrual Period will be[    ]%.]

Distributions of Principal

General.  Distributions of principal on the Senior Certificates will be made primarily from the Principal Distribution Amount for the related Pool and secondarily from the Principal Distribution Amount from the unrelated Pool, from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below. Distributions of principal on the Offered Subordinate Certificates and the Class B2 Certificates will be made primarily from the aggregate of the Principal Distribution Amounts from each Pool after distributions of principal have been made on the Senior Certificates, and secondarily from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

Principal Distribution Priorities.  The Principal Distribution Amount will be distributed on each Distribution Date in the following order of priority:

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero; and

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Certificates will take the form of [described as applicable]:

•	[an irrevocable letter of credit]

•	[the subordination of the Subordinate Certificates to the Senior Certificates]

•	[reserve funds]

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•	[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•	[a surety bond or certificate guarantee insurance policy]

•	[the use of cross-support features]

•	[overcollateralization]

•	[excess interest]

•	[an interest rate swap agreement]

•
[Provide description of any credit enhancement provider if the significance percentage of any credit enhancement of any provider is 10% or more, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

•
[If the significance percentage of any credit enhancement of any provider is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Application of Realized Losses.  Realized Losses on the Underlying Securities will have the effect of reducing amounts distributable in respect of, first, the [    ] Certificates [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date)]; second, the [    ] Certificates; third, the [    ] Certificates; and fourth, the[    ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.]

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the [    ] Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Certificates will not receive any distributions in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below] [and the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below].

In the event that the Trustee receives any Subsequent Recovery in respect of an Underlying Security, such Subsequent Recovery will be distributed in accordance with the priorities described under “—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent

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Recovery that is received during a Collection Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

[to the [    ] Certificates, any Deferred Amount for each such class and such Distribution Date; and]

to the [Residual] Certificate, any remaining amount.

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at that time. See “Material Federal Income Tax Considerations” herein and in the accompanying Prospectus.]

[Supplemental Interest Trust

[Interest Rate Swap Agreement.] [Provide description of any swap agreement.]

The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

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Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date, be distributed from the Supplemental Interest Trust Account in the following order of priority:

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

to the [Residual] Certificate, any remaining amount.

Optional Purchase of the Underlying Securities

On the Initial Optional Termination Date, the [    ], with the prior written consent of [the NIMS Insurer] [    ] (which consent shall not be unreasonably withheld), will have the option to purchase the Underlying Securities and any other property remaining in the Trust Fund for a price equal to the Purchase Price.  The [Securities Administrator] [the Trustee] will be reimbursed from the Purchase Price for (i) any outstanding [Securities Administrator] [Trustee] Fees, as applicable and (ii) any other amounts due under the Trust Agreement. [If [    ] fails to exercise such option, the NIMS Insurer will have the right to direct [    ] to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities.] If such option is exercised, the Trust Fund will be terminated. If [    ] fails to exercise such option [(either voluntarily or at the direction of the NIMS Insurer)] on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” herein.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Trustee [and the Securities Administrator] will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]
None of the fees set forth in the table above may be changed without amendment of the [Trust] Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Expenses of [the Securities Administrator] will be reimbursed before payments are made on the Certificates. Expenses of the [Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $[    ] in any year will be paid to [the Trustee] to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates.

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Description of the Trust Fund Property

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Underlying Securities as of the Cut-off Date.

The Trust Fund will primarily consist of approximately [      ] classes of Underlying Securities, [including [    ] classes of PO Underlying Securities from [    ] trust funds] [and [    ] classes of IO Underlying Securities, generally entitled to distributions of interest only for a limited period of time] as described in the table on page [    ], from [    ] trust funds (collectively, the “Trust Fund Property”).  The aggregate of the outstanding principal balances of the PO Underlying Securities is approximately $[   ], giving effect to distributions thereon on the [   ] Underlying Distribution Date.  The table on page [   ] gives effect to distributions on the Underlying Securities on the [    ] Underlying Distribution Date.  The first distribution with respect to the Underlying Securities that will be included in the Trust Fund will be the distribution to be made thereon in [    ].

If it is determined within 90 days following the Closing Date that the principal balance of any [PO] Underlying Security transferred to the Trust was lower than the principal balance purported to have been transferred, the Seller will be required to pay the amount of such shortfall to the Trust Fund for payment on the Certificates.

The Underlying Securities

Investors should review the Distribution Date Statements for the Underlying Securities attached hereto as Annex A, and should review the attached Disclosure Documents included as Annex B for additional information on the Underlying Securities.

The Underlying Trust Funds are designated as follows:

Name of Series of Underlying Trust Fund	Summary Series Name
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]

Each class of Underlying Securities represents a beneficial ownership interest in an Underlying Trust Fund (or, to the extent described in the related Prospectuses, a discrete group of assets within such Underlying Trust Fund) consisting in each case primarily of [one or more pools] of [fixed] and [adjustable rate], [one- to four-family], [first [and second] lien] [residential] mortgage loans.

On each Underlying Distribution Date, [holders of each class of IO Underlying Securities are entitled to receive one month’s interest at the applicable interest rate based on their respective notional amounts, subject to any adjustment or reduction thereof described in the applicable Prospectuses, and] holders of each class of [PO] Underlying Securities are entitled to receive a distribution of principal, if and to the extent described in the applicable Disclosure Document, in reduction of the principal balances of securities of such class.

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Principal distributions on a series of [PO] Underlying Securities will be determined by the priorities and formulas described in the related Disclosure Document.  The principal balances of some of the [PO] Underlying Securities are based on the balances of those Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates below a designated rate.  Principal distributions on certain classes of the [PO] Underlying Securities are stabilized by the allocation of certain accrual amounts from other classes of securities issued by the related Underlying Trust Funds.

[Interest distributions on the IO Underlying Securities will be calculated on the basis of their respective notional principal balances.]  Interest distributions on any class of [PO] Underlying Securities will be calculated, as described in the applicable Prospectus, on the basis of its principal balance.  [Generally, the IO Underlying Securities have notional principal balances based either on (i) the balances of those related Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates above a designated rate or (ii) certain classes of securities.  In some cases, the notional principal balance of a class of IO Underlying Securities is based on the principal balance or balances of classes of securities that are entitled to distributions of principal according to a specified schedule, or as otherwise provided in the related Prospectus.  Because a substantial portion of the IO Underlying Securities have notional principal balances based on Premium Loans, which have relatively high interest rates, or on the principal balances of classes of securities that have recently begun, or will begin soon after the Closing Date receiving distributions of principal, the IO Underlying Securities are especially sensitive to prepayment risk.]

The Underlying Distribution Date for each class of Non-Agency Mortgage Securities and Agency Mortgage Securities is the [   ]th day of each month, or, if such day is not a business day (as defined with respect to each series), the next succeeding business day.  Because of differences in what constitutes a “business day” under each of the Prospectuses, there may be particular occasions on which such dates will differ among the series of Non-Agency Mortgage Securities and Agency Mortgage Securities.

Each Underlying Trust Fund is subject to optional termination as described in the related Disclosure Document.  See “Yield, Prepayment and Weighted Average Life.”

On the Cut-off Date, the Underlying Securities will consist of the following classes of from the applicable Series and will have the following approximate characteristics:

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Underlying Security Series	Underlying Security Class	Original Class Principal or Notional Amount	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
									[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
..........
..........
..........
..........
..........
(1)	Each Series designation is defined under “Description of the Trust Fund Property—The Underlying Securities.”
(2)	Principal or notional balances give effect to distributions on the [ ] Underlying Distribution Date.
(3)	“[ ]” refers to [ ]; and “[ ]” refers to [ ]; and “NR” means that the related Underlying Security is not rated by the indicated rating agency.
(4)	Cut-off Date Class Principal or Notional Amount represents only the portion of such Class included in the Trust Fund.

Underlying Security Series	Underlying Security Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]
..........
..........
..........
..........
..........
..........

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[The Underlying Mortgage Loans

The Underlying Mortgage Loans generally consist of [fixed] and [adjustable rate,] [conventional], [one- to four-family] [first/second] lien mortgage loans having terms to maturity of not more than 30 years from the date of origination or modification.  [All] of the adjustable rate Underlying Mortgage Loans provide for semi-annual or annual adjustment of the related mortgage rate; the first such adjustment on the [       ] Underlying Mortgage Loans will occur after an initial fixed rate period ranging from approximately [   ] years to [    ] years from the date of origination.  [Certain of the Underlying Trust Funds related to the Agency Mortgage Securities include Fannie Mae Stripped Securities and Fannie Mae REMIC Securities.  Underlying such Fannie Mae Stripped Securities and Fannie Mae REMIC Securities are one or more Fannie Mae Mega Certificates; underlying such Mega Certificates are Fannie Mae MBS Certificates; and underlying such MBS Certificates are pools of residential mortgage loans.  In addition, underlying certain of the Fannie Mae REMIC Securities are Fannie Mae Stripped Securities.]

[Origination of the Underlying Mortgage Loans.  As of the Cut-off Date, aapproximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance) were originated by [    ] and [     ].

[Underwriting guidelines of the type described under “Underwriting Guidelines” were applied by [   ] and [    ] underwriting the Underlying Mortgage Loans.]

[The Mortgage Loans were originated by a variety of institutions pursuant to differing underwriting guidelines, which in some cases, were not as strict as Fannie Mae or Freddie Mac underwriting guidelines.  As a result, investors are urged to read the descriptions of the Underlying Trust Funds contained in the Disclosure Documents.]

[For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.]

[Master Servicing and ]Servicing of the Underlying Mortgage Loans.  [[   ] is the Underlying Master Servicer with respect to the Underlying Certificates.]  The servicers of the Underlying Mortgage Loans are described in the Disclosure Documents.

On the Closing Date, [    ] [and various other servicers] will service approximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance).

Each underlying servicer is responsible for the servicing of the related Underlying Mortgage Loans subject to the related underlying servicing agreement[, and the Underlying Master Servicer is required to supervise, monitor and oversee the performance of each underlying servicer]. In the event of a default by an underlying servicer under the related underlying servicing agreement, the [       ] is required to enforce any remedies against that underlying servicer, and will either find a successor servicer or assume the primary servicing obligations for the related Underlying Mortgage Loans.

For more information regarding the [Underlying Master Servicer and] underlying servicers, including information regarding the delinquency and foreclosure information for the servicing portfolio of certain underlying servicers, see “The Servicers” and “Servicing of the Mortgage Loans” in each of the Disclosure Documents.

Attached hereto as Annex A are copies of the Distribution Date Statements relating to the Underlying Distribution Dates in [     ] distributed to holders of the Underlying Securities.

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The Disclosure Documents attached hereto as Annex B more fully describe the Underlying Mortgage Loans in each related Series as of the date of initial issuance of the related Underlying Securities.

[The Indices

The Index used in the determination of the variable interest rates of the Class [   ], Class [   ] and Class [   ] Underlying Securities will be [                      ], as published by [             ]. See “Description of the Securities—General” in the prospectus and also see [       ] and [       ] in the [     ] Disclosure Documents for a description of the Index. ]

[Conveyance of Subsequent Underlying Securities

On the Closing Date, approximately $[     ], which represents [         ]% of the Trust Fund Property, will be deposited by the Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Underlying Securities from the Seller and, in turn, sell all such Subsequent Underlying Securities to the Trust Fund.  The purchase price for each Subsequent Underlying Securities [will equal its [Class Certificate Principal Balance] [plus accrued interest, if any,] as of the date of sale to the Depositor and] will be paid by the Trustee from the related Pre-Funding Amount.

The [mortgage-backed/asset-backed] securities expected to be conveyed as the Subsequent Underlying Securities by the Seller will have the same general characteristics as the Subsequent Underlying Securities in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Underlying Securities to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Trust Agreement being satisfied, including, among others, that:

(3)
[The Subsequent Underlying Securities conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Subsequent Underlying Securities set forth in the Sale and Assignment Agreement[, which representations and warranties have been confirmed by the Rating Agencies];

(4)	The Subsequent Underlying Securities conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(5)
The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Underlying Securities in the forms substantially similar to those delivered on the Closing Date;

(6)	The conveyance of the Subsequent Underlying Securities on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Certificates;

(7)	No Subsequent Mortgage Loan may have a final scheduled distribution date exceeding [ ];

(8)
Following the conveyance of the Subsequent Underlying Securities on the subsequent transfer date, the characteristics of the Underlying Securities constituting the Trust Fund Property will remain substantially similar to the characteristics of the Initial Underlying Securities as of the Cut-off Date;

(9)	[ ]; and

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(10)
An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Underlying Securities conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Underlying Securities prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

[On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Issuing Entity

Home Equity Loan Trust [_______] is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [______](the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the [Mortgage Loans][Contracts] and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, see “Description of the Agreements — Amendment” in the base prospectus.

The assets of the issuing entity will consist of the [Mortgage Loans][Contracts] and certain related assets.

The issuing entity’s fiscal year end is [______].

The Depositor

 ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing

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ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

The Sponsor

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

 *The Sponsor did not securitize any mortgage loans in 2008 or 2009.

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any other entity involved in the servicing function, such as any Securities Administrator) or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing

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is the subject, that is material to Certificateholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe if so, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates.]

[Describe, to the extent material, any specific relationships involving or relating to the Certificates or the Underlying Securities, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Underlying Certificates and the Underlying Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for payments of interest and principal and Scheduled Payments, respectively, due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.  In the event that Underlying Securities are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Certificateholders containing the information described under “The Trust Agreement—Reports to Certificateholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the [    ]’s website, located at [    ].

[Underwriting Guidelines]

[Approximately [    ]% and [    ]% of the Underlying Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the aggregate of the underlying mortgage loans.]  The remainder of the Underlying Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

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For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.

[Originator Names]

[Provide Regulation-AB compliant description of Originator(s) which contributed 20% or more of the aggregate underlying mortgage loans]

[    ] Underwriting Guidelines

[Provide description of the Underwriting Guidelines of the above Originator.]

General Underwriting Guidelines

[Provide general description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the aggregate underlying mortgage loans.]]

[The Underlying Servicers]

[General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the Trust Fund Property.]

[Underlying Servicer Name]

[Provide Regulation-AB compliant description of each Underlying Servicer which services 20% or more of the mortgage assets relating to the Trust Fund Property, including the following:]

[Provide Underlying Servicer form of incorporation, duration of servicing experience and general discussion of Underlying Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Underlying Servicer’s experience in, and procedures for the servicing function in the underlying trust funds.]

[Describe any material changes to Underlying Servicer’s policies or procedures in the servicing function the Underlying Servicer will perform in the underlying trust funds for underlying assets of the same type for the past three years.]

[Provide information regarding Underlying Servicer’s financial condition to the extent that there is a material risk to the performance of the underlying trust funds in the Trust Fund Property or the Certificates.]

[Describe the material terms of the related Underlying Servicing Agreement.]

[Describe to the extent material any special or unique factors involved in servicing the particular type of mortgage assets included in the underlying trust funds.]

[Describe to the extent material the terms of any arrangements whereby the Underlying Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Underlying Servicer’s overall servicing portfolio for the past three years.]

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[Describe to the extent material the Underlying Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries.]

[Describe to the extent material any ability of Underlying Servicer to waive or modify any terms, fees, penalties or payments on the underlying mortgage assets and the effect of any such ability, if material, on the potential cashflows from the assets.]

[Describe any material custodial responsibility of Underlying Servicer.]

[Describe any limitations on Underlying Servicer’s liability under the underlying transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “[        ]” in the [          ] Disclosure Documents.]]

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Trustee [and the Securities Administrator] will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
[Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•  collecting monthly remittances from the Underlying Trustees for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

•  preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the Underlying Trustees [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
• preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.]
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•  receiving monthly remittances from the [Underlying Trustees][Securities Administrator] for deposit in the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Certificate Account to the Certificateholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest

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Trust Account;]

Party:	Responsibilities:
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• [enforcing the obligations of the Securities Administrator under the Trust Agreement]; and
• acting as successor [securities administrator] in the event the [Securities Administrator] resigns or is removed by the Trustee unless a successor [securities administrator] is appointed.
See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.

Trust Accounts

All amounts in respect of principal and interest received from the Underlying Trustees in respect of the Underlying Securities will, at all times before distribution thereof to the Certificateholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus.  The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
[Securities Administration Account]	[Securities Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Certificate Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Trustee	Any investment earnings will be paid to [ ] and will not be available for distribution to Certificateholders.

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If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from Underlying Trustees in respect of the Underlying Securities, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in [        ]:

[month and day]	Underlying Trustee Remittance Date:
The Underlying Trustees will remit payments of principal and interest in respect of the Underlying Securities to the [Securities Administrator][Trustee]  for deposit into the [Securities Administration] [Certificate] Account on the [    ] day of each month (or if the [    ] day is not a Business Day, the [    ] Business Day), as specified in the related Underlying Trust Agreements.

[month and day]	Record Date:	Distributions will be made to Certificateholders of record for all classes as of the Business Day [ ] the related Distribution Date.
[month and day]	[Deposit Date:]	[On [ ], the [Securities Administrator] will remit to the Trustee amounts on deposit in the [Securities Administration] Account for deposit into the Certificate Account.]
[month and day]	Distribution Date:
On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. [The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities.] Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The [    ] will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

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The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, [    ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. [On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the [Basis Risk Reserve Fund] on behalf of the Issuing Entity.] The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

[On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the [Swap] Agreement and such assets as from time to time deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. [On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust.] All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See “Description of the Certificates—Supplemental Interest Trust.”]

The Issuing Entity will not have any employees, officers or directors.  The Trustee and the Depositor [and the Securities Administrator] will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement and the Sale and Assignment Agreement.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding.  In the event of a bankruptcy of the Sponsor, the Depositor or any Underlying Trustee, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

The Trustee will be [    ], a [    ].  [Include Regulation-AB compliant description of Trustee.]

[If multiple trustees are involved in transaction, include Regulation-AB compliant description of each trustee.]

The Trustee will perform the functions described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below.  As compensation for its services, the Trustee will be paid [    ], as set forth under “Fees and Expenses of the Trust Fund.”

[The Securities Administrator

The Securities Administrator will be [    ], a [    ].  [Include Regulation-AB compliant description of Securities Administrator.]

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The Securities Administrator will be responsible under the Trust Agreement for [    ] and [    ]. The Securities Administrator will prepare the distribution date statements and [    ]. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

Assignment of the Underlying Securities

The Underlying Securities will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Underlying Securities on and after the Cut-off Date.  The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates.  Each Underlying Security will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Underlying Security, among other things, the Series name, the class designation of the Underlying Security, the CUSIP number, the original principal balance and the Security Principal Balance as of the close of business on the Cut-off Date, the Security Interest Rate, the final scheduled maturity date and the name of the Underlying Trustee.

As to each Underlying Security, the documents described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities” are generally required to be delivered to the Trustee in accordance with the Trust Agreement.   [Describe any exceptions.]

Each transfer of the Underlying Securities from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Underlying Securities and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Underlying Securities by the insolvent party as a financing secured by a pledge of the Underlying Securities. In the event that a court were to recharacterize the sale of the Underlying Securities by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Underlying Securities from the Seller, and the Trustee will have a security interest in the Underlying Securities transferred to it.  The Trustee’s security interest will be perfected by [possession of the Underlying Securities in physical, definitive form.]

Representations and Warranties

The Underlying Securities were [purchased [        ]] [originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale and Assignment Agreement, the Seller has made to the Depositor, as of the Closing Date certain representations and warranties concerning the Underlying Securities that generally include representations and warranties similar to those described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities.”  The Depositor’s rights under the Sale and Assignment Agreement will be assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.]

[In addition to the representations and warranties summarized in the prospectus under the heading “The Agreements—Assignment of Private Mortgage-Backed Securities” the Seller has also made the following representations and warranties:  [List any representations and warranties which are material and are not listed in the prospectus.]]

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Underlying Security, or receipt of notice of such breach, the Seller will be obligated either to (1) cure such breach or (2) repurchase the affected Underlying Security from the Trust Fund for a price equal to [the Security Principal Balance thereof plus accrued interest thereon].

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To the extent that any Underlying Security as to which a representation or warranty has been breached is not repurchased or replaced by the Seller and a Realized Loss occurs with respect to that Underlying Security, holders of the Certificates, in particular the [    ] Certificates, may incur a loss.

Custody of the Underlying Securities

The Trustee [or a nominee thereof] will hold the related Underlying Security [in book-entry form] [in definitive, physical form].

Certain Matters Under the Trust Agreement

Duties of the Trustee.  The Trustee will serve as paying agent and certificate registrar. [The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the Securities Administrator. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.]

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [    ] or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to [    ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. [None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Underlying Trustee].  The Trustee will not be responsible for any act or omission of the [the Securities Administrator,] the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Underlying Securities or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account.  The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

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Events of Default Under the Trust Agreement. An Event of Default under the Trust Agreement will generally consist of:

•	[list events of default under the Trust Agreement]

•	[ ]

[So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Securities Administrator, whereupon [    ], unless a successor Securities Administrator is appointed, will succeed to all responsibilities, duties and liabilities of the Securities Administrator under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Securities Administrator Fee, together with other servicing compensation as provided in the Trust Agreement.  In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Securities Administrator.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee.  Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, [the Swap Agreement,] or the Sale and Assignment Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and

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Carryforward Interest and [    ], as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”

Resignation of Trustee.  The Trustee may, upon written notice to the Depositor [and the Securities Administrator], resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee [will be required to assign to the successor trustee the physical certificates representing the Underlying Securities, and] will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement.  The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(11)	to cure any ambiguity;

(12)	to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(13)	to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(14)	to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders.  Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or

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reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The [Securities Administrator][Trustee] will prepare and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information:

(1)	[the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Underlying Securities;]

(2)	[the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;]

(3)	[the amount, if any, of any distribution to the [ ] Certificates;]

(4)
[the Security Principal Balance of each Underlying Security, and the aggregate Security Principal Balance of the Underlying Securities, as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

(5)
[the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;]

(6)
[by Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Underlying Securities (x) in the applicable Collection Period and (y) in the aggregate since the Cut-off Date;]

(7)	[the amount of the Trustee Fees, [Securities Administrator’s Fees,] [and other fees] paid during the Collection Period to which that distribution relates;]

(8)
[the aggregate outstanding Carryforward Interest, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;]

(9)	[the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;]

(10)	[with respect to [the Trust Fund][each Pool], the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;]

(11)
[if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);]

(12)	[the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;]

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(13)	[the level of LIBOR and any other applicable Indices for that Distribution Date;] and

(14)
[the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty.]

[If applicable, list contents of any other reports to Certificateholders.]

[In addition, the Trustee will provide to Certificateholders the Distribution Date Statements relating to each Underlying Distribution Date in respect of the Underlying Securities distributed to holders of the Underlying Securities.]

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund.  [The [Securities Administrator] will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information)].

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Certificates as provided below. The portion of such voting rights allocated to the [    ] Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate Security Principal Balance of the Underlying Securities.  The remainder of such percentage portion of voting rights will be allocated to the [    ] Certificates.  The holders of the [    ] Certificates will each be allocated [    ]% of the voting rights.  The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the voting rights of each class of Exchangeable REMIC Certificates in the related REMIC Combination.

Yield, Prepayment and Weighted Average Life

General

The rate of distributions of principal on the Offered Certificates will be determined by the rate of distributions of principal on the [PO] Underlying Securities and the application of distributions of interest received on the [IO] Underlying Securities to pay principal, as described herein.  The rate of payment of principal on the [PO] Underlying Securities will be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  The availability of interest will be affected by the rate of distributions of interest, if any, on the [IO] Underlying Securities, which will be influenced by a variety of factors, including the rate of payment (including prepayments) on the outstanding balance of the related Underlying Mortgage Loans having relatively high interest rates and the application of distributions of principal received on the [PO] Underlying Securities to pay interest, as described herein.  The [IO] Underlying Securities will accrue interest on notional principal balances, which will also be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  Principal prepayments on Underlying Mortgage Loans that reduce the notional principal balance of an [IO]

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Underlying Security will reduce the amount of future distributions on such IO Underlying Security.  Consequently, if prepayments occur more rapidly than anticipated, it will be less likely that there will be excess interest amounts available to fund principal distributions on the Offered Certificates, and more likely that the related Interest Rates on the Offered Certificates will be reduced by application of the Net Funds Cap.

To the extent described in the related Disclosure Documents, the aggregate amount of distributions, the yields to maturity (or to early termination) and the rate of distributions in respect of principal and interest on the Underlying Securities will be affected by the rate and the timing of prepayments, defaults and realized losses on the Underlying Mortgage Loans.  For more information, see “Risk Factors” herein and the attached Disclosure Documents.

Prepayments and liquidations of mortgage loans are influenced by a variety of economic, geographic, demographic, social and other factors, including prevailing mortgage market interest rates, local and regional economic conditions, homeowner mobility and the rate at which homeowners default on their mortgages.  To the extent that there has been a decline in the value of the related mortgaged properties, prepayments caused by loan refinancing may become less likely.  In general, if prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase.  Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Underlying Mortgage Loans, the rate of prepayment on the Underlying Mortgage Loans will be expected to decrease.  Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of the mortgaged properties, and servicing decisions.  [IO] Underlying Securities whose notional principal balances are based on Underlying Mortgage Loans with relatively high interest rates are especially sensitive to high rates of prepayment.  In addition, [IO] Underlying Securities may incur higher prepayments or liquidations when the Hybrid ARM Mortgage Loans first adjust.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  The Depositor has not inspected any of the mortgaged properties, and there can be no assurance that material damage to any mortgaged property due to such causes has not occurred or will not occur.  The standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding, landslides or earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such mortgaged properties.  To the extent that any insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Underlying Mortgage Loans in whole or in part.

Generally, a slower rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a discount, and a faster rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a premium.  However, even Offered Certificates purchased at a discount may be adversely affected by a fast rate of principal prepayments, because such prepayments will reduce the notional principal balances of and aggregate distributions on the [IO] Underlying Securities.  Prospective investors in Offered Certificates purchased at a premium should carefully consider the risk that a faster than anticipated rate of prepayments on the Underlying Mortgage Loans could result in a yield that is substantially lower than the anticipated yield.

Because it is impossible to predict with any accuracy the timing and dollar amount of principal prepayments that will be made on the Underlying Mortgage Loans, investors may find it difficult to analyze the effect of prepayments on the yields on the Offered Certificates.  No representation is made either as to (1) the anticipated rate or amount of prepayments, delinquencies, defaults or losses on the Underlying Mortgage Loans in the Underlying Trust Funds, (2) the timing or aggregate amount of distributions of principal on the [PO] Underlying Securities, (3) the timing or aggregate amount of distributions of interest on the [IO] Underlying Securities or (4) the anticipated yields on the Offered Certificates.  See “Risk Factors— Risks Related to Distributions on the Underlying Securities.”

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[The yields on the Offered Certificates will be adversely affected to the extent that Fannie Mae is unable to make timely payment in full of amounts due on the related Agency Mortgage Securities.]

The yields on the Offered Certificates will depend in substantial part, in the event of any sale of Underlying Securities as described herein, on the proceeds realized in such sale.  The amount of such proceeds may be affected by prevailing market interest rates, market and economic conditions generally, the performance of the Underlying Mortgage Loans and other factors.  [The amount of such proceeds will also be affected by the market’s perception at the time of such sale of the ability of Fannie Mae to guarantee payment of amounts due on the related Agency Mortgage Securities.]

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated.

The effective yields to holders of the [    ] Certificates will be lower than the yields otherwise produced by the Certificate Interest Rate and the related purchase price because monthly distributions will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Certificate (without any additional distribution of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class [ ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Underlying Securities will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [ ] Certificates, then to the Class [ ] Certificates, and then to the Class [ ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal on the related Underlying Securities is paid, which may be in the form of scheduled amortization and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Underlying Securities (“[       ]”) is [       ], which represents [       ].

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[       ] does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any securities or pool of mortgage loans, including the Underlying Securities to be included in the Trust Fund or the Underlying Mortgage Loans.

The tables set forth on Annex C to this prospectus supplement were prepared based on the following modeling assumptions:

[Provide detailed list of all modeling assumptions.]

The actual characteristics and the performance of the Underlying Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex C hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Underlying Mortgage Loans will prepay at a constant rate until maturity, that all of the Underlying Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Underlying Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Underlying Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Underlying Mortgage Rates of the Mortgage Loans are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Underlying Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex C hereto indicate the weighted average lives of the [    ] Certificates and set forth the percentages of the initial Class Principal Amounts of the [    ] Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [       ].

The weighted average life of a [    ] Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

General

[An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as one or more REMICs pursuant to Section 860D of the Code, the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in a REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in each REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the Prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [ ]% [   ]. No representation is made that the Underlying Mortgage Loans will

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prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Foreign Person, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.]

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the class or classes of Exchangeable REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the grantor trust, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each Exchangeable REMIC Certificate underlying that Exchangeable Certificate as described above. If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying Exchangeable REMIC Certificates other than in an exchange described under ["Description of the Certificates—Exchangeable Certificates"] in this Prospectus Supplement, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more Exchangeable REMIC Certificates, those Exchangeable REMIC Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more Exchangeable REMIC Certificates underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for multiple Exchangeable REMIC Certificates underlying the Exchangeable Certificate, (ii) sell one of those Exchangeable REMIC Certificates and (iii) retain one or more of the remaining related Exchangeable REMIC Certificates, the beneficial owner might be treated as having engaged in a "coupon

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stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying Exchangeable REMIC Certificates sold and the related Exchangeable REMIC Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss relating to the Exchangeable REMIC Certificates sold using its basis allocable to those Exchangeable REMIC Certificates. Also, the beneficial owner then must treat the Exchangeable REMIC Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those Exchangeable REMIC Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the Exchangeable REMIC Certificates retained based on the beneficial owner's basis in those Exchangeable REMIC Certificates.

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Underlying Securities [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Underlying Securities will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those Certificates.  See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

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Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Underlying Mortgage Loans.

Application of the Underwriter’s Exemption

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.  In addition, the Offered Certificates represent an undivided interest in each Underlying Security.

The U.S. Department of Labor has granted individual administrative exemptions to the Underwriter (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of certificates, issued by asset backed entities, including trusts, that hold asset-backed and mortgage-backed securities such as the Underlying Securities issued by the Underlying Trust Funds, that meet the conditions and requirements of the Exemption.  If the Exemption applied to the Underlying Securities when they were originally offered, it will also apply to the deemed purchase of an undivided interest in such Underlying Securities by a Plan purchasing an Offered Security.  Therefore, assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the Underlying Mortgage Loans and to certificates like the Underlying Securities that qualify for the Exemption and represent fractional undivided interests in an entity like the Underlying Trust Funds.

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates, other than the Residual Certificates (excluding the right to receive payments from the Supplemental Interest Trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single underlying mortgagor that is the underlying obligor on five percent of the Underlying Mortgage Loans included in the Underlying Trust Funds by aggregate unamortized principal balance of the assets of the Underlying Trust Funds.

The rating of an Offered Certificate may change.  If a class of Offered Certificate is no longer rated at least BBB- or Baa3, an Offered Certificate of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the  Offered Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of the Class A-R Certificates and any Offered Certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the Securities Administrator unless the Securities Administrator receives the following:

●    a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

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●    if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

●    an opinion of counsel satisfactory to the Securities Administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Depositor, the Sponsor or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

ERISA Considerations with respect to the Interest Rate Swap Agreement

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Offered Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any offered certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the Issuing Entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment

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in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Certificates [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[Provide the allocation among the Underwriter(s).]

The distribution of the Offered Certificates by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Certificates to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [ ] Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

Deutsche Bank Securities is an affiliate of the Depositor [and the Seller].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Underlying Securities. The rating takes into consideration the characteristics of the Underlying Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.]

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There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

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Glossary of Defined Terms

Accrual Period	For each class of [ ] and each Distribution Date, the period beginning on [ ] and ending on [ ].
Applied Loss Amount
For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the [    ] exceeds [     ].

Basis Risk Payment
For any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required Reserve Fund Amount (as specified in the Trust Agreement) for such Distribution Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall
For each Distribution Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Distribution Date, the sum of [ ].
Certificate Account	A certificate account maintained by [ ] on behalf of the Certificateholders.
Certificate Principal Amount
For any [     ] as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date.

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Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The [ ].
Class Principal Amount	For any class of [ ], the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Period
For any Distribution Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Distribution Date occurs and ending on the [      ] day of the month in which such Distribution Date occurs.

Current Interest	For any class of [ ] and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Cut-off Date	[ ]
Cut-off Date Balance	The Security Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Distribution Date and for each class [ ], the amount by which [ ].
Definitive Certificate	A physical certificate representing any Certificate.
Deposit Date	The Business Day immediately preceding each Distribution Date.
Designated Telerate Page
The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Disclosure Documents	The prospectuses attached hereto as Annex [B] relating to each of the Underlying Securities, as applicable.
Distribution Date	[ ]
Distribution Date Statements	The distribution date statements prepared by each Underlying Trustee in respect of each Class of Underlying

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Securities.

DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Exemption	The individual prohibited transaction exemption issued to the Underwriter (as most recently amended and restated by PTE 2002-41).
Global Securities	The globally offered Certificates.
Index	The index applicable to any Underlying Security, based on [ ].
Interest Rate	[ ]
Interest Remittance Amount	For any Distribution Date and any Pool, an amount equal to [ ].
IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Maximum Interest Rate	[ ]
Monthly Excess Cashflow	For any Distribution Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Net Funds Cap	For each Distribution Date , an annual rate equal to [ ].

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Offered Certificates	The Class [ ,] Class [ ] and Class [ ]Certificates.
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT
The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Optimal Interest Remittance Amount	For each Distribution Date, the product of [ ].
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool	[ ]
Pool Balance	For any Pool as of any date of determination, the aggregate of the Security Principal Balances of the Underlying Securities in such Pool as of such date.
Principal Distribution Amount	For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which [ ].
Principal Distribution Amount	For each Pool for any Distribution Date, an amount equal to [ ].
Principal Remittance Amount	For each Pool and for any Distribution Date, an amount equal to [ ].
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	For any Underlying Security, the [amount designated or specified as a “Realized Loss” by the related Underlying

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Trustee].

Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Residual Certificate	The Class [R] Certificate.
Sale and Assignment Agreement	The securities sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Securities Act	The Securities Act of 1933, as amended.
Security Principal Balance
For any Underlying Security as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to payments due on or before such date, whether or not received, as reduced by all principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Seller	[ ]
Series	Each Underlying Trust Fund, as set forth under “Description of the Trust Fund Property” in this prospectus supplement.
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount designated as a “Subsequent Recovery” by the related Underlying Trustee with respect to an Underlying Security for which a Realized Loss has been incurred for such Underlying Security.
Target Amount	For any Distribution Date, an amount equal to [ ].
Tax Counsel	[ ]
Trust Accounts	The Certificate Account, [the Securities Administration Account], the Basis Risk Reserve Fund and [ ].
Trust Agreement	The trust agreement dated as of [ ], among [ ].

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Trust Fund	The trust fund created pursuant to the Trust Agreement.
Trustee	[ ] in its capacity as trustee under the Trust Agreement, or any successor thereto.
Underlying Mortgage Loans
The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien [residential][multifamily][mixed residential/commercial][commercial] mortgage loans] included in the Underlying Trust Funds.

Underlying Originators	Each of the originators that originated the Underlying Mortgage Loans, as set forth under “Underwriting Guidelines” in this prospectus supplement.
Underlying Securities	Each of the securities constituting the Trust Fund Property as set forth under “Description of the Trust Fund Property” in this prospectus supplement.
Underlying Servicers	Each of the servicers responsible for servicing the Underlying Mortgage Loans, as set forth under “The Underlying Servicers” in this prospectus supplement.
Underlying Trust Funds	Each trust fund underlying each Underlying Security.
Underlying Trustees	Each trustee underlying each Underlying Trust Fund.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Unpaid Basis Risk Shortfall
For any class of [     ] on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than [    ].

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[The following Annexes constitute a part of
the prospectus supplement.]

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Annex A:

Distribution Date Statements

S-A-1

Annex B:

Disclosure Documents

S-B-1

Annex C:

Principal Amount Decrement Tables

Percentage of Initial Class Certificate Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of [ ]

	Class [ ] Certificates
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years
__________

* Indicates a value between 0.0% and 0.5%.

S-C-1

$[                  ]
(Approximate)

ACE Securities Corp.
Home Equity Loan Trust, Series [_______]

Mortgage Pass-Through Certificates

ACE Securities Corp.
[Depositor]

Home Equity Loan Trust [______]
[Issuing Entity]

[DB Structured Products, Inc.]
[Sponsor and Seller]

_______________

PROSPECTUS SUPPLEMENT

[           ]
_______________

[Deutsche Bank Securities]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [______], 2010

PROSPECTUS SUPPLEMENT (to prospectus dated [                  ])

$[          ] (Approximate)

ACE SECURITIES CORP., [           ] Trust, Series [       ]

Asset-Backed Notes

[______] Trust [______]
Issuing Entity

[DB Structured Products, Inc.]
Sponsor

ACE Securities Corp.
Depositor

[               ]

Servicer

Consider carefully the risk factors beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

The notes will evidence interests in the Issuing Entity only and will not evidence interests in or obligations of the sponsor, the depositor or any of their affiliates.

Distributions on the notes will be made on the [__]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The Issuing Entity will issue the following notes:

Class	Original Class Principal Amount(1)	Interest Rate (2)	Price to Public	Underwriting Discount	Proceeds to Depositor
[_______]	$[______]	[___]%	$[___]	[______]%	$[______]

[_______]	$[______]	[___]%	$[___]	[______]%	$[______]

(1) This amount is approximate, as described in this prospectus supplement.
(2) The interest rate is subject to increase as described in this prospectus supplement.
This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the Issuing Entity as described in this prospectus supplement.

Credit enhancement for the notes will be provided by the subordination of the residual certificate, overcollateralization [and [describe any financial guaranty insurance policy or other credit enhancement provider reference in Regulation AB Item 1114(b) or 1115]

The assets of the trust fund will be [first and second lien [fixed-rate] [and adjustable-rate] [mortgage loans][contracts] secured by [one- to four family residential properties,] [commercial properties,] [multifamily properties,] [mixed-use residential and commercial properties or unimproved land] [and home improvement contracts] [manufactured housing installment sale contracts and installment loan agreements].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

On or about [             ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

Underwriter
[Deutsche Bank Securities Inc.]
The date of this prospectus supplement is  [          ]

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the securities offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities, and (2) this prospectus supplement, which describes the specific terms of your securities.

If the information regarding the securities is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the securities in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

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Tables of Contents

Prospectus Supplement

S-3

Tables of Contents

Prospectus Supplement
(Cont’d)

S-4

Tables of Contents

Prospectus Supplement
(Cont’d)

S-5

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the securities, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity	[ ] Trust [ ]..

Depositor	Ace Securities Corp. See “The Depositor” in the Prospectus.

Servicer	[ ]. See “The Servicer” and “Description of the Transfer and Servicing Agreements” in this prospectus supplement.

Sponsor	[ ]. See “The Sponsor” in this prospectus supplement and in the Prospectus.

Originators
[_________________________], with respect to approximately [__]% of the receivables by aggregate principal balance as of the Cut-off Date. The remainder of the receivables were originated by various originators, none of which have originated more than 10% of the receivables.  See “The Originators” in this prospectus supplement.

Owner Trustee	[ ].

Indenture Trustee	[ ].

[Any credit enhancement provider referenced in Items 1114(b) and 1115 of Regulation AB]	[ ].

Closing Date	On or about [ ].

Cut-off Date	The [close] [opening] of business on [ ].

Distribution Dates	[ ] of each month or the next business day if the [ ] day is not a business day, beginning in [ ].

Record Dates	Last day of the month prior to a distribution date.

Minimum Denominations	$[25,000].

Interest Accrual Method	[30/360] [Actual/360].

The Offered Notes

The Issuing Entity is offering the Class [    ] Asset Backed Notes as part of Series [     ].  The notes will be issued in book-entry form.

See “Description of the Notes — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

S-6

The notes will represent obligations of the Issuing Entity and will be secured by the assets of the Issuing Entity, which consist primarily of [first and second lien [fixed-rate] [and adjustable-rate] [mortgage loans][contracts] secured by [one- to four family residential properties,] [commercial properties,] [multifamily properties,] [mixed-use residential and commercial properties or unimproved land] [and home improvement contracts] [manufactured housing installment sale contracts and installment loan agreements].

The notes will have an approximate total initial principal amount of $[                ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be payable on the [____]th day of each month, beginning in [                ].  However, if the [____]th day is not a business day, payments will be made on the next business day after the [____]th day of the month.

Interest Payments

Interest will accrue on the notes at the annual rate described in this prospectus supplement.

See “Description of the Notes — Payments — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the notes will be determined by (1) funds actually received on the [mortgage loans][contracts] that are available to make payments on the notes, (2) the amount of interest received on the [mortgage loans][contracts] that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the [mortgage loans][contracts] that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [              ].  Funds actually received on the [mortgage loans][contracts] may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted [mortgage loans][contracts], or repurchases of [mortgage loans][contracts] under the circumstances described in this prospectus supplement.

We explain how principal is paid on the notes under “Description of the Notes — Payments — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [               ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

Expected Final Distribution Dates

The expected final distribution date of each class of notes is [                  ], based on the assumption that [__________] has exercised its option to purchase all the [mortgage loans][contracts] as described in “—Optional Purchase of [mortgage loans][contracts]” below.  Due to losses and prepayments on the [mortgage loans][contracts], the final distribution dates on each class of notes may be substantially earlier or later than such date.

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Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust fund.  The Issuing Entity will have no other source of cash and no entity other than the Issuing Entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

[Subordination of Payments

No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the [mortgage loans][contracts] is expected to exceed the total principal amount of the notes by approximately [    ]%.  This condition is referred to as “overcollateralization.”  Any interest received on the [mortgage loans][contracts] in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by [    ], until the [mortgage loans][contracts] have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [    ].  We cannot assure you that sufficient interest will be generated by the [mortgage loans][contracts] to increase overcollateralization to the level required by [    ], or to maintain it at that level.

[[Regulation AB Item 1103(a)(3)(ix) compliant description of any applicable financial guaranty insurance policy or guarantee or other credit enhancement.]

See “Description of the Notes — Overcollateralization” in this prospectus supplement.]

[Trigger Events]

[Regulation AB Item 1103(a)(3)(vii) compliant description of any events in the transaction agreements that can trigger liquidation or amortization of the receivables or other performance triggers that would alter the transaction structure or the flow of funds].

[Mandatory Auction of the Mandatory Auction Notes]

[Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Notes and Class [__] Notes, referred to in this prospectus supplement as the mandatory auction Notes, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction Notes will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction Notes will be entitled to receive the current principal amount of those Notes, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction Notes, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction Notes is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those Notes on the distribution date in [______] as a result

S-8

of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Notes-Mandatory Auction” in this prospectus supplement.]

The [Mortgage Loans][Contracts]

References to percentages of the [mortgage loans][contracts] under this section are calculated based on the aggregate principal balance of the [mortgage loans][contracts] as of the cut-off date.

On the closing date, which is expected to be on or about [             ], the assets of the trust will consist primarily of [_________][first and second lien [fixed-rate] [and adjustable-rate] [mortgage loans][contracts] secured by [one- to four family residential properties,] [commercial properties,] [multifamily properties,] [mixed-use residential and commercial properties or unimproved land] [and home improvement contracts] [manufactured housing installment sale contracts and installment loan agreements] with an aggregate principal balance of approximately $[__________].

The [mortgage loans][contracts] have original terms to maturity of not greater than approximately [_____] years and have the following characteristics as of the cut-off date

Range of [mortgage][contract] rates:	[___]% to [___]%.

Weighted average [mortgage][contract] rate:	[___]%

[Range of gross margins:	[___]% to [___]%.]

[Weighted average gross margin:	[___]%.]

[Range of minimum [mortgage][contract] rates:	[___]% to [___]%.]

[Weighted average minimum [mortgage][contract] rate:	[___]%.]

[Range of maximum [mortgage][contract] rates:	[___]% to [___]%.]

[Weighted average maximum [mortgage][contract] rate:	[___]%.]

Weighted average remaining term to stated maturity:	[___] months.

Range of principal balances:	$[___]to $[___].

Average principal balance:	$[___].

Range of original combined loan-to-value ratios:	[___]% to [___]%.

Weighted average original combined loan-to value ratio:	[___]%.

[Weighted average next adjustment date:	[________ __].]

[Description of pre-funding account and additional [[mortgage loans][contracts] ][contracts], as applicable.]

S-9

See “Description of the [Mortgage][Contract] Pool” in this prospectus supplement for a general description of the[mortgage loans][contracts] and “The Originators” in this prospectus supplement for a description of the underwriting guidelines applied in originating the [mortgage loans][contracts].

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional [mortgage loans][contracts] will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional [mortgage loans][contracts] as applicable.]

See “Description of the Notes — Pre-Funding Account” in this prospectus supplement.]

Removal and Substitution of a [Mortgage Loan][Contract]

The Trustee will acknowledge the sale, transfer and assignment of the trust fund [Mortgage Loans] [Contracts] to it by the Depositor and receipt of, subject to further review and the exceptions, the [Mortgage Loans] [Contracts].  If the Trustee finds that any [Mortgage Loan][Contract] is defective on its face due to a breach of the representations and warranties with respect to that [loan][contract] made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders in the related [Mortgage Loan][Contract], the Sponsor will, in accordance with the terms of the Indenture, within 90 days of the date of notice, provide the Trustee with a substitute [Mortgage Loan][Contract].

Fees and Expenses

Prior to the distribution of any interest to the noteholders, the servicer will be entitled to receive a servicing fee for each collection period in an amount equal to the product of one-twelfth of [    ]% per annum and the aggregate principal balance of the [mortgage loans][contracts] as of the first day of the collection period.  No Servicing Fee will be payable on a Liquidated [Mortgage Loan][Contract] unless the Servicer determines that additional collection efforts are warranted with respect to that [Mortgage Loan][Contract].  The Servicer will be entitled to reimbursement from collections on the [mortgage loans][contracts] for some of its expenses before any amounts are paid to Noteholders.   See “Description of the Transfer and Servicing Agreement—Servicing Compensation and Payment of Expenses” in the Prospectus.

[Regulation AB Item 1103(a)(7) compliant description of any other fees and expenses].

Optional Purchase of [Mortgage Loans][Contracts]

[              ] will have the option to purchase all of the [mortgage loans][contracts] and the other assets of the trust, after the total principal balance of the [mortgage loans][contracts] declines to less than [    ]% of their initial total principal balance; if [          ] does not exercise that option, [    ] may purchase the [mortgage loans][contracts] and other assets of the trust.

If the [mortgage loans][contracts] and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

See “Description of the Notes — Optional Redemption” in this prospectus supplement for a description of the purchase price to be paid for the [mortgage loans][contracts].

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Tax Status

[Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes may be treated as indebtedness and the trust will not be an association or publicly traded partnership taxable as a corporation or a taxable mortgage pool.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

The Notes may be acquired by employee benefit plans and other retirement arrangements subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes will initially be rated “[   ]” by [Rating Agency], and “[    ]” by [Rating Agency].

These ratings are not recommendations to buy, sell or hold these notes.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

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RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Unpredictability and Effect of Prepayments
Borrowers may prepay their [mortgage loans][contracts] in whole or in part at any time; however, approximately [    ]% of the [mortgage loans][contracts] require the payment of a prepayment penalty in connection with any voluntary prepayment during [                       ].  The prepayment penalties may be waived by the servicer.  A prepayment of a [mortgage loan][contract] will usually result in a prepayment on the notes.

If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate at which defaults and losses occur on the [mortgage loans][contracts] will affect the rate of payment of principal on the notes.  We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the [mortgage loans][contracts], the credit quality of the [mortgage loans][contracts] and the collateral for the [mortgage loans][contracts].

See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the [mortgage loans][contracts].

[The prepayment experience of the [mortgage loans][contracts] may differ significantly from that of first lien residential [mortgage loans][contracts], or junior lien [mortgage loans][contracts] with a principal balance lower than the value of the related property.]

[Effect of Creation and Maintenance of Overcollateralization on Payments of Principal on the Notes
We describe in this prospectus supplement the underwriting guidelines used in originating the [mortgage loans][contracts], the collateral for the [mortgage loans][contracts] and the servicing of the [mortgage loans][contracts].  These and other factors will affect the rate of defaults and losses on the [mortgage loans][contracts], which in turn will affect the rate at which overcollateralization is created or maintained.  When overcollateralization is less than the level required by [    ], a portion of interest collections on the [mortgage loans][contracts] will be used to make principal payments on the notes.  This will accelerate the rate at which you receive payments of principal.  When overcollateralization is greater than the level required by [    ], a portion of principal collections on the [mortgage loans][contracts] will be released to the residual certificate.  This will slow the rate at which you receive payments of principal.]

S-12

Geographic Concentration of [Mortgage Loans][Contracts]
Approximately [    ]% of the [mortgage loans][contracts] expected to be in the trust on the closing date are secured by properties in [_________].  The rate of delinquencies and defaults, and therefore the rate of prepayments, on the [mortgage loans][contracts] may be higher than if fewer of the [mortgage loans][contracts] were concentrated in one state because the following conditions in [_________] will have a disproportionate impact on the [mortgage loans][contracts] in general:

Weak economic conditions in [_________] (which may or may not affect real property values) may affect the ability of borrowers to repay their [mortgage loans][contracts] on time;

Declines in the [_________] residential real estate market may reduce the values of properties located in [_________], which would result in an increase in the combined loan-to-value ratios;

Properties in [_________] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters; and

Any increase in the market value of properties located in [_________] would reduce the combined loan-to-value ratios of the [mortgage loans][contracts] and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the [mortgage loans][contracts].

Natural disasters affect regions of the United States from time to time, and may result in increased losses on [mortgage loans][contracts] in those regions, or in insurance payments that will constitute prepayments of those [mortgage loans][contracts].

For additional information regarding the geographic distribution of the [mortgage loans][contracts] in the trust, see the applicable table under “Description of the Mortgage Pool” in this prospectus supplement.

[Some of the [Mortgage Loans][Contracts] in the [Mortgage][Contract] Pool Are More Likely to Default Than Others, and Higher than Expected Defaults on these [Mortgage Loans][Contracts] could Reduce the Yield on Your Notes

The payment schedules for most of the [mortgage loans][contracts] in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the [mortgage loans][contracts] in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your notes.

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The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

•     the level of mortgage interest rates;
•     the borrower’s equity in the mortgage property;
•     general economic conditions; and
•     the availability of credit.

We cannot predict how these factors will affect the default rate of these [mortgage loans][contracts] in the pool.  You should refer to “Description of the Mortgage Pool” for information on the percentage of loans in the mortgage pool that consists of these loans.]

[Effect of Lack of Primary Mortgage Insurance on the Notes
Approximately [    ]% of the [mortgage loans][contracts] have loan-to-value ratios greater than [    ]%.  None of the [mortgage loans][contracts] are covered by a primary mortgage insurance policy.  If borrowers default on their [mortgage loans][contracts], there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See “Description of the Notes” in this prospectus supplement.]

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes]
General

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Notes. The Offered Notes are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the ratings on the Offered Notes will not be downgraded in the future.

[The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the

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performance and market value of your securities.]

Increased Risk of Default Resulting from Loan Underwriting
Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the mortgage loans.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults,

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delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices
In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2011. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments
Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past few years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect

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the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of notes. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in an indenture, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in
To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers

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Refinancing
may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of Securities
Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight,

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proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans. Each servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any servicer or its ability to access markets for financing such advances. If a servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related notes and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the

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ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the Offered Notes as well as the amount of investment proceeds to which the Offered Notes would indirectly be entitled.

Impact of Mortgage Loan Modifications
Each of the servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, each servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered note, reduced distributions of interest or principal on the related offered note, an extension of the weighted average life of the related offered note or an

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allocation of a realized loss to the subordinate notes, or possibly to the senior notes.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the offered notes. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the trust, and, if the servicer determines that the modification is in the best interest of the trust, the servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the servicer as a servicing advance.

The servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust. The servicer may use any rental amounts to reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Certificateholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of notes relating to the issuing entity. None of the servicers will consider the interests of individual classes of notes. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be	The ability to modify mortgage loans by a servicer may be limited by several factors. The related servicer may have difficulty contacting the borrowers who are at risk or may not be

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Limited
able to work out an acceptable modification. Second, if the related servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers. Investors in the Offered Notes should consider the importance of the role of the servicer in maximizing collections for the issuing entity and the impediments each servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes” above. In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Notes in respect of such mortgage loan.

Impact of the Housing and Economic Recovery Act of 2008 on Modifications
The recently enacted Housing and Economic Recovery Act of 2008 provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization servicer has a duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.” Investors should consider that the Housing and Economic Recovery Act of 2008 may cause the servicers to increase their modification activities in such a manner that may be beneficial to the Offered Notes in the aggregate, but may be adverse to an investor in a particular class of notes.

In addition, there are additional government and private-industry driven proposals which, if enacted, may also impact the way in which loan modifications are carried out in the future. In the case of governmental proposals, these proposals may require loan modifications as a solution prior to foreclosure. In the case of private industry initiatives, these proposals may affect the treatment of modifications under indentures with respect to allocation of losses.

Impact of the Obama Plan on Modifications
In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage

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loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV is negative, the modification is optional, unless prohibited under the indenture or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification,

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servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500. Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, the borrower will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

HAMP may serve as the industry standard for mortgage loan modifications. The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the offered notes, as described above.

There can be no assurance as to whether the servicers will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

[Your Securities Will Have Greater Risk If the Currency Swap Agreement Terminates]
[Because the Class [__] Notes are denominated in [name of currency] instead of U.S. Dollars, the issuing entity has entered into a currency swap agreement with a swap counterparty to hedge against currency exchange and basis risks. The currency swap agreement will convert:

	•	principal and interest payments on the Class [__] Notes from U.S. Dollars to the applicable currency; and

	•	the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in [the applicable currency].

Among other events, the currency swap agreement may terminate in the event that either:
	•	the trust or the swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

	•	within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, the swap counterparty fails to:

	•	obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

	•	obtain a rating affirmation on the securities; or

	•	post collateral in accordance with a collateral

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agreement between the parties or establish another arrangement satisfactory to the rating agencies.

Upon an early termination of the currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the Class [__] Notes which are denominated in [name of currency] other than U.S. Dollars. In addition, the trust may owe the swap counterparty swap termination payments that are required to be paid pro rata with the Class [__] Notes. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If the currency swap counterparty fails to perform its obligations or if the currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the [applicable currency]. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if the currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the Class [__] Notes bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under the currency swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on the Class [__] Notes.]

[Early Principal Payment From Cash Remaining in Pre-Funding Account
If the cash in the pre-funding account on the closing date is not used to acquire additional [mortgage loans][contracts] by [               ], then that cash will be [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

[Additional risk factors to be provided as applicable.]

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DESCRIPTION OF THE ISSUING ENTITY
General

ACE Securities Corp. [          ] Trust [       ] (the “Trust” or the “Issuing Entity”) will be a [statutory business trust] [common law trust] formed under the laws of [           ] pursuant to an amended and restated Trust Agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between ACE Securities Corp. as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), for the transactions described in this prospectus supplement.  The Trust Agreement constitutes the “governing instrument” under the laws of [________].  The Trust will not engage in any activity other than acquiring, holding and managing the [mortgage loans][contracts] (as defined in this prospectus supplement) and the other assets of the Trust and proceeds from the [mortgage loans][contracts] and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.  The foregoing restrictions are contained in the Trust Agreement.  [These restrictions cannot be amended without the consent of holders of Notes evidencing at least 51% of the voting rights.]  For a description of other provisions relating to amending the Trust Agreement, see “[[_______________]]” in the base prospectus.

The assets of the Issuing Entity will consist of the [mortgage loans][contracts] and certain related assets.  On or about [             ] (the “Closing Date”), the Trust will purchase the [mortgage loans][contracts] from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the “Sale and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and [                     ], as indenture trustee (the “Indenture Trustee”).

The Issuing Entity’s fiscal year end is [______].

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] banking corporation and its principal offices are located at [                               ].  The compensation of the Owner Trustee will be paid by [                                       ].

[Provide Reg AB Item 1109(b) compliant description of the extent of the Owner Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Owner Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Owner Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Owner Trustee to take action.]

[Provide Reg AB Item 1109(d) compliant description of any limitations on the Owner Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Owner Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

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[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Owner Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one owner trustee to another owner trustee will be paid.]

The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined in this prospectus supplement), the “Securityholders”) will be entitled to receive [to be described as applicable].

DESCRIPTION OF THE NOTES

General

The Trust will issue the Class [   ] Notes (the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuing Entity and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  The Notes and the Residual Certificate are referred to in this prospectus supplement as the “Securities.”  Only the Notes are offered by this prospectus supplement.  The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

The “Trust Estate” will consist primarily of [describe as applicable].

The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the “Original Class Principal Amount”).  The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the “Class Principal Amount.”  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the [mortgage loans][contracts] is increased or decreased as described under “Description of the Mortgage Pool” in this prospectus supplement.

Payments on the Notes will be made on the [____]th day of each month or, if the [____]th day is not a Business Day, on the next succeeding Business Day, commencing in [                 ] (each, a “Distribution Date”), to holders of Notes (“Noteholders”) of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder’s expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement).  See “— The Indenture Trustee” in this prospectus supplement.

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[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”), representing approximately [______]% of the aggregate principal balance of the [mortgage loans][contracts] as of the Cut-off Date, will be deposited in an account (the “Pre-Funding Account”) maintained by [               ].  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent [Mortgage Loans][Contracts] (as defined in this prospectus supplement) purchased by the Trust in accordance with the [Sale and Servicing Agreement].  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent [Mortgage Loans][Contracts].  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Notes (the “Book-Entry Notes”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The  Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of  Book-Entry Notes will be represented by one or more Notes registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate representing an interest (a “Definitive Note”), except as set forth below under “— Definitive Notes” and in the prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Notes are issued, it is anticipated that:

•	the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

•
Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•
while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess Notes, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a

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mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [            ] (“[   ]’), the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the  Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the prospectus”.

Definitive Notes.  Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of  Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their  Book-Entry Notes.  Upon surrender by DTC of the Definitive Notes representing the  Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the  Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

Payments

Payments on the Notes on each Distribution Date will be made from the Available Collection Amount.  The Available Collection Amount will be determined as [to be provided as applicable.]

With respect to each Distribution Date, the “Due Period” is the calendar month immediately before that Distribution Date.

Payments of Interest.  Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the “Interest Rate”) and will be payable to Noteholders on each Distribution Date, starting in [                     ].  [If the Residual Certificateholder does not exercise its option to purchase the [mortgage loans][contracts] and the other assets of the Trust when it is first entitled to do so, as described under “—Optional Redemption” in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]]  See “— Optional Redemption” in this prospectus supplement.  Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

The “Accrual Period” for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

Payments of interest on the Notes will be made from [to be provided as applicable].

Payments of Principal.  Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of [to be provided as applicable].

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Payment Priorities

On each Distribution Date, the Available Funds will be applied in the following order of priority:

[to be provided as applicable.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, the Owner Trustee and the Indenture Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:

Servicer	[monthly]
[(a) A monthly fee paid to the Servicer out of interest collections received from the [Mortgage Loans][Contracts] in an amount equal to the product of one-twelfth of [    ]% per annum (the “Servicing Fee Rate”) and the Pool Balance as of the first day of the Collection Period.]

[(b) any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the [Mortgage Loans][Contracts], and will be entitled to reimbursement from the Issuing Entity for various expenses.]

[(c) investment earnings on amounts on deposit in the Collection Account]
[Deducted by the Servicer from interest collections in respect of each [Mortgage Loan][Contract] serviced by the Servicer, before payment of any amounts to securityholders.]

Owner Trustee	[monthly]	[A monthly fee paid to the Owner Trustee by the Servicer out of the Servicer’s fee.]	[Paid by the Servicer before payment of any amounts to securityholders.]

Indenture Trustee	[monthly]
[(a) A monthly fee paid to the Indenture Trustee by the Servicer out of the Servicer’s fee.]

[(b) investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account]
[Paid by the Servicer before payment of any amounts to securityholders.]

[Other Applicable Party]	[_____]	[_____]	[_____]

[[None of the fees set forth in table above may be changed without amendment of the Indenture as described under “The Indenture—Amendment”.]]

[[Expenses of the Servicer, the Owner Trustee and the Indenture Trust will be reimbursed before payments are made on the securities.]]

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Example of Distributions

The following sets forth an example of collection of payments from Obligors on the Receivables, transfer of amounts among the Trust Accounts, and distributions on the securities for the Distribution Date in [_______]:

Within [ ] Business Days of receipt thereof]	[Servicer Deposits to Collection Account]
The Servicer is required to deposit in a segregated account (the “Collection Account”) all payments received on or after the Cut-off Date on account of principal and interest on the [Mortgage Loans][Contracts], all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any [Mortgage Loan][Contract] and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.

The [ ]th day of each month, or if the [ ] th day is not a Business Day, the preceding Business Day	[Servicer Remittance Date]
The Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.

Last day of the month prior to the related Distribution Date	Record Date:	[Distributions will be made to securityholders of record for all applicable classes as of the Record Date].

The [__]th day of each month (or if the [__]h day is not a business day, the next business day),	Distribution Date:
The Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.

Succeeding months follow the same pattern.

Overcollateralization

On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[             ].  The weighted average Net [Mortgage Loan][Contract] Rate (as defined below) of the [mortgage loans][contracts] is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections.  To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

The “Net [Mortgage Loan][Contract] Rate” for any [Mortgage Loan][Contract] equals [to be provided as applicable].

Maturity Date

The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [             ] (the “Maturity Date”).  See “—Rights of Noteholders Upon Occurrence of Event of Default” below.  The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

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Reports to Noteholders

On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

•	the amount of principal distributed on that date to Noteholders;

•	the amount of interest distributed on that date to Noteholders;

•	the amount of any outstanding Noteholders’ Interest Carryforward Amount for the Notes after distributions on that date;

•	the Class Principal Amount of the Notes after distributions on that date;

•	the amount of the Servicing Fees paid with respect to that date;

•	the Total Loan Balance as of the related Distribution Date;

•
the number and total Principal Balance of [mortgage loans][contracts] (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•	any amount distributed to the holder of the Residual Certificate; and

•	other information to the extent provided in the Sale and Servicing Agreement.

Optional Redemption

On any Distribution Date after the date on which the Total Loan Balance is less than [  ]% of the Cut-off Date Balance, [                     ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the [mortgage loans][contracts], any REO Property and any other assets of the Trust for the Termination Price.  If [               ] does not exercise that option, [    ] will then have the same purchase option.  If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (this event, an “Optional Redemption”).

If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under “— Payments of Interest” in this prospectus supplement.

Rights of Noteholders Upon Occurrence of Event of Default

Under the Indenture, a failure to pay the full amount of the Noteholders’ Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an “Event of Default”).

Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [  ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture.  These remedies include [to be provided as applicable].  See “Description of the Agreements — Material Terms of the Indenture” in the prospectus.

The Indenture Trustee

[                   ], a [                              ], will be the Indenture Trustee under the Indenture.  The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee].  The Indenture

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Trustee’s “Corporate Trust Office” is located at [                                           ], or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

[Provide Reg AB Item 1109(b) compliant description of the extent of the Indenture Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Indenture Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Indenture Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Indenture Trustee to take action.]

[Provide Reg AB Item 1109(d) compliant description of any limitations on the Indenture Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Indenture Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Indenture trustee to another Indenture trustee will be paid.]

[THE INSURANCE POLICY

The following information has been provided by [      ] (the “Insurer”) for inclusion in this prospectus supplement.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

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The Insurance Policy

[To be provided as applicable.]]

[DERIVATIVE INSTRUMENTS]

 [The Interest Rate Swap Agreement and the Swap Provider]

[The Offered Notes and Class B Notes will have the benefit of an interest rate swap agreement.  On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [_______] (the “Swap Provider”).  A separate trust created under the Indenture (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between The Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider. ]

[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]

[If significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is 10% or more, provide financial information required by Item 1115 of Regulation AB.]

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) [__]%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Notes and the Class B Notes (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain the Required Overcollateralization Amount and Allocated Realized Loss Amounts.]

[The “Swap Notional Amount” with respect to each Distribution Date commencing in [______, __], is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement).  The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in [______, __], unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).]

Distribution Date	Swap Notional Amount
[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

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[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.]

 [Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Notes from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Notes or for a portion of the Mandatory Auction Notes are received on such date (or it is deemed that no bids for a Mandatory Auction Note or for a portion of a Mandatory Auction Note are so received), the holders of such class or portion thereof will not be able to transfer their Notes in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Notes (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Notes shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Note Principal Balance of a Mandatory Auction Note, then the bidders of the Tie Bids will each take a pro rata share in such Notes (based on the aggregate Note Principal Balance for the Mandatory Auction Notes for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Note Principal Balance of the Mandatory Auction Notes, then (i) the winning bidder will take a pro rata portion of each

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outstanding Certificate of such Class (based on the aggregate Note Principal Balance for the Mandatory Auction Notes for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Notes into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Notes on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Note Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Note Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION

NOTES WILL BE OBLIGATED TO TENDER THEIR NOTES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction, Notes in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Notes will continue to retain their Notes and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Notes of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Notes (based on the aggregate Note Principal Balance of the Mandatory Auction Notes), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the

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Indenture, and shall retain the remaining Current Principal Amount, if any, of such Class of Notes held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

[The Currency Swap Agreement and Swap Counterparty]

[The holders of the Class [__] Notes will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if Class [__] Notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into the currency swap agreement with an eligible swap counterparty:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date. The swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the Class [__] Notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the Class [__] Notes multiplied by the outstanding principal balance of the Class [__] Notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the Class [__] Notes, including, on the maturity date for the Class [__] Notes, if the currency swap agreement is then in effect, the remaining outstanding principal balance of the Class [__] Notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the Class [__] Notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

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•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, the swap counterparty will receive from the trust:

•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the Class [__] Notes in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the Class [__] Notes, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the Class [__] Notes; provided that, all principal payments allocated to such securities on any distribution date will be deposited into the related accumulation account and paid to the swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the Class [__] Notes being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the the currency swap agreement for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

The currency swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•	the distribution date on which the outstanding principal balance of the Class [__] Notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the Class [__] Notes.

The currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. The currency swap agreement will not terminate solely due to the declaration of a failed remarketing.]

[The Interest Rate Cap Agreement]

[The Class [__] Notes will have the benefit of the Interest Rate Cap Agreement. Pursuant to the Interest Rate Cap Agreement, with respect to any Distribution Date, commencing with the Distribution Date in [__], 20[ ], on or prior to the Distribution Date in [__], 20[ ], [_______], (the “Cap Provider”), will be obligated to pay to the securities administrator, an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate (determined in accordance with the Interest Rate Cap Agreement) up to a maximum of [__]% (the “Maximum Cap Rate”) and (ii) a specified strike rate of [__]% (the “Cap Strike Rate”) and (b) the Interest Rate Cap Agreement Notional Amount set forth on the schedule attached as Annex B hereto for that Distribution Date, determined on a 30/360 Basis. (each such payment, the “Cap Agreement Payment”). The Interest Rate Cap Agreement will terminate after the Distribution Date in [__], 20[ ].

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The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Cap Provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

For the Class [__] Notes and each Distribution Date prior to and including the Distribution Date in [__], 20[ ],  any Cap Agreement Payment received by the securities administrator will be used to pay the related Cap Amount to such classes of Notes, as described below under “––The Reserve Funds.”  Amounts received on  the Interest Rate Cap Agreement will not be available to make distributions on any class of Notes other than the Class [__] Notes.

The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class [__] Notes do not represent an obligation of the Cap Provider. The holders of the Class [__] Notes are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the cap provider in respect of its obligations under the Interest Rate Cap Agreement.]

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool will consist of approximately [     ] [Mortgage Loans][Contracts] with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[           ] (the “Cut-off Date Balance”).  The [Mortgage Loans][Contracts] are secured by [to be provided as applicable] (“Mortgages”).  All of the [Mortgage Loans][Contracts] will be [description of [Mortgage Loans][Contracts].]

Generally, the [Mortgage Loans][Contracts] were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

•	[to be provided as applicable].

For a description of the underwriting criteria applicable to the [Mortgage Loans][Contracts], see “The Originator — Underwriting Criteria” in this prospectus supplement.

The Servicer will be required to service the [Mortgage Loans][Contracts] pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under “Description of the Transfer and Servicing Agreements — Servicing” in this prospectus supplement.

Payments on the [Mortgage Loans][Contracts]

[To be provided as applicable.]

Characteristics of the [Mortgage Loans][Contracts]

The [Mortgage Loans][Contracts] are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Notes, [Mortgage Loans][Contracts] may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other home loans may be included in the Mortgage Pool prior to the issuance of the Notes.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the [Mortgage Loans][Contracts], the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related [Mortgage Loans][Contracts] as of the Cut-off Date.

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Approximately [    ] of the [Mortgage Loans][Contracts] provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination or modification of the loan, generally equal to [to be provided as applicable].

The [Mortgage Loan][Contract] Rates of the [Mortgage Loans][Contracts] range from approximately [       ]% annually to [       ]% annually.  The weighted average [Mortgage Loan][Contract] Rate of the [Mortgage Loans][Contracts] is approximately [       ]% annually.

The Principal Balances of the [Mortgage Loans][Contracts] range from approximately $[  ] to $[     ].  The [Mortgage Loans][Contracts] have an average Principal Balance of approximately $[     ].

The weighted average Combined Loan-to-Value Ratio at origination or modification of the [Mortgage Loans][Contracts] is approximately [    ]%.

No more than approximately [       ]% of the [Mortgage Loans][Contracts] are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the [Mortgage Loans][Contracts] having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Servicer Concentrations of the [Mortgage Loans][Contracts]

Servicer	Number of Mortgage Loans][Con tracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the [Mortgage Loans][Contracts]

Originator	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Collateral Type of the [Mortgage Loans][Contracts]

Collateral Type	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Lien Priority of the [Mortgage Loans][Contracts]

Lien Priority	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	[__]	$[_________]	[__]%
Second Lien	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the [Mortgage Loans][Contracts] at Origination

Principal Balance at Origination ($)	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[____] - [____]	[__]	$[_________]	[__]%
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Principal Balances of the [Mortgage Loans][Contracts] as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] - [____]	[__]	$[_________]	[__]%
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the [Mortgage Loans][Contracts]

Location	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[___________]	[__]	$[_________]	[__]%
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

[Mortgage][Contract] Rates of the [Mortgage Loans][Contracts] as of the Cut-Off Date

[Mortgage][Contract] Rate (%)	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] -[____]	[__]	$[_________]	[__]%
[____] -[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Original Term of the [Mortgage Loans][Contracts]

Original Term	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] months	[__]	$[_________]	[__]%
[____] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Remaining Term to Stated Maturity of the [Mortgage Loans][Contracts] as of the Cut-off Date

Remaining Term to Stated Maturity	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] – [____] months	[__]	$[_________]	[__]%
[____]–[____] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

[Unit Types of the Contracts]

Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Property Types of the [Mortgage Loans][Contracts]

Property Type	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Original Combined Loan-to-Value Ratios of the [Mortgage Loans][Contracts]

Original Combined Loan-to-Value Ratio (%)	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] - [____]	[__]	$[_________]	[__]%
[____] -[____]	[__]	[_________]	[__]
[____] -[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Documentation Type of the [Mortgage Loans][Contracts]

Documentation Type	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

FICO Score for the [Mortgage Loans][Contracts]

FICO Score	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]-[____]	[__]	$[_________]	[__]
[____]-[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Loan Purpose of the [Mortgage Loans][Contracts]

Loan Purpose	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Occupancy Status of the [Mortgage Loans][Contracts]

Occupancy Status	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
[____]Home	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the ARM Loans included in the [Mortgage][Contract] Pool

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Gross Margins of the ARM Loans Included in the [Mortgage][Contract] Pool

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]-[____]	[__]	$[_________]	[__]%
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Maximum [Mortgage][Contract] Rates of the ARM Loans included in the [Mortgage][Contract] Pool

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] - [____]	[__]	$[_________]	[__]%
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Minimum [Mortgage][Contract] Rates of the ARM Loans included in the [Mortgage][Contract] Pool

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] - [____]	[__]	$[_________]	[__]%
[____] - [____]	[__]	[_________]	[__]
[____] - [____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the ARM Loans included in the [Mortgage][Contract] Pool

Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Subsequent Periodic Rate Caps of the ARM Loans included in the [Mortgage][Contract] Pool

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Lifetime Rate Caps of the ARM Loans included in the [Mortgage][Contract] Pool

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] - [____]	[__]	$[________]	[__]%
[____] - [____]	[__]	[________]	[__]
[____] - [____]	[__]	[________]	[__]
[____]- [____]	[__]	[________]	[__]
Total:	[__]	$[________]	[__]%

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Prepayment Penalty Months of the [Mortgage Loans][Contracts] at Origination

Prepayment Penalty Months at Origination	Number of [Mortgage Loans] [Contracts]	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[__________]	[__]%
[____]	[__]	[__________]	[__]
[____]	[__]	[__________]	[__]
[____]	[__]	[__________]	[__]
Total:	[__]	$[__________]	[__]%

[Mortgage Loan][Contract] Delinquencies and Losses

For information regarding delinquencies and losses on the [Mortgage Loans][Contracts], see the tables below.  A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the next monthly due date [which is known as the OTS Method][on the last business day immediately prior to the next monthly due date, which is known as the MBA Method].  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month..

[____]Days (times):	Number of [Mortgage Loans][Contracts]	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

[____]Days (times):	Number of [Mortgage Loans][Contracts]	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]	[_______._]	[__.__]
1	[________]	[_______._]	[__.__]
2	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

[____]Days (times):	Number of [Mortgage Loans][Contracts]	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

[Subsequent [Mortgage Loans][Contracts]

The obligation of the Trust to purchase additional [Mortgage Loans][Contracts] (the “Subsequent [Mortgage Loans][Contracts]”) on [any] date, as specified in the [Sale and Servicing Agreement] (each, a “Subsequent Transfer Date”) will be subject to the Subsequent [Mortgage Loans][Contracts] meeting the

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following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent [Mortgage Loans][Contracts] on the related Subsequent Transfer Date.

The characteristics of Subsequent [Mortgage Loans][Contracts] may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial [Mortgage Loans][Contracts] at any time.  It is expected that a substantial portion of the Subsequent [Mortgage Loans][Contracts] will be [to be provided as applicable.]]

ADDITIONAL INFORMATION

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date.  A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the “SEC”) within fifteen days after the initial issuance of the Notes.  In the event that [Mortgage Loans][Contracts] are removed from or added to the Mortgage Pool as described in this prospectus supplement under “Description of the Mortgage Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the [mortgage][contract] pool (if applicable) any period before January 1, 2006.

 THE DEPOSITOR

 ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Indenture.

 THE SPONSOR

 DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on

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January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

 *The Sponsor did not securitize any mortgage loans in 2008 or 2009.

THE ORIGINATORS

General

[                ], [           ] and  [  ____] are the originators of the [Mortgage Loans][Contracts] with respect to approximately [___]%, [___]% and [___]%, respectively, of the [Mortgage Loans][Contracts] by aggregate principal balance as of the Cut-off Date, along with various originators, none of which has originated more than 10% of the [Mortgage Loans][Contracts] by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

For a description of the underwriting guidelines applicable to the Mortgage Loans purchased from [__________] and certain other information with respect to [__________], see “The [Mortgage] [Contract] Pool—Underwriting Standards” in this Prospectus Supplement.]

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[[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units. ]

For a description of [________]’s underwriting guidelines, see “The [Mortgage][Contract] Pool—Underwriting Standards—[__________]”.

THE SERVICER

General

Primary servicing of the [Mortgage Loans][Contracts] will be provided by [______] (the “Servicer”) pursuant to the Indenture.

The servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the [mortgage loans][contracts] and will, consistent with the Indenture and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the [mortgage loans][contracts]. Consistent with the previous sentence, the servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a [mortgage loan][contract] or extend the due dates for payments due on a [mortgage note][contract], provided that the insurance coverage for the [mortgage loan][contract] or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The servicer may also waive or modify any term of a [mortgage loan][contract] so long as the servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

All collections of principal and interest on any [mortgage loans][contracts], including but not limited to Principal Prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the Servicer out of liquidation proceeds in accordance with the Indenture), the repurchase price for any [mortgage loans][contracts] repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Eligible Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Noteholders.  Amounts on deposit in a Eligible Account may be invested in Permitted Investments (as defined in the Indenture) in the name of the Trustee for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Indenture, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Indenture) shall deposit the amount of any such loss in the Eligible Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Noteholders.  On the date specified in the Indenture, the Servicer will withdraw or cause to be withdrawn from the applicable Eligible Accounts and any other permitted accounts and will remit to the Indenture Trustee for deposit in the Distribution Account the available funds.  See “Indenture — Payments on [Mortgage Loans][Contracts]; Deposits to Collection Account and Distribution Account” in this prospectus supplement.

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[Servicer Name]

[The Servicer has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since[_____], and non prime mortgage loans since[_____].  The Servicer is [one of the largest third-party subprime mortgage loan servicers in the United States].  The Servicer and its related companies currently employ more than [_____] people worldwide with domestic residential mortgage loan servicing and processing centers in _____,_____ and _____, _____.   The Servicer specializes in the management of [sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets]. The Servicer’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

 As of December 31, 20__, the Servicer provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $[____], substantially all of which are being serviced for third parties, including loans in over [_____] securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by the Servicer at the end of each of the indicated periods.

Delinquency Experience (Dollars in Thousands)
At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent
Principal Amount Outstanding[1]
Delinquencies[2]
30-59 Days
60-89 Days
90-119 Days
over 120 days
Total Delinquencies as a Percentage of the Total Amount Outstanding

1.      Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.
2.      The period of delinquency is based on the number of days scheduled payments are contractually past due.  Includes repossessions on hand which have not been charged-off.  A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month’s scheduled payment date.

Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by the Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with

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respect to such mortgage loans (including loans in foreclosure in the Servicer’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the the next monthly due date [which is know as the OTS Method][on the last business day immediately prior to the next monthly due date, which is know as the MBA Method].  The Servicer’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for the Servicer’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2005						As of December 31, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2007						As of December 31, 2008
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%

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Total Delinquent Loans	$	%	%	$	%	%
Loans in Foreclosure	$	%	%	$	%	%

As of December 31, 2009
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%

Period of Delinquency
30-530 days		$		%		%
60-860 days		$		%		%
90 d90 days or more		$		%		%
Total Delinquent Loans		$		%		%
Loans in Foreclosure		$		%		%

Real Estate Owned
(Dollars in Thousands)
	As of December 31, 2005				As of December 31, 2006				As of December 31, 2007				As of December 31, 2008
	By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount

Total Portfolio			$				$				$				$
Foreclosed Loans			$				$				$				$
Foreclosure Ratio		%		%		%		%		%		%		%		%

As of December 31, 2009
	By No. of Loans		By Dollar Amount

Total Portfolio			$
Foreclosed Loans			$
Foreclosure Ratio		%

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Loan Gain/(Loss) Experience
(Dollars in Thousands)
	As of December 31, 2005		As of December 31, 2006		As of December 31, 2007		As of December 31, 2008

Total Portfolio	$		$		$		$
Net Gains/(Losses)	$		$		$		$
Net Gains/(Losses) as a Percentage of Total Portfolio		%		%		%		%

As of December 31, 2009

Total Portfolio	$
Net Gains/(Losses)	$
Net Gains/(Losses) as a Percentage of Total Portfolio		%

Prior Securitizations

[In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which the Servicer was serving as servicer, the Servicer has not been terminated as a servicer in any of those transactions, and the Servicer has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.]]

[Other Servicer Regulation AB compliant disclosure description]

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the “Transfer and Servicing Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings “Description of the Agreements” in the prospectus.

Sale and Assignment of the [Mortgage Loans][Contracts]

On the Closing Date, [    ] will sell the [Mortgage Loans][Contracts] (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the [Mortgage Loans][Contracts] (other than those amounts) to the Trust.  The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor.  The Trust will pledge and assign the [Mortgage Loans][Contracts] to the Indenture Trustee in exchange for the Notes.  Each [Mortgage Loan][Contract] will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the “[Mortgage Loan][Contract] Schedule”).

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[In addition, the Depositor will, as to each [Mortgage Loan][Contract], deliver to a custodian appointed by the Indenture Trustee (the “Custodian”) the following documents (together, with respect to each [Mortgage Loan][Contract], a “[Mortgage Loan][Contract] File”):

•	the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

•	any assumption and modification agreements and the Mortgage with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office),

•	an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

•	any intervening assignments of the Mortgage.]

Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee’s interest in the [Mortgage Loans][Contracts] against the claims of creditors of [   ] or subsequent purchasers.  In the event that, with respect to any [Mortgage Loan][Contract], the Depositor cannot deliver the assignment with evidence of recording on the [Mortgage Loan][Contract] concurrently with the conveyance of the [Mortgage Loan][Contract] under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment.  The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office.  The Custodian will review (or cause to be reviewed) each [Mortgage Loan][Contract] File within ninety days after the conveyance of the related [Mortgage Loan][Contract] to the Trust to ascertain that all required documents have been executed and received.

Under the terms of the agreement (the “[Mortgage Loan][Contract] Sale Agreement”) pursuant to which the Depositor will purchase the [Mortgage Loans][Contracts] from [    ], and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the [Mortgage Loan][Contract] documents and will notify the Depositor and [    ] as to each [Mortgage Loan][Contract] document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the [Mortgage Loan][Contract] on the [Mortgage Loan][Contract] schedule or otherwise defective.  If any [Mortgage Loan][Contract] document is not delivered or any material defect in a document is not cured within the time period specified in the [Mortgage Loan][Contract] Sale Agreement, [    ] will be required to repurchase the affected [Mortgage Loan][Contract] for a price equal to the unpaid principal balance of the [Mortgage Loan][Contract] plus accrued interest on the [Mortgage Loan][Contract] (the “Repurchase Price”) or, in some circumstances, to substitute another [Mortgage Loan][Contract] that satisfies the requirements specified in the Sale and Servicing Agreement.

[    ] will make to the Depositor under the [Mortgage Loan][Contract] Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading “Description of the Agreements — Material Terms of the Indentures and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  The Depositor’s rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any [Mortgage Loan][Contract] or the interests of the Noteholders, [    ] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected [Mortgage Loan][Contract] from the Trust for the Repurchase Price or, in some circumstances, to substitute another [Mortgage Loan][Contract].

No assurance can be given that, at any particular time, [    ] will be capable, financially or otherwise, of repurchasing defective [Mortgage Loans][Contracts] or substituting additional [Mortgage Loans][Contracts] for defective [Mortgage Loans][Contracts].

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Voting Rights

Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

General Servicing Provisions

The [Mortgage Loans][Contracts] will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

[Describe servicing provisions as applicable.]

No Delinquency Advances

In the event of a delinquency or default with respect to a [Mortgage Loan][Contract], neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the [Mortgage Loan][Contract].

Servicing Advances

The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the [Mortgage Loans][Contracts] (each, a “Servicing Advance”) and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement.  Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments.  Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related [Mortgage Loan][Contract], or with respect to any Liquidated [Mortgage Loan][Contract] from the related Liquidation Proceeds.  Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under “Description of the Notes — Payment Priorities.”

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each [Mortgage Loan][Contract] calculated at [     ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each [Mortgage Loan][Contract].  No Servicing Fee will be payable on a Liquidated [Mortgage Loan][Contract] unless the Servicer determines that additional collection efforts are warranted with respect to that [Mortgage Loan][Contract].  The Servicer will be entitled to reimbursement from collections on the [Mortgage Loans][Contracts] for some of its expenses before any amounts are paid to Noteholders.

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Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the [Mortgage Loans][Contracts], except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers (“Subservicers”) as provided under the Sale and Servicing Agreement.  If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [    ], unless the Servicer delivers to [    ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer.  [Events of default include:

•	failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

•	failure by the Servicer to deposit collections or other recoveries on the [Mortgage Loans][Contracts] in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

•	failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

•	failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

•	failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

•	failure by the Servicer to maintain a minimum net worth of $[25,000,000];

•	insolvency of the Servicer; and

•	other events specified in the Sale and Servicing Agreement.]

[If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement.  The Indenture Trustee may continue to service the [Mortgage Loans][Contracts] if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

Collection Account, Note Distribution Account and Certificate Distribution Account

The Servicer is required to deposit in a segregated account (the “Collection Account”) within [    ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the [Mortgage Loans][Contracts], all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any [Mortgage Loan][Contract] and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.  Withdrawals will be made from the Collection Account only

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for the purposes specified in the Sale and Servicing Agreement.  The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [             ].  Any net losses on these investments will be paid by [              ].

The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the “Note Distribution Account”).  The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the “Certificate Distribution Account”).

On the [     ]th day of each month, or if the [    ]th day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.  On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.  Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation.  Any net losses on these investments will be paid by the Indenture Trustee.

The Owner Trustee and Indenture Trustee

The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees.  For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be.  The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by [    ] and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own

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willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any [Mortgage Loans][Contracts] or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the [Mortgage Loans][Contracts], or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account.  So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various Notes, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation.  Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any [Mortgage Loans][Contracts] or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the [Mortgage Loans][Contracts], or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account.  So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements.  Generally, those duties will be limited to the receipt of the various Notes, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee

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reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) Noteholders evidencing not less than [   ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings.  See “Description of the Notes — Rights of Noteholders Upon Occurrence of Event of Default” in this prospectus supplement.

YIELD CONSIDERATIONS

General

The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the [Mortgage Loans][Contracts] (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the [Mortgage Loans][Contracts].  Yields will also be affected by the extent to which [Mortgage Loans][Contracts] bearing higher [Mortgage Loan][Contract] Rates prepay at a more rapid rate than [Mortgage Loans][Contracts] with lower [Mortgage Loan][Contract] Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  These factors may include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of “due-on-sale” clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans.  Nearly all of the [Mortgage Loans][Contracts] contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the [Mortgage Loan][Contract], or (2) enforcement is not permitted by applicable law.  In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related [Mortgage Loan][Contract], or may simply release its lien on the existing collateral, leaving the related [Mortgage Loan][Contract] unsecured.  In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the [Mortgage Loan][Contract] to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

Approximately [     ] of the [Mortgage Loans][Contracts] are subject to prepayment penalties during the first [three to five years] after origination.  Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the [Mortgage Loans][Contracts].  A prepayment premium may be waived by the Servicer under some circumstances.  The remaining [Mortgage Loans][Contracts] may be prepaid in full or in part at any time without penalty.

In general, if prevailing interest rates fall below the interest rates on the [Mortgage Loans][Contracts], the [Mortgage Loans][Contracts] are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the [Mortgage Loans][Contracts].  Conversely, if prevailing interest rates rise above the interest rates on the [Mortgage Loans][Contracts], the rate of prepayment would be expected to decrease.

The rate of principal payments on the [Mortgage Loans][Contracts] will also be affected by the amortization schedules of the [Mortgage Loans][Contracts], the rate and timing of prepayments by the

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borrowers, liquidations of defaulted [Mortgage Loans][Contracts] and repurchases of [Mortgage Loans][Contracts] due to breaches of representations and warranties or defective documentation as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related [Mortgage Loans][Contracts] may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the [Mortgage Loans][Contracts] will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Notes.  In general, the earlier a prepayment of principal of the related [Mortgage Loans][Contracts], the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Any resulting Realized Losses could affect the rate of payment of principal no the Notes.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related [Mortgage Loans][Contracts] in whole or in part.  Any repurchases or repayments of the [Mortgage Loans][Contracts] may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

In addition, any future limitations on the rights of borrowers to deduct interest payments on [Mortgage Loans][Contracts] for federal income tax purposes may result in a higher rate of prepayment on the [Mortgage Loans][Contracts].

The Depositor and [    ] make no representations as to the particular factors that will affect the prepayment of the [Mortgage Loans][Contracts], as to the relative importance of these factors, or as to the percentage of the principal balance of the [Mortgage Loans][Contracts] that will be paid as of any date.

Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount.  The effect on an investor’s yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

The rate of delinquencies and defaults on the [Mortgage Loans][Contracts] and of recoveries, if any, on defaulted [Mortgage Loans][Contracts] and foreclosed properties will affect the rate and timing of principal payments on the [Mortgage Loans][Contracts], and, accordingly, the weighted average life of the Notes.  Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history.  In general, defaults on [Mortgage Loans][Contracts] are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans.  The rate of default on [Mortgage Loans][Contracts] with high loan-to-value ratios, or on [Mortgage Loans][Contracts] secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties.  In addition, the rate and timing of prepayments, defaults and liquidations on the [Mortgage Loans][Contracts] will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing.  See “Description of the Mortgage Pool” in this prospectus supplement.  The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

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The yields to investors in the Notes may be affected by the exercise by [              ] of its right to purchase the [Mortgage Loans][Contracts], as described under “Description of the Notes — Optional Redemption” in this prospectus supplement, or the failure of [                        ] to exercise that right.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related [Mortgage Loans][Contracts], the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related [Mortgage Loans][Contracts], the actual yield may be lower than that so calculated.

The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [    ] day (or later) of the month following the Accrual Period.

Overcollateralization

[Describe as applicable.]

Maturity Date

The Maturity Date of the Notes is as set forth under “Description of the Notes — Maturity Date” in this prospectus supplement.  The Maturity Date of the Notes was determined by [to be provided as applicable].  The actual maturity of the Notes may be significantly earlier than the Maturity Date.

Weighted Average Life

The following information illustrates the effect of prepayments of the [Mortgage Loans][Contracts] on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the [Mortgage Loans][Contracts].  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the [Mortgage Loans][Contracts] is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of [    ] or the Depositor) and [to be provided as applicable].

Prepayments on loans such as the [Mortgage Loans][Contracts] are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for the [Mortgage Loans][Contracts] represents [to be provided as applicable].  [    ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the [Mortgage Loans][Contracts].  Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [    ] model.

[The following table was prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

•	the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

•	each scheduled payment of principal and interest on a [Mortgage Loan][Contract] is timely received on the last day of each month starting in [ ];

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•	principal prepayments are received in full on the last day of each month starting in [ ], and each prepayment includes 30 days of interest on the [Mortgage Loan][Contract];

•	prepayments are received on the [Mortgage Loans][Contracts] at the applicable constant rates indicated;

•	there are no defaults or delinquencies on the [Mortgage Loans][Contracts];

•	Distribution Dates occur on the [ ]th day of each month, starting in [ ];

•	there are no re-purchases or substitutions of the [Mortgage Loans][Contracts];

•	the Notes are issued on [ ]; and

•	the [Mortgage Loans][Contracts] were aggregated into assumed [Mortgage Loans][Contracts] having the following characteristics:]

[Mortgage Loan][Contract] Number	Principal Balance	Gross [Mortgage Loan][Contract] Interest Rate	Net [Mortgage Loan][Contract] Interest Rate	Remaining Term to Maturity (in months)

The actual characteristics of the [Mortgage Loans][Contracts] may, and the performance of the [Mortgage Loans][Contracts] will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the [Mortgage Loans][Contracts] will prepay at a constant rate until maturity, that all of the [Mortgage Loans][Contracts] will prepay at the same rate or that there will be no defaults or delinquencies on the [Mortgage Loans][Contracts].  Moreover, the diverse remaining terms to maturity of the [Mortgage Loans][Contracts] could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the [Mortgage Loans][Contracts] is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the [Mortgage Loans][Contracts] or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.

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Percentage of Original Principal Amount of the Notes
Outstanding at the Following [Prepayment Rates]

Class [ ]
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100	100	100	100	100	100	100
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years:
With Optional Redemption	[___]	[___]	[___]	[___]	[___]	[___]	[___]
Without Optional Redemption	[___]	[___]	[___]	[___]	[___]	[___]	[___]
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Upon the issuance of the notes, [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the Notes may be treated as indebtedness and the Trust will not be an association or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

[The Trust does not anticipate treating the Notes as having been issued with original issue discount.] The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the [Mortgage Loans][Contracts] will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].

All prospective purchasers of the Notes should see “Material Federal Income Tax Consideration—Partnership Trust Funds and Disregarded Trust Funds—Taxation of Debt Securityholders” in the accompanying prospectus for a summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes.

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STATE AND LOCAL INCOME TAX CONSIDERATIONS

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes.  State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA CONSIDERATIONS

The Notes may be purchased by an employee benefit plan or an individual retirement account (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.  For additional information regarding treatment of the Notes under ERISA, See “ERISA Considerations” in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor’s assets.  Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

See “Certain Legal Aspects of [Mortgage Loans][Contracts]” in the prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the [Mortgage Loans][Contracts].  The [Mortgage Loans][Contracts] will be acquired by the Depositor from [    ] in a privately negotiated transaction.

UNDERWRITING

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement.  After the initial public offering of the Notes, the public offering price may be changed.  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes.  As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Notes.

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  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[      ].

The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so.  There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

[                      ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

The Underwriter is an affiliate of [    ] and performs management services for the Depositor.  The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and [    ] in the ordinary course of business.

[EXPERTS

[To be provided as applicable].]

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Owner Trustee, the Indenture Trustee, the Issuing Entity, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the securityholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the securityholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are no affiliations among [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are

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material to the investor's understanding of the securities, or that relate to the securities or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

LEGAL MATTERS

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

RATINGS

It is a condition to the issuance of the Notes that they be rated “[   ]” by [Rating Agency] and “[   ]” by [Rating Agency].  [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the “Rating Agencies.”

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the [Mortgage Loans][Contracts].  The rating takes into consideration the characteristics of the [Mortgage Loans][Contracts] and the structural, legal and tax aspects associated with the Notes.  The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of securities in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the securities, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

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GLOSSARY OF DEFINED TERMS

[To be provided.]

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ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Asset Backed Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed Notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed Notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed Notes issues in same-day funds.

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Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on

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the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

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Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

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The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [______], 20__

PROSPECTUS SUPPLEMENT (to prospectus dated [                  ])

$[          ] (Approximate)

ACE SECURITIES CORP., [           ] Trust, Series [       ]

Asset Backed Notes

[______] Trust [______]

Issuing Entity

[DB Structured Products, Inc.]

Sponsor

ACE Securities Corp.

Depositor

[               ]

Servicer

Consider carefully the risk factors beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

The notes will evidence interests in the Issuing Entity only and will not evidence interests in or obligations of the sponsor, the depositor or any of their affiliates.

Distributions on the notes will be made on the [__]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The Issuing Entity will issue the following notes:

Class	Original Class Principal Amount(1)	Interest Rate (2)	Price to Public	Underwriting Discount	Proceeds to Depositor
[_______]	$[______]	[___]%	$[___]	[______]%	$[______]
[_______]	$[______]	[___]%	$[___]	[______]%	$[______]

(1)	This amount is approximate, as described in this prospectus supplement.
(2)	The interest rate is subject to increase as described in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

Credit enhancement for the notes will be provided by the subordination of the residual certificate, overcollateralization [and [description of any financial guaranty insurance policy or other credit enhancement provider reference in Regulation AB Item 1114(b) or 1115]]

The assets of the trust fund will be [first and second lien [fixed-rate] [and adjustable-rate] home equity lines of credit secured by [one- to four family residential properties,] [and home improvement contracts] [manufactured housing installment sale contracts and installment loan agreements].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

On or about [             ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

Underwriter
[Deutsche Bank Securities Inc.]
The date of this prospectus supplement is  [          ]

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the securities offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities, and (2) this prospectus supplement, which describes the specific terms of your securities.

If the information regarding the securities is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the securities in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

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Tables of Contents

Prospectus Supplement

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Tables of Contents

Prospectus Supplement
(Cont’d)

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Tables of Contents

Prospectus Supplement
(Cont’d)

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SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the securities, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity	[ ] Trust [ ].

Depositor	Ace Securities Corp. See “The Depositor” in the Prospectus.

Servicer	[ ]. See “The Servicer” and “Description of the Transfer and Servicing Agreements” in this prospectus supplement.

Sponsor	[ ]. See “The Sponsor” in this prospectus supplement and in the Prospectus.

Originators
[_________________________], with respect to approximately [__]% of the receivables by aggregate principal balance as of the Cut-off Date. The remainder of the receivables were originated by various originators, none of which have originated more than 10% of the receivables.  See “The Originators” in this prospectus supplement.

Owner Trustee	[ ].

Indenture Trustee	[ ].

[Any credit enhancement provider referenced in Items 1114(b) and 1115 of Regulation AB]	[ ].

Closing Date	On or about [ ].

Cut-off Date	The [close] [opening] of business on [ ].

Distribution Dates	[ ] of each month or the next business day if the [ ] day is not a business day, beginning in [ ].

Record Dates	Last day of the month prior to a distribution date.

Minimum Denominations	$[25,000].

Interest Accrual Method	[30/360][Actual/360].

The Offered Notes

The Issuing Entity is offering the Class [    ] Asset Backed Notes as part of Series [     ].  The notes will be issued in book-entry form.

See “Description of the Notes — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

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The notes will represent obligations of the Issuing Entity and will be secured by the assets of the Issuing Entity, which consist primarily of [first and second lien [fixed-rate] [and adjustable-rate] home equity lines of credit (“HELOCs”) secured by [one- to four family residential properties,] [and home improvement contracts] [manufactured housing installment sale contracts and installment loan agreements].

The notes will have an approximate total initial principal amount of $[                ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be payable on the [____]th day of each month, beginning in [                ].  However, if the [____]th day is not a business day, payments will be made on the next business day after the [____]th day of the month.

Interest Payments

Interest will accrue on the notes at the annual rate described in this prospectus supplement.

See “Description of the Notes — Payments — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the notes will be determined by (1) funds actually received on the HELOCs that are available to make payments on the notes, (2) the amount of interest received on the HELOCs that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the HELOCs that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [              ].  Funds actually received on the HELOCs may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted HELOCs, or repurchases of HELOCs under the circumstances described in this prospectus supplement.

We explain how principal is paid on the notes under “Description of the Notes — Payments — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [               ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

Expected Final Distribution Dates

The expected final distribution date of each class of notes is [                  ], based on the assumption that [__________] has exercised its option to purchase all the HELOCs as described in “—Optional Purchase of HELOCs” below.  Due to losses and prepayments on the HELOCs, the final distribution dates on each class of notes may be substantially earlier or later than such date.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust fund.  The Issuing Entity will have no other source of cash and no entity other than the Issuing Entity will be required or expected to make any payments on the notes.

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Enhancement of Likelihood of Payment on the Notes

[Subordination of Payments

No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the HELOCs is expected to exceed the total principal amount of the notes by approximately [    ]%.  This condition is referred to as “overcollateralization.”  Any interest received on the HELOCs in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by [    ], until the HELOCs have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [    ].  We cannot assure you that sufficient interest will be generated by the HELOCs to increase overcollateralization to the level required by [    ], or to maintain it at that level.

[[Regulation AB Item 1103(a)(3)(ix) compliant description of any applicable financial guaranty insurance policy or guarantee or other credit enhancement.]

See “Description of the Notes — Overcollateralization” in this prospectus supplement.]

[Trigger Events]

[Regulation AB Item 1103(a)(3)(vii) compliant description of any events in the transaction agreements that can trigger liquidation or amortization of the receivables or other performance triggers that would alter the transaction structure or the flow of funds].

[Mandatory Auction of the Mandatory Auction Notes]

[Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Notes and Class [__] Notes, referred to in this prospectus supplement as the mandatory auction Notes, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction Notes will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction Notes will be entitled to receive the current principal amount of those Notes, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction Notes, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction Notes is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those Notes on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Notes-Mandatory Auction” in this prospectus supplement.]

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The HELOCs

References to percentages of the HELOCs under this section are calculated based on the aggregate principal balance of the HELOCs as of the cut-off date.

On the closing date, which is expected to be on or about [             ], the assets of the trust will consist primarily of [_________][first and second lien [fixed-rate] [and adjustable-rate] HELOCs secured by [one- to four family residential properties,] [and home improvement contracts] [manufactured housing installment sale contracts and installment loan agreements] with an aggregate principal balance of approximately $[__________]. [The HELOCs will not be insured or guaranteed by any government agency.]

The HELOCs have original terms to maturity of not greater than approximately [_____] years and have the following characteristics as of the cut-off date

Range of mortgage rates:	[___]% to [___]%.

Weighted average mortgage rate:	[___]%

[Range of gross margins:	[___]% to [___]%.]

[Weighted average gross margin:	[___]%.]

[Range of minimum mortgage rates:	[___]% to [___]%.]

[Weighted average minimum mortgage rate:	[___]%.]

[Range of maximum mortgage rates:	[___]% to [___]%.]

[Weighted average maximum mortgage rate:	[___]%.]

Weighted average remaining term to stated maturity:	[___] months.

Range of principal balances:	$[___]to $[___].

Average principal balance:	$[___].

Range of original combined loan-to-value ratios:	[___]% to [___]%.

Weighted average original combined loan-to value ratio:	[___]%.

[Weighted average next adjustment date:	[________ __].]

Credit limits	$[ ] to $[ ]

Credit limit utilization rates	[___]% to [___]%.

Original draw period	[___] months.

Remaining draw period	[___] months.

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[Description of pre-funding account and additional HELOCs, as applicable.]

See “Description of the Loan Pool” in this prospectus supplement for a general description of the HELOCs and “The Originators” in this prospectus supplement for a description of the underwriting guidelines applied in originating the HELOCs.

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional HELOCs will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional HELOCs as applicable.]

See “Description of the Notes — Pre-Funding Account” in this prospectus supplement.]

Removal and Substitution of a HELOC

The Trustee will acknowledge the sale, transfer and assignment of the trust fund HELOCs to it by the Depositor and receipt of, subject to further review and the exceptions, the HELOCs.  If the Trustee finds that any HELOC is defective on its face due to a breach of the representations and warranties with respect to that HELOC made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders in the related HELOCs, the Sponsor will, in accordance with the terms of the Indenture, within 90 days of the date of notice, provide the Trustee with a substitute HELOCs.

Fees and Expenses

Prior to the distribution of any interest to the noteholders, the servicer will be entitled to receive a servicing fee for each collection period in an amount equal to the product of one-twelfth of [    ]% per annum and the aggregate principal balance of the HELOCs as of the first day of the collection period.  No Servicing Fee will be payable on a Liquidated HELOC unless the Servicer determines that additional collection efforts are warranted with respect to that HELOC.  The Servicer will be entitled to reimbursement from collections on the HELOCs for some of its expenses before any amounts are paid to Noteholders.   See “Description of the Transfer and Servicing Agreement—Servicing Compensation and Payment of Expenses” in the Prospectus.

[Regulation AB Item 1103(a)(7) compliant description of any other fees and expenses].

Optional Purchase of HELOCs

[              ] will have the option to purchase all of the HELOCs and the other assets of the trust, after the total principal balance of the HELOCs declines to less than [    ]% of their initial total principal balance; if [          ] does not exercise that option, [    ] may purchase the HELOCs and other assets of the trust.

If the HELOCs and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

See “Description of the Notes — Optional Redemption” in this prospectus supplement for a description of the purchase price to be paid for the HELOCs.

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Tax Status

[Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable Loan Pool.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

The Notes may be acquired by employee benefit plans and other retirement arrangements subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]  There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes will initially be rated “[   ]” by [Rating Agency], and “[    ]” by [Rating Agency].  These ratings are not recommendations to buy, sell or hold these notes.  A rating may be changed or withdrawn at any time by the assigning rating agency.  The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

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RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Unpredictability and Effect of Prepayments
Borrowers may prepay their HELOCs in whole or in part at any time; however, approximately [    ]% of the HELOCs require the payment of a prepayment penalty in connection with any voluntary prepayment during [                       ].The prepayment penalties may be waived by the servicer.  A prepayment of a HELOC will usually result in a prepayment on the notes.

If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate at which defaults and losses occur on the HELOCs will affect the rate of payment of principal on the notes.  We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the HELOCs, the credit quality of the HELOCs and the collateral for the HELOCs.

See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the HELOCs.

 [The prepayment experience of the HELOCs may differ significantly from that of first lien residential HELOCs, or junior lien HELOCs with a principal balance lower than the value of the related property.]

Cash Flow Limited in Early Years of HELOCs
During the first [  ]-year draw down period under the credit line agreements for the HELOCs, borrowers are not required to make monthly payments of principal. As a result, collections on the HELOCs may vary. With respect to some of the HELOCs, during the second [  ]-year draw down period, no monthly payments of principal are required. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

General credit risk may also be greater to you than to holders of instruments evidencing interests in level payment HELOCs since no payment of principal of the HELOC generally is required until after either a five- or ten-year interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the HELOCs.

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[The Servicer Has Limited Ability to Change the Terms of the Mortgaged Assets]
The servicer may agree to changes in the terms of a HELOC if the changes:

-   do not materially and adversely affect the interest of the noteholders or the insurer; and

-  are consistent with prudent business practice.]

[Effect of Creation and Maintenance of Overcollateralization on Payments of Principal on the Notes
We describe in this prospectus supplement the underwriting guidelines used in originating the HELOCs, the collateral for the HELOCs and the servicing of the HELOCs.  These and other factors will affect the rate of defaults and losses on the HELOCs, which in turn will affect the rate at which overcollateralization is created or maintained.  When overcollateralization is less than the level required by [    ], a portion of interest collections on the HELOCs will be used to make principal payments on the notes.  This will accelerate the rate at which you receive payments of principal.  When overcollateralization is greater than the level required by [    ], a portion of principal collections on the HELOCs will be released to the residual certificate.  This will slow the rate at which you receive payments of principal.]

Geographic Concentration of HELOCs
Approximately [    ]% of the HELOCs expected to be in the trust on the closing date are secured by properties in [________].  The rate of delinquencies and defaults, and therefore the rate of prepayments, on the HELOCs may be higher than if fewer of the HELOCs were concentrated in one state because the following conditions in [_______] will have a disproportionate impact on the HELOCs in general.  Weak economic conditions in [_______] (which may or may not affect real property values) may affect the ability of borrowers to repay their HELOCs on time.  Declines in the [_______] residential real estate market may reduce the values of properties located in [______], which would result in an increase in the combined loan-to-value ratios. Properties in [_________] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters. Any increase in the market value of properties located in [_________] would reduce the combined loan-to-value ratios of the HELOCs and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the HELOCs.  Natural disasters affect regions of the United States from time to time, and may result in increased losses on HELOCs in those regions, or in insurance payments that will constitute prepayments of those HELOCs.

For additional information regarding the geographic distribution of the HELOCs in the trust, see the applicable table under “Description of the Loan Pool” in this prospectus supplement.

[Some of the HELOCs in the Loan Pool Are More Likely to	The payment schedules for most of the HELOCs in the pool require the borrower to pay off the principal balance

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Default Than Others, and Higher than Expected Defaults on these HELOCs could Reduce the Yield on Your Notes of the loan gradually over the life of the loan.  Some of the HELOCs in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your notes.

The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

•      the level of mortgage interest rates;

•      the borrower’s equity in the mortgage property;

•      general economic conditions; and

•      the availability of credit.

We cannot predict how these factors will affect the default rate of these HELOCs in the pool.  You should refer to “Description of the Loan Pool” for information on the percentage of loans in the Loan Pool that consists of these loans.]

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes]

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General
Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Notes. The Offered Notes are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by HELOCs originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the ratings on the Offered Notes will not be downgraded in the future.

[The HELOCs in the trust fund include HELOCs made to subprime borrowers, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective HELOCs in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.]

Increased Risk of Default Resulting from Loan Underwriting
Since late 2006, delinquencies, defaults and foreclosures on HELOCs have increased, and they may continue to increase in the future.

A significant portion of the HELOCs were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors.  These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the HELOCs.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios.  As property values generally increased during the period ending in 2007, consumers borrowed against the

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increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans and HELOCs to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan and HELOCs portfolios.

Risks Associated with Decline in Home Prices
In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2011. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments
Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past few years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the

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“Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of notes. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in an indenture, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act.

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Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing
To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate HELOCs that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to HELOCs, many originators have implemented more conservative underwriting criteria for mortgage loans and HELOCs, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate HELOCs or mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans.  While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of Securities
Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans and HELOCs have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans and HELOCs as well as from claims for repurchases of HELOCs previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and

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warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of HELOC portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent HELOC portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of HELOCs in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on HELOCs that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such HELOCs in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those HELOCs. Each servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any servicer or its ability to access markets for financing such advances. If a servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each servicer will have the authority to modify HELOCs that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related notes and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition,

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any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the Offered Notes as well as the amount of investment proceeds to which the Offered Notes would indirectly be entitled.

[Your Securities Will Have Greater Risk If the Currency Swap Agreement Terminates]
[Because the Class [__] Notes are denominated in [name of currency] instead of U.S. Dollars, the issuing entity has entered into a currency swap agreement with a swap counterparty to hedge against currency exchange and basis risks. The currency swap agreement will convert principal and interest payments on the Class [__] Notes from U.S. Dollars to the applicable currency; and the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in [the applicable currency].

Among other events, the currency swap agreement may terminate in the event that any of the following:

•      the trust or the swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

•      within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, the swap counterparty fails to:

•      obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

•      obtain a rating affirmation on the securities; or

•      post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating

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agencies.

Upon an early termination of the currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the Class [__] Notes which are denominated in [name of currency] other than U.S. Dollars. In addition, the trust may owe the swap counterparty swap termination payments that are required to be paid pro rata with the Class [__] Notes. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If the currency swap counterparty fails to perform its obligations or if the currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the [applicable currency]. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if the currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the Class [__] Notes bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under the currency swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on the Class [__] Notes.]

[Early Principal Payment From Cash Remaining in Pre-Funding Account
If the cash in the pre-funding account on the closing date is not used to acquire additional HELOCs by [               ], then that cash will be [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

[Additional risk factors to be provided as applicable.]

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DESCRIPTION OF THE ISSUING ENTITY

General

ACE Securities Corp. [          ] Trust [       ] (the “Trust” or the “Issuing Entity”) will be a [statutory business trust] [common law trust] formed under the laws of [           ] pursuant to an amended and restated Trust Agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between ACE Securities Corp. as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), for the transactions described in this prospectus supplement.  The Trust Agreement constitutes the “governing instrument” under the laws of [________].  The Trust will not engage in any activity other than acquiring, holding and managing the HELOCs (as defined in this prospectus supplement) and the other assets of the Trust and proceeds from the HELOCs and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.  The foregoing restrictions are contained in the Trust Agreement.  [These restrictions cannot be amended without the consent of holders of Notes evidencing at least 51% of the voting rights.]  For a description of other provisions relating to amending the Trust Agreement, see “[[_______________]]” in the base prospectus.

The assets of the Issuing Entity will consist of the HELOCs and certain related assets.  On or about [             ] (the “Closing Date”), the Trust will purchase the HELOCs from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the “Sale and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and [                     ], as indenture trustee (the “Indenture Trustee”).

The Issuing Entity’s fiscal year end is [______].

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] banking corporation and its principal offices are located at [                               ].  The compensation of the Owner Trustee will be paid by [                                       ].

[Provide Reg AB Item 1109(b) compliant description of the extent of the Owner Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Owner Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Owner Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Owner Trustee to take action.]

[Provide Reg AB Item 1109(d) compliant description of any limitations on the Owner Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Owner Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Owner Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one owner trustee to another owner trustee will be paid.]

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The Residual Certificate

The equity interest in the Trust will be evidenced by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined in this prospectus supplement), the “Securityholders”) will be entitled to receive [to be described as applicable].

DESCRIPTION OF THE NOTES

General

The Trust will issue the Class [   ] Notes (the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuing Entity and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  The Notes and the Residual Certificate are referred to in this prospectus supplement as the “Securities.”  Only the Notes are offered by this prospectus supplement.  The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

The “Trust Estate” will consist primarily of [describe as applicable].

The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the “Original Class Principal Amount”).  The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the “Class Principal Amount.”  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the HELOCs is increased or decreased as described under “Description of the Loan Pool” in this prospectus supplement.

Payments on the Notes will be made on the [____]th day of each month or, if the [____]th day is not a Business Day, on the next succeeding Business Day, commencing in [                 ] (each, a “Distribution Date”), to holders of Notes (“Noteholders”) of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder’s expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement).  See “— The Indenture Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”), representing approximately [______]% of the aggregate principal balance of the HELOCs as of the Cut-off Date, will be deposited in an account (the “Pre-Funding Account”) maintained by [               ].  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the

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Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent HELOCs (as defined in this prospectus supplement) purchased by the Trust in accordance with the [Sale and Servicing Agreement].  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent HELOCs.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Notes (the “Book-Entry Notes”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The  Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of  Book-Entry Notes will be evidenced by one or more Notes registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate evidencing an interest (a “Definitive Note”), except as set forth below under “— Definitive Notes” and in the prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Notes are issued, it is anticipated that:

•	the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

•
Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•
while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess Notes, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [            ] (“[   ]’), the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial

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ownership interests of the  Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the prospectus”.

Definitive Notes.  Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of  Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their  Book-Entry Notes.  Upon surrender by DTC of the Definitive Notes evidencing the  Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the  Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

Payments

Payments on the Notes on each Distribution Date will be made from the Available Collection Amount.  The Available Collection Amount will be determined as [to be provided as applicable.]

With respect to each Distribution Date, the “Due Period” is the calendar month immediately before that Distribution Date.

Payments of Interest.  Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the “Interest Rate”) and will be payable to Noteholders on each Distribution Date, starting in [                     ].  [If the Residual Certificateholder does not exercise its option to purchase the HELOCs and the other assets of the Trust when it is first entitled to do so, as described under “—Optional Redemption” in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]]  See “— Optional Redemption” in this prospectus supplement.  Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

The “Accrual Period” for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

Payments of interest on the Notes will be made from [to be provided as applicable].

Payments of Principal.  Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of [to be provided as applicable].

Payment Priorities

On each Distribution Date, the Available Funds will be applied in the following order of priority:

[to be provided as applicable.]

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Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, the Owner Trustee and the Indenture Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:

Servicer	[monthly]
[(a) A monthly fee paid to the Servicer out of interest collections received from the HELOCs in an amount equal to the product of one-twelfth of [    ]% per annum (the “Servicing Fee Rate”) and the Pool Balance as of the first day of the Collection Period.]

[(b) any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the HELOCs, and will be entitled to reimbursement from the Issuing Entity for various expenses.]

[(c) investment earnings on amounts on deposit in the Collection Account]
[Deducted by the Servicer from interest collections in respect of each HELOC serviced by the Servicer, before payment of any amounts to securityholders.]

Owner Trustee	[monthly]	[A monthly fee paid to the Owner Trustee by the Servicer out of the Servicer’s fee.]	[Paid by the Servicer before payment of any amounts to securityholders.]

Indenture Trustee	[monthly]
[(a) A monthly fee paid to the Indenture Trustee by the Servicer out of the Servicer’s fee.]

[(b) investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account]
[Paid by the Servicer before payment of any amounts to securityholders.]

[Other Applicable Party]	[_____]	[_____]	[_____]

[None of the fees set forth in table above may be changed without amendment of the Indenture.]

[Expenses of the Servicer, the Owner Trustee and the Indenture Trust will be reimbursed before payments are made on the securities.]

Example of Distributions

The following sets forth an example of collection of payments from Obligors on the Receivables, transfer of amounts among the Trust Accounts, and distributions on the securities for the Distribution Date in [_______]:

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Within [ ] Business Days of receipt thereof]	[Servicer Deposits to Collection Account]
The Servicer is required to deposit in a segregated account (the “Collection Account”) all payments received on or after the Cut-off Date on account of principal and interest on the HELOCs, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any HELOC and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.

The [ ]th day of each month, or if the [ ] th day is not a Business Day, the preceding Business Day	[Servicer Remittance Date]
The Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.

Last day of the month prior to the related Distribution Date	Record Date:	[Distributions will be made to securityholders of record for all applicable classes as of the Record Date].

The [__]th day of each month (or if the [__]h day is not a business day, the next business day),	Distribution Date:
The Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.

Succeeding months follow the same pattern.

Overcollateralization

On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[             ].  The weighted average Net HELOC Rate (as defined below) of the HELOCs is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections.  To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

The “Net HELOC Rate” for any HELOC equals [to be provided as applicable].

Maturity Date

The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [             ] (the “Maturity Date”).  See “—Rights of Noteholders Upon Occurrence of Event of Default” below.  The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

Reports to Noteholders

On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

•	the amount of principal distributed on that date to Noteholders;

•	the amount of interest distributed on that date to Noteholders;

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•	the amount of any outstanding Noteholders’ Interest Carryforward Amount for the Notes after distributions on that date;

•	the Class Principal Amount of the Notes after distributions on that date;

•	the amount of the Servicing Fees paid with respect to that date;

•	the Total Loan Balance as of the related Distribution Date;

•
the number and total Principal Balance of HELOCs (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•	any amount distributed to the holder of the Residual Certificate; and

•	other information to the extent provided in the Sale and Servicing Agreement.

Optional Redemption

On any Distribution Date after the date on which the Total Loan Balance is less than [  ]% of the Cut-off Date Balance, [                     ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the HELOCs, any REO Property and any other assets of the Trust for the Termination Price.  If [               ] does not exercise that option, [    ] will then have the same purchase option.  If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (this event, an “Optional Redemption”).

If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under “— Payments of Interest” in this prospectus supplement.

Rights of Noteholders Upon Occurrence of Event of Default

Under the Indenture, a failure to pay the full amount of the Noteholders’ Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an “Event of Default”).

Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [  ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture.  These remedies include [to be provided as applicable].  See “Description of the Agreements — Material Terms of the Indenture” in the prospectus.

The Indenture Trustee

[                   ], a [                              ], will be the Indenture Trustee under the Indenture.  The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee].  The Indenture Trustee’s “Corporate Trust Office” is located at [                                           ], or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

[Provide Reg AB Item 1109(b) compliant description of the extent of the Indenture Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

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[Provide Reg AB Item 1109(c) compliant description of the Indenture Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Indenture Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Indenture Trustee to take action.]

[Provide Reg AB Item 1109(d) compliant description of any limitations on the Indenture Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Indenture Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Indenture trustee to another Indenture trustee will be paid.]

[THE INSURANCE POLICY

The following information has been provided by [      ] (the “Insurer”) for inclusion in this prospectus supplement.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

[OTHER CREDIT ENHANCEMENT PROVIDER]

[Regulation AB Item 1114 compliant description of any other credit enhancement provider.]

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[DERIVATIVE INSTRUMENTS]

[The Interest Rate Swap Agreement and the Swap Provider]

[The Offered Notes and Class [__] Notes will have the benefit of an interest rate swap agreement.  On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [_______] (the “Swap Provider”).  A separate trust created under the indenture (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between The Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.]

[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]

[If significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is 10% or more, provide financial information required by Item 1115 of Regulation AB.]

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) [__]%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Notes and the Class [__] Notes (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain the Required Overcollateralization Amount and Allocated Realized Loss Amounts.]

[The “Swap Notional Amount” with respect to each Distribution Date commencing in [______, __], is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement).  The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in [______, __], unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).]

Distribution Date	Swap Notional Amount

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

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[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[______ __, ____]	$ [__________]

[The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.]

 [Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Notes from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Notes or for a portion of the Mandatory Auction Notes are received on such date (or it is deemed that no bids for a Mandatory Auction Note or for a portion of a Mandatory Auction Note are so received), the holders of such class or portion thereof will not be able to transfer their Notes in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Notes (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Notes shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Note Principal Balance of a Mandatory Auction Note, then the bidders of the Tie Bids will each take a pro rata share in such Notes (based on the aggregate Note Principal Balance for the Mandatory Auction Notes for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Note Principal Balance of the Mandatory Auction Notes, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Note Principal Balance for the Mandatory Auction Notes for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Notes into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Notes on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Note Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Note Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

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The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION

NOTES WILL BE OBLIGATED TO TENDER THEIR NOTES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction, Notes in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Notes will continue to retain their Notes and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Notes of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Notes (based on the aggregate Note Principal Balance of the Mandatory Auction Notes), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Indenture, and shall retain the remaining Current Principal Amount, if any, of such Class of Notes held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

[The Currency Swap Agreement and Swap Counterparty]

[The holders of the Class [__] Notes will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if Class [__] Notes are

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to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into the currency swap agreement with an eligible swap counterparty:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date. The swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the Class [__] Notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the Class [__] Notes multiplied by the outstanding principal balance of the Class [__] Notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the Class [__] Notes, including, on the maturity date for the Class [__] Notes, if the currency swap agreement is then in effect, the remaining outstanding principal balance of the Class [__] Notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the Class [__] Notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, the swap counterparty will receive from the trust:

•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the Class [__] Notes in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding

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principal balance of the Class [__] Notes, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the Class [__] Notes; provided that, all principal payments allocated to such securities on any distribution date will be deposited into the related accumulation account and paid to the swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the Class [__] Notes being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the the currency swap agreement for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

The currency swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•	the distribution date on which the outstanding principal balance of the Class [__] Notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the Class [__] Notes.

The currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. The currency swap agreement will not terminate solely due to the declaration of a failed remarketing.]

[The Interest Rate Cap Agreement]

[The Class [__] Notes will have the benefit of the Interest Rate Cap Agreement. Pursuant to the Interest Rate Cap Agreement, with respect to any Distribution Date, commencing with the Distribution Date in [__], 20[ ], on or prior to the Distribution Date in [__], 20[ ], [_______], (the “Cap Provider”), will be obligated to pay to the securities administrator, an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate (determined in accordance with the Interest Rate Cap Agreement) up to a maximum of [__]% (the “Maximum Cap Rate”) and (ii) a specified strike rate of [__]% (the “Cap Strike Rate”) and (b) the Interest Rate Cap Agreement Notional Amount set forth on the schedule attached as Annex B hereto for that Distribution Date, determined on a 30/360 Basis. (each such payment, the “Cap Agreement Payment”). The Interest Rate Cap Agreement will terminate after the Distribution Date in [__], 20[ ].

The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Cap Provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

For the Class [__] Notes and each Distribution Date prior to and including the Distribution Date in [__], 20[ ],  any Cap Agreement Payment received by the securities administrator will be used to pay the related Cap Amount to such classes of Notes, as described below under “––The Reserve Funds.”

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Amounts received on  the Interest Rate Cap Agreement will not be available to make distributions on any class of Notes other than the Class [__] Notes.

The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class [__] Notes do not represent an obligation of the Cap Provider. The holders of the Class [__] Notes are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the cap provider in respect of its obligations under the Interest Rate Cap Agreement.]

DESCRIPTION OF THE LOAN POOL

General

The Loan Pool will consist of approximately [     ] HELOCs with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[           ] (the “Cut-off Date Balance”).  The HELOCs are secured by [to be provided as applicable] (“Mortgages”).  All of the HELOCs will be [description of HELOCs.]

Generally, the HELOCs were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

•	[to be provided as applicable].

For a description of the underwriting criteria applicable to the HELOCs, see “The Originator — Underwriting Criteria” in this prospectus supplement.

The Servicer will be required to service the HELOCs pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under “Description of the Transfer and Servicing Agreements — Servicing” in this prospectus supplement.

Payments on the HELOCs

[To be provided as applicable.]

Characteristics of the HELOCs

The HELOCs are expected to have the following approximate total characteristics as of the Cut-off Date. The HELOCs in the Trust were originated under the related home equity line of credit agreement and promissory note executed by the related borrower and any amendment or modification thereof (“Credit Line Agreement”).  Prior to the issuance of the Notes, HELOCs may be removed from the Loan Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other home loans may be included in the Loan Pool prior to the issuance of the Notes.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the HELOCs, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related HELOCs as of the Cut-off Date.

Approximately [    ] of the HELOCs provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination of the loan, generally equal to [to be provided as applicable].

The HELOC Rates of the HELOCs range from approximately [       ]% annually to [       ]% annually.  The weighted average HELOC Rate of the HELOCs is approximately [       ]% annually.

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The Principal Balances of the HELOCs range from approximately $[  ] to $[     ].  The HELOCs have an average Principal Balance of approximately $[     ]. As of the Cut-Off Date, the minimum remaining draw period and the maximum remaining draw period were approximately [     ] months and [     ] months, respectively, and the weighted average remaining draw period was approximately [     ] months. The average credit limit utilization rate was approximately [     ]%, the minimum credit limit utilization rate was approximately [     ]%, and the maximum credit limit utilization rate was approximately [     ]%. The credit limit utilization rate is determined by dividing the Cut-off Date Balance by the credit limit of the related Credit Line Agreement.

The weighted average Combined Loan-to-Value Ratio at origination of the HELOCs is approximately [    ]%. Substantially all of the HELOCs consist of loans originated under two different loan term options: [a 15-year HELOC or a 25-year HELOC]. [In addition, [     ] HELOC was originated under a loan term option of 30 years and [     ] HELOCs are 15-year balloon HELOCs.]

[All] of the HELOCs were originated by [     ]. The HELOCs have either a [5-year or 15-year draw period], during which the borrower may make cash withdrawals against the equity line and [substantially all] of the HELOCs have a [10-year] repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. [    ] of the HELOCs has a 15-year draw period and a 15-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid, and [     ] of the HELOCs are balloon HELOCs that have a 15-year draw period after which the balance of the HELOC is immediately due and payable. Generally, the HELOC borrowers are subject to a $[     ] termination fee for loans terminated within [     ] years of origination. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

[Approximately [    ]% of the HELOCs are Interest-Only HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the [origination of] the related HELOC. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only HELOCs will be increased to an amount sufficient to amortize the principal balance of the Interest-Only HELOC over its remaining term, and to pay interest at the related Mortgage Rate.]

Subject to applicable law, the Servicer may change the terms of a Credit Line Agreement at any time provided that such changes (i) do not adversely affect the interest of the Noteholders or the Insurer and (ii) are consistent with prudent business practice. In addition, the Servicer, within certain limitations described in the Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

[Approximately [    ] (or [    ]%) of the HELOCs are Fixed Rate HELOCs and approximately [    ] (or [    ]%) of the HELOCs are Adjustable Rate HELOCs, as described in more detail under “Adjustable Rate HELOCs” below. Interest on the HELOCs accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [    ] (or [    ]%) of the HELOCs are First Lien HELOCs and approximately [    ] (or [    ]%) are Second Lien HELOCs or deeds of trust or similar security instruments on Mortgaged Property consisting of residential properties including [indicate types of properties].]

Pursuant to its terms, each HELOC [, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

All of the HELOCs are fully amortizing.

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As of the Cut-off Date, [    ] of the HELOCs in the Trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

[None of the HELOCs are subject to negative amortization.]

[As of the Cut-off Date, approximately [    ]% of the HELOCs were less than 30 days delinquent in payment and approximately [    ]% of the HELOCs were at least 30 but less than 60 days delinquent.]

No more than approximately [       ]% of the HELOCs are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the HELOCs having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Servicer Concentrations of the HELOCs

Servicer	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Originator Concentrations of the HELOCs

Originator	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

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Collateral Type of the HELOCs

Collateral Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] – [______]	[__]	$[_________]	[__]%
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

*HELOCs which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Lien Priority of the HELOCs

Lien Priority	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	[__]	$ [_________]	[__]%
Second Lien	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Principal Balances of the HELOCs at Origination

Principal Balance at Origination ($)	Number of HELOCs	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[____] – [______]	[__]	$ [_________]	[__]%
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

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Principal Balances of the HELOCs as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] – [______]	[__]	$ [_________]	[__]%
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the HELOCs

Location	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$ [_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Mortgage Rates of the HELOCs as of the Cut-Off Date

Mortgage Rate (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_______]	[__]	$ [_________]	[__]%
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

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Original Term of the HELOCs

Original Term	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] months	[__]	$ [_________]	[__]%
[____] months	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Remaining Term to Stated Maturity of the HELOCs as of the Cut-off Date

Remaining Term to Stated Maturity	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] – [_____] months	[__]	$ [_________]	[__]%
[____] – [_____] months	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

[Unit Types of the Contracts]

Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_________]	[__]	$ [_________]	[__]%
[_________]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Property Types of the HELOCs

Property Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_________]	[__]	$ [_________]	[__]%
[_________]	[__]	[_________]	[__]
[_________]	[__]	[_________]	[__]
[_________]	[__]	[_________]	[__]
[_________]	[__]	[_________]	[__]
[_________]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

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Original Combined Loan-to-Value Ratios of the HELOCs

Original Combined Loan-to-Value Ratio (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_______]	[__]	$ [_________]	[__]%
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Documentation Type of the HELOCs

Documentation Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______]	[__]	$ [_________]	[__]%
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

FICO Score for the HELOCs

FICO Score	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_______]	[__]	$ [_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Loan Purpose of the HELOCs

Loan Purpose	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

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Occupancy Status of the HELOCs

Occupancy Status	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the ARM Loans included in the Loan Pool

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[___________]	[__]	$ [_________]	[__]%
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Gross Margins of the ARM Loans Included in the Loan Pool

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [______]	[__]	$ [_________]	[__]%
[______] – [______]	[__]	[_________]	[__]
[______] – [______]	[__]	[_________]	[__]
[______] – [______]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Maximum mortgage rates of the ARM Loans included in the Loan Pool

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [______]	[__]	$ [_________]	[__]%
[______] – [______]	[__]	[_________]	[__]
[______] – [______]	[__]	[_________]	[__]
[______] – [______]	[__]	[_________]	[__]
[______] – [______]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

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Minimum mortgage rates of the ARM Loans included in the Loan Pool

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [______]	[__]	$ [_________]	[__]%
[______] – [______]	[__]	[_________]	[__]
[______] – [______]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Initial Periodic Rate Caps of the ARM Loans included in the Loan Pool

Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
[_______]	[__]	[_________]	[__]
[_______]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Subsequent Periodic Rate Caps of the ARM Loans included in the Loan Pool

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$ [_________]	[__]%
Total:	[__]	$ [_________]	[__]%

Lifetime Rate Caps of the ARM Loans included in the Loan Pool

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$ [________]	[__]%
[_____] – [_____]	[__]	[________]	[__]
[_____] – [_____]	[__]	[________]	[__]
Total:	[__]	$ [________]	[__]%

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Prepayment Penalty Months of the HELOCs at Origination

Prepayment Penalty Months at Origination	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [__________]	[__]%
[_____]	[__]	[__________]	[__]
[_____]	[__]	[__________]	[__]
[_____]	[__]	[__________]	[__]
Total:	[__]	$ [__________]	[__]%

HELOC Delinquencies and Losses

For information regarding delinquencies and losses on the HELOCs, see the tables below.  A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

[____] Days (times):	Number of HELOCs	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

[____] Days (times):	Number of HELOCs	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]	[_______._]	[__.__]
1	[________]	[_______._]	[__.__]
2	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

[____] Days (times):	Number of HELOCs	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

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[Subsequent HELOCs

The obligation of the Trust to purchase additional HELOCs (the “Subsequent HELOCs”) on [any] date, as specified in the [Sale and Servicing Agreement] (each, a “Subsequent Transfer Date”) will be subject to the Subsequent HELOCs meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent HELOCs on the related Subsequent Transfer Date.

The characteristics of Subsequent HELOCs may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial HELOCs at any time.  It is expected that a substantial portion of the Subsequent HELOCs will be [to be provided as applicable.]]

ADDITIONAL INFORMATION

The description in this prospectus supplement of the Loan Pool and the Mortgaged Properties is based upon the Loan Pool as constituted at the close of business on the Cut-off Date.  A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the “SEC”) within fifteen days after the initial issuance of the Notes.  In the event that HELOCs are removed from or added to the Loan Pool as described in this prospectus supplement under “Description of the Loan Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the Loan Pool (if applicable) any period before January 1, 2006.

THE DEPOSITOR

 ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Indenture.

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THE SPONSOR

 DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

 *The Sponsor did not securitize any mortgage loans in 2008 or 2009.

THE ORIGINATORS

General

[             ], [          ] and  [____] are the originators of the HELOCs with respect to approximately [___]%, [___]% and [___]%, respectively, of the HELOCs by aggregate principal balance as of the Cut-off Date, along with various originators, none of which has originated more than 10% of the HELOCs by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, HELOCs and residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans and HELOCs, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

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For a description of the underwriting guidelines applicable to the Mortgage Loans purchased from [__________] and certain other information with respect to [__________], see “The [Mortgage] [Contract] Pool—Underwriting Standards” in this Prospectus Supplement.]

[[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, HELOCs and residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans and HELOCs, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

For a description of [________]’s underwriting guidelines, see “The [Mortgage][Contract] Pool—Underwriting Standards—[__________]”.

THE SERVICER

General

Primary servicing of the HELOCs will be provided by [______] (the “Servicer”) pursuant to the Indenture.

The servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the HELOCs and will, consistent with the Indenture and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the HELOCs.  Consistent with the previous sentence, the servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a HELOC or extend the due dates for payments due on a note, provided that the insurance coverage for the HELOC or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The servicer may also waive or modify any term of a HELOC so long as the servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

All collections of principal and interest on any HELOCs, including but not limited to Principal Prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the Servicer out of liquidation proceeds in accordance with the Indenture), the repurchase price for any HELOCs repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Eligible Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Noteholders.  Amounts on deposit in a Eligible Account may be invested in Permitted Investments (as defined in the Indenture) in the name of the Trustee for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Indenture, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Indenture) shall deposit the amount of any such loss in the Eligible Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Noteholders.  On the date specified in the Indenture, the Servicer will withdraw or cause to be withdrawn from the applicable Eligible Accounts and any other

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permitted accounts and will remit to the Indenture Trustee for deposit in the Distribution Account the available funds.  See “Indenture — Payments on [Mortgage Loans][Contracts]; Deposits to Collection Account and Distribution Account” in this prospectus supplement.

[Servicer Name]

[The Servicer has significant experience in servicing residential and commercial mortgage loans and has been servicing HELOCs and residential mortgage loans since[_____], and non prime mortgage loans since[_____].  The Servicer is [one of the largest third-party subprime mortgage loan servicers in the United States].  The Servicer and its related companies currently employ more than [_____] people worldwide with domestic residential mortgage loan servicing and processing centers in _____,_____ and _____, _____.   The Servicer specializes in the management of [sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets]. The Servicer’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

 As of December 31, 20__, the Servicer provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $[____], substantially all of which are being serviced for third parties, including loans in over [_____] securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by the Servicer at the end of each of the indicated periods.

Delinquency Experience (Dollars in Thousands)
At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent
Principal Amount Outstanding[1]
Delinquencies[2]
30-59 Days
60-89 Days
90-119 Days
over 120 days
Total Delinquencies as a Percentage of the Total Amount Outstanding
________________________
1.	Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.
2.
The period of delinquency is based on the number of days scheduled payments are contractually past due.  Includes repossessions on hand which have not been charged-off.  A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month’s scheduled payment date.

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Delinquency and Foreclosure Experience

The following tables set forth, for the HELOC servicing portfolio serviced by the Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in the Servicer’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  A HELOC is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the the next monthly due date [which is know as the OTS Method][on the last business day immediately prior to the next monthly due date, which is know as the MBA Method].  The Servicer’s portfolio may differ significantly from the HELOCs in the loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the HELOCs in the loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the HELOCs in the loan pool will depend, among other things, upon the value of the real estate securing such HELOCs in the loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the HELOCs in the loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the loan pool. Finally, the statistics shown below represent the delinquency experience for the Servicer’s HELOC servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the HELOCs comprising the loan pool will depend on the results obtained over the life of the loan pool.

Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2005						As of December 31, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2007						As of December 31, 2008
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

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As of December 31, 2009
	By No. Of Loans	By Dollar Amount	Percent By No. of Loans		Percent By Dollar Amount

Total Portfolio		$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%
60-860 days		$		%		%
90 d90 days or more		$		%		%
Total Delinquent Loans		$		%		%
Loans in Foreclosure		$		%		%

Real Estate Owned
(Dollars in Thousands)
	As of December 31, 2005				As of December 31, 2006				As of December 31, 2007				As of December 31, 2008
	By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans	By Dollar Amount

Total Portfolio			$				$				$			$
Foreclosed Loans			$				$				$			$
Foreclosure Ratio		%		%		%		%		%		%	%		%
As of December 31, 2009
	By No. of Loans		By Dollar Amount

Total Portfolio			$
Foreclosed Loans			$
Foreclosure Ratio		%

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Loan Gain/(Loss) Experience
(Dollars in Thousands)
	As of December 31, 2005		As of December 31, 2006		As of December 31, 2007		As of December 31, 2008

Total Portfolio	$		$		$		$
Net Gains/(Losses)	$		$		$		$
Net Gains/(Losses) as a Percentage of Total Portfolio		%		%		%		%

As of December 31, 2009

Total Portfolio	$
Net Gains/(Losses)	$
Net Gains/(Losses) as a Percentage of Total Portfolio		%

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the “Transfer and Servicing Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings “Description of the Agreements” in the prospectus.

Sale and Assignment of the HELOCs

On the Closing Date, [    ] will sell the HELOCs (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the HELOCs (other than those amounts) to the Trust.  The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor.  The Trust will pledge and assign the HELOCs to the Indenture Trustee in exchange for the Notes.  Each HELOC will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the “HELOC Schedule”).

[In addition, the Depositor will, as to each HELOC, deliver to a custodian appointed by the Indenture Trustee (the “Custodian”) the following documents (together, with respect to each HELOC, a “Loan File”):

•	the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

•	any assumption and modification agreements and the Credit Line Agreement,

•	an assignment of the underlying asset in the name of the Indenture Trustee, or in blank, in recordable form, and

•	any intervening assignments of the underlying asset.]

Assignments of the underlying assets to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are

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located to protect the Indenture Trustee’s interest in the HELOCs against the claims of creditors of [   ] or subsequent purchasers.  In the event that, with respect to any HELOC, the Depositor cannot deliver the assignment with evidence of recording on the HELOC concurrently with the conveyance of the HELOC under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment.  The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office.  The Custodian will review (or cause to be reviewed) each Loan File within ninety days after the conveyance of the related HELOC to the Trust to ascertain that all required documents have been executed and received.

Under the terms of the agreement (the “Loan Sale Agreement”) pursuant to which the Depositor will purchase the HELOCs from [    ], and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the loan documents and will notify the Depositor and [    ] as to each loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the HELOC on the HELOC schedule or otherwise defective.  If any loan document is not delivered or any material defect in a document is not cured within the time period specified in the Loan Sale Agreement, [    ] will be required to repurchase the affected HELOC for a price equal to the unpaid principal balance of the HELOC plus accrued interest on the HELOC (the “Repurchase Price”) or, in some circumstances, to substitute another HELOC that satisfies the requirements specified in the Sale and Servicing Agreement.

[    ] will make to the Depositor under the Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading “Description of the Agreements — Material Terms of the Indenture Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  The Depositor’s rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any HELOC or the interests of the Noteholders, [    ] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected HELOC from the Trust for the Repurchase Price or, in some circumstances, to substitute another HELOC.

No assurance can be given that, at any particular time, [    ] will be capable, financially or otherwise, of repurchasing defective HELOCs or substituting additional HELOCs for defective HELOCs.

Voting Rights

Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

General Servicing Provisions

The HELOCs will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

[Describe servicing provisions as applicable.]

No Delinquency Advances

In the event of a delinquency or default with respect to a HELOC, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the HELOC.

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Servicing Advances

The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the HELOCs (each, a “Servicing Advance”) and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement.  Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments.  Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related HELOC, or with respect to any Liquidated HELOC from the related Liquidation Proceeds.  Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under “Description of the Notes — Payment Priorities.”

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each HELOC calculated at [     ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each HELOC.  No Servicing Fee will be payable on a Liquidated HELOC unless the Servicer determines that additional collection efforts are warranted with respect to that HELOC.  The Servicer will be entitled to reimbursement from collections on the HELOCs for some of its expenses before any amounts are paid to Noteholders.

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the HELOCs, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers (“Subservicers”) as provided under the Sale and Servicing Agreement.  If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [    ], unless the Servicer delivers to [    ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer.  [Events of default include:

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•	failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

•	failure by the Servicer to deposit collections or other recoveries on the HELOCs in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

•	failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

•	failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

•	failure by the Servicer to maintain a minimum net worth of $[25,000,000];

•	insolvency of the Servicer; and

•	other events specified in the Sale and Servicing Agreement.]

[If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement.  The Indenture Trustee may continue to service the HELOCs if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

Collection Account, Note Distribution Account and Certificate Distribution Account

The Servicer is required to deposit in a segregated account (the “Collection Account”) within [    ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the HELOCs, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any HELOC and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.  Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement.  The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [             ].  Any net losses on these investments will be paid by [              ].

The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the “Note Distribution Account”).  The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the “Certificate Distribution Account”).

On the [     ]th day of each month, or if the [    ]th day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.  On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.  Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the

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Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation.  Any net losses on these investments will be paid by the Indenture Trustee.

The Owner Trustee and Indenture Trustee

The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees.  For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be.  The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by [    ] and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any HELOCs or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the HELOCs, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account.  So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various Notes, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs,

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expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation.  Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any HELOCs or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the HELOCs, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account.  So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements.  Generally, those duties will be limited to the receipt of the various Notes, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) Noteholders evidencing not less than [   ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings.  See “Description of the Notes — Rights of Noteholders Upon Occurrence of Event of Default” in this prospectus supplement.

YIELD CONSIDERATIONS

General

The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the HELOCs (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the HELOCs.  Yields will also be affected by the extent to which HELOCs bearing higher HELOC Rates prepay at a more rapid rate than HELOCs with lower HELOC Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

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Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  These factors may include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of “due-on-sale” clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans.  Nearly all of the HELOCs contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the HELOC, or (2) enforcement is not permitted by applicable law.  In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related HELOC, or may simply release its lien on the existing collateral, leaving the related HELOC unsecured.  In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the HELOC to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

Approximately [     ] of the HELOCs are subject to prepayment penalties during the first [three to five years] after origination.  Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the HELOCs.  A prepayment premium may be waived by the Servicer under some circumstances.  The remaining HELOCs may be prepaid in full or in part at any time without penalty.

In general, if prevailing interest rates fall below the interest rates on the HELOCs, the HELOCs are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the HELOCs.  Conversely, if prevailing interest rates rise above the interest rates on the HELOCs, the rate of prepayment would be expected to decrease.

The rate of principal payments on the HELOCs will also be affected by the amortization schedules of the HELOCs, the rate and timing of prepayments by the borrowers, liquidations of defaulted HELOCs and repurchases of HELOCs due to breaches of representations and warranties or defective documentation as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related HELOCs may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Notes.  In general, the earlier a prepayment of principal of the related HELOCs, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Any resulting Realized Losses could affect the rate of payment of principal no the Notes.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related HELOCs in whole or in part.  Any repurchases or repayments of the HELOCs may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

In addition, any future limitations on the rights of borrowers to deduct interest payments on HELOCs for federal income tax purposes may result in a higher rate of prepayment on the HELOCs.

The Depositor and [    ] make no representations as to the particular factors that will affect the prepayment of the HELOCs, as to the relative importance of these factors, or as to the percentage of the principal balance of the HELOCs that will be paid as of any date.

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Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount.  The effect on an investor’s yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

The rate of delinquencies and defaults on the HELOCs and of recoveries, if any, on defaulted HELOCs and foreclosed properties will affect the rate and timing of principal payments on the HELOCs, and, accordingly, the weighted average life of the Notes.  Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history.  In general, defaults on HELOCs are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans.  The rate of default on HELOCs with high loan-to-value ratios, or on HELOCs secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties.  In addition, the rate and timing of prepayments, defaults and liquidations on the HELOCs will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing.  See “Description of the Loan Pool” in this prospectus supplement.  The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

The yields to investors in the Notes may be affected by the exercise by [              ] of its right to purchase the HELOCs, as described under “Description of the Notes — Optional Redemption” in this prospectus supplement, or the failure of [                        ] to exercise that right.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related HELOCs, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related HELOCs, the actual yield may be lower than that so calculated.

The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [    ] day (or later) of the month following the Accrual Period.

Overcollateralization

[Describe as applicable.]

Maturity Date

The Maturity Date of the Notes is as set forth under “Description of the Notes — Maturity Date” in this prospectus supplement.  The Maturity Date of the Notes was determined by [to be provided as applicable].  The actual maturity of the Notes may be significantly earlier than the Maturity Date.

Weighted Average Life

The following information illustrates the effect of prepayments of the HELOCs on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the HELOCs.  Weighted average life refers to the average amount of

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time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the HELOCs is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of [    ] or the Depositor) and [to be provided as applicable].

Prepayments on loans such as the HELOCs are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for the HELOCs represents [to be provided as applicable].  [    ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the HELOCs.  Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [    ] model.

[The following table was prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

•	the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

•	each scheduled payment of principal and interest on a HELOC is timely received on the last day of each month starting in [ ];

•	principal prepayments are received in full on the last day of each month starting in [ ], and each prepayment includes 30 days of interest on the HELOC;

•	prepayments are received on the HELOCs at the applicable constant rates indicated;

•	there are no defaults or delinquencies on the HELOCs;

•	Distribution Dates occur on the [ ]th day of each month, starting in [ ];

•	there are no re-purchases or substitutions of the HELOCs;

•	the Notes are issued on [ ]; and

•	the HELOCs were aggregated into assumed HELOCs having the following characteristics:]

HELOC Number	Principal Balance	Gross HELOC Interest Rate	Net HELOC Interest Rate	Remaining Term to Maturity (in months)

The actual characteristics of the HELOCs may, and the performance of the HELOCs will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment

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scenarios.  For example, it is not expected that the HELOCs will prepay at a constant rate until maturity, that all of the HELOCs will prepay at the same rate or that there will be no defaults or delinquencies on the HELOCs.  Moreover, the diverse remaining terms to maturity of the HELOCs could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the HELOCs is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the HELOCs or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.

Percentage of Original Principal Amount of the Notes
Outstanding at the Following [Prepayment Rates]

Class [ ]
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100	100	100	100	100	100	100
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years:
With Optional Redemption	[___]	[___]	[___]	[___]	[___]	[___]	[___]
Without Optional Redemption	[___]	[___]	[___]	[___]	[___]	[___]	[___]

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MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Upon the issuance of the notes, [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the Notes [will be] [may be] treated as indebtedness and the Trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable Loan Pool.

[The Trust does not anticipate treating the Notes as having been issued with original issue discount.] The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the HELOCs will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].

All prospective purchasers of the Notes should see “Material Federal Income Tax Consideration—Partnership Trust Funds and Disregarded Trust Funds—Taxation of Debt Securityholders” in the accompanying prospectus for a summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes.  State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA CONSIDERATIONS

The Notes may be purchased by an employee benefit plan or an individual retirement account (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.  For additional information regarding treatment of the Notes under ERISA, See “ERISA Considerations” in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor’s assets.  Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

See “Certain Legal Aspects of HELOCs” in the prospectus.

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USE OF PROCEEDS

The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the HELOCs.  The HELOCs will be acquired by the Depositor from [    ] in a privately negotiated transaction.

UNDERWRITING

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement.  After the initial public offering of the Notes, the public offering price may be changed.  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes.  As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Notes.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[      ].

The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so.  There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

[                      ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

The Underwriter is an affiliate of [    ] and performs management services for the Depositor.  The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and [    ] in the ordinary course of business.

[EXPERTS

[To be provided as applicable].]

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LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Owner Trustee, the Indenture Trustee, the Issuing Entity, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the securityholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the securityholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are no affiliations among [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the securities, or that relate to the securities or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

LEGAL MATTERS

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

RATINGS

It is a condition to the issuance of the Notes that they be rated “[   ]” by [Rating Agency] and “[   ]” by [Rating Agency].  [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the “Rating Agencies.”

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the HELOCs.  The rating takes into consideration the characteristics of the HELOCs and the structural, legal and tax aspects associated with the Notes.  The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of

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securities in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the securities, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

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GLOSSARY OF DEFINED TERMS

[To be provided.]

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ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Asset Backed Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed Notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed Notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed Notes issues in same-day funds.

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Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on

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the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

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Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

S-69

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 2010

PROSPECTUS SUPPLEMENT   (To Prospectus dated [               ])
$[              ] (Approximate)

ACE SECURITIES CORP.
Home Equity Loan Trust, Series [_______]
Mortgage Backed Notes

[DB Structured Products, Inc.]	Home Equity Loan Trust [______]
Sponsor and Seller	Issuing Entity
Ace Securities Corp.
Depositor

Consider carefully the risk factors beginning on page S-[      ] of this prospectus supplement and on page [      ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ]  in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The notes will represent obligations of the issuing entity only and will not represent obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

The Issuing Entity will issue notes including the following classes offered hereby:

●   [      ] classes of senior notes

●   [      ] classes of subordinate notes

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[   ] and not to the other classes of notes that will be issued by the trust as described in this prospectus supplement.

Payments on the Offered Notes will be payable [       ], as described in this prospectus supplement.  The first expected payment date will be [        ].  Credit enhancement for the Offered Notes includes [describe any credit enhancement].  [Amounts payable under [description of any derivative agreements] provided by [    ] will be applied to [description of purpose of derivative agreement(s)].]

[Description of assets of the trust.]  [After the closing date of this transaction, but before [     ], the trust may acquire additional underlying securities as described at “Description of the Trust Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

On or about [         ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Deutsche Bank Securities]
The date of this prospectus supplement is [             ]

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

We note that the information presented in this prospectus supplement is only intended to enhance the general terms of the accompanying prospectus.  If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

S-ii

Tables of Contents

Prospectus Supplement

Page

The Offered Notes	S-1
Summary of Terms	S-3
Risk Factors	S-14
Glossary	S-34
Description of the Notes	S-34
General	S-34
Book-Entry Registration	S-35
Payments of Interest	S-35
[Determination of LIBOR	S-37
Payments of Principal	S-37
Credit Enhancement	S-37
Optional Purchase of the Underlying Securities	S-39
Fees and Expenses of the Trust	S-39
Description of the Trust Property	S-39
General	S-39
[The Underlying Mortgage Loans	S-44
[Conveyance of Subsequent Underlying Securities	S-45
Static Pool Information	S-46
The Depositor	S-46
The Sponsor	S-46
Legal Proceedings	S-47
Affiliations	S-47
Additional Information	S-48
[Underwriting Guidelines]	S-48
The Originators	S-48
General	S-48
[Originator Name]	S-49
[[Originator Name]	S-49
[ ] Underwriting Guidelines	S-49
General Underwriting Guidelines	S-49
[The Underlying Servicers]	S-49
[General	S-49
Administration of the Trust	S-50
Administrative Responsibilities	S-50
Trust Accounts	S-52
Example of Payments	S-52
The Trust Agreement, Indenture and Administration Agreement	S-53
General	S-53
The Issuing Entity	S-52
The Owner Trustee	S-54
The Ownership Certificate	S-54
The Indenture Trustee	S-54
[The Trust Administrator	S-54
Certain Matters under the Agreements	S-55
Administration	S-58
Amendment	S-58
The Transfer and Collection Agreement	S-58
General	S-58
Assignment of the Underlying Securities	S-58
Representations and Warranties	S-59
Custody of the Underlying Securities	S-59
Certain Matters Under the Transfer and Collection Agreement	S-59
Reports to Securityholders	S-61
Voting Rights	S-62
Yield, Prepayment and Weighted Average Life	S-63
General	S-63
[Subordination of the Class [ ] Notes	S-64
Weighted Average Life	S-65
Material Federal Income Tax Considerations	S-65
Tax Classification of the Trust and of the Notes	S-65
Tax Consequences to Holders of the Notes	S-66
State and Local Income Tax Considerations	S-66
Legal Investment Considerations	S-66
Use of Proceeds	S-66
ERISA Considerations	S-67
General	S-67
Purchases of the Notes	S-67
Underwriting	S-68
Legal Matters	S-69
Ratings	S-69
Glossary of Defined Terms	S-70
Annex A: Payment Date Statements	S-A-1
Annex B: Disclosure Documents	S-B-1
Annex C: Principal Amount Decrement Tables	S-C-1

S-iii

The Offered Notes

The notes consist of the [class(es)] of notes listed in the tables below[, together with the Class [       ] Notes].  Only the classes of notes listed in the tables below are offered by this prospectus supplement.

Initial Note Ratings
Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount (1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date) (3)	Principal Type	Interest Type	[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)	These balances are approximate, as described in this prospectus supplement.

(2)	Reflects the interest rate as of the closing date.

(3)	Reflects the summary interest rate formula [to be described as applicable].

S-1

The Offered Notes will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Payment Date	Expected Final Scheduled Payment Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

S-2

Summary of Terms

•           This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•           While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•           Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

[Whenever we refer to a percentage of some or all of the underlying securities in the trust [or in any pool], that percentage has been calculated on the basis of the total security principal balance of those underlying securities as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Notes – Payments of Principal” how the security principal balance of an underlying security is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any underlying security or securities, we mean the total of their security principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[DB Structured Products, Inc.] will sell the underlying securities to the depositor.

Depositor

Ace Securities Corp., a Delaware corporation. See “The Depositor” in the prospectus.

Issuing Entity

Home Equity Loan Trust [______].

Indenture Trustee

[       ].

Owner Trustee

[       ].

[ Trust Administrator

[       ] will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust.]

[ Note Insurer

[   ] will provide a note guaranty insurance policy for [    ] Notes.

[[ Swap] [ Cap] Counterparty

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any indenture trustee, owner trustee or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

S-3

The Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the table on page S-[   ].

[The Offered Notes will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of Offered Notes are set forth in the table on page S-[   ].]

The notes represent obligations of the trust and will be secured by collateral consisting primarily of [describe assets of the trust] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].

[The underlying securities to be included in the trust will be divided into [       ] pools: [name pools].  [Describe pool assets].

The trust will issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees have been made on the related payment date.

[Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] assets.  Payments of principal and interest on the Class [       ] Notes will be based primarily on collections from the pool [    ] assets. Payments of principal and interest on the Class [       ] Notes will be based on collections from [both / all] pools as described herein.]

The rights of holders of the Class [     ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below.  We refer to the Class [     ] Notes collectively as “subordinate” notes.  We refer to the Class [       ] Notes collectively as “senior” notes.

[The Class [    ] Notes will be entitled to receive any monthly excess cashflow remaining after required payments are made to the Offered Notes.]

[The Class [       ] Notes and the ownership certificate are not offered by this prospectus supplement.]

The Offered Notes will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the Offered Notes on the date they are issued and the approximate total principal amount of the Offered Notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25 th] day of each month, beginning in [     ].  However, if the [25 th] day is not a business day, payments will be made on the [next] business day after the [25 th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of Offered Notes at the applicable annual rates described below:

•	Class [ ] Notes: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the underlying securities is not exercised by the [     ] on the initial optional termination date as described under “—The Underlying Securities—Optional Purchase of the Underlying Securities” below, then with respect to the next payment date and each payment date thereafter, the applicable annual rate will be increased to [describe changes in the interest rate].

See “—The Underlying Securities —Optional Purchase of the Underlying Securities” below.

[You will receive from each pool of underlying securities only the payments of interest that the component parts of your class of notes that relate to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of underlying securities if those underlying securities do not

S-4

generate enough interest in any particular month to pay interest due.]

[The Class [   ] Notes are principal-only notes and will not be entitled to payments of interest.]

See “Description of the Notes – Payments of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each payment date, the interest remittance amount, which is the amount of interest collected from the underlying securities during the collection period related to the payment date minus the amount of any [trustee fees], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the notes as [excess interest]].

[ The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty.  Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [  ] in this prospectus supplement.]

[A graphic illustration of the interest payment priority to be provided to the extent such graphic enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] notes will be determined by (1) formulas that allocate portions of principal payments received on the underlying securities between [pools] [different note classes], (2) funds received on the underlying securities that are available to make payments on the notes and (3) [the application of excess interest from each pool to pay principal on the notes].

Priority of Principal Payments

In general, on each payment date, the principal remittance amount, which is the amount of principal collected from the underlying securities during the collection period related to the payment date, minus the amount of any [expenses of the indenture trustee][other expenses], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the notes as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such graphic enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the underlying securities will differ, as described above, depending upon the occurrence of several different events or triggers:

•     [describe any applicable events or triggers];

See “Description of the Notes — Payments of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes.  The trust will have no other source of cash other than collections on the underlying securities [and] [if applicable,

S-5

describe any cap or derivatives providing support] [if applicable, describe any note guaranty insurance policy].  No other entity will be required or expected to make any payments on the notes [other than [   ] with respect to the guaranty insurance policy].

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] notes will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Provide name of any financial guaranty insurance policy]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Notes – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

 Any notes with an “A” in their class designation will have a payment priority as a group over other notes.  Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [  ] notes and, to a lesser extent, the holders of class [  ] notes, will receive regular payments of interest and principal.

See “Description of the Notes – Credit Enhancement – Subordination” in this prospectus supplement.]

[ Allocation of Losses

As described in this prospectus supplement, amounts representing realized losses on the underlying securities (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of notes still outstanding that has the lowest payment priority, until the principal amount of that class of notes has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Notes until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] note, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those notes covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such graphic enhances the disclosure of the allocation of losses.]

See “Description of the Notes – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The underlying securities bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] notes and [   ].  This “excess interest” received from the underlying securities each month will be available to absorb realized losses applied to the underlying securities and to maintain the required level of overcollateralization.

In general, on each payment date, any excess interest will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the holder of the ownership certificate.

[A graphic illustration of any excess interest distribution to be provided to the extent such graphic enhances the disclosure of the application of excess interest.]

S-6

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the underlying securities in the trust is expected to exceed the total principal amount of the notes by approximately $[ ], which represents [ ]% of the total principal balance of the underlying securities in the trust as of [ ]. This condition is referred to in this prospectus supplement as “overcollateralization.” Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to maintain the required level of overcollateralization. We cannot, however, assure you that sufficient interest will be generated by the underlying securities to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[ Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the underlying securities in [a pool] may be paid as principal to holders of the [   ] notes corresponding to [another pool or pools].

If the [   ] notes relating to one pool have been retired, then principal payments on the underlying securities relating to the retired [   ] notes will be paid to the remaining [   ] notes of the other [pool or pools], if any, before being paid to the [   ] notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Payments of Principal” in this prospectus supplement.]

[ Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Notes—Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement. ]

[[Note] [Pool] Insurance Policy

The [   ] [note][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Notes under the instances described in this prospectus supplement.  [No other classes of notes will benefit from the note guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Note] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, the indenture trustee will be paid a monthly fee calculated either as [    ]% annually.

[The owner trustee will be paid [  ]. The indenture trustee will be paid [  ]% [before/after] payments are made on the notes.  The trust administrator will be paid [  ]% [before/after] payments are made on the notes.]

[describe other fee to be paid to any indenture trustee, owner trustee, master servicer and trust administrator, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the underlying securities, [before/after] payments of any amounts to noteholders. The [indenture trustee’s] fees will be paid prior to the payment of other fees. [The [other parties] will be paid their fees simultaneously on a proportionate basis.]

S-7

Expenses of the  indenture trustee [and the trust administrator] will be reimbursed [before/after] payments are made on the notes.

Final Scheduled Payment Date

The final scheduled payment date for the Offered Notes will be the applicable payment date specified in the table on page S-[   ].  The final scheduled payment date for the [      ] notes is based upon [      ].  The actual final payment date for each class of Offered Notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

The Trust Property

On the closing date, which is expected to be on or about [     ], the assets of the trust will consist primarily of [one pool] [pools of] [describe pool(s)] [    ] underlying securities with a total principal balance as of the cut-off date of approximately $[    ], from [   ] underlying trust funds.

Each class of underlying securities will be backed primarily by [residential] [commercial] mortgage loans secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the underlying securities will constitute the following classes and will have the following approximate characteristics as of the cut-off date:

S-8

Underlying Securities Summary

Underlying Cut-off Date Security Ratings
Underlying Security Series	Underl ying Security Class	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

S-9

[The mortgage loans underlying the underlying securities were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the related mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The underlying securities held by the trust will not be insured or guaranteed by any government agency.]

[See “Description of the Trust Property—the Underlying Securities” and “—the Underlying Mortgage Loans” in this prospectus supplement.]

[Servicing of the Underlying Mortgage Loans

[Approximately [   ]% of the underlying mortgage loans will be serviced by [     ].]

See “Description of the Trust Property” and “Trust Property Servicing” in this prospectus supplement.

[ The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the trust property assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent underlying securities will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional underlying securities if applicable.]]

[See “Description of the Trust Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Optional Purchase of the Underlying Securities

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the underlying securities and the other assets of the trust on or after the initial optional termination date, which is the payment date following the month in which the total principal balance of the underlying securities [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the underlying securities as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the underlying securities.

[If the underlying securities in any pool and the other assets of the pool are purchased, the noteholders of the related classes of notes will be paid [   ].]

[If the option to purchase the underlying securities is not exercised on the initial optional termination date, then, beginning with the next payment date and thereafter, the interest rates on the Offered Notes will be increased as described in the table on page S-[  ].]

See “Description of the Notes—Optional Purchase of Underlying Securities” in this prospectus supplement for a description of the purchase price to be paid for the underlying securities upon an optional purchase.  [See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.]

[Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the depositor, or an affiliate thereof, toward the purchase of the underlying securities [and the repayment of any financing][and the funding of the pre-funding amount]. The underlying securities will be acquired by the depositor from the seller in a privately negotiated transaction.]

Tax Status

[Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes may be treated as indebtedness and the trust will not be an association or publicly traded partnership taxable as a corporation or a taxable mortgage pool.

S-12

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans.  Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

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Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the Offered Notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Distributions on the Underlying Securities]

[The notes will be paid solely from the distributions received on the underlying securities.  The underlying securities consist of [   ] [   ] “principal-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of interest  and [   ] “interest-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of principal.  Because distributions of interest on the interest-only underlying securities will be calculated on the basis of notional principal balances which, in turn, are calculated by reference to the outstanding balance of the related underlying mortgage loans or other classes in the related series, a reduction in the outstanding balance of the underlying mortgage loans or such other classes (as a result of prepayments or liquidations of the mortgage loans or otherwise) may significantly reduce (or even extinguish) interest distributions on the interest-only underlying securities.  A substantial portion of the interest-only underlying securities, either because their notional principal balances are based on the balances of underlying mortgage loans having relatively high interest rates or for other reasons, are particularly sensitive to prepayment risk.  Further, an early termination of an underlying trust fund (or of a related pool included therein) as permitted in the related underlying agreement may significantly reduce the aggregate of distributions on the related interest-only underlying securities.

[The principal-only underlying securities (and in particular, the agency mortgage securities), will be sensitive to the rate of payments of principal (including prepayments) of the related underlying mortgage loans and the priorities for distribution of principal among the securities of the related series.]

[The interest-only underlying securities generally are entitled to distributions of interest only for a limited period of time. See “Description of the Trust Property.”]

The rate of payments of principal on the notes will be related to the rate of interest and principal distributions, if any, on the underlying securities, to the extent that such distributions for any month exceed the amount necessary to pay interest on the notes at the related interest rate, the

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fees and expenses of the trust and basis risk shortfalls.

[Prospective investors in the notes should consider that if the aggregate notional principal balance of the interest-only underlying securities is reduced to zero or if the interest-only underlying securities cease accruing interest by their terms while principal-only underlying securities remain outstanding but not in an amount in excess of the outstanding class principal amount of the notes, there may be no source of funds to pay accrued interest on the notes.]

Investors are urged to review the descriptions of the underlying securities contained in the disclosure documents.

See “Description of the Trust Property” in this prospectus supplement.

[Interest Rates on the Underlying Securities May Limit Interest Rates on the Notes]

[The [    ] notes will accrue interest at an interest rate that adjusts monthly based on the [   ] index plus a specified margin.  However, the interest rates on these [    ] notes are subject to a limitation, generally based on the weighted average interest rate of the underlying securities, net of certain allocable fees and expenses of the trust.  [    ] of the underlying securities to be included in each pool will have interest rates that [either] are [fixed] [or adjust based on a [] index], as described in “Description of the Trust Property—The Indices.”

[The underlying securities in each pool also have net funds cap limitations on adjustments to their interest rates.  As a result, the [    ] notes may accrue less interest than they would accrue if their interest rates were solely based on the [   ] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the notes. Some of these factors are described below.

• [Describe different adjustment periods between the notes and the underlying securities]

• [Describe different indices between the notes and the underlying securities]

• [Describe a reduction of interest rates on the notes due to net funds cap limitations]

• [Describe how the recovery of basis risk shortfalls may be limited]

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• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments,” “Description of the Notes—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus.  For a general description of the interest rates of the underlying securities, see “Description of the Trust Property” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Notes only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the underlying securities.

[ Excess Interest and Overcollateralization.  On the closing date, the total class principal balance of the underlying securities will exceed the total principal amount of the [    ] notes by approximately $[    ], which is equal to [    ]% of the total class principal balance of the underlying securities as of the cut-off date.  This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the underlying securities, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the underlying securities will generate:

• [Describe the effect of prepayments of the underlying securities]

• [Describe defaults, delinquencies and liquidations on the underlying mortgage loans underlying the underlying securities]

• [Describe increases in the index related to any mortgage risk]

• [Describe any additional factors that may apply]

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See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac notes.  Although payments on Fannie Mae and Freddie Mac notes are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac notes do not pay as expected, you might suffer a loss on your investment in the notes.]

[ The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses.  However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a payment date exceeds the fixed amount owed to the swap counterparty.  This will not occur except in periods when [   ] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the underlying securities.

See “Description of the Notes—Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[ The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Notes resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Notes—Payments of Interest—The Cap Agreement” in this prospectus supplement.]

[ Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then noteholders will likely incur losses and may never

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receive all of their principal payments. You should consider the following:

•     if you buy a Class [    ] Note and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess;

•     if you buy a Class [    ] Note and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess; and

•     if you buy a Class [    ] Note and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess.

[Losses on the underlying securities will not reduce the principal amount of the senior notes.]

If overcollateralization is maintained at the required amount and the underlying securities generate interest in excess of the amount needed to pay interest and principal on the notes, the fees and expenses of the trust [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other noteholders the amount of any reduction in the principal amounts of the notes caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Notes—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[ Limited Cross-Collateralization.  Principal payments on the [    ] notes will depend, for the most part, on collections on the underlying securities in the related pool. However, the [    ] notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] pool of underlying securities.  That means that even if the rate of losses on underlying securities in the pool of

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underlying securities related to any class of senior notes is low, losses in the unrelated pool[s] may reduce the loss protection for those notes.]

[ Risks Related to the Interest Rate Swap Agreement]
[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce payments of interest on the notes.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In the event that the trust, after application of all interest and principal received on the underlying securities, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for payment to noteholders.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[ Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Notes—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] notes are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] notes may be qualified, reduced or withdrawn. In that event, the value and marketability of those notes will be adversely affected.

See “Description of the Notes—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes” in the prospectus.]

[ Special Risks for Certain Classes of Notes	The [ ] Notes are [interest-only][principal-only] notes. These notes have yields to maturity (or early termination) – the yield you will receive if you hold a note until it has

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been paid in full – that are highly sensitive to prepayments on the related mortgage loans underlying any series of underlying securities.

If you purchase the [ ] Notes, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans underlying any series of underlying securities experience a [faster][slower] than expected rate of prepayments. Prepayments on the underlying mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the an underlying [servicer] of its respective right to purchase the related mortgage loans underlying a series of underlying securities will result in the prepayment of the related class or classes of underlying securities of that series and will adversely affect the yields on the [    ] Notes.

Exercise by the [holder] of its right to purchase the underlying securities, as described under “Description of the Notes—Optional Termination of the Trust,” will adversely affect the yields on the [ ] Notes.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these notes’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

[ Special Default Risk of Second Lien Mortgage Loans]
[Approximately [    ]% of the underlying mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]

Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans underlying each series of underlying securities will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, underlying mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the underlying mortgage loans may decrease.

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Borrowers may prepay their underlying mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans underlying the underlying securities require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to [    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their related underlying mortgage loans during the applicable period.

Prepayment of mortgage loans underlying a series of underlying securities will usually result in a payment of principal on the notes, and, depending on the type of note and the price investors paid for that note, may affect the yield on that note.

[ See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the underlying mortgage loans.]

[ Risks Related to Mortgage Loans with Interest-Only Payments]

Approximately [    ]% of the underlying mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these underlying mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only underlying mortgage loans may present special default and prepayment risks, particularly for notes purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

Risk of Ineffective Transfer
Each transfer of an underlying security to the sponsor, from the sponsor to the depositor and from the depositor to the trust, will be intended to be an absolute and unconditional sale of that underlying security and will be reflected as such in the applicable documents.  However, in the event of insolvency of a prior owner of an underlying security, a trustee in bankruptcy or a creditor of the insolvent party could attempt to recharacterize the sale of that underlying security by the insolvent party as a

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borrowing secured by a pledge of that underlying security.  Such an attempt, even if unsuccessful, could result in delays in payments on the notes.  If such an attempt were successful, it is possible that the affected underlying securities could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

See “Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities” in the prospectus.

Risks Related to Geographic Concentration of Mortgage Loans

Approximately [    ]% of those underlying mortgage loans are secured by properties located in [    ].  The rate of delinquencies, defaults and losses on the underlying mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the underlying mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus.

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes]
Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the offered notes. The securities underlying the offered notes are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the ratings on the offered notes or the underlying securities will not be downgraded in the future.

Increased Risk of Default Resulting from Loan Underwriting
Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A”

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mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the mortgage loans.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home	In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential

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Prices
mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2009. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments
Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past two years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool

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assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of notes. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in a pooling and servicing agreement, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to

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be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing
To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of Securities
Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as

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well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related underlying securities and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would

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severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the offered notes as well as the amount of investment proceeds to which the offered notes would indirectly be entitled.

Impact of Mortgage Loan Modifications
Each of the master servicers or servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, each master

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servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered certificate, reduced distributions of interest or principal on the related offered certificate, an extension of the weighted average life of the related offered certificate.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the offered notes. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the trust, and, if the servicer determines that the modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the

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ability to rent REO property pending sale, to provide additional cash flow to the trust. The servicer may use any rental amounts to reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Certificateholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the master servicer or servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the master servicer or servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of underlying securities and consequently the notes relating to the issuing entity. None of the master servicers or servicers will consider the interests of individual classes of underlying securities. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited
The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors. The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers. Investors in the offered notes should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes” above. In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the underlying securities in respect of such

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mortgage loan.

Impact of the Obama Plan on Modifications
In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the

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servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV is negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500. Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, the borrower will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

HAMP may serve as the industry standard for mortgage loan modifications. The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the underlying securities and consequently the offered notes, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

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[Additional risk factors to be provided as applicable.]

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Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Notes

General

[The Home Equity Loan Trust [________] Mortgage Backed Notes will consist of the following Classes:

•	the Class [ ] Notes,

•	the Class [ ] Notes, and

•	the Class [ ] Notes.

Only the Offered Notes are offered hereby.]

The Notes will represent obligations of the Trust and will be secured by the Trust Estate.  The Trust Estate will generally consist of:

•	the Underlying Securities;

•	deposits in the Note Payment Account made in respect of the Underlying Securities; and

•	[any applicable insurance policies and] all proceeds thereof.

Each class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.”  The original Class Note Principal Amount of the Offered Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Underlying Securities is increased or decreased as described under “Description of the Trust Property” herein.

Payments on the Offered Notes will be made on the [25 th] day of each month (or, if the [25 th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Noteholders of record on the immediately preceding Record Date.

[For purposes of allocating payments of principal and interest on the Senior Notes, (1) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities and (2) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities. However, holders of each class of [    ] Notes will receive the benefit of Monthly Excess Interest generated by each Pool and, to a limited extent, certain principal payments generated by the Pool unrelated to that class. Holders of [    ] Notes will be entitled to receive payments based upon principal and interest collections from each Pool, but such rights to payments will be subordinate to the rights of the holders of the [    ] Notes to the extent described herein.]

[The Ownership Certificate will be entitled to Monthly Excess Cashflow, if any, remaining after required payments are made to the [    ] Notes and to pay certain expenses of the Trust (including payments to the [Swap Counterparty]).

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Payments on the Offered Notes will be made on the Payment Date to Noteholders of record on the applicable record date specified in the table on page S-2. Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “The Indenture Trustee” herein.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Notes will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Notes will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Notes will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

Payments of Interest

Calculation of Interest.  The amount of interest distributable on each Payment Date in respect of each class of Offered Notes will equal [    ] for such class and for such date. Interest will accrue on the Offered Notes on the basis of [    ].

The Interest Rate for each class of Offered Notes will be the applicable annual rate described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.” [The Interest Rate for the Class [    ] Notes will be the lesser of (1) LIBOR plus [    ] and (2) the Subordinate Net Funds Cap.]

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[ Basis Risk Shortfalls. With respect to each Payment Date and any class of [ ] Notes, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [ ] Notes are entitled to any payments. The [ ] Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and—Interest Rate Swap Agreement”] below. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be paid to the [ ] Notes. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [ ] Notes in respect of any Payment Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Notes on any Payment Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Payment Priorities.

The Interest Remittance Amount will be distributed on each Payment Date concurrently, as follows:

1)	to the [ ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

2)	to the [ ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

3)	to the [ ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

4)	to the Indenture Trustee and the Owner Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Payment Date.]

[The Cap Agreement. As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Notes.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

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[Determination of LIBOR

[Provide description of how LIBOR is set.]

LIBOR for the first Accrual Period will be[    ]%.]

Payments of Principal

General.  Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Pool and secondarily from the Principal Payment Amount from the unrelated Pool, from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below. Payments of principal on the Offered Subordinate Notes and the [   ] Notes will be made primarily from the aggregate of the Principal Payment Amounts from each Pool after payments of principal have been made on the Senior Notes, and secondarily from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

Principal Payment Priorities.  The Principal Payment Amount will be distributed on each Payment Date in the following order of priority:

1)to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

2)to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

3)to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero; and

[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

•	[an irrevocable letter of credit]

•	[the subordination of the Subordinate Notes to the Senior Notes]

•	[reserve funds]

•	[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•	[a surety bond or note guarantee insurance policy]

•	[the use of cross-support features]

•	[overcollateralization]

•	[excess interest]

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•	[an interest rate swap agreement]

•
[Provide description of any credit enhancement provider if the significance percentage of any credit enhancement of any provider is 10% or more, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

•
[If the significance percentage of any credit enhancement of any provider is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[ Application of Realized Losses.  Realized Losses on the Underlying Securities will have the effect of reducing amounts distributable in respect of, first, the Ownership Certificate [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date)]; second, the [    ] Notes; third, the [    ] Notes; and fourth, the[    ] Notes, before reducing amounts distributable in respect of the Senior Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Notes.]

If on any Payment Date after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and payments of principal on such Payment Date, there are Applied Loss Amounts, the Note Principal Amounts of the [    ] Notes will be reduced in inverse order of priority of payment. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Notes will not receive any payments in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below].

In the event that the Indenture Trustee receives any Subsequent Recovery in respect of an Underlying Security, such Subsequent Recovery will be paid in accordance with the priorities described under “—Payments of Principal—Principal Payment Priorities” in this prospectus supplement and the Class Principal Amount of each class of Notes that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Note Principal Amount.” Any Subsequent Recovery that is received during a Collection Period will be included as a part of the Principal Remittance Amount for the related Payment Date.

[ Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Payment Date, be paid in the following order of priority:

to the [    ], [    ], and [    ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

to the [    ] Notes, until the Class Principal Amount of such class has been reduced to zero;

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

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[to the [    ] Notes, any Deferred Amount for each such class and such Payment Date; and]

to the Ownership Certificate, any remaining amount.

Optional Purchase of the Underlying Securities

On the Initial Optional Termination Date, the [    ], with the prior written consent of [    ] (which consent shall not be unreasonably withheld), will have the option to purchase the Underlying Securities and any other property remaining in the Trust for a price equal to the Purchase Price.  The [the Indenture Trustee] will be reimbursed from the Purchase Price for (i) any outstanding [Trust Administrator] [Indenture Trustee] Fees, as applicable and (ii) any other amounts due under the Trust Agreement. If such option is exercised, the Trust will be terminated. If [    ] fails to exercise such option on the Initial Optional Termination Date, the margin of each class of Offered Notes will be increased as described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” herein.

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Owner Trustee, the Indenture Trustee [and the Trust Administrator] will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Owner Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
Indenture Trustee	Monthly	[Describe Fee.]	[Describe how and when payable.]
[Trust Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]

None of the fees set forth in the table above may be changed without amendment of the [Transfer and Collection] Agreement as described under “The Transfer and Collection Agreement—Certain Matters Under the Transfer and Collection Agreement—Amendment of the Transfer and Collection Agreement” below.

Expenses of [the Trust Administrator] will be reimbursed before payments are made on the Notes. Expenses of the [Indenture Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Notes; any additional unpaid expenses above $[    ] in any year will be paid to [the Indenture Trustee] to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Notes.

Description of the Trust Property

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Underlying Securities as of the Cut-off Date.

The Trust will primarily consist of approximately [      ] classes of Underlying Securities, [including [    ]  classes of PO Underlying Securities from [    ]  trust funds] [and [    ]  classes of  IO Underlying

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Securities, generally entitled to distributions of interest only for a limited period of time] as described in the table on page [    ], from [    ]  trust funds (collectively, the “Trust Property”).  The aggregate of the outstanding principal balances of the PO Underlying Securities is approximately $[   ], giving effect to distributions thereon on the [   ] Underlying Distribution Date.  The table on page [   ] gives effect to distributions on the Underlying Securities on the [    ] Underlying Distribution Date.  The first distribution with respect to the Underlying Securities that will be included in the Trust will be the distribution to be made thereon in [    ].

If it is determined within 90 days following the Closing Date that the principal balance of any [PO] Underlying Security transferred to the Trust was lower than the principal balance purported to have been transferred, the Seller will be required to pay the amount of such shortfall to the Trust for payment on the Notes.

The Underlying Securities

Investors should review the Distribution Date Statements for the Underlying Securities attached hereto as Annex A, and should review the attached Disclosure Documents included as Annex B for additional information on the Underlying Securities.

The Underlying Trust Funds are designated as follows:

Name of Series of Underlying Trust Fund	Summary Series Name
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]

Each class of Underlying Securities represents a beneficial ownership interest in an Underlying Trust Fund (or, to the extent described in the related Prospectuses, a discrete group of assets within such Underlying Trust Fund) consisting in each case primarily of [one or more pools] of [fixed] and [adjustable rate], [one- to four-family], [first [and second] lien] [residential] mortgage loans.

On each Underlying Distribution Date, [holders of each class of IO Underlying Securities are entitled to receive one month’s interest at the applicable interest rate based on their respective notional amounts, subject to any adjustment or reduction thereof described in the applicable Prospectuses, and] holders of each class of [PO] Underlying Securities are entitled to receive a distribution of principal, if and to the extent described in the applicable Disclosure Document, in reduction of the principal balances of securities of such class.

Principal distributions on a series of [PO] Underlying Securities will be determined by the priorities and formulas described in the related Disclosure Document.  The principal balances of some of the [PO] Underlying Securities are based on the balances of those Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates below a designated rate.  Principal distributions on certain classes of the [PO] Underlying Securities are stabilized by the allocation of certain accrual amounts from other classes of securities issued by the related Underlying Trust Funds.

[Interest distributions on the IO Underlying Securities will be calculated on the basis of their respective notional principal balances.]  Interest distributions on any class of [PO] Underlying Securities will be calculated, as described in the applicable Prospectus, on the basis of its principal balance.  [Generally, the IO Underlying Securities have notional principal balances based either on (i) the balances

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of those related Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates above a designated rate or (ii) certain classes of securities.  In some cases, the notional principal balance of a class of IO Underlying Securities is based on the principal balance or balances of classes of securities that are entitled to distributions of principal according to a specified schedule, or as otherwise provided in the related Prospectus.  Because a substantial portion of the IO Underlying Securities have notional principal balances based on Premium Loans, which have relatively high interest rates, or on the principal balances of classes of securities that have recently begun, or will begin soon after the Closing Date receiving distributions of principal, the IO Underlying Securities are especially sensitive to prepayment risk.]

The Underlying Distribution Date for each class of Non-Agency Mortgage Securities and Agency Mortgage Securities is the [   ]th day of each month, or, if such day is not a business day (as defined with respect to each series), the next succeeding business day.  Because of differences in what constitutes a “business day” under each of the Prospectuses, there may be particular occasions on which such dates will differ among the series of Non-Agency Mortgage Securities and Agency Mortgage Securities.

Each Underlying Trust Fund is subject to optional termination as described in the related Disclosure Document.  See “Yield, Prepayment and Weighted Average Life.”

On the Cut-off Date, the Underlying Securities will consist of the following classes of from the applicable Series and will have the following approximate characteristics:

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		Original	Cut-off Date		Summary Interest	Summary Interest Rate Formula (after			Underlying Cut- off Date Security Ratings
Underlying Security Series	Underlying Security Class	Class Principal or Notional Amount	Class Principal or Notional Amount	Cut-off Date Interest Rate	Rate Formula (until related Underlying Optional Termination Date)	related Underlying Optional Termination >Date)	Underlying Security Principal Type	Underlying Security Interest Type	[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
..........
..........
..........
..........
..........
(1)	Each Series designation is defined under “Description of the Trust Property—The Underlying Securities.”
(2)	Principal or notional balances give effect to distributions on the [ ] Underlying Distribution Date.
(3)	“[ ]” refers to [ ]; and “[ ]” refers to [ ]; and “NR” means that the related Underlying Security is not rated by the indicated rating agency.
(4)	Cut-off Date Class Principal or Notional Amount represents only the portion of such Class included in the Trust.

Underlying Security Series	Underlying Security Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]

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..........
..........
..........
..........
..........
..........

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[The Underlying Mortgage Loans

The Underlying Mortgage Loans generally consist of [fixed] and [adjustable rate,] [conventional], [one- to four-family] [first/second] lien mortgage loans having terms to maturity of not more than 30 years from the date of origination or modification.  [All] of the adjustable rate Underlying Mortgage Loans provide for semi-annual or annual adjustment of the related mortgage rate; the first such adjustment on the [       ] Underlying Mortgage Loans will occur after an initial fixed rate period ranging from approximately [   ] years to [    ] years from the date of origination.  [Certain of the Underlying Trust Funds related to the Agency Mortgage Securities include Fannie Mae Stripped Securities and Fannie Mae REMIC Securities.  Underlying such Fannie Mae Stripped Securities and Fannie Mae REMIC Securities are one or more Fannie Mae Mega Certificates; underlying such Mega Certificates are Fannie Mae MBS Certificates; and underlying such MBS Certificates are pools of residential mortgage loans.  In addition, underlying certain of the Fannie Mae REMIC Securities are Fannie Mae Stripped Securities.]

[Origination of the Underlying Mortgage Loans. As of the Cut-off Date, aapproximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance) were originated by [    ] and [     ].

[Underwriting guidelines of the type described under “Underwriting Guidelines” were applied by [   ] and [    ] underwriting the Underlying Mortgage Loans.]

[The Mortgage Loans were originated by a variety of institutions pursuant to differing underwriting guidelines, which in some cases, were not as strict as Fannie Mae or Freddie Mac underwriting guidelines.  As a result, investors are urged to read the descriptions of the Underlying Trust Funds contained in the Disclosure Documents.]

[For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.]

[Master Servicing and ]Servicing of the Underlying Mortgage Loans.  [[   ] is the Underlying Master Servicer with respect to the Underlying Securities.]  The servicers of the Underlying Mortgage Loans are described in the Disclosure Documents.

On the Closing Date, [    ] [and various other servicers] will service approximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance).

Each underlying servicer is responsible for the servicing of the related Underlying Mortgage Loans subject to the related underlying servicing agreement[, and the Underlying Master Servicer is required to supervise, monitor and oversee the performance of each underlying servicer]. In the event of a default by an underlying servicer under the related underlying servicing agreement, the [       ] is required to enforce any remedies against that underlying servicer, and will either find a successor servicer or assume the primary servicing obligations for the related Underlying Mortgage Loans.

For more information regarding the [Underlying Master Servicer and] underlying servicers, including information regarding the delinquency and foreclosure information for the servicing portfolio of certain underlying servicers, see “The Servicers” and “Servicing of the Mortgage Loans” in each of the Disclosure Documents.

Attached hereto as Annex A are copies of the Distribution Date Statements relating to the Underlying Distribution Dates in [     ] distributed to holders of the Underlying Securities.

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The Disclosure Documents attached hereto as Annex B more fully describe the Underlying Mortgage Loans in each related Series as of the date of initial issuance of the related Underlying Securities.

[ The Indices

The Index used in the determination of the variable interest rates of the Class [   ], Class [   ] and Class [   ] Underlying Securities will be [                      ], as published by [             ]. See “Description of the Securities—General” in the prospectus and also see [       ] and [       ] in the [     ] Disclosure Documents for a description of the Index. ]

[Conveyance of Subsequent Underlying Securities

On the Closing Date, approximately $[     ], which represents [         ]% of the Trust Property, will be deposited by the Indenture Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Underlying Securities from the Seller and, in turn, sell all such Subsequent Underlying Securities to the Trust.  The purchase price for each Subsequent Underlying Securities [will equal its [Class Certificate Principal Balance] [plus accrued interest, if any,] as of the date of sale to the Depositor and] will be paid by the Indenture Trustee from the related Pre-Funding Amount.

The [mortgage-backed/asset-backed] securities expected to be conveyed as the Subsequent Underlying Securities by the Seller will have the same general characteristics as the Subsequent Underlying Securities in the Trust as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Underlying Securities to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Trust Agreement being satisfied, including, among others, that:

(1)
[The Subsequent Underlying Securities conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Subsequent Underlying Securities set forth in the Sale and Assignment Agreement[, which representations and warranties have been confirmed by the Rating Agencies];

(2)	The Subsequent Underlying Securities conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)
The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Underlying Securities in the forms substantially similar to those delivered on the Closing Date;

(4)	The conveyance of the Subsequent Underlying Securities on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Notes;

(5)	No Subsequent Mortgage Loan may have a final scheduled distribution date exceeding [ ];

(6)
Following the conveyance of the Subsequent Underlying Securities on the subsequent transfer date, the characteristics of the Underlying Securities constituting the Trust Property will remain substantially similar to the characteristics of the Initial Underlying Securities as of the Cut-off Date;

(7)	[ ]; and

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(8)
An independent accountant must provide the Depositor, the Rating Agencies, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Underlying Securities conform to the characteristics described above and in the Trust Agreement.]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Underlying Securities prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [     ] Payment Date.

[On the Closing Date, the Indenture Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Indenture Trustee during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

The Depositor

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Indenture.

The Sponsor

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

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 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

 *The Sponsor did not securitize any mortgage loans in 2008 or 2009.
Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Owner Trustee, Indenture Trustee, Issuing Entity, any other entity involved in the servicing function, such as any Trust Administrator) or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Noteholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe if so, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

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[Describe, to the extent material, any specific relationships involving or relating to the Notes or the Underlying Securities, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Underlying Securities and the Underlying Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for payments of interest and principal and Scheduled Payments, respectively, due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes.  In the event that Underlying Securities are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Noteholders containing the information described under “The Trust Agreement—Reports to Noteholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the [    ]’s website, located at [    ].

[Underwriting Guidelines]

[Approximately [    ]% and [    ]% of the Underlying Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the aggregate of the underlying mortgage loans.]  The remainder of the Underlying Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.

The Originators

General

[            ], [           ] and  [____] are the originators of the [Mortgage Loans][Contracts] with respect to approximately [___]%, [___]% and [___]%, respectively, of the [Mortgage Loans][Contracts] by aggregate principal balance as of the Cut-off Date, along with various originators, none of which has originated more than 10% of the [Mortgage Loans][Contracts] by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

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[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

For a description of the underwriting guidelines applicable to the Mortgage Loans purchased from [__________] and certain other information with respect to [__________], see “The [Mortgage] [Contract] Pool—Underwriting Standards” in this Prospectus Supplement.]

[[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units. ]

For a description of [________]’s underwriting guidelines, see “The [Mortgage][Contract] Pool—Underwriting Standards—[__________]”.

 [    ] Underwriting Guidelines

[Provide description of the Underwriting Guidelines of the above Originator.]

General Underwriting Guidelines

[Provide general description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the aggregate underlying mortgage loans.]]

[The Underlying Servicers]

[General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the Trust Property.]

[Underlying Servicer Name]

[Provide Regulation-AB compliant description of each Underlying Servicer which services 20% or more of the mortgage assets relating to the Trust Property, including the following:]

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[Provide Underlying Servicer form of incorporation, duration of servicing experience and general discussion of Underlying Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Underlying Servicer’s experience in, and procedures for the servicing function in the underlying trust funds.]

[Describe any material changes to Underlying Servicer’s policies or procedures in the servicing function the Underlying Servicer will perform in the underlying trust funds for underlying assets of the same type for the past three years.]

[Provide information regarding Underlying Servicer’s financial condition to the extent that there is a material risk to the performance of the underlying trust funds in the Trust Property or the Notes.]

[Describe the material terms of the related Underlying Servicing Agreement.]

[Describe to the extent material any special or unique factors involved in servicing the particular type of mortgage assets included in the underlying trust funds.]

[Describe to the extent material the terms of any arrangements whereby the Underlying Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Underlying Servicer’s overall servicing portfolio for the past three years.]

[Describe to the extent material the Underlying Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries.]

[Describe to the extent material any ability of Underlying Servicer to waive or modify any terms, fees, penalties or payments on the underlying mortgage assets and the effect of any such ability, if material, on the potential cashflows from the assets.]

[Describe any material custodial responsibility of Underlying Servicer.]

[Describe any limitations on Underlying Servicer’s liability under the underlying transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “[        ]” in the [          ] Disclosure Documents.]]

Administration of the Trust

Administrative Responsibilities

The Indenture Trustee, the Owner Trustee and [the Trust Administrator] will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
[Trust Administrator
Performing the trust administration functions in accordance with the provisions of the Administration Agreement, the Trust Agreement, the Trasnfer and Collection Agreement and the Indenture, including but not limited to:

•
collecting monthly remittances from the Underlying Trustees for deposit in the Trust Administration Account and delivering all amounts on deposit in the Trust Administration Account to the Indenture trustee for deposit in the Note  Payment Account on the Deposit Date;

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Party:	Responsibilities:

	•	preparing and distributing investor reports, including the monthly payment date statement to Noteholders based on information received from the Underlying Trustees [and the Swap Counterparty];

	•	preparing and filing annual federal and (if required) state tax returns on behalf of the Trust; and

	•	preparing and filing periodic reports with the Commission on behalf of the Trust with respect to the Notes.

See “The Trust Agreement—The Trust Administrator” and “—Reports to Noteholders” below.]

Indenture Trustee
Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator to perform such functions pursuant to the Administration Agreement, including but not limited to:

•
receiving monthly remittances from the [Underlying Trustees][Trust Administrator] for deposit in the Note Payment Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Note Payment Account to the Noteholders;

	•	[depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]

	•	[distributing amounts on deposit in the Supplemental Interest Trust Account to the Noteholders and the [Swap] Counterparty];

	•	preparing and distributing annual investor reports summarizing aggregate payments to Noteholders necessary to enable Noteholders to prepare their tax returns;

	•	[enforcing the obligations of the Trust Administrator under the Administration Agreement, the Transfer and Collection Agreement and the Indenture, as applicable]; and

	•	acting as successor [trust administrator] in the event the [Trust Administrator] resigns or is removed by the Indenture Trustee unless a successor [trust administrator] is appointed.

See “The Trust Agreement, Indenture and Administration Agreement—The Indenture Trustee,” “—Certain Matters Under the Indenture—Duties of the Indenture Trustee” and “—Reports to Securityholders” below.

Owner Trustee
Performing the owner trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator or Depositor to perform such functions pursuant to the Administration Agreement, including but not limited to:

•
discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Trust or the Owner Trustee is a party and administering the Trust (or causing to be administered) in the interest of the Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

	•	taking direction from the Holder regarding the management of the Trust.

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Party:	Responsibilities:

See “The Trust Agreement, Indenture and Administration Agreement-The Owner Trustee” below.

Trust Accounts

All amounts in respect of principal and interest received from the Underlying Trustees in respect of the Underlying Securities will, at all times before payment thereof to the Noteholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Indenture Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus.  The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:

[Trust Administration Account]	[Trust Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.

Note Payment Account	Indenture Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.

[Basis Risk Reserve Fund]	Indenture Trustee	[describe how investment earnings are applied.]

[Supplemental Interest Trust Account]	Indenture Trustee	[describe how investment earnings are applied.]

[Reserve Account]	Indenture Trustee	Any investment earnings will be paid to [ ] and will not be available for payment to Noteholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from Underlying Trustees in respect of the Underlying Securities, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in [        ]:

[month and day]	Underlying Trustee Remittance Date:
The Underlying Trustees will remit payments of principal and interest in respect of the Underlying Securities to the [Trust Administrator][Indenture Trustee]  for deposit into the [Trust Administration] [Note] Payment Account on the [    ] day of each month (or if the [    ] day is not a Business Day, the [    ] Business Day), as specified in the related Underlying Trust Agreements.

[month and day]	Record Date:	Payments will be made to Noteholders of record for all classes as of the Business Day [ ] the related

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Payment Date.

[month and day]	[Deposit Date:]	[On [ ], the [Trust Administrator] will remit to the Trustee amounts on deposit in the [Trust Administration] Account for deposit into the Note Payment Account.]

[month and day]	Payment Date:
On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Indenture Trustee will make payments to Noteholders from amounts on deposit in the Note Paymen Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

The Trust Agreement, Indenture and Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Offered Notes.

Offered Notes in certificated form will be transferable at the Corporate Trust Office of the Indenture trustee, which will serve as note registrar and paying agent. The [    ] will provide to a prospective or actual Noteholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

[    ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Underlying Securities and other assets of the Trust and proceed therefrom, issuing the Securities, making payments on the Securities, and related activities.

The Issuing Entity will not have any employees, officers or directors.  The Indenture trustee and the Depositor [and the Trust Administrator] will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement and the Sale and Assignment Agreement.

On the Closing Date, the Issuing Entity will purchase the Underlying Securities from the Depositor pursuant to the Transfer and Collection Agreement.  The Issuing Entity will pledge the Underlying Securities and other Trust assets to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture.  The Depositor will sell the Notes to the Underwriter and apply the net proceeds of such sale to the purchase of the Underlying Securities.

Other than the Underlying Securities and the other Trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

The Issuing Entity’s principal offices are located in [    ], at the address set forth below under “—Owner Trustee.”

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The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  The Owner Trustee is a [     ] and its principal offices are located at [     ].  [The Owner Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Owner Trustee performed [    ].]  The Owner Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust” and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders.

The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Collection Agreement pursuant to the terms of the Administration Agreement.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The Holder will be entitled to receive on each Payment Date any remaining cash flow from Underlying Securities collections after all principal and interest due on the Notes and other expenses of the Trust for such Payment Date have been made.

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture. Its principal offices are at [    ].  [The Indenture Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Underlying Securities during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Indenture Trustee performed [    ].]

The Indenture Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Agreements” below. The Indenture Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust.”  The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. For a description of the limitations on the Indenture Trustee’s liability and any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cashflow that otherwise would be used to pay the Notes, see “—Certain Matters Under the Agreements—  Expenses and Indemnities of the Owner Trustee and Indenture Trustee” below. The Indenture Trustee’s Corporate Trust Office for purposes of presentment and surrender of the Offered Notes for the final payment thereon is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee and the Depositor.

[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

 [The Trust Administrator

The Trust Administrator will be [    ], a [    ]. Its principal offices are at [    ].  [The Trust Administrator has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trust Administrator performed [    ].]

The Trust Administrator will be responsible under the Administration Agreement for [    ] and [    ]. The Trust Administrator will prepare the payment date statements and [    ]. The Trust Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely

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conclusively on such information. The Trust Administrator is entitled to the compensation described under “Fees and Expenses of the Trust.”]

Certain Matters under the Agreements

Events of Default Under the Indenture.  An Indenture Default will consist of:

•
default in the payment of any Current Interest on the most senior class of Notes then outstanding when the same becomes due and payable under the Transfer and Collection Agreement, and such default continues for a period of five days;

•	failure to pay the entire principal of any Note when the same becomes due and payable under the Transfer and Collection Agreement or on the applicable Final Scheduled Payment Date;

•
failure to observe or perform any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any note delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when the same was made, and that default continues or is not cured, for a period of 30 days after notice is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Principal Balance of the Notes specifying that default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

•
the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•
the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal balance of the Priority Class or Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by principal balance of such Priority Class or Classes of Notes.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Priority Class or Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii)

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the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor the Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

[ Redemption. The Notes are subject to redemption under the circumstances described under “Description of the Notes—Optional Purchase of the Underlying Securities.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Collection Agreement.]

Expenses and Indemnities of the Owner Trustee and Indenture Trustee.  The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.  The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in

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connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuing Entity or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [     ]’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement.  Any amounts payable in connection with such indemnification will be paid from the Certificate Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and Collection Agreement.

The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Collection Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Collection Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Collection Agreement or any other document or agreement to which the Indenture Trustee is a party.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.

Resignation or Removal of Owner Trustee and Indenture Trustee.  The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement.  The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property.  If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee.  If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Trust Administrator will provide notice of such resignation and appointment to the Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

 The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Issuing Entity, each Noteholder and each Rating Agency, resign at any time, in which event the Issuing Entity will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Issuing Entity if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting.  If the Indenture Trustee is removed the Issuing Entity will promptly appoint a successor Indenture Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

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Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders.  The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

Administration

The Trust Administrator or the Depositor will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuing Entity under the Transfer and Collection Agreement, the Indenture and the Trust Agreement.  Neither [     ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Transfer and Collection Agreement—Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.  In addition to the purposes described under “The Transfer and Collection Agreement—Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

The Transfer and Collection Agreement

General

On the Closing Date, pursuant to the Sale and Assignment Agreement, the Seller will sell the Underlying Securities to the Depositor. Pursuant to the Transfer and Collection Agreement, the Depositor will sell the Underlying Securities to the Trust.

Assignment of the Underlying Securities

The Underlying Securities will be assigned by the Depositor to the Trust, together with all principal and interest received with respect to such Underlying Securities on and after the Cut-off Date.  The Trustee will, concurrently with such assignment, authenticate and deliver the Notes.  Each Underlying Security will be identified in a schedule appearing as an exhibit to the Transfer and Collection Agreement which will specify with respect to each Underlying Security, among other things, the Series name, the class designation of the Underlying Security, the CUSIP number, the original principal balance and the Security Principal Balance as of the close of business on the Cut-off Date, the Security Interest Rate, the final scheduled maturity date and the name of the Underlying Trustee.

As to each Underlying Security, the documents described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities” are generally required to be delivered

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to the Indenture Trustee in accordance with the Transfer and Collection Agreement.   [Describe any exceptions.]

Each transfer of the Underlying Securities from the Seller to the Depositor and from the Depositor to the Trust will be intended to be a sale of the Underlying Securities and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Underlying Securities by the insolvent party as a financing secured by a pledge of the Underlying Securities. In the event that a court were to recharacterize the sale of the Underlying Securities by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Underlying Securities from the Seller, and the Indenture Trustee will have a security interest in the Underlying Securities transferred to it.  The Indenture Trustee’s security interest will be perfected by [possession of the Underlying Securities in physical, definitive form.]

Representations and Warranties

The Underlying Securities were [purchased [        ]] [originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale and Assignment Agreement, the Seller has made to the Depositor, as of the Closing Date certain representations and warranties concerning the Underlying Securities that generally include representations and warranties similar to those described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities.”  The Depositor’s rights under the Sale and Assignment Agreement will be assigned by the Depositor to the Indenture Trustee for the benefit of holders of the Notes pursuant to the Transfer and Collection Agreement.]

[In addition to the representations and warranties summarized in the prospectus under the heading “The Agreements—Assignment of Private Mortgage-Backed Securities” the Seller has also made the following representations and warranties:  [List any representations and warranties which are material and are not listed in the prospectus.]]

Within the period of time specified in the Transfer and Collection Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Underlying Security, or receipt of notice of such breach, the Seller will be obligated either to (1) cure such breach or (2) repurchase the affected Underlying Security from the Trust for a price equal to [the Security Principal Balance thereof plus accrued interest thereon].

To the extent that any Underlying Security as to which a representation or warranty has been breached is not repurchased or replaced by the Seller and a Realized Loss occurs with respect to that Underlying Security, holders of the Notes, in particular the [    ] Notes, may incur a loss.

Custody of the Underlying Securities

The Indenture Trustee [or a nominee thereof] will hold the related Underlying Security [in book-entry form] [in definitive, physical form].

Certain Matters Under the Transfer and Collection Agreement

Duties of the Indenture Trustee. See “Administration of the Trust—Administrative Matters.”

Events of Default Under the Transfer and Collection Agreement. An Event of Default under the Transfer and Collection Agreement will generally consist of:

•	[list events of default under the Transfer and Collection Agreement]

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•	[ ]

[So long as an Event of Default remains unremedied under the Transfer and Collection Agreement, the Indenture Trustee may terminate the Trust Administrator, whereupon [    ], unless a successor Trust Administrator is appointed, will succeed to all responsibilities, duties and liabilities of the Trust Administrator under the Transfer and Collection Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Trust Administrator Fee, together with other servicing compensation as provided in the Transfer and Collection Agreement.  In the event that the Indenture Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Trust Administrator.

During the continuance of an Event of Default under the Transfer and Collection Agreement, the Indenture Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Noteholders, and Noteholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Notes affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred upon the Indenture Trustee. However, the Indenture Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Noteholders have offered the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Indenture Trustee.  Also, the Indenture Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Noteholders.

No Noteholder, solely by virtue of that holder’s status as a Noteholder, will have any right under the Transfer and Collection Agreement to institute any proceeding with respect to the Transfer and Collection Agreement, unless that Noteholder previously has given to the Indenture Trustee written notice of default and unless the holders of Notes evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Notes affected thereby have made a written request upon the Indenture Trustee to institute a proceeding in its own name as Indenture Trustee thereunder, and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for the number of days specified in the Transfer and Collection Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Indenture Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with the Transfer and Collection Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Transfer and Collection Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Indenture Trustee will also be entitled to indemnification from the Trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Transfer and Collection Agreement or in connection with the performance of its duties under the Transfer and Collection Agreement, [the Swap Agreement,] or the Sale and Assignment Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Transfer and Collection Agreement.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to payment of any amounts to Noteholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest

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and Carryforward Interest and [    ], as described under “Description of the Notes—Payments of Interest—Interest Payment Priorities.”

Amendment of the Transfer and Collection Agreement.  The Transfer and Collection Agreement may be amended by the parties to the Transfer and Collection Agreement, without notice to or consent of the Noteholders:

(1)to cure any ambiguity;

(2)to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)to add any other provisions with respect to matters or questions arising under the Transfer and Collection Agreement; or

(4)to comply with any requirements imposed by the Code;

provided, that any amendment under clause (3) above must not adversely affect in any material respect the interests of any Noteholders.  Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Notes.

The Transfer and Collection Agreement may also be amended by the parties to the Transfer and Collection Agreement with the consent of the Noteholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Notes affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Collection Agreement or modifying in any manner the rights of Noteholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Note without the consent of the holder of such Note, or reduce the percentage required to consent to the amendment, without the consent of Noteholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Notes affected by the amendment.

Reports to Securityholders

The [Trust Administrator][Indenture Trustee] will prepare and, in the manner described under “Additional Information” above, will make available to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a report setting forth the following information:

[(1)the aggregate amount of the payment to be made on that Payment Date to each class of Notes, to the extent applicable, allocable to principal on the Underlying Securities;]

[(2)         the aggregate amount of the payment to be made on that Payment Date to each class of Notes allocable to interest and the calculation thereof;]

[(3)         the amount, if any, of any payment to the [    ] Notes;]

[(4)         the Security Principal Balance of each Underlying Security, and the aggregate Security Principal Balance of the Underlying Securities, as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(5)         the Class Principal Amount of each class of Notes, to the extent applicable, as of that Payment Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Note Principal Amounts due to Applied Loss Amounts;]

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[(6)         by Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Underlying Securities (x) in the applicable Collection Period and (y) in the aggregate since the Cut-off Date;]

[(7)         the amount of the Owner Trust Fees, Indenture Trustee Fees, [Trust Administrator’s Fees,] [and other fees] paid during the Collection Period to which that payment relates;]

[(8)         the aggregate outstanding Carryforward Interest, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Notes, after giving effect to the payment made on that Payment Date;]

[(9)         the Interest Rate applicable to that Payment Date with respect to each class of Notes;]

[(10)       with respect to [the Trust][each Pool], the Interest Remittance Amount and the Principal Remittance Amount applicable to that Payment Date;]

[(11)       if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually distributed);]

[(12)       the amount of any Overcollateralization Deficiency after giving effect to the payments made on that Payment Date;]

[(13)       the level of LIBOR and any other applicable Indices for that Payment Date;] and

[(14)the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty.]

[If applicable, list contents of any other reports to Noteholders.]

[In addition, the Indenture Trustee will provide to Noteholders the Payment Date Statements relating to each Underlying Payment Date in respect of the Underlying Securities distributed to holders of the Underlying Securities.]

In addition, within 90 days after the end of each calendar year, the Indenture Trustee will prepare and make available to any person who at any time during the calendar year was a Noteholder of record, a report summarizing the items provided to the Noteholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Noteholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Notes and information regarding the expenses of the Trust.  [The [Trust Administrator] will provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information)].

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Notes as provided below. The portion of such voting rights allocated to the [    ] Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate Security Principal Balance of the Underlying Securities.  The remainder of such percentage portion of voting rights will be allocated to the [    ] Notes.  The holders of the [    ] Notes will each be allocated [    ]% of the voting rights.  The voting rights allocation

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to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding Note Principal Amount or Percentage Interest of such Notes.

Yield, Prepayment and Weighted Average Life

General

The rate of payments of principal on the Offered Notes will be determined by the rate of distributions of principal on the [PO] Underlying Securities and the application of distributions of interest received on the [IO] Underlying Securities to pay principal, as described herein.  The rate of payment of principal on the [PO] Underlying Securities will be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  The availability of interest will be affected by the rate of distributions of interest, if any, on the [IO] Underlying Securities, which will be influenced by a variety of factors, including the rate of payment (including prepayments) on the outstanding balance of the related Underlying Mortgage Loans having relatively high interest rates and the application of distributions of principal received on the [PO] Underlying Securities to pay interest, as described herein.  The [IO] Underlying Securities will accrue interest on notional principal balances, which will also be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  Principal prepayments on Underlying Mortgage Loans that reduce the notional principal balance of an [IO] Underlying Security will reduce the amount of future distributions on such IO Underlying Security.  Consequently, if prepayments occur more rapidly than anticipated, it will be less likely that there will be excess interest amounts available to fund principal payments on the Offered Notes, and more likely that the related Interest Rates on the Offered Notes will be reduced by application of the Net Funds Cap.

To the extent described in the related Disclosure Documents, the aggregate amount of distributions, the yields to maturity (or to early termination) and the rate of distributions in respect of principal and interest on the Underlying Securities will be affected by the rate and the timing of prepayments, defaults and realized losses on the Underlying Mortgage Loans.  For more information, see “Risk Factors” herein and the attached Disclosure Documents.

Prepayments and liquidations of mortgage loans are influenced by a variety of economic, geographic, demographic, social and other factors, including prevailing mortgage market interest rates, local and regional economic conditions, homeowner mobility and the rate at which homeowners default on their mortgages.  To the extent that there has been a decline in the value of the related mortgaged properties, prepayments caused by loan refinancing may become less likely.  In general, if prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase.  Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Underlying Mortgage Loans, the rate of prepayment on the Underlying Mortgage Loans will be expected to decrease.  Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of the mortgaged properties, and servicing decisions.  [IO] Underlying Securities whose notional principal balances are based on Underlying Mortgage Loans with relatively high interest rates are especially sensitive to high rates of prepayment.  In addition, [IO] Underlying Securities may incur higher prepayments or liquidations when the Hybrid ARM Mortgage Loans first adjust.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  The Depositor has not inspected any of the mortgaged properties, and there can be no assurance that material damage to any mortgaged property due to such causes has not occurred or will not occur.  The standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding, landslides or earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such mortgaged properties.  To the extent that any insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Underlying Mortgage Loans in whole or in part.

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Generally, a slower rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a discount, and a faster rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a premium.  However, even Offered Notes purchased at a discount may be adversely affected by a fast rate of principal prepayments, because such prepayments will reduce the notional principal balances of and aggregate distributions on the [IO] Underlying Securities.  Prospective investors in Offered Notes purchased at a premium should carefully consider the risk that a faster than anticipated rate of prepayments on the Underlying Mortgage Loans could result in a yield that is substantially lower than the anticipated yield.

Because it is impossible to predict with any accuracy the timing and dollar amount of principal prepayments that will be made on the Underlying Mortgage Loans, investors may find it difficult to analyze the effect of prepayments on the yields on the Offered Notes.  No representation is made either as to (1) the anticipated rate or amount of prepayments, delinquencies, defaults or losses on the Underlying Mortgage Loans in the Underlying Trust Funds, (2) the timing or aggregate amount of distributions of principal on the [PO] Underlying Securities, (3) the timing or aggregate amount of distributions of interest on the [IO] Underlying Securities or (4) the anticipated yields on the Offered Notes.  See “Risk Factors— Risks Related to Distributions on the Underlying Securities.”

[The yields on the Offered Notes will be adversely affected to the extent that Fannie Mae is unable to make timely payment in full of amounts due on the related Agency Mortgage Securities.]

The yields on the Offered Notes will depend in substantial part, in the event of any sale of Underlying Securities as described herein, on the proceeds realized in such sale.  The amount of such proceeds may be affected by prevailing market interest rates, market and economic conditions generally, the performance of the Underlying Mortgage Loans and other factors.  [The amount of such proceeds will also be affected by the market’s perception at the time of such sale of the ability of Fannie Mae to guarantee payment of amounts due on the related Agency Mortgage Securities.]

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated.

The effective yields to holders of the [    ] Notes will be lower than the yields otherwise produced by the Note Interest Rate and the related purchase price because monthly payments will not be made to the holders until the [    ] day (or the immediately following Business Day if the [     ] day is not a Business Day) of the month following the month in which interest accrues on the Note (without any additional payment of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Notes

On each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on that Payment Date before any payments are made on any Class of Notes subordinate to that Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [  ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Underlying Securities will be allocated first to the lower ranking Classes of Subordinate Notes, then to the Class [  ] Notes, then to the Class [  ] Notes, and then to the Class [  ] Notes, in that order, until the Class Note Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Notes. The interest portion of Realized Losses will reduce the amount available for payment on the related Payment Date to the lowest ranking Class or Classes of Notes outstanding on that date.]

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Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal on the related Underlying Securities is paid, which may be in the form of scheduled amortization and the amount of excess interest applied in reduction of the Note Principal Amounts of the Offered Notes.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Underlying Securities (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any securities or pool of mortgage loans, including the Underlying Securities to be included in the Trust or the Underlying Mortgage Loans.

The tables set forth on Annex C to this prospectus supplement were prepared based on the following modeling assumptions:

[Provide detailed list of all modeling assumptions.]

The actual characteristics and the performance of the Underlying Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex C hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Underlying Mortgage Loans will prepay at a constant rate until maturity, that all of the Underlying Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Underlying Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Underlying Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Underlying Mortgage Rates of the Mortgage Loans are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Underlying Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex C hereto indicate the weighted average lives of the [    ] Notes and set forth the percentages of the initial Class Principal Amounts of the [    ] Notes that would be outstanding after each of the Payment Dates shown at various percentages of [       ].

The weighted average life of a [    ] Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

In the opinion of [     ], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

S-65

In the opinion of [     ], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

Tax Consequences to Holders of the Notes

Interest Income on the Notes.  The Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the Underlying Securities. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the underlying securities actually will occur.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of [     ], the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local  income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

Legal Investment Considerations

[The Offered Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Underlying Securities [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Underlying Securities will be acquired by the Depositor from the Seller in a privately negotiated transaction.

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ERISA Considerations

General

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between any benefit plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing (the “Plan”) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of an issuing entity might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that issuing entity if assets of the issuing entity were deemed to be assets of the Plan.  Under the regulation issued by the United States Department of Labor set forth at 29 C.F.R. Section 2510.3-101 governing the definition of “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code (the “Plan Asset Regulations”), the assets of an issuing entity would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations was applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations.  This determination is based in part upon (i) tax counsel’s opinion that notes transferred on the closing date to parties unrelated to the holder of the Residual Certificates will be classified as debt for U. S. federal income tax purposes and that retained notes, if later sold to a party unrelated to the holder of the Residual Certificates for cash, will be classified as debt instruments for U.S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the notes as of the closing date has not declined below investment grade) and (ii) the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described below, the notes may be purchased by a Plan.

Without regard to whether the notes are considered an “equity interest” in the issuing entity under the Plan Asset Regulations, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriters, the issuing entity, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, PTE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTE 91-38 (relating to transactions involving bank collective investment funds); PTE 95-60 (relating to transactions involving insurance company general accounts); PTE 96-23 (relating to transactions effected by an “in-house asset manager”); and any other applicable exemption granted by the U.S. Department of Labor (the “Investor Based Exemptions) could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note.  Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions.  There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

S-67

Certain employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans are not subject to the ERISA requirements but may be subject to federal, state, local or foreign laws that are substantially similar to ERISA or the Code (“Similar Law”), such plans, together with Plans are referred to herein as “Benefit Plans.”

The notes should not be purchased with the assets of a Plan if the depositor, the servicer, the master servicer, the indenture trustee, the owner trustee, the underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Plan or is an employer maintaining or contributing to such Plan, unless such purchase and holding of the notes would be covered by an applicable prohibited transaction exemption.

Each purchaser and transferee of a note will be deemed to represent and warrant to the issuing entity that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any substantially Similar Law.

Prospective Benefit Plan investors in notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Notes [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[Provide the allocation among the Underwriter(s).]

The distribution of the Offered Notes by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Notes to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [  ] Notes simultaneously with the purchase of the Offered Notes, subject to certain conditions.

Deutsche Bank Securities is an affiliate of the Depositor [and the Seller].

S-68

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].
Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Note Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of distributions in the amount of scheduled payments on the Underlying Securities. The rating takes into consideration the characteristics of the Underlying Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings do not take into consideration any of the tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Noteholders.]

There will be no arrangements to have the ratings monitored while the Notes are outstanding.

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies described above.

S-69

Glossary of Defined Terms

Accrual Period	For each class of [ ] and each Payment Date, the period beginning on [ ] and ending on [ ].

Administration Agreement	The administration agreement dated as of [ ], among [ ].

Applied Loss Amount
For any Payment Date, after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and payments of principal on such Payment Date, the amount by which the [    ] exceeds [     ].

Basis Risk Payment
For any Payment Date, the sum of (1) any Basis Risk Shortfall for such Payment Date, (2) any Unpaid Basis Risk Shortfall for such Payment Date and (3) any Required Reserve Fund Amount (as specified in the Transfer and Collection Agreement) for such Payment Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

Basis Risk Shortfall
For each Payment Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.

Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.

Book-Entry Notes	The Notes, other than any Definitive Note.

Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.

Cap Contract	A limited recourse notional principal contract.

Carryforward Interest	For any class of [ ] and any Payment Date, the sum of [ ].

Certificate Account	The note account maintained by or on behalf of the Trust Administrator for the benefit of the Trust and the Holder.

Class Principal Amount	For any class of [ ], the aggregate of the Note Principal Amounts of all notes of that class.

S-70

Clearstream Luxembourg	Clearstream Banking Luxembourg.

Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.

Closing Date	[ ]

Code	The Internal Revenue Code of 1986, as amended.

Collection Period
For any Payment Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Payment Date occurs and ending on the [      ] day of the month in which such Payment Date occurs.

Current Interest	For any class of [ ] and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].

Cut-off Date	[ ]

Cut-off Date Balance	The Security Principal Balances of the Mortgage Loans as of the Cut-off Date.

Deferred Amount	For each Payment Date and for each class [ ], the amount by which [ ].

Definitive Note	A physical note representing any Note.

Deposit Date	The Business Day immediately preceding each Payment Date.

Designated Telerate Page
The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Disclosure Documents	The prospectuses attached hereto as Annex [B] relating to each of the Underlying Securities, as applicable.

DTC	The Depository Trust Company.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Offered Note	An Offered Note which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.

Euroclear	The Euroclear System.

Euroclear Participants	Participating organizations that utilize the services of

S-71

Euroclear.

Global Securities	The globally offered Notes.

Holder	The holder of any Note or Ownership Certificate.

Indenture	The indenture dated as of [ ], among [ ].

Indenture Default	The events of default under the Indenture as described under “The Trust Agreement, Indenture and Administration Agreement—Certain Matters under the Agreement.”

Indenture Trustee	[ ], or any successor thereto.

Index	The index applicable to any Underlying Security, based on [ ].

Interest Rate	[ ]

Interest Remittance Amount	For any Payment Date and any Pool, an amount equal to [ ].

IRS	The Internal Revenue Service.

Issuing Entity	[ ]

LIBOR	The London Interbank Offered Rate.

LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.

Maturity Date	The Payment Date in [ ].

Maximum Interest Rate	[ ]

Monthly Excess Cashflow	For any Payment Date, [ ].

Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].

Net Funds Cap	For each Payment Date , an annual rate equal to [ ].

Note Payment Account	A note payment account maintained by [ ] on behalf of the Noteholders.

Note Principal Amount	For any [ ] as of any Payment Date, its initial Note Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Notes in respect of

S-72

principal prior to such Payment Date.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.

Notes	The [ ].

Offered Notes	The Class [ ,] Class [ ] and Class [ ]Notes.

OID	Original issue discount.

One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.

One-Year CMT
The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Optimal Interest Remittance Amount	For each Payment Date, the product of [ ].

Ownership Certificate	The single ownership certificate that evidences the equity ownership in the Trust.

Owner Trustee	[ ], or any successor thereto.

Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Payment Date	[ ]

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.

Pool	[ ]

Pool Balance	For any Pool as of any date of determination, the aggregate of the Security Principal Balances of the Underlying Securities in such Pool as of such date.

Principal Payment Amount	For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which [ ].

Principal Payment Amount	For each Pool for any Payment Date, an amount equal to [ ].

S-73

Principal Remittance Amount	For each Pool and for any Payment Date, an amount equal to [ ].

Priority Class or Classes	The Class or Classes of Notes at any time outstanding that has the highest priority of payment of interest.

PTCE 95-60	Prohibited Transaction Class Exemption 95-60.

PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.

Purchase Price	An amount equal to the sum of [ ].

Rating Agencies	Each of [ ].

Realized Loss	For any Underlying Security, the [amount designated or specified as a “Realized Loss” by the related Underlying Trustee].

Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.

Sale and Assignment Agreement	The securities sale and assignment agreement dated as of [ ], between the Seller and the Depositor.

Securities	Collectively, the Notes and the Ownership Certificate.

Securities Act	The Securities Act of 1933, as amended.

Securityholder	A holder of any Security.

Security Principal Balance
For any Underlying Security as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to payments due on or before such date, whether or not received, as reduced by all principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Seller	[ ]

Series	Each Underlying Trust Fund, as set forth under “Description of the Trust Property” in this prospectus supplement.

Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.

Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.

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SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.

Stepdown Date	The earlier of (x) [ ] or (y) [ ].

Subsequent Recovery	Any amount designated as a “Subsequent Recovery” by the related Underlying Trustee with respect to an Underlying Security for which a Realized Loss has been incurred for such Underlying Security.

Target Amount	For any Payment Date, an amount equal to [ ].

Tax Counsel	[ ]

Transfer and Collection Agreement	The transfer and collection agreement dated as of [ ], among [ ].

Trust	The statutory trust created pursuant to the Trust Agreement.

Trust Accounts	The Note Payment Account, [the Trust Administration Account], the Basis Risk Reserve Fund and [ ].

[Trust Administration Account]	[The trust administration account maintained by the Trust Administrator for the benefit of the Noteholders.]

Trust Agreement	The trust agreement dated as of [ ], among [ ].

Trust Estate	The Underlying Securities and other assets of the Trust and proceeds therefrom.

Underlying Mortgage Loans
The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien [residential][multifamily][mixed residential/commercial][commercial] mortgage loans] included in the Underlying Trust Funds.

Underlying Originators	Each of the originators that originated the Underlying Mortgage Loans, as set forth under “Underwriting Guidelines” in this prospectus supplement.

Underlying Securities	Each of the securities constituting the Trust Property as set forth under “Description of the Trust Property” in this prospectus supplement.

Underlying Servicers	Each of the servicers responsible for servicing the Underlying Mortgage Loans, as set forth under “The Underlying Servicers” in this prospectus supplement.

Underlying Trust Funds	Each trust fund underlying each Underlying Security.

Underlying Trustees	Each trustee underlying each Underlying Trust Fund.

Underwriter	[ ]

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Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.

Unpaid Basis Risk Shortfall
For any class of [     ] on any Payment Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than [    ].

S-76

[The following Annexes constitute a part of
the prospectus supplement.]

S-77

Annex A:
Payment Date Statements

S-A-1

Annex B:
Disclosure Documents

S-B-1

Annex C:
Principal Amount Decrement Tables

Percentage of Initial Class Note Principal Amount of the Offered Notes
Outstanding at the Following Percentages of [     ]

	Class [ ] Notes
Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

* Indicates a value between 0.0% and 0.5%.

S-C-1

$[            ]
(Approximate)

Ace Securities Corp.
Home Equity Loan Trust [________]

Mortgage Backed Notes

ACE Securities Corp.
 [Depositor]

Home Equity Loan Trust [______]
[Issuing Entity]

[DB Structured Products, Inc.]
[Sponsor and Seller]

PROSPECTUS SUPPLEMENT

[                 ]

[ Deutsche Bank Securities]

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Asset-Backed Certificates

Asset -Backed Notes

(Issuable in Series)

ACE Securities Corp.,
Depositor

The Issuing Entities:

Each issuing entity will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each issuing entity will generally consist of one or more of the following:

•	mortgage loans, which may include closed-end and/or revolving home equity loans or balances thereof, secured by one- to four-family residential properties;

•	mortgage pass-through notes or certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; and

•	previously issued asset-backed or mortgage-backed notes or certificates backed by mortgage loans secured by residential properties or participations in those types of loans.

The assets in your issuing entity are specified in the prospectus supplement for that particular issuing entity, while the types of assets that may be included in an issuing entity, whether or not in your issuing entity, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the notes or certificates, as applicable, pursuant to a prospectus supplement.  The notes or certificates, as applicable, will be grouped into one or more series, each having its own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the issuing entity that relates to such series.  A prospectus supplement for a series will specify all of the terms of the series and of each class in the series.

Consider carefully the risk factors beginning on Page 1 of this prospectus:

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is [_______], 2010

Risk Factors	1
Description of the Issuing Entities’ Trust Fund	5
Use of Proceeds	17
Yield Considerations	18
Static Pool Information	24
The Sponsor	24
The Depositor	24
Description of the Securities	25
Description of the Agreements	43
Description of Credit Support	66
Certain Legal Aspects of Mortgage Loans	70
Material Federal Income Tax Considerations	84
Penalty Avoidance	119
State and Other Tax Considerations	119
ERISA Considerations	119
Legal Investment	126
Methods of Distribution	128
Additional Information	129
Incorporation of Certain Documents by Reference	130
Legal Matters	130
Financial Information	130
Rating	131
INDEX OF DEFINED TERMS	131

i

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates and the notes.  You should also carefully consider the information set forth under “Risk Factors” in the Prospectus supplement accompanying this prospectus (such Prospectus supplement, the “Prospectus Supplement”).

The mortgage loans were underwritten to standards which do not conform to the standards of Fannie Mae or Freddie Mac.
The underwriting standards of the originators are intended to assess the ability and willingness of the mortgagor to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The originators consider, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the value, type and use of the mortgaged property.  As further described in this prospectus, the underwriting standards of the originators do not conform to Fannie Mae and Freddie Mac guidelines.

In addition, mortgage loans originated by the originators generally bear higher rates of interest than mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines and may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans

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The offered securities will be limited obligations solely of the issuing entity and not of any other party.
The offered securities will not represent an interest in or obligation of the depositor, the servicer, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates.  Neither the offered securities nor the underlying mortgage loans  will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the offered securities, and there will be no recourse to the depositor, the servicer, the originators, the master servicer, the securities administrator, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered securities.

Violation of consumer protection laws may result in losses on the mortgage loans, the contracts and your securities.
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans and contracts.

The mortgage loans are also subject to federal laws, including:

	•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

	•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

	•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans  and in addition could subject the trust to damages and administrative enforcement.  In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans  against the issuing

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entity.  In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans  that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans  and restrict the servicer’s ability to foreclose in response to mortgagor defaults.  The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans  against the trust and/or limit the servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

The sponsor will represent that each mortgage loan is in compliance with applicable federal and state laws and regulations.  In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.  If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the  may be materially and adversely affected.

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The liquidity of your securities may be limited.
The underwriter has no obligation to make a secondary market in the classes of offered securities. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your security readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your securities could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act.
The Servicemembers Civil Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans . The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Servicemembers Civil Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because the master servicer and the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Servicemembers Civil Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer, the servicer and, therefore, will reduce the amount available to pay interest to the securityholders on subsequent distribution dates.

Possible reduction or withdrawal of ratings on the offered securities.
Each rating agency rating the offered securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered securities, the liquidity and market value of the affected securities is likely to be reduced.

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Description of the Issuing Entities’ Trust Funds

Assets

The primary assets of each issuing entity’s trust fund (the “Assets”) will include some or all of the following types of assets:

•	mortgage loans on single family and multi-family residential properties, which may include home equity loans and land sale contracts (each as defined in this prospectus);

•
any combination of “fully modified pass-through” mortgage-backed certificates guaranteed by the Government National Mortgage Association (“Ginnie Mae”), guaranteed mortgage pass-through securities issued by Fannie Mae (“Fannie Mae”) and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) (collectively, “Agency Securities”); and

•
previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by, mortgage loans or Agency Securities.

The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates.  The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the Prospectus Supplement.  The depositor will select each Asset to be included in an issuing entity’s trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller”), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.  As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes and conformity to business and economic criteria.

The Assets included in the issuing entity’s trust fund for your series may be subject to various types of payment provisions:

•
“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•	“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

•
“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

•	“Increasing Payment Assets,” as described below;

•	“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•
“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate

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resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

•
“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•	“Step-up Rate Assets” which provide for interest rates that increase over time;

•	“Balloon Payment Assets;”

•
“Convertible Assets” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•	“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset” is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the Prospectus Supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the Prospectus Supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity.  The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements.  The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset.  The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization.  A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable (as defined in this prospectus), will be entitled to payment only from the assets of the related issuing entity and will not be entitled to payments from the assets of any other issuing entity established by the depositor.  The assets of an issuing entity may consist of certificates representing beneficial ownership interests in, or indebtedness of, another issuing entity that contains the Assets, if specified in the Prospectus Supplement.

Mortgage Loans

General

Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a “Single Family Property”) or (2) a primarily residential property that consists of five or more residential dwelling units referred to as a multi-family property, which may include limited retail, office or other commercial space (“Multi-Family Property”)  The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

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The mortgaged properties may also include:

•	Apartment buildings owned by cooperative housing corporations (“Cooperatives”) and

•
Leasehold interests in properties, the title to which is held by third party lessors.  The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the Prospectus Supplement.

•
The principal balance of the mortgage loans secured by Mortgaged Property consisting of Multi-Family Property or apartment buildings owned by Cooperatives shall not exceed 5% of the principal balance of all mortgage loans conveyed to the issuing entity.

The mortgage loans may include:

•	Closed-end and/or revolving home equity loans or balances of these home equity loans (“Home Equity Loans”); and

•
Mortgage loans evidenced by contracts (“Land Sale Contracts”) for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

The originator of each mortgage loan will have been a person other than the depositor.  The Prospectus Supplement will indicate if any originator is an affiliate of the depositor.  The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the “Mortgages”) creating a lien on the mortgaged properties.  The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.  If provided in the Prospectus Supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the “FHA”) or partially guaranteed by the Veteran’s Administration (the “VA”).  See “—FHA Loans and VA Loans” below.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property.  The “Value” of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property.  ”Refinance Loans” are loans made to refinance existing

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loans.  Unless otherwise specified in the Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan.  The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Primary Mortgage Insurance

If specified in the Prospectus Supplement, each mortgage loan having a loan-to-value ratio at origination or modification in excess of 80%, may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See “Primary Mortgage Insurance Policies”.

Mortgage Loan Information in the Prospectus Supplements

Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

•
the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related issuing entity (the “Cut-off Date”);

•	the type of property securing the mortgage loans;

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

•	the range of maturity dates of the mortgage loans;

•	the range of the Loan-to-Value Ratios at origination of the mortgage loans;

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•	the state or states in which most of the mortgaged properties are located;

•	information regarding the prepayment provisions, if any, of the mortgage loans;

•
for mortgage loans with adjustable mortgage rates (“ARM Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

•	information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

•	the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

•	the material underwriting standards used for the mortgage loans.

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If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”).  In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related Prospectus Supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the Prospectus Supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The Prospectus Supplement will specify whether the mortgage loans include Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property.  In addition, the Prospectus Supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

Payment Provisions of the Mortgage Loans

All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the Prospectus Supplement or for payments in another manner described in the Prospectus Supplement.  Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the Prospectus Supplement.  Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the Prospectus Supplement.  Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the Prospectus Supplement.  Each mortgage loan may contain prohibitions on prepayment (a “Lock-out Period” and, the date of expiration thereof, a “Lock-out Date”) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with a prepayment, in each case as described in the Prospectus Supplement.  If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the Prospectus Supplement will specify the method or methods by which any of these amounts will be allocated.  See “—Assets” above.

HELOCs

As more fully described in the Prospectus Supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans (“HELOCs”).  Interest on each HELOC, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan.  From time to time before the expiration of the related draw period specified in a HELOC, principal amounts on that HELOC may be drawn down (up to a maximum amount as set forth in the Prospectus Supplement) or repaid.  If specified in the Prospectus Supplement, new draws by borrowers under the HELOCs will automatically become assets of the issuing entity described in the Prospectus Supplement.  As a result, the total balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the issuing entity and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the Prospectus Supplement.  Under some circumstances, under a HELOC, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal.  An interest only

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payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Agency Securities

The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

Ginnie Mae

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development.  Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.”  To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the “Housing Act”), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates

Each Ginnie Mae certificate will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below).  The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates.  Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the Prospectus Supplement.  If the issuing entity includes Ginnie Mae certificates, your Prospectus Supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

Except as otherwise specified in the Prospectus Supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder’s proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates’ interest rate.  In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder’s proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in an issuing entity in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates.  Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting

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payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due.  If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment.  Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate.  In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment.  The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in an issuing entity, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

The Ginnie Mae certificates included in an issuing entity may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies.  The Ginnie Mae certificates and underlying residential loans will be described in the Prospectus Supplement.

Fannie Mae

Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the “Charter Act”).  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders.  Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.  In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.  Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

Fannie Mae Certificates

Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae.  Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program.  Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.  Mortgage loans underlying Fannie Mae certificates included in an issuing entity will consist of conventional mortgage loans secured by Single Family Property or Multifamily Property, FHA loans, or VA loans.  If the issuing entity includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates

Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder’s proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder’s proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

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The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.  If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only.  For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

The Fannie Mae certificates included in an issuing entity may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates.  The Fannie Mae certificates and underlying mortgage loans will be described in the Prospectus Supplement.

Freddie Mac

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the “Freddie Mac Act”).  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates

Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the “Freddie Mac Certificate Group”).  Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act.  A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group.  If the issuing entity includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received.  Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share of the principal, but does not, except if and to the extent specified in the Prospectus Supplement, guarantee the timely payment of scheduled principal.  Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.  Freddie

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Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

(1)          foreclosure sale;

(2)          payment of the claim by any mortgage insurer; and

(3)          the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

The Freddie Mac certificates included in an issuing entity may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable.  The Freddie Mac certificates and underlying mortgage loans will be described in the Prospectus Supplement.

Stripped Agency Securities

The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates (“Stripped Agency Securities”) that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates.  Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the Prospectus Supplement.  If the issuing entity includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans or Agency Securities, or collateralized obligations secured by mortgage loans or Agency Securities. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be,

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and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the Prospectus Supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The depositor will register the offering of the relevant Mortgage Securities as a primary offering of such securities, unless the Mortgage Securities are themselves exempt from registration under the Securities Act.  The offering of Mortgage Securities included in an issuing entity will not be separately registered if all of the following are true:

(1)
neither the issuer of the Mortgage Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Mortgage Securities and the related issuing entity;

(2)
neither the issuer of the Mortgage Securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust fund and series of securities; and

(3)	the depositor would be free to publicly resell the Mortgage Securities without registration under the Securities Act.

If all the conditions for the Mortgage Securities described above are not met, the offering of the relevant Mortgage Securities itself will be registered as a primary offering of such securities under the Securities Act.

The prospectus supplement of each series evidencing interests in an issuing entity including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the issuing entity of that series.  As used in this prospectus, the terms “mortgage loans,” include the mortgage loans, underlying the Mortgage Securities in your issuing entity.  References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA Loans and VA Loans

FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended.  One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program.  The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan.  No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

Mortgage loans that are FHA loans are insured by the FHA (as described in the Prospectus Supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

There are two primary FHA insurance programs that are available for multifamily loans.  Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects.  Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer.  Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

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Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old.  Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).  Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD.  In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

VA loans will be partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended (the “Servicemen’s Readjustment Act”).  The Servicemen’s Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years’ duration.  However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan.  The maximum guarantee that may be issued by the VA under this program will be set forth in the Prospectus Supplement.

Pre-Funding Accounts

To the extent provided in the Prospectus Supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account”).  In that case, the depositor will be obligated to sell at a predetermined price – and the issuing entity for the related series of Notes or Certificates, as applicable, will be obligated to purchase – additional Assets (the “Subsequent Assets”) from time to time, and as frequently as daily, within the period specified in the Prospectus Supplement (the “Pre-Funding Period”) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for that series on the date of its issuance.  The Pre-Funded Amount for a series will be specified in the Prospectus Supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable.  Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the Prospectus Supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the issuing entity, subject to those exceptions that are expressly stated in the Prospectus Supplement.  In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the issuing entity, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel.  See “ERISA Considerations—Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets.  The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the Prospectus Supplement.  In addition, if specified in the Prospectus Supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period.  Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the Prospectus Supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

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Accounts

Each issuing entity will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the Prospectus Supplement will, to the extent described in this prospectus and in the Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the issuing entity.  This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the Prospectus Supplement.  See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”  Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible Accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the Prospectus Supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of  the related pooling and servicing agreement or the related servicing agreement and indenture.  Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the Prospectus Supplement. If permitted by the Rating Agency or Agencies and so specified in the Prospectus Supplement, such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

Credit Support

If so provided in the Prospectus Supplement, partial or full protection against some defaults and losses on the Assets in the related issuing entity may only be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more of other types of credit support:  for example, a letter of credit, insurance policy, guarantee, reserve fund, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”).  The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the Prospectus Supplement.  See “Description of Credit Support.”

Cash Flow Agreements

The trust fund may include one or more derivative instruments, (each a “Cash Flow Agreement”), as described in this section.  All Cash Flow Agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Cash Flow Agreements may include only 1) interest rate swaps (caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a

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notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee or the securities administrator on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure.  A market value swap will only be used in conjunction with a mandatory auction procedure.  The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any Cash Flow Agreements will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the Cash Flow Agreement counterparty to the trust, and in some cases by the trust to the Cash Flow Agreement counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the Cash Flow Agreement counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a Cash Flow Agreement counterparty or the downgrade of such credit rating below levels specified in the Cash Flow Agreement (where the Cash Flow Agreement is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the Cash Flow Agreement counterparty may be required to post collateral for the performance of its obligations under the Cash Flow Agreement, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee or the securities administrator will be able to enter into Cash Flow Agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Cash Flow Agreements may provide for termination under various circumstances, there can be no assurance that the trustee or the securities administrator will be able to terminate a Cash Flow Agreement when it would be economically advantageous to the issuing entity to do so.

Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that

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purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable.  The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related issuing entity (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related issuing entity.  The Prospectus Supplement will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the Prospectus Supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the Prospectus Supplement (each date, a “Distribution Date”), and will include interest accrued during the Accrual Period for that Distribution Date.  As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

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In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular issuing entity (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets.  However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates.  The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series.  The rate of principal payments on the Assets in the related issuing entity (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions.  Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the Prospectus Supplement, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related issuing entity may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the Prospectus Supplement.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of its due date in the month in which the partial prepayment is received or some other date as is specified in the Prospectus Supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

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Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising an issuing entity and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series.  Prepayments on the mortgage loans comprising or underlying the Assets in a particular issuing entity will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the Prospectus Supplement, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series.  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor.  The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in an issuing entity.  If any Assets in a particular issuing entity have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying those Assets.  See “Description of the Issuing Entities.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the Assets.

The Prospectus Supplement may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Certificates, as applicable, and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in such prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable.  It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in such prospectus supplement.

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Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

Type of Asset

If specified in the Prospectus Supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing mortgage loan interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.  Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the Prospectus Supplement.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination.  Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination.  The repayment of any of these mortgage loans may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.  In addition, some mortgage loans may be subject to temporary buydown plans (“Buydown Mortgage Loans”) pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the “Buydown Period”).  The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently.  During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans.  As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate.  The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.  In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum

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scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

As may be described in the Prospectus Supplement, the related pooling and servicing agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional HELOCs during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period.  Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the Prospectus Supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

In addition, and as may be described in the Prospectus Supplement, the related pooling and servicing agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued.  Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the Prospectus Supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

Termination

If specified in the Prospectus Supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related issuing entity by the party specified in the Prospectus Supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the Prospectus Supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein.  In addition, if so provided in the Prospectus Supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein.  See “Description of the Securities—Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.  The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans.  Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

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Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the securityholders, the servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. However, the servicer’s ability to perform servicing modifications will be subject to limitations set forth in the Prospectus Supplement. With respect to residential mortgage loans, the master servicer or servicer may be required to service the mortgage loans in compliance with the Home Affordability and Modification Program (“HAMP”) and the Home Affordability and Stability Program of March 2009 (“HASP”).

Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these.

Any modified loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the mortgage loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a mortgage loan in any issuing entity by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property.  In the event of that refinancing, the new loan would not be included in the related issuing entity and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan.  A servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  In addition, servicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement.  A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include “due-on-sale clauses” that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

For any mortgage loans, except as set forth in the Prospectus Supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the

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Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Due-on-Sale Provisions.”

Static Pool Information

For each mortgage pool, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the Prospectus Supplement.  Information provided though an internet website will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior mortgage pool or securities pool formed or vintage before January 1, 2006.

The Sponsor

The sponsor will be DB Structured Products, Inc., a Delaware corporation, referred to herein as the Sponsor, for each series of securities unless otherwise indicated in the Prospectus Supplement.  The sponsor maintains its principal office at 60 Wall Street, New York, New York  10005.  Its telephone number is (212) 250-2500.

The sponsor has been securitizing residential mortgage loans since 2004 During fiscal year 2009, the sponsor and its affiliates securitized approximately $[____] billion of residential mortgages.  The sponsor is responsible for pooling the mortgage loans and contracts to be securitized by the Depositor, negotiating the principal securitization transaction documents and working with the underwriter to structure the transactions.

With respect to any series of securities, if so specified in the Prospectus Supplement, the sponsor will also act as servicer or master servicer for the mortgage pool.  If so, the sponsor will service the Designated Mortgage Assets in accordance with the description of the applicable servicing procedures contained in this prospectus under “Description of the Securities.”

The Depositor

ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998.  The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.  Its telephone number is (704) 365-0569.  The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes. The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999.  After registration and issuance of the securities contemplated in this prospectus and the Prospectus Supplement, the depositor will have not material duties or responsibilities with respect to the pool assets or the securities.

All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

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Description of the Securities

General

The Securities issued in each series will include either asset-backed certificates (the “Certificates”) or asset-backed notes (the “Notes”, and together with the Certificates, the “Securities”).  The Certificates of any series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the issuing entity created pursuant to a pooling and servicing agreement.  The “Notes” of any series will represent indebtedness of the related issuing entity and will be issued and secured pursuant to an indenture.  Each series of Notes or Certificates, as applicable, will consist of one or more of the following classes of Notes or Certificates:

Accretion Directed	A class of Securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual
A class of Securities where the accrued interest otherwise payable to such Certificates or Notes is allocated to specified classes of Certificates or Notes as principal payments in reduction of their certificate principal balance or note principal balance.  The certificate principal balance or note principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class of Securities that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class of Securities consisting of “components.” The components of a class of component Securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component Securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class of Securities with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class of Securities that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.

Interest Only or IO	A class of Securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate	A class of Securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.

Lock Out	A class of Securities which is “locked out” of certain payments, usually principal, for a specified period of time.

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Partial Accrual
A class of Securities that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of Securities which is not entitled to interest payments.

Planned Amortization Class	A class of Securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal
A class of Securities that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class of Securities that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes of Securities that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class of Securities that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization	A class of Securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class of Securities with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

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If specified in the Prospectus Supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related issuing entity (each portion of the Assets, an “Asset Group”).  Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the Prospectus Supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities”) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the Prospectus Supplement.  The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor, the trustee, the securities administrator or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities”) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, “Book-Entry Securities”), as provided in the Prospectus Supplement.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”  Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the Prospectus Supplement from the Available Distribution Amount for that series and that Distribution Date.  Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the Prospectus Supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the Prospectus Supplement (the “Determination Date”).  All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the Prospectus Supplement.  Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the Prospectus Supplement (and, if so provided in the Prospectus Supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the Prospectus Supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the Prospectus Supplement.  Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(1)           the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the Prospectus Supplement, of:

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(a)           all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the Prospectus Supplement, a “Due Period “ for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)           all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the issuing entity (“Liquidation Proceeds”), and other unscheduled recoveries received after the related Due Period, or other period specified in the Prospectus Supplement,

(c)           all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the Prospectus Supplement or that are payable in respect of particular expenses of the related issuing entity, and

(d)           all amounts received for a repurchase of an Asset from the issuing entity for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the Prospectus Supplement;

(2)           if the Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(3)           all advances made by a servicer or the master servicer or any other entity as specified in the Prospectus Supplement for that Distribution Date;

(4)           if and to the extent the Prospectus Supplement so provides, amounts paid by a servicer or any other entity as specified in the Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)           to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the Prospectus Supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable (including any Notes or Certificates, as applicable, not offered by this prospectus), on each Distribution Date, and accordingly will be released from the issuing entity and will not be available for any future distributions.

The Prospectus Supplement will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable (other than classes of Strip Securities which have no Interest Rate), may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate” in the case of Certificates).   The indices applicable to variable rate and adjustable rate classes will only be of a type

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that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds and will not be indices linked to stocks or commodities. The Prospectus Supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate.  Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the Prospectus Supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the Prospectus Supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date.  Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below.  Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the Prospectus Supplement.  The method of determining the notional amount for a particular class of Strip Securities will be described in the Prospectus Supplement.  Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal.  Unless otherwise provided in the Prospectus Supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans comprising or underlying the Assets in the issuing entity for that series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the Prospectus Supplement.  The Prospectus Supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans comprising or underlying the Assets in the related issuing entity.  Unless otherwise provided in the Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans comprising or underlying the Assets in the related issuing entity will result in a corresponding increase in the Security Balance of that class.  See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance” which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related issuing entity.  The outstanding Security Balance of a Security will be reduced:

•	to the extent of distributions of principal on that Security from time to time and

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•	if and to the extent provided in the Prospectus Supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•	may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the Prospectus Supplement and

•	in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the Prospectus Supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date.  The initial total Security Balance of a series and each class of the series will be specified in the Prospectus Supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the Prospectus Supplement.  Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the related Prospectus Supplement, the issuing entity may issue notes or certificates, as applicable, from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The Prospectus Supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent HELOCs or asset-backed or mortgage backed securities during a specified period rather than used to distribute payments of principal to noteholders or certificateholders, as applicable, during that period.  These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

To the extent specified in the Prospectus Supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable.  References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the Prospectus Supplement, Prepayment Premiums that are collected on the mortgage loans in the related issuing entity will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the Prospectus Supplement.

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Allocation of Losses and Shortfalls

If so provided in the Prospectus Supplement consisting of one or more classes of subordinate Notes or subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the Prospectus Supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in an issuing entity against losses and shortfalls on Assets comprising that issuing entity.  The Prospectus Supplement will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets.  However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related issuing entity, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the Prospectus Supplement, the servicer or another entity described in the Prospectus Supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that issuing entity during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below).  In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the Prospectus Supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses.  Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the Prospectus Supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable.  If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date.  If specified in the Prospectus Supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable,

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information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the Prospectus Supplement.

If and to the extent so provided in the Prospectus Supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the Prospectus Supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or indenture, as applicable, and described in the Prospectus Supplement.

If specified in the Prospectus Supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the Prospectus Supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer, the securities administrator or the trustee, as provided in the Prospectus Supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related pooling and servicing agreement or indenture, as applicable, a statement containing the information specified in the Prospectus Supplement, or if no information is specified in the Prospectus Supplement, generally setting forth, in each case to the extent applicable and available:

(1)          the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

(2)          the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(3)          the amount of that distribution allocable to Prepayment Premiums;

(4)          the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(5)          the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(6)          the total principal balance of the Assets at the close of business on that Distribution Date;

(7)          the number and total principal balance of mortgage loans in respect of which

(a) one scheduled payment is delinquent,

(b) two scheduled payments are delinquent,

(c) three or more scheduled payments are delinquent and

(d) foreclosure proceedings have begun;

(8)          for any mortgage loan liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

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(9)          with respect to collateral acquired by the issuing entity through foreclosure or otherwise (an “REO Property”) relating to a mortgage loan and included in the issuing entity as of the end of the related Due Period, the date of acquisition;

(10)        for each REO Property relating to a mortgage loan and included in the issuing entity as of the end of the related Due Period,

(a) the book value,

(b) the principal balance of the related mortgage loan immediately following that Distribution Date (calculated as if that mortgage loan were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

(c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(11)        for any REO Property sold during the related Due Period

(a) the total amount of sale proceeds,

(b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan and

(c) the amount of any loss to securityholders in respect of the related mortgage loan;

(12)        the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities, if any Accrued Security Interest has been added to that balance;

(13)        the total amount of principal prepayments made during the related Due Period;

(14)        the amount deposited in the reserve fund, if any, on that Distribution Date;

(15)        the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(16)        the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(17)        in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the Prospectus Supplement;

(18)        in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately

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succeeding Distribution Date as calculated in accordance with the method specified in the Prospectus Supplement;

(19)        as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(20)        during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(21)        during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(22)        the total amount of payments by the borrowers of

(a) default interest,

(b) late charges and

(c) assumption and modification fees collected during the related Due Period.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Available Information.”

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer, the securities administrator or the trustee, as provided in the Prospectus Supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations under the Code to enable securityholders to prepare their tax returns.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related pooling and servicing agreement or indenture, as applicable, for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the such agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the Agreement and (2) the purchase of all of the assets of the issuing entity by the party entitled to effect that termination, under the circumstances and in the manner set forth in the Prospectus Supplement.  In no event, however, will the issuing entity continue beyond the date specified in the related pooling and servicing agreement or indenture. Written notice of termination of the related pooling and servicing agreement or indenture will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the Prospectus Supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related issuing entity by the party specified in the Prospectus Supplement, under the circumstances and in the manner set forth in the Prospectus Supplement.  If so provided in the Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the Prospectus Supplement will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of those assets to retire that class or classes or purchase that class

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or classes at a price set forth in the Prospectus Supplement, in each case, under the circumstances and in the manner set forth in the Prospectus Supplement.  That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates).  Any sale of the Assets of the issuing entity will be without recourse to the issuing entity or the securityholders.  Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable (not to exceed 10%), specified in the Prospectus Supplement.  In addition, if so provided in the Prospectus Supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the Prospectus Supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).  In the event that any series of certificates or notes which provides for such a purchase, the certificates or notes will use the word “Callable” in their title.

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the Prospectus Supplement may, at that party’s option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the Prospectus Supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the Prospectus Supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the Prospectus Supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”).  Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth below under “—Definitive Securities.”  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable Prospectus Supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants”) of those systems.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect

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access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC”) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust

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companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation.  The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book–Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in

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any indenture.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants.  While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable.  Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day.  Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Considerations-Tax Treatment of Foreign Investors” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the Prospectus Supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the Prospectus Supplement.

Transfers between Participants of DTC will occur in accordance with DTC Rules.  Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures.  Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent.  Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co.  Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations — REMICs — Taxation of Certain Foreign Investors” in this prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable.  In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable.  If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect

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to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)           if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

(2)           if the depositor, at its option, in writing, with the consent of the applicable Participants, elects to end the book-entry system through DTC or

(3)           in accordance with any other provisions described in the Prospectus Supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

EXCHANGEABLE SECURITIES

General

As the Prospectus Supplement will describe, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee or securities adminsitrator of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the Prospectus Supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the Prospectus Supplement. The classes of securities that are exchangeable for one another will be referred to in the Prospectus Supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any

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time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the Prospectus Supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The Prospectus Supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination.

For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•
the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the Prospectus Supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

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These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics.

Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The Prospectus Supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee or the securities administrator five business days prior to the proposed exchange date or as otherwise specified in the Prospectus Supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee or the securities administrator receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in bookentry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

If the Prospectus Supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the Prospectus Supplement. This payment will be made to the securityholder of record as of the applicable record date.

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Description of the Agreements

Agreements Applicable to a Series

REMIC Securities and Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in an issuing entity, or a portion of an issuing entity, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G of the Code (“REMIC Securities”), or Grantor Trust Securities (as defined in this prospectus), will be issued, and the related issuing entity will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee, the securities administrator and the sole servicer or master servicer, as applicable.  The Assets of that issuing entity will be transferred to the issuing entity and thereafter serviced in accordance with the terms of the pooling and servicing agreement.  In the event there are multiple servicers of the Assets of that issuing entity, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.  Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities, the nature of the related issuing entity and the identity of the particular servicer. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The Prospectus Supplement will describe material provisions of the related agreements that differ from and supplement the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”.  As to each series of Securities, the related Agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities to the extent required to comply with the Securities Act of 1933, Regulation AB and any other applicable law or regulation.

Securities That Are Partnership Interests for Tax Purposes and Notes

Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related issuing entity will be created, pursuant to the pooling and servicing agreement.

A series of Notes issued by an issuing entity that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related issuing entity and an indenture trustee named in the Prospectus Supplement.  The issuing entity will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.  The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement”).  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each issuing entity and the description

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of those provisions in the Prospectus Supplement.  The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related issuing entity.  A form of a pooling and servicing agreement and indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the related Agreements (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: [___________].

The servicer, master servicer or the securities administrator and the trustee for any series of Notes or Certificates, as applicable, will be named in the Prospectus Supplement.  In the event there are multiple servicers for the Assets in an issuing entity, a master servicer will perform some of the administration, calculation and reporting functions for that issuing entity and will supervise the related servicers pursuant to a pooling and servicing agreement.  For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described.  If specified in the Prospectus Supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any issuing entity to administer that issuing entity.  If specified in the Prospectus Supplement, a securities administrator may be appointed.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related issuing entity, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the issuing entity for that series.  Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement.  That schedule will include detailed information to the extent available and relevant

(1)          in respect of each mortgage loan included in the related issuing entity, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable,

(2)          in respect of each contract included in the related issuing entity, including the outstanding principal amount and the contract rate; and

(3)           in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

For each mortgage loan, except as otherwise specified in the Prospectus Supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage, an assignment of the Mortgage to the trustee in recordable form and any modifications to the mortgage note and Mortgage.  However, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed.  For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower.  The Asset Seller or other entity specified in the Prospectus Supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in

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default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note.  The related Agreement will generally require the depositor or another party specified in the Prospectus Supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders.  If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the Prospectus Supplement.  If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the Prospectus Supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the Prospectus Supplement (the “Purchase Price”) or (2) substitute a new mortgage loan.  There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the issuing entity as a result of that breach or defect.

Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans will be delivered to the trustee (or a custodian) only to the extent specified in the Prospectus Supplement.  Generally these documents will be retained by the servicer, which may also be the Asset Seller.  In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the Prospectus Supplement.

Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuing entity or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the issuing entity is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the Prospectus Supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters:

•	the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

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•	in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan;

•	the authority of the Warranting Party to sell the Asset;

•	the payment status of the Asset;

•
in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

•	the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the Prospectus Supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date.  A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset.  In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the issuing entity for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date.  That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the Prospectus Supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the Prospectus Supplement of the securityholders.  If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor.  If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the issuing entity and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the Prospectus Supplement.  If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the issuing entity or the securityholders for any losses caused by that breach.  This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues

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unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement.  See “—Events of Default under the Agreement” and “—Rights Upon Event of Default under the Agreements.”

Collection Account and Related Accounts

General.   The servicer and/or the trustee will, as to each issuing entity, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be an account or accounts that either:

•
are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

•	are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments”).  A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.  Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the Prospectus Supplement, be paid to the servicer or its designee as additional servicing compensation.  The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies.  If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of Securities and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits.   A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more issuing entities on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)           all payments on account of principal, including principal prepayments, on the Assets;

(2)           all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

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(3)           Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)           any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)           any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies;”

(6)           any amounts paid under any Cash Flow Agreement, as described under “Description of the Issuing Entities—Cash Flow Agreements;”

(7)           all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination;”

(8)           any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the issuing entity as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(9)           to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)         all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)         any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)         any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the Prospectus Supplement.

Withdrawals.   A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each issuing entity for any of the following purposes, except as otherwise provided in the Agreement:

(1)           to make distributions to the securityholders on each Distribution Date;

(2)          to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)          to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds

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and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)          to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)          if and to the extent described in the Prospectus Supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)          to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(7)          if and to the extent described in the Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)          to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)          to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)        to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)        to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)        if one or more elections have been made to treat the issuing entity or designated portions of the issuing entity as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under “Material Federal Income Tax Considerations—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the Prospectus Supplement, respectively;

(13)        to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(14)        to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

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(15)        to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)        to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the issuing entity whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)        to make any other withdrawals permitted by the related Agreement; and

(18)        to clear and terminate the Collection Account at the termination of the issuing entity.

Other Collection Accounts.   If specified in the Prospectus Supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “—Deposits” above for one or more series of Notes or Certificates, as applicable.  Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the Prospectus Supplement.  To the extent specified in the Prospectus Supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts.  The Prospectus Supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures.   The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)         the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related issuing entity described in this prospectus or under “Description of Credit Support,”

(2)         applicable law and

(3)         the general servicing standard specified in the Prospectus Supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce

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any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties under some circumstances; and maintaining accounting records relating to the Assets.  The servicer or any other entity specified in the Prospectus Supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support.  See “Description of Credit Support.”

In instances in which a  single family loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan, or any combination of these. Any modified loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities. With respect to residential mortgage loans, the master servicer or servicer may be required to service the mortgage loans in compliance with HAMP and HASP, which may increase the number of modifications.  HAMP and HASP set forth detailed parameters with respect to the decision as to whether a modification is in the best interest of the trust. To the extent these or other criteria apply with respect to modifications, they will be included in the related prospectus supplement. In addition, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of mortgage loans related to Multi-Family Properties, a borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt.  In addition, a borrower under a such mortgage loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Multi-Family Property.  In general, the servicer will be required to monitor any such mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multi-Family Property and take those other actions as are consistent with the related pooling and servicing agreement or indenture, as applicable.  A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular mortgage loan, the Multi-Family Property, the borrower, the presence of an acceptable party to assume the related mortgage loan and the laws of the jurisdiction in which the Multi-Family Property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

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Any Agreement relating to an issuing entity that includes mortgage loans may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the issuing entity at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments under the Agreement are delinquent.  Any right of first refusal granted to the holder of an Offered Security will be described in the Prospectus Supplement.  The Prospectus Supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the Prospectus Supplement, the servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings.  The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan.  If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan as described below.  Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise, if that action is consistent with the Servicing Standard and a default on that mortgage loan has occurred or, in the servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by an issuing entity as to which a REMIC election has been made, the servicer, on behalf of the issuing entity, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding.  Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related issuing entity) on the ownership and management of any Mortgaged Property acquired on behalf of the issuing entity may result in the recovery of an amount less than the amount that would otherwise be recovered.

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset.  If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the issuing entity will realize a loss in the amount of that difference.  The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

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With respect to a mortgage loan related to a Multi-Family Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on such mortgage loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the mortgage loan, it can be anticipated that the market value of the property will be less than anticipated when the mortgage loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related issuing entity.

If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement or the indenture, as applicable, will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series.  If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the issuing entity may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.  See “—Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans.   Generally, each Agreement for an issuing entity composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard.  That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the Prospectus Supplement.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance

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policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers.  All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans.  If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Each Agreement for an issuing entity composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders.  Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties.  The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans.  However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

Other Hazard-Related Insurance; Liability Insurance

With respect to mortgage loans related to Multi-Family Properties, certain additional insurance policies may be required with respect to the related Multi-Family Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining

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streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which mortageg loans related to Multi-Family Properties are included in the issuing entity, the Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

FHA Insurance and VA Guarantees

FHA loans will be insured by the FHA as authorized under the Housing Act.  Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  The prospectus Supplement for Notes or Certificates, as applicable, of each series evidencing interests in an issuing entity including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs.  Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development (“HUD”) or by the servicer and are paid to the FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America.  For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings.  When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower.  Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date.  In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer.  With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate.  To the extent specified in the Prospectus Supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date.  The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment,

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from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

VA loans will be partially guaranteed by the VA under the Serviceman’s Readjustment Act (a “VA Guaranty Policy”).  For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months.  Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations.  Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property.  The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer.  The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property.  The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

•	adversely affect or jeopardize coverage under any applicable insurance policy or

•	materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.”

The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses.  The servicer will generally permit that transfer so long as the transferee satisfies the servicer’s then applicable underwriting standards.  The purpose of those transfers is often to avoid a default by the transferring borrower.

Retained Interest; Servicing Compensation and Payment of Expenses

The Prospectus Supplement will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest.  If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.  A “Retained Interest” in

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an Asset represents a specified portion of the interest payable on the Asset.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related issuing entity.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the Prospectus Supplement.  Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets.  The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in an issuing entity that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the Prospectus Supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the Prospectus Supplement.  Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the Prospectus Supplement, interest on these expenses at the rate specified in the Prospectus Supplement may be borne by the issuing entity.

If and to the extent provided in the Prospectus Supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related issuing entity during that period before their due dates.

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement or indenture, as applicable, will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement or indenture, as applicable, will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement or indenture, as applicable, will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement or indenture, as applicable,.

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Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the Prospectus Supplement.  The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  If applicable, references in this prospectus to the servicer will also be deemed to be to the master servicer.  Each Agreement will provide, in general, that:

•
The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•
Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•
Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable,; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)  specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)    incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

(3)   incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

(4)    incurred in connection with any violation of any state or federal securities law; or

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(5)   imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

•
Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement.  In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the Prospectus Supplement, a special servicer (a “Special servicer”) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans).  The rights and obligations of any Special servicer will be specified in the Prospectus Supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the Prospectus Supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

•
any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•
any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•
any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•
some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

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Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the Prospectus Supplement.  The trustee will, not later than the later of 60 days or any other period specified in the Prospectus Supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the Prospectus Supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement.  Pending that appointment, the trustee is obligated to act in that capacity.  The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “—Events of Default under the Agreements” may be waived only by all of the securityholders.  Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

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Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to:

(1)         cure any ambiguity or mistake;

(2)         correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the Prospectus Supplement;

(3)         make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(4)         comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of independent counsel to the effect that that amendment will not result in the imposition of a tax on the related issuing entity or, if applicable, cause the related issuing entity to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under the related pooling and servicing agreement or indenture, as applicable,  will be named in the Prospectus Supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.  To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer.  If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

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If an Event of Default shall occur, the trustee shall, at the direction of 51% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement or indenture, as applicable, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement or indenture, as applicable, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the related pooling and servicing agreement or indenture, as applicable) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)         enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

(2)         defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

(3)         being the mortgagee of record for the mortgage loans in an issuing entity and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

(4)         acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

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Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or indenture, as applicable, or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account.  If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture.  The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes.  A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: [_________].

Events of Default

Events of default under the indenture for each series of Notes will generally include:

•
a default for thirty days (or any other number of days specified in the Prospectus Supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the Prospectus Supplement;

•
failure to perform any other covenant of the depositor or the issuing entity in the indenture that continues for a period of sixty days (or any other number of days specified in the Prospectus Supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the Prospectus Supplement;

•
any representation or warranty made by the depositor or the issuing entity in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the Prospectus Supplement) after notice of the breach is given in accordance with the procedures described in the Prospectus Supplement;

•	specified events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

•	any other event of default provided with respect to Notes of that series.

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If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately.  That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration.  In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1)         the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2)         the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3)         the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the Prospectus Supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case.  However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction.  Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will

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have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series.  In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the Prospectus Supplement.  The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series.  The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture.  In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes.  Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its

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affiliates.  To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets.  Credit support only may be in the form of one or more of the following features:

•	letters of credit;

•	Pool Insurance Policies;

•	special hazard insurance policies;

•	Bankruptcy Bonds;

•	guarantees; or

•	the establishment of one or more reserve funds.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above.

Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

The coverage provided by any credit support will be described in the Prospectus Supplement.  Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance.  If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable (each, a “Covered Trust”), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the Prospectus Supplement will include a description of

(1)         the nature and amount of coverage under that credit support,

(2)         any conditions to payment under the Prospectus Supplement not otherwise described in this prospectus,

(3)         the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(4)         the material provisions relating to that credit support.

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Additionally, the Prospectus Supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)         a brief description of its principal business activities,

(2)         its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)         if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)         its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the Prospectus Supplement.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the Prospectus Supplement.  The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable.  The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls.  The Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the issuing entity.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Limited Guarantee

If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the Prospectus Supplement.  Any guarantee specified in the Prospectus Supplement, if any, will be exempt from registration under the Securities Act or will be registered under the Securities Act..

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the Prospectus Supplement.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the Prospectus

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Supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the Prospectus Supplement relating to that series.

Pool Insurance Policies

If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related issuing entity will be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in the Prospectus Supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy.  The amount and principal terms of any pool insurance coverage will be set forth in the Prospectus Supplement.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related issuing entity, if specified in the Prospectus Supplement, in the amount set forth in the Prospectus Supplement.  The special hazard insurance policy will, subject to the limitations described in the Prospectus Supplement, protect against loss by reason of damage to mortgaged properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the mortgaged properties are located.  The amount and principal terms of any special hazard insurance coverage will be set forth in the Prospectus Supplement.

Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in an issuing entity for a series of Notes or Certificates, as applicable, will, if specified in the Prospectus Supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series).  Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the Prospectus Supplement.  The amount and principal terms of any borrower bankruptcy coverage will be set forth in the Prospectus Supplement.

Reserve Funds

If so provided in the Prospectus Supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the Prospectus Supplement.  The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the Prospectus Supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the Prospectus Supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable.  If specified in the Prospectus Supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the Prospectus Supplement and will not be available for further application to the Notes or Certificates, as applicable.

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Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the Prospectus Supplement.  To the extent specified in the Prospectus Supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund.  However, that income may be payable to any related servicer or another service provider or other entity.  To the extent specified in the Prospectus Supplement, the reserve fund, if any, for a series will not be a part of the issuing entity.

Additional information concerning any reserve fund will be set forth in the Prospectus Supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the Prospectus Supplement, subordination provisions of an issuing entity may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable.  This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable.  This acceleration may continue for the life of the related Security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the Prospectus Supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Primary Mortgage Insurance Policies

The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the related Prospectus Supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•
advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

•	tender to the insurer good and merchantable title to, and possession of, the mortgaged property

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Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties.  Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.  In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans.  See “Description of The Issuing Entities—FHA Loans and VA Loans,” “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—FHA Insurance and VA Guarantees” and “Description of the Issuing Entities—Assets.”

General

All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—a borrower (usually the owner of the subject property) and a mortgagee (the lender).  In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  As used in this prospectus, unless the context otherwise requires, “borrower” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.  By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The mortgages that encumber Multi-Family Properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect

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the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, that instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by that lease.  An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid.  The depositor, the Asset Seller or other entity specified in the Prospectus Supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate.  Those representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

Cooperative Loans

If specified in the Prospectus Supplement, the mortgage loans may also consist of cooperative apartment loans (“Cooperative Loans”) secured by security interests in shares issued by a cooperative housing corporation (a “Cooperative”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement.  In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

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The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Land Sale Contracts

Under an installment land sale contract for the sale of real estate (a “land sale contract”) the contract seller (hereinafter referred to as the “contract lender”) retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the “contract borrower”) for the payment of the purchase price, plus interest, over the term of the land sale contract.  Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms.  The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited.  The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture.  Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the contract lender’s procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

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Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures for the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.

In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell

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the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and specific governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the

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senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition.  For a series of Notes or Certificates, as applicable, for which an election is made to qualify the issuing entity or a part of the issuing entity as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement.  Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition

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agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under that proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders.  The rights of the issuing entity as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property.  Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.  See “—Foreclosure” above.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern.  Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

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Anti-Deficiency Legislation and Other Limitations on Lenders

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action.  Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment.  Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding.  In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court.  In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor’s petition.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

If a mortgage loan is secured by property not consisting solely of the debtor’s principal residence, the Bankruptcy Code also permits that mortgage loan to be modified.  These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender’s security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan.  Some courts have permitted these modifications when the mortgage loan is secured both by the debtor’s principal residence and by personal property.

Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust.  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate

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mortgage loans and who fail to comply with the provisions of the law.  In some cases this liability may affect assignees of the mortgage loans.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.  Property subject to a security interest may be subject to federal, state, and local

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laws and regulations relating to environmental protection.  These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”).  Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines.  Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs.  Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens (“Superliens”).  In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property.  These cleanup costs may be substantial.  CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property.  In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations.  Many states also have laws that are similar to CERCLA.  Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the issuing entity.  Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.  Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located.  As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST.  In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

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A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption.  The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste.  The court added that a lender’s capacity to influence these decisions could be inferred from the extent of its involvement in the facility’s financial management.  A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability.  Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”).  The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA.  The Asset Conservation Act more explicitly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period.  The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined.  It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof.  It is therefore possible that cleanup or other environmental liability costs could become a liability of the issuing entity and occasion a loss to the issuing entity and to securityholders in some circumstances.  The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure.  Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws.  In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

Due-on-Sale Clauses

The mortgage loans may contain due-on-sale clauses.  These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property.  The enforceability of due-on-sale clauses has been the subject of legislation or

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litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses.  Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.  The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges and Late Fees

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the Prospectus Supplement.  The related servicer or another entity identified in the Prospectus Supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates.  The Office of Thrift Supervision (“OTS”), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.  However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

•
The borrower may have difficulty repaying multiple loans.  In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

•
Acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its

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priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

•
If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980.  A similar federal statute was in effect for mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state’s usury law would not apply to those mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in an issuing entity unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions.  Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate

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alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions.  Some states have taken that action.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act and similar state and local laws (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances.  These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the Prospectus Supplement.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some circumstances, during an additional three month period thereafter.  Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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Material Federal Income Tax Considerations

General

The following discussion represents the opinion of [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP] as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  These opinions assume compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued.  This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, investors that do not buy in the original offering and foreign investors) may be subject to special rules.  Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations, a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed it this prospectus

In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable.  See “State and Other Tax Considerations.”  The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

The following discussion addresses securities of four general types:

•
securities (“REMIC Securities”) representing interests in an issuing entity, or a portion of an issuing entity, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G (the “REMIC Provisions”) of the Code;

•	securities (“Grantor Trust Securities”) representing interests in a trust fund (a “Grantor Trust Fund”) as to which no election will be made;

•	securities (“Partnership Certificates”) representing equity interests in a trust fund (a “Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes; and

•
securities (“Debt Securities”) representing indebtedness of a Partnership Trust Fund or a trust fund which is disregarded as a separate entity from the owner of its equity for federal income tax purposes.

The prospectus supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related issuing entity, will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion,

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1.    references to a “securityholder” or a “holder” are to the beneficial owner of a Security,

2.    references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made and

3.    to the extent specified in the Prospectus Supplement, references to “mortgage loans” include Contracts.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the “REMIC Regulations”). In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, prepayable securities such as the Notes or Certificates, as applicable.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”).  Any entity other than a REMIC will be considered a Taxable Mortgage Pool if

(1)    substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations (determined by adjusted tax basis) consist of “real estate mortgages,”

(2)    that entity is the borrower under debt obligations with two or more maturities, and

(3)    under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations.  The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

Classification of REMICs

For each series of REMIC Securities, [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP] (as applicable, “Federal Tax Counsel”) will deliver an opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related issuing entity (or each applicable portion of the issuing entity) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in the REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor

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pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents of “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC Pool on the Startup Day, is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or is attributable to an advance made to the mortgagor pursuant to the original terms of the obligation and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include whole mortgage loans and, certain certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code Section 25(e)(10) can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

(1)    in exchange for any qualified mortgage within a three-month period from the Startup Day; or

(2)    in exchange for a “defective obligation” within a two-year period from the Startup Day.

A “defective obligation” includes:

(1)    a mortgage in default or as to which default is reasonably foreseeable;

(2)    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(3)    a mortgage that was fraudulently procured by the borrower; and

(4)    a mortgage that was not in fact principally secured by real property (but only if the sponsor had a reasonable belief the mortgage loan was principally secured by real estate at the time the mortgage was acquired by the REMIC and the mortgage is disposed of within 90 days of discovery of this defect).

A mortgage loan that is “defective” as described in clause (4) above that is not sold or, if within two years of the Startup Day, sold or exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than

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expected reinvestment returns, prepayment interest shortfalls and other contingencies.  The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer reasonably required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless an extension of up to three additional years is granted by the Secretary of the Treasury.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

•
A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

•	A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, except as disclosed in a related prospectus supplement, in the opinion of Federal Tax Counsel, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued.  Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the issuing entity’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the issuing entity’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be terminated.

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Characterization of Investments in REMIC Securities

The REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs (“Tiered REMICs”) for federal income tax purposes.  Upon the issuance of any of these series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective interests issued by each Tiered REMIC will be considered to evidence ownership of regular interests or residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

(1)	General

Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC’s assets.  Interest, original issue discount, and market discount (other than de minimis original issue discount market discount the holder does not elect to include currently) on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments (other than payments treated as payments of accrued market discount not previously included in income) on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular

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Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations.  See “—Variable Rate Regular Securities” below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations.  A qualified floating rate, as defined above for purposes of the REMIC Regulations (a “REMIC qualified floating rate”), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a “current rate” as defined in the OID Regulations.  In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes.  A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations.  Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a “funds available cap” as that term is defined in the REMIC Regulations.  Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)	Original Issue Discount

Accrual Securities will be, and other classes of Regular Securities may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to, and in some instances provide that they are not applicable to, securities, such as the Regular Securities.  To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of an expected substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

In limited circumstances multiple Regular Securities can be aggregated and treated as a single debt instrument for purposes of applying the original issue discount rules.  Otherwise each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus

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generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the terms of the debt instrument otherwise make the likelihood of late payment (beyond a grace period) or non-payment sufficiently remote.  Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the Prospectus Supplement, although there is no guidance directly addressing the issue, because the underlying mortgage loans provide for remedies in the event of default it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest.  Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities.  Likewise, although there is no guidance directly addressing the issue, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption for a series of Regular Securities will be set forth in the Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “–Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period.  For each Regular Security, a calculation will be

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made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security.  The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)          the sum of:

(a)    the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

(b)    the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)         the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)          the yield to maturity of the Regular Security at the issue date; and

(2)          the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

If a purchaser of a Regular Security acquires the Regular Security at a price (excluding any portion of the price attributable to accrued qualified stated interest) less than its stated redemption price at maturity and greater than its adjusted issue price and if that Regular Security is treated as having been issued with original issue discount, the purchaser will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced, pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

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(3)	Variable Rate Regular Securities

Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1),  and (3) the interest compounds or is payable at least annually at current values of

(a)    one or more “qualified floating rates,”

(b)    a single fixed rate and one or more qualified floating rates,

(c)    a single “objective rate,” or

(d)    single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds.  A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.  That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party.  However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security’s term.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors are encouraged to consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate).  However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.  Unless required otherwise by

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applicable final regulations, although there is no guidance directly addressing the issue, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate.

(4)	Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security.  The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.  A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under “—Original Issue Discount” above) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.  Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities.  Prospective investors in Regular

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Securities are encouraged to consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(5)	Amortizable Premium

A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds that Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security.  The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “Market Discount” are available.  The use of an assumption that there will be no prepayments may be required.  Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(6)	Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter.  Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service.  Investors are encouraged to consult their own tax advisors regarding the advisability of making this election.

(7)	Treatment of Losses

Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue

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Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the issuing entity have been liquidated or the applicable Class of Regular Securities has been otherwise retired.  The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

Regular Securityholders are encouraged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities.  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules may be applicable to banks and thrift institutions.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(8)	Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year).  That gain will be treated as ordinary income

(1)    if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

(2)    in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

(3)    to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the “110% yield rule”).

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In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years.  Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

Taxation of Owners of Residual Securities

(1)	Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

(1)    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

(2)    all bad loans will be deductible as business bad debts; and

(3)    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities or as a result of a Certificateholder, particularly an interest only Regular Security, not recovering its adjusted issue price.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.   The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities.  When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

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Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return.

A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

(1)    it may not be offset by current or net operating loss deductions;

(2)    it will be considered unrelated business taxable income to tax-exempt entities; and

(3)    it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See “—Limitations on Offset or Exemption of REMIC Income” below.  In addition, a Residual Holder’s taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles.  Investors are encouraged to consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)	Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool, but is not available to a subsequent Residual Holder.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC’s taxable income, the excess will constitute a return of capital to the extent of the holder’s basis in its Residual Security.  A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero).  If a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the

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REMIC Pool’s basis in its assets.  The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders are encouraged to consult their own tax advisors in this regard.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)	Treatment of Certain Items of REMIC Income and Expense

Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.   Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Amortizable Premium.”

Market Discount.   The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool.  The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income as principal on the mortgage loans is paid.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.   Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985.  Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans.  The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

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(4)	Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period.  For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise).  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be “significant,” then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations.  This authority has not been exercised to date.

(5)	Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if

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the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a Disqualified Organization.

“Disqualified Organization” means the United States, any state (including the District of Columbia) or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder’s social security number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and any organization treated as a cooperative under Code Section 1381.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(e) of the Code.  The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

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Noneconomic Residual Interests.   The REMIC Regulations disregard transfers of Residual Securities under certain circumstances, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax.  A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses.  For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

The asset test is satisfied if

1.
at the time of the transfer of the Residual Security, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

2.
the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or a cooperative corporation to which subchapter T of Chapter 1 of subtitle A of the Code applies (an “Eligible Corporation”), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

3.	the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test.  Further, the formula test will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch

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of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule applies to a transferee who is not a “U.S. Person” (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the calendar taxable year following the calendar year of accrual.   A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption.  If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).  In addition, a REMIC Residual Interest held by an entity treated as a partnership for federal tax purposes may be treated as held by its equity owners.

(6)	Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of the Residual Holder in the Residual Security at the time of the sale or exchange.

Further, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”, if a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.  If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a loss at that time in an amount equal to the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

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Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)	Mark to Market Regulations

Treasury regulations provide that a Residual Security is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

(8)	Inducement Fees

Regulations have been adopted regarding the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Certificates are encouraged to consult their tax advisors regarding the effect of these regulations and the tax consequences of receiving any inducement fee.

Taxes That May Be Imposed on the REMIC Pool

(1)	Prohibited Transactions

Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

(1)   the disposition of a qualified mortgages other than for:

(a)    substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

(b)    foreclosure, default, or imminent default of a qualified mortgage;

(c)    bankruptcy or insolvency of the REMIC Pool; or

(d)    a qualified (complete) liquidation;

(2)   the receipt of income from assets that are not qualified mortgages or investments that the REMIC Pool is permitted to hold;

(3)   the receipt of compensation for services; or

(4)   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on such qualified mortgages or to facilitate a clean-up call of a class of REMIC regular interest to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan

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generally will not be treated as a disposition for this purpose if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)	Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool

(1)	during the three months following the Startup Day,

(2)	made to a qualified reserve fund by a Residual Holder,

(3)	in the nature of a guarantee,

(4)	made to facilitate a qualified liquidation or clean-up call, and

(5)	as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day that do not qualify for an exception from the 100% penalty tax.

(3)	Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year after the year in which the REMIC Pool acquired that property, unless an extension of up to three additional years is granted.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than income that would be qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)	Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)	Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain,

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loss, deduction, or credit in a unified administrative proceeding.  The holder of a Residual Security holding the largest percentage interest in the Residual Securities will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC Pool. By acceptance of such Residual Security, the “tax matters person” will consent to the appointment of the Master Servicer, the Trustee or other party, as specified in the related prospectus supplement, as an agent to act on his behalf, unless the Code or applicable Treasury regulations do not permit the agent to act on behalf of the Residual Holder.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool’s tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)	Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor’s adjusted gross income.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.  In addition, Code Section 68, provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess of adjusted gross income in excess of a specified threshold amount (which is adjusted annually for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC.  Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions.  In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above.  The Prospectus Supplement will indicate if all those expenses will not be allocable to the Residual Securities.

Taxation of Certain Foreign Investors

(1)	Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person.  Each Regular Securityholder is encouraged to consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and

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withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates.  Investors who are Non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.  The term “Non-U.S. Person” means any person who is not a U.S. Person.

(2)	Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the issuing entity or segregated pool of assets in the issuing entity (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163 (f) (1).  Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of transfers having “tax avoidance potential.”  Investors who are Non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)	Backup Withholding

Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status.  Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder’s federal income tax liability.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to provide information but that does not do so in a proper manner.

Grantor Trust Funds

Characterization.  For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code and not as an association taxable as a corporation.  In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as “Grantor Trust Securityholders”) will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund’s assets as described below.

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Taxation of Grantor Trust Securityholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund.  Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund.  Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund.  Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or the market discount rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped

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Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

Market Discount.  A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund’s assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “REMICs—Taxation of Owners of Regular Securities—Market Discount” above.  As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

Premium.  To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “REMICs—Taxation of Owners of Regular Securities—Premium” above.

Status of the Grantor Trust Securities.  Except for that portion of a Grantor Trust Fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

•
“domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . .  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent assets of the Trust consist of mortgage loans and other assets of the type described in that section of the Code.

•
real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

•
REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

It is not clear whether Grantor Trust Certificates that are Stripped Certificates (as described below under “Stripped Certificates”) should be treated as qualifying under the Code provisions cited in the first two bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate.  Grantor Trust Securityholders are encouraged to consult their own tax advisors concerning the characterization of the securityholder’s investment for federal income tax purposes.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a

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separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments.  Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right.  However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a “stripped coupon”) as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped from the mortgage assets.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•	if any servicing compensation is deemed to exceed a reasonable amount;

•	if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

•	if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund’s assets; or

•	if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Holders may be obligated to perform such calculation based on the day they acquire their Trust Certificates rather than based on when the Grantor Trust Fund acquires the Stripped Certificates.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code, read literally, could require that OID computations be made for each payment from each mortgage loan.  However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a

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premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or a Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward.  See “—Market Discount” above.  Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

Prepayments. The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

Sale or Exchange of a Grantor Trust Security.  Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner’s adjusted basis in the Grantor Trust Security.  The adjusted basis generally will equal the seller’s cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund  represented by a Grantor Trust Security are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller’s interest in accrued market discount on Grantor Trust Fund assets not previously taken into income.  See “—Market Discount,” above.  Further, Grantor Trust Securities will be “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent the assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be

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treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Securities.  A holder of a Grantor Trust Security who is not a “U.S. person” (as defined above at “REMICs—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person.  Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  Foreign investors in Grantor Trust Securities issued by a Grantor Trust Fund, the assets of which are mortgage loans, may be subject to negative tax consequences if the related real property is foreclosed upon while held by the Grantor Trust Fund. All holders of Grantor Trust Securities are encouraged to consult their tax advisors regarding the tax consequences of investing in Grantor Trust Securities and the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at “REMICs—Taxation of Certain Foreign Investors—Regular Securities”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In this regard, real estate acquired by a Grantor Trust as a result of foreclosure or in lieu of foreclosure could cause a foreign holder to have “effectively connected income” or a U.S. tax filing obligation even in the absence of such income.  In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a “backup” withholding tax if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to provide information but that does not do so in a proper manner.

Grantor Trust Reporting.  The master servicer or trustee, or its designated agent, will be responsible for income tax reporting in respect of each grantor trust.  The master servicer or trustee, or its designated agent, will furnish or make available, within a reasonable time after the end of each calendar year, to each securityholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable securityholders to make the information available to owners or other financial intermediaries of securityholders that hold the certificates as nominees, and will furnish comparable information to the IRS as and when required by law to do so.  There is no assurance the IRS will agree with the master servicer or trustee’s information reports.

On January 24, 2006, the Treasury published final regulations, which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

The master servicer or trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations. The master servicer or trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Partnership Trust Funds and Disregarded Entities

Classification of Issuing Entities

For each series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the issuing entity will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the

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assumption that the parties to the related Agreement and related documents will comply with the terms of those documents.

Taxation of Debt Securityholders

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in a Partnership Trust Fund.  If so treated, the Partnership Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity.  Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Partnership Trust Fund were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of the Partnership Trust Fund’s expenses, and income from the Partnership Trust Fund’s assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners’ method of tax accounting.

Except for the treatment of the allocation of Realized Losses, Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities” and “—Sale or Exchange of Regular Securities.”

Allocations of Realized Losses.

The manner in which losses are claimed on the Notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the Notes for federal tax purposes.  Whether the Notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the Notes are considered issued by a corporation.  If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Partnership Trust Fund, then the issuing entity will be a disregarded entity as separate from its equity owner and if such equity owner is a corporation, the Notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects  both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the Notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g., if some Certificateholders are natural persons or partnerships and some are corporations, losses on the Notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the Notes are considered issued by a partnership then they would be governed by the rules under Code Section 166 the same as a REMIC.  Investors are encouraged to consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

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Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property “within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” or “Government securities” within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute “Government securities” within the meaning of Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute “qualified mortgages” with in the meaning of Section 860G(a)(3) of the Code for REMICs.

Taxation of Owners of Partnership Certificates

(1)	Treatment as a Partnership Trust Fund

The correct characterization of an issuing entity that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the issuing entity has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the Noteholders) the issuing entity could qualify as a grantor trust with an interest expense.  As a consequence, each Certificateholder would be treated as owning a pro rata share of the issuing entity’s assets, earning income thereon and incurring the expenses of the issuing entity (including the interest expense on the Notes).  See “Grantor Trusts.”  If an issuing entity that issues Notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that an issuing entity that issued Notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include an issuing entity.  If an issuing entity that is treated as a partnership has made an election under Section 761 to be excluded from the main partnership provisions of the Code this will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one Certificateholder in an issuing entity that represents all of the equity of the issuing entity for federal income tax purposes, the separate existence of the issuing entity is disregarded, and the Certificateholder is treated as the owner of all of the assets of the issuing entity and as the issuer of the Notes of the issuing entity for federal income tax purposes.  For all other Issuing entities that issue Notes, the Partnership Trust Fund will agree, and the related owners of Partnership Certificates (“Partnership Certificate Owners”) will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity.  However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership

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Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)	Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its Certificateholders.  Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes.  The Partnership Trust Fund’s income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the issuing entity will be allocated.

Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax.  In addition, after 2010, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

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The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)	Discount and Premium

The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be.  See “REMICs—Taxation of Owners of Regular Securities—Acquisition Premium” and “— Market Discount” above.  As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis.  Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)	Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund.  The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund.  The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)	Disposition of Partnership Certificates

Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold.  Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner’s holding period exceeded one year.  A Partnership Certificate Owner’s tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate.  In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner’s share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund.  A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate

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tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.  A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)	Allocations Between Transferors and Transferees

In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period.  As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a Due Period convention may not be permitted by existing Treasury regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners.  The Partnership Trust Fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

(7)	Section 731 Distributions

In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner’s interest in the Partnership Certificate.  To the extent that the amount of money distributed exceeds that Partnership Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner’s interest.  Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

(8)	Section 754 Election

In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had.  The tax basis of the Partnership Trust Fund’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the trust were to file an election under Section 754 of the Code. Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates, if the certificates have a fixed principal (or similar) amount.  With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code.  As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

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(9)	Administrative Matters

The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund.  Except as disclosed in the related prospectus supplement, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner’s allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1.  The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held.  The information includes:(1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

•	the name, address and identification number of such person;

•	whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

•	particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a Partnership Certificate Owner’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

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(10)	Taxation of Certain Foreign Partnership Certificate Owners

As used below, the term “Non-United States Owner” means a Partnership Certificate Owner that is not a U.S. Person, as defined under “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors,” above.

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold.  If the Partnership Trust Fund will protectively withhold, such withholding will be disclosed in the related Prospectus Supplement. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 35% for all other Non-United States Owners.  If the income is determined to be effectively connected to a U.S. trade or business, certain corporate Non-United States Owners could be subject to an additional 30% “branch profits tax” at a rate of 30% (or lower rate under an applicable tax treaty)..

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate (as applicable) income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner’s allocable share of interest from the Partnership Trust Fund constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.  In any event, in order to request any refund of taxes withheld by the Partnership Trust Fund, a Non-United States Investor must file a U.S. individual or corporate (as applicable) income tax return.

(11)	Backup Withholding

Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a “backup” withholding tax if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to provide information but that does not do so in a proper manner.

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(12)	Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case in imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex, and include, but are not limited to, transactions that result in certain losses that exceed threshold amounts.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

(13)	Exchangeable Certificates

The tax consequences of holding or selling Exchangeable Certificates will be discussed in the related Prospectus Supplement.

Consequences for Particular Investors

The federal tax discussions above may not be applicable depending on a securityholder’s particular tax situation.  The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the Notes and Certificates, as applicable, offered under this prospectus and the Prospectus Supplement.  In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and

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instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The depositor, underwriter, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets

In 29 C.F.R §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the Assets of the issuing entity and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the issuing entity and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Prohibited Transaction Class Exemption 83-1

The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of Certificates which are “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate” is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.  PTCE 83-1 requires that:  (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the issuing entity, together with all funds inuring to its benefit for administering the issuing entity, represent no more than “adequate

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consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.  In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the depositor, the insurer, the master servicer or other servicer or the trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.  In the case of any Plan with respect to which the depositor, the master servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm’s-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the depositor, the trustee, the master servicer and the insurer.  Before purchasing Certificates, a fiduciary of a Plan should confirm that the issuing entity is a “mortgage pool,” that the Certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Underwriter Exemption

The DOL has granted to Deutsche Bank Securities Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”), Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) and Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include:  single- and multi-family residential mortgage loans, guaranteed governmental mortgage pool certificates and previously issued securities eligible under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption

The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Assets held by the issuing entity must be fully secured (other than one-to-four family residential and home equity mortgage loans or receivables backing certain types of Certificates, as described below).  (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “loans.”).  Third, unless the Certificates are backed by fully-secured loans, they may not be subordinated.  Fourth, except as described below, the Certificates at the time of acquisition by the Plan must generally be rated in one of

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the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than any underwriter as defined in the Exemption.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest rate swap” (as described below) held as an Asset of the issuing entity and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the issuing entity as of the date of initial issuance of the Certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related issuing entity must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by Certificates issued in such transactions are:  (a) not subordinated to the rights and interests evidenced by Securities of the same issuing entity; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or Assets of the issuing entity is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:  (i) the outstanding principal balance due under the loan which is held by the issuing entity and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the issuing entity) which are secured by the same collateral.

Types of Issuing Entities

The Exemption permits the issuer to be an owner-trust, a REMIC or a grantor trust.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Coverage for Certificates Not Exemption Eligible

In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets

The Amendment permits an interest-rate swap agreement and a yield supplement agreement to be Assets of an issuing entity which issues Certificates acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the issuing entity) an

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interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted issuing entity Asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the issuing entity to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

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“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the issuing entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the issuing entity (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the issuing entity if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the issuing entity and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts

If Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the issuing entity within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date.  Exemptive relief is available provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the issuing entity, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such additional loans to the issuing entity during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the issuing entity.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the issuing entity at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the issuing entity on the closing date.  Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

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Revolving Pool Features

The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, Certificates issued by issuing entities which feature revolving pools of Assets will not be eligible for a purchase by Plans.  However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the issuing entity provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the Assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans.  However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Amendment to the Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s Assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the issuing entity.  However, with respect to the acquisition, holding or transfer of Notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with

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respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS IS ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

The Prospectus Supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, an issuing entity consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be “mortgage related securities” for purposes of SMMEA.

Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality

126

of the United States constitute legal investments for those entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with general standards concerning “safety and soundness” and retention of credit information in 12 C.F.R. §1.5), some “Type IV securities,” defined in 12 C.F.R. §1.2(l) to include some “residential mortgage related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. §703.140.  Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the “OTS”) should consider the OTS’ Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” before investing in any of the Offered Notes or Offered Certificates, as applicable.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

If specified in the Prospectus Supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute “mortgage related securities” under SMMEA.  The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying,” and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

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Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as “mortgage related securities,” no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series.  The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If specified in the Prospectus Supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. (“DBS”) acting as underwriter with other underwriters, if any, named in the underwriting agreement.  In that event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions.  The Prospectus Supplement will describe any compensation paid by the depositor.

As to any offering of securities, in additions to the method of distribution as described in the Prospectus Supplement and this base prospectus, the distribution of any class of the Offered Securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the Prospectus Supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase.  If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date.  The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the Prospectus Supplement.  To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price.  The Prospectus Supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

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In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable.  DBS performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors.  Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable, Securityholders are encouraged to consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus.  Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable (the “Registration Statement”).  This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission.  The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N.E., Washington, D.C. 20549, and at Regional Offices in the following locations:

•	Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

•	New York Regional Office, 3 World Financial Center, Room 4300, New York, New York 10281.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street N.E., Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site.  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area,

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telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the depositor’s website referenced above as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Description of the Agreements – Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the issuing entity referred to in the Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that issuing entity will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the Prospectus Supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the Offered Securities shall also be deemed incorporated by reference into this prospectus and the Prospectus Supplement.

The Trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests for information should be directed to the corporate trust office of the Trustee specified in the Prospectus Supplement.

Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

Financial Information

A new issuing entity will be formed for each series of Notes or Certificates, as applicable, and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable.  Accordingly, financial statements for an issuing entity will generally not be included in this prospectus or in the Prospectus Supplement.

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Rating

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans.  These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

Index Of Defined Terms

1986 Act

1997 Act	90

1998 Policy Statement	118

Accrual Period	136

Accrual Securities	18

Accrued Security Interest	24

Adjustable Rate Assets	27

Agency Securities	3

Agreement	3

ARM Loans	39

Asset Conservation Act	6

Asset Group	77

Asset Seller	25

Available Distribution Amount	3

Balloon Payment Assets	25

Bankruptcy Code	4

Beneficial Owner	74

131

Bi-weekly Assets	33

Book-Entry Securities	4

Buy Down Assets	25

Buydown Mortgage Loans	3

Buydown Period	21

Capitalized Interest Account	21

Cash Flow Agreement	16

CERCLA	17

Certificates	75

Charter Act	24

Code	12

Collection Account	84

Commission	43

contract borrower	7

contract lender	69

Convertible Assets	69

Cooperative	4

Cooperative Corporation	68

Cooperative Loans	35

Cooperatives	68

Covered Trust	5

CPR	63

Crime Control Act	20

Cut-off Date	80

Definitive Securities	6

Determination Date	25

Distribution Date	25

DTC	18

132

ERISA	33

Euroclear	127

Euroclear Operator	33

European Depositaries	35

Exchange Act	36

Fannie Mae	34

FDIC	108

FHA	43

Freddie Mac	5

Freddie Mac Act	3

Freddie Mac Certificate Group	13

Garn-St. Germain Act	13

GEM Assets	77

Ginnie Mae	4

GPM Assets	3

Grantor Trust Fund Stripped Bond	4

Grantor Trust Fund Stripped Coupon	117

HELOCs	12

Home Equity Loans	117

Housing Act	5

HUD	11

Increasing Payment Asset	52

Increasing Payment Assets	4

Indirect Participants	3

Insurance Proceeds	34

Interest Rate	26

Interest Reduction Assets	27

land sale contract	4

133

Land Sale Contracts	69

Level Payment Assets	5

Liquidation Proceeds	3

Lock-out Date	26

Mortgages	5

Nonrecoverable Advance	5

Notes	30

Offered Securities	24

OID Regulations	25

Participants	85

Partnership Certificate Owners	34

PCBs	121

Permitted Investments	75

Pre-Funded Amount	44

Pre-Funding Account	16

Pre-Funding Period	16

Prepayments Premium	16

Purchase Price	7

RCRA	41

Record Date	76

Regular Securities	25

Regular Securityholder	86

Relief Act	89

REMIC Regulations	80

REMIC Securities	85

REO Property	39

Residual Holders	31

Residual Securities	97

134

Retained Interest	86

RICO	8

Rules	80

Securities	36

Security Balance	24

Senior Securities	27

Servicemen’s Readjustment Act	24

Servicing Standard	16

Shortfall Amount	47

Single Family Property	117

SPA	5

Special servicer	20

Step-up Rate Assets	56

Strip Securities	4

Stripped Agency Securities	14

Subordinate Securities	24

Subsequent Assets	16

Superliens	75

Taxable Mortgage Pools	86

Terms and Conditions	35

Tiered REMICs	89

Title V	79

Title VIII	79

UCC	34

UST	76

VA	5

VA Guaranty Policy	53

Value	6

135

Warranting Party	42

Yield Considerations	27

136

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement dated [_________ __, 20__] (to Prospectus dated ________ __, 2010)

$[__________] (Approximate)

ACE SECURITIES CORP. Home Equity Loan Trust, Series [_______]

Asset Backed Pass-Through Certificates

Home Equity Loan Trust [________]
Issuing Entity

[DB Structured Products, Inc.]
Sponsor

Ace Securities Corp.
Depositor

[_________________________]
Servicer

[_________________________]
Master Servicer

You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.

The Offered Certificates hereby represent an interest solely in the Issuing Entity and do not evidence interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

Offered Certificates
The Issuing Entity created for the Series [______] certificates will hold a pool of first and second lien fixed-rate and adjustable-rate, one- to four-family, residential mortgage loans. The trust will issue [________] classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances or notional amounts and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of excess interest, [overcollateralization], subordination and an [interest rate swap agreement].

Class	Initial Certificate Principal Balance or Notional Amount(1)	Pass-Through Rate	Scheduled Final Maturity Date
[___]	$[__________]	One-Month LIBOR + [___]%(2)(3)	[_________, 20__]
[___]	$[__________]	One-Month LIBOR + [___]% (2)(3)	[_________, 20__]
[___]	$[__________]	One-Month LIBOR + [___]% (2)(3)	[_________, 20__]
[___]	$[__________]	One-Month LIBOR + [___]% (2)(3)	[_________, 20__]
______________________
(1)Approximate.
(2)The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in this prospectus supplement under “Summary of Prospectus Supplement.”
(3)After the optional termination date, the margins applicable to the Class [___] Certificates and the Class [___] Certificates will increase by [___]% and the margins applicable to the Class [___] Certificates and the Class [___] Certificates will increase by the lesser of (i) the product of the applicable margin and [ ]% and (ii) [ ]%.

The certificates offered by this prospectus supplement will be purchased by [Deutsche Bank Securities Inc.] from the Depositor, and are being offered by [Deutsche Bank Securities Inc.] from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately [___]% of their initial Certificate Principal Balance before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[Deutsche Bank Securities]

The date of this prospectus supplement is [       ], 2010

Important notice about information in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

Ace Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT	S-1
The Issuing Entity.	S-1
The Mortgage Loans	S-1
Removal and Substitution of a Mortgage Loan	S-3
The Certificates	S-3
Credit Enhancement	S-4
P&I Advances	S-7
Fees and Expenses	S-7
Optional Termination	S-7
Final Scheduled Maturity Dates	S-7
Expected Final Distribution Dates	S-8
Material Federal Income Tax Considerations	S-8
Ratings	S-8
Legal Investment	S-8
Considerations for Benefit Plan Investors	S-8
RISK FACTORS	S-9
Mortgage Loans with high combined loan-to-value ratios leave the related mortgagor with little or no equity in the related mortgaged property.	S-9
Developments in specified states could have a disproportionate effect on the Mortgage Loans due to the geographic concentration of the mortgaged properties.	S-9
Second Lien Mortgage Loan Risk.	S-16
[Balloon Mortgage Loan Risk.]	S-16
Interest Only Mortgage Loan Risk.	S-16
The Mezzanine Certificates will be more sensitive to losses on the Mortgage Loans than the Class A Certificates because they are subordinate to the Class A Certificates.	S-17
The Mezzanine Certificates generally will not be entitled to receive principal payments until [____, 20__] which may result in a greater risk of loss relating to these certificates.	S-17
The difference between the pass-through rates on the Class A Certificates and Mezzanine Certificates and the mortgage rates on the Mortgage Loans may result in interest shortfalls on such certificates.
S-17
The rate and timing of principal distributions on the Class A Certificates and the Mezzanine Certificates will be affected by prepayment speeds and by the priority of payment on such certificates.	S-18
The yield to maturity on the Offered Certificates will depend on a variety of factors.	S-19

i

The yield to maturity on the Mezzanine Certificates will be particularly sensitive to the rate of prepayments on the Mortgage Loans.	S-19
Interest generated by the Mortgage Loans may be insufficient to maintain or restore overcollateralization.	S-20
Interest payments on the Mortgage Loans may be insufficient to pay interest on your certificates.	S-21
[The Interest Rate Swap Agreement and the Swap Provider.]	S-22
[To the Extent Amounts On Deposit In The Pre-Funding Account Are Not Used, There May Be A Mandatory Prepayment On The Class [__], Class [__], Class [__] and Class [__] Certificates.]	S-23
FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers.	S-23
Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities	S-24
[Additional Applicable Risk Factors]	S-24
USE OF PROCEEDS	S-25
THE MORTGAGE POOL	S-25
General	S-25
Mortgage Loan Delinquencies and Losses	S-27
Mortgage Loan Characteristics	S-27
Group I Mortgage Loan Characteristics	S-35
Group II Mortgage Loan Characteristics	S-41
The Indices	S-48
Underwriting Standards	S-49
[Name of Originator]	S-49
[Originator Name]	S-49
Additional Information Concerning the Mortgage Loans	S-49
[Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account]	S-49
[Interest Coverage Account]	S-50
YIELD ON THE CERTIFICATES	S-50
Certain Shortfalls in Collections of Interest	S-50
General Prepayment Considerations	S-51
Special Yield Considerations	S-52
Weighted Average Lives	S-53
Yield Sensitivity of the Mezzanine Certificates	S-60
[The Interest Rate Swap Agreement and the Swap Provider]	S-61
DESCRIPTION OF THE CERTIFICATES	S-67
General	S-67
Book-Entry Certificates	S-68
Exchangeable Certificates	S-71
Pass-Through Rates	S-73
Glossary	S-74
Permitted Investments	S-83
Interest Distributions on the Offered Certificates and the Class B Certificates	S-85
Calculation of One-Month LIBOR	S-86
Principal Distributions on the Offered Certificates and the Class B Certificates	S-87
Distributions with Respect to Exchangeable Certificates	S-89
Table of Fees and Expenses	S-90
Credit Enhancement	S-90
Overcollateralization Provisions	S-91
Allocation of Extra Principal Distribution Amount	S-94
Allocation of Losses; Subordination	S-95
P&I Advances	S-96
Reports to Certificateholders	S-97
THE ORIGINATORS	S-97
General	S-97
STATIC POOL INFORMATION	S-98
ISSUING ENTITY	S-98

ii

THE DEPOSITOR	S-98
THE SPONSOR	S-99
THE SERVICER	S-100
General	S-100
[Servicer Name]	S-100
Servicing and Other Compensation and Payment of Expenses	S-104
THE MASTER SERVICER	S-105
[General]	S-105
Master Servicing and Other Compensation and Payment of Expenses	S-105
Transfer of Master Servicing	S-105
THE TRUSTEE	S-106
THE SECURITIES ADMINISTRATOR	S-107
THE CUSTODIANS	S-107
[THE CREDIT RISK MANAGER]	S-108
POOLING AND SERVICING AGREEMENT	S-108
General	S-108
Assignment of the Mortgage Loans	S-108
Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account	S-110
Certain Matters Regarding [____] as Servicer	S-111
Events of Default	S-111
Voting Rights	S-111
Termination	S-112
Optional Purchase of Defaulted Mortgage Loans	S-114
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	S-114
METHOD OF DISTRIBUTION	S-118
SECONDARY MARKET	S-119
LEGAL MATTERS	S-119
RATINGS	S-119
LEGAL PROCEEDINGS	S-120
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-120
LEGAL INVESTMENT	S-120
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS	S-121
ANNEX I	AX-1
Initial Settlement	AX-1
Secondary Market Trading	AX-1
Certain U.S. Federal Income Tax Documentation Requirements	AX-3

iii

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a brief description of the important features of the certificates offered by this prospectus supplement and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Issuing Entity	Home Equity Loan Trust [______]

Title of Series	ACE Securities Corp. Home Equity Loan Trust, Series [______] Asset Backed Pass-Through Certificates.

Cut-off Date	[___________].

Closing Date	On or about [____________].

Depositor	Ace Securities Corp., a Delaware corporation. See “The Depositor” in the prospectus.

Originators
[_________________________], with respect to approximately [__]% of the [mortgage loans][contracts] by aggregate principal balance as of the Cut-off Date. The remainder of the [mortgage loans][contracts] were originated by various originators, none of which have originated more than 10% of the [mortgage loans][contracts].  See “The Originators” in this prospectus supplement.

Sponsor	[DB Structured Products, Inc., a Delaware corporation]. See “The Sponsor” in this prospectus supplement and in the prospectus.

Master Servicer	[________________________]. See “The Master Servicer” in this prospectus supplement.

Servicer	[________________________]. See “The Servicer” in this prospectus supplement.

Trustee	[________________________], will be the trustee of the trust [and the supplemental interest trust]. See “The Trustee” in this prospectus supplement.

Securities Administrator	[________________________]. See “The Securities Administrator” in this prospectus supplement.

Custodians	[________________________]. See “The Custodians” in this prospectus supplement.

Distribution Dates	Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [__________].

[Credit Risk Manager	[________________________]. See “The Credit Risk Manager” in this prospectus supplement.]

Offered Certificates
Only the certificates listed on the cover of this prospectus supplement are being offered by this prospectus supplement. Each class of Offered Certificates will have the initial certificate principal balance or notional amount and pass-through rate set forth or described in the table appearing on the cover of this prospectus supplement.

S-1

The Issuing Entity.

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the Cut-off Date among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee. There are [________] classes of certificates evidencing interests the trust. See “Description of the Certificates” in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust.  In general, distributions of interest and principal, if applicable, on the Offered Certificates will be made only from payments received in connection with the mortgage loans [and the interest rate swap agreement].

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

The trust will contain [___] conventional, one- to four-family, first and second lien [fixed-rate][adjustable-rate] mortgage loans on residential real properties (the “Mortgage Loans”).

[As described herein, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to the mortgage pool after the closing date.]

[All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent mortgage loans, representing up to [__]% of the mortgage pool, identified and expected to be transferred to the trust within [ninety] days of the closing date.]

[On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool.  This amount is referred to in this prospectus supplement as the pre-funded amount.  From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the trust fund backing all the classes of certificates, provided that such subsequent mortgage loans satisfy the requirements described in “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” in this prospectus supplement.  The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the pre-funding period.  Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

[On the closing date, the depositor will deposit in an account to be held by the securities administrator, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]

[For purposes of calculating interest and principal distributions on the Class [__] Certificates and the Class [__] and Class [__] Certificates (collectively, the “Class [__] Certificates”; and together with the Class [__] Certificates, the “Class [__] Certificates”), the Mortgage Loans have been divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.”  The Group I Mortgage Loans consist of [first and second lien fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conformed to Freddie Mac loan limits]. The Group II Mortgage Loans consist of [first and second lien fixed-rate and adjustable-rate mortgage loans with principal balances at origination that may or may not have conformed to Freddie Mac loan limits].]

S-1

[The Class [__] Certificates evidence interests in the Group I Mortgage Loans.  The Class [__] Certificates evidence interests in the Group II Mortgage Loans. The Class [__] Certificates and Class [__] Certificates (collectively, the “Mezzanine Certificates”) evidence interests in all of the Mortgage Loans.]

The Group I Mortgage Loans consist of [___] mortgage loans and have an aggregate principal balance of approximately $[_________] as of the Cut-off Date. The Group I Mortgage Loans have original terms to maturity of not greater than approximately [__] years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	[___]% to [___]%.
Weighted average mortgage rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum mortgage rates:	[___]% to [___]%.]
[Weighted average minimum mortgage rate:	[___]%.]
[Range of maximum mortgage rates:	[___]% to [___]%.]
[Weighted average maximum mortgage rate:	[___]%.]
Weighted average remaining term to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___].
Average principal balance:	$[___].
Range of original combined loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]

[The Group II Mortgage Loans consist of [____] mortgage loans and have an aggregate principal balance of approximately $[_________] as of the Cut-off Date. The Group II Mortgage Loans have original terms to maturity of not greater than approximately [__] years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	[___]% to [___]%.
Weighted average mortgage rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum mortgage rates:	[___]% to [___]%.]
[Weighted average minimum mortgage rate:	[___]%.]
[Range of maximum mortgage rates:	[___]% to v%.]
[Weighted average maximum mortgage rate:	[___]%.]
Weighted average remaining term to stated maturity:	[___] months.
Range of principal balances:	$[___] to $[___]
Average principal balance:	$[___].
Range of original combined loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.

[Weighted average next adjustment date:	[________ __].]

The Mortgage Loans consist of [_____] mortgage loans and in the aggregate have a principal balance of approximately $[_____] as of the Cut-off Date and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	[___]% to [___]%.
Weighted average mortgage rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum mortgage rates:	[___]% to [___]%.]
[Weighted average minimum mortgage rate:	[___]%.]
[Range of maximum mortgage rates:	[___]% to [___]%.]
[Weighted average maximum mortgage rate:	[___]%.]
Weighted average remaining term to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___]
Average principal balance:	$[___].
Range of original combined loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined loan-to value ratio:	[___]%.

S-2

[Weighted average next adjustment date:	[________ __].]

The mortgage rate on each adjustable-rate Mortgage Loan will adjust [semi-annually] on each adjustment date to equal the sum of (A) [Six-Month LIBOR] (as defined in this prospectus supplement) and (B) the related gross margin, subject to periodic and lifetime limitations, as described under “The Mortgage Pool” in this prospectus supplement. See also “The Mortgage Pool–The Index” in this prospectus supplement.

The first adjustment date on the adjustable-rate Mortgage Loans will occur after an initial period of approximately [six months or two, three or five years] from the date of origination, as more fully described under “The Mortgage Pool” in this prospectus supplement.

For additional information regarding the Mortgage Loans, see “The Mortgage Pool” in this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The Trustee will acknowledge the sale, transfer and assignment of the trust fund Mortgage Loans to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans.  If the Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The Class [__] Certificates and the [__] Certificates are the only classes of certificates offered by this prospectus supplement and are referred to herein as the “Offered Certificates”. The Offered Certificates will have the characteristics shown in the table on the cover of this prospectus supplement and as described in this prospectus supplement.

The pass-through rate on each class of Offered Certificates is variable and will be calculated for each Distribution Date as described below and under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.  [The pass-through rate on each class of Offered Certificates is a rate per annum based on [one-month LIBOR] plus an applicable spread, subject to a rate cap calculated based on the weighted average mortgage rate of the Mortgage Loans in the related loan group, less the fee rates payable to the Servicer, the Master Servicer and the Credit Risk Manager (collectively, the “Administration Costs”) [and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider or any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event allocable to the related loan group and in the case of the Mezzanine Certificates based on both loan groups, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class A Certificates], and in each case, adjusted for the actual number of days in the interest accrual period. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. Each spread is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.]

The Offered Certificates will be sold by the Depositor to Deutsche Bank Securities Inc. (the “Underwriter”) on the Closing Date.

The Offered Certificates will be represented initially by one or more global certificates registered in the name of a nominee of the

S-3

Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this prospectus supplement) in Europe and will be issued in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. See “Description of the Certificates–Book-Entry Certificates” in this prospectus supplement.

Class B Certificates.  The Class [__] Certificates and Class [__] Certificates (together, the “Class B Certificates”) are not offered by this prospectus supplement.  The Class [__] Certificates evidence interests in all of the Mortgage Loans. The Class [__] Certificates will have an initial certificate principal balance of approximately $[________]. The Class [__] Certificates will have an initial certificate principal balance of approximately $[_______]. [The pass-through rate applicable to each class of Class [__] Certificates is a rate per annum based on [one-month LIBOR] plus an applicable spread, subject to a rate cap calculated based on the weighted average mortgage rate of the Mortgage Loans, less the Administration Costs [and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class [__] Certificates] and adjusted for the actual number of days in the interest accrual period. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The spread applicable to each class of Class [__] Certificates is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.]  The Class [__] Certificates initially evidence an aggregate interest of approximately [__]% in the trust.

Class CE Certificates.  The Class CE Certificates are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $[__________], which is equal to the initial overcollateralization required by the pooling and servicing agreement.  The Class CE Certificates initially evidence an interest of approximately [__]% in the trust.

[Class P Certificates.  The Class P Certificates are not offered by this prospectus supplement.  The Class P Certificates will have an initial certificate principal balance of $[__] and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.]

Residual Certificates.  The Class R Certificates or Residual Certificates, which are not offered by this prospectus supplement, represent the residual interests in the trust.

[Exchangeable Certificates.  Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the exchangeable REMIC certificates, in combinations referred to in this prospectus supplement as the REMIC combinations. The exchangeable certificates and related REMIC combinations are identified in Annex [___] to this prospectus supplement. In the event that any REMIC combination is exchanged for the related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal and/or interest distributions on each class of exchangeable REMIC certificates in the related REMIC combination. In addition, each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.  See “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement.]

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates and the Class B Certificates consists of excess interest, [overcollateralization], subordination [and an interest rate swap agreement], each as described in this section and under “Description of the Certificates–Credit Enhancement” and [“–Overcollateralization Provisions”] in this prospectus supplement.

S-4

Excess Interest.  The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust [and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event)].  Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans [and to maintain or restore overcollateralization at required levels].

Subordination. The rights of the holders of the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class [__] Certificates.

In addition, to the extent described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement,

•the rights of the holders of the Class [__], Class [__], Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class [__], Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the Mortgage Loans, as described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

[Overcollateralization. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class [__] Certificates, the Mezzanine Certificates, the Class B Certificates and the Class P Certificates on the Closing Date by approximately $[_________], which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately [__]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. See “Description of the Certificates–Overcollateralization Provisions” in this prospectus supplement.]

[Interest Rate Swap Agreement. The Offered Certificates and the Class B Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by [__________________] (the “Swap Provider”) for each Distribution Date commencing in [___________] and terminating on the Distribution Date in [___________], unless terminated earlier in accordance with the provisions of the Interest Rate Swap Agreement.]

[Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) will be obligated to make a fixed payment (the “Securities Administrator Payment”) to the Swap Provider calculated in accordance with the procedures set forth in the Interest Rate Swap Agreement and as set forth in this prospectus supplement, and (ii) the Swap Provider will be obligated to make a floating payment to the supplemental interest trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the “Swap Provider Payment”) equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the “Swap Notional Amount” set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.]

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[On each Distribution Date, the net positive difference between the Securities Administrator Payment and the Swap Provider Payment, if any (a “Net Swap Payment”), will be deposited into a reserve fund and will be available for distribution to the Offered Certificates and Class B Certificates in respect of any interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates and the Class B Certificates as described in this prospectus supplement. If, on any Distribution Date, the Swap Provider Payment with respect to the Offered Certificates and the Class B Certificates exceeds the amount of the interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates and the Class B Certificates for such Distribution Date, after making the distributions set forth under “The Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement, any remaining amounts will be distributed to the Class CE Certificates. See “Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

[Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the Securities Administrator is required to make a Swap Termination Payment that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to certificateholders.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

[Amounts payable by the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments which are not payable as a result of the occurrence of a Swap Provider trigger event will be paid to the Swap Provider on each Distribution Date before distributions to certificateholders and will first be deposited to the supplemental interest trust before payment to the Swap Provider.]

[Mandatory Auction of the Mandatory Auction Certificates]

[Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Certificates and Class [__] Certificates, referred to in this prospectus supplement as the mandatory auction certificates, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction certificates will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Certificates-Mandatory Auction” in this prospectus supplement.]

Allocation of Losses. If, on any Distribution Date, there is not sufficient excess interest [or overcollateralization (represented by the Class CE Certificates)] or [Net Swap Payments] to absorb realized losses on the Mortgage Loans as described under “Description of the Certificates—Overcollateralization Provisions” in this

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prospectus supplement, then realized losses on the Mortgage Loans will be allocated to the Class [__], Class [__], Class [__] and Class [__] Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. [The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled.] See “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

Unless the Servicer collects subsequent recoveries on Mortgage Loans for which realized losses were allocated to the Class B Certificates and Mezzanine Certificates, once realized losses are allocated to the Class B Certificates and the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. [However, the amount of any realized losses allocated to the Class B Certificates and the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

P&I Advances

The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans serviced by the Servicer, subject to the limitations described under “Description of the Certificates—P&I Advances” in this prospectus supplement.  A successor servicer will be obligated to make any required delinquency advance if the Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The Servicer, or any successor servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.  See “Description of the Certificates—P&I Advances” in this prospectus supplement and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Fees and Expenses

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected.  [The master servicer will pay the trustee fee and the servicing fees from its fee.]  See “Description of the Certificates—Table of Fees and Expenses” in this prospectus supplement.

Optional Termination

At its option and subject to certain conditions, the Master Servicer may purchase all of the Mortgage Loans in the mortgage pool, together with any properties in respect of the Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans), remaining in the trust [together with the remaining amount in the pre-funding account] has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date[, plus the amount in the pre-funding account as of the closing date]. Subject to certain additional conditions set forth in the pooling and servicing agreement, in the event that the Master Servicer fails to exercise its optional termination right, [the Servicer], may, at its option, exercise such optional termination right.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement and “Description of the Securities—Termination” in the prospectus.

Final Scheduled Maturity Dates

The final scheduled Distribution Date for each class of Offered Certificates is listed on the cover of this prospectus supplement.

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Expected Final Distribution Dates

The expected final Distribution Date of each class of Offered Certificate is [   ], based on the assumption that the Master Servicer has exercised its option to purchase all the Mortgage Loans in the mortgage pool as described in “Optional Termination” above. Due to losses and prepayments on the Mortgage Loans, the final Distribution Dates on each class of Offered Certificate may be substantially earlier or later than such date.

Material Federal Income Tax Considerations

[Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve fund, [payments from the supplemental interest trust or the obligation to make payments to the supplemental interest trust]) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes.]  [The Exchangeable Certificates will represent beneficial ownership of multiple REMIC regular interests.  See “Material Federal Income Tax Considerations—REMICs —Characterization of Investments in REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in this prospectus supplement and “Material Federal Income Tax Considerations” in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from [______________] and [_________________]:

Offered Certificates	[____]	[____]
Class [__]	[__]	[__]
Class [__]	[__]	[__]
Class [__]	[__]	[__]
Class [__]	[__]	[__]

A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The Offered Certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in this prospectus supplement and in the prospectus.

Considerations for Benefit Plan Investors

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”).   [Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor.]  Investors are encouraged to consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.  See “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the prospectus.

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RISK FACTORS

The following information, which you should consider carefully, identifies significant risks associated with an investment in the certificates.

Mortgage Loans with high combined loan-to-value ratios leave the related mortgagor with little or no equity in the related mortgaged property.

Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, had a combined loan-to-value ratio at origination in excess of [__]%.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in the value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the Mortgage Loans. There can be no assurance that the combined loan-to-value ratio of any Mortgage Loan determined at any time after origination or modification will be less than or equal to its combined loan-to-value ratio at origination.

Developments in specified states could have a disproportionate effect on the Mortgage Loans due to the geographic concentration of the mortgaged properties.

Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties located in the State of [______].  Approximately [__]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are located in a single [______] zip code, which is the largest concentration of Mortgage Loans in a single zip code. If the [______] residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in [______] may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates]

General

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Certificates. The Offered Certificates are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future.

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There can be no assurance that the ratings on the Offered Certificates will not be downgraded in the future.

Increased Risk of Default Resulting from Loan Underwriting

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the mortgage loans.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2009. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments

Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to

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amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past two years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of certificates. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in a pooling and servicing agreement, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing

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To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of Securities

Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related certificates and subject to the applicable overall servicing standard. Loan modifications are more

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likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the Offered Certificates as well as the amount of investment proceeds to which the Offered Certificates would indirectly be entitled.

Impact of Mortgage Loan Modifications

General

Each of the master servicers or servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, each master servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of

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these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered certificate, reduced distributions of interest or principal on the related offered certificate, an extension of the weighted average life of the related offered certificate or an allocation of a realized loss to the subordinate certificates, or possibly to the senior certificates.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the Offered Certificates. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the trust, and, if the servicer determines that the modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust. The servicer may use any rental amounts to reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Certificateholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the master servicer or servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the master servicer or servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates relating to the issuing entity. None of the master servicers or servicers will consider the interests of individual classes of certificates. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited

The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors. The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers. Investors in the Offered Certificates should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates” above. In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Certificates in respect of such mortgage loan.

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Impact of the Housing and Economic Recovery Act of 2008 on Modifications

The recently enacted Housing and Economic Recovery Act of 2008 provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization servicer has a duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.” Investors should consider that the Housing and Economic Recovery Act of 2008 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the Offered Certificates in the aggregate, but may be adverse to an investor in a particular class of certificates.

In addition, there are additional government and private-industry driven proposals which, if enacted, may also impact the way in which loan modifications are carried out in the future. In the case of governmental proposals, these proposals may require loan modifications as a solution prior to foreclosure. In the case of private industry initiatives, these proposals may affect the treatment of modifications under pooling and servicing agreements with respect to allocation of losses.

Impact of the Obama Plan on Modifications

In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV is negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

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For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500. Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, the borrower will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

HAMP may serve as the industry standard for mortgage loan modifications. The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the Offered Certificates, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

Second Lien Mortgage Loan Risk.

Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by second liens on the related mortgaged properties.  The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs.  In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such Mortgage Loan as a bad debt.  The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans.  The rate of default of second lien Mortgage Loans may be greater than that of mortgage loans secured by first liens on comparable properties.

[Balloon Mortgage Loan Risk.]

[Mortgage Loans that are balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term.  If the borrower is unable to pay the lump sum or refinance such amount, the servicer will not be obligated to advance the principal portion of that lump sum payment and you may suffer a loss.  Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans, in each case, by related aggregate principal balance as of the Cut-off Date, are balloon loans.]

Interest Only Mortgage Loan Risk.

Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans, in each case, by related aggregate principal balance as of the Cut-off Date, require the borrowers to make monthly payments only of accrued interest for the first two, three, five, seven or ten years following origination.  After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its

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final payment date.  If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment.  Because no principal payments may be made or advanced on such Mortgage Loans for two, three, five, seven or ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans.  This slower rate of principal distributions may reduce the return on an investment in the Offered Certificates that are purchased at a discount.

The Mezzanine Certificates will be more sensitive to losses on the Mortgage Loans than the Class A Certificates because they are subordinate to the Class A Certificates.

The weighted average lives of, and the yields to maturity on, the [Class [__] Certificates and Class [__]] Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in these certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the investor based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest, [overcollateralization], [net swap payments received from the swap provider in respect of the interest rate swap agreement] and the aggregate certificate principal balance of the Class B Certificates, following distributions of principal on the related Distribution Date, will reduce the certificate principal balances of the Mezzanine Certificates beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on each such class of Mezzanine Certificates than would otherwise be the case.[  However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

The Mezzanine Certificates generally will not be entitled to receive principal payments until [____, 20__] which may result in a greater risk of loss relating to these certificates.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least [____, 20__] or a later date as provided in this prospectus supplement or during any period in which delinquencies on the Mortgage Loans exceed the levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the mortgage pool.

The difference between the pass-through rates on the Class A Certificates and Mezzanine Certificates and the mortgage rates on the Mortgage Loans may result in interest shortfalls on such certificates.

The yield to maturity on the Class A Certificates and the Mezzanine Certificates may be affected by the resetting of the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool on their related adjustment dates. In addition, because the mortgage rate for approximately [__]% of

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the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, adjusts based on [Six-Month LIBOR] plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such Mortgage Loans after their adjustments. Finally, the mortgage rates on such adjustable-rate Mortgage Loans are based on Six-Month LIBOR while the pass-through rates on the Class A Certificates and the Mezzanine Certificates are based on one-month LIBOR. Consequently, the application to such certificates of the rate cap, which is generally equal to the weighted average coupon on the Mortgage Loans, net of certain fees of the trust [and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)], could adversely affect the yield to maturity on such certificates. In addition, the rate cap will decrease if Mortgage Loans with relatively high mortgage rates prepay at a faster rate than Mortgage Loans with relatively low mortgage rates.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any Distribution Date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same Distribution Date or on future Distribution Dates on a subordinated basis to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust [and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)].  The ratings on the Offered Certificates will not address the likelihood of any recovery of interest shortfalls by holders of the Offered Certificates from amounts collected on the Mortgage Loans.  See “Yield on the Certificates—Special Yield Considerations” in this prospectus supplement.

[Amounts used to pay such interest shortfalls on the Offered Certificates may be supplemented by the Interest Rate Swap Agreement to the extent that the floating payment required to be made by the Swap Provider exceeds the fixed payment required to be made by the Securities Administrator (on behalf of the supplemental interest trust) on any Distribution Date and such amount is available in the priority described in this prospectus supplement.  However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the Offered Certificates the full amount of interest which they would have received absent the limitations of the rate cap.]

The rate and timing of principal distributions on the Class A Certificates and the Mezzanine Certificates will be affected by prepayment speeds and by the priority of payment on such certificates.

The rate and timing of distributions allocable to principal on the Class A Certificates and the Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to pay principal on such certificates as described in “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.  As is the case with mortgage backed pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. However, with respect to approximately [__]% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related Mortgage Loan. See “The Mortgage Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Class A

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Certificates and Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible.

Distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this prospectus supplement.  The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see “Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption.”

The yield to maturity on the Offered Certificates will depend on a variety of factors.

The yield to maturity on the Offered Certificates will depend on:

•	the applicable pass-through rate thereon;

•	the applicable purchase price;

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Offered Certificates;

•
the rate, timing and severity of realized losses on the Mortgage Loans, adjustments to the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool, the amount of excess interest generated by the Mortgage Loans and the allocation to the Offered Certificates of certain interest shortfalls[; and]

[·	payments due from the supplemental interest trust in respect of payments received from the Swap Provider under the Interest Rate Swap Agreement.]

In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of [_______](based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) with respect to the adjustable-rate Mortgage Loans and a prepayment assumption of [_________] (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) with respect to the fixed-rate Mortgage Loans, and weighted average lives corresponding thereto. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

The yield to maturity on the Mezzanine Certificates will be particularly sensitive to the rate of prepayments on the Mortgage Loans.

The multiple class structure of the Mezzanine Certificates causes the yield of these classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of

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prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent these losses are not covered by excess cashflow otherwise payable to the Class CE Certificates[, and net swap payments received under the interest rate swap agreement] or allocated to the Class [__] Certificates, the Class [__] Certificates or a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.

Interest generated by the Mortgage Loans may be insufficient to maintain or restore overcollateralization.

The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust[ and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)].  Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans.  After these financial obligations of the trust are covered, available excess interest generated by the Mortgage Loans will be used to maintain or restore the overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

•
Every time a Mortgage Loan is prepaid in full, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a Mortgage Loan is liquidated or written off, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates and the Class B Certificates.

•
The adjustable-rate Mortgage Loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from the index used to determine, the pass-through rates on the Offered Certificates and the Class B Certificates, and the fixed-rate Mortgage Loans have mortgage rates that do not adjust.  As a result, the pass-through rates on the Offered Certificates and the Class B Certificates may increase relative to mortgage rates on the Mortgage Loans, requiring that a greater portion of the interest generated by the Mortgage Loans be applied to cover interest on such certificates.

The Exchangeable Certificates are subject to certain risks.

The characteristics of the exchangeable certificates will reflect the characteristics of the related exchangeable REMIC certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange exchangeable REMIC certificates for related exchangeable certificates and vice versa:

•	At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [____].

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•	A certificateholder that does not own the certificates may be unable to obtain the necessary exchangeable REMIC certificates or exchangeable certificates.

•	A certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•	Only the combinations listed on Annex [___] are permitted.

•	The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Interest payments on the Mortgage Loans may be insufficient to pay interest on your certificates.

When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the related Mortgage Loans, but only up to the servicing fee payable to the servicer for the related interest accrual period.  In addition, if the servicer fails to pay all or a portion of these amounts, the master servicer is required to pay such amounts up to the master servicing fee payable to the master servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer covers, you may incur a loss. In addition, the servicer will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the Class CE Certificates, second, to the Class [__] Certificates, third, to the Class [__] Certificates, fourth, to the Class [__] Certificates, fifth, to the Class [__] Certificates, sixth, to the Class [__] Certificates and seventh, to the Class A Certificates, on a pro rata basis, based on their respective senior interest distribution amounts for such Distribution Date before such reduction.  The holders of the Offered Certificates and the Class B Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement. If these shortfalls are allocated to the Offered Certificates and the Class B Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

[Your Securities Will Have Greater Risk If the Currency Swap Agreement Terminates]

[Because the Class [__] Certificates are denominated in [name of currency] instead of U.S. Dollars, the issuing entity has entered into a currency swap agreement with a swap counterparty to hedge against currency exchange and basis risks. The currency swap agreement will convert:

•	principal and interest payments on the Class [__] Certificates from U.S. Dollars to the applicable currency; and

•	the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in [the applicable currency].

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Among other events, the currency swap agreement may terminate in the event that either:

•	the trust or the swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

•	within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, the swap counterparty fails to:

•	obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

•	obtain a rating affirmation on the securities; or

•	post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

Upon an early termination of the currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the Class [__] Certificates which are denominated in [name of currency] other than U.S. Dollars. In addition, the trust may owe the swap counterparty swap termination payments that are required to be paid pro rata with the Class [__] Certificates. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If the currency swap counterparty fails to perform its obligations or if the currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the [applicable currency]. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if the currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the Class [__] Certificates bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under the currency swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on the Class [__] Certificates.]

[The Interest Rate Swap Agreement and the Swap Provider.]

[Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover realized losses on the Mortgage Loans allocated to the Offered Certificates and the Class B Certificates.  However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date.  This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds [__]%.  No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls and realized losses on the Mortgage Loans.  Any net swap payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates.  If the rate

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of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Swap Provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.  In addition, any swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement which was not caused by the occurrence of a Swap Provider trigger event will reduce amounts available for distribution to certificateholders.]

[Upon early termination of the Interest Rate Swap Agreement, the securities administrator (on behalf of the supplemental interest trust) or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the application of the Available Distribution Amount, the Class B Certificates and the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the securities administrator before such effects are borne by the Class A Certificates and therefore, one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.]

[To the extent that distributions on the Offered Certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the Interest Rate Swap Agreement, the ability of the securities administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Swap Provider.  Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement Interest Rate Swap Agreement.  The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the Class A Certificates.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

 [To the Extent Amounts On Deposit In The Pre-Funding Account Are Not Used, There May Be A Mandatory Prepayment On The Class [__], Class [__], Class [__] and Class [__] Certificates.]

[To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [_______ __, 20__], the holders of the certificates will receive on the distribution date immediately following [_______ __, 20__], the pre-funded amount remaining after the purchase of subsequent loans. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class [__], Class [__], Class [__] or Class [__] Certificates on such distribution date.]

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower.  Investors should not rely on FICO scores as an indicator of future borrower performance.  See “Description of the Trust Funds – Mortgage Loans — FICO Scores” in the base prospectus.

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Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of your securities.

 [The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.]

 [Additional Applicable Risk Factors]

All capitalized terms used in this prospectus supplement will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Index of Defined Terms.”

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USE OF PROCEEDS

[DB Structured Products, Inc.] (the “Sponsor”), will sell the Mortgage Loans to Ace Securities Corp. (the “Depositor”) and the Depositor will convey the Mortgage Loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Sponsor. Such net proceeds together with certain classes of certificates not offered by this prospectus supplement will represent the purchase price to be paid by the Depositor to the Sponsor for the Mortgage Loans. The Mortgage Loans were previously purchased by the Sponsor directly from the originators.

THE MORTGAGE POOL

General

The pool of mortgage loans (the “Mortgage Pool”) will consist of [__] conventional, one- to four-family, first and second lien, [fixed-rate][adjustable-rate] mortgage loans (the “Mortgage Loans”) on residential real properties (the “Mortgaged Properties”) having an aggregate principal balance as of the Cut-off Date of approximately $[_________] after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent mortgage loans that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. The Mortgage Loans have original terms to maturity of not greater than approximately 30 years. For purposes of calculating interest and principal distributions on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.”  The Group I Mortgage Loans consist of [__] fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The principal balances of the Group I Mortgage Loans at origination conformed to Freddie Mac loan limits. The Group II Mortgage Loans consist of [__] fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent mortgage loans that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. The principal balances of the Group II Mortgage Loans at origination may or may not have conformed to Freddie Mac loan limits.

Approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient fully to amortize the Mortgage Loans over their terms or, in the case of adjustable rate Mortgage Loans, monthly payments that will be adjusted to an amount that will amortize such Mortgage Loans fully over their terms.  Approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are balloon loans (the “Balloon Loans”), which require the related mortgagors to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such mortgagors on prior due dates in order to amortize such Balloon Loans fully over their terms. Approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are interest only loans (the “Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first two, three, five seven or ten years following origination.  After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.  Approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are loans which amortize based on a forty-year term to maturity for the first ten years of the term of the loan and thereafter, amortize based on a twenty-year term to maturity (the “40/10 Loans”).

Approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties (“First Lien Mortgage Loans”).  Approximately [__]% of the Mortgage

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Loans, by aggregate principal balance as of the Cut-off Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on residential properties (“Second Lien Mortgage Loans”).  The Mortgaged Properties generally consist of attached, detached or semi-detached, one to four-family dwelling units, individual condominium units and individual units in planned unit developments.

References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The mortgage rate (the “Mortgage Rate”) on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.  Approximately [__]% of the Mortgage Loans are fixed-rate mortgage loans and approximately [__]% of the Mortgage Loans are adjustable-rate mortgage loans.  The adjustable-rate mortgage loans are referred to in this prospectus supplement as “ARM Loans”.  All of the ARM Loans provide for semi-annual adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR (as described below). The first adjustment with respect to each ARM Loan will not occur until after an initial period of six months or two, three or five years from the date of origination thereof (each, a “Delayed First Adjustment Mortgage Loan”). In connection with each Mortgage Rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). As to each mortgage loan, the servicer will be responsible for calculating and implementing interest rate adjustments.  On each Adjustment Date, the Mortgage Rate on each ARM Loan will be adjusted generally to equal the sum of Six-Month LIBOR and a fixed percentage amount (the “Gross Margin”) for that ARM Loan specified in the related mortgage note. The Mortgage Rate on each ARM Loan, however, including each Delayed First Adjustment Mortgage Loan, will not increase or decrease by more than the initial periodic rate cap (the “Periodic Rate Cap”) specified in the related mortgage note on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the “Subsequent Periodic Rate Cap”) specified in the related mortgage note on any subsequent Adjustment Date and will not exceed a specified maximum mortgage rate (the “Maximum Mortgage Rate”) over the life of the ARM Loan or be less than a specified minimum mortgage rate (the “Minimum Mortgage Rate”) over the life of the ARM Loan. The weighted average initial Periodic Rate Cap and Subsequent Periodic Rate Cap for the ARM Loans is approximately [__]% per annum and [__]% per annum, respectively. Effective with the first monthly payment due on each ARM Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index, calculated as described in this prospectus supplement, and the related Gross Margin. See “—The Index” in this prospectus supplement. None of the ARM Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

Substantially all of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the “Due Date”). Each Mortgage Loan will contain a customary “due-on-sale” clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

Approximately [__]% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive the

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payment of any otherwise applicable Prepayment Charge with respect to the Mortgage Loans.  As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003.  The Depositor makes no representations as to the effect that the prepayment charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans.  However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, decisions by the servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans.  See “Certain Legal Aspects of the Loans–Enforceability of Prepayment and Late Payment Fees” in the prospectus.

Mortgage Loan Delinquencies and Losses

For information regarding delinquencies and losses on the [Mortgage Loans][Contracts], see the tables below.  A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the next monthly due date [which is known as the OTS Method][on the last business day immediately prior to the next monthly due date, which is known as the MBA Method].  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

Days (times):	Number of Mortgage Loans	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
[_____]	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

Days (times):	Number of Mortgage Loans	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
[_____]	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

No Mortgage Loan has been delinquent more than 90 days since origination.

For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see “The Mortgage Pool — Underwriting Standards” in this prospectus supplement and “The Sponsor” in the prospectus.

Mortgage Loan Characteristics

The average principal balance of the Mortgage Loans at origination was approximately $[_________].  No Mortgage Loan had a principal balance at origination greater than approximately $[_________] or less than approximately $[_________].  The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $[_________].  No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $[_________] or less than approximately $[_________].

The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Mortgage Rate was

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approximately [__]% per annum.  As of the Cut-off Date, the ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum.  As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum Mortgage Rate was approximately [__]% per annum and the weighted average Maximum Mortgage Rate was approximately [__]% per annum.  The latest first Adjustment Date following the Cut-off Date on any ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Mortgage Loans at origination was approximately [__]%.  At origination, no Mortgage Loan had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Mortgage Loans was approximately [__] months as of the Cut-off Date.  None of the Mortgage Loans will have a first due date prior to [______ __, ____] or after [______ __, ____] or will have a remaining term to stated maturity of less than [__] months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any Mortgage Loan is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Mortgage Loans that were scored is approximately [__].  No Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than [__] or less than [__].

The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

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Servicer Concentrations of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Collateral Type of the Mortgage Loans
Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [______]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

*Mortgage Loans which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Lien Priority of the Mortgage Loans
Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Principal Balances of the Mortgage Loans at Origination
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]%

Principal Balances of the Mortgage Loans as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]%

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Geographic Distribution of the Mortgaged Properties of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
Mortgage Rates of the Mortgage Loans as of the Cut-Off Date
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Original Term of the Mortgage Loans
Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
Remaining Term to Stated Maturity of the Mortgage Loans as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]

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Original Combined Loan-to-Value Ratios of the Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]

FICO Score for the Mortgage Loans
FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]%
Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]%
The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

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Next Adjustment Dates for the ARM Loans included in the Mortgage Pool
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
Gross Margins of the ARM Loans Included in the Mortgage Pool
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Maximum Mortgage Rates of the ARM Loans included in the Mortgage Pool
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the ARM Loans included in the Mortgage Pool
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the ARM Loans included in the Mortgage Pool
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Subsequent Periodic Rate Caps of the ARM Loans included in the Mortgage Pool
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]%

Lifetime Rate Caps of the ARM Loans included in the Mortgage Pool
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[________]	[__]%
Total:	[__]	$[________]	[__]%

Prepayment Penalty Months of the Mortgage Loans at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[__________]	[__]%
Total:	[__]	$[__________]	[__]%

Originators of the Mortgage Loans
Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Group I Mortgage Loan Characteristics

Approximately [__]% of the Group I Mortgage Loans are fixed-rate mortgage loans and approximately [__]% of the Group I Mortgage Loans are ARM Loans (the “Group I ARM Loans”), in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Approximately [__]% of the Group I Mortgage Loans are First Lien Mortgage Loans and approximately [__]% of the Group I Mortgage Loans are Second Lien Mortgage Loans, in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Approximately [__]% of the Group I Mortgage Loans are Balloon Loans, approximately [__]% of the Group I Mortgage Loans are Interest Only Loans, and approximately [__]% of the Group I Mortgage Loans are 40/10 Loans, in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

The average principal balance of the Group I Mortgage Loans at origination was approximately $[____].  No Group I Mortgage Loan had a principal balance at origination greater than approximately $[____] or less than approximately $[____].  The average principal balance of the Group I Mortgage Loans as of the Cut-off Date was approximately $[____].  No Group I Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $[____] or less than approximately $[____].

The Group I Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Mortgage Rate was approximately [__]% per annum. As of the Cut-off Date, the Group I ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum Mortgage Rate was approximately [__]% per annum and the weighted average Maximum Mortgage Rate was approximately [__]% per annum. The latest first Adjustment Date following the Cut-off Date on any Group I ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the Group I ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Group I Mortgage Loans at origination was approximately [__]%.  At origination, no Group I Mortgage Loan had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately 354 months as of the Cut-off Date.  None of the Group I Mortgage Loans will have a first due date prior to [______ __, ____] or after [______ __, ____], or will have a remaining term to stated maturity of less than 58 months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any Group I Mortgage Loan is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Group I Mortgage Loans that were scored is approximately 616.  No Group I Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 795 or less than 500.

The Group I Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

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Servicer Concentrations of the Group I Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Group I Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Group I Mortgage Loans
Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

*Mortgage Loans which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Lien Priority of the Group I Mortgage Loans
Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Principal Balances of the Group I Mortgage Loans at Origination
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Principal Balances of the Group I Mortgage Loans as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Geographic Distribution of the Mortgaged Properties of the Group I Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Mortgage Rates of the Group I Mortgage Loans as of the Cut-Off Date
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Original Term of the Group I Mortgage Loans
Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Remaining Term to Stated Maturity of the Group I Mortgage Loans as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]–[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Property Types of the Group I Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Original Combined Loan-to-Value Ratios of the Group I Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Documentation Type of the Group I Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

FICO Score for the Group I Mortgage Loans
FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] -[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Group I Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
Occupancy Status of the Group I Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

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Next Adjustment Dates for the Group I ARM Loans
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Gross Margins of the Group I ARM Loans
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Maximum Mortgage Rates of the Group I ARM Loans
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the Group I ARM Loans
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the Group I ARM Loans
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Subsequent Periodic Rate Caps of the Group I ARM Loans
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Lifetime Rate Caps of the Group I ARM Loans
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Prepayment Penalty Months of the Group I Mortgage Loans at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Originators of the Group I Mortgage Loans
Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Group II Mortgage Loan Characteristics

Approximately [__]% of the Group II Mortgage Loans are fixed-rate mortgage loans and approximately [__]% of the Group II Mortgage Loans are ARM Loans (the “Group II ARM Loans”), in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Approximately [__]% of the Group II Mortgage Loans are First Lien Mortgage Loans and approximately [__]% of the Group II Mortgage Loans are Second Lien Mortgage Loans, in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

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Approximately [__]% of the Group II Mortgage Loans are Balloon Loans, approximately [__]% of the Group II Mortgage Loans are Interest Only Loans, and approximately [__]% of the Group II Mortgage Loans are 40/10 Loans, in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

The average principal balance of the Group II Mortgage Loans at origination was approximately $[____].  No Group II Mortgage Loan had a principal balance at origination greater than approximately $[____] or less than approximately $[____].  The average principal balance of the Group II Mortgage Loans as of the Cut-off Date was approximately $[____].  No Group II Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $[____] or less than approximately $[____].

The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Mortgage Rate was approximately [__]% per annum.  As of the Cut-off Date, the Group II ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum.  As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum Mortgage Rate was approximately [__]% per annum and the weighted average Maximum Mortgage Rate was approximately [__]% per annum. The latest first Adjustment Date following the Cut-off Date on any Group II ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the Group II ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Group II Mortgage Loans at origination was approximately [__]%.  At origination, no Group II Mortgage Loan had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 350 months as of the Cut-off Date.  None of the Group II Mortgage Loans will have a first due date prior to [______ __, ____] or after [______ __, ____] or will have a remaining term to stated maturity of less than 58 months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any Group II Mortgage Loan is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Group II Mortgage Loans that were scored is approximately [__]. No Group II Mortgage Loan had a FICO Score as of the Cut-off Date greater than [__] or less than [__].

The Group II Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

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Servicer Concentrations of the Group II Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Group II Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Group II Mortgage Loans
Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

*Mortgage Loans which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Lien Priority of the Group II Mortgage Loans
Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Principal Balances of the Group II Mortgage Loans at Origination
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Principal Balances of the Group II Mortgage Loans as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the Group II Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Mortgage Rates of the Group II Mortgage Loans as of the Cut-Off Date
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Original Term of the Group II Mortgage Loans
Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Remaining Term to Stated Maturity of the Group II Mortgage Loans as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]–[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Property Types of the Group II Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Original Combined Loan-to-Value Ratios of the Group II Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Documentation Type of the Group II Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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FICO Score for the Group II Mortgage Loans
FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Group II Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Occupancy Status of the Group II Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the Group II ARM Loans
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Gross Margins of the Group II ARM Loans
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Maximum Mortgage Rates of the Group II ARM Loans
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the Group II ARM Loans
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the Group II ARM Loans
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Subsequent Periodic Rate Caps of the Group II ARM Loans
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Lifetime Rate Caps of the Group II ARM Loans
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Prepayment Penalty Months of the Group II Mortgage Loans at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Originators of the Group II Mortgage Loans
Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

The Indices

As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each ARM Loan will be any of [Six-Month LIBOR], [One-Year LIBOR] or [One-Year CMT] (each, an “Index”).

[“Six-Month LIBOR” will generally be [the average of the Interbank offered rates for six-month United States dollar deposits in the London Market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note].]

[“One-Year LIBOR” will generally be [the average of the Interbank offered rates for one-year United States dollar deposits in the London Market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note].]

[“One-Year CMT” will generally be [the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a date specified in the related mortgage note].]

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In the event that any Index specified in the related Mortgage Note becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Standards

[With respect to each originator or group of affiliated originators, apart from the sponsor and its affiliates, that originated or is expected to originate, 20% or more of the pool assets, provide the underwriting guidelines of such Originator, as follows:

[Name of Originator]

[Description of the underwriting guidelines of such Originator]

[Originator Name]

[Description of the underwriting guidelines of such Originator]]

Additional Information Concerning the Mortgage Loans

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement.  The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary.  If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account]

[The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, [fixed][adjustable] rate mortgage loans secured by first liens on residential mortgage properties.  The subsequent mortgage loans will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date.  In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the trustee, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Following the related Subsequent Transfer Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to the trust fund and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-

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Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of related subsequent mortgage loans.  It is expected that approximately $[____] in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.]

[Any conveyance of subsequent mortgage loans on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent mortgage loan satisfying the representations and warranties specified in the related Subsequent Transfer Instrument.  The Depositor may not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the mortgage loans under the same criteria as the mortgage loans in the current pool were acquired.  Any addition of subsequent mortgage loans to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

[The pre-funding account will be established to provide the trustee, on behalf of the trust, with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the Pooling and Servicing Agreement.  Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.]

[To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [______ __, 20__], the holders of the Offered Certificates will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

[Any such amount transferred to the Distribution Account will be included in Principal Funds for payment to the classes of certificates.]

[Interest Coverage Account]

[On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the trust of subsequent mortgage loans after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.]

YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws to any Mortgage Loan could adversely affect, for an indeterminate period of

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time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loans.  The Servicer is obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments by the mortgagors on the Mortgage Loans (i) received in the month prior to the month of the related Distribution Date with respect to prepayments in part, and (ii) received from the 16th day of the month prior to the month of the related Distribution Date to the last day of such prior month with respect to prepayments in full; provided, however that the obligation of the Servicer to remit the amount of any shortfall in interest resulting from a principal prepayment on a Mortgage Loan shall be limited to the aggregate Servicing Fee (as defined herein) payable to the Servicer for the related Due Period.  The Servicer will not remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the master servicing fee payable to the Master Servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in part on the Mortgage Loans received in the month prior to the month of the related Distribution Date, and principal prepayments in full on the Mortgage Loans received from the 16th day of the month prior to the month of the related Distribution Date to the last day of the month prior to the month of the related Distribution Date (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments by the Master Servicer or the Servicer (“Compensating Interest”) or (ii) any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates–Interest Distributions on the Offered Certificates and the Class B Certificates” and “–Overcollateralization Provisions” in this prospectus supplement. See “Certain Legal Aspects of the Mortgage Loans–Servicemembers Civil Relief Act” in the prospectus.

General Prepayment Considerations

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans as they change from time to time to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Sponsor). The Mortgage Loans may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately [_____]% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield.  In the case of any Offered Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the Mortgage Loans, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following

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the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the Mortgage Loans will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.  See “The Mortgage Pool—Underwriting Standards” in this prospectus supplement.

Special Yield Considerations

The Mortgage Rates on approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are fixed and will not vary with any index.  The Mortgage Rates on approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, adjust semi-annually based upon Six-Month LIBOR subject to periodic and lifetime limitations and after an initial period of six months or two, three or five years with respect to Delayed First Adjustment Mortgage Loans.  The Pass-Through Rate on the Offered Certificates adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Pass-Through Rate, with the result that increases in the Pass-Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment Mortgage Loans.  The

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interest due on the Mortgage Loans during any Due Period, net of the expenses of the trust and the supplemental interest trust (including any Net Swap Payment and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.  In addition, Six-Month LIBOR and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and Six-Month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than Six-Month LIBOR, potentially resulting in the application of the applicable Net WAC Pass-Through Rate on the Offered Certificates, which would adversely affect the yield to maturity on such certificates.

If the pass-through rates on the Offered Certificates are limited by the applicable Net WAC Pass-Through Rate for any Distribution Date, the resulting interest shortfalls, which are referred to herein as “Net WAC Rate Carryover Amounts”, may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust [and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event)]. The ratings on the Offered Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates.  [In addition, any Net Swap Payment payable by the Swap Provider on any given Distribution Date will be available to pay any Net WAC Rate Carryover Amounts remaining unpaid on such Distribution Date after taking into account any amounts paid in respect thereof from collections, advances and other recoveries on the Mortgage Loans.]

As described under “Description of the Certificates—Allocation of Losses; Subordination,” amounts otherwise distributable to holders of the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and the Class B Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates and the Class B Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates and the Class B Certificates. See “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing of these payments.  The “Assumed Final Distribution Date” for each class of the Offered Certificates is the Distribution Date occurring in [______ ____].  The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of all of the Mortgage Loans. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

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Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement with respect to the adjustable-rate Mortgage Loans assumes a prepayment rate for the mortgage loans of [___]%. To assume [___]% is to assume [_________________________________].  The prepayment assumption used in this prospectus supplement with respect to the fixed-rate Mortgage Loans assumes a prepayment rate of [___]%. To assume [___]% is to assume [___________________________].  No representation is made that the Mortgage Loans will prepay in accordance with such prepayment models or any other rate.  We refer to each such prepayment model herein as a “Prepayment Assumption”.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption” indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of PPC, and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the “Modeling Assumptions”): (i) the Mortgage Pool consists of [__] mortgage loans with the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in [______ ____]; (iii) the Mortgage Loans prepay at the percentages of PPC indicated; (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Master Servicer, the Servicer or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the Pooling and Servicing Agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in [______ ____], and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in [______ ____], and include 30 days’ interest thereon; (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on the assumed mortgage loan characteristics stated below; (ix) the certificates are purchased on [______ __, ____]; (x) [____________] remains constant at [____]% per annum and the gross mortgage rate on each ARM Loan is adjusted according to the assumed mortgage loan characteristics; (xi) One-Month LIBOR remains constant at [_____]% per annum; (xii) the Class P Certificates have a Certificate Principal Balance equal to zero; (xiii) the Servicer’s fee is assumed to be equal to [____]% per annum, the Master Servicer’s fee is assumed to be equal to [_____]% per annum and the Credit Risk Manager’s fee is assumed to be equal to [_____]% per annum; [and (xiv) the fixed swap payment is calculated based on a per annum rate of [_____]%.]

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Assumed Group I Mortgage Loan Characteristics
Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]

*LIB6M means Six-Month LIBOR.  FR means Fixed Rate.

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Assumed Group II Mortgage Loan Characteristics
Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]

FR means Fixed Rate.  AR means Adjustable Rate.

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There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption”.  Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of Six-Month LIBOR or One-Month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Certificates–Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average lives of such certificates. Based on the foregoing assumptions, the tables indicate the weighted average lives of each class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of such certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption.  Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

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Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
Class [__]

	[__]% PPC	[__]% PPC	[__]% PPC	[__]% PPC	[__]% PPC

Distribution Date
Initial Percentage	[___]%	[___]%	[___]%	[___]%	[___]%
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]

Weighted Average Life in Years (1)	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years (1)(2)	[___]	[___]	[___]	[___]	[___]
_____________________
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

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Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
Class [__]

	[ ]% PPC	[ ]% PPC	[ ]% PPC	[ ]% PPC	[ ]% PPC

Distribution Date
Initial Percentage	[___]%	[___]%	[___]%	[___]%	[___]%
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]

Weighted Average Life in Years (1)	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years (1)(2)	[___]	[___]	[___]	[___]	[___]
_____________________

 (1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

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There is no assurance that prepayments of the Mortgage Loans included in the Mortgage Pool will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Class A Certificates and the Mezzanine Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A Certificates and the Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the Mortgage Loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate.  The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the [Class CE, Class [__], Class [__], Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the Class [__] Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates. If the Certificate Principal Balances of the[Class CE, Class [__], Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  If the Certificate Principal Balances of the[Class CE, Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  If the Certificate Principal Balances of the[Class CE, Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  The initial undivided interests in the trust fund evidenced by the Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class CE] Certificates are approximately [___]%, approximately [___]%, approximately [___]%, approximately [___]%, approximately [___]% and approximately [___]%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that realized losses on the Mortgage Loans could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this prospectus supplement under “Description of the Certificates—Allocation of Losses”, once realized losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated.  Therefore, the amounts of realized losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this prospectus supplement).  However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from payments received by the Securities Administrator in respect of the Interest Rate Swap Agreement in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.

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Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date and during periods in which a Trigger Event is not in effect.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” in the prospectus.

Derivative Instruments

[The Interest Rate Swap Agreement and the Swap Provider]

[The Offered Certificates and Class B Certificates will have the benefit of an interest rate swap agreement.  On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [_______] (the “Swap Provider”).  A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between The Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.  The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.]

[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]

[If significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is 10% or more, provide financial information required by Item 1115 of Regulation AB.]

[Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) [__]%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain the Required Overcollateralization Amount and Allocated Realized Loss Amounts.]

[The “Swap Notional Amount” with respect to each Distribution Date commencing in [______, __], is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement).  The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in [______, __], unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).]

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Distribution Date	Swap Notional Amount
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]

[The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would

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become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.]

 [Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Certificates from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Certificates or for a portion of the Mandatory Auction Certificates are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their Certificates in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Certificates (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Certificates shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Certificate Principal Balance of a Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Certificates (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Certificate Principal Balance of the Mandatory Auction Certificates, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Certificates into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Certificates on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Certificate Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION CERTIFICATES WILL BE OBLIGATED TO TENDER THEIR CERTIFICATES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

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If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction
Certificates in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Certificates will continue to retain their certificates and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Certificates of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Certificates (based on the aggregate Certificate Principal Balance of the Mandatory Auction Certificates), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Certificates held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

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[The Currency Swap Agreement and Swap Counterparty]

[The holders of the Class [__] Certificates will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if Class [__] Certificates are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into the currency swap agreement with an eligible swap counterparty:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date. The swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the Class [__] Certificates using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the Class [__] Certificates multiplied by the outstanding principal balance of the Class [__] Certificates denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the Class [__] Certificates, including, on the maturity date for the Class [__] Certificates, if the currency swap agreement is then in effect, the remaining outstanding principal balance of the Class [__] Certificates, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the Class [__] Certificates from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Certificates, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, the swap counterparty will receive from the trust:

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•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the Class [__] Certificates in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the Class [__] Certificates, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the Class [__] Certificates; provided that, all principal payments allocated to such securities on any distribution date will be deposited into the related accumulation account and paid to the swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Certificates, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the Class [__] Certificates being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the the currency swap agreement for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

The currency swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•
the distribution date on which the outstanding principal balance of the Class [__] Certificates is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the Class [__] Certificates.

The currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. The currency swap agreement will not terminate solely due to the declaration of a failed remarketing.]

[The Interest Rate Cap Agreement]

[The Class [__] certificates will have the benefit of the Interest Rate Cap Agreement. Pursuant to the Interest Rate Cap Agreement, with respect to any Distribution Date, commencing with the Distribution Date in [__], 20[ ], on or prior to the Distribution Date in [__], 20[ ], [_______], (the “Cap Provider”), will be obligated to pay to the securities administrator, an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate (determined in accordance with the Interest Rate Cap Agreement) up to a maximum of [__]% (the “Maximum Cap Rate”) and (ii) a specified strike rate of [__]% (the “Cap Strike Rate”) and (b) the Interest Rate Cap Agreement Notional Amount set forth on the schedule attached as Annex B hereto for that Distribution Date, determined on a 30/360 Basis. (each such payment, the “Cap Agreement Payment”). The Interest Rate Cap Agreement will terminate after the Distribution Date in [__], 20[ ].

The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Cap Provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

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For the Class [__] certificates and each Distribution Date prior to and including the Distribution Date in [__], 20[ ],  any Cap Agreement Payment received by the securities administrator will be used to pay the related Cap Amount to such classes of certificates, as described below under “––The Reserve Funds.”  Amounts received on  the Interest Rate Cap Agreement will not be available to make distributions on any class of Certificates other than the Class [__] certificates.

The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class [__] certificates do not represent an obligation of the Cap Provider. The holders of the Class [__] certificates are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the cap provider in respect of its obligations under the Interest Rate Cap Agreement.]

DESCRIPTION OF THE CERTIFICATES

General

The Ace Securities Corp. Home Equity Loan Trust, Series [_______], Asset Backed Pass-Through Certificates will consist of [___] classes of certificates, designated as [(i) the Class [__] Certificates; (ii) the Class [__] Certificates (collectively, the “Class [__] Certificates”; and together with the Class [__] Certificates, the “Class A Certificates”); (iii) the Class [__] Certificates and Class [__] Certificates (collectively, the “Mezzanine Certificates”); (iv) the Class [__] Certificates and Class [__] Certificates (collectively, the “Class B Certificates”); (v) the Class CE Certificates (collectively, with the Mezzanine Certificates and the Class B Certificates, the “Subordinate Certificates”)[; (vi) the Class P Certificates; ]and (vii) the Class R Certificates (also referred to herein as the “Residual Certificates”).]  Only the Class A Certificates and the Mezzanine Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.

Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [______ ____] to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Class A Certificates and the Mezzanine Certificates and any Distribution Date is the business day immediately preceding such Distribution Date, for so long as such Certificates are held in book-entry form and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the Mortgage Pool of [conventional, one- to four-family, first and second lien fixed-rate and adjustable-rate Mortgage Loans] having original or modified terms to maturity of not greater than approximately [__] years. The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of approximately $[__________], subject to a permitted variance as described under “The Mortgage Pool” in this prospectus supplement.

The Class A Certificates and the Mezzanine Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this prospectus supplement. The Pass-Through Rates on the Offered Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rates” below. The Class A Certificates evidence an initial aggregate undivided interest of approximately [___]% in the trust fund, the [Class [__] Certificates and Class [__] Certificates] evidence initial undivided interests of approximately [___]% and approximately [___]% respectively, in the trust fund and the [Class [__], Class [__] and Class CE ]Certificates evidence initial undivided interests of approximately [___]%, approximately [___]% and approximately [___]%, respectively, in the trust fund.

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Book-Entry Certificates

The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstreams’ and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depository” and collectively the “European Depositories”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and

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credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date.  For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Documentation Procedures–Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

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Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations REMICS–Taxation of Certain Foreign Investors” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

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DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

Exchangeable Certificates

General

The holder of the Exchangeable REMIC Certificates in any REMIC Combination may exchange all or part of each class of such Exchangeable REMIC Certificates for a proportionate interest in the related Exchangeable Certificates. The holder of each class of Exchangeable Certificates may also

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exchange all or part of such class for a proportionate interest in each such class of Exchangeable REMIC Certificates in the related REMIC Combination.  This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date. For the purposes of the definitions set forth under “Description of the Certificates—Glossary” and the calculation of the Class Principal Balance of any class of Exchangeable REMIC Certificates, to the extent that exchanges of Exchangeable REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Balance of the Exchangeable REMIC Certificates will be deemed to include the Class Principal Balance of the related Exchangeable Certificates issued in the exchange and the Class Principal Balance of the Exchangeable Certificates will be deemed to be zero. Exchangeable REMIC Certificates in any REMIC Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the relative original amounts of such certificates bear to one another as shown in the column titled “Relative Original Amount” in Annex [___].

Holders of Exchangeable Certificates will be the beneficial owners of an interest in the Exchangeable REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to any Exchangeable Classes and the Exchangeable REMIC Certificates in the related REMIC Combination then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the Exchangeable REMIC Certificates in the related REMIC Combination on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

If a Certificateholder wishes to exchange certificates, the certiflcateholder must notify the Securities Administrator by e-mail at [____________] no later than two business days before the proposed Exchange Date. The Exchange Date can be any business day other than the first or last business day of the month, subject to approval by the Securities Administrator. The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding certificate principal balance and the original certificate principal balance of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed Exchange Date. After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to $5,000.

The Securities Administrator will make the first distribution on a Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of any Exchangeable Certificates will reflect the characteristics of the related Exchangeable REMIC Certificates in the related REMIC Combination. Investors should also consider a number of factors that will limit a Certificateholder's ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

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•	At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [___].

A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

A Certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

Only the combinations listed on Annex III are permitted.

The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Pass-Through Rates

[The pass-through rate (the “Pass-Through Rate”) on the Class [__] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the trust fund is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Termination Date”), or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

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Glossary

“Administration Fee Rate”:  With respect to each Mortgage Loan, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate[ and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated].

“Allocated Realized Loss Amount”:  The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates or Class B Certificates and any Distribution Date is an amount equal to the sum of any realized loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

“Available Distribution Amount”: The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Master Servicer, the Securities Administrator, the Custodians, [the Credit Risk Manager ]or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans received during the related Prepayment Period); and (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date.

“Certificate Principal Balance”: The Certificate Principal Balance of an Offered Certificate or Class B Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of an Offered Certificate or a Class B Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under “Description of the Certificates – Allocation of Losses; Subordination” in this prospectus supplement and, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of any Subordinate Certificate deemed to have occurred in connection with allocations of realized losses in the manner described in this prospectus supplement.  The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Offered Certificates, the Class B Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class [__] Certificates is equal to approximately $[__________]. The initial Certificate Principal Balance of the Class [__] Certificates is equal to approximately $[__________].[ The initial Certificate Principal Balance of the Class P Certificates is equal to $100.]

“Class A Principal Distribution Amount”: The Class A Principal Distribution Amount is an amount equal to the sum of the Class [__] Principal Distribution Amount and the Class [___] Principal Distribution Amount.

“Class [__] Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last

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day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

“Class [__] Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of the Certificate Principal Balances of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class [__] Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class [__]Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class [__] Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class [__]Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

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“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Credit Enhancement Percentage”: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

“Cut-off Date”: [_____________].

“Determination Date”: With respect to any Distribution Date, the [__]th day of the calendar month in which such Distribution Date occurs or, if such [__]th day is not a business day, the business day immediately preceding such [__]th day.

“Due Period”: For any Distribution Date and the Mortgage Loans serviced by the Servicer, the period commencing on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Extra Principal Distribution Amount”: The Extra Principal Distribution Amount for any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Increase Amount.

“Group I Allocation Percentage”: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

“Group I Interest Remittance Amount”: The Group I Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans minus any amounts payable or

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reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer[, the Credit Risk Manager] or the Securities Administrator.

“Group I Principal Distribution Amount”: The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans and (iv) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class [__] Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.  In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

“Group I Principal Remittance Amount”: The Group I Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer[, the Credit Risk Manager] or the Securities Administrator.

“Group II Allocation Percentage”: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

“Group II Interest Remittance Amount”: The Group II Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans minus any amounts payable or reimbursable to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Group II Principal Distribution Amount”: The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans and (iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class [__] Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.  In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

“Group II Principal Remittance Amount”: The Group II Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the

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Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Interest Accrual Period”: The Interest Accrual Period for the Offered Certificates and the Class B Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any class of Offered Certificates and Class B Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

“Interest Distribution Amount”: The Interest Distribution Amount for any class of Offered Certificates and Class B Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, the Servicer and shortfalls resulting from the application of the Relief Act or similar state or local laws.

“Interest Remittance Amount”: The Interest Remittance Amount for any Distribution Date is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Class A Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates and the Class B Certificates and the Principal Remittance Amount.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any Distribution Date and (A) the Class [__] Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I Mortgage Loans in the prior calendar month minus the fees payable to the Servicer, the Master Servicer[ and the Credit Risk Manager] with respect to the Group I Mortgage Loans for such Distribution Date[ and the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event], in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

(B) the Class [__] Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II Mortgage Loans in the prior calendar month minus the fees payable to the Servicer, the Master Servicer [and the Credit Risk Manager] with respect to the Group II Mortgage Loans for such Distribution Date [and the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination

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Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event], in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

(C) the Mezzanine Certificates, is a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class [__] Certificates and (ii) the Net WAC Pass-Through Rate for the Class [__] Certificates.

(D) the Class B Certificates, is a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class [__] Certificates and (ii) the Net WAC Pass-Through Rate for the Class [__] Certificates.

“Net WAC Rate Carryover Amount”: With respect to any class of the Offered Certificates and any class of the Class B Certificates and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such certificates on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

“Overcollateralization Amount”: The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the Mortgage Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

“Overcollateralization Increase Amount”: An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the classes of Offered Certificates and Class B Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

“Overcollateralization Reduction Amount”: An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

[“Pre-Funded Amount”: The amount deposited by the depositor in the pre-funding account on the Closing Date for the mortgage loans, which amount is, approximately $[______], representing approximately [___]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.]

[“Pre-Funding Period”: The period from the Closing Date up to and including [_____ __, 20__], in which the sponsor may purchase subsequent mortgage loans for inclusion in the trust with amounts in the pre-funding account.]

“Prepayment Period”: For any Distribution Date and the Mortgage Loans serviced by the Servicer, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part and the period beginning on the sixteenth day of the month preceding the

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related Distribution Date and ending on the fifteenth day of the month of such Distribution Date with respect to prepayments in full.

“Principal Distribution Amount”: The Principal Distribution Amount for any Distribution Date is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

“Principal Remittance Amount”: The Principal Remittance Amount for any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

[“Remaining Pre-Funded Amount”: An amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent mortgage loans transferred to the trust fund during the Pre-Funding Period.]

“Required Overcollateralization Amount”: Initially, shall mean an amount equal to the product of (i) approximately [___]% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which may be decreased as described under “—Overcollateralization Provisions” in this prospectus supplement.

“Scheduled Principal Balance”: The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance of the Mortgage Loan as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for any Distribution Date is equal to the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

“Stepdown Date”: The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in [____________] and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date), is greater than or equal to approximately [___]% and (ii) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

[“Subsequent Cut-off Date”: With respect to those subsequent mortgage loans sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such mortgage loan.]

“Subsequent Recoveries”:  As of any Distribution Date, amounts received during the related Prepayment Period by the Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a realized loss, after the liquidation or disposition of such defaulted Mortgage Loan, net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

[“Subsequent Transfer Date”: With respect to each subsequent transfer instrument, the date on which the subsequent mortgage loans are sold to the trust.]

“Trigger Event”: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more

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(including Mortgage Loans in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month exceeds [__]% of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] and thereafter	[___]%

[“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:]

[•“Failure to Pay or Deliver,”]

[•“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and]

[•“Merger without Assumption” (but only with respect to the Swap Provider),]

[as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.]

[“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:]

[•“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),]

[•“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and]

[•“Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.  In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer exercises the option to purchase the Mortgage Loans.  With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).]

[Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.  The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”]

[Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless, if

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applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement.  In the event that the Securities Administrator is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders, in accordance with the priorities set forth in this prospectus supplement.]

[Upon a Swap Early Termination, the Trustee, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement.  To the extent the Securities Administrator receives a Swap Termination Payment from the Swap Provider, the Trustee will apply all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider, the Trustee will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.]

[A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.”]

[If the Swap Provider’s long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates and the Class B Certificates, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”).]

[The Supplemental Interest Trust will not be subject to any gross-up on its payments to the Swap Provider on account of any tax withholding.]

[On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “—Overcollateralization Provisions” in this prospectus supplement, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:]

[first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;]

[second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;]

[third, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;]

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[fourth, sequentially, to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;]

[fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;]

[sixth, sequentially, to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;]

[seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”]

[eighth, sequentially to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow; ]

[ninth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and]

[tenth, to the Class CE Certificates, any remaining amounts.]

[In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.]

[The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.]

 [Regulation AB compliant description of the Swap Provider.]

Permitted Investments

To the extent provided in the Pooling and Servicing Agreement, amounts on deposit in a Eligible Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the Pooling and Servicing Agreement, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments shall be paid to the Servicer under the Pooling and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two business days of

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receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

(i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the applicable credit rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

(iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Certificate Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

(viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

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Interest Distributions on the Offered Certificates and the Class B Certificates

For the purposes of the foregoing distributions, only Exchangeable REMIC Certificates are deemed to be outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates.”

Holders of the Offered Certificates and the Class B Certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable Pass-Through Rates thereon, in the priorities set forth below.

(A) On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;]

second, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to the Class [__] Certificates; and

third, concurrently, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to each such class, to the extent remaining unpaid after distribution of the Group II Interest Remittance Amount as set forth in clause (B) below, on a pro rata basis, based on the entitlement of each such class.

(B) On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;]

second, concurrently, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to each such class, on a pro rata basis, based on the entitlement of each such class; and

third, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to the Class [__] Certificates, to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount as set forth in clause (A) above.

(C) On each Distribution Date, following [the deposit of the Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Trust as described in clauses (A) and (B) above] and the distributions of interest to the holders of the Class A Certificates as described in clauses (A) and (B) above, any Group I Interest Remittance Amount and any Group II Interest Remittance Amount remaining will be distributed in the following order of priority:

[first, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates;

second, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates;

third, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates; and

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fourth, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates.]

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer will be allocated [first, to Net Monthly Excess Cashflow [and payments received under the Interest Rate Swap Agreement] according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, second, to the Class [__] Certificates, third, to the Class [__] Certificates, fourth, to the Class [__] Certificates, fifth, to the Class [__] Certificates, sixth, to the Class [__] Certificates and seventh, to the Class A Certificates], on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction. The holders of the Offered Certificates and the Class B Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under “—Overcollateralization Provisions” in this prospectus supplement.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates or Class B Certificates will result and payments of Interest Carry Forward Amounts to such classes of Offered Certificates or Class B Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates and the Class B Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.

Except as otherwise described in this prospectus supplement, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of each class.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Offered Certificates and the Class B Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related “Interest Determination Date”). “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of [__]%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may

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replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Offered Certificates and the Class B Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Offered Certificates and the Class B Certificates

For the purposes of the foregoing distributions, only Exchangeable REMIC Certificates are deemed to be outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates.”

On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates and Class B Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

(A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;]

second, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class [__] Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount as described below, until the Certificate Principal Balance of each such class has been reduced to zero.

(B) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;]

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second, sequentially, to the holders of the Class [__] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class [__] Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described above, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.

(C) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

first, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

second, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__]  Certificates has been reduced to zero.]

(D) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;]

second, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class [__] Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount, as described below, up to an amount equal to the amount, if any, of the Class [__] Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of each such class has been reduced to zero.]

(E) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;]

second, sequentially, to the holders of the Class [__] Certificates, in that order, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero; and

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third, to the holders of the Class [__] Certificates, after taking into account the distribution of the Group I Principal Distribution Amount, as described above, up to an amount equal to the amount, if any, of the Class [__] Principal Distribution Amount remaining unpaid on such Distribution Date until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

(F) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

[first, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class [__] Certificates under (D) and (E) above, and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

second, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above and to the holders of the Class [__] Certificates under clause first above, and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause third above and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero]

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of realized losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Mezzanine Certificates and the Class B Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates and the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates and the Class B Certificates.

Distributions with Respect to Exchangeable Certificates

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of the related Exchangeable Certificates, such Exchangeable Certificates will be entitled to (a) interest distributions at the applicable pass-through rate on the outstanding Class Principal Balance in the same priority as the Exchangeable REMIC Certificates that are exchanged therefore and (b) a proportionate share of the principal distributions on each class of Exchangeable REMIC Certificates entitled to principal in the related REMIC Combination, in the order of priority assigned to such Exchangeable REMIC Certificates. In addition, such Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of Exchangeable REMIC Certificates in the related REMIC Combination.

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Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee(1)(2)	___bp	Mortgage Loan Interest Collections
Trustee Fee	___bp	Master Servicing Fee
Servicer Fee	___bp	Master Servicing Fee

(1)
Master servicing fee including securities administrator, paying agent and certificate registrar fees.  The Master Servicer receives a single combined fee that covers all of these functions.  The Master Servicer performs these functions.

(2)	Master Servicer pays trustee and servicer fees out of its fee.
(3)	The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in [___________]:

[_________] through [__________]	Prepayment Period for prepayments received from Mortgage Loans:

Principal prepayments received by the Servicer during the related Prepayment Period ([_________] through [_______]) will be deposited into the Servicer’s Collection Account for remittance to the Master Servicer on the Servicer Remittance Date.

[_______]	Servicer Remittance Date:
The Servicer will remit collections, advances and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Distribution Account as specified in the Pooling and Servicing Agreement.

[_______]	Record Date:	Distributions will be made to Certificateholders of record for all applicable classes as of the business day immediately before the related Distribution Date.
[_______]	Distribution Date:
On the [____]th day of each month (or if the [____]th day is not a business day, the next business day), the Securities Administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account.

Succeeding months follow the same pattern.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described in this section, the Interest Rate Swap Agreement, as described

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under “—The Interest Rate Swap Agreement and the Interest Rate Swap Provider” and overcollateralization, as described under “—Overcollateralization Provisions” in this prospectus supplement.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford holders of the Class A Certificates protection against realized losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, (i) the rights of the holders of the [Class [__] Certificates will be senior to the rights of holders of the Class [__], Class [__], Class [__] and Class CE Certificates, (ii) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class [__], Class [__] and Class CE Certificates, (iii) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class [__] and Class CE Certificates and (iv) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class CE Certificates.]  This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against realized losses.

Overcollateralization Provisions

[The weighted average Mortgage Rate for the Mortgage Loans, less the Administration Fee Rate and the amount, expressed as a per annum rate of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event, is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates and the Class B Certificates, thus generating excess interest collections which, in the absence of realized losses, will not be necessary to fund interest distributions on the Offered Certificates and Class B Certificates.  Additional excess interest will be generated by the portion of the Mortgage Pool represented by the Overcollateralization Amount.  The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates and Class B Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.]

[With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, owed to such holders in accordance with the priorities set forth under “—Allocation of Extra Principal Distribution Amount” below;

second, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

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third, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

fourth, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

fifth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

sixth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

seventh, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

eighth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

ninth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

tenth, concurrently to the holders of the Class A Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls on the related Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related Mortgage Loans;

eleventh, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

twelfth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

thirteenth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

fourteenth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

fifteenth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the Pooling and Servicing Agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates and the Class B Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

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[sixteenth, to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider, due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; ]

seventeenth, to the holders of [the Class P Certificates and] Class CE Certificates as provided in the Pooling and Servicing Agreement; and

eighteenth, to the holders of the Residual Certificates, any remaining amounts.]

[On each Distribution Date, after making the distributions required under “Interest Distributions on the Offered Certificates and the Class B Certificates”, “Principal Distributions on the Offered Certificates and the Class B Certificates” and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority:

(A)concurrently, to each class of Class A Certificates, in respect of the related Net WAC Rate Carryover Amount for such Distribution Date, on a pro rata basis, based on the entitlement of each such class; and

(B)sequentially, to the holders of the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date.

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates by an amount equal to approximately $[__], which is equal to the initial Certificate Principal Balance of the Class CE Certificates.  This amount represents approximately [__]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Overcollateralization Amount is required to be maintained at the “Required Overcollateralization Amount.”  In the event that realized losses are incurred on the Mortgage Loans, such realized losses may result in an overcollateralization deficiency since the realized losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates and the Class B Certificates. In the event of an overcollateralization deficiency, the Pooling and Servicing Agreement requires the payment from Net Monthly Excess Cashflow [and any Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement,] subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates and the Class B Certificates in reduction of the Certificate Principal Balances of the Offered Certificates and the Class B Certificates. These payments have the effect of accelerating the amortization of the Offered Certificates and the Class B Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralization Amount..]

[On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease (“step down”), to a level equal to approximately [__]% of the then current aggregate outstanding principal balance of the Mortgage Loans (after giving effect to principal payments to be distributed on the related Distribution Date), subject to a floor equal to the product (i) [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates and the Class B Certificates on the related Distribution Date shall be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above.]

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[With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates and the Class B Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount.  However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.]

Allocation of Extra Principal Distribution Amount

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Extra Principal Distribution Amount shall be distributed as follows:

first, concurrently, to the holders of the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that the pro rata allocation to the [Class [__] Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class [__] Certificates, but shall be distributed to the Class [__]] Certificates on a sequential basis, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

second, sequentially, to the holders of the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Offered Certificates and the Class B Certificates shall be entitled to receive distributions in respect of principal to the extent of the Extra Principal Distribution Amount in the following amounts and order of priority:

[first, (a) the lesser of (x) the Group I Principal Distribution Amount and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, and (b) the lesser of (x) the Group II Principal Distribution Amount and (y) the Class [__] Principal Distribution Amount, shall be distributed sequentially to the holders of the Class [__] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A Certificates under clause first above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above and to the holders of the Class [__] Certificates under clause second above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above and to the holders of the Class [__]Certificates under clause third above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

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Allocation of Losses; Subordination

With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the Mortgage Loan.  The amount of loss realized and any Bankruptcy Losses are referred to in this prospectus supplement as “realized losses.”  In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the Servicer or the Master Servicer for P&I Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the Servicer, or the Master Servicer out of any funds in the related collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the realized loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

Any realized losses on the Mortgage Loans will be allocated on any Distribution Date: [first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates [and to Net Swap Payments received from the Swap Provider under the Interest Rate Swap Agreement for that purpose,] third, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__]Certificates has been reduced to zero, fourth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, fifth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero and sixth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

The Class [___] Certificates are Exchangeable REMIC Certificates. In the event Class [_____] Certificates are exchange for related Exchangeable Certificates, losses allocated to the Class [______] Certificates will be allocated to these Exchangeable Certificates.

 [The Pooling and Servicing Agreement does not permit the allocation of realized losses to the Class A Certificates or Class P Certificates. Investors in the Class A Certificates should note that although realized losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.]

Except as described below, once realized losses have been allocated to the Mezzanine Certificates and the Class B Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below).  [However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates and the Class B Certificates from Net Monthly Excess Cashflow and from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” above.]

Any allocation of a realized loss to a Mezzanine Certificate or Class B Certificate will be made by reducing the Certificate Principal Balance of that Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the realized loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Mezzanine Certificate or Class B Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of realized losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and from amounts on deposit in the Supplemental Interest Trust.

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A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a “Deficient Valuation” is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this prospectus supplement and the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a realized loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries [but only to the extent that such certificate has not been reimbursed for the amount of such realized loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “Description of the Certificates—Overcollateralization Provisions” and from amounts on deposit in the Supplemental Interest Trust as described under “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]  Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

P&I Advances

Subject to the limitations set forth in the following paragraph, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date (as defined in the Pooling and Servicing Agreement), its own funds, or funds in the related collection account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the related advance will be equal to the aggregate of all scheduled payments of principal and interest, net of the related Servicing Fees, that were due during the related Due Period on the related Mortgage Loans and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (net of the related Servicing Fees).  These advances are referred to in this prospectus supplement as “P&I Advances”.

P&I Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on the related Mortgage Loan. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on any Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws.  All P&I Advances will be reimbursable to the Servicer or the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer or the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer or the Master Servicer out of any funds in the collection account prior to the distributions on the certificates. In the event that the Servicer fails in its obligation to make any required P&I Advance, a successor servicer will be obligated to make the P&I Advance on the Distribution Date for which the Servicer was required to make such P&I Advance, to the extent required in the Pooling and Servicing Agreement.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless the Servicer determines that the advance would not be recoverable.  In no event will the Servicer be obligated to advance the balloon payment due on any Balloon Loan.

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The Pooling and Servicing Agreement also provides that the Servicer may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of the Servicer to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the Servicer. The Pooling and Servicing Agreement also provides that the Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders.

Upon an Event of Default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer may terminate the Servicer and the Master Servicer will, or under certain circumstances, the Serviceror its designee may, appoint a successor servicer.  In any event the successor servicer must be an approved servicer as described in this prospectus supplement under “Certain Matters Regarding [] as Servicer”.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each holder of a certificate, a statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website located at [].  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

[Credit Enhancement Provider]

[Provide Regulation AB compliant description of any providers of credit enhancement within the meaning of Item 1114 of Regulation AB]

THE ORIGINATORS

General

[], [] and  [____] are the originators of the Mortgage Loans with respect to approximately [___]%, [___]% and [___]%, respectively, of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, along with various originators, none of which has originated more than 10% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

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For a description of the underwriting guidelines applicable to the Mortgage Loans purchased from [__________] and certain other information with respect to [__________], see “The [Mortgage] [Contract] Pool—Underwriting Standards” in this Prospectus Supplement.]

[[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units. ]

For a description of [________]’s underwriting guidelines, see “The [Mortgage][Contract] Pool—Underwriting Standards—[__________]”.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

ISSUING ENTITY

Home Equity Loan Trust [_______] is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [__   __](the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, see “Description of the Agreements — Amendment” in the base prospectus.

The assets of the Issuing Entity will consist of the Mortgage Loans and certain related assets.

Home Equity Loan Trust [______]’s fiscal year end is [______].

THE DEPOSITOR

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

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 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

 *The Sponsor did not securitize any mortgage loans in 2008 or 2009.

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THE SERVICER

General

Primary servicing of the Mortgage Loans will be provided by [______] (the “Servicer”) pursuant to the Pooling and Servicing Agreement.  The Master Servicer will be required to monitor the Servicer’s performance under the Pooling and Servicing Agreement.  In the event of a default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against the Servicer.

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Pooling and Servicing Agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the mortgage loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a mortgage loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the Servicer out of liquidation proceeds in accordance with the Pooling and Servicing Agreement), the repurchase price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Eligible Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.  Amounts on deposit in a Eligible Account may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Pooling and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.  On the date specified in the Pooling and Servicing Agreement, the Servicer will withdraw or cause to be withdrawn from the applicable Eligible Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds.  See “Pooling and Servicing Agreement — Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account” in this prospectus supplement.

[Servicer Name]

[The Servicer has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since[_____], and non prime mortgage loans since[_____].  The Servicer is [one of the largest third-party subprime mortgage loan servicers in the United States].  The Servicer and its related companies currently employ more than [_____] people worldwide with domestic residential mortgage loan servicing and processing centers in _____,_____ and _____, _____.   The Servicer specializes in the management of [sub-performing and non performing

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assets, including severely delinquent and labor-intensive mortgage loans and REO assets]. The Servicer’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

 As of December 31, 20__, the Servicer provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $[____], substantially all of which are being serviced for third parties, including loans in over [_____] securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by the Servicer at the end of each of the indicated periods.
[Subprime] Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of December 31, 2006	Aggregate Principal Balance as of December 31, 2007	Aggregate Principal Balance as of December 31, 2008	Aggregate Principal Balance as of December 31, 2009

$[_____]	$[_____]	$[_____]	$[_____]	$[_____]

Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by the Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in the Servicer’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the the next monthly due date [which is know as the OTS Method][on the last business day immediately prior to the next monthly due date, which is know as the MBA Method].  The Servicer’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for the Servicer’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

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Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2005						As of December 31, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio			$100.00%		100.00%				$100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2007						As of December 31, 2008
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

As of December 31, 2009
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%
60-860 days		$		%		%
90 d90 days or more		$		%		%
Total Delinquent Loans		$		%		%
Loans in Foreclosure		$		%		%

Real Estate Owned
(Dollars in Thousands)

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	As of December 31, 2005				As of December 31, 2006				As of December 31, 2007				As of December 31, 2008
	By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans	By Dollar Amount

Total Portfolio			$				$				$			$
Foreclosed Loans			$				$				$			$
Foreclosure Ratio		%		%		%		%		%		%	%		%

As of December 31, 2009
	By No. of Loans		By Dollar Amount

Total Portfolio			$
Foreclosed Loans			$
Foreclosure Ratio		%

Loan Gain/(Loss) Experience
(Dollars in Thousands)
	As of December 31, 2005		As of December 31, 2006		As of December 31, 2007		As of December 31, 2008

Total Portfolio	$		$		$		$
Net Gains/(Losses)	$		$		$		$
Net Gains/(Losses) as a Percentage of Total Portfolio		%		%		%		%

As of December 31, 2009

Total Portfolio	$
Net Gains/(Losses)	$
Net Gains/(Losses) as a Percentage of Total Portfolio		%

Prior Securitizations

[In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which the Servicer was serving as servicer, the Servicer has not been terminated as a servicer in any of those transactions, and the Servicer has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.]]

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[Other Servicer Regulation AB compliant disclosure description]

Servicing and Other Compensation and Payment of Expenses

The Servicer will provide customary servicing functions with respect to the Mortgage Loans. Among other things, the Servicer is obligated under some circumstances to make P&I Advances with respect to the related Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the Pooling and Servicing Agreement, as applicable.

In instances in which a mortgage  loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the mortgage loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the interest rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. Any modified mortgage loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an interest rate reduction, approximately ___% of the [mortgage loans][contracts], by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of principal, approximately ___% of the [mortgage loans][contracts], by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of interest, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the final maturity date, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a principal forbearance, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a capitalization of delinquent interest, and approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the amortization of the mortgage loan. The principal compensation to be paid to the Servicer in respect of the servicing activities performed by the Servicer will be a servicing fee (the “Servicing Fee”) calculated at a per annum rate (the “Servicing Fee Rate”) equal to [ ]% with respect to each Mortgage Loan serviced by the Servicer on the Scheduled Principal Balance of each such Mortgage Loan. As additional servicing compensation, the Servicer are entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the related Mortgage Loans [(with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates)], to the extent collected from mortgagors, together with any interest or other income earned on funds held in the related collection account and any related escrow account.  The Servicer is entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement) with respect to the related Mortgage Loans.

In general, the Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date with Compensating Interest on such Distribution Date; provided that the Servicer is only required to pay Compensating Interest in an amount up to the related Servicing Fee payable to the Servicer.  The Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the related Mortgage Loans in connection with their responsibilities under the Pooling and Servicing Agreement and

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is entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement .  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicer.

THE MASTER SERVICER

[General]

 [ ] acts as Master Servicer pursuant to the Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Trustee] against the defaulting Servicer.  As of __________, [ ] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[Describe any material changes in [ ]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]]

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be a master servicing fee calculated at a rate set forth in the Pooling and Servicing Agreement on the Scheduled Principal Balance of each Mortgage Loan (the “Master Servicing Fee Rate”) together with any interest or other income earned on funds held in the Distribution Account.  With respect to each Mortgage Loan and for any calendar month, the Master Servicer will receive an amount equal to one-twelfth of the product of [__]% multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month.

In the event that the Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amount up to the master servicing fee payable to the Master Servicer on such Distribution Date.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and  (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have

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been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

THE TRUSTEE

[ ] will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at [ ] or at such other address as the Trustee may designate from time to time.

[Describe the extent of [ ]’s prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the pooling and servicing agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.
Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.  Such rights and powers may include:

1.
Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

2.	The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties,

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liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Pooling and Servicing Agreement.

3.
Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

For further discussion of the duties of the Trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the base prospectus.

The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the Servicer under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements.

THE SECURITIES ADMINISTRATOR

[ ], as the Securities Administrator under the Pooling and Servicing Agreement, will perform certain securities and tax administration services for the Trust for so long as it or one of its affiliates is the Master Servicer. The Securities Administrator’s corporate trust office is located at [           _______________]or at such other address as the Securities Administrator may designate from time to time.

The Securities Administrator may resign at any time including at such time as the Master Servicer is removed or terminated, in which event the Depositor will be obligated to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property, or if the Master Servicer is terminated or removed.  Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.  The Securities Administrator and the Master Servicer will be indemnified by the Trust Fund for certain expenses as provided in the Pooling and Servicing Agreement.

THE CUSTODIANS

Approximately [___]% of the mortgage loan files with respect to the Mortgage Loans by aggregate principal balance as of the Cut-off Date, will be held by [ ], pursuant to a custodial agreement to be entered into among [ ], as Trustee, [ ], in its capacity as a custodian, and

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the Servicer. For additional information about [ ] see “The Master Servicer” in this prospectus supplement.

Approximately [___]% of the mortgage loan files with respect to the Mortgage Loans by aggregate principal balance as of the Cut-off Date, will be held by [ ], pursuant to a custodial agreement to be entered into among [ ], as Trustee, [ ], as a custodian, and the Servicer. [Regulation AB compliant description of [ ].]

[THE CREDIT RISK MANAGER]

[[ ], as credit risk manager for the trust (the “Credit Risk Manager”) will monitor the performance of the Servicer, and make recommendations to the Servicer and/or Master Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to [ ]% per annum of the then current aggregate principal balance of the Mortgage Loans.]

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of [______ __, ____] among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof; [and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider.] For the avoidance of doubt, the trust fund does not include the Supplemental Interest Trust.  Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the

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Trustee and the Servicer pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, prior to the closing date, the Depositor will deliver or cause to be delivered to the Trustee (or the related Custodian, as the Trustee’s agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit.  The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the Trustee or the related Custodian on its behalf will review the Mortgage Loans and the Related Documents pursuant to the related Custodial Agreement and, if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee or the Servicer, the Sponsor will be obligated either to (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed P&I Advances and servicing advances made by the Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.  The Purchase Price will be required to be remitted to the Servicer for deposit in the related Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Sponsor will be required to remit to the Servicer, as applicable, for deposit in the related Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the principal balance of the related Deleted Mortgage Loan over the principal balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) if such mortgage loan is an adjustable-rate mortgage loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the Mortgage Loan being replaced; (viii)

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have the same lien priority on the related mortgaged property as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico or Illinois; and (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan.  Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii) or (iv) above (or certain other representations and warranties made by the Sponsor with respect to any Group I Mortgage Loan), shall be deemed to materially and adversely affect the interests of the certificateholders in the related Group I Mortgage Loan.  If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust.  The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders.

Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The Servicer will establish and maintain or cause to be maintained a separate trust account (each, a “Collection Account”) for the benefit of the certificateholders. Each Collection Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by the Servicer of amounts in respect of the related Mortgage Loans (excluding amounts representing the related Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the related Collection Account.  Amounts so deposited by the Servicer may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator.  All investment income on funds in the Collection Account established and maintained by the Servicer shall be for the benefit of the Servicer.

The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted to it by the Servicer for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust.  The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement).  Amounts on deposit therein may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

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Certain Matters Regarding [____] as Servicer

The Pooling and Servicing Agreement provides that [ ] (“[ ]”), in its capacity as the Servicer under the Pooling and Servicing Agreement, may not resign from its obligations and duties under the Pooling and Servicing Agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee or (2) upon the satisfaction of the following conditions:

(a) [ ] has proposed a successor servicer to the Depositor, the Sponsor and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

(b) the proposed successor servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s;

(c) the Rating Agencies have confirmed to the Trustee that the appointment of the proposed successor servicer as the servicer under the Pooling and Servicing Agreement will not result in the reduction or withdrawal of the then current ratings of the Offered Certificates; and

(d) the proposed successor servicer has a net worth of at least $25,000,000.

A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an “approved servicer.”

Events of Default

Upon the occurrence of events of default described under “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus, the Servicer may be removed as a servicer of the related Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.  As further described in, and in accordance with the provisions of the Pooling and Servicing Agreement, upon the removal of the Servicer after the occurrence of an Event of Default, a successor to the Servicer (which may be the Master Servicer will become the successor to the Servicer under the Pooling and Servicing Agreement; provided, however that, under certain circumstances, [ ] or its designee may designate a successor servicer with respect to the Mortgage Loans if it has been terminated as the servicer under the Pooling and Servicing Agreement.  Any successor servicer appointed by [ ] or its designee must qualify as a successor servicer under the Pooling and Servicing Agreement and be approved by the Rating Agencies (by written confirmation that such appointment of a successor servicer would not result in the reduction or withdrawal of the rating of any outstanding class of certificates).  Any proceeds received in connection with the appointment of a successor servicer shall be the property of [ ] or its designee.  Any successor to [ ] appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $25,000,000.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus.

Voting Rights

[At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates, [other than the Exchangebable Certificates], the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class

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P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates.]

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the voting rights of each class of Exchangeable REMIC Certificates in the related REMIC Combination.

The initial owner of the Residual Certificates is [____________].

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities–Termination” in the prospectus. The Master Servicer, or if the Master Servicer fails to exercise such option, [ ] (either the Master Servicer or [ ], the “Terminator”), will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  In the event the Terminator exercises the option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicer, the Master Servicer and the Securities Administrator as of the termination date and any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement (the “Termination Price”).  In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Certificates and the Class B Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates at the then applicable Pass–Through Rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates and the Class B Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.  The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement.  See “Description of the Securities–Termination” in the prospectus.

The Securities Administrator shall give notice of any termination to the Certificateholders, upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicer, the Master Servicer, the

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Trustee and the applicable Custodian from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the applicable Custodian and the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement prior to making any final distributions. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

In the event that the Terminator purchases all the Mortgage Loans or the final payment on or other liquidation of the last Mortgage Loan, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i)           The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

(ii)           During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii)           At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

At the expense of the Terminator (or, if the Trust Fund is being terminated as a result of the Last Schedule Distribution Date, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

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By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

Optional Purchase of Defaulted Mortgage Loans

As to any Mortgage Loan which is delinquent in payment by 90 days or more, [          ] or an affiliate of [          ] may, at its option, purchase such Mortgage Loan from the Trust at the Purchase Price for such Mortgage Loan, under the circumstances described in the Pooling and Servicing Agreement.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates and the Class [__] Certificates (exclusive of any right of the holder of such certificates to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts or from the Supplemental Interest Trust [or the obligation to make payments to the Supplemental Interest Trust]), the Class P Certificates and the Class CE Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC.  See “Material Federal Income Tax Considerations–REMICs” in the prospectus.

For federal income tax purposes, the Class [__] Certificates and Class [__] Certificates will, and the remaining classes of the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the adjustable-rate Mortgage Loans will prepay at a rate equal to 100% [PPC] (calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) and the fixed-rate Mortgage Loans will prepay at a rate equal to 100% PPC calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement).  No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration–General” and “–REMICs–Taxation of Owners of Regular Securities” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

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In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder.  Holders of such certificates are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Material Federal Income Tax Considerations– REMICs—Taxation of Owners of Regular Securities” in the Prospectus.

Each holder of an Offered Certificate or Class [__] Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from [either] the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount [and the obligation to make payments to the Supplemental Interest Trust].  The Reserve Fund, [the Interest Rate Swap Agreement and the Supplemental Interest Trust] [is] [are] not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate or a Class [__] Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate [computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate or a Class [__] Certificate may exceed the actual amount of distributions on the Offered Certificate or a Class [__] Certificate.]

The treatment of amounts received by a holder of an Offered Certificate or a Class [__] Certificate under such holder’s right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto.  Under the REMIC Regulations, each holder of an Offered Certificate or Class [__] Certificate must allocate its purchase price for the Offered Certificate or Class [__] Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The correct treatment of such payments is uncertain. The Securities Administrator will, as required, treat payments made to the holders of the Offered Certificates and Class [__] Certificates with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”).  The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation.  For tax reporting purposes, the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of Net WAC Rate Carryover Amount with respect to the Offered Certificates and Class [__] Certificates may be treated as having more than insignificant value as provided in the pooling and servicing agreement.  Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it.  Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount as discrete property rights.  Holders of the Offered Certificates and Class [__] Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates.  Treasury regulations have

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been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the Offered Certificates and Class [__] Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates.  If the Securities Administrator’s treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Certificate or a Class [__] Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated by the Securities Administrator as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. [In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate or Class [__] Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess will be treated by the Securities Administrator as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amount for such taxable year. Although not clear, net income or a net deduction with respect to any Net WAC Rate Carryover Amount should be treated as ordinary income [or as an ordinary deduction and, in the case of an individual, any ordinary deduction may be treated as a miscellaneous itemized deduction and subject to substantial limitations on its use. Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.]

Because a beneficial owner of any Net WAC Rate Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate or a Class [__] Certificate may have income that exceeds cash distributions on the Offered Certificate or Class [__] Certificate, in any period and over the term of the Offered Certificate or Class [__] Certificate. As a result, the Offered Certificates and Class [__] Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amount would be subject to rules applicable to miscellaneous itemized deductions.

Upon the sale of an Offered Certificate or a Class [__] Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Certificate or Class [__] Certificate, as the case may be. A holder of an Offered Certificate or a Class [__] Certificate will have gain or loss from such a termination of the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

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It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount.  Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Offered Certificate and Class [__] Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in at least the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of each Offered Certificate and Class [__] Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates and Class B Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. In addition, on Offered Certificates or Class B Certificates obligations to make deemed payments may prevent an entity holding such certificates from qualifying as a REMIC.

Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Certificates and Class [__] Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC.  In addition, any amounts received from the Reserve Fund [and the Supplemental Interest Trust] will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the class or classes of Exchangeable REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the grantor trust, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each Exchangeable REMIC Certificate underlying that Exchangeable Certificate as described above. If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying Exchangeable REMIC Certificates other than in an exchange described under ["Description of the Certificates—Exchangeable Certificates"] in this Prospectus Supplement, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more Exchangeable REMIC Certificates, those Exchangeable REMIC Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more Exchangeable REMIC Certificates underlying an Exchangeable Certificate were aggregated for OID

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purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for multiple Exchangeable REMIC Certificates underlying the Exchangeable Certificate, (ii) sell one of those Exchangeable REMIC Certificates and (iii) retain one or more of the remaining related Exchangeable REMIC Certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying Exchangeable REMIC Certificates sold and the related Exchangeable REMIC Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss relating to the Exchangeable REMIC Certificates sold using its basis allocable to those Exchangeable REMIC Certificates. Also, the beneficial owner then must treat the Exchangeable REMIC Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those Exchangeable REMIC Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the Exchangeable REMIC Certificates retained based on the beneficial owner's basis in those Exchangeable REMIC Certificates.

As a result, when compared to treating each Exchangeable REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument, aggregating the Exchangeable REMIC Certificates underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Securities Administrator. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Securities Administrator's lack of information necessary to report computations that might be required by Section 1286 of the Code, the Securities Administrator will treat each Exchangeable REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Exchangeable REMIC Certificates underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Exchangeable REMIC Certificates underlying the Exchangeable Certificates should be aggregated for OID purposes.

If a beneficial owner of one or more Exchangeable REMIC Certificates exchanges them for the related Exchangeable Certificates in the manner described under ["Description of the Certificates—Exchangeable Certificates"] in this Prospectus Supplement, the exchange will not be taxable. In such a.case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related Exchangeable REMIC Certificates that it owned immediately prior to the exchange.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the amended and restated underwriting agreement, dated as of [______ __, ____] and a terms agreement dated as of [______ __, ____] (collectively, the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be [___]% of the aggregate initial Certificate Principal Balance of the Offered Certificates.  In connection with the purchase

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and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under “Description of the Certificates–Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from [ ] (“[ ]”), [ ] (“[ ]”) and [ ] (“[ ]”):

Offered Certificates	[ ]	[ ]	[ ]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled.  The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans.  The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated.  The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.  In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts.

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A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians.  There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty],  the Securities Administrator or the Custodians.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

LEGAL INVESTMENT

The Offered Certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase

S-120

any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the Prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those Certificates.  See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Mortgage Loans.

Application of the Underwriter’s Exemption

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The U.S. Department of Labor has granted individual administrative exemptions to the Underwriters (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the Mortgage Loans and to certificates that qualify for the Exemption and represent fractional undivided interests in an entity like the Issuing Entity consisting of Mortgage Loans like the Mortgage Loans.

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the prospectus.  It is

S-121

expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates, other than the Residual Certificates (excluding the right to receive payments from the Supplemental Interest Trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

The rating of an Offered Certificate may change.  If a class of Offered Certificate is no longer rated at least BBB- or Baa3, an Offered Certificate of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the  Offered Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any Offered Certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the Securities Administrator unless the Securities Administrator receives the following:

●           a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

●           if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

●           an opinion of counsel satisfactory to the Securities Administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Depositor, the Sponsor or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

ERISA Considerations with respect to the Interest Rate Swap Agreement

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Offered Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any offered certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

S-122

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the Issuing Entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

S-123

ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

AX-1

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the

AX-2

month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new form must be filed within 30 days of such change.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United

AX-3

States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Unless information changes, Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed. However, if a Form W-8BEN has a taxpayer identification number and at least one payment is reported annually on Form 1042-S to the beneficial owner, such Form W-8BEN remains effective until information on the Form changes.

More complicated rules apply to the certification requirements for entities treated as partnerships not organized under U.S. law and those holding securities for others. Such holders should consult their tax advisors as to their certification obligations.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

AX-4

$[__________] (Approximate)

ACE Securities Corp.
Depositor

ACE Securities Corp. Home Equity Loan
Trust, Series [______]
Asset Backed Pass-Through Certificates

Prospectus Supplement

Dated [______ __, ____]

[_______]
Servicer

[_______]
Master Servicer

[Deutsche Bank Securities]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

[_______ __, _____]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement dated [_________ __, 20__] (to Prospectus dated ________ __, 20__)

$[__________] (Approximate)

ACE SECURITIES CORP. Home Equity Loan Trust, Series [_______]

Asset Backed Pass-Through Certificates

Home Equity Loan Trust [________]
Issuing Entity

[DB Structured Products, Inc.]
Sponsor

Ace Securities Corp.
Depositor

[_________________________]
Servicer

[_________________________]
Master Servicer

You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.

The Offered Certificates hereby evidence an interest solely in the Issuing Entity and do not evidence interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

Offered Certificates
The trust created for the Series [______] certificates will hold a pool of first and second lien [fixed-rate] [and adjustable-rate] home equity lines of credit secured by one- to four-family residential properties. The trust will issue [________] classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances or notional amounts and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of excess interest, [overcollateralization], subordination and an [interest rate swap agreement].

Class	Initial Certificate Principal Balance or Notional Amount(1)	Pass-Through Rate	Scheduled Final Maturity Date
[___]	$ [__________]	[One-Month LIBOR + [___]%(2)(3) ]	[_________, 20__]
[___]	$ [__________]	[One-Month LIBOR + [___]% (2)(3) ]	[_________, 20__]
[___]	$ [__________]	[One-Month LIBOR + [___]% (2)(3) ]	[_________, 20__]
[___]	$ [__________]	[One-Month LIBOR + [___]% (2)(3) ]	[_________, 20__]
______________________
(1)    Approximate.
(2)    The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in this prospectus supplement under “Summary of Prospectus Supplement.”
(3)    After the optional termination date, the margins applicable to the Class [___] Certificates and the Class [___] Certificates will increase by [___]% and the margins applicable to the Class [___] Certificates and the Class [___] Certificates will increase by the lesser of (i) the product of the applicable margin and [___]% and (ii) [___]%.

The certificates offered by this prospectus supplement will be purchased by [Deutsche Bank Securities Inc.] from the Depositor, and are being offered by [Deutsche Bank Securities Inc.] from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately [___]% of their initial Certificate Principal Balance before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[Deutsche Bank Securities]

The date of this prospectus supplement is [             ], 2010

Important notice about information in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

·	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

·	this prospectus supplement, which describes the specific terms of this series of certificates.

Ace Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT	S-1
The Trust	S-2
The Home Equity Lines of Credit	S-2
Removal and Substitution of a HELOC	S-4
The Certificates	S-4
Credit Enhancement	S-6
P&I Advances	S-8
Fees and Expenses	S-8
Optional Termination	S-8
Final Scheduled Maturity Dates	S-9
Expected Final Distribution Dates	S-9
Material Federal Income Tax Considerations	S-9
Ratings	S-9
Legal Investment	S-9
Considerations for Benefit Plan Investors	S-9
RISK FACTORS	S-10
HELOCs with high combined loan-to-value ratios leave the related mortgagor with little or no equity in the related mortgaged property.	S-10
Developments in specified states could have a disproportionate effect on the HELOCs due to the geographic concentration of the mortgaged properties.	S-10
Second Lien HELOC Risk.	S-14
Balloon HELOC Risk.	S-14
Interest Only HELOC Risk.	S-15
The Mezzanine Certificates will be more sensitive to losses on the HELOCs than the Class A Certificates because they are subordinate to the Class A Certificates.	S-15
The Mezzanine Certificates generally will not be entitled to receive principal payments until [____, 20__] which may result in a greater risk of loss relating to these certificates.	S-15
The difference between the pass-through rates on the Class A Certificates and Mezzanine Certificates and the mortgage rates on the HELOCs may result in interest shortfalls on such certificates.	S-16
[The rate and timing of principal distributions on the Class A Certificates and the Mezzanine Certificates will be affected by prepayment speeds and by the priority of payment on such certificates.]	S-16
The yield to maturity on the Offered Certificates will depend on a variety of factors.	S-17

i

[The yield to maturity on the Mezzanine Certificates will be particularly sensitive to the rate of prepayments on the HELOCs.	S-17
Interest generated by the HELOCs may be insufficient to maintain or restore overcollateralization.	S-18
[Interest payments on the HELOCs may be insufficient to pay interest on your certificates.]	S-19
[The Interest Rate Swap Agreement and the Swap Provider.]	S-20
[To the Extent Amounts On Deposit In The Pre-Funding Account Are Not Used, There May Be A Mandatory Prepayment On The Class [__], Class [__], Class [__] and Class [__] Certificates.]	S-21
FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers.	S-21
[Cash Flow Limited in Early Years of HELOCs]	S-21
[The Servicer Has Limited Ability to Change the Terms of the Mortgaged Assets]	S-22
Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities	S-22
[Additional Applicable Risk Factors]	S-23
USE OF PROCEEDS	S-23
THE Loan Pool	S-23
General	S-23
HELOC Delinquencies and Losses	S-25
HELOC Characteristics	S-26
Group I HELOC Characteristics	S-35
Group II HELOC Characteristics	S-43
The Indices	S-51
Underwriting Standards	S-51
[Name of Originator]	S-51
[Originator Name]	S-51
Additional Information Concerning the HELOCs	S-51
[Conveyance of Subsequent HELOCs and the Pre-Funding Account]	S-52
[Interest Coverage Account]	S-52
YIELD ON THE CERTIFICATES	S-53
Certain Shortfalls in Collections of Interest	S-53
General Prepayment Considerations	S-53
Special Yield Considerations	S-55
Weighted Average Lives	S-56
Yield Sensitivity of the Mezzanine Certificates	S-62
[The Interest Rate Swap Agreement and the Swap Provider]	S-63
DESCRIPTION OF THE CERTIFICATES	S-69
General	S-69
Book-Entry Certificates	S-70
Exchangeable Certificates	S-73
Pass-Through Rates	S-75
Glossary	S-76
Permitted Investments	S-85
Interest Distributions on the Offered Certificates and the Class B Certificates	S-87
Calculation of One-Month LIBOR	S-88
Principal Distributions on the Offered Certificates and the Class B Certificates	S-89
Distributions with Respect to Exchangeable Certificates	S-91
Table of Fees and Expenses	S-92
Credit Enhancement	S-92
Overcollateralization Provisions	S-93
Allocation of Extra Principal Distribution Amount	S-96
Allocation of Losses; Subordination	S-97
P&I Advances	S-98
Reports to Certificateholders	S-99
THE ORIGINATORS	S-99
STATIC POOL INFORMATION	S-100
ISSUING ENTITY	S-100

ii

THE DEPOSITOR	S-101
THE SPONSOR	S-101
THE SERVICER	S-102
General	S-102
[Servicer Name]	S-102
Servicing and Other Compensation and Payment of Expenses	S-106
THE MASTER SERVICER	S-107
[General]	S-107
Master Servicing and Other Compensation and Payment of Expenses	S-107
Transfer of Master Servicing	S-108
THE TRUSTEE	S-108
THE SECURITIES ADMINISTRATOR	S-110
THE CUSTODIANS	S-110
[THE CREDIT RISK MANAGER]	S-110
POOLING AND SERVICING AGREEMENT	S-110
General	S-110
Assignment of the HELOCs	S-111
Payments on HELOCs; Deposits to Collection Account and Distribution Account	S-113
Certain Matters Regarding [____] as Servicer	S-113
Events of Default	S-113
Voting Rights	S-114
Termination	S-114
Optional Purchase of Defaulted HELOCs	S-116
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	S-116
Additional Considerations for the Exchangeable Certificates	S-119
METHOD OF DISTRIBUTION	S-121
SECONDARY MARKET	S-121
LEGAL MATTERS	S-121
RATINGS	S-122
LEGAL PROCEEDINGS	S-122
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-123
LEGAL INVESTMENT	S-123
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS	S-123
ANNEX I	AX-1
Initial Settlement	AX-1
Secondary Market Trading	AX-1
Certain U.S. Federal Income Tax Documentation Requirements	AX-3

iii

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a brief description of the important features of the certificates offered by this prospectus supplement and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Issuing Entity	Home Equity Loan Trust [______]

Title of Series	ACE Securities Corp. Home Equity Loan Trust, Series [______] Asset Backed Pass-Through Certificates.

Cut-off Date	[___________].

Closing Date	On or about [____________].

Depositor	Ace Securities Corp., a Delaware corporation. See “The Depositor” in the prospectus.

Originators
[_________________________], with respect to approximately approximately [__]% of the home equity lines of credit  by aggregate principal balance as of the Cut-off Date. The remainder of the home equity lines of credit were originated by various originators, none of which have originated more than 10% of the home equity lines of credit, respectively.  See “The Originators” in this prospectus supplement.

Sponsor	[DB Structured Products, Inc., a Delaware corporation]. See “The Sponsor” in this prospectus supplement and in the prospectus.

Master Servicer	[________________________]. See “The Master Servicer” in this prospectus supplement.

Servicer	[________________________]. See “The Servicer” in this prospectus supplement.

Trustee	[________________________], will be the trustee of the trust [and the supplemental interest trust]. See “The Trustee” in this prospectus supplement.

Securities Administrator	[________________________]. See “The Securities Administrator” in this prospectus supplement.

Custodians	[________________________]. See “The Custodians” in this prospectus supplement.

Distribution Dates	Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [__________].

[Credit Risk Manager	[________________________]. See “The Credit Risk Manager” in this prospectus supplement.]

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Offered Certificates
Only the certificates listed on the cover of this prospectus supplement are being offered by this prospectus supplement. Each class of Offered Certificates will have the initial certificate principal balance or notional amount and pass-through rate set forth or described in the table appearing on the cover of this prospectus supplement.

The Trust.

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the Cut-off Date among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee. There are [________] classes of certificates evidencing interests in the trust. See “Description of the Certificates” in this prospectus supplement.

The certificates evidence in the aggregate the entire beneficial ownership interest in the trust.  In general, distributions of interest and principal, if applicable, on the Offered Certificates will be made only from payments received in connection with the home equity lines of credit [and the interest rate swap agreement].

The Home Equity Lines of Credit

References to percentages of the home equity lines of credit under this section are calculated based on the aggregate principal balance of the  home equity lines of credit as of the Cut-off Date.

The trust will contain [___] [fixed-rate][adjustable-rate] home equity lines of credit secured by [conventional, one- to four-family, first and second lien residential real properties (the “HELOCs”).

[As described herein, additional home equity lines of credit, referred to herein as “subsequent HELOCs”, may be added to the loan pool after the closing date.]

[The HELOCs will not be insured or guaranteed by any government agency.]

[All percentages with respect to the characteristics of the HELOCs shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent HELOCs, representing up to [__]% of the loan pool, identified and expected to be transferred to the trust within ninety days of the closing date.]

[On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool.  This amount is referred to in this prospectus supplement as the pre-funded amount.  From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent HELOCs to be included in the trust fund backing all the classes of certificates, provided that such subsequent HELOCs satisfy the requirements described in “The Loan Pool—Conveyance of Subsequent HELOCs and the Pre-Funding Account” in this prospectus supplement.  The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent HELOCs during the pre-funding period.  Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

[On the closing date, the depositor will deposit in an account to be held by the securities administrator, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent HELOCs attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]

For purposes of calculating interest and principal distributions on the Class [__] Certificates and the Class [__] and Class [__] Certificates (collectively, the “Class [__] Certificates”; and together with the Class [__] Certificates, the “Class [__] Certificates”), the HELOCs have been divided into two loan groups, designated as the

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“Group I HELOCs” and the “Group II HELOCs.”  The Group I HELOCs consist of first and second lien [fixed-rate] [and adjustable-rate] HELOCs secured by one- to four-family residential properties. The Group II HELOCs consist of first and second lien [fixed-rate] [and adjustable-rate] HELOCs secured by one- to four-family residential properties.

The Class [__] Certificates evidence interests in the Group I HELOCs.  The Class [__] Certificates evidence interests in the Group II HELOCs. The Class [__] Certificates and Class [__] Certificates (collectively, the “Mezzanine Certificates”) evidence interests in all of the HELOCs.

The Group I HELOCs consist of [___] HELOCs and have an aggregate principal balance of approximately $[_________] as of the Cut-off Date. The Group I HELOCs have original terms to maturity of not greater than approximately [__] years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	[___]% to [___]%.
Weighted average mortgage rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum mortgage rates:	[___]% to [___]%.]
[Weighted average minimum mortgage rate:	[___]%.]
[Range of maximum mortgage rates:	[___]% to [___]%.]
[Weighted average maximum mortgage rate:	[___]%.]
Weighted average remaining term to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___].
Average principal balance:	$[___].
Range of original combined loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]
Credit limits:	$[___] to $[__].
Credit limit utilization rates:	[___]% to [___]%.
Original draw period:	[___] months.
Remaining draw period:	[___] months.

The Group II HELOCs consist of [____] HELOCs and have an aggregate principal balance of approximately $[_________] as of the Cut-off Date. The Group II HELOCs have original terms to maturity of not greater than approximately [__] years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	[___]% to [___]%.
Weighted average mortgage rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum mortgage rates:	[___]% to [___]%.]
[Weighted average minimum mortgage rate:	[___]%.]
[Range of maximum mortgage rates:	[___]% to v%.]
[Weighted average maximum mortgage rate:	[___]%.]
Weighted average remaining term to stated maturity:	[___] months.
Range of principal balances:	$[___] to $[___]
Average principal balance:	$[___].
Range of original combined loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]
Credit limits:	$[___] to $[__].
Credit limit utilization rates:	[___]% to [___]%.
Original draw period:	[___] months.
Remaining draw period:	[___] months.
The HELOCs consist of [_____] HELOCs and in the aggregate have a principal balance of approximately $[_____] as of the Cut-off Date and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	[___]% to [___]%.
Weighted average mortgage rate:	[___]%.

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[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum mortgage rates:	[___]% to [___]%.]
[Weighted average minimum mortgage rate:	[___]%.]
[Range of maximum mortgage rates:	[___]% to [___]%.]
[Weighted average maximum mortgage rate:	[___]%.]
Weighted average remaining term to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___]
Average principal balance:	$[___].
Range of original combined loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]
Credit limits:	$[___] to $[__].
Credit limit utilization rates:	[___]% to [___]%.
Original draw period:	[___] months.
Remaining draw period:	[___] months.

The mortgage rate on each adjustable-rate HELOC will adjust [semi-annually] on each adjustment date to equal the sum of (A) [Six-Month LIBOR] (as defined in this prospectus supplement) and (B) the related gross margin, subject to periodic and lifetime limitations, as described under “The Loan Pool” in this prospectus supplement. See also “The Loan Pool–The Index” in this prospectus supplement.

The first adjustment date on the adjustable-rate HELOCs will occur after an initial period of approximately [__] years from the date of origination, as more fully described under “The Loan Pool” in this prospectus supplement.

For additional information regarding the HELOCs, see “The Loan Pool” in this prospectus supplement.

Removal and Substitution of a HELOC

The Trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the Depositor and receipt of, subject to further review and the exceptions, the HELOCs.  If the Trustee finds that any HELOC is defective on its face due to a breach of the representations and warranties with respect to that HELOC made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related HELOC, the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute HELOC (if within two years of the Closing Date); provided that, if such defect would cause the HELOC to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

[Exchangeable Certificates.  Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the exchangeable REMIC certificates, in combinations referred to in this prospectus supplement as the REMIC combinations. The exchangeable certificates and related REMIC combinations are identified in Annex [___] to this prospectus supplement. In the event that any REMIC combination is exchanged for the related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal and/or interest distributions on each class of exchangeable REMIC certificates in the related REMIC combination. In addition, each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.  See “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement.]

The Certificates

Offered Certificates. The Class [__] Certificates and the [__] Certificates are the only classes of certificates offered by this prospectus supplement

S-4

and are referred to herein as the “Offered Certificates”. The Offered Certificates will have the characteristics shown in the table on the cover of this prospectus supplement and as described in this prospectus supplement.

The pass-through rate on each class of Offered Certificates is variable and will be calculated for each Distribution Date as described below and under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.  The pass-through rate on each class of Offered Certificates is a rate per annum based on one-month LIBOR plus an applicable spread, subject to a rate cap calculated based on the weighted average mortgage rate of the HELOCs in the related loan group, less the fee rates payable to the Servicer, the Master Servicer and the Credit Risk Manager (collectively, the “Administration Costs”) [and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider or any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event allocable to the related loan group and in the case of the Mezzanine Certificates based on both loan groups, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class A Certificates], and in each case, adjusted for the actual number of days in the interest accrual period. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. Each spread is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.

The Offered Certificates will be sold by the Depositor to [Deutsche Bank Securities Inc.] (the “Underwriter”) on the Closing Date.

The Offered Certificates will be represented initially by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this prospectus supplement) in Europe and will be issued in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. See “Description of the Certificates–Book-Entry Certificates” in this prospectus supplement.

Class B Certificates.  The Class [__] Certificates and Class [__] Certificates (together, the “Class B Certificates”) are not offered by this prospectus supplement.  The Class [__] Certificates evidence interests in all of the HELOCs. The Class [__] Certificates will have an initial certificate principal balance of approximately $[________]. The Class [__] Certificates will have an initial certificate principal balance of approximately $[_______]. The pass-through rate applicable to each class of Class [__] Certificates is a rate per annum based on one-month LIBOR plus an applicable spread, subject to a rate cap calculated based on the weighted average mortgage rate of the HELOCs, less the Administration Costs [and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class [__] Certificates] and adjusted for the actual number of days in the interest accrual period. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The spread applicable to each class of Class [__] Certificates is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.  The Class [__] Certificates initially evidence an aggregate interest of approximately [__]% in the trust.

Class CE Certificates.  The Class CE Certificates are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $[__________], which is equal to the initial overcollateralization required by the pooling and servicing agreement.  The Class CE Certificates initially evidence an interest of approximately [__]% in the trust.

Residual Certificates.  The Class R Certificates or Residual Certificates, which are not offered by this prospectus supplement, evidence the residual interests in the trust.

S-5

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates and the Class B Certificates consists of excess interest, [overcollateralization], subordination [and an interest rate swap agreement], each as described in this section and under “Description of the Certificates–Credit Enhancement” and [“–Overcollateralization Provisions”] in this prospectus supplement.

Excess Interest.  The HELOCs bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust [and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event)].  Any excess interest from the HELOCs each month will be available to absorb realized losses on the HELOCs [and to maintain or restore overcollateralization at required levels].

Subordination. The rights of the holders of the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class [__] Certificates.

In addition, to the extent described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement,

•the rights of the holders of the Class [__], Class [__], Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class [__], Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the HELOCs, as described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

[Overcollateralization. The aggregate principal balance of the HELOCs as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class [__] Certificates, the Mezzanine Certificates, the Class B Certificates and the Class P Certificates on the Closing Date by approximately $[_________], which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately [__]% of the aggregate principal balance of the HELOCs as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the Loan Pool under the pooling and servicing agreement. See “Description of the Certificates–Overcollateralization Provisions” in this prospectus supplement.]

[Interest Rate Swap Agreement. The Offered Certificates and the Class B Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by [__________________] (the “Swap Provider”) for each Distribution Date commencing in [___________]and terminating on the Distribution Date in [___________], unless terminated earlier in accordance with the provisions of the Interest Rate Swap Agreement.]

[Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) will be obligated to make a fixed payment (the “Securities Administrator Payment”) to the Swap Provider calculated in accordance with the procedures set forth in the Interest Rate Swap Agreement and as set forth in this prospectus supplement, and (ii) the Swap Provider will be obligated to make a floating payment to the supplemental interest trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the “Swap Provider Payment”)

S-6

equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the “Swap Notional Amount” set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.]

[On each Distribution Date, the net positive difference between the Securities Administrator Payment and the Swap Provider Payment, if any (a “Net Swap Payment”), will be deposited into a reserve fund and will be available for distribution to the Offered Certificates and Class B Certificates in respect of any interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates and the Class B Certificates as described in this prospectus supplement. If, on any Distribution Date, the Swap Provider Payment with respect to the Offered Certificates and the Class B Certificates exceeds the amount of the interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates and the Class B Certificates for such Distribution Date, after making the distributions set forth under “The Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement, any remaining amounts will be distributed to the Class CE Certificates. See “Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

[Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the Securities Administrator is required to make a Swap Termination Payment that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to certificateholders.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

[Amounts payable by the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments which are not payable as a result of the occurrence of a Swap Provider trigger event will be paid to the Swap Provider on each Distribution Date before distributions to certificateholders and will first be deposited to the supplemental interest trust before payment to the Swap Provider.]

[Mandatory Auction of the Mandatory Auction Certificates]

[Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Certificates and Class [__] Certificates, referred to in this prospectus supplement as the mandatory auction certificates, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction certificates will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.

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Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Certificates-Mandatory Auction” in this prospectus supplement.]

Allocation of Losses. If, on any Distribution Date, there is not sufficient excess interest [or overcollateralization (evidenced by the Class CE Certificates)] or [Net Swap Payments] to absorb realized losses on the HELOCs as described under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, then realized losses on the HELOCs will be allocated to the Class [__], Class [__], Class [__] and Class [__] Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. [The pooling and servicing agreement does not permit the allocation of realized losses on the HELOCs to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the HELOCs to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled.] See “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

Unless the Servicer collects subsequent recoveries on HELOCs for which realized losses were allocated to the Class B Certificates and Mezzanine Certificates, once realized losses are allocated to the Class B Certificates and the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. [However, the amount of any realized losses allocated to the Class B Certificates and the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

P&I Advances

The Servicer is required to advance delinquent payments of principal and interest on the HELOCs serviced by the Servicer, subject to the limitations described under “Description of the Certificates—P&I Advances” in this prospectus supplement.  A successor servicer will be obligated to make any required delinquency advance if the Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The Servicer, or any successor servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.  See “Description of the Certificates—P&I Advances” in this prospectus supplement and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Fees and Expenses

With respect to each HELOC, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the HELOC.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a HELOC is computed.  The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected.  [The master servicer will pay the trustee fee and the servicing fees from its fee.]  See “Description of the Certificates—Table of Fees and Expenses” in this prospectus supplement.

Optional Termination

At its option and subject to certain conditions, the Master Servicer may purchase all of the HELOCs in the Loan Pool, together with any properties in respect of the HELOCs acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the HELOCs (and properties acquired in respect of the HELOCs), remaining in the trust [together with the remaining amount in the pre-funding account] has been reduced to less than or equal to 10% of the aggregate principal balance of the HELOCs  as of the Cut-off Date[, plus the amount in the pre-funding account as of the closing date]. Subject to certain additional conditions set forth in the pooling and servicing agreement, in the event that the Master Servicer fails to exercise its optional termination right, [the Servicer], may, at its option, exercise such optional termination right.  See “Pooling and Servicing Agreement—Termination” in this

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prospectus supplement and “Description of the Securities—Termination” in the prospectus.

Final Scheduled Maturity Dates

The final scheduled Distribution Date for each class of Offered Certificates is listed on the cover of this prospectus supplement.

Expected Final Distribution Dates

The expected final Distribution Date of each class of Offered Certificate is [______], based on the assumption that the Master Servicer has exercised its option to purchase all the HELOCs in the Loan Pool as described in “Optional Termination” above. Due to losses and prepayments on the HELOCs, the final Distribution Dates on each class of Offered Certificate may be substantially earlier or later than such date.

Material Federal Income Tax Considerations

[Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve fund, [payments from the supplemental interest trust or the obligation to make payments to the supplemental interest trust]) as real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes.] [The Exchangeable Certificates will represent beneficial ownership of multiple REMIC regular interests.]  See “Material Federal Income Tax Considerations—REMICs —Characterization of Investments in REMIC Securities” in the prospectus.

For further information regarding material federal income tax considerations of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from [______________] and [_________________]:

Offered Certificates	[____]	[____]
Class [__]	[__]	[__]
Class [__]	[__]	[__]
Class [__]	[__]	[__]
Class [__]	[__]	[__]

A security rating does not address the frequency of prepayments on the HELOCs or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The Offered Certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in this prospectus supplement and in the prospectus.

Considerations for Benefit Plan Investors

The Offered Certificates may not be purchased by Benefit Plans. See “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the prospectus.

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RISK FACTORS

The following information, which you should consider carefully, identifies significant risks associated with an investment in the certificates.

HELOCs with high combined loan-to-value ratios leave the related mortgagor with little or no equity in the related mortgaged property.

Approximately [__]% of the Group I HELOCs and approximately [__]% of the Group II HELOCs, in each case, by the related aggregate principal balance as of the Cut-off Date, had a combined loan-to-value ratio at origination in excess of [__]%.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the HELOC was originated. If there is a reduction in the value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time the HELOC was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the HELOC, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the HELOCs. There can be no assurance that the combined loan-to-value ratio of any HELOC determined at any time after origination will be less than or equal to its combined loan-to-value ratio at origination.

Developments in specified states could have a disproportionate effect on the HELOCs due to the geographic concentration of the mortgaged properties.

Approximately  [__]% of the Group I HELOCs and approximately [__]% of the Group II HELOCs, in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties located in the State of [________].  Approximately  [__]% of the Group I HELOCs and approximately [__]% of the Group II HELOCs, as of the Cut-off Date, are located in a single [________] zip code, which is the largest concentration of HELOCs in a single zip code. If the [________] residential real estate market should experience an overall decline in property values after the dates of origination of the HELOCs, the rates of delinquencies, foreclosures, bankruptcies and losses on the HELOCs may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in [________] may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates]

General

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Certificates. The Offered Certificates are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by HELOCs originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future.

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There can be no assurance that the ratings on the Offered Certificates will not be downgraded in the future.

Increased Risk of Default Resulting from Loan Underwriting

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans and HELOCs have increased, and they may continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans and HELOCs, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” loans, which are made to borrowers with limited documentation, and also “prime” loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans and HELOCs were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the HELOCs.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain HELOCs to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2009. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments

Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section

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1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past two years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of certificates. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in a pooling and servicing agreement, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing

To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-

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rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate HELOCs may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans.

Impact of General Economic Trends on Value of Securities

Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans and HELOCs have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans HELOCs as well as from claims for repurchases of mortgage loans HELOCs previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans and HELOCs in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans or HELOCs in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans or HELOCs. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify mortgage loans or HELOCs that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related certificates and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the Issuing Entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

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The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the Offered Certificates as well as the amount of investment proceeds to which the Offered Certificates would indirectly be entitled.

Second Lien HELOC Risk.

Approximately [__]% of the Group I HELOCs and approximately [__]% of the Group II HELOCs, in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by second liens on the related mortgaged properties.  The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such HELOCs only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs.  In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such HELOC as a bad debt.  The foregoing considerations will be particularly applicable to HELOCs secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such HELOCs.  The rate of default of second lien HELOCs may be greater than that of HELOCs secured by first liens on comparable properties.

Balloon HELOC Risk.

HELOCs that are balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term.  If the borrower is unable to pay the lump sum or refinance such amount, the servicer will not be obligated to advance the principal portion of that lump sum payment and you may suffer a loss.  Approximately  [__]% of the Group I HELOCs and approximately [__]% of the Group II HELOCs, in each case, by related aggregate principal balance as of the Cut-off Date, are balloon loans.

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Interest Only HELOC Risk.

Approximately [__]% of the Group I HELOCs and approximately [__]% of the Group II HELOCs, in each case, by related aggregate principal balance as of the Cut-off Date, require the borrowers to make monthly payments only of accrued interest for the first [ ]  years following origination.  After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the HELOC will amortize fully prior to its final payment date.  If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related HELOC to avoid the higher payment.  Because no principal payments may be made or advanced on such HELOCs for [ ]  years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such HELOCs.  This slower rate of principal distributions may reduce the return on an investment in the Offered Certificates that are purchased at a discount.

The Mezzanine Certificates will be more sensitive to losses on the HELOCs than the Class A Certificates because they are subordinate to the Class A Certificates.

The weighted average lives of, and the yields to maturity on, the [Class [__] Certificates and Class [__]] Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the HELOCs. If the actual rate and severity of losses on the HELOCs is higher than those assumed by an investor in these certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the investor based on such assumption. The timing of losses on the HELOCs will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Loan Pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the HELOCs, to the extent they exceed the amount of excess interest, [overcollateralization], [net swap payments received from the swap provider in respect of the interest rate swap agreement] and the aggregate certificate principal balance of the Class B Certificates, following distributions of principal on the related Distribution Date, will reduce the certificate principal balances of the Mezzanine Certificates beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on each such class of Mezzanine Certificates than would otherwise be the case. [However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

The Mezzanine Certificates generally will not be entitled to receive principal payments until [____, 20__] which may result in a greater risk of loss relating to these certificates.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least [____, 20__] or a later date as provided in this prospectus supplement or during any period in which delinquencies on the HELOCs exceed the levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the Loan Pool.

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The difference between the pass-through rates on the Class A Certificates and Mezzanine Certificates and the mortgage rates on the HELOCs may result in interest shortfalls on such certificates.

The yield to maturity on the Class A Certificates and the Mezzanine Certificates may be affected by the resetting of the mortgage rates on the adjustable-rate HELOCs included in the Loan Pool on their related adjustment dates. In addition, because the mortgage rate for  approximately [__]% of the HELOCs, by aggregate principal balance as of the Cut-off Date, adjusts based on [Six-Month LIBOR] plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such HELOCs after their adjustments. Finally, the mortgage rates on such adjustable-rate HELOCs are based on Six-Month LIBOR while the pass-through rates on the Class A Certificates and the Mezzanine Certificates are based on one-month LIBOR. Consequently, the application to such certificates of the rate cap, which is generally equal to the weighted average coupon on the HELOCs, net of certain fees of the trust [and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)], could adversely affect the yield to maturity on such certificates. In addition, the rate cap will decrease if HELOCs with relatively high mortgage rates prepay at a faster rate than HELOCs with relatively low mortgage rates.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any Distribution Date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same Distribution Date or on future Distribution Dates on a subordinated basis to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust [and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)].  The ratings on the Offered Certificates will not address the likelihood of any recovery of interest shortfalls by holders of the Offered Certificates from amounts collected on the HELOCs.  See “Yield on the Certificates—Special Yield Considerations” in this prospectus supplement.

[Amounts used to pay such interest shortfalls on the Offered Certificates may be supplemented by the Interest Rate Swap Agreement to the extent that the floating payment required to be made by the Swap Provider exceeds the fixed payment required to be made by the Securities Administrator (on behalf of the supplemental interest trust) on any Distribution Date and such amount is available in the priority described in this prospectus supplement.  However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the Offered Certificates the full amount of interest which they would have received absent the limitations of the rate cap.]

[The rate and timing of principal distributions on the Class A Certificates and the Mezzanine Certificates will be affected by prepayment speeds and by the priority of payment on such certificates.]

[The rate and timing of distributions allocable to principal on the Class A Certificates and the Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the allocation thereof to pay principal on such certificates as described in “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.  See “The Loan Pool” in this prospectus supplement.

Distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this prospectus supplement.  The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the HELOCs experienced both before and after the commencement of principal distributions on such classes. For further information regarding the effect of principal prepayments on the

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weighted average lives of the Offered Certificates, see “Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the [Prepayment Assumption][MHP].”]

The yield to maturity on the Offered Certificates will depend on a variety of factors.

The yield to maturity on the Offered Certificates will depend on:

·	the applicable pass-through rate thereon;

·	the applicable purchase price;

·
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Offered Certificates;

·
the rate, timing and severity of realized losses on the HELOCs, adjustments to the mortgage rates on the adjustable-rate HELOCs included in the Loan Pool, the amount of excess interest generated by the HELOCs and the allocation to the Offered Certificates of certain interest shortfalls[; and]

[·	payments due from the supplemental interest trust in respect of payments received from the Swap Provider under the Interest Rate Swap Agreement.]

In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of [_______](based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) with respect to the adjustable-rate HELOCs and a prepayment assumption of [_________] (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) with respect to the fixed-rate HELOCs, and weighted average lives corresponding thereto. No representation is made that the HELOCs will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

[The yield to maturity on the Mezzanine Certificates will be particularly sensitive to the rate of prepayments on the HELOCs.

The multiple class structure of the Mezzanine Certificates causes the yield of these classes to be particularly sensitive to changes in the rates of prepayment of the HELOCs. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the HELOCs experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the HELOCs (and the timing thereof), to the extent these losses are not covered by excess cashflow otherwise payable to the Class CE Certificates[, and net swap payments received under the interest rate swap agreement] or allocated to the Class [__] Certificates, the Class [__] Certificates or a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.]

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Interest generated by the HELOCs may be insufficient to maintain or restore overcollateralization.

The HELOCs are expected to generate more interest than is needed to pay interest owed on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust[ and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)].  Any remaining interest generated by the HELOCs will then be used to absorb losses that occur on the HELOCs.  After these financial obligations of the trust are covered, available excess interest generated by the HELOCs will be used to maintain or restore the overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the HELOCs will generate:

•
Every time a HELOC is prepaid in full, excess interest may be reduced because such HELOC will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a HELOC is liquidated or written off, excess interest may be reduced because such HELOC will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the HELOCs are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates and the Class B Certificates.

•
The adjustable-rate HELOCs have mortgage rates that adjust less frequently than, and on the basis of an index that is different from the index used to determine, the pass-through rates on the Offered Certificates and the Class B Certificates, and the fixed-rate HELOCs have mortgage rates that do not adjust.  As a result, the pass-through rates on the Offered Certificates and the Class B Certificates may increase relative to mortgage rates on the HELOCs, requiring that a greater portion of the interest generated by the HELOCs be applied to cover interest on such certificates.

The Exchangeable Certificates are subject to certain risks.

The characteristics of the exchangeable certificates will reflect the characteristics of the related exchangeable REMIC certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange exchangeable REMIC certificates for related exchangeable certificates and vice versa:

•	At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [____].

•	A certificateholder that does not own the certificates may be unable to obtain the necessary exchangeable REMIC certificates or exchangeable certificates.

•	A certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

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•	Only the combinations listed on Annex [___] are permitted.

•	The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

 [Interest payments on the HELOCs may be insufficient to pay interest on your certificates.]

[When a HELOC is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the related HELOCs, but only up to the servicing fee payable to the servicer for the related interest accrual period.  In addition, if the servicer fails to pay all or a portion of these amounts, the master servicer is required to pay such amounts up to the master servicing fee payable to the master servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer covers, you may incur a loss. In addition, the servicer will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the Class CE Certificates, second, to the Class [__] Certificates, third, to the Class [__] Certificates, fourth, to the Class [__] Certificates, fifth, to the Class [__] Certificates, sixth, to the Class [__] Certificates and seventh, to the Class A Certificates, on a pro rata basis, based on their respective senior interest distribution amounts for such Distribution Date before such reduction.  The holders of the Offered Certificates and the Class B Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement. If these shortfalls are allocated to the Offered Certificates and the Class B Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.]

[Your Securities Will Have Greater Risk If the Currency Swap Agreement Terminates]

[Because the Class [__] Certificates are denominated in [name of currency] instead of U.S. Dollars, the Issuing Entity has entered into a currency swap agreement with a swap counterparty to hedge against currency exchange and basis risks. The currency swap agreement will convert:

•	principal and interest payments on the Class [__] Certificates from U.S. Dollars to the applicable currency; and

•	the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in [the applicable currency].

Among other events, the currency swap agreement may terminate in the event that either:

•	the trust or the swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

•	within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, the swap counterparty fails to:

•	obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

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•	obtain a rating affirmation on the securities; or

•	post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

Upon an early termination of the currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the Class [__] Certificates which are denominated in [name of currency] other than U.S. Dollars. In addition, the trust may owe the swap counterparty swap termination payments that are required to be paid pro rata with the Class [__] Certificates. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If the currency swap counterparty fails to perform its obligations or if the currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the [applicable currency]. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if the currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the Class [__] Certificates bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under the currency swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on the Class [__] Certificates.]

[The Interest Rate Swap Agreement and the Swap Provider.]

[Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover realized losses on the HELOCs allocated to the Offered Certificates and the Class B Certificates.  However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date.  This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds [__]%.  No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls and realized losses on the HELOCs.  Any net swap payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates.  If the rate of prepayments on the HELOCs is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the HELOCs, thereby increasing the relative proportion of interest collections on the HELOCs that must be applied to make net payments to the Swap Provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.  In addition, any swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement which was not caused by the occurrence of a Swap Provider trigger event will reduce amounts available for distribution to certificateholders.]

[Upon early termination of the Interest Rate Swap Agreement, the securities administrator (on behalf of the supplemental interest trust) or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination).  The Swap Termination

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Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the application of the Available Distribution Amount, the Class B Certificates and the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the securities administrator before such effects are borne by the Class A Certificates and therefore, one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.]

[To the extent that distributions on the Offered Certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the Interest Rate Swap Agreement, the ability of the securities administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Swap Provider.  Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement Interest Rate Swap Agreement.  The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the Class A Certificates.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

 [To the Extent Amounts On Deposit In The Pre-Funding Account Are Not Used, There May Be A Mandatory Prepayment On The Class [__], Class [__], Class [__] and Class [__] Certificates.]

[To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent HELOCs and subsequent HELOCs on or before [_______ __, 20__], the holders of the certificates will receive on the distribution date immediately following [_______ __, 20__], the pre-funded amount remaining after the purchase of subsequent loans. Although no assurance can be given, the depositor intends that the principal amount of subsequent HELOCs and subsequent HELOCs sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class [__], Class [__], Class [__] or Class [__] Certificates on such distribution date.]

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower.  Investors should not rely on FICO scores as an indicator of future borrower performance.  See “Description of the Trust Funds – HELOCs — FICO Scores” in the base prospectus.

[Cash Flow Limited in Early Years of HELOCs]

[During the first [ ]-year draw down period under the credit line agreements for the HELOCs, borrowers are not required to make monthly payments of principal. As a result, collections on the HELOCs may vary. With respect to some of the HELOCs, during the second [ ]-year draw down period, no monthly payments of principal are required. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

General credit risk may also be greater to you than to holders of instruments representing interests in level payment HELOC since no payment of principal of the HELOCs generally is required until after either a five- or ten-year interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the HELOCs.]

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[The Servicer Has Limited Ability to Change the Terms of the Mortgaged Assets]

[The servicer may agree to changes in the terms of a HELOC if the changes:

-     do not materially and adversely affect the interest of the noteholders or the insurer (including the tax status of any REMIC created by the trust agreement); and

-     are consistent with prudent business practice.]

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of your securities.

 [The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.]

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[Additional Applicable Risk Factors]

All capitalized terms used in this prospectus supplement will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Index of Defined Terms.”

USE OF PROCEEDS

[DB Structured Products, Inc.] (the “Sponsor”), will sell the HELOCs and  HELOCs to Ace Securities Corp. (the “Depositor”) and the Depositor will convey the HELOCs to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the HELOCs from the Sponsor. Such net proceeds together with certain classes of certificates not offered by this prospectus supplement will represent the purchase price to be paid by the Depositor to the Sponsor for the HELOCs. The HELOCs were previously purchased by the Sponsor directly from the originators.

THE LOAN POOL

General

The pool of HELOCs (the “Loan Pool”) will consist of [__], [fixed-rate][adjustable-rate] HELOCs [(the “HELOCs”) secured by conventional, one- to four-family, first and second lien mortgaged properties (the “Mortgaged Properties”) having an aggregate principal balance as of the Cut-off Date of approximately $[_________] after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent HELOCs that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. For purposes of calculating interest and principal distributions on the Class A Certificates, the HELOCs have been divided into two loan groups, designated as the “Group I HELOCs” and the “Group II HELOCs.”  The Group I HELOCs consist of [__] fixed-rate and adjustable-rate HELOCs having an aggregate principal balance as of the Cut-off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The Group II HELOCs consist of [__] fixed-rate and adjustable-rate HELOCs having an aggregate principal balance as of the Cut-off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent HELOCs that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account].  [provide statistical information for mortgage assets that are not HELOCs]

The HELOCs in the Trust Fund were originated under credit line agreements and are secured by mortgages or deeds of trust, which are primarily first and second lien mortgages or deeds of trust, on [residential properties that are primarily one- to four-family properties and also include planned unit developments and condominiums]. Approximately [___]% of the Mortgaged Properties were owner-occupied at the time of origination.

As of the Cut-Off Date, the minimum Principal Balance and the maximum Principal Balance is approximately $[___] and $[___], respectively, for  the Group I HELOCs and  $[___] and $[___], respectively, for the Group II HELOCs. As of the Cut-Off Date, the average Principal Balance for the Group I HELOCs was approximately $[___] and $[       ] for the Group II HELOCs, the minimum Mortgage Rate and the maximum Mortgage Rate were approximately [___]% and [___]% per annum, respectively, for the Group I HELOCs and  approximately [___]% and [___]% per annum, respectively, for the Group II HELOCs. As of the Cut-Off Date, the weighted average Mortgage Rate for the Group I HELOCs was approximately [___]% per annum and for the Group II HELOCs was approximately [___]% per annum. As of the Cut-Off Date, for the Group I HELOCs the minimum remaining draw period and the maximum remaining draw period were approximately [___] months and [___] months, respectively, and the weighted average remaining draw period was approximately [___] months. As of the Cut-Off Date, for the Group II HELOCs the minimum remaining draw period and the maximum remaining draw period were

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approximately [___] months and [___] months, respectively, and the weighted average remaining draw period was approximately [___] months. The average credit limit utilization rate for the Group I HELOCs was approximately [___]%, the minimum credit limit utilization rate was approximately [___]%, and the maximum credit limit utilization rate was approximately [___]%. The average credit limit utilization rate for the Group II HELOCs was approximately [___]%, the minimum credit limit utilization rate was approximately [___]%, and the maximum credit limit utilization rate was approximately [___]%. The credit limit utilization rate is determined by dividing the Cut-off Date Balance by the credit limit of the related credit line agreement. The weighted average combined original loan-to-value ratio of the Group I HELOCs was approximately [___]%  and of the Group II HELOCs was approximately [___]% as of the Cut-Off Date.

Substantially all of the HELOCs consist of loans originated under two different loan term options: [a 15-year HELOC or a 25-year HELOC]. [In addition, [___] HELOC was originated under a loan term option of 30 years and [___] HELOCs are 15-year balloon HELOCs.]

[All] of the HELOCs were originated by [___]. The HELOCs have either a [5-year or 15-year draw period], during which the borrower may make cash withdrawals against the equity line and [substantially all] of the HELOCs have a [10-year] repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. [___]% of the Group I HELOCs and [___]% of the Group II HELOCs have a 15-year draw period and a 15-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid, and  [___]% of the Group I HELOCs and [___]% of the Group II HELOCs are balloon HELOCs that have a 15-year draw period after which the balance of the HELOC is immediately due and payable. Generally, the HELOC borrowers are subject to a $[___] termination fee for loans terminated within [___] years of origination. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

[Approximately [___]% of the Group I HELOCs and [___]% of the Group II HELOCs are Interest-Only HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [___] years following the [[origination of]] the related HELOC. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only HELOCs will be increased to an amount sufficient to amortize the principal balance of the Interest-Only HELOC over its remaining term, and to pay interest at the related Mortgage Rate.]

Subject to applicable law, the Servicer may change the terms of a credit line agreement at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Insurer (including, without limitation, any adverse affect to the tax status of any REMIC created by the Trust Agreement) and (ii) are consistent with prudent business practice. In addition, the Servicer, within certain limitations described in the Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

Approximately [__]% of the HELOCs and approximately [___]% of the HELOCs, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient fully to amortize the HELOCs over their terms or, in the case of adjustable rate HELOCs, monthly payments that will be adjusted to an amount that will amortize such HELOCs fully over their terms.  [Approximately [__]% of the HELOCs and approximately [___]% of the HELOCs, by aggregate principal balance as of the Cut-off Date, are balloon loans (the “Balloon Loans”), which require the related mortgagors to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such mortgagors on prior due dates in order to amortize such Balloon Loans fully over their terms.] Approximately [__]% of the HELOCs and approximately [___]% of the HELOCs, by aggregate principal balance as of the Cut-off Date, are interest only loans (the “Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first [__] years following origination.  After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that suchHELOC will amortize fully on or prior to its final payment date.  [Approximately [__]% of the HELOCs, by aggregate principal balance as of the Cut-off Date, are loans which amortize based on a forty-year term to maturity for the first ten years of the term of the loan and thereafter, amortize based on a twenty-year term to maturity (the “40/10 Loans”).]

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Approximately [__]% of the HELOCs and approximately [___]% of the HELOCs, by aggregate principal balance as of the Cut-off Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties (“First Lien HELOCs” and “First Lien HELOCs”).  Approximately [__]% of the HELOCs and approximately [___]% of the HELOCs, by aggregate principal balance as of the Cut-off Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on residential properties (“Second Lien HELOCs” or “Second Lien HELOCs”).  [The Mortgaged Properties generally consist of attached, detached or semi-detached, one to four-family dwelling units, individual condominium units and individual units in planned unit developments.]

References to percentages of the HELOCs, unless otherwise noted, are calculated based on the aggregate principal balance of the HELOCs as of the Cut-off Date.

The mortgage rate (the “mortgage rate”) on each HELOC is the per annum rate of interest specified in the related mortgage note or credit line agreement as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.  Approximately [__]% of the HELOCs are fixed-rate and approximately [__]% of the HELOCs are adjustable-rate.  The adjustable-rate HELOCs are referred to in this prospectus supplement as “ARM Loans”.  All of the ARM Loans provide for semi-annual adjustment to the mortgage rates applicable thereto based on Six-Month LIBOR (as described below). The first adjustment with respect to each ARM Loan will not occur until after an initial period of [__] years from the date of origination thereof (each, a “Delayed First Adjustment HELOC”). In connection with each mortgage rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). As to each HELOC, the servicer will be responsible for calculating and implementing interest rate adjustments.  On each Adjustment Date, the mortgage rate on each ARM Loan will be adjusted generally to equal the sum of Six-Month LIBOR and a fixed percentage amount (the “Gross Margin”) for that ARM Loan specified in the related mortgage note or credit line agreement. The mortgage rate on each ARM Loan, however, including each Delayed First Adjustment HELOC, will not increase or decrease by more than the initial periodic rate cap (the “Periodic Rate Cap”) specified in the related mortgage note or credit line agreement on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the “Subsequent Periodic Rate Cap”) specified in the related mortgage note or credit line agreement on any subsequent Adjustment Date and will not exceed a specified maximum mortgage rate (the “Maximum mortgage rate”) over the life of the ARM Loan or be less than a specified minimum mortgage rate (the “Minimum mortgage rate”) over the life of the ARM Loan. The weighted average initial Periodic Rate Cap and Subsequent Periodic Rate Cap for the ARM Loans is approximately [__]% per annum and [__]% per annum, respectively. Effective with the first monthly payment due on each ARM Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum mortgage rates, the mortgage rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index, calculated as described in this prospectus supplement, and the related Gross Margin. See “—The Index” in this prospectus supplement. None of the ARM Loans permit the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

Substantially all of the HELOCs have scheduled monthly payments due on the first day of the month (with respect to each HELOC, the “Due Date”). Each HELOC will contain a customary “due-on-sale” clause which provides that the HELOC must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

[All of the HELOCs are fully amortizing.]

HELOC Delinquencies and Losses

For information regarding delinquencies and losses on the HELOCs, see the tables below.  A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination

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as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

30 - 59 Days (times):	Number of HELOCs	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

60 - 89 Days (times):	Number of HELOCs	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]	[_______._]	[__.__]
1	[________]	[_______._]	[__.__]
2	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

No HELOC has been delinquent more than 90 days since origination.

For a further description of the underwriting or selection criteria used to purchase the Loan Pool assets, please see “The Loan Pool — Underwriting Standards” in this prospectus supplement and “The Sponsor” in the prospectus.

HELOC Characteristics

The average principal balance of the HELOCs at origination was approximately $[_________].  No HELOC had a principal balance at origination greater than approximately $[_________] or less than approximately $[_________].  The average principal balance of the HELOCs as of the Cut-off Date was approximately $[_________].  No HELOC had a principal balance as of the Cut-off Date greater than approximately $[_________] or less than approximately $[_________].

The HELOCs had mortgage rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average mortgage rate was approximately [__]% per annum. As of the Cut-off Date, the ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum mortgage rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum mortgage rates ranging from approximately [__]% per annum to approximately [__]% per annum.  As of the Cut-off Date, the weighted average Gross Margin was approximately [__]%, the weighted average Minimum mortgage rate was approximately [__]% per annum and the weighted average Maximum mortgage rate was approximately [__]% per annum.  The latest first Adjustment Date following the Cut-off Date on any ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the HELOCs at origination was approximately [__]%.  At origination, no HELOC had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the HELOCs was approximately [__] months and [__] months, respectively, as of the Cut-off Date.  None of the HELOCs will have a first due date prior to [______ __, ____] or after [______ __, ____] or will have a remaining term to stated maturity

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of less than [__] months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any HELOC is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the HELOCs that were scored is approximately [__] and approximately [__].  No HELOC which was scored had a FICO Score as of the Cut-off Date greater than [__] or less than [__].

The HELOCs are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

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Servicer Concentrations of the HELOCs

Servicer	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Originator Concentrations of the HELOCs

Originator	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$ [_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

Collateral Type of the HELOCs

Collateral Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[________________]	[__]	$[_________]	[__]%
[________________]	[__]	[_________]	[__]
[________________]	[__]	[_________]	[__]
[________________]	[__]	[_________]	[__]
[________________]	[__]	[_________]	[__]
[________________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Lien Priority of the HELOCs

Lien Priority	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	[__]	$ [_________]	[__]%
Second Lien	[__]	[_________]	[__]
Total:	[__]	$ [_________]	[__]%

S-28

Principal Balances of the HELOCs at Origination

Principal Balance at Origination ($)	Number of HELOCs	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[________] – [___________]	[__]	$[_________]	[__]%
[________] – [___________]	[__]	[_________]	[__]
[________] – [___________]	[__]	[_________]	[__]
[________] – [___________]	[__]	[_________]	[__]
[________] – [___________]	[__]	[_________]	[__]
[________] – [___________]	[__]	[_________]	[__]
[________] – [___________]	[__]	[_________]	[__]
[________] – [___________]	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]%

Principal Balances of the HELOCs as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] - [_______]	[__]	[_________]	[__]
[_______] - [_______]	[__]	[_________]	[__]
[_______] - [_______]	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the HELOCs

Location	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$[_________]	[__]%
[_______]	[__]	[_________]	[__]
[_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Mortgage Rates of the HELOCs as of the Cut-Off Date

mortgage rate (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] - [_______]	[__]	$[_________]	[__]%
[_______] - [_______]	[__]	[_________]	[__]
[_______] - [_______]	[__]	[_________]	[__]
[_______] - [_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-29

Original Term of the HELOCs

Original Term	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] months	[__]	$[_________]	[__]%
[____] months	[__]	[_________]	[__]
[____] months	[__]	[_________]	[__]
[____] months	[__]	[_________]	[__]
[____] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Remaining Term to Stated Maturity of the HELOCs as of the Cut-off Date

Remaining Term to Stated Maturity	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] – [____] months	[__]	$[_________]	[__]%
[____] – [____] months	[__]	[_________]	[__]
[____] – [____] months	[__]	[_________]	[__]
[____] – [____] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

[Unit Types of the Contracts]

Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[________]	[__]	$[_________]	[__]%
[________]	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]

Property Types of the HELOCs

Property Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]

S-30

Original Combined Loan-to-Value Ratios of the HELOCs

Original Combined Loan-to-Value Ratio (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[________] – [_________]	[__]	[_________]	[__]
[________] – [_________]	[__]	[_________]	[__]
[________] – [_________]	[__]	[_________]	[__]
[________] – [_________]	[__]	[_________]	[__]
[________] – [_________]	[__]	[_________]	[__]
[________] – [_________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Documentation Type of the HELOCs

Documentation Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]

FICO Score for the HELOCs

FICO Score	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______] – [________]	[__]	$[_________]	[__]
[_______] – [________]	[__]	[_________]	[__]
[_______] – [________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Loan Purpose of the HELOCs

Loan Purpose	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]%

S-31

Occupancy Status of the HELOCs

Occupancy Status	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the ARM Loans included in the Loan Pool

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Gross Margins of the ARM Loans Included in the Loan Pool

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_______]	[__]	$[_________]	[__]%
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-32

Maximum Mortgage Rates of the ARM Loans included in the Loan Pool

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_______]	[__]	$[_________]	[__]%
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the ARM Loans included in the Loan Pool

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_______]	[__]	$[_________]	[__]%
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the ARM Loans included in the Loan Pool

Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Subsequent Periodic Rate Caps of the ARM Loans included in the Loan Pool

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]%

S-33

Lifetime Rate Caps of the ARM Loans included in the Loan Pool

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[________]	[__]%
[______] – [_____]	[__]	[________]	[__]
[______] – [_____]	[__]	[________]	[__]
[______] – [_____]	[__]	[________]	[__]
Total:	[__]	$[________]	[__]%

Prepayment Penalty Months of the HELOCs at Origination

Prepayment Penalty Months at Origination	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[__________]	[__]%
[_____________]	[__]	[__________]	[__]
[_____________]	[__]	[__________]	[__]
[_____________]	[__]	[__________]	[__]
Total:	[__]	$[__________]	[__]%

Originators of the HELOCs

Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Other	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-34

Group I HELOC Characteristics

Approximately [__]% of the Group I HELOCs are fixed-rate HELOCs and approximately [__]% of the Group I HELOCs are ARM Loans (the “Group I ARM Loans”), in each case, by aggregate principal balance of the Group I HELOCs as of the Cut-off Date.

Approximately [__]% of the Group I HELOCs are First Lien HELOCs and approximately [__]% of the Group I HELOCs are Second Lien HELOCs, in each case, by aggregate principal balance of the Group I HELOCs as of the Cut-off Date.

Approximately [__]% of the Group I HELOCs are Balloon Loans, approximately [__]% of the Group I HELOCs are Interest Only Loans, and approximately [__]% of the Group I HELOCs are 40/10 Loans, in each case, by aggregate principal balance of the Group I HELOCs as of the Cut-off Date.

The average principal balance of the Group I HELOCs at origination was approximately $[____].  No Group I HELOC had a principal balance at origination greater than approximately $[____] or less than approximately $[____].  The average principal balance of the Group I HELOCs as of the Cut-off Date was approximately $[____].  No Group I HELOC had a principal balance as of the Cut-off Date greater than approximately $[____] or less than approximately $[____].

The Group I HELOCs had Mortgage Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Mortgage Rate was approximately [__]% per annum. As of the Cut-off Date, the Group I ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum Mortgage Rate was approximately [__]% per annum and the weighted average Maximum Mortgage Rate was approximately [__]% per annum. The latest first Adjustment Date following the Cut-off Date on any Group I ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the Group I ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Group I HELOCs at origination was approximately [__]%.  At origination, no Group I HELOC had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Group I HELOCs was approximately [____] months as of the Cut-off Date.  None of the Group I HELOCs will have a first due date prior to [______ __, ____] or after [______ __, ____], or will have a remaining term to stated maturity of less than [____] months or greater than [____] months as of the Cut-off Date.  The latest maturity date of any Group I HELOC is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Group I HELOCs that were scored is approximately [____].  No Group I HELOC which was scored had a FICO Score as of the Cut-off Date greater than [____]or less than [____].

The Group I HELOCs are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

S-35

Servicer Concentrations of the Group I HELOCs

Servicer	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Group I HELOCs

Originator	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Group I HELOCs

Collateral Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-36

Lien Priority of the Group I HELOCs

Lien Priority	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
[__________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the Group I HELOCs at Origination

Principal Balance at Origination ($)	Number of HELOCs	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the Group I HELOCs as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the Group I HELOCs

Location	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____________]	[__]	$[_________]	[__]%
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
[_____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-37

Mortgage Rates of the Group I HELOCs as of the Cut-Off Date

Mortgage Rate (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Term of the Group I HELOCs

Original Term	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[___] months	[__]	$[_________]	[__]%
[___] months	[__]	[_________]	[__]
[___] months	[__]	[_________]	[__]
[___] months	[__]	[_________]	[__]
[___] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Remaining Term to Stated Maturity of the Group I HELOCs as of the Cut-off Date

Remaining Term to Stated Maturity	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[___] - [____] months	[__]	$[_________]	[__]%
[___] - [____] months	[__]	[_________]	[__]
[___] - [____] months	[__]	[_________]	[__]
[___] - [____] months	[__]	[_________]	[__]
[___] - [____] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-38

[Unit Types of the Group I Contracts]

Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Multi-Section	[__]	$[_________]	[__]%
Single-Section	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]

Property Types of the Group I HELOCs

Property Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______]	[__]	$[_________]	[__]%
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]

Original Combined Loan-to-Value Ratios of the Group I HELOCs

Original Combined Loan-to-Value Ratio (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Documentation Type of the Group I HELOCs

Documentation Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______]	[__]	$[_________]	[__]%
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-39

FICO Score for the Group I HELOCs

FICO Score	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Group I HELOCs

Loan Purpose	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______]	[__]	$[_________]	[__]%
[______]	[__]	[__________]	[__]
[______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Occupancy Status of the Group I HELOCs

Occupancy Status	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
[__________]	[__]	[__________]	[__]
[__________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the Group I ARM Loans

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-40

Gross Margins of the Group I ARM Loans

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Maximum Mortgage Rates of the Group I ARM Loans

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the Group I ARM Loans

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the Group I ARM Loans

Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Subsequent Periodic Rate Caps of the Group I ARM Loans

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[__________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Lifetime Rate Caps of the Group I ARM Loans

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Prepayment Penalty Months of the Group I HELOCs at Origination

Prepayment Penalty Months at Origination	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originators of the Group I HELOCs

Originators	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Other	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Group II HELOC Characteristics

Approximately [__]% of the Group II HELOCs are fixed-rate HELOCs and approximately [__]% of the Group II HELOCs are ARM Loans (the “Group II ARM Loans”), in each case, by aggregate principal balance of the Group II HELOCs as of the Cut-off Date.

Approximately [__]% of the Group II HELOCs are First Lien HELOCs and approximately [__]% of the Group II HELOCs are Second Lien HELOCs, in each case, by aggregate principal balance of the Group II HELOCs as of the Cut-off Date.

Approximately [__]% of the Group II HELOCs are Balloon Loans, approximately [__]% of the Group II HELOCs are Interest Only Loans, and approximately [__]% of the Group II HELOCs are 40/10 Loans, in each case, by aggregate principal balance of the Group II HELOCs as of the Cut-off Date.

The average principal balance of the Group II HELOCs at origination was approximately $[____].  No Group II HELOC had a principal balance at origination greater than approximately $[____] or less than approximately $[____].  The average principal balance of the Group II HELOCs as of the Cut-off Date was approximately $[____].  No Group II HELOC had a principal balance as of the Cut-off Date greater than approximately $[____] or less than approximately $[____].

The Group II HELOCs had Mortgage Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Mortgage Rate was approximately [__]% per annum.  As of the Cut-off Date, the Group II ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum.  As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum Mortgage Rate was approximately [__]% per annum and the weighted average Maximum Mortgage Rate was approximately [__]% per annum. The latest first Adjustment Date following the Cut-off Date on any Group II ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the Group II ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Group II HELOCs at origination was approximately [__]%.  At origination, no Group II HELOC had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Group II HELOCs was approximately [___] months as of the Cut-off Date.  None of the Group II HELOCs will have a first due date prior to [______ __, ____] or after [______ __, ____] or will have a remaining term to stated maturity of less than [___] months or greater than [___] months as of the Cut-off Date.  The latest maturity date of any Group II HELOC is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Group II HELOCs that were scored is approximately [__]. No Group II HELOC had a FICO Score as of the Cut-off Date greater than [__] or less than [__].

The Group II HELOCs are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

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Servicer Concentrations of the Group II HELOCs

Servicer	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Group II HELOCs

Originator	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Group II HELOCs

Collateral Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Lien Priority of the Group II HELOCs

Lien Priority	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	[__]	$[_________]	[__]%
Second Lien	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Principal Balances of the Group II HELOCs at Origination

Principal Balance at Origination ($)	Number of HELOCs	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the Group II HELOCs as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the Group II HELOCs

Location	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Mortgage Rates of the Group II HELOCs as of the Cut-Off Date

Mortgage Rate(%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Term of the Group II HELOCs

Original Term	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] months	[__]	$[_________]	[__]%
[______] months	[__]	[_________]	[__]
[______] months	[__]	[_________]	[__]
[______] months	[__]	[_________]	[__]
[______] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Remaining Term to Stated Maturity of the Group II HELOCs as of the Cut-off Date

Remaining Term to Stated Maturity	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] - [______] months	[__]	$[_________]	[__]%
[______] - [______] months	[__]	[_________]	[__]
[______] - [______] months	[__]	[_________]	[__]
[______] - [______] months	[__]	[_________]	[__]
[______] - [______] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

[Unit Types of the Group II Contracts]

Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Multi-Section	[__]	$[_________]	[__]%
Single-Section	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]

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Property Types of the Group II HELOCs

Property Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]

Original Combined Loan-to-Value Ratios of the Group II HELOCs

Original Combined Loan-to-Value Ratio (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Documentation Type of the Group II HELOCs

Documentation Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

FICO Score for the Group II HELOCs

FICO Score	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Loan Purpose of the Group II HELOCs

Loan Purpose	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Occupancy Status of the Group II HELOCs

Occupancy Status	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the Group II ARM Loans

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Gross Margins of the Group II ARM Loans

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Maximum Mortgage Rates of the Group II ARM Loans

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the Group II ARM Loans

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the Group II ARM Loans

Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Subsequent Periodic Rate Caps of the Group II ARM Loans

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Lifetime Rate Caps of the Group II ARM Loans

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_____]	[__]	$[_________]	[__]%
[______] – [_____]	[__]	[_________]	[__]
[______] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Prepayment Penalty Months of the Group II HELOCs at Origination

Prepayment Penalty Months at Origination	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____]	[__]	$[_________]	[__]%
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
[____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originators of the Group II HELOCs

Originators	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Other	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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The Indices

As of any Adjustment Date, the Index applicable to the determination of the mortgage rate on each ARM Loan will be any of [Six-Month LIBOR], [One-Year LIBOR] or [One-Year CMT] (each, an “Index”).

[“Six-Month LIBOR” will generally be [the average of the Interbank offered rates for six-month United States dollar deposits in the London Market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note.]

[“One-Year LIBOR” will generally be [the average of the Interbank offered rates for one-year United States dollar deposits in the London Market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note.]

[“One-Year CMT” will generally be [the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a date specified in the related mortgage note.]

In the event that any Index specified in the related mortgage note becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Standards

[With respect to each originator or group of affiliated originators, apart from the sponsor and its affiliates, that originated or is expected to originate, 20% or more of the pool assets, provide the underwriting guidelines of such Originator, as follows:

[Name of Originator]

[Description of the underwriting guidelines of such Originator]

[Originator Name]

[Description of the underwriting guidelines of such Originator]]

Additional Information Concerning the HELOCs

The description in this prospectus supplement of the Loan Pool and the Mortgaged Properties is based upon the Loan Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, HELOCs may be removed from the Loan Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other HELOCs may be included in the Loan Pool prior to the issuance of the certificates unless including these HELOCs would materially alter the characteristics of the Loan Pool as described in this prospectus supplement.  The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Loan Pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the HELOCs may vary.  If, as of the Closing Date, any material pool characteristic

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differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[Conveyance of Subsequent HELOCs and the Pre-Funding Account]

[The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent HELOCs secured by conventional, one- to four-family, [fixed][adjustable] rate HELOCs secured by first liens on residential mortgage properties.  The subsequent HELOCs will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date.  In connection with the purchase of subsequent HELOCs on such Subsequent Transfer Dates, the trustee, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent HELOCs. Following the related Subsequent Transfer Date, the aggregate principal balance of the HELOCs will increase by an amount equal to the aggregate principal balance of the subsequent HELOCs so purchased and transferred to the trust fund and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent HELOCs sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent HELOCs with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the HELOCs in the trust will change upon the acquisition of related subsequent HELOCs.  It is expected that approximately $[____] in subsequent HELOCs, which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.]

[Any conveyance of subsequent HELOCs on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent HELOC satisfying the representations and warranties specified in the related Subsequent Transfer Instrument.  The Depositor may not select such subsequent HELOCs in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the HELOCs under the same criteria as the HELOCs in the current pool were acquired.  Any addition of subsequent HELOCs to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

[The pre-funding account will be established to provide the trustee, on behalf of the trust, with sufficient funds to purchase subsequent HELOCs. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent HELOCs in accordance with the Pooling and Servicing Agreement.  Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.]

[To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent HELOCs on or before [______ __, 20__], the holders of the Offered Certificates will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

[Any such amount transferred to the Distribution Account will be included in Principal Funds for payment to the classes of certificates.]

[Interest Coverage Account]

[On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest

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coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the trust of subsequent HELOCs after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.]

YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

[When a principal prepayment in full is made on a HELOC, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a HELOC, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws to anyHELOC could adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such HELOCs.  The Servicer is obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments by the mortgagors on the HELOCs (i) received in the month prior to the month of the related Distribution Date with respect to prepayments in part, and (ii) received from the 16th day of the month prior to the month of the related Distribution Date to the last day of such prior month with respect to prepayments in full; provided, however that the obligation of the Servicer to remit the amount of any shortfall in interest resulting from a principal prepayment on aHELOC shall be limited to the aggregate Servicing Fee (as defined herein) payable to the Servicer for the related Due Period.  The Servicer will not remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the master servicing fee payable to the Master Servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in part on the HELOCs received in the month prior to the month of the related Distribution Date, and principal prepayments in full on the HELOCs received from the 16th day of the month prior to the month of the related Distribution Date to the last day of the month prior to the month of the related Distribution Date (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments by the Master Servicer or the Servicer (“Compensating Interest”) or (ii) any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates–Interest Distributions on the Offered Certificates and the Class B Certificates” and “–Overcollateralization Provisions” in this prospectus supplement. See “Certain Legal Aspects of the HELOCs–Servicemembers Civil Relief Act” in the prospectus.]

General Prepayment Considerations

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the HELOCs. The rate of principal payments on the HELOCs will in turn be affected by the amortization schedules of the HELOCs as they change from time to time to accommodate changes in the mortgage rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the HELOCs due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Sponsor). The HELOCs may be prepaid by the mortgagors at any time; however, as described under “The Loan Pool” in this prospectus supplement, with respect to approximately [_____]% of the HELOCs, by aggregate

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principal balance of the HELOCs as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

Prepayments, liquidations and repurchases of the HELOCs will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the HELOC. Since the rates of payment of principal on the HELOCs will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the HELOCs. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the HELOCs could result in an actual yield to the investor that is lower than the anticipated yield.  In the case of any Offered Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the HELOCs, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of HELOCs is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the HELOCs, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the HELOCs, the rate of prepayment on the HELOCs would be expected to decrease. Other factors affecting prepayment of HELOCs include changes in mortgagors’ housing needs, job transfers, unemployment, [mortgagors’ net equity in the mortgaged properties], [homeowner mobility] and servicing decisions. The prepayment experience of the Delayed First Adjustment HELOCs may differ from that of the other HELOCs. The Delayed First Adjustment HELOCs may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the Delayed First Adjustment HELOCs as mortgagors seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum mortgage rate and Minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement, prior to the Stepdown Date, all principal payments on the HELOCs will be allocated to the Class A Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the HELOCs will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.

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In general, defaults on HELOCs are expected to occur with greater frequency in their early years. In addition, default rates may be higher for HELOCs used to refinance an existing HELOC. In the event of a mortgagor’s default on a HELOC, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.  See “The Loan Pool—Underwriting Standards” in this prospectus supplement.

Special Yield Considerations

The mortgage rates on approximately [__]% of the HELOCs by aggregate principal balance as of the Cut-off Date, are fixed and will not vary with any index.  The mortgage rates on approximately [__]% of the HELOCs by aggregate principal balance as of the Cut-off Date, adjust semi-annually based upon Six-Month LIBOR subject to periodic and lifetime limitations and after an initial period of [__] years with respect to Delayed First Adjustment HELOCs.  The Pass-Through Rate on the Offered Certificates adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Pass-Through Rate, with the result that increases in the Pass-Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment HELOCs.  The interest due on the HELOCs during any Due Period, net of the expenses of the trust and the supplemental interest trust (including any Net Swap Payment and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.  In addition, Six-Month LIBOR and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and Six-Month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than Six-Month LIBOR, potentially resulting in the application of the applicable Net WAC Pass-Through Rate on the Offered Certificates, which would adversely affect the yield to maturity on such certificates.

If the pass-through rates on the Offered Certificates are limited by the applicable Net WAC Pass-Through Rate for any Distribution Date, the resulting interest shortfalls, which are referred to herein as “Net WAC Rate Carryover Amounts”, may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust [and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event)]. The ratings on the Offered Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates.  [In addition, any Net Swap Payment payable by the Swap Provider on any given Distribution Date will be available to pay any Net WAC Rate Carryover Amounts remaining unpaid on such Distribution Date after taking into account any amounts paid in respect thereof from collections, advances and other recoveries on the HELOCs.]

As described under “Description of the Certificates—Allocation of Losses; Subordination,” amounts otherwise distributable to holders of the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and the Class B Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates and the Class B Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates and the Class B Certificates. See “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.

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Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the HELOCs is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the HELOCs), and the timing of these payments.  The “Assumed Final Distribution Date” for each class of the Offered Certificates is the Distribution Date occurring in [______ ____].  The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of all of the HELOCs. Since the rate of payment (including prepayments) of principal on the HELOCs can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining HELOC may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

Prepayments on HELOCs are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement with respect to the adjustable-rate HELOCs assumes a prepayment rate for the HELOCs of [___]%. To assume [___]% is to assume [_________________________________].  The prepayment assumption used in this prospectus supplement with respect to the fixed-rate HELOCs assumes a prepayment rate of [___]%. To assume [___]% is to assume [___________________________].  No representation is made that the HELOCs will prepay in accordance with such prepayment models or any other rate.  We refer to each such prepayment model herein as a “Prepayment Assumption”.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption” indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of PPC, and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the “Modeling Assumptions”): (i) the Loan Pool consists of [__] HELOCs with the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in [______ ____]; (iii) the HELOCs prepay at the percentages of PPC indicated; (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the HELOCs and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Master Servicer, the Servicer or any other person purchases from the trust fund any HELOC under any obligation or option under the Pooling and Servicing Agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the HELOCs are received on the first day of each month commencing in [______ ____], and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual HELOCs are received on the last day of each month commencing in [______ ____], and include 30 days’ interest thereon; (viii) the scheduled monthly payment for each HELOC is calculated based on the assumed characteristics stated below; (ix) the certificates are purchased on [______ __, ____]; (x) [____________] remains constant at [____]% per annum and the gross mortgage rate on each ARM Loan is adjusted according to the assumed characteristics; (xi) One-Month LIBOR remains constant at [_____]% per annum; (xii) the Servicer’s fee is assumed to be equal to [____]% per annum, the Master Servicer’s fee is assumed to be equal to [_____]% per annum and the Credit Risk Manager’s fee is assumed to be equal to [_____]% per annum; [and (xiiii) the fixed swap payment is calculated based on a per annum rate of [_____]%.]

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Assumed Group I HELOC Characteristics

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum mortgage rate (%)	Minimum mortgage rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[59]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[118]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[0]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]

*LIB6M means Six-Month LIBOR.  FR means Fixed Rate.
**Represents HELOCs which amortize on a 480 month original term to maturity for the first 120 months and thereafter on a 240 month original term to maturity.

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Assumed Group II HELOC Characteristics
Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum mortgage rate (%)	Minimum mortgage rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[178]	[178]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[359]	[359]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[23]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[359]	[359]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[23]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[359]	[359]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[23]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[359]	[359]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[23]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[359]	[359]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[23]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[358]	[358]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[22]	[6]	[___]
[__________]	[357]	[357]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[21]	[6]	[___]

*LIB6M means Six-Month LIBOR.  FR means Fixed Rate.
**Represents HELOCs which amortize on a 480 month original term to maturity for the first 120 months and thereafter on a 240 month original term to maturity.

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There will be discrepancies between the characteristics of the actual HELOCs and the characteristics assumed in preparing the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption”.  Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Offered Certificates set forth in the tables. In addition, since the actual HELOCs will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of Six-Month LIBOR or One-Month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Certificates–Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average lives of such certificates. Based on the foregoing assumptions, the tables indicate the weighted average lives of each class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of such certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption.  Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of HELOCs, including the HELOCs. Variations in the prepayment experience and the balance of the HELOCs that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the HELOCs equals any of the specified percentages of the Prepayment Assumption.

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Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption

Class [__]

	[__]% PPC	[__]%PPC	[__]%PPC	[__]%PPC	[__]%PPC

Distribution Date
Initial Percentage	[___]%	[___]%	[___]%	[___]%	[___]%
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]

Weighted Average Life in Years (1)	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years (1)(2)	[___]	[___]	[___]	[___]	[___]
_____________________
 (1)    The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)    Assumes that the Master Servicer or the Servicer exercises its option to purchase the HELOCs on the earliest possible Distribution Date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

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Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption

Class [__]

	[__]% PPC	[__]% PPC	[__]% PPC	[__]% PPC	[__]% PPC

Distribution Date
Initial Percentage	[___]%	[___]%	[___]%	[___]%	[___]%
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]

Weighted Average Life in Years (1)	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years (1)(2)	[___]	[___]	[___]	[___]	[___]
_____________________

 (1)    The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)    Assumes that the Master Servicer or the Servicer exercises its option to purchase the HELOCs on the earliest possible Distribution Date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

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There is no assurance that prepayments of the HELOCs included in the Loan Pool will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Class A Certificates and the Mezzanine Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A Certificates and the Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the HELOCs will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any HELOC will prepay at any constant percentage until maturity or that all of the HELOCs will prepay at the same rate.  The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the [Class CE, Class [__], Class [__], Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the Class [__] Certificates will become extremely sensitive to losses on the HELOCs (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates. If the Certificate Principal Balances of the[Class CE, Class [__], Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the HELOCs (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  If the Certificate Principal Balances of the[Class CE, Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the HELOCs (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  If the Certificate Principal Balances of the[Class CE, Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the HELOCs (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  The initial undivided interests in the trust fund evidenced by the Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class CE] Certificates are approximately [___]%, approximately [___]%, approximately [___]%, approximately [___]%, approximately [___]% and approximately [___]%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that realized losses on the HELOCs could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this prospectus supplement under “Description of the Certificates—Allocation of Losses”, once realized losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated.  Therefore, the amounts of realized losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this prospectus supplement).  However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from payments received by the Securities Administrator in respect of the Interest Rate Swap Agreement in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.

Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date

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and during periods in which a Trigger Event is not in effect.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” in the prospectus.

Derivative Instruments

[The Interest Rate Swap Agreement and the Swap Provider]

[The Offered Certificates and Class B Certificates will have the benefit of an interest rate swap agreement.  On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [_______] (the “Swap Provider”).  A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between The Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.  The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.]

[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]

[If significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is 10% or more, provide financial information required by Item 1115 of Regulation AB.]

[Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) [__]%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain the Required Overcollateralization Amount and Allocated Realized Loss Amounts.]

[The “Swap Notional Amount” with respect to each Distribution Date commencing in [______, __], is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement).  The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in [______, __], unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).]

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Distribution Date	Swap Notional Amount
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]

[The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would

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become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.]

 [Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Certificates from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Certificates or for a portion of the Mandatory Auction Certificates are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their Certificates in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Certificates (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Certificates shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Certificate Principal Balance of a Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Certificates (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Certificate Principal Balance of the Mandatory Auction Certificates, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Certificates into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Certificates on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Certificate Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION
CERTIFICATES WILL BE OBLIGATED TO TENDER THEIR CERTIFICATES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

S-65

If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction
Certificates in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Certificates will continue to retain their certificates and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Certificates of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Certificates (based on the aggregate Certificate Principal Balance of the Mandatory Auction Certificates), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Certificates held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

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[The Currency Swap Agreement and Swap Counterparty]

[The holders of the Class [__] Certificates will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if Class [__] Certificates are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into the currency swap agreement with an eligible swap counterparty:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date. The swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the Class [__] Certificates using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the Class [__] Certificates multiplied by the outstanding principal balance of the Class [__] Certificates denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the Class [__] Certificates, including, on the maturity date for the Class [__] Certificates, if the currency swap agreement is then in effect, the remaining outstanding principal balance of the Class [__] Certificates, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the Class [__] Certificates from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Certificates, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, the swap counterparty will receive from the trust:

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•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the Class [__] Certificates in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the Class [__] Certificates, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the Class [__] Certificates; provided that, all principal payments allocated to such securities on any distribution date will be deposited into the related accumulation account and paid to the swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Certificates, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the Class [__] Certificates being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the the currency swap agreement for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

The currency swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•
the distribution date on which the outstanding principal balance of the Class [__] Certificates is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the Class [__] Certificates.

The currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. The currency swap agreement will not terminate solely due to the declaration of a failed remarketing.]

[The Interest Rate Cap Agreement]

[The Class [__] certificates will have the benefit of the Interest Rate Cap Agreement. Pursuant to the Interest Rate Cap Agreement, with respect to any Distribution Date, commencing with the Distribution Date in [__], 20[ ], on or prior to the Distribution Date in [__], 20[ ], [_______], (the “Cap Provider”), will be obligated to pay to the securities administrator, an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate (determined in accordance with the Interest Rate Cap Agreement) up to a maximum of [__]% (the “Maximum Cap Rate”) and (ii) a specified strike rate of [__]% (the “Cap Strike Rate”) and (b) the Interest Rate Cap Agreement Notional Amount set forth on the schedule attached as Annex B hereto for that Distribution Date, determined on a 30/360 Basis. (each such payment, the “Cap Agreement Payment”). The Interest Rate Cap Agreement will terminate after the Distribution Date in [__], 20[ ].

The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Cap Provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

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For the Class [__] certificates and each Distribution Date prior to and including the Distribution Date in [__], 20[ ],  any Cap Agreement Payment received by the securities administrator will be used to pay the related Cap Amount to such classes of certificates, as described below under “––The Reserve Funds.”  Amounts received on  the Interest Rate Cap Agreement will not be available to make distributions on any class of Certificates other than the Class [__] certificates.

The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class [__] certificates do not represent an obligation of the Cap Provider. The holders of the Class [__] certificates are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the cap provider in respect of its obligations under the Interest Rate Cap Agreement.]

DESCRIPTION OF THE CERTIFICATES

General

The Ace Securities Corp. Home Equity Loan Trust, Series [_______], Asset Backed Pass-Through Certificates will consist of [___] classes of certificates, designated as [(i) the Class [__] Certificates; (ii) the Class [__] Certificates (collectively, the “Class [__] Certificates”; and together with the Class [__] Certificates, the “Class A Certificates”); (iii) the Class [__] Certificates and Class [__] Certificates (collectively, the “Mezzanine Certificates”); (iv) the Class [__] Certificates and Class [__] Certificates (collectively, the “Class B Certificates”); (v) the Class CE Certificates (collectively, with the Mezzanine Certificates and the Class B Certificates, the “Subordinate Certificates”)[; (vi) the Class P Certificates; ]and (vii) the Class R Certificates (also referred to herein as the “Residual Certificates”).]  Only the Class A Certificates and the Mezzanine Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.

Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [______ ____] to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Class A Certificates and the Mezzanine Certificates and any Distribution Date is the business day immediately preceding such Distribution Date, for so long as such Certificates are held in book-entry form and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the Loan Pool of first and second lien fixed-rate and adjustable-rate HELOCs secured by conventional, one- to four-family mortgaged properties,  having original terms to maturity of not greater than approximately [__] years. The HELOCs have an aggregate principal balance as of the Cut-off Date of approximately $[__________], subject to a permitted variance as described under “The Loan Pool” in this prospectus supplement.

The Class A Certificates and the Mezzanine Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this prospectus supplement. The Pass-Through Rates on the Offered Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rates” below. The Class A Certificates evidence an initial aggregate undivided interest of approximately [___]% in the trust fund, the [Class [__] Certificates and Class [__] Certificates] evidence initial undivided interests of approximately [___]% and approximately [___]% respectively, in the trust fund and the [Class [__], Class [__] and Class CE ]Certificates evidence initial undivided interests of approximately [___]%, approximately [___]% and approximately [___]%, respectively, in the trust fund.

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Book-Entry Certificates

The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstreams’ and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depository” and collectively the “European Depositories”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and

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credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date.  For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Documentation Procedures–Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

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Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations REMICS–Taxation of Certain Foreign Investors” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

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DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

Exchangeable Certificates

General

The holder of the Exchangeable REMIC Certificates in any REMIC Combination may exchange all or part of each class of such Exchangeable REMIC Certificates for a proportionate interest in the related Exchangeable Certificates. The holder of each class of Exchangeable Certificates may also

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exchange all or part of such class for a proportionate interest in each such class of Exchangeable REMIC Certificates in the related REMIC Combination.  This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date. For the purposes of the definitions set forth under “Description of the Certificates—Glossary” and the calculation of the Class Principal Balance of any class of Exchangeable REMIC Certificates, to the extent that exchanges of Exchangeable REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Balance of the Exchangeable REMIC Certificates will be deemed to include the Class Principal Balance of the related Exchangeable Certificates issued in the exchange and the Class Principal Balance of the Exchangeable Certificates will be deemed to be zero. Exchangeable REMIC Certificates in any REMIC Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the relative original amounts of such certificates bear to one another as shown in the column titled “Relative Original Amount” in Annex [___].

Holders of Exchangeable Certificates will be the beneficial owners of an interest in the Exchangeable REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to any Exchangeable Classes and the Exchangeable REMIC Certificates in the related REMIC Combination then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the Exchangeable REMIC Certificates in the related REMIC Combination on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

If a Certificateholder wishes to exchange certificates, the certiflcateholder must notify the Securities Administrator by e-mail at [____________] no later than two business days before the proposed Exchange Date. The Exchange Date can be any business day other than the first or last business day of the month, subject to approval by the Securities Administrator. The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding certificate principal balance and the original certificate principal balance of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed Exchange Date. After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to $5,000.

The Securities Administrator will make the first distribution on a Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of any Exchangeable Certificates will reflect the characteristics of the related Exchangeable REMIC Certificates in the related REMIC Combination. Investors should also consider a number of factors that will limit a Certificateholder's ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

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•	At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [___].

•	A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

•	A Certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•	Only the combinations listed on Annex III are permitted.

•	The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Pass-Through Rates

[The pass-through rate (the “Pass-Through Rate”) on the Class [__] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the HELOCs (and properties acquired in respect thereof) remaining in the trust fund is reduced to less than or equal to 10% of the aggregate principal balance of the HELOCs as of the Cut-off Date (the “Optional Termination Date”), or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

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Glossary

“Administration Fee Rate”:  With respect to each HELOC, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate[ and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated].

“Allocated Realized Loss Amount”:  The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates or Class B Certificates and any Distribution Date is an amount equal to the sum of any realized loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

“Available Distribution Amount”: The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Master Servicer, the Securities Administrator, the Custodians, [the Credit Risk Manager ]or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the HELOCs due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the HELOCs (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the HELOCs received during the related Prepayment Period); and (iii) all P&I Advances with respect to the HELOCs received for the Distribution Date.

“Certificate Principal Balance”: The Certificate Principal Balance of an Offered Certificate or Class B Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the HELOCs and the other assets in the trust fund. The Certificate Principal Balance of an Offered Certificate or a Class B Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under “Description of the Certificates – Allocation of Losses; Subordination” in this prospectus supplement and, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of any Subordinate Certificate deemed to have occurred in connection with allocations of realized losses in the manner described in this prospectus supplement.  The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the HELOCs over (ii) the then aggregate Certificate Principal Balance of the Offered Certificates, the Class B Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class [__] Certificates is equal to approximately $[__________]. The initial Certificate Principal Balance of the Class [__] Certificates is equal to approximately $[__________].[ The initial Certificate Principal Balance of the Class P Certificates is equal to $100.]

“Class A Principal Distribution Amount”: The Class A Principal Distribution Amount is an amount equal to the sum of the Class [__] Principal Distribution Amount and the Class [___] Principal Distribution Amount.

“Class [__] Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group I HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I HELOCs as of the last day of

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the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Group I HELOCs as of the Cut-off Date.

“Class [__] Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of the Certificate Principal Balances of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group II HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Group II HELOCs as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class [__] Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class [__]Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class [__] Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class [__]Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date.

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“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the HELOCs as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date.

“Credit Enhancement Percentage”: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate principal balance of the HELOCs, calculated after taking into account distributions of principal on the HELOCs and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

“Cut-off Date”: [_____________].

“Determination Date”: With respect to any Distribution Date, the [__]th day of the calendar month in which such Distribution Date occurs or, if such [__]th day is not a business day, the business day immediately preceding such [__]th day.

“Due Period”: For any Distribution Date and the HELOCs serviced by the Servicer, the period commencing on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Extra Principal Distribution Amount”: The Extra Principal Distribution Amount for any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Increase Amount.

“Group I Allocation Percentage”: The aggregate principal balance of the Group I HELOCs divided by the sum of the aggregate principal balance of the Group I HELOCs and the Group II HELOCs.

“Group I Interest Remittance Amount”: The Group I Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I HELOCs minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer[, the Credit Risk Manager] or the Securities Administrator.

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“Group I Principal Distribution Amount”: The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I HELOCs due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I HELOC (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I HELOCs and (iv) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class [__] Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.  In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

“Group I Principal Remittance Amount”: The Group I Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer[, the Credit Risk Manager] or the Securities Administrator.

“Group II Allocation Percentage”: The aggregate principal balance of the Group II HELOCs divided by the sum of the aggregate principal balance of the Group I HELOCs and the Group II HELOCs.

“Group II Interest Remittance Amount”: The Group II Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II HELOCs minus any amounts payable or reimbursable to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Group II Principal Distribution Amount”: The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II HELOCs due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II HELOC (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II HELOCs and (iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class [__] Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.  In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

“Group II Principal Remittance Amount”: The Group II Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

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“Interest Accrual Period”: The Interest Accrual Period for the Offered Certificates and the Class B Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any class of Offered Certificates and Class B Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

“Interest Distribution Amount”: The Interest Distribution Amount for any class of Offered Certificates and Class B Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, the Servicer and shortfalls resulting from the application of the Relief Act or similar state or local laws.

“Interest Remittance Amount”: The Interest Remittance Amount for any Distribution Date is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Class A Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates and the Class B Certificates and the Principal Remittance Amount.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any Distribution Date and (A) the Class [__] Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I HELOCs in the prior calendar month minus the fees payable to the Servicer, the Master Servicer[ and the Credit Risk Manager] with respect to the Group I HELOCs for such Distribution Date[ and the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event], in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I HELOCs as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

(B) the Class [__] Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II HELOCs in the prior calendar month minus the fees payable to the Servicer, the Master Servicer [and the Credit Risk Manager] with respect to the Group II HELOCs for such Distribution Date [and the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event], in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II HELOCs as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with

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respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

(C) the Mezzanine Certificates, is a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class [__] Certificates and (ii) the Net WAC Pass-Through Rate for the Class [__] Certificates.

(D) the Class B Certificates, is a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class [__] Certificates and (ii) the Net WAC Pass-Through Rate for the Class [__] Certificates.

“Net WAC Rate Carryover Amount”: With respect to any class of the Offered Certificates and any class of the Class B Certificates and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such certificates on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

“Overcollateralization Amount”: The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the HELOCs immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

“Overcollateralization Increase Amount”: An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the classes of Offered Certificates and Class B Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

“Overcollateralization Reduction Amount”: An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

[“Pre-Funded Amount”: The amount deposited by the depositor in the pre-funding account on the Closing Date for the HELOCs, which amount is, approximately $[______], representing approximately [___]% of the aggregate principal balance of the HELOCs as of the Cut-off Date.]

[“Pre-Funding Period”: The period from the Closing Date up to and including [_____ __, 20__], in which the sponsor may purchase subsequent HELOCs for inclusion in the trust with amounts in the pre-funding account.]

“Prepayment Period”: For any Distribution Date and the HELOCs serviced by the Servicer, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part and the period beginning on the sixteenth day of the month preceding the related Distribution Date and ending on the fifteenth day of the month of such Distribution Date with respect to prepayments in full.

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“Principal Distribution Amount”: The Principal Distribution Amount for any Distribution Date is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

“Principal Remittance Amount”: The Principal Remittance Amount for any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

[“Remaining Pre-Funded Amount”: An amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent HELOCs transferred to the trust fund during the Pre-Funding Period.]

“Required Overcollateralization Amount”: Initially, shall mean an amount equal to the product of (i) approximately [___]% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date, which may be decreased as described under “—Overcollateralization Provisions” in this prospectus supplement.

“Scheduled Principal Balance”: The Scheduled Principal Balance of any HELOC as of any date of determination is equal to the principal balance of the HELOC as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for any Distribution Date is equal to the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

“Stepdown Date”: The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in [____________] and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the HELOCs, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date), is greater than or equal to approximately [___]% and (ii) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

[“Subsequent Cut-off Date”: With respect to those subsequent HELOCs sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such HELOC.]

“Subsequent Recoveries”:  As of any Distribution Date, amounts received during the related Prepayment Period by the Servicer specifically related to a defaulted HELOC or disposition of an REO Property prior to the related Prepayment Period that resulted in a realized loss, after the liquidation or disposition of such defaulted HELOC, net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

[“Subsequent Transfer Date”: With respect to each subsequent transfer instrument, the date on which the subsequent HELOCs are sold to the trust.]

“Trigger Event”: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of HELOCs delinquent 60 days or more (including HELOCs in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the HELOCs, in each case, as of the last day of the previous calendar month exceeds [__]% of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of realized

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losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the HELOCs as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage

[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] and thereafter	[___]%

[“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:]

[•    “Failure to Pay or Deliver,”]

[•    “Bankruptcy” (as amended in the Interest Rate Swap Agreement) and]

[•    “Merger without Assumption” (but only with respect to the Swap Provider),]

[as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.]

[“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:]

[•    “Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),]

[•    “Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and]

[•    “Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.  In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer exercises the option to purchase the HELOCs.  With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).]

[Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.  The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”]

[Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid

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amounts that would have been owed to and by the Supplemental Interest Trust and the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement.  In the event that the Securities Administrator is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders, in accordance with the priorities set forth in this prospectus supplement.]

[Upon a Swap Early Termination, the Trustee, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement.  To the extent the Securities Administrator receives a Swap Termination Payment from the Swap Provider, the Trustee will apply all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider, the Trustee will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.]

[A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.”]

[If the Swap Provider’s long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates and the Class B Certificates, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”).]

[The Supplemental Interest Trust will not be subject to any gross-up on its payments to the Swap Provider on account of any tax withholding.]

[On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “—Overcollateralization Provisions” in this prospectus supplement, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:]

[first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;]

[second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;]

[third, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;]

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[fourth, sequentially, to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;]

[fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;]

[sixth, sequentially, to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;]

[seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”]

[eighth, sequentially to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow; ]

[ninth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and]

[tenth, to the Class CE Certificates, any remaining amounts.]

[In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.]

[The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.]

 [Regulation AB compliant description of the Swap Provider.]

Permitted Investments

To the extent provided in the Pooling and Servicing Agreement, amounts on deposit in a Eligible Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the Pooling and Servicing Agreement, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments shall be paid to the Servicer under the Pooling and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two business days of

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receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

(i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the applicable credit rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

(iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Certificate Principal Balances of all the HELOCs and Permitted Investments held as part of the Trust;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

(viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

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Interest Distributions on the Offered Certificates and the Class B Certificates

For the purposes of the foregoing distributions, only Exchangeable REMIC Certificates are deemed to be outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates.”

Holders of the Offered Certificates and the Class B Certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable Pass-Through Rates thereon, in the priorities set forth below.

(A) On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;]

second, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to the Class [__] Certificates; and

third, concurrently, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to each such class, to the extent remaining unpaid after distribution of the Group II Interest Remittance Amount as set forth in clause (B) below, on a pro rata basis, based on the entitlement of each such class.

(B) On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;]

second, concurrently, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to each such class, on a pro rata basis, based on the entitlement of each such class; and

third, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to the Class [__] Certificates, to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount as set forth in clause (A) above.

(C) On each Distribution Date, following [the deposit of the Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Trust as described in clauses (A) and (B) above] and the distributions of interest to the holders of the Class A Certificates as described in clauses (A) and (B) above, any Group I Interest Remittance Amount and any Group II Interest Remittance Amount remaining will be distributed in the following order of priority:

[first, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates;

second, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates;

third, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates; and
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fourth, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates.]

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer will be allocated [first, to Net Monthly Excess Cashflow [and payments received under the Interest Rate Swap Agreement] according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, second, to the Class [__] Certificates, third, to the Class [__] Certificates, fourth, to the Class [__] Certificates, fifth, to the Class [__] Certificates, sixth, to the Class [__] Certificates and seventh, to the Class A Certificates], on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction. The holders of the Offered Certificates and the Class B Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under “—Overcollateralization Provisions” in this prospectus supplement.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates or Class B Certificates will result and payments of Interest Carry Forward Amounts to such classes of Offered Certificates or Class B Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates and the Class B Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.

Except as otherwise described in this prospectus supplement, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of each class.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Offered Certificates and the Class B Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related “Interest Determination Date”). “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of [__]%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may

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replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Offered Certificates and the Class B Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Offered Certificates and the Class B Certificates

For the purposes of the foregoing distributions, only Exchangeable REMIC Certificates are deemed to be outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates.”

On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates and Class B Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

(A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;]

second, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class [__] Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount as described below, until the Certificate Principal Balance of each such class has been reduced to zero.

(B) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;]

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second, sequentially, to the holders of the Class [__] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class [__] Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described above, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.

(C) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

first, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

second, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__]  Certificates has been reduced to zero.]

(D) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;]

second, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class [__] Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount, as described below, up to an amount equal to the amount, if any, of the Class [__] Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of each such class has been reduced to zero.]

(E) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;]

second, sequentially, to the holders of the Class [__] Certificates, in that order, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero; and

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third, to the holders of the Class [__] Certificates, after taking into account the distribution of the Group I Principal Distribution Amount, as described above, up to an amount equal to the amount, if any, of the Class [__] Principal Distribution Amount remaining unpaid on such Distribution Date until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

(F) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

[first, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class [__] Certificates under (D) and (E) above, and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

second, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above and to the holders of the Class [__] Certificates under clause first above, and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause third above and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero]

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of realized losses, increasing the respective percentage interest in the principal balance of the HELOCs evidenced by the Mezzanine Certificates and the Class B Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates and the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates and the Class B Certificates.

Distributions with Respect to Exchangeable Certificates

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of the related Exchangeable Certificates, such Exchangeable Certificates will be entitled to (a) interest distributions at the applicable pass-through rate on the outstanding Class Principal Balance in the same priority as the Exchangeable REMIC Certificates that are exchanged therefore and (b) a proportionate share of the principal distributions on each class of Exchangeable REMIC Certificates entitled to principal in the related REMIC Combination, in the order of priority assigned to such Exchangeable REMIC Certificates. In addition, such Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of Exchangeable REMIC Certificates in the related REMIC Combination.

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Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the HELOCs and other assets of the trust fund, while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the HELOCs.

Item	Fee	Paid From
Master Servicing Fee(1)(2)	___bp	HELOC Interest Collections
Trustee Fee	___bp	Master Servicing Fee
Servicer Fee	___bp	Master Servicing Fee

(1)  Master servicing fee including securities administrator, paying agent and certificate registrar fees.  The Master Servicer receives a single combined fee that covers all of these functions.The Master Servicer performs these functions.

(2) Master Servicer pays trustee and servicer fees out of its fee.
(3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the HELOCs, prior to distributions to certificateholders.

Example of Distributions

The following sets forth an example of collection of payments from [borrowers][obligors] on the HELOCs, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in [___________]:

[_________] through [__________]	Prepayment Period for prepayments received from HELOCs:

Principal prepayments received by the Servicer during the related Prepayment Period ([_________] through [_______]) will be deposited into the Servicer’s Collection Account for remittance to the Master Servicer on the Servicer Remittance Date.

[_______]	Servicer Remittance Date:
The Servicer will remit collections, advances and recoveries in respect of the HELOCs to the Master Servicer for deposit into the Distribution Account as specified in the Pooling and Servicing Agreement.

[_______]	Record Date:	Distributions will be made to Certificateholders of record for all applicable classes as of the business day immediately before the related Distribution Date.
[_______]	Distribution Date:
On the [____]th day of each month (or if the [____]th day is not a business day, the next business day), the Securities Administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account.

Succeeding months follow the same pattern.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described in this section, the Interest Rate Swap Agreement, as described

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under “—The Interest Rate Swap Agreement and the Interest Rate Swap Provider” and overcollateralization, as described under “—Overcollateralization Provisions” in this prospectus supplement.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford holders of the Class A Certificates protection against realized losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, (i) the rights of the holders of the [Class [__] Certificates will be senior to the rights of holders of the Class [__], Class [__], Class [__] and Class CE Certificates, (ii) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class [__], Class [__] and Class CE Certificates, (iii) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class [__] and Class CE Certificates and (iv) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class CE Certificates.]  This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against realized losses.

Overcollateralization Provisions

[The weighted average mortgage rate for the HELOCs, less the Administration Fee Rate and the amount, expressed as a per annum rate of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event, is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates and the Class B Certificates, thus generating excess interest collections which, in the absence of realized losses, will not be necessary to fund interest distributions on the Offered Certificates and Class B Certificates.  Additional excess interest will be generated by the portion of the Loan Pool represented by the Overcollateralization Amount.  The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates and Class B Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.]

[With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, owed to such holders in accordance with the priorities set forth under “—Allocation of Extra Principal Distribution Amount” below;

second, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

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third, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

fourth, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

fifth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

sixth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

seventh, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

eighth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

ninth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

tenth, concurrently to the holders of the Class A Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls on the related HELOCs to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related HELOCs;

eleventh, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the  HELOCs to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the HELOCs;

twelfth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the HELOCs to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the HELOCs;

thirteenth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the HELOCs to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the HELOCs;

fourteenth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the HELOCs to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the HELOCs;

fifteenth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the Pooling and Servicing Agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates and the Class B Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

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[sixteenth, to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider, due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; ]

seventeenth, to the holders of [the Class P Certificates and] Class CE Certificates as provided in the Pooling and Servicing Agreement; and

eighteenth, to the holders of the Residual Certificates, any remaining amounts.]

[On each Distribution Date, after making the distributions required under “Interest Distributions on the Offered Certificates and the Class B Certificates”, “Principal Distributions on the Offered Certificates and the Class B Certificates” and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority:

(A)concurrently, to each class of Class A Certificates, in respect of the related Net WAC Rate Carryover Amount for such Distribution Date, on a pro rata basis, based on the entitlement of each such class; and

(B)sequentially, to the holders of the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date.

As of the Closing Date, the aggregate principal balance of the HELOCs as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates by an amount equal to approximately $[__], which is equal to the initial Certificate Principal Balance of the Class CE Certificates.  This amount represents approximately [__]% of the aggregate principal balance of the HELOCs as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Loan Pool under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Overcollateralization Amount is required to be maintained at the “Required Overcollateralization Amount.”  In the event that realized losses are incurred on the HELOCs, such realized losses may result in an overcollateralization deficiency since the realized losses will reduce the principal balance of the HELOCs without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates and the Class B Certificates. In the event of an overcollateralization deficiency, the Pooling and Servicing Agreement requires the payment from Net Monthly Excess Cashflow [and any Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement,] subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates and the Class B Certificates in reduction of the Certificate Principal Balances of the Offered Certificates and the Class B Certificates. These payments have the effect of accelerating the amortization of the Offered Certificates and the Class B Certificates relative to the amortization of the HELOCs, and of increasing the Overcollateralization Amount..]

[On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease (“step down”), to a level equal to approximately [__]% of the then current aggregate outstanding principal balance of the HELOCs (after giving effect to principal payments to be distributed on the related Distribution Date), subject to a floor equal to the product (i) [__]% and (ii) the aggregate principal balance of the HELOCs as of the Cut-off Date.  In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates and the Class B Certificates on the related Distribution Date shall be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above.]

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[With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates and the Class B Certificates relative to the amortization of the HELOCs, and of reducing the Overcollateralization Amount.  However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.]

Allocation of Extra Principal Distribution Amount

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Extra Principal Distribution Amount shall be distributed as follows:

first, concurrently, to the holders of the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that the pro rata allocation to the [Class [__] Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class [__] Certificates, but shall be distributed to the Class [__]] Certificates on a sequential basis, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

second, sequentially, to the holders of the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Offered Certificates and the Class B Certificates shall be entitled to receive distributions in respect of principal to the extent of the Extra Principal Distribution Amount in the following amounts and order of priority:

[first, (a) the lesser of (x) the Group I Principal Distribution Amount and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, and (b) the lesser of (x) the Group II Principal Distribution Amount and (y) the Class [__] Principal Distribution Amount, shall be distributed sequentially to the holders of the Class [__] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A Certificates under clause first above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above and to the holders of the Class [__] Certificates under clause second above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above and to the holders of the Class [__]Certificates under clause third above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

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Allocation of Losses; Subordination

With respect to any defaulted HELOC that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related HELOC was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the HELOC.  The amount of loss realized and any Bankruptcy Losses are referred to in this prospectus supplement as “realized losses.”  In the event that amounts recovered in connection with the final liquidation of a defaulted HELOC are insufficient to reimburse the Servicer or the Master Servicer for P&I Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the Servicer, or the Master Servicer out of any funds in the related collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any defaulted HELOC, the amount of the realized loss with respect to that defaulted HELOC will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

Any realized losses on the HELOCs will be allocated on any Distribution Date: [first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates [and to Net Swap Payments received from the Swap Provider under the Interest Rate Swap Agreement for that purpose,] third, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__]Certificates has been reduced to zero, fourth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, fifth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero and sixth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

The Class [___] Certificates are Exchangeable REMIC Certificates. In the event Class [_____] Certificates are exchange for related Exchangeable Certificates, losses allocated to the Class [______] Certificates will be allocated to these Exchangeable Certificates.

[The Pooling and Servicing Agreement does not permit the allocation of realized losses to the Class A Certificates or Class P Certificates. Investors in the Class A Certificates should note that although realized losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the HELOCs to pay the Class A Certificates all interest and principal amounts to which they are then entitled.]

Except as described below, once realized losses have been allocated to the Mezzanine Certificates and the Class B Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below).  [However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates and the Class B Certificates from Net Monthly Excess Cashflow and from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” above.]

Any allocation of a realized loss to a Mezzanine Certificate or Class B Certificate will be made by reducing the Certificate Principal Balance of that Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the realized loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Mezzanine Certificate or Class B Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of realized losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and from amounts on deposit in the Supplemental Interest Trust.

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A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction. With respect to any HELOC, a “Deficient Valuation” is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the HELOC, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a HELOC as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this prospectus supplement and the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a realized loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries [but only to the extent that such certificate has not been reimbursed for the amount of such realized loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “Description of the Certificates—Overcollateralization Provisions” and from amounts on deposit in the Supplemental Interest Trust as described under “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]  Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

P&I Advances

Subject to the limitations set forth in the following paragraph, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date (as defined in the Pooling and Servicing Agreement), its own funds, or funds in the related collection account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the related advance will be equal to the aggregate of all scheduled payments of principal and interest, net of the related Servicing Fees, that were due during the related Due Period on the related HELOCs and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure (net of the related Servicing Fees).  These advances are referred to in this prospectus supplement as “P&I Advances”.

P&I Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on the related HELOC. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on any HELOCs due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws.  All P&I Advances will be reimbursable to the Servicer or the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the HELOC as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any HELOC that are deemed by the Servicer or the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer or the Master Servicer out of any funds in the collection account prior to the distributions on the certificates. In the event that the Servicer fails in its obligation to make any required P&I Advance, a successor servicer will be obligated to make the P&I Advance on the Distribution Date for which the Servicer was required to make such P&I Advance, to the extent required in the Pooling and Servicing Agreement.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless the Servicer determines that the advance would not be recoverable.  In no event will the Servicer be obligated to advance the balloon payment due on any Balloon Loan.

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The Pooling and Servicing Agreement also provides that the Servicer may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of the Servicer to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the Servicer. The Pooling and Servicing Agreement also provides that the Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders.

Upon an Event of Default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer may terminate the Servicer and the Master Servicer will, or under certain circumstances, the Serviceror its designee may, appoint a successor servicer.  In any event the successor servicer must be an approved servicer as described in this prospectus supplement under “Certain Matters Regarding [] as Servicer”.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each holder of a certificate, a statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website located at [_________].  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

[Credit Enhancement Provider]

[Provide Regulation AB compliant description of any providers of credit enhancement within the meaning of Item 1114 of Regulation AB]

THE ORIGINATORS

General

[], [] and  [____] are the originators of the [Mortgage Loans][Contracts] with respect to approximately [___]%, [___]% and [___]%, respectively, of the [Mortgage Loans][Contracts] by aggregate principal balance as of the Cut-off Date, along with various originators, none of which has originated more than 10% of the [Mortgage Loans][Contracts] by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking

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business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

For a description of the underwriting guidelines applicable to the Mortgage Loans purchased from [__________] and certain other information with respect to [__________], see “The [Mortgage] [Contract] Pool—Underwriting Standards” in this Prospectus Supplement.]

[[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units. ]

For a description of [________]’s underwriting guidelines, see “The [Mortgage][Contract] Pool—Underwriting Standards—[__________]”.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the Loan Pool (if applicable) any period before January 1, 2006.

ISSUING ENTITY

Home Equity Loan Trust [_______] is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [_____](the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the HELOCs and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, see “Description of the Agreements — Amendment” in the base prospectus.

The assets of the Issuing Entity will consist of the HELOCs and certain related assets.

The Issuing Entity’s fiscal year end is [______].

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THE DEPOSITOR

 ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans, HELOCs and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans, HELOCs and other financial assets, collections on the mortgage loans, HELCOs and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans and HELCOs since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans including HELCOs in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

THE SPONSOR

 DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

 *The Sponsor did not securitize any mortgage loans in 2008 or 2009.

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THE SERVICER

General

Primary servicing of the HELOCs will be provided by [______] (the “Servicer”) pursuant to the Pooling and Servicing Agreement.  The Master Servicer will be required to monitor the Servicer’s performance under the Pooling and Servicing Agreement.  In the event of a default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against the Servicer.

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the Pooling and Servicing Agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a [mortgage note][contract], provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a loan, increase the amount of the credit line, terminate a dormant Mortgage Asset, reduce the credit line, eliminate the ability to make future drafts on the credit line,so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

All collections of principal and interest on any HELOCs, including but not limited to Principal Prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the Servicer out of liquidation proceeds in accordance with the Pooling and Servicing Agreement), the repurchase price for any HELOCs repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Eligible Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.  Amounts on deposit in a Eligible Account may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Pooling and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.  On the date specified in the Pooling and Servicing Agreement, the Servicer will withdraw or cause to be withdrawn from the applicable Eligible Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds.  See “Pooling and Servicing Agreement — Payments on HELOCs; Deposits to Collection Account and Distribution Account” in this prospectus supplement.

[Servicer Name]

[The Servicer has significant experience in servicing HELOCs and residential and commercial mortgage loans and has been servicing HELOCs since [______], residential mortgage loans since [_____], and non prime mortgage loans since [_____].  The Servicer is [one of the largest third-party subprime mortgage loan servicers in the United States].  The Servicer and its related companies currently employ more than [_____] people worldwide with domestic residential mortgage loan servicing and

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processing centers in _____,_____ and _____, _____.   The Servicer specializes in the management of [sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets]. The Servicer’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

 As of December 31, 20__, the Servicer provided servicing for residential mortgage loans including HELOCs with an aggregate unpaid principal balance of approximately $[____], substantially all of which are being serviced for third parties, including loans in over [_____] securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by the Servicer at the end of each of the indicated periods.

[Subprime] Servicing Portfolio
(Dollars in Thousands)

Delinquency Experience (Dollars in Thousands)
At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent
Principal Amount Outstanding[1]
Delinquencies[2]
30-59 Days
60-89 Days
90-119 Days
over 120 days
Total Delinquencies as a Percentage of the Total Amount Outstanding

Delinquency and Foreclosure Experience

The following tables set forth, for the HELOC servicing portfolio serviced by the Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in the Servicer’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  A HELOC is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the the next monthly due date [which is know as the OTS Method][on the last business day immediately prior to the next monthly due date, which is know as the MBA Method].  The Servicer’s portfolio may differ significantly from the HELOCs in the loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the HELOCs in the loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the

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HELOCs in the loan pool will depend, among other things, upon the value of the real estate securing such HELOCs in the loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the HELOCs in the loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the loan pool. Finally, the statistics shown below represent the delinquency experience for the Servicer’s HELOC servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the HELOCs comprising the loan pool will depend on the results obtained over the life of the loan pool.

Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2005						As of December 31, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2007						As of December 31, 2008
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2009
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio		$	100.00%	100.00%

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Period of Delinquency
30-530 days	$	%	%
60-860 days	$	%	%
90 days or more	$	%	%
Total Delinquent Loans	$	%	%
Loans in Foreclosure	$	%	%

Real Estate Owned
(Dollars in Thousands)
	As of December 31, 2005				As of December 31, 2006				As of December 31, 2007				As of December 31, 2008
	By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans	By Dollar Amount

Total Portfolio			$				$				$			$
Foreclosed Loans			$				$				$			$
Foreclosure Ratio		%		%		%		%		%		%	%		%

As of December 31, 2009
	By No. of Loans		By Dollar Amount

Total Portfolio			$
Foreclosed Loans			$
Foreclosure Ratio		%

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Loan Gain/(Loss) Experience
(Dollars in Thousands)
	As of December 31, 2005		As of December 31, 2006		As of December 31, 2007		As of December 31, 2008

Total Portfolio	$		$		$		$
Net Gains/(Losses)	$		$		$		$
Net Gains/(Losses) as a Percentage of Total Portfolio		%		%		%		%

As of December 31, 2009

Total Portfolio	$
Net Gains/(Losses)	$
Net Gains/(Losses) as a Percentage of Total Portfolio		%

Prior Securitizations

[In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which the Servicer was serving as servicer, the Servicer has not been terminated as a servicer in any of those transactions, and the Servicer has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.]]

[Other Servicer Regulation AB compliant disclosure description]

Servicing and Other Compensation and Payment of Expenses

The Servicer will provide customary servicing functions with respect to the HELOCs. Among other things, the Servicer is obligated under some circumstances to make P&I Advances with respect to the related HELOCs. In managing the liquidation of defaulted HELOCs, the Servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted HELOCs and REO properties as described in the Pooling and Servicing Agreement, as applicable.

In instances in which a HELOC is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the HELOC were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the interest rate, forgiving payments of principal, interest or other amounts owed under the HELOC such as taxes or insurance premiums, extending the final maturity date of the HELOC, capitalizing delinquent interest and other amounts owed under the HELOC, or any combination of these or other modifications. Any modified HELOC may remain in the related Issuing Entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

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[Approximately ___% of the HELOCs, by aggregate outstanding principal balance as of the cut-off date, were subject to an interest rate reduction, approximately ___% of the HELOCs, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of principal, approximately ___% of the HELOCs, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of interest, approximately ___% of the HELOCs, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the final maturity date, approximately ___% of the HELOCs, by aggregate outstanding principal balance as of the cut-off date, were subject to a principal forbearance, approximately ___% of the HELOCs, by aggregate outstanding principal balance as of the cut-off date, were subject to a capitalization of delinquent interest, and approximately ___% of the HELOC, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the amortization of the HELOCs.]

The principal compensation to be paid to the Servicer in respect of the servicing activities performed by the Servicer will be a servicing fee (the “Servicing Fee”) calculated at a per annum rate (the “Servicing Fee Rate”) equal to [ ]% with respect to each HELOC serviced by the Servicer on the Scheduled Principal Balance of each such HELOC. As additional servicing compensation, the Servicer are entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the related HELOCs, to the extent collected from [mortgagors][obligors], together with any interest or other income earned on funds held in the related collection account and any related escrow account.  The Servicer is entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement) with respect to the related HELOCs.

In general, the Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date with Compensating Interest on such Distribution Date; provided that the Servicer is only required to pay Compensating Interest in an amount up to the related Servicing Fee payable to the Servicer.  The Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the related HELOCs in connection with their responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement ..  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicer.

THE MASTER SERVICER

[General]

[___________] acts as Master Servicer pursuant to the Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Trustee] against the defaulting Servicer.  As of __________, [______] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[Describe any material changes in [__________]’s servicing policies and procedures for residential HELOCs, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]]

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be a master servicing fee calculated at a rate set forth in the Pooling and Servicing Agreement on the Scheduled Principal Balance of each HELOC (the “Master Servicing Fee

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Rate”) together with any interest or other income earned on funds held in the Distribution Account.  With respect to each HELOC and for any calendar month, the Master Servicer will receive an amount equal to one-twelfth of the product of [__]% multiplied by the Scheduled Principal Balance of the HELOCs as of the Due Date in the preceding calendar month.

In the event that the Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amount up to the master servicing fee payable to the Master Servicer on such Distribution Date.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and  (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

THE TRUSTEE

[________] will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at [________] or at such other address as the Trustee may designate from time to time.

[Describe the extent of [________]’s prior experience serving as a trustee for asset-backed securities transactions involving Loan Pools of first lien [fixed][adjustable] rate HELOCs secured by [one- to four-family residential real properties.]

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

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2.
The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any HELOC hereunder and relating to the servicing of the HELOCs; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the pooling and servicing agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.
Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.  Such rights and powers may include:

1.
Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the HELOCs and related documents, or otherwise.

2.
The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Pooling and Servicing Agreement.

3.
Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

For further discussion of the duties of the Trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the base prospectus.

The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the Servicer under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements.

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THE SECURITIES ADMINISTRATOR

[________], as the Securities Administrator under the Pooling and Servicing Agreement, will perform certain securities and tax administration services for the Trust for so long as it or one of its affiliates is the Master Servicer. The Securities Administrator’s corporate trust office is located at [________________]or at such other address as the Securities Administrator may designate from time to time.

The Securities Administrator may resign at any time including at such time as the Master Servicer is removed or terminated, in which event the Depositor will be obligated to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property, or if the Master Servicer is terminated or removed.  Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.  The Securities Administrator and the Master Servicer will be indemnified by the Trust Fund for certain expenses as provided in the Pooling and Servicing Agreement.

THE CUSTODIANS

Approximately [___]% of the loan files with respect to the HELOCs by aggregate principal balance as of the Cut-off Date, will be held by [________], pursuant to a custodial agreement to be entered into among [________], as Trustee, [________], in its capacity as a custodian, and the Servicer. For additional information about [________] see “The Master Servicer” in this prospectus supplement.

Approximately [___]% of the loan files with respect to the HELOCs by aggregate principal balance as of the Cut-off Date, will be held by [________], pursuant to a custodial agreement to be entered into among [________], as Trustee, [________], as a custodian, and the Servicer. [Regulation AB compliant description of [________].]

[THE CREDIT RISK MANAGER]

[[________], as credit risk manager for the trust (the “Credit Risk Manager”) will monitor the performance of the Servicer, and make recommendations to the Servicer and/or Master Servicer regarding certain delinquent and defaulted HELOCs and will report to the Depositor on the performance of such HELOCs, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon loan data that is provided to it by the Servicer and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to [________]% per annum of the then current aggregate principal balance of the HELOCs.]

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of [______ __, ____] among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, a form of which is filed as an exhibit to the

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registration statement.  A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the HELOCs, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the HELOCs due after the Cut-off Date, together with any proceeds of the HELOCs; (iii) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the Loan Purchase Agreement; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof; [and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider.] For the avoidance of doubt, the trust fund does not include the Supplemental Interest Trust.  Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

Assignment of the HELOCs

On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each HELOC, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such HELOC due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each HELOC transferred to the trust will be identified on a schedule (the “HELOC Schedule”) delivered to the Trustee and the Servicer pursuant to the Pooling and Servicing Agreement. The HELOC Schedule will include information such as the principal balance of each HELOC as of the Cut-off Date, its mortgage rate as well as other information with respect to each HELOC.

The Pooling and Servicing Agreement will require that, prior to the closing date, the Depositor will deliver or cause to be delivered to the Trustee (or the related Custodian, as the Trustee’s agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit.  The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee’s interest in the HELOC against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any HELOC electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the Trustee or the related Custodian on its behalf will review the HELOCs and the Related Documents pursuant to the related Custodial Agreement and, if any HELOC or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee or the Servicer, the Sponsor will be obligated either to (i) substitute for such HELOC a Qualified Substitute HELOC; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such HELOC at a price (the “Purchase Price”) equal to the outstanding principal balance of such HELOC as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the mortgage rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed P&I Advances and servicing advances made by the Servicer plus all unreimbursed costs and damages incurred by the trust and the

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Trustee in connection with any violation by any such HELOC of any predatory or abusive lending law.  The Purchase Price will be required to be remitted to the Servicer for deposit in the related Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted HELOC (as defined herein) is the sole remedy regarding any defects in the HELOCs and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute HELOC, the Sponsor will be required to remit to the Servicer, as applicable, for deposit in the related Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the principal balance of the related Deleted HELOC over the principal balance of such Qualified Substitute HELOC.

A “Qualified Substitute HELOC” is a mortgage loan substituted for a Deleted HELOC which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one HELOC for a Deleted HELOC, an aggregate principal balance), not in excess of the principal balance of the Deleted HELOC; (ii) have a mortgage rate not less than the mortgage rate of the Deleted HELOC and not more than 1% in excess of the mortgage rate of such Deleted HELOC; (iii) if such [mortgage loan][contract] is an adjustable-rate [mortgage loan][contract], have a Maximum mortgage rate and Minimum mortgage rate not less than the respective rate for the Deleted HELOC and have a Gross Margin equal to or greater than the Deleted HELOC; (iv) have the same Due Date as the Deleted HELOC; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted HELOC; (vi) comply with each representation and warranty as to the HELOCs set forth in the Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the HELOC being replaced; (viii) [have the same lien priority on the related mortgaged property as the HELOC being replaced] and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each HELOC. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each HELOC and the Related Documents, free of any lien; (ii) each HELOC complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; (iii) the HELOCs are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no HELOC is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico or Illinois; and (iv) no proceeds from any HELOC were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such HELOC.  Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related HELOC and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii) or (iv) above (or certain other representations and warranties made by the Sponsor with respect to any Group I HELOC), shall be deemed to materially and adversely affect the interests of the certificateholders in the related Group I HELOC.  If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted HELOC a Qualified Substitute HELOC or (ii) purchase such Deleted HELOC from the trust.  The same procedure and limitations that are set forth above for the substitution or purchase of Deleted HELOCs as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted HELOC as a result of a breach of a representation or warranty in the Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders.

HELOCs required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted HELOCs.”

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Payments on HELOCs; Deposits to Collection Account and Distribution Account

The Servicer will establish and maintain or cause to be maintained a separate trust account (each, a “Collection Account”) for the benefit of the certificateholders. Each Collection Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by the Servicer of amounts in respect of the related HELOCs (excluding amounts representing the related Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the related Collection Account.  Amounts so deposited by the Servicer may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator.  All investment income on funds in the Collection Account established and maintained by the Servicer shall be for the benefit of the Servicer.

The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted to it by the Servicer for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust.  The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement).  Amounts on deposit therein may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

Certain Matters Regarding [____] as Servicer

The Pooling and Servicing Agreement provides that [________] (“[________]”), in its capacity as the Servicer under the Pooling and Servicing Agreement, may not resign from its obligations and duties under the Pooling and Servicing Agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee or (2) upon the satisfaction of the following conditions:

(a) [________] has proposed a successor servicer to the Depositor, the Sponsor and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

(b) the proposed successor servicer is (1) an affiliate of the Master Servicer that services HELOCs similar to the HELOCs in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s;

(c) the Rating Agencies have confirmed to the Trustee that the appointment of the proposed successor servicer as the servicer under the Pooling and Servicing Agreement will not result in the reduction or withdrawal of the then current ratings of the Offered Certificates; and

(d) the proposed successor servicer has a net worth of at least $25,000,000.

A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an “approved servicer.”

Events of Default

Upon the occurrence of events of default described under “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus, the Servicer may be removed as the servicer of the related HELOCs in accordance with the

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terms of the Pooling and Servicing Agreement.  As further described in, and in accordance with the provisions of the Pooling and Servicing Agreement upon the removal of the Servicer after the occurrence of an Event of Default, a successor to the Servicer (which may be the Master Servicer will become the successor to the Servicer under the Pooling and Servicing Agreement; provided, however that, under certain circumstances, [________] or its designee may designate a successor servicer with respect to the HELOCs if it has been terminated as the servicer under the Pooling and Servicing Agreement.  Any successor servicer appointed by [________] or its designee must qualify as a successor servicer under the Pooling and Servicing Agreement and be approved by the Rating Agencies (by written confirmation that such appointment of a successor servicer would not result in the reduction or withdrawal of the rating of any outstanding class of certificates).  Any proceeds received in connection with the appointment of a successor servicer shall be the property of [________] or its designee.  Any successor to [________] appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $25,000,000.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus.

Voting Rights

[At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates, [other than the Exchangebable Certificates], the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates.]

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the voting rights of each class of Exchangeable REMIC Certificates in the related REMIC Combination.

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities–Termination” in the prospectus. The Master Servicer, or if the Master Servicer fails to exercise such option, [________] (either the Master Servicer or [________], the “Terminator”), will have the right to purchase all remaining HELOCs and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the HELOCs and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the HELOCs as of the Cut-off Date.  In the event the Terminator exercises the option, the purchase price payable in connection with the option will be equal to par with respect to the HELOCs and the fair market value of all properties acquired by the trust in respect of any HELOCs, plus accrued interest for each HELOC at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicer, the Master Servicer and the Securities Administrator as of the termination date and any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement (the “Termination Price”).  In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Certificates and the Class B Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates at the then applicable Pass–Through Rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates and the Class B Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.  The holders of the Residual

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Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement.  See “Description of the Securities–Termination” in the prospectus.

The Securities Administrator shall give notice of any termination to the Certificateholders, upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.

In the event such notice is given in connection with the purchase of all of the HELOCs by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicer, the Master Servicer, the Trustee and the applicable Custodian from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the applicable Custodian and the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement prior to making any final distributions. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining HELOCs, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

In the event that the Terminator purchases all the HELOCs or the final payment on or other liquidation of the last HELOC, the Trust Fund shall be terminated in accordance with the following additional requirements:

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(i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

(ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

At the expense of the Terminator (or, if the Trust Fund is being terminated as a result of the Last Schedule Distribution Date, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

Optional Purchase of Defaulted HELOCs

As to any HELOC which is delinquent in payment by 90 days or more, [________] or an affiliate of [________] may, at its option, purchase such HELOC from the Trust at the Purchase Price for such HELOC, under the circumstances described in the Pooling and Servicing Agreement.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent sole class the “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates and the Class [__] Certificates (exclusive of any right of the holder of such certificates to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts or from the Supplemental Interest Trust [or the obligation to make payments to the Supplemental Interest Trust]), the Class P Certificates and the Class CE Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC.  See “Material Federal Income Tax Considerations–REMICs” in the prospectus.

For federal income tax purposes, the Class [__] Certificates and Class [__] Certificates will, and the remaining classes of the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the adjustable-rate HELOCs will prepay at a rate equal to 100%[PPC][MHP] (calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) and the fixed-rate HELOCs will prepay at a rate equal to 100%[PPC][MHP] calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement).  No representation is made that the HELOCs will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration–General” and “–REMICs–Taxation of Owners of Regular Securities” in the prospectus.

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The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Issuing Entity. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

[If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.]

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder.  Holders of such certificates are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Material Federal Income Tax Considerations– REMICs—Taxation of Owners of Regular Securities” in the Prospectus.

Each holder of an Offered Certificate or Class [__] Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount [and the obligation to make payments to the Supplemental Interest Trust].  The Reserve Fund, [the Interest Rate Swap Agreement and the Supplemental Interest Trust] [is] [are] not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate or a Class B Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate [computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the HELOCs and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate or a Class [__] Certificate may exceed the actual amount of distributions on the Offered Certificate or a Class [__] Certificate.]

The treatment of amounts received by a holder of an Offered Certificate or a Class B Certificate under such holder’s right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto.  Under the REMIC Regulations, each holder of an Offered Certificate or Class [__] Certificate must allocate its purchase price for the Offered Certificate or Class [__] Certificate among its undivided interest in the regular interest of the related REMIC and its

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undivided interest in the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The correct treatment of such payments is uncertain. The Securities Administrator will, as required, treat payments made to the holders of the Offered Certificates and Class [__] Certificates with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”).  The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation.  For tax reporting purposes, the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of Net WAC Rate Carryover Amount with respect to the Offered Certificates and Class [__] Certificates may be treated as having more than insignificant value as provided in the pooling and servicing agreement.  Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it.  Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount as discrete property rights.  Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates.  Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the Offered Certificates and Class [__] Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates.  If the Securities Administrator’s treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Certificate or a Class [__] Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated by the Securities Administrator as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. [In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate or Class [__] Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess will be treated by the Securities Administrator as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amount for such taxable year. Although not clear, net income or a net deduction with respect to any Net WAC Rate Carryover Amount should be treated as ordinary income [or as an ordinary deduction and, in the case of an individual, any ordinary deduction may be treated as a miscellaneous itemized deduction and subject to substantial limitations on its use. Holders of the Offered Certificates and Class [___] Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.]

Because a beneficial owner of any Net WAC Rate Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate or a Class [___] Certificate may have income that exceeds cash distributions on the Offered Certificate or Class [___] Certificate, in any period and over the term of the Offered Certificate or Class [___] Certificate. As a result, the Offered Certificates and Class [___] Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amount would be subject to rules applicable to miscellaneous itemized deductions.

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Upon the sale of an Offered Certificate or a Class [___] Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Certificate or Class [___] Certificate, as the case may be. A holder of an Offered Certificate or a Class [___] Certificate will have gain or loss from such a termination of the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount.  Holders of the Offered Certificates and Class [___] Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Offered Certificate and Class [___] Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in at least the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of each Offered Certificate and Class [___] Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates and Class [___] Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. In addition, on Offered Certificates or Class [___] Certificates obligations to make deemed payments may prevent an entity holding such certificates from qualifying as a REMIC.

Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Certificates and Class [___] Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC.  In addition, any amounts received from the Reserve Fund [and the Supplemental Interest Trust] will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

For further information regarding the material federal income tax considerationsof investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the class or classes of Exchangeable REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the grantor trust,

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and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each Exchangeable REMIC Certificate underlying that Exchangeable Certificate as described above. If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying Exchangeable REMIC Certificates other than in an exchange described under ["Description of the Certificates—Exchangeable Certificates"] in this Prospectus Supplement, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more Exchangeable REMIC Certificates, those Exchangeable REMIC Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more Exchangeable REMIC Certificates underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for multiple Exchangeable REMIC Certificates underlying the Exchangeable Certificate, (ii) sell one of those Exchangeable REMIC Certificates and (iii) retain one or more of the remaining related Exchangeable REMIC Certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying Exchangeable REMIC Certificates sold and the related Exchangeable REMIC Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss relating to the Exchangeable REMIC Certificates sold using its basis allocable to those Exchangeable REMIC Certificates. Also, the beneficial owner then must treat the Exchangeable REMIC Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those Exchangeable REMIC Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the Exchangeable REMIC Certificates retained based on the beneficial owner's basis in those Exchangeable REMIC Certificates.

As a result, when compared to treating each Exchangeable REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument, aggregating the Exchangeable REMIC Certificates underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Securities Administrator. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Securities Administrator's lack of information necessary to report computations that might be required by Section 1286 of the Code, the Securities Administrator will treat each Exchangeable REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Exchangeable REMIC Certificates underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Exchangeable REMIC Certificates underlying the Exchangeable Certificates should be aggregated for OID purposes.

If a beneficial owner of one or more Exchangeable REMIC Certificates exchanges them for the related Exchangeable Certificates in the manner described under ["Description of the Certificates—

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Exchangeable Certificates"] in this Prospectus Supplement, the exchange will not be taxable. In such a.case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related Exchangeable REMIC Certificates that it owned immediately prior to the exchange.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the amended and restated underwriting agreement, dated as of [______ __, ____] and a terms agreement dated as of [______ __, ____] (collectively, the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be [___]% of the aggregate initial Certificate Principal Balance of the Offered Certificates.  In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under “Description of the Certificates–Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, DC].

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RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from [________] (“[________]”), [________] (“[________]”) and [________] (“[________]”):

Offered Certificates	[________]	[________]	[________]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]

The ratings assigned to pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled.  The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying HELOCs.  The ratings assigned to pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the [mortgagors][obligors] or the degree to which such prepayments will differ from that originally anticipated.  The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.  In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the Issuing Entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, Home Equity Loan Trust [______], the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

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AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians.  There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty],  the Securities Administrator or the Custodians.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the Prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to Title I of ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, educational savings account, or any entity deemed to hold the assets of the foregoing, including insurance company general and separate accounts (each a “Benefit Plan”).  ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.  Governmental, church and non U.S.-plans are not subject to ERISA requirements, but may be subject to U.S. federal, state, local or non-U.S. laws substantially similar to ERISA or Section 4975 of the Code (“Similar Law”).

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of “prohibited transactions” involving assets of Benefit Plans and, as relevant here, the

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acquisition, holding and disposition of the Offered Certificates between a Benefit Plan and persons that are “parties in interest” as described in Section 3(14) of ERISA or “disqualified persons” as described in Section 4975 of the Code (collectively, “parties in interest”) with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

Moreover, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases certificates issued by that trust if assets of such trust were deemed to be assets of the Benefit Plan.  Under a regulation issued by the United States Department of Labor (the “DOL”) (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  A certificate will normally be treated as an equity interest for these purposes.  As no Plan Asset Regulation exception or DOL exemption will be available to cover the acquisition, holding or disposition of the Offered Certificates or the operation of the trust and management of its assets, the Offered Certificates may not be acquired by or on behalf of a Benefit Plan.  Each investor will be required to represent and warrant that it is not a Benefit Plan prior to acquiring any Offered Certificates.

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ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

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Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the

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month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c)staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new form must be filed within 30 days of such change.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United

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States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Unless information changes, Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed. However, if a Form W-8BEN has a taxpayer identification number and at least one payment is reported annually on Form 1042-S to the beneficial owner, such Form W-8BEN remains effective until information on the Form changes.

More complicated rules apply to the certification requirements for entities treated as partnerships not organized under U.S. law and those holding securities for others. Such holders should consult their tax advisors as to their certification obligations.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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$[__________] (Approximate)

ACE Securities Corp.
Depositor

ACE Securities Corp. Home Equity Loan
Trust, Series [______]
Asset Backed Pass-Through Certificates

Prospectus Supplement
Dated [______ __, ____]

[_______]
Servicer

[_______]
Master Servicer

[Deutsche Bank Securities]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

[_______ __, _____]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT    (To Prospectus dated [               ])

$[              ] (Approximate)
ACE SECURITIES CORP.

Home Equity Loan Trust, Series [_______]

Mortgage Pass-Through Certificates

[DB Structured Products, Inc.]	Home Equity Loan Trust [______]
Sponsor and Seller	Issuing Entity

Ace Securities Corp.
Depositor
______________________________

Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ] in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The certificates will evidence interests in the issuing entity only and will not evidence interests in or obligations in the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.

The trust fund will issue certificates including the following classes offered hereby:

●   [      ] classes of senior certificates

●   [      ] classes of subordinate certificates

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Certificates” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[   ] and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

Distributions on the Offered Certificates will be payable [       ], as described in this prospectus supplement.  The first expected distribution date will be [        ].  Credit enhancement for the Offered Certificates includes [describe any credit enhancement].  [Amounts payable under [describe any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].]

[Description of assets of the trust fund.]  [After the closing date of this transaction, but before [     ], the Issuing Entity may acquire additional underlying securities as described at “Description of the Trust Fund Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The certificates offered by this prospectus supplement will be purchased by [Deutsche Bank Securities Inc.] from the Depositor, and are being offered by [Deutsche Bank Securities Inc.] from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately [___]% of their initial Certificate Principal Balance before deducting expenses.

On or about [         ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Deutsche Bank Securities]
The date of this prospectus supplement is [             ], 2010

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

We note that the information presented in this prospectus supplement is only intended to enhance the general terms of the accompanying prospectus.  If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Tables of Contents

Prospectus Supplement

The Offered Certificates

The certificates consist of the [class(es)] of certificates listed in the tables below[, together with the Class [       ] Certificates].  Only the classes of certificates listed in the tables below are offered by this prospectus supplement.
Class	[Related Mortgage Pool(s)]	Class Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	Initial Certificate Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)	These balances are approximate, as described in this prospectus supplement.

(2)	Reflects the interest rate as of the closing date.

(3)	Reflects the summary interest rate formula [to be described as applicable].

S-1

The Offered Certificates will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

S-2

Summary of Terms

•           This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•           While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•           Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

[Whenever we refer to a percentage of some or all of the underlying securities in the trust fund [or in any pool], that percentage has been calculated on the basis of the total security principal balance of those underlying securities as of [        ], unless we specify otherwise.  We explain in this prospectus supplement under “Description of the Certificates – Distributions of Principal” how the security principal balance of an underlying security is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any underlying security or securities, we mean the total of their security principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[DB Structured Products, Inc.] will sell the underlying securities to the depositor.

Depositor

Ace Securities Corp., a Delaware corporation. See “The Depositor” in the prospectus.

Issuing Entity

Home Equity Loan Trust [______].

Trustee

[       ].

[Securities Administrator

[       ] will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.]

[Certificate Insurer

[   ] will provide a certificate guaranty insurance policy for [    ] Certificates.

[[Swap] [Cap] Counterparty

[       ].]

[Affiliations

[If the sponsor, depositor or issuing entity is an affiliate of any trustee, or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

S-3

The Certificates

The certificates offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-[   ].

[The Offered Certificates will be issued in book-entry form.  The minimum denominations and the incremental denominations of each class of Offered Certificates are set forth in the table on page S-[   ].]

The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of [describe assets of the trust fund] having a total principal balance as of the cut-off date, which is [       ], of approximately $[       ].  [In addition, [the supplemental interest trust] will hold an [interest rate swap agreement] for the benefit of the certificateholders.]

[The underlying securities to be included in the trust fund will be divided into [       ] pools: [name pools].  [Describe pool assets].

[Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] assets.  Payments of principal and interest on the Class [       ] Certificates will be based primarily on collections from the pool [    ] assets. Payments of principal and interest on the Class [       ] Certificates will be based on collections from [both / all] pools as described herein.]

The rights of holders of the Class [     ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [     ] Certificates collectively as “subordinate” certificates.  We refer to the Class [       ] Certificates collectively as “senior” certificates.

[The Class [    ] Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the Offered Certificates.]

[The Class [       ] Certificates are not offered by this prospectus supplement.]

The Offered Certificates will have an approximate total initial principal amount of $[       ]. Any difference between the total principal amount of the Offered Certificates on the date they are issued and the approximate total principal amount of the Offered Certificates as reflected in this prospectus supplement will not exceed 5%.

Exchangeable Certificates.  Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the exchangeable REMIC certificates, in combinations referred to in this prospectus supplement as the REMIC combinations. The exchangeable certificates and related REMIC combinations are identified in Annex [___] to this prospectus supplement. In the event that any REMIC combination is exchanged for the related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal and/or interest distributions on each class of exchangeable REMIC certificates in the related REMIC combination. In addition, each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.  See “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement.

Payments on the Certificates

Principal and interest on each class of the certificates will be payable on the [25th] day of each month, beginning in [     ].  However, if the [25th] day is not a business day, payments will be made on the [next] business day after the [25th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of Offered Certificates at the applicable annual rates described below:

S-4

•	Class [ ] Certificates: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the underlying securities is not exercised by the [     ] on the initial optional termination date as described under “—The Underlying Securities—Optional Purchase of the Underlying Securities” below, then with respect to the next distribution date and each distribution date thereafter, the applicable annual rate will be increased to [describe changes in the interest rate].

See “—The Underlying Securities —Optional Purchase of the Underlying Securities” below.

[You will receive from each pool of underlying securities only the payments of interest that the component parts of your class of certificates that relate to that pool are entitled to receive.  As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of underlying securities if those underlying securities do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Certificates are principal-only certificates and will not be entitled to payments of interest.]

See “Description of the Certificates – Distributions of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each distribution date, the interest remittance amount, which is the amount of interest collected from the underlying securities during the collection period related to the distribution date minus the amount of any [trustee fees], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the certificates as [excess interest]].

[The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [       ], as [swap/cap] counterparty.  Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [ ] in this prospectus supplement.]

[A graphic illustration of the interest payment priority to be provided to the extent such graphic enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] certificates will be determined by (1) formulas that allocate portions of principal payments received on the underlying securities between [pools] [different certificate classes], (2) funds received on the underlying securities that are available to make payments on the certificates, (3) [the application of excess interest from each pool to pay principal on the certificates and (4) [the amount of principal received on the underlying securities that is released to the residual certificate, calculated as described in this prospectus supplement].

Priority of Principal Payments

In general, on each distribution date, the principal remittance amount, which is the amount of principal collected from the underlying securities during the collection period related to the distribution date, minus the amount of any [expenses of the trustee][other expenses], will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

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second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the certificates as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such graphic enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the underlying securities will differ, as described above, depending upon the occurrence of several different events or triggers:

•	[describe any applicable events or triggers];

See “Description of the Certificates — Distributions of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no other source of cash other than collections on the underlying securities [and] [if applicable, describe any cap or derivatives providing support] [if applicable, describe any certificate guaranty insurance policy].  No other entity will be required or expected to make any payments on the certificates [other than [   ] with respect to the guaranty insurance policy].

Enhancement of Likelihood of Payment on the Certificates

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable].  [The [   ] certificates will [be insured by a] [not be insured by any] financial guaranty insurance policy.]  [Provide name of any financial guaranty insurance policy]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Certificates – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

[Subordination of Payments

Payments of interest and principal will each be made to holders of each class of Offered Certificates before payments are made to the holder of the [REMIC] residual certificate.  In addition, certificates with an “A” in their class designation will have a payment priority as a group over other certificates.  Class [   ] certificates will have a payment priority over class [   ] certificates, and class [   ] certificates will have a payment priority over class [   ] certificates.

These payment priorities are intended to increase the likelihood that the holders of class [  ] certificates and, to a lesser extent, the holders of class [  ] certificates, will receive regular payments of interest and principal.

See “Description of the Certificates – Credit Enhancement – Subordination” in this prospectus supplement.]

[Allocation of Losses

As described in this prospectus supplement, amounts representing realized losses on the underlying securities (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [    ] class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero.  For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero, then in reduction of the principal amount of the Class [    ] Certificates until it is reduced to zero.  If a loss has been allocated to reduce the principal amount of a [   ] certificate, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those certificates covered by the guaranty insurance policy as described below].

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[A graphic illustration of allocation of losses to be provided to the extent such graphic enhances the disclosure of the allocation of losses.]

See “Description of the Certificates – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[Excess Interest

The underlying securities bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [    ] certificates and [   ].  This “excess interest” received from the underlying securities each month will be available to absorb realized losses applied to the underlying securities and to maintain the required level of overcollateralization.

In general, on each distribution date, any excess interest will be distributed in the following order of priority:

first, [to the Class [   ] Certificates, the amount of [   ]];

second, [to the Class [   ] Certificates, the amount of [   ]]; and

[   ], [any remaining excess interest after payments as described above will be paid to the [residual] certificates.

[A graphic illustration of any excess interest distribution to be provided to the extent such graphic enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[Overcollateralization

On the closing date, the total principal balance of the underlying securities in the trust is expected to exceed the total principal amount of the certificates by approximately $[    ], which represents [    ]% of the total principal balance of the underlying securities in the trust fund as of [    ].  This condition is referred to in this prospectus supplement as “overcollateralization.”  Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization.  We cannot, however, assure you that sufficient interest will be generated by the underlying securities to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the underlying securities in [a pool] may be distributed as principal to holders of the [   ] certificates corresponding to [another pool or pools].

If the [   ] certificates relating to one pool have been retired, then principal payments on the underlying securities relating to the retired [   ] certificates will be distributed to the remaining [   ] certificates of the other [pool or pools], if any, before being distributed to the [   ] certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Distributions of Principal” in this prospectus supplement.]

[Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay

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interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.]

[[Certificate] [Pool] Insurance Policy

The [   ] [certificate][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Certificates under the instances described in this prospectus supplement.  [No other classes of certificates will benefit from the certificate guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Certificate] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, the trustee will be paid a monthly fee calculated either as [    ]% annually.

[In addition, the [securities administrator] will be paid [   ] [before/after] payments are made on the certificates.]

In each case, the fees described above will be paid to the related party from amounts received on the underlying securities, before payments of any amounts to certificateholders. The [trustee’s] fees will be paid prior to the payment of other fees. [The [other parties] will be paid their fees simultaneously on a proportionate basis.]

Expenses of the trustee [and the securities administrator] will be reimbursed [before/after] payments are made on the certificates.

Final Scheduled Distribution Date

The final scheduled distribution date for the Offered Certificates will be the applicable distribution date specified in the table on page S-[   ].  The final scheduled distribution date for the [      ] certificates is based upon [      ].  The actual final distribution date for each class of Offered Certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

[The NIMS Insurer

One or more insurance companies, referred to herein collectively as the NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the [   ] Certificates.  In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

We refer you to “Risk Factors—Rights of the NIMS Insurer May Affect Certificates” in the prospectus for additional information concerning the NIMS Insurer.]

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The Trust Fund Property

On the closing date, which is expected to be on or about [     ], the assets of the trust fund will consist primarily of [one pool] [pools of] [describe pool(s)] [    ] underlying securities with a total principal balance as of the cut-off date of approximately $[    ], from [   ] underlying trust funds.

Each class of underlying securities will be backed primarily by [residential] mortgage loans secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the underlying securities will constitute the following classes and will have the following approximate characteristics as of the cut-off date:

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Underlying Securities Summary

Underlying Security Series	Underlying Security Class	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
								[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

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[The mortgage loans underlying the underlying securities were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the related mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The underlying securities held by the trust fund will not be insured or guaranteed by any government agency.]

[See “Description of the Trust Fund Property—the Underlying Securities” and “—the Underlying Mortgage Loans” in this prospectus supplement.]

[Servicing of the Underlying Mortgage Loans

[Approximately [   ]% of the underlying mortgage loans will be serviced by [     ].]

See “Description of the Trust Fund Property” and “Trust Fund Property Servicing” in this prospectus supplement.

[The Pre-Funding Arrangement

On the closing date, approximately $[         ], which represents [         ]% of the trust fund property assets, will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional subsequent underlying securities will be sold to the trust fund by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional underlying securities if applicable.]]

[See “Description of the Trust Fund Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Optional Purchase of the Underlying Securities

[               ], [with the prior written consent of [     ], which consent may not be unreasonably withheld,] may purchase the underlying securities and the other assets of the trust fund on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the underlying securities [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the underlying securities as of the cut-off date.  If [            ] does not exercise that option, [           ]  may purchase the underlying securities.

[If the underlying securities in any pool and the other assets of the pool are purchased, the certificateholders of the related classes of certificates will be paid [   ].]

[If the option to purchase the underlying securities is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the Offered Certificates will be increased as described in the table on page S-[  ].]

See “Description of the Certificates—Optional Purchase of Underlying Securities” in this prospectus supplement for a description of the purchase price to be paid for the underlying securities upon an optional purchase.  [See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.]

[Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the underlying

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securities [and the repayment of any financing][and the funding of the pre-funding amount]. The underlying securities will be acquired by the depositor from the seller in a privately negotiated transaction.]

Tax Status

One or more elections will be made to treat designated portions of the trust (exclusive of the reserve fund, [payments from the supplemental interest trust or the obligation to make payments to the supplemental interest]) as a real estate mortgage investment conduit (each a “REMIC”) for federal income tax purposes.] [The Exchangeable Certificates will represent beneficial ownership of multiple REMIC regular interests.]

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

[To be provided as applicable.]

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”).  [Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor.]  Investors are encouraged to consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.

See “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the prospectus.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the ratings from [       ] set forth in the table on page S-[  ].

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

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Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the Offered Certificates.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Distributions on the Underlying Securities]
[The certificates will be paid solely from the distributions received on the underlying securities.  The underlying securities consist of [   ] [   ] “principal-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of interest  and [   ] “interest-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of principal.  Because distributions of interest on the interest-only underlying securities will be calculated on the basis of notional principal balances which, in turn, are calculated by reference to the outstanding balance of the related underlying mortgage loans or other classes in the related series, a reduction in the outstanding balance of the underlying mortgage loans or such other classes (as a result of prepayments or liquidations of the mortgage loans or otherwise) may significantly reduce (or even extinguish) interest distributions on the interest-only underlying securities.  A substantial portion of the interest-only underlying securities, either because their notional principal balances are based on the balances of underlying mortgage loans having relatively high interest rates or for other reasons, are particularly sensitive to prepayment risk.  Further, an early termination of an underlying trust fund (or of a related pool included therein) as permitted in the related underlying agreement may significantly reduce the aggregate of distributions on the related interest-only underlying securities.

[The principal-only underlying securities (and in particular, the agency mortgage securities), will be sensitive to the rate of payments of principal (including prepayments) of the related underlying mortgage loans and the priorities for distribution of principal among the securities of the related series.]

[The interest-only underlying securities generally are entitled to distributions of interest only for a limited period of time. See “Description of the Trust Fund Property.”]

The rate of payments of principal on the certificates will be related to the rate of interest and principal distributions, if any, on the underlying securities, to the extent that such distributions for any month exceed the amount necessary to pay interest on the certificates at the related interest rate, the fees and expenses of the trust fund and basis risk shortfalls.

[Prospective investors in the certificates should consider that if the aggregate notional principal balance of the interest-only underlying securities is reduced to zero or if the interest-only

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underlying securities cease accruing interest by their terms while principal-only underlying securities remain outstanding but not in an amount in excess of the outstanding class principal amount of the certificates, there may be no source of funds to pay accrued interest on the certificates.]

Investors are urged to review the descriptions of the underlying securities contained in the disclosure documents.
See “Description of the Trust Fund Property” in this prospectus supplement.
[Interest Rates on the Underlying Securities May Limit Interest Rates on the Certificates]

[The [    ] certificates will accrue interest at an interest rate that adjusts monthly based on the [   ] index plus a specified margin.  However, the interest rates on these [    ] certificates are subject to a limitation, generally based on the weighted average interest rate of the underlying securities, net of certain allocable fees and expenses of the trust fund.  [    ] of the underlying securities to be included in each pool will have interest rates that [either] are [fixed] [or adjust based on a [] index], as described in “Description of the Trust Fund Property—The Indices.”

[The underlying certificates in each pool also have net funds cap limitations on adjustments to their interest rates.  As a result, the [    ] certificates may accrue less interest than they would accrue if their interest rates were solely based on the [   ] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the certificates. Some of these factors are described below.
• [Describe different adjustment periods between the certificates and the underlying securities]
• [Describe different indices between the certificates and the underlying securities]
• [Describe a reduction of interest rates on the certificates due to net funds cap limitations]
• [Describe how the recovery of basis risk shortfalls may be limited]
• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments,” “Description of the Certificates—Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Mortgage Loan Interest

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Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus.  For a general description of the interest rates of the underlying securities, see “Description of the Trust Fund Property” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and Other Support

The [excess interest], [overcollateralization], [subordination], [loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Certificates only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the underlying securities.

[Excess Interest and Overcollateralization.  On the closing date, the total class principal balance of the underlying securities will exceed the total principal amount of the [    ] certificates by approximately $[    ], which is equal to [    ]% of the total class principal balance of the underlying securities as of the cut-off date.  This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the underlying securities, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the underlying securities will generate:

• [Describe the effect of prepayments of the underlying securities]
• [Describe defaults, delinquencies and liquidations on the underlying mortgage loans underlying the underlying securities]
• [Describe increases in the index related to any mortgage risk]
• [Describe any additional factors that may apply]

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.  See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties.  The assets of the trust include Fannie Mae and Freddie Mac certificates.  Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States.  Neither the United States nor any U.S.

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agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner.  Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the certificates.]

[The Interest Rate Swap Agreement.  Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and repay losses.  However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty.  This will not occur except in periods when [   ] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust fund, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the underlying securities.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[The Cap Agreement.  Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Certificates resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Certificates—Distributions of Interest—The Cap Agreement” in this prospectus supplement.]

[Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•     if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess;

• if you buy a Class [ ] Certificate and losses on the underlying securities exceed excess interest and any

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overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess; and

•     if you buy a Class [    ] Certificate and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ], Class [    ] and Class [    ] Certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other Class [    ] Certificates by the amount of that excess.

[Losses on the underlying securities will not reduce the principal amount of the senior certificates.]

If overcollateralization is maintained at the required amount and the underlying securities generate interest in excess of the amount needed to pay interest and principal on the certificates, the fees and expenses of the trust fund [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal amounts of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[Limited Cross-Collateralization.  Principal payments on the [    ] certificates will depend, for the most part, on collections on the underlying securities in the related pool. However, the [    ] certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] pool of underlying securities.  That means that even if the rate of losses on underlying securities in the pool of underlying securities related to any class of senior certificates is low, losses in the unrelated pool[s] may reduce the loss protection for those certificates.]

[Risks Related to the Interest Rate Swap Agreement]
[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the

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certificates.

In the event that the trust fund, after application of all interest and principal received on the underlying securities, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement.  See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates]

As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Certificates—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] certificates are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement.  See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Certificates” in the prospectus.]

[Special Risks for Certain Classes of Certificates
The [    ] Certificates are [interest-only][principal-only] certificates.  These certificates have yields to maturity (or early termination) – the yield you will receive if you hold a certificate until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans underlying any series of underlying securities.

If you purchase the [    ] Certificates, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans underlying any series of underlying securities experience a [faster][slower] than expected rate of prepayments.  Prepayments on the underlying mortgage loans may occur as a

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result of solicitations of the borrowers by mortgage loan providers as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the an underlying [servicer] of its respective right to purchase the related mortgage loans underlying a series of underlying securities will result in the prepayment of the related class or classes of underlying securities of that series and will adversely affect the yields on the [    ] Certificates.

Exercise by the [residual holder] of its right to purchase the underlying securities, as described under “Description of the Certificates—Optional Termination of the Trust Fund,” will adversely affect the yields on the [    ] Certificates.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these certificates’ yield to maturity.  See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

The Exchangeable Certificates are subject to certain risks.
The characteristics of the exchangeable certificates will reflect the characteristics of the related exchangeable REMIC certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange exchangeable REMIC certificates for related exchangeable certificates and vice versa:

•     At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [____].

•     A certificateholder that does not own the certificates may be unable to obtain the necessary exchangeable REMIC certificates or exchangeable certificates.

•     A certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•     Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•     Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•     Only the combinations listed on Annex [___] are permitted.

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• The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.
[Special Default Risk of Second Lien Mortgage Loans]
[Approximately [    ]% of the underlying mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]
Risks Related to Unpredictability and Effect of Prepayments
The rate of prepayments on the mortgage loans underlying each series of underlying securities will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, underlying mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the underlying mortgage loans may decrease.

Borrowers may prepay their underlying mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans underlying the underlying securities require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to [    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their related underlying mortgage loans during the applicable period.

Prepayment of mortgage loans underlying a series of underlying securities will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

[See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the underlying mortgage loans.]

[Risks Related to Mortgage Loans with Interest-Only Payments]
Approximately [    ]% of the underlying mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these underlying mortgage loans will be increased to an amount sufficient to

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amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.
The interest-only underlying mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

Risk of Ineffective Transfer
Each transfer of an underlying security to the sponsor, from the sponsor to the depositor and from the depositor to the trust fund, will be intended to be an absolute and unconditional sale of that underlying security and will be reflected as such in the applicable documents.  However, in the event of insolvency of a prior owner of an underlying security, a trustee in bankruptcy or a creditor of the insolvent party could attempt to recharacterize the sale of that underlying security by the insolvent party as a borrowing secured by a pledge of that underlying security.  Such an attempt, even if unsuccessful, could result in delays in payments on the notes.  If such an attempt were successful, it is possible that the affected underlying securities could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

See “Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities” in the prospectus.
Risks Related to Geographic Concentration of Mortgage Loans
Approximately [    ]% of those underlying mortgage loans are secured by properties located in [    ].  The rate of delinquencies, defaults and losses on the underlying mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the underlying mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus.
Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or

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stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of your securities.

[The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the

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performance and market value of your securities.]
[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates]
Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Certificates. The Offered Certificates are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the ratings on the Offered Certificates will not be downgraded in the future.

Increased Risk of Default Resulting from Loan Underwriting
Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the mortgage loans.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher

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loan-to-value ratios. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices
In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2009. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments
Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past two years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property

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value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of certificates. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in a pooling and servicing agreement, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado

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House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing
To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of	Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies.

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Securities
A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related certificates and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of

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loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the Offered Certificates as well as the amount of investment proceeds to which the Offered Certificates would indirectly be entitled.

Impact of Mortgage Loan Modifications	Each of the master servicers or servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become

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delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, each master servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered certificate, reduced distributions of interest or principal on the related offered certificate, an extension of the weighted average life of the related offered certificate or an allocation of a realized loss to the subordinate certificates, or possibly to the senior certificates.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the Offered Certificates. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the trust, and, if the servicer determines that the modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust. The servicer may use any rental amounts to

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reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Certificateholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the master servicer or servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the master servicer or servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates relating to the issuing entity. None of the master servicers or servicers will consider the interests of individual classes of certificates. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited
The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors. The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers. Investors in the Offered Certificates should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates” above. In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Certificates in respect of such mortgage loan.

Impact of the Housing and Economic Recovery Act of 2008 on Modifications	The recently enacted Housing and Economic Recovery Act of 2008 provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization

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servicer has a duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.” Investors should consider that the Housing and Economic Recovery Act of 2008 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the Offered Certificates in the aggregate, but may be adverse to an investor in a particular class of certificates.

In addition, there are additional government and private-industry driven proposals which, if enacted, may also impact the way in which loan modifications are carried out in the future. In the case of governmental proposals, these proposals may require loan modifications as a solution prior to foreclosure. In the case of private industry initiatives, these proposals may affect the treatment of modifications under pooling and servicing agreements with respect to allocation of losses.

Impact of the Obama Plan on Modifications
In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having

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capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV is negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500. Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, the borrower will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

HAMP may serve as the industry standard for mortgage loan modifications. The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the

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Offered Certificates, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

[Additional risk factors to be provided as applicable.]

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Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[    ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Certificates

General

[The Series [    ] Mortgage Pass-Through Certificates will consist of the following Classes:

•	the Class [ ] Certificates,

•	the Class [ ] Certificates, and

•	the Class R Certificate.

Only the Offered Certificates are offered hereby.]

The Certificates will evidence the entire beneficial ownership interest in the Trust Fund.  The Trust Fund will generally consist of:

•	the Underlying Securities;

•	deposits in the Certificate Account made in respect of the Underlying Securities; and

•	[any applicable insurance policies and] all proceeds thereof.

[In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under “—Supplemental Interest Trust—Interest Rate Swap Agreement,” and all proceeds thereof.]

Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” The REMIC residual certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein.  The original Class Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Underlying Securities is increased or decreased as described under “Description of the Trust Fund Property” herein.

Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [     ], to Certificateholders of record on the immediately preceding Record Date.

[For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities and (2) the Group [    ] Certificates will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities. However, holders of each class of [    ] Certificates will receive the benefit of Monthly Excess Interest generated by each Pool and, to a limited extent, certain principal payments generated by the Pool unrelated to that class. Holders of [    ] Certificates will be entitled to receive distributions based upon principal and interest collections from each Pool, but such

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rights to distributions will be subordinate to the rights of the holders of the [    ] Certificates to the extent described herein.]

[The [    ] Certificates will be entitled to Monthly Excess Cashflow, if any, remaining after required distributions are made to the [    ] Certificates and to pay certain expenses of the Trust Fund (including payments to the [Swap Counterparty]). The [    ] Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the residual interest in the REMICs.]

[[    ] will initially hold the Class P and Class X Certificates and intends to enter into a NIMS Transaction.  The NIM Securities issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement as described herein.]

Distributions on the Offered Certificates will be made on the Distribution Date to Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trust Agreement—The Trustee” herein.

Exchangeable Certificates

General

The holder of the Exchangeable REMIC Certificates in any REMIC Combination may exchange all or part of each class of such Exchangeable REMIC Certificates for a proportionate interest in the related Exchangeable Certificates. The holder of each class of Exchangeable Certificates may also exchange all or part of such class for a proportionate interest in each such class of Exchangeable REMIC Certificates in the related REMIC Combination.  This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date. For the purposes of the definitions set forth under “Description of the Certificates—Glossary” and the calculation of the Class Principal Balance of any class of Exchangeable REMIC Certificates, to the extent that exchanges of Exchangeable REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Balance of the Exchangeable REMIC Certificates will be deemed to include the Class Principal Balance of the related Exchangeable Certificates issued in the exchange and the Class Principal Balance of the Exchangeable Certificates will be deemed to be zero. Exchangeable REMIC Certificates in any REMIC Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the relative original amounts of such certificates bear to one another as shown in the column titled “Relative Original Amount” in Annex [___].

Holders of Exchangeable Certificates will be the beneficial owners of an interest in the Exchangeable REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to any Exchangeable Classes and the Exchangeable REMIC Certificates in the related REMIC Combination then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the Exchangeable REMIC Certificates in the related REMIC Combination on such Distribution Date if no Exchangeable Certificates were then outstanding.

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Procedures

If a Certificateholder wishes to exchange certificates, the certiflcateholder must notify the Securities Administrator by e-mail at [____________] no later than two business days before the proposed Exchange Date. The Exchange Date can be any business day other than the first or last business day of the month, subject to approval by the Securities Administrator. The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding certificate principal balance and the original certificate principal balance of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed Exchange Date. After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to $5,000.

The Securities Administrator will make the first distribution on a Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of any Exchangeable Certificates will reflect the characteristics of the related Exchangeable REMIC Certificates in the related REMIC Combination. Investors should also consider a number of factors that will limit a Certificateholder's ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [___].

A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

A Certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

Only the combinations listed on Annex III are permitted.

The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Book-Entry Registration

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Certificates will be represented by one or more Global

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Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Certificates will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

Distributions of Interest

Calculation of Interest.  The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates will equal [    ] for such class and for such date. Interest will accrue on the Offered Certificates on the basis of [    ].

The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments.” [The Interest Rate for the Class [    ] Certificates will be the lesser of (1) LIBOR plus [    ] and (2) the Subordinate Net Funds Cap.]

[Basis Risk Shortfalls. With respect to each Distribution Date and any class of [    ] Certificates, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Certificates are entitled to any distributions. The [    ] Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve

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Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and “—Supplemental Interest Trust—Interest Rate Swap Agreement”] below.  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be distributed to the [    ] Certificates. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Distribution Priorities.

The Interest Remittance Amount will be distributed on each Distribution Date concurrently, as follows:

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Distribution Date.]

Distributions with Respect to Exchangeable Certificates

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of the related Exchangeable Certificates, such Exchangeable Certificates will be entitled to (a) interest distributions at the applicable pass-through rate on the outstanding Class Principal Balance in the same priority as the Exchangeable REMIC Certificates that are exchanged therefore and (b) a proportionate share of the principal distributions on each class of Exchangeable REMIC Certificates entitled to principal in the related REMIC Combination, in the order of priority assigned to such Exchangeable REMIC Certificates. In addition, such Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of Exchangeable REMIC Certificates in the related REMIC Combination.

[The Cap Agreement. As of the Closing Date, the Trustee, not individually, but solely in its capacity as Trustee of the Trust Fund, will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Certificates.  The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date.  [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

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The Cap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Determination of LIBOR

[Provide description of how LIBOR is set.]

LIBOR for the first Accrual Period will be[    ]%.]

Distributions of Principal

General.  Distributions of principal on the Senior Certificates will be made primarily from the Principal Distribution Amount for the related Pool and secondarily from the Principal Distribution Amount from the unrelated Pool, from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below. Distributions of principal on the Offered Subordinate Certificates and the Class B2 Certificates will be made primarily from the aggregate of the Principal Distribution Amounts from each Pool after distributions of principal have been made on the Senior Certificates, and secondarily from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below and from the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

Principal Distribution Priorities.  The Principal Distribution Amount will be distributed on each Distribution Date in the following order of priority:

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero; and

[for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Certificates will take the form of [described as applicable]:

•	[an irrevocable letter of credit]

•	[the subordination of the Subordinate Certificates to the Senior Certificates]

•	[reserve funds]

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•	[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•	[a surety bond or certificate guarantee insurance policy]

•	[the use of cross-support features]

•	[overcollateralization]

•	[excess interest]

•	[an interest rate swap agreement]

•
[Provide description of any credit enhancement provider if the significance percentage of any credit enhancement of any provider is 10% or more, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

•
[If the significance percentage of any credit enhancement of any provider is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[Application of Realized Losses.  Realized Losses on the Underlying Securities will have the effect of reducing amounts distributable in respect of, first, the [    ] Certificates [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date)]; second, the [    ] Certificates; third, the [    ] Certificates; and fourth, the[    ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.]

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss Amounts, the Certificate Principal Amounts of the [    ] Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Certificates, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Certificates will not receive any distributions in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below] [and the Supplemental Interest Trust Amount (if any), as described under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below].

In the event that the Trustee receives any Subsequent Recovery in respect of an Underlying Security, such Subsequent Recovery will be distributed in accordance with the priorities described under “—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent

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Recovery that is received during a Collection Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

[Application of Monthly Excess Cashflow.  Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

to the [    ], [    ], and [    ] Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

to the [    ] Certificates, until the Class Principal Amount of such class has been reduced to zero;

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

[to the [    ] Certificates, any Deferred Amount for each such class and such Distribution Date; and]

to the [Residual] Certificate, any remaining amount.

[The Residual Certificate

In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at that time. See “Material Federal Income Tax Considerations” herein and in the accompanying Prospectus.]

[Supplemental Interest Trust

[Interest Rate Swap Agreement.] [Provide description of any swap agreement.]

The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Supplemental Interest Trust Account any Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental Interest Trust Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

[State whether the significance percentage with respect to the Swap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Swap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Swap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

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Application of Deposits and Payments Received by the Supplemental Interest Trust. The Supplemental Interest Trust Amount will, on each Distribution Date, be distributed from the Supplemental Interest Trust Account in the following order of priority:

to the [    ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the [    ] Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date;]

to the [Residual] Certificate, any remaining amount.

Optional Purchase of the Underlying Securities

On the Initial Optional Termination Date, the [    ], with the prior written consent of [the NIMS Insurer] [    ] (which consent shall not be unreasonably withheld), will have the option to purchase the Underlying Securities and any other property remaining in the Trust Fund for a price equal to the Purchase Price.  The [Securities Administrator] [the Trustee] will be reimbursed from the Purchase Price for (i) any outstanding [Securities Administrator] [Trustee] Fees, as applicable and (ii) any other amounts due under the Trust Agreement. [If [    ] fails to exercise such option, the NIMS Insurer will have the right to direct [    ] to exercise such option so long as it is insuring the NIM Securities or is owed any amounts in connection with such guaranty of the NIM Securities.] If such option is exercised, the Trust Fund will be terminated. If [    ] fails to exercise such option [(either voluntarily or at the direction of the NIMS Insurer)] on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under “Summary of Terms—The Certificates—Payments on the Certificates—Interest Payments” herein.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Trustee [and the Securities Administrator] will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Trustee	annually	[Describe Fee.]	[Describe how and when payable.]
[Securities Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]

None of the fees set forth in the table above may be changed without amendment of the [Trust] Agreement as described under “The Trust Agreement—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement” below.

Expenses of [the Securities Administrator] will be reimbursed before payments are made on the Certificates. Expenses of the [Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $[    ] in any year will be paid to [the Trustee] to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Certificates.

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Description of the Trust Fund Property

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Underlying Securities as of the Cut-off Date.

The Trust Fund will primarily consist of approximately [      ] classes of Underlying Securities, [including [    ] classes of PO Underlying Securities from [    ] trust funds] [and [    ] classes of IO Underlying Securities, generally entitled to distributions of interest only for a limited period of time] as described in the table on page [    ], from [    ] trust funds (collectively, the “Trust Fund Property”).  The aggregate of the outstanding principal balances of the PO Underlying Securities is approximately $[   ], giving effect to distributions thereon on the [   ] Underlying Distribution Date.  The table on page [   ] gives effect to distributions on the Underlying Securities on the [    ] Underlying Distribution Date.  The first distribution with respect to the Underlying Securities that will be included in the Trust Fund will be the distribution to be made thereon in [    ].

If it is determined within 90 days following the Closing Date that the principal balance of any [PO] Underlying Security transferred to the Trust was lower than the principal balance purported to have been transferred, the Seller will be required to pay the amount of such shortfall to the Trust Fund for payment on the Certificates.

The Underlying Securities

Investors should review the Distribution Date Statements for the Underlying Securities attached hereto as Annex A, and should review the attached Disclosure Documents included as Annex B for additional information on the Underlying Securities.

The Underlying Trust Funds are designated as follows:

Name of Series of Underlying Trust Fund	Summary Series Name
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]

Each class of Underlying Securities represents a beneficial ownership interest in an Underlying Trust Fund (or, to the extent described in the related Prospectuses, a discrete group of assets within such Underlying Trust Fund) consisting in each case primarily of [one or more pools] of [fixed] and [adjustable rate], [one- to four-family], [first [and second] lien] [residential] mortgage loans.

On each Underlying Distribution Date, [holders of each class of IO Underlying Securities are entitled to receive one month’s interest at the applicable interest rate based on their respective notional amounts, subject to any adjustment or reduction thereof described in the applicable Prospectuses, and] holders of each class of [PO] Underlying Securities are entitled to receive a distribution of principal, if and to the extent described in the applicable Disclosure Document, in reduction of the principal balances of securities of such class.

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Principal distributions on a series of [PO] Underlying Securities will be determined by the priorities and formulas described in the related Disclosure Document.  The principal balances of some of the [PO] Underlying Securities are based on the balances of those Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates below a designated rate.  Principal distributions on certain classes of the [PO] Underlying Securities are stabilized by the allocation of certain accrual amounts from other classes of securities issued by the related Underlying Trust Funds.

[Interest distributions on the IO Underlying Securities will be calculated on the basis of their respective notional principal balances.]  Interest distributions on any class of [PO] Underlying Securities will be calculated, as described in the applicable Prospectus, on the basis of its principal balance.  [Generally, the IO Underlying Securities have notional principal balances based either on (i) the balances of those related Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates above a designated rate or (ii) certain classes of securities.  In some cases, the notional principal balance of a class of IO Underlying Securities is based on the principal balance or balances of classes of securities that are entitled to distributions of principal according to a specified schedule, or as otherwise provided in the related Prospectus.  Because a substantial portion of the IO Underlying Securities have notional principal balances based on Premium Loans, which have relatively high interest rates, or on the principal balances of classes of securities that have recently begun, or will begin soon after the Closing Date receiving distributions of principal, the IO Underlying Securities are especially sensitive to prepayment risk.]

The Underlying Distribution Date for each class of Non-Agency Mortgage Securities and Agency Mortgage Securities is the [   ]th day of each month, or, if such day is not a business day (as defined with respect to each series), the next succeeding business day.  Because of differences in what constitutes a “business day” under each of the Prospectuses, there may be particular occasions on which such dates will differ among the series of Non-Agency Mortgage Securities and Agency Mortgage Securities.

Each Underlying Trust Fund is subject to optional termination as described in the related Disclosure Document.  See “Yield, Prepayment and Weighted Average Life.”

On the Cut-off Date, the Underlying Securities will consist of the following classes of from the applicable Series and will have the following approximate characteristics:

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Underlying Security Series	Underlying Security Class	Original Class Principal or Notional Amount	Cut-off Date Class Principal or Notional Amount	Cut-off Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Summary Interest Rate Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	Underlying Cut-off Date Security Ratings
									[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)	Each Series designation is defined under “Description of the Trust Fund Property—The Underlying Securities.”
(2)	Principal or notional balances give effect to distributions on the [ ] Underlying Distribution Date.
(3)	“[ ]” refers to [ ]; and “[ ]” refers to [ ]; and “NR” means that the related Underlying Security is not rated by the indicated rating agency.
(4)	Cut-off Date Class Principal or Notional Amount represents only the portion of such Class included in the Trust Fund.

Underlying Security Series	Underlying Security Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]

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[The Underlying Mortgage Loans

The Underlying Mortgage Loans generally consist of [fixed] and [adjustable rate,] [conventional], [one- to four-family] [first/second] lien mortgage loans having terms to maturity of not more than 30 years from the date of origination or modification.  [All] of the adjustable rate Underlying Mortgage Loans provide for semi-annual or annual adjustment of the related mortgage rate; the first such adjustment on the [       ] Underlying Mortgage Loans will occur after an initial fixed rate period ranging from approximately [   ] years to [    ] years from the date of origination.  [Certain of the Underlying Trust Funds related to the Agency Mortgage Securities include Fannie Mae Stripped Securities and Fannie Mae REMIC Securities.  Underlying such Fannie Mae Stripped Securities and Fannie Mae REMIC Securities are one or more Fannie Mae Mega Certificates; underlying such Mega Certificates are Fannie Mae MBS Certificates; and underlying such MBS Certificates are pools of residential mortgage loans.  In addition, underlying certain of the Fannie Mae REMIC Securities are Fannie Mae Stripped Securities.]

[Origination of the Underlying Mortgage Loans.  As of the Cut-off Date, aapproximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance) were originated by [    ] and [     ].

[Underwriting guidelines of the type described under “Underwriting Guidelines” were applied by [   ] and [    ] underwriting the Underlying Mortgage Loans.]

[The Mortgage Loans were originated by a variety of institutions pursuant to differing underwriting guidelines, which in some cases, were not as strict as Fannie Mae or Freddie Mac underwriting guidelines.  As a result, investors are urged to read the descriptions of the Underlying Trust Funds contained in the Disclosure Documents.]

[For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.]

[Master Servicing and ]Servicing of the Underlying Mortgage Loans.  [[   ] is the Underlying Master Servicer with respect to the Underlying Certificates.]  The servicers of the Underlying Mortgage Loans are described in the Disclosure Documents.

On the Closing Date, [    ] [and various other servicers] will service approximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance).

Each underlying servicer is responsible for the servicing of the related Underlying Mortgage Loans subject to the related underlying servicing agreement[, and the Underlying Master Servicer is required to supervise, monitor and oversee the performance of each underlying servicer]. In the event of a default by an underlying servicer under the related underlying servicing agreement, the [       ] is required to enforce any remedies against that underlying servicer, and will either find a successor servicer or assume the primary servicing obligations for the related Underlying Mortgage Loans.

For more information regarding the [Underlying Master Servicer and] underlying servicers, including information regarding the delinquency and foreclosure information for the servicing portfolio of certain underlying servicers, see “The Servicers” and “Servicing of the Mortgage Loans” in each of the Disclosure Documents.

Attached hereto as Annex A are copies of the Distribution Date Statements relating to the Underlying Distribution Dates in [     ] distributed to holders of the Underlying Securities.

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The Disclosure Documents attached hereto as Annex B more fully describe the Underlying Mortgage Loans in each related Series as of the date of initial issuance of the related Underlying Securities.

[The Indices

The Index used in the determination of the variable interest rates of the Class [   ], Class [   ] and Class [   ] Underlying Securities will be [                      ], as published by [             ]. See “Description of the Securities—General” in the prospectus and also see [       ] and [       ] in the [     ] Disclosure Documents for a description of the Index. ]

[Conveyance of Subsequent Underlying Securities

On the Closing Date, approximately $[     ], which represents [         ]% of the Trust Fund Property, will be deposited by the Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Underlying Securities from the Seller and, in turn, sell all such Subsequent Underlying Securities to the Trust Fund.  The purchase price for each Subsequent Underlying Securities [will equal its [Class Certificate Principal Balance] [plus accrued interest, if any,] as of the date of sale to the Depositor and] will be paid by the Trustee from the related Pre-Funding Amount.

The [mortgage-backed/asset-backed] securities expected to be conveyed as the Subsequent Underlying Securities by the Seller will have the same general characteristics as the Subsequent Underlying Securities in the Trust Fund as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Underlying Securities to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Trust Agreement being satisfied, including, among others, that:

(1)
[The Subsequent Underlying Securities conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Subsequent Underlying Securities set forth in the Sale and Assignment Agreement[, which representations and warranties have been confirmed by the Rating Agencies];

(2)	The Subsequent Underlying Securities conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

(3)
The Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Underlying Securities in the forms substantially similar to those delivered on the Closing Date;

(4)	The conveyance of the Subsequent Underlying Securities on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Certificates;

(5)	No Subsequent Mortgage Loan may have a final scheduled distribution date exceeding [ ];

(6)
Following the conveyance of the Subsequent Underlying Securities on the subsequent transfer date, the characteristics of the Underlying Securities constituting the Trust Fund Property will remain substantially similar to the characteristics of the Initial Underlying Securities as of the Cut-off Date;

(7)	[ ]; and

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(8)
An independent accountant must provide the Depositor, the Rating Agencies, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Underlying Securities conform to the characteristics described above and in the Trust Agreement.]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Underlying Securities prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

[On the Closing Date, the Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Trustee during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Issuing Entity

Home Equity Loan Trust [_______] is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [__   __](the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, see “Description of the Agreements — Amendment” in the base prospectus.

The assets of the Issuing Entity will consist of the Mortgage Loans and certain related assets.

Home Equity Loan Trust [______]’s fiscal year end is [______].

The Depositor

 ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and

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related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

 The Sponsor

 DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

*	The Sponsor did not securitize any mortgage loans in 2008 or 2009.

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Trustee, Issuing Entity, any other entity involved in the servicing function, such as any Securities Administrator) or any

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other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Certificateholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe if so, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust Fund and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates.]

[Describe, to the extent material, any specific relationships involving or relating to the Certificates or the Underlying Securities, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Underlying Certificates and the Underlying Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for payments of interest and principal and Scheduled Payments, respectively, due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.  In the event that Underlying Securities are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Certificateholders containing the information described under “The Trust Agreement—Reports to Certificateholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the [    ]’s website, located at [    ].

[Underwriting Guidelines]

[Approximately [    ]% and [    ]% of the Underlying Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the aggregate of the underlying mortgage loans.]  The remainder of the Underlying Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

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For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.

[Originator Names]

[Provide Regulation-AB compliant description of Originator(s) which contributed 20% or more of the aggregate underlying mortgage loans]

[    ] Underwriting Guidelines

[Provide description of the Underwriting Guidelines of the above Originator.]

General Underwriting Guidelines

[Provide general description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the aggregate underlying mortgage loans.]]

[The Underlying Servicers]

[General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the Trust Fund Property.]

[Underlying Servicer Name]

[Provide Regulation-AB compliant description of each Underlying Servicer which services 20% or more of the mortgage assets relating to the Trust Fund Property, including the following:]

[Provide Underlying Servicer form of incorporation, duration of servicing experience and general discussion of Underlying Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Underlying Servicer’s experience in, and procedures for the servicing function in the underlying trust funds.]

[Describe any material changes to Underlying Servicer’s policies or procedures in the servicing function the Underlying Servicer will perform in the underlying trust funds for underlying assets of the same type for the past three years.]

[Provide information regarding Underlying Servicer’s financial condition to the extent that there is a material risk to the performance of the underlying trust funds in the Trust Fund Property or the Certificates.]

[Describe the material terms of the related Underlying Servicing Agreement.]

[Describe to the extent material any special or unique factors involved in servicing the particular type of mortgage assets included in the underlying trust funds.]

[Describe to the extent material the terms of any arrangements whereby the Underlying Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Underlying Servicer’s overall servicing portfolio for the past three years.]

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[Describe to the extent material the Underlying Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries.]

[Describe to the extent material any ability of Underlying Servicer to waive or modify any terms, fees, penalties or payments on the underlying mortgage assets and the effect of any such ability, if material, on the potential cashflows from the assets.]

[Describe any material custodial responsibility of Underlying Servicer.]

[Describe any limitations on Underlying Servicer’s liability under the underlying transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “[        ]” in the [          ] Disclosure Documents.]]

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Trustee [and the Securities Administrator] will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
[Securities Administrator	Performing the securities administration functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•     collecting monthly remittances from the Underlying Trustees for deposit in the Securities Administration Account and delivering all amounts on deposit in the Securities Administration Account to the Trustee for deposit in the Certificate Account on the Deposit Date;

•     preparing and distributing investor reports, including the monthly distribution date statement to Certificateholders based on information received from the Underlying Trustees [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
• preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates; and
See “The Trust Agreement—The Securities Administrator” and “—Reports to Certificateholders” below.]
Trustee	Performing the trustee functions in accordance with the provisions of the Trust Agreement, including but not limited to:

•     receiving monthly remittances from the [Underlying Trustees][Securities Administrator] for deposit in the Certificate Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Certificate Account to the Certificateholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust

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Party:	Responsibilities:

Account;]
• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Certificateholders and the [Swap] Counterparty];
• preparing and distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
• [enforcing the obligations of the Securities Administrator under the Trust Agreement]; and
• acting as successor [securities administrator] in the event the [Securities Administrator] resigns or is removed by the Trustee unless a successor [securities administrator] is appointed.
See “The Trust Agreement—The Trustee,” “—Certain Matters Under the Trust Agreement—Duties of the Trustee” and “—Reports to Certificateholders” below.

Trust Accounts

All amounts in respect of principal and interest received from the Underlying Trustees in respect of the Underlying Securities will, at all times before distribution thereof to the Certificateholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus.  The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
[Securities Administration Account]	[Securities Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
Certificate Account	Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for distribution to Certificateholders.
[Basis Risk Reserve Fund]	Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Trustee	Any investment earnings will be paid to [ ] and will not be available for distribution to Certificateholders.

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If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from Underlying Trustees in respect of the Underlying Securities, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in [        ]:

[month and day]	Underlying Trustee Remittance Date:
The Underlying Trustees will remit payments of principal and interest in respect of the Underlying Securities to the [Securities Administrator][Trustee]  for deposit into the [Securities Administration] [Certificate] Account on the [    ] day of each month (or if the [    ] day is not a Business Day, the [    ] Business Day), as specified in the related Underlying Trust Agreements.

[month and day]	Record Date:	Distributions will be made to Certificateholders of record for all classes as of the Business Day [ ] the related Distribution Date.
[month and day]	[Deposit Date:]	[On [ ], the [Securities Administrator] will remit to the Trustee amounts on deposit in the [Securities Administration] Account for deposit into the Certificate Account.]
[month and day]	Distribution Date:
On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

The Trust Agreement

General

The Certificates will be issued pursuant to the Trust Agreement. [The NIMS Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities.] Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

Offered Certificates in certificated form will be transferable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The [    ] will provide to a prospective or actual Certificateholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

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The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, [    ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Trust Agreement by the Depositor and its assets will consist of the Trust Fund. [On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the [Basis Risk Reserve Fund] on behalf of the Issuing Entity.] The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

[On the Closing Date, the Supplemental Interest Trust will be created under the Trust Agreement by the Depositor, and its assets will consist of the [Swap] Agreement and such assets as from time to time deposited in the Supplemental Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. [On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Supplemental Interest Trust Account on behalf of the Supplemental Interest Trust.] All assets of the Supplemental Interest Trust are payable under the Trust Agreement to the Trust Fund. See “Description of the Certificates—Supplemental Interest Trust.”]

The Issuing Entity will not have any employees, officers or directors.  The Trustee and the Depositor [and the Securities Administrator] will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement and the Sale and Assignment Agreement.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Trust Agreement. Under the Trust Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Trust Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters Under the Trust Agreement—Amendment of the Trust Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding.  In the event of a bankruptcy of the Sponsor, the Depositor or any Underlying Trustee, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

The Trustee will be [    ], a [    ].  [Include Regulation-AB compliant description of Trustee.]

[If multiple trustees are involved in transaction, include Regulation-AB compliant description of each trustee.]

The Trustee will perform the functions described under “—Certain Matters Under the Trust Agreement—Duties of the Trustee” below.  As compensation for its services, the Trustee will be paid [    ], as set forth under “Fees and Expenses of the Trust Fund.”

[The Securities Administrator

The Securities Administrator will be [    ], a [    ].  [Include Regulation-AB compliant description of Securities Administrator.]

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The Securities Administrator will be responsible under the Trust Agreement for [    ] and [    ]. The Securities Administrator will prepare the distribution date statements and [    ]. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator is entitled to the compensation described under “Fees and Expenses of the Trust Fund.”]

Assignment of the Underlying Securities

The Underlying Securities will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Underlying Securities on and after the Cut-off Date.  The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates.  Each Underlying Security will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Underlying Security, among other things, the Series name, the class designation of the Underlying Security, the CUSIP number, the original principal balance and the Security Principal Balance as of the close of business on the Cut-off Date, the Security Interest Rate, the final scheduled maturity date and the name of the Underlying Trustee.

As to each Underlying Security, the documents described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities” are generally required to be delivered to the Trustee in accordance with the Trust Agreement.   [Describe any exceptions.]

Each transfer of the Underlying Securities from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Underlying Securities and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Underlying Securities by the insolvent party as a financing secured by a pledge of the Underlying Securities. In the event that a court were to recharacterize the sale of the Underlying Securities by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Underlying Securities from the Seller, and the Trustee will have a security interest in the Underlying Securities transferred to it.  The Trustee’s security interest will be perfected by [possession of the Underlying Securities in physical, definitive form.]

Representations and Warranties

The Underlying Securities were [purchased [        ]] [originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale and Assignment Agreement, the Seller has made to the Depositor, as of the Closing Date certain representations and warranties concerning the Underlying Securities that generally include representations and warranties similar to those described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities.”  The Depositor’s rights under the Sale and Assignment Agreement will be assigned by the Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement.]

[In addition to the representations and warranties summarized in the prospectus under the heading “The Agreements—Assignment of Private Mortgage-Backed Securities” the Seller has also made the following representations and warranties:  [List any representations and warranties which are material and are not listed in the prospectus.]]

Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Underlying Security, or receipt of notice of such breach, the Seller will be obligated either to (1) cure such breach or (2) repurchase the affected Underlying Security from the Trust Fund for a price equal to [the Security Principal Balance thereof plus accrued interest thereon].

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To the extent that any Underlying Security as to which a representation or warranty has been breached is not repurchased or replaced by the Seller and a Realized Loss occurs with respect to that Underlying Security, holders of the Certificates, in particular the [    ] Certificates, may incur a loss.

Custody of the Underlying Securities

The Trustee [or a nominee thereof] will hold the related Underlying Security [in book-entry form] [in definitive, physical form].

Certain Matters Under the Trust Agreement

Duties of the Trustee.  The Trustee will serve as paying agent and certificate registrar. [The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the Securities Administrator. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.]

The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under “—Events of Default under the Trust Agreement.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the [    ] or any other party.

The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust Office. See “—Events of Default under the Trust Agreement” below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to [    ] any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. [None of the provisions in the Trust Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Underlying Trustee].  The Trustee will not be responsible for any act or omission of the [the Securities Administrator,] the Depositor or any other party.

The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Underlying Securities or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund, other than from funds available in any Trust Account.  The Trustee is not responsible for the validity of the Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

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Events of Default Under the Trust Agreement. An Event of Default under the Trust Agreement will generally consist of:

•	[list events of default under the Trust Agreement]

•	[ ]

[So long as an Event of Default remains unremedied under the Trust Agreement, the Trustee may terminate the Securities Administrator, whereupon [    ], unless a successor Securities Administrator is appointed, will succeed to all responsibilities, duties and liabilities of the Securities Administrator under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Securities Administrator Fee, together with other servicing compensation as provided in the Trust Agreement.  In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Securities Administrator.

During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee.  Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Trust Agreement has neglected or refused to institute such a proceeding.

Expenses and Indemnities of the Trustee.  The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, [the Swap Agreement,] or the Sale and Assignment Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to Certificateholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and

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Carryforward Interest and [    ], as described under “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities.”

Resignation of Trustee.  The Trustee may, upon written notice to the Depositor [and the Securities Administrator], resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee’s notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement, (b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates upon 30 days’ written notice to the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee [will be required to assign to the successor trustee the physical certificates representing the Underlying Securities, and] will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

Amendment of the Trust Agreement.  The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the Certificateholders:

(1)	to cure any ambiguity;

(2)	to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)	to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

(4)	to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders.  Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Trust Agreement may also be amended by the parties to the Trust Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or

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reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The [Securities Administrator][Trustee] will prepare and, in the manner described under “Additional Information” above, will make available to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the following information:

(1)	[the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Underlying Securities;]

(2)	[the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;]

(3)	[the amount, if any, of any distribution to the [ ] Certificates;]

(4)
[the Security Principal Balance of each Underlying Security, and the aggregate Security Principal Balance of the Underlying Securities, as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

(5)
[the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;]

(6)
[by Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Underlying Securities (x) in the applicable Collection Period and (y) in the aggregate since the Cut-off Date;]

(7)	[the amount of the Trustee Fees, [Securities Administrator’s Fees,] [and other fees] paid during the Collection Period to which that distribution relates;]

(8)
[the aggregate outstanding Carryforward Interest, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Certificates, after giving effect to the distribution made on that Distribution Date;]

(9)	[the Interest Rate applicable to that Distribution Date with respect to each class of Certificates;]

(10)	[with respect to [the Trust Fund][each Pool], the Interest Remittance Amount and the Principal Remittance Amount applicable to that Distribution Date;]

(11)
[if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);]

(12)	[the amount of any Overcollateralization Deficiency after giving effect to the distributions made on that Distribution Date;]

(13)	[the level of LIBOR and any other applicable Indices for that Distribution Date;] and

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(14)
[the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty.]

[If applicable, list contents of any other reports to Certificateholders.]

[In addition, the Trustee will provide to Certificateholders the Distribution Date Statements relating to each Underlying Distribution Date in respect of the Underlying Securities distributed to holders of the Underlying Securities.]

In addition, within 90 days after the end of each calendar year, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report summarizing the items provided to the Certificateholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Certificateholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Certificates and information regarding the expenses of the Trust Fund.  [The [Securities Administrator] will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information)].

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Certificates as provided below. The portion of such voting rights allocated to the [    ] Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate Security Principal Balance of the Underlying Securities.  The remainder of such percentage portion of voting rights will be allocated to the [    ] Certificates.  The holders of the [    ] Certificates will each be allocated [    ]% of the voting rights.  The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage Interest of such Certificates.

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the voting rights of each class of Exchangeable REMIC Certificates in the related REMIC Combination.

Yield, Prepayment and Weighted Average Life

General

The rate of distributions of principal on the Offered Certificates will be determined by the rate of distributions of principal on the [PO] Underlying Securities and the application of distributions of interest received on the [IO] Underlying Securities to pay principal, as described herein.  The rate of payment of principal on the [PO] Underlying Securities will be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  The availability of interest will be affected by the rate of distributions of interest, if any, on the [IO] Underlying Securities, which will be influenced by a variety of factors, including the rate of payment (including prepayments) on the outstanding balance of the related Underlying Mortgage Loans having relatively high interest rates and the application of distributions of principal received on the [PO] Underlying Securities to pay interest, as described herein.  The [IO] Underlying Securities will accrue interest on notional principal balances, which will also be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  Principal prepayments on Underlying Mortgage Loans that reduce the notional principal balance of an [IO] Underlying Security will reduce the amount of future distributions on such IO Underlying Security.  Consequently, if prepayments occur more rapidly than anticipated, it will be less likely that there will be excess interest amounts available to fund principal distributions on the Offered Certificates, and more

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likely that the related Interest Rates on the Offered Certificates will be reduced by application of the Net Funds Cap.

To the extent described in the related Disclosure Documents, the aggregate amount of distributions, the yields to maturity (or to early termination) and the rate of distributions in respect of principal and interest on the Underlying Securities will be affected by the rate and the timing of prepayments, defaults and realized losses on the Underlying Mortgage Loans.  For more information, see “Risk Factors” herein and the attached Disclosure Documents.

Prepayments and liquidations of mortgage loans are influenced by a variety of economic, geographic, demographic, social and other factors, including prevailing mortgage market interest rates, local and regional economic conditions, homeowner mobility and the rate at which homeowners default on their mortgages.  To the extent that there has been a decline in the value of the related mortgaged properties, prepayments caused by loan refinancing may become less likely.  In general, if prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase.  Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Underlying Mortgage Loans, the rate of prepayment on the Underlying Mortgage Loans will be expected to decrease.  Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of the mortgaged properties, and servicing decisions.  [IO] Underlying Securities whose notional principal balances are based on Underlying Mortgage Loans with relatively high interest rates are especially sensitive to high rates of prepayment.  In addition, [IO] Underlying Securities may incur higher prepayments or liquidations when the Hybrid ARM Mortgage Loans first adjust.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  The Depositor has not inspected any of the mortgaged properties, and there can be no assurance that material damage to any mortgaged property due to such causes has not occurred or will not occur.  The standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding, landslides or earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such mortgaged properties.  To the extent that any insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Underlying Mortgage Loans in whole or in part.

Generally, a slower rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a discount, and a faster rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a premium.  However, even Offered Certificates purchased at a discount may be adversely affected by a fast rate of principal prepayments, because such prepayments will reduce the notional principal balances of and aggregate distributions on the [IO] Underlying Securities.  Prospective investors in Offered Certificates purchased at a premium should carefully consider the risk that a faster than anticipated rate of prepayments on the Underlying Mortgage Loans could result in a yield that is substantially lower than the anticipated yield.

Because it is impossible to predict with any accuracy the timing and dollar amount of principal prepayments that will be made on the Underlying Mortgage Loans, investors may find it difficult to analyze the effect of prepayments on the yields on the Offered Certificates.  No representation is made either as to (1) the anticipated rate or amount of prepayments, delinquencies, defaults or losses on the Underlying Mortgage Loans in the Underlying Trust Funds, (2) the timing or aggregate amount of distributions of principal on the [PO] Underlying Securities, (3) the timing or aggregate amount of distributions of interest on the [IO] Underlying Securities or (4) the anticipated yields on the Offered Certificates.  See “Risk Factors— Risks Related to Distributions on the Underlying Securities.”

[The yields on the Offered Certificates will be adversely affected to the extent that Fannie Mae is unable to make timely payment in full of amounts due on the related Agency Mortgage Securities.]

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The yields on the Offered Certificates will depend in substantial part, in the event of any sale of Underlying Securities as described herein, on the proceeds realized in such sale.  The amount of such proceeds may be affected by prevailing market interest rates, market and economic conditions generally, the performance of the Underlying Mortgage Loans and other factors.  [The amount of such proceeds will also be affected by the market’s perception at the time of such sale of the ability of Fannie Mae to guarantee payment of amounts due on the related Agency Mortgage Securities.]

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated.

The effective yields to holders of the [    ] Certificates will be lower than the yields otherwise produced by the Certificate Interest Rate and the related purchase price because monthly distributions will not be made to the holders until the [    ] day (or the immediately following Business Day if the [    ] day is not a Business Day) of the month following the month in which interest accrues on the Certificate (without any additional distribution of interest or earnings thereon in respect of any delay.

[Subordination of the Class [      ] Certificates

On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class [ ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Underlying Securities will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [ ] Certificates, then to the Class [ ] Certificates, and then to the Class [ ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal on the related Underlying Securities is paid, which may be in the form of scheduled amortization and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Underlying Securities (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any securities or pool of mortgage loans, including the Underlying Securities to be included in the Trust Fund or the Underlying Mortgage Loans.

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The tables set forth on Annex C to this prospectus supplement were prepared based on the following modeling assumptions:

[Provide detailed list of all modeling assumptions.]

The actual characteristics and the performance of the Underlying Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex C hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Underlying Mortgage Loans will prepay at a constant rate until maturity, that all of the Underlying Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Underlying Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Underlying Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Underlying Mortgage Rates of the Mortgage Loans are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Underlying Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the [    ] Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex C hereto indicate the weighted average lives of the [    ] Certificates and set forth the percentages of the initial Class Principal Amounts of the [    ] Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [       ].

The weighted average life of a [    ] Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

General

[An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of  [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as one or more REMICs pursuant to Section 860D of the Code, the Offered Certificates other than the Class R Certificate will be considered to be “regular interests” in a REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of “residual interest” in each REMIC within the meaning of the Code. See “Material Federal Income Tax Considerations” in the Prospectus.

Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as “qualified stated interest.”

The Offered Certificates may be issued with original issue discount for federal income tax purposes. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments” in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [ ]% [   ]. No representation is made that the Underlying Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

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[Residual Certificates

Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as “excess inclusion” income.  See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the Prospectus.

Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Foreign Person, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in the Prospectus.]

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the class or classes of Exchangeable REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the grantor trust, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each Exchangeable REMIC Certificate underlying that Exchangeable Certificate as described above. If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying Exchangeable REMIC Certificates other than in an exchange described under ["Description of the Certificates—Exchangeable Certificates"] in this Prospectus Supplement, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more Exchangeable REMIC Certificates, those Exchangeable REMIC Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more Exchangeable REMIC Certificates underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for multiple Exchangeable REMIC Certificates underlying the Exchangeable Certificate, (ii) sell one of those Exchangeable REMIC Certificates and (iii) retain one or more of the remaining related Exchangeable REMIC Certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying Exchangeable REMIC Certificates sold and the related Exchangeable REMIC

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Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss relating to the Exchangeable REMIC Certificates sold using its basis allocable to those Exchangeable REMIC Certificates. Also, the beneficial owner then must treat the Exchangeable REMIC Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those Exchangeable REMIC Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the Exchangeable REMIC Certificates retained based on the beneficial owner's basis in those Exchangeable REMIC Certificates.

Legal Investment Considerations

[The Offered Certificates will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Certificates.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Underlying Securities [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Underlying Securities will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those Certificates.  See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

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Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Underlying Mortgage Loans.

Application of the Underwriter’s Exemption

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.  In addition, the Offered Certificates represent an undivided interest in each Underlying Security.

The U.S. Department of Labor has granted individual administrative exemptions to the Underwriter (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of certificates, issued by asset backed entities, including trusts, that hold asset-backed and mortgage-backed securities such as the Underlying Securities issued by the Underlying Trust Funds, that meet the conditions and requirements of the Exemption.  If the Exemption applied to the Underlying Securities when they were originally offered, it will also apply to the deemed purchase of an undivided interest in such Underlying Securities by a Plan purchasing an Offered Security.  Therefore, assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the Underlying Mortgage Loans and to certificates like the Underlying Securities that qualify for the Exemption and represent fractional undivided interests in an entity like the Underlying Trust Funds.

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates, other than the Residual Certificates (excluding the right to receive payments from the Supplemental Interest Trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single underlying mortgagor that is the underlying obligor on five percent of the Underlying Mortgage Loans included in the Underlying Trust Funds by aggregate unamortized principal balance of the assets of the Underlying Trust Funds.

The rating of an Offered Certificate may change.  If a class of Offered Certificate is no longer rated at least BBB- or Baa3, an Offered Certificate of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the  Offered Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of the Class A-R Certificates and any Offered Certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the Securities Administrator unless the Securities Administrator receives the following:

●  a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect

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that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

●  if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

●  an opinion of counsel satisfactory to the Securities Administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Depositor, the Sponsor or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

ERISA Considerations with respect to the Interest Rate Swap Agreement

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Offered Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any offered certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the Issuing Entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances,

S-69

prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Certificates [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[Provide the allocation among the Underwriter(s).]

The distribution of the Offered Certificates by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Certificates to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [ ] Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

[Deutsche Bank Secuities] is an affiliate of the Depositor [and the Seller].

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by  [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Underlying Securities. The rating takes into consideration the characteristics of the Underlying Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

S-70

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Certificateholders.]

There will be no arrangements to have the ratings monitored while the Certificates are outstanding.

The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies described above.

S-71

Glossary of Defined Terms

Accrual Period	For each class of [ ] and each Distribution Date, the period beginning on [ ] and ending on [ ].
Applied Loss Amount
For any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and distributions of principal on such Distribution Date, the amount by which the [    ] exceeds [     ].

Basis Risk Payment
For any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date and (3) any Required Reserve Fund Amount (as specified in the Trust Agreement) for such Distribution Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.
Basis Risk Shortfall
For each Distribution Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.
Beneficial Owner	Any person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	The Certificates, other than any Definitive Certificate.
Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.
Cap Contract	A limited recourse notional principal contract.
Carryforward Interest	For any class of [ ] and any Distribution Date, the sum of [ ].
Certificate Account	A certificate account maintained by [ ] on behalf of the Certificateholders.
Certificate Principal Amount
For any [     ] as of any Distribution Date, its initial Certificate Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date.

S-72

Certificateholder	Any person acquiring a beneficial ownership interest in any Certificate.
Certificates	The [ ].
Class Principal Amount	For any class of [ ], the aggregate of the Certificate Principal Amounts of all certificates of that class.
Clearstream Luxembourg	Clearstream Banking Luxembourg.
Clearstream Luxembourg Participants	Participating organizations that utilize the services of Clearstream Luxembourg.
Closing Date	[ ]
Code	The Internal Revenue Code of 1986, as amended.
Collection Period
For any Distribution Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Distribution Date occurs and ending on the [      ] day of the month in which such Distribution Date occurs.

Current Interest	For any class of [ ] and any Distribution Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].
Cut-off Date	[ ]
Cut-off Date Balance	The Security Principal Balances of the Mortgage Loans as of the Cut-off Date.
Deferred Amount	For each Distribution Date and for each class [ ], the amount by which [ ].
Definitive Certificate	A physical certificate representing any Certificate.
Deposit Date	The Business Day immediately preceding each Distribution Date.
Designated Telerate Page
The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Disclosure Documents	The prospectuses attached hereto as Annex [B] relating to each of the Underlying Securities, as applicable.
Distribution Date	[ ]
Distribution Date Statements	The distribution date statements prepared by each Underlying Trustee in respect of each Class of Underlying

S-73

Securities.
DTC	The Depository Trust Company.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
ERISA Restricted Offered Certificate	An Offered Certificate which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.
Euroclear	The Euroclear System.
Euroclear Participants	Participating organizations that utilize the services of Euroclear.
Exemptions	The individual prohibited transaction exemption issued to the Underwriter (as most recently amended and restated by PTE 2002-41).
Global Securities	The globally offered Certificates.
Index	The index applicable to any Underlying Security, based on [ ].
Interest Rate	[ ]
Interest Remittance Amount	For any Distribution Date and any Pool, an amount equal to [ ].
IRS	The Internal Revenue Service.
Issuing Entity	[ ]
LIBOR	The London Interbank Offered Rate.
LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.
LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.
Maximum Interest Rate	[ ]
Monthly Excess Cashflow	For any Distribution Date, [ ].
Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].
Net Funds Cap	For each Distribution Date , an annual rate equal to [ ].

S-74

Offered Certificates	The Class [ ,] Class [ ] and Class [ ]Certificates.
OID	Original issue discount.
One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.
One-Year CMT
The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Optimal Interest Remittance Amount	For each Distribution Date, the product of [ ].
Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.
Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.
Pool	[ ]
Pool Balance	For any Pool as of any date of determination, the aggregate of the Security Principal Balances of the Underlying Securities in such Pool as of such date.
Principal Distribution Amount	For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which [ ].
Principal Distribution Amount	For each Pool for any Distribution Date, an amount equal to [ ].
Principal Remittance Amount	For each Pool and for any Distribution Date, an amount equal to [ ].
PTCE 95-60	Prohibited Transaction Class Exemption 95-60.
PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.
Purchase Price	An amount equal to the sum of [ ].
Rating Agencies	Each of [ ].
Realized Loss	For any Underlying Security, the [amount designated or specified as a “Realized Loss” by the related Underlying

S-75

Trustee].
Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.
Residual Certificate	The Class [R] Certificate.
Sale and Assignment Agreement	The securities sale and assignment agreement dated as of [ ], between the Seller and the Depositor.
Securities Act	The Securities Act of 1933, as amended.
Security Principal Balance
For any Underlying Security as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to payments due on or before such date, whether or not received, as reduced by all principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Seller	[ ]
Series	Each Underlying Trust Fund, as set forth under “Description of the Trust Fund Property” in this prospectus supplement.
Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.
Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.
SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.
Stepdown Date	The earlier of (x) [ ] or (y) [ ].
Subsequent Recovery	Any amount designated as a “Subsequent Recovery” by the related Underlying Trustee with respect to an Underlying Security for which a Realized Loss has been incurred for such Underlying Security.
Target Amount	For any Distribution Date, an amount equal to [ ].
Tax Counsel	[ ]
Trust Accounts	The Certificate Account, [the Securities Administration Account], the Basis Risk Reserve Fund and [ ].
Trust Agreement	The trust agreement dated as of [ ], among [ ].

S-76

Trust Fund	The trust fund created pursuant to the Trust Agreement.
Trustee	[ ] in its capacity as trustee under the Trust Agreement, or any successor thereto.
Underlying Mortgage Loans
The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien [residential][multifamily][mixed residential/commercial] mortgage loans] included in the Underlying Trust Funds.

Underlying Originators	Each of the originators that originated the Underlying Mortgage Loans, as set forth under “Underwriting Guidelines” in this prospectus supplement.
Underlying Securities	Each of the securities constituting the Trust Fund Property as set forth under “Description of the Trust Fund Property” in this prospectus supplement.
Underlying Servicers	Each of the servicers responsible for servicing the Underlying Mortgage Loans, as set forth under “The Underlying Servicers” in this prospectus supplement.
Underlying Trust Funds	Each trust fund underlying each Underlying Security.
Underlying Trustees	Each trustee underlying each Underlying Trust Fund.
Underwriter	[ ]
Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.
Unpaid Basis Risk Shortfall
For any class of [     ] on any Distribution Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than [    ].

S-77

[The following Annexes constitute a part of
the prospectus supplement.]

S-78

Annex A:
Distribution Date Statements

A-1

Annex B:
Disclosure Documents

B-1

Annex C:
Principal Amount Decrement Tables

Percentage of Initial Class Certificate Principal Amount of the Offered Certificates
Outstanding at the Following Percentages of [ ]

	Class [ ] Certificates
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years
__________
* Indicates a value between 0.0% and 0.5%.

C-1

$[     ]
(Approximate)

Ace Securities Corp.

Home Equity Loan Trust [________]

Mortgage Pass-Through Certificates

ACE Securities Corp.
 [Depositor]

Home Equity Loan Trust [______]
[Issuing Entity]

[DB Structured Products, Inc.]
[Sponsor and Seller]

_______________

PROSPECTUS SUPPLEMENT

[         ]
_______________

[Deutsche Bank Securities]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [______], 2010

PROSPECTUS SUPPLEMENT (to prospectus dated [                  ])

$[          ] (Approximate)

ACE SECURITIES CORP., [           ] Trust, Series [       ]

Asset  - Backed Notes

[______] Trust [______]
Issuing Entity

[DB Structured Products, Inc.]
Sponsor

ACE Securities Corp.
Depositor

[               ]

Servicer

Consider carefully the risk factors beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

The notes will evidence interests in the Issuing Entity only and will not evidence interests in or obligations of the sponsor, the depositor or any of their affiliates.

Distributions on the notes will be made on the [__]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The Issuing Entity will issue the following notes:

Class	Original Class Principal Amount(1)	Interest Rate (2)	Price to Public	Underwriting Discount	Proceeds to Depositor
[_______]	$[______]	[___]%	$[___]	[______]%	$[______]
[_______]	$[______]	[___]%	$[___]	[______]%	$[______]

(1) This amount is approximate, as described in this prospectus supplement.
(2) The interest rate is subject to increase as described in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

Credit enhancement for the notes will be provided by the subordination of the residual certificate, overcollateralization [and [description of any financial guaranty insurance policy or other credit enhancement provider reference in Regulation AB Item 1114(b) or 1115]]

The assets of the trust fund will be first and second lien fixed-rate and adjustable-rate , one-to four-family, residential mortgage loans.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Description of the underwriting arrangement]

On or about [             ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

Underwriter

[Deutsche Bank Securities Inc.]

The date of this prospectus supplement is  [          ]

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the securities offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities, and (2) this prospectus supplement, which describes the specific terms of your securities.

If the information regarding the securities is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the securities in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

S-2

Tables of Contents

Prospectus Supplement

S-3

Tables of Contents

Prospectus Supplement
(Cont’d)

S-4

Tables of Contents

Prospectus Supplement
(Cont’d)

Page

Annex I Global Clearance, Settlement and Tax Documentation Procedures	S-68
Initial Settlement	S-68
Secondary Market Trading	S-68
Certain U.S. Federal Income Tax Documentation Requirements	S-70

S-5

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the securities, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity	[ ] Trust [ ]..
Depositor	Ace Securities Corp. See “The Depositor” in the Prospectus.
Servicer	[ ]. See “The Servicer” and “Description of the Transfer and Servicing Agreements” in this prospectus supplement.
Sponsor	[ ]. See “The Sponsor” in this prospectus supplement and in the Prospectus.
Originators
[_________________________], with respect to approximately [__]% of the receivables by aggregate principal balance as of the Cut-off Date. The remainder of the receivables were originated by various originators, none of which have originated more than 10% of the receivables.  See “The Originators” in this prospectus supplement.

Owner Trustee	[ ].
Indenture Trustee	[ ].
[Any credit enhancement provider referenced in Items 1114(b) and 1115 of Regulation AB]	[ ].
Closing Date	On or about [ ].
Cut-off Date	The [close] [opening] of business on [ ].
Distribution Dates	[ ] of each month or the next business day if the [ ] day is not a business day, beginning in [ ].
Record Dates	Last day of the month prior to a distribution date.
Minimum Denominations	$[25,000].
Interest Accrual Method	[30/360] [Actual/360]

The Offered Notes

The Issuing Entity is offering the Class [    ] Asset Backed Notes as part of Series [     ].  The notes will be issued in book-entry form.

See “Description of the Notes — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

The notes will represent obligations of the Issuing Entity and will be secured by the assets of the Issuing Entity, which consist primarily of first and second lien one-to four-family, residential mortgage loans.

S-6

The notes will have an approximate total initial principal amount of $[                ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be payable on the [____]th day of each month, beginning in [                ].  However, if the [____]th day is not a business day, payments will be made on the next business day after the [____]th day of the month.

Interest Payments

Interest will accrue on the notes at the annual rate described in this prospectus supplement.

See “Description of the Notes — Payments — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the notes will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the notes, (2) the amount of interest received on the mortgage loans that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [              ].  Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

We explain how principal is paid on the notes under “Description of the Notes — Payments — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [               ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

Expected Final Distribution Dates

The expected final distribution date of each class of notes is [                  ], based on the assumption that [__________] has exercised its option to purchase all the mortgage loans as described in “—Optional Purchase of mortgage loans” below.  Due to losses and prepayments on the mortgage loans, the final distribution dates on each class of notes may be substantially earlier or later than such date.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust fund.  The Issuing Entity will have no other source of cash and no entity other than the Issuing Entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

[Subordination of Payments

No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately [    ]%.  This condition is referred to as “overcollateralization.”  Any

S-7

interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by [    ], until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [    ].  We cannot assure you that sufficient interest will be generated by the mortgage loans to increase overcollateralization to the level required by [    ], or to maintain it at that level.

[[Regulation AB Item 1103(a)(3)(ix) compliant description of any applicable financial guaranty insurance policy or guarantee or other credit enhancement.]

See “Description of the Notes — Overcollateralization” in this prospectus supplement.]

[Trigger Events]

[Regulation AB Item 1103(a)(3)(vii) compliant description of any events in the transaction agreements that can trigger liquidation or amortization of the receivables or other performance triggers that would alter the transaction structure or the flow of funds].

[Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Notes and Class [__] Notes, referred to in this prospectus supplement as the mandatory auction Notes, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction Notes will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction Notes will be entitled to receive the current principal amount of those Notes, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction Notes, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction Notes is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those Notes on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Notes-Mandatory Auction” in this prospectus supplement.]

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date.

On the closing date, which is expected to be on or about [             ], the assets of the trust will consist primarily of [_________]first and second lien one-to four-family, residential mortgage loans with an aggregate principal balance of approximately $[__________].

The mortgage loans have original terms to maturity of not greater than approximately [_____] years and have the following characteristics as of the cut-off date

Range of mortgage rates:	[___]% to [___]%.

Weighted average mortgage rate:	[___]%

[Range of gross margins:	[___]% to [___]%.]

S-8

[Weighted average gross margin:	[___]%.]

[Range of minimum mortgage rates:	[___]% to [___]%.]

[Weighted average minimum mortgage rate:	[___]%.]

[Range of maximum mortgage rates:	[___]% to [___]%.]

[Weighted average maximum mortgage rate:	[___]%.]

Weighted average remaining term to stated maturity:	[___] months.

Range of principal balances:	$[___]to $[___].

Average principal balance:	$[___].

Range of original combined loan-to-value ratios:	[___]% to [___]%.

Weighted average original combined loan-to value ratio:	[___]%.

[Weighted average next adjustment date:	[________ __].]

[Description of pre-funding account and additional mortgage loans, as applicable.]

See “Description of the Mortgage Pool” in this prospectus supplement for a general description of the mortgage loans and “The Originators” in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans as applicable.]

See “Description of the Notes — Pre-Funding Account” in this prospectus supplement.]

Removal and Substitution of a Mortgage Loan

The Trustee will acknowledge the sale, transfer and assignment of the trust fund [Mortgage Loans] [Contracts] to it by the Depositor and receipt of, subject to further review and the exceptions, the [Mortgage Loans] [Contracts].  If the Trustee finds that any [Mortgage Loan][Contract] is defective on its face due to a breach of the representations and warranties with respect to that [loan][contract] made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders in the related [Mortgage Loan][Contract], the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute [Mortgage Loan][Contract].

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Fees and Expenses

Prior to the distribution of any interest to the noteholders, the servicer will be entitled to receive a servicing fee for each collection period in an amount equal to the product of one-twelfth of [    ]% per annum and the aggregate principal balance of the mortgage loans as of the first day of the collection period.  No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan.  The Servicer will be entitled to reimbursement from collections on the mortgage loans for some of its expenses before any amounts are paid to Noteholders.   See “Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses” in the Prospectus.

[Regulation AB Item 1103(a)(7) compliant description of any other fees and expenses].

Optional Purchase of Mortgage Loans

[              ] will have the option to purchase all of the mortgage loans and the other assets of the trust, after the total principal balance of the mortgage loans declines to less than [    ]% of their initial total principal balance; if [          ] does not exercise that option, [    ] may purchase the mortgage loans and other assets of the trust.

If the mortgage loans and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

See “Description of the Notes — Optional Redemption” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

[Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes may be treated as indebtedness and the trust will not be an association or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

The Notes may be acquired by employee benefit plans and other retirement arrangements subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes will initially be rated “[   ]” by [Rating Agency], and “[    ]” by [Rating Agency].

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These ratings are not recommendations to buy, sell or hold these notes.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

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RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Unpredictability and Effect of Prepayments
Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment during [                       ].  The prepayment penalties may be waived by the servicer.  A prepayment of a mortgage loan will usually result in a prepayment on the notes.

If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate at which defaults and losses occur on the mortgage loans will affect the rate of payment of principal on the notes.  We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the mortgage loans, the credit quality of the mortgage loans and the collateral for the mortgage loans.

See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[The prepayment experience of the mortgage loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with a principal balance lower than the value of the related property.]

[Effect of Creation and Maintenance of Overcollateralization on Payments of Principal on the Notes
We describe in this prospectus supplement the underwriting guidelines used in originating the mortgage loans, the collateral for the mortgage loans and the servicing of the mortgage loans.  These and other factors will affect the rate of defaults and losses on the mortgage loans, which in turn will affect the rate at which overcollateralization is created or maintained.  When overcollateralization is less than the level required by [    ], a portion of interest collections on the mortgage loans will be used to make principal payments on the notes.  This will accelerate the rate at which you receive payments of principal.  When overcollateralization is greater than the level required by [    ], a portion of principal collections on the mortgage loans will be released to the residual certificate.  This will slow the rate at which you receive payments of principal.]

Geographic Concentration of Mortgage Loans
Approximately [    ]% of the mortgage loans expected to be in the trust on the closing date are secured by properties in [________].  The rate of delinquencies and defaults, and therefore the rate of prepayments, on the mortgage loans may be higher than if fewer of

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the mortgage loans were concentrated in one state because the following conditions in [________] will have a disproportionate impact on the mortgage loans in general:

Weak economic conditions in [________] (which may or may not affect real property values) may affect the ability of borrowers to repay their mortgage loans on time;

Declines in the [________] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the combined loan-to-value ratios;

Properties in [________] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters; and

Any increase in the market value of properties located in [________] would reduce the combined loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Pool” in this prospectus supplement.

[Some of the Mortgage Loans in the Mortgage Pool Are More Likely to Default than Others, and Higher than Expected Defaults on these Mortgage Loans Could Reduce the Yield on Your Notes
The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your notes.

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The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

• the level of mortgage interest rates;

• the borrower’s equity in the mortgage property;

• general economic conditions; and

• the availability of credit.

We cannot predict how these factors will affect the default rate of these mortgage loans in the pool.  You should refer to “Description of the Mortgage Pool” for information on the percentage of loans in the mortgage pool that consists of these loans.]

[Effect of Lack of Primary Mortgage Insurance on the Notes
Approximately [    ]% of the mortgage loans have loan-to-value ratios greater than [    ]%.  None of the mortgage loans are covered by a primary mortgage insurance policy.  If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See “Description of the Notes” in this prospectus supplement.]

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes]
General

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the offered notes. The offered notes are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the ratings on the offered notes will not be downgraded in the future.

[The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.]

Increased Risk of Default Resulting from Loan Underwriting	Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may

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continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the mortgage loans.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices
In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been

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negative since late 2007, and this trend is expected to continue at least into 2011. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments
Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past few years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with

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entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of notes. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in a pooling and servicing agreement, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing
To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many

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originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of Securities
Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those

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mortgage loans. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related notes and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United

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States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the offered notes as well as the amount of investment proceeds to which the offered notes would indirectly be entitled.

Impact of Mortgage Loan Modifications
Each of the master servicers or servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, each master servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered note, reduced distributions of interest or principal on the related offered note, an extension of the weighted average life of the related offered note or an allocation of a realized loss to the subordinate notes, or possibly to the senior notes.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower interest-rate on the offered notes. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the trust, and, if the servicer determines that the modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a

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junior lien in order to modify a first lien mortgage loan will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust. The servicer may use any rental amounts to reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Certificateholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the master servicer or servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the master servicer or servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of notes relating to the issuing entity. None of the master servicers or servicers will consider the interests of individual classes of notes. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited
The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors. The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers. Investors in the offered notes should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes” above. In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the offered notes in respect of such mortgage loan.

Impact of the Housing and Economic Recovery Act of 2008 on Modifications	The recently enacted Housing and Economic Recovery Act of 2008 provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization servicer has a

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duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.” Investors should consider that the Housing and Economic Recovery Act of 2008 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the Offered Notes in the aggregate, but may be adverse to an investor in a particular class of notes.

In addition, there are additional government and private-industry driven proposals which, if enacted, may also impact the way in which loan modifications are carried out in the future. In the case of governmental proposals, these proposals may require loan modifications as a solution prior to foreclosure. In the case of private industry initiatives, these proposals may affect the treatment of modifications under pooling and servicing agreements with respect to allocation of losses.

Impact of the Obama Plan on Modifications
In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the

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mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV is negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500. Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, the borrower will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

HAMP may serve as the industry standard for mortgage loan modifications. The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the Offered Notes, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be

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allocated among the various classes in the issuing entity.

[Your Securities Will Have Greater Risk If the Currency Swap Agreement Terminates]
[Because the Class [__] Notes are denominated in [name of currency] instead of U.S. Dollars, the issuing entity has entered into a currency swap agreement with a swap counterparty to hedge against currency exchange and basis risks. The currency swap agreement will convert:

• principal and interest payments on the Class [__] Notes from U.S. Dollars to the applicable currency; and

• the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in [the applicable currency].

Among other events, the currency swap agreement may terminate in the event that either:

• the trust or the swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

• within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, the swap counterparty fails to:

• obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

• obtain a rating affirmation on the securities; or

• post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

Upon an early termination of the currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the Class [__] Notes which are denominated in [name of currency] other than U.S. Dollars. In addition, the trust may owe the swap counterparty swap termination payments that are required to be paid pro rata with the Class [__] Notes. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If the currency swap counterparty fails to perform its obligations or if the currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide

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sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the [applicable currency]. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if the currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the Class [__] Notes bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under the currency swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on the Class [__] Notes.]

[Early Principal Payment From Cash Remaining in Pre-Funding Account
If the cash in the pre-funding account on the closing date is not used to acquire additional [mortgage loans][contracts] by [               ], then that cash will be [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

[Additional risk factors to be provided as applicable.]

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DESCRIPTION OF THE ISSUING ENTITY

General

ACE Securities Corp. [          ] Trust [       ] (the “Trust” or the “Issuing Entity”) will be a [statutory business trust] [common law trust] formed under the laws of [           ] pursuant to an amended and restated Trust Agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between ACE Securities Corp. as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), for the transactions described in this prospectus supplement.  The Trust Agreement constitutes the “governing instrument” under the laws of [________].  The Trust will not engage in any activity other than acquiring, holding and managing the mortgage loans (as defined in this prospectus supplement) and the other assets of the Trust and proceeds from the mortgage loans and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.  The foregoing restrictions are contained in the Trust Agreement.  [These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights.]  For a description of other provisions relating to amending the Trust Agreement, see “[[_______________]]” in the base prospectus.

The assets of the Issuing Entity will consist of the mortgage loans and certain related assets.  On or about [             ] (the “Closing Date”), the Trust will purchase the mortgage loans from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the “Sale and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and [                     ], as indenture trustee (the “Indenture Trustee”).

The Issuing Entity’s fiscal year end is [______].

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] banking corporation and its principal offices are located at [                               ].  The compensation of the Owner Trustee will be paid by [                                       ].

[Provide Reg AB Item 1109(b) compliant description of the extent of the Owner Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Owner Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Owner Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Owner Trustee to take action.]

[Provide Reg AB Item 1109(d) compliant description of any limitations on the Owner Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Owner Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Owner Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one owner trustee to another owner trustee will be paid.]

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The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined in this prospectus supplement), the “Securityholders”) will be entitled to receive [to be described as applicable].

DESCRIPTION OF THE NOTES

General

The Trust will issue the Class [   ] Notes (the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuing Entity and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  The Notes and the Residual Certificate are referred to in this prospectus supplement as the “Securities.”  Only the Notes are offered by this prospectus supplement.  The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

The “Trust Estate” will consist primarily of [describe as applicable].

The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the “Original Class Principal Amount”).  The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the “Class Principal Amount.”  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the mortgage loans is increased or decreased as described under “Description of the Mortgage Pool” in this prospectus supplement.

Payments on the Notes will be made on the [____]th day of each month or, if the [____]th day is not a Business Day, on the next succeeding Business Day, commencing in [                 ] (each, a “Distribution Date”), to holders of Notes (“Noteholders”) of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder’s expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement).  See “— The Indenture Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”), representing approximately [______]% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, will be deposited in an account (the “Pre-Funding Account”) maintained by [               ].  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) purchased by the Trust in accordance with the [Sale and Servicing Agreement].  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase

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Subsequent Mortgage Loans.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Notes (the “Book-Entry Notes”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The  Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of  Book-Entry Notes will be represented by one or more notes registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate representing an interest (a “Definitive Note”), except as set forth below under “— Definitive Notes” and in the prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Notes are issued, it is anticipated that:

•	the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

•
Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•
while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess the notes, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [            ] (“[   ]’), the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the  Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the prospectus”.

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Definitive Notes.  Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of  Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their  Book-Entry Notes.  Upon surrender by DTC of the Definitive Notes representing the  Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the  Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

Payments

Payments on the Notes on each Distribution Date will be made from the Available Collection Amount.  The Available Collection Amount will be determined as [to be provided as applicable.]

With respect to each Distribution Date, the “Due Period” is the calendar month immediately before that Distribution Date.

Payments of Interest.  Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the “Interest Rate”) and will be payable to Noteholders on each Distribution Date, starting in [                     ].  [If the Residual Certificateholder does not exercise its option to purchase the mortgage loans and the other assets of the Trust when it is first entitled to do so, as described under “—Optional Redemption” in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]]  See “— Optional Redemption” in this prospectus supplement.  Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

The “Accrual Period” for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

Payments of interest on the Notes will be made from [to be provided as applicable].

Payments of Principal.  Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of [to be provided as applicable].

Payment Priorities

On each Distribution Date, the Available Funds will be applied in the following order of priority:

[to be provided as applicable.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, the Owner Trustee and the Indenture Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

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Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:

Servicer	[monthly]
[(a) A monthly fee paid to the Servicer out of interest collections received from the Mortgage Loans in an amount equal to the product of one-twelfth of [    ]% per annum (the “Servicing Fee Rate”) and the Pool Balance as of the first day of the Collection Period.]

[(b) any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Mortgage Loans, and will be entitled to reimbursement from the Issuing Entity for various expenses.]

[(c) investment earnings on amounts on deposit in the Collection Account]
[Deducted by the Servicer from interest collections in respect of each Mortgage Loan serviced by the Servicer, before payment of any amounts to securityholders.]

Owner Trustee	[monthly]	[A monthly fee paid to the Owner Trustee by the Servicer out of the Servicer’s fee.]	[Paid by the Servicer before payment of any amounts to securityholders.]

Indenture Trustee	[monthly]
[(a) A monthly fee paid to the Indenture Trustee by the Servicer out of the Servicer’s fee.]

[(b) investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account]
[Paid by the Servicer before payment of any amounts to securityholders.]

[Other Applicable Party]	[_____]	[_____]	[_____]

[[None of the fees set forth in table above may be changed without amendment of the Pooling Agreement as described under “The Pooling and Servicing Agreement—Amendment”.]]

[[Expenses of the Servicer, the Owner Trustee and the Indenture Trust will be reimbursed before payments are made on the securities.]]

Example of Distributions

The following sets forth an example of collection of payments from Obligors on the Receivables, transfer of amounts among the Trust Accounts, and distributions on the securities for the Distribution Date in [_______]:

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Within [ ] Business Days of receipt thereof]	[Servicer Deposits to Collection Account]
The Servicer is required to deposit in a segregated account (the “Collection Account”) all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.

The [ ]th day of each month, or if the [ ] th day is not a Business Day, the preceding Business Day	[Servicer Remittance Date]
The Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.

Last day of the month prior to the related Distribution Date	Record Date:	[Distributions will be made to securityholders of record for all applicable classes as of the Record Date].

The [__]th day of each month (or if the [__]h day is not a business day, the next business day),	Distribution Date:
The Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.

Succeeding months follow the same pattern.

Overcollateralization

On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[             ].  The weighted average Net Mortgage Loan Rate (as defined below) of the mortgage loans is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections.  To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

The “Net Mortgage Loan Rate” for any Mortgage Loan equals [to be provided as applicable].

Maturity Date

The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [             ] (the “Maturity Date”).  See “—Rights of Noteholders Upon Occurrence of Event of Default” below.  The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

Reports to Noteholders

On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

•	the amount of principal distributed on that date to Noteholders;

•	the amount of interest distributed on that date to Noteholders;

•	the amount of any outstanding Noteholders’ Interest Carryforward Amount for the Notes after distributions on that date;

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•	the Class Principal Amount of the Notes after distributions on that date;

•	the amount of the Servicing Fees paid with respect to that date;

•	the Total Loan Balance as of the related Distribution Date;

•
the number and total Principal Balance of mortgage loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•	any amount distributed to the holder of the Residual Certificate; and

•	other information to the extent provided in the Sale and Servicing Agreement.

Optional Redemption

On any Distribution Date after the date on which the Total Loan Balance is less than [  ]% of the Cut-off Date Balance, [                     ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the mortgage loans, any REO Property and any other assets of the Trust for the Termination Price.  If [               ] does not exercise that option, [    ] will then have the same purchase option.  If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (this event, an “Optional Redemption”).

If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under “— Payments of Interest” in this prospectus supplement.

Rights of Noteholders Upon Occurrence of Event of Default

Under the Indenture, a failure to pay the full amount of the Noteholders’ Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an “Event of Default”).

Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [  ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture.  These remedies include [to be provided as applicable].  See “Description of the Agreements — Material Terms of the Indenture” in the prospectus.

The Indenture Trustee

[                   ], a [                              ], will be the Indenture Trustee under the Indenture.  The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee].  The Indenture Trustee’s “Corporate Trust Office” is located at [                                           ], or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

[Provide Reg AB Item 1109(b) compliant description of the extent of the Indenture Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Indenture Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Indenture Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Indenture Trustee to take action.]

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[Provide Reg AB Item 1109(d) compliant description of any limitations on the Indenture Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Indenture Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Indenture trustee to another Indenture trustee will be paid.]

[THE INSURANCE POLICY

The following information has been provided by [      ] (the “Insurer”) for inclusion in this prospectus supplement.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

 [DERIVATIVE INSTRUMENTS]

[The Interest Rate Swap Agreement and the Swap Provider]

[The Offered Notes and Class B Notes will have the benefit of an interest rate swap agreement.  On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [_______] (the “Swap Provider”).  A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between The Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.

[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]

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[If significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is 10% or more, provide financial information required by Item 1115 of Regulation AB.]

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) [__]%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Notes and the Class B Notes (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain the Required Overcollateralization Amount and Allocated Realized Loss Amounts.]

[The “Swap Notional Amount” with respect to each Distribution Date commencing in [______, __], is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement).  The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in [______, __], unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).]

Distribution Date Swap Notional Amount

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

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[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.]

 [Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Notes from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Notes or for a portion of the Mandatory Auction Notes are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their Notes in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Notes (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Notes shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Certificate Principal Balance of a Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Notes (based on the aggregate Certificate Principal Balance for the Mandatory Auction Notes for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Certificate Principal Balance of the Mandatory Auction Notes, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Certificate Principal Balance for the Mandatory Auction Notes for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Notes into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory

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Auction Notes on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Certificate Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION

NOTES WILL BE OBLIGATED TO TENDER THEIR NOTES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction, Notes in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Notes will continue to retain their Notes and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Notes of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Notes (based on the aggregate Certificate Principal Balance of the Mandatory Auction Notes), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Notes held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

[The Currency Swap Agreement and Swap Counterparty]

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[The holders of the Class [__] Notes will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if Class [__] Notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into the currency swap agreement with an eligible swap counterparty:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date. The swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the Class [__] Notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the Class [__] Notes multiplied by the outstanding principal balance of the Class [__] Notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the Class [__] Notes, including, on the maturity date for the Class [__] Notes, if the currency swap agreement is then in effect, the remaining outstanding principal balance of the Class [__] Notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the Class [__] Notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, the swap counterparty will receive from the trust:

•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the Class [__] Notes in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the Class [__] Notes, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the Class [__] Notes; provided that, all principal payments allocated to such securities on any distribution date will be deposited into the related accumulation account and paid to the swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

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•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the Class [__] Notes being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the the currency swap agreement for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

The currency swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•	the distribution date on which the outstanding principal balance of the Class [__] Notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the Class [__] Notes.

The currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. The currency swap agreement will not terminate solely due to the declaration of a failed remarketing.]

[The Interest Rate Cap Agreement]

[The Class [__] Notes will have the benefit of the Interest Rate Cap Agreement. Pursuant to the Interest Rate Cap Agreement, with respect to any Distribution Date, commencing with the Distribution Date in [__], 20[ ], on or prior to the Distribution Date in [__], 20[ ], [_______], (the “Cap Provider”), will be obligated to pay to the securities administrator, an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate (determined in accordance with the Interest Rate Cap Agreement) up to a maximum of [__]% (the “Maximum Cap Rate”) and (ii) a specified strike rate of [__]% (the “Cap Strike Rate”) and (b) the Interest Rate Cap Agreement Notional Amount set forth on the schedule attached as Annex B hereto for that Distribution Date, determined on a 30/360 Basis. (each such payment, the “Cap Agreement Payment”). The Interest Rate Cap Agreement will terminate after the Distribution Date in [__], 20[ ].

The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Cap Provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

For the Class [__] Notes and each Distribution Date prior to and including the Distribution Date in [__], 20[ ],  any Cap Agreement Payment received by the securities administrator will be used to pay the related Cap Amount to such classes of Notes, as described below under “––The Reserve Funds.”  Amounts received on  the Interest Rate Cap Agreement will not be available to make distributions on any class of Notes other than the Class [__] Notes.

The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class [__] Notes do not represent an obligation of the Cap Provider. The holders of the Class [__] Notes are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the cap provider in respect of its obligations under the Interest Rate Cap Agreement.]

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool will consist of approximately [     ] Mortgage Loans with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[           ] (the “Cut-off Date Balance”).  The Mortgage Loans are secured by [to be provided as applicable] (“Mortgages”).  All of the Mortgage Loans will be [description of Mortgage Loans.]

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Generally, the Mortgage Loans were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

•	[to be provided as applicable].

For a description of the underwriting criteria applicable to the Mortgage Loans, see “The Originator — Underwriting Criteria” in this prospectus supplement.

The Servicer will be required to service the Mortgage Loans pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under “Description of the Transfer and Servicing Agreements — Servicing” in this prospectus supplement.

Payments on the Mortgage Loans

[To be provided as applicable.]

Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other home loans may be included in the Mortgage Pool prior to the issuance of the Notes.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Mortgage Loans as of the Cut-off Date.

Approximately [    ] of the Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination or modification of the loan, generally equal to [to be provided as applicable].

The Mortgage Loan Rates of the Mortgage Loans range from approximately [       ]% annually to [       ]% annually.  The weighted average Mortgage Loan Rate of the Mortgage Loans is approximately [       ]% annually.

The Principal Balances of the Mortgage Loans range from approximately $[  ] to $[     ].  The Mortgage Loans have an average Principal Balance of approximately $[     ].

The weighted average Combined Loan-to-Value Ratio at origination or modification of the Mortgage Loans is approximately [    ]%.

No more than approximately [       ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Servicer Concentrations of the Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Originator Concentrations of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Mortgage Loans

Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Lien Priority of the Mortgage Loans

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the Mortgage Loans at Origination

Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Principal Balances of the Mortgage Loans
as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Term of the Mortgage Loans

Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Remaining Term to Stated Maturity of
the Mortgage Loans as of the Cut-off Date

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	[_________]	[__]

Original Combined Loan-to-Value Ratios of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Documentation Type of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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FICO Score for the Mortgage Loans

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the ARM Loans included in the Mortgage Pool

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Gross Margins of the ARM Loans Included in the Mortgage Pool

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Maximum Mortgage Rates of the ARM Loans included in the Mortgage Pool

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the ARM Loans included in the Mortgage Pool

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the ARM Loans included in the Mortgage Pool

Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Subsequent Periodic Rate Caps of the ARM Loans included in the Mortgage Pool

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Lifetime Rate Caps of the ARM Loans included in the Mortgage Pool

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[________]	[__]%
[_____] – [_____]	[__]	[________]	[__]
Total:	[__]	$[________]	[__]%

Prepayment Penalty Months of the Mortgage Loans at Origination

Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[__________]	[__]%
[_____]	[__]	[__________]	[__]
Total:	[__]	$[__________]	[__]%

Mortgage Loan Delinquencies and Losses

For information regarding delinquencies and losses on the Mortgage Loans, see the tables below.  A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the next monthly due date [which is known as the OTS Method][on the last business day immediately prior to the next monthly due date, which is known as the MBA Method].  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

30 - 59 Days (times):	Number of Mortgage Loans	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

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60 - 89 Days (times):	Number of Mortgage Loans	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]	[_______._]	[__.__]
1	[________]	[_______._]	[__.__]
2	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

30 - 59 Days (times):	Number of Mortgage Loans	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

No Mortgage Loan has been delinquent more than 90 days since origination.

[Subsequent Mortgage Loans

The obligation of the Trust to purchase additional Mortgage Loans (the “Subsequent Mortgage Loans”) on [any] date, as specified in the [Sale and Servicing Agreement] (each, a “Subsequent Transfer Date”) will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

The characteristics of Subsequent Mortgage Loans may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time.  It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

ADDITIONAL INFORMATION

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date.  A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the “SEC”) within fifteen days after the initial issuance of the Notes.  In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described in this prospectus supplement under “Description of the Mortgage Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE DEPOSITOR

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

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 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

*       The Sponsor did not securitize any mortgage loans in 2008 or 2009.

THE ORIGINATORS

General

[____], [____] and [____] are the originators of the Mortgage Loans with respect to approximately [___]%, [___]% and [___]%, respectively, of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, along with various other originators, none of which originated more than 10% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

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[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

 [Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

 [Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

THE SERVICER

General

Primary servicing of the Mortgage Loans will be provided by [______] (the “Servicer”) pursuant to the Indenture.  The Master Servicer will be required to monitor the Servicer’s performance under the Indenture.  In the event of a default by the Servicer under the Indenture, the Master Servicer shall enforce any remedies against the Servicer.

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Indenture and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the mortgage loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a mortgage loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the Servicer out of liquidation

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proceeds in accordance with the Indenture), the repurchase price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Eligible Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Noteholders.  Amounts on deposit in a Eligible Account may be invested in Permitted Investments (as defined in the Indenture) in the name of the Trustee for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Indenture, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Noteholders.  On the date specified in the Pooling and Servicing Agreement, the Servicer will withdraw or cause to be withdrawn from the applicable Eligible Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds.  See “Indenture — Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account” in this prospectus supplement.

[Servicer Name]

[The Servicer has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since[_____], and non prime mortgage loans since[_____].  The Servicer is [one of the largest third-party subprime mortgage loan servicers in the United States].  The Servicer and its related companies currently employ more than [_____] people worldwide with domestic residential mortgage loan servicing and processing centers in _____,_____ and _____, _____.   The Servicer specializes in the management of [sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets]. The Servicer’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

 As of December 31, 20__, the Servicer provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $[____], substantially all of which are being serviced for third parties, including loans in over [_____] securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by the Servicer at the end of each of the indicated periods.

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Delinquency Experience (Dollars in Thousands)
At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent
Principal Amount Outstanding[1]
Delinquencies[2]
30-59 Days
60-89 Days
90-119 Days
over 120 days
Total Delinquencies as a Percentage of the Total Amount Outstanding

1.	Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.
2.
The period of delinquency is based on the number of days scheduled payments are contractually past due.  Includes repossessions on hand which have not been charged-off.  A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month’s scheduled payment date.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the “Transfer and Servicing Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings “Description of the Agreements” in the prospectus.

Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by the Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in the Servicer’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the the next monthly due date [which is know as the OTS Method][on the last business day immediately prior to the next monthly due date, which is know as the MBA Method].  The Servicer’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage

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loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for the Servicer’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2005						As of December 31, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30 days		$		%		%		$		%		%
60 days		$		%		%		$		%		%
90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2007						As of December 31, 2008
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30 days		$		%		%		$		%		%
60 days		$		%		%		$		%		%
90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

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As of December 31, 2009
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%
Period of Delinquency
30 days		$		%		%
60 days		$		%		%
90 days or more		$		%		%
Total Delinquent Loans		$		%		%
Loans in Foreclosure		$		%		%

Real Estate Owned
(Dollars in Thousands)
	As of December 31, 2005				As of December 31, 2006				As of December 31, 2007				As of December 31, 2008
	By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans	By Dollar Amount

Total Portfolio			$				$				$			$
Foreclosed Loans			$				$				$			$
Foreclosure Ratio		%		%		%		%		%		%	%		%

As of December 31, 2009
	By No. of Loans		By Dollar Amount

Total Portfolio			$
Foreclosed Loans			$
Foreclosure Ratio		%

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Loan Gain/(Loss) Experience
(Dollars in Thousands)
	As of December 31, 2005		As of December 31, 2006		As of December 31, 2007		As of December 31, 2008

Total Portfolio	$		$		$		$
Net Gains/(Losses)	$		$		$		$
Net Gains/(Losses) as a Percentage of Total Portfolio		%		%		%		%

As of December 31, 2009

Total Portfolio	$
Net Gains/(Losses)	$
Net Gains/(Losses) as a Percentage of Total Portfolio		%

Prior Securitizations

[In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which the Servicer was serving as servicer, the Servicer has not been terminated as a servicer in any of those transactions, and the Servicer has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.]]

[Other Servicer Regulation AB compliant disclosure description]

Sale and Assignment of the Mortgage Loans

On the Closing Date, [    ] will sell the Mortgage Loans (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the Mortgage Loans (other than those amounts) to the Trust.  The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor.  The Trust will pledge and assign the Mortgage Loans to the Indenture Trustee in exchange for the Notes.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the “Mortgage Loan Schedule”).

[In addition, the Depositor will, as to each Mortgage Loan, deliver to a custodian appointed by the Indenture Trustee (the “Custodian”) the following documents (together, with respect to each Mortgage Loan, a “Mortgage Loan File”):

•	the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

•	any assumption and modification agreements and the Mortgage with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office),

•	an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

•	any intervening assignments of the Mortgage.]

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Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee’s interest in the Mortgage Loans against the claims of creditors of [   ] or subsequent purchasers.  In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the assignment with evidence of recording on the Mortgage Loan concurrently with the conveyance of the Mortgage Loan under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment.  The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office.  The Custodian will review (or cause to be reviewed) each Mortgage Loan File within ninety days after the conveyance of the related Mortgage Loan to the Trust to ascertain that all required documents have been executed and received.

Under the terms of the agreement (the “Mortgage Loan Sale Agreement”) pursuant to which the Depositor will purchase the Mortgage Loans from [    ], and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Mortgage Loan documents and will notify the Depositor and [    ] as to each Mortgage Loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective.  If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Sale Agreement, [    ] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the “Repurchase Price”) or, in some circumstances, to substitute another Mortgage Loan that satisfies the requirements specified in the Sale and Servicing Agreement.

[    ] will make to the Depositor under the Mortgage Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  The Depositor’s rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders, [    ] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Mortgage Loan from the Trust for the Repurchase Price or, in some circumstances, to substitute another Mortgage Loan.

No assurance can be given that, at any particular time, [    ] will be capable, financially or otherwise, of repurchasing defective Mortgage Loans or substituting additional Mortgage Loans for defective Mortgage Loans.

Voting Rights

Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

General Servicing Provisions

The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

[Describe servicing provisions as applicable.]

No Delinquency Advances

In the event of a delinquency or default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Mortgage Loan.

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Servicing Advances

The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a “Servicing Advance”) and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement.  Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments.  Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related Mortgage Loan, or with respect to any Liquidated Mortgage Loan from the related Liquidation Proceeds.  Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under “Description of the Notes — Payment Priorities.”

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each Mortgage Loan calculated at [     ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each Mortgage Loan.  No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan.  The Servicer will be entitled to reimbursement from collections on the Mortgage Loans for some of its expenses before any amounts are paid to Noteholders.

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers (“Subservicers”) as provided under the Sale and Servicing Agreement.  If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [    ], unless the Servicer delivers to [    ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer.  [Events of default include:

•	failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

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•	failure by the Servicer to deposit collections or other recoveries on the Mortgage Loans in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

•	failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

•	failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

•	failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

•	failure by the Servicer to maintain a minimum net worth of $[25,000,000];

•	insolvency of the Servicer; and

•	other events specified in the Sale and Servicing Agreement.]

[If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement.  The Indenture Trustee may continue to service the Mortgage Loans if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

Collection Account, Note Distribution Account and Certificate Distribution Account

The Servicer is required to deposit in a segregated account (the “Collection Account”) within [    ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.  Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement.  The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [             ].  Any net losses on these investments will be paid by [              ].

The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the “Note Distribution Account”).  The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the “Certificate Distribution Account”).

On the [     ]th day of each month, or if the [    ]th day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.  On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.  Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation.  Any net losses on these investments will be paid by the Indenture Trustee.

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The Owner Trustee and Indenture Trustee

The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees.  For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be.  The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by [    ] and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account.  So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various notes, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation.  Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own

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name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account.  So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements.  Generally, those duties will be limited to the receipt of the various notes, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) Noteholders evidencing not less than [   ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings.  See “Description of the Notes — Rights of Noteholders Upon Occurrence of Event of Default” in this prospectus supplement.

YIELD CONSIDERATIONS

General

The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Loan Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Loan Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  These factors may include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of “due-on-sale” clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans.  Nearly all of the Mortgage Loans contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan, or (2) enforcement is not permitted by applicable law.  In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured.  In that event, the Servicer will generally require

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the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

Approximately [     ] of the Mortgage Loans are subject to prepayment penalties during the first [three to five years] after origination.  Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans.  A prepayment premium may be waived by the Servicer under some circumstances.  The remaining Mortgage Loans may be prepaid in full or in part at any time without penalty.

In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Notes.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Any resulting Realized Losses could affect the rate of payment of principal no the Notes.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

In addition, any future limitations on the rights of borrowers to deduct interest payments on Mortgage Loans for federal income tax purposes may result in a higher rate of prepayment on the Mortgage Loans.

The Depositor and [    ] make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of these factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount.  The effect on an investor’s yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

The rate of delinquencies and defaults on the Mortgage Loans and of recoveries, if any, on defaulted Mortgage Loans and foreclosed properties will affect the rate and timing of principal payments on the Mortgage Loans, and, accordingly, the weighted average life of the Notes.  Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans.  The rate of default on Mortgage Loans with high loan-to-value ratios, or on Mortgage Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties.  In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of

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the area in which the related Mortgaged Properties are located or the related borrower is residing.  See “Description of the Mortgage Pool” in this prospectus supplement.  The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

The yields to investors in the Notes may be affected by the exercise by [              ] of its right to purchase the Mortgage Loans, as described under “Description of the Notes — Optional Redemption” in this prospectus supplement, or the failure of [                        ] to exercise that right.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [    ] day (or later) of the month following the Accrual Period.

Overcollateralization

[Describe as applicable.]

Maturity Date

The Maturity Date of the Notes is as set forth under “Description of the Notes — Maturity Date” in this prospectus supplement.  The Maturity Date of the Notes was determined by [to be provided as applicable].  The actual maturity of the Notes may be significantly earlier than the Maturity Date.

Weighted Average Life

The following information illustrates the effect of prepayments of the Mortgage Loans on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Mortgage Loans.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of [    ] or the Depositor) and [to be provided as applicable].

Prepayments on loans such as the Mortgage Loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for the Mortgage Loans represents [to be provided as applicable].  [    ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.  Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [    ] model.

[The following table was prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

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•	the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

•	each scheduled payment of principal and interest on a Mortgage Loan is timely received on the last day of each month starting in [ ];

•	principal prepayments are received in full on the last day of each month starting in [ ], and each prepayment includes 30 days of interest on the Mortgage Loan;

•	prepayments are received on the Mortgage Loans at the applicable constant rates indicated;

•	there are no defaults or delinquencies on the Mortgage Loans;

•	Distribution Dates occur on the [ ]th day of each month, starting in [ ];

•	there are no re-purchases or substitutions of the Mortgage Loans;

•	the Notes are issued on [ ]; and

•	the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:]

Mortgage Loan Number	Principal Balance	Gross Mortgage Loan Interest Rate	Net Mortgage Loan Interest Rate	Remaining Term to Maturity (in months)

The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.

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Percentage of Original Principal Amount of the Notes
Outstanding at the Following [Prepayment Rates]

Class [ ]
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100	100	100	100	100	100	100
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years:
With Optional Redemption	[___]	[___]	[___]	[___]	[___]	[___]	[___]
Without Optional Redemption	[___]	[___]	[___]	[___]	[___]	[___]	[___]

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Upon the issuance of the notes, [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the Notes may be treated as indebtedness and the Trust will not be an associatio, or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

[The Trust does not anticipate treating the Notes as having been issued with original issue discount.] The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the Mortgage Loans will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].

All prospective purchasers of the Notes should see “Material Federal Income Tax Consideration—Partnership Trust Funds and Disregarded Trust Funds—Taxation of Debt Securityholders” in the accompanying prospectus for a summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes.

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STATE AND LOCAL INCOME TAX CONSIDERATIONS

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes.  State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA CONSIDERATIONS

General

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between any benefit plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing (the “Plan”) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of an issuing entity might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that issuing entity if assets of the issuing entity were deemed to be assets of the Plan.  Under the regulation issued by the United States Department of Labor set forth at 29 C.F.R. Section 2510.3-101 governing the definition of “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code (the “Plan Asset Regulations”), the assets of an issuing entity would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations was applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations.  This determination is based in part upon (i) tax counsel’s opinion that notes transferred on the closing date to parties unrelated to the holder of the Residual Certificates will be classified as debt for U. S. federal income tax purposes and that retained notes, if later sold to a party unrelated to the holder of the Residual Certificates for cash, will be classified as debt instruments for U.S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the notes as of the closing date has not declined below investment grade) and (ii) the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described below, the notes may be purchased by a Plan.

Without regard to whether the notes are considered an “equity interest” in the issuing entity under the Plan Asset Regulations, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriters, the issuing entity, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, PTE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTE 91-38 (relating to transactions involving bank collective investment funds); PTE 95-60 (relating to transactions involving insurance company general accounts); PTE 96-23 (relating to transactions effected by an “in-house asset manager”); and any other applicable exemption granted by the U.S. Department of Labor (the “Investor Based Exemptions) could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note.  Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions.  There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

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Certain employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans are not subject to the ERISA requirements but may be subject to federal, state, local or foreign laws that are substantially similar to ERISA or the Code (“Similar Law”), such plans, together with Plans are referred to herein as “Benefit Plans.”

The notes should not be purchased with the assets of a Plan if the depositor, the servicer, the master servicer, the indenture trustee, the owner trustee, the underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Plan or is an employer maintaining or contributing to such Plan, unless such purchase and holding of the notes would be covered by an applicable prohibited transaction exemption.

Each purchaser and transferee of a note will be deemed to represent and warrant to the issuing entity that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any substantially Similar Law.

Prospective Benefit Plan investors in notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor’s assets.  Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

See “Certain Legal Aspects of Mortgage Loans” in the prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans.  The Mortgage Loans will be acquired by the Depositor from [    ] in a privately negotiated transaction.

UNDERWRITING

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement.  After the initial public offering of the Notes, the public offering price may be changed.  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes.  As an exception to these rules, the

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Underwriter is permitted to engage in transactions that stabilize the price of the Notes.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[      ].

The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so.  There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

[                      ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

The Underwriter is an affiliate of [    ] and performs management services for the Depositor.  The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and [    ] in the ordinary course of business.

[EXPERTS

[To be provided as applicable].]

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Owner Trustee, the Indenture Trustee, the Issuing Entity, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the securityholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the securityholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are no affiliations among [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the securities, or that relate to the securities or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

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LEGAL MATTERS

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

RATINGS

It is a condition to the issuance of the Notes that they be rated “[   ]” by [Rating Agency] and “[   ]” by [Rating Agency].  [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the “Rating Agencies.”

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes.  The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of securities in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the securities, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

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GLOSSARY OF DEFINED TERMS

[To be provided.]

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ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Asset Backed Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset-backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset-backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

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Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg

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Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons

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holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

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The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [______], 20__

PROSPECTUS SUPPLEMENT (to prospectus dated [                  ])

$[          ] (Approximate)

ACE SECURITIES CORP., [           ] Trust, Series [       ]

Asset Backed Notes

[______] Trust [______]
Issuing Entity

[DB Structured Products, Inc.]
Sponsor

ACE Securities Corp.
Depositor

[               ]
Servicer

Consider carefully the risk factors beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

The notes will evidence interests in the Issuing Entity only and will not evidence interests in or obligations of the sponsor, the depositor or any of their affiliates.

Distributions on the notes will be made on the [__]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The Issuing Entity will issue the following notes:

Class	Original Class Principal Amount(1)	Interest Rate (2)	Price to Public	Underwriting Discount	Proceeds to Depositor
[_______]	$[______]	[___]%	$[___]	[______]%	$[______]

[_______]	$[______]	[___]%	$[___]	[______]%	$[______]

(1) This amount is approximate, as described in this prospectus supplement.
(2) The interest rate is subject to increase as described in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

Credit enhancement for the notes will be provided by the subordination of the residual certificate, overcollateralization [and [description of any financial guaranty insurance policy or other credit enhancement provider reference in Regulation AB Item 1114(b) or 1115]]

The assets of the trust fund will be [first and second lien [fixed-rate] [and adjustable-rate] home equity lines of credit secured by one- to four family residential properties.

[Description of the underwriting arrangement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

On or about [             ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

Underwriter

[Deutsche Bank Securities Inc.]

The date of this prospectus supplement is  [          ]

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the securities offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities, and (2) this prospectus supplement, which describes the specific terms of your securities.

If the information regarding the securities is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the securities in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

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Tables of Contents

Prospectus Supplement

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Tables of Contents

Prospectus Supplement
(Cont’d)

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Tables of Contents

Prospectus Supplement
(Cont’d)

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SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the securities, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity	[ ] Trust [ ].

Depositor	Ace Securities Corp. See “The Depositor” in the Prospectus.

Servicer	[ ]. See “The Servicer” and “Description of the Transfer and Servicing Agreements” in this prospectus supplement.

Sponsor	[ ]. See “The Sponsor” in the Prospectus.

Originators
[_________________________], with respect to approximately [__]% of the receivables by aggregate principal balance as of the Cut-off Date. The remainder of the receivables were originated by various originators, none of which have originated more than 10% of the receivables.  See “The Originators” in this prospectus supplement.

Owner Trustee	[ ].

Indenture Trustee	[ ].

[Any credit enhancement provider referenced in Items 1114(b) and 1115 of Regulation AB]	[ ].

Closing Date	On or about [ ].

Cut-off Date	The [close] [opening] of business on [ ].

Distribution Dates	[ ] of each month or the next business day if the [ ] day is not a business day, beginning in [ ].

Record Dates	Last day of the month prior to a distribution date.

Minimum Denominations	$[25,000].

Interest Accrual Method	[30/360][Actual/360].

The Offered Notes

The Issuing Entity is offering the Class [    ] Asset Backed Notes as part of Series [     ].  The notes will be issued in book-entry form.

See “Description of the Notes — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

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The notes will evidence obligations of the Issuing Entity and will be secured by the assets of the Issuing Entity, which consist primarily of [first and second lien [fixed-rate] [and adjustable-rate] home equity lines of credit (“HELOCs”) secured by one- to four family residential properties.

The notes will have an approximate total initial principal amount of $[                ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be payable on the [____]th day of each month, beginning in [                ].  However, if the [____]th day is not a business day, payments will be made on the next business day after the [____]th day of the month.

Interest Payments

Interest will accrue on the notes at the annual rate described in this prospectus supplement.

See “Description of the Notes — Payments — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the notes will be determined by (1) funds actually received on the HELOCs that are available to make payments on the notes, (2) the amount of interest received on the HELOCs that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the HELOCs that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [              ].  Funds actually received on the HELOCs may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted HELOCs, or repurchases of HELOCs under the circumstances described in this prospectus supplement.

We explain how principal is paid on the notes under “Description of the Notes — Payments — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [               ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

Expected Final Distribution Dates

The expected final distribution date of each class of notes is [                  ], based on the assumption that [__________] has exercised its option to purchase all the HELOCs as described in “—Optional Purchase of HELOCs” below.  Due to losses and prepayments on the HELOCs, the final distribution dates on each class of notes may be substantially earlier or later than such date.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust fund.  The Issuing Entity will have no other source of cash and no entity other than the Issuing Entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

[Subordination of Payments

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No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the HELOCs is expected to exceed the total principal amount of the notes by approximately [    ]%.  This condition is referred to as “overcollateralization.”  Any interest received on the HELOCs in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by [    ], until the HELOCs have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [    ].  We cannot assure you that sufficient interest will be generated by the HELOCs to increase overcollateralization to the level required by [    ], or to maintain it at that level.

[[Regulation AB Item 1103(a)(3)(ix) compliant description of any applicable financial guaranty insurance policy or guarantee or other credit enhancement.]

See “Description of the Notes — Overcollateralization” in this prospectus supplement.]

[Trigger Events]

[Regulation AB Item 1103(a)(3)(vii) compliant description of any events in the transaction agreements that can trigger liquidation or amortization of the receivables or other performance triggers that would alter the transaction structure or the flow of funds].

[Mandatory Auction of the Mandatory Auction Notes]

[Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Notes and Class [__] Notes, referred to in this prospectus supplement as the mandatory auction Notes, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction Notes will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction Notes will be entitled to receive the current principal amount of those Notes, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction Notes, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction Notes is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those Notes on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Notes-Mandatory Auction” in this prospectus supplement.]

The HELOCs

References to percentages of the HELOCs under this section are calculated based on the aggregate principal balance of the HELOCs as of the cut-off date.

On the closing date, which is expected to be on or about [             ], the assets of the trust will consist primarily of [_________][first and second lien [fixed-rate] [and adjustable-rate] HELOCs secured

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by one- to four family residential properties with an aggregate principal balance of approximately $[__________]. [The HELOCs will not be insured or guaranteed by any government agency.]

The HELOCs have original terms to maturity of not greater than approximately [_____] years and have the following characteristics as of the cut-off date

Range of mortgage rates:	[___]% to [___]%.

Weighted average mortgage rate:	[___]%

[Range of gross margins:	[___]% to [___]%.]

[Weighted average gross margin:	[___]%.]

[Range of minimum mortgage rates:	[___]% to [___]%.]

[Weighted average minimum mortgage rate:	[___]%.]

[Range of maximum mortgage rates:	[___]% to [___]%.]

[Weighted average maximum mortgage rate:	[___]%.]

Weighted average remaining term to stated maturity:	[___] months.

Range of principal balances:	$[___]to $[___].

Average principal balance:	$[___].

Range of original combined loan-to-value ratios:	[___]% to [___]%.

Weighted average original combined loan-to value ratio:	[___]%.

[Weighted average next adjustment date:	[________ __].]

Credit limits	$[ ] to $[ ]

Credit limit utilization rates	[___]% to [___]%.

Original draw period	[___] months.

Remaining draw period	[___] months.

[Description of pre-funding account and additional HELOCs, as applicable.]

See “Description of the Loan Pool” in this prospectus supplement for a general description of the HELOCs and “The Originators” in this prospectus supplement for a description of the underwriting guidelines applied in originating the HELOCs.

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[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional HELOCs will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional HELOCs as applicable.]

See “Description of the Notes — Pre-Funding Account” in this prospectus supplement.]

Removal and Substitution of a HELOC

The Trustee will acknowledge the sale, transfer and assignment of the trust fund [The Trustee will acknowledge the sale, transfer and assignment of the trust fund HELOCs to it by the Depositor and receipt of, subject to further review and the exceptions, the HELOCs.  If the Trustee finds that any HELOC is defective on its face due to a breach of the representations and warranties with respect to that HELOC made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders in the related HELOCs, the Sponsor will, in accordance with the terms of the Indenture, within 90 days of the date of notice, provide the Trustee with a substitute HELOCs.

Fees and Expenses

Prior to the distribution of any interest to the noteholders, the servicer will be entitled to receive a servicing fee for each collection period in an amount equal to the product of one-twelfth of [    ]% per annum and the aggregate principal balance of the HELOCs as of the first day of the collection period.  No Servicing Fee will be payable on a Liquidated HELOC unless the Servicer determines that additional collection efforts are warranted with respect to that HELOC.  The Servicer will be entitled to reimbursement from collections on the HELOCs for some of its expenses before any amounts are paid to Noteholders.   See “Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses” in the Prospectus.

[Regulation AB Item 1103(a)(7) compliant description of any other fees and expenses].

Optional Purchase of HELOCs

[              ] will have the option to purchase all of the HELOCs and the other assets of the trust, after the total principal balance of the HELOCs declines to less than [    ]% of their initial total principal balance; if [          ] does not exercise that option, [    ] may purchase the HELOCs and other assets of the trust.

If the HELOCs and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

See “Description of the Notes — Optional Redemption” in this prospectus supplement for a description of the purchase price to be paid for the HELOCs.

Tax Status

[Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable Loan Pool.

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See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

The Notes may be acquired by employee benefit plans and other retirement arrangements subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes will initially be rated “[   ]” by [Rating Agency], and “[    ]” by [Rating Agency].

These ratings are not recommendations to buy, sell or hold these notes.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

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RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Unpredictability and Effect of Prepayments
Borrowers may prepay their HELOCs in whole or in part at any time; however, approximately [    ]% of the HELOCs require the payment of a prepayment penalty in connection with any voluntary prepayment during [                       ].The prepayment penalties may be waived by the servicer.  A prepayment of a HELOC will usually result in a prepayment on the notes.

If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate at which defaults and losses occur on the HELOCs will affect the rate of payment of principal on the notes.  We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the HELOCs, the credit quality of the HELOCs and the collateral for the HELOCs.

See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the HELOCs.

[The prepayment experience of the HELOCs may differ significantly from that of first lien residential HELOCs, or junior lien HELOCs with a principal balance lower than the value of the related property.]

Cash Flow Limited in Early Years of HELOCs
During the first [  ]-year draw down period under the credit line agreements for the HELOCs, borrowers are not required to make monthly payments of principal. As a result, collections on the HELOCs may vary. With respect to some of the HELOCs, during the second [  ]-year draw down period, no monthly payments of principal are required. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

General credit risk may also be greater to you than to holders of instruments representing interests in level payment HELOCs since no payment of principal of the HELOC generally is required until after either a five- or ten-year interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the HELOCs.

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[The Servicer Has Limited Ability to Change the Terms of the Mortgaged Assets]
The servicer may agree to changes in the terms of a HELOC if the changes:

-  do not materially and adversely affect the interest of the noteholders or the insurer; and

-  are consistent with prudent business practice.]

[Effect of Creation and Maintenance of Overcollateralization on Payments of Principal on the Notes
We describe in this prospectus supplement the underwriting guidelines used in originating the HELOCs, the collateral for the HELOCs and the servicing of the HELOCs.  These and other factors will affect the rate of defaults and losses on the HELOCs, which in turn will affect the rate at which overcollateralization is created or maintained.  When overcollateralization is less than the level required by [    ], a portion of interest collections on the HELOCs will be used to make principal payments on the notes. This will accelerate the rate at which you receive payments of principal.  When overcollateralization is greater than the level required by [    ], a portion of principal collections on the HELOCs will be released to the residual certificate.  This will slow the rate at which you receive payments of principal.]

Geographic Concentration of HELOCs
Approximately [    ]% of the HELOCs expected to be in the trust on the closing date are secured by properties in [________].  The rate of delinquencies and defaults, and therefore the rate of prepayments, on the HELOCs may be higher than if fewer of the HELOCs were concentrated in one state because the following conditions in [________] will have a disproportionate impact on the HELOCs in general:

Weak economic conditions in [________] (which may or may not affect real property values) may affect the ability of borrowers to repay their HELOCs on time;

Declines in the [________] residential real estate market may reduce the values of properties located in [________], which would result in an increase in the combined loan-to-value ratios;

Properties in [________] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters; and

Any increase in the market value of properties located in [________] would reduce the combined loan-to-value ratios of the HELOCs and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the HELOCs.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on HELOCs in those regions, or in insurance payments that will constitute

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prepayments of those HELOCs.

For additional information regarding the geographic distribution of the HELOCs in the trust, see the applicable table under “Description of the Loan Pool” in this prospectus supplement.

[Some of the HELOCs in the Loan Pool Are More Likely to Default Than Others, and Higher than Expected Defaults on these HELOCs could Reduce the Yield on Your Notes
The payment schedules for most of the HELOCs in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the HELOCs in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your notes.

The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

•    the level of mortgage interest rates;

•    the borrower’s equity in the mortgage property;

•    general economic conditions; and

•    the availability of credit.

We cannot predict how these factors will affect the default rate of these HELOCs in the pool.  You should refer to “Description of the Loan Pool” for information on the percentage of loans in the Loan Pool that consists of these loans.]

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes]

General
Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the offered notes. The offered notes are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by HELOCs originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in

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particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the ratings on the offered notes will not be downgraded in the future.

[The HELOCs in the trust fund include HELOCs made to subprime borrowers, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective HELOCs in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.]

Increased Risk of Default Resulting from Loan Underwriting
Since late 2006, delinquencies, defaults and foreclosures on HELOCs have increased, and they may continue to increase in the future.

A significant portion of the HELOCs were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors.  These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the HELOCs.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans and HELOCs to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage

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loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan and HELOCs portfolios.

Risks Associated with Decline in Home Prices
In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2011. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments
Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past few years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered

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reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of notes. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in an indenture, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If

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enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing
To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate HELOCs that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to HELOCs, many originators have implemented more conservative underwriting criteria for mortgage loans and HELOCs, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate HELOCs or mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans.  While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of Securities
Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans and HELOCs have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans and HELOCs as well as from claims for repurchases of HELOCs previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of

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representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of HELOC portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent HELOC portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of HELOCs in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on HELOCs that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such HELOCs in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those HELOCs. Each servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any servicer or its ability to access markets for financing such advances. If a servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each servicer will have the authority to modify HELOCs that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related notes and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans

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may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the offered notes as well as the amount of investment proceeds to which the offered notes would indirectly be entitled.

[Additional risk factors to be provided as applicable.]

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DESCRIPTION OF THE ISSUING ENTITY

General

ACE Securities Corp. [          ] Trust [       ] (the “Trust” or the “Issuing Entity”) will be a [statutory business trust] [common law trust] formed under the laws of [           ] pursuant to an amended and restated Trust Agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between ACE Securities Corp. as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), for the transactions described in this prospectus supplement.  The Trust Agreement constitutes the “governing instrument” under the laws of [________].  The Trust will not engage in any activity other than acquiring, holding and managing the HELOCs (as defined in this prospectus supplement) and the other assets of the Trust and proceeds from the HELOCs and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.  The foregoing restrictions are contained in the Trust Agreement.  [These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights.]  For a description of other provisions relating to amending the Trust Agreement, see “[[_______________]]” in the base prospectus.

The assets of the Issuing Entity will consist of the HELOCs and certain related assets.  On or about [             ] (the “Closing Date”), the Trust will purchase the HELOCs from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the “Sale and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and [                     ], as indenture trustee (the “Indenture Trustee”).

The Issuing Entity’s fiscal year end is [______].

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] banking corporation and its principal offices are located at [                               ].  The compensation of the Owner Trustee will be paid by [                                       ].

[Provide Reg AB Item 1109(b) compliant description of the extent of the Owner Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Owner Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Owner Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Owner Trustee to take action.]

[Provide Reg AB Item 1109(d) compliant description of any limitations on the Owner Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Owner Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Owner Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one owner trustee to another owner trustee will be paid.]

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The Residual Certificate

The equity interest in the Trust will be evidenced by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined in this prospectus supplement), the “Securityholders”) will be entitled to receive [to be described as applicable].

DESCRIPTION OF THE NOTES

General

The Trust will issue the Class [   ] Notes (the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuing Entity and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  The Notes and the Residual Certificate are referred to in this prospectus supplement as the “Securities.”  Only the Notes are offered by this prospectus supplement.  The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

The “Trust Estate” will consist primarily of [describe as applicable].

The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the “Original Class Principal Amount”).  The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the “Class Principal Amount.”  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the HELOCs is increased or decreased as described under “Description of the Loan Pool” in this prospectus supplement.

Payments on the Notes will be made on the [____]th day of each month or, if the [____]th day is not a Business Day, on the next succeeding Business Day, commencing in [                 ] (each, a “Distribution Date”), to holders of Notes (“Noteholders”) of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder’s expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement).  See “— The Indenture Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”), representing approximately [______]% of the aggregate principal balance of the HELOCs as of the Cut-off Date, will be deposited in an account (the “Pre-Funding Account”) maintained by [               ].  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent HELOCs (as defined in this prospectus supplement) purchased by the Trust in

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accordance with the [Sale and Servicing Agreement].  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent HELOCs.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Notes (the “Book-Entry Notes”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The  Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of  Book-Entry Notes will be evidenced by one or more notes registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate evidencing an interest (a “Definitive Note”), except as set forth below under “— Definitive Notes” and in the prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Notes are issued, it is anticipated that:

•	the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

•
Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•
while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess the notes, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [            ] (“[   ]’), the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the  Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

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For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the prospectus”.

Definitive Notes.  Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of  Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their  Book-Entry Notes.  Upon surrender by DTC of the Definitive Notes representing the  Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the  Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

Payments

Payments on the Notes on each Distribution Date will be made from the Available Collection Amount.  The Available Collection Amount will be determined as [to be provided as applicable.]

With respect to each Distribution Date, the “Due Period” is the calendar month immediately before that Distribution Date.

Payments of Interest.  Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the “Interest Rate”) and will be payable to Noteholders on each Distribution Date, starting in [                     ].  [If the Residual Certificateholder does not exercise its option to purchase the HELOCs and the other assets of the Trust when it is first entitled to do so, as described under “—Optional Redemption” in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]]  See “— Optional Redemption” in this prospectus supplement.  Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

The “Accrual Period” for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

Payments of interest on the Notes will be made from [to be provided as applicable].

Payments of Principal.  Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of [to be provided as applicable].

Payment Priorities

On each Distribution Date, the Available Funds will be applied in the following order of priority:

[to be provided as applicable.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, the Owner Trustee and the Indenture Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

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Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:

Servicer	[monthly]
[(a) A monthly fee paid to the Servicer out of interest collections received from the HELOCs in an amount equal to the product of one-twelfth of [    ]% per annum (the “Servicing Fee Rate”) and the Pool Balance as of the first day of the Collection Period.]

[(b) any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the HELOCs, and will be entitled to reimbursement from the Issuing Entity for various expenses.]

[(c) investment earnings on amounts on deposit in the Collection Account]
[Deducted by the Servicer from interest collections in respect of each HELOC serviced by the Servicer, before payment of any amounts to securityholders.]

Owner Trustee	[monthly]	[A monthly fee paid to the Owner Trustee by the Servicer out of the Servicer’s fee.]	[Paid by the Servicer before payment of any amounts to securityholders.]

Indenture Trustee	[monthly]
[(a) A monthly fee paid to the Indenture Trustee by the Servicer out of the Servicer’s fee.]

[(b) investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account]
[Paid by the Servicer before payment of any amounts to securityholders.]

[Other Applicable Party]	[_____]	[_____]	[_____]

[[None of the fees set forth in table above may be changed without amendment of the Indenture.]]

[[Expenses of the Servicer, the Owner Trustee and the Indenture Trust will be reimbursed before payments are made on the securities.]]

Example of Distributions

The following sets forth an example of collection of payments from Obligors on the Receivables, transfer of amounts among the Trust Accounts, and distributions on the securities for the Distribution Date in [_______]:

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Within [ ] Business Days of receipt thereof]	[Servicer Deposits to Collection Account]
The Servicer is required to deposit in a segregated account (the “Collection Account”) all payments received on or after the Cut-off Date on account of principal and interest on the HELOCs, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any HELOC and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.

The [ ]th day of each month, or if the [ ] th day is not a Business Day, the preceding Business Day	[Servicer Remittance Date]
The Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.

Last day of the month prior to the related Distribution Date	Record Date:	[Distributions will be made to securityholders of record for all applicable classes as of the Record Date].

The [__]th day of each month (or if the [__]h day is not a business day, the next business day),	Distribution Date:
The Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.

Succeeding months follow the same pattern.

Overcollateralization

On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[             ].  The weighted average Net HELOC Rate (as defined below) of the HELOCs is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections.  To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

The “Net HELOC Rate” for any HELOC equals [to be provided as applicable].

Maturity Date

The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [             ] (the “Maturity Date”).  See “—Rights of Noteholders Upon Occurrence of Event of Default” below.  The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

Reports to Noteholders

On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

•	the amount of principal distributed on that date to Noteholders;

•	the amount of interest distributed on that date to Noteholders;

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•	the amount of any outstanding Noteholders’ Interest Carryforward Amount for the Notes after distributions on that date;

•	the Class Principal Amount of the Notes after distributions on that date;

•	the amount of the Servicing Fees paid with respect to that date;

•	the Total Loan Balance as of the related Distribution Date;

•
the number and total Principal Balance of HELOCs (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•	any amount distributed to the holder of the Residual Certificate; and

•	other information to the extent provided in the Sale and Servicing Agreement.

Optional Redemption

On any Distribution Date after the date on which the Total Loan Balance is less than [  ]% of the Cut-off Date Balance, [                     ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the HELOCs, any REO Property and any other assets of the Trust for the Termination Price.  If [               ] does not exercise that option, [    ] will then have the same purchase option.  If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (this event, an “Optional Redemption”).

If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under “— Payments of Interest” in this prospectus supplement.

Rights of Noteholders Upon Occurrence of Event of Default

Under the Indenture, a failure to pay the full amount of the Noteholders’ Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an “Event of Default”).

Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [  ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture.  These remedies include [to be provided as applicable].  See “Description of the Agreements — Material Terms of the Indenture” in the prospectus.

The Indenture Trustee

[                   ], a [                              ], will be the Indenture Trustee under the Indenture.  The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee].  The Indenture Trustee’s “Corporate Trust Office” is located at [                                           ], or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

[Provide Reg AB Item 1109(b) compliant description of the extent of the Indenture Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Indenture Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under

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applicable law, and of any actions required by the Indenture Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Indenture Trustee to take action.]

[Provide Reg AB Item 1109(d) compliant description of any limitations on the Indenture Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Indenture Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Indenture trustee to another Indenture trustee will be paid.]

[THE INSURANCE POLICY

The following information has been provided by [      ] (the “Insurer”) for inclusion in this prospectus supplement.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

[OTHER CREDIT ENHANCEMENT PROVIDER]

[Regulation AB Item 1114 compliant description of any other credit enhancement provider.]

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[Derivative Instruments]

[The Interest Rate Swap Agreement and the Swap Provider]

[The Offered Notes and Class B Notes will have the benefit of an interest rate swap agreement.  On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [_______] (the “Swap Provider”).  A separate trust created under the indenture (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between The Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.  The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.]

[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]

[If significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is 10% or more, provide financial information required by Item 1115 of Regulation AB.]

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) [__]%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Notes and the Class B Notes (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain the Required Overcollateralization Amount and Allocated Realized Loss Amounts.]

[The “Swap Notional Amount” with respect to each Distribution Date commencing in [______, __], is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement).  The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in [______, __], unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).]

Distribution Date	Swap Notional Amount

[______ __, ____]	$ [__________]
[______ __, ____]	$ [__________]
[______ __, ____]	$ [__________]
[______ __, ____]	$ [__________]
[______ __, ____]	$ [__________]

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[______ __, ____]	$ [__________]
[______ __, ____]	$ [__________]

[The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.]

 [Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Notes from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Notes or for a portion of the Mandatory Auction Notes are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their Notes in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Notes (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Notes shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Certificate Principal Balance of a Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Notes (based on the aggregate Certificate Principal Balance for the Mandatory Auction Notes for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Certificate Principal Balance of the Mandatory Auction Notes, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Certificate Principal Balance for the Mandatory Auction Notes for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Notes into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Notes on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Certificate Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

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EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION

NOTES WILL BE OBLIGATED TO TENDER THEIR NOTES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction, Notes in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Notes will continue to retain their Notes and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Notes of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Notes (based on the aggregate Certificate Principal Balance of the Mandatory Auction Notes), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Indenture, and shall retain the remaining Current Principal Amount, if any, of such Class of Notes held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

[The Currency Swap Agreement and Swap Counterparty]

[The holders of the Class [__] Notes will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if Class [__] Notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into the currency swap agreement with an eligible swap counterparty:

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•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date. The swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the Class [__] Notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the Class [__] Notes multiplied by the outstanding principal balance of the Class [__] Notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the Class [__] Notes, including, on the maturity date for the Class [__] Notes, if the currency swap agreement is then in effect, the remaining outstanding principal balance of the Class [__] Notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the Class [__] Notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, the swap counterparty will receive from the trust:

•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the Class [__] Notes in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the Class [__] Notes, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the Class [__] Notes; provided that, all principal payments allocated to such securities on any distribution date will be deposited

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into the related accumulation account and paid to the swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the Class [__] Notes being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the the currency swap agreement for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

The currency swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•	the distribution date on which the outstanding principal balance of the Class [__] Notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the Class [__] Notes.

The currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. The currency swap agreement will not terminate solely due to the declaration of a failed remarketing.]

[The Interest Rate Cap Agreement]

[The Class [__] Notes will have the benefit of the Interest Rate Cap Agreement. Pursuant to the Interest Rate Cap Agreement, with respect to any Distribution Date, commencing with the Distribution Date in [__], 20[ ], on or prior to the Distribution Date in [__], 20[ ], [_______], (the “Cap Provider”), will be obligated to pay to the securities administrator, an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate (determined in accordance with the Interest Rate Cap Agreement) up to a maximum of [__]% (the “Maximum Cap Rate”) and (ii) a specified strike rate of [__]% (the “Cap Strike Rate”) and (b) the Interest Rate Cap Agreement Notional Amount set forth on the schedule attached as Annex B hereto for that Distribution Date, determined on a 30/360 Basis. (each such payment, the “Cap Agreement Payment”). The Interest Rate Cap Agreement will terminate after the Distribution Date in [__], 20[ ].

The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Cap Provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

For the Class [__] Notes and each Distribution Date prior to and including the Distribution Date in [__], 20[ ],  any Cap Agreement Payment received by the securities administrator will be used to pay the related Cap Amount to such classes of Notes, as described below under “––The Reserve Funds.”  Amounts received on  the Interest Rate Cap Agreement will not be available to make distributions on any class of Notes other than the Class [__] Notes.

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The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class [__] Notes do not evidence an obligation of the Cap Provider. The holders of the Class [__] Notes are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the cap provider in respect of its obligations under the Interest Rate Cap Agreement.]

DESCRIPTION OF THE LOAN POOL

General

The Loan Pool will consist of approximately [     ] HELOCs with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[           ] (the “Cut-off Date Balance”).  The HELOCs are secured by [to be provided as applicable] (“Mortgages”).  All of the HELOCs will be [description of HELOCs.]

Generally, the HELOCs were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

•	[to be provided as applicable].

For a description of the underwriting criteria applicable to the HELOCs, see “The Originator — Underwriting Criteria” in this prospectus supplement.

The Servicer will be required to service the HELOCs pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under “Description of the Transfer and Servicing Agreements — Servicing” in this prospectus supplement.

Payments on the HELOCs

[To be provided as applicable.]

Characteristics of the HELOCs

The HELOCs are expected to have the following approximate total characteristics as of the Cut-off Date. The HELOCs in the Trust were originated under the related home equity line of credit agreement and promissory note executed by the related borrower and any amendment or modification thereof (“Credit Line Agreement”).  Prior to the issuance of the Notes, HELOCs may be removed from the Loan Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other home loans may be included in the Loan Pool prior to the issuance of the Notes.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the HELOCs, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related HELOCs as of the Cut-off Date.

Approximately [    ] of the HELOCs provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination of the loan, generally equal to [to be provided as applicable].

The HELOC Rates of the HELOCs range from approximately [       ]% annually to [       ]% annually.  The weighted average HELOC Rate of the HELOCs is approximately [       ]% annually.

The Principal Balances of the HELOCs range from approximately $[  ] to $[     ].  The HELOCs have an average Principal Balance of approximately $[     ]. As of the Cut-Off Date, the minimum remaining draw period and the maximum remaining draw period were approximately [     ] months and [     ] months, respectively, and the weighted average remaining draw period was approximately [     ] months.

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The average credit limit utilization rate was approximately [     ]%, the minimum credit limit utilization rate was approximately [     ]%, and the maximum credit limit utilization rate was approximately [     ]%. The credit limit utilization rate is determined by dividing the Cut-off Date Balance by the credit limit of the related Credit Line Agreement.

The weighted average Combined Loan-to-Value Ratio at origination of the HELOCs is approximately [    ]%. Substantially all of the HELOCs consist of loans originated under two different loan term options: [a 15-year HELOC or a 25-year HELOC]. [In addition, [     ] HELOC was originated under a loan term option of 30 years and [     ] HELOCs are 15-year balloon HELOCs.]

[All] of the HELOCs were originated by [     ]. The HELOCs have either a [5-year or 15-year draw period], during which the borrower may make cash withdrawals against the equity line and [substantially all] of the HELOCs have a [10-year] repayment period, during which the balance of the HELOC as of the end of the draw period is repaid. [    ] of the HELOCs has a 15-year draw period and a 15-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid, and [     ] of the HELOCs are balloon HELOCs that have a 15-year draw period after which the balance of the HELOC is immediately due and payable. Generally, the HELOC borrowers are subject to a $[     ] termination fee for loans terminated within [     ] years of origination. A borrower may access a HELOC credit line at any time during the draw period by writing a check.

[Approximately [    ]% of the HELOCs are Interest-Only HELOCs that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of [    ] years following the [origination of] the related HELOC. Following the applicable interest-only period, the monthly payment with respect to the Interest-Only HELOCs will be increased to an amount sufficient to amortize the principal balance of the Interest-Only HELOC over its remaining term, and to pay interest at the related Mortgage Rate.]

Subject to applicable law, the Servicer may change the terms of a Credit Line Agreement at any time provided that such changes (i) do not adversely affect the interest of the Noteholders or the Insurer and (ii) are consistent with prudent business practice. In addition, the Servicer, within certain limitations described in the Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

[Approximately [    ] (or [    ]%) of the HELOCs are Fixed Rate HELOCs and approximately [    ] (or [    ]%) of the HELOCs are Adjustable Rate HELOCs, as described in more detail under “Adjustable Rate HELOCs” below. Interest on the HELOCs accrues on the basis of a 360-day year consisting of twelve 30-day months.]

[Approximately [    ] (or [    ]%) of the HELOCs are First Lien HELOCs and approximately [    ] (or [    ]%) are Second Lien HELOCs or deeds of trust or similar security instruments on Mortgaged Property consisting of residential properties including [indicate types of properties].]

Pursuant to its terms, each HELOC [, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a cooperative housing corporation or a condominium association is responsible for maintaining hazard insurance covering the entire building. See “Description of Mortgage and Other Insurance—Hazard Insurance on the Loans” in the prospectus.

All of the HELOCs are fully amortizing.

As of the Cut-off Date, [    ] of the HELOCs in the Trust will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

[None of the HELOCs are subject to negative amortization.]

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[As of the Cut-off Date, approximately [    ]% of the HELOCs were less than 30 days delinquent in payment and approximately [    ]% of the HELOCs were at least 30 but less than 60 days delinquent.]

No more than approximately [       ]% of the HELOCs are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the HELOCs having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Servicer Concentrations of the HELOCs

Servicer	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the HELOCs

Originator	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the HELOCs

Collateral Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] – [______]	[__]	$[_________]	[__]%
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

*HELOCs which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

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Lien Priority of the HELOCs

Lien Priority	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
First Lien	[__]	$[_________]	[__]%
Second Lien	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the HELOCs at Origination

Principal Balance at Origination ($)	Number of HELOCs	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[____] – [______]	[__]	$[_________]	[__]%
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the HELOCs as of the Cut-off Date

Principal Balance as of the Cut-off Date ($)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] – [______]	[__]	$[_________]	[__]%
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
[____] – [______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Geographic Distribution of the Mortgaged Properties of the HELOCs

Location	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____________]	[__]	$[_________]	[__]%
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
[____________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Mortgage Rates of the HELOCs as of the Cut-Off Date

Mortgage Rate (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_______]	[__]	$[_________]	[__]%
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Term of the HELOCs

Original Term	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] months	[__]	$[_________]	[__]%
[____] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Remaining Term to Stated Maturity of the HELOCs as of the Cut-off Date

Remaining Term to Stated Maturity	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] – [_____] months	[__]	$[_________]	[__]%
[____] – [_____] months	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

[Unit Types of the Contracts]

Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_________]	[__]	$[_________]	[__]%
[_________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Property Types of the HELOCs

Property Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_________]	[__]	$[_________]	[__]%
[_________]	[__]	[_________]	[__]
[_________]	[__]	[_________]	[__]
[_________]	[__]	[_________]	[__]
[_________]	[__]	[_________]	[__]
[_________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Combined Loan-to-Value Ratios of the HELOCs

Original Combined Loan-to-Value Ratio (%)	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_______]	[__]	$[_________]	[__]%
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Documentation Type of the HELOCs

Documentation Type	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______]	[__]	$[_________]	[__]%
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
[______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

FICO Score for the HELOCs

FICO Score	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [_______]	[__]	$[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
[______] – [_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Loan Purpose of the HELOCs

Loan Purpose	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Occupancy Status of the HELOCs

Occupancy Status	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

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Next Adjustment Dates for the ARM Loans included in the Loan Pool

Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[___________]	[__]	$[_________]	[__]%
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
[___________]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Gross Margins of the ARM Loans Included in the Loan Pool

Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [______]	[__]	$[_________]	[__]%
[______] – [______]	[__]	[_________]	[__]
[______] – [______]	[__]	[_________]	[__]
[______] – [______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Maximum mortgage rates of the ARM Loans included in the Loan Pool

Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [______]	[__]	$[_________]	[__]%
[______] – [______]	[__]	[_________]	[__]
[______] – [______]	[__]	[_________]	[__]
[______] – [______]	[__]	[_________]	[__]
[______] – [______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Minimum mortgage rates of the ARM Loans included in the Loan Pool

Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[______] – [______]	[__]	$[_________]	[__]%
[______] – [______]	[__]	[_________]	[__]
[______] – [______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Initial Periodic Rate Caps of the ARM Loans included in the Loan Pool
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$[_________]	[__]%
[_______]	[__]	[_________]	[__]
[_______]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Subsequent Periodic Rate Caps of the ARM Loans included in the Loan Pool

Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_______]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Lifetime Rate Caps of the ARM Loans included in the Loan Pool

Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[________]	[__]%
[_____] – [_____]	[__]	[________]	[__]
[_____] – [_____]	[__]	[________]	[__]
Total:	[__]	$[________]	[__]%

Prepayment Penalty Months of the HELOCs at Origination

Prepayment Penalty Months at Origination	Number of HELOCs	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[__________]	[__]%
[_____]	[__]	[__________]	[__]
[_____]	[__]	[__________]	[__]
[_____]	[__]	[__________]	[__]
Total:	[__]	$[__________]	[__]%

HELOC Delinquencies and Losses

For information regarding delinquencies and losses on the HELOCs, see the tables below.  A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

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[____] Days (times):	Number of HELOCs	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

[____]Days (times):	Number of HELOCs	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

[____] Days (times):	Number of HELOCs	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]	[_______._]	[__.__]
1	[________]	[_______._]	[__.__]
2	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

 [Subsequent HELOCs

The obligation of the Trust to purchase additional HELOCs (the “Subsequent HELOCs”) on [any] date, as specified in the [Sale and Servicing Agreement] (each, a “Subsequent Transfer Date”) will be subject to the Subsequent HELOCs meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent HELOCs on the related Subsequent Transfer Date.

The characteristics of Subsequent HELOCs may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial HELOCs at any time.  It is expected that a substantial portion of the Subsequent HELOCs will be [to be provided as applicable.]]

ADDITIONAL INFORMATION

The description in this prospectus supplement of the Loan Pool and the Mortgaged Properties is based upon the Loan Pool as constituted at the close of business on the Cut-off Date.  A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the “SEC”) within fifteen days after the initial issuance of the Notes.  In the event that HELOCs are removed from or added to the Loan Pool as described in this prospectus supplement under “Description of the Loan Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities

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pool or vintage formed before January 1, 2006, or with respect to the Loan Pool (if applicable) any period before January 1, 2006.

THE DEPOSITOR

 ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Indenture.

 THE SPONSOR

 DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

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	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

*        The Sponsor did not securitize any mortgage loans in 2008 or 2009.

THE ORIGINATORS

General

[               ], [           ] and  [____] are the originators of the HELOCs with respect to approximately [___]%, [___]% and [___]%, respectively, of the HELOCs by aggregate principal balance as of the Cut-off Date, along with various originators, none of which has originated more than 10% of the HELOCs by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, HELOCs and residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans and HELOCs, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

For a description of the underwriting guidelines applicable to the Mortgage Loans purchased from [__________] and certain other information with respect to [__________], see “The [Mortgage] [Contract] Pool—Underwriting Standards” in this Prospectus Supplement.]

[[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, HELOCs and residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans and HELOCs, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

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For a description of [________]’s underwriting guidelines, see “The [Mortgage][Contract] Pool—Underwriting Standards—[__________]”.

THE SERVICER

General

Primary servicing of the HELOCs will be provided by [______] (the “Servicer”) pursuant to the Indenture.

The servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the HELOCs and will, consistent with the Indenture and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the HELOCs.  Consistent with the previous sentence, the servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a HELOC or extend the due dates for payments due on a note, provided that the insurance coverage for the HELOC or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The servicer may also waive or modify any term of a HELOC so long as the servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

All collections of principal and interest on any HELOCs, including but not limited to Principal Prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the Servicer out of liquidation proceeds in accordance with the Indenture), the repurchase price for any HELOCs repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Eligible Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Noteholders.  Amounts on deposit in a Eligible Account may be invested in Permitted Investments (as defined in the Indenture) in the name of the Trustee for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Indenture, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Indenture) shall deposit the amount of any such loss in the Eligible Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Noteholders.  On the date specified in the Indenture, the Servicer will withdraw or cause to be withdrawn from the applicable Eligible Accounts and any other permitted accounts and will remit to the Indenture Trustee for deposit in the Distribution Account the available funds.  See “Indenture — Payments on [Mortgage Loans][Contracts]; Deposits to Collection Account and Distribution Account” in this prospectus supplement.

[Servicer Name]

[The Servicer has significant experience in servicing residential and commercial mortgage loans and has been servicing HELOCs and residential mortgage loans since[_____], and non prime mortgage loans since[_____].  The Servicer is [one of the largest third-party subprime mortgage loan servicers in the United States].  The Servicer and its related companies currently employ more than [_____] people worldwide with domestic residential mortgage loan servicing and processing centers in _____,_____ and _____, _____.   The Servicer specializes in the management of [sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets]. The Servicer’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

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 As of December 31, 20__, the Servicer provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $[____], substantially all of which are being serviced for third parties, including loans in over [_____] securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by the Servicer at the end of each of the indicated periods.

Delinquency Experience (Dollars in Thousands)
At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent
Principal Amount Outstanding[1]
Delinquencies[2]
30-59 Days
60-89 Days
90-119 Days
over 120 days
Total Delinquencies as a Percentage of the Total Amount Outstanding

1.	Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.
2.
The period of delinquency is based on the number of days scheduled payments are contractually past due.  Includes repossessions on hand which have not been charged-off.  A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month’s scheduled payment date.

Delinquency and Foreclosure Experience

The following tables set forth, for the HELOC servicing portfolio serviced by the Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in the Servicer’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  A HELOC is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the the next monthly due date [which is know as the OTS Method][on the last business day immediately prior to the next monthly due date, which is know as the MBA Method].  The Servicer’s portfolio may differ significantly from the HELOCs in the loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the HELOCs in the loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the HELOCs in the loan pool will depend, among other things, upon the value of the real estate securing such

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HELOCs in the loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the HELOCs in the loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the loan pool. Finally, the statistics shown below represent the delinquency experience for the Servicer’s HELOC servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the HELOCs comprising the loan pool will depend on the results obtained over the life of the loan pool.

Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2005						As of December 31, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2007						As of December 31, 2008
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

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As of December 31, 2009
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%
60-860 days		$		%		%
90 d90 days or more		$		%		%
Total Delinquent Loans		$		%		%
Loans in Foreclosure		$		%		%

Real Estate Owned (Dollars in Thousands)
	As of December 31, 2005				As of December 31, 2006				As of December 31, 2007				As of December 31, 2008
	By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans	By Dollar Amount

Total Portfolio			$				$				$			$
Foreclosed Loans			$				$				$			$
Foreclosure Ratio		%		%		%		%		%		%	%		%

As of December 31, 2009
	By No. of Loans		By Dollar Amount

Total Portfolio			$
Foreclosed Loans			$
Foreclosure Ratio		%

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Loan Gain/(Loss) Experience
(Dollars in Thousands)
	As of December 31, 2005		As of December 31, 2006		As of December 31, 2007		As of December 31, 2008

Total Portfolio	$		$		$		$
Net Gains/(Losses)	$		$		$		$
Net Gains/(Losses) as a Percentage of Total Portfolio		%		%		%		%

As of December 31, 2009

Total Portfolio	$
Net Gains/(Losses)	$
Net Gains/(Losses) as a Percentage of Total Portfolio		%

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the “Transfer and Servicing Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings “Description of the Agreements” in the prospectus.

Sale and Assignment of the HELOCs

On the Closing Date, [    ] will sell the HELOCs (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the HELOCs (other than those amounts) to the Trust.  The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor.  The Trust will pledge and assign the HELOCs to the Indenture Trustee in exchange for the Notes.  Each HELOC will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the “HELOC Schedule”).

[In addition, the Depositor will, as to each HELOC, deliver to a custodian appointed by the Indenture Trustee (the “Custodian”) the following documents (together, with respect to each HELOC, a “Loan File”):

•	the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

•	any assumption and modification agreements and the Credit Line Agreement,

•	an assignment of the underlying asset in the name of the Indenture Trustee, or in blank, in recordable form, and

•	any intervening assignments of the underlying asset.]

Assignments of the underlying assets to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are

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located to protect the Indenture Trustee’s interest in the HELOCs against the claims of creditors of [   ] or subsequent purchasers.  In the event that, with respect to any HELOC, the Depositor cannot deliver the assignment with evidence of recording on the HELOC concurrently with the conveyance of the HELOC under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment.  The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office.  The Custodian will review (or cause to be reviewed) each Loan File within ninety days after the conveyance of the related HELOC to the Trust to ascertain that all required documents have been executed and received.

Under the terms of the agreement (the “Loan Sale Agreement”) pursuant to which the Depositor will purchase the HELOCs from [    ], and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the loan documents and will notify the Depositor and [    ] as to each loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the HELOC on the HELOC schedule or otherwise defective.  If any loan document is not delivered or any material defect in a document is not cured within the time period specified in the Loan Sale Agreement, [    ] will be required to repurchase the affected HELOC for a price equal to the unpaid principal balance of the HELOC plus accrued interest on the HELOC (the “Repurchase Price”) or, in some circumstances, to substitute another HELOC that satisfies the requirements specified in the Sale and Servicing Agreement.

[    ] will make to the Depositor under the Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading “Description of the Agreements — Material Terms of the Indenture.”  The Depositor’s rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any HELOC or the interests of the Noteholders, [    ] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected HELOC from the Trust for the Repurchase Price or, in some circumstances, to substitute another HELOC.

No assurance can be given that, at any particular time, [    ] will be capable, financially or otherwise, of repurchasing defective HELOCs or substituting additional HELOCs for defective HELOCs.

Voting Rights

Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

General Servicing Provisions

The HELOCs will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

[Describe servicing provisions as applicable.]

No Delinquency Advances

In the event of a delinquency or default with respect to a HELOC, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the HELOC.

Servicing Advances

The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the HELOCs (each, a “Servicing Advance”) and will be entitled to reimbursement for Servicing

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Advances as described in this prospectus supplement.  Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments.  Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related HELOC, or with respect to any Liquidated HELOC from the related Liquidation Proceeds.  Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under “Description of the Notes — Payment Priorities.”

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each HELOC calculated at [     ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each HELOC.  No Servicing Fee will be payable on a Liquidated HELOC unless the Servicer determines that additional collection efforts are warranted with respect to that HELOC.  The Servicer will be entitled to reimbursement from collections on the HELOCs for some of its expenses before any amounts are paid to Noteholders.

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the HELOCs, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers (“Subservicers”) as provided under the Sale and Servicing Agreement.  If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [    ], unless the Servicer delivers to [    ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer.  [Events of default include:

•	failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

•	failure by the Servicer to deposit collections or other recoveries on the HELOCs in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

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•	failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

•	failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

•	failure by the Servicer to maintain a minimum net worth of $[25,000,000];

•	insolvency of the Servicer; and

•	other events specified in the Sale and Servicing Agreement.]

[If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement.  The Indenture Trustee may continue to service the HELOCs if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

Collection Account, Note Distribution Account and Certificate Distribution Account

The Servicer is required to deposit in a segregated account (the “Collection Account”) within [    ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the HELOCs, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any HELOC and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.  Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement.  The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [             ].  Any net losses on these investments will be paid by [              ].

The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the “Note Distribution Account”).  The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the “Certificate Distribution Account”).

On the [     ]th day of each month, or if the [    ]th day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.  On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.  Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation.  Any net losses on these investments will be paid by the Indenture Trustee.

The Owner Trustee and Indenture Trustee

The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees.  For the purpose of meeting the legal requirements of some

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jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be.  The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by [    ] and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any HELOCs or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the HELOCs, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account.  So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation.  Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a

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proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any HELOCs or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the HELOCs, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account.  So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) Noteholders evidencing not less than [   ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings.  See “Description of the Notes — Rights of Noteholders Upon Occurrence of Event of Default” in this prospectus supplement.

YIELD CONSIDERATIONS

General

The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the HELOCs (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the HELOCs.  Yields will also be affected by the extent to which HELOCs bearing higher HELOC Rates prepay at a more rapid rate than HELOCs with lower HELOC Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  These factors may include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of “due-on-sale” clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans.  Nearly all of the HELOCs contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the HELOC, or (2) enforcement is not permitted by applicable law.  In

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some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related HELOC, or may simply release its lien on the existing collateral, leaving the related HELOC unsecured.  In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the HELOC to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

Approximately [     ] of the HELOCs are subject to prepayment penalties during the first [three to five years] after origination.  Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the HELOCs.  A prepayment premium may be waived by the Servicer under some circumstances.  The remaining HELOCs may be prepaid in full or in part at any time without penalty.

In general, if prevailing interest rates fall below the interest rates on the HELOCs, the HELOCs are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the HELOCs.  Conversely, if prevailing interest rates rise above the interest rates on the HELOCs, the rate of prepayment would be expected to decrease.

The rate of principal payments on the HELOCs will also be affected by the amortization schedules of the HELOCs, the rate and timing of prepayments by the borrowers, liquidations of defaulted HELOCs and repurchases of HELOCs due to breaches of representations and warranties or defective documentation as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related HELOCs may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Notes.  In general, the earlier a prepayment of principal of the related HELOCs, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Any resulting Realized Losses could affect the rate of payment of principal no the Notes.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related HELOCs in whole or in part.  Any repurchases or repayments of the HELOCs may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

In addition, any future limitations on the rights of borrowers to deduct interest payments on HELOCs for federal income tax purposes may result in a higher rate of prepayment on the HELOCs.

The Depositor and [    ] make no representations as to the particular factors that will affect the prepayment of the HELOCs, as to the relative importance of these factors, or as to the percentage of the principal balance of the HELOCs that will be paid as of any date.

Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount.  The effect on an investor’s yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

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The rate of delinquencies and defaults on the HELOCs and of recoveries, if any, on defaulted HELOCs and foreclosed properties will affect the rate and timing of principal payments on the HELOCs, and, accordingly, the weighted average life of the Notes.  Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history.  In general, defaults on HELOCs are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans.  The rate of default on HELOCs with high loan-to-value ratios, or on HELOCs secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties.  In addition, the rate and timing of prepayments, defaults and liquidations on the HELOCs will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing.  See “Description of the Loan Pool” in this prospectus supplement.  The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

The yields to investors in the Notes may be affected by the exercise by [              ] of its right to purchase the HELOCs, as described under “Description of the Notes — Optional Redemption” in this prospectus supplement, or the failure of [                        ] to exercise that right.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related HELOCs, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related HELOCs, the actual yield may be lower than that so calculated.

The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [    ] day (or later) of the month following the Accrual Period.

Overcollateralization

[Describe as applicable.]

Maturity Date

The Maturity Date of the Notes is as set forth under “Description of the Notes — Maturity Date” in this prospectus supplement.  The Maturity Date of the Notes was determined by [to be provided as applicable].  The actual maturity of the Notes may be significantly earlier than the Maturity Date.

Weighted Average Life

The following information illustrates the effect of prepayments of the HELOCs on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the HELOCs.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the HELOCs is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of [    ] or the Depositor) and [to be provided as applicable].

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Prepayments on loans such as the HELOCs are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for the HELOCs represents [to be provided as applicable].  [    ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the HELOCs.  Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [    ] model.

[The following table was prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

•	the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

•	each scheduled payment of principal and interest on a HELOC is timely received on the last day of each month starting in [ ];

•	principal prepayments are received in full on the last day of each month starting in [ ], and each prepayment includes 30 days of interest on the HELOC;

•	prepayments are received on the HELOCs at the applicable constant rates indicated;

•	there are no defaults or delinquencies on the HELOCs;

•	Distribution Dates occur on the [ ]th day of each month, starting in [ ];

•	there are no re-purchases or substitutions of the HELOCs;

•	the Notes are issued on [ ]; and

•	the HELOCs were aggregated into assumed HELOCs having the following characteristics:]

HELOC Number	Principal Balance	Gross HELOC Interest Rate	Net HELOC Interest Rate	Remaining Term to Maturity (in months)

The actual characteristics of the HELOCs may, and the performance of the HELOCs will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the HELOCs will prepay at a constant rate until maturity, that all of the HELOCs will prepay at the same rate or that there will be no defaults or delinquencies on the HELOCs.  Moreover, the diverse remaining terms to maturity of the HELOCs could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the HELOCs is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the HELOCs or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

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Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.

Percentage of Original Principal Amount of the Notes
Outstanding at the Following [Prepayment Rates]

Class [ ]
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100	100	100	100	100	100	100
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years:
With Optional Redemption	[___]	[___]	[___]	[___]	[___]	[___]	[___]
Without Optional Redemption	[___]	[___]	[___]	[___]	[___]	[___]	[___]

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Upon the issuance of the notes, [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the Notes [will be] [may be] treated as indebtedness and the Trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable Loan Pool.

[The Trust does not anticipate treating the Notes as having been issued with original issue discount.] The prepayment assumption that is used in determining the accrual of original issue discount,

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market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the HELOCs will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].

All prospective purchasers of the Notes should see “Material Federal Income Tax Consideration—Partnership Trust Funds and Disregarded Trust Funds—Taxation of Debt Securityholders” in the accompanying prospectus for a summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes.  State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA CONSIDERATIONS

The Notes may be purchased by an employee benefit plan or an individual retirement account (a “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.  For additional information regarding treatment of the Notes under ERISA, See “ERISA Considerations” in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor’s assets.  Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

See “Certain Legal Aspects of HELOCs” in the prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the HELOCs.  The HELOCs will be acquired by the Depositor from [    ] in a privately negotiated transaction.

UNDERWRITING

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

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The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement.  After the initial public offering of the Notes, the public offering price may be changed.  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes.  As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Notes.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[      ].

The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so.  There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

[                      ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

The Underwriter is an affiliate of [    ] and performs management services for the Depositor.  The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and [    ] in the ordinary course of business.

[EXPERTS

[To be provided as applicable].]

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Owner Trustee, the Indenture Trustee, the Issuing Entity, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the securityholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the securityholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives

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counterparty].  There are no affiliations among [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the securities, or that relate to the securities or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

LEGAL MATTERS

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

RATINGS

It is a condition to the issuance of the Notes that they be rated “[   ]” by [Rating Agency] and “[   ]” by [Rating Agency].  [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the “Rating Agencies.”

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the HELOCs.  The rating takes into consideration the characteristics of the HELOCs and the structural, legal and tax aspects associated with the Notes.  The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of securities in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the securities, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

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GLOSSARY OF DEFINED TERMS

[To be provided.]

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ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Asset Backed Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset-backed note issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset-backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed note issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

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Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream

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Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

S-66

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

S-67

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [                      ], 20[   ]

PROSPECTUS SUPPLEMENT  (To Prospectus dated [               ])

$[              ] (Approximate)

ACE SECURITIES CORP.

Home Equity Loan Trust, Series [_______]

Mortgage Backed Notes

[DB Structured Products, Inc.]	Home Equity Loan Trust [______]
Sponsor and Seller	Issuing Entity

Ace Securities Corp.
Depositor
______________________________
Consider carefully the risk factors beginning on page S-[   ] of this prospectus supplement and on page [   ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary beginning on page S-[   ]  in this prospectus supplement and the index of principal terms on page [   ] in the prospectus.

The notes will represent obligations of the issuing entity only and will not represent obligations of the sponsor, the depositor or any of their affiliates or any other party.

This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

The Issuing Entity will issue notes including the following classes offered hereby:

●   [      ] classes of senior notes
●   [      ] classes of subordinate notes

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under “The Offered Notes” on page S-[   ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[   ] and not to the other classes of notes that will be issued by the trust as described in this prospectus supplement.

Payments on the Offered Notes will be payable [       ], as described in this prospectus supplement.  The first expected payment date will be [        ].  Credit enhancement for the Offered Notes includes [describe any credit enhancement].  [Amounts payable under [description of any derivative agreements] provided by [    ] will be applied to [describe purpose of derivative agreement(s)].]

[Description of assets of the trust.]  [After the closing date of this transaction, but before [     ], the trust may acquire additional underlying securities as described at “Description of the Trust Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

[Description of the underwriting arrangement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

On or about [       ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of [    ].

[Deutsche Bank Securities]
The date of this prospectus supplement is [            ]

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

We note that the information presented in this prospectus supplement is only intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information.

We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.
_____________________

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.
_____________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

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Tables of Contents

Prospectus Supplement

S-iii

Underwriting	S-65
Legal Matters	S-65
Ratings	S-65
Glossary of Defined Terms	S-67
Annex A: Payment Date Statements	A-1
Annex B: Disclosure Documents	B-1
Annex C: Principal Amount Decrement Tables	C-1

S-iv

The Offered Notes

The notes consist of the [class(es)] of notes listed in the tables below[, together with the Class [        ] Notes]. Only the classes of notes listed in the tables below are offered by this prospectus supplement.

		Class						Initial Note Ratings
Class	[Related Mortgage Pool(s)]	Principal or Notional Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula (until Initial Optional Termination Date)(3)	Summary Interest Rate Formula (after Initial Optional Termination Date)(3)	Principal Type	Interest Type	[Name of Rating Agency]	[Name of Rating Agency]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
Class [ ]	[ ]	$[ ]	[ ]%	[Insert Summary Description of Interest Rate]	[Insert Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)	These balances are approximate, as described in this prospectus supplement.

(2)	Reflects the interest rate as of the closing date.

(3)	Reflects the summary interest rate formula [to be described as applicable].

S-1

The Offered Notes will also have the following characteristics:

Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Payment Date	Expected Final Scheduled Payment Date	Minimum Denominations	Incremental Denominations	CUSIP Number
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

S-2

Summary of Terms

•
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•
While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•
Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

•
[ Whenever we refer to a percentage of some or all of the underlying securities in the trust [or in any pool], that percentage has been calculated on the basis of the total security principal balance of those underlying securities as of [      ] , unless we specify otherwise. We explain in this prospectus supplement under “Description of the Notes – Payments of Principal” how the security principal balance of an underlying security is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any underlying security or securities, we mean the total of their security principal balances determined by that method, unless we specify otherwise.]

Parties

Sponsor and Seller

[DB Structured Products, Inc.] will sell the underlying securities to the depositor.

Depositor

Ace Securities Corp., a Delaware corporation. See “The Depositor” in the prospectus.

Issuing Entity

Home Equity Loan Trust [______].

Indenture Trustee

[   ].

Owner Trustee

[   ].

[ Trust Administrator

[   ] will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust.]

[ Note Insurer

[   ] will provide a note guaranty insurance policy for [   ] Notes.

[[ Swap] [ Cap] Counterparty

[   ].]

[Affiliations

S-3

[If the sponsor, depositor or issuing entity is an affiliate of any indenture trustee, owner trustee or any other transaction party, disclose such here. Also, disclose any other affiliations among transaction parties.]]

The Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the table on page S-[   ].

[The Offered Notes will be issued in book-entry form. The minimum denominations and the incremental denominations of each class of Offered Notes are set forth in the table on page S-[   ].]

The notes represent obligations of the trust and will be secured by collateral consisting primarily of [describe assets of the trust] having a total principal balance as of the cut-off date, which is [   ], of approximately $[   ].

[The underlying securities to be included in the trust will be divided into [   ] pools: [name pools]. [Describe pool assets].

The trust will issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees have been made on the related payment date.

[Payments of principal and interest on the Class [   ] Notes will be based primarily on collections from the pool [   ] assets. Payments of principal and interest on the Class [   ] Notes will be based primarily on collections from the pool [   ] assets. Payments of principal and interest on the Class [   ] Notes will be based on collections from [both / all] pools as described herein.]

The rights of holders of the Class [     ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below. We refer to the Class [     ] Notes collectively as “subordinate” notes. We refer to the Class [   ] Notes collectively as “senior” notes.

[The Class [   ] Notes will be entitled to receive any monthly excess cashflow remaining after required payments are made to the Offered Notes.]

[The Class [   ] Notes and the ownership certificate are not offered by this prospectus supplement.]

The Offered Notes will have an approximate total initial principal amount of $[   ]. Any difference between the total principal amount of the Offered Notes on the date they are issued and the approximate total principal amount of the Offered Notes as reflected in this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on each class of the notes will be payable on the [25 th] day of each month, beginning in [     ]. However, if the [25 th] day is not a business day, payments will be made on the [next] business day after the [25 th] day of the month.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of Offered Notes at the applicable annual rates described below:

•	Class [ ] Notes: [describe interest rate and any applicable caps or limitations].

[If the option to purchase the underlying securities is not exercised by the [     ] on the initial optional termination date as described under “—The Underlying Securities—Optional Purchase of the Underlying Securities” below, then with respect to the next payment date and each payment date thereafter, the applicable annual rate will be increased to [describe changes in the interest rate].

See “—The Underlying Securities —Optional Purchase of the Underlying Securities” below.

S-4

[You will receive from each pool of underlying securities only the payments of interest that the component parts of your class of notes that relate to that pool are entitled to receive. As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of underlying securities if those underlying securities do not generate enough interest in any particular month to pay interest due.]

[The Class [   ] Notes are principal-only notes and will not be entitled to payments of interest.]

See “Description of the Notes – Payments of Interest” in this prospectus supplement.

Priority of Interest Payments

In general, on each payment date, the interest remittance amount, which is the amount of interest collected from the underlying securities during the collection period related to the payment date minus the amount of any [trustee fees], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining interest after payments as described above will be paid to the notes as [excess interest]].

[ The Interest Rate Swap Agreement/Cap Agreement

[   ] will enter into an [interest rate swap agreement/cap agreement] with [   ], as [swap/cap] counterparty. Under the [interest rate swap agreement/cap agreement], [describe swap agreement].

See [   ] in this prospectus supplement.]

[A graphic illustration of the interest payment priority to be provided to the extent such graphic enhances the disclosure of the interest payment priority.]

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on the [   ] notes will be determined by (1) formulas that allocate portions of principal payments received on the underlying securities between [pools] [different note classes], (2) funds received on the underlying securities that are available to make payments on the notes and (3) [the application of excess interest from each pool to pay principal on the notes]. Priority of Principal Payments

In general, on each payment date, the principal remittance amount, which is the amount of principal collected from the underlying securities during the collection period related to the payment date, minus the amount of any [expenses of the indenture trustee][other expenses], will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

[   ], [any remaining principal after payments as described above will be paid to the notes as [excess cashflow]].

[A graphic illustration of principal payment priority to be provided to the extent such graphic enhances the disclosure of the principal payment priority.]

Trigger Events

The manner of allocating payments of principal on the underlying securities will differ, as described above, depending upon the occurrence of several different events or triggers:

•	[describe any applicable events or triggers];

See “Description of the Notes — Payments of Principal” and “Glossary of Defined Terms” in this prospectus supplement.

S-5

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes. The trust will have no other source of cash other than collections on the underlying securities [and] [if applicable, describe any cap or derivatives providing support] [if applicable, describe any note guaranty insurance policy]. No other entity will be required or expected to make any payments on the notes [other than [   ] with respect to the guaranty insurance policy].

Enhancement of Likelihood of Payment on the Notes

The payment structure of this securitization includes [forms of credit enhancement to be described as applicable]. [The [   ] notes will [be insured by a] [not be insured by any] financial guaranty insurance policy.] [Provide name of any financial guaranty insurance policy]

See “Risk Factors – Potential Inadequacy of Credit Enhancement” and “Description of the Notes – Credit Enhancement” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[ Subordination of Payments

 Any notes with an “A” in their class designation will have a payment priority as a group over other notes. Class [   ] notes will have a payment priority over class [   ] notes, and class [   ] notes will have a payment priority over class [   ] notes.

These payment priorities are intended to increase the likelihood that the holders of class [   ] notes and, to a lesser extent, the holders of class [   ] notes, will receive regular payments of interest and principal.

See “Description of the Notes – Credit Enhancement – Subordination” in this prospectus supplement.]

[ Allocation of Losses

As described in this prospectus supplement, amounts representing realized losses on the underlying securities (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the [   ] class of notes still outstanding that has the lowest payment priority, until the principal amount of that class of notes has been reduced to zero. For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class [   ] Notes until it is reduced to zero, then in reduction of the principal amount of the Class [   ] Notes until it is reduced to zero. If a loss has been allocated to reduce the principal amount of a [   ] note, it is unlikely that investors will receive any payment in respect of that reduction [except in the case of those notes covered by the guaranty insurance policy as described below].

[A graphic illustration of allocation of losses to be provided to the extent such graphic enhances the disclosure of the allocation of losses.]

See “Description of the Notes – Credit Enhancement – Application of Realized Losses” in this prospectus supplement.]

[ Excess Interest

The underlying securities bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the [   ] notes and [   ]. This “excess interest” received from the underlying securities each month will be available to absorb realized losses applied to the underlying securities and to maintain the required level of overcollateralization.

In general, on each payment date, any excess interest will be paid in the following order of priority:

first, [to the Class [   ] Notes, the amount of [   ]];

second, [to the Class [   ] Notes, the amount of [   ]]; and

S-6

[   ], [any remaining excess interest after payments as described above will be paid to the holder of the ownership certificate.

[A graphic illustration of any excess interest distribution to be provided to the extent such graphic enhances the disclosure of the application of excess interest.]

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.]

[ Overcollateralization

On the closing date, the total principal balance of the underlying securities in the trust is expected to exceed the total principal amount of the notes by approximately $[   ], which represents [   ]% of the total principal balance of the underlying securities in the trust as of [   ]. This condition is referred to in this prospectus supplement as “overcollateralization.” Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the notes to the extent needed to maintain the required level of overcollateralization. We cannot, however, assure you that sufficient interest will be generated by the underlying securities to maintain any level of overcollateralization.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.]

[ Limited Cross-Collateralization

Under certain limited circumstances, principal payments on the underlying securities in [a pool] may be paid as principal to holders of the [   ] notes corresponding to [another pool or pools].

If the [   ] notes relating to one pool have been retired, then principal payments on the underlying securities relating to the retired [   ] notes will be paid to the remaining [   ] notes of the other [pool or pools], if any, before being paid to the [   ] notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Payments of Principal” in this prospectus supplement.]

[ Interest Rate Swap Agreement

Any net swap payment received under the [interest rate swap agreement] will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

See “Description of the Notes—Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement.]

[[Note] [Pool] Insurance Policy

The [   ] [note][pool] guaranty insurance policy will guarantee certain interest and principal payments to holders of [   ] Notes under the instances described in this prospectus supplement. [No other classes of notes will benefit from the note guaranty insurance policy.]

For information about [   ] and for a more detailed discussion of the [   ] guaranty insurance policy, see “The [Note] [Pool] Insurance Policy” in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, the indenture trustee will be paid a monthly fee calculated either as [   ]% annually.

[The owner trustee will be paid [   ]. The indenture trustee will be paid [   ]% [before/after] payments are made on the notes. The trust administrator will be paid [   ]% [before/after] payments are made on the notes.]

[describe other fee to be paid to any indenture trustee, owner trustee, master servicer and trust administrator, as applicable].

In each case, the fees described above will be paid to the related party from amounts received on the underlying securities, [before/after] payments of any amounts to noteholders. The [indenture trustee’s] fees will be paid prior to the payment of other fees. [The [other parties] will be paid their fees simultaneously on a proportionate basis.]

S-7

Expenses of the indenture trustee [and the trust administrator] will be reimbursed [before/after] payments are made on the notes.

Final Scheduled Payment Date

The final scheduled payment date for the Offered Notes will be the applicable payment date specified in the table on page S-[   ]. The final scheduled payment date for the [   ] notes is based upon [   ]. The actual final payment date for each class of Offered Notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

The Trust Property

On the closing date, which is expected to be on or about [   ], the assets of the trust will consist primarily of [one pool] [pools of] [describe pool(s)] [   ] underlying securities with a total principal balance as of the cut-off date of approximately $[   ], from [   ] underlying trust funds.

Each class of underlying securities will be backed primarily by [residential] mortgage loans secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

The depositor expects that the underlying securities will constitute the following classes and will have the following approximate characteristics as of the cut-off date:

S-8

Underlying Securities Summary

		Cut-off Date Class	Cut-off		Summary Interest Rate			Underlying Cut-off Date Security Ratings
Underlying Security Series	Underlying Security Class	Principal or Notional Amount	Date Interest Rate	Summary Interest Rate Formula (until related Underlying Optional Termination Date)	Formula (after related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

S-9

[The mortgage loans underlying the underlying securities were generally originated or acquired in accordance with underwriting guidelines that are [less strict than][in accordance with] Fannie Mae and Freddie Mac guidelines. [As a result, the related mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.]]

[The underlying securities held by the trust will not be insured or guaranteed by any government agency.]

[See “Description of the Trust Property—the Underlying Securities” and “—the Underlying Mortgage Loans” in this prospectus supplement.]

[Servicing of the Underlying Mortgage Loans

[Approximately [   ]% of the underlying mortgage loans will be serviced by [   ].]

See “Description of the Trust Property” and “Trust Property Servicing” in this prospectus supplement.

[ The Pre-Funding Arrangement

On the closing date, approximately $[   ], which represents [   ]% of the trust property assets, will be deposited by [   ] in a pre-funding account maintained by [   ]. It is intended that additional subsequent underlying securities will be sold to the trust by the depositor from time to time, from [   ] until [   ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional underlying securities if applicable.]]

[See “Description of the Trust Property—Conveyance of Subsequent Underlying Securities” in this prospectus supplement.]

Optional Purchase of the Underlying Securities

[              ], [with the prior written consent of [   ], which consent may not be unreasonably withheld,] may purchase the underlying securities and the other assets of the trust on or after the initial optional termination date, which is the payment date following the month in which the total principal balance of the underlying securities [(determined in the aggregate rather than by pool)] declines to less than [   ]% of the initial total principal balance of the underlying securities as of the cut-off date. If [   ] does not exercise that option, [   ] may purchase the underlying securities.

[If the underlying securities in any pool and the other assets of the pool are purchased, the noteholders of the related classes of notes will be paid [   ].]

[If the option to purchase the underlying securities is not exercised on the initial optional termination date, then, beginning with the next payment date and thereafter, the interest rates on the Offered Notes will be increased as described in the table on page S-[   ].]

See “Description of the Notes—Optional Purchase of Underlying Securities” in this prospectus supplement for a description of the purchase price to be paid for the underlying securities upon an optional purchase. [ See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” in this prospectus supplement for a description of the increased interest rates to be paid on the notes after the initial optional termination date.]

[ Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the depositor, or an affiliate thereof, toward the purchase of the underlying securities [and the repayment of any financing][and the funding of the pre-funding amount]. The underlying securities will be acquired by the depositor from the seller in a privately negotiated transaction.]

Tax Status

[Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable Loan Pool.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

S-12

ERISA Considerations

[To be provided as applicable.]

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans. Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes offered by this prospectus supplement will initially have the ratings from [   ] set forth in the table on page S-[   ].

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings and “Risk Factors—Ratings on the Securities are Dependent on Assessments by the Rating Agencies” in the prospectus.

S-13

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the Offered Notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

[Risks Related to Distributions on the Underlying Securities]
[The notes will be paid solely from the distributions received on the underlying securities. The underlying securities consist of [   ] [   ] “principal-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of interest and [   ] “interest-only securities” from [   ] underlying trust funds, which are not entitled to distributions in respect of principal. Because distributions of interest on the interest-only underlying securities will be calculated on the basis of notional principal balances which, in turn, are calculated by reference to the outstanding balance of the related underlying mortgage loans or other classes in the related series, a reduction in the outstanding balance of the underlying mortgage loans or such other classes (as a result of prepayments or liquidations of the mortgage loans or otherwise) may significantly reduce (or even extinguish) interest distributions on the interest-only underlying securities. A substantial portion of the interest-only underlying securities, either because their notional principal balances are based on the balances of underlying mortgage loans having relatively high interest rates or for other reasons, are particularly sensitive to prepayment risk. Further, an early termination of an underlying trust fund (or of a related pool included therein) as permitted in the related underlying agreement may significantly reduce the aggregate of distributions on the related interest-only underlying securities.

[The principal-only underlying securities (and in particular, the agency mortgage securities), will be sensitive to the rate of payments of principal (including prepayments) of the related underlying mortgage loans and the priorities for distribution of principal among the securities of the related series.]

[The interest-only underlying securities generally are entitled to distributions of interest only for a limited period of time. See “Description of the Trust Property.”]

The rate of payments of principal on the notes will be related to the rate of interest and principal distributions, if any, on the underlying securities, to the extent that such distributions for any month exceed the amount necessary to pay interest on the notes at the related interest rate, the fees and expenses of the trust and basis risk shortfalls.

[Prospective investors in the notes should consider that if the aggregate notional principal balance of the interest-only underlying securities is reduced to zero or if the interest-only underlying securities cease accruing interest by their terms while principal-only underlying securities remain outstanding but not in an amount in excess of the outstanding class

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principal amount of the notes, there may be no source of funds to pay accrued interest on the notes.]

Investors are urged to review the descriptions of the underlying securities contained in the disclosure documents.

See “Description of the Trust Property” in this prospectus supplement.

[Interest Rates on the Underlying Securities May Limit Interest Rates on the Notes]
[The [    ] notes will accrue interest at an interest rate that adjusts monthly based on the [   ] index plus a specified margin. However, the interest rates on these [    ] notes are subject to a limitation, generally based on the weighted average interest rate of the underlying securities, net of certain allocable fees and expenses of the trust. [    ] of the underlying securities to be included in each pool will have interest rates that [either] are [fixed] [or adjust based on a [] index], as described in “Description of the Trust Property—The Indices.”

[The underlying securities in each pool also have net funds cap limitations on adjustments to their interest rates. As a result, the [    ] notes may accrue less interest than they would accrue if their interest rates were solely based on the [   ] index plus the specified margin.]

A variety of factors could limit the interest rates and adversely affect the yield to maturity on, and market value of, the notes. Some of these factors are described below.

• [Describe different adjustment periods between the notes and the underlying securities]

• [Describe different indices between the notes and the underlying securities]

• [Describe a reduction of interest rates on the notes due to net funds cap limitations]

• [Describe how the recovery of basis risk shortfalls may be limited]

• [Describe any additional interest rate or yield factors that may apply]

See “Summary of Terms—The Notes—Payments on the Notes—Interest Payments,” “Description of the Notes—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities” in the prospectus. For a general description of the interest rates of the underlying securities, see “Description of the Trust Property” in this prospectus supplement.]

Risks Related to Potential Inadequacy of	The [excess interest], [overcollateralization], [subordination],

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Credit Enhancement and Other Support
[loss allocation] and [limited cross-collateralization] features, [together with] [[Fannie Mae] [Freddie Mac] guaranties,] [the interest rate swap agreement] [and for the benefit of the [    ] Notes only, the cap agreement], all as described in this prospectus supplement, are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the underlying securities.

[ Excess Interest and Overcollateralization. On the closing date, the total class principal balance of the underlying securities will exceed the total principal amount of the [    ] notes by approximately $[    ], which is equal to [    ]% of the total class principal balance of the underlying securities as of the cut-off date. This excess is referred to in this prospectus supplement as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the underlying securities, [together with amounts available from the interest rate swap agreement,] will generate enough excess interest to maintain this overcollateralization level as set by the rating agencies. The following factors will affect the amount of excess interest that the underlying securities will generate:

• [Describe the effect of prepayments of the underlying securities]

• [Describe defaults, delinquencies and liquidations on the underlying mortgage loans underlying the underlying securities]

• [Describe increases in the index related to any mortgage risk]

• [Describe any additional factors that may apply]

See “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement. See also “Risk Factors—Potential Inadequacy of Credit Enhancement—Excess Interest and Overcollateralization” in the prospectus.]

[Fannie Mae and Freddie Mac Guaranties. The assets of the trust include Fannie Mae and Freddie Mac notes. Although payments on Fannie Mae and Freddie Mac notes are guaranteed by those respective agencies, these agencies’ guaranties are not backed by the full faith and credit of the United States. Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner. Therefore, if the Fannie Mae and Freddie Mac notes do not pay as expected, you might suffer a loss on your investment in the notes.]

[ The Interest Rate Swap Agreement. Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest

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shortfalls, maintain overcollateralization and repay losses. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a payment date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when [   ] (as determined pursuant to the interest rate swap agreement) exceeds the applicable rate of payment owed by the trust, which will range from [    ]% to [    ]% per annum on the scheduled notional amount as described in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the underlying securities.

See “Description of the Notes—Payments of Interest—Interest Rate Swap Agreement” in this prospectus supplement. See also “Risk Factors—Risks Relating to Any Interest Rate Swap Agreement” in the prospectus.]

[ The Cap Agreement. Any amounts received under the cap agreement will be applied as described in this prospectus supplement to pay certain interest amounts on the [    ] Notes resulting from application of the applicable net funds cap. We cannot assure you that any amounts will be received under the cap agreement.

See “Description of the Notes—Payments of Interest—The Cap Agreement” in this prospectus supplement.]

[ Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then noteholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•     if you buy a Class [    ] Note and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess;

•     if you buy a Class [    ] Note and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total principal amount of the Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess; and

• if you buy a Class [ ] Note and losses on the underlying securities exceed excess interest and any overcollateralization that has been created, plus the total

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principal amount of the Class [    ], Class [    ] and Class [    ] Notes, the principal amount of your note will be reduced proportionately with the principal amounts of the other Class [    ] Notes by the amount of that excess.

[Losses on the underlying securities will not reduce the principal amount of the senior notes.]

If overcollateralization is maintained at the required amount and the underlying securities generate interest in excess of the amount needed to pay interest and principal on the notes, the fees and expenses of the trust [and any swap payments owed to the swap counterparty], then excess interest will be used to pay you and other noteholders the amount of any reduction in the principal amounts of the notes caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal amount was reduced because of the application of losses.

See “Description of the Notes—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.]

[ Limited Cross-Collateralization. Principal payments on the [    ] notes will depend, for the most part, on collections on the underlying securities in the related pool. However, the [    ] notes will have the benefit of credit enhancement in the form of overcollateralization and subordination from [each] pool of underlying securities. That means that even if the rate of losses on underlying securities in the pool of underlying securities related to any class of senior notes is low, losses in the unrelated pool[s] may reduce the loss protection for those notes.]

[ Risks Related to the Interest Rate Swap Agreement]
[Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for payment to noteholders, and may reduce payments of interest on the notes. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In the event that the trust, after application of all interest and principal received on the underlying securities, cannot make the required net swap payments to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for payment to noteholders.

See “Description of the Notes—Payments of Interest” and “—Payments of Principal” in this prospectus supplement. See also “Risk Factors—Risks Relating to Any Interest Rate Swap

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Agreement” in the prospectus.]

[ Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes]
As of the date of this prospectus supplement, the [swap counterparty] [cap counterparty] currently has the ratings described under “Description of the Notes—Supplemental Interest Trust—The [Swap][Cap] Counterparty.” The ratings of the [    ] notes are dependent in part upon the credit ratings of the [swap counterparty] [cap counterparty]. If a credit rating of the [swap counterparty] [cap counterparty] is qualified, reduced or withdrawn and the [swap counterparty] [cap counterparty] does not post collateral securing its obligations under the interest rate [swap][cap] agreement or a substitute counterparty is not obtained in accordance with the terms of the interest rate [swap][cap] agreement, the ratings of the [    ] notes may be qualified, reduced or withdrawn. In that event, the value and marketability of those notes will be adversely affected.

See “Description of the Notes—Supplemental Interest Trust—Interest Rate [Swap][Cap] Agreement” in this prospectus supplement. See also “Risk Factors—Effect of Creditworthiness of [Swap Counterparty] [Cap Counterparty] on Ratings of Notes” in the prospectus.]

[ Special Risks for Certain Classes of Notes
The [    ] Notes are [interest-only][principal-only] notes. These notes have yields to maturity (or early termination) – the yield you will receive if you hold a note until it has been paid in full – that are highly sensitive to prepayments on the related mortgage loans underlying any series of underlying securities.

If you purchase the [    ] Notes, you should consider the risk that you may receive a lower than expected yield and may not fully recover your initial investment if the mortgage loans underlying any series of underlying securities experience a [faster][slower] than expected rate of prepayments. Prepayments on the underlying mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers as described under “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

Exercise by the an underlying [servicer] of its respective right to purchase the related mortgage loans underlying a series of underlying securities will result in the prepayment of the related class or classes of underlying securities of that series and will adversely affect the yields on the [    ] Notes.

Exercise by the [holder] of its right to purchase the underlying securities, as described under “Description of the Notes—Optional Termination of the Trust,” will adversely affect the yields on the [    ] Notes.

See “Yield, Prepayment, and Weighted Average Life” in this prospectus supplement for a description of factors that may affect the sensitivity of these notes’ yield to maturity. See also “Risk Factors—Special Risks for Certain Classes of Securities” in the prospectus.]

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[ Special Default Risk of Second Lien Mortgage Loans]
[Approximately [    ]% of the underlying mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]

Risks Related to Unpredictability and Effect of Prepayments
The rate of prepayments on the mortgage loans underlying each series of underlying securities will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, underlying mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the underlying mortgage loans may decrease.

Borrowers may prepay their underlying mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans underlying the underlying securities require the payment of a prepayment premium or a lockout fee in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [    ] to [    ] after origination. These prepayment premiums or lockout fees may discourage borrowers from prepaying their related underlying mortgage loans during the applicable period.

Prepayment of mortgage loans underlying a series of underlying securities will usually result in a payment of principal on the notes, and, depending on the type of note and the price investors paid for that note, may affect the yield on that note.

[ See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the underlying mortgage loans.]

[ Risks Related to Mortgage Loans with Interest-Only Payments]
Approximately [    ]% of the underlying mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [    ] years following origination. Following the applicable interest-only period, the monthly payment with respect to each of these underlying mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The interest-only underlying mortgage loans may present special default and prepayment risks, particularly for notes purchased at a discount.

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See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

Risk of Ineffective Transfer
Each transfer of an underlying security to the sponsor, from the sponsor to the depositor and from the depositor to the trust, will be intended to be an absolute and unconditional sale of that underlying security and will be reflected as such in the applicable documents. However, in the event of insolvency of a prior owner of an underlying security, a trustee in bankruptcy or a creditor of the insolvent party could attempt to recharacterize the sale of that underlying security by the insolvent party as a borrowing secured by a pledge of that underlying security. Such an attempt, even if unsuccessful, could result in delays in payments on the notes. If such an attempt were successful, it is possible that the affected underlying securities could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

See “Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities” in the prospectus.

Risks Related to Geographic Concentration of Mortgage Loans
Approximately [    ]% of those underlying mortgage loans are secured by properties located in [    ]. The rate of delinquencies, defaults and losses on the underlying mortgage loans may be higher than if fewer of the mortgage loans were concentrated in [    ] because certain conditions in that state will have a disproportionate impact on the underlying mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities
Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the offered notes. The underlying securities are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the ratings on the offered notes or underlying securities will not be

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downgraded in the future.

Increased Risk of Default Resulting from Loan Underwriting
Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the mortgage loans.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing. As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in

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consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices
In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2009. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments
Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past two years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation

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could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of offered notes. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in a pooling and servicing agreement or indenture, as applicable, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

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Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing
To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of Securities
Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio

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may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related underlying notes and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis.

The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at

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this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities. A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the underlying securities and thereby the offered notes as well as the amount of investment proceeds to which the offered notes would indirectly be entitled.

Impact of Mortgage Loan Modifications
Each of the underlying master servicers or underlying servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, each underlying master servicer or underlying servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such

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as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related underlying security and reduced distributions of interest or principal on the related offered note or an extension of the weighted average life of the related offered note.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the underlying securities and thereby, the offered notes. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the trust, and, if the servicer determines that the modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust. The servicer may use any rental amounts to reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to holders of the underlying securities. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the underlying master servicer or underlying servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the underlying master servicer or underlying servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of notes relating to the issuing entity. None of the master servicers or

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servicers will consider the interests of individual classes of underlying securities. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited
The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors. The related underlying master servicer or underlying servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the related underlying master servicer or underlying servicer has to consider a large number of modifications, operational constraints may affect the ability of the underlying master servicer or underlying servicer to adequately address all of the needs of the borrowers. Investors in the offered notes should consider the importance of the role of the underlying master servicer or underlying servicer in maximizing collections for the issuing entity and the impediments each underlying master servicer or underlying servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes” above. In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the offered notes in respect of such mortgage loan.

Impact of the Obama Plan on Modifications
In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan

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modification. Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV is negative, the modification is optional, unless prohibited under the pooling and servicing or indentures, or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500. Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, the borrower

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will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

HAMP may serve as the industry standard for mortgage loan modifications. The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the offered notes, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

[Additional risk factors to be provided as applicable.]

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Glossary

A glossary of defined terms used in this prospectus supplement begins on page S-[   ]. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

Description of the Notes

General

[The Home Equity Loan Trust [________] Mortgage Backed Notes will consist of the following Classes:

•	the Class [ ] Notes,

•	the Class [ ] Notes, and

•	the Class [ ] Notes.

Only the Offered Notes are offered hereby.]

The Notes will represent obligations of the Trust and will be secured by the Trust Estate. The Trust Estate will generally consist of:

•	the Underlying Securities;

•	deposits in the Note Payment Account made in respect of the Underlying Securities; and

•	[any applicable insurance policies and] all proceeds thereof.

Each class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1 and as further described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.” The original Class Note Principal Amount of the Offered Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Underlying Securities is increased or decreased as described under “Description of the Trust Property” herein.

Payments on the Offered Notes will be made on the [25 th] day of each month (or, if the [25 th] day is not a Business Day the next succeeding Business Day), commencing [   ], to Noteholders of record on the immediately preceding Record Date.

[For purposes of allocating payments of principal and interest on the Senior Notes, (1) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities and (2) the Group [    ] Notes will relate to, and generally will be limited to collections from, the Pool [    ] Underlying Securities. However, holders of each class of [    ] Notes will receive the benefit of Monthly Excess Interest generated by each Pool and, to a limited extent, certain principal payments generated by the Pool unrelated to that class. Holders of [    ] Notes will be entitled to receive payments based upon principal and interest collections from each Pool, but such rights to payments will be subordinate to the rights of the holders of the [    ] Notes to the extent described herein.]

[The Ownership Certificate will be entitled to Monthly Excess Cashflow, if any, remaining after required payments are made to the [    ] Notes and to pay certain expenses of the Trust (including payments to the [Swap Counterparty]).

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Payments on the Offered Notes will be made on the Payment Date to Noteholders of record on the applicable record date specified in the table on page S-2. Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “The Indenture Trustee” herein.

Book-Entry Registration

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants. Each class of Book-Entry Notes will be represented by one or more Global Securities that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC. The Offered Notes will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

Beneficial Owners of the Book-Entry Notes will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount of the related class of Offered Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See “Description of the Securities—Book-Entry Registration” in the prospectus.

Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex A to in the prospectus.

Payments of Interest

Calculation of Interest. The amount of interest distributable on each Payment Date in respect of each class of Offered Notes will equal [    ] for such class and for such date. Interest will accrue on the Offered Notes on the basis of [    ].

The Interest Rate for each class of Offered Notes will be the applicable annual rate described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.” [The Interest Rate for the Class [   ] Notes will be the lesser of (1) LIBOR plus [   ] and (2) the Subordinate Net Funds Cap.]

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[ Basis Risk Shortfalls. With respect to each Payment Date and any class of [    ] Notes, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the [    ] Notes are entitled to any payments. The [    ] Notes will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund [and any amounts received under the Swap Agreement]. See “—Credit Enhancement—Application of Monthly Excess Cashflow” [and—Interest Rate Swap Agreement”] below. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor and (2) certain amounts that would otherwise be paid to the [    ] Notes. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of [    ] Notes in respect of any Payment Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate exceeds (y) the amount payable at the applicable Net Funds Cap.

The amount of Monthly Excess Cashflow distributable with respect to the [    ] Notes on any Payment Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.]

Interest Payment Priorities.

The Interest Remittance Amount will be distributed on each Payment Date concurrently, as follows:

(1)	to the [ ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(2)	to the [ ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(3)	to the [ ] Notes, Current Interest and any Carryforward Interest for such class for such Payment Date;

(4)	to the Indenture Trustee and the Owner Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

(5)
[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Interest Remittance Amount remaining undistributed for such Payment Date.]

[The Cap Agreement. As of the Closing Date, the Issuing Entity will enter into the Cap Agreement with the Cap Counterparty for the sole benefit of the [    ] Notes. The [Depositor] will establish the Cap Account, into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. [Describe Cap Agreement.]]

[State whether the significance percentage with respect to the Cap Agreement is less than 10%, of 10% or more but less than 20%, or 20% or more.]

The Cap Counterparty. [Provide description of derivative counterparty, including the name of the derivative counterparty, the organizational form of the derivative counterparty and the general character of the business of the derivative counterparty.]

[If the significance percentage of the Cap Agreement is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K. If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

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[Determination of LIBOR

[Provide description of how LIBOR is set.]

LIBOR for the first Accrual Period will be[    ]%.]

Payments of Principal

General. Payments of principal on the Senior Notes will be made primarily from the Principal Payment Amount for the related Pool and secondarily from the Principal Payment Amount from the unrelated Pool, from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below. Payments of principal on the Offered Subordinate Notes and the [   ] Notes will be made primarily from the aggregate of the Principal Payment Amounts from each Pool after payments of principal have been made on the Senior Notes, and secondarily from Monthly Excess Cashflow from each Pool, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below.

Principal Payment Priorities. The Principal Payment Amount will be distributed on each Payment Date in the following order of priority:

(1)	to the [ ], [ ], and [ ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(2)	to the [ ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(3)	to the [ ] Notes, until the Class Principal Amount of such class has been reduced to zero; and

(4)
[for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses (1) through (3) above.]

Credit Enhancement

Credit enhancement for each Class of Notes will take the form of [described as applicable]:

•	[an irrevocable letter of credit]

•	[the subordination of the Subordinate Notes to the Senior Notes]

•	[reserve funds]

•	[a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

•	[a surety bond or note guarantee insurance policy]

•	[the use of cross-support features]

•	[overcollateralization]

•	[excess interest]

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•	[an interest rate swap agreement]

[Provide description of any credit enhancement provider if the significance percentage of any credit enhancement of any provider is 10% or more, including the name of the credit enhancement provider, the organizational form of the credit enhancement provider and the general character of the business of the credit enhancement provider.]

[If the significance percentage of any credit enhancement of any provider is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K. If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

[ Application of Realized Losses. Realized Losses on the Underlying Securities will have the effect of reducing amounts distributable in respect of, first, the Ownership Certificate [(both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date)]; second, the [    ] Notes; third, the [    ] Notes; and fourth, the[    ] Notes, before reducing amounts distributable in respect of the Senior Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance[, and thus may reduce the Overcollateralization Amount]. [As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Notes.]

If on any Payment Date after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and payments of principal on such Payment Date, there are Applied Loss Amounts, the Note Principal Amounts of the [    ] Notes will be reduced in inverse order of priority of payment. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; second, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; third, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero; and fourth, the Class [    ] Notes, until their Class Principal Amount has been reduced to zero.

Holders of the[    ] Notes will not receive any payments in respect of Applied Loss Amounts, [except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below].

In the event that the Indenture Trustee receives any Subsequent Recovery in respect of an Underlying Security, such Subsequent Recovery will be paid in accordance with the priorities described under “—Payments of Principal—Principal Payment Priorities” in this prospectus supplement and the Class Principal Amount of each class of Notes that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Note Principal Amount.” Any Subsequent Recovery that is received during a Collection Period will be included as a part of the Principal Remittance Amount for the related Payment Date.

[ Application of Monthly Excess Cashflow. Any Monthly Excess Cashflow will, on each Payment Date, be paid in the following order of priority:

(1)	to the [ ], [ ], and [ ] Notes, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(2)	to the [ ] Notes, until the Class Principal Amount of such class has been reduced to zero;

(3)	[to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in proportion to their respective Basis Risk Shortfall and

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Unpaid Basis Risk Shortfall amounts, to the [    ] Notes, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Payment Date;]

(4)	[to the [ ] Notes, any Deferred Amount for each such class and such Payment Date; and]

(5)	to the Ownership Certificate, any remaining amount.

Optional Purchase of the Underlying Securities

On the Initial Optional Termination Date, the [    ], with the prior written consent of [   ] (which consent shall not be unreasonably withheld), will have the option to purchase the Underlying Securities and any other property remaining in the Trust for a price equal to the Purchase Price. The [the Indenture Trustee] will be reimbursed from the Purchase Price for (i) any outstanding [Trust Administrator] [Indenture Trustee] Fees, as applicable and (ii) any other amounts due under the Trust Agreement. If such option is exercised, the Trust will be terminated. If [    ] fails to exercise such option on the Initial Optional Termination Date, the margin of each class of Offered Notes will be increased as described under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments” herein.

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Owner Trustee, the Indenture Trustee [and the Trust Administrator] will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Owner Trustee	annually	[Describe Fee.]	[Describe how and when payable.]

Indenture Trustee	Monthly	[Describe Fee.]	[Describe how and when payable.]

[Trust Administrator]	monthly	[Describe Fee.]	[Describe how and when payable.]

None of the fees set forth in the table above may be changed without amendment of the [Transfer and Collection] Agreement as described under “The Transfer and Collection Agreement—Certain Matters Under the Transfer and Collection Agreement—Amendment of the Transfer and Collection Agreement” below.

Expenses of [the Trust Administrator] will be reimbursed before payments are made on the Notes. Expenses of the [Indenture Trustee] will be reimbursed up to $[    ] annually before payments of interest and principal are made on the Notes; any additional unpaid expenses above $[    ] in any year will be paid to [the Indenture Trustee] to the extent of any remaining Interest Remittance Amount after all payments of Current Interest and any Carryforward Interest on the Notes.

Description of the Trust Property

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Underlying Securities as of the Cut-off Date.

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The Trust will primarily consist of approximately [   ] classes of Underlying Securities, [including [   ]  classes of PO Underlying Securities from [   ]  trust funds] [and [   ]  classes of  IO Underlying Securities, generally entitled to distributions of interest only for a limited period of time] as described in the table on page [   ], from [   ]  trust funds (collectively, the “Trust Property”). The aggregate of the outstanding principal balances of the PO Underlying Securities is approximately $[   ], giving effect to distributions thereon on the [   ] Underlying Distribution Date. The table on page [   ] gives effect to distributions on the Underlying Securities on the [   ] Underlying Distribution Date. The first distribution with respect to the Underlying Securities that will be included in the Trust will be the distribution to be made thereon in [   ].

If it is determined within 90 days following the Closing Date that the principal balance of any [PO] Underlying Security transferred to the Trust was lower than the principal balance purported to have been transferred, the Seller will be required to pay the amount of such shortfall to the Trust for payment on the Notes.

The Underlying Securities

Investors should review the Distribution Date Statements for the Underlying Securities attached hereto as Annex A, and should review the attached Disclosure Documents included as Annex B for additional information on the Underlying Securities.

The Underlying Trust Funds are designated as follows:

Name of Series of Underlying Trust Fund	Summary Series Name
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]
[_____________________], Series 20[ ]-[ ]	[ ] Series 20[ ]-[ ]

Each class of Underlying Securities represents a beneficial ownership interest in an Underlying Trust Fund (or, to the extent described in the related Prospectuses, a discrete group of assets within such Underlying Trust Fund) consisting in each case primarily of [one or more pools] of [fixed] and [adjustable rate], [one- to four-family], [first [and second] lien] [residential] mortgage loans.

On each Underlying Distribution Date, [holders of each class of IO Underlying Securities are entitled to receive one month’s interest at the applicable interest rate based on their respective notional amounts, subject to any adjustment or reduction thereof described in the applicable Prospectuses, and] holders of each class of [PO] Underlying Securities are entitled to receive a distribution of principal, if and to the extent described in the applicable Disclosure Document, in reduction of the principal balances of securities of such class.

Principal distributions on a series of [PO] Underlying Securities will be determined by the priorities and formulas described in the related Disclosure Document. The principal balances of some of the [PO] Underlying Securities are based on the balances of those Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates below a designated rate. Principal distributions on certain classes of the [PO] Underlying Securities are stabilized by the allocation of certain accrual amounts from other classes of securities issued by the related Underlying Trust Funds.

[Interest distributions on the IO Underlying Securities will be calculated on the basis of their respective notional principal balances.] Interest distributions on any class of [PO] Underlying Securities will be calculated, as described in the applicable Prospectus, on the basis of its principal balance. [Generally, the IO Underlying Securities have notional principal balances based either on (i) the balances

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of those related Underlying Mortgage Loans (either in the entire pool or in a sub-pool) bearing interest rates above a designated rate or (ii) certain classes of securities.  In some cases, the notional principal balance of a class of IO Underlying Securities is based on the principal balance or balances of classes of securities that are entitled to distributions of principal according to a specified schedule, or as otherwise provided in the related Prospectus.  Because a substantial portion of the IO Underlying Securities have notional principal balances based on Premium Loans, which have relatively high interest rates, or on the principal balances of classes of securities that have recently begun, or will begin soon after the Closing Date receiving distributions of principal, the IO Underlying Securities are especially sensitive to prepayment risk.]

The Underlying Distribution Date for each class of Non-Agency Mortgage Securities and Agency Mortgage Securities is the [   ]th day of each month, or, if such day is not a business day (as defined with respect to each series), the next succeeding business day.  Because of differences in what constitutes a “business day” under each of the Prospectuses, there may be particular occasions on which such dates will differ among the series of Non-Agency Mortgage Securities and Agency Mortgage Securities.

Each Underlying Trust Fund is subject to optional termination as described in the related Disclosure Document.  See “Yield, Prepayment and Weighted Average Life.”

On the Cut-off Date, the Underlying Securities will consist of the following classes of from the applicable Series and will have the following approximate characteristics:

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		Original Class	Cut-off Date Class	Cut-off	Summary Interest Rate	Summary Interest Rate Formula (after			Underlying Cut-off Date Security Ratings
Underlying Security Series	Underlying Security Class	Principal or Notional Amount	Principal or Notional Amount	Date Interest Rate	Formula (until related Underlying Optional Termination Date)	related Underlying Optional Termination Date)	Underlying Security Principal Type	Underlying Security Interest Type	[Name of Rating Agency]	[Name of Rating Agency]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]
[ ] Series [ ]	Class [ ]	$[ ]	$[ ]	[ ]%	[Summary Description of Interest Rate]	[Summary Description of Interest Rate]	[Summary Description of Principal Type]	[Summary Description of Interest Type]	[Rating]	[Rating]

(1)	Each Series designation is defined under “Description of the Trust Property—The Underlying Securities.”
(2)	Principal or notional balances give effect to distributions on the [ ] Underlying Distribution Date.
(3)	“[ ]” refers to [ ]; and “[ ]” refers to [ ]; and “NR” means that the related Underlying Security is not rated by the indicated rating agency.
(4)	Cut-off Date Class Principal or Notional Amount represents only the portion of such Class included in the Trust.

Underlying Security Series	Underlying Security Class	Record Date	Delay / Accrual Period	Interest Accrual Convention	Final Scheduled Distribution Date	Expected Final Scheduled Distribution Date	Minimum Denominations	Incremental Denominations	CUSIP Number
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ] Series [ ]	Class [ ]

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[The Underlying Mortgage Loans

The Underlying Mortgage Loans generally consist of [fixed] and [adjustable rate,] [conventional], [one- to four-family] [first/second] lien mortgage loans having terms to maturity of not more than 30 years from the date of origination or modification.  [All] of the adjustable rate Underlying Mortgage Loans provide for semi-annual or annual adjustment of the related mortgage rate; the first such adjustment on the [       ] Underlying Mortgage Loans will occur after an initial fixed rate period ranging from approximately [   ] years to [    ] years from the date of origination.  [Certain of the Underlying Trust Funds related to the Agency Mortgage Securities include Fannie Mae Stripped Securities and Fannie Mae REMIC Securities.  Underlying such Fannie Mae Stripped Securities and Fannie Mae REMIC Securities are one or more Fannie Mae Mega Certificates; underlying such Mega Certificates are Fannie Mae MBS Certificates; and underlying such MBS Certificates are pools of residential mortgage loans.  In addition, underlying certain of the Fannie Mae REMIC Securities are Fannie Mae Stripped Securities.]

[Origination of the Underlying Mortgage Loans.  As of the Cut-off Date, aapproximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance) were originated by [    ] and [     ].

[Underwriting guidelines of the type described under “Underwriting Guidelines” were applied by [   ] and [    ] underwriting the Underlying Mortgage Loans.]

[The Mortgage Loans were originated by a variety of institutions pursuant to differing underwriting guidelines, which in some cases, were not as strict as Fannie Mae or Freddie Mac underwriting guidelines.  As a result, investors are urged to read the descriptions of the Underlying Trust Funds contained in the Disclosure Documents.]

[For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.]

[Master Servicing and ]Servicing of the Underlying Mortgage Loans.  [[   ] is the Underlying Master Servicer with respect to the Underlying Certificates.]  The servicers of the Underlying Mortgage Loans are described in the Disclosure Documents.

On the Closing Date, [    ] [and various other servicers] will service approximately [    ]% and [    ]%, respectively, of the Underlying Mortgage Loans (by Cut-off Date Balance).

Each underlying servicer is responsible for the servicing of the related Underlying Mortgage Loans subject to the related underlying servicing agreement[, and the Underlying Master Servicer is required to supervise, monitor and oversee the performance of each underlying servicer]. In the event of a default by an underlying servicer under the related underlying servicing agreement, the [       ] is required to enforce any remedies against that underlying servicer, and will either find a successor servicer or assume the primary servicing obligations for the related Underlying Mortgage Loans.

For more information regarding the [Underlying Master Servicer and] underlying servicers, including information regarding the delinquency and foreclosure information for the servicing portfolio of certain underlying servicers, see “The Servicers” and “Servicing of the Mortgage Loans” in each of the Disclosure Documents.

Attached hereto as Annex A are copies of the Distribution Date Statements relating to the Underlying Distribution Dates in [     ] distributed to holders of the Underlying Securities.

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The Disclosure Documents attached hereto as Annex B more fully describe the Underlying Mortgage Loans in each related Series as of the date of initial issuance of the related Underlying Securities.

[ The Indices

The Index used in the determination of the variable interest rates of the Class [   ], Class [   ] and Class [   ] Underlying Securities will be [                      ], as published by [             ]. See “Description of the Securities—General” in the prospectus and also see [       ] and [       ] in the [     ] Disclosure Documents for a description of the Index. ]

[Conveyance of Subsequent Underlying Securities

On the Closing Date, approximately $[     ], which represents [         ]% of the Trust Property, will be deposited by the Indenture Trustee into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Underlying Securities from the Seller and, in turn, sell all such Subsequent Underlying Securities to the Trust.  The purchase price for each Subsequent Underlying Securities [will equal its [Class Certificate Principal Balance] [plus accrued interest, if any,] as of the date of sale to the Depositor and] will be paid by the Indenture Trustee from the related Pre-Funding Amount.

The [mortgage-backed/asset-backed] securities expected to be conveyed as the Subsequent Underlying Securities by the Seller will have the same general characteristics as the Subsequent Underlying Securities in the Trust as of the Cut-off Date.

Pursuant to the Trust Agreement, the conveyance of Subsequent Underlying Securities to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Trust Agreement being satisfied, including, among others, that:

(1)
[The Subsequent Underlying Securities conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Subsequent Underlying Securities set forth in the Sale and Assignment Agreement[, which representations and warranties have been confirmed by the Rating Agencies];

(2)	The Subsequent Underlying Securities conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

(3)
The Indenture Trustee receives an officer’s certificate confirming the satisfaction of each condition precedent and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Underlying Securities in the forms substantially similar to those delivered on the Closing Date;

(4)	The conveyance of the Subsequent Underlying Securities on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Notes;

(5)	No Subsequent Mortgage Loan may have a final scheduled distribution date exceeding [ ];

(6)
Following the conveyance of the Subsequent Underlying Securities on the subsequent transfer date, the characteristics of the Underlying Securities constituting the Trust Property will remain substantially similar to the characteristics of the Initial Underlying Securities as of the Cut-off Date;

(7)	[ ]; and

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(8)
An independent accountant must provide the Depositor, the Rating Agencies, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Underlying Securities conform to the characteristics described above and in the Trust Agreement.]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Underlying Securities prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [     ] Payment Date.

[On the Closing Date, the Indenture Trustee will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Indenture Trustee during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]]

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from [specify date] to [specify date], presented by pool, is available online at [Internet address].  Access to this web address is unrestricted and free of charge.  Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

The Depositor

 ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

The Sponsor

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on

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January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

*        The Sponsor did not securitize any mortgage loans in 2008 or 2009.

Legal Proceedings

[Describe briefly any legal proceedings pending against the Sponsor, Depositor, Owner Trustee, Indenture Trustee, Issuing Entity, any other entity involved in the servicing function, such as any Trust Administrator) or any other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to Noteholders.  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Affiliations

[Describe if so, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, if so, and how, any of the following parties are affiliates of any of the other material parties related to the asset-backed securities contemplated by Item 1100(d)(1) of Regulation AB.]

[Describe whether there is and if so, the general character of, any business relationship or arrangement that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or

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any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

[Describe, to the extent material, any specific relationships involving or relating to the Notes or the Underlying Securities, including the material terms and approximate dollar amount involved, between any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Additional Information

The description in this prospectus supplement of the Underlying Certificates and the Underlying Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for payments of interest and principal and Scheduled Payments, respectively, due on or before that date.  A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Notes.  In the event that Underlying Securities are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

In addition, within 135 days from the initial delivery of this prospectus supplement, Static Pool information for any series of Securities will be posted online at [    ].com.  The static pool data will be updated each month thereafter to reflect the current composition of the pool information. See “Static Pool Data” in the prospectus.

Pursuant to the Trust Agreement, [    ] will prepare a monthly statement to Noteholders containing the information described under “The Trust Agreement—Reports to Noteholders.” [    ] may make available each month, to any interested party, the monthly statement to Certificateholders via the [    ]’s website, located at [    ].

[Underwriting Guidelines]

[Approximately [    ]% and [    ]% of the Underlying Mortgage Loans were originated by [    ] and [    ], in accordance with the [    ] Underwriting Guidelines and the [    ] Underwriting Guidelines, respectively.  [Identifying information and percentages to be provided for originators which originated 10% or more of the aggregate of the underlying mortgage loans.]  The remainder of the Underlying Mortgage Loans were originated by other Originators in accordance with Underwriting Guidelines generally comparable to the General Underwriting Guidelines described below under “General Underwriting Guidelines.” Such General Underwriting Guidelines differ among the Originators in various areas. The following is a general summary of [    ] and the [    ] Underwriting Guidelines, and [    ] and the [    ] Underwriting Guidelines, and also the General Underwriting Guidelines believed by the Depositor to be generally applied, with some variation, by each other Originator.

For more information regarding the underlying originators, including historical delinquency and foreclosure information for certain originators, see [“The Underwriting Guidelines”] in each of the Disclosure Documents.

[Originator Names]

[Provide Regulation-AB compliant description of Originator(s) which contributed 20% or more of the aggregate underlying mortgage loans]

[    ] Underwriting Guidelines

[Provide description of the Underwriting Guidelines of the above Originator.]

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General Underwriting Guidelines

[Provide general description of Underwriting Guidelines applied by Originators which contributed to less than 20% or more of the aggregate underlying mortgage loans.]]

[The Underlying Servicers]

[General

On the Closing Date, [    ] [and various other Servicers] will service approximately [    ]% and [    ]%, respectively, of the Mortgage Loans (by Cut-off Date Balance). [Identifying information and percentages to be provided for servicers which will service, as of the Cut-off Date, 10% or more of the Trust Property.]

[Underlying Servicer Name]

[Provide Regulation-AB compliant description of each Underlying Servicer which services 20% or more of the mortgage assets relating to the Trust Property, including the following:]

[Provide Underlying Servicer form of incorporation, duration of servicing experience and general discussion of Underlying Servicer’s experience in servicing assets of any type as well as a more detailed discussion of Underlying Servicer’s experience in, and procedures for the servicing function in the underlying trust funds.]

[Describe any material changes to Underlying Servicer’s policies or procedures in the servicing function the Underlying Servicer will perform in the underlying trust funds for underlying assets of the same type for the past three years.]

[Provide information regarding Underlying Servicer’s financial condition to the extent that there is a material risk to the performance of the underlying trust funds in the Trust Property or the Notes.]

[Describe the material terms of the related Underlying Servicing Agreement.]

[Describe to the extent material any special or unique factors involved in servicing the particular type of mortgage assets included in the underlying trust funds.]

[Describe to the extent material the terms of any arrangements whereby the Underlying Servicer is required or permitted to provide advances of funds regarding collections, cashflows or distributions.]  [If material, provide statistical information of servicer advances on the Mortgage Loans and the Underlying Servicer’s overall servicing portfolio for the past three years.]

[Describe to the extent material the Underlying Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries.]

[Describe to the extent material any ability of Underlying Servicer to waive or modify any terms, fees, penalties or payments on the underlying mortgage assets and the effect of any such ability, if material, on the potential cashflows from the assets.]

[Describe any material custodial responsibility of Underlying Servicer.]

[Describe any limitations on Underlying Servicer’s liability under the underlying transaction agreements.]

[For a description of the material terms of any removal, replacement, resignation of Servicer or transfer of servicing provisions, see “[        ]” in the [          ] Disclosure Documents.]]

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Administration of the Trust

Administrative Responsibilities

The Indenture Trustee, the Owner Trustee and [the Trust Administrator] will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
[ Trust Administrator
Performing the trust administration functions in accordance with the provisions of the Administration Agreement, the Trust Agreement, the Trasnfer and Collection Agreement and the Indenture, including but not limited to:

•     collecting monthly remittances from the Underlying Trustees for deposit in the Trust Administration Account and delivering all amounts on deposit in the Trust Administration Account to the Indenture trustee for deposit in the Note  Payment Account on the Deposit Date;

• preparing and distributing investor reports, including the monthly payment date statement to Noteholders based on information received from the Underlying Trustees [and the Swap Counterparty];

• preparing and filing annual federal and (if required) state tax returns on behalf of the Trust; and

• preparing and filing periodic reports with the Commission on behalf of the Trust with respect to the Notes.

See “The Trust Agreement—The Trust Administrator” and “—Reports to Noteholders” below.]

Indenture Trustee
Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator to perform such functions pursuant to the Administration Agreement, including but not limited to:

•     receiving monthly remittances from the [Underlying Trustees][Trust Administrator] for deposit in the Note Payment Account and, based solely on the information contained in the investor reports, distributing all amounts on deposit in the Note Payment Account to the Noteholders;

• [depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust Account;]

• [distributing amounts on deposit in the Supplemental Interest Trust Account to the Noteholders and the [Swap] Counterparty];

• preparing and distributing annual investor reports summarizing aggregate payments to Noteholders necessary to enable Noteholders to prepare their tax returns;

• [enforcing the obligations of the Trust Administrator under the Administration Agreement, the Transfer and Collection Agreement and the Indenture, as applicable]; and

• acting as successor [trust administrator] in the event the [Trust Administrator] resigns or is removed by the Indenture Trustee unless a successor [trust administrator] is appointed.

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Party:	Responsibilities:
See “The Trust Agreement, Indenture and Administration Agreement—The Indenture Trustee,” “—Certain Matters Under the Indenture—Duties of the Indenture Trustee” and “—Reports to Securityholders” below.

Owner Trustee
Performing the owner trustee functions in accordance with the provisions of the Indenture, or causing the Trust Administrator or Depositor to perform such functions pursuant to the Administration Agreement, including but not limited to:

•     discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Trust or the Owner Trustee is a party and administering the Trust (or causing to be administered) in the interest of the Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

• taking direction from the Holder regarding the management of the Trust.

See “The Trust Agreement, Indenture and Administration Agreement-The Owner Trustee” below.

Trust Accounts

All amounts in respect of principal and interest received from the Underlying Trustees in respect of the Underlying Securities will, at all times before payment thereof to the Noteholders [or the Swap Counterparty], be invested in the Trust Accounts, which are accounts established in the name of the Indenture Trustee.  Funds on deposit in the Trust Accounts may generally be invested by the party responsible for such Trust Account in Eligible Investments, as described under “The Agreements—Investment of Funds” in the prospectus.  The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
[Trust Administration Account]	[Trust Administrator]	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.

Note Payment Account	Indenture Trustee	Any investment earnings will be paid to the [ ] and will [not] be available for payment to Noteholders.

[Basis Risk Reserve Fund]	Indenture Trustee	[describe how investment earnings are applied.]
[Supplemental Interest Trust Account]	Indenture Trustee	[describe how investment earnings are applied.]
[Reserve Account]	Indenture Trustee	Any investment earnings will be paid to [ ] and will not be available for payment to Noteholders.

If funds deposited in the [    ] Account, the [    ] Account or the [    ] Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

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Example of Payments

The following sets forth an example of collection of payments from Underlying Trustees in respect of the Underlying Securities, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in [        ]:

[month and day]	Underlying Trustee Remittance Date:
The Underlying Trustees will remit payments of principal and interest in respect of the Underlying Securities to the [Trust Administrator][Indenture Trustee]  for deposit into the [Trust Administration] [Note] Payment Account on the [    ] day of each month (or if the [    ] day is not a Business Day, the [    ] Business Day), as specified in the related Underlying Trust Agreements.

[month and day]	Record Date:	Payments will be made to Noteholders of record for all classes as of the Business Day [ ] the related Payment Date.

[month and day]	[Deposit Date:]	[On [ ], the [Trust Administrator] will remit to the Trustee amounts on deposit in the [Trust Administration] Account for deposit into the Note Payment Account.]

[month and day]	Payment Date:
On the [    ] day of each month (or if the [    ] day is not a Business Day, the next Business Day), the Indenture Trustee will make payments to Noteholders from amounts on deposit in the Note Paymen Account and the [Supplemental Interest Trust Account].

Succeeding months follow the same pattern.

The Trust Agreement, Indenture and Administration Agreement

General

The Notes will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Offered Notes.

Offered Notes in certificated form will be transferable at the Corporate Trust Office of the Indenture trustee, which will serve as note registrar and paying agent. The [    ] will provide to a prospective or actual Noteholder, without charge, upon written request, an electronic copy (without exhibits) of the Trust Agreement, upon request to [    ].

The Issuing Entity

[    ] will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Underlying Securities and other assets of the Trust and proceed therefrom, issuing the Securities, making payments on the Securities, and related activities.

The Issuing Entity will not have any employees, officers or directors.  The Indenture trustee and the Depositor [and the Trust Administrator] will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement and the Sale and Assignment Agreement.

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On the Closing Date, the Issuing Entity will purchase the Underlying Securities from the Depositor pursuant to the Transfer and Collection Agreement.  The Issuing Entity will pledge the Underlying Securities and other Trust assets to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture.  The Depositor will sell the Notes to the Underwriter and apply the net proceeds of such sale to the purchase of the Underlying Securities.

Other than the Underlying Securities and the other Trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

The Issuing Entity’s principal offices are located in [    ], at the address set forth below under “—Owner Trustee.”

The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  The Owner Trustee is a [     ] and its principal offices are located at [     ].  [The Owner Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Owner Trustee performed [    ].]  The Owner Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust” and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to Noteholders.

The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Collection Agreement pursuant to the terms of the Administration Agreement.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The Holder will be entitled to receive on each Payment Date any remaining cash flow from Underlying Securities collections after all principal and interest due on the Notes and other expenses of the Trust for such Payment Date have been made.

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture. Its principal offices are at [    ].  [The Indenture Trustee has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Underlying Securities during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Indenture Trustee performed [    ].]

The Indenture Trustee’s functions, duties and responsibilities are described under “—Certain Matters Under the Agreements” below. The Indenture Trustee will be entitled to receive as compensation for its services [     ], as set forth under “Fees and Expenses of the Trust.”  The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. For a description of the limitations on the Indenture Trustee’s liability and any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cashflow that otherwise would be used to pay the Notes, see “—Certain Matters Under the Agreements—  Expenses and Indemnities of the Owner Trustee and Indenture Trustee” below. The Indenture Trustee’s Corporate Trust Office for purposes of presentment and surrender of the Offered Notes for the final payment thereon is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee and the Depositor.

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[If multiple trustees are involved in transaction, state each trustee’s name and form of organization. A description of each trustee’s functions, duties, responsibilities, limitations on liability and indemnification provisions to be provided as applicable.]

 [The Trust Administrator

The Trust Administrator will be [    ], a [    ]. Its principal offices are at [    ].  [The Trust Administrator has acted as trustee for approximately [    ], [    ], [    ] and [    ] asset-backed securities transactions involving assets similar to the Mortgage Loans during the years [    ], [    ], [    ] and [    ], respectively. In those transactions, the Trust Administrator performed [    ].]

The Trust Administrator will be responsible under the Administration Agreement for [    ] and [    ]. The Trust Administrator will prepare the payment date statements and [    ]. The Trust Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Trust Administrator is entitled to the compensation described under “Fees and Expenses of the Trust.”]

Certain Matters under the Agreements

Events of Default Under the Indenture.  An Indenture Default will consist of:

1)           default in the payment of any Current Interest on the most senior class of Notes then outstanding when the same becomes due and payable under the Transfer and Collection Agreement, and such default continues for a period of five days;

2)           failure to pay the entire principal of any Note when the same becomes due and payable under the Transfer and Collection Agreement or on the applicable Final Scheduled Payment Date;

3)           failure to observe or perform any covenant or agreement of the Issuing Entity made in the Indenture, or any representation or warranty of the Issuing Entity made in the Indenture or in any note delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when the same was made, and that default continues or is not cured, for a period of 30 days after notice is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Principal Balance of the Notes specifying that default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

4)           the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

5)           the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay

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its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by principal balance of the Priority Class or Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by principal balance of such Priority Class or Classes of Notes.

If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Priority Class or Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale will be applied in the order of priority provided in the Indenture.

If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor the Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be

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personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

[ Redemption. The Notes are subject to redemption under the circumstances described under “Description of the Notes—Optional Purchase of the Underlying Securities.”

The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Collection Agreement.]

Expenses and Indemnities of the Owner Trustee and Indenture Trustee.  The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.  The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Issuing Entity or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from [     ]’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement.  Any amounts payable in connection with such indemnification will be paid from the Certificate Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and Collection Agreement.

The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Transfer and Collection Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Transfer and Collection Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Transfer and Collection Agreement or any other document or agreement to which the Indenture Trustee is a party.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.

Resignation or Removal of Owner Trustee and Indenture Trustee.  The Owner Trustee may, upon 30 days’ advance written notice to the Depositor, the Holder and the Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement.  The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property.  If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee.  If a successor Owner Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Trust Administrator will provide notice of such resignation and appointment to the Holder, the Indenture Trustee, the Noteholders and the Rating Agencies.

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Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

 The Indenture Trustee may, upon 90 days’ advance written notice to the Depositor, the Issuing Entity, each Noteholder and each Rating Agency, resign at any time, in which event the Issuing Entity will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Issuing Entity if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting.  If the Indenture Trustee is removed the Issuing Entity will promptly appoint a successor Indenture Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity or the holders of more than 50% of the aggregate Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders.  The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under “Expenses and Indemnities of the Owner Trustee and Indenture Trustee.”

Administration

The Trust Administrator or the Depositor will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuing Entity under the Transfer and Collection Agreement, the Indenture and the Trust Agreement.  Neither [     ] nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Amendment

Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under “The Transfer and Collection Agreement—Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.  In addition to the purposes described under “The Transfer and Collection Agreement—Amendment,” the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

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The Transfer and Collection Agreement

General

On the Closing Date, pursuant to the Sale and Assignment Agreement, the Seller will sell the Underlying Securities to the Depositor. Pursuant to the Transfer and Collection Agreement, the Depositor will sell the Underlying Securities to the Trust.

Assignment of the Underlying Securities

The Underlying Securities will be assigned by the Depositor to the Trust, together with all principal and interest received with respect to such Underlying Securities on and after the Cut-off Date.  The Trustee will, concurrently with such assignment, authenticate and deliver the Notes.  Each Underlying Security will be identified in a schedule appearing as an exhibit to the Transfer and Collection Agreement which will specify with respect to each Underlying Security, among other things, the Series name, the class designation of the Underlying Security, the CUSIP number, the original principal balance and the Security Principal Balance as of the close of business on the Cut-off Date, the Security Interest Rate, the final scheduled maturity date and the name of the Underlying Trustee.

As to each Underlying Security, the documents described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities” are generally required to be delivered to the Indenture Trustee in accordance with the Transfer and Collection Agreement.   [Describe any exceptions.]

Each transfer of the Underlying Securities from the Seller to the Depositor and from the Depositor to the Trust will be intended to be a sale of the Underlying Securities and will be reflected as such in the Sale and Assignment Agreement and the Trust Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Underlying Securities by the insolvent party as a financing secured by a pledge of the Underlying Securities. In the event that a court were to recharacterize the sale of the Underlying Securities by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the Underlying Securities from the Seller, and the Indenture Trustee will have a security interest in the Underlying Securities transferred to it.  The Indenture Trustee’s security interest will be perfected by [possession of the Underlying Securities in physical, definitive form.]

Representations and Warranties

The Underlying Securities were [purchased [        ]] [originated by [affiliates of] LBH].

[Pursuant to the terms of the Sale and Assignment Agreement, the Seller has made to the Depositor, as of the Closing Date certain representations and warranties concerning the Underlying Securities that generally include representations and warranties similar to those described in the prospectus under “The Agreements—Assignment of Private Mortgage-Backed Securities.”  The Depositor’s rights under the Sale and Assignment Agreement will be assigned by the Depositor to the Indenture Trustee for the benefit of holders of the Notes pursuant to the Transfer and Collection Agreement.]

[In addition to the representations and warranties summarized in the prospectus under the heading “The Agreements—Assignment of Private Mortgage-Backed Securities” the Seller has also made the following representations and warranties:  [List any representations and warranties which are material and are not listed in the prospectus.]]

Within the period of time specified in the Transfer and Collection Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Underlying Security, or receipt of notice of such breach, the Seller will be obligated either to (1) cure

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such breach or (2) repurchase the affected Underlying Security from the Trust for a price equal to [the Security Principal Balance thereof plus accrued interest thereon].

To the extent that any Underlying Security as to which a representation or warranty has been breached is not repurchased or replaced by the Seller and a Realized Loss occurs with respect to that Underlying Security, holders of the Notes, in particular the [    ] Notes, may incur a loss.

Custody of the Underlying Securities

The Indenture Trustee [or a nominee thereof] will hold the related Underlying Security [in book-entry form] [in definitive, physical form].

Certain Matters Under the Transfer and Collection Agreement

Duties of the Indenture Trustee. See “Administration of the Trust—Administrative Matters.”

Events of Default Under the Transfer and Collection Agreement. An Event of Default under the Transfer and Collection Agreement will generally consist of:

•	[list events of default under the Transfer and Collection Agreement]

•	[ ]

[So long as an Event of Default remains unremedied under the Transfer and Collection Agreement, the Indenture Trustee may terminate the Trust Administrator, whereupon [    ], unless a successor Trust Administrator is appointed, will succeed to all responsibilities, duties and liabilities of the Trust Administrator under the Transfer and Collection Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Trust Administrator Fee, together with other servicing compensation as provided in the Transfer and Collection Agreement.  In the event that the Indenture Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Trust Administrator.

During the continuance of an Event of Default under the Transfer and Collection Agreement, the Indenture Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Noteholders, and Noteholders evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Notes affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred upon the Indenture Trustee. However, the Indenture Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Noteholders have offered the Indenture Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Indenture Trustee.  Also, the Indenture Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Noteholders.

No Noteholder, solely by virtue of that holder’s status as a Noteholder, will have any right under the Transfer and Collection Agreement to institute any proceeding with respect to the Transfer and Collection Agreement, unless that Noteholder previously has given to the Indenture Trustee written notice of default and unless the holders of Notes evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Notes affected thereby have made a written request upon the Indenture Trustee to institute a proceeding in its own name as Indenture Trustee thereunder, and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for the number of days specified in the Transfer and Collection Agreement has neglected or refused to institute such a proceeding.

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Expenses and Indemnities of the Trustee.  The Indenture Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with the Transfer and Collection Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Transfer and Collection Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Indenture Trustee will also be entitled to indemnification from the Trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Transfer and Collection Agreement or in connection with the performance of its duties under the Transfer and Collection Agreement, [the Swap Agreement,] or the Sale and Assignment Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Transfer and Collection Agreement.

The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to payment of any amounts to Noteholders, provided that such reimbursable amounts will not exceed $[    ] in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $[    ] in each anniversary year from the aggregate of any Interest Remittance Amount remaining after application of any Current Interest and Carryforward Interest and [    ], as described under “Description of the Notes—Payments of Interest—Interest Payment Priorities.”

Amendment of the Transfer and Collection Agreement.  The Transfer and Collection Agreement may be amended by the parties to the Transfer and Collection Agreement, without notice to or consent of the Noteholders:

(1)           to cure any ambiguity;

(2)           to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)           to add any other provisions with respect to matters or questions arising under the Transfer and Collection Agreement; or

(4)           to comply with any requirements imposed by the Code;

provided, that any amendment under clause (3) above must not adversely affect in any material respect the interests of any Noteholders.  Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Indenture Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Notes.

The Transfer and Collection Agreement may also be amended by the parties to the Transfer and Collection Agreement with the consent of the Noteholders of not less than 66% of the Class Principal Amount (or Percentage Interest) of each class of Notes affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Collection Agreement or modifying in any manner the rights of Noteholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Note without the consent of the holder of such Note, or reduce the percentage required to consent to the amendment, without the consent of Noteholders of 100% of the Class Principal Amount (or Percentage Interest) of each class of Notes affected by the amendment.

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Reports to Securityholders

The [Trust Administrator][Indenture Trustee] will prepare and, in the manner described under “Additional Information” above, will make available to each Securityholder on each Payment Date, or as soon thereafter as is practicable, a report setting forth the following information:

[(1)          the aggregate amount of the payment to be made on that Payment Date to each class of Notes, to the extent applicable, allocable to principal on the Underlying Securities;]

[(2)          the aggregate amount of the payment to be made on that Payment Date to each class of Notes allocable to interest and the calculation thereof;]

[(3)          the amount, if any, of any payment to the [    ] Notes;]

[(4)          the Security Principal Balance of each Underlying Security, and the aggregate Security Principal Balance of the Underlying Securities, as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under item (1) above;]

[(5)          the Class Principal Amount of each class of Notes, to the extent applicable, as of that Payment Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Note Principal Amounts due to Applied Loss Amounts;]

[(6)          by Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Underlying Securities (x) in the applicable Collection Period and (y) in the aggregate since the Cut-off Date;]

[(7)          the amount of the Owner Trust Fees, Indenture Trustee Fees, [Trust Administrator’s Fees,] [and other fees] paid during the Collection Period to which that payment relates;]

[(8)          the aggregate outstanding Carryforward Interest, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each class of Notes, after giving effect to the payment made on that Payment Date;]

[(9)          the Interest Rate applicable to that Payment Date with respect to each class of Notes;]

[(10)        with respect to [the Trust][each Pool], the Interest Remittance Amount and the Principal Remittance Amount applicable to that Payment Date;]

[(11)        if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually distributed);]

[(12)        the amount of any Overcollateralization Deficiency after giving effect to the payments made on that Payment Date;]

[(13)        the level of LIBOR and any other applicable Indices for that Payment Date;] and

[(14)        the amount of any Net Swap Payment to the Supplemental Interest Trust, any Net Swap Payment to the Swap Counterparty, any Swap Termination Payment to the Supplemental Interest Trust and any Swap Termination Payment to the Swap Counterparty.]

[If applicable, list contents of any other reports to Noteholders.]

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[In addition, the Indenture Trustee will provide to Noteholders the Payment Date Statements relating to each Underlying Payment Date in respect of the Underlying Securities distributed to holders of the Underlying Securities.]

In addition, within 90 days after the end of each calendar year, the Indenture Trustee will prepare and make available to any person who at any time during the calendar year was a Noteholder of record, a report summarizing the items provided to the Noteholders pursuant to items ([    ]) and ([    ]) above on an annual basis as may be required to enable those Noteholders to prepare their federal income tax returns. Such information shall also include the amount of OID accrued on each class of Notes and information regarding the expenses of the Trust.  [The [Trust Administrator] will provide the Indenture Trustee with such information as is necessary for the Indenture Trustee to prepare such reports (and the Indenture Trustee may rely solely upon such information)].

Voting Rights

At all times [    ]% of all voting rights will be allocated among the holders of the [    ] Notes as provided below. The portion of such voting rights allocated to the [    ] Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate Security Principal Balance of the Underlying Securities.  The remainder of such percentage portion of voting rights will be allocated to the [    ] Notes.  The holders of the [    ] Notes will each be allocated [    ]% of the voting rights.  The voting rights allocation to any class of Notes will be allocated among all holders of each such class in proportion to the outstanding Note Principal Amount or Percentage Interest of such Notes.

Yield, Prepayment and Weighted Average Life

General

The rate of payments of principal on the Offered Notes will be determined by the rate of distributions of principal on the [PO] Underlying Securities and the application of distributions of interest received on the [IO] Underlying Securities to pay principal, as described herein.  The rate of payment of principal on the [PO] Underlying Securities will be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  The availability of interest will be affected by the rate of distributions of interest, if any, on the [IO] Underlying Securities, which will be influenced by a variety of factors, including the rate of payment (including prepayments) on the outstanding balance of the related Underlying Mortgage Loans having relatively high interest rates and the application of distributions of principal received on the [PO] Underlying Securities to pay interest, as described herein.  The [IO] Underlying Securities will accrue interest on notional principal balances, which will also be affected by the rate of payment of principal (including prepayments) of the related Underlying Mortgage Loans.  Principal prepayments on Underlying Mortgage Loans that reduce the notional principal balance of an [IO] Underlying Security will reduce the amount of future distributions on such IO Underlying Security.  Consequently, if prepayments occur more rapidly than anticipated, it will be less likely that there will be excess interest amounts available to fund principal payments on the Offered Notes, and more likely that the related Interest Rates on the Offered Notes will be reduced by application of the Net Funds Cap.

To the extent described in the related Disclosure Documents, the aggregate amount of distributions, the yields to maturity (or to early termination) and the rate of distributions in respect of principal and interest on the Underlying Securities will be affected by the rate and the timing of prepayments, defaults and realized losses on the Underlying Mortgage Loans.  For more information, see “Risk Factors” herein and the attached Disclosure Documents.

Prepayments and liquidations of mortgage loans are influenced by a variety of economic, geographic, demographic, social and other factors, including prevailing mortgage market interest rates, local and regional economic conditions, homeowner mobility and the rate at which homeowners default on their mortgages.  To the extent that there has been a decline in the value of the related mortgaged properties, prepayments caused by loan refinancing may become less likely.  In general, if prevailing

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mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase.  Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Underlying Mortgage Loans, the rate of prepayment on the Underlying Mortgage Loans will be expected to decrease.  Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of the mortgaged properties, and servicing decisions.  [IO] Underlying Securities whose notional principal balances are based on Underlying Mortgage Loans with relatively high interest rates are especially sensitive to high rates of prepayment.  In addition, [IO] Underlying Securities may incur higher prepayments or liquidations when the Hybrid ARM Mortgage Loans first adjust.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  The Depositor has not inspected any of the mortgaged properties, and there can be no assurance that material damage to any mortgaged property due to such causes has not occurred or will not occur.  The standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding, landslides or earthquakes, and flood, landslide or earthquake insurance may not have been obtained with respect to such mortgaged properties.  To the extent that any insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related Underlying Mortgage Loans in whole or in part.

Generally, a slower rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a discount, and a faster rate of principal prepayments than anticipated will negatively affect the yield on securities purchased at a premium.  However, even Offered Notes purchased at a discount may be adversely affected by a fast rate of principal prepayments, because such prepayments will reduce the notional principal balances of and aggregate distributions on the [IO] Underlying Securities.  Prospective investors in Offered Notes purchased at a premium should carefully consider the risk that a faster than anticipated rate of prepayments on the Underlying Mortgage Loans could result in a yield that is substantially lower than the anticipated yield.

Because it is impossible to predict with any accuracy the timing and dollar amount of principal prepayments that will be made on the Underlying Mortgage Loans, investors may find it difficult to analyze the effect of prepayments on the yields on the Offered Notes.  No representation is made either as to (1) the anticipated rate or amount of prepayments, delinquencies, defaults or losses on the Underlying Mortgage Loans in the Underlying Trust Funds, (2) the timing or aggregate amount of distributions of principal on the [PO] Underlying Securities, (3) the timing or aggregate amount of distributions of interest on the [IO] Underlying Securities or (4) the anticipated yields on the Offered Notes.  See “Risk Factors— Risks Related to Distributions on the Underlying Securities.”

[The yields on the Offered Notes will be adversely affected to the extent that Fannie Mae is unable to make timely payment in full of amounts due on the related Agency Mortgage Securities.]

The yields on the Offered Notes will depend in substantial part, in the event of any sale of Underlying Securities as described herein, on the proceeds realized in such sale.  The amount of such proceeds may be affected by prevailing market interest rates, market and economic conditions generally, the performance of the Underlying Mortgage Loans and other factors.  [The amount of such proceeds will also be affected by the market’s perception at the time of such sale of the ability of Fannie Mae to guarantee payment of amounts due on the related Agency Mortgage Securities.]

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Underlying Securities, the actual yield to maturity may be lower than that so calculated.

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The effective yields to holders of the [    ] Notes will be lower than the yields otherwise produced by the Note Interest Rate and the related purchase price because monthly payments will not be made to the holders until the [    ] day (or the immediately following Business Day if the [     ] day is not a Business Day) of the month following the month in which interest accrues on the Note (without any additional payment of interest or earnings thereon in respect of any delay.

[ Subordination of the Class [      ] Notes

On each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on that Payment Date before any payments are made on any Class of Notes subordinate to that Class. As a result, the yields to maturity and the aggregate amount of payments on the Class [      ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Underlying Securities will be allocated first to the lower ranking Classes of Subordinate Notes, then to the Class [      ] Notes, then to the Class [      ] Notes, and then to the Class [      ] Notes, in that order, until the Class Note Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Notes. The interest portion of Realized Losses will reduce the amount available for payment on the related Payment Date to the lowest ranking Class or Classes of Notes outstanding on that date.]

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal on the related Underlying Securities is paid, which may be in the form of scheduled amortization and the amount of excess interest applied in reduction of the Note Principal Amounts of the Offered Notes.

Prepayments on mortgage loans are commonly measured relative to a [       ] prepayment standard or model. The model used in this prospectus supplement for the Underlying Securities (“[       ]”) is [       ], which represents [       ].

[       ] does not purport to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any securities or pool of mortgage loans, including the Underlying Securities to be included in the Trust or the Underlying Mortgage Loans.

The tables set forth on Annex C to this prospectus supplement were prepared based on the following modeling assumptions:

[Provide detailed list of all modeling assumptions.]

The actual characteristics and the performance of the Underlying Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex C hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Underlying Mortgage Loans will prepay at a constant rate until maturity, that all of the Underlying Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Underlying Mortgage Loans. Moreover, the diverse remaining terms to maturity and Mortgage Rates of the Underlying Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of [       ] specified, even if the weighted average remaining terms to maturity and the weighted average Underlying Mortgage Rates of the Mortgage Loans are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Underlying Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts

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outstanding over time and the weighted average lives of the [    ] Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [       ].

Subject to the foregoing discussion and assumptions, the tables set forth on Annex C hereto indicate the weighted average lives of the [    ] Notes and set forth the percentages of the initial Class Principal Amounts of the [    ] Notes that would be outstanding after each of the Payment Dates shown at various percentages of [       ].

The weighted average life of a [    ] Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the [    ] Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Material Federal Income Tax Considerations

Tax Classification of the Trust and of the Notes

In the opinion of [     ], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of [     ], assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool.

Tax Consequences to Holders of the Notes

Interest Income on the Notes.  The Notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the Underlying Securities. See “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the underlying securities actually will occur.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of [     ], the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local  income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

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Legal Investment Considerations

[The Offered Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Offered Notes.]

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by them.  See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Underlying Securities [and the repayment of any financing][and the funding of the Pre-Funding Amount]. The Underlying Securities will be acquired by the Depositor from the Seller in a privately negotiated transaction.

ERISA Considerations

General

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between any benefit plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing (the “Plan”) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of an issuing entity might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that issuing entity if assets of the issuing entity were deemed to be assets of the Plan.  Under the regulation issued by the United States Department of Labor set forth at 29 C.F.R. Section 2510.3-101 governing the definition of “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code (the “Plan Asset Regulations”), the assets of an issuing entity would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations was applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations.  This determination is based in part upon (i) tax counsel’s opinion that notes transferred on the closing date to parties unrelated to the holder of the Residual Certificates will be classified as debt for U. S. federal income tax purposes and that retained notes, if later sold to a party unrelated to the holder of the Residual Certificates for cash,

S-63

will be classified as debt instruments for U.S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the notes as of the closing date has not declined below investment grade) and (ii) the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described below, the notes may be purchased by a Plan.

Without regard to whether the notes are considered an “equity interest” in the issuing entity under the Plan Asset Regulations, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriters, the issuing entity, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, PTE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTE 91-38 (relating to transactions involving bank collective investment funds); PTE 95-60 (relating to transactions involving insurance company general accounts); PTE 96-23 (relating to transactions effected by an “in-house asset manager”); and any other applicable exemption granted by the U.S. Department of Labor (the “Investor Based Exemptions) could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note.  Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions.  There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

Certain employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans are not subject to the ERISA requirements but may be subject to federal, state, local or foreign laws that are substantially similar to ERISA or the Code (“Similar Law”), such plans, together with Plans are referred to herein as “Benefit Plans. ”

The notes should not be purchased with the assets of a Plan if the depositor, the servicer, the master servicer, the indenture trustee, the owner trustee, the underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Plan or is an employer maintaining or contributing to such Plan, unless such purchase and holding of the notes would be covered by an applicable prohibited transaction exemption.

Each purchaser and transferee of a note will be deemed to represent and warrant to the issuing entity that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any substantially Similar Law.

Prospective Benefit Plan investors in notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

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Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter(s), the Depositor has agreed to sell to the Underwriter(s), and the Underwriter(s) [has/have] agreed to purchase from the Depositor, all of the Offered Notes [as expressed as a portion of Class Principal Amount or Class Notional Amount, as applicable, as set forth below].

[Provide the allocation among the Underwriter(s).]

The distribution of the Offered Notes by the Underwriter(s) will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter(s) may effect the transactions by selling the Notes to or through dealers, and the dealers may receive from the Underwriter(s), for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[    ].

[         ] has entered into an agreement with the Depositor to purchase the Class [  ] Notes simultaneously with the purchase of the Offered Notes, subject to certain conditions.

[Deutsche Bank Securities] is an affiliate of the Depositor [and the Seller].

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [    ], [    ] and [    ] indicated under “Initial Note Ratings” in the table on page S-1.

The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of distributions in the amount of scheduled payments on the Underlying Securities. The rating takes into consideration the characteristics of the Underlying Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings do not take into consideration any of the tax aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

[The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be paid to Noteholders.]

There will be no arrangements to have the ratings monitored while the Notes are outstanding.

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The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies described above.

S-66

Glossary of Defined Terms

Accrual Period	For each class of [ ] and each Payment Date, the period beginning on [ ] and ending on [ ].

Administration Agreement	The administration agreement dated as of [ ], among [ ].

Applied Loss Amount
For any Payment Date, after giving effect to all Realized Losses incurred with respect to the Underlying Securities during the related Collection Period and payments of principal on such Payment Date, the amount by which the [    ] exceeds [     ].

Basis Risk Payment
For any Payment Date, the sum of (1) any Basis Risk Shortfall for such Payment Date, (2) any Unpaid Basis Risk Shortfall for such Payment Date and (3) any Required Reserve Fund Amount (as specified in the Transfer and Collection Agreement) for such Payment Date.

Basis Risk Reserve Fund	A reserve fund into which any amount of [ ] is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

Basis Risk Shortfall
For each Payment Date and any class of [     ], the amount, if any, by which the amount calculated under the applicable Interest Rate formula exceeds the amount calculated under the applicable Net Funds Cap for such class.

BBA	The British Bankers’ Association.

Beneficial Owner	Any person acquiring an interest in a Book-Entry Note.

Book-Entry Notes	The Notes, other than any Definitive Note.

Business Day	Generally any day other than a Saturday or Sunday or a day on which banks in [ ] are closed.

Cap Contract	A limited recourse notional principal contract.

Carryforward Interest	For any class of [ ] and any Payment Date, the sum of [ ].

Certificate Account	The note account maintained by or on behalf of the Trust Administrator for the benefit of the Trust and the Holder.

Class Principal Amount	For any class of [ ], the aggregate of the Note Principal Amounts of all notes of that class.

Clearstream Luxembourg	Clearstream Banking Luxembourg.

Clearstream Luxembourg	Participating organizations that utilize the services of

S-67

Participants	Clearstream Luxembourg.

Closing Date	[ ]

Code	The Internal Revenue Code of 1986, as amended.

Collection Period
For any Payment Date, the [      ] period beginning on the [      ] day of the [      ] month immediately preceding the month in which such Payment Date occurs and ending on the [      ] day of the month in which such Payment Date occurs.

Current Interest	For any class of [ ] and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the [ ].

Cut-off Date	[ ]

Cut-off Date Balance	The Security Principal Balances of the Mortgage Loans as of the Cut-off Date.

Deferred Amount	For each Payment Date and for each class [ ], the amount by which [ ].

Definitive Note	A physical note representing any Note.

Deposit Date	The Business Day immediately preceding each Payment Date.

Designated Telerate Page
The Moneyline Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars.

Disclosure Documents	The prospectuses attached hereto as Annex [B] relating to each of the Underlying Securities, as applicable.

DTC	The Depository Trust Company.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Offered Note	An Offered Note which does not have a rating of BBB- or above or Baa3 or above at the time of its acquisition by a Plan.

Euroclear	The Euroclear System.

Euroclear Participants	Participating organizations that utilize the services of Euroclear.

Global Securities	The globally offered Notes.

S-68

Holder	The holder of any Note or Ownership Certificate.

Indenture	The indenture dated as of [ ], among [ ].

Indenture Default	The events of default under the Indenture as described under “The Trust Agreement, Indenture and Administration Agreement—Certain Matters under the Agreement.”

Indenture Trustee	[ ], or any successor thereto.

Index	The index applicable to any Underlying Security, based on [ ].

Interest Rate	[ ]

Interest Remittance Amount	For any Payment Date and any Pool, an amount equal to [ ].

IRS	The Internal Revenue Service.

Issuing Entity	[ ]

LIBOR	The London Interbank Offered Rate.

LIBOR Business Day	Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

LIBOR Determination Date	The [ ] LIBOR Business Day preceding the commencement of each Accrual Period.

Maturity Date	The Payment Date in [ ].

Maximum Interest Rate	[ ]

Monthly Excess Cashflow	For any Payment Date, [ ].

Monthly Excess Interest	Any remaining Interest Remittance Amounts from [ ].

Net Funds Cap	For each Payment Date , an annual rate equal to [ ].

Note Payment Account	A note payment account maintained by [ ] on behalf of the Noteholders.

Note Principal Amount
For any [     ] as of any Payment Date, its initial Note Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that Notes in respect of principal prior to such Payment Date.

Noteholder	Any person acquiring a beneficial ownership interest in any Note.

Notes	The [ ].

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Offered Notes	The Class [ ,] Class [ ] and Class [ ]Notes.

OID	Original issue discount.

One-Month LIBOR	The average of the interbank offered rates for one-month U.S. dollar deposits in the London market.

One-Year CMT
The weekly average yield on United States treasury security adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the related Adjustment Date.

Optimal Interest Remittance Amount	For each Payment Date, the product of [ ].

Ownership Certificate	The single ownership certificate that evidences the equity ownership in the Trust.

Owner Trustee	[ ], or any successor thereto.

Participant	Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Payment Date	[ ]

Plan	Any employee benefit plan or other retirement arrangement that is subject to ERISA or to Section 4975 of the Code.

Pool	[ ]

Pool Balance	For any Pool as of any date of determination, the aggregate of the Security Principal Balances of the Underlying Securities in such Pool as of such date.

Principal Payment Amount	For any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the amount, if any, by which [ ].

Principal Payment Amount	For each Pool for any Payment Date, an amount equal to [ ].

Principal Remittance Amount	For each Pool and for any Payment Date, an amount equal to [ ].

Priority Class or Classes	The Class or Classes of Notes at any time outstanding that has the highest priority of payment of interest.

PTCE 95-60	Prohibited Transaction Class Exemption 95-60.

S-70

PTE	A Prohibited Transaction Exemption granted by the U.S. Department of Labor.

Purchase Price	An amount equal to the sum of [ ].

Rating Agencies	Each of [ ].

Realized Loss	For any Underlying Security, the [amount designated or specified as a “Realized Loss” by the related Underlying Trustee].

Relevant Depositary	[ ] as depositary for Clearstream Luxembourg, and [ ] as depositary for Euroclear, individually.

Sale and Assignment Agreement	The securities sale and assignment agreement dated as of [ ], between the Seller and the Depositor.

Securities	Collectively, the Notes and the Ownership Certificate.

Securities Act	The Securities Act of 1933, as amended.

Securityholder	A holder of any Security.

Security Principal Balance
For any Underlying Security as of any date of determination, an amount generally equal to its outstanding principal balance as of the Cut-off Date after giving effect to payments due on or before such date, whether or not received, as reduced by all principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Seller	[ ]

Series	Each Underlying Trust Fund, as set forth under “Description of the Trust Property” in this prospectus supplement.

Six-Month LIBOR	The average of the interbank offered rates for six-month U.S. dollar deposits in the London market, calculated as provided in the related mortgage note.

Six-Month LIBOR Mortgage Loans	Adjustable Rate Mortgage Loans providing for semi-annual adjustment of the related Mortgage Rate based on Six-Month LIBOR.

SMMEA	The Secondary Mortgage Market Enhancement Act of 1984, as amended.

Stepdown Date	The earlier of (x) [ ] or (y) [ ].

Subsequent Recovery	Any amount designated as a “Subsequent Recovery” by the related Underlying Trustee with respect to an Underlying Security for which a Realized Loss has been incurred for such Underlying Security.

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Target Amount	For any Payment Date, an amount equal to [ ].

Tax Counsel	[ ]

Transfer and Collection Agreement	The transfer and collection agreement dated as of [ ], among [ ].

Trust	The statutory trust created pursuant to the Trust Agreement.

Trust Accounts	The Note Payment Account, [the Trust Administration Account], the Basis Risk Reserve Fund and [ ].

[Trust Administration Account]	[The trust administration account maintained by the Trust Administrator for the benefit of the Noteholders.]

Trust Agreement	The trust agreement dated as of [ ], among [ ].

Trust Estate	The Underlying Securities and other assets of the Trust and proceeds therefrom.

Underlying Mortgage Loans
The [conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien [residential][multifamily][mixed residential/commercial] [mortgage loans] included in the Underlying Trust Funds.

Underlying Originators	Each of the originators that originated the Underlying Mortgage Loans, as set forth under “Underwriting Guidelines” in this prospectus supplement.

Underlying Securities	Each of the securities constituting the Trust Property as set forth under “Description of the Trust Property” in this prospectus supplement.

Underlying Servicers	Each of the servicers responsible for servicing the Underlying Mortgage Loans, as set forth under “The Underlying Servicers” in this prospectus supplement.

Underlying Trust Funds	Each trust fund underlying each Underlying Security.

Underlying Trustees	Each trustee underlying each Underlying Trust Fund.

Underwriter	[ ]

Underwriting Agreement	Collectively, the underwriting agreement and the terms agreement between the Depositor and the Underwriter.

Unpaid Basis Risk Shortfall
For any class of [     ] on any Payment Date, the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Payment Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than [    ].

S-72

[The following Annexes constitute a part of
the prospectus supplement.]

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Annex A:
Payment Date Statements

A-1

Annex B:
Disclosure Documents

B-1

Annex C:
Principal Amount Decrement Tables

Percentage of Initial Class Note Principal Amount of the Offered Notes
Outstanding at the Following Percentages of [     ]

	Class [ ] Notes
Payment Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%

Weighted Average Life in Years

* Indicates a value between 0.0% and 0.5%.

C-1

$[               ]
(Approximate)

Ace Securities Corp.
Home Equity Loan Trust [________]

Mortgage Backed Notes

ACE Securities Corp.
 [Depositor]

Home Equity Loan Trust [______]
[Issuing Entity]

[DB Structured Products, Inc.]
[Sponsor and Seller]

PROSPECTUS SUPPLEMENT

[                 ]

[ Deutsche Bank Securities]

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Asset-Backed Certificates

Asset-Backed Notes
(Issuable in Series)

ACE Securities Corp.,
Depositor

The Issuing Entities:

Each issuing entity will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each issuing entity will generally consist of one or more of the following:

•	manufactured housing installment sale contracts; and

•	previously issued asset-backed or mortgage-backed notes or certificates backed by manufactured housing installment sale contracts.

The assets in your issuing entity are specified in the prospectus supplement for that particular issuing entity, while the types of assets that may be included in an issuing entity, whether or not in your issuing entity, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the notes or certificates, as applicable, pursuant to a prospectus supplement.  The notes or certificates, as applicable, will be grouped into one or more series, each having its own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the issuing entity that relates to such series.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Consider carefully the risk factors beginning on Page 1 of this prospectus:

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is [_________], 2010

Risk Factors	1
Description of the Issuing Entities’ Trust Funds	3
Use of Proceeds	9
Yield Considerations	9
Static Pool Information	15
The Sponsor	15
The Depositor	15
Description of the Securities	16
Description of the Agreements	34
Description of Credit Support	53
Certain Legal Aspects of the Contracts	57
Material Federal Income Tax Considerations	61
Penalty Avoidance	96
State and Other Tax Considerations	97
ERISA Considerations	97
Legal Investment	103
Methods of Distribution	105
Additional Information	106
Incorporation of Certain Documents by Reference	107
Legal Matters	107
Financial Information	108
Rating	108
Index of Defined Terms	109

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates and the notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement accompanying this prospectus (such prospectus supplement, the “Prospectus Supplement”).

The offered securities will be limited obligations solely of the issuing entity and not of any other party.
The offered securities will not represent an interest in or obligation of the depositor, the servicer, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates.  Neither the offered securities nor the underlying contracts will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the offered securities, and there will be no recourse to the depositor, the servicer, the originators, the master servicer, the securities administrator, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered securities.

Violation of consumer protection laws may result in losses on the contracts and your securities.
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans and contracts.

The mortgage loans are also subject to federal laws, including:

•         the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the  contracts;

•         the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•        the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•         the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the

1

principal of or interest on the related  contracts and in addition could subject the trust to damages and administrative enforcement.  In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the  contracts against the issuing entity.  In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in  contracts that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the  contracts and restrict the servicer’s ability to foreclose in response to mortgagor defaults.  The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the  contracts against the trust and/or limit the servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

The sponsor will represent that each mortgage loan [or contract] is in compliance with applicable federal and state laws and regulations.  In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.  If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the  may be materially and adversely affected.

The liquidity of your securities may be limited.
The underwriter has no obligation to make a secondary market in the classes of offered securities. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your security readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your securities could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act.
The Servicemembers Civil Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their  contracts. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Servicemembers Civil Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result

2

in an interest shortfall because the master servicer and the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Servicemembers Civil Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer, the servicer and, therefore, will reduce the amount available to pay interest to the securityholders on subsequent distribution dates.

Possible reduction or withdrawal of ratings on the offered securities.
Each rating agency rating the offered securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered securities, the liquidity and market value of the affected securities is likely to be reduced.

Description of the Issuing Entities’ Trust Funds

Assets

The primary assets of each issuing entity (the “Assets”) will include some or all of the following types of assets:

•	manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

•
previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by, contracts;

•	a combination of contracts and/or Mortgage Securities.

The  contracts will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates.  The  contracts will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the Prospectus Supplement.  The depositor will select each Asset to be included in an issuing entity’s trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller”), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that contract.  As to each series of securities, the mortgage loans and the contracts will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes and conformity to business and economic criteria.

The Assets included in the issuing entity’s trust fund for your series may be subject to various types of payment provisions:

•
“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

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•	“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

•
“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

•	“Increasing Payment Assets,” as described below;

•	“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•
“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

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“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•	“Step-up Rate Assets,” which provide for interest rates that increase over time;

•	“Balloon Payment Assets;”

•
“Convertible Assets,” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•	“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset” is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the Prospectus Supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the Prospectus Supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity.  The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements.  The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset.  The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization.  A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable (as defined in this prospectus), will be entitled to payment only from the assets of the related issuing entity and will not be entitled to payments from the assets of any other issuing entity established by the depositor.  The assets of an issuing entity may consist of

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certificates representing beneficial ownership interests in, or indebtedness of, another issuing entity that contains the Assets, if specified in the Prospectus Supplement.

Contracts

General

To the extent provided in the Prospectus Supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home.  The contracts may include contracts that are FHA loans.  The method of computing the Loan-to-Value Ratio of a contract will be described in the Prospectus Supplement.

Contract Information in Prospectus Supplements

Each prospectus supplement relating to an issuing entity whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

•	whether the manufactured homes were new or used as of the origination of the related contracts;

•	the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

•	the range of maturity dates of the contracts;

•	the range of the Loan-to-Value Ratios at origination of the contracts;

•	the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

•	the state or states in which most of the manufactured homes are located at origination;

•	information regarding the prepayment provisions, if any, of the contracts;

•
for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

•	the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

•	information regarding the payment characteristics of the contracts; and

•	the material underwriting standards used for the contracts.

If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial

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issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission.  The characteristics of the contracts included in an issuing entity will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the Prospectus Supplement.

The information described above regarding the contracts in an issuing entity may be presented in the Prospectus Supplement in combination with similar information regarding the mortgage loans in the issuing entity.

Payment Provisions of the Contracts

All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the Prospectus Supplement or for payments in another manner described in the Prospectus Supplement.  Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the Prospectus Supplement.  Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the Prospectus Supplement.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities.  Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the Prospectus Supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The depositor will register the offering of the relevant Mortgage Securities as a primary offering of such securities, unless the Mortgage Securities are themselves exempt from registration under the Securities Act.  The offering of Mortgage Securities included in an issuing entity will not be separately registered if all of the following are true:

(1) neither the issuer of the Mortgage Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Mortgage Securities and the related an issuing entity;

(2) neither the issuer of the Mortgage Securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust fund and series of securities; and

(3) the depositor would be free to publicly resell the Mortgage Securities without registration under the Securities Act.

If all the conditions for the Mortgage Securities described above are not met, the offering of the relevant Mortgage Securities itself will be registered as a primary offering of such securities under the Securities Act.

The prospectus supplement of each series evidencing interests in an issuing entity including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related contracts will be described together with any other  contracts included in the issuing entity of that series.  As used in this prospectus, the term contracts, includes the contracts underlying the Mortgage Securities in your issuing entity.  References in this prospectus to advances to

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be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

Pre-Funding Accounts

To the extent provided in the Prospectus Supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account”).  In that case, the depositor will be obligated to sell at a predetermined price – and the issuing entity for the related series of Notes or Certificates, as applicable, will be obligated to purchase – additional Assets (the “Subsequent Assets”) from time to time, and as frequently as daily, within the period specified in the Prospectus Supplement (the “Pre-Funding Period”) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for that series on the date of its issuance.  The Pre-Funded Amount for a series will be specified in the Prospectus Supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable.  Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the Prospectus Supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the issuing entity, subject to those exceptions that are expressly stated in the Prospectus Supplement.  In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the issuing entity, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel.  See “ERISA Considerations—Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets.  The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the Prospectus Supplement.  In addition, if specified in the Prospectus Supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period.  Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the Prospectus Supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each issuing entity will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the Prospectus Supplement will, to the extent described in this prospectus and in the Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the issuing entity.  This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the Prospectus Supplement.  See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”  Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible Accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the Prospectus Supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of  the related pooling and servicing agreement or the related servicing agreement and indenture.  Any

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Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the Prospectus Supplement. If permitted by the Rating Agency or Agencies and so specified in the Prospectus Supplement, such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

Credit Support

If so provided in the Prospectus Supplement, partial or full protection against some defaults and losses on the Assets in the related issuing entity may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”).  The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the Prospectus Supplement.  See “Description of Credit Support.”

Cash Flow Agreements

The trust fund may include one or more derivative instruments, (each a “Cash Flow Agreement”), as described in this section.  All Cash Flow Agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the  other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the  other assets in the pool.  Cash Flow Agreements may include only 1) interest rate swaps (caps, floors and collars) or and yield supplement agreements as described below, 2) currency swaps, and 3) market value swaps that are referenced to the value of one or more of the  other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee or the securities administrator on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors

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in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any Cash Flow Agreements will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the Cash Flow Agreement counterparty to the trust, and in some cases by the trust to the Cash Flow Agreement counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the Cash Flow Agreement counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a Cash Flow Agreement counterparty or the downgrade of such credit rating below levels specified in the Cash Flow Agreement (where the Cash Flow Agreement is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the Cash Flow Agreement counterparty may be required to post collateral for the performance of its obligations under the Cash Flow Agreement, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee or securities administrator will be able to enter into Cash Flow Agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Cash Flow Agreements may provide for termination under various circumstances, there can be no assurance that the trustee or securities administrator will be able to terminate a Cash Flow Agreement when it would be economically advantageous to the issuing entity to do so.

Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable.  The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related issuing entity (which may be affected by prepayments, defaults, liquidations or repurchases).

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Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related issuing entity.  The Prospectus Supplement will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the Prospectus Supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the Prospectus Supplement (each date, a “Distribution Date”), and will include interest accrued during the Accrual Period for that Distribution Date.  As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular issuing entity (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets.  However, you should note that some Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities) may consist of loans with different interest rates.  The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities and other Mortgage Securities of the same series.  The rate of principal payments on the Assets in the related issuing entity (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the contracts underlying or comprising those Assets, and by the extent to which the servicer of any of these contracts is able to enforce these provisions.  Contracts with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical contracts without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are

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generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes.  Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes.  Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the Prospectus Supplement, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related issuing entity may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a contract, the borrower is charged interest on the principal amount of the contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the Prospectus Supplement.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any contract so prepaid will be paid only to the date of prepayment rather than for a full month.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the Prospectus Supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities) may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the contracts and distributed on a Security, the greater the effect on that investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising an issuing entity and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series.  Prepayments on the  contracts comprising or underlying the Assets in a particular issuing entity will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the Prospectus Supplement, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series.  Weighted average life refers to the

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average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor.  The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in an issuing entity.  If any Assets in a particular issuing entity have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of contract rates and maturities of the  contracts comprising or underlying those Assets.  See “Description of the Issuing Entities.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the  contracts underlying or comprising the Assets.

The Prospectus Supplement may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Certificates, as applicable, and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the contracts comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in such prospectus supplement.  These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable.  It is unlikely that prepayment of any  contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in such prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Asset

If specified in the Prospectus Supplement, a number of contracts may have balloon payments due at maturity (which, based on the amortization schedule of those contracts, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the contracts or to sell the related manufactured home, there is a risk that a number of Balloon Payment Assets may default at maturity.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing contract interest rates, the borrower’s equity in the related manufactured home, tax laws and prevailing general economic conditions.  Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any

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contract or to sell the manufactured home except to the extent provided in the Prospectus Supplement.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  To minimize losses on defaulted contracts, the servicer may modify contracts that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a contract will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted.  Under the applicable underwriting standards, the borrower under each contract generally will be qualified on the basis of the contract rate in effect at origination.  The repayment of any of these  contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the contract rate.

The contract rates on some ARM Contracts subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently.  During a period of rising interest rates as well as immediately after origination (initial contract rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those contracts may exceed the amount of the minimum scheduled monthly payment on the contracts.  As a result, a portion of the accrued interest on negatively amortizing contracts may be added to the principal balance of those contracts and will bear interest at the applicable contract rate.  The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.  In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of contract would exceed the amount of scheduled principal and accrued interest on the principal balance of that contract, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

As may be described in the Prospectus Supplement, the related pooling and servicing agreement may provide that all or a portion of the principal collected on or with respect to the related contract may be applied by the related trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period.  Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the Prospectus Supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

In addition, and as may be described in the Prospectus Supplement, the related pooling and servicing agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including contracts) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related contracts, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued.  Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the Prospectus Supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

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Termination

If specified in the Prospectus Supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related issuing entity by the party specified in the Prospectus Supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the Prospectus Supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein.  In addition, if so provided in the Prospectus Supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein.  See “Description of the Securities—Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable.  In general, defaults on  contracts are expected to occur with greater frequency in their early years.  The rate of default on contracts that are refinance or limited documentation contract, and on contracts with high Loan-to-Value Ratios, may be higher than for other types of contracts.  Furthermore, the rate and timing of prepayments, defaults and liquidations on the  contracts will be affected by the general economic condition of the region of the country in which the related manufactured homes are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the  contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of  contracts that are repaid in accordance with their terms will affect the weighted average life of the  contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a contract in any issuing entity by accepting prepayments on the contract and permitting a new loan secured by a mortgage on the same property.  In the event of that refinancing, the new loan would not be included in the related issuing entity and, therefore, that refinancing would have the same effect as a prepayment in full of the related contract.  A servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  In addition, servicers may encourage the refinancing of  contracts, including defaulted  contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those  contracts.

Due-on-Sale Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.  It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home.  In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause.

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Static Pool Information

For each mortgage pool, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the Prospectus Supplement.  Information provided though an internet website will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior mortgage pool or securities pool formed or vintage before January 1, 2006.

The Sponsor

The sponsor will be DB Structured Products, Inc., a Delaware corporation, referred to herein as the Sponsor, for each series of securities unless otherwise indicated in the Prospectus Supplement.  The sponsor maintains its principal office at 60 Wall Street, New York, New York  10005.  Its telephone number is (212) 250-2500.

The sponsor has been securitizing residential mortgage loans since 2004 [other products???] During fiscal year 2009, the sponsor and its affiliates securitized approximately $[____] billion of residential mortgages.  The sponsor is responsible for pooling the mortgage loans and contracts to be securitized by the Depositor, negotiating the principal securitization transaction documents and working with the underwriter to structure the transactions.

With respect to any series of securities, if so specified in the Prospectus Supplement, the sponsor will also act as servicer or master servicer for the mortgage pool.  If so, the sponsor will service the Designated Mortgage Assets in accordance with the description of the applicable servicing procedures contained in this prospectus under “Description of the Securities.”

The Depositor

ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998.  The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.  Its telephone number is (704) 365-0569.  The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.  The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999.  After registration and issuance of the securities contemplated in this prospectus and the Prospectus Supplement, the depositor will have not material duties or responsibilities with respect to the pool assets or the securities.

All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

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Description of the Securities

General

The Securities issued in each series will include either asset-backed certificates (the “Certificates”) or asset-backed notes (the “Notes”, and together with the Certificates, the “Securities”).  The Certificates of any series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the issuing entity created pursuant to a pooling and servicing agreement.  The “Notes” of any series will represent indebtedness of the related issuing entity and will be issued and secured pursuant to an indenture.  Each series of Notes or Certificates, as applicable, will consist of one or more of the following classes of Notes or Certificates:

Accretion Directed	A class of Securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual
A class of Securities where the accrued interest otherwise payable to such Certificates or Notes is allocated to specified classes of Certificates or Notes as principal payments in reduction of their certificate principal balance or note principal balance.  The certificate principal balance or note principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class of Securities that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class of Securities consisting of “components.” The components of a class of component Securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component Securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class of Securities with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class of Securities that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.

Interest Only or IO	A class of Securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate	A class of Securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.

Lock Out	A class of Securities which is “locked out” of certain payments, usually principal, for a specified period of time.

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Partial Accrual
A class of Securities that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of Securities which is not entitled to interest payments.

Planned Amortization Class	A class of Securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal
A class of Securities that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class of Securities that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated Securities are no longer outstanding.

Sequential Pay
Classes of Securities that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class of Securities that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization	A class of Securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class of Securities with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

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If specified in the Prospectus Supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related issuing entity (each portion of the Assets, an “Asset Group”).  Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the Prospectus Supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities”) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the Prospectus Supplement.  The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor, the trustee, the securities administrator or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities”) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, “Book-Entry Securities”), as provided in the Prospectus Supplement.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”  Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the Prospectus Supplement from the Available Distribution Amount for that series and that Distribution Date.  Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the Prospectus Supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the Prospectus Supplement (the “Determination Date”).  All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the Prospectus Supplement.  Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the Prospectus Supplement (and, if so provided in the Prospectus Supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the Prospectus Supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the Prospectus Supplement.  Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(1)            the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the Prospectus Supplement, of:

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(a)           all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the Prospectus Supplement, a “Due Period “ for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)          all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the issuing entity (“Liquidation Proceeds”), and other unscheduled recoveries received after the related Due Period, or other period specified in the Prospectus Supplement,

(c)          all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the Prospectus Supplement or that are payable in respect of particular expenses of the related issuing entity, and

(d)          all amounts received for a repurchase of an Asset from the issuing entity for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the Prospectus Supplement;

(2)           if the Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(3)           all advances made by a servicer or the master servicer or any other entity as specified in the Prospectus Supplement for that Distribution Date;

(4)           if and to the extent the Prospectus Supplement so provides, amounts paid by a servicer or any other entity as specified in the Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)           to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the Prospectus Supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable (including any Notes or Certificates, as applicable, not offered by this prospectus), on each Distribution Date, and accordingly will be released from the issuing entity and will not be available for any future distributions.

The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

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Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable (other than classes of Strip Securities which have no Interest Rate), may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate” in the case of Certificates).  The indices applicable to variable rate and adjustable rate classes will only be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds and will not be indices linked to stocks or commodities.  The Prospectus Supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate.  Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the Prospectus Supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the Prospectus Supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date.  Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below.  Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the Prospectus Supplement.  The method of determining the notional amount for a particular class of Strip Securities will be described in the Prospectus Supplement.  Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal.  Unless otherwise provided in the Prospectus Supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the  contracts comprising or underlying the Assets in the issuing entity for that series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the Prospectus Supplement.  The Prospectus Supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the  contracts comprising or underlying the Assets in the related issuing entity.  Unless otherwise provided in the Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the  contracts comprising or underlying the Assets in the related issuing entity will result in a corresponding increase in the Security Balance of that class.  See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance” which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related issuing entity.  The outstanding Security Balance of a Security will be reduced:

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•	to the extent of distributions of principal on that Security from time to time and

•	if and to the extent provided in the Prospectus Supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•	may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the Prospectus Supplement and

•	in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the Prospectus Supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date.  The initial total Security Balance of a series and each class of the series will be specified in the Prospectus Supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the Prospectus Supplement.  Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the Prospectus Supplement, the issuing entity may issue notes or certificates, as applicable, from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Revolving Period

The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent HELOCs or asset-backed or mortgage backed securities during a specified period rather than used to distribute payments of principal to noteholders or certificateholders, as applicable, during that period.  These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a “Revolving Period”, which will be followed by an “Amortization Period”, during which principal will be paid.  Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

Components

To the extent specified in the Prospectus Supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable.  References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

If so provided in the Prospectus Supplement, Prepayment Premiums that are collected on the mortgage loans in the related issuing entity will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the Prospectus Supplement.

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Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of subordinate Notes or subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in such prospectus supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in an issuing entity against losses and shortfalls on Assets comprising that issuing entity.  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets.  However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related issuing entity, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the Prospectus Supplement, the servicer or another entity described in the Prospectus Supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that issuing entity during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below).  In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the Prospectus Supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of senior Notes or senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses.  Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the Prospectus Supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable.  If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date.  If specified in the Prospectus Supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty.  If applicable,

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information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the Prospectus Supplement.

If and to the extent so provided in the Prospectus Supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the Prospectus Supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or indenture, as applicable, and described in the Prospectus Supplement.

If specified in the Prospectus Supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the Prospectus Supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer, the securities administrator or the trustee, as provided in the Prospectus Supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related pooling and servicing agreement or indenture, as applicable, a statement containing the information specified in the Prospectus Supplement, or if no information is specified in the Prospectus Supplement, generally setting forth, in each case to the extent applicable and available:

(1)          the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

(2)          the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(3)          the amount of that distribution allocable to Prepayment Premiums;

(4)          the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(5)          the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(6)          the total principal balance of the Assets at the close of business on that Distribution Date;

(7)          the number and total principal balance of contracts in respect of which:

(a)           one scheduled payment is delinquent;

(b)           two scheduled payments are delinquent;

(c)           three or more scheduled payments are delinquent; and

(d)           foreclosure proceedings have begun;

(8)          for any contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that contract and (b) the amount of any loss to securityholders;

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(9)          with respect to collateral acquired by the issuing entity through foreclosure or otherwise (an “REO Property”) relating to a contract and included in the issuing entity as of the end of the related Due Period, the date of acquisition;

(10)         for each REO Property relating to a contract and included in the issuing entity as of the end of the related Due Period:

(a)           the book value,

(b)           the principal balance of the related contract immediately following that Distribution Date (calculated as if that contract were still outstanding taking into account limited modifications to the terms of the contract specified in the related pooling and servicing agreement or indenture, as applicable),

(c)           the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property, and

(d)           if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(11)        for any REO Property sold during the related Due Period,

(12)        the total amount of sale proceeds,

(13)        the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related contract;

(14)        the amount of any loss to securityholders in respect of the related contract;

(15)        the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

(16)        the total amount of principal prepayments made during the related Due Period;

(17)        the amount deposited in the reserve fund, if any, on that Distribution Date;

(18)        the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(19)        the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(20)        in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the Prospectus Supplement;

(21)        in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the

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immediately succeeding Distribution Date as calculated in accordance with the method specified in the Prospectus Supplement;

(22)        as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(23)        during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(24)        during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(25)        the total amount of payments by the borrowers of

(a)           default interest,

(b)           late charges and

(c)           assumption and modification fees collected during the related Due Period.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Available Information.”

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer, the securities administrator or the trustee, as provided in the Prospectus Supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations under the Code to enable securityholders to prepare their tax returns.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related pooling and servicing agreement or indenture, as applicable, for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the such agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the issuing entity by the party entitled to effect that termination, under the circumstances and in the manner set forth in the Prospectus Supplement.  In no event, however, will the issuing entity continue beyond the date specified in the related pooling and servicing agreement or indenture. Written notice of termination of the related pooling and servicing agreement or indenture will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the Prospectus Supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related issuing entity by the party specified in the Prospectus Supplement, under the circumstances and in the manner set forth in the Prospectus Supplement.  If so provided in the Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the Prospectus Supplement will solicit bids for the purchase of all assets of the

25

issuing entity, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the Prospectus Supplement, in each case, under the circumstances and in the manner set forth in the Prospectus Supplement.  That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates).  Any sale of the Assets of the issuing entity will be without recourse to the issuing entity or the securityholders.  Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable (not to exceed 10%) specified in the Prospectus Supplement.  In addition, if so provided in the Prospectus Supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the Prospectus Supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).  In the event that any series of certificates or notes which provides for such a purchase, the certificates or notes will use the word “Callable” in their title.

Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the Prospectus Supplement may, at that party’s option, repurchase any contract that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the contract plus accrued interest on the contract and under the conditions set forth in the Prospectus Supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the Prospectus Supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the Prospectus Supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”).  Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth below under “—Definitive Securities.”  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable Prospectus Supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants”) of those systems.  Participants include securities brokers and dealers,

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banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC”) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are

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world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation.  The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book–Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC.  Beneficial Owners will not

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be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in any indenture.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants.  While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable.  Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day.  Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Considerations — Tax Treatment of Foreign Investors” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the Prospectus Supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the Prospectus Supplement.

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Transfers between Participants of DTC will occur in accordance with DTC Rules.  Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures.  Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent.  Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co.  Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations — REMICs — Taxation of Certain Foreign Investors” in this prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable.  In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable.  If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take

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any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)           if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

(2)           if the depositor, at its option, in writing, with the consent of the applicable Participants, elects to end the book-entry system through DTC or

(3)           in accordance with any other provisions described in the Prospectus Supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

EXCHANGEABLE SECURITIES

General

As the Prospectus Supplement will describe, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee or securities administrator of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the Prospectus Supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the Prospectus Supplement. The classes

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of securities that are exchangeable for one another will be referred to in the Prospectus Supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the Prospectus Supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The Prospectus Supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination.

For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•
the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the Prospectus Supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

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•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics.

Examples of these types of combinations include:

•
• A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•
• A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The Prospectus Supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee or the securities administrator five business days prior to the proposed exchange date or as otherwise specified in the Prospectus Supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee or the securities administrator receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in bookentry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

If the Prospectus Supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

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The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the Prospectus Supplement. This payment will be made to the securityholder of record as of the applicable record date.

Description of the Agreements

Agreements Applicable to a Series

REMIC Securities and Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in an issuing entity, or a portion of an issuing entity, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G of the Code (“REMIC Securities”), or Grantor Trust Securities (as defined in this prospectus), will be issued, and the related issuing entity will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee, the securities administrator and the sole servicer or master servicer, as applicable.  The Assets of that issuing entity will be transferred to the issuing entity and thereafter serviced in accordance with the terms of the pooling and servicing agreement.  In the event there are multiple servicers of the Assets of that issuing entity, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.  Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities, the nature of the related issuing entity and the identity of the particular servicer. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The Prospectus Supplement will describe material provisions of the related agreements that differ from and supplement the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”.  As to each series of Securities, the related Agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities to the extent required to comply with the Securities Act of 1933, Regulation AB and any other applicable law or regulation.

Securities That Are Partnership Interests for Tax Purposes and Notes

Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related issuing entity will be created, pursuant to the pooling and servicing agreement.

A series of Notes issued by an issuing entity that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related issuing entity and an indenture trustee named in the Prospectus Supplement.  The issuing entity will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.  The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

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Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement”).  The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each issuing entity and the description of those provisions in the Prospectus Supplement.  The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related issuing entity.  A form of a pooling and servicing agreement and indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the related Agreements (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: [_________].

The servicer, master servicer or the securities administrator and the trustee for any series of Notes or Certificates, as applicable, will be named in the Prospectus Supplement.  In the event there are multiple servicers for the Assets in an issuing entity, a master servicer will perform some of the administration, calculation and reporting functions for that issuing entity and will supervise the related servicers pursuant to a pooling and servicing agreement.  For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described.  If specified in the Prospectus Supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any issuing entity to administer that issuing entity.  If specified in the Prospectus Supplement, a securities administrator may be appointed.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related issuing entity, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the issuing entity for that series.  Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement.  That schedule will include detailed information to the extent available and relevant:

(1)           in respect of each contract included in the related issuing entity, including the outstanding principal amount and the contract rate; and

(2)           in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the Prospectus Supplement.  Generally these documents will be retained by the servicer, which may also be the Asset Seller.  In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the Prospectus Supplement.

For each contract, the servicer, which may also be the Asset Seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the

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security interest in the manufactured home securing each contract.  To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related Asset Seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral.  The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the issuing entity only to the extent specified in the Prospectus Supplement.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant Asset Seller or other entity specified in the Prospectus Supplement.  If the Asset Seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the Asset Seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract.  There can be no assurance that an Asset Seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the Asset Seller or any other entity defaults on its obligation.  This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the Prospectus Supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the Asset Seller may agree to cover any losses suffered by the issuing entity as a result of that breach or defect.

Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuing entity or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the issuing entity is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the Prospectus Supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters:

•	the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

•	for each contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

•	the authority of the Warranting Party to sell the Asset;

•	the payment status of the Asset;

•	the existence of hazard and extended perils insurance coverage on the manufactured home.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the Prospectus Supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date.  A substantial period of time may have elapsed between that date and

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the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset.  In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the issuing entity for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date.  That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the Prospectus Supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the Prospectus Supplement of the securityholders.  If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor.  If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the issuing entity and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the Prospectus Supplement.  If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the issuing entity or the securityholders for any losses caused by that breach.  This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement.  See “–––––– Events of Default under the Agreement” and “––––– Rights Upon Event of Default under the Agreements.”

Collection Account and Related Accounts

General.   The servicer and/or the trustee will, as to each issuing entity, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be an account or accounts that either:

•
are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

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•	are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments”).  A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.  Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the Prospectus Supplement, be paid to the servicer or its designee as additional servicing compensation.  The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies.  If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of Securities and may contain other funds respecting payments on contracts belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits.   A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more issuing entities on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)         all payments on account of principal, including principal prepayments, on the Assets;

(2)         all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)         Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

(4)         any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)         any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies;”

(6)         any amounts paid under any Cash Flow Agreement, as described under “Description of the Issuing Entities—Cash Flow Agreements;”

(7)         all proceeds of any Asset or property acquired in respect of the contract purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted contract purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination;”

(8)         any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the issuing entity as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

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(9)         to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)       all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)       any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)       any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the Prospectus Supplement.

Withdrawals.  A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each issuing entity for any of the following purposes, except as otherwise provided in the Agreement:

(1)         to make distributions to the securityholders on each Distribution Date;

(2)         to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)         to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)         to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)         if and to the extent described in the Prospectus Supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)         to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

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(7)          if and to the extent described in the Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)         to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)         to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)       to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)       to pay for costs reasonably incurred in connection with the proper management and maintenance of any manufactured home acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)       if one or more elections have been made to treat the issuing entity or designated portions of the issuing entity as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under “Material Federal Income Tax Considerations—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the Prospectus Supplement, respectively;

(13)       to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(14)       to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(15)       to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)       to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the issuing entity whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)       to make any other withdrawals permitted by the related Agreement; and

(18)       to clear and terminate the Collection Account at the termination of the issuing entity.

Other Collection Accounts.   If specified in the Prospectus Supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “—Deposits” above for one or more series of Notes or Certificates, as applicable.  Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by

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a time specified in the Prospectus Supplement.  To the extent specified in the Prospectus Supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts.  The Prospectus Supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures.   The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)         the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related issuing entity described in this prospectus or under “Description of Credit Support,”

(2)         applicable law and

(3)         the general servicing standard specified in the Prospectus Supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets.  The servicer or any other entity specified in the Prospectus Supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support.  See “Description of Credit Support.”

In instances in which a  contract is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the contract were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the contract rate, forgiving payments of principal, interest or other amounts owed under the contract, such as taxes or insurance premiums, extending the final maturity date of the contract, capitalizing delinquent interest and other amounts owed under the contract, or any combination of these. Any modified contract may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities. To the extent these or other criteria apply with respect to modifications, they will be included in the related prospectus supplement.

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Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to an issuing entity that includes  contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the issuing entity at a predetermined purchase price any contract as to which a specified number of scheduled payments under the Agreement are delinquent.  Any right of first refusal granted to the holder of an Offered Security will be described in the Prospectus Supplement.  The Prospectus Supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the Prospectus Supplement, the servicer may offer to sell any defaulted contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings.  The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted contract.  If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted contract as described below.  Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that contract has occurred or, in the servicer’s judgment, is imminent.

If title to any manufactured home is acquired by an issuing entity as to which a REMIC election has been made, the servicer, on behalf of the issuing entity, will be required to sell the manufactured home within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding.  Subject to the foregoing, the servicer will be required to (A) solicit bids for any manufactured home so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related issuing entity) on the ownership and management of any manufactured home acquired on behalf of the issuing entity may result in the recovery of an amount less than the amount that would otherwise be recovered.

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset.  If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the issuing entity will realize a loss in the amount of that

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difference.  The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

If any property securing a defaulted Asset is damaged, the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement or the indenture, as applicable, will require the trustee, if it has not received a distribution for any Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series.  If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the issuing entity may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.  See “Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Generally, the terms of the agreement for an issuing entity composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein.  When a manufactured home’s location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program.  Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns.  If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may

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add separately the premiums to the borrower’s obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower’s interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies.  The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer.  The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related manufactured home, or due-on-sale clauses.  The servicer will generally permit that transfer so long as the transferee satisfies the servicer’s then applicable underwriting standards.  The purpose of those transfers is often to avoid a default by the transferring borrower.

Retained Interest; Servicing Compensation and Payment of Expenses

The Prospectus Supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest.  If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.  A “Retained Interest” in an Asset represents a specified portion of the interest payable on the Asset.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related issuing entity.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the Prospectus Supplement.  Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets.  The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in an issuing entity that includes  contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the Prospectus Supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the Prospectus Supplement.  Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the Prospectus Supplement, interest on these expenses at the rate specified in the Prospectus Supplement may be borne by the issuing entity.

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If and to the extent provided in the Prospectus Supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related issuing entity during that period before their due dates.

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement or indenture, as applicable, will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement or indenture, as applicable, will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement or indenture, as applicable, will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement or indenture, as applicable,.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the Prospectus Supplement.  The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  If applicable, references in this prospectus to the servicer will also be deemed to be to the master servicer.  Each Agreement will provide, in general, that:

•
The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•	Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related issuing entity or

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securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•
Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)
specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)	incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

(3)	incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

(4)	incurred in connection with any violation of any state or federal securities law; or

(5)	imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

•
Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement.  In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

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Special Servicers

If and to the extent specified in the Prospectus Supplement, a special servicer (a “Special servicer”) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related contracts that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted contracts).  The rights and obligations of any Special servicer will be specified in the Prospectus Supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the Prospectus Supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

•
any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•
any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•
any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•
some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the Prospectus Supplement.  The trustee will, not later than the later of 60 days or any other period specified in the Prospectus Supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the contracts (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the Prospectus Supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to

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at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement.  Pending that appointment, the trustee is obligated to act in that capacity.  The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “Events of Default under the Agreements” may be waived only by all of the securityholders.  Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to cure any ambiguity or mistake;

(1) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the Prospectus Supplement;

(2) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(3)        comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51%

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(or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of independent counsel to the effect that that amendment will not result in the imposition of a tax on the related issuing entity or, if applicable, cause the related issuing entity to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under the related pooling and servicing agreement or indenture, as applicable,  will be named in the Prospectus Supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.  To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer.  If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

If an Event of Default shall occur, the trustee shall, at the direction of 51% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement or indenture, as applicable, to the extent permitted by law, and in and to the contracts and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the  otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement or indenture, as applicable, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the contracts and related documents, or otherwise.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the contracts in accordance with the related pooling and servicing agreement or indenture,

49

as applicable) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)         enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

(2)         defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

(3)         being the mortgagee of record for the contracts in an issuing entity and the owner of record for any manufactured home acquired in respect thereof for the benefit of securityholders, or

(4)         acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or indenture, as applicable, or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account.  If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture.  The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus.  The

50

summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes.  A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: [________].

Events of Default

Events of default under the indenture for each series of Notes will generally include:

•
a default for thirty days (or any other number of days specified in the Prospectus Supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the Prospectus Supplement;

•
failure to perform any other covenant of the depositor or the issuing entity in the indenture that continues for a period of sixty days (or any other number of days specified in the Prospectus Supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the Prospectus Supplement;

•
any representation or warranty made by the depositor or the issuing entity in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the Prospectus Supplement) after notice of the breach is given in accordance with the procedures described in the Prospectus Supplement;

•	specified events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

•	any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately.  That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration.  In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

(1)         the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

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(2)         the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3)         the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the Prospectus Supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case.  However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction.  Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations

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guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series.  In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the Prospectus Supplement.  The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series.  The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture.  In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes.  Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates.  To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets.  Credit support only may be in the form of one or more of the following features:

•	letters of credit;

•	Pool Insurance Policies;

•	special hazard insurance policies;

•	Bankruptcy Bonds;

•	guarantees; or

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•	the establishment of one or more reserve funds;

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above.

Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

The coverage provided by any credit support will be described in the prospectus supplement.  Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance.  If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable (each, a “Covered Trust”), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

(1)         the nature and amount of coverage under that credit support,

(2)         any conditions to payment under the Prospectus Supplement not otherwise described in this prospectus,

(3)         the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(4)         the material provisions relating to that credit support.

Additionally, the Prospectus Supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)         a brief description of its principal business activities,

(2)         its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)         if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)         its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the Prospectus Supplement.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the Prospectus Supplement.  The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable.  The subordination of a class

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may apply only in the event of (or may be limited to) particular types of losses or shortfalls.  The Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior Notes or senior Certificates, as applicable, evidencing interests in one group of contracts before distributions on subordinate Notes or subordinate Certificates, as applicable, evidencing interests in a different group of contracts within the issuing entity.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Limited Guarantee

If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the Prospectus Supplement.  Any guarantee specified in the Prospectus Supplement, if any, will be exempt from registration under the Securities Act or will be registered under the Securities Act.

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the Prospectus Supplement.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the Prospectus Supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the Prospectus Supplement relating to that series.

Pool Insurance Policies

If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the contracts in the related issuing entity will be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in the Prospectus Supplement) by reason of default to the extent a related contract is not covered by any primary mortgage insurance policy.  The amount and principal terms of any pool insurance coverage will be set forth in the Prospectus Supplement.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related issuing entity, if specified in the Prospectus Supplement, in the amount set forth in the Prospectus Supplement.  The special hazard insurance policy will, subject to the limitations described in the Prospectus Supplement, protect against loss by reason of damage to manufactured homes caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the manufactured homes are located.  The amount and principal terms of any special hazard insurance coverage will be set forth in the Prospectus Supplement.

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Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the contracts in an issuing entity for a series of Notes or Certificates, as applicable, will, if specified in the Prospectus Supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series).  Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the Prospectus Supplement.  The amount and principal terms of any borrower bankruptcy coverage will be set forth in the Prospectus Supplement.

Reserve Funds

If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the Prospectus Supplement.  The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the Prospectus Supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the Prospectus Supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable.  If specified in the Prospectus Supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the Prospectus Supplement and will not be available for further application to the Notes or Certificates, as applicable.

Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the Prospectus Supplement.  To the extent specified in the Prospectus Supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund.  However, that income may be payable to any related servicer or another service provider or other entity.  To the extent specified in the Prospectus Supplement, the reserve fund, if any, for a series will not be a part of the issuing entity.

Additional information concerning any reserve fund will be set forth in the Prospectus Supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the Prospectus Supplement, subordination provisions of an issuing entity may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable.  This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable.  This acceleration may continue for the life of the related Security, or may be limited.  In the

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case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the Prospectus Supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Primary Mortgage Insurance Policies

The servicer will maintain or cause to be maintained with respect to each contract, a primary mortgage insurance policy in accordance with the underwriting standards described in the related Prospectus Supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted contract, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related manufactured home.

As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•
advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

•
in the event of any physical loss or damage to the manufactured home, have the manufactured home restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

•	tender to the insurer good and merchantable title to, and possession of, the manufactured home.

Certain Legal Aspects of the Contracts

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts.  Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated.  The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

General

As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts.  Each contract evidences both

(a)the obligation of the borrower to repay the loan evidenced thereby, and

(b)the grant of a security interest in the manufactured home to secure repayment of the loan.  Aspects of both features of the contracts are described more fully below.

The contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the agreement, the servicer will transfer physical possession of the contracts to the trustee.  In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.  The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the Prospectus Supplement.  Therefore, if,

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through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in contracts could be defeated.

Security Interests in the Manufactured Homes

The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.  In some nontitle states, perfection pursuant to the provisions of the UCC is required.  The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered.  In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract.  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the home is located.  Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor.  For a series of securities and if so described in the Prospectus Supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws.  The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders.  The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the Prospectus Supplement.  Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer’s rights as the secured party.  However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer’s rights as the secured party.  However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien

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of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home.  If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests.  There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state.  If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee’s security interest in that state, the security interest in the manufactured home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title.  Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation.  In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.  In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien.  Under the Agreement, the servicer is obligated to take those steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest.  The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract.  However, these liens could arise at any time during the term of a contract.  No notice will be given to the trustee or securityholders if a lien arises.

Enforcement of Security Interests in the Manufactured Homes

The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts.  So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on that state, before beginning any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.  The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale.  In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

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Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers’ Civil Relief Act

Under the terms of the Servicemembers’ Civil Relief Act and similar state and local laws (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s contract (including a borrower who was in reserve status and is called to active duty after origination of the contract) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related contract, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the contracts.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances.  These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the Prospectus Supplement.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected contracts during the borrower’s period of active duty status, and, under some circumstances, during an additional three month period thereafter.  Thus, if an affected contract goes into default, there may be delays and losses occasioned thereby.

Consumer Protection Laws

The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder.  The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower.  Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.  In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.  Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In some

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cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes.  Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.  The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  Fifteen states adopted a similar law before the April 1, 1983 deadline.  In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.  The related asset seller will represent that all of the contracts comply with applicable usury law.

Material Federal Income Tax Considerations

General

The following discussion represents the opinion of [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP] as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  These opinions assume compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued.  This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, investors that do not buy in the original offering and foreign investors) may be subject to special rules.  Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable.  See “State and Other Tax Considerations.”  The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

The following discussion addresses securities of four general types:

•
securities (“REMIC Securities”) representing interests in an issuing entity, or a portion of an issuing entity, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G (the “REMIC Provisions”) of the Code;

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•	securities (“Grantor Trust Securities”) representing interests in a trust fund (a “Grantor Trust Fund”) as to which no election will be made;

•	securities (“Partnership Certificates”) representing equity interests in a trust fund (a “Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes; and

•
securities (“Debt Securities”) representing indebtedness of a Partnership Trust Fund or a trust fund which is disregarded as a separate entity from the owner of its equity for federal income tax purposes.

The prospectus supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related issuing entity, will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion,

1.           references to a “securityholder” or a “holder” are to the beneficial owner of a Security,

2.           references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made and

3.           to the extent specified in the prospectus supplement, references to “mortgage loans” include Contracts.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the “REMIC Regulations”). In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, prepayable securities such as the Notes or Certificates, as applicable.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”).  Any entity other than a REMIC will be considered a Taxable Mortgage Pool if

(5)         substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations (determined by adjusted tax basis) consist of “real estate mortgages,”

(6)         that entity is the borrower under debt obligations with two or more maturities, and

(7)         under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations.  The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

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REMICs

Classification of REMICs

For each series of REMIC Securities, [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP] (“Federal Tax Counsel”) will deliver an opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related issuing entity (or each applicable portion of the issuing entity) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in the REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents of “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC Pool on the Startup Day, is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or is attributable to an advance made to the mortgagor pursuant to the original terms of the obligation and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include whole mortgage loans and, certain certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code Section 25(e)(10) can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

(1)         in exchange for any qualified mortgage within a three-month period from the Startup Day; or

(2)         in exchange for a “defective obligation” within a two-year period from the Startup Day.

A “defective obligation” includes:

(1)         a mortgage in default or as to which default is reasonably foreseeable;

(2)         a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

(3)         a mortgage that was fraudulently procured by the borrower; and

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(4)         a mortgage that was not in fact principally secured by real property (but only if the sponsor had a reasonable belief the mortgage loan was principally secured by real estate at the time the mortgage was acquired by the REMIC and the mortgage is disposed of within 90 days of discovery of this defect).

A mortgage loan that is “defective” as described in clause (4) above that is not sold or, if within two years of the Startup Day, sold or exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies.  The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer reasonably required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless an extension of up to three additional years is granted by the Secretary of the Treasury.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

•
A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

•	A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, except as disclosed in a related prospectus supplement, in the opinion of Federal Tax Counsel, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

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If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued.  Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the issuing entity’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the issuing entity’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

The REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs (“Tiered REMICs”) for federal income tax purposes.  Upon the issuance of any of these series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective interests issued by each Tiered REMIC will be considered to evidence ownership of regular interests or residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

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Taxation of Owners of Regular Securities

(1)          General

Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC’s assets.  Interest, original issue discount, and market discount (other than de minimis original issue discount market discount the holder does not elect to include currently) on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments (other than payments treated as payments of accrued market discount not previously included in income) on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations.  See “—Variable Rate Regular Securities” below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations.  A qualified floating rate, as defined above for purposes of the REMIC Regulations (a “REMIC qualified floating rate”), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a “current rate” as defined in the OID Regulations.  In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes.  A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations.  Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a “funds available cap” as that term is defined in the REMIC Regulations.  Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)          Original Issue Discount

Accrual Securities will be, and other classes of Regular Securities may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to, and in some instances provide that they are not applicable to, securities, such as the Regular Securities.  To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or

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appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of an expected substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

In limited circumstances multiple Regular Securities can be aggregated and treated as a single debt instrument for purposes of applying the original issue discount rules.  Otherwise each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the terms of the debt instrument otherwise make the likelihood of late payment (beyond a grace period) or non-payment sufficiently remote.  Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, although there is no guidance directly addressing the issue, because the underlying mortgage loans provide for remedies in the event of default it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest.  Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities.  Likewise, although there is no guidance directly addressing the issue, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption for a series of Regular Securities will be

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set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “–Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period.  For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security.  The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)         the sum of:

(a)         the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

(b)         the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)         the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)         the yield to maturity of the Regular Security at the issue date; and

(2)         the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of

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Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

If a purchaser of a Regular Security acquires the Regular Security at a price (excluding any portion of the price attributable to accrued qualified stated interest) less than its stated redemption price at maturity and greater than its adjusted issue price and if that Regular Security is treated as having been issued with original issue discount, the purchaser will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced, pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

(3)          Variable Rate Regular Securities

Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1),  and (3) the interest compounds or is payable at least annually at current values of

(a)         one or more “qualified floating rates,”

(b)         a single fixed rate and one or more qualified floating rates,

(c)         a single “objective rate,” or

(d)         single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds.  A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.  That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party.  However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security’s term.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore,

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application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors are encouraged to consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate).  However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.  Unless required otherwise by applicable final regulations, although there is no guidance directly addressing the issue, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate.

(4)          Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security.  The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.  A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue

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price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under “—Original Issue Discount” above) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.  Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities.  Prospective investors in Regular Securities are encouraged to consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(5)          Amortizable Premium

A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds that Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security.  The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “Market Discount” are available. The use of an assumption that there will be no prepayments may be required.  Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(6)           Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter.  Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or

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thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service.  Investors are encouraged to consult their own tax advisors regarding the advisability of making this election.

(7)          Treatment of Losses

Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the issuing entity have been liquidated or the applicable Class of Regular Securities has been otherwise retired.  The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

Regular Securityholders are encouraged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities.  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules may be applicable to banks and thrift institutions.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(8)           Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year).  That gain will be treated as ordinary income

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(1)         if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

(2)         in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

(3)         to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the “110% yield rule”).

In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years.  Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

Taxation of Owners of Residual Securities

(1)          Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

(1)         the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

(2)         all bad loans will be deductible as business bad debts; and

(3)         the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities or as a result of a Certificateholder, particularly an interest only Regular Security, not recovering its adjusted issue price.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.   The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.

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The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities.  When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return.

A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

(1)         it may not be offset by current or net operating loss deductions;

(2)         it will be considered unrelated business taxable income to tax-exempt entities; and

(3)         it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See “—Limitations on Offset or Exemption of REMIC Income” below.  In addition, a Residual Holder’s taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles.  Investors are encouraged to consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)          Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual

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Holder only to offset any income generated by the same REMIC Pool, but is not available to a subsequent Residual Holder.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC’s taxable income, the excess will constitute a return of capital to the extent of the holder’s basis in its Residual Security.  A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero).  If a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets.  The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders are encouraged to consult their own tax advisors in this regard.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)	Treatment of Certain Items of REMIC Income and Expense

Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.   Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Amortizable Premium.”

Market Discount.   The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool.  The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income as principal on the mortgage loans is paid.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.   Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those

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mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985.  Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans.  The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)	Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period.  For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise).  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be “significant,” then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations.  This authority has not been exercised to date.

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(5)	Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a Disqualified Organization.

“Disqualified Organization” means the United States, any state (including the District of Columbia) or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder’s social security number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and any organization treated as a cooperative under Code Section 1381.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(e) of the Code.  The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

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The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.   The REMIC Regulations disregard transfers of Residual Securities under certain circumstances, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax.  A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses.  For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

The asset test is satisfied if

1.	at the time of the transfer of the Residual Security, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross

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assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

2.
the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or a cooperative corporation to which subchapter T of Chapter 1 of subtitle A of the Code applies (an “Eligible Corporation”), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

3.	the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test.  Further, the formula test will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule applies to a transferee who is not a “U.S. Person” (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the calendar taxable year following the calendar year of accrual.   A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption.  If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).  In addition, a REMIC Residual Interest held by an entity treated as a partnership for federal tax purposes may be treated as held by its equity owners.

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(6)	Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of the Residual Holder in the Residual Security at the time of the sale or exchange.

Further, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”, if a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.  If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a loss at that time in an amount equal to the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)	Mark to Market Regulations

Treasury regulations provide that a Residual Security is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

(8)	Inducement Fees

Regulations have been adopted regarding the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Certificates are encouraged to consult their tax advisors regarding the effect of these regulations and the tax consequences of receiving any inducement fee.

Taxes That May Be Imposed on the REMIC Pool

(1)	Prohibited Transactions

Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

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(1)	the disposition of a qualified mortgages other than for:

(a)         substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

(b)         foreclosure, default, or imminent default of a qualified mortgage;

(c)         bankruptcy or insolvency of the REMIC Pool; or

(d)         a qualified (complete) liquidation;

(2)              the receipt of income from assets that are not qualified mortgages or investments that the REMIC Pool is permitted to hold;

(3)              the receipt of compensation for services; or

(4)              the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on such qualified mortgages or to facilitate a clean-up call of a class of REMIC regular interest to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition for this purpose if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)	Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool

(1)	during the three months following the Startup Day,

(2)	made to a qualified reserve fund by a Residual Holder,

(3)	in the nature of a guarantee,

(4)	made to facilitate a qualified liquidation or clean-up call, and

(5)	as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day that do not qualify for an exception from the 100% penalty tax.

(3)	Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or by deed in lieu of foreclosure would be

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treated as “foreclosure property” until the close of the third calendar year after the year in which the REMIC Pool acquired that property, unless an extension of up to three additional years is granted.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than income that would be qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)	Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)	Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The holder of a Residual Security holding the largest percentage interest in the Residual Securities will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC Pool. By acceptance of such Residual Security, the “tax matters person” will consent to the appointment of the Master Servicer, the Trustee or other party, as specified in the related prospectus supplement, as an agent to act on his behalf, unless the Code or applicable Treasury regulations do not permit the agent to act on behalf of the Residual Holder.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool’s tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)	Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor’s adjusted gross income.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.  In addition, Code Section 68, provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess of adjusted gross income in excess of a specified threshold amount (which is adjusted annually for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year.   In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC.  Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions.  In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a

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REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above.  The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

Taxation of Certain Foreign Investors

(1)	Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person.  Each Regular Securityholder is encouraged to consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates.  Investors who are Non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.  The term “Non-U.S. Person” means any person who is not a U.S. Person.

(2)	Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the issuing entity or segregated pool of assets in the issuing entity (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).  Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject

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to United States federal income tax at regular rates.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of transfers having “tax avoidance potential.”  Investors who are Non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)	Backup Withholding

Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status.  Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder’s federal income tax liability. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to provide information but that does not do so in a proper manner.

Grantor Trust Funds

Characterization.  For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code and not as an association taxable as a corporation.  In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as “Grantor Trust Securityholders”) will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund’s assets as described below.

Taxation of Grantor Trust Securityholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund.  Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund.  Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund.  Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be

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allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or the market discount rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

Market Discount.  A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund’s assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “REMICs—Taxation of Owners of Regular Securities—Market Discount” above.  As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

Premium.  To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “REMICs—Taxation of Owners of Regular Securities—Premium” above.

Status of the Grantor Trust Securities.  Except for that portion of a Grantor Trust Fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

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•
“domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . .  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent assets of the Trust consist of mortgage loans and other assets of the type described in that section of the Code.

•
real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

•
REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

It is not clear whether Grantor Trust Certificates that are Stripped Certificates (as described below under “Stripped Certificates”) should be treated as qualifying under the Code provisions cited in the first two bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate.  Grantor Trust Securityholders are encouraged to consult their own tax advisors concerning the characterization of the securityholder’s investment for federal income tax purposes.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments.  Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right.  However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a “stripped coupon”) as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped from the mortgage assets.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•	if any servicing compensation is deemed to exceed a reasonable amount;

•	if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

•	if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund’s assets; or

•	if certificates are issued which represent the right to interest-only payments or principal-only payments.

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The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Holders may be obligated to perform such calculation based on the day they acquire their Trust Certificates rather than based on when the Grantor Trust Fund acquires the Stripped Certificates.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code, read literally, could require that OID computations be made for each payment from each mortgage loan.  However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or a Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward.  See “—Market Discount” above.  Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

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Prepayments. The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

Sale or Exchange of a Grantor Trust Security.  Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner’s adjusted basis in the Grantor Trust Security.  The adjusted basis generally will equal the seller’s cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund  represented by a Grantor Trust Security are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller’s interest in accrued market discount on Grantor Trust Fund assets not previously taken into income.  See “—Market Discount,” above.  Further, Grantor Trust Securities will be “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent the assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Securities.  A holder of a Grantor Trust Security who is not a “U.S. person” (as defined above at “REMICs—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person.  Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  Foreign investors in Grantor Trust Securities issued by a Grantor Trust Fund, the assets of which are mortgage loans, may be subject to negative tax consequences if the related real property is foreclosed upon while held by the Grantor Trust Fund. All holders of Grantor Trust Securities are encouraged to consult their tax advisors regarding the tax consequences of investing in Grantor Trust Securities and the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at “REMICs—Taxation of Certain Foreign Investors—Regular Securities”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

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If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In this regard, real estate acquired by a Grantor Trust as a result of foreclosure or in lieu of foreclosure could cause a foreign holder to have “effectively connected income” or a U.S. tax filing obligation even in the absence of such income.  In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a “backup” withholding tax if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to provide information but that does not do so in a proper manner.

Grantor Trust Reporting.  The master servicer or trustee, or its designated agent, will be responsible for income tax reporting in respect of each grantor trust.  The master servicer or trustee, or its designated agent, will furnish or make available, within a reasonable time after the end of each calendar year, to each securityholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable securityholders to make the information available to owners or other financial intermediaries of securityholders that hold the certificates as nominees, and will furnish comparable information to the IRS as and when required by law to do so.  There is no assurance the IRS will agree with the master servicer or trustee’s information reports.

On January 24, 2006, the Treasury published final regulations, which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

The master servicer or trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations. The master servicer or trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Partnership Trust Funds and Disregarded Entities

Classification of Issuing Entities

For each series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the issuing entity will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the parties to the related Agreement and related documents will comply with the terms of those documents.

Taxation of Debt Securityholders

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in a Partnership Trust Fund.  If so treated, the Partnership Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity.  Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Partnership Trust Fund were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of the Partnership Trust Fund’s expenses, and income from the Partnership Trust Fund’s assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners’ method of tax accounting.

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Except for the treatment of the allocation of Realized Losses, Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities” and “—Sale or Exchange of Regular Securities.”

Allocations of Realized Losses.

The manner in which losses are claimed on the Notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the Notes for federal tax purposes.  Whether the Notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the Notes are considered issued by a corporation.  If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Partnership Trust Fund, then the issuing entity will be a disregarded entity as separate from its equity owner and if such equity owner is a corporation, the Notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects  both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers).  If the Notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g., if some Certificateholders are natural persons or partnerships and some are corporations, losses on the Notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the Notes are considered issued by a partnership then they would be governed by the rules under Code Section 166 the same as a REMIC.  Investors are encouraged to consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property “within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” or “Government securities” within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute “Government securities” within the meaning of Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute “qualified mortgages” with in the meaning of Section 860G(a)(3) of the Code for REMICs.

Taxation of Owners of Partnership Certificates

(1)	Treatment as a Partnership Trust Fund

The correct characterization of an issuing entity that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the issuing entity has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the Noteholders) the issuing entity could qualify as a grantor trust with an interest expense.  As a consequence, each Certificateholder would be treated as owning a pro rata share of the issuing entity’s assets, earning income thereon and incurring the expenses of the issuing entity (including the interest expense on the Notes).  See “Grantor Trusts.”  If an issuing entity that issues Notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement.  In addition, it is possible that an issuing entity that issued Notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause Certificateholders to be treated as

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essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include an issuing entity.  If an issuing entity that is treated as a partnership has made an election under Section 761 to be excluded from the main partnership provisions of the Code this will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election.  If there is only one Certificateholder in an issuing entity that represents all of the equity of the issuing entity for federal income tax purposes, the separate existence of the issuing entity is disregarded, and the Certificateholder is treated as the owner of all of the assets of the issuing entity and as the issuer of the Notes of the issuing entity for federal income tax purposes.  For all other Issuing entities that issue Notes, the Partnership Trust Fund will agree, and the related owners of Partnership Certificates (“Partnership Certificate Owners”) will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity.  However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)	Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its Certificateholders.  Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes.  The Partnership Trust Fund’s income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents).  To the

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extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the issuing entity will be allocated.

Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income.  An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax.  In addition, after 2010, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)	Discount and Premium

The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be.  See “REMICs—Taxation of Owners of Regular Securities—Acquisition Premium” and “— Market Discount” above.  As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis.  Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)	Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the

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Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund.  The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund.  The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)	Disposition of Partnership Certificates

Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold.  Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner’s holding period exceeded one year.  A Partnership Certificate Owner’s tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate.  In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner’s share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund.  A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.  A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)	Allocations Between Transferors and Transferees

In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period.  As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a Due Period convention may not be permitted by existing Treasury regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners.  The Partnership Trust Fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

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(7)	Section 731 Distributions

In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner’s interest in the Partnership Certificate.  To the extent that the amount of money distributed exceeds that Partnership Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner’s interest.  Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

(8)	Section 754 Election

In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had.  The tax basis of the Partnership Trust Fund’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the trust were to file an election under Section 754 of the Code. Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates, if the certificates have a fixed principal (or similar) amount.  With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code.  As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)	Administrative Matters

The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund.  Except as disclosed in the related prospectus supplement, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner’s allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1.  The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

•	the name, address and identification number of such person,

•	whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

•	particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

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In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a Partnership Certificate Owner’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

(10)	Taxation of Certain Foreign Partnership Certificate Owners

As used below, the term “Non-United States Owner” means a Partnership Certificate Owner that is not a U.S. Person, as defined under “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors,” above.

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold.  If the Partnership Trust Fund will protectively withhold, such withholding will be disclosed in the related Prospectus Supplement. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 35% for all other Non-United States Owners.  If the income is determined to be effectively connected to a U.S. trade or business, certain corporate Non-United States Owners could be subject to an additional 30% “branch profits tax” at a rate of 30% (or lower rate under an applicable tax treaty).

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate (as applicable) income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with

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respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner’s allocable share of interest from the Partnership Trust Fund constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.  In any event, in order to request any refund of taxes withheld by the Partnership Trust Fund, a Non-United States Investor must file a U.S. individual or corporate (as applicable) income tax return.

(11)	Backup Withholding

Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a “backup” withholding tax if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to provide information but that does not do so in a proper manner.

(12)	Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case in imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).  The rules defining “reportable transactions” are complex, and include, but are not limited to, transactions that result in certain losses that exceed threshold amounts.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

(13)	Exchangeable Certificates

The tax consequences of holding or selling Exchangeable Certificates will be discussed in the related Prospectus Supplement.

Consequences for Particular Investors

The federal tax discussions above may not be applicable depending on a securityholder’s particular tax situation.  The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States federal income tax penalties that may be imposed.

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Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the Notes and Certificates, as applicable, offered under this prospectus and the Prospectus Supplement.  In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.
ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The depositor, underwriter, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets

In 29 C.F.R §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for

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purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the Assets of the issuing entity and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the issuing entity and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Prohibited Transaction Class Exemption 83-1

The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of Certificates which are “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate” is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.  PTCE 83-1 requires that:  (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the issuing entity, together with all funds inuring to its benefit for administering the issuing entity, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.  In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the depositor, the insurer, the master servicer or other servicer or the trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.  In the case of any Plan with respect to which the depositor, the master servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm’s-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the depositor, the trustee, the master servicer and the insurer.  Before purchasing Certificates, a fiduciary of a Plan should confirm that the issuing entity is a “mortgage pool,” that the Certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

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Underwriter Exemption

The DOL has granted to Deutsche Bank Securities Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”), Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) and Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include:  manufactured housing loans and previously issued securities eligible under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption

The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Assets held by the issuing entity must be fully secured.  (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “loans.”).  Third, unless the Certificates are backed by fully-secured loans, they may not be subordinated.  Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than any underwriter as defined in the Exemption.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest rate swap” (as described below) held as an Asset of the issuing entity and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the issuing entity as of the date of initial issuance of the Certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related issuing entity must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Types of Issuing Entities

The Exemption permits the issuer to be an owner-trust, a REMIC or a grantor trust.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be

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reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Coverage for Certificates Not Exemption Eligible

In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets

The Amendment permits an interest-rate swap agreement and a yield supplement agreement to be Assets of an issuing entity which issues Certificates acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the issuing entity) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted issuing entity Asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the issuing entity to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the

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counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the issuing entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the issuing entity (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the issuing entity if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the issuing entity and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts

If Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the issuing entity within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date.  Exemptive relief is available provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the issuing entity, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such additional loans to the issuing entity during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the issuing entity.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the issuing entity at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the issuing entity on the closing date.  Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus,

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Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

Revolving Pool Features

The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, Certificates issued by issuing entities which feature revolving pools of Assets will not be eligible for a purchase by Plans.  However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the issuing entity provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the Assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans.  However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect

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to such Plan.  There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Amendment to the Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s Assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the issuing entity.  However, with respect to the acquisition, holding or transfer of Notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS IS ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

The Prospectus Supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, only classes of Offered Notes or Offered

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Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, an issuing entity consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be “mortgage related securities” for purposes of SMMEA.

Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with general standards concerning “safety and soundness” and retention of credit information in 12 C.F.R. §1.5), some “Type IV securities,” defined in 12 C.F.R. §1.2(l) to include some “residential mortgage related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. §703.140.  Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the “OTS”) should consider the OTS’ Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” before investing in any of the Offered Notes or Offered Certificates, as applicable.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

If specified in the Prospectus Supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute “mortgage related securities” under SMMEA.  The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

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Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying,” and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as “mortgage related securities,” no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series.  The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If specified in the Prospectus Supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. (“DBS”) acting as underwriter with other underwriters, if any, named in the underwriting agreement.  In that event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions.  The Prospectus Supplement will describe any compensation paid by the depositor.

As to any offering of securities, in additions to the method of distribution as described in the Prospectus Supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the Prospectus Supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase.  If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a

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percentage of the total principal balance of the related contracts as of the Cut-off Date.  The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the Prospectus Supplement.  To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price.  The Prospectus Supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s contracts pending the sale of those  interests in those contracts, including the Notes or Certificates, as applicable.  DBS performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors.  Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable Securityholders are encouraged to consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus.  Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable (the “Registration Statement”).  This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission.  The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N.E., Washington, D.C. 20549, and at Regional Offices in the following locations:

•	Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

•	New York Regional Office, 3 World Financial Center, Room 4300, New York, New York 10281.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street N.E., Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site.  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

106

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the depositor’s website referenced above as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Description of the Agreements – Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the issuing entity referred to in the Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that issuing entity will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the Prospectus Supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the Prospectus Supplement.

The Trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests for information should be directed to the corporate trust office of the Trustee specified in the Prospectus Supplement.

Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

107

Financial Information

A new issuing entity will be formed for each series of Notes or Certificates, as applicable, and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable.  Accordingly, financial statements for an issuing entity will generally not be included in this prospectus or in the Prospectus Supplement.

Rating

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans.  These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

108

Index of Defined Terms

110% yield rule	73
1986 Act	66
1997 Act	88
1998 Policy Statement	104
Acceptable Investments	102
Accrual Period	10
Agreement	35
Allowable Interest Rate	100
Allowable Notional Amount	100
Asset Group	18
Asset Seller	3
Assets	3
Beneficial Owner	26
Book-Entry Certificates	18
Book-Entry Notes	18
Book-Entry Securities	18
Capitalized Interest Account	7
Certificates	16
CI	27
Clearstream Luxembourg	26
Clearstream, Luxembourg	27
Clearstream, Luxembourg Participants	27
Code	25, 61
Collection Account	37
Cooperative Corporation	28
Covered Trust	54
CPR	12
DBC	27
DBS	105
Debt Securities	62
Definitive Certificates	18
Definitive Notes	18
Definitive Securities	18
Determination Date	18
Disqualified Organization	77
disqualified persons	97
Distribution Account	50
Distribution Date	10
DOL	97
DOL Pre-Funding Period	101
DTC	26
EDGAR	106
Eligible Accounts	7
Eligible Corporation	79
ERISA	97
Euroclear	26
Euroclear Operator	28
European Depositaries	28
Exchange Act	27
Exemption	99
EYS Agreement	101
FDIC	37
Federal Tax Counsel	63
FFIEC	104
Financial Intermediary	29
Grantor Trust Fund	62
Grantor Trust Securities	62
Grantor Trust Securityholders	84
Increasing Payment Asset	4
Indirect Participants	27
Insurance Proceeds	19
Leveraged	100
Liquidation Proceeds	19
Mortgage Securities	3

109

NCUA	104
New CI	27
noneconomic residual interest	78
Nonrecoverable Advance	22
Notes	16
OCC	104
Offered Certificates	18
Offered Notes	18
Offered Securities	18
Offering Documents	102
OID Regulations	62
OTS	104
Participants	26
parties in interest	97
Partnership Certificate Owners	91
Partnership Certificates	62
Pass-Through Entity	77
Permitted Investments	38
Plan	97
Plan Asset Regulations	97
Pre-Funded Amount	7
Pre-Funding Account	7
Pre-Funding Limit	101
Pre-Funding Period	7
Prepayment Assumption	67
Prospectus Supplement	1
PTCE 83-1	98
PTCE 84-14	100
PTCE 95-60	100
PTCE 96-23	100
PTE 2000-58	99
PTE 2002-41	99
PTE 97-34	99
QPAM	100
Rating Agency	99
Record Date	18
Registration Statement	106
Regular Securities	63
Regular Securityholder	66
Relevant Depositary	28
Relief Act	60
REMIC	34, 61
REMIC Provisions	61
REMIC qualified floating rate	66
REMIC Regulations	62
REMIC Securities	34, 61
REO Property	24
Residual Holders	73
Residual Securities	63
Rules	29
Securities	16
Similar Law	103
SMMEA	103
SPA	12
Special servicer	47
Subsequent Assets	7
Swap	100
Swap Agreement	100
Taxable Mortgage Pools	62
Terms and Conditions	28
Tiered REMICs	65
U.S. Person	79
UCC	27
Warranting Party	36

110

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement dated [_________ __, ____] (to Prospectus dated ________ __, 2010)

$[__________] (Approximate)

ACE SECURITIES CORP. Home Equity Loan Trust, Series [_______]

Asset Backed Pass-Through Certificates

Home Equity Loan Trust [________]
Issuing Entity

[DB Structured Products, Inc.]
Sponsor

Ace Securities Corp.
Depositor

[_________________________]
Servicer

[_________________________]
Master Servicer

You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.

The Offered Certificates hereby represent an interest solely in the Issuing Entity and do not evidence interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

Offered Certificates
The trust created for the Series [______] certificates will hold a pool of manufactured housing installment sale contracts and installment loan agreements. The trust will issue [________] classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances or notional amounts and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of excess interest, [overcollateralization], subordination and an [interest rate swap agreement].

Scheduled Final Maturity Date
Class	Initial Certificate Principal Balance or Notional Amount(1)	Pass-Through Rate
[___]	$[__________]	[One-Month LIBOR + [___]%(2)(3)]	[_________, 20__]
[___]	$[__________]	[One-Month LIBOR + [___]% (2)(3)]	[_________, 20__]
[___]	$[__________]	[One-Month LIBOR + [___]% (2)(3)]	[_________, 20__]
[___]	$[__________]	[One-Month LIBOR + [___]% (2)(3)]	[_________, 20__]
______________________
(1)Approximate.
(2)The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in this prospectus supplement under “Summary of Prospectus Supplement.”
(3)After the optional termination date, the margins applicable to the Class [___] Certificates and the Class [___] Certificates will increase by [___]% and the margins applicable to the Class [___] Certificates and the Class [___] Certificates will increase by the lesser of (i) the product of the applicable margin and [ ]% and (ii) [ ]%.

The certificates offered by this prospectus supplement will be purchased by [Deutsche Bank Securities Inc.] from the Depositor, and are being offered by [Deutsche Bank Securities Inc.] from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately [___]% of their initial Certificate Principal Balance before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[Deutsche Bank Securities]

The date of this prospectus supplement is [_____________] 2010

Important notice about information in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

Ace Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT	S-1
The Issuing Entity.	S-1
The Contracts	S-1
Removal and Substitution of a Contract	S-3
The Certificates	S-3
Credit Enhancement	S-4
P&I Advances	S-7
Fees and Expenses	S-7
Optional Termination	S-7
Final Scheduled Maturity Dates	S-7
Expected Final Distribution Dates	S-7
Material Federal Income Tax Considerations	S-7
Ratings	S-8
Legal Investment	S-8
ERISA Considerations	S-8
RISK FACTORS	S-9

i

USE OF PROCEEDS	S-24
THE CONTRACT POOL	S-24
General	S-24
Contract Delinquencies and Losses	S-26
Contract Characteristics	S-27
Group I Contract Characteristics	S-34
Group II Contract Characteristics	S-41
The Indices	S-47
Underwriting Standards	S-48
[Name of Originator]	S-48
[Originator Name]	S-48
Additional Information Concerning the Contracts	S-48
[Conveyance of Subsequent Contracts and the Pre-Funding Account]	S-48
[Interest Coverage Account]	S-49
YIELD ON THE CERTIFICATES	S-50
Certain Shortfalls in Collections of Interest	S-50
General Prepayment Considerations	S-50
Special Yield Considerations	S-51
Weighted Average Lives	S-52
Yield Sensitivity of the Mezzanine Certificates	S-61
[The Interest Rate Swap Agreement and the Swap Provider]	S-62
DESCRIPTION OF THE CERTIFICATES	S-68
General	S-68
Book-Entry Certificates	S-69
Exchangeable Certificates	S-72
Pass-Through Rates	S-72
Glossary	S-75
Permitted Investments	S-84
Interest Distributions on the Offered Certificates and the Class B Certificates	S-86
Calculation of One-Month LIBOR	S-87
Principal Distributions on the Offered Certificates and the Class B Certificates	S-88
Distributions with Respect to Exchangeable Certificates	S-90
Table of Fees and Expenses	S-90
Credit Enhancement	S-92
Overcollateralization Provisions	S-92
Allocation of Extra Principal Distribution Amount	S-95
Allocation of Losses; Subordination	S-96
P&I Advances	S-97
Reports to Certificateholders	S-98
THE ORIGINATORS	S-98
General	S-98
STATIC POOL INFORMATION	S-99
ISSUING ENTITY	S-99
THE DEPOSITOR	S-99
THE SPONSOR	S-100
THE SERVICER	S-101
General	S-101
[Servicer Name]	S-101

ii

Servicing and Other Compensation and Payment of Expenses	S-105
THE MASTER SERVICER	S-106
[General]	S-106
Master Servicing and Other Compensation and Payment of Expenses	S-106
Transfer of Master Servicing	S-106
THE TRUSTEE	S-107
THE SECURITIES ADMINISTRATOR	S-108
THE CUSTODIANS	S-108
[THE CREDIT RISK MANAGER]	S-109
POOLING AND SERVICING AGREEMENT	S-109
General	S-109
Assignment of the Contracts	S-109
Payments on Contracts; Deposits to Collection Account and Distribution Account	S-111
Certain Matters Regarding [____] as Servicer	S-111
Events of Default	S-112
Voting Rights	S-112
Termination	S-112
Optional Purchase of Defaulted Contracts	S-114
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	S-114
METHOD OF DISTRIBUTION	S-119
SECONDARY MARKET	S-120
LEGAL MATTERS	S-120
RATINGS	S-120
LEGAL PROCEEDINGS	S-121
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-121
LEGAL INVESTMENT	S-121
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS	S-121
ANNEX I	AX-1
Initial Settlement	AX-1
Secondary Market Trading	AX-1
Certain U.S. Federal Income Tax Documentation Requirements	AX-3

iii

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a brief description of the important features of the certificates offered by this prospectus supplement and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Issuing Entity	Home Equity Loan Trust [______]

Title of Series	ACE Securities Corp. Home Equity Loan Trust, Series [______] Asset Backed Pass-Through Certificates.

Cut-off Date	[___________].

Closing Date	On or about [____________].

Depositor	Ace Securities Corp., a Delaware corporation. See “The Depositor” in the prospectus.

Originators
[_________________________], with respect to approximately [__]% of the manufactured housing installment sale contracts and installment loan agreements, or contracts, by aggregate principal balance as of the Cut-off Date. [The remainder of the contracts were originated by various originators, none of which have originated more than 10% of the contracts.  See “The Originators” in this prospectus supplement.]

Sponsor	[DB Structured Products, Inc., a Delaware corporation]. See “The Sponsor” in this prospectus supplement and in the prospectus.

Master Servicer	[________________________]. See “The Master Servicer” in this prospectus supplement.

Servicer	[________________________]. See “The Servicer” in this prospectus supplement.

Trustee	[________________________], will be the trustee of the trust [and the supplemental interest trust]. See “The Trustee” in this prospectus supplement.

Securities Administrator	[________________________]. See “The Securities Administrator” in this prospectus supplement.

Custodians	[________________________]. See “The Custodians” in this prospectus supplement.

Distribution Dates	Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [__________].

[Credit Risk Manager	[________________________]. See “The Credit Risk Manager” in this prospectus supplement.]

S-1

Offered Certificates
Only the certificates listed on the cover of this prospectus supplement are being offered by this prospectus supplement. Each class of Offered Certificates will have the initial certificate principal balance or notional amount and pass-through rate set forth or described in the table appearing on the cover of this prospectus supplement.

S-2

The Issuing Entity.

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the Cut-off Date among the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee. There are [________] classes of certificates evidencing interests in the trust. See “Description of the Certificates” in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust.  In general, distributions of interest and principal, if applicable, on the Offered Certificates will be made only from payments received in connection with the contracts [and the interest rate swap agreement].

The Contracts

References to percentages of the contracts under this section are calculated based on the aggregate principal balance of the contracts as of the Cut-off Date.

The trust will contain [___] manufactured housing installment sale contracts and installment loan agreements (the “Contracts”).

[As described herein, additional contracts, referred to herein as subsequent contracts, may be added to the contract pool after the closing date.]

[All percentages with respect to the characteristics of the contracts shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent contracts, representing up to [__]% of the contract pool, identified and expected to be transferred to the trust within [ninety] days of the closing date.]

[On the closing date, the Depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool.  This amount is referred to in this prospectus supplement as the pre-funded amount.  From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the Depositor may sell and the Trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent contracts to be included in the trust fund backing all the classes of certificates, provided that such subsequent contracts satisfy the requirements described in “The Contract Pool—Conveyance of Subsequent Contracts and the Pre-Funding Account” in this prospectus supplement.  The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent contracts during the pre-funding period.  Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

[On the closing date, the Depositor will deposit in an account to be held by the Securities Administrator, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the Securities Administrator to cover shortfalls in the amount of interest generated by the subsequent contracts attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the Depositor or its designee.]

[For purposes of calculating interest and principal distributions on the Class [__] Certificates and the Class [__] and Class [__] Certificates (collectively, the “Class [__] Certificates”; and together with the Class [__] Certificates, the “Class [__] Certificates”), the Contracts have been divided into two contract groups, designated as the “Group I Contracts” and the “Group II Contracts.”  The Group I Contracts consist of [fixed rate and adjustable-rate manufactured housing installment sale contracts and installment loan agreements]. The Group II Contracts consist of [fixed rate and adjustable-rate manufactured housing installment sale contracts and installment loan agreements].]

[The Class [__] Certificates evidence interests in the Group I Contracts.  The Class [__] Certificates evidence interests in the Group II Contracts. The Class [__] Certificates and Class [__] Certificates (collectively, the “Mezzanine Certificates”) evidence interests in all of the Contracts.]

S-1

The Group I Contracts consist of [___] contracts and have an aggregate principal balance of approximately $[_________] as of the Cut-off Date. The Group I Contracts have original terms to maturity of not greater than approximately [__] years and have the following characteristics as of the Cut-off Date:

Range of contract rates:	[___]% to [___]%.
Weighted average contract rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum contract rates:	[___]% to [___]%.]
[Weighted average minimum contract rate:	[___]%.]
[Range of maximum contract rates:	[___]% to [___]%.]
[Weighted average maximum contract rate:	[___]%.]
Weighted average remaining term
to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___].
Average principal balance:	$[___].
Range of original combined
loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]
[The Group II Contracts consist of [____] contracts and have an aggregate principal balance of approximately $[_________] as of the Cut-off Date. The Group II Contracts have original terms to maturity of not greater than approximately [__] years and have the following characteristics as of the Cut-off Date:

Range of contract rates:	[___]% to [___]%.
Weighted average contract rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum contract rates:	[___]% to [___]%.]
[Weighted average minimum contract rate:	[___]%.]
[Range of maximum contract rates:	[___]% to v%.]
[Weighted average maximum contract rate:	[___]%.]
Weighted average remaining term
to stated maturity:	[___] months.
Range of principal balances:	$[___] to $[___]
Average principal balance:	$[___].
Range of original combined
loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]
The Contracts consist of [_____] contracts and in the aggregate have a principal balance of approximately $[_____] as of the Cut-off Date and have the following characteristics as of the Cut-off Date:

Range of contract rates:	[___]% to [___]%.
Weighted average contract rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum contract rates:	[___]% to [___]%.]
[Weighted average minimum contract rate:	[___]%.]
[Range of maximum contract rates:	[___]% to [___]%.]
[Weighted average maximum contract rate:	[___]%.]
Weighted average remaining term
to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___]
Average principal balance:	$[___].
Range of original combined
loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]]
The contract rate on each adjustable-rate Contract will adjust [semi-annually] on each adjustment date to equal the sum of (A) [Six-Month LIBOR] (as defined in this prospectus supplement) and (B) the related gross margin, subject to periodic and lifetime limitations, as

S-2

described under “The Contract Pool” in this prospectus supplement. See also “The Contract Pool–The Index” in this prospectus supplement.

The first adjustment date on the adjustable-rate Contracts will occur after an initial period of approximately [six months or two, three or five years] from the date of origination, as more fully described under “The Contract Pool” in this prospectus supplement.

For additional information regarding the Contracts, see “The Contract Pool” in this prospectus supplement.

Removal and Substitution of a Contract

The Trustee will acknowledge the sale, transfer and assignment of the trust fund [Contract] to it by the Depositor and receipt of, subject to further review and the exceptions, the Contracts.  If the Trustee finds that any Contract is defective on its face due to a breach of the representations and warranties with respect to that contract made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Contract, the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute Contract (if within two years of the Closing Date); provided that, if such defect would cause the Contract to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The Class [__] Certificates and the [__] Certificates are the only classes of certificates offered by this prospectus supplement and are referred to herein as the “Offered Certificates”. The Offered Certificates will have the characteristics shown in the table on the cover of this prospectus supplement and as described in this prospectus supplement.

The pass-through rate on each class of Offered Certificates is variable and will be calculated for each Distribution Date as described below and under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.  [The pass-through rate on each class of Offered Certificates is a rate per annum based on [one-month LIBOR] plus an applicable spread, subject to a rate cap calculated based on the weighted average contract rate of the Contracts in the related contract group, less the fee rates payable to the Servicer, the Master Servicer and the Credit Risk Manager (collectively, the “Administration Costs”) [and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider or any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event allocable to the related loan group and in the case of the Mezzanine Certificates based on both contract groups, weighted in proportion to the results of subtracting from the aggregate principal balance of each contract group the certificate principal balance of the related Class A Certificates], and in each case, adjusted for the actual number of days in the interest accrual period.] [The initial spread relating to the Class [__] Certificates is [__]% per annum.  The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. Each spread is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.]

The Offered Certificates will be sold by the Depositor to Deutsche Bank Securities Inc. (the “Underwriter”) on the Closing Date.

The Offered Certificates will be represented initially by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this prospectus supplement) in Europe and will be issued in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. See “Description of the Certificates–Book-Entry Certificates” in this prospectus supplement.

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Class B Certificates.  The Class [__] Certificates and Class [__] Certificates (together, the “Class B Certificates”) are not offered by this prospectus supplement.  The Class [__] Certificates evidence interests in all of the Contracts. The Class [__] Certificates will have an initial certificate principal balance of approximately $[________]. The Class [__] Certificates will have an initial certificate principal balance of approximately $[_______]. [The pass-through rate applicable to each class of Class [__] Certificates is a rate per annum based on [one-month] LIBOR plus an applicable spread, subject to a rate cap calculated based on the weighted average contract rate of the Contracts, less the Administration Costs [and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class [__] Certificates] and adjusted for the actual number of days in the interest accrual period. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The spread applicable to each class of Class [__] Certificates is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.]  The Class [__] Certificates initially evidence an aggregate interest of approximately [__]% in the trust.

Class CE Certificates.  The Class CE Certificates are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $[__________], which is equal to the initial overcollateralization required by the pooling and servicing agreement.  The Class CE Certificates initially evidence an interest of approximately [__]% in the trust.

[Class P Certificates.  The Class P Certificates are not offered by this prospectus supplement.  The Class P Certificates will have an initial certificate principal balance of $[__] and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment charges received in respect of the Contracts.]

Residual Certificates.  The Class R Certificates or Residual Certificates, which are not offered by this prospectus supplement, represent the residual interests in the trust.

[Exchangeable Certificates.  Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the exchangeable REMIC certificates, in combinations referred to in this prospectus supplement as the REMIC combinations. The exchangeable certificates and related REMIC combinations are identified in Annex [___] to this prospectus supplement. In the event that any REMIC combination is exchanged for the related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal and/or interest distributions on each class of exchangeable REMIC certificates in the related REMIC combination. In addition, each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.  See “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement.]

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates and the Class B Certificates consists of excess interest, [overcollateralization], subordination [and an interest rate swap agreement], each as described in this section and under “Description of the Certificates–Credit Enhancement” and [“–Overcollateralization Provisions”] in this prospectus supplement.

Excess Interest.  The Contracts bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust [and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event)].  Any excess interest from the Contracts each month will be available to absorb realized losses

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on the Contracts [and to maintain or restore overcollateralization at required levels].

Subordination. The rights of the holders of the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class [__] Certificates.

In addition, to the extent described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement,

•the rights of the holders of the Class [__], Class [__], Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class [__], Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the Contracts, as described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

[Overcollateralization. The aggregate principal balance of the Contracts as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class [__] Certificates, the Mezzanine Certificates, the Class B Certificates and the Class P Certificates on the Closing Date by approximately $[_________], which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately [__]% of the aggregate principal balance of the Contracts as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the contract pool under the pooling and servicing agreement. See “Description of the Certificates–Overcollateralization Provisions” in this prospectus supplement.]

[Interest Rate Swap Agreement. The Offered Certificates and the Class B Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by [__________________] (the “Swap Provider”) for each Distribution Date commencing in [___________]and terminating on the Distribution Date in [___________], unless terminated earlier in accordance with the provisions of the Interest Rate Swap Agreement.]

[Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) will be obligated to make a fixed payment (the “Securities Administrator Payment”) to the Swap Provider calculated in accordance with the procedures set forth in the Interest Rate Swap Agreement and as set forth in this prospectus supplement, and (ii) the Swap Provider will be obligated to make a floating payment to the supplemental interest trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the “Swap Provider Payment”) equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the “Swap Notional Amount” set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.]

[On each Distribution Date, the net positive difference between the Securities Administrator Payment and the Swap Provider Payment, if any (a “Net Swap Payment”), will be deposited into a reserve fund and will be available for distribution to the Offered Certificates and Class B Certificates in respect of any interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates and the Class B Certificates as described in this prospectus supplement. If, on any Distribution Date, the Swap Provider Payment with respect to the Offered Certificates and the Class B Certificates exceeds the amount of the interest

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and principal shortfall amounts and any realized losses allocated to the Offered Certificates and the Class B Certificates for such Distribution Date, after making the distributions set forth under “The Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement, any remaining amounts will be distributed to the Class CE Certificates. See “Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

[Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the Securities Administrator is required to make a Swap Termination Payment that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to certificateholders.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

[Amounts payable by the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments which are not payable as a result of the occurrence of a Swap Provider trigger event will be paid to the Swap Provider on each Distribution Date before distributions to certificateholders and will first be deposited to the supplemental interest trust before payment to the Swap Provider.]

[Mandatory Auction of the Mandatory Auction Certificates]

[Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Certificates and Class [__] Certificates, referred to in this prospectus supplement as the mandatory auction certificates, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction certificates will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Certificates-Mandatory Auction” in this prospectus supplement.]

Allocation of Losses. If, on any Distribution Date, there is not sufficient excess interest [or overcollateralization (represented by the Class CE Certificates)] or [Net Swap Payments] to absorb realized losses on the Contracts as described under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, then realized losses on the Contracts will be allocated to the Class [__], Class [__], Class [__] and Class [__] Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. [The pooling and servicing agreement does not permit the allocation of realized losses on the Contracts to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Contracts to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled.] See “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

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Unless the Servicer collects subsequent recoveries on Contracts for which realized losses were allocated to the Class B Certificates and Mezzanine Certificates, once realized losses are allocated to the Class B Certificates and the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. [However, the amount of any realized losses allocated to the Class B Certificates and the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

P&I Advances

The Servicer is required to advance delinquent payments of principal and interest on the Contracts serviced by the Servicer, subject to the limitations described under “Description of the Certificates—P&I Advances” in this prospectus supplement.  A successor servicer will be obligated to make any required delinquency advance if the Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The Servicer, or any successor servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.  See “Description of the Certificates—P&I Advances” in this prospectus supplement and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Fees and Expenses

With respect to each Contract, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Contract.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Contract is computed.  The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected.  [The master servicer will pay the trustee fee and the servicing fees from its fee.]  See “Description of the Certificates—Table of Fees and Expenses” in this prospectus supplement.

Optional Termination

At its option and subject to certain conditions, the Master Servicer may purchase all of the Contracts in the contract pool, together with any properties in respect of the Contracts acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the Contracts (and properties acquired in respect of the Contracts), remaining in the trust [together with the remaining amount in the pre-funding account] has been reduced to less than or equal to 10% of the aggregate principal balance of the Contracts as of the Cut-off Date[, plus the amount in the pre-funding account as of the closing date]. Subject to certain additional conditions set forth in the pooling and servicing agreement, in the event that the Master Servicer fails to exercise its optional termination right, [the Servicer], may, at its option, exercise such optional termination right.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement and “Description of the Securities—Termination” in the prospectus.

Final Scheduled Maturity Dates

The final scheduled Distribution Date for each class of Offered Certificates is listed on the cover of this prospectus supplement.

Expected Final Distribution Dates

The expected final Distribution Date of each class of Offered Certificate is [                   ], based on the assumption that the Master Servicer has exercised its option to purchase all the Contracts in the contract pool as described in “Optional Termination” above. Due to losses and prepayments on the Contracts, the final Distribution Dates on each class of Offered Certificate may be substantially earlier or later than such date.

Material Federal Income Tax Considerations

[Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve fund, [payments from the supplemental interest trust or the obligation to make payments to the supplemental interest trust]) as real estate mortgage investment conduits (each a “REMIC”)

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for federal income tax purposes.]  [The Exchangeable Certificates will represent beneficial ownership of multiple REMIC regular interests.]  See “Material Federal Income Tax Considerations—REMICs —Characterization of Investments in REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in this prospectus supplement and “Material Federal Income Tax Considerations” in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from [______________] and [_________________]:

Offered Certificates	[____]	[____]
Class [__]	[__]	[__]
Class [__]	[__]	[__]
Class [__]	[__]	[__]
Class [__]	[__]	[__]

A security rating does not address the frequency of prepayments on the Contracts or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The Offered Certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in this prospectus supplement and in the prospectus.

Considerations for Benefit Plan Investors

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”). [Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor.]  Investors are encouraged to consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.  See “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the prospectus.

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RISK FACTORS

The following information, which you should consider carefully, identifies significant risks associated with an investment in the certificates.

Contracts with high combined loan-to-value ratios leave the related obligor with little or no equity in the related manufactured homes.

Approximately [__]% of the Group I Contracts and approximately [__]% of the Group II Contracts, in each case, by the related aggregate principal balance as of the Cut-off Date, had a combined loan-to-value ratio at origination in excess of [__]%.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a manufactured home, as well as other factors, may have the effect of reducing the value of the manufactured home from the appraised value at the time the Contract was originated. If there is a reduction in the value of the manufactured home, the combined loan-to-value ratio may increase over what it was at the time the Contract was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Contract, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a manufactured home estimated in any appraisal or review is equal to the actual value of that manufactured home at the time of that appraisal or review. Investors should note that the values of the manufactured home may be insufficient to cover the outstanding principal balance of the Contracts. There can be no assurance that the combined loan-to-value ratio of any Contract determined at any time after origination or modification will be less than or equal to its combined loan-to-value ratio at origination.

Developments in specified states could have a disproportionate effect on the Contracts due to the geographic concentration of manufactured homes.

Approximately [__]% of the Group I Contracts and approximately [__]% of the Group II Contracts, in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by manufactured homes located in the State of [_____].  Approximately [__]% of the aggregate principal balance of the Contracts as of the Cut-off Date, are located in a single [_____] zip code, which is the largest concentration of Contracts in a single zip code. If the [_____] residential real estate market should experience an overall decline in property values after the dates of origination of the Contracts, the rates of delinquencies, foreclosures, bankruptcies and losses on the Contracts may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in [_____] may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates]

General

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Certificates. The Offered Certificates are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the ratings on the Offered Certificates will not be downgraded in the future.

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Increased Risk of Default Resulting from Loan Underwriting

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the mortgage loans.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2009. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments

Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a

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claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past two years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of certificates. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in a pooling and servicing agreement, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing

To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

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Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of Securities

Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related certificates and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

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The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the Offered Certificates as well as the amount of investment proceeds to which the Offered Certificates would indirectly be entitled.

Impact of Mortgage Loan Modifications

General

Each of the master servicers or servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, each master servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered certificate, reduced distributions of interest or principal on the related offered certificate, an extension of the weighted average life of the related offered certificate or an allocation of a realized loss to the subordinate certificates, or possibly to the senior certificates.

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Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the Offered Certificates. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the trust, and, if the servicer determines that the modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust. The servicer may use any rental amounts to reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Certificateholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the master servicer or servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the master servicer or servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates relating to the issuing entity. None of the master servicers or servicers will consider the interests of individual classes of certificates. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited

The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors. The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers. Investors in the Offered Certificates should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates” above. In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Certificates in respect of such mortgage loan.

Impact of the Housing and Economic Recovery Act of 2008 on Modifications

The recently enacted Housing and Economic Recovery Act of 2008 provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization servicer has a duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.” Investors should consider that the Housing and Economic Recovery

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Act of 2008 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the Offered Certificates in the aggregate, but may be adverse to an investor in a particular class of certificates.

In addition, there are additional government and private-industry driven proposals which, if enacted, may also impact the way in which loan modifications are carried out in the future. In the case of governmental proposals, these proposals may require loan modifications as a solution prior to foreclosure. In the case of private industry initiatives, these proposals may affect the treatment of modifications under pooling and servicing agreements with respect to allocation of losses.

Impact of the Obama Plan on Modifications

In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV is negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

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HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500. Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, the borrower will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

HAMP may serve as the industry standard for mortgage loan modifications. The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the Offered Certificates, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

 [Balloon Contract Risk.]

[Contracts that are balloon loans pose a risk because an obligor must make a large lump sum payment of principal at the end of the loan term.  If the obligor is unable to pay the lump sum or refinance such amount, the servicer will not be obligated to advance the principal portion of that lump sum payment and you may suffer a loss.  Approximately [__]% of the Group I Contracts and approximately [__]% of the Group II Contracts, in each case, by related aggregate principal balance as of the Cut-off Date, are balloon loans.]

Interest Only Contract Risk.

Approximately [__]% of the Group I Contracts and approximately [__]% of the Group II Contracts, in each case, by related aggregate principal balance as of the Cut-off Date, require the obligors to make monthly payments only of accrued interest for the first [ ]  years following origination.  After such interest-only period, the obligor’s monthly payment will be recalculated to cover both interest and principal so that the Contract will amortize fully prior to its final payment date.  If the monthly payment increases, the related obligor may not be able to pay the increased amount and may default or may refinance the related Contract to avoid the higher payment.  Because no principal payments may be made or advanced on such Contracts for [ ] years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related obligors were required to make monthly payments of interest and principal for the entire lives of such Contracts.  This slower rate of principal distributions may reduce the return on an investment in the Offered Certificates that are purchased at a discount.

The Mezzanine Certificates will be more sensitive to losses on the Contracts than the Class A Certificates because they are subordinate to the Class A Certificates.

The weighted average lives of, and the yields to maturity on, the [Class [__] Certificates and Class [__]] Certificates will be progressively more sensitive, in that order, to the rate and timing of obligor defaults and the severity of ensuing losses on the Contracts. If the actual rate and severity of losses on the Contracts is higher than those assumed by an investor in these certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the investor based on such assumption. The timing of losses on the Contracts will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the contract pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Contracts, to the extent they exceed the amount of excess interest, [overcollateralization], [net swap payments received from the swap provider in respect of the interest rate swap agreement] and the aggregate certificate principal balance of the Class B Certificates, following

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distributions of principal on the related Distribution Date, will reduce the certificate principal balances of the Mezzanine Certificates beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on each such class of Mezzanine Certificates than would otherwise be the case.[  However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

The Mezzanine Certificates generally will not be entitled to receive principal payments until [____, 20__] which may result in a greater risk of loss relating to these certificates.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least [____, 20__] or a later date as provided in this prospectus supplement or during any period in which delinquencies on the Contracts exceed the levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the contract pool.

The difference between the pass-through rates on the Class A Certificates and Mezzanine Certificates and the contract rates on the Contracts may result in interest shortfalls on such certificates.

The yield to maturity on the Class A Certificates and the Mezzanine Certificates may be affected by the resetting of the contract rates on the adjustable-rate Contracts included in the contract pool on their related adjustment dates. In addition, because the contract rate for approximately [__]% of the Contracts, by aggregate principal balance as of the Cut-off Date, adjusts based on [Six-Month LIBOR] plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such Contracts after their adjustments. Finally, the contract rates on such adjustable-rate Contracts are based on Six-Month LIBOR while the pass-through rates on the Class A Certificates and the Mezzanine Certificates are based on one-month LIBOR. Consequently, the application to such certificates of the rate cap, which is generally equal to the weighted average coupon on the Contracts, net of certain fees of the trust [and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)], could adversely affect the yield to maturity on such certificates. In addition, the rate cap will decrease if Contracts with relatively high contract rates prepay at a faster rate than Contracts with relatively low contract rates.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any Distribution Date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same Distribution Date or on future Distribution Dates on a subordinated basis to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust [and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)].  The ratings on the Offered Certificates will not address the likelihood of any recovery of interest shortfalls by holders of the

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Offered Certificates from amounts collected on the Contracts.  See “Yield on the Certificates—Special Yield Considerations” in this prospectus supplement.

[Amounts used to pay such interest shortfalls on the Offered Certificates may be supplemented by the Interest Rate Swap Agreement to the extent that the floating payment required to be made by the Swap Provider exceeds the fixed payment required to be made by the Securities Administrator (on behalf of the supplemental interest trust) on any Distribution Date and such amount is available in the priority described in this prospectus supplement.  However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the Offered Certificates the full amount of interest which they would have received absent the limitations of the rate cap.]

The rate and timing of principal distributions on the Class A Certificates and the Mezzanine Certificates will be affected by prepayment speeds and by the priority of payment on such certificates.

The rate and timing of distributions allocable to principal on the Class A Certificates and the Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Contracts and the allocation thereof to pay principal on such certificates as described in “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.  As is the case with mortgage backed pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Contracts may be prepaid at any time. However, with respect to approximately [__]% of the Contracts, by aggregate principal balance of the Contracts as of the Cut-off Date, a prepayment may subject the related obligor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related Contract. See “The Contract Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on contracts tend to decrease; a decrease in the prepayment rates on the Contracts will result in a reduced rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on contracts tend to increase; an increase in the prepayment rates on the Contracts will result in a greater rate of return of principal to investors in the Class A Certificates and Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible.

Distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this prospectus supplement.  The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the Contracts experienced both before and after the commencement of principal distributions on such classes. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see “Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the MHP.”

The yield to maturity on the Offered Certificates will depend on a variety of factors.

The yield to maturity on the Offered Certificates will depend on:

•	the applicable pass-through rate thereon;

•	the applicable purchase price;

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Offered Certificates;

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•
the rate, timing and severity of realized losses on the Contracts, adjustments to the contract rates on the adjustable-rate Contracts included in the contract pool, the amount of excess interest generated by the Contracts and the allocation to the Offered Certificates of certain interest shortfalls[; and]

[•	payments due from the supplemental interest trust in respect of payments received from the Swap Provider under the Interest Rate Swap Agreement.]

In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of [_______](based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) with respect to the adjustable-rate Contracts and a prepayment assumption of [_________] (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) with respect to the fixed-rate Contracts, and weighted average lives corresponding thereto. No representation is made that the Contracts will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

The yield to maturity on the Mezzanine Certificates will be particularly sensitive to the rate of prepayments on the Contracts.

The multiple class structure of the Mezzanine Certificates causes the yield of these classes to be particularly sensitive to changes in the rates of prepayment of the Contracts. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Contracts experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Contracts (and the timing thereof), to the extent these losses are not covered by excess cashflow otherwise payable to the Class CE Certificates[, and net swap payments received under the interest rate swap agreement] or allocated to the Class [__] Certificates, the Class [__] Certificates or a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.

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Interest generated by the Contracts may be insufficient to maintain or restore overcollateralization.

The Contracts are expected to generate more interest than is needed to pay interest owed on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust[ and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)].  Any remaining interest generated by the Contracts will then be used to absorb losses that occur on the Contracts.  After these financial obligations of the trust are covered, available excess interest generated by the Contracts will be used to maintain or restore the overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the Contracts will generate:

•
Every time a Contract is prepaid in full, excess interest may be reduced because such Contract will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a Contract is liquidated or written off, excess interest may be reduced because such Contract will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the Contracts are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates and the Class B Certificates.

•
The adjustable-rate Contracts have contract rates that adjust less frequently than, and on the basis of an index that is different from the index used to determine, the pass-through rates on the Offered Certificates and the Class B Certificates, and the fixed-rate Contracts have contract rates that do not adjust.  As a result, the pass-through rates on the Offered Certificates and the Class B Certificates may increase relative to contract rates on the Contracts, requiring that a greater portion of the interest generated by the Contracts be applied to cover interest on such certificates.

The Exchangeable Certificates are subject to certain risks.

The characteristics of the exchangeable certificates will reflect the characteristics of the related exchangeable REMIC certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange exchangeable REMIC certificates for related exchangeable certificates and vice versa:

•	At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [____].

•	A certificateholder that does not own the certificates may be unable to obtain the necessary exchangeable REMIC certificates or exchangeable certificates.

•	A certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

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•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•	Only the combinations listed on Annex [___] are permitted.

•	The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Interest payments on the Contracts may be insufficient to pay interest on your certificates.

When a Contract is prepaid in full, the obligor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the related Contracts, but only up to the servicing fee payable to the servicer for the related interest accrual period.  In addition, if the servicer fails to pay all or a portion of these amounts, the master servicer is required to pay such amounts up to the master servicing fee payable to the master servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer covers, you may incur a loss. In addition, the servicer will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the Class CE Certificates, second, to the Class [__] Certificates, third, to the Class [__] Certificates, fourth, to the Class [__] Certificates, fifth, to the Class [__] Certificates, sixth, to the Class [__] Certificates and seventh, to the Class A Certificates, on a pro rata basis, based on their respective senior interest distribution amounts for such Distribution Date before such reduction.  The holders of the Offered Certificates and the Class B Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement. If these shortfalls are allocated to the Offered Certificates and the Class B Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

[Your Securities Will Have Greater Risk If the Currency Swap Agreement Terminates]

[Because the Class [__] Certificates are denominated in [name of currency] instead of U.S. Dollars, the issuing entity has entered into a currency swap agreement with a swap counterparty to hedge against currency exchange and basis risks. The currency swap agreement will convert:

•	principal and interest payments on the Class [__] Certificates from U.S. Dollars to the applicable currency; and

•	the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in [the applicable currency].

Among other events, the currency swap agreement may terminate in the event that either:

•	the trust or the swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

•	within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, the swap counterparty fails to:

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•	obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

•	obtain a rating affirmation on the securities; or

•	post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

Upon an early termination of the currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the Class [__] Certificates which are denominated in [name of currency] other than U.S. Dollars. In addition, the trust may owe the swap counterparty swap termination payments that are required to be paid pro rata with the Class [__] Certificates. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If the currency swap counterparty fails to perform its obligations or if the currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the [applicable currency]. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if the currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the Class [__] Certificates bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under the currency swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on the Class [__] Certificates.]

 [The Interest Rate Swap Agreement and the Swap Provider.]

[Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover realized losses on the Contracts allocated to the Offered Certificates and the Class B Certificates.  However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date.  This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds [__]%.  No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls and realized losses on the Contracts.  Any net swap payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates.  If the rate of prepayments on the Contracts is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Contracts, thereby increasing the relative proportion of interest collections on the Contracts that must be applied to make net payments to the Swap Provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.  In addition, any swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement which was not caused by the occurrence of a Swap Provider trigger event will reduce amounts available for distribution to certificateholders.]

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[Upon early termination of the Interest Rate Swap Agreement, the securities administrator (on behalf of the supplemental interest trust) or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the application of the Available Distribution Amount, the Class B Certificates and the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the securities administrator before such effects are borne by the Class A Certificates and therefore, one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.]

[To the extent that distributions on the Offered Certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the Interest Rate Swap Agreement, the ability of the securities administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Swap Provider.  Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement Interest Rate Swap Agreement.  The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the Class A Certificates.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

 [To the Extent Amounts On Deposit In The Pre-Funding Account Are Not Used, There May Be A Mandatory Prepayment On The Class [__], Class [__], Class [__] and Class [__] Certificates.]

[To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent contracts on or before [_______ __, 20__], the holders of the certificates will receive on the distribution date immediately following [_______ __, 20__], the pre-funded amount remaining after the purchase of subsequent loans. Although no assurance can be given, the depositor intends that the principal amount of subsequent contracts sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class [__], Class [__], Class [__] or Class [__] Certificates on such distribution date.]

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Obligors.

Investors should be aware that FICO scores are based on past payment history of the obligor.  Investors should not rely on FICO scores as an indicator of future obligor performance.  See “Description of the Trust Funds – Contracts — FICO Scores” in the base prospectus.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

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Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of your securities.

[The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.]

[Additional Applicable Risk Factors]

All capitalized terms used in this prospectus supplement will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Index of Defined Terms.”

USE OF PROCEEDS

[DB Structured Products, Inc.] (the “Sponsor”), will sell the Contracts to Ace Securities Corp. (the “Depositor”) and the Depositor will convey the Contracts to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Contracts from the Sponsor. Such net proceeds together with certain classes of certificates not offered by this prospectus supplement will represent the purchase price to be paid by the Depositor to the Sponsor for the Contracts. The Contracts were previously purchased by the Sponsor directly from the originators.

THE CONTRACT POOL

General

The pool of contracts (the “Contract Pool”) will consist of [__] manufactured housing installment sale contracts and installment loan agreements (the “Contracts”), secured by a manufactured home or, in the case of a land home contract, will be secured by a lien on real estate to which the manufactured

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home is deemed permanently fixed, having an aggregate principal balance as of the Cut-off Date of approximately $[_________] after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent contracts that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. The Contracts have original terms to maturity of not greater than approximately [ ] years. For purposes of calculating interest and principal distributions on the Class A Certificates, the Contracts have been divided into two contract groups, designated as the “Group I Contracts” and the “Group II Contracts.”  The Group I Contracts consist of [__] fixed-rate and adjustable-rate contracts having an aggregate principal balance as of the Cut-off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The Group II Contracts consist of [__] fixed-rate and adjustable-rate contracts having an aggregate principal balance as of the Cut-off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent contracts that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. [[                   ] of the contracts included in the Contract Pool are conventional contracts and [ _____] are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.]

Approximately [__]% of the Contracts, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient fully to amortize the Contracts over their terms or, in the case of adjustable rate Contracts, monthly payments that will be adjusted to an amount that will amortize such Contracts fully over their terms.  Approximately [__]% of the Contracts, by aggregate principal balance as of the Cut-off Date, are balloon loans (the “Balloon Loans”), which require the related obligors to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such obligors on prior due dates in order to amortize such Balloon Loans fully over their terms. Approximately [__]% of the Contracts, by aggregate principal balance as of the Cut-off Date, are interest only loans (the “Interest Only Loans”) which require the related obligors to make monthly payments of only accrued interest for the first [ ] years following origination.  After such interest-only period, the obligor’s monthly payment will be recalculated to cover both interest and principal so that such Contract will amortize fully on or prior to its final payment date. [ Approximately [__]% of the Contracts, by aggregate principal balance as of the Cut-off Date, are loans which amortize based on a forty-year term to maturity for the first ten years of the term of the loan and thereafter, amortize based on a twenty-year term to maturity (the “40/10 Loans”).]

References to percentages of the Contracts, unless otherwise noted, are calculated based on the aggregate principal balance of the Contracts as of the Cut-off Date.

The contract rate (the “Contract Rate”) on each Contract is the per annum rate of interest specified in the related manufactured housing contract as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments.  Approximately [__]% of the Contracts are fixed-rate contracts and approximately [__]% of the Contracts are adjustable-rate contracts.  The adjustable-rate contracts are referred to in this prospectus supplement as “ARM Loans”.  All of the ARM Loans provide for semi-annual adjustment to the Contract Rates applicable thereto based on Six-Month LIBOR (as described below). The first adjustment with respect to each ARM Loan will not occur until after an initial period of [ ] years from the date of origination thereof (each, a “Delayed First Adjustment Contract”). In connection with each Contract Rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). As to each contract, the servicer will be responsible for calculating and implementing interest rate adjustments.  On each Adjustment Date, the Contract Rate on each ARM Loan will be adjusted generally to equal the sum of Six-Month LIBOR and a fixed percentage amount (the “Gross Margin”) for that ARM Loan specified in the related contract. The Contract Rate on each ARM Loan, however, including each Delayed First Adjustment Contract, will not increase or decrease by more than the initial periodic rate cap (the “Periodic Rate Cap”) specified in the related contract on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the “Subsequent Periodic Rate Cap”) specified in the related contract on any subsequent Adjustment Date

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and will not exceed a specified maximum contract rate (the “Maximum Contract Rate”) over the life of the ARM Loan or be less than a specified minimum contract rate (the “Minimum Contract Rate”) over the life of the ARM Loan. The weighted average initial Periodic Rate Cap and Subsequent Periodic Rate Cap for the ARM Loans is approximately [__]% per annum and [__]% per annum, respectively. Effective with the first monthly payment due on each ARM Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the Contract Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Contract Rates, the Contract Rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index, calculated as described in this prospectus supplement, and the related Gross Margin. See “—The Index” in this prospectus supplement. None of the ARM Loans permit the related obligor to convert the adjustable Contract Rate thereon to a fixed Contract Rate.

Substantially all of the Contracts have scheduled monthly payments due on the first day of the month (with respect to each Contract, the “Due Date”). Each Contract will contain a customary “due-on-sale” clause which provides that the Contract must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

Approximately [__]% of the Contracts provide for payment by the obligor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related contract. Each such Contract provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Contract, as provided in the related contract. The amount of the Prepayment Charge is as provided in the related contract. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Contracts, and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the Contracts.  As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating contracts with prepayment charge provisions with respect to loans originated on or after July 1, 2003.  The Depositor makes no representations as to the effect that the prepayment charges and the amendment of the Parity Act may have on the prepayment performance of the Contracts.  However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Contracts. The Depositor makes no representation as to the effect that the Prepayment Charges, decisions by the servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Contracts.  See “Certain Legal Aspects of the Loans–Enforceability of Prepayment and Late Payment Fees” in the prospectus.

Contract Delinquencies and Losses

For information regarding delinquencies and losses on the Contracts, see the tables below.  A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the next monthly due date [which is known as the OTS Method][on the last business day immediately prior to the next monthly due date, which is known as the MBA Method].  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

Days (times):	Number of Contracts	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
[_____]	[________]		[_______._]	[__.__]

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Total	[________]	[_______._]	100.00

Days (times):	Number of Contracts	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
[_____]	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

Days (times):	Number of Contracts	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
[_____]	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

For a further description of the underwriting or selection criteria used to purchase the contract pool assets, please see “The Contract Pool — Underwriting Standards” in this prospectus supplement and “The Sponsor” in the prospectus.

Contract Characteristics

The average principal balance of the Contracts at origination was approximately $[_________].  No Contract had a principal balance at origination greater than approximately $[_________] or less than approximately $[_________].  The average principal balance of the Contracts as of the Cut-off Date was approximately $[_________].  No Contract had a principal balance as of the Cut-off Date greater than approximately $[_________] or less than approximately $[_________].

The Contracts had Contract Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Contract Rate was approximately [__]% per annum.  As of the Cut-off Date, the ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Contract Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Contract Rates ranging from approximately [__]% per annum to approximately [__]% per annum.  As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum Contract Rate was approximately [__]% per annum and the weighted average Maximum Contract Rate was approximately [__]% per annum.  The latest first Adjustment Date following the Cut-off Date on any ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Contracts at origination was approximately [__]%.  At origination, no Contract had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Contracts was approximately [__] months as of the Cut-off Date.  None of the Contracts will have a first due date prior to [______ __, ____] or after [______ __, ____] or will have a remaining term to stated maturity of less than [__] months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any Contract is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Contracts that were scored is approximately [__].  No Contract which was scored had a FICO Score as of the Cut-off Date greater than [__] or less than [__].

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The Contracts are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

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Servicer Concentrations of the Contracts
Servicer	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Contracts
Originator	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Collateral Type of the Contracts
Collateral Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

*Contracts which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Principal Balances of the Contracts at Origination
Principal Balance at Origination ($)	Number of Contracts	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Principal Balances of the Contracts as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Geographic Distribution of Contract Obligors
Location	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Contract Rates of the Contracts as of the Cut-Off Date
Contract Rate (%)	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Original Term of the Contracts
Original Term	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
Remaining Term to Stated Maturity of the Contracts as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Unit Types
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]

Property Type
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]

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Original Combined Loan-to-Value Ratios of the Contracts
Original Combined Loan-to-Value Ratio (%)	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

FICO Score for the Contracts
FICO Score	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Contracts
Loan Purpose	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]%

Next Adjustment Dates for the ARM Loans included in the Contract Pool
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
Gross Margins of the ARM Loans Included in the Contract Pool
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Maximum Contract Rates of the ARM Loans included in the Contract Pool
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Minimum Contract Rates of the ARM Loans included in the Contract Pool
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the ARM Loans included in the Contract Pool
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Subsequent Periodic Rate Caps of the ARM Loans included in the Contract Pool
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]%

Lifetime Rate Caps of the ARM Loans included in the Contract Pool
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[________]	[__]%
Total:	[__]	$[________]	[__]%

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Prepayment Penalty Months of the Contracts at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[__________]	[__]%
Total:	[__]	$[__________]	[__]%

Originators of the Contracts
Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Group I Contract Characteristics

Approximately [__]% of the Group I Contracts are fixed-rate contracts and approximately [__]% of the Group I Contracts are ARM Loans (the “Group I ARM Loans”), in each case, by aggregate principal balance of the Group I Contracts as of the Cut-off Date.

Approximately [__]% of the Group I Contracts are First Lien Contracts and approximately [__]% of the Group I Contracts are Second Lien Contracts, in each case, by aggregate principal balance of the Group I Contracts as of the Cut-off Date.

Approximately [__]% of the Group I Contracts are Balloon Loans, approximately [__]% of the Group I Contracts are Interest Only Loans, and approximately [__]% of the Group I Contracts are 40/10 Loans, in each case, by aggregate principal balance of the Group I Contracts as of the Cut-off Date.

The average principal balance of the Group I Contracts at origination was approximately $[____].  No Group I Contract had a principal balance at origination greater than approximately $[____] or less than approximately $[____].  The average principal balance of the Group I Contracts as of the Cut-off Date was approximately $[____].  No Group I Contract had a principal balance as of the Cut-off Date greater than approximately $[____] or less than approximately $[____].

The Group I Contracts had Contract Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Contract Rate was approximately [__]% per annum. As of the Cut-off Date, the Group I ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Contract Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Contract Rates ranging from approximately [__]% per annum to approximately [__]% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average

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Minimum Contract Rate was approximately [__]% per annum and the weighted average Maximum Contract Rate was approximately [__]% per annum. The latest first Adjustment Date following the Cut-off Date on any Group I ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the Group I ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Group I Contracts at origination was approximately [__]%.  At origination, no Group I Contract had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Group I Contracts was approximately 354 months as of the Cut-off Date.  None of the Group I Contracts will have a first due date prior to [______ __, ____] or after [______ __, ____], or will have a remaining term to stated maturity of less than 58 months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any Group I Contract is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Group I Contracts that were scored is approximately 616.  No Group I Contract which was scored had a FICO Score as of the Cut-off Date greater than 795 or less than 500.

The Group I Contracts are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

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Servicer Concentrations of the Group I Contracts
Servicer	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Group I Contracts
Originator	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Group I Contracts
Collateral Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

*Contracts which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Principal Balances of the Group I Contracts at Origination
Principal Balance at Origination ($)	Number of Contracts	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Principal Balances of the Group I Contracts as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Geographic Distribution of the Group I Contract Obligors
Location	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Contract Rates of the Group I Contracts as of the Cut-Off Date
Contract Rate (%)	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Original Term of the Group I Contracts
Original Term	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Remaining Term to Stated Maturity of the Group I Contracts as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Unit Types of the Group I Contracts
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]

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Property Types of the Group I Contracts
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]

Original Combined Loan-to-Value Ratios of the Group I Contracts
Original Combined Loan-to-Value Ratio (%)	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

FICO Score for the Group I Contracts
FICO Score	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Group I Contracts
Loan Purpose	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Next Adjustment Dates for the Group I ARM Loans
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Gross Margins of the Group I ARM Loans
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Maximum Contract Rates of the Group I ARM Loans
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Minimum Contract Rates of the Group I ARM Loans
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the Group I ARM Loans
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Subsequent Periodic Rate Caps of the Group I ARM Loans
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Lifetime Rate Caps of the Group I ARM Loans
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Prepayment Penalty Months of the Group I Contracts at Origination
Prepayment Penalty Months at Origination	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Originators of the Group I Contracts
Originators	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Group II Contract Characteristics

Approximately [__]% of the Group II Contracts are fixed-rate contracts and approximately [__]% of the Group II Contracts are ARM Loans (the “Group II ARM Loans”), in each case, by aggregate principal balance of the Group II Contracts as of the Cut-off Date.

Approximately [__]% of the Group II Contracts are First Lien Contracts and approximately [__]% of the Group II Contracts are Second Lien Contracts, in each case, by aggregate principal balance of the Group II Contracts as of the Cut-off Date.

Approximately [__]% of the Group II Contracts are Balloon Loans, approximately [__]% of the Group II Contracts are Interest Only Loans, and approximately [__]% of the Group II Contracts are 40/10 Loans, in each case, by aggregate principal balance of the Group II Contracts as of the Cut-off Date.

The average principal balance of the Group II Contracts at origination was approximately $[____].  No Group II Contract had a principal balance at origination greater than approximately $[____] or less than approximately $[____].  The average principal balance of the Group II Contracts as of the Cut-off

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Date was approximately $[____].  No Group II Contract had a principal balance as of the Cut-off Date greater than approximately $[____] or less than approximately $[____].

The Group II Contracts had Contract Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Contract Rate was approximately [__]% per annum.  As of the Cut-off Date, the Group II ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Contract Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Contract Rates ranging from approximately [__]% per annum to approximately [__]% per annum.  As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum Contract Rate was approximately [__]% per annum and the weighted average Maximum Contract Rate was approximately [__]% per annum. The latest first Adjustment Date following the Cut-off Date on any Group II ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the Group II ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Group II Contracts at origination was approximately [__]%.  At origination, no Group II Contract had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Group II Contracts was approximately 350 months as of the Cut-off Date.  None of the Group II Contracts will have a first due date prior to [______ __, ____] or after [______ __, ____] or will have a remaining term to stated maturity of less than 58 months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any Group II Contract is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Group II Contracts that were scored is approximately [__]. No Group II Contract had a FICO Score as of the Cut-off Date greater than [__] or less than [__].

The Group II Contracts are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

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Servicer Concentrations of the Group II Contracts
Servicer	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Group II Contracts
Originator	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Group II Contracts
Collateral Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

*Contracts which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Principal Balances of the Group II Contracts at Origination
Principal Balance at Origination ($)	Number of Contracts	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-43

Principal Balances of the Group II Contracts as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Geographic Distribution of the Group II Contract Obligors
Location	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Contract Rates of the Group II Contracts as of the Cut-Off Date
Contract Rate (%)	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Original Term of the Group II Contracts
Original Term	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Remaining Term to Stated Maturity of the Group II Contracts as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-44

Unit Types of the Group II Contracts
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]

Property Types of the Group II Contracts
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	[_________]	[__]
Original Combined Loan-to-Value Ratios of the Group II Contracts
Original Combined Loan-to-Value Ratio (%)	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

FICO Score for the Group II Contracts
FICO Score	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Group II Contracts
Loan Purpose	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-45

Next Adjustment Dates for the Group II ARM Loans
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Gross Margins of the Group II ARM Loans
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Maximum Contract Rates of the Group II ARM Loans
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Minimum Contract Rates of the Group II ARM Loans
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the Group II ARM Loans
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Subsequent Periodic Rate Caps of the Group II ARM Loans
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Lifetime Rate Caps of the Group II ARM Loans
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Prepayment Penalty Months of the Group II Contracts at Origination
Prepayment Penalty Months at Origination	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Originators of the Group II Contracts
Originators	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

The Indices

As of any Adjustment Date, the Index applicable to the determination of the Contract Rate on each ARM Loan will be any of [Six-Month LIBOR], [One-Year LIBOR] or [One-Year CMT] (each, an “Index”).

[“Six-Month LIBOR” will generally be [the average of the Interbank offered rates for six-month United States dollar deposits in the London Market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related contract].]

S-47

[“One-Year LIBOR” will generally be [the average of the Interbank offered rates for one-year United States dollar deposits in the London Market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related contract].]

[“One-Year CMT” will generally be [the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a date specified in the related contract].]

In the event that any Index specified in the related Mortgage Note becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Standards

[With respect to each originator or group of affiliated originators, apart from the sponsor and its affiliates, that originated or is expected to originate, 20% or more of the pool assets, provide the underwriting guidelines of such Originator, as follows:

[Name of Originator]

[Description of the underwriting guidelines of such Originator]

[Originator Name]

[Description of the underwriting guidelines of such Originator]]

Additional Information Concerning the Contracts

The description in this prospectus supplement of the Contract Pool and the manufactured homes is based upon the Contract Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Contracts may be removed from the Contract Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other contracts may be included in the Contract Pool prior to the issuance of the certificates unless including these contracts would materially alter the characteristics of the Contract Pool as described in this prospectus supplement.  The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Contract Pool as it will be constituted at the time the certificates are issued, although the range of Contract Rates and maturities and other characteristics of the Contracts may vary.  If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[Conveyance of Subsequent Contracts and the Pre-Funding Account]

[The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent [fixed][adjustable-] rate contracts secured by manufactured homes.  The subsequent contracts will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date.  In connection with the purchase of subsequent contracts on such Subsequent Transfer Dates, the trustee, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent contracts.

S-48

Following the related Subsequent Transfer Date, the aggregate principal balance of the contracts will increase by an amount equal to the aggregate principal balance of the subsequent contracts so purchased and transferred to the trust fund and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent contracts sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent contracts with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the contracts in the trust will change upon the acquisition of related subsequent contracts.  It is expected that approximately $[____] in subsequent contracts, which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.]

[Any conveyance of subsequent contracts on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent contract satisfying the representations and warranties specified in the related Subsequent Transfer Instrument.  The Depositor may not select such subsequent contracts in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the contracts under the same criteria as the contracts in the current pool were acquired.  Any addition of subsequent contracts to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

[The pre-funding account will be established to provide the trustee, on behalf of the trust, with sufficient funds to purchase subsequent contracts. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent contracts in accordance with the Pooling and Servicing Agreement.  Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.]

[To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent contracts on or before [______ __, 20__], the holders of the Offered Certificates will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

[Any such amount transferred to the Distribution Account will be included in Principal Funds for payment to the classes of certificates.]

[Interest Coverage Account]

[On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the trust of subsequent contracts after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.]

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YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

When a principal prepayment in full is made on a Contract, the obligor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Contract, the obligor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws to any Contract could adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on such Contracts.  The Servicer is obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments by the obligors on the Contracts (i) received in the month prior to the month of the related Distribution Date with respect to prepayments in part, and (ii) received from the 16th day of the month prior to the month of the related Distribution Date to the last day of such prior month with respect to prepayments in full; provided, however that the obligation of the Servicer to remit the amount of any shortfall in interest resulting from a principal prepayment on a Contract shall be limited to the aggregate Servicing Fee (as defined herein) payable to the Servicer for the related Due Period.  The Servicer will not remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the master servicing fee payable to the Master Servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in part on the Contracts received in the month prior to the month of the related Distribution Date, and principal prepayments in full on the Contracts received from the 16th day of the month prior to the month of the related Distribution Date to the last day of the month prior to the month of the related Distribution Date (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments by the Master Servicer or the Servicer (“Compensating Interest”) or (ii) any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates–Interest Distributions on the Offered Certificates and the Class B Certificates” and “–Overcollateralization Provisions” in this prospectus supplement. See “Certain Legal Aspects of the Contracts–Servicemembers Civil Relief Act” in the prospectus.

General Prepayment Considerations

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the Contracts. The rate of principal payments on the Contracts will in turn be affected by the amortization schedules of the Contracts as they change from time to time to accommodate changes in the Contract Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Contracts due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Sponsor). The Contracts may be prepaid by the obligors at any time; however, as described under “The Contract Pool” in this prospectus supplement, with respect to approximately [_____]% of the Contracts, by aggregate principal balance of the Contracts as of the Cut-off Date, a prepayment may subject the related obligor to a Prepayment Charge.

Prepayments, liquidations and repurchases of the Contracts will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the Contracts. Since the rates of payment of principal on the Contracts will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Contracts. Further, an investor should

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consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Contracts could result in an actual yield to the investor that is lower than the anticipated yield.  In the case of any Offered Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the Contracts, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Contracts will prepay at any constant rate until maturity or that all of the Contracts will prepay at the same rate. Moreover, the timing of prepayments on the Contracts may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of contracts is influenced by a variety of economic, geographic, social and other factors. If prevailing contract rates fall significantly below the Contract Rates on the Contracts, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing contract rates rise significantly above the Contract Rates on the Contracts, the rate of prepayment on the Contracts would be expected to decrease. Other factors affecting prepayment of contracts include changes in obligors’ housing needs, job transfers, unemployment, homeowner mobility and servicing decisions. The prepayment experience of the Delayed First Adjustment Contracts may differ from that of the other Contracts. The Delayed First Adjustment Contracts may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Contract Rates on the Delayed First Adjustment Contracts as obligors seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Contract Rate and Minimum Contract Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Contracts during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement, prior to the Stepdown Date, all principal payments on the Contracts will be allocated to the Class A Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the Contracts will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.

In general, defaults on contracts are expected to occur with greater frequency in their early years. In addition, default rates may be higher for contracts used to refinance an existing contract. In the event of a obligor’s default on a Contract, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.  See “The Contract Pool—Underwriting Standards” in this prospectus supplement.

Special Yield Considerations

The Contract Rates on approximately [__]% of the Contracts, by aggregate principal balance as of the Cut-off Date, are fixed and will not vary with any index.  The Contract Rates on approximately [__]% of the Contracts, by aggregate principal balance as of the Cut-off Date, adjust semi-annually based

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upon Six-Month LIBOR subject to periodic and lifetime limitations and after an initial period of six months or two, three or five years with respect to Delayed First Adjustment Contracts.  The Pass-Through Rate on the Offered Certificates adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Pass-Through Rate, with the result that increases in the Pass-Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment Contracts.  The interest due on the Contracts during any Due Period, net of the expenses of the trust and the supplemental interest trust (including any Net Swap Payment and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.  In addition, Six-Month LIBOR and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and Six-Month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than Six-Month LIBOR, potentially resulting in the application of the applicable Net WAC Pass-Through Rate on the Offered Certificates, which would adversely affect the yield to maturity on such certificates.

If the pass-through rates on the Offered Certificates are limited by the applicable Net WAC Pass-Through Rate for any Distribution Date, the resulting interest shortfalls, which are referred to herein as “Net WAC Rate Carryover Amounts”, may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust [and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event)]. The ratings on the Offered Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates.  [In addition, any Net Swap Payment payable by the Swap Provider on any given Distribution Date will be available to pay any Net WAC Rate Carryover Amounts remaining unpaid on such Distribution Date after taking into account any amounts paid in respect thereof from collections, advances and other recoveries on the Contracts.]

As described under “Description of the Certificates—Allocation of Losses; Subordination,” amounts otherwise distributable to holders of the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain obligor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and the Class B Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates and the Class B Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates and the Class B Certificates. See “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Contracts is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the obligor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Contracts), and the timing of these payments.  The “Assumed Final Distribution Date” for each class of the Offered Certificates is the Distribution Date occurring in [______ ____].  The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of all of the Contracts. Since the rate of payment (including

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prepayments) of principal on the Contracts can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Contract may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

Prepayments on contracts are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement, the manudactures housing prepayment model, with respect to the adjustable-rate Contracts assumes a prepayment rate for the contracts of [___]%. To assume [___]% is to assume [_________________________________].  The prepayment assumption used in this prospectus supplement with respect to the fixed-rate Contracts assumes a prepayment rate of [___]%. To assume [___]% is to assume [___________________________].  No representation is made that the Contracts will prepay in accordance with such prepayment models or any other rate.  We refer to each such manufactured housing prepayment model herein as a “MHP”.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the MHP” indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of MHP, and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the “Manufactured Housing Modeling Assumptions”): (i) the Contract Pool consists of [__] contracts with the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in [______ ____]; (iii) the Contracts prepay at the percentages of MHP indicated; (iv) no defaults or delinquencies occur in the payment by obligors of principal and interest on the Contracts and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Master Servicer, the Servicer or any other person purchases from the trust fund any Contract under any obligation or option under the Pooling and Servicing Agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the Contracts are received on the first day of each month commencing in [______ ____], and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual Contracts are received on the last day of each month commencing in [______ ____], and include 30 days’ interest thereon; (viii) the scheduled monthly payment for each Contract is calculated based on the assumed manufactured housing contract characteristics stated below; (ix) the certificates are purchased on [______ __, ____]; (x) [____________] remains constant at [____]% per annum and the gross contract rate on each ARM Loan is adjusted according to the assumed manufactured housing contract characteristics; (xi) One-Month LIBOR remains constant at [_____]% per annum; (xii) the Class P Certificates have a Certificate Principal Balance equal to zero; (xiii) the Servicer’s fee is assumed to be equal to [____]% per annum, the Master Servicer’s fee is assumed to be equal to [_____]% per annum and the Credit Risk Manager’s fee is assumed to be equal to [_____]% per annum; [and (xiv) the fixed swap payment is calculated based on a per annum rate of [_____]%.]

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Assumed Group I Contract Characteristics
Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Contract Rate (%)	Minimum Contract Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]

*LIB6M means Six-Month LIBOR.  FR means Fixed Rate.

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Assumed Group II Contract Characteristics
Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Contract Rate (%)	Minimum Contract Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[178]	[178]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[175]	[175]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[358]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[358]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[179]	[179]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[171]	[171]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[119]	[119]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[185]	[185]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[179]	[359]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[179]	[359]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[214]	[214]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[163]	[163]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[179]	[359]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[178]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[358]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[359]	[359]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[358]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[359]	[359]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[358]	[358]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[359]	[359]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]

S-55

Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Contract Rate (%)	Minimum Contract Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[___]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]

*LIB6M means Six-Month LIBOR.  FR means Fixed Rate.  AR means Adjustable Rate

S-56

S-57

There will be discrepancies between the characteristics of the actual Contracts and the characteristics assumed in preparing the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the MHP”.  Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Offered Certificates set forth in the tables. In addition, since the actual Contracts will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of Six-Month LIBOR or One-Month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Certificates–Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average lives of such certificates. Based on the foregoing assumptions, the tables indicate the weighted average lives of each class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of such certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the MHP.  Neither the prepayment model used in this prospectus supplement nor any other manufactured housing prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the Contracts. Variations in the prepayment experience and the balance of the Contracts that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the Contracts equals any of the specified percentages of the MHP.

S-58

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the MHP
Class [__]

	[__]% MHP	[__]% MHP	[__]% MHP	[__]% MHP	[__]% MHP

Distribution Date
Initial Percentage	[___]%	[___]%	[___]%	[___]%	[___]%
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]

Weighted Average Life in Years (1)	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years (1)(2)	[___]	[___]	[___]	[___]	[___]
_____________________
*Indicates a number that is greater than zero but less than 0.5%.

(1)The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)Assumes that the Master Servicer or the Servicer exercises its option to purchase the Contracts on the earliest possible Distribution Date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

S-59

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the MHP
Class [__]

	[__]% MHP	[__]% MHP	[__]% MHP	[__]% MHP	[__]% MHP

Distribution Date
Initial Percentage	[___]%	[___]%	[___]%	[___]%	[___]%
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]

Weighted Average Life in Years (1)	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years (1)(2)	[___]	[___]	[___]	[___]	[___]
_____________________

 (1)The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)Assumes that the Master Servicer or the Servicer exercises its option to purchase the Contracts on the earliest possible Distribution Date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

S-60

There is no assurance that prepayments of the Contracts included in the Contract Pool will conform to any of the levels of the MHP indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Class A Certificates and the Mezzanine Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A Certificates and the Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying manufactured housing prepayment assumptions.

The characteristics of the Contracts will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any Contract will prepay at any constant percentage until maturity or that all of the Contracts will prepay at the same rate.  The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the [Class CE, Class [__], Class [__], Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the Class [__] Certificates will become extremely sensitive to losses on the Contracts (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates. If the Certificate Principal Balances of the[Class CE, Class [__], Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the Contracts (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  If the Certificate Principal Balances of the[Class CE, Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the Contracts (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  If the Certificate Principal Balances of the[Class CE, Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the Contracts (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  The initial undivided interests in the trust fund evidenced by the Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class CE] Certificates are approximately [___]%, approximately [___]%, approximately [___]%, approximately [___]%, approximately [___]% and approximately [___]%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that realized losses on the Contracts could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this prospectus supplement under “Description of the Certificates—Allocation of Losses”, once realized losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated.  Therefore, the amounts of realized losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this prospectus supplement).  However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from payments received by the Securities Administrator in respect of the Interest Rate Swap Agreement in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.

S-61

Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date and during periods in which a Trigger Event is not in effect.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” in the prospectus.

Derivative Instruments

[The Interest Rate Swap Agreement and the Swap Provider]

[The Offered Certificates and Class B Certificates will have the benefit of an interest rate swap agreement.  On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [_______] (the “Swap Provider”).  A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between The Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.  The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.]

[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]

[If significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is 10% or more, provide financial information required by Item 1115 of Regulation AB.]

[Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) [__]%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain the Required Overcollateralization Amount and Allocated Realized Loss Amounts.]

[The “Swap Notional Amount” with respect to each Distribution Date commencing in [______, __], is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement).  The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in [______, __], unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).]

S-62

Distribution Date	Swap Notional Amount
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]

[The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would

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become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.]

 [Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Certificates from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Certificates or for a portion of the Mandatory Auction Certificates are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their Certificates in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Certificates (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Certificates shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Certificate Principal Balance of a Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Certificates (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Certificate Principal Balance of the Mandatory Auction Certificates, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Certificates into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Certificates on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Certificate Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION CERTIFICATES WILL BE OBLIGATED TO TENDER THEIR CERTIFICATES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

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If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction
Certificates in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Certificates will continue to retain their certificates and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Certificates of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Certificates (based on the aggregate Certificate Principal Balance of the Mandatory Auction Certificates), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Certificates held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

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[The Currency Swap Agreement and Swap Counterparty]

[The holders of the Class [__] Certificates will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if Class [__] Certificates are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into the currency swap agreement with an eligible swap counterparty:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date. The swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the Class [__] Certificates using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the Class [__] Certificates multiplied by the outstanding principal balance of the Class [__] Certificates denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the Class [__] Certificates, including, on the maturity date for the Class [__] Certificates, if the currency swap agreement is then in effect, the remaining outstanding principal balance of the Class [__] Certificates, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the Class [__] Certificates from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Certificates, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, the swap counterparty will receive from the trust:

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•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the Class [__] Certificates in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the Class [__] Certificates, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the Class [__] Certificates; provided that, all principal payments allocated to such securities on any distribution date will be deposited into the related accumulation account and paid to the swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Certificates, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the Class [__] Certificates being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the the currency swap agreement for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

The currency swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•
the distribution date on which the outstanding principal balance of the Class [__] Certificates is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the Class [__] Certificates.

The currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. The currency swap agreement will not terminate solely due to the declaration of a failed remarketing.]

[The Interest Rate Cap Agreement]

[The Class [__] certificates will have the benefit of the Interest Rate Cap Agreement. Pursuant to the Interest Rate Cap Agreement, with respect to any Distribution Date, commencing with the Distribution Date in [__], 20[ ], on or prior to the Distribution Date in [__], 20[ ], [_______], (the “Cap Provider”), will be obligated to pay to the securities administrator, an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate (determined in accordance with the Interest Rate Cap Agreement) up to a maximum of [__]% (the “Maximum Cap Rate”) and (ii) a specified strike rate of [__]% (the “Cap Strike Rate”) and (b) the Interest Rate Cap Agreement Notional Amount set forth on the schedule attached as Annex B hereto for that Distribution Date, determined on a 30/360 Basis. (each such payment, the “Cap Agreement Payment”). The Interest Rate Cap Agreement will terminate after the Distribution Date in [__], 20[ ].

The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Cap Provider conducts business in the over-the-counter derivatives market,

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engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

For the Class [__] certificates and each Distribution Date prior to and including the Distribution Date in [__], 20[ ],  any Cap Agreement Payment received by the securities administrator will be used to pay the related Cap Amount to such classes of certificates, as described below under “––The Reserve Funds.”  Amounts received on  the Interest Rate Cap Agreement will not be available to make distributions on any class of Certificates other than the Class [__] certificates.

The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class [__] certificates do not represent an obligation of the Cap Provider. The holders of the Class [__] certificates are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the cap provider in respect of its obligations under the Interest Rate Cap Agreement.]

DESCRIPTION OF THE CERTIFICATES

General

The Ace Securities Corp. Home Equity Loan Trust, Series [_______], Asset Backed Pass-Through Certificates will consist of [___] classes of certificates, designated as [(i) the Class [__] Certificates; (ii) the Class [__] Certificates (collectively, the “Class [__] Certificates”; and together with the Class [__] Certificates, the “Class A Certificates”); (iii) the Class [__] Certificates and Class [__] Certificates (collectively, the “Mezzanine Certificates”); (iv) the Class [__] Certificates and Class [__] Certificates (collectively, the “Class B Certificates”); (v) the Class CE Certificates (collectively, with the Mezzanine Certificates and the Class B Certificates, the “Subordinate Certificates”)[; (vi) the Class P Certificates; ]and (vii) the Class R Certificates (also referred to herein as the “Residual Certificates”).]  Only the Class A Certificates and the Mezzanine Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.

Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [______ ____] to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Class A Certificates and the Mezzanine Certificates and any Distribution Date is the business day immediately preceding such Distribution Date, for so long as such Certificates are held in book-entry form and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the Contract Pool of manufactured housing installment sale contracts and loan agreements having original or modified terms to maturity of not greater than approximately [__] years. The Contracts have an aggregate principal balance as of the Cut-off Date of approximately $[__________], subject to a permitted variance as described under “The Contract Pool” in this prospectus supplement.

The Class A Certificates and the Mezzanine Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this prospectus supplement. The Pass-Through Rates on the Offered Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rates” below. The Class A Certificates evidence an initial aggregate undivided interest of approximately [___]% in the trust fund, the [Class [__] Certificates and Class [__] Certificates] evidence initial undivided interests of approximately [___]% and approximately [___]% respectively, in the trust fund

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and the [Class [__], Class [__] and Class CE ]Certificates evidence initial undivided interests of approximately [___]%, approximately [___]% and approximately [___]%, respectively, in the trust fund.

Book-Entry Certificates

The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstreams’ and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depository” and collectively the “European Depositories”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry

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Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date.  For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Documentation Procedures–Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate

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settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations REMICS–Taxation of Certain Foreign Investors” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in

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the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

Exchangeable Certificates

General

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The holder of the Exchangeable REMIC Certificates in any REMIC Combination may exchange all or part of each class of such Exchangeable REMIC Certificates for a proportionate interest in the related Exchangeable Certificates. The holder of each class of Exchangeable Certificates may also exchange all or part of such class for a proportionate interest in each such class of Exchangeable REMIC Certificates in the related REMIC Combination.  This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date. For the purposes of the definitions set forth under “Description of the Certificates—Glossary” and the calculation of the Class Principal Balance of any class of Exchangeable REMIC Certificates, to the extent that exchanges of Exchangeable REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Balance of the Exchangeable REMIC Certificates will be deemed to include the Class Principal Balance of the related Exchangeable Certificates issued in the exchange and the Class Principal Balance of the Exchangeable Certificates will be deemed to be zero. Exchangeable REMIC Certificates in any REMIC Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the relative original amounts of such certificates bear to one another as shown in the column titled “Relative Original Amount” in Annex [___].

Holders of Exchangeable Certificates will be the beneficial owners of an interest in the Exchangeable REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to any Exchangeable Classes and the Exchangeable REMIC Certificates in the related REMIC Combination then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the Exchangeable REMIC Certificates in the related REMIC Combination on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

If a Certificateholder wishes to exchange certificates, the certiflcateholder must notify the Securities Administrator by e-mail at [____________] no later than two business days before the proposed Exchange Date. The Exchange Date can be any business day other than the first or last business day of the month, subject to approval by the Securities Administrator. The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding certificate principal balance and the original certificate principal balance of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed Exchange Date. After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to $5,000.

The Securities Administrator will make the first distribution on a Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of any Exchangeable Certificates will reflect the characteristics of the related Exchangeable REMIC Certificates in the related REMIC Combination. Investors should also consider a

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number of factors that will limit a Certificateholder's ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

•	At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [___].

•	A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

•	A Certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•	Only the combinations listed on Annex III are permitted.

•	The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Pass-Through Rates

[The pass-through rate (the “Pass-Through Rate”) on the Class [__] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Contracts (and properties acquired in respect thereof) remaining in the trust fund is reduced to less than or equal to 10% of the aggregate principal balance of the Contracts as of the Cut-off Date (the “Optional Termination Date”), or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

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[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

Glossary

“Administration Fee Rate”:  With respect to each Contract, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate[ and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated].

“Allocated Realized Loss Amount”:  The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates or Class B Certificates and any Distribution Date is an amount equal to the sum of any realized loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

“Available Distribution Amount”: The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Master Servicer, the Securities Administrator, the Custodians, [the Credit Risk Manager ]or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the Contracts due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Contracts (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Contracts received during the related Prepayment Period); and (iii) all P&I Advances with respect to the Contracts received for the Distribution Date.

“Certificate Principal Balance”: The Certificate Principal Balance of an Offered Certificate or Class B Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Contracts and the other assets in the trust fund. The Certificate Principal Balance of an Offered Certificate or a Class B Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under “Description of the Certificates – Allocation of Losses; Subordination” in this prospectus supplement and, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of any Subordinate Certificate deemed to have occurred in connection with allocations of realized losses in the manner described in this prospectus supplement.  The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Contracts over (ii) the then aggregate Certificate Principal Balance of the Offered Certificates, the Class B Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class [__] Certificates is equal to approximately $[__________]. The initial Certificate Principal Balance of the Class [__] Certificates is equal to approximately $[__________].[ The initial Certificate Principal Balance of the Class P Certificates is equal to $100.]

“Class A Principal Distribution Amount”: The Class A Principal Distribution Amount is an amount equal to the sum of the Class [__] Principal Distribution Amount and the Class [___] Principal Distribution Amount.

“Class [__] Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class [__] Certificates

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immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group I Contracts as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I Contracts as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Group I Contracts as of the Cut-off Date.

“Class [__] Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of the Certificate Principal Balances of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group II Contracts as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Contracts as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Group II Contracts as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class [__] Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class [__]Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Contracts as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Contracts as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Contracts as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class [__] Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class [__]Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Contracts as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Contracts as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the

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related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Contracts as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Contracts as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Contracts as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Contracts as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Contracts as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Contracts as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Contracts as of the Cut-off Date.

“Credit Enhancement Percentage”: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate principal balance of the Contracts, calculated after taking into account distributions of principal on the Contracts and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

“Cut-off Date”: [_____________].

“Determination Date”: With respect to any Distribution Date, the [__]th day of the calendar month in which such Distribution Date occurs or, if such [__]th day is not a business day, the business day immediately preceding such [__]th day.

“Due Period”: For any Distribution Date and the Contracts serviced by the Servicer, the period commencing on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Extra Principal Distribution Amount”: The Extra Principal Distribution Amount for any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Increase Amount.

“Group I Allocation Percentage”: The aggregate principal balance of the Group I Contracts divided by the sum of the aggregate principal balance of the Group I Contracts and the Group II Contracts.

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“Group I Interest Remittance Amount”: The Group I Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I Contracts minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer[, the Credit Risk Manager] or the Securities Administrator.

“Group I Principal Distribution Amount”: The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Contracts due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Contract (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Contracts and (iv) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class [__] Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.  In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

“Group I Principal Remittance Amount”: The Group I Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer[, the Credit Risk Manager] or the Securities Administrator.

“Group II Allocation Percentage”: The aggregate principal balance of the Group II Contracts divided by the sum of the aggregate principal balance of the Group I Contracts and the Group II Contracts.

“Group II Interest Remittance Amount”: The Group II Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II Contracts minus any amounts payable or reimbursable to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Group II Principal Distribution Amount”: The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Contracts due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Contract (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Contracts and (iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class [__] Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.  In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

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“Group II Principal Remittance Amount”: The Group II Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Interest Accrual Period”: The Interest Accrual Period for the Offered Certificates and the Class B Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any class of Offered Certificates and Class B Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

“Interest Distribution Amount”: The Interest Distribution Amount for any class of Offered Certificates and Class B Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, the Servicer and shortfalls resulting from the application of the Relief Act or similar state or local laws.

“Interest Remittance Amount”: The Interest Remittance Amount for any Distribution Date is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Class A Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates and the Class B Certificates and the Principal Remittance Amount.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any Distribution Date and (A) the Class [__] Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I Contracts in the prior calendar month minus the fees payable to the Servicer, the Master Servicer[ and the Credit Risk Manager] with respect to the Group I Contracts for such Distribution Date[ and the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event], in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I Contracts as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

(B) the Class [__] Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II Contracts in the prior calendar month minus the fees payable to the Servicer, the Master Servicer [and the Credit Risk Manager] with

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respect to the Group II Contracts for such Distribution Date [and the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event], in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II Contracts as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

(C) the Mezzanine Certificates, is a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class [__] Certificates and (ii) the Net WAC Pass-Through Rate for the Class [__] Certificates.

(D) the Class B Certificates, is a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class [__] Certificates and (ii) the Net WAC Pass-Through Rate for the Class [__] Certificates.

“Net WAC Rate Carryover Amount”: With respect to any class of the Offered Certificates and any class of the Class B Certificates and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such certificates on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

“Overcollateralization Amount”: The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the Contracts immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

“Overcollateralization Increase Amount”: An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the classes of Offered Certificates and Class B Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

“Overcollateralization Reduction Amount”: An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

[“Pre-Funded Amount”: The amount deposited by the depositor in the pre-funding account on the Closing Date for the contracts, which amount is, approximately $[______], representing approximately [___]% of the aggregate principal balance of the Contracts as of the Cut-off Date.]

[“Pre-Funding Period”: The period from the Closing Date up to and including [_____ __, 20__], in which the sponsor may purchase subsequent contracts for inclusion in the trust with amounts in the pre-funding account.]

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“Prepayment Period”: For any Distribution Date and the Contracts serviced by the Servicer, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part and the period beginning on the sixteenth day of the month preceding the related Distribution Date and ending on the fifteenth day of the month of such Distribution Date with respect to prepayments in full.

“Principal Distribution Amount”: The Principal Distribution Amount for any Distribution Date is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

“Principal Remittance Amount”: The Principal Remittance Amount for any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

[“Remaining Pre-Funded Amount”: An amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent contracts transferred to the trust fund during the Pre-Funding Period.]

“Required Overcollateralization Amount”: Initially, shall mean an amount equal to the product of (i) approximately [___]% and (ii) the aggregate principal balance of the Contracts as of the Cut-off Date, which may be decreased as described under “—Overcollateralization Provisions” in this prospectus supplement.

“Scheduled Principal Balance”: The Scheduled Principal Balance of any Contract as of any date of determination is equal to the principal balance of the Contract as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for any Distribution Date is equal to the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

“Stepdown Date”: The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in [____________] and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Contracts, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date), is greater than or equal to approximately [___]% and (ii) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

[“Subsequent Cut-off Date”: With respect to those subsequent contracts sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such Contract.]

“Subsequent Recoveries”:  As of any Distribution Date, amounts received during the related Prepayment Period by the Servicer specifically related to a defaulted Contract or disposition of an REO Property prior to the related Prepayment Period that resulted in a realized loss, after the liquidation or disposition of such defaulted Contract, net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

[“Subsequent Transfer Date”: With respect to each subsequent transfer instrument, the date on which the subsequent contracts are sold to the trust.]

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“Trigger Event”: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Contracts delinquent 60 days or more (including Contracts in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the Contracts, in each case, as of the last day of the previous calendar month exceeds [__]% of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Contracts as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] and thereafter	[___]%

 [“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:]

[•“Failure to Pay or Deliver,”]

[•“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and]

[•“Merger without Assumption” (but only with respect to the Swap Provider),]

[as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.]

[“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:]

[•“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),]

[•“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and]

[•“Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.  In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer exercises the option to purchase the Contracts.  With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).]

[Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.  The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”]

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[Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement.  In the event that the Securities Administrator is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders, in accordance with the priorities set forth in this prospectus supplement.]

[Upon a Swap Early Termination, the Trustee, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement.  To the extent the Securities Administrator receives a Swap Termination Payment from the Swap Provider, the Trustee will apply all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider, the Trustee will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.]

[A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.”]

[If the Swap Provider’s long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates and the Class B Certificates, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”).]

[The Supplemental Interest Trust will not be subject to any gross-up on its payments to the Swap Provider on account of any tax withholding.]

[On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “—Overcollateralization Provisions” in this prospectus supplement, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:]

[first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;]

[second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;]

[third, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance

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Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;]

[fourth, sequentially, to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;]

[fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;]

[sixth, sequentially, to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;]

[seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”]

[eighth, sequentially to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow; ]

[ninth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and]

[tenth, to the Class CE Certificates, any remaining amounts.]

[In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.]

[The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.]

 [Regulation AB compliant description of the Swap Provider.]

Permitted Investments

To the extent provided in the Pooling and Servicing Agreement, amounts on deposit in a Eligible Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the Pooling and Servicing Agreement, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments shall be paid to the Servicer under the Pooling and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be

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borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two business days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

(i)direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)(a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the applicable credit rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii)repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

(iv)securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Certificate Principal Balances of all the Contracts and Permitted Investments held as part of the Trust;

(v)commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi)a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii)any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

(viii)any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such

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security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

Interest Distributions on the Offered Certificates and the Class B Certificates

For the purposes of the foregoing distributions, only Exchangeable REMIC Certificates are deemed to be outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates.”

Holders of the Offered Certificates and the Class B Certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable Pass-Through Rates thereon, in the priorities set forth below.

(A)On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;]

second, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to the Class [__] Certificates; and

third, concurrently, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to each such class, to the extent remaining unpaid after distribution of the Group II Interest Remittance Amount as set forth in clause (B) below, on a pro rata basis, based on the entitlement of each such class.

(B)On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;]

second, concurrently, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to each such class, on a pro rata basis, based on the entitlement of each such class; and

third, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to the Class [__] Certificates, to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount as set forth in clause (A) above.

(C)On each Distribution Date, following [the deposit of the Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Trust as described in clauses (A) and (B) above] and the distributions of interest to the holders of the Class A Certificates as described in clauses (A) and (B) above, any Group I Interest Remittance Amount and any Group II Interest Remittance Amount remaining will be distributed in the following order of priority:

[first, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates;

second, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates;

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third, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates; and

fourth, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates.]

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer will be allocated [first, to Net Monthly Excess Cashflow [and payments received under the Interest Rate Swap Agreement] according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, second, to the Class [__] Certificates, third, to the Class [__] Certificates, fourth, to the Class [__] Certificates, fifth, to the Class [__] Certificates, sixth, to the Class [__] Certificates and seventh, to the Class A Certificates], on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction. The holders of the Offered Certificates and the Class B Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under “—Overcollateralization Provisions” in this prospectus supplement.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates or Class B Certificates will result and payments of Interest Carry Forward Amounts to such classes of Offered Certificates or Class B Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates and the Class B Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.

Except as otherwise described in this prospectus supplement, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of each class.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Offered Certificates and the Class B Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related “Interest Determination Date”). “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of [__]%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

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As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Offered Certificates and the Class B Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Offered Certificates and the Class B Certificates

For the purposes of the foregoing distributions, only Exchangeable REMIC Certificates are deemed to be outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates.”

On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates and Class B Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

(A)     On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;]

second, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class [__] Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount as described below, until the Certificate Principal Balance of each such class has been reduced to zero.

(B)     On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination

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Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;]

second, sequentially, to the holders of the Class [__] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class [__] Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described above, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.

(C)   On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

first, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

second, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__]  Certificates has been reduced to zero.]

(D)    On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;]

second, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class [__] Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount, as described below, up to an amount equal to the amount, if any, of the Class [__] Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of each such class has been reduced to zero.]

(E)   On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;]

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second, sequentially, to the holders of the Class [__] Certificates, in that order, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class [__] Certificates, after taking into account the distribution of the Group I Principal Distribution Amount, as described above, up to an amount equal to the amount, if any, of the Class [__] Principal Distribution Amount remaining unpaid on such Distribution Date until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

(F)    On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

[first, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class [__] Certificates under (D) and (E) above, and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

second, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above and to the holders of the Class [__] Certificates under clause first above, and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause third above and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero]

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of realized losses, increasing the respective percentage interest in the principal balance of the Contracts evidenced by the Mezzanine Certificates and the Class B Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates and the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates and the Class B Certificates.

Distributions with Respect to Exchangeable Certificates

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of the related Exchangeable Certificates, such Exchangeable Certificates will be entitled to (a) interest distributions at the applicable pass-through rate on the outstanding Class Principal Balance in the same priority as the Exchangeable REMIC Certificates

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that are exchanged therefore and (b) a proportionate share of the principal distributions on each class of Exchangeable REMIC Certificates entitled to principal in the related REMIC Combination, in the order of priority assigned to such Exchangeable REMIC Certificates. In addition, such Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of Exchangeable REMIC Certificates in the related REMIC Combination.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the contracts and other assets of the trust fund, while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the contracts.

Item	Fee	Paid From
Master Servicing Fee(1)(2)	___bp	Contract Interest Collections
Trustee Fee	___bp	Master Servicing Fee
Servicer Fee	___bp	Master Servicing Fee

(1)
Master servicing fee including securities administrator, paying agent and certificate registrar fees.  The Master Servicer receives a single combined fee that covers all of these functions.  The Master Servicer performs these functions.

(2)	Master Servicer pays trustee and servicer fees out of its fee.
(3)	The master servicing fee is paid on a first priority basis from collections allocable to interest on the contracts, prior to distributions to certificateholders.

Example of Distributions

The following sets forth an example of collection of payments from obligors on the Contracts, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in [___________]:

[_________] through [__________]	Prepayment Period for prepayments received from Contracts:

Principal prepayments received by the Servicer during the related Prepayment Period ([_________] through [_______]) will be deposited into the Servicer’s Collection Account for remittance to the Master Servicer on the Servicer Remittance Date.

[_______]	Servicer Remittance Date:
The Servicer will remit collections, advances and recoveries in respect of the Contracts to the Master Servicer for deposit into the Distribution Account as specified in the Pooling and Servicing Agreement.

[_______]	Record Date:	Distributions will be made to Certificateholders of record for all applicable classes as of the business day immediately before the related Distribution Date.
[_______]	Distribution Date:
On the [____]th day of each month (or if the [____]th day is not a business day, the next business day), the Securities Administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account.

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Succeeding months follow the same pattern.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described in this section, the Interest Rate Swap Agreement, as described under “—The Interest Rate Swap Agreement and the Interest Rate Swap Provider” and overcollateralization, as described under “—Overcollateralization Provisions” in this prospectus supplement.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford holders of the Class A Certificates protection against realized losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, (i) the rights of the holders of the [Class [__] Certificates will be senior to the rights of holders of the Class [__], Class [__], Class [__] and Class CE Certificates, (ii) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class [__], Class [__] and Class CE Certificates, (iii) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class [__] and Class CE Certificates and (iv) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class CE Certificates.]  This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against realized losses.

Overcollateralization Provisions

[The weighted average Contract Rate for the Contracts, less the Administration Fee Rate and the amount, expressed as a per annum rate of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event, is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates and the Class B Certificates, thus generating excess interest collections which, in the absence of realized losses, will not be necessary to fund interest distributions on the Offered Certificates and Class B Certificates.  Additional excess interest will be generated by the portion of the Contract Pool represented by the Overcollateralization Amount.  The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates and Class B Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.]

[With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, owed to such holders in accordance with the priorities set forth under “—Allocation of Extra Principal Distribution Amount” below;

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second, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

third, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

fourth, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

fifth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

sixth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

seventh, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

eighth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

ninth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

tenth, concurrently to the holders of the Class A Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls on the related Contracts to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related Contracts;

eleventh, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the Contracts to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Contracts;

twelfth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the Contracts to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Contracts;

thirteenth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the Contracts to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Contracts;

fourteenth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the Contracts to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Contracts;

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fifteenth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the Pooling and Servicing Agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates and the Class B Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

[sixteenth, to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider, due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; ]

seventeenth, to the holders of [the Class P Certificates and] Class CE Certificates as provided in the Pooling and Servicing Agreement; and

eighteenth, to the holders of the Residual Certificates, any remaining amounts.]

[On each Distribution Date, after making the distributions required under “Interest Distributions on the Offered Certificates and the Class B Certificates”, “Principal Distributions on the Offered Certificates and the Class B Certificates” and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority:

(A)concurrently, to each class of Class A Certificates, in respect of the related Net WAC Rate Carryover Amount for such Distribution Date, on a pro rata basis, based on the entitlement of each such class; and

(B)sequentially, to the holders of the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date.

As of the Closing Date, the aggregate principal balance of the Contracts as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates by an amount equal to approximately $[__], which is equal to the initial Certificate Principal Balance of the Class CE Certificates.  This amount represents approximately [__]% of the aggregate principal balance of the Contracts as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Contract Pool under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Overcollateralization Amount is required to be maintained at the “Required Overcollateralization Amount.”  In the event that realized losses are incurred on the Contracts, such realized losses may result in an overcollateralization deficiency since the realized losses will reduce the principal balance of the Contracts without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates and the Class B Certificates. In the event of an overcollateralization deficiency, the Pooling and Servicing Agreement requires the payment from Net Monthly Excess Cashflow [and any Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement,] subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates and the Class B Certificates in reduction of the Certificate Principal Balances of the Offered Certificates and the Class B Certificates. These payments have the effect of accelerating the amortization of the Offered Certificates and the Class B Certificates relative to the amortization of the Contracts, and of increasing the Overcollateralization Amount..]

[On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease (“step down”), to a level equal to approximately [__]% of the then current aggregate outstanding principal balance of the Contracts (after giving effect to principal payments to be distributed on the related Distribution Date), subject to a floor equal to the product (i) [__]% and (ii) the aggregate principal balance of the Contracts as of the Cut-off Date.  In the event that the Required Overcollateralization Amount is permitted to step down on any

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Distribution Date, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates and the Class B Certificates on the related Distribution Date shall be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above.]

[With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates and the Class B Certificates relative to the amortization of the Contracts, and of reducing the Overcollateralization Amount.  However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.]

Allocation of Extra Principal Distribution Amount

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Extra Principal Distribution Amount shall be distributed as follows:

first, concurrently, to the holders of the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that the pro rata allocation to the [Class [__] Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class [__] Certificates, but shall be distributed to the Class [__]] Certificates on a sequential basis, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

second, sequentially, to the holders of the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Offered Certificates and the Class B Certificates shall be entitled to receive distributions in respect of principal to the extent of the Extra Principal Distribution Amount in the following amounts and order of priority:

[first, (a) the lesser of (x) the Group I Principal Distribution Amount and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, and (b) the lesser of (x) the Group II Principal Distribution Amount and (y) the Class [__] Principal Distribution Amount, shall be distributed sequentially to the holders of the Class [__] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A Certificates under clause first above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above and to the holders of the Class [__] Certificates under clause second above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above and to the holders of the Class

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[__]Certificates under clause third above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

Allocation of Losses; Subordination

With respect to any defaulted Contract that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Contract was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the Contract.  The amount of loss realized and any Bankruptcy Losses are referred to in this prospectus supplement as “realized losses.”  In the event that amounts recovered in connection with the final liquidation of a defaulted Contract are insufficient to reimburse the Servicer or the Master Servicer for P&I Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the Servicer, or the Master Servicer out of any funds in the related collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any defaulted Contract, the amount of the realized loss with respect to that defaulted Contract will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

Any realized losses on the Contracts will be allocated on any Distribution Date: [first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates [and to Net Swap Payments received from the Swap Provider under the Interest Rate Swap Agreement for that purpose,] third, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__]Certificates has been reduced to zero, fourth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, fifth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero and sixth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

The Class [___] Certificates are Exchangeable REMIC Certificates. In the event Class [_____] Certificates are exchange for related Exchangeable Certificates, losses allocated to the Class [______] Certificates will be allocated to these Exchangeable Certificates.

 [The Pooling and Servicing Agreement does not permit the allocation of realized losses to the Class A Certificates or Class P Certificates. Investors in the Class A Certificates should note that although realized losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Contracts to pay the Class A Certificates all interest and principal amounts to which they are then entitled.]

Except as described below, once realized losses have been allocated to the Mezzanine Certificates and the Class B Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below).  [However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates and the Class B Certificates from Net Monthly Excess Cashflow and from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” above.]

Any allocation of a realized loss to a Mezzanine Certificate or Class B Certificate will be made by reducing the Certificate Principal Balance of that Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the realized loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Mezzanine Certificate or Class B Certificate be reduced more than

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once in respect of any particular amount both (i) allocable to such certificate in respect of realized losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and from amounts on deposit in the Supplemental Interest Trust.

A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction. With respect to any Contract, a “Deficient Valuation” is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Contract, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A “Debt Service Reduction” is any reduction in the amount which a obligor is obligated to pay on a monthly basis with respect to a Contract as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this prospectus supplement and the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a realized loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries [but only to the extent that such certificate has not been reimbursed for the amount of such realized loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “Description of the Certificates—Overcollateralization Provisions” and from amounts on deposit in the Supplemental Interest Trust as described under “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]  Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

P&I Advances

Subject to the limitations set forth in the following paragraph, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date (as defined in the Pooling and Servicing Agreement), its own funds, or funds in the related collection account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the related advance will be equal to the aggregate of all scheduled payments of principal and interest, net of the related Servicing Fees, that were due during the related Due Period on the related Contracts and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (net of the related Servicing Fees).  These advances are referred to in this prospectus supplement as “P&I Advances”.

P&I Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on the related Contract. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on any Contracts due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws.  All P&I Advances will be reimbursable to the Servicer or the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Contract as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Contract that are deemed by the Servicer or the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer or the Master Servicer out of any funds in the collection account prior to the distributions on the certificates. In the event that the Servicer fails in its obligation to make any required P&I Advance, a successor servicer will be obligated to make the P&I Advance on the Distribution Date for which the Servicer was required to make such P&I Advance, to the extent required in the Pooling and Servicing Agreement.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on

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such Balloon Loan based upon the original amortization schedule for the loan, unless the Servicer determines that the advance would not be recoverable.  In no event will the Servicer be obligated to advance the balloon payment due on any Balloon Loan.

The Pooling and Servicing Agreement also provides that the Servicer may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of the Servicer to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the Servicer. The Pooling and Servicing Agreement also provides that the Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders.

Upon an Event of Default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer may terminate the Servicer and the Master Servicer will, or under certain circumstances, the Serviceror its designee may, appoint a successor servicer.  In any event the successor servicer must be an approved servicer as described in this prospectus supplement under “Certain Matters Regarding [] as Servicer”.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each holder of a certificate, a statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website located at [                   ].  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

[Credit Enhancement Provider]

[Provide Regulation AB compliant description of any providers of credit enhancement within the meaning of Item 1114 of Regulation AB]

THE ORIGINATORS

General

[], [] and  [____] are the originators of the Contracts with respect to approximately [___]%, [___]% and [___]%, respectively, of the Contracts by aggregate principal balance as of the Cut-off Date, along with various originators, none of which has originated more than 10% of the Contracts by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to

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originate loans throughout the United States. [__________] originates single-family loans and contracts of all types.[__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated contracts since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime contracts, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

For a description of the underwriting guidelines applicable to the Contracts purchased from [__________] and certain other information with respect to [__________], see “The Contract Pool—Underwriting Standards” in this Prospectus Supplement.]

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family loans and contracts of all types. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated contracts since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime contracts, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

For a description of [________]’s underwriting guidelines, see “The Contract Pool—Underwriting Standards—[__________]”.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the contract pool (if applicable) any period before January 1, 2006.

ISSUING ENTITY

Home Equity Loan Trust [_______] is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [_______] (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the Contracts and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, see “Description of the Agreements — Amendment” in the base prospectus.

The assets of the issuing entity will consist of the Contracts and certain related assets.

The issuing entity’s fiscal year end is [______].

THE DEPOSITOR

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ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

*      The Sponsor did not securitize any mortgage loans in 2008 or 2009.

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THE SERVICER

General

Primary servicing of the Contracts will be provided by [______] (the “Servicer”) pursuant to the Pooling and Servicing Agreement.  The Master Servicer will be required to monitor the Servicer’s performance under the Pooling and Servicing Agreement.  In the event of a default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against the Servicer.

The Servicer or the Master Servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the contracts and will, consistent with the Pooling and Servicing Agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the contracts. Consistent with the previous sentence, the Servicer or the Master Servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a contract or extend the due dates for payments due on a contract, provided that the insurance coverage for the contract or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The Master Servicer or Servicer may also waive or modify any term of a contract so long as the Master Servicer or Servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

All collections of principal and interest on any contracts, including but not limited to Principal Prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the Servicer out of liquidation proceeds in accordance with the Pooling and Servicing Agreement), the repurchase price for any contracts repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Eligible Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.  Amounts on deposit in a Eligible Account may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Pooling and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.  On the date specified in the Pooling and Servicing Agreement, the Servicer will withdraw or cause to be withdrawn from the applicable Eligible Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds.  See “Pooling and Servicing Agreement — Payments on Contracts; Deposits to Collection Account and Distribution Account” in this prospectus supplement.

[Servicer Name]

[The Servicer has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since[_____], and non prime mortgage loans since[_____].  The Servicer is [one of the largest third-party subprime mortgage loan servicers in the United States].  The Servicer and its related companies currently employ more than [_____] people worldwide with domestic residential mortgage loan servicing and processing centers in _____,_____ and _____, _____.   The Servicer specializes in the management of [sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets]. The

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Servicer’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

 As of December 31, 20__, the Servicer provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $[____], substantially all of which are being serviced for third parties, including loans in over [_____] securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by the Servicer at the end of each of the indicated periods.
[Subprime] Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of December 31, 2006	Aggregate Principal Balance as of December 31, 2007	Aggregate Principal Balance as of December 31, 2008	Aggregate Principal Balance as of December 31, 2009

$[_____]	$[_____]	$[_____]	$[_____]	$[_____]

Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by the Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in the Servicer’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the the next monthly due date [which is know as the OTS Method][on the last business day immediately prior to the next monthly due date, which is know as the MBA Method].  The Servicer’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for the Servicer’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

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Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2005						As of December 31, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2007						As of December 31, 2008
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%
As of December 31, 2009
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%
60-860 days		$		%		%
90 d90 days or more		$		%		%
Total Delinquent Loans		$		%		%
Loans in Foreclosure		$		%		%

Real Estate Owned
(Dollars in Thousands)

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	As of December 31, 2005				As of December 31, 2006				As of December 31, 2007				As of December 31, 2008
	By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans	By Dollar Amount

Total Portfolio			$				$				$			$
Foreclosed Loans			$				$				$			$
Foreclosure Ratio		%		%		%		%		%		%	%		%

As of December 31, 2009
	By No. of Loans		By Dollar Amount

Total Portfolio			$
Foreclosed Loans			$
Foreclosure Ratio		%

Loan Gain/(Loss) Experience
(Dollars in Thousands)
	As of December 31, 2005		As of December 31, 2006		As of December 31, 2007		As of December 31, 2008

Total Portfolio	$		$		$		$
Net Gains/(Losses)	$		$		$		$
Net Gains/(Losses) as a Percentage of Total Portfolio		%		%		%		%

As of December 31, 2009

Total Portfolio	$
Net Gains/(Losses)	$
Net Gains/(Losses) as a Percentage of Total Portfolio		%

Prior Securitizations

[In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which the Servicer was serving as servicer, the Servicer has not been terminated as a servicer in any of those transactions, and the Servicer has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.]]

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[Other Servicer Regulation AB compliant disclosure description]

Servicing and Other Compensation and Payment of Expenses

The Servicer will provide customary servicing functions with respect to the Contracts. Among other things, the Servicer is obligated under some circumstances to make P&I Advances with respect to the related Contracts. In managing the liquidation of defaulted Contracts, the Servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Contracts and REO properties as described in the Pooling and Servicing Agreement, as applicable.

In instances in which a mortgage  loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the [mortgage loan][contract] were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the interest rate, forgiving payments of principal, interest or other amounts owed under the contract, such as taxes or insurance premiums, extending the final maturity date of the contract, capitalizing delinquent interest and other amounts owed under the contract, or any combination of these or other modifications. Any modified contract may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Approximately ___% of the contracts, by aggregate outstanding principal balance as of the cut-off date, were subject to an interest rate reduction, approximately ___% of the contracts, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of principal, approximately ___% of the contracts, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of interest, approximately ___% of the [mortgage loans][contracts], by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the final maturity date, approximately ___% of the [mortgage loans][contracts], by aggregate outstanding principal balance as of the cut-off date, were subject to a principal forbearance, approximately ___% of the contracts, by aggregate outstanding principal balance as of the cut-off date, were subject to a capitalization of delinquent interest, and approximately ___% of the contracts, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the amortization of the contract. The principal compensation to be paid to the Servicer in respect of the servicing activities performed by the Servicer will be a servicing fee (the “Servicing Fee”) calculated at a per annum rate (the “Servicing Fee Rate”) equal to [  ]% with respect to each Contract serviced by the Servicer on the Scheduled Principal Balance of each such Contract. As additional servicing compensation, the Servicer are entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the related Contracts [(with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates)], to the extent collected from obligors, together with any interest or other income earned on funds held in the related collection account and any related escrow account.  The Servicer is entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement) with respect to the related Contracts.

In general, the Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date with Compensating Interest on such Distribution Date; provided that the Servicer is only required to pay Compensating Interest in an amount up to the Servicing Fee payable to the Servicer.  The Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the related Contracts in connection with their responsibilities under the Pooling and Servicing Agreement and is entitled to reimbursement for these expenses as provided in the Pooling and Servicing Agreement ..  See

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“Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicer.

THE MASTER SERVICER

[General]

 [ ] acts as Master Servicer pursuant to the Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Trustee] against the Servicer.  As of __________, [ ] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[Describe any material changes in [ ]’s servicing policies and procedures for contracts, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]]

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be a master servicing fee calculated at a rate set forth in the Pooling and Servicing Agreement on the Scheduled Principal Balance of each Contract (the “Master Servicing Fee Rate”) together with any interest or other income earned on funds held in the Distribution Account.  With respect to each Contract and for any calendar month, the Master Servicer will receive an amount equal to one-twelfth of the product of [__]% multiplied by the Scheduled Principal Balance of the Contracts as of the Due Date in the preceding calendar month.

In the event that the Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amount up to the master servicing fee payable to the Master Servicer on such Distribution Date.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and  (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such

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assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

THE TRUSTEE

[ ] will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at [ ] or at such other address as the Trustee may designate from time to time.

[Describe the extent of [ ]’s prior experience serving as a trustee for asset-backed securities transactions involving contract pools of first lien [fixed][adjustable] rate contracts secured by manufactured homes.]

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Contract hereunder and relating to the servicing of the Contracts; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the pooling and servicing agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.
Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.  Such rights and powers may include:

1.
Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the Contracts and related documents, or otherwise.

2.	The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties,

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liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Pooling and Servicing Agreement.

3.
Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

For further discussion of the duties of the Trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the base prospectus.

The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the Servicer under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements.

THE SECURITIES ADMINISTRATOR

[ ], as the Securities Administrator under the Pooling and Servicing Agreement, will perform certain securities and tax administration services for the Trust for so long as it or one of its affiliates is the Master Servicer. The Securities Administrator’s corporate trust office is located at [           ]or at such other address as the Securities Administrator may designate from time to time.

The Securities Administrator may resign at any time including at such time as the Master Servicer is removed or terminated, in which event the Depositor will be obligated to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property, or if the Master Servicer is terminated or removed.  Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.  The Securities Administrator and the Master Servicer will be indemnified by the Trust Fund for certain expenses as provided in the Pooling and Servicing Agreement.

THE CUSTODIANS

Approximately [___]% of the contract files with respect to the Contracts by aggregate principal balance as of the Cut-off Date, will be held by [          ], pursuant to a custodial agreement to be entered into among [      ], as Trustee, [         ], in its capacity as a custodian, and the Servicer. For additional information about [         ] see “The Master Servicer” in this prospectus supplement.

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Approximately [___]% of the contract files with respect to the Contracts by aggregate principal balance as of the Cut-off Date, will be held by [        ], pursuant to a custodial agreement to be entered into among [         ], as Trustee, [          ], as a custodian, and the Servicer. [Regulation AB compliant description of [          ].]

[THE CREDIT RISK MANAGER]

[[             ], as credit risk manager for the trust (the “Credit Risk Manager”) will monitor the performance of the Servicer, and make recommendations to the Servicer and/or Master Servicer regarding certain delinquent and defaulted Contracts and will report to the Depositor on the performance of such Contracts, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to [ ]% per annum of the then current aggregate principal balance of the Contracts.]

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of [______ __, ____] among the Depositor, the [Servicer], the Master Servicer, the Securities Administrator and the Trustee, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Contracts and other related documents; (ii) all payments on or collections in respect of the Contracts due after the Cut-off Date, together with any proceeds of the Contracts; (iii) any manufactured homes acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these manufactured homes; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the Asset Purchase Agreement; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof; [and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider.] For the avoidance of doubt, the trust fund does not include the Supplemental Interest Trust.  Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

Assignment of the Contracts

On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Contract and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Contract due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Contract transferred to the trust will be identified on a schedule (the “Contract Schedule”) delivered to the Trustee and the Servicer pursuant to the Pooling and Servicing Agreement. The Contract Schedule will include information such as the principal balance of each Contract as of the Cut-off Date, its Contract Rate as well as other information with respect to each Contract.

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The Pooling and Servicing Agreement will require that, prior to the closing date, the Depositor will deliver or cause to be delivered to the Trustee (or the related Custodian, as the Trustee’s agent for such purpose) the contracts endorsed to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original contracts, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost contract, a [                   ].  [The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee’s interest in the Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor.]

On or prior to the Closing Date, the Trustee or the related Custodian on its behalf will review the Contracts and the Related Documents pursuant to the related Custodial Agreement and, if any Contract or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee or the Servicer, the Sponsor will be obligated either to (i) substitute for such Contract a Qualified Substitute Contract; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Contract at a price (the “Purchase Price”) equal to the outstanding principal balance of such Contract as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Contract Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed P&I Advances and servicing advances made by the Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation by any such Contract of any predatory or abusive lending law.  The Purchase Price will be required to be remitted to the Servicer for deposit in the related Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted Contract (as defined herein) is the sole remedy regarding any defects in the Contracts and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute Contract, the Sponsor will be required to remit to the Servicer, as applicable, for deposit in the related Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the principal balance of the related Deleted Contract over the principal balance of such Qualified Substitute Contract.

A “Qualified Substitute Contract” is a Contract substituted for a Deleted Contract which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Contract for a Deleted Contract, an aggregate principal balance), not in excess of the principal balance of the Deleted Contract; (ii) have a Contract Rate not less than the Contract Rate of the Deleted Contract and not more than 1% in excess of the Contract Rate of such Deleted Contract; (iii) if such Contract is an adjustable-rate Contract, have a Maximum Contract Rate and Minimum Contract Rate not less than the respective rate for the Deleted Contract and have a Gross Margin equal to or greater than the Deleted Contract; (iv) have the same Due Date as the Deleted Contract; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Contract; (vi) comply with each representation and warranty as to the Contracts set forth in the Contract Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the Contract being replaced;and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Contract. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: [Describe relevant representations and warranties].  Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Contract and

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Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses [ ], [ ] or [ ] above (or certain other representations and warranties made by the Sponsor with respect to any Group I Contract), shall be deemed to materially and adversely affect the interests of the certificateholders in the related Group I Contract.  If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted Contract a Qualified Substitute Contract or (ii) purchase such Deleted Contract from the trust.  The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Contracts as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Contract as a result of a breach of a representation or warranty in the [Asset] Purchase Agreement that materially and adversely affects the interests of the certificateholders.

Contracts required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted Contracts.”

Payments on Contracts; Deposits to Collection Account and Distribution Account

The Servicer will establish and maintain or cause to be maintained a separate trust account (each, a “Collection Account”) for the benefit of the certificateholders. Each Collection Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by the Servicer of amounts in respect of the related Contracts (excluding amounts representing the related Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the related Collection Account.  Amounts so deposited by the Servicer may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator.  All investment income on funds in the Collection Account established and maintained by the Servicer shall be for the benefit of the Servicer.

The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted to it by the Servicer for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust.  The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement).  Amounts on deposit therein may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

Certain Matters Regarding [____] as Servicer

The Pooling and Servicing Agreement provides that [            ] (“[          ]”), in its capacity as the Servicer under the Pooling and Servicing Agreement, may not resign from its obligations and duties under the Pooling and Servicing Agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee or (2) upon the satisfaction of the following conditions:

(a) [ ] has proposed a successor servicer to the Depositor, the Sponsor and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

(b) the proposed successor servicer is (1) an affiliate of the Master Servicer that services contracts similar to the Contracts in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s;

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(c) the Rating Agencies have confirmed to the Trustee that the appointment of the proposed successor servicer as the servicer under the Pooling and Servicing Agreement will not result in the reduction or withdrawal of the then current ratings of the Offered Certificates; and

(d) the proposed successor servicer has a net worth of at least $25,000,000.

A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an “approved servicer.”

Events of Default

Upon the occurrence of events of default described under “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus, the Servicer may be removed as the servicer of the related Contracts in accordance with the terms of the Pooling and Servicing Agreement.  As further described in, and in accordance with the provisions of the Pooling and Servicing Agreement, upon the removal of the Servicer after the occurrence of an Event of Default, a successor to the Servicer (which may be the Master Servicer will become the successor to the Servicer under the Pooling and Servicing Agreement; provided, however that, under certain circumstances, [ ] or its designee may designate a successor servicer with respect to the Contracts if it has been terminated as the servicer under the Pooling and Servicing Agreement.  Any successor servicer appointed by [ ] or its designee must qualify as a successor servicer under the Pooling and Servicing Agreement and be approved by the Rating Agencies (by written confirmation that such appointment of a successor servicer would not result in the reduction or withdrawal of the rating of any outstanding class of certificates).  Any proceeds received in connection with the appointment of a successor servicer shall be the property of [ ] or its designee.  Any successor to [ ] appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $25,000,000.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus.

Voting Rights

[At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates, [other than the Exchangebable Certificates], the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates.]

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the voting rights of each class of Exchangeable REMIC Certificates in the related REMIC Combination.

The initial owner of the Residual Certificates is [____________].

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities–Termination” in the prospectus. The Master Servicer, or if the Master Servicer fails to exercise such option, [ ] (either the Master Servicer or [ ], the “Terminator”), will have the right to purchase all remaining Contracts and any properties acquired in respect thereof and thereby effect early retirement of the

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certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Contracts and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the Contracts as of the Cut-off Date.  In the event the Terminator exercises the option, the purchase price payable in connection with the option will be equal to par with respect to the Contracts and the fair market value of all properties acquired by the trust in respect of any Contracts, plus accrued interest for each Contract at the related Contract Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicer, the Master Servicer and the Securities Administrator as of the termination date and any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement (the “Termination Price”).  In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Certificates and the Class B Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates at the then applicable Pass–Through Rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates and the Class B Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.  The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement.  See “Description of the Securities–Termination” in the prospectus.

The Securities Administrator shall give notice of any termination to the Certificateholders, upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Contracts by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicer, the Master Servicer, the Trustee and the applicable Custodian from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the applicable Custodian and the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement prior to making any final distributions. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Contracts, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given shall

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not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

In the event that the Terminator purchases all the Contracts or the final payment on or other liquidation of the last Contract, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i)The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

(ii)During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii)At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

At the expense of the Terminator (or, if the Trust Fund is being terminated as a result of the Last Schedule Distribution Date, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

Optional Purchase of Defaulted Contracts

As to any Contract which is delinquent in payment by 90 days or more, [         ] or an affiliate of [          ] may, at its option, purchase such Contract from the Trust at the Purchase Price for such Contract, under the circumstances described in the Pooling and Servicing Agreement.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

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For federal income tax purposes (i) the Residual Certificates will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates and the Class [__] Certificates (exclusive of any right of the holder of such certificates to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts or from the Supplemental Interest Trust [or the obligation to make payments to the Supplemental Interest Trust]), the Class P Certificates and the Class CE Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC.  See “Material Federal Income Tax Considerations–REMICs” in the prospectus.

For federal income tax purposes, the Class [__] Certificates and Class [__] Certificates will, and the remaining classes of the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the adjustable-rate Contracts will prepay at a rate equal to 100% [PPP] (calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) and the fixed-rate Contracts will prepay at a rate equal to 100% PPC calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement).  No representation is made that the Contracts will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration–General” and “–REMICs–Taxation of Owners of Regular Securities” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

[If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates. ]

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder.  Holders of such certificates are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Material Federal Income Tax Considerations– REMICs—Taxation of Owners of Regular Securities” in the Prospectus.

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Each holder of an Offered Certificate or Class [__] Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount [and the obligation to make payments to the Supplemental Interest Trust].  The Reserve Fund, [the Interest Rate Swap Agreement and the Supplemental Interest Trust] [is] [are] not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate or a Class [__] Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate [computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate or a Class [__] Certificate may exceed the actual amount of distributions on the Offered Certificate or a Class [__]Certificate.]

The treatment of amounts received by a holder of an Offered Certificate or a Class [__] Certificate under such holder’s right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto.  Under the REMIC Regulations, each holder of an Offered Certificate or Class [__] Certificate must allocate its purchase price for the Offered Certificate or Class [__] Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The correct treatment of such payments is uncertain. The Securities Administrator will, as required, treat payments made to the holders of the Offered Certificates and Class [__] Certificates with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”).  The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation.  For tax reporting purposes, the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of Net WAC Rate Carryover Amount with respect to the Offered Certificates and Class [__] Certificates may be treated as having more than insignificant value as provided in the pooling and servicing agreement.  Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it.  Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount as discrete property rights.  Holders of the Offered Certificates and Class [__] Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates.  Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the Offered Certificates and Class [__] Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates.  If the Securities Administrator’s treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Certificate or a Class [__] Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated by the Securities Administrator as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. [In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate or Class [__] Certificate to which it relates

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will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess will be treated by the Securities Administrator as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amount for such taxable year. Although not clear, net income or a net deduction with respect to any Net WAC Rate Carryover Amount should be treated as ordinary income [or as an ordinary deduction and, in the case of an individual, any ordinary deduction may be treated as a miscellaneous itemized deduction and subject to substantial limitations on its use. Holders of the Offered Certificates and Class B Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.]

Because a beneficial owner of any Net WAC Rate Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate or a Class [__] Certificate may have income that exceeds cash distributions on the Offered Certificate or Class [__] Certificate, in any period and over the term of the Offered Certificate or Class [__] Certificate. As a result, the Offered Certificates and Class B Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amount would be subject to rules applicable to miscellaneous itemized deductions.

Upon the sale of an Offered Certificate or a Class [__] Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Certificate or Class [__] Certificate, as the case may be. A holder of an Offered Certificate or a Class [__] Certificate will have gain or loss from such a termination of the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount.  Holders of the Offered Certificates and Class [__] Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Offered Certificate and Class [__] Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in at least the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of each Offered Certificate and Class [__] Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates and Class [__]

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Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. In addition, on Offered Certificates or Class B Certificates obligations to make deemed payments may prevent an entity holding such certificates from qualifying as a REMIC.

Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Certificates and Class [__] Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC.  In addition, any amounts received from the Reserve Fund [and the Supplemental Interest Trust] will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the class or classes of Exchangeable REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the grantor trust, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each Exchangeable REMIC Certificate underlying that Exchangeable Certificate as described above. If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying Exchangeable REMIC Certificates other than in an exchange described under ["Description of the Certificates—Exchangeable Certificates"] in this Prospectus Supplement, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more Exchangeable REMIC Certificates, those Exchangeable REMIC Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more Exchangeable REMIC Certificates underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for multiple Exchangeable REMIC Certificates underlying the Exchangeable Certificate, (ii) sell one of those Exchangeable REMIC Certificates and (iii) retain one or more of the remaining related Exchangeable REMIC Certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying Exchangeable REMIC Certificates sold and the related Exchangeable REMIC Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss relating to the Exchangeable REMIC Certificates sold using its basis allocable to those Exchangeable REMIC Certificates. Also, the beneficial owner then must treat the Exchangeable REMIC Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those Exchangeable REMIC Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the Exchangeable REMIC Certificates retained based on the beneficial owner's basis in those Exchangeable REMIC Certificates.

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As a result, when compared to treating each Exchangeable REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument, aggregating the Exchangeable REMIC Certificates underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Securities Administrator. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Securities Administrator's lack of information necessary to report computations that might be required by Section 1286 of the Code, the Securities Administrator will treat each Exchangeable REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Exchangeable REMIC Certificates underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Exchangeable REMIC Certificates underlying the Exchangeable Certificates should be aggregated for OID purposes.

If a beneficial owner of one or more Exchangeable REMIC Certificates exchanges them for the related Exchangeable Certificates in the manner described under ["Description of the Certificates—Exchangeable Certificates"] in this Prospectus Supplement, the exchange will not be taxable. In such a.case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related Exchangeable REMIC Certificates that it owned immediately prior to the exchange.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the amended and restated underwriting agreement, dated as of [______ __, ____] and a terms agreement dated as of [______ __, ____] (collectively, the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be [___]% of the aggregate initial Certificate Principal Balance of the Offered Certificates.  In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

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SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under “Description of the Certificates–Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from [          ] (“[          ]”), [           ] (“[          ]”) and [          ] (“[          ]”):

Offered Certificates	[ ]	[ ]	[ ]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled.  The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying contracts.  The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the obligors or the degree to which such prepayments will differ from that originally anticipated.  The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.  In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of

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Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians.  There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty],  the Securities Administrator or the Custodians.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

LEGAL INVESTMENT

The Offered Certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the Prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those Certificates.  See “ERISA Considerations” in the prospectus.  Section

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406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Contracts.

Application of the Underwriter’s Exemption

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The U.S. Department of Labor has granted individual administrative exemptions to the Underwriters (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to contracts like the Contracts and to certificates that qualify for the Exemption and represent fractional undivided interests in an entity like the Issuing Entity consisting of Contracts like the Contracts.

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates, other than the Residual Certificates (excluding the right to receive payments from the Supplemental Interest Trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the Contracts included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

The rating of an Offered Certificate may change.  If a class of Offered Certificate is no longer rated at least BBB- or Baa3, an Offered Certificate of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the  Offered Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any Offered Certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the Securities Administrator unless the Securities Administrator receives the following:

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●   a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

●   if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

●   an opinion of counsel satisfactory to the Securities Administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Depositor, the Sponsor or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

ERISA Considerations with respect to the Interest Rate Swap Agreement

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Offered Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any offered certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the Issuing Entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances,

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prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

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ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

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Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the

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month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new form must be filed within 30 days of such change.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United

AX-3

States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Unless information changes, Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed. However, if a Form W-8BEN has a taxpayer identification number and at least one payment is reported annually on Form 1042-S to the beneficial owner, such Form W-8BEN remains effective until information on the Form changes.

More complicated rules apply to the certification requirements for entities treated as partnerships not organized under U.S. law and those holding securities for others. Such holders should consult their tax advisors as to their certification obligations.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

AX-4

$[__________] (Approximate)

ACE Securities Corp.
Depositor

ACE Securities Corp. Home Equity Loan
Trust, Series [______]
Asset Backed Pass-Through Certificates

Prospectus Supplement
Dated [______ __, ____]

[_______]
Servicer

[_______]
Master Servicer

[Deutsche Bank Securities]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

[_______ __, _____]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [______], 2010

PROSPECTUS SUPPLEMENT (to prospectus dated [                  ])

$[          ] (Approximate)

ACE SECURITIES CORP., [           ] Trust, Series [       ]

Asset - Backed Notes

[______] Trust [______]
Issuing Entity

[DB Structured Products, Inc.]
Sponsor

ACE Securities Corp.
Depositor

[               ]
Servicer

Consider carefully the risk factors beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

The notes will evidence interests in the Issuing Entity only and will not evidence interests in or obligations of the sponsor, the depositor or any of their affiliates.

Distributions on the notes will be made on the [__]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following notes:

Class	Original Class Underwriting	Principal Discount	Amount (1) Proceeds	Interest Rate (2) to Depositor	Price to Public
[_______]	$[______]	[___]%	$[___]	[______]%	$[______]
[_______]	$[______]	[___]%	$[___]	[______]%	$[______]
______________
(1) This amount is approximate, as described in this prospectus supplement.
(2) The interest rate is subject to increase as described in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

Credit enhancement for the notes will be provided by the subordination of the residual certificate, overcollateralization [and [description of any financial guaranty insurance policy or other credit enhancement provider reference in Regulation AB Item 1114(b) or 1115]]

The assets of the trust fund will be manufactured housing installment sale contracts and installment loan agreements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Description of the underwriting arrangement.]

On or about [             ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

Underwriter

[Deutsche Bank Securities Inc.]

The date of this prospectus supplement is  [          ]

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the securities offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities, and (2) this prospectus supplement, which describes the specific terms of your securities.

If the information regarding the securities is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the securities in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

S-2

Tables of Contents

Prospectus Supplement

Page

Summary of Terms	S-6
The Offered Notes	S-6
Payments on the Notes	S-7
Interest Payments	S-7
Principal Payments	S-7
Expected Final Distribution Dates	S-7
Limited Recourse	S-7
Enhancement of Likelihood of Payment on the Notes	S-7
[Trigger Events]	S-8
The Contracts	S-8
[The Pre-Funding Account	S-9
Removal and Substitution of a Contract	S-9
Fees and Expenses	S-9
Optional Purchase of Contracts	S-10
Tax Status	S-10
ERISA Considerations	S-10
Legal Investment Considerations	S-10
Ratings of the Notes	S-10

Risk Factors	S-12

Description of the Issuing Entity	S-22
General	S-22
The Owner Trustee	S-22
The Residual Certificate	S-23

Description of the Notes	S-23
General	S-23
[Pre-Funding Account	S-23
Book-Entry Registration	S-24
Payments	S-25
Payment Priorities	S-25
Fees and Expenses of the Trust Fund	S-25
Example of Distributions	S-26
Overcollateralization	S-27
Maturity Date	S-27
Reports to Noteholders	S-27
Optional Redemption	S-28
Rights of Noteholders Upon Occurrence of Event of Default	S-28
The Indenture Trustee	S-28

[The Insurance Policy	S-29
The Insurer	S-29
Insurer Financial Information	S-29
Where You Can Obtain Additional Information About the Insurer	S-29
Financial Strength Ratings of the Insurer	S-29
The Insurance Policy	S-29

[Derivative Instruments]	S-29

Description of the Contract Pool	S-34
General	S-34
Payments on the Contracts	S-35

Tables of Contents

Prospectus Supplement
(Cont’d)

Page

Characteristics of the Contracts	S-35
Contract Delinquencies and Losses	S-41
[Subsequent Contracts	S-42

Additional Information	S-42

Static Pool Information	S-42

The Depositor	S-42

The Sponsor	S-43

The Originators	S-43
General	S-43
[Originator Name]	S-43
[Originator Name]	S-44
[Originator Name]	S-44

The Servicer	S-44

Description of the Transfer and Servicing Agreements	S-46
Sale and Assignment of the Contracts	S-49
Voting Rights	S-50
General Servicing Provisions	S-50
No Delinquency Advances	S-50
Servicing Advances	S-50
Insurance Coverage	S-51
Evidence as to Compliance	S-51
Servicing Compensation and Payment of Expenses	S-51
Subservicing	S-51
Resignation or Removal of the Servicer	S-51
Collection Account, Note Distribution Account and Certificate Distribution Account	S-52
The Owner Trustee and Indenture Trustee	S-52
Duties of the Owner Trustee and Indenture Trustee	S-53

Yield Considerations	S-54
General	S-54
Overcollateralization	S-56
Maturity Date	S-56
Weighted Average Life	S-56

Material Federal Income Tax Considerations	S-58

State and Local Income Tax Considerations	S-59

ERISA Considerations	S-59
Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between any benefit plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing (the “Plan”) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.
S-59
Certain transactions involving the assets of an issuing entity might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that issuing entity if assets of the issuing entity were deemed to be assets of the Plan.  Under the regulation issued by the United States Department of Labor set forth at 29 C.F.R. Section 2510.3-101 governing the definition of “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code (the “Plan Asset Regulations”), the assets of an issuing entity would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations was applicable.

Tables of Contents

Prospectus Supplement
(Cont’d)

Page

An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.
S-59
Purchases of the Notes	S-59

Legal Investment Considerations	S-60

Use of Proceeds	S-60

Underwriting	S-60

[Experts	S-61

Legal Proceedings	S-61

Affiliations, Relationships and Related Transactions	S-61

Legal Matters	S-62

Ratings	S-62

Glossary of Defined Terms	S-63

Annex I Global Clearance, Settlement and Tax Documentation Procedures	S-64
Initial Settlement	S-64
Secondary Market Trading	S-64
Certain U.S. Federal Income Tax Documentation Requirements	S-66

SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the securities, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity	[ ] Trust [ ]..
Depositor	Ace Securities Corp. See “The Depositor” in the Prospectus.
Servicer	[ ]. See “The Servicer” and “Description of the Transfer and Servicing Agreements” in this prospectus supplement.
Sponsor	[ ]. See “The Sponsor” in this prospectus supplement and in the Prospectus.
Originators
[_________________________], with respect to approximately [__]% of the manufactured housing installment sale contracts and installment loan agreements, or contracts, by aggregate principal balance as of the Cut-off Date. [The remainder of the contracts were originated by various originators, none of which have originated more than 10% of the contracts.  See “The Originators” in this prospectus supplement.]

Owner Trustee	[ ].
Indenture Trustee	[ ].
[Any credit enhancement provider referenced in Items 1114(b) and 1115 of Regulation AB]	[ ].
Closing Date	On or about [ ].
Cut-off Date	The [close] [opening] of business on [ ].
Distribution Dates	[ ] of each month or the next business day if the [ ] day is not a business day, beginning in [ ].
Record Dates	Last day of the month prior to a distribution date.
Minimum Denominations	$[25,000].
Interest Accrual Method	[30/360] [Actual 360]

The Offered Notes

The Issuing Entity is offering the Class [    ] Asset Backed Notes as part of Series [     ].  The notes will be issued in book-entry form.

See “Description of the Notes — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

The notes will represent manufactured housing installment sale contracts and installment loan agreements.

S-6

The notes will have an approximate total initial principal amount of $[                ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be payable on the [____]th day of each month, beginning in [                ].  However, if the [____]th day is not a business day, payments will be made on the next business day after the [____]th day of the month.

Interest Payments

Interest will accrue on the notes at the annual rate described in this prospectus supplement.

See “Description of the Notes — Payments — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the notes will be determined by (1) funds actually received on the contracts that are available to make payments on the notes, (2) the amount of interest received on the contracts that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the contracts that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [              ].  Funds actually received on the contracts may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by obligors, liquidation of defaulted contracts, or repurchases of contracts under the circumstances described in this prospectus supplement.

We explain how principal is paid on the notes under “Description of the Notes — Payments — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [               ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

Expected Final Distribution Dates

The expected final distribution date of each class of notes is [                  ], based on the assumption that [__________] has exercised its option to purchase all the contracts as described in “—Optional Purchase of contracts” below.  Due to losses and prepayments on the contracts, the final distribution dates on each class of notes may be substantially earlier or later than such date.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust fund.  The Issuing Entity will have no other source of cash and no entity other than the Issuing Entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

[Subordination of Payments

No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the contracts is expected to exceed the total principal amount of the notes by approximately [    ]%.  This condition is referred to as “overcollateralization.”  Any interest received on the contracts in excess of the amount needed to pay interest on the notes and some expenses and fees of

S-7

the trust will be used to reduce the total principal amount of the notes to a level set by [    ], until the contracts have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [    ].  We cannot assure you that sufficient interest will be generated by the contracts to increase overcollateralization to the level required by [    ], or to maintain it at that level.

[[Regulation AB Item 1103(a)(3)(ix) compliant description of any applicable financial guaranty insurance policy or guarantee or other credit enhancement.]

See “Description of the Notes — Overcollateralization” in this prospectus supplement.]

[Trigger Events]

[Regulation AB Item 1103(a)(3)(vii) compliant description of any events in the transaction agreements that can trigger liquidation or amortization of the receivables or other performance triggers that would alter the transaction structure or the flow of funds].

[Mandatory Auction of the Mandatory Auction Notes]

[Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Notes and Class [__] Notes, referred to in this prospectus supplement as the mandatory auction Notes, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction Notes will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction Notes will be entitled to receive the current principal amount of those Notes, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction Notes, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction Notes is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those Notes on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Notes-Mandatory Auction” in this prospectus supplement.]

The Contracts

References to percentages of the contracts under this section are calculated based on the aggregate principal balance of the contracts as of the cut-off date.

On the closing date, which is expected to be on or about [             ], the assets of the trust will consist primarily of [_________] manufactured housing installment sale contracts and installment loan agreements with an aggregate principal balance of approximately $[__________].

The contracts have original terms to maturity of not greater than approximately [_____] years and have the following characteristics as of the cut-off date

Range of contract rates:	[___]% to [___]%.
Weighted average contract rate:	[___]%
[Range of gross margins:	[___]% to [___]%.]

S-8

[Weighted average gross margin:	[___]%.]
[Range of minimum contract rates:	[___]% to [___]%.]
[Weighted average minimum contract rate:	[___]%.]
[Range of maximum contract rates:	[___]% to [___]%.]
[Weighted average maximum contract rate:	[___]%.]
Weighted average remaining term to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___].
Average principal balance:	$[___].
Range of original combined loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]

[Description of pre-funding account and additional [contracts ][contracts], as applicable.]

See “Description of the Contract Pool” in this prospectus supplement for a general description of the contracts and “The Originators” in this prospectus supplement for a description of the underwriting guidelines applied in originating the contracts.

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional contracts will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional contracts as applicable.]

See “Description of the Notes — Pre-Funding Account” in this prospectus supplement.]

Removal and Substitution of a Contract

The Trustee will acknowledge the sale, transfer and assignment of the trust fund Contracts to it by the Depositor and receipt of, subject to further review and the exceptions, the Contracts.  If the Trustee finds that any Contract is defective on its face due to a breach of the representations and warranties with respect to that contract made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders in the related Contract, the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute Contract.

Fees and Expenses

Prior to the distribution of any interest to the noteholders, the servicer will be entitled to receive a servicing fee for each collection period in an amount equal to the product of one-twelfth of [    ]% per annum and the

S-9

aggregate principal balance of the contracts as of the first day of the collection period.  No Servicing Fee will be payable on a Liquidated Contract unless the Servicer determines that additional collection efforts are warranted with respect to that Contract.  The Servicer will be entitled to reimbursement from collections on the contracts for some of its expenses before any amounts are paid to Noteholders.   See “Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses” in the Prospectus.

[Regulation AB Item 1103(a)(7) compliant description of any other fees and expenses].

Optional Purchase of Contracts

[              ] will have the option to purchase all of the contracts and the other assets of the trust, after the total principal balance of the contracts declines to less than [    ]% of their initial total principal balance; if [          ] does not exercise that option, [    ] may purchase the contracts and other assets of the trust.

If the contracts and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

See “Description of the Notes — Optional Redemption” in this prospectus supplement for a description of the purchase price to be paid for the contracts.

Tax Status

[Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable contract pool.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

The Notes may be acquired by employee benefit plans and other retirement arrangements subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes will initially be rated “[   ]” by [Rating Agency], and “[    ]” by [Rating Agency].

These ratings are not recommendations to buy, sell or hold these notes.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

S-10

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

S-11

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Unpredictability and Effect of Prepayments
Obligors may prepay their contracts in whole or in part at any time; however, approximately [    ]% of the contracts require the payment of a prepayment penalty in connection with any voluntary prepayment during [                       ].  The prepayment penalties may be waived by the servicer.  A prepayment of a contract will usually result in a prepayment on the notes.

If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate at which defaults and losses occur on the contracts will affect the rate of payment of principal on the notes.  We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the contracts, the credit quality of the contracts and the collateral for the contracts.

See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the contracts.
[Effect of Creation and Maintenance of Overcollateralization on Payments of Principal on the Notes
We describe in this prospectus supplement the underwriting guidelines used in originating the contracts, the collateral for the contracts and the servicing of the contracts.  These and other factors will affect the rate of defaults and losses on the contracts, which in turn will affect the rate at which overcollateralization is created or maintained.  When overcollateralization is less than the level required by [    ], a portion of interest collections on the contracts will be used to make principal payments on the notes.  This will accelerate the rate at which you receive payments of principal.  When overcollateralization is greater than the level required by [    ], a portion of principal collections on the contracts will be released to the residual certificate.  This will slow the rate at which you receive payments of principal.]

Geographic Concentration of Contracts
Approximately [    ]% of the contracts expected to be in the trust on the closing date are secured by properties in [California].  The rate of delinquencies and defaults, and therefore the rate of prepayments, on the contracts may be higher than if fewer of the contracts were concentrated in one state because the following conditions in [________] will have a disproportionate impact on the contracts in general:

Weak economic conditions in [________] (which may or may not affect real property values) may affect the ability of obligors to repay

S-12

their contracts on time;
Declines in the [________] residential real estate market may reduce the values of properties located in [________], which would result in an increase in the combined loan-to-value ratios;

Properties in [________] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters; and

Any increase in the market value of properties located in [________] would reduce the combined loan-to-value ratios of the contracts and could, therefore, make alternative sources of financing available to the obligors at lower interest rates, which could result in an increased rate of prepayment of the contracts.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on contracts in those regions, or in insurance payments that will constitute prepayments of those contracts.

For additional information regarding the geographic distribution of the contracts in the trust, see the applicable table under “Description of the Contract Pool” in this prospectus supplement.
[Some of the Contracts in the Contract Pool Are More Likely to Default than Others, and Higher than Expected Defaults on these Contracts Could Reduce the Yield on Your Notes
The payment schedules for most of the contracts in the pool require the obligor to pay off the principal balance of the loan gradually over the life of the loan.  Some of the contracts in the pool, however, have payment schedules under which the obligors makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the obligor’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your notes.

The ability of a obligor to refinance the type of loan described above or sell the manufactured home will depend upon a number of factors, including:

•     the level of mortgage interest rates;

•     the obligor’s equity in the manufactured home;

•     general economic conditions; and

•     the availability of credit.

We cannot predict how these factors will affect the default rate of these contracts in the pool.  You should refer to “Description of the Contract Pool” for information on the percentage of loans in the

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contract pool that consists of these loans.]
[Effect of Lack of Primary Mortgage Insurance on the Notes
Approximately [    ]% of the contracts have loan-to-value ratios greater than [    ]%.  None of the contracts are covered by a primary mortgage insurance policy.  If obligors default on their contracts, there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See “Description of the Notes” in this prospectus supplement.]
[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes]
General

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the offered notes. The offered notes are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by contracts originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the ratings on the offered notes will not be downgraded in the future.

[The contracts in the trust fund include contracts made to subprime borrowers, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective contracts in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.]

Increased Risk of Default Resulting from Loan Underwriting
Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A

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continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the mortgage loans.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices
In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans and contracts have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2011. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing
To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate contracts that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may

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no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to contracts, many originators have implemented more conservative underwriting criteria for contracts, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate contracts may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some contracts may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of Securities
Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans and contracts have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans and contracts in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on contracts that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following

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foreclosure. The inability of the originator to repurchase such contracts in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify contracts that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related notes and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

Each master servicer or servicer will have the authority to modify contracts that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related notes and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related contracts. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing contracts for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of contract originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended

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to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the offered notes as well as the amount of investment proceeds to which the offered notes would indirectly be entitled.

Impact of Contract Modifications
Each of the master servicers or servicers will be responsible for servicing the related contract regardless of whether the contract is performing or has become delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, each master servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related contracts. At each step in the process of trying to bring a defaulted contract current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing contracts.

Modifications of contracts implemented by a master servicer or servicer in order to maximize ultimate proceeds of such contracts to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the contract, such as taxes or insurance premiums, extending the final maturity date of the contract, capitalizing or deferring delinquent interest and other amounts owed under the contract, reducing the principal balance of the contract or any combination of these or other modifications. Any modified contract may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered note, reduced distributions of interest or principal on the related offered note, an extension of the weighted average life of the related offered note or an allocation of a realized loss to the subordinate notes, or possibly to the senior notes.

Any modification resulting in a reduction of the mortgage rate of a contract will result in a lower interest-rate on the offered notes. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related contract, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien contract included in the trust, and, if the servicer determines that the

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modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien contract will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust. The servicer may use any rental amounts to reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Noteholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the master servicer or servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related contract. In that event, the master servicer or servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the contracts.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of notes relating to the issuing entity. None of the master servicers or servicers will consider the interests of individual classes of notes. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited
The ability to modify contracts by a master servicer or servicer may be limited by several factors. The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers. Investors in the offered notes should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted contracts. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes” above. In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the offered notes in respect of such mortgage loan.

Impact of the Housing and Economic	The recently enacted Housing and Economic Recovery Act

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Recovery Act of 2008 on Modifications

of 2008 provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization servicer has a duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.” Investors should consider that the Housing and Economic Recovery Act of 2008 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the Offered Notes in the aggregate, but may be adverse to an investor in a particular class of notes.

In addition, there are additional government and private-industry driven proposals which, if enacted, may also impact the way in which loan modifications are carried out in the future. In the case of governmental proposals, these proposals may require loan modifications as a solution prior to foreclosure. In the case of private industry initiatives, these proposals may affect the treatment of modifications under pooling and servicing agreements with respect to allocation of losses.

[Your Securities Will Have Greater Risk If the Currency Swap Agreement Terminates]
[Because the Class [__] Notes are denominated in [name of currency] instead of U.S. Dollars, the issuing entity has entered into a currency swap agreement with a swap counterparty to hedge against currency exchange and basis risks. The currency swap agreement will convert:

•     principal and interest payments on the Class [__] Notes from U.S. Dollars to the applicable currency; and

•     the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in [the applicable currency].

Among other events, the currency swap agreement may terminate in the event that either:

•     the trust or the swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

•     within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, the swap counterparty fails to:

•     obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

•     obtain a rating affirmation on the securities; or

•     post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

Upon an early termination of the currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute

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currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the Class [__] Notes which are denominated in [name of currency] other than U.S. Dollars. In addition, the trust may owe the swap counterparty swap termination payments that are required to be paid pro rata with the Class [__] Notes. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If the currency swap counterparty fails to perform its obligations or if the currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the [applicable currency]. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if the currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the Class [__] Notes bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under the currency swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on the Class [__] Notes.]

[Early Principal Payment From Cash Remaining in Pre-Funding Account
If the cash in the pre-funding account on the closing date is not used to acquire additional contracts by [               ], then that cash will be [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

[Additional risk factors to be provided as applicable.]

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DESCRIPTION OF THE ISSUING ENTITY

General

ACE Securities Corp. [          ] Trust [       ] (the “Trust” or the “Issuing Entity”) will be a [statutory business trust] [common law trust] formed under the laws of [           ] pursuant to an amended and restated Trust Agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between ACE Securities Corp. as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), for the transactions described in this prospectus supplement.  The Trust Agreement constitutes the “governing instrument” under the laws of [________].  The Trust will not engage in any activity other than acquiring, holding and managing the contracts (as defined in this prospectus supplement) and the other assets of the Trust and proceeds from the contracts and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.  The foregoing restrictions are contained in the Trust Agreement.  [These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights.]  For a description of other provisions relating to amending the Trust Agreement, see “[[_______________]]” in the base prospectus.

The assets of the Issuing Entity will consist of the contracts and certain related assets.  On or about [             ] (the “Closing Date”), the Trust will purchase the contracts from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the “Sale and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and [                     ], as indenture trustee (the “Indenture Trustee”).

The Issuing Entity’s fiscal year end is [______].

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] banking corporation and its principal offices are located at [                               ].  The compensation of the Owner Trustee will be paid by [                                       ].

[Provide Reg AB Item 1109(b) compliant description of the extent of the Owner Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Owner Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Owner Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Owner Trustee to take action.]

[Provide Reg AB Item 1109(d) compliant description of any limitations on the Owner Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Owner Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Owner Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one owner trustee to another owner trustee will be paid.]

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The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined in this prospectus supplement), the “Securityholders”) will be entitled to receive [to be described as applicable].

DESCRIPTION OF THE NOTES

General

The Trust will issue the Class [   ] Notes (the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuing Entity and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  The Notes and the Residual Certificate are referred to in this prospectus supplement as the “Securities.”  Only the Notes are offered by this prospectus supplement.  The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

The “Trust Estate” will consist primarily of [describe as applicable].

The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the “Original Class Principal Amount”).  The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the “Class Principal Amount.”  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the contracts is increased or decreased as described under “Description of the Contract Pool” in this prospectus supplement.

Payments on the Notes will be made on the [____]th day of each month or, if the [____]th day is not a Business Day, on the next succeeding Business Day, commencing in [                 ] (each, a “Distribution Date”), to holders of Notes (“Noteholders”) of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder’s expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement).  See “— The Indenture Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”), representing approximately [______]% of the aggregate principal balance of the contracts as of the Cut-off Date, will be deposited in an account (the “Pre-Funding Account”) maintained by [               ].  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Contracts (as defined in this prospectus supplement) purchased by the Trust in accordance with the [Sale and Servicing Agreement].  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase

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Subsequent Contracts.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Notes (the “Book-Entry Notes”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The  Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of  Book-Entry Notes will be represented by one or more notes registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a certificate representing an interest (a “Definitive Note”), except as set forth below under “— Definitive Notes” and in the prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Notes are issued, it is anticipated that:

•	the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

•
Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•
while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess the notes, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [            ] (“[   ]’), the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the  Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the prospectus”.

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Definitive Notes.  Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of  Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their  Book-Entry Notes.  Upon surrender by DTC of the Definitive Notes representing the  Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the  Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

Payments

Payments on the Notes on each Distribution Date will be made from the Available Collection Amount.  The Available Collection Amount will be determined as [to be provided as applicable.]

With respect to each Distribution Date, the “Due Period” is the calendar month immediately before that Distribution Date.

Payments of Interest.  Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the “Interest Rate”) and will be payable to Noteholders on each Distribution Date, starting in [                     ].  [If the Residual Certificateholder does not exercise its option to purchase the contracts and the other assets of the Trust when it is first entitled to do so, as described under “—Optional Redemption” in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]]  See “— Optional Redemption” in this prospectus supplement.  Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

The “Accrual Period” for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

Payments of interest on the Notes will be made from [to be provided as applicable].

Payments of Principal.  Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of [to be provided as applicable].

Payment Priorities

On each Distribution Date, the Available Funds will be applied in the following order of priority:

[to be provided as applicable.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, the Owner Trustee and the Indenture Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

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Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:

Servicer	[monthly]
[(a) A monthly fee paid to the Servicer out of interest collections received from the Contracts in an amount equal to the product of one-twelfth of [    ]% per annum (the “Servicing Fee Rate”) and the Pool Balance as of the first day of the Collection Period.]

[(b) any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Contracts, and will be entitled to reimbursement from the Issuing Entity for various expenses.]

[(c) investment earnings on amounts on deposit in the Collection Account]
[Deducted by the Servicer from interest collections in respect of each Contract serviced by the Servicer, before payment of any amounts to securityholders.]
Owner Trustee	[monthly]	[A monthly fee paid to the Owner Trustee by the Servicer out of the Servicer’s fee.]	[Paid by the Servicer before payment of any amounts to securityholders.]
Indenture Trustee	[monthly]
[(a) A monthly fee paid to the Indenture Trustee by the Servicer out of the Servicer’s fee.]

[(b) investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account]
[Paid by the Servicer before payment of any amounts to securityholders.]
[Other Applicable Party]	[_____]	[_____]	[_____]

[[None of the fees set forth in table above may be changed without amendment of the Pooling Agreement as described under “The Pooling and Servicing Agreement—Amendment”.]]

[[Expenses of the Servicer, the Owner Trustee and the Indenture Trust will be reimbursed before payments are made on the securities.]]

Example of Distributions

The following sets forth an example of collection of payments from Obligors on the Receivables, transfer of amounts among the Trust Accounts, and distributions on the securities for the Distribution Date in [_______]:

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Within [ ] Business Days of receipt thereof]	[Servicer Deposits to Collection Account]
The Servicer is required to deposit in a segregated account (the “Collection Account”) all payments received on or after the Cut-off Date on account of principal and interest on the Contracts, all Net Liquidation Proceeds, Insurance Proceeds, Released Manufactured Home Proceeds, any amounts payable in connection with the repurchase or substitution of any Contract and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.

The [ ]th day of each month, or if the [ ] th day is not a Business Day, the preceding Business Day	[Servicer Remittance Date]
The Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.

Last day of the month prior to the related Distribution Date	Record Date:	[Distributions will be made to securityholders of record for all applicable classes as of the Record Date].
The [__]th day of each month (or if the [__]h day is not a business day, the next business day),	Distribution Date:
The Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.

Succeeding months follow the same pattern.

Overcollateralization

On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[             ].  The weighted average Net Contract Rate (as defined below) of the contracts is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections.  To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

The “Net Contract Rate” for any Contract equals [to be provided as applicable].

Maturity Date

The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [             ] (the “Maturity Date”).  See “—Rights of Noteholders Upon Occurrence of Event of Default” below.  The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

Reports to Noteholders

On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

•	the amount of principal distributed on that date to Noteholders;

•	the amount of interest distributed on that date to Noteholders;

•	the amount of any outstanding Noteholders’ Interest Carryforward Amount for the Notes after distributions on that date;

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•	the Class Principal Amount of the Notes after distributions on that date;

•	the amount of the Servicing Fees paid with respect to that date;

•	the Total Loan Balance as of the related Distribution Date;

•
the number and total Principal Balance of contracts (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•	any amount distributed to the holder of the Residual Certificate; and

•	other information to the extent provided in the Sale and Servicing Agreement.

Optional Redemption

On any Distribution Date after the date on which the Total Loan Balance is less than [  ]% of the Cut-off Date Balance, [                     ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the contracts, any REO Property and any other assets of the Trust for the Termination Price.  If [               ] does not exercise that option, [    ] will then have the same purchase option.  If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (this event, an “Optional Redemption”).

If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under “— Payments of Interest” in this prospectus supplement.

Rights of Noteholders Upon Occurrence of Event of Default

Under the Indenture, a failure to pay the full amount of the Noteholders’ Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an “Event of Default”).

Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [  ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture.  These remedies include [to be provided as applicable].  See “Description of the Agreements — Material Terms of the Indenture” in the prospectus.

The Indenture Trustee

[                   ], a [                              ], will be the Indenture Trustee under the Indenture.  The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee].  The Indenture Trustee’s “Corporate Trust Office” is located at [                                           ], or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

[Provide Reg AB Item 1109(b) compliant description of the extent of the Indenture Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Indenture Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Indenture Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Indenture Trustee to take action.]

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[Provide Reg AB Item 1109(d) compliant description of any limitations on the Indenture Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Indenture Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Indenture trustee to another Indenture trustee will be paid.]

[THE INSURANCE POLICY

The following information has been provided by [      ] (the “Insurer”) for inclusion in this prospectus supplement.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

 [DERIVATIVE INSTRUMENTS]

[The Interest Rate Swap Agreement and the Swap Provider]

[The Offered Notes and Class B Notes will have the benefit of an interest rate swap agreement.  On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [_______] (the “Swap Provider”).  A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between The Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.

[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]

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[If significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is 10% or more, provide financial information required by Item 1115 of Regulation AB.]

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) [__]%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Notes and the Class B Notes (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain the Required Overcollateralization Amount and Allocated Realized Loss Amounts.]

[The “Swap Notional Amount” with respect to each Distribution Date commencing in [______, __], is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement).  The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in [______, __], unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).]

Distribution Date                                Swap Notional Amount

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

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[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[______ __, ____]                                           $           [__________]

[The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.]

 [Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Notes from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Notes or for a portion of the Mandatory Auction Notes are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their Notes in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Notes (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Notes shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Certificate Principal Balance of a Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Notes (based on the aggregate Certificate Principal Balance for the Mandatory Auction Notes for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Certificate Principal Balance of the Mandatory Auction Notes, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Certificate Principal Balance for the Mandatory Auction Notes for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Notes into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Notes on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Certificate Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such classes following application of principal

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distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION

NOTES WILL BE OBLIGATED TO TENDER THEIR NOTES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction, Notes in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Notes will continue to retain their Notes and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Notes of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Notes (based on the aggregate Certificate Principal Balance of the Mandatory Auction Notes), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Notes held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

[The Currency Swap Agreement and Swap Counterparty]

[The holders of the Class [__] Notes will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if Class [__] Notes are to be reset in foreign exchange mode

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on that reset date, the administrator, on behalf of the trust, will enter into the currency swap agreement with an eligible swap counterparty:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date. The swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the Class [__] Notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the Class [__] Notes multiplied by the outstanding principal balance of the Class [__] Notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the Class [__] Notes, including, on the maturity date for the Class [__] Notes, if the currency swap agreement is then in effect, the remaining outstanding principal balance of the Class [__] Notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the Class [__] Notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, the swap counterparty will receive from the trust:

•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the Class [__] Notes in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the Class [__] Notes, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the Class [__] Notes; provided that, all principal payments allocated to such securities on any distribution date will be deposited into the related accumulation account and paid to the swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the Class [__] Notes being remarketed, if in U.S. Dollars; (2) from the new

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swap counterparty or counterparties pursuant to the the currency swap agreement for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

The currency swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•	the distribution date on which the outstanding principal balance of the Class [__] Notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the Class [__] Notes.

The currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. The currency swap agreement will not terminate solely due to the declaration of a failed remarketing.]

[The Interest Rate Cap Agreement]

[The Class [__] Notes will have the benefit of the Interest Rate Cap Agreement. Pursuant to the Interest Rate Cap Agreement, with respect to any Distribution Date, commencing with the Distribution Date in [__], 20[ ], on or prior to the Distribution Date in [__], 20[ ], [_______], (the “Cap Provider”), will be obligated to pay to the securities administrator, an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate (determined in accordance with the Interest Rate Cap Agreement) up to a maximum of [__]% (the “Maximum Cap Rate”) and (ii) a specified strike rate of [__]% (the “Cap Strike Rate”) and (b) the Interest Rate Cap Agreement Notional Amount set forth on the schedule attached as Annex B hereto for that Distribution Date, determined on a 30/360 Basis. (each such payment, the “Cap Agreement Payment”). The Interest Rate Cap Agreement will terminate after the Distribution Date in [__], 20[ ].

The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Cap Provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

For the Class [__] Notes and each Distribution Date prior to and including the Distribution Date in [__], 20[ ],  any Cap Agreement Payment received by the securities administrator will be used to pay the related Cap Amount to such classes of Notes, as described below under “––The Reserve Funds.”  Amounts received on  the Interest Rate Cap Agreement will not be available to make distributions on any class of Notes other than the Class [__] Notes.

The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class [__] Notes do not represent an obligation of the Cap Provider. The holders of the Class [__] Notes are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the cap provider in respect of its obligations under the Interest Rate Cap Agreement.]

DESCRIPTION OF THE CONTRACT POOL

General

The Contract Pool will consist of approximately [     ] Contracts with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[           ] (the “Cut-off Date Balance”).  The Contracts are secured by [to be provided as applicable] (“Contracts”).  All of the Contracts will be [description of Contracts.]

Generally, the Contracts were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

•	[to be provided as applicable].

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For a description of the underwriting criteria applicable to the Contracts, see “The Originator — Underwriting Criteria” in this prospectus supplement.

The Servicer will be required to service the Contracts pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under “Description of the Transfer and Servicing Agreements — Servicing” in this prospectus supplement.

Payments on the Contracts

[To be provided as applicable.]

Characteristics of the Contracts

The Contracts are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Notes, Contracts may be removed from the Contract Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other home loans may be included in the Contract Pool prior to the issuance of the Notes.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the Contracts, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Contracts as of the Cut-off Date.

Approximately [    ] of the Contracts provide for payment by the obligor of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination or modification of the loan, generally equal to [to be provided as applicable].

The Contract Rates of the Contracts range from approximately [       ]% annually to [       ]% annually.  The weighted average Contract Rate of the Contracts is approximately [       ]% annually.

The Principal Balances of the Contracts range from approximately $[  ] to $[     ].  The Contracts have an average Principal Balance of approximately $[     ].

The weighted average Combined Loan-to-Value Ratio at origination or modification of the Contracts is approximately [    ]%.

No more than approximately [       ]% of the Contracts are secured by Manufactured Homes located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Contracts having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Servicer Concentrations of the Contracts
Servicer	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Originator Concentrations of the Contracts
Originator	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Contracts
Collateral Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the Contracts at Origination
Principal Balance at Origination ($)	Number of Contracts	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_____] - [_____]	[__]	$[_________]	[__]%
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the Contracts as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Geographic Distribution of the Manufactured Homes of the Contracts
Location	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Contract Rates of the Contracts as of the Cut-Off Date
Contract Rate (%)	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Term of the Contracts
Original Term	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Remaining Term to Stated Maturity of the Contracts as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

[Unit Types of the Contracts]
Unit Type	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Unit Types
UnitType	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Combined Loan-to-Value Ratios of the Contracts
Original Combined Loan-to-Value Ratio (%)	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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FICO Score for the Contracts
FICO Score	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Contracts
Loan Purpose	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Next Adjustment Dates for the ARM Loans included in the Contract Pool
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Gross Margins of the ARM Loans Included in the Contract Pool
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Maximum Contract Rates of the ARM Loans included in the Contract Pool
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Minimum Contract Rates of the ARM Loans included in the Contract Pool
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
[_____] - [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the ARM Loans included in the Contract Pool
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Subsequent Periodic Rate Caps of the ARM Loans included in the Contract Pool
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Lifetime Rate Caps of the ARM Loans included in the Contract Pool
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Prepayment Penalty Months of the Contracts at Origination
Prepayment Penalty Months at Origination	Number of Contracts	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[__________]	[__]%
[_____]	[__]	[__________]	[__]
[_____]	[__]	[__________]	[__]
Total:	[__]	$[__________]	[__]%

Contract Delinquencies and Losses

For information regarding delinquencies and losses on the Contracts, see the tables below.  A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the next monthly due date [which is known as the OTS Method][on the last business day immediately prior to the next monthly due date, which is known as the MBA Method].  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

[_____] Days (times):	Number of Contracts	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

[_____] Days (times):	Number of Contracts	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]	[_______._]	[__.__]
1	[________]	[_______._]	[__.__]
2	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

[_____] Days (times):	Number of Contracts	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]	[_______._]	[__.__]
1	[________]	[_______._]	[__.__]

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2	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

 [Subsequent Contracts

The obligation of the Trust to purchase additional Contracts (the “Subsequent Contracts”) on [any] date, as specified in the [Sale and Servicing Agreement] (each, a “Subsequent Transfer Date”) will be subject to the Subsequent Contracts meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent Contracts on the related Subsequent Transfer Date.

The characteristics of Subsequent Contracts may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Contracts at any time.  It is expected that a substantial portion of the Subsequent Contracts will be [to be provided as applicable.]]

ADDITIONAL INFORMATION

The description in this prospectus supplement of the Contract Pool and the Manufactured Homes is based upon the Contract Pool as constituted at the close of business on the Cut-off Date.  A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the “SEC”) within fifteen days after the initial issuance of the Notes.  In the event that Contracts are removed from or added to the Contract Pool as described in this prospectus supplement under “Description of the Contract Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the contract pool (if applicable) any period before January 1, 2006.

THE DEPOSITOR

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the contracts and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for contracts since 1999. Since that time it has been involved in the issuance of securities backed by contracts in excess of $[___________].

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

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THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

*       The Sponsor did not securitize any mortgage loans in 2008 or 2009.

THE ORIGINATORS

General

[____], [____] and [____] are the originators of the Contracts with respect to approximately [___]%, [___]% and [___]%, respectively, of the Contracts by aggregate principal balance as of the Cut-off Date, along with various other originators, none of which originated more than 10% of the Contracts by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family loans and contracts of all types.[__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated contracts since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime contracts, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

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           For a description of the underwriting guidelines applicable to the Contracts purchased from [__________] and certain other information with respect to [__________], see “The Contract Pool—Underwriting Standards” in this Prospectus Supplement.]

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family loans and contracts of all types.[__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated contracts since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime contracts, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

           For a description of the underwriting guidelines applicable to the Contracts purchased from [__________] and certain other information with respect to [__________], see “The Contract Pool—Underwriting Standards” in this Prospectus Supplement.]

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family loans and contracts of all types.[__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated contracts since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime contracts, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

           For a description of the underwriting guidelines applicable to the Contracts purchased from [__________] and certain other information with respect to [__________], see “The Contract Pool—Underwriting Standards” in this Prospectus Supplement.]

THE SERVICER

General

Primary servicing of the Contracts will be provided by [______] (the “Servicer”) pursuant to the Indenture.  The Master Servicer will be required to monitor the Servicer’s performance under the Indenture.  In the event of a default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against the Servicer.

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the contracts and will, consistent with the Indenture and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the contracts. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a contract or extend the due dates for payments due on a contract, provided that the insurance coverage for the contract or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a contract so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

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All collections of principal and interest on any contracts, including but not limited to Principal Prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the Servicer out of liquidation proceeds in accordance with the Indenture), the repurchase price for any contracts repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Eligible Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Noteholders.  Amounts on deposit in a Eligible Account may be invested in Permitted Investments (as defined in the Indenture) in the name of the Trustee for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Indenture, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Noteholders.  On the date specified in the Indenture, the Servicer will withdraw or cause to be withdrawn from the applicable Eligible Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds.  See “Indenture — Payments on Contracts; Deposits to Collection Account and Distribution Account” in this prospectus supplement.

[Servicer Name]

[The Servicer has significant experience in servicing contracts and residential and commercial mortgage loans and has been servicing contracts since[_____].  The Servicer is [one of the largest third-party subprime mortgage loan servicers in the United States].  The Servicer and its related companies currently employ more than [_____] people worldwide with domestic residential mortgage loan servicing and processing centers in _____,_____ and _____, _____.   The Servicer specializes in the management of [sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets]. The Servicer’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

 As of December 31, 20__, the Servicer provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $[____], substantially all of which are being serviced for third parties, including loans in over [_____] securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by the Servicer at the end of each of the indicated periods.

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Delinquency Experience (Dollars in Thousands)
At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent
Principal Amount Outstanding1
Delinquencies2
30-59 Days
60-89 Days
90-119 Days
over 120 days
Total Delinquencies as a Percentage of the Total Amount Outstanding

________________________
1.	Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.
2.
The period of delinquency is based on the number of days scheduled payments are contractually past due.  Includes repossessions on hand which have not been charged-off.  A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month’s scheduled payment date.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the “Transfer and Servicing Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings “Description of the Agreements” in the prospectus.

Delinquency and Foreclosure Experience

The following tables set forth, for the contract servicing portfolio serviced by the Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in the Servicer’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  A contract is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the the next monthly due date [which is know as the OTS Method][on the last business day immediately prior to the next monthly due date, which is know as the MBA Method].  The Servicer’s portfolio may differ significantly from the contracts in the loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the loans in the loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted contracts in the loan pool. The actual delinquency experience with respect to the contracts in the loan pool will depend, among other things, upon the value of the real estate securing such loans in the loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the contracts in the loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the loan pool. Finally, the statistics shown below represent the delinquency experience for the Servicer’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the contracts comprising the loan pool will depend on the results obtained over the life of the loan pool.

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Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2005						As of December 31, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2007						As of December 31, 2008
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%
	As of December 31, 2009
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio		$	100.00%	100.00%

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Period of Delinquency
30-530 days	$	%	%
60-860 days	$	%	%
90 d90 days or more	$	%	%
Total Delinquent Loans	$	%	%
Loans in Foreclosure	$	%	%

Real Estate Owned
(Dollars in Thousands)
	As of December 31, 2005				As of December 31, 2006				As of December 31, 2007				As of December 31, 2008
	By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans	By Dollar Amount

Total Portfolio			$				$				$			$
Foreclosed Loans			$				$				$			$
Foreclosure Ratio		%		%		%		%		%		%	%		%

As of December 31, 2009
	By No. of Loans		By Dollar Amount

Total Portfolio			$
Foreclosed Loans			$
Foreclosure Ratio		%

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Loan Gain/(Loss) Experience
(Dollars in Thousands)
	As of December 31, 2005		As of December 31, 2006		As of December 31, 2007		As of December 31, 2008

Total Portfolio	$		$		$		$
Net Gains/(Losses)	$		$		$		$
Net Gains/(Losses) as a Percentage of Total Portfolio		%		%		%		%

As of December 31, 2009

Total Portfolio	$
Net Gains/(Losses)	$
Net Gains/(Losses) as a Percentage of Total Portfolio		%

Prior Securitizations

[In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which the Servicer was serving as servicer, the Servicer has not been terminated as a servicer in any of those transactions, and the Servicer has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.]]

[Other Servicer Regulation AB compliant disclosure description]

Sale and Assignment of the Contracts

On the Closing Date, [    ] will sell the Contracts (other than the right to receive some of the charges payable by obligors) to the Depositor, and the Depositor will sell the Contracts (other than those amounts) to the Trust.  The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor.  The Trust will pledge and assign the Contracts to the Indenture Trustee in exchange for the Notes.  Each Contract will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the “Contract Schedule”).

[In addition, the Depositor will, as to each Contract, deliver to a custodian appointed by the Indenture Trustee (the “Custodian”) the following documents (together, with respect to each Contract, a “Contract File”):

•	the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

•	any assumption and modification agreements and the Mortgage with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office),

•	an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

•	any intervening assignments of the Mortgage.]

Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Manufactured Homes are located to protect the Indenture Trustee’s interest in the Contracts against the claims of creditors of [   ] or subsequent purchasers.  In the event that,

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with respect to any Contract, the Depositor cannot deliver the assignment with evidence of recording on the Contract concurrently with the conveyance of the Contract under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment.  The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office.  The Custodian will review (or cause to be reviewed) each Contract File within ninety days after the conveyance of the related Contract to the Trust to ascertain that all required documents have been executed and received.

Under the terms of the agreement (the “Contract Sale Agreement”) pursuant to which the Depositor will purchase the Contracts from [    ], and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Contract documents and will notify the Depositor and [    ] as to each Contract document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Contract on the Contract schedule or otherwise defective.  If any Contract document is not delivered or any material defect in a document is not cured within the time period specified in the Contract Sale Agreement, [    ] will be required to repurchase the affected Contract for a price equal to the unpaid principal balance of the Contract plus accrued interest on the Contract (the “Repurchase Price”) or, in some circumstances, to substitute another Contract that satisfies the requirements specified in the Sale and Servicing Agreement.

[    ] will make to the Depositor under the Contract Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  The Depositor’s rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Contract or the interests of the Noteholders, [    ] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Contract from the Trust for the Repurchase Price or, in some circumstances, to substitute another Contract.

No assurance can be given that, at any particular time, [    ] will be capable, financially or otherwise, of repurchasing defective Contracts or substituting additional Contracts for defective Contracts.

Voting Rights

Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

General Servicing Provisions

The Contracts will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

[Describe servicing provisions as applicable.]

No Delinquency Advances

In the event of a delinquency or default with respect to a Contract, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Contract.

Servicing Advances

The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Contracts (each, a “Servicing Advance”) and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement.  Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Manufactured Home, including advances to pay delinquent real estate taxes and assessments.  Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections

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on the related Contract, or with respect to any Liquidated Contract from the related Liquidation Proceeds.  Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under “Description of the Notes — Payment Priorities.”

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each Contract calculated at []% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each Contract.  No Servicing Fee will be payable on a Liquidated Contract unless the Servicer determines that additional collection efforts are warranted with respect to that Contract.  The Servicer will be entitled to reimbursement from collections on the Contracts for some of its expenses before any amounts are paid to Noteholders.

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the Contracts, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers (“Subservicers”) as provided under the Sale and Servicing Agreement.  If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [    ], unless the Servicer delivers to [    ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer.  [Events of default include:

•	failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

•	failure by the Servicer to deposit collections or other recoveries on the Contracts in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

•	failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

•	failure by the Servicer to maintain any applicable licenses in each jurisdiction where Manufactured Homes are located;

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•	failure by the Servicer to maintain a minimum net worth of $[25,000,000];

•	insolvency of the Servicer; and

•	other events specified in the Sale and Servicing Agreement.]

[If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement.  The Indenture Trustee may continue to service the Contracts if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

Collection Account, Note Distribution Account and Certificate Distribution Account

The Servicer is required to deposit in a segregated account (the “Collection Account”) within [    ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Contracts, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Contract and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.  Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement.  The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [   ].  Any net losses on these investments will be paid by [    ].

The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the “Note Distribution Account”).  The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the “Certificate Distribution Account”).

On the []th day of each month, or if the [    ]th day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.  On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.  Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation.  Any net losses on these investments will be paid by the Indenture Trustee.

The Owner Trustee and Indenture Trustee

The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees.  For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or

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co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be.  The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by [    ] and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any Contracts or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Contracts, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account.  So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation.  Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any Contracts or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Contracts, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account.  So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements.  Generally, those duties will be

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limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) Noteholders evidencing not less than [   ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings.  See “Description of the Notes — Rights of Noteholders Upon Occurrence of Event of Default” in this prospectus supplement.

YIELD CONSIDERATIONS

General

The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Contracts (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Contracts.  Yields will also be affected by the extent to which Contracts bearing higher Contract Rates prepay at a more rapid rate than Contracts with lower Contract Rates, the amount and timing of obligor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  These factors may include changes in obligors’ housing needs, job transfers, unemployment, obligors’ net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of “due-on-sale” clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans.  Nearly all of the Contracts contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Manufactured Home to assume the Contract, or (2) enforcement is not permitted by applicable law.  In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a obligor who is selling his principal residence and purchasing a new one to substitute the new Manufactured Home as collateral for the related Contract, or may simply release its lien on the existing collateral, leaving the related Contract unsecured.  In that event, the Servicer will generally require the obligor to make a partial prepayment in reduction of the principal balance of the Contract to the extent that the obligor has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

Approximately [   ] of the Contracts are subject to prepayment penalties during the first [three to five years] after origination.  Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Contracts.  A prepayment premium may be waived by the Servicer under some circumstances.  The remaining Contracts may be prepaid in full or in part at any time without penalty.

In general, if prevailing interest rates fall below the interest rates on the Contracts, the Contracts are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Contracts.  Conversely, if prevailing interest rates rise above the interest rates on the Contracts, the rate of prepayment would be expected to decrease.

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The rate of principal payments on the Contracts will also be affected by the amortization schedules of the Contracts, the rate and timing of prepayments by the obligors, liquidations of defaulted Contracts and repurchases of Contracts due to breaches of representations and warranties or defective documentation as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Contracts may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Contracts will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Notes.  In general, the earlier a prepayment of principal of the related Contracts, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Any resulting Realized Losses could affect the rate of payment of principal no the Notes.  To the extent that the insurance proceeds received with respect to any damaged Manufactured Homes are not applied to the restoration of those Manufactured Homes, the proceeds will be used to prepay the related Contracts in whole or in part.  Any repurchases or repayments of the Contracts may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

In addition, any future limitations on the rights of obligors to deduct interest payments on Contracts for federal income tax purposes may result in a higher rate of prepayment on the Contracts.

The Depositor and [    ] make no representations as to the particular factors that will affect the prepayment of the Contracts, as to the relative importance of these factors, or as to the percentage of the principal balance of the Contracts that will be paid as of any date.

Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount.  The effect on an investor’s yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

The rate of delinquencies and defaults on the Contracts and of recoveries, if any, on defaulted Contracts and foreclosed properties will affect the rate and timing of principal payments on the Contracts, and, accordingly, the weighted average life of the Notes.  Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history.  In general, defaults on Contracts are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans.  The rate of default on Contracts with high loan-to-value ratios, or on Contracts secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties.  In addition, the rate and timing of prepayments, defaults and liquidations on the Contracts will be affected by the general economic condition of the area in which the related Manufactured Homes are located or the related obligor is residing.  See “Description of the Contract Pool” in this prospectus supplement.  The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

The yields to investors in the Notes may be affected by the exercise by [    ] of its right to purchase the Contracts, as described under “Description of the Notes — Optional Redemption” in this prospectus supplement, or the failure of [    ] to exercise that right.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that

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actually experienced on the related Contracts, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Contracts, the actual yield may be lower than that so calculated.

The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [    ] day (or later) of the month following the Accrual Period.

Overcollateralization

[Describe as applicable.]

Maturity Date

The Maturity Date of the Notes is as set forth under “Description of the Notes — Maturity Date” in this prospectus supplement.  The Maturity Date of the Notes was determined by [to be provided as applicable].  The actual maturity of the Notes may be significantly earlier than the Maturity Date.

Weighted Average Life

The following information illustrates the effect of prepayments of the Contracts on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Contracts.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Contracts is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of [    ] or the Depositor) and [to be provided as applicable].

Prepayments on loans such as the Contracts are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for the Contracts represents [to be provided as applicable].  [    ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Contracts.  Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [    ] model.

[The following table was prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

•	the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

•	each scheduled payment of principal and interest on a Contract is timely received on the last day of each month starting in [ ];

•	principal prepayments are received in full on the last day of each month starting in [ ], and each prepayment includes 30 days of interest on the Contract;

•	prepayments are received on the Contracts at the applicable constant rates indicated;

•	there are no defaults or delinquencies on the Contracts;

•	Distribution Dates occur on the [ ]th day of each month, starting in [ ];

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•	there are no re-purchases or substitutions of the Contracts;

•	the Notes are issued on [ ]; and

•	the Contracts were aggregated into assumed Contracts having the following characteristics:]

Contract Number	Principal Balance	Gross Contract Interest Rate	Net Contract Interest Rate	Remaining Term to Maturity (in months)

The actual characteristics of the Contracts may, and the performance of the Contracts will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Contracts will prepay at a constant rate until maturity, that all of the Contracts will prepay at the same rate or that there will be no defaults or delinquencies on the Contracts.  Moreover, the diverse remaining terms to maturity of the Contracts could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the Contracts is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the Contracts or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.

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Percentage of Original Principal Amount of the Notes
Outstanding at the Following [Prepayment Rates]

Class [ ]
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100	100	100	100	100	100	100
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years:
With Optional Redemption	[___]	[___]	[___]	[___]	[___]	[___]	[___]
Without Optional Redemption	[___]	[___]	[___]	[___]	[___]	[___]	[___]

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Upon the issuance of the notes, [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the Notes may be treated as indebtedness and the Trust will not be an association or publicly traded partnership, taxable as a corporation or a taxable contract pool.

[The Trust does not anticipate treating the Notes as having been issued with original issue discount.] The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the Contracts will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].

All prospective purchasers of the Notes should see “Material Federal Income Tax Consideration—Partnership Trust Funds and Disregarded Trust Funds—Taxation of Debt Securityholders” in the accompanying prospectus for a summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes.

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STATE AND LOCAL INCOME TAX CONSIDERATIONS

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes.  State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA CONSIDERATIONS

General

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between any benefit plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing (the “Plan”) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of an issuing entity might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that issuing entity if assets of the issuing entity were deemed to be assets of the Plan.  Under the regulation issued by the United States Department of Labor set forth at 29 C.F.R. Section 2510.3-101 governing the definition of “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code (the “Plan Asset Regulations”), the assets of an issuing entity would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations was applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations.  This determination is based in part upon (i) tax counsel’s opinion that notes transferred on the closing date to parties unrelated to the holder of the Residual Certificates will be classified as debt for U. S. federal income tax purposes and that retained notes, if later sold to a party unrelated to the holder of the Residual Certificates for cash, will be classified as debt instruments for U.S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the notes as of the closing date has not declined below investment grade) and (ii) the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described below, the notes may be purchased by a Plan.

Without regard to whether the notes are considered an “equity interest” in the issuing entity under the Plan Asset Regulations, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriters, the issuing entity, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, PTE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTE 91-38 (relating to transactions involving bank collective investment funds); PTE 95-60 (relating to transactions involving insurance company general accounts); PTE 96-23 (relating to transactions effected by an “in-house asset manager”); and any other applicable exemption granted by the U.S. Department of Labor (the “Investor Based Exemptions) could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note.  Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions.

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There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

Certain employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans are not subject to the ERISA requirements but may be subject to federal, state, local or foreign laws that are substantially similar to ERISA or the Code (“Similar Law”), such plans, together with Plans are referred to herein as “Benefit Plans.”

The notes should not be purchased with the assets of a Plan if the depositor, the servicer, the master servicer, the indenture trustee, the owner trustee, the underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Plan or is an employer maintaining or contributing to such Plan, unless such purchase and holding of the notes would be covered by an applicable prohibited transaction exemption.

Each purchaser and transferee of a note will be deemed to represent and warrant to the issuing entity that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any substantially Similar Law.

Prospective Benefit Plan investors in notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor’s assets.  Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

See “Certain Legal Aspects of Contracts” in the prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Contracts.  The Contracts will be acquired by the Depositor from [    ] in a privately negotiated transaction.

UNDERWRITING

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement.  After the initial public offering of the Notes, the public offering price may be changed.  The Underwriting Agreement provides that the Depositor will

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 indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes.  As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Notes.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[ ].

The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so.  There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

[  ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

The Underwriter is an affiliate of [    ] and performs management services for the Depositor.  The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and [    ] in the ordinary course of business.

[EXPERTS

[To be provided as applicable].]

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Owner Trustee, the Indenture Trustee, the Issuing Entity, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the securityholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the securityholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are no affiliations among [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the securities, or that relate to the securities or the

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pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

LEGAL MATTERS

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

RATINGS

It is a condition to the issuance of the Notes that they be rated “[   ]” by [Rating Agency] and “[   ]” by [Rating Agency].  [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the “Rating Agencies.”

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Contracts.  The rating takes into consideration the characteristics of the Contracts and the structural, legal and tax aspects associated with the Notes.  The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of securities in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the securities, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

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GLOSSARY OF DEFINED TERMS

[To be provided.]

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ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Asset Backed Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior contract asset-backed note issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding the Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior contract asset-backed note issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

 Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior contract asset-backed note issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

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Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg

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Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons

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holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

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The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Asset-Backed Certificates

Asset-Backed Notes
(Issuable in Series)

ACE Securities Corp.,
Depositor

The Issuing Entities:

Each issuing entity will be established to hold assets transferred to it by ACE Securities Corp.  The assets in each issuing entity will generally consist of one or more of the following:

•	mortgage loans secured by commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land; and

•
previously issued asset-backed or mortgage-backed notes or certificates backed by mortgage loans secured by commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land or participations in those types of loans.

The assets in your issuing entity are specified in the prospectus supplement for that particular issuing entity, while the types of assets that may be included in an issuing entity, whether or not in your issuing entity, are described in greater detail in this prospectus.

The Securities:

ACE Securities Corp. will sell the notes or certificates, as applicable, pursuant to a prospectus supplement.  The notes or certificates, as applicable, will be grouped into one or more series, each having its own distinct designation.  Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the issuing entity that relates to such series.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Consider carefully the risk factors beginning on Page 1 of this prospectus:

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ____, 20__

Risk Factors	1
Description of the Issuing Entities’ Trust Fund	4
Use of Proceeds	14
Yield Considerations	14
Static Pool Information	19
The Sponsor	19
The Depositor	20
Description of the Securities	20
Description of the Agreements	37
Description of Credit Support	57
Certain Legal Aspects of Mortgage Loans	61
Material Federal Income Tax Considerations	75
Penalty Avoidance	109
State and Other Tax Considerations	109
ERISA Considerations	109
Legal Investment	115
Methods of Distribution	117
Additional Information	118
Incorporation of Certain Documents by Reference	119
Legal Matters	119
Financial Information	119
Rating	119
Index of Defined Terms	i

ii

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates and the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement accompanying this prospectus (such prospectus supplement, the “Prospectus Supplement”).

The offered securities will be limited obligations solely of the issuing entity and not of any other party.
The offered securities will not represent an interest in or obligation of the depositor, the servicer, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates.  Neither the offered securities nor the underlying mortgage loans  will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the offered securities, and there will be no recourse to the depositor, the servicer, the originators, the master servicer, the securities administrator, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered securities.

Violation of consumer protection laws may result in losses on the mortgage loans, the contracts and your securities.
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans and contracts.

The mortgage loans are also subject to federal laws, including:

•    the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•    the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•     the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•     the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the related mortgage loans  and in addition could subject the trust to damages and administrative enforcement.  In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’

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rescinding the mortgage loans  against the issuing entity.  In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans  that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans  and restrict the servicer’s ability to foreclose in response to mortgagor defaults.  The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans  against the trust and/or limit the servicer’s ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

The sponsor will represent that each mortgage loan is in compliance with applicable federal and state laws and regulations.  In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.  If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the  may be materially and adversely affected.

The liquidity of your securities may be limited.
The underwriter has no obligation to make a secondary market in the classes of offered securities. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your security readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage-backed and asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your securities could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act.
The Servicemembers Civil Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans . The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Servicemembers Civil Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because the master servicer and the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Servicemembers Civil Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer, the servicer and, therefore, will reduce the amount available to pay interest to the securityholders on subsequent distribution dates.

Possible reduction or withdrawal of ratings on the
Each rating agency rating the offered securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain

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offered securities.
the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered securities, the liquidity and market value of the affected securities is likely to be reduced.

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Description of the Issuing Entities’ Trust Fund

Assets

The primary assets of each issuing entity (the “Assets”) will include one or more of the following types of assets:

•	mortgage loans on multifamily residential properties, commercial properties, unimproved land and mixed-use residential and commercial properties; and

•
previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, “Mortgage Securities”) evidencing interests in, or collateralized by mortgage loans on multifamily residential properties, commercial properties, unimproved land and mixed-use residential and commercial properties.

The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates.  The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the Prospectus Supplement.  The depositor will select each Asset to be included in an issuing entity’s trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an “Asset Seller”), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.  As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes and conformity to business and economic criteria.

The Assets included in the issuing entity’s trust fund for your series may be subject to various types of payment provisions:

•
“Level Payment Assets,” which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

•	“Adjustable Rate Assets,” which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

•
“Buy Down Assets,” which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers’ monthly payments during the early period after origination of those Assets;

•	“Increasing Payment Assets,” as described below;

•	“Interest Reduction Assets,” which provide for the one-time reduction of the interest rate payable on these Assets;

•
“GEM Assets,” which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

•
“GPM Assets,” which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

•	“Step-up Rate Assets” which provide for interest rates that increase over time;

•	“Balloon Payment Assets;”

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•
“Convertible Assets” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

•	“Bi-weekly Assets,” which provide for payments to be made by borrowers on a bi-weekly basis.

An “Increasing Payment Asset” is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the Prospectus Supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the Prospectus Supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity.  The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower’s monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements.  The borrower’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset.  The borrower’s monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization.  A borrower’s monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

The Notes or Certificates, as applicable (as defined in this prospectus), will be entitled to payment only from the assets of the related issuing entity and will not be entitled to payments from the assets of any other issuing entity established by the depositor.  The assets of an issuing entity may consist of certificates representing beneficial ownership interests in, or indebtedness of, another issuing entity that contains the Assets, if specified in the Prospectus Supplement.

Mortgage Loans

General

Each mortgage loan will generally be secured by a lien on (1) a primarily residential rental property that consists of five or more residential dwelling units (“Multi-Family Property”), (2) a retail, office, agricultural or other commercial property, including but not limited to partially improved or unimproved property (“Commercial Property”), or (3) a mixed residential/commercial property (“Mixed-Use Property”).  The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

The Mortgaged Properties may also include:

•	Apartment buildings owned by cooperative housing corporations (“Cooperatives”); and

•
Leasehold interests in properties, the title to which is held by third party lessors.  The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the Prospectus Supplement.

The originator of each mortgage loan will have been a person other than the depositor.  The Prospectus Supplement will indicate if any originator is an affiliate of the depositor.  The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the “Mortgages”) creating a lien on the Mortgaged Properties.  The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

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FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW).  The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s.  Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used.  The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Loan-to-Value Ratio

The “Loan-to-Value Ratio” of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property.  The “Value” of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property.  ”Refinance Loans” are loans made to refinance existing loans.  Unless otherwise specified in the Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan.  The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Primary Mortgage Insurance

If specified in the Prospectus Supplement, each mortgage loan having a loan-to-value ratio at origination or modification in excess of 80%, may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See “Primary Mortgage Insurance Policies”.

Mortgage Loan Information in the Prospectus Supplements

The Prospectus Supplement will contain information, as of the date specified in the Prospectus Supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

•
the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in the Prospectus Supplement, the close of business on the first day of the month of formation of the related issuing entity (the “Cut-off Date”);

•	the type of property securing the mortgage loans;

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

•	the range of maturity dates of the mortgage loans;

•	the range of the Loan-to-Value Ratios at origination of the mortgage loans;

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•	the state or states in which most of the mortgaged properties are located;

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•	information regarding the prepayment provisions, if any, of the mortgage loans;

•
for mortgage loans with adjustable mortgage rates (“ARM Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

•	information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

•	the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

•	the material underwriting standards used for the mortgage loans.

If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security (as defined below) and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”). In the event that mortgage loans are added to or deleted from the issuing entity after the date of the Prospectus Supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the Prospectus Supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The Prospectus Supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property.  The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages.  The Prospectus Supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance.  In addition, the Prospectus Supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

Payment Provisions of the Mortgage Loans

All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the Prospectus Supplement or for payments in another manner described in the Prospectus Supplement.  Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the Prospectus Supplement.  Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the Prospectus Supplement.  Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the Prospectus Supplement.  Each mortgage loan may contain prohibitions on prepayment (a “Lock-out Period” and, the date of expiration thereof, a “Lock-out Date”) or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with a prepayment, in each case as described in the Prospectus Supplement.  If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the Prospectus Supplement will specify the method or methods by which any of these amounts will be allocated.  See “—Assets” above.

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Commercial, Multi-Family and Mixed-Use Mortgage Loans

The mortgage loans may include mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property (“Commercial Mortgage Loans”), multifamily residential property (“Multi-Family Mortgage Loans” ), and/or mixed residential and commercial property (“Mixed-Use Mortgage Loans” ), and related mortgaged property and interests.

Certain of the Commercial, Multi-Family and Mixed-Use Mortgage Loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Commercial, Multi-Family and Mixed-Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral.  Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower.  State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.  See “Certain Legal Aspects of the Mortgage Loans — Leases and Rents.”

Certain of the Commercial, Multi-Family and Mixed-Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies.  In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.  These amounts may be held in a custodial account by the applicable servicer or an agent.  The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future.  In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease.  Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.  In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Originators of Commercial, Multi-Family and Mixed-Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

Commercial, multi-family and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending.  Commercial, multi-family and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans.  Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project.  If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired.  Commercial, multi-family and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property.  Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multi-family and mixed-use real estate lending.

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A borrower (or the borrowers) under a Commercial, Multi-Family or Mixed-Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization.  In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property.  In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related mortgaged property.

There are various risks associated with different types of commercial, multi-family and mixed-use mortgage loans.  For example, the performance of a multi-family loan and the value of the related mortgaged property may be affected by many factors, including:

•	local and regional economic conditions;

•	the physical condition of the property;

•	the types of services and amenities provided;

•	the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•	availability of alternative rental properties;

•	changes in the surrounding neighborhood;

•	management;

•	the level of mortgage interest rates;

•	dependence upon government rent subsidies;

•	any applicable rent control laws; and

•	state and local regulations.

The performance of a commercial mortgage loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

•	the quality and success of a retail property’s tenants;

•	closing of a major store in the shopping center where the related mortgaged property is located;

•	changes in consumer preferences;

•	declines in consumer spending;

•	competition from local merchants and from catalog and internet retailers; and

•	product obsolescence.

The performance of a commercial mortgage loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

•	quality and nature of tenants;

•	tenant concentration — i.e., predominantly high tech firms, law firms, government agencies, etc.;

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•	the physical condition of the property;

•	the types of services and amenities provided;

•	changes in the surrounding neighborhood; and

•	availability of alternative office space.

The performance of a commercial mortgage loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

•	the design and adaptability of the building;

•	success or failure of the business of the tenant, which is frequently the sole tenant of the property;

•	availability of alternative space; and

•	quality of the local and regional transportation system.

The value of a commercial, multi-family or mixed-use property may also be affected by a variety of other factors.  In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations.  With respect to commercial, multifamily and mixed-use mortgagedloans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower.  If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed-use mortgage loans than with respect to residential mortgage loans.  Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, such a lien has priority over the lien of an existing mortgage against such property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA“), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  See “Certain Legal Aspects of the Mortgage Loans — Environmental Considerations.”  A lender also risks such liability on foreclosure of the mortgage.  Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower.  In addition, certain environmental laws impose liability for releases of asbestos into the air.  Third parties may seek recovery from owners or operators of real property for personal injury associated with

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exposure to asbestos, lead paint, radon or other hazardous substances.  Property owners in some areas have been subject to liability claims associated with mold.

Mortgage Securities

The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, or collateralized obligations secured by mortgage loans.

Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the Prospectus Supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

The depositor will register the offering of the relevant Mortgage Securities as a primary offering of such securities, unless the Mortgage Securities are themselves exempt from registration under the Securities Act.  The offering of Mortgage Securities included in an issuing entity will not be separately registered if all of the following are true:

(1)
neither the issuer of the Mortgage Securities nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the Mortgage Securities and the related issuing entity;

(2)
neither the issuer of the Mortgage Securities nor any of its affiliates is an affiliate of the depositor, sponsor, issuing entity or any underwriter relating to such trust fund and series of securities; and

(3)	the depositor would be free to publicly resell the Mortgage Securities without registration under the Securities Act.

If all the conditions for the Mortgage Securities described above are not met, the offering of the relevant Mortgage Securities itself will be registered as a primary offering of such securities under the Securities Act.

The Prospectus Supplement of each series evidencing interests in an issuing entity including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, will be described together with any other mortgage loans included in the issuing entity of that series.  As used in this prospectus, the term “mortgage loans,” includes the mortgage loans underlying the Mortgage Securities in your issuing entity.  References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

Pre-Funding Accounts

To the extent provided in the Prospectus Supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a “Pre-Funding Account”).  In that case, the depositor will be obligated to sell at a predetermined price – and the issuing entity for the related series of Notes or Certificates, as applicable, will be obligated to purchase – additional Assets (the “Subsequent Assets”) from time to time, and as frequently as daily, within the period specified in the Prospectus Supplement (the “Pre-Funding Period”) after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for that series on the date of its issuance.  The Pre-Funded Amount for a series will be specified in the Prospectus Supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable.  Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the Prospectus Supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the issuing entity, subject to

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those exceptions that are expressly stated in the Prospectus Supplement.  In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the issuing entity, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel.  See “ERISA Considerations—Pre-Funding Accounts” for additional information regarding Pre-Funding Accounts.

Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets.  The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the Prospectus Supplement.  In addition, if specified in the Prospectus Supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period.  Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the Prospectus Supplement.

Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

Accounts

Each issuing entity will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the Prospectus Supplement will, to the extent described in this prospectus and in the Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the issuing entity.  This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the Prospectus Supplement.  See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”  Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible Accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the Prospectus Supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of  the related pooling and servicing agreement or the related servicing agreement and indenture.  Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the Prospectus Supplement. If permitted by the Rating Agency or Agencies and so specified in the Prospectus Supplement, such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

Credit Support

If so provided in the Prospectus Supplement, partial or full protection against some defaults and losses on the Assets in the related issuing entity may only be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more of only the following types of credit support:  a letter of credit, insurance policy, guarantee, reserve fund, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as “credit support”).  The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type

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of credit support, if any, will be described in the Prospectus Supplement.  See “Description of Credit Support.”

Cash Flow Agreements

The trust fund may include one or more derivative instruments, (each a “Cash Flow Agreement”), as described in this section.  All Cash Flow Agreements included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Cash Flow Agreements may include only 1) interest rate swaps (caps, floors and collars) or yield supplement agreements as described below, 2) currency swaps, and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee or the securities administrator on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure.  A market value swap will only be used in conjunction with a mandatory auction procedure.  The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any Cash Flow Agreements will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  Standard ISDA definitions also will be incorporated by reference.  Each confirmation will provide for payments to be made by the Cash Flow Agreement counterparty to the trust, and in some cases by the trust to the Cash Flow Agreement counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values.  For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement.  The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the Cash Flow Agreement counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

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In the event of the withdrawal of the credit rating of a Cash Flow Agreement counterparty or the downgrade of such credit rating below levels specified in the Cash Flow Agreement (where the Cash Flow Agreement is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the Cash Flow Agreement counterparty may be required to post collateral for the performance of its obligations under the Cash Flow Agreement, or to take certain other measures intended to assure performance of those obligations.  Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee or the securities administrator will be able to enter into Cash Flow Agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the Cash Flow Agreements may provide for termination under various circumstances, there can be no assurance that the trustee or the securities administrator will be able to terminate a Cash Flow Agreement when it would be economically advantageous to the issuing entity fund to do so.

Use of Proceeds

The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable.  The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related issuing entity (which may be affected by prepayments, defaults, liquidations or repurchases).

Interest Rate

Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related issuing entity.  The Prospectus Supplement will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

If specified in the Prospectus Supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an “Accrual Period”), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the Prospectus Supplement (each date, a “Distribution Date”), and will include interest accrued during the Accrual Period for that Distribution Date.  As indicated above under “—Interest Rate,” if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes

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or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations.  The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular issuing entity (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets.  However, you should note that some Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities) may consist of loans with different interest rates.  The rate of principal payments on the Assets in the related issuing entity is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions.  Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), the actual yield to maturity will be lower than that so calculated.  Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), the actual yield to maturity will be lower than that so calculated.  In either case, if so provided in the Prospectus Supplement, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related issuing entity may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the Prospectus Supplement.  Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of its due date in the month in which the partial prepayment is received or some other date as is specified in the Prospectus Supplement.

The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities, the underlying assets related to the Mortgage Securities), may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation.  In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor’s yield to maturity.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

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The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising an issuing entity and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series.  Prepayments on the mortgage loans comprising or underlying the Assets in a particular issuing entity will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

If so provided in the Prospectus Supplement, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series.  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor.  The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in an issuing entity.  If any Assets in a particular issuing entity have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments.  Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying those Assets.  See “Description of the Issuing Entities.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans.  A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

The Prospectus Supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the Prospectus Supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the Prospectus Supplement.  These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable.  It is unlikely that prepayment of any mortgage loans comprising or

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underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the Prospectus Supplement.

Other Factors Affecting Weighted Average Life

Type of Loan

Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan.  There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

Type of Asset

If specified in the Prospectus Supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower’s financial situation, prevailing mortgage loan interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.  Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the Prospectus Supplement.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination.  Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination.  The repayment of any of these mortgage loans may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.  In addition, some mortgage loans may be subject to temporary buydown plans (“Buydown Mortgage Loans”) pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the “Buydown Period”).  The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently.  During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans.  As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate.  The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.  In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be

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expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

In addition, and as may be described in the Prospectus Supplement, the pooling and servicing agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued.  Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the Prospectus Supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

Termination

If specified in the Prospectus Supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related issuing entity by the party specified in the Prospectus Supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the Prospectus Supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein.  In addition, if so provided in the Prospectus Supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein.  See “Description of the Securities—Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.  The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans.  Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the securityholders, the servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. However, the servicer’s ability to perform servicing modifications will be subject to limitations set forth in the Prospectus Supplement.

Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these.

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Any modified loan may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the mortgage loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

Refinancing

At the request of a borrower, the servicer may allow the refinancing of a mortgage loan in any issuing entity by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property.  In the event of that refinancing, the new loan would not be included in the related issuing entity and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan.  A servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  In addition, servicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement.  A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include “due-on-sale clauses” that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

For any mortgage loans, except as set forth in the Prospectus Supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Due-on-Sale Provisions.”

Static Pool Information

For each mortgage pool, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the Prospectus Supplement.    Information provided though an internet website will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior mortgage pool or securities pool formed or vintage before January 1, 2006.

The Sponsor

The Sponsor will be DB Structured Products, Inc., a Delaware corporation, referred to herein as the Sponsor, for each series of securities unless otherwise indicated in the Prospectus

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Supplement.  The Sponsor maintains its principal office at 60 Wall Street, New York, New York  10005.  Its telephone number is (212) 250-2500.

The sponsor has been securitizing residential mortgage loans since 2004.  During fiscal year 2009, the sponsor and its affiliates securitized approximately $[____] billion of residential mortgages.  The sponsor is responsible for pooling the mortgage loans and contracts to be securitized by the Depositor, negotiating the principal securitization transaction documents and working with the underwriter to structure the transactions.

With respect to any series of securities, if so specified in the Prospectus Supplement, the Sponsor will also act as servicer or master servicer for the mortgage pool.  If so, the Sponsor will service the Designated Mortgage Assets in accordance with the description of the applicable servicing procedures contained in this prospectus under “Description of the Securities.”

The Depositor

ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998.  The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211.  Its telephone number is (704) 365-0569.  The depositor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.  The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999.  After registration and issuance of the securities contemplated in this prospectus and the Prospectus Supplement, the depositor will have not material duties or responsibilities with respect to the pool assets or the securities.

All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

Description of the Securities

General

The Securities issued in each series will include either asset-backed certificates (the “Certificates”) or asset-backed notes (the “Notes”, and together with the Certificates, the “Securities”).  The Certificates of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the issuing entity created pursuant to the related Agreement.  The “Notes” of each series will represent indebtedness of the related issuing entity and will be issued and secured pursuant to an indenture.  Each series of Notes or Certificates, as applicable, will consist of one or more of the following classes of Notes or Certificates:

Accretion Directed	A class of Securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual
A class of Securities where the accrued interest otherwise payable to such certificates or notes is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance or note principal balance.  The certificate principal balance or note principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

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Companion
A class of Securities that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class of Securities consisting of “components.” The components of a class of component Securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component Securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class of Securities with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.

Interest Only or IO	A class of Securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

Inverse Floating Rate	A class of Securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.

Lock Out	A class of Securities which is “locked out” of certain payments, usually principal, for a specified period of time.

Partial Accrual
A class of Securities that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of Securities which is not entitled to interest payments.

Planned Amortization Class	A class of Securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal
A class of Securities that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

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Senior Support
A class of Securities that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated Securities are no longer outstanding.

Sequential Pay
Classes of Securities that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of Securities may be identified as a sequential pay class.

Super Senior
A class of Securities that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization	A class of Securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class of Securities with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

If specified in the Prospectus Supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related issuing entity (each portion of the Assets, an “Asset Group”).  Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

Each class of Notes or Certificates, as applicable, offered by this prospectus and the Prospectus Supplement (the “Offered Notes” and the “Offered Certificates,” respectively, and together, the “Offered Securities”) will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the Prospectus Supplement.  The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor, the trustee, securities or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.  One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form (“Definitive Notes” or “Definitive Certificates,” and collectively, “Definitive Securities”) or in book-entry form (“Book-Entry Notes” or “Book-Entry Certificates,” and collectively, “Book-Entry Securities”), as provided in the Prospectus Supplement.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”  Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

Distributions

Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the Prospectus Supplement from the

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Available Distribution Amount for that series and that Distribution Date.  Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the Prospectus Supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the Prospectus Supplement (the “Determination Date”).  All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the Prospectus Supplement.  Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the Prospectus Supplement (and, if so provided in the Prospectus Supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the Prospectus Supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

Available Distribution Amount

All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the Prospectus Supplement.  Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(1)         the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the Prospectus Supplement, of:

(a)         all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the Prospectus Supplement, a “Due Period “ for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

(b)         all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the issuing entity (“Liquidation Proceeds”), and other unscheduled recoveries received after the related Due Period, or other period specified in the Prospectus Supplement,

(c)         all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the Prospectus Supplement or that are payable in respect of particular expenses of the related issuing entity, and

(d)         all amounts received for a repurchase of an Asset from the issuing entity for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the Prospectus Supplement;

(2)         if the Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

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(3)         all advances made by a servicer or the master servicer or any other entity as specified in the Prospectus Supplement for that Distribution Date;

(4)         if and to the extent the Prospectus Supplement so provides, amounts paid by a servicer or any other entity as specified in the Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(5)         to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

As described below, unless otherwise specified in the Prospectus Supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the issuing entity and will not be available for any future distributions.

The Prospectus Supplement will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

Distributions of Interest on the Securities

Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate), may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the “Interest Rate” in the case of Certificates).  The indices applicable to variable rate and adjustable rate classes will only be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds and will not be indices linked to stocks or commodities.  The Prospectus Supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate.  Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the Prospectus Supplement specifies a different basis.

Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the Prospectus Supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date.  Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below.  Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the Prospectus Supplement.  The method of determining the notional amount for a particular class of Strip Securities will be described in the Prospectus Supplement.  Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal.  Unless otherwise provided in the Prospectus Supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the issuing entity for that series.  The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified

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in the Prospectus Supplement.  The Prospectus Supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related issuing entity.  Unless otherwise provided in the Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related issuing entity will result in a corresponding increase in the Security Balance of that class.  See “Yield Considerations.”

Distributions of Principal of the Securities

The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a “Security Balance” which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related issuing entity.  The outstanding Security Balance of a Security will be reduced:

•	to the extent of distributions of principal on that Security from time to time and

•	if and to the extent provided in the Prospectus Supplement, by the amount of losses incurred on the related Assets.

The outstanding Security Balance of a Security:

•	may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the Prospectus Supplement and

•	in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

If specified in the Prospectus Supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date.  The initial total Security Balance of a series and each class of the series will be specified in the Prospectus Supplement.  Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the Prospectus Supplement.  Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

If specified in the Prospectus Supplement, the issuing entity may issue notes or certificates, as applicable, from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Components

To the extent specified in the Prospectus Supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under “—General” above.  To that extent, the descriptions set forth under “—Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to components of the component class of Notes or Certificates, as applicable.  References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

Distributions on the Securities of Prepayment Premiums

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If so provided in the Prospectus Supplement, Prepayment Premiums that are collected on the mortgage loans in the related issuing entity will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the Prospectus Supplement.

Allocation of Losses and Shortfalls

If so provided in the Prospectus Supplement, consisting of one or more classes of subordinate Notes or subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of subordinate Notes or subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the Prospectus Supplement.  See “Description of Credit Support” for a description of the types of protection that may be included in an issuing entity against losses and shortfalls on Assets comprising that issuing entity.  The Prospectus Supplement will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets.  However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related issuing entity, including distributions in respect of principal losses previously allocated to that class.

Advances in Respect of Delinquencies

If so provided in the Prospectus Supplement, the servicer or another entity described in the Prospectus Supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that issuing entity during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below).  In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the Prospectus Supplement, the servicer’s (or another entity’s) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable.  See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses.  Advances of the servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the Prospectus Supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable.  If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date.  If specified in the Prospectus Supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond,

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a letter of credit or another form of limited guaranty.  If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the Prospectus Supplement.

If and to the extent so provided in the Prospectus Supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the Prospectus Supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or indenture, as applicable, and described in the Prospectus Supplement.

If specified in the Prospectus Supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the Prospectus Supplement, in the event of a servicer default.

Reports to Securityholders

With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer, the master servicer or the trustee, as provided in the Prospectus Supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related pooling and servicing agreement or indenture, as applicable, a statement containing the information specified in the Prospectus Supplement, or if no information is specified in the Prospectus Supplement, generally setting forth, in each case to the extent applicable and available:

(1)          the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable,;

(2)          the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

(3)          the amount of that distribution allocable to Prepayment Premiums;

(4)          the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

(5)          the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

(6)          the total principal balance of the Assets at the close of business on that Distribution Date;

(7)          the number and total principal balance of mortgage loans in respect of which

(a)          one scheduled payment is delinquent,

(b)          two scheduled payments are delinquent,

(c)          three or more scheduled payments are delinquent and

(d)          foreclosure proceedings have begun;

(8)          for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

(9)          with respect to collateral acquired by the issuing entity through foreclosure or otherwise (an “REO Property”) relating to a mortgage loan or contract and included in the issuing entity as of the end of the related Due Period, the date of acquisition;

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(10)        for each REO Property relating to a mortgage loan or contract and included in the issuing entity as of the end of the related Due Period,

(a)          the book value,

(b)         the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the pooling and servicing agreement or indenture, as applicable,),

(c)          the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

(d)          if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

(11)        for any REO Property sold during the related Due Period

(a)          the total amount of sale proceeds,

(b)          the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

(c)          the amount of any loss to securityholders in respect of the related mortgage loan;

(12)        the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

(13)        the total amount of principal prepayments made during the related Due Period;

(14)        the amount deposited in the reserve fund, if any, on that Distribution Date;

(15)        the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

(16)        the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

(17)        in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the Prospectus Supplement;

(18)        in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the Prospectus Supplement;

(19)        as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

(20)        during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

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(21)        during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

(22)        the total amount of payments by the borrowers of

(a)          default interest,

(b)          late charges and

(c)          assumption and modification fees collected during the related Due Period.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on a website as described below under “Available Information.”

Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer, the securities administrator or the trustee, as provided in the Prospectus Supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations under the Code to enable securityholders to prepare their tax returns.  See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the related pooling and servicing agreement or indenture, as applicable, for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to such agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related pooling and servicing agreement or indenture, as applicable, or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the Agreement and (2) the purchase of all of the assets of the issuing entity by the party entitled to effect that termination, under the circumstances and in the manner set forth in the Prospectus Supplement.  In no event, however, will the issuing entity continue beyond the date specified in the related pooling and servicing agreement or indenture, as applicable,. Written notice of termination of the related pooling and servicing agreement or indenture, as applicable, will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

If specified in the Prospectus Supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related issuing entity by the party specified in the Prospectus Supplement, under the circumstances and in the manner set forth in the Prospectus Supplement.  If so provided in the Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the Prospectus Supplement will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the Prospectus Supplement, in each case, under the circumstances and in the manner set forth in the Prospectus Supplement.  That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates).  Any sale of the Assets of the issuing entity will be without recourse to the issuing entity or the securityholders.  Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable (not to exceed 10%) specified in the Prospectus Supplement.  In addition, if so provided in the Prospectus Supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the Prospectus Supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).  In the event that any series of certificates or notes which provides for such a purchase, the certificates or notes will use the word “Callable” in their title.

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Optional Purchases

Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the Prospectus Supplement may, at that party’s option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor’s, the servicer’s or any other party’s judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the Prospectus Supplement.

Book-Entry Registration and Definitive Securities

General

If provided for in the Prospectus Supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the Prospectus Supplement, additionally through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”).  Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

No person acquiring an interest in a Book-Entry Security (each, a “Beneficial Owner”) will be entitled to receive a Definitive Security, except as set forth below under “—Definitive Securities.”  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable Prospectus Supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations (“Participants”) of those systems.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (“UCC”) and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of

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Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

Clearstream Luxembourg

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”).  The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries.  No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name.  The new brand name that was chosen is “Clearstream”.  With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”.  On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”.  This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the

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arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation.  The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book–Entry Securities

Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only “securityholder” of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders” as that term is used in any Agreement, nor “Noteholders” as that term is used in any indenture.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Beneficial Owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants.  While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable.  Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable,

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are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below.  Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.  Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day.  Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see “Material Federal Income Tax Considerations — Tax Treatment of Foreign Investors” in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the Prospectus Supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the Prospectus Supplement.

Transfers between Participants of DTC will occur in accordance with DTC Rules.  Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC’s normal procedures.  Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent.  Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

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Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co.  Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations — REMICs — Taxation of Certain Foreign Investors” in this prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable.  In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable.  If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

(1)         if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

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(2)         if the depositor, at its option, in writing, with the consent of the applicable Participants, elects to end the book-entry system through DTC or

(3)         in accordance with any other provisions described in the Prospectus Supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

EXCHANGEABLE SECURITIES

General

As the Prospectus Supplement will describe, some series may include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee or securities administrator of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the Prospectus Supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the Prospectus Supplement. The classes of securities that are exchangeable for one another will be referred to in the Prospectus Supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by a related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the Prospectus Supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The Prospectus Supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination.

For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•
the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

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•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the Prospectus Supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics.

Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

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Procedures

The Prospectus Supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee or the securities administrator five business days prior to the proposed exchange date or as otherwise specified in the Prospectus Supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee or the securities administrator receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in bookentry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

If the Prospectus Supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the Prospectus Supplement. This payment will be made to the securityholder of record as of the applicable record date.

Description of the Agreements

Agreements Applicable to a Series

REMIC Securities, and Grantor Trust Securities

Notes or Certificates, as applicable, representing interests in an issuing entity, or a portion of an issuing entity, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G of the Code (“REMIC Securities”), or Grantor Trust Securities (as defined in this prospectus), will be issued, and the related issuing entity will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the “pooling and servicing agreement”) among the depositor, the trustee, the securities administrator and the sole servicer or master servicer, as applicable.  The Assets of that issuing entity will be transferred to the issuing entity and thereafter serviced in accordance with the terms of the pooling and servicing agreement.  In the event there are multiple servicers of the Assets of that issuing entity, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.  Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities, the nature of the related issuing entity and the identity of the particular servicer. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The Prospectus Supplement for a series of securities will describe material provisions of the related agreements that differ from and supplement the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”.  As to each series of Securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities to the extent required to comply with the Securities Act of 1933, Regulation AB and any other applicable law or regulation.

Securities That Are Partnership Interests for Tax Purposes and Notes

Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related issuing entity will be created, pursuant to the pooling and servicing agreement or trust agreement.

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A series of Notes issued by an issuing entity that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related issuing entity and an indenture trustee named in the Prospectus Supplement.  The issuing entity will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the Prospectus Supplement relating to that series of Notes.  The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an “Agreement”).  The Prospectus Supplement will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each issuing entity and the description of those provisions in the Prospectus Supplement.  The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related issuing entity.  As used in this prospectus for any series, the term “Security” refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the Prospectus Supplement, unless the context otherwise requires.  A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the pooling and servicing agreement or indenture (without exhibits), as applicable, relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: [_________].

The servicer, master servicer or the securities administrator and the trustee for any series of Notes or Certificates, as applicable, will be named in the Prospectus Supplement.  In the event there are multiple servicers for the Assets in an issuing entity, a master servicer will perform some of the administration, calculation and reporting functions for that issuing entity and will supervise the related servicers pursuant to a pooling and servicing agreement.  For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described.  If specified in the Prospectus Supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any issuing entity to administer that issuing entity. If specified in the Prospectus Supplement, a securities administrator may be appointed.

Assignment of Assets; Repurchases

At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related issuing entity, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the issuing entity for that series.  Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement.  That schedule will include detailed information to the extent available and relevant

(1)         in respect of each mortgage loan included in the related issuing entity, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

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(2)         in respect of each Mortgage Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security.

For each mortgage loan, except as otherwise specified in the Prospectus Supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage, an assignment of the Mortgage to the trustee in recordable form and any modifications to the mortgage Note and Mortgage.  However, an issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed.  For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower.  The Asset Seller or other entity specified in the Prospectus Supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note.  The related Agreement will generally require the depositor or another party specified in the Prospectus Supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders.  If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the Prospectus Supplement.  If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the Prospectus Supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the Prospectus Supplement (the “Purchase Price”) or (2) substitute a new mortgage loan.  There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.  To the extent specified in the Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the issuing entity as a result of that breach or defect.

Mortgage Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or, in the case of Mortgage Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the issuing entity is entitled will be made directly to the trustee.

Representations and Warranties; Repurchases

To the extent provided in the Prospectus Supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those

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representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters:

•	the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

•	in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan;

•	the authority of the Warranting Party to sell the Asset;

•	the payment status of the Asset;

•
in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

•	the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the Prospectus Supplement.

Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date.  A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset.  In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the issuing entity for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below.  Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date.  That party would have no obligations if the relevant event that causes that breach occurs after that date.

Each Agreement will provide that the servicer and/or trustee or another entity identified in the Prospectus Supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the Prospectus Supplement of the securityholders.  If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor.  If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the issuing entity and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the Prospectus Supplement.  If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the issuing entity or the securityholders for any losses caused by that breach.  This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

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A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.  A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement.  See “Events of Default under the Agreement” and “Rights Upon Event of Default under the Agreements.”

Collection Account and Related Accounts

General.   The servicer and/or the trustee will, as to each issuing entity, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must be an account or accounts that either:

•
are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

•	are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement (“Permitted Investments”).  A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments.  The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture.  Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the Prospectus Supplement, be paid to the servicer or its designee as additional servicing compensation.  The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies.  If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of Securities and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

Deposits.   A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more issuing entities on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

(1)         all payments on account of principal, including principal prepayments, on the Assets;

(2)         all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

(3)         Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

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(4)         any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under “Description of Credit Support;”

(5)         any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies;”

(6)         any amounts paid under any Cash Flow Agreement, as described under “Description of the Issuing Entities—Cash Flow Agreements;”

(7)         all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted mortgage loan purchased as described below under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination;”

(8)         any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the issuing entity as described below under “—Retained Interest; Servicing Compensation and Payment of Expenses;”

(9)         to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

(10)       all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under “—Hazard Insurance Policies;”

(11)       any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

(12)       any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the Prospectus Supplement.

Withdrawals.   A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each issuing entity for any of the following purposes, except as otherwise provided in the Agreement:

(1)         to make distributions to the securityholders on each Distribution Date;

(2)         to reimburse a servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

(3)         to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

(4)         to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer’s good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement

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and described in the Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

(5)         if and to the extent described in the Prospectus Supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

(6)         to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding Servicers, the Master Servicer and the Depositor;”

(7)         if and to the extent described in the Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee’s fees;

(8)         to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under “—Certain Matters Regarding the Trustee;”

(9)         to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(10)       to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

(11)       to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

(12)       if one or more elections have been made to treat the issuing entity or designated portions of the issuing entity as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under “Material Federal Income Tax Considerations—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the Prospectus Supplement, respectively;

(13)       to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

(14)       to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

(15)       to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

(16)       to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the issuing entity whether by reason of purchase or substitution as contemplated above under “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(17)       to make any other withdrawals permitted by the related Agreement; and

(18)       to clear and terminate the Collection Account at the termination of the issuing entity.

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Other Collection Accounts.   If specified in the Prospectus Supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under “—Deposits” above for one or more series of Notes or Certificates, as applicable.  Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the Prospectus Supplement.  To the extent specified in the Prospectus Supplement, any amounts that could be withdrawn from the Collection Account as described under “—Withdrawals” above may also be withdrawn from any of these collection accounts.  The Prospectus Supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

Collection and Other Servicing Procedures.   The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

(1)         the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related issuing entity described in this prospectus or under “Description of Credit Support,”

(2)         applicable law and

(3)         the general servicing standard specified in the Prospectus Supplement or, if no standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”).

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any Prospectus Supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under some circumstances; and maintaining accounting records relating to the Assets.  The servicer or any other entity specified in the Prospectus Supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support.  See “Description of Credit Support.”

The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset.  The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation.  In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

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In the case of Multifamily, Commercial or Mixed-Use Mortgage Loans, a borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt.  In addition, a borrower under a Multifamily, Commercial or Mixed-Use Mortgage Loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property.  In general, the servicer will be required to monitor any Multifamily, Commercial or Mixed-Use Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take those other actions as are consistent with the related Agreement.  A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily, Commercial or Mixed-Use Mortgage Loan, the related Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.

Realization Upon Defaulted Assets

Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

Any Agreement relating to an issuing entity that includes mortgage loans may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the issuing entity at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments under the Agreement are delinquent.  Any right of first refusal granted to the holder of an Offered Security will be described in the Prospectus Supplement.  The Prospectus Supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under “—Representations and Warranties; Repurchases.”

If specified in the Prospectus Supplement, the servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings.  The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan.  If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below.  Any bid in an amount at least equal to the Purchase Price described above under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise, if that action is consistent with the Servicing Standard and a default on that mortgage loan has occurred or, in the servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by an issuing entity as to which a REMIC election has been made, the servicer, on behalf of the issuing entity, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under

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the Code at any time that any Notes or Certificates, as applicable, are outstanding.  Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related issuing entity) on the ownership and management of any Mortgaged Property acquired on behalf of the issuing entity may result in the recovery of an amount less than the amount that would otherwise be recovered.

If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset.  If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the issuing entity will realize a loss in the amount of that difference.  The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

With respect to a Multifamily Mortgage Loan, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Multifamily Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the mortgage loan, it can be anticipated that the market value of the property will be less than anticipated when the mortgage loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related issuing entity.

If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

The pooling and servicing agreement or the indenture, as applicable, will require the trustee, if it has not received a distribution for any Mortgage Security by the fifth business day after the date on which that distribution was due and payable, to request the issuer or guarantor, if any, of that Mortgage Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series.  If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the issuing entity may realize a loss in that amount.

As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

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If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.  See “Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans.   Generally, each Agreement for an issuing entity composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard.  That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the Prospectus Supplement.  The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers.  All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer’s maintaining a blanket policy insuring against hazard losses on the mortgage loans.  If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Each Agreement for an issuing entity composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related mortgaged property as is consistent with the terms of the related Mortgage and the Servicing

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Standard, which insurance may typically include flood insurance (if the related mortgaged property was located at the time of origination in a federally designated flood area).

Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders.  Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties.  The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans.  However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

Other Hazard-Related Insurance; Liability Insurance

With respect to Multi-family Loans, certain additional insurance policies may be required with respect to the related Multi-family Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Multi-family Loans are included in the issuing entity, the Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Environmental Insurance

If specified in the Prospectus Supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies“) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Commercial, Multifamily and Mixed-Use Mortgage Loans.  Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits.  Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer.  The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

Due-on-Sale Clauses

The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property.  The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

•	adversely affect or jeopardize coverage under any applicable insurance policy or

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•	materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.”

Retained Interest; Servicing Compensation and Payment of Expenses

The Prospectus Supplement will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest.  If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.  A “Retained Interest” in an Asset represents a specified portion of the interest payable on the Asset.  The Retained Interest will be deducted from borrower payments as received and will not be part of the related issuing entity.

The servicer’s primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the Prospectus Supplement.  Since any Retained Interest and a servicer’s primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets.  The Prospectus Supplement evidencing interests in an issuing entity that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

The servicer may, to the extent provided in the Prospectus Supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the Prospectus Supplement.  Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the Prospectus Supplement, interest on these expenses at the rate specified in the Prospectus Supplement may be borne by the issuing entity.

If and to the extent provided in the Prospectus Supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related issuing entity during that period before their due dates.

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement or indenture, as applicable, will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement or indenture, as applicable, will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement or indenture, as applicable, will also provide for delivery to the trustee, on or before a specified date in March of each year, of a

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separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement or indenture, as applicable,.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding Servicers, the Master Servicer and the Depositor

The servicer or master servicer under each Agreement will be named in the Prospectus Supplement.  The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates.  If applicable, references in this prospectus to the servicer will also be deemed to be to the master servicer.  Each Agreement will provide, in general, that:

•
The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

•
Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

•
Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

(1)         specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

(2)         incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

(3)         incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

(4)         incurred in connection with any violation of any state or federal securities law; or

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(5)         imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

•
Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement.  In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

Special Servicers

If and to the extent specified in the Prospectus Supplement, a special servicer (a “Special servicer”) may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans).  The rights and obligations of any Special servicer will be specified in the Prospectus Supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the Prospectus Supplement.

Events of Default under the Agreement

Events of default under the related Agreement will generally include:

•
any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

•
any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

•
any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

•
some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the Prospectus Supplement.  The trustee will, not later than the later of 60 days or any other period specified in the Prospectus Supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of

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that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the Prospectus Supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements.  If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement.  Pending that appointment, the trustee is obligated to act in that capacity.  The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under “Events of Default under the Agreements” may be waived only by all of the securityholders.  Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

Amendment

In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

(1)         cure any ambiguity or mistake;

(2)         correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the Prospectus Supplement;

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(3)         make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

(4)         comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of independent counsel to the effect that that amendment will not result in the imposition of a tax on the related issuing entity or, if applicable, cause the related issuing entity to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

The Trustee

The trustee under each Agreement will be named in the Prospectus Supplement.  The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates.  To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer.  If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

If an Event of Default shall occur, the trustee shall, at the direction of 51% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such

53

notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the related pooling and servicing agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

Certain Matters Regarding the Trustee

The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee’s

(1)         enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

(2)         defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

(3)         being the mortgagee of record for the mortgage loans in an issuing entity and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

(4)         acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or indenture, as applicable, or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account.  If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

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Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each indenture.  The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus.  The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes.  A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: [_________].

Events of Default

Events of default under the indenture for each series of Notes will generally include:

•
a default for thirty days (or any other number of days specified in the Prospectus Supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the Prospectus Supplement;

•
failure to perform any other covenant of the depositor or the issuing entity in the indenture that continues for a period of sixty days (or any other number of days specified in the Prospectus Supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the Prospectus Supplement;

•
any representation or warranty made by the depositor or the issuing entity in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the Prospectus Supplement) after notice of the breach is given in accordance with the procedures described in the Prospectus Supplement;

•	specified events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

•	any other event of default provided with respect to Notes of that series.

If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately.  That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration.  In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

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(1)         the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

(2)         the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

(3)         the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

If so specified in the Prospectus Supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case.  However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

To the extent provided in the Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction.  Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

Discharge of Indenture

The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

With some limitations, the indenture will provide that, if specified for the Notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment

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of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series.  In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

The Indenture Trustee

The indenture trustee for a series of Notes will be specified in the Prospectus Supplement.  The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series.  The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture.  In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes.  Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates.  To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

Description of Credit Support

General

For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets.  Credit support only may be in the form of one or more of the following features:

•         letters of credit;

•         Pool Insurance Policies;

•         special hazard insurance policies;

•         Bankruptcy Bonds;

•         guarantees; or

•         the establishment of one or more reserve funds.

Alternatively, the Prospectus Supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by

57

overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above.

Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the Prospectus Supplement.

The coverage provided by any credit support will be described in the Prospectus Supplement.  Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance.  If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable (each, a “Covered Trust”), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the Prospectus Supplement will include a description of

(a)         the nature and amount of coverage under that credit support,

(b)         any conditions to payment under the Prospectus Supplement not otherwise described in this prospectus,

(c)         the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

(d)         the material provisions relating to that credit support.

Additionally, the Prospectus Supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

(1)         a brief description of its principal business activities,

(2)         its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

(3)         if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

(4)         its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the Prospectus Supplement.

Subordinate Securities

One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the Prospectus Supplement.  The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of senior Notes or senior Certificates, as applicable.  The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls.  The Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of subordinate Notes or subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

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If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the issuing entity.  The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Limited Guarantee

If specified in the Prospectus Supplement, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the Prospectus Supplement.  Any guarantee specified in the Prospectus Supplement, if any, will be exempt from registration under the Securities Act or will be registered under the Securities Act.

Financial Guaranty Insurance Policy or Surety Bond

Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the Prospectus Supplement.

Letter of Credit

Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the Prospectus Supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the Prospectus Supplement relating to that series.

Pool Insurance Policies

If specified in the Prospectus Supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related issuing entity will be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in the Prospectus Supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy.  The amount and principal terms of any pool insurance coverage will be set forth in the Prospectus Supplement.

Special Hazard Insurance Policies

A special hazard insurance policy may also be obtained for the related issuing entity, if specified in the Prospectus Supplement, in the amount set forth in the Prospectus Supplement.  The special hazard insurance policy will, subject to the limitations described in the Prospectus Supplement, protect against loss by reason of damage to mortgaged properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the mortgaged properties are located.  The amount and principal terms of any special hazard insurance coverage will be set forth in the Prospectus Supplement.

Borrower Bankruptcy Bond

Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in an issuing entity for a series of Notes or Certificates, as applicable, will, if specified in the Prospectus Supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series).  Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the Prospectus Supplement.  The amount and principal terms of any borrower bankruptcy coverage will be set forth in the Prospectus Supplement.

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Reserve Funds

If so provided in the Prospectus Supplement, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the Prospectus Supplement.  The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the Prospectus Supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the Prospectus Supplement.  A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable.  If specified in the Prospectus Supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls.  Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the Prospectus Supplement and will not be available for further application to the Notes or Certificates, as applicable.

Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the Prospectus Supplement.  To the extent specified in the Prospectus Supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund.  However, that income may be payable to any related servicer or another service provider or other entity.  To the extent specified in the Prospectus Supplement, the reserve fund, if any, for a series will not be a part of the issuing entity.

Additional information concerning any reserve fund will be set forth in the Prospectus Supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the Prospectus Supplement, subordination provisions of an issuing entity may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable.  This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable.  This acceleration may continue for the life of the related Security, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the Prospectus Supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Primary Mortgage Insurance Policies

The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the Prospectus Supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

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As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

•
advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

•	tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by multi-family residential properties.  Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

General

All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office.  However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—a borrower (usually the owner of the subject property) and a mortgagee (the lender).  In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made.  As used in this prospectus, unless the context otherwise requires, “borrower” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note.  A deed to secure debt typically has two parties.  By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a

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separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.  However, that instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by that lease.  An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid.  The depositor, the Asset Seller or other entity specified in the Prospectus Supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate.  Those representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

Cooperative Loans

If specified in the Prospectus Supplement, the mortgage loans may also consist of cooperative apartment loans (“Cooperative Loans”) secured by security interests in shares issued by a cooperative housing corporation (a “Cooperative”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative’s apartment building or obtaining of capital by the Cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee.  Similarly,

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a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreement.  In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares.  The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “—Foreclosure—Cooperative Loans” below.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures for the enforcement of a mortgage vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair.  Relying on those principles, a court may alter the specific

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terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.

In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property.  The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust.  A power of sale is typically granted in a deed of trust.  It may also be contained in any other type of mortgage instrument.  A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states.  Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender.  Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Moreover, a lender

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commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure.  Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and specific governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.  Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.  Any additional proceeds are generally payable to the borrower.  The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.  In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition.  For a series of Notes or Certificates, as applicable, for which an election is made to qualify the issuing entity or a part of the issuing entity as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

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Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder.  The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement.  Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under that proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders.  The rights of the issuing entity as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation

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proceeds and, upon default of the borrower, to cause a foreclosure on the property.  Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.  See “—Foreclosure” above.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern.  Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself.  Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.  To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action.  Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment.  Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding.  In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court.  In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor’s petition.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

If a mortgage loan is secured by property not consisting solely of the debtor’s principal residence, the Bankruptcy Code also permits that mortgage loan to be modified.  These modifications

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may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender’s security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan.  Some courts have permitted these modifications when the mortgage loan is secured both by the debtor’s principal residence and by personal property.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property.  Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust.  In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  In some cases this liability may affect assignees of the mortgage loans.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the

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executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

Under Sections  363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.  Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection.  These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”).  Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines.  Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs.  Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens (“Superliens”).  In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property.  These cleanup costs may be substantial.  CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property.  In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations.  Many states also have laws that are similar to CERCLA.  Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the issuing entity.  Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.  Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest

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such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an “owner or operator” under CERCLA.  Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located.  As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST.  In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption.  The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste.  The court added that a lender’s capacity to influence these decisions could be inferred from the extent of its involvement in the facility’s financial management.  A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability.  Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”).  The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA.  The Asset Conservation Act more explicitly defined the kinds of “participation in management” that would trigger liability under CERCLA and specified activities that would not constitute “participation in management” or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period.  The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined.  It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof.  It is therefore possible that cleanup or other environmental liability costs could become a liability of the issuing entity and occasion a loss to the issuing entity and to securityholders in some circumstances.  The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

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Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure.  Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws.  In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

Due-on-Sale Clauses

The mortgage loans may contain due-on-sale clauses.  These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property.  The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses.  Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.  The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges and Late Fees; Debt-Acceleration Clauses

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.  Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act.  As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the Prospectus Supplement.  The related servicer or another entity identified in the Prospectus Supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates.  The Office of Thrift Supervision (“OTS”), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003.  However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans included in a trust will include a “debt-acceleration“ clause, which permits the lender to accelerate the full debt upon a

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monetary or nonmonetary default of the borrower.  The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices.  The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.  Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

•
The borrower may have difficulty repaying multiple loans.  In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

•
Acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

•
If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980.  A similar federal statute was in effect for mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption.  Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state’s usury law would not apply to those mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in an issuing entity unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

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Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions.  Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions.  Some states have taken that action.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act and similar state and local laws (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances.  These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the Prospectus Supplement.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under some circumstances, during an additional three month period thereafter.  Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, those

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crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Commercial, Multifamily and Mixed Use Loans

The market value of any Commercial, Multifamily or Mixed-Use Mortgaged Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator.  Because a default on a Commercial, Multifamily or Mixed-Use Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced.  With respect to any Multifamily Mortgaged Property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

Leases and Rents

Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans are secured by an assignment of leases (each , a “lease“) and rents of one or more lessees (each, a “lessee“), either through a separate document of assignment or as incorporated in the mortgage.  Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment

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was absolute or one granted as security for the loan.  Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan.  In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents.  Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents.  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession.  Such risks include liability for environmental clean-up costs and other risks inherent to property ownership.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA“), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Material Federal Income Tax Considerations

General

The following discussion represents the opinion of [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP] as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  These opinions assume compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued.  This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, investors that do not buy in the original offering and foreign investors) may be subject to special rules.  Where appropriate, additional consequences will be discussed in the prospectus supplement relating to a particular series. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuing entity) should be aware that under applicable Treasury regulations, a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed it this prospectus.

In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable.  See “State and Other Tax Considerations.”  The depositor recommends that securityholders consult their own tax advisors

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concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

The following discussion addresses securities of four general types:

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securities (“REMIC Securities”) representing interests in an issuing entity, or a portion of an issuing entity, that the trustee will elect to have treated as a real estate mortgage investment conduit (“REMIC”) under Sections 860A through 860G (the “REMIC Provisions”) of the Code;

•	securities (“Grantor Trust Securities”) representing interests in a trust fund (a “Grantor Trust Fund”) as to which no election will be made;

•	securities (“Partnership Certificates”) representing equity interests in a trust fund (a “Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes; and

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securities (“Debt Securities”) representing indebtedness of a Partnership Trust Fund or a trust fund which is disregarded as a separate entity from the owner of its equity for federal income tax purposes.

The Prospectus Supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related issuing entity, will identify all “regular interests” and “residual interests” in the REMIC.  For purposes of this tax discussion,

(1)	references to a “securityholder” or a “holder” are to the beneficial owner of a Security,

(2)	references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made and

(3)	to the extent specified in the Prospectus Supplement, references to “mortgage loans” include Contracts.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the “REMIC Regulations”). In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, prepayable securities such as the Notes or Certificates, as applicable.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”).  Any entity other than a REMIC will be considered a Taxable Mortgage Pool if

(1)          substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations (determined by adjusted tax basis) consist of “real estate mortgages,”

(2)          that entity is the borrower under debt obligations with two or more maturities, and

(3)          under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

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Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations.  The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

Classification of REMICs

For each series of REMIC Securities, [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP] (“Federal Tax Counsel”) will deliver an opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related issuing entity (or each applicable portion of the issuing entity) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in the REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents of “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements.  See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC Pool on the Startup Day, is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or is attributable to an advance made to the mortgagor pursuant to the original terms of the obligation and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include whole mortgage loans and, certain certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC.  The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code Section 25(e)(10) can be qualified mortgages.  A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

(1)          in exchange for any qualified mortgage within a three-month period from the Startup Day; or

(2)          in exchange for a “defective obligation” within a two-year period from the Startup Day.

A “defective obligation” includes:

(1)          a mortgage in default or as to which default is reasonably foreseeable;

(2)          a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

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(3)          a mortgage that was fraudulently procured by the borrower; and

(4)          a mortgage that was not in fact principally secured by real property (but only if the sponsor had a reasonable belief the mortgage loan was principally secured by real estate at the time the mortgage was acquired by the REMIC and the mortgage is disposed of within 90 days of discovery of this defect).

A mortgage loan that is “defective” as described in clause (4) above that is not sold or, if within two years of the Startup Day, sold or exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies.  The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer reasonably required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless an extension of up to three additional years is granted by the Secretary of the Treasury.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

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A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

•	A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, except as disclosed in the Prospectus Supplement, in the opinion of Federal Tax Counsel, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

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If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued.  Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the issuing entity’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the issuing entity’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

The REMIC Securities will be treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated.  Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code.  In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code.  Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs (“Tiered REMICs”) for federal income tax purposes.  Upon the issuance of any of these series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective interests issued by each Tiered REMIC will be considered to evidence ownership of regular interests or residual interests in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

(1)          General

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Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC’s assets.  Interest, original issue discount, and market discount (other than de minimis original issue discount market discount the holder does not elect to include currently) on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments (other than payments treated as payments of accrued market discount not previously included in income) on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto.  Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations.  See “—Variable Rate Regular Securities” below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations.  A qualified floating rate, as defined above for purposes of the REMIC Regulations (a “REMIC qualified floating rate”), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a “current rate” as defined in the OID Regulations.  In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes.  A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations.  Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a “funds available cap” as that term is defined in the REMIC Regulations.  Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)          Original Issue Discount

Accrual Securities will be, and other classes of Regular Securities may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income.  The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to, and in some instances provide that they are not applicable to, securities, such as the Regular Securities.  To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of an expected substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

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In limited circumstances multiple Regular Securities can be aggregated and treated as a single debt instrument for purposes of applying the original issue discount rules.  Otherwise each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder’s income.  The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date.  The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security.  Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the terms of the debt instrument otherwise make the likelihood of late payment (beyond a grace period) or non-payment sufficiently remote.  Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the Prospectus Supplement, although there is no guidance directly addressing the issue, because the underlying mortgage loans provide for remedies in the event of default it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest.  Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities.  Likewise, although there is no guidance directly addressing the issue, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security.  For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security.  The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities.  The Prepayment Assumption for a series of Regular Securities will be set forth in the Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset.  Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method.  See “–Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security

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accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition.  The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period.  For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security.  The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  The original issue discount accruing in a full accrual period would be the excess, if any, of:

(1)          the sum of:

(a)          the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

(b)          the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over

(2)          the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

(1)          the yield to maturity of the Regular Security at the issue date; and

(2)          the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

If a purchaser of a Regular Security acquires the Regular Security at a price (excluding any portion of the price attributable to accrued qualified stated interest) less than its stated redemption price at maturity and greater than its adjusted issue price and if that Regular Security is treated as having been issued with original issue discount, the purchaser will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced, pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

(3)          Variable Rate Regular Securities

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Regular Securities may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1),  and (3) the interest compounds or is payable at least annually at current values of

(a)          one or more “qualified floating rates,”

(b)          a single fixed rate and one or more qualified floating rates,

(c)          a single “objective rate,” or

(d)          single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds.  A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.  That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party.  However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security’s term.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.  A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities.  However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income.  Investors are encouraged to consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under “—Original Issue Discount,” with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate).  However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.  Unless required otherwise by applicable final regulations, although there is no guidance directly addressing the issue, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate.

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(4)          Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security.  The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year.  Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.  A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under “—Original Issue Discount” above) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.  Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities.  Prospective investors in Regular Securities are encouraged to consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(5)          Amortizable Premium

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A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Securityholder holds that Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security.  The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “Market Discount” are available.  The use of an assumption that there will be no prepayments may be required.  Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(6)          Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to this election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter.  Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service.  Investors are encouraged to consult their own tax advisors regarding the advisability of making this election.

(7)          Treatment of Losses

Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible.  Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be

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allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless.  Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans.  The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the issuing entity have been liquidated or the applicable Class of Regular Securities has been otherwise retired.  The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

Regular Securityholders are encouraged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities.  While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.  Special loss rules may be applicable to banks and thrift institutions.  These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(8)           Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security.  The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year).  That gain will be treated as ordinary income

(1)          if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

(2)          in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

(3)          to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the “110% yield rule”).

In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years.  Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

Taxation of Owners of Residual Securities

(1)          Taxation of REMIC Income

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Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

(1)          the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

(2)          all bad loans will be deductible as business bad debts; and

(3)          the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities or as a result of a Certificateholder, particularly an interest only Regular Security, not recovering its adjusted issue price.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.   The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities.  When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return.

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A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

(1)          it may not be offset by current or net operating loss deductions;

(2)          it will be considered unrelated business taxable income to tax-exempt entities; and

(3)          it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See “—Limitations on Offset or Exemption of REMIC Income” below.  In addition, a Residual Holder’s taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles.  Investors are encouraged to consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)          Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool, but is not available to a subsequent Residual Holder.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool.  However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC’s taxable income, the excess will constitute a return of capital to the extent of the holder’s basis in its Residual Security.  A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero).  If a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets.  The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders are encouraged to consult their own tax advisors in this regard.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)          Treatment of Certain Items of REMIC Income and Expense

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Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.   Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Amortizable Premium.”

Market Discount.   The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool.  The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income as principal on the mortgage loans is paid.  Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium.   Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985.  Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans.  The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)          Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period.  For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the

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Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise).  See “—Taxation of Certain Foreign Investors—Residual Securities” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be “significant,” then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations.  This authority has not been exercised to date.

(5)          Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations.  If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer.  That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a Disqualified Organization.

“Disqualified Organization” means the United States, any state (including the District of Columbia) or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

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In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder’s social security number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and any organization treated as a cooperative under Code Section 1381.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(e) of the Code.  The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.   The REMIC Regulations disregard transfers of Residual Securities under certain circumstances, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax.  A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the

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transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses.  For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

The asset test is satisfied if

1.
at the time of the transfer of the Residual Security, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

2.
the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or a cooperative corporation to which subchapter T of Chapter 1 of subtitle A of the Code applies (an “Eligible Corporation”), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

3.	the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test.  Further, the formula test will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule applies to a transferee who is not a “U.S. Person” (as defined below), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the calendar taxable year following the calendar year of accrual.   A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption.  If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

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The Prospectus Supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).  In addition, a REMIC Residual Interest held by an entity treated as a partnership for federal tax purposes may be treated as held by its equity owners.

(6)          Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of the Residual Holder in the Residual Security at the time of the sale or exchange.

Further, as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”, if a Residual Security’s basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC’s income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.  If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a loss at that time in an amount equal to the remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)          Mark to Market Regulations

Treasury regulations provide that a Residual Security is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

(8)          Inducement Fees

Regulations have been adopted regarding the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Certificates are encouraged to consult their tax advisors regarding the effect of these regulations and the tax consequences of receiving any inducement fee.

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Taxes That May Be Imposed on the REMIC Pool

(1)          Prohibited Transactions

Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include:

(1)          the disposition of a qualified mortgages other than for:

(a)          substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

(b)          foreclosure, default, or imminent default of a qualified mortgage;

(c)          bankruptcy or insolvency of the REMIC Pool; or

(d)          a qualified (complete) liquidation;

(2)          the receipt of income from assets that are not qualified mortgages or investments that the REMIC Pool is permitted to hold;

(3)          the receipt of compensation for services; or

(4)          the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on such qualified mortgages or to facilitate a clean-up call of a class of REMIC regular interest to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition for this purpose if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)          Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool

(1)          during the three months following the Startup Day,

(2)          made to a qualified reserve fund by a Residual Holder,

(3)          in the nature of a guarantee,

(4)          made to facilitate a qualified liquidation or clean-up call, and

(5)          as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day that do not qualify for an exception from the 100% penalty tax.

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(3)          Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or by deed in lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year after the year in which the REMIC Pool acquired that property, unless an extension of up to three additional years is granted.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than income that would be qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)          Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)          Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding.  The holder of a Residual Security holding the largest percentage interest in the Residual Securities will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC Pool. By acceptance of such Residual Security, the “tax matters person” will consent to the appointment of the Master Servicer, the Trustee or other party, as specified in the related prospectus supplement, as an agent to act on his behalf, unless the Code or applicable Treasury regulations do not permit the agent to act on behalf of the Residual Holder.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool’s tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)          Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor’s adjusted gross income.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.  In addition, Code Section 68, provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess of adjusted gross income in excess of a specified threshold amount (which is adjusted annually for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC.  Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions.  In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may

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cause those investors to be subject to significant additional tax liability.  Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election.  For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above.  The Prospectus Supplement will indicate if all those expenses will not be allocable to the Residual Securities.

Taxation of Certain Foreign Investors

(1)          Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person.  Each Regular Securityholder is encouraged to consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates.  Investors who are Non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.  The term “Non-U.S. Person” means any person who is not a U.S. Person.

(2)          Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “Regular Securities” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the issuing entity or segregated pool of assets in the issuing entity (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163 (f) (1).  Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively

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connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates.  See “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of transfers having “tax avoidance potential.”  Investors who are Non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)          Backup Withholding

Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status.  Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder’s federal income tax liability.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to provide information but that does not do so in a proper manner.

Grantor Trust Funds

Characterization.  For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code and not as an association taxable as a corporation.  In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as “Grantor Trust Securityholders”) will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund’s assets as described below..

Taxation of Grantor Trust Securityholders.  Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates,” each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund.  Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund.  Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund.  Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax.  In addition, Section 68 of the Code, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year.  In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

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The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund’s assets.  In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or the market discount rules.  See the discussion below under “—Stripped Certificates”.  Except as discussed below under “Stripped Certificates” or “—Subordinated Certificates,” this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate.  To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium.  See “—Market Discount” and “—Premium,” below.

The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount.  Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under “Stripped Certificates” or “Subordinated Certificates”).  For the rules governing original issue discount, see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

Market Discount.  A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund’s assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a “market discount”.  For a discussion of the market discount rules under the Code, see “REMICs—Taxation of Owners of Regular Securities—Market Discount” above.  As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

Premium.  To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with “amortizable bond premium” equal in amount to the excess.  For a discussion of the rules applicable to amortizable bond premium, see “REMICs—Taxation of Owners of Regular Securities—Premium” above.

Status of the Grantor Trust Securities.  Except for that portion of a Grantor Trust Fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

•
“domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . .  secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), to the extent assets of the Trust consist of mortgage loans and other assets of the type described in that section of the Code.

•
real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be

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 considered “interest on obligations secured by mortgages on real property” to that extent within the meaning of Code Section 856(c)(3)(B).

•
REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

It is not clear whether Grantor Trust Certificates that are Stripped Certificates (as described below under “Stripped Certificates”) should be treated as qualifying under the Code provisions cited in the first two bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate.  Grantor Trust Securityholders are encouraged to consult their own tax advisors concerning the characterization of the securityholder’s investment for federal income tax purposes.

Stripped Certificates.  Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates.” In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments.  Generally, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount”), the difference between the holder’s initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right.  However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a “stripped coupon”) as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped from the mortgage assets.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

•	if any servicing compensation is deemed to exceed a reasonable amount;

•	if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

•	if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund’s assets; or

•	if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear.  However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.  Holders may be obligated to perform such calculation based on the day they acquire their Trust Certificates rather than based on when the Grantor Trust Fund acquires the Stripped Certificates.  Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income.  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.  For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped

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Certificate whether or not denominated as interest.  The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain.  The Code, read literally, could require that OID computations be made for each payment from each mortgage loan.  However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan’s stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate.  The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments.  There is no guidance as to whether a Stripped Coupon Certificate or a Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision.  In addition, the manner in which to take prepayments into account is uncertain.  It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis.  In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations).  This change could affect the character of any loss.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Election to Treat All Interest as Original Issue Discount.  The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method.  If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward.  See “—Market Discount” above.  Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward.  See “—Premium” above.  The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

Prepayments. The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

Sale or Exchange of a Grantor Trust Security.  Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner’s adjusted basis in the Grantor Trust Security.  The adjusted basis generally will equal the seller’s cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller’s gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller.  The gain or loss will, except as discussed below, be capital gain or

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loss to an owner for which the assets of the Grantor Trust Fund  represented by a Grantor Trust Security are “capital assets” within the meaning of Section 1221.  A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller’s interest in accrued market discount on Grantor Trust Fund assets not previously taken into income.  See “—Market Discount,” above.  Further, Grantor Trust Securities will be “evidences of indebtedness” within the meaning of Section 582(c)(1) to the extent the assets of the grantor trust would be so treated.  Accordingly, gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

Foreign Investors in Grantor Trust Securities.  A holder of a Grantor Trust Security who is not a “U.S. person” (as defined above at “REMICs—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person.  Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty).  Foreign investors in Grantor Trust Securities issued by a Grantor Trust Fund, the assets of which are mortgage loans, may be subject to negative tax consequences if the related real property is foreclosed upon while held by the Grantor Trust Fund. All holders of Grantor Trust Securities are encouraged to consult their tax advisors regarding the tax consequences of investing in Grantor Trust Securities and the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at “REMICs—Taxation of Certain Foreign Investors—Regular Securities”) generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In this regard, real estate acquired by a Grantor Trust as a result of foreclosure or in lieu of foreclosure could cause a foreign holder to have “effectively connected income” or a U.S. tax filing obligation even in the absence of such income.  In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a “backup” withholding tax if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder’s federal income tax.  Furthermore, penalties may be imposed by the

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IRS on a recipient of payments that is required to provide information but that does not do so in a proper manner.

Grantor Trust Reporting.  The master servicer or trustee, or its designated agent, will be responsible for income tax reporting in respect of each grantor trust.  The master servicer or trustee, or its designated agent, will furnish or make available, within a reasonable time after the end of each calendar year, to each securityholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable securityholders to make the information available to owners or other financial intermediaries of securityholders that hold the certificates as nominees, and will furnish comparable information to the IRS as and when required by law to do so.  There is no assurance the IRS will agree with the master servicer or trustee’s information reports.

On January 24, 2006, the Treasury published final regulations, which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

The master servicer or trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations. The master servicer or trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Partnership Trust Funds and Disregarded Entities

Classification of Issuing Entities

For each series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the issuing entity will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the parties to the related Agreement and related documents will comply with the terms of those documents.

Taxation of Debt Securityholders

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes.  No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes.  The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in a Partnership Trust Fund.  If so treated, the Partnership Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity.  Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Partnership Trust Fund were not treated as a publicly traded partnership taxable as a corporation.  For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of the Partnership Trust Fund’s expenses, and income from the Partnership Trust Fund’s assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners’ method of tax accounting.

Except for the treatment of the allocation of Realized Losses, Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities.  See “—REMICs—Taxation of Owners of Regular Securities” and “—Sale or Exchange of Regular Securities.”

Allocations of Realized Losses.

The manner in which losses are claimed on the Notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the Notes for federal tax purposes.  Whether the Notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the Notes are considered issued by a corporation.  If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Partnership Trust Fund, then the issuing entity will be a disregarded entity as separate from its equity owner and if such equity owner is a corporation, the Notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects  both timing and character of loss for corporate taxpayers, and character

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and possibly timing for other taxpayers).  If the Notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g., if some Certificateholders are natural persons or partnerships and some are corporations, losses on the Notes would be governed in part by Code Section 166 and in part by Code Section 165).  If the Notes are considered issued by a partnership then they would be governed by the rules under Code Section 166 the same as a REMIC.  Investors are encouraged to consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property “within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” or “Government securities” within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute “Government securities” within the meaning of Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute “qualified mortgages” with in the meaning of Section 860G(a)(3) of the Code for REMICs.

Taxation of Owners of Partnership Certificates

(1)          Treatment as a Partnership Trust Fund

The correct characterization of an issuing entity that has issued debt and is not otherwise taxed as a corporation is uncertain.  If the issuing entity has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the Noteholders) the issuing entity could qualify as a grantor trust with an interest expense.  As a consequence, each Certificateholder would be treated as owning a pro rata share of the issuing entity’s assets, earning income thereon and incurring the expenses of the issuing entity (including the interest expense on the Notes).  See “Grantor Trusts.”  If an issuing entity that issues Notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the Prospectus Supplement.  In addition, it is possible that an issuing entity that issued Notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply).  Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust.  However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include an issuing entity.  If an issuing entity that is treated as a partnership has made an election under Section 761 to be excluded from the main partnership provisions of the Code this will be disclosed in the Prospectus Supplement along with a description of the consequences of making such an election.  If there is only one Certificateholder in an issuing entity that represents all of the equity of the issuing entity for federal income tax purposes, the separate existence of the issuing entity is disregarded, and the Certificateholder is treated as the owner of all of the assets of the issuing entity and as the issuer of the Notes of the issuing entity for federal income tax purposes.  For all other Issuing entities that issue Notes, the Partnership Trust Fund will agree, and the related owners of Partnership Certificates (“Partnership Certificate Owners”) will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity.  However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

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A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable Prospectus Supplement.

(2)          Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax.  Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution.  The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its Certificateholders.  Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes.  The Partnership Trust Fund’s income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents).  To the extent that there is more than one class of equity (or potentially more than one class of equity) the Prospectus Supplement will describe the manner in which income from the assets of the issuing entity will be allocated.

Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax. In addition, after 2010, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will

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generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant.  If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)          Discount and Premium

The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase.  If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be.  See “REMICs—Taxation of Owners of Regular Securities—Acquisition Premium” and “— Market Discount” above.  As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis.  Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount).  See “REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” above.

If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)          Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period.  If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund.  The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund.  The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)          Disposition of Partnership Certificates

Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold.  Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner’s holding period exceeded one year.  A Partnership Certificate Owner’s tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate.  In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner’s share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund.  A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for

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purposes of computing gain or loss on a sale of that Partnership Certificate.  A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a “by lot” identification is not permitted.

If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)          Allocations Between Transferors and Transferees

In general, the Partnership Trust Fund’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period.  As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a Due Period convention may not be permitted by existing Treasury regulations.  If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners.  The Partnership Trust Fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

(7)          Section 731 Distributions

In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner’s interest in the Partnership Certificate.  To the extent that the amount of money distributed exceeds that Partnership Certificate Owner’s adjusted basis, gain will be currently recognized.  In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner’s interest.  Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

(8)          Section 754 Election

In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had.  The tax basis of the Partnership Trust Fund’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Code or unless the trust were to file an election under Section 754 of the Code. Because the trust will most likely qualify as a “securitization partnership” within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates, if the certificates have a fixed principal (or similar) amount.  With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code.  As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)          Administrative Matters

The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund.  Except as disclosed in the Prospectus Supplement, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership

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Trust Fund and will report each Partnership Certificate Owner’s allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1.  The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates.  Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

•	the name, address and identification number of such person,

•	whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

•	particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund.  The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions.  Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund.  An adjustment could also result in an audit of a Partnership Certificate Owner’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code.  Unless otherwise specified in the applicable Prospectus Supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

(10)        Taxation of Certain Foreign Partnership Certificate Owners

As used below, the term “Non-United States Owner” means a Partnership Certificate Owner that is not a U.S. Person, as defined under “REMICs—Taxation of Owners of Residual Securities—Tax Related Restrictions on Transfer of Residual Securities—Foreign Investors,” above.

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-

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United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus.  Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold.  If the Partnership Trust Fund will protectively withhold, such withholding will be disclosed in the related Prospectus Supplement. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 35% for all other Non-United States Owners.  If the income is determined to be effectively connected to a U.S. trade or business, certain corporate Non-United States Owners could be subject to an additional 30% “branch profits tax” at a rate of 30% (or lower rate under an applicable tax treaty).

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate (as applicable) income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax.  Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner’s allocable share of interest from the Partnership Trust Fund constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code.  If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty.  In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.  In any event, in order to request any refund of taxes withheld by the Partnership Trust Fund, a Non-United States Investor must file a U.S. individual or corporate (as applicable) income tax return.

(11)        Backup Withholding

Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a “backup” withholding tax if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status.  Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to provide information but that does not do so in a proper manner.

(12)        Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case in imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, and include, but are not limited to, transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

(13)        Exchangeable Certificates

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The tax consequences of holding or selling Exchangeable Certificates will be discussed in the related Prospectus Supplement.

Consequences for Particular Investors

The federal tax discussions above may not be applicable depending on a securityholder’s particular tax situation.  The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus.  State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the Notes and Certificates, as applicable, offered under this prospectus and the Prospectus Supplement.  In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

ERISA Considerations

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Securities.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies.  The depositor, underwriter, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of Securities by or on behalf of

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such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets

In 29 C.F.R §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the Assets of the issuing entity and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the issuing entity and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Prohibited Transaction Class Exemption 83-1

The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of Certificates which are “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate” is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.  PTCE 83-1 requires that:  (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the issuing entity, together with all funds inuring to its benefit for administering the issuing entity, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.  In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the depositor, the insurer, the master servicer or other servicer or the trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.  In the case of any Plan with respect to which the depositor, the master servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm’s-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the depositor, the

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trustee, the master servicer and the insurer.  Before purchasing Certificates, a fiduciary of a Plan should confirm that the issuing entity is a “mortgage pool,” that the Certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Underwriter Exemption

The DOL has granted to Deutsche Bank Securities Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”), Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) and Prohibited Transaction Exemption 2002-41 (“PTE 2002-41”) (collectively, the “Exemption”) which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.  The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied.  These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include:  multi-family, commercial, mixed-use residential and commercial properties and previously issued securities eligible under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption

The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.  First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Assets held by the issuing entity must be fully secured.  (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as “loans.”).  Third, unless the Certificates are backed by fully-secured loans, they may not be subordinated.  Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc. or Fitch, Inc. (each, a “Rating Agency”).  Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the “Restricted Group” other than any underwriter as defined in the Exemption.  The “Restricted Group” consists of any (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest rate swap” (as described below) held as an Asset of the issuing entity and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the issuing entity as of the date of initial issuance of the Certificates.  Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related issuing entity must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person’s services under the Agreement and reimbursement of such person’s reasonable expenses in connection therewith.  Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.  Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.  If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

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Types of Issuing Entities

The Exemption permits the issuer to be an owner-trust or a grantor trust.  Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Coverage of Certificates Not Exemption Eligible

In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets

The Amendment permits an interest-rate swap agreement and a yield supplement agreement to be Assets of an issuing entity which issues Certificates acquired by Plans in an initial offering or in the secondary market.  An interest-rate swap (or if purchased by or on behalf of the issuing entity) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted issuing entity Asset if it:  (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the issuing entity to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:  (a) is denominated in U.S. dollars; (b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either:  (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”) (see below), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) (see below) or (c) has total assets

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(both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement:  (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year).  In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the issuing entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the issuing entity (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the issuing entity if it meets the following conditions:  (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the issuing entity and an eligible counterparty and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts

If Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the issuing entity within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date.  Exemptive relief is available provided that the following conditions are met.  First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).  Second, all loans transferred after the closing date (referred to here as “additional loans”) must meet the same terms and conditions for eligibility as the original loans used to create the issuing entity, which terms and conditions have been approved by the Rating Agency.  Third, the transfer of such additional loans to the issuing entity during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the issuing entity.  Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the loans in the issuing entity at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the issuing entity on the closing date.  Fifth, either: (i) the characteristics of the additional loans must be monitored by an

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insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum (“Offering Documents”) and/or the Agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.  Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.  Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency (“Acceptable Investments”).  Eighth, certain disclosure requirements must be met.

Revolving Pool Features

The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used).  Accordingly, Certificates issued by issuing entities which feature revolving pools of Assets will not be eligible for a purchase by Plans.  However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions.  See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans.  However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan.  For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.  Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the issuing entity provided that:  (i) the Plan is not an Excluded Plan, (ii) each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the Assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations is applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans.  However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the

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secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan.  There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Amendment to the Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s Assets.  The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the issuing entity.  However, with respect to the acquisition, holding or transfer of Notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes.  The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.  These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES.  BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS IS ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 (“Similar Law”).  A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Legal Investment

The Prospectus Supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, an issuing entity consisting of loans secured by first liens on real property and originated

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by particular types of originators specified in SMMEA, will be “mortgage related securities” for purposes of SMMEA.

Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities.  Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with general standards concerning “safety and soundness” and retention of credit information in 12 C.F.R. §1.5), some “Type IV securities,” defined in 12 C.F.R. §1.2(l) to include some “residential mortgage related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA.  The National Credit Union Administration (“NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities” under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the “investment pilot program” described in 12 C.F.R. §703.140.  Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the “OTS”) should consider the OTS’ Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” before investing in any of the Offered Notes or Offered Certificates, as applicable.

All depository institutions considering an investment in the Certificates should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council (“FFIEC”), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

If specified in the Prospectus Supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute “mortgage related securities” under SMMEA.  The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before

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purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not “interest bearing” or “income paying,” and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as “mortgage related securities,” no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Methods of Distribution

The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series.  The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If specified in the Prospectus Supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. (“DBS”) acting as underwriter with other underwriters, if any, named in the underwriting agreement.  In that event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions.  The Prospectus Supplement will describe any compensation paid by the depositor.

As to any offering of securities, in additions to the method of distribution as described in the Prospectus Supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the Prospectus Supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase.  If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date.  The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the Prospectus Supplement.  To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price.  The Prospectus Supplement for any series offered other than

117

through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable.  DBS performs management services for the depositor.

The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors.  Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable Securityholders are encouraged to consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus.  Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Additional Information

The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable (the “Registration Statement”).  This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission.  The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549, and at Regional Offices in the following locations:

Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

New York Regional Office, 3 World Financial Center, Room 4300, New York, New York 10281.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, D.C. 20549, at prescribed rates.

The Commission also maintains a site on the world wide web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission’s web site.  The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae’s prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

118

Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the depositor’s website referenced above as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge.  See “Description of the Agreements – Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Incorporation of Certain Documents by Reference

All documents subsequently filed by or on behalf of the issuing entity referred to in the Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that issuing entity will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the Prospectus Supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the Prospectus Supplement.

The Trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates).  Requests for information should be directed to the corporate trust office of the Trustee specified in the Prospectus Supplement.

Legal Matters

Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, NY] [Washington, D.C.].

Financial Information

A new issuing entity will be formed for each series of Notes or Certificates, as applicable, and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable.  Accordingly, financial statements for an issuing entity will generally not be included in this prospectus or in the Prospectus Supplement.

Rating

119

As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans.  These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated.  As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

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Index of Defined Terms

1986 Act

1997 Act	90

1998 Policy Statement	118

Accrual Period	136

Accrual Securities	18

Accrued Security Interest	24

Adjustable Rate Assets	27

Agreement	3

ARM Loans	39

Asset Conservation Act	6

Asset Group	77

Asset Seller	25

Available Distribution Amount	3

Balloon Payment Assets	25

Bankruptcy Code	4

Beneficial Owner	74

Bi-weekly Assets	33

Book-Entry Securities	4

Buy Down Assets	25

Buydown Mortgage Loans	3

Buydown Period	21

Capitalized Interest Account	21

Cash Flow Agreement	16

CERCLA	17

Certificates	75

Charter Act	24

Code	12

Collection Account	84

Commission	43

Convertible Assets	69

Cooperative	4

Cooperative Corporation	68

Cooperative Loans	35

Cooperatives	68

Covered Trust	5

CPR	63

Crime Control Act	20

Cut-off Date	80

Definitive Securities	6

Determination Date	25

Distribution Date	25

DTC	18

ERISA	33

Euroclear	127

Euroclear Operator	33

European Depositaries	35

Exchange Act	36

Fannie Mae	34

FDIC	108

FHA	43

Freddie Mac	5

Freddie Mac Act	3

Freddie Mac Certificate Group	13

Garn-St. Germain Act	13

GEM Assets	77

Ginnie Mae	4

GPM Assets	3

Grantor Trust Fund Stripped Bond	4

Grantor Trust Fund Stripped Coupon	117

Housing Act	5

HUD	11

Increasing Payment Asset	52

Increasing Payment Assets	4

Indirect Participants	3

Insurance Proceeds	34

Interest Rate	26

Interest Reduction Assets	27

Level Payment Assets	5

Liquidation Proceeds	3

Lock-out Date	26

Mortgaged Properties	7

Mortgages	5

Nonrecoverable Advance	5

Notes	30

Offered Securities	24

OID Regulations	25

Participants	85

Partnership Certificate Owners	34

PCBs	121

Permitted Investments	75

Pre-Funded Amount	44

Pre-Funding Account	16

Pre-Funding Period	16

Prepayments Premium	16

Purchase Price	7

RCRA	41

Record Date	76

Regular Securities	25

Regular Securityholder	86

Relief Act	89

REMIC Regulations	80

REMIC Securities	85

REO Property	39

Residual Holders	31

Residual Securities	97

Retained Interest	86

RICO	8

Rules	80

Securities	36

Security Balance	24

Senior Securities	27

Servicemen’s Readjustment Act	24

Servicing Standard	16

Shortfall Amount	47

Single Family Property	117

SPA	5

Special servicer	20

Step-up Rate Assets	56

Strip Securities	4

Stripped Agency Securities	14

Subordinate Securities	24

Subsequent Assets	16

Superliens	75

Taxable Mortgage Pools	86

Terms and Conditions	35

Tiered REMICs	89

Title V	79

Title VIII	79

UCC	34

UST	76

Value	6

Warranting Party	42

Yield Considerations	27

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement dated [_________ __, _____ Prospectus dated ________ __, 2010

$[__________] (Approximate)

ACE SECURITIES CORP. Home Equity Loan Trust, Series [_______]

Asset Backed Pass-Through Certificates

Home Equity Loan Trust [________]
Issuing Entity

[DB Structured Products, Inc.]
Sponsor

Ace Securities Corp.
Depositor

[_________________________]
Servicer

[_________________________]
Master Servicer

You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.

The Offered Certificates hereby represent an interest solely in the Issuing Entity and do not evidence interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

Offered Certificates
The Issuing Entity created for the Series [______] certificates will hold a pool of [first and second lien] [fixed-rate] [and adjustable-rate] mortgage loans secured by [commercial properties,] [multifamily properties,] [mixed-use residential and commercial properties or unimproved land] [and home improvement contracts]. The Issuing Entity will issue [________] classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances or notional amounts and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of excess interest, [overcollateralization], subordination and an [interest rate swap agreement].

Class	Initial Certificate Principal Balance or Notional Amount(1)	Pass-Through Rate	Scheduled Final Maturity Date
[___]	$[__________]	[One-Month LIBOR + [___]%(2)(3) ]	[_________, 20__]
[___]	$[__________]	[One-Month LIBOR + [___]%(2)(3) ]	[_________, 20__]
[___]	$[__________]	[One-Month LIBOR + [___]%(2)(3) ]	[_________, 20__]
[___]	$[__________]	[One-Month LIBOR + [___]%(2)(3) ]	[_________, 20__]
______________________
(1) Approximate.
(2) The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in this prospectus supplement under “Summary of Prospectus Supplement.”
(3) After the optional termination date, the margins applicable to the Class [___] Certificates and the Class [___] Certificates will increase by [ ]% and the margins applicable to the Class [___] Certificates and the Class [___] Certificates will increase by the lesser of (i) the product of the applicable margin and [  ]% and (ii) [  ]%.

The certificates offered by this prospectus supplement will be purchased by [Deutsche Bank Securities Inc.] from the Depositor, and are being offered by [Deutsche Bank Securities Inc.] from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately [___]% of their initial Certificate Principal Balance before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Offered Certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[Deutsche Bank Securities]

The date of this prospectus supplement is [          ], 2010

Important notice about information in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

Ace Securities Corp.’s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT	S-1
Issuing Entity	S-1
The Mortgage Loans	S-1
Removal and Substitution of a Mortgage Loan	S-3
The Certificates	S-3
Credit Enhancement	S-4
P&I Advances	S-7
Fees and Expenses	S-7
Optional Termination	S-7
Final Scheduled Maturity Dates	S-7
Expected Final Distribution Dates	S-7
Material Federal Income Tax Considerations	S-7
Ratings	S-8
Legal Investment	S-8
Considerations for Benefit Plan Investors	S-8
RISK FACTORS	S-9

i

USE OF PROCEEDS	S-24
THE MORTGAGE POOL	S-25
General	S-25
Mortgage Loan Delinquencies and Losses	S-27
Mortgage Loan Characteristics	S-27
Group I Mortgage Loan Characteristics	S-35
Group II Mortgage Loan Characteristics	S-41
The Indices	S-48
Underwriting Standards	S-49
[Name of Originator]	S-49
[Originator Name]	S-49
Additional Information Concerning the Mortgage Loans	S-49
[Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account]	S-49
[Interest Coverage Account]	S-50
YIELD ON THE CERTIFICATES	S-50
Certain Shortfalls in Collections of Interest	S-50
General Prepayment Considerations	S-51
Special Yield Considerations	S-52
Weighted Average Lives	S-53
Yield Sensitivity of the Mezzanine Certificates	S-60
Derivative Instruments	S-61
[The Interest Rate Swap Agreement and the Swap Provider]	S-61
DESCRIPTION OF THE CERTIFICATES	S-67
General	S-67
Book-Entry Certificates	S-68
Exchangeable Certificates	S-71
Pass-Through Rates	S-73
Glossary	S-74
Permitted Investments	S-83
Interest Distributions on the Offered Certificates and the Class B Certificates	S-85
Calculation of One-Month LIBOR	S-86
Principal Distributions on the Offered Certificates and the Class B Certificates	S-87
Distributions with Respect to Exchangeable Certificates	S-89
Table of Fees and Expenses	S-90
Credit Enhancement	S-90
Overcollateralization Provisions	S-91
Allocation of Extra Principal Distribution Amount	S-94
Allocation of Losses; Subordination	S-95
P&I Advances	S-96
Reports to Certificateholders	S-97
THE ORIGINATORS	S-97
General	S-97
STATIC POOL INFORMATION	S-98

ii

ISSUING ENTITY	S-98
THE SPONSOR	S-99
THE SERVICER	S-100
General	S-100
[Servicer Name]	S-100
Servicing and Other Compensation and Payment of Expenses	S-104
THE MASTER SERVICER	S-105
[General]	S-105
Master Servicing and Other Compensation and Payment of Expenses	S-105
Transfer of Master Servicing	S-105
THE TRUSTEE	S-106
THE SECURITIES ADMINISTRATOR	S-107
THE CUSTODIANS	S-107
[THE CREDIT RISK MANAGER]	S-108
POOLING AND SERVICING AGREEMENT	S-108
General	S-108
Assignment of the Mortgage Loans	S-108
Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account	S-110
Certain Matters Regarding [____] as Servicer	S-111
Events of Default	S-111
Voting Rights	S-111
Termination	S-112
Optional Purchase of Defaulted Mortgage Loans	S-114
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	S-114
METHOD OF DISTRIBUTION	S-118
SECONDARY MARKET	S-119
LEGAL MATTERS	S-119
RATINGS	S-119
LEGAL PROCEEDINGS	S-120
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-120
LEGAL INVESTMENT	S-120
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS	S-121
ANNEX I	AX-1
Initial Settlement	AX-1
Secondary Market Trading	AX-1
Certain U.S. Federal Income Tax Documentation Requirements	AX-3

iii

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a brief description of the important features of the certificates offered by this prospectus supplement and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Issuing Entity	Home Equity Loan Trust [______]

Title of Series	ACE Securities Corp. Home Equity Loan Trust, Series [______] Asset Backed Pass-Through Certificates.

Cut-off Date	[___________].

Closing Date	On or about [____________].

Depositor	Ace Securities Corp., a Delaware corporation. See “The Depositor” in the prospectus.

Originators
[_________________________], with respect to approximately [__]% of the [mortgage loans][contracts] by aggregate principal balance as of the Cut-off Date. The remainder of the [mortgage loans][contracts] were originated by various originators, none of which have originated more than 10% of the [mortgage loans][contracts].  See “The Originators” in this prospectus supplement.

Sponsor	[DB Structured Products, Inc., a Delaware corporation]. See “The Sponsor” in this prospectus supplement and in the prospectus.

Master Servicer	[________________________]. See “The Master Servicer” in this prospectus supplement.

Servicer	[________________________]. See “The Servicer” in this prospectus supplement.

Trustee	[________________________], will be the trustee of the trust [and the supplemental interest trust]. See “The Trustee” in this prospectus supplement.

Securities Administrator	[________________________]. See “The Securities Administrator” in this prospectus supplement.

Custodians	[________________________]. See “The Custodians” in this prospectus supplement.

Distribution Dates	Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [__________].

[Credit Risk Manager	[________________________]. See “The Credit Risk Manager” in this prospectus supplement.]

Offered Certificates
Only the certificates listed on the cover of this prospectus supplement are being offered by this prospectus supplement. Each class of Offered Certificates will have the initial certificate principal balance or notional amount and pass-through rate set forth or described in the table appearing on the cover of this prospectus supplement.

S-1

Issuing Entity

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the Cut-off Date among the Depositor, [the Servicer,], the Master Servicer, the Securities Administrator and the Trustee. There are [________] classes of certificates evidencing interests the trust. See “Description of the Certificates” in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust.  In general, distributions of interest and principal, if applicable, on the Offered Certificates will be made only from payments received in connection with the mortgage loans [and the interest rate swap agreement].

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

The trust will contain [___][fixed-rate][adjustable-rate] mortgage loans secured by [commercial properties,] [multifamily properties,] [mixed-use residential and commercial properties or unimproved land] [and home improvement contracts] (the “Mortgage Loans”).

[As described herein, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to the mortgage pool after the closing date.]

[All percentages with respect to the characteristics of the mortgage loans shown in this prospectus supplement include information pertaining to approximately $[____] of subsequent mortgage loans, representing up to [__]% of the mortgage pool, identified and expected to be transferred to the trust within [ninety] days of the closing date.]

[On the closing date, the depositor will deposit in an account, referred to in this prospectus supplement as the pre-funding account, an amount equal to approximately $[____], representing approximately [__]% of the asset pool.  This amount is referred to in this prospectus supplement as the pre-funded amount.  From the closing date up to and including [_____ __, 20__], referred to in this prospectus supplement as the pre-funding period, the depositor may sell and the trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account, subsequent mortgage loans to be included in the trust fund backing all the classes of certificates, provided that such subsequent mortgage loans satisfy the requirements described in “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account” in this prospectus supplement.  The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the pre-funding period.  Any amounts remaining in the pre-funding account after [_____ __, 20__] will be distributed to the classes of certificates on the distribution date immediately following the termination of the pre-funding period.]

[On the closing date, the depositor will deposit in an account to be held by the securities administrator, referred to in this prospectus supplement as the interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after [_____ __, 20__] will be distributed on the next distribution date to the depositor or its designee.]

[For purposes of calculating interest and principal distributions on the Class [__] Certificates and the Class [__] and Class [__] Certificates (collectively, the “Class [__] Certificates”; and together with the Class [__] Certificates, the “Class [__] Certificates”), the Mortgage Loans have been divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.”  The Group I Mortgage Loans consist of [first and second lien fixed-rate and adjustable-rate mortgage loans]. The Group II Mortgage Loans consist of [first and second lien fixed-rate and adjustable-rate mortgage loans].]

[The Class [__] Certificates evidence interests in the Group I Mortgage Loans.  The Class [__] Certificates evidence interests in the Group II Mortgage Loans. The Class [__] Certificates and

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Class [__] Certificates (collectively, the “Mezzanine Certificates”) evidence interests in all of the Mortgage Loans.]

The Group I Mortgage Loans consist of [___] mortgage loans and have an aggregate principal balance of approximately $[_________] as of the Cut-off Date. The Group I Mortgage Loans have original terms to maturity of not greater than approximately [__] years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	[___]% to [___]%.
Weighted average mortgage rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum mortgage rates:	[___]% to [___]%.]
[Weighted average minimum mortgage rate:	[___]%.]
[Range of maximum mortgage rates:	[___]% to [___]%.]
[Weighted average maximum mortgage rate:	[___]%.]
Weighted average remaining term
to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___].
Average principal balance:	$[___].
Range of original combined
loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]

[The Group II Mortgage Loans consist of [____] mortgage loans and have an aggregate principal balance of approximately $[_________] as of the Cut-off Date. The Group II Mortgage Loans have original terms to maturity of not greater than approximately [__] years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	[___]% to [___]%.
Weighted average mortgage rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum mortgage rates:	[___]% to [___]%.]
[Weighted average minimum mortgage rate:	[___]%.]
[Range of maximum mortgage rates:	[___]% to v%.]
[Weighted average maximum mortgage rate:	[___]%.]
Weighted average remaining term
to stated maturity:	[___] months.
Range of principal balances:	$[___] to $[___]
Average principal balance:	$[___].
Range of original combined
loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]
The Mortgage Loans consist of [_____] mortgage loans and in the aggregate have a principal balance of approximately $[_____] as of the Cut-off Date and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:	[___]% to [___]%.
Weighted average mortgage rate:	[___]%.
[Range of gross margins:	[___]% to [___]%.]
[Weighted average gross margin:	[___]%.]
[Range of minimum mortgage rates:	[___]% to [___]%.]
[Weighted average minimum mortgage rate:	[___]%.]
[Range of maximum mortgage rates:	[___]% to [___]%.]
[Weighted average maximum mortgage rate:	[___]%.]
Weighted average remaining term
to stated maturity:	[___] months.
Range of principal balances:	$[___]to $[___]
Average principal balance:	$[___].
Range of original combined
loan-to-value ratios:	[___]% to [___]%.
Weighted average original combined
loan-to value ratio:	[___]%.
[Weighted average next adjustment date:	[________ __].]

The mortgage rate on each adjustable-rate Mortgage Loan will adjust [semi-annually] on each adjustment date to equal the sum of (A)

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[Six-Month LIBOR] (as defined in this prospectus supplement) and (B) the related gross margin, subject to periodic and lifetime limitations, as described under “The Mortgage Pool” in this prospectus supplement. See also “The Mortgage Pool–The Index” in this prospectus supplement.

The first adjustment date on the adjustable-rate Mortgage Loans will occur after an initial period of approximately [six months or two, three or five years] from the date of origination, as more fully described under “The Mortgage Pool” in this prospectus supplement.

For additional information regarding the Mortgage Loans, see “The Mortgage Pool” in this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The Trustee will acknowledge the sale, transfer and assignment of the trust fund [Contracts] to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans.  If the Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

The Certificates

Offered Certificates. The Class [__] Certificates and the [__] Certificates are the only classes of certificates offered by this prospectus supplement and are referred to herein as the “Offered Certificates”. The Offered Certificates will have the characteristics shown in the table on the cover of this prospectus supplement and as described in this prospectus supplement.

The pass-through rate on each class of Offered Certificates is variable and will be calculated for each Distribution Date as described below and under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.  [The pass-through rate on each class of Offered Certificates is a rate per annum based on [one-month LIBOR] plus an applicable spread, subject to a rate cap calculated based on the weighted average mortgage rate of the Mortgage Loans in the related loan group, less the fee rates payable to the Servicer, the Master Servicer and the Credit Risk Manager (collectively, the “Administration Costs”) [and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider or any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event allocable to the related loan group and in the case of the Mezzanine Certificates based on both loan groups, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class A Certificates], and in each case, adjusted for the actual number of days in the interest accrual period. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. Each spread is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement. ]

The Offered Certificates will be sold by the Depositor to [Deutsche Bank Securities Inc.] (the “Underwriter”) on the Closing Date.

The Offered Certificates will be represented initially by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this prospectus supplement) in Europe and will be issued in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. See “Description of the Certificates–Book-Entry Certificates” in this prospectus supplement.

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Class B Certificates.  The Class [__] Certificates and Class [__] Certificates (together, the “Class B Certificates”) are not offered by this prospectus supplement.  The Class [__] Certificates evidence interests in all of the Mortgage Loans. The Class [__] Certificates will have an initial certificate principal balance of approximately $[________]. The Class [__] Certificates will have an initial certificate principal balance of approximately $[_______]. [The pass-through rate applicable to each class of Class [__] Certificates is a rate per annum based on [one-month LIBOR] plus an applicable spread, subject to a rate cap calculated based on the weighted average mortgage rate of the Mortgage Loans, less the Administration Costs [and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class [__] Certificates] and adjusted for the actual number of days in the interest accrual period. The initial spread relating to the Class [__] Certificates is [__]% per annum. The initial spread relating to the Class [__] Certificates is [__]% per annum. The spread applicable to each class of Class [__] Certificates is subject to increase as more fully described under “Description of the Certificates–Pass-Through Rates” in this prospectus supplement.]  The Class [__] Certificates initially evidence an aggregate interest of approximately [__]% in the trust.

Class CE Certificates.  The Class CE Certificates are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $[__________], which is equal to the initial overcollateralization required by the pooling and servicing agreement.  The Class CE Certificates initially evidence an interest of approximately [__]% in the trust.

[Class P Certificates.  The Class P Certificates are not offered by this prospectus supplement.  The Class P Certificates will have an initial certificate principal balance of $[__] and will not be entitled to distributions in respect of interest.  The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.]

Residual Certificates.  The Class R Certificates or Residual Certificates, which are not offered by this prospectus supplement, represent the residual interests in the trust.

[Exchangeable Certificates.  Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the exchangeable REMIC certificates, in combinations referred to in this prospectus supplement as the REMIC combinations. The exchangeable certificates and related REMIC combinations are identified in Annex [___] to this prospectus supplement. In the event that any REMIC combination is exchanged for the related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal and/or interest distributions on each class of exchangeable REMIC certificates in the related REMIC combination. In addition, each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.  See “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement.]

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Offered Certificates and the Class B Certificates consists of excess interest, [overcollateralization], subordination [and an interest rate swap agreement], each as described in this section and under “Description of the Certificates–Credit Enhancement” and [“–Overcollateralization Provisions”] in this prospectus supplement.

Excess Interest.  The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust [and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event)].  Any excess interest from the Mortgage Loans each month will be available

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to absorb realized losses on the Mortgage Loans [and to maintain or restore overcollateralization at required levels].

Subordination. The rights of the holders of the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class [__] Certificates.

In addition, to the extent described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement,

•the rights of the holders of the Class [__], Class [__], Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class [__], Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class [__] and Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates;

•the rights of the holders of the Class CE Certificates will be subordinated to the rights of the holders of the Class [__] Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the Mortgage Loans, as described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

[Overcollateralization. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class [__] Certificates, the Mezzanine Certificates, the Class B Certificates and the Class P Certificates on the Closing Date by approximately $[_________], which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately [__]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. See “Description of the Certificates–Overcollateralization Provisions” in this prospectus supplement.]

[Interest Rate Swap Agreement. The Offered Certificates and the Class B Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by [__________________] (the “Swap Provider”) for each Distribution Date commencing in [___________]and terminating on the Distribution Date in [___________], unless terminated earlier in accordance with the provisions of the Interest Rate Swap Agreement.]

[Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) will be obligated to make a fixed payment (the “Securities Administrator Payment”) to the Swap Provider calculated in accordance with the procedures set forth in the Interest Rate Swap Agreement and as set forth in this prospectus supplement, and (ii) the Swap Provider will be obligated to make a floating payment to the supplemental interest trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the “Swap Provider Payment”) equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the “Swap Notional Amount” set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.]

[On each Distribution Date, the net positive difference between the Securities Administrator Payment and the Swap Provider Payment, if any (a “Net Swap Payment”), will be deposited into a reserve fund and will be available for distribution to the Offered Certificates and Class B Certificates in respect of any interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates and the Class B Certificates as described in this prospectus supplement. If, on any Distribution Date, the Swap Provider Payment with respect to the Offered Certificates and the Class B Certificates exceeds the amount of the interest

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and principal shortfall amounts and any realized losses allocated to the Offered Certificates and the Class B Certificates for such Distribution Date, after making the distributions set forth under “The Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement, any remaining amounts will be distributed to the Class CE Certificates. See “Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

[Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the Securities Administrator is required to make a Swap Termination Payment that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to certificateholders.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

[Amounts payable by the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments which are not payable as a result of the occurrence of a Swap Provider trigger event will be paid to the Swap Provider on each Distribution Date before distributions to certificateholders and will first be deposited to the supplemental interest trust before payment to the Swap Provider.]

[Mandatory Auction of the Mandatory Auction Certificates]

[Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Certificates and Class [__] Certificates, referred to in this prospectus supplement as the mandatory auction certificates, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction certificates will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Certificates-Mandatory Auction” in this prospectus supplement.]

Allocation of Losses. If, on any Distribution Date, there is not sufficient excess interest [or overcollateralization (represented by the Class CE Certificates)] or [Net Swap Payments] to absorb realized losses on the Mortgage Loans as described under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, then realized losses on the Mortgage Loans will be allocated to the Class [__], Class [__], Class [__] and Class [__] Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. [The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled.] See “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

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Unless the Servicer collects subsequent recoveries on Mortgage Loans for which realized losses were allocated to the Class B Certificates and Mezzanine Certificates, once realized losses are allocated to the Class B Certificates and the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. [However, the amount of any realized losses allocated to the Class B Certificates and the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

P&I Advances

The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans serviced by the Servicer, subject to the limitations described under “Description of the Certificates—P&I Advances” in this prospectus supplement.  A successor servicer will be obligated to make any required delinquency advance if the Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The Servicer, or any successor servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.  See “Description of the Certificates—P&I Advances” in this prospectus supplement and “Description of the Securities—Advances in Respect of Delinquencies” in the prospectus.

Fees and Expenses

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the Master Servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected.  [The Master Servicer will pay the trustee fee and the servicing fees from its fee.]  See “Description of the Certificates—Table of Fees and Expenses” in this prospectus supplement.

Optional Termination

At its option and subject to certain conditions, the Master Servicer may purchase all of the Mortgage Loans in the mortgage pool, together with any properties in respect of the Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans), remaining in the trust [together with the remaining amount in the pre-funding account] has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date[, plus the amount in the pre-funding account as of the closing date]. Subject to certain additional conditions set forth in the pooling and servicing agreement, in the event that the Master Servicer fails to exercise its optional termination right, [the Servicer], may, at its option, exercise such optional termination right.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement and “Description of the Securities—Termination” in the prospectus.

Final Scheduled Maturity Dates

The final scheduled Distribution Date for each class of Offered Certificates is listed on the cover of this prospectus supplement.

Expected Final Distribution Dates

The expected final Distribution Date of each class of Offered Certificate is [], based on the assumption that the Master Servicer has exercised its option to purchase all the Mortgage Loans in the mortgage pool as described in “Optional Termination” above. Due to losses and prepayments on the Mortgage Loans, the final Distribution Dates on each class of Offered Certificate may be substantially earlier or later than such date.

Material Federal Income Tax Considerations

[Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve fund, [payments from the supplemental interest trust or the obligation to make payments to the supplemental interest trust]) as real estate

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mortgage investment conduits (each a “REMIC”) for federal income tax purposes.]  [The Exchangeable Certificates will represent beneficial ownership of multiple REMIC regular interests. See “Material Federal Income Tax Considerations—REMICs —Characterization of Investments in REMIC Securities” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations” in this prospectus supplement and “Material Federal Income Tax Considerations” in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from [______________] and [_________________]:

Offered Certificates	[____]	[____]
Class [__]	[__]	[__]
Class [__]	[__]	[__]
Class [__]	[__]	[__]
Class [__]	[__]	[__]

A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The Offered Certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See “Legal Investment” in this prospectus supplement and in the prospectus.

Considerations for Benefit Plan Investors

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”).  [Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor.]  Investors are encouraged to consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of such certificates.  See “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the prospectus.

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RISK FACTORS

The following information, which you should consider carefully, identifies significant risks associated with an investment in the certificates.

Mortgage Loans with high combined loan-to-value ratios leave the related mortgagor with little or no equity in the related mortgaged property.

Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, had a combined loan-to-value ratio at origination in excess of [__]%.

An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in the value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the Mortgage Loans. There can be no assurance that the combined loan-to-value ratio of any Mortgage Loan determined at any time after origination or modification will be less than or equal to its combined loan-to-value ratio at origination.

Developments in specified states could have a disproportionate effect on the Mortgage Loans due to the geographic concentration of the mortgaged properties.

Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties located in the State of [______].  Approximately [__]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are located in a single [______] zip code, which is the largest concentration of Mortgage Loans in a single zip code. If the [______] residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in [______] may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates]

General

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the Offered Certificates. The Offered Certificates are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future.

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There can be no assurance that the ratings on the Offered Certificates will not be downgraded in the future.

Increased Risk of Default Resulting from Loan Underwriting

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the mortgage loans.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices

In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been negative since late 2007, and this trend is expected to continue at least into 2009. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments

Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to

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amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past two years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of certificates. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in a pooling and servicing agreement, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing

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To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of Securities

Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those mortgage loans. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related certificates and subject to the applicable overall servicing standard. Loan modifications are more

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likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the Offered Certificates as well as the amount of investment proceeds to which the Offered Certificates would indirectly be entitled.

Impact of Mortgage Loan Modifications

General

Each of the master servicers or servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, each master servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of

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these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered certificate, reduced distributions of interest or principal on the related offered certificate, an extension of the weighted average life of the related offered certificate or an allocation of a realized loss to the subordinate certificates, or possibly to the senior certificates.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower pass-through rate on the Offered Certificates. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the trust, and, if the servicer determines that the modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a junior lien in order to modify a first lien mortgage loan will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust. The servicer may use any rental amounts to reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Certificateholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the master servicer or servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the master servicer or servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates relating to the issuing entity. None of the master servicers or servicers will consider the interests of individual classes of certificates. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited

The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors. The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers. Investors in the Offered Certificates should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Certificates” above. In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Certificates in respect of such mortgage loan.

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Impact of the Housing and Economic Recovery Act of 2008 on Modifications

The recently enacted Housing and Economic Recovery Act of 2008 provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization servicer has a duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.” Investors should consider that the Housing and Economic Recovery Act of 2008 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the Offered Certificates in the aggregate, but may be adverse to an investor in a particular class of certificates.

In addition, there are additional government and private-industry driven proposals which, if enacted, may also impact the way in which loan modifications are carried out in the future. In the case of governmental proposals, these proposals may require loan modifications as a solution prior to foreclosure. In the case of private industry initiatives, these proposals may affect the treatment of modifications under pooling and servicing agreements with respect to allocation of losses.

Impact of the Obama Plan on Modifications

In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV is negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

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For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500. Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, the borrower will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

HAMP may serve as the industry standard for mortgage loan modifications. The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the Offered Certificates, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be allocated among the various classes in the issuing entity.

Second Lien Mortgage Loan Risk.

Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by second liens on the related mortgaged properties.  The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs.  In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such Mortgage Loan as a bad debt.  The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans.  The rate of default of second lien Mortgage Loans may be greater than that of mortgage loans secured by first liens on comparable properties.

[Balloon Mortgage Loan Risk.]

[Mortgage Loans that are balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term.  If the borrower is unable to pay the lump sum or refinance such amount, the servicer will not be obligated to advance the principal portion of that lump sum payment and you may suffer a loss.  Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans, in each case, by related aggregate principal balance as of the Cut-off Date, are balloon loans.]

Interest Only Mortgage Loan Risk.

Approximately [__]% of the Group I Mortgage Loans and approximately [__]% of the Group II Mortgage Loans, in each case, by related aggregate principal balance as of the Cut-off Date, require the borrowers to make monthly payments only of accrued interest for the first [ ]  years following origination.  After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date.  If the monthly

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payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment.  Because no principal payments may be made or advanced on such Mortgage Loans for [ ]  years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans.  This slower rate of principal distributions may reduce the return on an investment in the Offered Certificates that are purchased at a discount.

The Mezzanine Certificates will be more sensitive to losses on the Mortgage Loans than the Class A Certificates because they are subordinate to the Class A Certificates.

The weighted average lives of, and the yields to maturity on, the [Class [__] Certificates and Class [__]] Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in these certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the investor based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest, [overcollateralization], [net swap payments received from the swap provider in respect of the interest rate swap agreement] and the aggregate certificate principal balance of the Class B Certificates, following distributions of principal on the related Distribution Date, will reduce the certificate principal balances of the Mezzanine Certificates beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on each such class of Mezzanine Certificates than would otherwise be the case.[  However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

The Mezzanine Certificates generally will not be entitled to receive principal payments until [____, 20__] which may result in a greater risk of loss relating to these certificates.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least [____, 20__] or a later date as provided in this prospectus supplement or during any period in which delinquencies on the Mortgage Loans exceed the levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the mortgage pool.

The difference between the pass-through rates on the Class A Certificates and Mezzanine Certificates and the mortgage rates on the Mortgage Loans may result in interest shortfalls on such certificates.

The yield to maturity on the Class A Certificates and the Mezzanine Certificates may be affected by the resetting of the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool on their related adjustment dates. In addition, because the mortgage rate for approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, adjusts based on [Six-Month

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LIBOR] plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such Mortgage Loans after their adjustments. Finally, the mortgage rates on such adjustable-rate Mortgage Loans are based on Six-Month LIBOR while the pass-through rates on the Class A Certificates and the Mezzanine Certificates are based on one-month LIBOR. Consequently, the application to such certificates of the rate cap, which is generally equal to the weighted average coupon on the Mortgage Loans, net of certain fees of the trust [and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)], could adversely affect the yield to maturity on such certificates. In addition, the rate cap will decrease if Mortgage Loans with relatively high mortgage rates prepay at a faster rate than Mortgage Loans with relatively low mortgage rates.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any Distribution Date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same Distribution Date or on future Distribution Dates on a subordinated basis to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust [and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)].  The ratings on the Offered Certificates will not address the likelihood of any recovery of interest shortfalls by holders of the Offered Certificates from amounts collected on the Mortgage Loans.  See “Yield on the Certificates—Special Yield Considerations” in this prospectus supplement.

[Amounts used to pay such interest shortfalls on the Offered Certificates may be supplemented by the Interest Rate Swap Agreement to the extent that the floating payment required to be made by the Swap Provider exceeds the fixed payment required to be made by the Securities Administrator (on behalf of the supplemental interest trust) on any Distribution Date and such amount is available in the priority described in this prospectus supplement.  However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the Offered Certificates the full amount of interest which they would have received absent the limitations of the rate cap.]

The rate and timing of principal distributions on the Class A Certificates and the Mezzanine Certificates will be affected by prepayment speeds and by the priority of payment on such certificates.

The rate and timing of distributions allocable to principal on the Class A Certificates and the Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to pay principal on such certificates as described in “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.  As is the case with mortgage backed pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. However, with respect to approximately [__]% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related Mortgage Loan. See “The Mortgage Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Class A Certificates and Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible.

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Distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this prospectus supplement.  The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see “Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption.”

The yield to maturity on the Offered Certificates will depend on a variety of factors.

The yield to maturity on the Offered Certificates will depend on:

•	the applicable pass-through rate thereon;

•	the applicable purchase price;

•
the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Offered Certificates;

•
the rate, timing and severity of realized losses on the Mortgage Loans, adjustments to the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool, the amount of excess interest generated by the Mortgage Loans and the allocation to the Offered Certificates of certain interest shortfalls[; and]

[•	payments due from the supplemental interest trust in respect of payments received from the Swap Provider under the Interest Rate Swap Agreement.]

In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of [_______](based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) with respect to the adjustable-rate Mortgage Loans and a prepayment assumption of [_________] (based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) with respect to the fixed-rate Mortgage Loans, and weighted average lives corresponding thereto. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

The yield to maturity on the Mezzanine Certificates will be particularly sensitive to the rate of prepayments on the Mortgage Loans.

The multiple class structure of the Mezzanine Certificates causes the yield of these classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent these

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losses are not covered by excess cashflow otherwise payable to the Class CE Certificates[, and net swap payments received under the interest rate swap agreement] or allocated to the Class [__] Certificates, the Class [__] Certificates or a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.

Interest generated by the Mortgage Loans may be insufficient to maintain or restore overcollateralization.

The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Certificates and the Class B Certificates and to pay certain fees and expenses of the trust[ and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event)].  Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans.  After these financial obligations of the trust are covered, available excess interest generated by the Mortgage Loans will be used to maintain or restore the overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

•
Every time a Mortgage Loan is prepaid in full, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a Mortgage Loan is liquidated or written off, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates and the Class B Certificates.

•
The adjustable-rate Mortgage Loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from the index used to determine, the pass-through rates on the Offered Certificates and the Class B Certificates, and the fixed-rate Mortgage Loans have mortgage rates that do not adjust.  As a result, the pass-through rates on the Offered Certificates and the Class B Certificates may increase relative to mortgage rates on the Mortgage Loans, requiring that a greater portion of the interest generated by the Mortgage Loans be applied to cover interest on such certificates.

The Exchangeable Certificates are subject to certain risks.

The characteristics of the exchangeable certificates will reflect the characteristics of the related exchangeable REMIC certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange exchangeable REMIC certificates for related exchangeable certificates and vice versa:

•	At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [____].

•	A certificateholder that does not own the certificates may be unable to obtain the necessary exchangeable REMIC certificates or exchangeable certificates.

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•	A certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•	Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•	Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•	Only the combinations listed on Annex [___] are permitted.

•	The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Interest payments on the Mortgage Loans may be insufficient to pay interest on your certificates.

When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the related Mortgage Loans, but only up to the servicing fee payable to the servicer for the related interest accrual period.  In addition, if the servicer fails to pay all or a portion of these amounts, the master servicer is required to pay such amounts up to the master servicing fee payable to the master servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer covers, you may incur a loss. In addition, the servicer will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the Class CE Certificates, second, to the Class [__] Certificates, third, to the Class [__] Certificates, fourth, to the Class [__] Certificates, fifth, to the Class [__] Certificates, sixth, to the Class [__] Certificates and seventh, to the Class A Certificates, on a pro rata basis, based on their respective senior interest distribution amounts for such Distribution Date before such reduction.  The holders of the Offered Certificates and the Class B Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement. If these shortfalls are allocated to the Offered Certificates and the Class B Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

[Your Securities Will Have Greater Risk If the Currency Swap Agreement Terminates]

[Because the Class [__] Certificates are denominated in [name of currency] instead of U.S. Dollars, the issuing entity has entered into a currency swap agreement with a swap counterparty to hedge against currency exchange and basis risks. The currency swap agreement will convert:

•	principal and interest payments on the Class [__] Certificates from U.S. Dollars to the applicable currency; and

•	the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in [the applicable currency].

Among other events, the currency swap agreement may terminate in the event that either:

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•	the trust or the swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

•	within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, the swap counterparty fails to:

•	obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

•	obtain a rating affirmation on the securities; or

•	post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

Upon an early termination of the currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the Class [__] Certificates which are denominated in [name of currency] other than U.S. Dollars. In addition, the trust may owe the swap counterparty swap termination payments that are required to be paid pro rata with the Class [__] Certificates. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If the currency swap counterparty fails to perform its obligations or if the currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the [applicable currency]. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if the currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the Class [__] Certificates bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under the currency swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on the Class [__] Certificates.]

 [The Interest Rate Swap Agreement and the Swap Provider.]

[Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover realized losses on the Mortgage Loans allocated to the Offered Certificates and the Class B Certificates.  However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date.  This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds [__]%.  No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls and realized losses on the Mortgage Loans.  Any net swap payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates.  If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due

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under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Swap Provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.  In addition, any swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement which was not caused by the occurrence of a Swap Provider trigger event will reduce amounts available for distribution to certificateholders.]

[Upon early termination of the Interest Rate Swap Agreement, the securities administrator (on behalf of the supplemental interest trust) or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.  In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the application of the Available Distribution Amount, the Class B Certificates and the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the securities administrator before such effects are borne by the Class A Certificates and therefore, one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.]

[To the extent that distributions on the Offered Certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the Interest Rate Swap Agreement, the ability of the securities administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Swap Provider.  Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the trustee to obtain a suitable replacement Interest Rate Swap Agreement.  The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the Class A Certificates.  See “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]

 [To the Extent Amounts On Deposit In The Pre-Funding Account Are Not Used, There May Be A Mandatory Prepayment On The Class [__], Class [__], Class [__] and Class [__] Certificates.]

[To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [_______ __, 20__], the holders of the certificates will receive on the distribution date immediately following [_______ __, 20__], the pre-funded amount remaining after the purchase of subsequent loans. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the Class [__], Class [__], Class [__] or Class [__] Certificates on such distribution date.]

FICO Scores Mentioned in this Prospectus Supplement are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower.  Investors should not rely on FICO scores as an indicator of future borrower performance.  See “Description of the Trust Funds – Mortgage Loans — FICO Scores” in the base prospectus.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value

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of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase these loans in the event of early payment defaults or breaches of representations and warranties may also affect the performance and market value of your securities.

 [The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.]

[Additional Applicable Risk Factors]

All capitalized terms used in this prospectus supplement will have the meanings assigned to them under “Description of the Certificates—Glossary” or in the prospectus under “Index of Defined Terms.”

USE OF PROCEEDS

[DB Structured Products, Inc.] (the “Sponsor”), will sell the Mortgage Loans to Ace Securities Corp. (the “Depositor”) and the Depositor will convey the Mortgage Loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Sponsor. Such net proceeds together with certain classes of certificates not offered by this prospectus supplement will represent the purchase price to be paid by the Depositor to the Sponsor for the Mortgage Loans. The Mortgage Loans were previously purchased by the Sponsor directly from the originators.

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THE MORTGAGE POOL

General

The pool of mortgage loans (the “Mortgage Pool”) will consist of [__] [fixed-rate][adjustable-rate] mortgage loans (the “Mortgage Loans”) on [primarily residential rental property that consists of five or more residential dwelling units (“Multifamily Property”),][retail, office, agricultural or other commercial property, including but not limited to partially improved or unimproved property (“Commerical Property”),][mixed residential/commercial property (“Mixed-Use Property”)] ([the [Multifamily Property,][Commercial Property,][and Mixed-Use Property][together,] the “Mortgaged Properties”) having an aggregate principal balance as of the Cut-off Date of approximately $[_________] after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent mortgage loans that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account]. [The Mortgage Loans include [home improvement contracts that are [insured by the Federal Housing Administration][purchased in relation to land sale contracts]]. The Mortgage Loans have original terms to maturity of not greater than approximately 30 years. For purposes of calculating interest and principal distributions on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as the “Group I Mortgage Loans” and the “Group II Mortgage Loans.”  The Group I Mortgage Loans consist of [__] fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The Group II Mortgage Loans consist of [__] fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5% [and includes any subsequent mortgage loans that are acquired by the trust during the Pre-Funding Period with amounts on deposit in the pre-funding account].

Approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient fully to amortize the Mortgage Loans over their terms or, in the case of adjustable rate Mortgage Loans, monthly payments that will be adjusted to an amount that will amortize such Mortgage Loans fully over their terms.  Approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are balloon loans (the “Balloon Loans”), which require the related mortgagors to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such mortgagors on prior due dates in order to amortize such Balloon Loans fully over their terms. Approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are interest only loans (the “Interest Only Loans”) which require the related mortgagors to make monthly payments of only accrued interest for the first two, three, five seven or ten years following origination.  After such interest-only period, the mortgagor’s monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.  Approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are loans which amortize based on a forty-year term to maturity for the first ten years of the term of the loan and thereafter, amortize based on a twenty-year term to maturity (the “40/10 Loans”).

Approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on [Multifamily Property][Commercial Property][Mixed-Use Property] (“First Lien Mortgage Loans”).  Approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on [Multifamily Property][Commercial Property][Mixed-Use Property] (“Second Lien Mortgage Loans”).  References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The mortgage rate (the “Mortgage Rate”) on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state

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or local laws and bankruptcy adjustments.  Approximately [__]% of the Mortgage Loans are fixed-rate mortgage loans and approximately [__]% of the Mortgage Loans are adjustable-rate mortgage loans.  The adjustable-rate mortgage loans are referred to in this prospectus supplement as “ARM Loans”.  All of the ARM Loans provide for semi-annual adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR (as described below). The first adjustment with respect to each ARM Loan will not occur until after an initial period of six months or two, three or five years from the date of origination thereof (each, a “Delayed First Adjustment Mortgage Loan”). In connection with each Mortgage Rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). As to each mortgage loan, the servicer will be responsible for calculating and implementing interest rate adjustments.  On each Adjustment Date, the Mortgage Rate on each ARM Loan will be adjusted generally to equal the sum of Six-Month LIBOR and a fixed percentage amount (the “Gross Margin”) for that ARM Loan specified in the related mortgage note. The Mortgage Rate on each ARM Loan, however, including each Delayed First Adjustment Mortgage Loan, will not increase or decrease by more than the initial periodic rate cap (the “Periodic Rate Cap”) specified in the related mortgage note on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the “Subsequent Periodic Rate Cap”) specified in the related mortgage note on any subsequent Adjustment Date and will not exceed a specified maximum mortgage rate (the “Maximum Mortgage Rate”) over the life of the ARM Loan or be less than a specified minimum mortgage rate (the “Minimum Mortgage Rate”) over the life of the ARM Loan. The weighted average initial Periodic Rate Cap and Subsequent Periodic Rate Cap for the ARM Loans is approximately [__]% per annum and [__]% per annum, respectively. Effective with the first monthly payment due on each ARM Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index, calculated as described in this prospectus supplement, and the related Gross Margin. See “—The Index” in this prospectus supplement. None of the ARM Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

Substantially all of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the “Due Date”). Each Mortgage Loan will contain a customary “due-on-sale” clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

Approximately [__]% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge (a “Prepayment Charge”) in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the Mortgage Loans.  As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003.  The Depositor makes no representations as to the effect that the prepayment charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans.  However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges,

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decisions by the servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans.  See “Certain Legal Aspects of the Loans–Enforceability of Prepayment and Late Payment Fees” in the prospectus.

Mortgage Loan Delinquencies and Losses

For information regarding delinquencies and losses on the Mortgage Loans, see the tables below.  A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the next monthly due date [which is known as the OTS Method] [on the last business day immediately prior to the next monthly due date, which is known as the MBA Method]. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

Days (times):	Number of Mortgage Loans	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
[_____]	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

Days (times):	Number of Mortgage Loans	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
[_____]	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

Days (times):	Number of Mortgage Loans	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
[_____]	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see “The Mortgage Pool — Underwriting Standards” in this prospectus supplement and “The Sponsor” in the prospectus.

Mortgage Loan Characteristics

The average principal balance of the Mortgage Loans at origination was approximately $[_________].  No Mortgage Loan had a principal balance at origination greater than approximately $[_________] or less than approximately $[_________].  The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $[_________].  No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $[_________] or less than approximately $[_________].

The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Mortgage Rate was approximately [__]% per annum.  As of the Cut-off Date, the ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum.  As of the Cut-off Date,

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the weighted average Gross Margin was approximately [__]% the weighted average Minimum Mortgage Rate was approximately [__]% per annum and the weighted average Maximum Mortgage Rate was approximately [__]% per annum.  The latest first Adjustment Date following the Cut-off Date on any ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Mortgage Loans at origination was approximately [__]%.  At origination, no Mortgage Loan had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Mortgage Loans was approximately [__] months as of the Cut-off Date.  None of the Mortgage Loans will have a first due date prior to [______ __, ____] or after [______ __, ____] or will have a remaining term to stated maturity of less than [__] months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any Mortgage Loan is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Mortgage Loans that were scored is approximately [__].  No Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than [__] or less than [__].

The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

S-28

Servicer Concentrations of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Collateral Type of the Mortgage Loans
Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

*Mortgage Loans which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Lien Priority of the Mortgage Loans
Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-29

Principal Balances of the Mortgage Loans at Origination
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Principal Balances of the Mortgage Loans as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-30

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Original Term of the Mortgage Loans
Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
Remaining Term to Stated Maturity of the Mortgage Loans as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-31

Original Combined Loan-to-Value Ratios of the Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

FICO Score for the Mortgage Loans
FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

S-32

Next Adjustment Dates for the ARM Loans included in the Mortgage Pool
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
Gross Margins of the ARM Loans Included in the Mortgage Pool
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Maximum Mortgage Rates of the ARM Loans included in the Mortgage Pool
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the ARM Loans included in the Mortgage Pool
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-33

Initial Periodic Rate Caps of the ARM Loans included in the Mortgage Pool
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Subsequent Periodic Rate Caps of the ARM Loans included in the Mortgage Pool
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Lifetime Rate Caps of the ARM Loans included in the Mortgage Pool
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Prepayment Penalty Months of the Mortgage Loans at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Originators of the Mortgage Loans
Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-34

Group I Mortgage Loan Characteristics

Approximately [__]% of the Group I Mortgage Loans are fixed-rate mortgage loans and approximately [__]% of the Group I Mortgage Loans are ARM Loans (the “Group I ARM Loans”), in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Approximately [__]% of the Group I Mortgage Loans are First Lien Mortgage Loans and approximately [__]% of the Group I Mortgage Loans are Second Lien Mortgage Loans, in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Approximately [__]% of the Group I Mortgage Loans are Balloon Loans, approximately [__]% of the Group I Mortgage Loans are Interest Only Loans, and approximately [__]% of the Group I Mortgage Loans are 40/10 Loans, in each case, by aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

The average principal balance of the Group I Mortgage Loans at origination was approximately $[____].  No Group I Mortgage Loan had a principal balance at origination greater than approximately $[____] or less than approximately $[____].  The average principal balance of the Group I Mortgage Loans as of the Cut-off Date was approximately $[____].  No Group I Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $[____] or less than approximately $[____].

The Group I Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Mortgage Rate was approximately [__]% per annum. As of the Cut-off Date, the Group I ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum Mortgage Rate was approximately [__]% per annum and the weighted average Maximum Mortgage Rate was approximately [__]% per annum. The latest first Adjustment Date following the Cut-off Date on any Group I ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the Group I ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Group I Mortgage Loans at origination was approximately [__]%.  At origination, no Group I Mortgage Loan had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately 354 months as of the Cut-off Date.  None of the Group I Mortgage Loans will have a first due date prior to [______ __, ____] or after [______ __, ____], or will have a remaining term to stated maturity of less than 58 months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any Group I Mortgage Loan is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Group I Mortgage Loans that were scored is approximately 616.  No Group I Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 795 or less than 500.

The Group I Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

S-35

Servicer Concentrations of the Group I Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Group I Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Group I Mortgage Loans
Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

*Mortgage Loans which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Lien Priority of the Group I Mortgage Loans
Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-36

Principal Balances of the Group I Mortgage Loans at Origination
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Principal Balances of the Group I Mortgage Loans as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-37

Geographic Distribution of the Mortgaged Properties of the Group I Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Mortgage Rates of the Group I Mortgage Loans as of the Cut-Off Date
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Original Term of the Group I Mortgage Loans
Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Remaining Term to Stated Maturity of the Group I Mortgage Loans as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Property Types of the Group I Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-38

Original Combined Loan-to-Value Ratios of the Group I Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Documentation Type of the Group I Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

FICO Score for the Group I Mortgage Loans
FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Group I Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
Occupancy Status of the Group I Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%
The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

S-39

Next Adjustment Dates for the Group I ARM Loans
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Gross Margins of the Group I ARM Loans
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Maximum Mortgage Rates of the Group I ARM Loans
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the Group I ARM Loans
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the Group I ARM Loans
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-40

Subsequent Periodic Rate Caps of the Group I ARM Loans
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Lifetime Rate Caps of the Group I ARM Loans
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Prepayment Penalty Months of the Group I Mortgage Loans at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Originators of the Group I Mortgage Loans
Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Group II Mortgage Loan Characteristics

Approximately [__]% of the Group II Mortgage Loans are fixed-rate mortgage loans and approximately [__]% of the Group II Mortgage Loans are ARM Loans (the “Group II ARM Loans”), in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

S-41

Approximately [__]% of the Group II Mortgage Loans are First Lien Mortgage Loans and approximately [__]% of the Group II Mortgage Loans are Second Lien Mortgage Loans, in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Approximately [__]% of the Group II Mortgage Loans are Balloon Loans, approximately [__]% of the Group II Mortgage Loans are Interest Only Loans, and approximately [__]% of the Group II Mortgage Loans are 40/10 Loans, in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

The average principal balance of the Group II Mortgage Loans at origination was approximately $[____].  No Group II Mortgage Loan had a principal balance at origination greater than approximately $[____] or less than approximately $[____].  The average principal balance of the Group II Mortgage Loans as of the Cut-off Date was approximately $[____].  No Group II Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $[____] or less than approximately $[____].

The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately [__]% per annum to approximately [__]% per annum, and the weighted average Mortgage Rate was approximately [__]% per annum.  As of the Cut-off Date, the Group II ARM Loans had Gross Margins ranging from approximately [__]% per annum to approximately [__]% per annum, Minimum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum and Maximum Mortgage Rates ranging from approximately [__]% per annum to approximately [__]% per annum.  As of the Cut-off Date, the weighted average Gross Margin was approximately [__]% the weighted average Minimum Mortgage Rate was approximately [__]% per annum and the weighted average Maximum Mortgage Rate was approximately [__]% per annum. The latest first Adjustment Date following the Cut-off Date on any Group II ARM Loan occurs on [______ __, ____] and the weighted average next Adjustment Date for all of the Group II ARM Loans following the Cut-off Date is [______ __, ____].

The weighted average combined loan-to-value ratio of the Group II Mortgage Loans at origination was approximately [__]%.  At origination, no Group II Mortgage Loan had a combined loan-to-value ratio greater than approximately [__]% or less than approximately [__]%.

The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 350 months as of the Cut-off Date.  None of the Group II Mortgage Loans will have a first due date prior to [______ __, ____] or after [______ __, ____] or will have a remaining term to stated maturity of less than 58 months or greater than 360 months as of the Cut-off Date.  The latest maturity date of any Group II Mortgage Loan is [______ __, ____].

As of the Cut-off Date, the weighted average FICO Score for the Group II Mortgage Loans that were scored is approximately [__]. No Group II Mortgage Loan had a FICO Score as of the Cut-off Date greater than [__] or less than [__].

The Group II Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

S-42

Servicer Concentrations of the Group II Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Originator Concentrations of the Group II Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Group II Mortgage Loans
Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

*Mortgage Loans which amortize on a 480 month original term to maturity for the first 120 months and thereafter, on a 240 month original term to maturity.

Lien Priority of the Group II Mortgage Loans
Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

S-43

Principal Balances of the Group II Mortgage Loans at Origination
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Principal Balances of the Group II Mortgage Loans as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the Group II Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Mortgage Rates of the Group II Mortgage Loans as of the Cut-Off Date
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Original Term of the Group II Mortgage Loans
Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Remaining Term to Stated Maturity of the Group II Mortgage Loans as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Property Types of the Group II Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Original Combined Loan-to-Value Ratios of the Group II Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Documentation Type of the Group II Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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FICO Score for the Group II Mortgage Loans
FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Group II Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Occupancy Status of the Group II Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the Group II ARM Loans
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Gross Margins of the Group II ARM Loans
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Maximum Mortgage Rates of the Group II ARM Loans
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the Group II ARM Loans
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the Group II ARM Loans
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Subsequent Periodic Rate Caps of the Group II ARM Loans
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

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Lifetime Rate Caps of the Group II ARM Loans
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] - [_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Prepayment Penalty Months of the Group II Mortgage Loans at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

Originators of the Group II Mortgage Loans
Originators	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[__________]	[__]	$[_________]	[__]%
Total:	[__]	$[_________]	[__]%

The Indices

As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each ARM Loan will be any of [Six-Month LIBOR], [One-Year LIBOR] or [One-Year CMT] (each, an “Index”).

[“Six-Month LIBOR” will generally be [the average of the Interbank offered rates for six-month United States dollar deposits in the London Market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note].]

[“One-Year LIBOR” will generally be [the average of the Interbank offered rates for one-year United States dollar deposits in the London Market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note].]

[“One-Year CMT” will generally be [the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a date specified in the related mortgage note].]

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In the event that any Index specified in the related Mortgage Note becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Standards

[With respect to each originator or group of affiliated originators, apart from the sponsor and its affiliates, that originated or is expected to originate, 20% or more of the pool assets, provide the underwriting guidelines of such Originator, as follows:

[Name of Originator]

[Description of the underwriting guidelines of such Originator]

[Originator Name]

[Description of the underwriting guidelines of such Originator]]

Additional Information Concerning the Mortgage Loans

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement.  The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary.  If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account]

[The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by [fixed][adjustable] rate mortgage loans secured by [Multifamily Property][Commercial Property][Mixed-Use Property].  The subsequent mortgage loans will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date.  In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the trustee, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Following the related Subsequent Transfer Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to the trust fund and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-

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Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of related subsequent mortgage loans.  It is expected that approximately $[____] in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.]

[Any conveyance of subsequent mortgage loans on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent mortgage loan satisfying the representations and warranties specified in the related Subsequent Transfer Instrument.  The Depositor may not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the mortgage loans under the same criteria as the mortgage loans in the current pool were acquired.  Any addition of subsequent mortgage loans to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

[The pre-funding account will be established to provide the trustee, on behalf of the trust, with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the Pooling and Servicing Agreement.  Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.]

[To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [______ __, 20__], the holders of the Offered Certificates will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

[Any such amount transferred to the Distribution Account will be included in Principal Funds for payment to the classes of certificates.]

[Interest Coverage Account]

[On the Closing Date and if required pursuant to the Pooling and Servicing Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding account for the purchase by the trust of subsequent mortgage loans after the Closing Date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Pooling and Servicing Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Pooling and Servicing Agreement.]

YIELD ON THE CERTIFICATES

Certain Shortfalls in Collections of Interest

When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the “Relief Act”) and similar state or local laws to any Mortgage Loan could adversely affect, for an indeterminate period of

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time, the ability of the Servicer to collect full amounts of interest on such Mortgage Loans.  The Servicer is obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments by the mortgagors on the Mortgage Loans (i) received in the month prior to the month of the related Distribution Date with respect to prepayments in part, and (ii) received from the 16th day of the month prior to the month of the related Distribution Date to the last day of such prior month with respect to prepayments in full; provided, however that the obligation of the Servicer to remit the amount of any shortfall in interest resulting from a principal prepayment on a Mortgage Loan shall be limited to the aggregate Servicing Fee (as defined herein) payable to the Servicer for the related Due Period.  The Servicer will not remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments required to be funded but not funded by the Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the master servicing fee payable to the Master Servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in part on the Mortgage Loans received in the month prior to the month of the related Distribution Date, and principal prepayments in full on the Mortgage Loans received from the 16th day of the month prior to the month of the related Distribution Date to the last day of the month prior to the month of the related Distribution Date (each, a “Prepayment Interest Shortfall”) to the extent that they exceed any payments by the Master Servicer or the Servicer (“Compensating Interest”) or (ii) any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under “Description of the Certificates–Interest Distributions on the Offered Certificates and the Class B Certificates” and “–Overcollateralization Provisions” in this prospectus supplement. See “Certain Legal Aspects of the Mortgage Loans–Servicemembers Civil Relief Act” in the prospectus.

General Prepayment Considerations

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans as they change from time to time to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Sponsor). The Mortgage Loans may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately [_____]% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield.  In the case of any Offered Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the Mortgage Loans, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors’ yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following

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the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See “Yield Considerations” in the prospectus.

Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the Mortgage Loans will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment.  See “The Mortgage Pool—Underwriting Standards” in this prospectus supplement.

Special Yield Considerations

The Mortgage Rates on approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are fixed and will not vary with any index.  The Mortgage Rates on approximately [__]% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, adjust semi-annually based upon Six-Month LIBOR subject to periodic and lifetime limitations and after an initial period of six months or two, three or five years with respect to Delayed First Adjustment Mortgage Loans.  The Pass-Through Rate on the Offered Certificates adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Pass-Through Rate, with the result that increases in the Pass-Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment Mortgage Loans.  The

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interest due on the Mortgage Loans during any Due Period, net of the expenses of the trust and the supplemental interest trust (including any Net Swap Payment and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.  In addition, Six-Month LIBOR and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and Six-Month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than Six-Month LIBOR, potentially resulting in the application of the applicable Net WAC Pass-Through Rate on the Offered Certificates, which would adversely affect the yield to maturity on such certificates.

If the pass-through rates on the Offered Certificates are limited by the applicable Net WAC Pass-Through Rate for any Distribution Date, the resulting interest shortfalls, which are referred to herein as “Net WAC Rate Carryover Amounts”, may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Offered Certificates and the Class B Certificates and the payment of certain fees and expenses of the trust [and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event)]. The ratings on the Offered Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates.  [In addition, any Net Swap Payment payable by the Swap Provider on any given Distribution Date will be available to pay any Net WAC Rate Carryover Amounts remaining unpaid on such Distribution Date after taking into account any amounts paid in respect thereof from collections, advances and other recoveries on the Mortgage Loans.]

As described under “Description of the Certificates—Allocation of Losses; Subordination,” amounts otherwise distributable to holders of the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and the Class B Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates and the Class B Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates and the Class B Certificates. See “Description of the Certificates—Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement.

Weighted Average Lives

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing of these payments.  The “Assumed Final Distribution Date” for each class of the Offered Certificates is the Distribution Date occurring in [______ ____].  The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of all of the Mortgage Loans. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

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Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement with respect to the adjustable-rate Mortgage Loans assumes a prepayment rate for the mortgage loans of [___]%. To assume [___]% is to assume [_________________________________].  The prepayment assumption used in this prospectus supplement with respect to the fixed-rate Mortgage Loans assumes a prepayment rate of [___]%. To assume [___]% is to assume [___________________________].  No representation is made that the Mortgage Loans will prepay in accordance with such prepayment models or any other rate.  We refer to each such prepayment model herein as a “Prepayment Assumption”.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption” indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of PPC, and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the “Modeling Assumptions”): (i) the Mortgage Pool consists of [__] mortgage loans with the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in [______ ____]; (iii) the Mortgage Loans prepay at the percentages of PPC indicated; (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Master Servicer, the Servicer or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the Pooling and Servicing Agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in [______ ____], and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in [______ ____], and include 30 days’ interest thereon; (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on the assumed mortgage loan characteristics stated below; (ix) the certificates are purchased on [______ __, ____]; (x) [____________] remains constant at [____]% per annum and the gross mortgage rate on each ARM Loan is adjusted according to the assumed mortgage loan characteristics; (xi) One-Month LIBOR remains constant at [_____]% per annum; (xii) the Class P Certificates have a Certificate Principal Balance equal to zero; (xiii) the Servicer’s fee is assumed to be equal to [____]% per annum, the Master Servicer’s fee is assumed to be equal to [_____]% per annum and the Credit Risk Manager’s fee is assumed to be equal to [_____]% per annum; [and (xiv) the fixed swap payment is calculated based on a per annum rate of [_____]%.]

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Assumed Group I Mortgage Loan Characteristics
Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[__________]	[___]	[___]	[__]	[___]	[LIB6M]	[___]	[___]	[___]	[___]	[___]	[___]	[___]	[___]

*LIB6M means Six-Month LIBOR.  FR means Fixed Rate.

S-55

Assumed Group II Mortgage Loan Characteristics
Principal Balance ($)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Age (Months)	Mortgage Rate (%)	Index Type*	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Months to Next Rate Adjustment	Rate Adjustment Frequency (Months)	Remaining Interest Only Term (Months)
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]
[__________]	[__]	[___]	[__]	[___]	[FR][AR]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[n/a]	[___]

* FR means Fixed Rate. AR means Adjustable Rate

S-56

There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption”.  Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of Six-Month LIBOR or One-Month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under “Description of the Certificates–Principal Distributions on the Offered Certificates and the Class B Certificates” in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average lives of such certificates. Based on the foregoing assumptions, the tables indicate the weighted average lives of each class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of such certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption.  Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

S-57

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
Class [__]

	[__]% PPC	[__]% PPC	[__]% PPC	[__]% PPC	[__]% PPC

Distribution Date
Initial Percentage	[___]%	[___]%	[___]%	[___]%	[___]%
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]

Weighted Average Life in Years (1)	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years (1)(2)	[___]	[___]	[___]	[___]	[___]
_____________________
*Indicates a number that is greater than zero but less than 0.5%.

(1)The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2)Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

S-58

Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption
Class [__]

	[ ]% PPC	[ ]% PPC	[ ]% PPC	[ ]% PPC	[ ]% PPC

Distribution Date
Initial Percentage	[___]%	[___]%	[___]%	[___]%	[___]%
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]
[______ __, ____]	[___]	[___]	[___]	[___]	[___]

Weighted Average Life in Years (1)	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years (1)(2)	[___]	[___]	[___]	[___]	[___]
_____________________

 (1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or the Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option.  See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

S-59

There is no assurance that prepayments of the Mortgage Loans included in the Mortgage Pool will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Class A Certificates and the Mezzanine Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A Certificates and the Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

The characteristics of the Mortgage Loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate.  The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Yield Sensitivity of the Mezzanine Certificates

If the Certificate Principal Balances of the [Class CE, Class [__], Class [__], Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the Class [__] Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates. If the Certificate Principal Balances of the[Class CE, Class [__], Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  If the Certificate Principal Balances of the[Class CE, Class [__], Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  If the Certificate Principal Balances of the[Class CE, Class [__] and Class [__]] Certificates have been reduced to zero, the yield to maturity on the [Class [__]] Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any realized losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the [Class [__]] Certificates.  The initial undivided interests in the trust fund evidenced by the Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class CE] Certificates are approximately [___]%, approximately [___]%, approximately [___]%, approximately [___]%, approximately [___]% and approximately [___]%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that realized losses on the Mortgage Loans could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this prospectus supplement under “Description of the Certificates—Allocation of Losses”, once realized losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated.  Therefore, the amounts of realized losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this prospectus supplement).  However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from payments received by the Securities Administrator in respect of the Interest Rate Swap Agreement in the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” and “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.

S-60

Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date and during periods in which a Trigger Event is not in effect.  As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see “Yield Considerations” in the prospectus.

Derivative Instruments

[The Interest Rate Swap Agreement and the Swap Provider]

[The Offered Certificates and Class B Certificates will have the benefit of an interest rate swap agreement.  On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [_______] (the “Swap Provider”).  A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between The Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.  The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.]

[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]

[If significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is 10% or more, provide financial information required by Item 1115 of Regulation AB.]

[Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) [__]%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates and the Class B Certificates (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain the Required Overcollateralization Amount and Allocated Realized Loss Amounts.]

[The “Swap Notional Amount” with respect to each Distribution Date commencing in [______, __], is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement).  The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in [______, __], unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).]

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Distribution Date	Swap Notional Amount
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]
[______ __, ____]	$[__________]

[The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would

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 become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.]

 [Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Certificates from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Certificates or for a portion of the Mandatory Auction Certificates are received on such date (or it is deemed that no bids for a Mandatory Auction Certificate or for a portion of a Mandatory Auction Certificate are so received), the holders of such class or portion thereof will not be able to transfer their Certificates in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Certificates (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Certificates shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Certificate Principal Balance of a Mandatory Auction Certificate, then the bidders of the Tie Bids will each take a pro rata share in such Certificates (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Certificate Principal Balance of the Mandatory Auction Certificates, then (i) the winning bidder will take a pro rata portion of each outstanding Certificate of such Class (based on the aggregate Certificate Principal Balance for the Mandatory Auction Certificates for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Certificate of such Class and such remaining portion of each outstanding Certificate of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Certificates into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Certificates on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Certificate Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Certificate Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION CERTIFICATES WILL BE OBLIGATED TO TENDER THEIR CERTIFICATES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

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If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction
Certificates in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Certificates will continue to retain their certificates and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Certificates of a Class, and the Swap Counterparty defaults, then each Certificateholder shall be deemed to have sold a pro rata portion of its Certificates (based on the aggregate Certificate Principal Balance of the Mandatory Auction Certificates), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Certificates held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

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[The Currency Swap Agreement and Swap Counterparty]

[The holders of the Class [__] Certificates will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if Class [__] Certificates are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into the currency swap agreement with an eligible swap counterparty:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date. The swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the Class [__] Certificates using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the Class [__] Certificates multiplied by the outstanding principal balance of the Class [__] Certificates denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the Class [__] Certificates, including, on the maturity date for the Class [__] Certificates, if the currency swap agreement is then in effect, the remaining outstanding principal balance of the Class [__] Certificates, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the Class [__] Certificates from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Certificates, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, the swap counterparty will receive from the trust:

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•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the Class [__] Certificates in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the Class [__] Certificates, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the Class [__] Certificates; provided that, all principal payments allocated to such securities on any distribution date will be deposited into the related accumulation account and paid to the swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Certificates, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the Class [__] Certificates being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the the currency swap agreement for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

The currency swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•
the distribution date on which the outstanding principal balance of the Class [__] Certificates is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the Class [__] Certificates.

The currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. The currency swap agreement will not terminate solely due to the declaration of a failed remarketing.]

[The Interest Rate Cap Agreement]

[The Class [__] certificates will have the benefit of the Interest Rate Cap Agreement. Pursuant to the Interest Rate Cap Agreement, with respect to any Distribution Date, commencing with the Distribution Date in [__], 20[ ], on or prior to the Distribution Date in [__], 20[ ], [_______], (the “Cap Provider”), will be obligated to pay to the securities administrator, an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate (determined in accordance with the Interest Rate Cap Agreement) up to a maximum of [__]% (the “Maximum Cap Rate”) and (ii) a specified strike rate of [__]% (the “Cap Strike Rate”) and (b) the Interest Rate Cap Agreement Notional Amount set forth on the schedule attached as Annex B hereto for that Distribution Date, determined on a 30/360 Basis. (each such payment, the “Cap Agreement Payment”). The Interest Rate Cap Agreement will terminate after the Distribution Date in [__], 20[ ].

The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Cap Provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

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For the Class [__] certificates and each Distribution Date prior to and including the Distribution Date in [__], 20[ ],  any Cap Agreement Payment received by the securities administrator will be used to pay the related Cap Amount to such classes of certificates, as described below under “––The Reserve Funds.”  Amounts received on  the Interest Rate Cap Agreement will not be available to make distributions on any class of Certificates other than the Class [__] certificates.

The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class [__] certificates do not represent an obligation of the Cap Provider. The holders of the Class [__] certificates are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the cap provider in respect of its obligations under the Interest Rate Cap Agreement.]

DESCRIPTION OF THE CERTIFICATES

General

The Ace Securities Corp. Home Equity Loan Trust, Series [_______], Asset Backed Pass-Through Certificates will consist of [___] classes of certificates, designated as [(i) the Class [__] Certificates; (ii) the Class [__] Certificates (collectively, the “Class [__] Certificates”; and together with the Class [__] Certificates, the “Class A Certificates”); (iii) the Class [__] Certificates and Class [__] Certificates (collectively, the “Mezzanine Certificates”); (iv) the Class [__] Certificates and Class [__] Certificates (collectively, the “Class B Certificates”); (v) the Class CE Certificates (collectively, with the Mezzanine Certificates and the Class B Certificates, the “Subordinate Certificates”)[; (vi) the Class P Certificates; ]and (vii) the Class R Certificates (also referred to herein as the “Residual Certificates”).]  Only the Class A Certificates and the Mezzanine Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.

Distributions on the Offered Certificates will be made on the [__]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [______ ____] to the persons in whose names such certificates are registered at the close of business on the Record Date. The “Record Date” for the Class A Certificates and the Mezzanine Certificates and any Distribution Date is the business day immediately preceding such Distribution Date, for so long as such Certificates are held in book-entry form and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the Mortgage Pool of [[fixed-rate] [and adjustable-rate] Mortgage Loans] secured by [Multifamily Property][Commercial Property][Mixed-Use Property] having original or modified terms to maturity of not greater than approximately [__] years. The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of approximately $[__________], subject to a permitted variance as described under “The Mortgage Pool” in this prospectus supplement.

The Class A Certificates and the Mezzanine Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this prospectus supplement. The Pass-Through Rates on the Offered Certificates will be calculated for each Distribution Date as described under “—Pass-Through Rates” below. The Class A Certificates evidence an initial aggregate undivided interest of approximately [___]% in the trust fund, the [Class [__] Certificates and Class [__] Certificates] evidence initial undivided interests of approximately [___]% and approximately [___]% respectively, in the trust fund and the [Class [__], Class [__] and Class CE ]Certificates evidence initial undivided interests of approximately [___]%, approximately [___]% and approximately [___]%, respectively, in the trust fund.

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Book-Entry Certificates

The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) will hold such certificates through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) in Europe, if they are participants of such systems (“Clearstream Participants” or “Euroclear Participants”, respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstreams’ and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the “Relevant Depository” and collectively the “European Depositories”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement.  Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and

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credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date.  For information with respect to tax documentation procedures relating to the Certificates, see “Global Clearance and Settlement and Documentation Procedures–Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream’s stock.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

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Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.  Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

Under a book-entry format, Certificate Owners of the Book–Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations REMICS–Taxation of Certain Foreign Investors” in the prospectus.  Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

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DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

Exchangeable Certificates

General

The holder of the Exchangeable REMIC Certificates in any REMIC Combination may exchange all or part of each class of such Exchangeable REMIC Certificates for a proportionate interest in the related Exchangeable Certificates. The holder of each class of Exchangeable Certificates may also

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exchange all or part of such class for a proportionate interest in each such class of Exchangeable REMIC Certificates in the related REMIC Combination.  This process may occur repeatedly.

The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date. For the purposes of the definitions set forth under “Description of the Certificates—Glossary” and the calculation of the Class Principal Balance of any class of Exchangeable REMIC Certificates, to the extent that exchanges of Exchangeable REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Balance of the Exchangeable REMIC Certificates will be deemed to include the Class Principal Balance of the related Exchangeable Certificates issued in the exchange and the Class Principal Balance of the Exchangeable Certificates will be deemed to be zero. Exchangeable REMIC Certificates in any REMIC Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the relative original amounts of such certificates bear to one another as shown in the column titled “Relative Original Amount” in Annex [___].

Holders of Exchangeable Certificates will be the beneficial owners of an interest in the Exchangeable REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to any Exchangeable Classes and the Exchangeable REMIC Certificates in the related REMIC Combination then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the Exchangeable REMIC Certificates in the related REMIC Combination on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

If a Certificateholder wishes to exchange certificates, the certiflcateholder must notify the Securities Administrator by e-mail at [____________] no later than two business days before the proposed Exchange Date. The Exchange Date can be any business day other than the first or last business day of the month, subject to approval by the Securities Administrator. The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding certificate principal balance and the original certificate principal balance of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed Exchange Date. After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to $5,000.

The Securities Administrator will make the first distribution on a Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of any Exchangeable Certificates will reflect the characteristics of the related Exchangeable REMIC Certificates in the related REMIC Combination. Investors should also consider a number of factors that will limit a Certificateholder's ability to exchange Exchangeable REMIC Certificates for Exchangeable Certificates and vice versa:

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•	At the time of the proposed exchange, a Certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex [___].

A Certificateholder that does not own the certificates may be unable to obtain the necessary Exchangeable REMIC Certificates or Exchangeable Certificates.

A Certificateholder holding certificates needed for the exchange may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

Only the combinations listed on Annex III are permitted.

The proposed exchange cannot result in the certificates being issued in denominations less than the minimum denominations applicable to such certificates.

Pass-Through Rates

[The pass-through rate (the “Pass-Through Rate”) on the Class [__] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the trust fund is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Termination Date”), or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]% in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

[The Pass-Through Rate on the [Class [__]] Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [__]% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus [__]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.]

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Glossary

“Administration Fee Rate”:  With respect to each Mortgage Loan, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate[ and (iii) the rate at which the fee payable to the Credit Risk Manager is calculated].

“Allocated Realized Loss Amount”:  The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates or Class B Certificates and any Distribution Date is an amount equal to the sum of any realized loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

“Available Distribution Amount”: The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Master Servicer, the Securities Administrator, the Custodians, [the Credit Risk Manager ]or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans received during the related Prepayment Period); and (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date.

“Certificate Principal Balance”: The Certificate Principal Balance of an Offered Certificate or Class B Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of an Offered Certificate or a Class B Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under “Description of the Certificates – Allocation of Losses; Subordination” in this prospectus supplement and, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of any Subordinate Certificate deemed to have occurred in connection with allocations of realized losses in the manner described in this prospectus supplement.  The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Offered Certificates, the Class B Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class [__] Certificates is equal to approximately $[__________]. The initial Certificate Principal Balance of the Class [__] Certificates is equal to approximately $[__________].[ The initial Certificate Principal Balance of the Class P Certificates is equal to $100.]

“Class A Principal Distribution Amount”: The Class A Principal Distribution Amount is an amount equal to the sum of the Class [__] Principal Distribution Amount and the Class [___] Principal Distribution Amount.

“Class [__] Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last

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day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

“Class [__] Allocation Percentage”:  For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of the Certificate Principal Balances of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class [__] Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class [__]Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class [__] Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class [__]Certificates after taking into account the payment of the Class [__] Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

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“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class [__] Principal Distribution Amount”: The Class [__] Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class [__] Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Credit Enhancement Percentage”: The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

“Cut-off Date”: [_____________].

“Determination Date”: With respect to any Distribution Date, the [__]th day of the calendar month in which such Distribution Date occurs or, if such [__]th day is not a business day, the business day immediately preceding such [__]th day.

“Due Period”: For any Distribution Date and the Mortgage Loans serviced by the Servicer, the period commencing on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Extra Principal Distribution Amount”: The Extra Principal Distribution Amount for any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Increase Amount.

“Group I Allocation Percentage”: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

“Group I Interest Remittance Amount”: The Group I Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans minus any amounts payable or

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reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer[, the Credit Risk Manager] or the Securities Administrator.

“Group I Principal Distribution Amount”: The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans and (iv) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class [__] Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.  In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

“Group I Principal Remittance Amount”: The Group I Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer[, the Credit Risk Manager] or the Securities Administrator.

“Group II Allocation Percentage”: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

“Group II Interest Remittance Amount”: The Group II Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans minus any amounts payable or reimbursable to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Group II Principal Distribution Amount”: The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans and (iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class [__] Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.  In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

“Group II Principal Remittance Amount”: The Group II Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the

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Servicer, the Trustee, the Custodians, the Master Servicer, the Credit Risk Manager or the Securities Administrator.

“Interest Accrual Period”: The Interest Accrual Period for the Offered Certificates and the Class B Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

“Interest Carry Forward Amount”: The Interest Carry Forward Amount with respect to any class of Offered Certificates and Class B Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

“Interest Distribution Amount”: The Interest Distribution Amount for any class of Offered Certificates and Class B Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, the Servicer and shortfalls resulting from the application of the Relief Act or similar state or local laws.

“Interest Remittance Amount”: The Interest Remittance Amount for any Distribution Date is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

“Net Monthly Excess Cashflow”: The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Class A Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates and the Class B Certificates and the Principal Remittance Amount.

“Net WAC Pass-Through Rate”: The Net WAC Pass-Through Rate for any Distribution Date and (A) the Class [__] Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I Mortgage Loans in the prior calendar month minus the fees payable to the Servicer, the Master Servicer[ and the Credit Risk Manager] with respect to the Group I Mortgage Loans for such Distribution Date[ and the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event], in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

(B) the Class [__] Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II Mortgage Loans in the prior calendar month minus the fees payable to the Servicer, the Master Servicer [and the Credit Risk Manager] with respect to the Group II Mortgage Loans for such Distribution Date [and the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination

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Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event], in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

(C) the Mezzanine Certificates, is a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class [__] Certificates and (ii) the Net WAC Pass-Through Rate for the Class [__] Certificates.

(D) the Class B Certificates, is a rate per annum equal to (x) the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class [__] Certificates and (ii) the Net WAC Pass-Through Rate for the Class [__] Certificates.

“Net WAC Rate Carryover Amount”: With respect to any class of the Offered Certificates and any class of the Class B Certificates and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such certificates on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

“Overcollateralization Amount”: The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the Mortgage Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

“Overcollateralization Increase Amount”: An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the classes of Offered Certificates and Class B Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

“Overcollateralization Reduction Amount”: An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

[“Pre-Funded Amount”: The amount deposited by the depositor in the pre-funding account on the Closing Date for the mortgage loans, which amount is, approximately $[______], representing approximately [___]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.]

[“Pre-Funding Period”: The period from the Closing Date up to and including [_____ __, 20__], in which the sponsor may purchase subsequent mortgage loans for inclusion in the trust with amounts in the pre-funding account.]

“Prepayment Period”: For any Distribution Date and the Mortgage Loans serviced by the Servicer, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part and the period beginning on the sixteenth day of the month preceding the

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related Distribution Date and ending on the fifteenth day of the month of such Distribution Date with respect to prepayments in full.

“Principal Distribution Amount”: The Principal Distribution Amount for any Distribution Date is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

“Principal Remittance Amount”: The Principal Remittance Amount for any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

[“Remaining Pre-Funded Amount”: An amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent mortgage loans transferred to the trust fund during the Pre-Funding Period.]

“Required Overcollateralization Amount”: Initially, shall mean an amount equal to the product of (i) approximately [___]% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which may be decreased as described under “—Overcollateralization Provisions” in this prospectus supplement.

“Scheduled Principal Balance”: The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance of the Mortgage Loan as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

“Senior Interest Distribution Amount”: The Senior Interest Distribution Amount for any Distribution Date is equal to the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

“Stepdown Date”: The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in [____________] and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date), is greater than or equal to approximately [___]% and (ii) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

[“Subsequent Cut-off Date”: With respect to those subsequent mortgage loans sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such mortgage loan.]

“Subsequent Recoveries”:  As of any Distribution Date, amounts received during the related Prepayment Period by the Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a realized loss, after the liquidation or disposition of such defaulted Mortgage Loan, net of any amounts reimbursable to the Servicer related to obtaining such Subsequent Recovery.

[“Subsequent Transfer Date”: With respect to each subsequent transfer instrument, the date on which the subsequent mortgage loans are sold to the trust.]

“Trigger Event”: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more

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(including Mortgage Loans in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month exceeds [__]% of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] to [______ ____]	[___]%plus 1/12 of [___]%for each month thereafter
[______ ____] and thereafter	[___]%

 [“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:]

[•“Failure to Pay or Deliver,”]

[•“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and]

[•“Merger without Assumption” (but only with respect to the Swap Provider),]

[as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.]

[“Termination Events” under the Interest Rate Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:]

[•“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),]

[•“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and]

[•“Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.  In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer exercises the option to purchase the Mortgage Loans.  With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).]

[Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.  The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”]

[Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless, if

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applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement.  In the event that the Securities Administrator is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders, in accordance with the priorities set forth in this prospectus supplement.]

[Upon a Swap Early Termination, the Trustee, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement.  To the extent the Securities Administrator receives a Swap Termination Payment from the Swap Provider, the Trustee will apply all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider, the Trustee will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.]

[A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.”]

[If the Swap Provider’s long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Offered Certificates and the Class B Certificates, all as provided in the Interest Rate Swap Agreement (such provisions, the “Downgrade Provisions”).]

[The Supplemental Interest Trust will not be subject to any gross-up on its payments to the Swap Provider on account of any tax withholding.]

[On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in “—Overcollateralization Provisions” in this prospectus supplement, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:]

[first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;]

[second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;]

[third, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;]

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[fourth, sequentially, to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;]

[fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;]

[sixth, sequentially, to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;]

[seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”]

[eighth, sequentially to the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow; ]

[ninth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and]

[tenth, to the Class CE Certificates, any remaining amounts.]

[In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.]

[The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.]

 [Regulation AB compliant description of the Swap Provider.]

Permitted Investments

To the extent provided in the Pooling and Servicing Agreement, amounts on deposit in a Eligible Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the Pooling and Servicing Agreement, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments shall be paid to the Servicer under the Pooling and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two business days of

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receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

(i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the applicable credit rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

(iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Certificate Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

(viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

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Interest Distributions on the Offered Certificates and the Class B Certificates

For the purposes of the foregoing distributions, only Exchangeable REMIC Certificates are deemed to be outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates.”

Holders of the Offered Certificates and the Class B Certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable Pass-Through Rates thereon, in the priorities set forth below.

(A) On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;]

second, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to the Class [__] Certificates; and

third, concurrently, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to each such class, to the extent remaining unpaid after distribution of the Group II Interest Remittance Amount as set forth in clause (B) below, on a pro rata basis, based on the entitlement of each such class.

(B) On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;]

second, concurrently, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to each such class, on a pro rata basis, based on the entitlement of each such class; and

third, to the holders of the Class [__] Certificates, the Senior Interest Distribution Amount allocable to the Class [__] Certificates, to the extent remaining unpaid after distribution of the Group I Interest Remittance Amount as set forth in clause (A) above.

(C) On each Distribution Date, following [the deposit of the Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Trust as described in clauses (A) and (B) above] and the distributions of interest to the holders of the Class A Certificates as described in clauses (A) and (B) above, any Group I Interest Remittance Amount and any Group II Interest Remittance Amount remaining will be distributed in the following order of priority:

[first, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates;

second, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates;

third, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates; and

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fourth, to the holders of the Class [__] Certificates, the Interest Distribution Amount allocable to the Class [__] Certificates.]

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer or the Master Servicer will be allocated [first, to Net Monthly Excess Cashflow [and payments received under the Interest Rate Swap Agreement] according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, second, to the Class [__] Certificates, third, to the Class [__] Certificates, fourth, to the Class [__] Certificates, fifth, to the Class [__] Certificates, sixth, to the Class [__] Certificates and seventh, to the Class A Certificates], on a pro rata basis, based on their respective Senior Interest Distribution Amounts before such reduction. The holders of the Offered Certificates and the Class B Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under “—Overcollateralization Provisions” in this prospectus supplement.

With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates or Class B Certificates will result and payments of Interest Carry Forward Amounts to such classes of Offered Certificates or Class B Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates and the Class B Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.

Except as otherwise described in this prospectus supplement, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance of the certificates of each class.

Calculation of One-Month LIBOR

With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Offered Certificates and the Class B Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an “Interest Determination Date”), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related “Interest Determination Date”). “One-Month LIBOR” means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of [__]%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may

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replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and “Reserve Interest Rate” shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Offered Certificates and the Class B Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Distributions on the Offered Certificates and the Class B Certificates

For the purposes of the foregoing distributions, only Exchangeable REMIC Certificates are deemed to be outstanding. For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates.”

On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates and Class B Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates.

(A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;]

second, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class [__] Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount as described below, until the Certificate Principal Balance of each such class has been reduced to zero.

(B) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;]

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second, sequentially, to the holders of the Class [__] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

third, to the holders of the Class [__] Certificates, after taking into account the distribution of the Group I Principal Distribution Amount as described above, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.

(C) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

first, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

second, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__]  Certificates has been reduced to zero.]

(D) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;]

second, to the holders of the Class [__] Certificates, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

third, sequentially, to the holders of the Class [__] Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount, as described below, up to an amount equal to the amount, if any, of the Class [__] Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of each such class has been reduced to zero.]

(E) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

[first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;]

second, sequentially, to the holders of the Class [__] Certificates, in that order, the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero; and

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third, to the holders of the Class [__] Certificates, after taking into account the distribution of the Group I Principal Distribution Amount, as described above, up to an amount equal to the amount, if any, of the Class [__] Principal Distribution Amount remaining unpaid on such Distribution Date until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

(F) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

[first, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class [__] Certificates under (D) and (E) above, and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

second, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above and to the holders of the Class [__] Certificates under clause first above, and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, to the holders of the Class [__] Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above, to the holders of the Class [__] Certificates under clause first above, to the holders of the Class [__] Certificates under clause third above and (y) the Class [__] Principal Distribution Amount, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero]

The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of realized losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Mezzanine Certificates and the Class B Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates and the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates and the Class B Certificates.

Distributions with Respect to Exchangeable Certificates

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of the related Exchangeable Certificates, such Exchangeable Certificates will be entitled to (a) interest distributions at the applicable pass-through rate on the outstanding Class Principal Balance in the same priority as the Exchangeable REMIC Certificates that are exchanged therefore and (b) a proportionate share of the principal distributions on each class of Exchangeable REMIC Certificates entitled to principal in the related REMIC Combination, in the order of priority assigned to such Exchangeable REMIC Certificates. In addition, such Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of Exchangeable REMIC Certificates in the related REMIC Combination.

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Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Offered Certificates are outstanding.

All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicing Fee(1)(2)	___bp	Mortgage Loan Interest Collections
Trustee Fee	___bp	Master Servicing Fee
Servicer Fee	___bp	Master Servicing Fee

(1)   Master servicing fee including securities administrator, paying agent and certificate registrar fees.  The Master Servicer receives a single combined fee that covers all of these functions.  The Master Servicer performs these functions.

(2) Master Servicer pays trustee and servicer fees out of its fee.
(3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in [___________]:

[_________] through [__________]	Prepayment Period for prepayments received from Mortgage Loans:

Principal prepayments received by the Servicer during the related Prepayment Period ([_________] through [_______]) will be deposited into the Servicer’s Collection Account for remittance to the Master Servicer on the Servicer Remittance Date.

[_______]	Servicer Remittance Date:
The Servicer will remit collections, advances and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Distribution Account as specified in the Pooling and Servicing Agreement.

[_______]	Record Date:	Distributions will be made to Certificateholders of record for all applicable classes as of the business day immediately before the related Distribution Date.
[_______]	Distribution Date:
On the [____]th day of each month (or if the [____]th day is not a business day, the next business day), the Securities Administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account.

Succeeding months follow the same pattern.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described

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in this section, the Interest Rate Swap Agreement, as described under “—The Interest Rate Swap Agreement and the Interest Rate Swap Provider” and overcollateralization, as described under “—Overcollateralization Provisions” in this prospectus supplement.

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates.  This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford holders of the Class A Certificates protection against realized losses.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

In addition, (i) the rights of the holders of the [Class [__] Certificates will be senior to the rights of holders of the Class [__], Class [__], Class [__] and Class CE Certificates, (ii) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class [__], Class [__] and Class CE Certificates, (iii) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class [__] and Class CE Certificates and (iv) the rights of the holders of the Class [__] Certificates will be senior to the rights of the holders of the Class CE Certificates.]  This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against realized losses.

Overcollateralization Provisions

[The weighted average Mortgage Rate for the Mortgage Loans, less the Administration Fee Rate and the amount, expressed as a per annum rate of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event, is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates and the Class B Certificates, thus generating excess interest collections which, in the absence of realized losses, will not be necessary to fund interest distributions on the Offered Certificates and Class B Certificates.  Additional excess interest will be generated by the portion of the Mortgage Pool represented by the Overcollateralization Amount.  The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates and Class B Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.]

[With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, owed to such holders in accordance with the priorities set forth under “—Allocation of Extra Principal Distribution Amount” below;

second, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

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third, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

fourth, to the holders of the Class [__] Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class [__] Certificates;

fifth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

sixth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

seventh, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

eighth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

ninth, to the holders of the Class [__] Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to the Class [__] Certificates;

tenth, concurrently to the holders of the Class A Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls on the related Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related Mortgage Loans;

eleventh, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

twelfth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

thirteenth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

fourteenth, to the holders of the Class [__] Certificates, in an amount equal to the Class [__] Certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

fifteenth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the Pooling and Servicing Agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates and the Class B Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

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[sixteenth, to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider, due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; ]

seventeenth, to the holders of [the Class P Certificates and] Class CE Certificates as provided in the Pooling and Servicing Agreement; and

eighteenth, to the holders of the Residual Certificates, any remaining amounts.]

[On each Distribution Date, after making the distributions required under “Interest Distributions on the Offered Certificates and the Class B Certificates”, “Principal Distributions on the Offered Certificates and the Class B Certificates” and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Class A Certificates, the Mezzanine Certificates and the Class B Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority:

(A) concurrently, to each class of Class A Certificates, in respect of the related Net WAC Rate Carryover Amount for such Distribution Date, on a pro rata basis, based on the entitlement of each such class; and

(B) sequentially, to the holders of the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date.

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Offered Certificates, the Class B Certificates and the Class P Certificates by an amount equal to approximately $[__], which is equal to the initial Certificate Principal Balance of the Class CE Certificates.  This amount represents approximately [__]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Overcollateralization Amount is required to be maintained at the “Required Overcollateralization Amount.”  In the event that realized losses are incurred on the Mortgage Loans, such realized losses may result in an overcollateralization deficiency since the realized losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates and the Class B Certificates. In the event of an overcollateralization deficiency, the Pooling and Servicing Agreement requires the payment from Net Monthly Excess Cashflow [and any Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement,] subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates and the Class B Certificates in reduction of the Certificate Principal Balances of the Offered Certificates and the Class B Certificates. These payments have the effect of accelerating the amortization of the Offered Certificates and the Class B Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralization Amount..]

[On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease (“step down”), to a level equal to approximately [__]% of the then current aggregate outstanding principal balance of the Mortgage Loans (after giving effect to principal payments to be distributed on the related Distribution Date), subject to a floor equal to the product (i) [__]% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates and the Class B Certificates on the related Distribution Date shall be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above.]

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[With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates and the Class B Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount.  However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.]

Allocation of Extra Principal Distribution Amount

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Extra Principal Distribution Amount shall be distributed as follows:

first, concurrently, to the holders of the Class A Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that the pro rata allocation to the [Class [__] Certificates pursuant to this clause shall be based on the total Certificate Principal Balance of the Class [__] Certificates, but shall be distributed to the Class [__]] Certificates on a sequential basis, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

second, sequentially, to the holders of the [Class [__], Class [__], Class [__] and Class [__]] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Offered Certificates and the Class B Certificates shall be entitled to receive distributions in respect of principal to the extent of the Extra Principal Distribution Amount in the following amounts and order of priority:

[first, (a) the lesser of (x) the Group I Principal Distribution Amount and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, and (b) the lesser of (x) the Group II Principal Distribution Amount and (y) the Class [__] Principal Distribution Amount, shall be distributed sequentially to the holders of the Class [__] Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A Certificates under clause first above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above and to the holders of the Class [__] Certificates under clause second above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; and

fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above, to the holders of the Class [__] Certificates under clause second above and to the holders of the Class [__]Certificates under clause third above, and (y) the Class [__] Principal Distribution Amount, shall be distributed to the holders of the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

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Allocation of Losses; Subordination

With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys’ fees) towards interest and principal owing on the Mortgage Loan.  The amount of loss realized and any Bankruptcy Losses are referred to in this prospectus supplement as “realized losses.”  In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the Servicer or the Master Servicer for P&I Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the Servicer, or the Master Servicer out of any funds in the related collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the Servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the realized loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

Any realized losses on the Mortgage Loans will be allocated on any Distribution Date: [first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates [and to Net Swap Payments received from the Swap Provider under the Interest Rate Swap Agreement for that purpose,] third, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__]Certificates has been reduced to zero, fourth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, fifth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero and sixth, to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.]

The Class [___] Certificates are Exchangeable REMIC Certificates. In the event Class [_____] Certificates are exchange for related Exchangeable Certificates, losses allocated to the Class [______] Certificates will be allocated to these Exchangeable Certificates.

 [The Pooling and Servicing Agreement does not permit the allocation of realized losses to the Class A Certificates or Class P Certificates. Investors in the Class A Certificates should note that although realized losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.]

Except as described below, once realized losses have been allocated to the Mezzanine Certificates and the Class B Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below).  [However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates and the Class B Certificates from Net Monthly Excess Cashflow and from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under “—Overcollateralization Provisions” and “—The Interest Rate Swap Agreement and the Swap Provider” above.]

Any allocation of a realized loss to a Mezzanine Certificate or Class B Certificate will be made by reducing the Certificate Principal Balance of that Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the realized loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Mezzanine Certificate or Class B Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of realized losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and from amounts on deposit in the Supplemental Interest Trust.

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A “Bankruptcy Loss” is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a “Deficient Valuation” is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A “Debt Service Reduction” is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under “Description of the Certificates” in this prospectus supplement and the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a realized loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries [but only to the extent that such certificate has not been reimbursed for the amount of such realized loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under “Description of the Certificates—Overcollateralization Provisions” and from amounts on deposit in the Supplemental Interest Trust as described under “Description of the Certificates—The Interest Rate Swap Agreement and the Swap Provider” in this prospectus supplement.]  Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

P&I Advances

Subject to the limitations set forth in the following paragraph, the Servicer will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date (as defined in the Pooling and Servicing Agreement), its own funds, or funds in the related collection account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the related advance will be equal to the aggregate of all scheduled payments of principal and interest, net of the related Servicing Fees, that were due during the related Due Period on the related Mortgage Loans and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (net of the related Servicing Fees).  These advances are referred to in this prospectus supplement as “P&I Advances”.

P&I Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on the related Mortgage Loan. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on any Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws.  All P&I Advances will be reimbursable to the Servicer or the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer or the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer or the Master Servicer out of any funds in the collection account prior to the distributions on the certificates. In the event that the Servicer fails in its obligation to make any required P&I Advance, a successor servicer will be obligated to make the P&I Advance on the Distribution Date for which the Servicer was required to make such P&I Advance, to the extent required in the Pooling and Servicing Agreement.

In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless the Servicer determines that the advance would not be recoverable.  In no event will the Servicer be obligated to advance the balloon payment due on any Balloon Loan.

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The Pooling and Servicing Agreement also provides that the Servicer may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of the Servicer to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the Servicer. The Pooling and Servicing Agreement also provides that the Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders.

Upon an Event of Default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer may terminate the Servicer and the Master Servicer will, or under certain circumstances, the Serviceror its designee may, appoint a successor servicer.  In any event the successor servicer must be an approved servicer as described in this prospectus supplement under “Certain Matters Regarding [] as Servicer”.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each holder of a certificate, a statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator’s internet website located at [__________].  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

[Credit Enhancement Provider]

[Provide Regulation AB compliant description of any providers of credit enhancement within the meaning of Item 1114 of Regulation AB]

THE ORIGINATORS

General

[____], [_____ and  [____] are the originators of the Mortgage Loans with respect to approximately [___]%, [___]% and [___]%, respectively, of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, along with various originators, none of which has originated more than 10% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage

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loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

For a description of the underwriting guidelines applicable to the Mortgage Loans purchased from [__________] and certain other information with respect to [__________], see “The [Mortgage] [Contract] Pool—Underwriting Standards” in this Prospectus Supplement.]

[[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units. ]

For a description of [________]’s underwriting guidelines, see “The [Mortgage][Contract] Pool—Underwriting Standards—[__________]”.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

ISSUING ENTITY

Home Equity Loan Trust [_______] is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [______](the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the [Mortgage Loans][Contracts] and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.  The foregoing restrictions are contained in the Pooling and Servicing Agreement.  These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Pooling and Servicing Agreement, see “Description of the Agreements — Amendment” in the base prospectus.

The assets of the issuing entity will consist of the [Mortgage Loans][Contracts] and certain related assets.

The issuing entity’s fiscal year end is [______].

THE DEPOSITOR

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison

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Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

*        The Sponsor did not securitize any mortgage loans in 2008 or 2009.
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THE SERVICER

General

Primary servicing of the Mortgage Loans will be provided by [______] (the “Servicer”) pursuant to the Pooling and Servicing Agreement.  The Master Servicer will be required to monitor the Servicer’s performance under the Pooling and Servicing Agreement.  In the event of a default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against the Servicer.

The Servicer or the Master Servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the Pooling and Servicing Agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the Servicer or the Master Servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The Master Servicer or Servicer may also waive or modify any term of a loan so long as the Master Servicer or Servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the Servicer out of liquidation proceeds in accordance with the Pooling and Servicing Agreement), the repurchase price for any mortgage loans repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Eligible Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.  Amounts on deposit in a Eligible Account may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Pooling and Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.  On the date specified in the Pooling and Servicing Agreement, the Servicer will withdraw or cause to be withdrawn from the applicable Eligible Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds.  See “Pooling and Servicing Agreement — Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account” in this prospectus supplement.

[Servicer Name]

[The Servicer has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since[_____], and non prime mortgage loans since[_____].  The Servicer is [one of the largest third-party subprime mortgage loan servicers in the United States].  The Servicer and its related companies currently employ more than [_____] people worldwide with domestic residential mortgage loan servicing and processing centers in _____,_____ and _____, _____.   The Servicer specializes in the management of [sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets]. The

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Servicer’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

 As of December 31, 20__, the Servicer provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $[____], substantially all of which are being serviced for third parties, including loans in over [_____] securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by the Servicer at the end of each of the indicated periods.
[Subprime] Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of December 31, 2006	Aggregate Principal Balance as of December 31, 2007	Aggregate Principal Balance as of December 31, 2008	Aggregate Principal Balance as of December 31, 2009

$[_____]	$[_____]	$[_____]	$[_____]	$[_____]

Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by the Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in the Servicer’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the the next monthly due date [which is know as the OTS Method][on the last business day immediately prior to the next monthly due date, which is know as the MBA Method].  The Servicer’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for the Servicer’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

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Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2005						As of December 31, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2007						As of December 31, 2008
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%		$		%		%
60-860 days		$		%		%		$		%		%
90 d90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

As of December 31, 2009
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%
Period of Delinquency
30-530 days		$		%		%
60-860 days		$		%		%
90 d90 days or more		$		%		%
Total Delinquent Loans		$		%		%
Loans in Foreclosure		$		%		%

Real Estate Owned
(Dollars in Thousands)

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	As of December 31, 2005				As of December 31, 2006				As of December 31, 2007				As of December 31, 2008
	By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans	By Dollar Amount

Total Portfolio			$				$				$			$
Foreclosed Loans			$				$				$			$
Foreclosure Ratio		%		%		%		%		%		%	%		%

As of December 31, 2009
	By No. of Loans		By Dollar Amount

Total Portfolio			$
Foreclosed Loans			$
Foreclosure Ratio		%

Loan Gain/(Loss) Experience
(Dollars in Thousands)
	As of December 31, 2005		As of December 31, 2006		As of December 31, 2007		As of December 31, 2008

Total Portfolio	$		$		$		$
Net Gains/(Losses)	$		$		$		$
Net Gains/(Losses) as a Percentage of Total Portfolio		%		%		%		%

As of December 31, 2009

Total Portfolio	$
Net Gains/(Losses)	$
Net Gains/(Losses) as a Percentage of Total Portfolio		%

Prior Securitizations

[In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which the Servicer was serving as servicer, the Servicer has not been terminated as a servicer in any of those transactions, and the Servicer has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.]]

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[Other Servicer Regulation AB compliant disclosure description]

Servicing and Other Compensation and Payment of Expenses

The Servicer will provide customary servicing functions with respect to the Mortgage Loans. Among other things, the Servicer is obligated under some circumstances to make P&I Advances with respect to the related Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the Pooling and Servicing Agreement, as applicable.

In instances in which a mortgage  loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the [mortgage loan][contract] were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the interest rate, forgiving payments of principal, interest or other amounts owed under the [mortgage loan][contract], such as taxes or insurance premiums, extending the final maturity date of the [mortgage loan][contract], capitalizing delinquent interest and other amounts owed under the [mortgage loan][contract], or any combination of these or other modifications. Any modified [mortgage loan][contract] may remain in the related issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Approximately ___% of the contracts, by aggregate outstanding principal balance as of the cut-off date, were subject to an interest rate reduction, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of principal, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a forgiveness of interest, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the final maturity date, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a principal forbearance, approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to a capitalization of delinquent interest, and approximately ___% of the mortgage loans, by aggregate outstanding principal balance as of the cut-off date, were subject to an extension of the amortization of the mortgage loan. The principal compensation to be paid to the Servicer in respect of the servicing activities performed by the Servicer will be a servicing fee (the “Servicing Fee”) calculated at a per annum rate (the “Servicing Fee Rate”) equal to [ ]% with respect to each Mortgage Loan serviced by the Servicer on the Scheduled Principal Balance of each such Mortgage Loan. As additional servicing compensation, the Servicer are entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the related Mortgage Loans [(with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates)], to the extent collected from mortgagors, together with any interest or other income earned on funds held in the related collection account and any related escrow account.  The Servicer is entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement) with respect to the related Mortgage Loans.

In general, the Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date with Compensating Interest on such Distribution Date; provided that the Servicer is only required to pay Compensating Interest in an amount up to the Servicing Fee payable to the Servicer.  The Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the related Mortgage Loans in connection with their responsibilities under the Pooling and Servicing Agreement and is entitled

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to reimbursement for these expenses as provided in the Pooling and Servicing Agreement .  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Retained Interest, Servicing Compensation and Payment of Expenses” in the prospectus for information regarding expenses payable by the Servicer.

THE MASTER SERVICER

[General]

 [ ____________] acts as Master Servicer pursuant to the Agreement.  The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Trustee] against the defaulting Servicer.  As of __________, [ ___] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

[Describe any material changes in [                 ]’s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]]

Master Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be a master servicing fee calculated at a rate set forth in the Pooling and Servicing Agreement on the Scheduled Principal Balance of each Mortgage Loan (the “Master Servicing Fee Rate”) together with any interest or other income earned on funds held in the Distribution Account.  With respect to each Mortgage Loan and for any calendar month, the Master Servicer will receive an amount equal to one-twelfth of the product of [__]% multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month.

In the event that the Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amount up to the master servicing fee payable to the Master Servicer on such Distribution Date.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and  (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have

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been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

THE TRUSTEE

[           ] will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at [            ] or at such other address as the Trustee may designate from time to time.

[Describe the extent of [            ]’s prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of [fixed][adjustable] rate mortgage loans secured by [Multifamily Property][Commercial Property][Mixed-Use Property].]

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the pooling and servicing agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3.
Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.  Such rights and powers may include:

1.
Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

2.	The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties,

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liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Pooling and Servicing Agreement.

3.
Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

For further discussion of the duties of the Trustee, please see “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Duties of the Trustee” in the base prospectus.

The Master Servicer will pay the Trustee the trustee’s fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation, attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of the Servicer under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements or by reason of reckless disregard, of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements.

THE SECURITIES ADMINISTRATOR

[          ], as the Securities Administrator under the Pooling and Servicing Agreement, will perform certain securities and tax administration services for the Trust for so long as it or one of its affiliates is the Master Servicer. The Securities Administrator’s corporate trust office is located at [           _______________]or at such other address as the Securities Administrator may designate from time to time.

The Securities Administrator may resign at any time including at such time as the Master Servicer is removed or terminated, in which event the Depositor will be obligated to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property, or if the Master Servicer is terminated or removed.  Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator reasonably acceptable to the Trustee. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.  The Securities Administrator and the Master Servicer will be indemnified by the Trust Fund for certain expenses as provided in the Pooling and Servicing Agreement.

THE CUSTODIANS

Approximately [___]% of the mortgage loan files with respect to the Mortgage Loans by aggregate principal balance as of the Cut-off Date, will be held by [ ], pursuant to a custodial agreement to be entered into among [       ], as Trustee, [          ], in its capacity as a custodian, and

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the Servicer. For additional information about [             ] see “The Master Servicer” in this prospectus supplement.

Approximately [___]% of the mortgage loan files with respect to the Mortgage Loans by aggregate principal balance as of the Cut-off Date, will be held by [          ], pursuant to a custodial agreement to be entered into among [       ], as Trustee, [          ], as a custodian, and the Servicer. [Regulation AB compliant description of [              ].]

[THE CREDIT RISK MANAGER]

[[             ], as credit risk manager for the trust (the “Credit Risk Manager”) will monitor the performance of the Servicer, and make recommendations to the Servicer and/or Master Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the Servicer and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a “Credit Risk Manager’s Fee” until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to [ ]% per annum of the then current aggregate principal balance of the Mortgage Loans.]

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued under the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of [______ __, ____] among the Depositor, [the Servicer,] the Master Servicer, the Securities Administrator and the Trustee, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof; [and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider.] For the avoidance of doubt, the trust fund does not include the Supplemental Interest Trust.  Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the

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Trustee and the Servicer pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, prior to the closing date, the Depositor will deliver or cause to be delivered to the Trustee (or the related Custodian, as the Trustee’s agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit.  The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee’s interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

On or prior to the Closing Date, the Trustee or the related Custodian on its behalf will review the Mortgage Loans and the Related Documents pursuant to the related Custodial Agreement and, if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee or the Servicer, the Sponsor will be obligated either to (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed P&I Advances and servicing advances made by the Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.  The Purchase Price will be required to be remitted to the Servicer for deposit in the related Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, the Sponsor will be required to remit to the Servicer, as applicable, for deposit in the related Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises an amount (the “Substitution Shortfall Amount”) equal to the excess of the principal balance of the related Deleted Mortgage Loan over the principal balance of such Qualified Substitute Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) if such mortgage loan is an adjustable-rate mortgage loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the Mortgage Loan being replaced; (viii)

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have the same lien priority on the related mortgaged property as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a “high cost”, “covered” or “predatory” loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico or Illinois; and (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan.  Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii) or (iv) above (or certain other representations and warranties made by the Sponsor with respect to any Group I Mortgage Loan), shall be deemed to materially and adversely affect the interests of the certificateholders in the related Group I Mortgage Loan.  If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust.  The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders.

Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The Servicer will establish and maintain or cause to be maintained a separate trust account (each, a “Collection Account”) for the benefit of the certificateholders. Each Collection Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by the Servicer of amounts in respect of the related Mortgage Loans (excluding amounts representing the related Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the related Collection Account.  Amounts so deposited by the Servicer may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator.  All investment income on funds in the Collection Account established and maintained by the Servicer shall be for the benefit of the Servicer.

The Securities Administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted to it by the Servicer for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust.  The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement).  Amounts on deposit therein may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

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Certain Matters Regarding [____] as Servicer

The Pooling and Servicing Agreement provides that [ ] (“[ ]”), in its capacity as the Servicer under the Pooling and Servicing Agreement, may not resign from its obligations and duties under the Pooling and Servicing Agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee or (2) upon the satisfaction of the following conditions:

(a) [ ] has proposed a successor servicer to the Depositor, the Sponsor and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

(b) the proposed successor servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor servicer has a rating of at least “Above Average” by S&P and either a rating of at least “RPS2” by Fitch or a rating of at least “SQ2” by Moody’s;

(c) the Rating Agencies have confirmed to the Trustee that the appointment of the proposed successor servicer as the servicer under the Pooling and Servicing Agreement will not result in the reduction or withdrawal of the then current ratings of the Offered Certificates; and

(d) the proposed successor servicer has a net worth of at least $25,000,000.

A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an “approved servicer.”

Events of Default

Upon the occurrence of events of default described under “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus, the Servicer may be removed as a servicer of the related Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.  As further described in, and in accordance with the provisions of the Pooling and Servicing Agreement, upon the removal of the Servicer after the occurrence of an Event of Default, a successor to the Servicer (which may be the Master Servicer will become the successor to the Servicer under the Pooling and Servicing Agreement; provided, however that, under certain circumstances, [ ] or its designee may designate a successor servicer with respect to the Mortgage Loans if it has been terminated as the servicer under the Pooling and Servicing Agreement.  Any successor servicer appointed by [ ] or its designee must qualify as a successor servicer under the Pooling and Servicing Agreement and be approved by the Rating Agencies (by written confirmation that such appointment of a successor servicer would not result in the reduction or withdrawal of the rating of any outstanding class of certificates).  Any proceeds received in connection with the appointment of a successor servicer shall be the property of [ ] or its designee.  Any successor to [ ] appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $25,000,000.  See “Description of the Agreements–Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements–Events of Default under the Agreement” and “–Rights Upon Events of Default under the Agreements” in the prospectus.

Voting Rights

[At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates, [other than the Exchangebable Certificates], the Mezzanine Certificates, the Class B Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class

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P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates.]

In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the voting rights of each class of Exchangeable REMIC Certificates in the related REMIC Combination.

The initial owner of the Residual Certificates is [____________].

Termination

The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in “Description of the Securities–Termination” in the prospectus. The Master Servicer, or if the Master Servicer fails to exercise such option, [              ] (either the Master Servicer or [          ], the “Terminator”), will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  In the event the Terminator exercises the option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicer, the Master Servicer and the Securities Administrator as of the termination date and any Swap Termination Payment payable to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement (the “Termination Price”).  In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Certificates and the Class B Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Offered Certificates and the Class B Certificates at the then applicable Pass–Through Rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates and the Class B Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.  The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement.  See “Description of the Securities–Termination” in the prospectus.

The Securities Administrator shall give notice of any termination to the Certificateholders, upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.

In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicer, the Master Servicer, the

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Trustee and the applicable Custodian from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the applicable Custodian and the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement prior to making any final distributions. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

In the event that the Terminator purchases all the Mortgage Loans or the final payment on or other liquidation of the last Mortgage Loan, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

(ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

At the expense of the Terminator (or, if the Trust Fund is being terminated as a result of the Last Schedule Distribution Date, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

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By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

Optional Purchase of Defaulted Mortgage Loans

As to any Mortgage Loan which is delinquent in payment by 90 days or more, [           ] or an affiliate of [             ] may, at its option, purchase such Mortgage Loan from the Trust at the Purchase Price for such Mortgage Loan, under the circumstances described in the Pooling and Servicing Agreement.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

For federal income tax purposes (i) the Residual Certificates will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Offered Certificates and the Class [__] Certificates (exclusive of any right of the holder of such certificates to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts or from the Supplemental Interest Trust [or the obligation to make payments to the Supplemental Interest Trust]), the Class P Certificates and the Class CE Certificates will represent the “regular interests” in, and will be treated as debt instruments of, a REMIC.  See “Material Federal Income Tax Considerations–REMICs” in the prospectus.

For federal income tax purposes, the Class [__] Certificates and Class [__] Certificates will, and the remaining classes of the Offered Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the adjustable-rate Mortgage Loans will prepay at a rate equal to 100% PPC (calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement) and the fixed-rate Mortgage Loans will prepay at a rate equal to 100% PPC calculated based on the assumed prepayment rates set forth under “Yield on the Certificates—Weighted Average Lives” in this prospectus supplement).  No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consideration–General” and “–REMICs–Taxation of Owners of Regular Securities” in the prospectus.

The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

The Internal Revenue Service (the “IRS”) has issued original issue discount regulations (the “OID Regulations”) under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

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In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

[If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates. ]

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder.  Holders of such certificates are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize such premium.  See “Material Federal Income Tax Considerations– REMICs—Taxation of Owners of Regular Securities” in the Prospectus.

Each holder of an Offered Certificate or Class [__] Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from [either] the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount [and the obligation to make payments to the Supplemental Interest Trust].  The Reserve Fund, [the Interest Rate Swap Agreement and the Supplemental Interest Trust] [is] [are] not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate or a Class [__] Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate [computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate or a Class [__] Certificate may exceed the actual amount of distributions on the Offered Certificate or a Class [__] Certificate.]

The treatment of amounts received by a holder of an Offered Certificate or a Class [__] Certificate under such holder’s right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder’s purchase price allocable thereto.  Under the REMIC Regulations, each holder of an Offered Certificate or Class [__] Certificate must allocate its purchase price for the Offered Certificate or Class [__] Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The correct treatment of such payments is uncertain. The Securities Administrator will, as required, treat payments made to the holders of the Offered Certificates and Class [__] Certificates with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”).  The OID Regulations provide that the Trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust’s allocation.  For tax reporting purposes, the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of Net WAC Rate Carryover Amount with respect to the Offered Certificates and Class B Certificates may be treated as having more than insignificant value as provided in the pooling and servicing agreement.  Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it.  Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount as discrete property rights.  Holders of the Offered Certificates and Class [__] Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates.  Treasury regulations have

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been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.  However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code.  Therefore, holders of the Offered Certificates and Class [__] Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates.  If the Securities Administrator’s treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

Any payments made to a beneficial owner of an Offered Certificate or a Class [__] Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated by the Securities Administrator as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. [In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate or Class [__] Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess will be treated by the Securities Administrator as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amount for such taxable year. Although not clear, net income or a net deduction with respect to any Net WAC Rate Carryover Amount should be treated as ordinary income [or as an ordinary deduction and, in the case of an individual, any ordinary deduction may be treated as a miscellaneous itemized deduction and subject to substantial limitations on its use. Holders of the Offered Certificates and Class [__] Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.]

Because a beneficial owner of any Net WAC Rate Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate or a Class [__] Certificate may have income that exceeds cash distributions on the Offered Certificate or Class [__] Certificate, in any period and over the term of the Offered Certificate or Class [__] Certificate. As a result, the Offered Certificates and Class [__] Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amount would be subject to rules applicable to miscellaneous itemized deductions.

Upon the sale of an Offered Certificate or a Class [__] Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Certificate or Class [__] Certificate, as the case may be. A holder of an Offered Certificate or a Class [__] Certificate will have gain or loss from such a termination of the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund [and the Supplemental Interest Trust] in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss.  Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

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It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount.  Holders of the Offered Certificates and Class [__] Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

The REMIC regular interest component of each Offered Certificate and Class [__] Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in at least the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of each Offered Certificate and Class [__] Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates and Class [__] Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. In addition, on Offered Certificates or Class [__] Certificates obligations to make deemed payments may prevent an entity holding such certificates from qualifying as a REMIC.

Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Certificates and Class [__] Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC.  In addition, any amounts received from the Reserve Fund [and the Supplemental Interest Trust] will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the class or classes of Exchangeable REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the grantor trust, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each Exchangeable REMIC Certificate corresponding to that class of Exchangeable Certificates. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each Exchangeable REMIC Certificate underlying that Exchangeable Certificate as described above. If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying Exchangeable REMIC Certificates other than in an exchange described under ["Description of the Certificates—Exchangeable Certificates"] in this Prospectus Supplement, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying Exchangeable REMIC Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more Exchangeable REMIC Certificates, those Exchangeable REMIC Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more Exchangeable REMIC Certificates underlying an Exchangeable Certificate were aggregated for OID

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purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for multiple Exchangeable REMIC Certificates underlying the Exchangeable Certificate, (ii) sell one of those Exchangeable REMIC Certificates and (iii) retain one or more of the remaining related Exchangeable REMIC Certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying Exchangeable REMIC Certificates sold and the related Exchangeable REMIC Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss relating to the Exchangeable REMIC Certificates sold using its basis allocable to those Exchangeable REMIC Certificates. Also, the beneficial owner then must treat the Exchangeable REMIC Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those Exchangeable REMIC Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the Exchangeable REMIC Certificates retained based on the beneficial owner's basis in those Exchangeable REMIC Certificates.

As a result, when compared to treating each Exchangeable REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument, aggregating the Exchangeable REMIC Certificates underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Securities Administrator. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Securities Administrator's lack of information necessary to report computations that might be required by Section 1286 of the Code, the Securities Administrator will treat each Exchangeable REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Exchangeable REMIC Certificates underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Exchangeable REMIC Certificates underlying the Exchangeable Certificates should be aggregated for OID purposes.

If a beneficial owner of one or more Exchangeable REMIC Certificates exchanges them for the related Exchangeable Certificates in the manner described under ["Description of the Certificates—Exchangeable Certificates"] in this Prospectus Supplement, the exchange will not be taxable. In such a.case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related Exchangeable REMIC Certificates that it owned immediately prior to the exchange.

For further information regarding federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Considerations—REMICs” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the amended and restated underwriting agreement, dated as of [______ __, ____] and a terms agreement dated as of [______ __, ____] (collectively, the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be [___]% of the aggregate initial Certificate Principal Balance of the Offered Certificates.  In connection with the purchase

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and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter’s right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

SECONDARY MARKET

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so.  There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under “Description of the Certificates–Reports to Certificateholders” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

LEGAL MATTERS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from [         ] (“[         ]”), [         ] (“[      ]”) and [       ] (“[         ]”):

Offered Certificates	[ ]	[ ]	[ ]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]
Class [__]	[___]	[___]	[___]

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled.  The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans.  The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated.  The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.  In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts.

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A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians.  There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty],  the Securities Administrator or the Custodians.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

LEGAL INVESTMENT

The Offered Certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase

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any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the Prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those Certificates.  See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Mortgage Loans.

Application of the Underwriter’s Exemption

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The U.S. Department of Labor has granted individual administrative exemptions to the Underwriters (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the Mortgage Loans and to certificates that qualify for the Exemption and represent fractional undivided interests in an entity like the Issuing Entity consisting of Mortgage Loans like the Mortgage Loans.

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the prospectus.  It is

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expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates, other than the Residual Certificates (excluding the right to receive payments from the Supplemental Interest Trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

The rating of an Offered Certificate may change.  If a class of Offered Certificate is no longer rated at least BBB- or Baa3, an Offered Certificate of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the  Offered Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any Offered Certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the Securities Administrator unless the Securities Administrator receives the following:

●    a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

●    if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

●    an opinion of counsel satisfactory to the Securities Administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Securities Administrator, the Depositor, the Sponsor or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

ERISA Considerations with respect to the Interest Rate Swap Agreement

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Offered Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any offered certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

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If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Offered Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the Issuing Entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

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ANNEX I

GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Offered Certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). If the information shown on Form W-8ECI changes, a new form must be filed within 30 days of such change.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United

States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Unless information changes, Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed. However, if a Form W-8BEN has a taxpayer identification number and at least one payment is reported annually on Form 1042-S to the beneficial owner, such Form W-8BEN remains effective until information on the Form changes.

More complicated rules apply to the certification requirements for entities treated as partnerships not organized under U.S. law and those holding securities for others. Such holders should consult their tax advisors as to their certification obligations.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

$[__________] (Approximate)

ACE Securities Corp.
Depositor

ACE Securities Corp. Home Equity Loan
Trust, Series [______]
Asset Backed Pass-Through Certificates

Prospectus Supplement
Dated [______ __, ____]

[_______]
Servicer

[_______]
Master Servicer

[Deutsche Bank Securities]
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

[_______ __, _____]

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED [______], 2010

PROSPECTUS SUPPLEMENT (to prospectus dated [                  ])

$[          ] (Approximate)

ACE SECURITIES CORP., [           ] Trust, Series [       ]

Asset -Backed Notes

[______] Trust [______]
Issuing Entity

[DB Structured Products, Inc.]
Sponsor

ACE Securities Corp.
Depositor

[               ]
Servicer

Consider carefully the risk factors beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[  ] of this prospectus supplement and on page [  ] of the prospectus.

The notes will evidence interests in the Issuing Entity only and will not evidence interests in or obligations of the sponsor, the depositor or any of their affiliates.

Distributions on the notes will be made on the [__]th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The Issuing Entity will issue the following notes:

Class	Original Class Principal Amount(1)	Interest Rate (2)	Price to Public	Underwriting Discount	Proceeds to Depositor
[_______]	$[______]	[___]%	$[___]	[______]%	$[______]

[_______]	$[______]	[___]%	$[___]	[______]%	$[______]

(1)	This amount is approximate, as described in this prospectus supplement.
(2)	The interest rate is subject to increase as described in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the Issuing Entity as described in this prospectus supplement.

Credit enhancement for the notes will be provided by the subordination of the residual certificate, overcollateralization [and [description of any financial guaranty insurance policy or other credit enhancement provider reference in Regulation AB Item 1114(b) or 1115]]

The assets of the trust fund will be [first and second lien [fixed-rate] [and adjustable-rate] mortgage loans secured by [commercial properties,] [multifamily properties,] [mixed-use residential and commercial properties or unimproved land] [and home improvement contracts].

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

[Description of the underwriting arrangement.]

On or about [             ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

Underwriter

[Deutsche Bank Securities Inc.]

The date of this prospectus supplement is  [          ]

Important Notice About Information Presented in this
Prospectus Supplement and the Accompanying Prospectus:

We provide information to you about the securities offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your securities, and (2) this prospectus supplement, which describes the specific terms of your securities.

If the information regarding the securities is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the securities in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

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Tables of Contents

Prospectus Supplement

S-3

Tables of Contents

Prospectus Supplement
(Cont’d)

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Tables of Contents

Prospectus Supplement
(Cont’d)

Page

Annex I Global Clearance, Settlement and Tax Documentation Procedures	S-68
Initial Settlement	S-68
Secondary Market Trading	S-68
Certain U.S. Federal Income Tax Documentation Requirements	S-70

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SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the securities, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity	[ ] Trust [ ]..

Depositor	Ace Securities Corp. See “The Depositor” in the Prospectus.

Servicer	[ ]. See “The Servicer” and “Description of the Transfer and Servicing Agreements” in this prospectus supplement.

Sponsor	[ ]. See “The Sponsor” inthis prospectus supplement and in the Prospectus.

Originators
[_________________________], with respect to approximately [__]% of the receivables by aggregate principal balance as of the Cut-off Date. The remainder of the receivables were originated by various originators, none of which have originated more than 10% of the receivables.  See “The Originators” in this prospectus supplement.

Owner Trustee	[ ].

Indenture Trustee	[ ].

[Any credit enhancement provider referenced in Items 1114(b) and 1115 of Regulation AB]	[ ].

Closing Date	On or about [ ].

Cut-off Date	The [close] [opening] of business on [ ].

Distribution Dates	[ ] of each month or the next business day if the [ ] day is not a business day, beginning in [ ].

Record Dates	Last day of the month prior to a distribution date.

Minimum Denominations	$[25,000].

Interest Accrual Method	[30/360] [Actual 360].

The Offered Notes

The Issuing Entity is offering the Class [    ] Asset Backed Notes as part of Series [     ].  The notes will be issued in book-entry form.

See “Description of the Notes — General” in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

The notes will represent obligations of the Issuing Entity and will be secured by the assets of the Issuing Entity, which consist primarily of [first and second lien [fixed-rate] [and adjustable-rate] mortgage loans secured by  [commercial properties,] [multifamily properties,] [mixed-use residential and commercial properties or unimproved land] [and home improvement contracts].

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The notes will have an approximate total initial principal amount of $[                ].  Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Payments on the Notes

Principal and interest on the notes will be payable on the [____]th day of each month, beginning in [                ].  However, if the [____]th day is not a business day, payments will be made on the next business day after the [____]th day of the month.

Interest Payments

Interest will accrue on the notes at the annual rate described in this prospectus supplement.

See “Description of the Notes — Payments — Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on the notes will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the notes, (2) the amount of interest received on the mortgage loans that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [              ].  Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

We explain how principal is paid on the notes under “Description of the Notes — Payments — Payments of Principal” in this prospectus supplement.

The last possible day on which the principal of the notes could become payable in full is [               ] and is referred to as the maturity date.  The notes could be paid in full before the maturity date.

Expected Final Distribution Dates

The expected final distribution date of each class of notes is [                  ], based on the assumption that [__________] has exercised its option to purchase all the mortgage loans as described in “—Optional Purchase of mortgage loans” below.  Due to losses and prepayments on the mortgage loans, the final distribution dates on each class of notes may be substantially earlier or later than such date.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust fund.  The Issuing Entity will have no other source of cash and no entity other than the Issuing Entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

[Subordination of Payments

No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately [    ]%.  This condition is referred to as “overcollateralization.”  Any

S-7

interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by [    ], until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [    ].  We cannot assure you that sufficient interest will be generated by the mortgage loans to increase overcollateralization to the level required by [    ], or to maintain it at that level.

[[Regulation AB Item 1103(a)(3)(ix) compliant description of any applicable financial guaranty insurance policy or guarantee or other credit enhancement.]

See “Description of the Notes — Overcollateralization” in this prospectus supplement.]

[Trigger Events]

[Regulation AB Item 1103(a)(3)(vii) compliant description of any events in the transaction agreements that can trigger liquidation or amortization of the receivables or other performance triggers that would alter the transaction structure or the flow of funds].

[Mandatory Auction of the Mandatory Auction Notes]

[Five business days prior to the distribution date in [______], the auction administrator will auction the Class [__] Notes and Class [__] Notes, referred to in this prospectus supplement as the mandatory auction Notes, then outstanding, to third-party investors. On the distribution date in [______], the mandatory auction Notes will be transferred, as described in this prospectus supplement, to third-party investors, and holders of the mandatory auction Notes will be entitled to receive the current principal amount of those Notes, after application of all principal distributions and realized losses on the distribution date in [______], plus accrued interest on such classes at the related pass-through rate from [______], up to but excluding the distribution date in [______].

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction Notes, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction.

In the event that all or a portion of a class of the mandatory auction Notes is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those Notes on the distribution date in [______] as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required. See “Description of the Notes-Mandatory Auction” in this prospectus supplement.]

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date.

On the closing date, which is expected to be on or about [             ], the assets of the trust will consist primarily of [_________][first and second lien [fixed-rate] [and adjustable-rate] mortgage loans secured by [one- to four family residential properties,] [commercial properties,] [multifamily properties,] [mixed-use residential and commercial properties or unimproved land] [and home improvement contracts] with an aggregate principal balance of approximately $[__________].

The mortgage loans have original terms to maturity of not greater than approximately [_____] years and have the following characteristics as of the cut-off date

Range of mortgage rates:	[___]% to [___]%.

Weighted average mortgage rate:	[___]%

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[Range of gross margins:	[___]% to [___]%.]

[Weighted average gross margin:	[___]%.]

[Range of minimum mortgage rates:	[___]% to [___]%.]

[Weighted average minimum mortgage rate:	[___]%.]

[Range of maximum mortgage rates:	[___]% to [___]%.]

[Weighted average maximum mortgage rate:	[___]%.]

Weighted average remaining term to stated maturity:	[___] months.

Range of principal balances:	$[___]to $[___].

Average principal balance:	$[___].

Range of original combined loan-to-value ratios:	[___]% to [___]%.

Weighted average original combined loan-to value ratio:	[___]%.

[Weighted average next adjustment date:	[________ __].]

[Description of pre-funding account and additional mortgage loans, as applicable.]

See “Description of the Mortgage Pool” in this prospectus supplement for a general description of the mortgage loans and “The Originators” in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

[The Pre-Funding Account

On the closing date, approximately $[         ] will be deposited by [        ] in a pre-funding account maintained by [          ].  It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from [       ] until [       ], paid for with the funds on deposit in the pre-funding account.

[Description of pre-funding account and additional mortgage loans as applicable.]

See “Description of the Notes — Pre-Funding Account” in this prospectus supplement.]

Removal and Substitution of a Mortgage Loan

The Trustee will acknowledge the sale, transfer and assignment of the trust fund Mortgage Loans to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans.  If the Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan.

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Fees and Expenses

Prior to the distribution of any interest to the noteholders, the servicer will be entitled to receive a servicing fee for each collection period in an amount equal to the product of one-twelfth of [    ]% per annum and the aggregate principal balance of the mortgage loans as of the first day of the collection period.  No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan.  The Servicer will be entitled to reimbursement from collections on the mortgage loans for some of its expenses before any amounts are paid to Noteholders.   See “Description of the Transfer and Servicing Agreement—Servicing Compensation and Payment of Expenses” in the Prospectus.

[Regulation AB Item 1103(a)(7) compliant description of any other fees and expenses].

Optional Purchase of Mortgage Loans

[              ] will have the option to purchase all of the mortgage loans and the other assets of the trust, after the total principal balance of the mortgage loans declines to less than [    ]% of their initial total principal balance; if [          ] does not exercise that option, [    ] may purchase the mortgage loans and other assets of the trust.

If the mortgage loans and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

See “Description of the Notes — Optional Redemption” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

[Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes may be treated as indebtedness and the trust will not be an association or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

The Notes may be acquired by employee benefit plans and other retirement arrangements subject to certain conditions.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Notes

The notes will initially be rated “[   ]” by [Rating Agency], and “[    ]” by [Rating Agency].

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These ratings are not recommendations to buy, sell or hold these notes.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

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RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Unpredictability and Effect of Prepayments
Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [    ]% of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment during [                       ].  The prepayment penalties may be waived by the servicer.  A prepayment of a mortgage loan will usually result in a prepayment on the notes.

If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate at which defaults and losses occur on the mortgage loans will affect the rate of payment of principal on the notes.  We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the mortgage loans, the credit quality of the mortgage loans and the collateral for the mortgage loans.

See “Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[The prepayment experience of the mortgage loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with a principal balance lower than the value of the related property.]

[Effect of Creation and Maintenance of Overcollateralization on Payments of Principal on the Notes
We describe in this prospectus supplement the underwriting guidelines used in originating the mortgage loans, the collateral for the mortgage loans and the servicing of the mortgage loans.  These and other factors will affect the rate of defaults and losses on the mortgage loans, which in turn will affect the rate at which overcollateralization is created or maintained.  When overcollateralization is less than the level required by [    ], a portion of interest collections on the mortgage loans will be used to make principal payments on the notes.  This will accelerate the rate at which you receive payments of principal.  When overcollateralization is greater than the level required by [    ], a portion of principal collections on the mortgage loans will be released to the residual certificate.  This will slow the rate at which you receive payments of principal.]

Geographic Concentration of Mortgage Loans
Approximately [    ]% of the mortgage loans expected to be in the trust on the closing date are secured by properties in [_______].  The rate of delinquencies and defaults, and therefore the rate of prepayments, on the mortgage loans may be higher than if fewer of

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the mortgage loans were concentrated in one state because the following conditions in [_______]] will have a disproportionate impact on the mortgage loans in general:

Weak economic conditions in [_______] (which may or may not affect real property values) may affect the ability of borrowers to repay their mortgage loans on time;

Declines in the [_______] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the combined loan-to-value ratios;

Properties in [_______] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters; and

Any increase in the market value of properties located in [_______] would reduce the combined loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under “Description of the Mortgage Pool” in this prospectus supplement.

[Some of the Mortgage Loans in the Mortgage Pool Are More Likely to Default than Others, and Higher than Expected Defaults on these Mortgage Loans Could Reduce the Yield on Your Notes
The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan.  Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding.  This final payment is usually much larger than the previous monthly payments.  Because the borrower’s ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.  High rates of default on these types of loans in the pool will result in greater losses on your notes.

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The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

•      the level of mortgage interest rates;

•      the borrower’s equity in the mortgage property;

•      general economic conditions; and

•      the availability of credit.

We cannot predict how these factors will affect the default rate of these mortgage loans in the pool.  You should refer to “Description of the Mortgage Pool” for information on the percentage of loans in the mortgage pool that consists of these loans.]

[Effect of Lack of Primary Mortgage Insurance on the Notes
Approximately [    ]% of the mortgage loans have loan-to-value ratios greater than [    ]%.  None of the mortgage loans are covered by a primary mortgage insurance policy.  If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured.  We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

See “Description of the Notes” in this prospectus supplement.]

[Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes]
General

Since mid-2007, the mortgage market has encountered difficulties which may adversely affect the performance or market value of the offered ntoes. The Offered Notes are residential mortgage-backed securities (each, an “RMBS”). RMBS backed by mortgage loans originated in recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies. Additionally, the performance of earlier vintages of RMBS may be deteriorating. Many RMBS, in particular those of recent vintages, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA” securities, and in some cases have occurred within a few months after issuance. There may be further downgrades of RMBS in the future. There can be no assurance that the ratings on the Offered Notes will not be downgraded in the future.

[The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that an originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.]

Increased Risk of Default Resulting from Loan Underwriting	Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may

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continue to increase in the future.

The increase in delinquencies, defaults and foreclosures has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit. The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation. A significant portion of the mortgage loans were originated with limited documentation of borrower income and/or assets. In addition, originators’ underwriting standards generally allow for exceptions with compensating factors. These factors, however, may not be adequate to compensate for the exception to the standard.

Recessive economic trends in the United States continue to be primary indicators of future defaults and delinquencies. A continuing economic recession could increase the likelihood of delinquencies and defaults. A general unavailability of credit and an increase in job losses may adversely affect the overall economy in ways that result in increased delinquencies and defaults on the mortgage loans.

General trends in consumer borrowing and mortgage lending over the past decade may have increased the sensitivity of the mortgage market, in particular the subprime mortgage market, to changes in economic conditions. Many mortgage lenders loosened their credit criteria, including by increasing lending to first time homebuyers and borrowers with lower credit scores, by making loans made with low or no document income verification or without regard to ability to pay (including after a rate reset), and by making loans with higher loan-to-value ratios. In addition, certain borrowers may have financed their equity contributions with “piggy-back” junior lien loans, resulting in little to no equity contributed by the borrower with respect to their mortgage loan financing.  As property values generally increased during the period ending in 2007, consumers borrowed against the increasing equity in their homes to cover other expenses, such as investments in home remodeling and education costs, resulting in an increase in debt service as a percentage of income. Increasing property values also encouraged borrowers to obtain mortgage loans to finance investment properties, which generally have a higher tendency to become delinquent and to default than mortgage loans made to finance primary residences. In connection with the origination of low or no documentation loans, lenders may have been willing to make such loans by relying primarily on the value of the property rather than the creditworthiness of the borrower. These trends in the mortgage loan industry and in consumer behavior have increased the likelihood of defaults, delinquencies and losses on mortgage loan portfolios.

Risks Associated with Decline in Home Prices
In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Home price appreciation rates have been

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negative since late 2007, and this trend is expected to continue at least into 2011. Higher loan-to-value ratios and combined loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to increase.

Impact of Regulatory Developments
Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay foreclosure actions, have been proposed recently by federal, state and local governmental authorities. Specifically, on the federal level, there have been several attempts to pass legislation to amend Chapter XIII of the United States Bankruptcy Act of 1898, 11 U.S.C. §101 et seq. Chapter XIII was designed to allow for the adjustment of the debts of individuals with regular income and with total debts below the specified thresholds, through flexible repayment plans funded by future income. Section 1322(b) (2) of Title 11 of the United States Code, allows a debtor to modify secured claims “other than a claim secured only by a security interest in real property that is the debtor’s principal residence.” The various federal proposals that have been introduced during the past few years would amend existing federal bankruptcy law, so that a first-lien loan secured by a principal residence could be modified in bankruptcy of the borrower. If passed, these proposals, to varying degrees, would allow reduction of payment terms, or partial write off of the loan balance in excess of the property value. The first two federal bankruptcy cramdown bills that were proposed in response to the ongoing housing issues in the United States were: (i) H.R. 3609, entitled the “Emergency Home Ownership and Mortgage Equity Protection Act of 2007,” which was introduced on September 20, 2007; and (ii) S.B. 2636 entitled the “Foreclosure Prevention Act of 2008,” which was introduced on February 13, 2008. Although bankruptcy cramdown provisions were included in H.R. 1106, entitled the “Helping Families Save Their Homes Act of 2009,” which was approved by the House of Representatives, they were stripped from the final version of that Act, which passed as S.B. 896, and was signed into law as Public Law 111-22 on May 20, 2009. The term “cramdown” refers to a court-ordered reduction of the secured balance due on a residential mortgage loan, granted to a homeowner who has filed for bankruptcy under Chapter XIII. While none of these cramdown provisions have become law to date, it is possible that cramdown legislation could be included into future omnibus regulatory reform bills or other possible vehicles. As such, any law that amends Chapter XIII of the United States Bankruptcy Act of 1898 could affect the pool assets, and distributions made to holders of RMBS.

Additionally, on the federal level, S.B. 896 entitled the “Helping Families Save Their Homes Act of 2009” was signed into law as Public Law 111-22 by President Obama on May 20, 2009. The Act is particularly noteworthy because, among other things, it amends the federal Truth-in-Lending Act to create a safe harbor from liability for servicers, and other parties, in connection with

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entering loan modifications and other loss mitigation plans. The Act amends existing Section 129A of the federal Truth-in-Lending Act, which was originally enacted by the Housing and Economic Recovery Act of 2008, to provide residential mortgage loan servicers with a safe harbor from liability in connection with entering “qualified loss mitigation plans” with borrowers. The Act also extends this safe harbor to any other person including a trustee, issuer, and loan originator, in their own capacity when they cooperate with the servicer in the implementation of a qualified loss mitigation plan. It is possible that servicers who avail themselves of this provision may make modifications that disadvantage investors in certain classes of notes. Further, should future legislation at the federal level expand the safe harbor to allow servicers to disregard any otherwise applicable contractual provision, such as quantitative or qualitative limitations set forth in a pooling and servicing agreement, this legislation could affect the pool assets, and distributions made to holders of RMBS.

A number of states have enacted legislation that has had the effect of delaying or impeding various state foreclosure processes. For example, California Senate Bill X2-7 entitled “The California Foreclosure Act” which was enacted on February 20, 2009. The Act delays the foreclosure process in California by an additional 90 day period unless the servicer has a qualified loan modification program that meets the Act’s requirements. In another representative example, Colorado House Bill 09-1276 entitled, “An Act Concerning a Delay in the Foreclosure of Residential Property for Eligible Borrowers,” enacted on June 2, 2009, makes significant changes to the public trustee foreclosure process in the State of Colorado. These changes affect the non-judicial foreclosure procedures for powers of sale of deeds of trust, which are the primary vehicles used to complete foreclosures in Colorado. Significantly, the Act provides for a 90 day foreclosure deferment for borrowers that meet the requirements of the Act. Many other similar laws are being considered in state legislatures across the United States, and others may be considered in the future. If enacted, these laws, regulations, and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which could result in delays and reductions in the distributions to be made to holders of RMBS.

Heightened Risk of Default Resulting from Adjustment of Monthly Payment and Difficulty in Refinancing
To the extent that market interest rates have increased or increase in the future, increases in monthly payments with respect to adjustable rate mortgage loans that have or will enter their adjustable-rate period may result in, and borrowers may become increasingly likely to default on their payment obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. In the past two years, in response to increased delinquencies and losses with respect to mortgage loans, many

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originators have implemented more conservative underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing. While some lenders and servicers have created modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers have qualified for or taken advantage of these opportunities.

Impact of General Economic Trends on Value of Securities
Recessive economic trends in the United States continue to be primary indicators of defaults and delinquencies. A broader economic recession could increase the likelihood of delinquencies and defaults in other economic areas. A general inavailability of credit may adversely affect the overall economy in ways that result in increased delinquencies and defaults on loans underlying any RMBS.

Since late 2006, a number of originators and servicers of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality. Higher delinquencies and defaults may be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to sell their portfolios at greater discounts to par. In addition, the costs of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of any residual interests retained by sellers of mortgage loans in the securitization market may also be declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. In addition, any regulatory oversight, proposed legislation and/or governmental intervention designed to protect consumers may have an adverse impact on originators and servicers. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Such financial difficulties may have a negative effect on the ability of servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on the sale of underlying properties following foreclosure. The inability of the originator to repurchase such mortgage loans in the event of early payment defaults and other loan representation and warranty breaches may also affect the value of RMBS backed by those

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mortgage loans. Each master servicer or servicer is generally required to make advances in respect of delinquent monthly payments. However, there can be no assurance as to the current or continuing financial condition of any master servicer or servicer or its ability to access markets for financing such advances. If a master servicer or servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations.

Each master servicer or servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the related notes and subject to the applicable overall servicing standard. Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the issuing entity on an ongoing basis. See “—Impact of Mortgage Loan Modifications” below.

The value of RMBS may also be affected by recent financial difficulties experienced by insurers of RMBS. Any downgrades of insurers of RMBS would severely impact the securities they insure and the market for RMBS generally. In addition, the failure of primary mortgage insurers to meet their obligations will adversely affect recoveries with respect to the related mortgage loans. Similarly, downgrades of entities that provided credit default swaps referencing RMBS (and failure to comply with associated collateral posting requirements) may result in those credit default swaps being terminated, thereby reducing the carrying value of those RMBS in the hands of investors who purchased those credit default swaps.

The conservatorship of Fannie Mae and Freddie Mac in September 2008 may adversely affect the real estate market and the value of real estate assets generally. It is unclear at this time to what extent these conservatorships will curtail the ability of Fannie Mae and Freddie Mac to continue to act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for portfolio and by guaranteeing mortgage-backed securities.  A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of agency securities may affect the value of RMBS as a whole.

Since 2008, there have been a number of adverse developments in the financial markets which have resulted in the merger and failure of a number of major investment banks and commercial banks. In response to such developments the United States government has implemented a number of programs intended to stabilize its financial system. These developments have heightened an overall level of uncertainty in the financial markets, particularly with respect to mortgage related investments and no assurance can be made that the measures put in place by the United

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States government will succeed in stabilizing the financial markets.

These adverse changes in market and credit conditions collectively have had, and may continue to have, the effect of depressing the market values of RMBS generally, and substantially reducing the liquidity of RMBS generally. These developments may reduce the value of the Offered Notes as well as the amount of investment proceeds to which the Offered Notes would indirectly be entitled.

Impact of Mortgage Loan Modifications
Each of the master servicers or servicers will be responsible for servicing the related mortgage loan regardless of whether the mortgage loan is performing or has become delinquent or is otherwise in default. As a result, as delinquencies or defaults occur, each master servicer or servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the related mortgage loans. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, each master servicer or servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans.

Modifications of mortgage loans implemented by a master servicer or servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower pass-through rate on the related offered note, reduced distributions of interest or principal on the related offered note, an extension of the weighted average life of the related offered note or an allocation of a realized loss to the subordinate notes, or possibly to the senior notes.

Any modification resulting in a reduction of the mortgage rate of a mortgage loan will result in a lower interest-rate on the Offered Notes. In the event that the servicer enters into a principal forgiveness or principal forbearance plan with a borrower, such loss of principal will be treated as a realized loss at the time of modification. To the extent such principal is ultimately recovered from the related mortgage loan, it will be treated as a subsequent recovery at the time such amounts are received from the borrower.

The existence of a second lien on a mortgaged property may affect the ability of the servicer to modify the first lien mortgage loan included in the trust, and, if the servicer determines that the modification is in the best interest of the trust, the master servicer or servicer may make a payment to the junior lien holder to waive its rights. The cost of any amount payable to the holder of a

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junior lien in order to modify a first lien mortgage loan will be reimbursable to the master servicer or servicer as a servicing advance.

The master servicer or servicer will have the ability to rent REO property pending sale, to provide additional cash flow to the trust. The servicer may use any rental amounts to reimburse itself for advance of principal and interest (“P&I Advances”) and servicing advances prior to distribution to Certificateholders. The servicer may enter into “rent-to-own” arrangements with renters, in which case the payments will constitute REO rental income, and the eventual purchase of the property will constitute a final liquidation.

To the extent the master servicer or servicer capitalizes unreimbursed P&I Advances and servicing advances at the time of a modification, the amount of such reimbursement will be added to the principal balance of the related mortgage loan. In that event, the master servicer or servicer will be entitled to reimbursement for such advances at the time of modification from principal collected on all of the mortgage loans.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of notes relating to the issuing entity. None of the master servicers or servicers will consider the interests of individual classes of notes. Investors should also note that in connection with considering a modification or other type of loss mitigation, the related master servicer or servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such master servicer or servicer from the issuing entity as servicing advances.

The Ability to Perform Modifications May Be Limited
The ability to modify mortgage loans by a master servicer or servicer may be limited by several factors. The related master servicer or servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. Second, if the related master servicer or servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer or servicer to adequately address all of the needs of the borrowers. Investors in the Offered Notes should consider the importance of the role of the master servicer or servicer in maximizing collections for the issuing entity and the impediments each master servicer or servicer may encounter when servicing a substantial number of delinquent or defaulted mortgage loans. See “—Recent and Current Events in the Market for Residential Mortgage-Backed Securities May Adversely Affect the Performance or Market Value of the Offered Notes” above. In some cases, failure by a master servicer or servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the Offered Notes in respect of such mortgage loan.

Impact of the Housing and Economic Recovery Act of 2008 on	The recently enacted Housing and Economic Recovery Act of 2008 provides that, absent a provision to the contrary in the applicable securitization agreement, a securitization servicer has a

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Modifications
duty to maximize recoveries on a pool of securitized mortgage loans for the benefit of all investors and not “any individual party or group of parties.” Investors should consider that the Housing and Economic Recovery Act of 2008 may cause the master servicers or servicers to increase their modification activities in such a manner that may be beneficial to the offered notes in the aggregate, but may be adverse to an investor in a particular class of notes.

In addition, there are additional government and private-industry driven proposals which, if enacted, may also impact the way in which loan modifications are carried out in the future. In the case of governmental proposals, these proposals may require loan modifications as a solution prior to foreclosure. In the case of private industry initiatives, these proposals may affect the treatment of modifications under pooling and servicing agreements with respect to allocation of losses.

Impact of the Obama Plan on Modifications
In March 2009, the Obama Administration announced its plan to assist and encourage mortgage loan servicers to modify mortgage loans under the Home Affordable Modification Program (“HAMP”), which is part of the Obama Administration’s broader Homeowner Affordability and Stability Plan (“HASP”). Modifications under HAMP are potentially available to loans which meet the program qualifications, which include first lien residential mortgage loans, originated on or before January 1, 2009, on owner-occupied primary residence single (1-4) family properties, with a principal balance not greater than specified limits ($729,750 for a 1 unit property). New borrowers may be accepted under the program until December 31, 2012. Approximately ___% of the mortgage loans, by aggregate principal balance as of the cut-off date, meet the program qualifications of HAMP.

HAMP provides for financial incentives and cost-sharing to encourage loan modifications. Unlike the refinancing program under HASP, HAMP potentially extends to mortgage loans that are not owned or insured by Fannie Mae or Freddie Mac, including the mortgage loans.

Under HAMP, borrowers under loans that meet the program criteria, and who are either already in default or are at risk of imminent default will be eligible for a mortgage loan modification. Under the program, a servicer would first determine a proposed modification under a specified protocal referred to as the “waterfall”, and then would evaluate the proposed modification based on a net present value or “NPV” analysis. The objective of the waterfall is to determine a proposed loan modification that would reduce a borrower’s monthly mortgage payment to 31% of the borrower’s front end debt-to-income ratio (“DTI”) based on current verified income. Under the waterfall, in order to achieve a DTI of 31%, mortgage loan servicers will take the following steps after having capitalized any arrearages: first, reduce the interest rate for the related mortgage loan (to as low as 2% per annum), second, extend the term of the related mortgage loan for a period of up to 40 years from the date of the modification, third, forbear a portion of the principal balance until the earliest of the maturity date for the

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mortgage loan, sale of the related mortgaged property or payoff of the outstanding principal balance. HAMP also allows for, but does not require, partial principal forgiveness rather than forbearance. Any rate reduction must stay in place for five years, after which the rate may adjust upwards under the HAMP guidelines.

Once the proposed modification terms are set, the servicer will perform an NPV analysis, based on a current valuation of the property, to determine whether the NPV of the expected cash flows under the modification are greater than the NPV of the expected cash flows absent the modification. If the modification is NPV positive, under the program the servicer is required to offer the modification. If NPV is negative, the modification is optional, unless prohibited under the pooling and servicing or similar agreement pursuant to which an eligible mortgage loan is being serviced. Servicers are generally required under the program to adhere to the contractual restrictions included in the applicable servicing agreement. Aside from the effect of current property value on the NPV test, there is no minimum or maximum LTV for eligibility under the program

For each modification that is made, the lender or investor will bear the full cost (if any) of reducing the monthly mortgage payment to an amount corresponding to a 38% DTI. Under HAMP, the United States Treasury will pay to the lender or investor, for a period of up to five years, one-half of the difference between the monthly payment at a 31% DTI, and the lesser of the pre-modification payment or the monthly payment at a 38% DTI.

HAMP also includes additional financial incentives for servicers, borrowers and investors in order to encourage mortgage loan modifications. For each eligible modification, servicers will receive $500 upfront and up to $1,000 each year for up to three years as long as the borrower stays current on the modified loan. In addition, investors in a mortgage loan modified under HAMP will receive an upfront payment of $1,500. Finally, to the extent that a borrower stays current under the terms of the modified mortgage loan, the borrower will be entitled to $1,000 each year for up to five years, which will be payable as monthly principal balance reductions.

HAMP may serve as the industry standard for mortgage loan modifications. The adoption of HAMP may lead to a significant increase in the number of mortgage loan modifications taking place. Investors should note that an increase in the volume of modifications with respect to the mortgage loans could lead to decreased distributions on the offered notes, as described above.

There can be no assurance as to whether the servicers or master servicers, as applicable, will follow the HAMP guidelines. In addition, investors should note that there may be uncertainties as to how the various cash incentives under HAMP will be applied under the terms of the issuing entity, and how these payments may be

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allocated among the various classes in the issuing entity.

[Your Securities Will Have Greater Risk If the Currency Swap Agreement Terminates]
[Because the Class [__] Notes are denominated in [name of currency] instead of U.S. Dollars, the issuing entity has entered into a currency swap agreement with a swap counterparty to hedge against currency exchange and basis risks. The currency swap agreement will convert:

•     principal and interest payments on the Class [__] Notes from U.S. Dollars to the applicable currency; and

•     the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in [the applicable currency].

Among other events, the currency swap agreement may terminate in the event that either:

•     the trust or the swap counterparty defaults in making a required payment within three business days of the date that payment was due; or

•     within 30 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings, the swap counterparty fails to:

•    obtain a replacement cross-currency swap agreement with terms substantially the same as the initial currency swap agreement;

•     obtain a rating affirmation on the securities; or

•     post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

Upon an early termination of the currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the Class [__] Notes which are denominated in [name of currency] other than U.S. Dollars. In addition, the trust may owe the swap counterparty swap termination payments that are required to be paid pro rata with the Class [__] Notes. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If the currency swap counterparty fails to perform its obligations or if the currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide

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sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the [applicable currency]. Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen. As a result, if the currency swap agreement is terminated and the trust is not able to enter into a substitute currency swap agreement, the Class [__] Notes bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under the currency swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust’s ability to pay principal and interest on the Class [__] Notes.]

[Early Principal Payment From Cash Remaining in Pre-Funding Account
If the cash in the pre-funding account on the closing date is not used to acquire additional [mortgage loans][contracts] by [               ], then that cash will be [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.]  If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [            ].  We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

[Additional risk factors to be provided as applicable.]

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DESCRIPTION OF THE ISSUING ENTITY

General

ACE Securities Corp. [          ] Trust [       ] (the “Trust” or the “Issuing Entity”) will be a [statutory business trust] [common law trust] formed under the laws of [           ] pursuant to an amended and restated Trust Agreement (the “Trust Agreement”) dated as of [            ] (the “Cut-off Date”) between ACE Securities Corp. as depositor (the “Depositor”) and [                    ] as owner trustee (the “Owner Trustee”), for the transactions described in this prospectus supplement.  The Trust Agreement constitutes the “governing instrument” under the laws of [________].  The Trust will not engage in any activity other than acquiring, holding and managing the mortgage loans (as defined in this prospectus supplement) and the other assets of the Trust and proceeds from the mortgage loans and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.  The foregoing restrictions are contained in the Trust Agreement.  [These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights.]  For a description of other provisions relating to amending the Trust Agreement, see “[[_______________]]” in the base prospectus.

The assets of the Issuing Entity will consist of the mortgage loans and certain related assets.  On or about [             ] (the “Closing Date”), the Trust will purchase the mortgage loans from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the “Sale and Servicing Agreement”) dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and [                     ], as indenture trustee (the “Indenture Trustee”).

The Issuing Entity’s fiscal year end is [______].

The Trust’s principal offices are located in [                                      ].

The Owner Trustee

[                         ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [                       ] is a [          ] banking corporation and its principal offices are located at [                               ].  The compensation of the Owner Trustee will be paid by [                                       ].

[Provide Reg AB Item 1109(b) compliant description of the extent of the Owner Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Owner Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Owner Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Owner Trustee to take action.]

[Provide Reg AB Item 1109(d) compliant description of any limitations on the Owner Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Owner Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Owner Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one owner trustee to another owner trustee will be paid.]

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The Residual Certificate

The equity interest in the Trust will be represented by a residual interest certificate (the “Residual Certificate”).

The holder of the Residual Certificate (the “Residual Certificateholder,” and together with the Noteholders (as defined in this prospectus supplement), the “Securityholders”) will be entitled to receive [to be described as applicable].

DESCRIPTION OF THE NOTES

General

The Trust will issue the Class [   ] Notes (the “Notes”) pursuant to an Indenture dated as of the Cut-off Date (the “Indenture”) between the Issuing Entity and the Indenture Trustee.  The Trust will also issue the Residual Certificate pursuant to the Trust Agreement.  The Notes and the Residual Certificate are referred to in this prospectus supplement as the “Securities.”  Only the Notes are offered by this prospectus supplement.  The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

The “Trust Estate” will consist primarily of [describe as applicable].

The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the “Original Class Principal Amount”).  The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the “Class Principal Amount.”  The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement.  The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the mortgage loans is increased or decreased as described under “Description of the Mortgage Pool” in this prospectus supplement.

Payments on the Notes will be made on the [____]th day of each month or, if the [____]th day is not a Business Day, on the next succeeding Business Day, commencing in [                 ] (each, a “Distribution Date”), to holders of Notes (“Noteholders”) of record on the applicable Record Date.  The “Record Date” for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder’s address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder’s expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement).  See “— The Indenture Trustee” in this prospectus supplement.

[Pre-Funding Account

On the Closing Date approximately $[                   ] (the “Pre-Funded Amount”), representing approximately [______]% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, will be deposited in an account (the “Pre-Funding Account”) maintained by [               ].  During the period (the “Pre-Funding Period”) from [          ] until [              ], the Pre-Funding Amount will be maintained in the Pre-Funding Account.  The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) purchased by the Trust in accordance with the [Sale and Servicing Agreement].  During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase

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Subsequent Mortgage Loans.  Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

Book-Entry Registration

General.  The Notes (the “Book-Entry Notes”)  will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) in the United States [, or through Clearstream Luxembourg, société anonyme (“Clearstream Luxembourg”) or the Euroclear System (“Euroclear”) in Europe] and through [its/their] participating organizations (each, a “Participant”).  The  Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

Each Class of  Book-Entry Notes will be represented by one or more notes registered in the name of the nominee of DTC.  ACE Securities Corp. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co.  [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.]  No person acquiring an interest in a  Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a note representing an interest (a “Definitive Note”), except as set forth below under “— Definitive Notes” and in the prospectus under “Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”

Unless and until Definitive Notes are issued, it is anticipated that:

•	the only “Noteholder” of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

•
Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

•
while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess notes, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

None of the Depositor, [            ] (“[   ]’), the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the  Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see “Description of the Securities — Book-Entry Registration and Definitive Securities” in the prospectus”.

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Definitive Notes.  Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under “ Description of the Securities — Book-Entry Registration and Definitive Securities — Definitive Securities.”  Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of  Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their  Book-Entry Notes.  Upon surrender by DTC of the Definitive Notes representing the  Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the  Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

Payments

Payments on the Notes on each Distribution Date will be made from the Available Collection Amount.  The Available Collection Amount will be determined as [to be provided as applicable.]

With respect to each Distribution Date, the “Due Period” is the calendar month immediately before that Distribution Date.

Payments of Interest.  Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the “Interest Rate”) and will be payable to Noteholders on each Distribution Date, starting in [                     ].  [If the Residual Certificateholder does not exercise its option to purchase the mortgage loans and the other assets of the Trust when it is first entitled to do so, as described under “—Optional Redemption” in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]]  See “— Optional Redemption” in this prospectus supplement.  Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

The “Accrual Period” for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

Payments of interest on the Notes will be made from [to be provided as applicable].

Payments of Principal.  Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of [to be provided as applicable].

Payment Priorities

On each Distribution Date, the Available Funds will be applied in the following order of priority:

[to be provided as applicable.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, the Owner Trustee and the Indenture Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

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Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:

Servicer	[monthly]
[(a) A monthly fee paid to the Servicer out of interest collections received from the Mortgage Loans in an amount equal to the product of one-twelfth of [    ]% per annum (the “Servicing Fee Rate”) and the Pool Balance as of the first day of the Collection Period.]

[(b) any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Mortgage Loans, and will be entitled to reimbursement from the Issuing Entity for various expenses.]

[(c) investment earnings on amounts on deposit in the Collection Account]
[Deducted by the Servicer from interest collections in respect of each Mortgage Loan serviced by the Servicer, before payment of any amounts to securityholders.]

Owner Trustee	[monthly]	[A monthly fee paid to the Owner Trustee by the Servicer out of the Servicer’s fee.]	[Paid by the Servicer before payment of any amounts to securityholders.]

Indenture Trustee	[monthly]
[(a) A monthly fee paid to the Indenture Trustee by the Servicer out of the Servicer’s fee.]

[(b) investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account]
[Paid by the Servicer before payment of any amounts to securityholders.]

[Other Applicable Party]	[_____]	[_____]	[_____]

[[None of the fees set forth in table above may be changed without amendment of the Pooling Agreement as described under “The Pooling and Servicing Agreement—Amendment”.]]

[[Expenses of the Servicer, the Owner Trustee and the Indenture Trust will be reimbursed before payments are made on the securities.]]

Example of Distributions

The following sets forth an example of collection of payments from Obligors on the Receivables, transfer of amounts among the Trust Accounts, and distributions on the securities for the Distribution Date in [_______]:

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Within [ ] Business Days of receipt thereof]	[Servicer Deposits to Collection Account]
The Servicer is required to deposit in a segregated account (the “Collection Account”) all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.

The [ ]th day of each month, or if the [ ] th day is not a Business Day, the preceding Business Day	[Servicer Remittance Date]
The Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.

Last day of the month prior to the related Distribution Date	Record Date:	[Distributions will be made to securityholders of record for all applicable classes as of the Record Date].

The [__]th day of each month (or if the [__]h day is not a business day, the next business day),	Distribution Date:
The Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.

Succeeding months follow the same pattern.

Overcollateralization

On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[             ].  The weighted average Net Mortgage Loan Rate (as defined below) of the mortgage loans is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections.  To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

The “Net Mortgage Loan Rate” for any Mortgage Loan equals [to be provided as applicable].

Maturity Date

The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [             ] (the “Maturity Date”).  See “—Rights of Noteholders Upon Occurrence of Event of Default” below.  The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

Reports to Noteholders

On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

•	the amount of principal distributed on that date to Noteholders;

•	the amount of interest distributed on that date to Noteholders;

•	the amount of any outstanding Noteholders’ Interest Carryforward Amount for the Notes after distributions on that date;

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•	the Class Principal Amount of the Notes after distributions on that date;

•	the amount of the Servicing Fees paid with respect to that date;

•	the Total Loan Balance as of the related Distribution Date;

•
the number and total Principal Balance of mortgage loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

•	any amount distributed to the holder of the Residual Certificate; and

•	other information to the extent provided in the Sale and Servicing Agreement.

Optional Redemption

On any Distribution Date after the date on which the Total Loan Balance is less than [  ]% of the Cut-off Date Balance, [                     ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the mortgage loans, any REO Property and any other assets of the Trust for the Termination Price.  If [               ] does not exercise that option, [    ] will then have the same purchase option.  If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (this event, an “Optional Redemption”).

If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under “— Payments of Interest” in this prospectus supplement.

Rights of Noteholders Upon Occurrence of Event of Default

Under the Indenture, a failure to pay the full amount of the Noteholders’ Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an “Event of Default”).

Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [  ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture.  These remedies include [to be provided as applicable].  See “Description of the Agreements — Material Terms of the Indenture” in the prospectus.

The Indenture Trustee

[                   ], a [                              ], will be the Indenture Trustee under the Indenture.  The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee].  The Indenture Trustee’s “Corporate Trust Office” is located at [                                           ], or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

[Provide Reg AB Item 1109(b) compliant description of the extent of the Indenture Trustee’s prior experience serving as a trustee for asset-backed securities transactions involving asset pools of retail automobile receivables.]

[Provide Reg AB Item 1109(c) compliant description of the Indenture Trustee’s duties and responsibilities regarding the asset-backed securities under the governing documents and under applicable law, and of any actions required by the Indenture Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Indenture Trustee to take action.]

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[Provide Reg AB Item 1109(d) compliant description of any limitations on the Indenture Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction.]

[Provide Reg AB Item 1109(e) compliant description of any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities.]

[Provide Reg AB Item 1109(f) compliant description of any contractual provisions or understandings regarding the Indenture Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Indenture trustee to another Indenture trustee will be paid.]

[THE INSURANCE POLICY

The following information has been provided by [      ] (the “Insurer”) for inclusion in this prospectus supplement.  Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the “Insurance Policy”) and the Insurer set forth below under this heading “The Insurance Policy.”  Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

The Insurer

[To be provided as applicable.]

Insurer Financial Information

[To be provided as applicable.]

Where You Can Obtain Additional Information About the Insurer

[To be provided as applicable.]

Financial Strength Ratings of the Insurer

[To be provided as applicable.]

The Insurance Policy

[To be provided as applicable.]]

[DERIVATIVE INSTRUMENTS]

[The Interest Rate Swap Agreement and the Swap Provider]

[The Offered Notes and Class B Notes will have the benefit of an interest rate swap agreement.  On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with [_______] (the “Swap Provider”).  A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and Confirmation between The Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider.

[The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.]

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[If significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is 10% or more, provide financial information required by Item 1115 of Regulation AB.]

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) [__]%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the “Securities Administrator Swap Payment”); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Notes and the Class B Notes (the “Swap Provider Payment”), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain the Required Overcollateralization Amount and Allocated Realized Loss Amounts.]

[The “Swap Notional Amount” with respect to each Distribution Date commencing in [______, __], is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement).  The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in [______, __], unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).]

Distribution Date	Swap Notional Amount

[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]

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[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]
[______ __, ____]	$	[__________]

[The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.]

 [Mandatory Auction

Except as provided below, five Business Days prior to the Distribution Date occurring in [_____], such Distribution Date, referred to in this prospectus supplement as the Mandatory Auction Distribution Date, [________________], in its capacity as Auction Administrator, shall obtain bids for the Mandatory Auction Notes from third parties in the secondary market as specified in the Auction Administration Agreement. There will be no minimum bid price. If no bids for the Mandatory Auction Notes or for a portion of the Mandatory Auction Notes are received on such date (or it is deemed that no bids for a Mandatory Auction Note or for a portion of a Mandatory Auction Note are so received), the holders of such class or portion thereof will not be able to transfer their Notes in such auction, and the Auction Administrator will repeat the auction procedure in each subsequent month, prior to the Distribution Date in such month, until at least one bid has been received for each class or portion thereof. If only one bid for the Mandatory Auction Notes (or portion thereof) being auctioned is received, then the auction price for the Mandatory Auction Notes shall be the amount of such bid. In the event that two or more bids of equal price (“Tie Bids”) are determined to be the highest bids for an aggregate amount greater than the aggregate Note Principal Balance of a Mandatory Auction Note, then the bidders of the Tie Bids will each take a pro rata share in such Notes (based on the aggregate Note Principal Balance for the Mandatory Auction Notes for which each such bidder submitted a bid). In the event that a winning bid is for an aggregate amount that is less than the aggregate Note Principal Balance of the Mandatory Auction Notes, then (i) the winning bidder will take a pro rata portion of each outstanding Note of such Class (based on the aggregate Note Principal Balance for the Mandatory Auction Notes for which such bidder submitted a bid) and (ii) it shall be deemed that no bid was received with respect to the remaining portion of each outstanding Note of such Class and such remaining portion of each outstanding Note of such Class shall be subject to auction in subsequent months as described above. The Auction Administrator will notify the winning bidder that (i) its bid was the highest bid and shall give it wiring instructions for payment of the purchase price for such Notes into an auction proceeds account and (ii) unless such purchase price is received by a specified time on the related deposit date, such bidder’s bid will be rejected and the bid of the next highest bidder(s) will be accepted. Neither the underwriter nor any affiliate will be able to bid in any auction.

The Auction Administrator shall use the Auction Proceeds, if any, together with any amounts payable to the Auction Administrator under the Market Value Swap described below, to pay to the holders of the Mandatory Auction Notes on the Mandatory Auction Distribution Date an amount equal to 100% of the outstanding Note Principal Balance thereof after application of all principal distributions and realized losses on the Mandatory Auction Distribution Date, plus accrued interest on such classes at the related Pass-Through Rate from the first day of the calendar month in which the Mandatory Auction Distribution Date occurs up to but excluding the Mandatory Auction Distribution Date, on the Note Principal Balance of such classes following application of principal distributions and realized losses on such classes on the Mandatory Auction Distribution Date, such price referred to herein as the Par Price.

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The Auction Administrator will be entitled to be reimbursed from and indemnified by the trust for certain losses and expenses (other than ordinary expenses) incurred by it in connection with its responsibilities under the Auction Administration Agreement.

EXCEPT AS PROVIDED BELOW, HOLDERS OF THE MANDATORY AUCTION

NOTES WILL BE OBLIGATED TO TENDER THEIR NOTES TO THE AUCTION ADMINISTRATOR ON THE MANDATORY AUCTION DISTRIBUTION DATE IN EXCHANGE FOR THE PAR PRICE.

If [___________], as Auction Administrator, ceases to be eligible to continue as such under the Agreement, any successor auction administrator will also be required to assume the duties of the Auction Administrator under the Auction Administration Agreement and the Market Value Swap.]

[The Market Value Swap and the Swap Counterparty

The Auction Proceeds may be less than or greater than the Par Price. In order to cover the shortfall if the Auction Proceeds are less than the Par Price on the Mandatory Auction Date, the Auction Administrator has entered into a Market Value Swap with [___________], referred to herein as the Swap Counterparty, under which the Auction Administrator will notify the Swap Counterparty of the shortfall amount to be paid by the Swap Counterparty to the Auction Administrator under the Market Value Swap on the related deposit date. If the Auction Proceeds are greater than the Par Price, the Auction Administrator will notify the Swap Counterparty of the amount to be paid from Auction Proceeds by the Auction Administrator to the Swap Counterparty, or its designee, under the Market Value Swap.

In the event that no bids are received for all or a portion of a class of Mandatory Auction, Notes in the manner set forth in the Auction Administration Agreement, the Swap Counterparty will not be obligated to make any payment with respect to such class or portion thereof.  If the Swap Counterparty defaults under the Market Value Swap and its obligations are not honored by [___] as required under [____]'s guarantee, another party may succeed to the Swap Counterparty's obligations in accordance with the terms of the Market Value Swap. If no successor Swap Counterparty is found, the Mandatory Auction will not occur, and the holders of the Mandatory Auction Notes will continue to retain their Notes and their rights under the Auction Administration Agreement and the Market Value Swap after the Mandatory Auction Date, unless they choose to sell them in the secondary market. If bids are received for some, but not all, Notes of a Class, and the Swap Counterparty defaults, then each Noteholder shall be deemed to have sold a pro rata portion of its Notes (based on the aggregate Note Principal Balance of the Mandatory Auction Notes), subject to any rounding or allocation the Auction Administrator deems necessary in order to comply with the minimum or authorized denomination requirements of the Pooling and Servicing Agreement, and shall retain the remaining Current Principal Amount, if any, of such Class of Notes held by it and its rights under the Auction Administration Agreement and the Market Value Swap.

The Swap Counterparty is a company organized under the laws of [_________]. The Swap Counterparty's obligations under the Market Value Swap will be guaranteed by [____]. The long-term debt obligations of [____] are rated “[__]” by S&P, “[__]” by Moody's and “[__]” by Fitch, Inc. [___] will provide upon request, without charge, to each person to whom this Prospectus Supplement is delivered, a copy of (i) the ratings analysis from each of S&P, Moody's and Fitch, Inc. evidencing those respective ratings or (ii) the most recent audited annual financial statements of [___]. Requests for such information should be directed in writing to [______] at [____________________]. The Swap Counterparty and [____] are affiliates of the sponsor, the depositor and the underwriter.

The aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) of the Market Value Swap is less than 10%.]

[The Currency Swap Agreement and Swap Counterparty]

[The holders of the Class [__] Notes will always receive payments during the related reset period in the currency in which the related class was originally denominated on the closing date with respect to the initial reset period and on the related reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if Class [__] Notes are to be reset in foreign exchange mode on that reset date, the administrator, on behalf of the trust, will enter into the currency swap agreement with an eligible swap counterparty:

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•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•
to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate securities from and including the related reset date to, but excluding the second business day following the related reset date; and

•
to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date. The swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•
on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the Class [__] Notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the related class using the exchange rate set forth in the initial currency swap agreement;

•
on or before each distribution date, (1) the rate of interest on the Class [__] Notes multiplied by the outstanding principal balance of the Class [__] Notes denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the Class [__] Notes, including, on the maturity date for the Class [__] Notes, if the currency swap agreement is then in effect, the remaining outstanding principal balance of the Class [__] Notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement;

•
with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the Class [__] Notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

In return, the swap counterparty will receive from the trust:

•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the Class [__] Notes in the applicable currency;

•
on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty’s pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the Class [__] Notes, and (2) that swap counterpart’s pro rata share of all payments of principal in U.S. Dollars that are allocated to the Class [__] Notes; provided that, all principal payments allocated to such securities on any distribution date will be deposited into the related accumulation account and paid to the swap counterparty on or about the next reset date (including all amounts required to be deposited in the related accumulation account on the related reset date), but excluding all investment earnings thereon; and

•
on the reset date corresponding to a successful remarketing or an exercise of the call option of the Class [__] Notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received (1) from the remarketing agents that the remarketing agents either received directly from the purchasers of the Class [__] Notes being remarketed, if in U.S. Dollars; (2) from the new swap counterparty or counterparties pursuant to the the currency swap agreement for the upcoming reset period, if in a currency other than U.S. Dollars; or (3) from the holder of the call option, as applicable.

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The currency swap agreement will terminate, generally, on the earliest to occur of:

•	the next succeeding related reset date resulting in a successful remarketing;

•	the purchase of all outstanding securities on a reset date, following the exercise of a call option;

•	the distribution date on which the outstanding principal balance of the Class [__] Notes is reduced to zero, excluding for such purpose all amounts on deposit in the related accumulation account; or

•	the maturity date of the Class [__] Notes.

The currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the related servicer or an auction of the trust student loans by the related indenture trustee. The currency swap agreement will not terminate solely due to the declaration of a failed remarketing.]

[The Interest Rate Cap Agreement]

[The Class [__] Notes will have the benefit of the Interest Rate Cap Agreement. Pursuant to the Interest Rate Cap Agreement, with respect to any Distribution Date, commencing with the Distribution Date in [__], 20[ ], on or prior to the Distribution Date in [__], 20[ ], [_______], (the “Cap Provider”), will be obligated to pay to the securities administrator, an amount equal to the product of (a) the excess, if any, of (i) the then current one-month LIBOR rate (determined in accordance with the Interest Rate Cap Agreement) up to a maximum of [__]% (the “Maximum Cap Rate”) and (ii) a specified strike rate of [__]% (the “Cap Strike Rate”) and (b) the Interest Rate Cap Agreement Notional Amount set forth on the schedule attached as Annex B hereto for that Distribution Date, determined on a 30/360 Basis. (each such payment, the “Cap Agreement Payment”). The Interest Rate Cap Agreement will terminate after the Distribution Date in [__], 20[ ].

The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Cap Provider conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

For the Class [__] Notes and each Distribution Date prior to and including the Distribution Date in [__], 20[ ],  any Cap Agreement Payment received by the securities administrator will be used to pay the related Cap Amount to such classes of Notes, as described below under “––The Reserve Funds.”  Amounts received on  the Interest Rate Cap Agreement will not be available to make distributions on any class of Notes other than the Class [__] Notes.

The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement. The Class [__] Notes do not represent an obligation of the Cap Provider. The holders of the Class [__] Notes are not parties to or beneficiaries under the Interest Rate Cap Agreement and will not have any right to proceed directly against the cap provider in respect of its obligations under the Interest Rate Cap Agreement.]

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool will consist of approximately [     ] Mortgage Loans with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[           ] (the “Cut-off Date Balance”).  The Mortgage Loans are secured by [to be provided as applicable] (“Mortgages”).  All of the Mortgage Loans will be [description of Mortgage Loans.]

Generally, the Mortgage Loans were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

•	[to be provided as applicable].

For a description of the underwriting criteria applicable to the Mortgage Loans, see “The Originator — Underwriting Criteria” in this prospectus supplement.

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The Servicer will be required to service the Mortgage Loans pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under “Description of the Transfer and Servicing Agreements — Servicing” in this prospectus supplement.

Payments on the Mortgage Loans

[To be provided as applicable.]

Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date.  Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate.  In addition, a limited number of other home loans may be included in the Mortgage Pool prior to the issuance of the Notes.

Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Mortgage Loans as of the Cut-off Date.

Approximately [    ] of the Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination or modification of the loan, generally equal to [to be provided as applicable].

The Mortgage Loan Rates of the Mortgage Loans range from approximately [       ]% annually to [       ]% annually.  The weighted average Mortgage Loan Rate of the Mortgage Loans is approximately [       ]% annually.

The Principal Balances of the Mortgage Loans range from approximately $[  ] to $[     ].  The Mortgage Loans have an average Principal Balance of approximately $[     ].

The weighted average Combined Loan-to-Value Ratio at origination or modification of the Mortgage Loans is approximately [    ]%.

No more than approximately [       ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.  (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

Servicer Concentrations of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Originator Concentrations of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Collateral Type of the Mortgage Loans
Collateral Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Lien Priority of the Mortgage Loans
Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Principal Balances of the Mortgage Loans at Origination
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding at Origination	% of Aggregate Principal Balance Outstanding at Origination
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Principal Balances of the Mortgage Loans as of the Cut-off Date
Principal Balance as of the Cut-off Date ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Term of the Mortgage Loans
Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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Remaining Term to Stated Maturity of the Mortgage Loans as of the Cut-off Date
Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Original Combined Loan-to-Value Ratios of the Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

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FICO Score for the Mortgage Loans
FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

Next Adjustment Dates for the ARM Loans included in the Mortgage Pool
Next Adjustment Date	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-43

Gross Margins of the ARM Loans Included in the Mortgage Pool
Gross Margin (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Maximum Mortgage Rates of the ARM Loans included in the Mortgage Pool
Maximum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Minimum Mortgage Rates of the ARM Loans included in the Mortgage Pool
Minimum Mortgage Rate (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[_________]	[__]%
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
[_____] – [_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Initial Periodic Rate Caps of the ARM Loans included in the Mortgage Pool
Initial Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

S-44

Subsequent Periodic Rate Caps of the ARM Loans included in the Mortgage Pool
Subsequent Periodic Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[_________]	[__]%
[_____]	[__]	[_________]	[__]
Total:	[__]	$[_________]	[__]%

Lifetime Rate Caps of the ARM Loans included in the Mortgage Pool
Lifetime Rate Cap (%)	Number of ARM Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____] – [_____]	[__]	$[________]	[__]%
[_____] – [_____]	[__]	[________]	[__]
Total:	[__]	$[________]	[__]%

Prepayment Penalty Months of the Mortgage Loans at Origination
Prepayment Penalty Months at Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
[_____]	[__]	$[__________]	[__]%
[_____]	[__]	[__________]	[__]
[_____]	[__]	[__________]	[__]
Total:	[__]	$[__________]	[__]%

Mortgage Loan Delinquencies and Losses

For information regarding delinquencies and losses on the Mortgage Loans, see the tables below.  A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the next monthly due date [which is known as the OTS Method][on the last business day immediately prior to the next monthly due date, which is known as the MBA Method].  The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month..

[_____] Days (times):	Number of Mortgage Loans	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

S-45

[_____] Days (times):	Number of Mortgage Loans	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]	[_______._]	[__.__]
1	[________]	[_______._]	[__.__]
2	[________]	[_______._]	[__.__]
Total	[________]	[_______._]	100.00

[_____] Days (times):	Number of Mortgage Loans	% by Loan Count	Principal Balance Outstanding as of the Cutoff Date	% of Aggregate Principal Balance Outstanding as of the Cutoff Date
0	[________]		[_______._]	[__.__]
1	[________]		[_______._]	[__.__]
2	[________]		[_______._]	[__.__]
Total	[________]		[_______._]	100.00

 [Subsequent Mortgage Loans

The obligation of the Trust to purchase additional Mortgage Loans (the “Subsequent Mortgage Loans”) on [any] date, as specified in the [Sale and Servicing Agreement] (each, a “Subsequent Transfer Date”) will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable].  These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

The characteristics of Subsequent Mortgage Loans may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time.  It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

ADDITIONAL INFORMATION

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date.  A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the “SEC”) within fifteen days after the initial issuance of the Notes.  In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described in this prospectus supplement under “Description of the Mortgage Pool,” the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at [website address].

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE DEPOSITOR

ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

 The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership

S-46

interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

 The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[__] billion.

 After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

THE SPONSOR

DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name “Sharps Pixley Incorporated”. The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

 Through December 31, 2009, the Sponsor has purchased over $80 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

 The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.  All balances and counts are as of the closing date of the related securitization.

	December 31, 2007		December 31, 2008*		December 31, 2009*
	Number	Total Portfolio	Number	Total Portfolio	Number	Total Portfolio
Loan Type	of Loans	of Loans($)	of Loans	of Loans($)	of Loans	of Loans($)
First Lien	331,520	79,355,669,290	331,520	79,355,669,290	331,520	79,355,669,290
Second Lien	103,683	5,694,475,559	103,683	5,694,475,559	103,683	5,694,475,559
HELOC	7,390	432,408,317	7,390	432,408,317	7,390	432,408,317
Manufactured Housing	7,514	739,569,072	7,514	739,569,072	7,514	739,569,072
TOTAL:	450,107	86,222,122,237	450,107	86,222,122,237	450,107	86,222,122,237

*        The Sponsor did not securitize any mortgage loans in 2008 or 2009.

THE ORIGINATORS

General

[____], [____] and [____] are the originators of the Mortgage Loans with respect to approximately [___]%, [___]% and [___]%, respectively, of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, along with various other originators, none of which originated more than 10% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date (each, an “Originator”).

S-47

[Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

For a description of the underwriting guidelines applicable to the Mortgage Loans purchased from [__________] and certain other information with respect to [__________], see “The [Mortgage] [Contract] Pool—Underwriting Standards” in this Prospectus Supplement.]

 [Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

For a description of the underwriting guidelines applicable to the Mortgage Loans purchased from [__________] and certain other information with respect to [__________], see “The [Mortgage] [Contract] Pool—Underwriting Standards” in this Prospectus Supplement.]

 [Originator Name]

[__________] (“Originator”) is a [_____]corporation with an executive and administrative office located at [_________]. [__________] is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. [__________] originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans. [__________]  and its predecessors have been in the residential mortgage banking business since  [_____], and have originated subprime residential mortgage loans since[_____].  For the year ended December 31, 20__, [__________] originated approximately $[_____] in subprime residential mortgage loans, which were underwritten to corporate guidelines and secured by one- to four-family residential real properties and individual condominium units.

For a description of the underwriting guidelines applicable to the Mortgage Loans purchased from [__________] and certain other information with respect to [__________], see “The [Mortgage] [Contract] Pool—Underwriting Standards” in this Prospectus Supplement.]

THE SERVICER

General

Primary servicing of the [Mortgage Loans][Contracts] will be provided by [______] (the “Servicer”) pursuant to the Indenture.  The Master Servicer will be required to monitor the Servicer’s performance under the Indenture.  In the event of a default by the Servicer under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against the Servicer.

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the [mortgage loans][contracts] and will, consistent with

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the Indenture and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the [mortgage loans][contracts]. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a [mortgage loan][contract] or extend the due dates for payments due on a [mortgage note][contract], provided that the insurance coverage for the [mortgage loan][contract] or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a [mortgage loan][contract] so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

All collections of principal and interest on any [mortgage loans][contracts], including but not limited to Principal Prepayments, insurance proceeds, liquidation proceeds (less amounts reimbursable to the Servicer out of liquidation proceeds in accordance with the Indenture), the repurchase price for any [mortgage loans][contracts] repurchased, and advances made from the Servicer’s own funds (less the servicing fee) will be deposited in a Eligible Account, held by a designated depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of Noteholders.  Amounts on deposit in a Eligible Account may be invested in Permitted Investments (as defined in the Indenture) in the name of the Trustee for the benefit of Noteholders and, except as provided in the preceding paragraph, not commingled with any other funds.  Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Indenture, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Pooling and Servicing Agreement) shall deposit the amount of any such loss in the Eligible Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Noteholders.  On the date specified in theIndenture, the Servicer will withdraw or cause to be withdrawn from the applicable Eligible Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds.  See “Indenture — Payments on [Mortgage Loans][Contracts]; Deposits to Collection Account and Distribution Account” in this prospectus supplement.

[Servicer Name]

[The Servicer has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since[_____], and non prime mortgage loans since[_____].  The Servicer is [one of the largest third-party subprime mortgage loan servicers in the United States].  The Servicer and its related companies currently employ more than [_____] people worldwide with domestic residential mortgage loan servicing and processing centers in _____,_____ and _____, _____.   The Servicer specializes in the management of [sub-performing and non performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets]. The Servicer’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

 As of December 31, 20__, the Servicer provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $[____], substantially all of which are being serviced for third parties, including loans in over [_____] securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by the Servicer at the end of each of the indicated periods.

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Delinquency Experience (Dollars in Thousands)
At December 31,
	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent	Number of Loans	Dollars	Percent
Principal Amount Outstanding[1]
Delinquencies[2]
30-59 Days
60-89 Days
90-119 Days
over 120 days
Total Delinquencies as a Percentage of the Total Amount Outstanding

1.	Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.
2.
The period of delinquency is based on the number of days scheduled payments are contractually past due.  Includes repossessions on hand which have not been charged-off.  A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month’s scheduled payment date.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the “Transfer and Servicing Agreements”).  The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.  The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings “Description of the Agreements” in the prospectus.

Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by the Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in the Servicer’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business [on the the next monthly due date [which is know as the OTS Method][on the last business day immediately prior to the next monthly due date, which is know as the MBA Method].  The Servicer’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency

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experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for the Servicer’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2005						As of December 31, 2006
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30 days		$		%		%		$		%		%
60 days		$		%		%		$		%		%
90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

	As of December 31, 2007						As of December 31, 2008
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount		By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%			$	100.00%		100.00%
Period of Delinquency
30 days		$		%		%		$		%		%
60 days		$		%		%		$		%		%
90 days or more		$		%		%		$		%		%
Total Delinquent Loans		$		%		%		$		%		%
Loans in Foreclosure		$		%		%		$		%		%

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As of December 31, 2009
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans		Percent by Dollar Amount

Total Portfolio		$	100.00%		100.00%
Period of Delinquency
30 days		$		%		%
60 days		$		%		%
90 days or more		$		%		%
Total Delinquent Loans		$		%		%
Loans in Foreclosure		$		%		%

Real Estate Owned
(Dollars in Thousands)
	As of December 31, 2005				As of December 31, 2006				As of December 31, 2007				As of December 31, 2008
	By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount		By No. of Loans		By Dollar Amount

Total Portfolio			$				$				$				$
Foreclosed Loans			$				$				$				$
Foreclosure Ratio		%		%		%		%		%		%		%		%

As of December 31, 2009
	By No. of Loans		By Dollar Amount

Total Portfolio			$
Foreclosed Loans			$
Foreclosure Ratio		%

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Loan Gain/(Loss) Experience
(Dollars in Thousands)
	As of December 31, 2005		As of December 31, 2006		As of December 31, 2007		As of December 31, 2008

Total Portfolio	$		$		$		$
Net Gains/(Losses)	$		$		$		$
Net Gains/(Losses) as a Percentage of Total Portfolio		%		%		%		%

As of December 31, 2009

Total Portfolio	$
Net Gains/(Losses)	$
Net Gains/(Losses) as a Percentage of Total Portfolio		%

Prior Securitizations

[In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which the Servicer was serving as servicer, the Servicer has not been terminated as a servicer in any of those transactions, and the Servicer has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.]]

[Other Servicer Regulation AB compliant disclosure description]

Sale and Assignment of the Mortgage Loans

On the Closing Date, [    ] will sell the Mortgage Loans (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the Mortgage Loans (other than those amounts) to the Trust.  The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor.  The Trust will pledge and assign the Mortgage Loans to the Indenture Trustee in exchange for the Notes.  Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the “Mortgage Loan Schedule”).

[In addition, the Depositor will, as to each Mortgage Loan, deliver to a custodian appointed by the Indenture Trustee (the “Custodian”) the following documents (together, with respect to each Mortgage Loan, a “Mortgage Loan File”):

•	the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

•	any assumption and modification agreements and the Mortgage with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office),

•	an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

•	any intervening assignments of the Mortgage.]

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Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee’s interest in the Mortgage Loans against the claims of creditors of [   ] or subsequent purchasers.  In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the assignment with evidence of recording on the Mortgage Loan concurrently with the conveyance of the Mortgage Loan under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment.  The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office.  The Custodian will review (or cause to be reviewed) each Mortgage Loan File within ninety days after the conveyance of the related Mortgage Loan to the Trust to ascertain that all required documents have been executed and received.

Under the terms of the agreement (the “Mortgage Loan Sale Agreement”) pursuant to which the Depositor will purchase the Mortgage Loans from [    ], and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Mortgage Loan documents and will notify the Depositor and [    ] as to each Mortgage Loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective.  If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Sale Agreement, [    ] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the “Repurchase Price”) or, in some circumstances, to substitute another Mortgage Loan that satisfies the requirements specified in the Sale and Servicing Agreement.

[    ] will make to the Depositor under the Mortgage Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading “Description of the Agreements — Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements — Representations and Warranties; Repurchases.”  The Depositor’s rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders.  In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders, [    ] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Mortgage Loan from the Trust for the Repurchase Price or, in some circumstances, to substitute another Mortgage Loan.

No assurance can be given that, at any particular time, [    ] will be capable, financially or otherwise, of repurchasing defective Mortgage Loans or substituting additional Mortgage Loans for defective Mortgage Loans.

Voting Rights

Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

General Servicing Provisions

The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

[Describe servicing provisions as applicable.]

No Delinquency Advances

In the event of a delinquency or default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Mortgage Loan.

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Servicing Advances

The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a “Servicing Advance”) and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement.  Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments.  Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related Mortgage Loan, or with respect to any Liquidated Mortgage Loan from the related Liquidation Proceeds.  Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under “Description of the Notes — Payment Priorities.”

Insurance Coverage

The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee (the “Servicing Fee”) with respect to each Mortgage Loan calculated at [     ]% annually (the “Servicing Fee Rate”) on the outstanding principal balance of each Mortgage Loan.  No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan.  The Servicer will be entitled to reimbursement from collections on the Mortgage Loans for some of its expenses before any amounts are paid to Noteholders.

Subservicing

The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers (“Subservicers”) as provided under the Sale and Servicing Agreement.  If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

Resignation or Removal of the Servicer

The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [    ], unless the Servicer delivers to [    ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer.  [Events of default include:

•	failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

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•	failure by the Servicer to deposit collections or other recoveries on the Mortgage Loans in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

•	failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

•	failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

•	failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

•	failure by the Servicer to maintain a minimum net worth of $[25,000,000];

•	insolvency of the Servicer; and

•	other events specified in the Sale and Servicing Agreement.]

[If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement.  The Indenture Trustee may continue to service the Mortgage Loans if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

Collection Account, Note Distribution Account and Certificate Distribution Account

The Servicer is required to deposit in a segregated account (the “Collection Account”) within [    ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes.  Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement.  The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [             ].  Any net losses on these investments will be paid by [              ].

The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the “Note Distribution Account”).  The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the “Certificate Distribution Account”).

On the [     ]th day of each month, or if the [    ]th day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account.  On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under “Description of the Notes — Payment Priorities” in this prospectus supplement.  Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement.  All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation.  Any net losses on these investments will be paid by the Indenture Trustee.

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The Owner Trustee and Indenture Trustee

The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees.  For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust.  In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be.  The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by [    ] and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account.  So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.  The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation.  Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own

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name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account.  So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements.  Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation.  No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer’s failure to remit payments when due or (2) Noteholders evidencing not less than [   ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings.  See “Description of the Notes — Rights of Noteholders Upon Occurrence of Event of Default” in this prospectus supplement.

YIELD CONSIDERATIONS

General

The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Loan Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Loan Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  These factors may include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of “due-on-sale” clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans.  Nearly all of the Mortgage Loans contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan, or (2) enforcement is not permitted by applicable law.  In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured.  In that event, the Servicer will generally require

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the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

Approximately [     ] of the Mortgage Loans are subject to prepayment penalties during the first [three to five years] after origination.  Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans.  A prepayment premium may be waived by the Servicer under some circumstances.  The remaining Mortgage Loans may be prepaid in full or in part at any time without penalty.

In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation as described in this prospectus supplement.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations”) no assurance can be given as to the rate or the timing of principal payments on the Notes.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Any resulting Realized Losses could affect the rate of payment of principal no the Notes.  To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

In addition, any future limitations on the rights of borrowers to deduct interest payments on Mortgage Loans for federal income tax purposes may result in a higher rate of prepayment on the Mortgage Loans.

The Depositor and [    ] make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of these factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount.  The effect on an investor’s yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

The rate of delinquencies and defaults on the Mortgage Loans and of recoveries, if any, on defaulted Mortgage Loans and foreclosed properties will affect the rate and timing of principal payments on the Mortgage Loans, and, accordingly, the weighted average life of the Notes.  Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans.  The rate of default on Mortgage Loans with high loan-to-value ratios, or on Mortgage Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties.  In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of

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the area in which the related Mortgaged Properties are located or the related borrower is residing.  See “Description of the Mortgage Pool” in this prospectus supplement.  The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

The yields to investors in the Notes may be affected by the exercise by [              ] of its right to purchase the Mortgage Loans, as described under “Description of the Notes — Optional Redemption” in this prospectus supplement, or the failure of [                        ] to exercise that right.

If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [    ] day (or later) of the month following the Accrual Period.

Overcollateralization

[Describe as applicable.]

Maturity Date

The Maturity Date of the Notes is as set forth under “Description of the Notes — Maturity Date” in this prospectus supplement.  The Maturity Date of the Notes was determined by [to be provided as applicable].  The actual maturity of the Notes may be significantly earlier than the Maturity Date.

Weighted Average Life

The following information illustrates the effect of prepayments of the Mortgage Loans on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Mortgage Loans.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses).  The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of [    ] or the Depositor) and [to be provided as applicable].

Prepayments on loans such as the Mortgage Loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for the Mortgage Loans represents [to be provided as applicable].  [    ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.  Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [    ] model.

[The following table was prepared based on the following assumptions, among other things (collectively, the “Modeling Assumptions”):

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•	the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

•	each scheduled payment of principal and interest on a Mortgage Loan is timely received on the last day of each month starting in [ ];

•	principal prepayments are received in full on the last day of each month starting in [ ], and each prepayment includes 30 days of interest on the Mortgage Loan;

•	prepayments are received on the Mortgage Loans at the applicable constant rates indicated;

•	there are no defaults or delinquencies on the Mortgage Loans;

•	Distribution Dates occur on the [ ]th day of each month, starting in [ ];

•	there are no re-purchases or substitutions of the Mortgage Loans;

•	the Notes are issued on [ ]; and

•	the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:]

Mortgage Loan Number	Principal Balance	Gross Mortgage Loan Interest Rate	Net Mortgage Loan Interest Rate	Remaining Term to Maturity (in months)

The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.

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Percentage of Original Principal Amount of the Notes
Outstanding at the Following [Prepayment Rates]

Class [ ]
Distribution Date	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
Initial Percentage	100	100	100	100	100	100	100
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
[____________]	[___]	[___]	[___]	[___]	[___]	[___]	[___]
Weighted Average Life in Years:
With Optional Redemption	[___]	[___]	[___]	[___]	[___]	[___]	[___]
Without Optional Redemption	[___]	[___]	[___]	[___]	[___]	[___]	[___]

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Upon the issuance of the notes, [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the Notes may be treated as indebtedness and the Trust will not be an association or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

[The Trust does not anticipate treating the Notes as having been issued with original issue discount.] The prepayment assumption that is used in determining the accrual of original issue discount, market discount or premium with respect to the Notes is [100% Prepayment Assumption], as defined below.  However, no representation is made that the Mortgage Loans will prepay in accordance with this assumption or in accordance with any other assumption.  The [100% Prepayment Assumption] assumes a [constant prepayment rate of ___%].

All prospective purchasers of the Notes should see “Material Federal Income Tax Consideration—Partnership Trust Funds and Disregarded Trust Funds—Taxation of Debt Securityholders” in the accompanying prospectus for a summary of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes.

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State and Local Income Tax Considerations

In addition to the federal income tax matters described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes.  State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA CONSIDERATIONS

General

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between any benefit plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing (the “Plan”) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of an issuing entity might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that issuing entity if assets of the issuing entity were deemed to be assets of the Plan.  Under the regulation issued by the United States Department of Labor set forth at 29 C.F.R. Section 2510.3-101 governing the definition of “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code (the “Plan Asset Regulations”), the assets of an issuing entity would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations was applicable.  An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations.  This determination is based in part upon (i) tax counsel’s opinion that notes transferred on the closing date to parties unrelated to the holder of the Residual Certificates will be classified as debt for U. S. federal income tax purposes and that retained notes, if later sold to a party unrelated to the holder of the Residual Certificates for cash, will be classified as debt instruments for U.S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the notes as of the closing date has not declined below investment grade) and (ii) the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described below, the notes may be purchased by a Plan.

Without regard to whether the notes are considered an “equity interest” in the issuing entity under the Plan Asset Regulations, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriters, the issuing entity, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, PTE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTE 91-38 (relating to transactions involving bank collective investment funds); PTE 95-60 (relating to transactions involving insurance company general accounts); PTE 96-23 (relating to transactions effected by an “in-house asset manager”); and any other applicable exemption granted by the U.S. Department of Labor (the “Investor Based Exemptions) could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note.  Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions.  There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

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Certain employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans are not subject to the ERISA requirements but may be subject to federal, state, local or foreign laws that are substantially similar to ERISA or the Code (“Similar Law”), such plans, together with Plans are referred to herein as “Benefit Plans.”

The notes should not be purchased with the assets of a Plan if the depositor, the servicer, the master servicer, the indenture trustee, the owner trustee, the underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Plan or is an employer maintaining or contributing to such Plan, unless such purchase and holding of the notes would be covered by an applicable prohibited transaction exemption.

Each purchaser and transferee of a note will be deemed to represent and warrant to the issuing entity that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any substantially Similar Law.

Prospective Benefit Plan investors in notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

[The Notes will [not] constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in “mortgage related securities” may [not] be legally authorized to invest in the Notes.]

There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor’s assets.  Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

See “Certain Legal Aspects of Mortgage Loans” in the prospectus.

USE OF PROCEEDS

The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans.  The Mortgage Loans will be acquired by the Depositor from [    ] in a privately negotiated transaction.

UNDERWRITING

[Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) among the Depositor, [    ] and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement.  After the initial public offering of the Notes, the public offering price may be changed.  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes.  As an exception to these rules, the

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Underwriter is permitted to engage in transactions that stabilize the price of the Notes.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.  In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[      ].

The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so.  There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

[                      ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

The Underwriter is an affiliate of [    ] and performs management services for the Depositor.  The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and [    ] in the ordinary course of business.

[EXPERTS

[To be provided as applicable].]

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the Sponsor, the Depositor, the Owner Trustee, the Indenture Trustee, the Issuing Entity, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the securityholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the securityholders.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are no affiliations among [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Owner Trustee, the Indenture Trustee, [any 10% concentration Originator] or [any credit enhancement provider or derivatives counterparty].  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the securities, or that relate to the securities or the pooled assets.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

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LEGAL MATTERS

Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [Nixon Peabody LLP] [Sonnenschein Nath & Rosenthal LLP] [Bingham McCutchen LLP], [New York, New York] [Washington, D.C.].

RATINGS

It is a condition to the issuance of the Notes that they be rated “[   ]” by [Rating Agency] and “[   ]” by [Rating Agency].  [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the “Rating Agencies.”

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes.  The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency.  The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of securities in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor has not requested that any rating agency not monitor their ratings of the securities, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

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GLOSSARY OF DEFINED TERMS

[To be provided.]

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ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in some limited circumstances, the globally offered ACE Securities Corp. [                ] Asset Backed Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset-backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset-backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

Trading between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

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Trading between DTC Seller And Clearstream Luxembourg Or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream Luxembourg

S-69

Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons

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holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

The term “U.S. Person” means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,  (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4)  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries.  Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax  advisers for specific tax advice concerning their holding and disposing of the Global securities.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.  All such expenses, except for the SEC Registration Fee, are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in aggregate principal amount assumed for these purposes to be equal to $500,000,000 of Securities registered hereby.

SEC Registration Fee (actual)	$595,106.51	*
Trustee’s Fees and Expenses (including counsel fees)	90,000.00
Printing and Engraving Costs	25,000.00
Rating Agency Fees	400,000.00
Legal Fees and Expenses	150,000.00
Blue Sky Fees and Expenses	60,000.00
Accounting Fees and Expenses	75,000.00
Miscellaneous	40,000.00
Total	$1,435,106.51
________________________
* $595,106.51 includes the SEC Registration Fee paid to register securities under the prior Registration Statements being combined with this Registration Statement pursuant to Rule 429 under the Securities Act of 1933, as amended, plus the Registration Fee of $71.30 paid concurrently with the filing of this Registration Statement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are made, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal.  A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The By-laws of the Registrant provide for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

The transaction documents for each series of Securities will provide either that the Registrant and the partners, directors, officers, employees and agents of the Registrant, or that the Servicer or Master Servicer and the partners, directors, officers, employees and agents of the Servicer or Master Servicer, will be entitled to indemnification by the applicable Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the transaction documents, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

The Underwriting Agreement for each series of Securities will generally provide that each underwriter will indemnify the Registrant, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Registrant within the meaning of either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against claims, damages, or liability, to which the Registrant may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact furnished by the underwriter for the preparation of a prospectus, or included in any computational materials, term sheets or similar documents delivered to prospective investors by the underwriter (other than any such untrue statement that is based on materials previously provided to the underwriter by the Registrant).

Item 16. Exhibits.

1.1	Form of Underwriting Agreement. **
3.1.1	Certificate of Incorporation of ACE Securities Corp. *
3.1.2	By-Laws of ACE Securities Corp. *
4.1.1	Form of Indenture for an offering of notes. **
4.2.1	Form of Pooling and Servicing Agreement. **
4.2.2	Form of Trust Agreement for an offering of notes. **
5.1.1	Opinion of Nixon Peabody llp with respect to legality.***
5.1.2	Opinion of Bingham McCutchen llp with respect to legality. ***
5.1.3	Opinion of Sonnenschein Nath & Rosenthal llp with respect to legality. ***
8.1.1	Opinion of Nixon Peabody llp with respect to federal income tax matters (included in Exhibit 5.1.1). ***
8.1.2	Opinion of Bingham McCutchen llp with respect to federal income tax matters. ***
8.1.3	Opinion of Sonnenschein Nath & Rosenthal llp with respect to federal income tax matters (included in Exhibit 5.1.3). ***
10.1.1	Form of Loan Contribution Agreement. **

10.1.2	Form of Sale and Servicing Agreement. **
23.1.1	Consent of Nixon Peabody llp (included in Exhibit 5.1.1). ***
23.1.2	Consent of Bingham McCutchen llp (included in Exhibit 5.1.2 and Exhibit 8.1.2). ***
23.1.3	Consent of Sonnenschein Nath & Rosenthal llp (included in Exhibit 5.1.3). ***
24.1	Powers of Attorney of directors and officers of ACE Securities Corp. (included in the signature pages to this Registration Statement).***
25.1	Statement of Eligibility and Qualification of Indenture Trustee. ****

________________________
*	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-100164).
**	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-131727).
***	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-165864).
****	To be filed following the effectiveness of the Registration Statement.

Item 17. Undertakings

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement;

provided further, however, that that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.  Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.  Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939.

The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

F.  Undertaking in respect of filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G.  Undertaking in respect of filings regarding asset-backed securities that provide certain information through an Internet web site.

The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina on the 28th day of September, 2010.

ACE SECURITIES CORP.

By: /s/EVELYN ECHEVARRIA
Name:  Evelyn Echevarria
Title:  Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
_______*_________ Douglas K. Johnson	President and Director (Principal Executive Officer)	September 28, 2010
_______*_________ Evelyn Echevarria	Director and Secretary	September 28, 2010
_______*_________ Karla L. Boyd	Director and Vice President	September 28, 2010

By:/s/ Evelyn Echevarria
Name:              Evelyn Echevarria
Title:                 Director

*           Evelyn Echevarria by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to power of attorney duly executed by such person and previously filed.

EXHIBIT INDEX

1.1	Form of Underwriting Agreement. **
3.1.1	Certificate of Incorporation of ACE Securities Corp. *
3.1.2	By-Laws of ACE Securities Corp. *
4.1.1	Form of Indenture for an offering of notes. **
4.2.1	Form of Pooling and Servicing Agreement. **
4.2.2	Form of Trust Agreement for an offering of notes. **
5.1.1	Opinion of Nixon Peabody llp with respect to legality.***
5.1.2	Opinion of Bingham McCutchen llp with respect to legality. ***
5.1.3	Opinion of Sonnenschein Nath & Rosenthal llp with respect to legality. ***
8.1.1	Opinion of Nixon Peabody llp with respect to federal income tax matters (included in Exhibit 5.1.1). ***
8.1.2	Opinion of Bingham McCutchen llp with respect to federal income tax matters. ***
8.1.3	Opinion of Sonnenschein Nath & Rosenthal llp with respect to federal income tax matters (included in Exhibit 5.1.3). ***
10.1.1	Form of Loan Contribution Agreement. **
10.1.2	Form of Sale and Servicing Agreement. **
23.1.1	Consent of Nixon Peabody llp (included in Exhibit 5.1.1). ***
23.1.2	Consent of Bingham McCutchen llp (included in Exhibit 5.1.2 and Exhibit 8.1.2). ***
23.1.3	Consent of Sonnenschein Nath & Rosenthal llp (included in Exhibit 5.1.3). ***
24.1	Powers of Attorney of directors and officers of ACE Securities Corp. (included in the signature pages to this Registration Statement).***
25.1	Statement of Eligibility and Qualification of Indenture Trustee. ****

________________________
*	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-100164).
**	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-131727).
***	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Reg. No. 333-165864).
****	To be filed following the effectiveness of the Registration Statement.